UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hiland Partners, LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common units representing limited partner interests

(2)	Aggregate number of securities to which transaction applies:

3,986,659 common units representing limited partner interests (including 15,750 restricted common units held by non-employee directors)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$7.75 per common unit (the price per common unit negotiated in the transaction)

(4)	Proposed maximum aggregate value of transaction:

$30,896,608

(5)	Total fee paid:

$1,724, computed in accordance with Exchange Act Rule 0-11(c)(1) and Section 14(g) of the Exchange Act by multiplying the proposed aggregate value of the transaction by 0.0000558

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED AUGUST 28, 2009

PROPOSED MERGERS — YOUR VOTE IS VERY IMPORTANT

Dear Common Unitholders of Hiland Partners and Hiland Holdings:

As a holder of common units representing limited partner interests (“common units”) in Hiland Partners, LP (“Hiland Partners”) or Hiland Holdings GP, LP (“Hiland Holdings,” and together with Hiland Partners, the “Hiland Companies”), respectively, you are cordially invited to attend a special meeting of the unitholders of the Hiland Company in which you own common units. The attached joint proxy statement includes information about the matters to be acted on at the special meeting of each of the Hiland Companies, including at any adjournment or postponement thereof.

At the special meeting of unitholders of Hiland Partners, the holders of common units of Hiland Partners will be asked to consider and vote on a proposal to approve (a) the Agreement and Plan of Merger dated June 1, 2009 (the “Hiland Partners merger agreement”) among Hiland Partners, Hiland Partners GP, LLC (the general partner of Hiland Partners), HH GP Holding, LLC (an affiliate of Harold Hamm and Hiland Partners (“Parent”)), and HLND MergerCo, LLC (a wholly-owned subsidiary of Parent formed to effect the merger (“HLND Merger Sub”)), which agreement provides, among other things, that HLND Merger Sub will merge with and into Hiland Partners, with Hiland Partners continuing as the surviving entity (the “Hiland Partners merger”), and (b) the Hiland Partners merger. At the effective time of the Hiland Partners merger, each common unit of Hiland Partners (other than common units of Hiland Partners held by Hiland Holdings and any restricted common units held by officers and employees of Hiland Partners) will be converted into the right to receive $7.75 in cash (the “Hiland Partners merger consideration”). The Hiland Partners merger consideration will be paid without interest and reduced by any applicable tax withholding.

At the special meeting of unitholders of Hiland Holdings, the holders of common units of Hiland Holdings will be asked to consider and vote on a proposal to approve (a) the Agreement and Plan of Merger dated June 1, 2009 (the “Hiland Holdings merger agreement”) among Hiland Holdings, Hiland Partners GP Holdings, LLC (the general partner of Hiland Holdings), Parent (an affiliate of Harold Hamm and the sole member of the general partner of Hiland Holdings), and HPGP MergerCo, LLC (a wholly-owned subsidiary of Parent formed to effect the merger (“HPGP Merger Sub” and, together with HLND Merger Sub, the “Merger Subs”)), which agreement provides, among other things, that HPGP Merger Sub will merge with and into Hiland Holdings, with Hiland Holdings continuing as the surviving entity (the “Hiland Holdings merger”) and (b) the Hiland Holdings merger. At the effective time of the Hiland Holdings merger, each common unit of Hiland Holdings (other than common units of Hiland Holdings held by Harold Hamm, Continental Gas Holdings, Inc., an affiliate of Mr. Hamm (“Continental Gas”), the Harold Hamm DST Trust and the Harold Hamm HJ Trust (the “Hamm family trusts”) and any restricted common units held by officers and employees of Hiland Holdings) will be converted into the right to receive $2.40 in cash (the “Hiland Holdings merger consideration”). The Hiland Holdings merger consideration will be paid without interest and reduced by any applicable tax withholding.

As a result and upon completion of the mergers, both Hiland Companies will be privately owned by Harold Hamm, certain of his affiliates and the Hamm family trusts. A copy of the Hiland Partners merger agreement is included as Annex A, and a copy of the Hiland Holdings merger agreement is included as Annex D to the attached joint proxy statement.

YOUR VOTE IS IMPORTANT.  Approval of the Hiland Partners merger agreement and the Hiland Partners merger requires the affirmative vote of holders of (a) a majority of the outstanding common units of Hiland Partners, other than Hiland Partners common units held by the general partner of Hiland Partners, its affiliates (as defined in the section entitled “The Hiland Partners Merger Agreement” in the attached joint proxy statement, including Hiland Holdings) and the directors and officers of Hiland Partners’ general partner, entitled to vote thereon voting as a class (whom we refer to as the “Hiland Partners public unitholders”), and (b) holders of a majority of the outstanding subordinated units of Hiland Partners entitled to vote thereon voting as a class. Accordingly, the Hiland Partners merger may not be completed unless a majority of the outstanding common units held by the Hiland Partners public unitholders approve the transaction. Approval of the Hiland Holdings merger agreement and the Hiland Holdings merger requires the affirmative vote of (a) holders of a majority of the outstanding common units of Hiland Holdings entitled to vote thereon voting as a class, and (b) holders of a majority of the outstanding common units of Hiland Holdings, other than Hiland Holdings common units held by Harold Hamm, his affiliates (as defined in the section entitled “The Hiland Holdings Merger Agreement” in the attached joint proxy statement, including Continental Gas), the Hamm family trusts and the directors and officers of the general partner of Hiland Holdings (whom we refer to as the “Hiland Holdings public unitholders”), entitled to vote thereon voting as a class. Accordingly, the Hiland Holdings merger may not be completed unless a majority of the outstanding common units held by the Hiland Holdings public unitholders approve the transaction. The obligations of Parent and the applicable Merger Sub to complete a Hiland Company merger are conditioned upon, among other things, the concurrent completion of the other Hiland Company merger. Parent and the applicable Merger Sub may waive the condition requiring the concurrent completion of both Hiland Company mergers under limited circumstances, but is under no obligation to do so.

Hiland Partners will hold a special meeting on     , 2009 at     , local time, at     . Hiland Holdings will hold a special meeting on     , 2009 at     , local time, at     . Whether or not you plan to attend your meeting, to ensure your common units are represented at the meeting, please complete and submit the enclosed proxy card as soon as possible or transmit your voting instructions by using the telephone or Internet procedures described on your proxy card. If your common units are held in “street name,” please instruct your broker or bank how to vote your common units.

The Conflicts Committee of the Board of Directors of the general partner of Hiland Partners (which we refer to as the “Hiland Partners Conflicts Committee”), consisting of two independent directors, has unanimously determined that the Hiland Partners merger agreement is advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders and approved the Hiland Partners merger agreement and the Hiland Partners merger. The Hiland Partners Conflicts Committee recommended to the Board of Directors of the general partner of Hiland Partners (which we refer to as the “Hiland Partners Board of Directors”) that the Hiland Partners Board of Directors approve the Hiland Partners merger agreement and the Hiland Partners merger. In determining to make its recommendation to the Hiland Partners Board of Directors, the Hiland Partners Conflicts Committee considered, among other things, the opinion of Jefferies & Company, Inc., the financial advisor to the Hiland Partners Conflicts Committee, to the effect that, as of the date of its opinion, the cash merger consideration of $7.75 per common unit to be received by the Hiland Partners public unitholders pursuant to the Hiland Partners merger agreement was fair, from a financial point of view, to the Hiland Partners public unitholders. The opinion of Jefferies & Company, Inc. is subject to the assumptions, limitations and qualifications set forth in that opinion, which is included as Annex C in the attached joint proxy statement.

The Hiland Partners Board of Directors, after considering various factors, including the unanimous determination and recommendation of the Hiland Partners Conflicts Committee, determined that the Hiland Partners merger agreement is advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders and approved the Hiland Partners merger agreement and the Hiland Partners merger. Accordingly, the Hiland Partners Board of Directors and the Hiland Partners Conflicts Committee both recommend that the Hiland Partners public unitholders vote in favor of the approval of the Hiland Partners merger agreement and the Hiland Partners merger.

The Conflicts Committee of the Board of Directors of the general partner of Hiland Holdings (which we refer to as the “Hiland Holdings Conflicts Committee”), consisting of two independent directors, has unanimously determined that the Hiland Holdings merger agreement is advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders and approved the Hiland Holdings merger agreement and the Hiland Holdings merger. The Hiland Holdings Conflicts Committee recommended to the Board of Directors of the general partner of Hiland Holdings (which we refer to as the “Hiland Holdings Board of Directors”) that the Hiland Holdings Board of Directors approve the Hiland Holdings merger agreement and the Hiland Holdings merger. In determining to make its recommendation to the Hiland Holdings Board of Directors, the Hiland Holdings Conflicts Committee considered, among other things, the opinion of Barclays Capital Inc., the financial advisor to the Hiland Holdings Conflicts Committee, to the effect that, as of the date of its opinion, the cash merger consideration of $2.40 per common unit offered to the Hiland Holdings public unitholders pursuant to the Hiland Holdings merger was fair, from a financial point of view, to the Hiland Holdings public unitholders. The opinion of Barclays Capital Inc. is subject to the assumptions, limitations and qualifications set forth in that opinion, which is included as Annex F in the attached joint proxy statement.

The Hiland Holdings Board of Directors, after considering various factors including the unanimous determination and recommendation of the Hiland Holdings Conflicts Committee, determined that the Hiland Holdings merger agreement is advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders and approved the Hiland Holdings merger agreement and the Hiland Holdings merger. Accordingly, the Hiland Holdings Board of Directors and the Hiland Holdings Conflicts Committee both recommend that the Hiland Holdings public unitholders vote in favor of the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger.

The attached joint proxy statement provides you with detailed information about the merger agreements and the mergers. We urge you to read the entire joint proxy statement carefully, following which you are asked to return your proxy at your earliest convenience.

If you have any questions or need assistance voting your units, please call D.F. King & Co., Inc., which is assisting each of the Hiland Companies, toll-free at 1-800-967-4612.

Sincerely,

John T. McNabb, II Chairman of the Conflicts Committee of the Board of Directors of Hiland Partners GP, LLC, the general partner of Hiland Partners, LP	Bobby B. Lyle Chairman of the Conflicts Committee of the Board of Directors of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings GP, LP

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, or passed upon the fairness or merits of this transaction or the adequacy or accuracy of the attached joint proxy statement. Any contrary representation is a criminal offense.

The attached joint proxy statement is dated     , 2009 and is first being mailed to unitholders on or about     , 2009.

Hiland Partners, LP
205 West Maple, Suite 1100
Enid, Oklahoma 73701

NOTICE OF SPECIAL MEETING OF UNITHOLDERS
To Be Held On

To the Holders of Common Units of Hiland Partners, LP:

We will hold a special meeting of the holders of common units representing limited partner interests (“common units”) in Hiland Partners, LP (“Hiland Partners”) on     , 2009 at     , local time, at     . The purpose of the special meeting is:

1. To consider and vote on a proposal to approve (a) the Agreement and Plan of Merger dated June 1, 2009 (the “Hiland Partners merger agreement”) among Hiland Partners, Hiland Partners GP, LLC (the general partner of Hiland Partners), HH GP Holding, LLC (an affiliate of Harold Hamm and Hiland Partners (“Parent”)), and HLND MergerCo, LLC (a wholly-owned subsidiary of Parent formed to effect the merger (“HLND Merger Sub”)), which agreement provides, among other things, that HLND Merger Sub will merge with and into Hiland Partners, with Hiland Partners continuing as the surviving entity (the “Hiland Partners merger”) and (b) the Hiland Partners merger.

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only holders of Hiland Partners common units at the close of business on     , 2009, the record date established for the special meeting, are entitled to notice of, and to vote at, the special meeting. A complete list of unitholders entitled to vote at the special meeting will be available for examination at Hiland Partners’ headquarters, 205 West Maple, Suite 1100, Enid, Oklahoma 73701, after     , 2009 and at the special meeting.

The obligations of Parent and HLND Merger Sub to complete the Hiland Partners merger are conditioned upon, among other things, the simultaneous merger of HPGP MergerCo, LLC, a subsidiary of Parent, with and into Hiland Holdings GP, LP (“Hiland Holdings”), as contemplated by the Agreement and Plan of Merger dated June 1, 2009 (the “Hiland Holdings merger agreement”) among Hiland Holdings, Hiland Partners GP Holdings, LLC (the general partner of Hiland Holdings), Parent and HPGP MergerCo, LLC. We have described both merger agreements and the associated mergers in the attached joint proxy statement, which you should read in its entirety before voting. A copy of the Hiland Partners merger agreement is included as Annex A and a copy of the Hiland Holdings merger agreement is included as Annex D to the attached joint proxy statement.

YOUR VOTE IS VERY IMPORTANT

The affirmative vote of the holders of a majority of the outstanding common units of Hiland Partners, other than common units held by Hiland Partners GP, LLC, its affiliates (as defined in the Hiland Partners merger agreement, including Hiland Holdings) and the directors and officers of Hiland Partners GP, LLC, entitled to vote thereon voting as a class and the affirmative vote of the holders of a majority of the outstanding subordinated units of Hiland Partners entitled to vote thereon voting as a class are required to approve the Hiland Partners merger agreement and the Hiland Partners merger. Accordingly, a failure to vote, or an abstention from voting, will have the same effect as a vote “against” the Hiland Partners merger agreement and the Hiland Partners merger.

Whether or not you plan to attend the special meeting, please complete, sign, date and promptly mail the enclosed proxy card as soon as possible or vote via telephone or the Internet using the procedures described on the enclosed proxy card to make sure your common units are represented at the special meeting. If you attend the special meeting and wish to vote in person, then you may revoke your proxy and vote in person. If you have instructed a broker to vote your common units, then you must follow directions received from the broker to change or revoke your proxy.

By Order of the Board of Directors of Hiland Partners GP, LLC, the general partner of Hiland Partners, LP,

Matthew S. Harrison
Secretary

Enid, Oklahoma
          , 2009

Hiland Holdings GP, LP
205 West Maple, Suite 1100
Enid, Oklahoma 73701

NOTICE OF SPECIAL MEETING OF UNITHOLDERS
To Be Held On

To the Holders of Common Units of Hiland Holdings GP, LP:

We will hold a special meeting of the holders of common units representing limited partner interests (“common units”) in Hiland Holdings GP, LP (“Hiland Holdings”) on     , 2009 at     , local time, at     . The purpose of the special meeting is:

1. To consider and vote on a proposal to approve (a) the Agreement and Plan of Merger dated June 1, 2009 (the “Hiland Holdings merger agreement”) among Hiland Holdings, Hiland Partners GP Holdings, LLC (the general partner of Hiland Holdings), HH GP Holding, LLC (an affiliate of Harold Hamm and the sole member of the general partner of Hiland Holdings (“Parent”)), and HPGP MergerCo, LLC (a wholly-owned subsidiary of Parent formed to effect the merger (“HPGP Merger Sub”)), which agreement provides, among other things, that HPGP Merger Sub will merge with and into Hiland Holdings, with Hiland Holdings continuing as the surviving entity (the “Hiland Holdings merger”) and (b) the Hiland Holdings merger.

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only holders of Hiland Holdings common units at the close of business on     , 2009, the record date established for the special meeting, are entitled to notice of, and to vote at, the special meeting. A complete list of unitholders entitled to vote at the special meeting will be available for examination at Hiland Holdings’ headquarters, 205 West Maple, Suite 1100, Enid, Oklahoma 73701, after     , 2009 and at the special meeting.

The obligations of Parent and HPGP Merger Sub to complete the Hiland Holdings merger are conditioned upon, among other things, the simultaneous merger of HLND MergerCo, LLC, a subsidiary of Parent, with and into Hiland Partners, LP (“Hiland Partners”), as contemplated by the Agreement and Plan of Merger dated June 1, 2009 (the “Hiland Partners merger agreement”) among Hiland Partners, Hiland Partners GP, LLC (the general partner of Hiland Partners), Parent, and HLND MergerCo, LLC. We have described both merger agreements and the associated mergers in the attached joint proxy statement, which you should read in its entirety before voting. A copy of the Hiland Holdings merger agreement is included as Annex D and a copy of the Hiland Partners merger agreement is included as Annex A to the attached joint proxy statement.

YOUR VOTE IS VERY IMPORTANT

The affirmative vote of the holders of a majority of the outstanding common units of Hiland Holdings entitled to vote thereon voting as a class and the affirmative vote of the holders of a majority of the outstanding common units of Hiland Holdings, other than common units held by Harold Hamm, his affiliates (as defined in the Hiland Holdings merger agreement, including Continental Gas Holdings, Inc. (“Continental Gas”)), the Harold Hamm DST Trust, the Harold Hamm HJ Trust (together with the Harold Hamm DST Trust, the “Hamm family trusts”) and the directors and officers of the general partner of Hiland Holdings, entitled to vote thereon voting as a class are required to approve the Hiland Holdings merger agreement and the Hiland Holdings merger. Accordingly, a failure to vote, or an abstention from voting, will have the same effect as a vote “against” the Hiland Holdings merger agreement and the Hiland Holdings merger.

Whether or not you plan to attend the special meeting, please complete, sign, date and promptly mail the enclosed proxy card as soon as possible or vote via telephone or the Internet using the procedures described on the enclosed proxy card to make sure your common units are represented at the special meeting. If you attend the special meeting and wish to vote in person, then you may revoke your proxy and vote in person. If you have instructed a broker to vote your common units, then you must follow directions received from the broker to change or revoke your proxy.

By Order of the Board of Directors of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings GP, LP,

Matthew S. Harrison
Secretary

Enid, Oklahoma
          , 2009

i

ii

iii

SUMMARY TERM SHEET

The following summary, together with “Questions and Answers About the Mergers and the Special Meetings,” highlight selected information contained in this joint proxy statement and may not contain all of the information that may be important in your consideration of the proposed mergers. We encourage you to read carefully this joint proxy statement, including the annexes, and the documents we refer to before voting. See “Where You Can Find More Information” beginning on page 208. We also encourage you to read the merger agreements in their entirety as they are the legal documents that govern the respective mergers. We have included section references to direct you to a more complete description of the topics described in this summary.

The Parties

The Hiland Companies

Hiland Partners, LP (which we sometimes refer to as “Hiland Partners”) is a midstream energy limited partnership engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing natural gas and fractionating, or separating, and marketing natural gas liquids, or “NGLs.”

Hiland Holdings GP, LP (which we sometimes refer to as “Hiland Holdings”) was formed in May 2006 to own the general partner of Hiland Partners and common units and subordinated units in Hiland Partners. Currently, Hiland Holdings owns:

•	2,321,471 Hiland Partners common units, representing approximately 37% of the outstanding common units of Hiland Partners;

•	all 3,060,000 of the subordinated units of Hiland Partners; and

•	through its ownership of the general partner of Hiland Partners, the 2% general partner interest and all of the incentive distribution rights in Hiland Partners.

During the subordination period, the subordinated units are not entitled to receive any distributions in a quarter until Hiland Partners has paid the minimum quarterly distribution of $0.45 per unit (“MQD”), plus any arrearages in the payment of the MQD from prior quarters, on all of the outstanding Hiland Partners common units. The incentive distribution rights entitle Hiland Holdings to receive increasing percentages (up to 48%) of the cash distributed by Hiland Partners to its unitholders above the MQD. No distributions may be made in any particular quarter on the incentive distribution rights until the MQD has been paid on all outstanding Hiland Partners common units and subordinated units in respect of such quarter and any arrearages have been paid in respect of the common units.

As is the case with many publicly traded partnerships, Hiland Partners and Hiland Holdings (which we collectively refer to as the “Hiland Companies”) do not have officers, directors or employees. The operations and activities of the Hiland Companies are managed by their respective general partners. References in this joint proxy statement to Hiland Partners’ directors and officers are references to the directors and officers of Hiland Partners GP, LLC, the general partner of Hiland Partners, and references in this joint proxy statement to Hiland Holdings’ directors and officers are references to the directors and officers of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings. The Hiland Companies share a majority of their directors as well as all of their officers, including the chief executive officer and chief financial officer, and other key management team members. See “Information Concerning the Hiland Companies” beginning on page 186.

Harold Hamm, Parent and Merger Subs

Harold Hamm, the chairman of the board of directors of each of the Hiland Companies, Continental Gas Holdings, Inc., an affiliate of Mr. Hamm (“Continental Gas”), and the Harold Hamm DST Trust and the Harold Hamm HJ Trust (the “Hamm family trusts”), beneficially own common units representing a 60.8% limited partner interest in Hiland Holdings. Mr. Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust own 90.7%, 5.6% and 3.7%, respectively, of Continental Gas.

HH GP Holding, LLC (which we sometimes refer to as “Parent”) owns 100% of the membership interests in the general partner of Hiland Holdings. Mr. Hamm owns 100% of the membership interests in Parent. HLND MergerCo, LLC (which we sometimes refer to as “HLND Merger Sub”) and HPGP MergerCo, LLC (which we sometimes refer to as “HPGP Merger Sub” and together with HLND Merger Sub, the “Merger Subs”), each currently a wholly-owned subsidiary of Parent, have been organized by Mr. Hamm and certain of his affiliates to effect the mergers.

As used in this joint proxy statement, “Hamm Continuing Investors” refers (i) with respect to the Hiland Partners merger, to Harold Hamm, Parent, the general partner of Hiland Holdings, Hiland Holdings and the Hamm family trusts, who will collectively own all of the outstanding equity interests in Hiland Partners (other than restricted common units, phantom units and unit options issued and outstanding under the Hiland Partners, LP Long-Term Incentive Plan at the effective time of the Hiland Partners merger) immediately following the Hiland Partners merger, and (ii) with respect to the Hiland Holdings merger, to Harold Hamm, Parent, Continental Gas and the Hamm family trusts, who will collectively own all of the outstanding equity interests in Hiland Holdings (other than restricted common units, phantom units and unit options issued and outstanding under the Hiland Holdings GP, LP Long-Term Incentive Plan at the effective time of the Hiland Holdings merger) immediately following the Hiland Holdings merger.

See “Information Concerning Harold Hamm, Parent and Merger Subs” beginning on page 202.

The Mergers

The Hiland Companies have each separately agreed with Parent to be acquired by Parent pursuant to the merger agreements described in this joint proxy statement.

The Hiland Partners Merger

Under the terms of the Agreement and Plan of Merger dated June 1, 2009 among Parent, HLND Merger Sub, Hiland Partners GP, LLC (the general partner of Hiland Partners) and Hiland Partners (which we sometimes refer to as the “Hiland Partners merger agreement”), HLND Merger Sub will be merged with and into Hiland Partners, with Hiland Partners continuing its existence as the surviving entity (which we sometimes refer to as the “Hiland Partners merger”). The Hiland Partners merger agreement is attached to this joint proxy statement as Annex A and is incorporated herein by reference. We encourage you to read the Hiland Partners merger agreement in its entirety because it is the legal document that governs the Hiland Partners merger. See “The Hiland Partners Merger Agreement” beginning on page 148.

The Hiland Holdings Merger

Under the terms of the Agreement and Plan of Merger dated June 1, 2009 among Parent, HPGP Merger Sub, Hiland Partners GP Holdings, LLC (the general partner of Hiland Holdings) and Hiland Holdings (which we sometimes refer to as the “Hiland Holdings merger agreement”), HPGP Merger Sub will be merged with and into Hiland Holdings, with Hiland Holdings continuing its existence as the surviving entity (which we sometimes refer to as the “Hiland Holdings merger”). The Hiland Holdings merger agreement is attached to this joint proxy statement as Annex D and is incorporated herein by reference. We encourage you to read the Hiland Holdings merger agreement in its entirety because it is the legal document that governs the Hiland Holdings merger. See “The Hiland Holdings Merger Agreement” beginning on page 168.

The Merger Consideration

The Hiland Partners Merger Consideration

If the Hiland Partners merger is completed, holders of common units of Hiland Partners (other than Hiland Holdings and, only to the extent that they hold restricted common units, officers and employees of Hiland Partners (collectively, the “Hiland Partners rollover common unitholders”)) will receive the merger consideration of $7.75 in cash for each common unit of Hiland Partners that they own. We refer to such amount in this joint proxy statement as the “Hiland Partners merger consideration.” See “The Hiland Partners

Merger Agreement” beginning on page 148. If the Hiland Partners merger is completed, holders of common units of Hiland Partners will not receive any distribution arrearages that have accrued on the Hiland Partners common units in connection with the Hiland Partners merger. See “Common Unit Market Price and Dividend Information — Distribution Information” beginning on page 198 for a discussion of the existing distribution arrearage on the Hiland Partners common units.

The Hiland Holdings Merger Consideration

If the Hiland Holdings merger is completed, holders of common units of Hiland Holdings (other than Harold Hamm, Continental Gas, the Hamm family trusts and, only to the extent that they hold restricted common units, officers and employees of Hiland Holdings (collectively, the “Hiland Holdings rollover common unitholders”)) will receive the merger consideration of $2.40 in cash for each common unit of Hiland Holdings that they own. We refer to such amount in this joint proxy statement as the “Hiland Holdings merger consideration.” See “The Hiland Holdings Merger Agreement” beginning on page 168.

Effects of the Mergers

Effects of the Hiland Partners Merger on Outstanding Partnership Interests in Hiland Partners

If the Hiland Partners merger is completed, holders of Hiland Partners common units (other than the Hiland Partners rollover common unitholders) will receive $7.75 per unit in cash for each Hiland Partners common unit that they own. Restricted common units issued pursuant to the Hiland Partners, LP Long-Term Incentive Plan that are held by non-employee members of the Board of Directors of the general partner of Hiland Partners (which we sometimes refer to as the “Hiland Partners Board of Directors”) will vest immediately prior to the closing and automatically convert into the right to receive the Hiland Partners merger consideration. Other restricted common units, phantom units and unit option awards issued pursuant to the Hiland Partners, LP Long-Term Incentive Plan that are outstanding as of the effective time of the Hiland Partners merger will remain outstanding in accordance with their respective terms as equity awards in the surviving entity in the Hiland Partners merger. Additionally, the following partnership interests will be unaffected and remain outstanding as partnership interests in the surviving entity of the Hiland Partners merger, and their holders will not receive any consideration therefor as part of the Hiland Partners merger:

•	2,321,471 Hiland Partners common units owned by Hiland Holdings;

•	3,060,000 Hiland Partners subordinated units representing limited partners interests in Hiland Partners (the “subordinated units”) owned by Hiland Holdings;

•	the 2% general partner interest in Hiland Partners, represented by 191,202 general partner units owned by the general partner of Hiland Partners; and

•	the incentive distribution rights in Hiland Partners owned by the general partner of Hiland Partners.

See “The Hiland Partners Merger Agreement — Effect of the Merger on the Common Units and Certain Other Securities of Hiland Partners and HLND Merger Sub” beginning on page 149.

Effects of the Hiland Holdings Merger on Outstanding Partnership Interests in Hiland Holdings

If the Hiland Holdings merger is completed, holders of Hiland Holdings common units (other than the Hiland Holdings rollover common unitholders) will receive $2.40 per unit in cash for each Hiland Holdings common unit that they own. Restricted common units issued pursuant to the Hiland Holdings GP, LP Long-Term Incentive Plan that are held by non-employee members of the Board of Directors of the general partner of Hiland Holdings (which we sometimes refer to as the “Hiland Holdings Board of Directors”) will vest immediately prior to the closing and automatically convert into the right to receive the Hiland Holdings merger consideration. Other restricted common units, phantom units and unit option awards issued pursuant to the Hiland Holdings GP, LP Long-Term Incentive Plan that are outstanding as of the effective time of the Hiland Holdings merger will remain outstanding in accordance with their respective terms as equity awards of the surviving entity in the Hiland Holdings merger. Additionally, the following partnership interests will be unaffected and remain outstanding as partnership interests in the surviving entity in the Hiland Holdings merger, and their holders will not receive any consideration therefor as part of the Hiland Holdings merger:

•	8,481,350 Hiland Holdings common units owned by Continental Gas;

•	2,757,390 Hiland Holdings common units owned by the Harold Hamm DST Trust;

•	1,839,712 Hiland Holdings common units owned by the Harold Hamm HJ Trust;

•	59,600 Hiland Holdings common units owned directly by Harold Hamm; and

•	the non-economic general partner interest in Hiland Holdings owned by the general partner of Hiland Holdings.

See “The Hiland Holdings Merger Agreement — Effect of the Merger on the Common Units and Certain Other Securities of Hiland Holdings and HPGP Merger Sub” beginning on page 169.

Continued Investment by Harold Hamm, certain of his Affiliates and the Hamm family trusts

Upon consummation of the mergers, the Hamm Continuing Investors will (i) retain their equity interests in the Hiland Companies, if any; and (ii) directly and indirectly acquire all other outstanding equity interests in each of the Hiland Companies (other than restricted common units, phantom units and unit options of Hiland Partners issued to officers and employees pursuant to the Hiland Partners, LP Long-Term Incentive Plan and restricted common units, phantom units and unit options of Hiland Holdings issued to officers and employees pursuant to the Hiland Holdings GP, LP Long-Term Incentive Plan, in each case that remain outstanding as of the effective time of the mergers).

As a result of the mergers, the Hamm Continuing Investors will own 100% of the outstanding equity interests in each of Hiland Partners and Hiland Holdings (other than the equity interests of officers and employees issued and outstanding at the effective time of the mergers under the equity plans described above). See “Special Factors — Structure and Steps of the Mergers” and “Special Factors — Interests of Certain Persons in the Mergers” beginning on pages 135 and 121, respectively.

Going Private Transaction

If the mergers are completed, (i) the Hiland Partners public unitholders will no longer have an equity interest in Hiland Partners and the Hiland Holdings public unitholders will no longer have an equity interest in Hiland Holdings, (ii) the common units of the Hiland Companies will no longer be listed on the NASDAQ Global Select Market, and (iii) the registration of the common units of the Hiland Companies under Section 12 of the Exchange Act will be terminated. Each of the Hiland Companies will continue to file periodic reports with the Securities and Exchange Commission (the “SEC”) to the extent required by the agreements governing such Hiland Company’s indebtedness or applicable law. It is expected that the Hamm family trusts will subscribe for limited liability company units in each Merger Sub immediately prior to the effective time of the applicable merger, thereby reducing Mr. Hamm’s capital commitment and ultimate ownership of the Merger Subs.

The following charts depict the organization and ownership of Hiland Holdings and Hiland Partners and its subsidiaries (i) prior to the mergers and immediately prior to any subscription by the Hamm family trusts for limited liability company units in the Merger Subs and (ii) after giving effect to the mergers.

Pre-Mergers Organizational Chart

*	Includes common and subordinated units

Post-Mergers Organizational Chart†

*	Includes common and subordinated units

†	Assumes consummation of both mergers.

The Special Meetings

Time, Date and Place

The Hiland Partners special meeting will be held on     , 2009 at     , local time, at     . The Hiland Holdings special meeting will be held on     , 2009 at     , local time, at     .

Purpose

Purpose of the Hiland Partners Unitholder Vote

The unitholders of Hiland Partners are being asked to consider and vote on a proposal to approve the Hiland Partners merger agreement and the Hiland Partners merger. The persons named in the accompanying proxy card will have discretionary authority to vote on other business, if any, that properly comes before the Hiland Partners special meeting and any adjournment or postponement thereof.

Purpose of the Hiland Holdings Unitholder Vote

The unitholders of Hiland Holdings are being asked to consider and vote on a proposal to approve the Hiland Holdings merger agreement and the Hiland Holdings merger. The persons named in the accompanying proxy card will have discretionary authority to vote on other business, if any, that properly comes before the Hiland Holdings special meeting and any adjournment or postponement thereof.

Unitholders Entitled to Vote

Holders of Hiland Partners common units as of     , 2009, the record date for the Hiland Partners special meeting, will be entitled to vote at the Hiland Partners special meeting. Holders of Hiland Holdings common units as of     , 2009, the record date for the Hiland Holdings special meeting, will be entitled to vote at the Hiland Holdings special meeting. Each unitholder may cast one vote at the applicable special meeting for each common unit of the applicable Hiland Company that such unitholder owned at the close of business on the record date. On the record date, there were      Hiland Partners common units and      Hiland Holdings common units outstanding and entitled to be voted at their respective special meetings.

Required Unitholder Votes; Support Agreements

Required Hiland Partners Vote

Under the terms of the Hiland Partners merger agreement and the First Amended and Restated Agreement of Limited Partnership of Hiland Partners, which we refer to in this joint proxy statement as the “Hiland Partners partnership agreement,” the Hiland Partners merger agreement and the Hiland Partners merger must be approved by the holders of:

•	a majority of the outstanding common units of Hiland Partners owned by Hiland Partners public unitholders (as further described below) entitled to vote thereon voting as a class; and

•	a majority of the outstanding subordinated units of Hiland Partners entitled to vote thereon voting as a class.

Holders of common units of Hiland Partners, other than the general partner of Hiland Partners, its affiliates (including Hiland Holdings) and the directors and officers of the general partner of Hiland Partners, are referred to in this joint proxy statement as the “Hiland Partners public unitholders.”

Based on the number of common units of Hiland Partners expected to be outstanding on the record date, approximately      Hiland Partners common units owned by Hiland Partners public unitholders must be voted in favor of the proposal to approve the Hiland Partners merger agreement and the Hiland Partners merger in order for the proposal to be approved.

Hiland Holdings, which owns 2,321,471 common units (representing approximately 37% of the outstanding common units of Hiland Partners) and all of the outstanding subordinated units of Hiland Partners, has entered into a support agreement with its general partner, Hiland Partners, the general partner of Hiland Partners, Parent and HLND Merger Sub (which we refer to as the “Hiland Partners support agreement”) in which it has agreed to (i) maintain the ownership of Hiland Partners common units and subordinated units held by it, except in certain circumstances, and (ii) vote its common units and subordinated units in favor of the approval of the Hiland Partners merger agreement and the Hiland Partners merger. The Hiland Partners support agreement assures that the approval of holders of a majority of the subordinated units will be obtained, except in certain limited circumstances. While Hiland Holdings is obligated to vote its common units of Hiland Partners in favor of the Hiland Partners merger, those votes will have no effect on whether holders of a majority of the common units held by Hiland Partners public unitholders have approved the Hiland Partners merger. See “Information about the Special Meetings and Voting — Vote Required at Hiland Partners Special Meeting; How Units Are Voted” beginning on page 145.

Required Hiland Holdings Vote

Under the terms of the Hiland Holdings merger agreement and the Amended and Restated Agreement of Limited Partnership of Hiland Holdings, which we refer to in this joint proxy statement as the “Hiland Holdings partnership agreement,” the Hiland Holdings merger agreement and the Hiland Holdings merger must be approved by the holders of:

•	a majority of the outstanding common units of Hiland Holdings entitled to vote thereon voting as a class; and

•	a majority of the outstanding common units of Hiland Holdings owned by Hiland Holdings public unitholders (as further described below) entitled to vote thereon voting as a class.

Holders of common units of Hiland Holdings, other than Harold Hamm, his affiliates (including Continental Gas), the Hamm family trusts and the directors and officers of the general partner of Hiland Holdings, are referred to in this joint proxy statement as the “Hiland Holdings public unitholders.”

Based on the number of common units of Hiland Holdings expected to be outstanding on the record date, approximately           Hiland Holdings common units owned by Hiland Holdings public unitholders must be voted in favor of the proposal to approve the Hiland Holdings merger agreement and the Hiland Holdings merger in order for the proposal to be approved.

Harold Hamm, Continental Gas, and Bert Mackie, as trustee of the Hamm family trusts which, as of     , 2009, collectively held an aggregate of 13,138,052 Hiland Holdings common units representing approximately 60.8% of the total voting power of the Hiland Holdings common units, have entered into a support agreement with Hiland Holdings and the general partner of Hiland Holdings (which we refer to as the “Hiland Holdings support agreement”) in which they have agreed to (i) maintain the ownership of their common units, except in certain circumstances, and (ii) vote their common units in favor of the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger. The Hiland Holdings support agreement assures that the approval of holders of a majority of the outstanding Hiland Holdings common units will be obtained, except in certain limited circumstances. See “Information about the Special Meetings and Voting — Vote Required at Hiland Holdings Special Meeting; How Units are Voted” beginning on page 146.

The Relationship between the Hiland Holdings Merger and the Hiland Partners Merger

The obligations of Parent and HLND Merger Sub to complete the Hiland Partners merger are conditioned upon, among other things, the concurrent completion of the Hiland Holdings merger. In addition, the obligations of Parent and HPGP Merger Sub to complete the Hiland Holdings merger are conditioned upon, among other things, the concurrent completion of the Hiland Partners merger. Accordingly, the Hiland Partners merger may not be completed, even if it is approved by the unitholders of Hiland Partners, if the Hiland Holdings merger is not completed concurrently. Likewise, the Hiland Holdings merger may not be completed, even if it is approved by the unitholders of Hiland Holdings, if the Hiland Partners merger is not completed concurrently.

In certain circumstances, however, Parent and its applicable Merger Sub will have the option to complete one of the mergers without completing the other merger.

See “The Hiland Partners Merger Agreement — Conditions to Completion of the Hiland Partners Merger” beginning on page 162 and “The Hiland Holdings Merger Agreement — Conditions to Completion of the Hiland Holdings Merger” beginning on page 181.

Recommendations of the Hiland Companies Boards of Directors and Conflicts Committees

Recommendations of Hiland Partners Board of Directors and Conflicts Committee

After considering the various positive and negative factors more fully described in “Special Factors — Recommendations of the Hiland Partners Conflicts Committee and the Hiland Partners Board of Directors; Reasons for Recommending Approval of the Merger,” the Hiland Partners Conflicts Committee, which was delegated the authority to review and evaluate the acquisition proposal made by Harold Hamm, and any potential alternatives thereto, has unanimously:

•	determined that the Hiland Partners merger agreement and the Hiland Partners merger are advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders;

•	approved the Hiland Partners merger agreement and the Hiland Partners merger; and

•	recommended to the Hiland Partners Board of Directors that the Hiland Partners Board of Directors approve the Hiland Partners merger agreement and the Hiland Partners merger.

Accordingly, the Hiland Partners Conflicts Committee recommends that the Hiland Partners public unitholders vote in favor of the approval of the Hiland Partners merger agreement and the Hiland Partners merger.

After considering various factors, including the unanimous recommendation of the Hiland Partners Conflicts Committee and the delivery of the opinion of Jefferies & Company, Inc., the financial advisor to the Hiland Partners Conflicts Committee (whom we sometimes refer to as “Jefferies & Company”), to the Hiland Partners Conflicts Committee, the Hiland Partners Board of Directors has:

•	determined that the Hiland Partners merger agreement and the Hiland Partners merger are advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders; and

•	approved the Hiland Partners merger agreement and the Hiland Partners merger.

Accordingly, the Hiland Partners Board of Directors recommends that the Hiland Partners public unitholders approve the Hiland Partners merger agreement and the Hiland Partners merger.

See “Special Factors — Recommendations of the Hiland Partners Conflicts Committee and Hiland Partners Board of Directors; Reasons for Recommending Approval of the Merger” beginning on page 48.

Recommendations of Hiland Holdings Board of Directors and Conflicts Committee

After considering the various positive and negative factors more fully described in “Special Factors — Recommendations of the Hiland Holdings Conflicts Committee and the Hiland Holdings Board of Directors; Reasons for Recommending Approval of the Merger,” the Hiland Holdings Conflicts Committee, which was delegated the authority to review and evaluate the acquisition proposal made by Harold Hamm, and any potential alternatives thereto, has unanimously:

•	determined that the Hiland Holdings merger agreement and the Hiland Holdings merger are advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders;

•	approved the Hiland Holdings merger agreement and the Hiland Holdings merger; and

•	recommended to the Hiland Holdings Board of Directors that the Hiland Holdings Board of Directors approve the Hiland Holdings merger agreement and the Hiland Holdings merger.

Accordingly, the Hiland Holdings Conflicts Committee recommends that the Hiland Holdings public unitholders vote in favor of the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger.

After considering various factors, including the unanimous recommendation of the Hiland Holdings Conflicts Committee and the delivery of the opinion of Barclays Capital Inc., the financial advisor to the Hiland Holdings Conflicts Committee (whom we sometimes refer to as “Barclays Capital”), to the Hiland Holdings Conflicts Committee, the Hiland Holdings Board of Directors has:

•	determined that the Hiland Holdings merger agreement and the Hiland Holdings merger are advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders; and

•	approved the Hiland Holdings merger agreement and the Hiland Holdings merger.

Accordingly, the Hiland Holdings Board of Directors recommends that the Hiland Holdings public unitholders approve the Hiland Holdings merger agreement and the Hiland Holdings merger.

See “Special Factors — Recommendations of the Hiland Holdings Conflicts Committee and Hiland Holdings Board of Directors; Reasons for Recommending Approval of the Merger” beginning on page 64.

Opinion of Financial Advisors

Opinion of Hiland Partners Conflicts Committee Financial Advisors

The Hiland Partners Conflicts Committee received an opinion from Jefferies & Company to the effect that, as of the date of its opinion, the cash merger consideration of $7.75 per common unit to be received by the Hiland Partners public unitholders pursuant to the Hiland Partners merger agreement was fair, from a financial point of view, to such holders. The opinion is subject to the assumptions, limitations and qualifications set forth in the opinion, which is attached as Annex C to this joint proxy statement. See “Special Factors — Opinion of Financial Advisor of Hiland Partners” beginning on page 55.

Opinion of Hiland Holdings Conflicts Committee Financial Advisors

The Hiland Holdings Conflicts Committee received an opinion from Barclays Capital to the effect that, as of the date of its opinion, the cash merger consideration of $2.40 per common unit to be offered to the Hiland Holdings public unitholders pursuant to the Hiland Holdings merger was fair, from a financial point of view, to such holders. The opinion is subject to the assumptions, limitations and qualifications set forth in the opinion, which is attached as Annex F to this joint proxy statement. See “Special Factors — Opinion of Financial Advisor of Hiland Holdings” beginning on page 73.

Interests of Certain Persons in the Mergers

When considering the mergers, you should be aware that some unitholders, directors and officers of the Hiland Companies have interests in the mergers that may be different from, or in addition to, your interests as a unitholder generally, including:

•	the non-employee directors of the general partner of each of the Hiland Companies hold restricted common units, which will vest immediately prior to the effective time of the applicable merger and automatically convert into the right to receive the merger consideration in the applicable merger;

•	certain officers of the Hiland Companies own phantom units in Hiland Partners that will remain outstanding as equity interests in the surviving entity following the Hiland Partners merger; additionally, if any officers or employees of the Hiland Companies are granted restricted common units, phantom units or unit options issued under the Hiland Partners, LP Long-Term Incentive Plan or the Hiland Holdings GP, LP Long-Term Incentive Plan in the ordinary course of business prior to the effective time of the mergers, such equity interests will remain outstanding following the effective time of the mergers;

•	Joseph L. Griffin and Matthew S. Harrison, the Chief Executive Officer and Chief Financial Officer, respectively, of each of the Hiland Companies, have agreed to vote their 4,307 and 2,500 respective common units of Hiland Partners in favor of the Hiland Partners merger agreement and the Hiland Partners merger, have been offered continued employment with the surviving entities after the effective times of the mergers and may enter into or be provided new employment, retention and compensation arrangements (although no such new arrangements have been proposed or agreed to);

•	the members of the respective Conflicts Committees have received payments in the amount of $30,000 each for their consideration and negotiation of the mergers, which payments were not contingent on any outcome of the consideration or negotiations; and

•	certain indemnification arrangements and insurance policies for directors and officers of the general partner of each of the Hiland Companies will be continued for six years by the surviving entities in the mergers if the mergers are completed.

These arrangements are more fully described under “Special Factors — Interests of Certain Persons in the Mergers” beginning on page 121.

Conditions to Completion of the Mergers

Conditions to the Completion of the Hiland Partners Merger

Before the Hiland Partners merger can be completed, a number of conditions must be satisfied or waived. These include:

•	approval of the Hiland Partners merger agreement and the Hiland Partners merger by holders of (a) a majority of the outstanding Hiland Partners common units held by Hiland Partners public unitholders entitled to vote thereon voting as a class and (b) a majority of the outstanding subordinated units of Hiland Partners entitled to vote thereon voting as a class;

•	the absence of any legal restraint or prohibition enjoining or otherwise prohibiting the consummation of the Hiland Partners merger;

•	the expiration or early termination of the waiting period applicable to the consummation of the Hiland Partners merger under the Hart-Scott-Rodino Act, which we refer to in this joint proxy statement as the “HSR Act,” which waiting period terminated on July 10, 2009;

•	the accuracy of Parent’s and HLND Merger Sub’s representations and warranties, subject to material adverse effect qualifications;

•	the accuracy of Hiland Partners’ representations and warranties, subject to material adverse effect qualifications;

•	performance by each of the parties of their respective obligations and compliance by each of the parties with their respective covenants, subject to materiality or material adverse effect qualifications;

•	no material adverse effect (as defined in the Hiland Partners merger agreement) with respect to Hiland Partners having occurred after the date of the Hiland Partners merger agreement; and

•	the Hiland Holdings merger being effectuated concurrently with the Hiland Partners merger (which condition can only be waived by Parent and HLND Merger Sub if the Hiland Holdings merger agreement and Hiland Holdings merger have been submitted to a vote of the common unitholders of

Hiland Holdings and the outcome of such vote fails to satisfy the requisite approval under the Hiland Holdings merger agreement).

Hiland Partners can give no assurance when or if all of the conditions to the Hiland Partners merger will be either satisfied or, to the extent possible, waived, or that the Hiland Partners merger will be consummated. See “The Hiland Partners Merger Agreement — Conditions to Completion of the Hiland Partners Merger” beginning on page 162.

Conditions to the Completion of the Hiland Holdings Merger

Before the Hiland Holdings merger can be completed, a number of conditions must be satisfied or waived. These include:

•	approval of the Hiland Holdings merger agreement and the Hiland Holdings merger by holders of (a) a majority of the outstanding Hiland Holdings common units held by Hiland Holdings public unitholders entitled to vote thereon voting as a class and (b) a majority of the outstanding common units of Hiland Holdings entitled to vote thereon voting as a class;

•	the absence of any legal restraint or prohibition enjoining or otherwise prohibiting the consummation of the Hiland Holdings merger;

•	the expiration or early termination of the waiting period applicable to the consummation of the Hiland Holdings merger under the HSR Act;

•	the accuracy of Parent’s and HPGP Merger Sub’s representations and warranties, subject to material adverse effect qualifications;

•	the accuracy of Hiland Holdings’ representations and warranties, subject to material adverse effect qualifications;

•	performance by each of the parties of their respective obligations and compliance by each of the parties with their respective covenants, subject to materiality or material adverse effect qualifications;

•	no material adverse effect (as defined in the Hiland Holdings merger agreement) with respect to Hiland Holdings having occurred after the date of the Hiland Holdings merger agreement; and

•	the Hiland Partners merger being effectuated concurrently with the Hiland Holdings merger (which condition can only be waived by Parent and HPGP Merger Sub if the Hiland Partners merger agreement and Hiland Partners merger have been submitted to a vote of the common unitholders and subordinated unitholders of Hiland Partners and the outcome of such vote fails to satisfy the requisite approval under the Hiland Partners merger agreement and the Hiland Partners partnership agreement).

Hiland Holdings can give no assurance when or if all of the conditions to the Hiland Holdings merger will be either satisfied or, to the extent possible, waived, or that the Hiland Holdings merger will be consummated. See “The Hiland Holdings Merger Agreement — Conditions to Completion of the Hiland Holdings Merger” beginning on page 181.

Termination of the Merger Agreements

Termination of the Hiland Partners Merger Agreement

The Hiland Partners merger agreement may be terminated and the Hiland Partners merger may be abandoned at any time prior to the effective time of the Hiland Partners merger, whether before or after Hiland Partners’ unitholders approve the Hiland Partners merger agreement and the Hiland Partners merger:

•	by the mutual written consent of Hiland Partners and the general partner of Hiland Partners (which we collectively refer to as the “Hiland Parties”) and Parent and HLND Merger Sub (which we collectively refer to as the “HLND Parent Parties”);

•	by either the Hiland Parties or the HLND Parent Parties, if:

•	the effective time of the Hiland Partners merger does not occur on or before November 1, 2009 and the party seeking to terminate the Hiland Partners merger agreement has not breached its obligations under the Hiland Partners merger agreement in any manner that proximately caused the failure to consummate the Hiland Partners merger by such date;

•	a legal restraint or order permanently restraining or otherwise prohibiting the consummation of the Hiland Partners merger has become final and non-appealable; provided that the party seeking to terminate the Hiland Partners merger agreement must have complied in all material respects with its obligations summarized under “The Hiland Partners Merger Agreement — Other Covenants and Agreements — Efforts to Complete the Hiland Partners Merger”; or

•	the requisite unitholder approval of the Hiland Partners merger is not obtained; provided that the right to terminate the Hiland Partners merger agreement will not be available to the Hiland Parties if any Hiland Party materially breached any of its obligations summarized under “The Hiland Partners Merger Agreement — Other Covenants and Agreements — No Solicitation” and “The Hiland Partners Merger Agreement — Other Covenants and Agreements — Filings; Other Actions”;

•	by the Hiland Parties, if any HLND Parent Party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Partners merger agreement, if the breach or failure to perform:

•	would constitute the failure of a condition to the Hiland Parties’ obligations to complete the Hiland Partners merger; and

•	is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by Parent of written notice stating the Hiland Parties’ intention to terminate the Hiland Partners merger agreement and the basis for such termination;

provided that the right to terminate the Hiland Partners merger agreement pursuant to the provision summarized above will not be available to the Hiland Parties if, at such time, a condition to the HLND Parent Parties’ obligation to complete the Hiland Partners merger is not capable of being satisfied; or

•	by the HLND Parent Parties, if:

•	any Hiland Party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Partners merger agreement, if the breach or failure to perform: (A) would constitute the failure of a condition to the HLND Parent Parties’ obligations to complete the Hiland Partners merger and (B) is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by the Hiland Parties of written notice stating the HLND Parent Parties’ intention to terminate the Hiland Partners merger agreement; provided that the right to terminate the Hiland

Partners merger agreement pursuant to the provision summarized in this bullet point will not be available to the HLND Parent Parties if, at such time, a condition to the Hiland Parties’ obligation to complete the Hiland Partners merger is not capable of being satisfied;

•	a change in the recommendation of the Hiland Partners Board of Directors or Hiland Partners Conflicts Committee or a failure of the Hiland Partners Board of Directors or Hiland Partners Conflicts Committee to recommend the Hiland Partners merger agreement and Hiland Partners merger to the Hiland Partners public unitholders occurs or the Hiland Partners Board of Directors or any committee thereof approves, endorses or recommends, or resolves to or publicly proposes to approve, endorse or recommend, any alternative proposal (collectively, a “Hiland Partners change of recommendation”); or

•	the Hiland Holdings merger and the Hiland Partners merger are not capable of closing concurrently on or before November 1, 2009.

See “The Hiland Partners Merger Agreement — Termination” beginning on page 164.

Termination of the Hiland Holdings Merger Agreement

The Hiland Holdings merger agreement may be terminated and the Hiland Holdings merger may be abandoned at any time prior to the effective time of the Hiland Holdings merger, whether before or after Hiland Holdings’ unitholders approve the Hiland Holdings merger agreement and the Hiland Holdings merger:

•	by the mutual written consent of Hiland Holdings and the general partner of Hiland Holdings (which we collectively refer to as the “Holdings Parties”) and Parent and HPGP Merger Sub (which we collectively refer to as the “HPGP Parent Parties”);

•	by either the Holdings Parties or the HPGP Parent Parties, if:

•	the effective time of the Hiland Holdings merger does not occur on or before November 1, 2009 and the party seeking to terminate the Hiland Holdings merger agreement has not breached its obligations under the Hiland Holdings merger agreement in any manner that proximately caused the failure to consummate the Hiland Holdings merger by such date;

•	a legal restraint or order permanently restraining or otherwise prohibiting the consummation of the Hiland Holdings merger has become final and non-appealable; provided that the party seeking to terminate the Hiland Holdings merger agreement must have complied in all material respects with its obligations summarized under “The Hiland Holdings Merger Agreement — Other Covenants and Agreements — Efforts to Complete the Hiland Holdings Merger;” or

•	the requisite unitholder approval of the Hiland Holdings merger is not obtained; provided that the right to terminate the Hiland Holdings merger agreement will not be available to the Holdings Parties if any Holdings Party materially breached any of its obligations summarized under “The Hiland Holdings Merger Agreement — Other Covenants and Agreements — No Solicitation” and “The Hiland Holdings Merger Agreement — Other Covenants and Agreements — Filings; Other Actions” or to the HPGP Parent Parties if any Hamm Continuing Investor materially breached any of its obligations under the Hiland Holdings support agreement;

•	by the Holdings Parties, if any HPGP Parent Party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Holdings merger agreement, if the breach or failure to perform:

•	would constitute the failure of a condition to the Holdings Parties’ obligations to complete the Hiland Holdings merger; and

•	is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by Parent of written notice stating the Holdings Parties’ intention to terminate the Hiland Holdings merger agreement and the basis for such termination;

provided that the right to terminate the Hiland Holdings merger agreement pursuant to the provision summarized above will not be available to the Holdings Parties if, at such time, a condition to the HPGP Parent Parties’ obligation to complete the Hiland Holdings merger is not capable of being satisfied; or

•	by the HPGP Parent Parties, if:

•	any Holdings Party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Holdings merger agreement, if the breach or failure to perform: (A) would constitute the failure of a condition to the HPGP Parent Parties’ obligations to complete the Hiland Holdings merger and (B) is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by the Holdings Parties of written notice stating the HPGP Parent Parties’ intention to terminate the Hiland Holdings merger agreement; provided that the right to terminate the Hiland Holdings merger agreement pursuant to the provision summarized in this bullet point will not be available to the HPGP Parent Parties if, at such time, a condition to the Holdings Parties’ obligation to complete the Hiland Holdings merger is not capable of being satisfied;

•	a change in the recommendation of the Hiland Holdings Board of Directors or Hiland Holdings Conflicts Committee or a failure of the Hiland Holdings Board of Directors or Hiland Holdings Conflicts Committee to recommend the Hiland Holdings merger agreement and Hiland Holdings merger to the Hiland Holdings public unitholders occurs or the Hiland Holdings Board of Directors or any committee thereof approves, endorses or recommends, or resolves to or publicly proposes to approve, endorse or recommend, any alternative proposal (collectively, a “Hiland Holdings change of recommendation”); or

•	the Hiland Partners merger and the Hiland Holding merger are not capable of closing concurrently on or before November 1, 2009.

See “The Hiland Holdings Merger Agreement — Termination” beginning on page 183.

Fees and Expenses; Remedies

Hiland Partners; Reimbursement of Certain Expenses

Generally, each party to the Hiland Partners merger agreement is responsible for its own expenses, including the fees and expenses of its advisors, except that in the event that:

•	the Hiland Partners merger agreement is terminated by the HLND Parent Parties due to a Hiland Partners change of recommendation; or

•	the following has occurred:

•	an alternative proposal is made known to the Hiland Parties or is made directly to the Hiland Partners unitholders generally or any person publicly announces an intention (whether or not conditional or withdrawn) to make an alternative proposal,

•	thereafter, the Hiland Partners merger agreement is terminated by the Hiland Parties or the HLND Parent Parties (as applicable) because November 1, 2009 has passed, the unitholders of Hiland Partners failed to approve the Hiland Partners merger agreement or the Hiland Partners merger or any Hiland Party breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Partners merger agreement, and the breach or failure to perform: (A) would constitute the failure of a condition to the HLND Parent Parties’ obligations to complete the merger and (B) is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by the Hiland Parties of written notice stating the HLND Parent Parties’ intention to terminate the Hiland Partners merger agreement, and

•	a Hiland Party or its subsidiary enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any alternative proposal within twelve months of the date the Hiland Partners merger agreement is terminated, then Hiland Partners must pay to Parent all of the expenses of the HLND Parent Parties, up to $1,100,000; provided that no expense for which a HLND Parent Party has received reimbursement pursuant to the Hiland Holdings merger agreement shall be paid pursuant to this reimbursement obligation. See “The Hiland Partners Merger Agreement— Reimbursement of Certain Expenses,” beginning on page 166.

Hiland Holdings; Reimbursement of Certain Expenses

Generally, each party to the Hiland Holdings merger agreement is responsible for its own expenses, including the fees and expenses of its advisors, except that in the event that:

•	the Hiland Holdings merger agreement is terminated by the HPGP Parent Parties due to a Hiland Holdings change of recommendation; or

•	the following has occurred:

•	an alternative proposal is made known to the Holdings Parties or is made directly to the Hiland Holdings unitholders generally or any person publicly announces an intention (whether or not conditional or withdrawn) to make an alternative proposal,

•	thereafter, the Hiland Holdings merger agreement is terminated by the Holdings Parties or the HPGP Parent Parties (as applicable) because November 1, 2009 has passed, the unitholders of Hiland Holdings failed to approve the Hiland Holdings merger agreement or the Hiland Holdings merger or any Holdings Party breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Holdings merger agreement, and the breach or failure to perform: (A) would constitute the failure of a condition to the HPGP Parent Parties’ obligations to complete the merger and (B) is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by the Holdings Parties of written notice stating the HPGP Parent Parties’ intention to terminate the Hiland Holdings merger agreement, and

•	a Holdings Party enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any alternative proposal within twelve months of the date the Hiland Holdings merger agreement is terminated, then Hiland Holdings must pay to Parent all of the expenses of the HPGP Parent Parties, up to $800,000; provided that no expense for which a HPGP Parent Party has received reimbursement pursuant to the Hiland Partners merger agreement shall be paid pursuant to this reimbursement obligation. See “The Hiland Holdings Merger Agreement— Reimbursement of Certain Expenses,” beginning on page 185.

Effect of Termination; Remedies

In the event of termination of either merger agreement as summarized above under “— Termination of the Merger Agreements,” the applicable merger agreement will terminate, except for certain provisions including the provision relating to reimbursement of expenses summarized above, and there shall be no liability on the part of the Hiland Parties or the Holdings Parties, as the case may be, or the HLND Parent Parties or HPGP Parent Parties, as the case may be, to the other except as provided in the provision relating to reimbursement of expenses summarized above. No such termination, however, shall relieve any party from liability arising out of any willful breach of any of the representations, warranties or covenants in the applicable merger agreement (subject to any express limitations set forth in such merger agreement), in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

See “The Hiland Partners Merger Agreement — Effect of Termination; Remedies” beginning on page 165 and “The Hiland Holdings Merger Agreement — Effect of Termination; Remedies” beginning on page 184.

Financing of the Mergers

The mergers will be financed entirely with cash contributed by Mr. Hamm and the Hamm family trusts to Parent and the Merger Subs. There is no financing condition to the obligations of Mr. Hamm and his affiliates to consummate the transactions.

Mr. Hamm has delivered to Parent a funding commitment letter related to the Hiland Partners merger, which we refer to in this joint proxy statement as the “Hiland Partners commitment letter,” pursuant to which Mr. Hamm has committed to contribute approximately $32.0 million to Parent prior to the closing of the Hiland Partners merger, representing the aggregate Hiland Partners merger consideration plus related fees and expenses. Under the Hiland Partners commitment letter, Mr. Hamm’s funding commitment is reduced by the amount of cash, if any, contributed by the Hamm family trusts to fund the Hiland Partners merger. Pursuant to its terms, Hiland Partners is a third-party beneficiary of the Hiland Partners commitment letter.

Mr. Hamm has also delivered to Parent a funding and equity rollover commitment letter related to the Hiland Holdings merger, which we refer to in this joint proxy statement as the “Hiland Holdings commitment letter,” pursuant to which Mr. Hamm has committed to contribute approximately $21.2 million to Parent prior to the closing of the Hiland Holdings merger, representing the aggregate Hiland Holdings merger consideration plus related fees and expenses. Under the Hiland Holdings commitment letter, Mr. Hamm’s funding commitment is reduced by the amount of cash, if any, contributed by the Hamm family trusts to fund the Hiland Holdings merger. Pursuant to its terms, Hiland Holdings is a third-party beneficiary of the Hiland Holdings commitment letter. See “Special Factors — Financing of the Mergers” beginning on page 137.

No Solicitation of Competing Proposals

The merger agreements generally restrict the ability of each of the Hiland Companies and their respective general partners to, among other things, solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Hiland Companies or their respective subsidiaries and each of the Hiland Companies’ Board of Directors’ or their respective Conflicts Committee’s ability to change or withdraw its recommendation of its respective merger agreement. Notwithstanding these restrictions, under circumstances specified in the merger agreements, each Hiland Company may respond to an unsolicited “alternative proposal” as the term is defined in the sections entitled “The Hiland Partners Merger Agreement — Other Covenants and Agreements — No Solicitation” and “The Hiland Holdings Merger Agreement — Other Covenants and Agreements — No Solicitation”, so long as it complies with the terms of the applicable merger agreement. Each Hiland Company Board of Directors or Conflicts Committee may also withdraw its recommendation of its respective merger agreement which it had previously recommended if it determines in good faith, after consultation with its respective outside counsel and financial advisors, that doing so would be in the best interests of the public unitholders of the respective Hiland Company. See “The Hiland Partners Merger Agreement — Other Covenants and Agreements — No Solicitation,” beginning on page 156 and “The Hiland Holdings Merger Agreement — Other Covenants and Agreements — No Solicitation,” beginning on page 175.

No Appraisal Rights

Holders of Hiland Partners common units and Hiland Holdings common units are not entitled to dissenters’ rights of appraisal under their respective partnership agreements or applicable Delaware law.

Material United States Federal Income Tax Considerations

The Hiland Partners merger and the Hiland Holdings merger will each be a taxable transaction for U.S. federal income tax purposes (and also may be taxed under applicable foreign, state and local tax laws). For U.S. federal income tax purposes, a common unitholder receiving merger consideration will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount realized by that common unitholder (equal to the sum of the merger consideration received and the common unitholder’s share of the respective Hiland Company’s nonrecourse liabilities) as a result of the applicable Hiland Company merger and (2) that common unitholder’s adjusted tax basis in its common units of the respective Hiland Company. Moreover, because a portion (which will likely be substantial) of a common unitholder’s gain or loss will be separately computed and taxed as ordinary income, a common unitholder may recognize both ordinary income and a capital loss as a result of the mergers. For an explanation of the amount realized and the character of any gain recognized by a common unitholder as a result of the mergers and more information regarding the U.S. federal income tax consequences of the mergers, see “Special Factors — Material United States Federal Income Tax Considerations” beginning on page 129.

The tax consequences of the mergers to you will depend upon your own personal circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local and foreign tax consequences of the mergers to you.

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETINGS

Q:	Where and when are the special meetings?

A:	Hiland Partners and Hiland Holdings will hold separate special meetings of common unitholders. Hiland Partners will hold a special meeting of common unitholders on , 2009 at , local time, at . Hiland Holdings will hold a special meeting of common unitholders on , 2009 at , local time, at .

Q:	What am I being asked to vote on?

A:	If you are a holder of common units of Hiland Partners, you are being asked to approve the Hiland Partners merger agreement and the Hiland Partners merger, pursuant to which an entity created by the Hamm Continuing Investors will merge with and into Hiland Partners and each common unit of Hiland Partners not held by the Hiland Holdings rollover common unitholders will be converted into the right to receive $7.75 in cash. If you are a holder of common units of Hiland Holdings, you are being asked to approve the Hiland Holdings merger agreement and the Hiland Holdings merger, pursuant to which an entity created by the Hamm Continuing Investors will merge with and into Hiland Holdings and each common unit of Hiland Holdings not held by the Hiland Holdings rollover common unitholders will be converted into the right to receive $2.40 in cash. After the mergers, Hiland Partners and Hiland Holdings will be privately-owned companies, owned by the Hamm Continuing Investors and you will have no interest in either entity.

Q:	If I own common units in each of the Hiland Companies, can I vote for one merger and against the other merger?

A:	Yes. Although this joint proxy statement relates to both going private transactions, each special meeting is separate and if you own common units in each of Hiland Partners and Hiland Holdings, you will receive proxy materials for both transactions and you may vote in favor of both mergers, against both mergers, in favor of one merger and against the other merger or abstain from voting on one or both mergers. Holders of common units of each of the Hiland Companies will receive a white proxy card relating to the Hiland Partners special meeting and a blue proxy card relating to the Hiland Holdings special meeting, to help ensure they accurately submit their vote on each merger. If only one merger is approved by the unitholders, provided that the other merger was voted down by the unitholders, Parent and the applicable Merger Sub may waive the condition that both mergers be closed concurrently and choose to close the approved merger.

Q:	What are the record dates for the special meetings?

A:	The record date for the special meeting of Hiland Partners and for the special meeting of Hiland Holdings is , 2009. Only holders of Hiland Partners common units or Hiland Holdings common units, as applicable, at the close of business on the record date are entitled to notice of, and to vote at, the special meeting of the Hiland Company in which they own common units or any adjournment or postponement thereof.

Q:	What constitutes a quorum for the special meetings?

A:	At the special meeting of each Hiland Company, the presence, in person or by proxy, of unitholders entitled to cast a majority of the votes entitled to be cast by the unitholders will constitute a quorum. Where a separate class vote is required, a quorum will consist of the majority of votes entitled to be cast by the unitholders of the class entitled to vote with respect to that matter.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this joint proxy statement (including its annexes and the documents referenced under “Where You Can Find More Information”) please vote by completing, signing and mailing your proxy card or by voting via telephone or the Internet as soon as possible so that your units can be represented at the special meeting of the Hiland Company in which you own units. Your vote is important. Whether or not you plan to attend the special meeting, you should sign and mail your proxy card or vote via telephone or the Internet at your first convenience. Remember, if you fail to vote your units, that will have the same effect as a vote “against” the approval of the Hiland Partners merger agreement and the Hiland Partners merger (if you are a holder of Hiland Partners common units) or the Hiland Holdings merger agreement and the Hiland Holdings merger (if you are a holder of Hiland Holdings common units).

Q:	If I hold a unit certificate, should I send in my unit certificates now?

A:	No. After the applicable merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your common unit certificates for the cash merger consideration. If your common units are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” common units in exchange for the merger consideration. Please do not send in your certificates now.

Q:	If my common units are held in “street name” by my broker, will my broker vote my units for me?

A:	Your broker will vote your common units for you only if you provide your broker with your specific voting instructions. You should follow the directions provided by your broker to vote your common units, including instructions for telephone and Internet voting. Without your instructions your common units in either Hiland Partners or Hiland Holdings will not be voted, which will have the same effect as a vote “against” the approval of the applicable merger agreement and merger. Please make certain to return your proxy or voting instruction card for each separate account you maintain to ensure that all of your common units in the Hiland Companies are voted.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by delivering a written notice stating that you would like to revoke your proxy or by executing and submitting a new, later dated proxy to the Secretary of the Hiland Company in which you own common units before the special meeting of that Hiland Company. You also may revoke your proxy by attending the special meeting and voting your common units in person. If your common units are held in street name, you must contact your broker or bank and follow the directions provided to change your voting instructions.

Q:	May I vote in person?

A:	Yes. If you are the record holder of your common units, you may attend the special meeting for the Hiland Company in which you own common units and vote your common units in person, rather than signing and returning your proxy card. If your shares are held in “street name,” you must get a proxy from your broker, bank or nominee in order to attend the special meeting and vote your common units in person. Even if you plan to attend the special meeting, we encourage you to sign and deliver a proxy card, which will not prevent you from attending the special meeting and voting your common units in person.

Q:	What does it mean if I get more than one proxy card or vote instruction card?

A:	If your common units in either of the Hiland Companies are registered differently or are in more than one account, you will receive more than one card for that Hiland Company. In addition, if you own common units in each of the Hiland Companies, you will receive at least one card for each Hiland Company. For the convenience of persons who hold common units in each of the Hiland Companies and will receive proxy materials for both transactions, we will distinguish the proxy cards by mailing white proxy cards for the Hiland Partners special meeting and blue proxy cards for the Hiland Holdings special meeting. Please complete and return all of the proxy cards or vote instruction cards you receive (or submit your proxy by telephone or the Internet, if available to you) to ensure that all of your common units in either Hiland Company are voted.

Q:	Am I entitled to appraisal or dissenters’ rights?

A:	No. Holders of Hiland Partners common units and Hiland Holdings common units are not entitled to dissenters’ rights of appraisal under their respective partnership agreement or applicable Delaware law.

Q:	What will happen if only one of the merger agreements and related mergers are approved by unitholders?

A:	If each Hiland Company merger agreement and Hiland Company merger is submitted to a vote of the unitholders of the applicable Hiland Company and only one of the Hiland Company merger agreements and Hiland Company mergers are approved, then, if all other conditions are either satisfied or waived, Parent and the applicable Merger Sub will have the option of completing only the Hiland Company merger that has been approved.

For more information, please see “The Hiland Partners Merger Agreement — Conditions to Completion of the Hiland Partners Merger” beginning on page 162 and “The Hiland Holdings Merger Agreement — Conditions to Completion of the Hiland Holdings Merger” beginning on page 181.

Q:	What if the proposed mergers are not completed?

A:	It is possible that the proposed mergers will not be completed. The mergers will not be completed if all closing conditions are not satisfied or waived. If the mergers are not completed, Hiland Partners and Hiland Holdings will each remain an independent public company, and the common units of Hiland Partners and Hiland Holdings will continue to be listed and traded on the NASDAQ Global Select Market. Under specified circumstances, if the mergers are not completed, Hiland Partners, Hiland Holdings or each of the Hiland Companies may be required to reimburse Parent for certain expenses associated with the mergers, up to an aggregate amount of $1.9 million. Please see “The Hiland Partners Merger Agreement — Reimbursement of Certain Expenses” and “The Hiland Holdings Merger Agreement — Reimbursement of Certain Expenses,” beginning on page 166 and 185, respectively.

Q:	Why is my vote important?

A:	Among other required votes, the Hiland Partners merger agreement requires the affirmative vote of the holders of a majority of the Hiland Partners common units held by Hiland Partners public unitholders and the Hiland Holdings merger agreement requires the affirmative vote of the holders of a majority of the Hiland Holdings common units held by Hiland Holdings public unitholders. Because each of these votes is based upon a majority of the outstanding common units held by the public unitholders of the respective Hiland Company, your failure to vote or your abstention from voting will have the same effect as a vote “against” the approval of the Hiland Partners merger agreement and the Hiland Partners merger or the Hiland Holdings merger agreement and the Hiland Holdings merger, as applicable. Additionally, because the merger agreements provide that the obligation of Parent and the applicable Merger Sub to complete either of the mergers is conditioned on, among other things, the concurrent completion of the other merger, it is not certain that either merger will be completed without, among other things, the affirmative vote of the holders of a majority of (i) the outstanding Hiland Partners common units held by the Hiland Partners public unitholders entitled to vote thereon voting as a class and (ii) the outstanding Hiland Holdings common units held by the Hiland Holdings public unitholders entitled to vote thereon voting as a class.

Q:	Who can help answer my questions?

A:	If you have any questions about the mergers, need additional copies of this joint proxy statement or the enclosed proxy card, or require assistance in voting your common units, you should contact D.F. King & Co., Inc. (“D.F. King”), which is assisting us as the proxy solicitation agent in connection with the mergers, as follows:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Toll Free: 1-800-967-4612

SPECIAL FACTORS

Background of the Mergers

Overview

It is part of the Hiland Companies’ business strategy to consistently evaluate strategic alternatives in an effort to maximize unitholder value as the Hiland Companies, and the environment in which they operate, evolve.

Like many natural gas gathering and processing companies, Hiland Partners’ earnings and cash flows are impacted by changes in commodity prices. The margins generated under some of Hiland Partners’ gathering and processing contracts fluctuate based on the price of natural gas and NGLs and, in some cases, the relationship between the price of natural gas and NGLs. Hiland Partners’ systems are also dependent on the level of production from crude oil and natural gas wells that supply natural gas to its systems. Production from wells naturally declines over time. Accordingly, in order to maintain or increase throughput levels on its gathering systems, Hiland Partners must continually obtain new supplies of natural gas from newly drilled wells near its gathering systems. Fluctuations in energy prices, as well as the accessibility of capital to fund drilling, can greatly affect the level of drilling activity by producers.

Beginning in the third quarter of 2008, fears of an economic recession, a significant reduction in the availability of credit nationwide and significant declines in crude oil, natural gas and NGLs prices from highs experienced in 2008 led to a sell-off by investors in master limited partnerships, or “MLPs,” particularly ones that face commodity price exposure in their business, such as gathering and processing MLPs like Hiland Partners. This sell-off intensified shortly after the mid-September bankruptcy filing of Lehman Brothers, Inc., which worsened the global credit crisis.

In the late summer and fall of 2008, commodity prices declined precipitously. The prompt month New York Mercantile Exchange, or NYMEX, crude oil price declined from a record high of $145.18 per barrel on July 14, 2008 to $67.81 per barrel on October 31, 2008. The prompt month NYMEX natural gas price was halved from $13.51 per MMBtu on July 1, 2008 to $6.75 per MMBtu on October 31, 2008. And the OPIS Conway NGL simple average price more than halved, from $2.08 per gallon on July 17, 2008 to a closing price of $0.89 per gallon on October 31, 2008.

Accordingly, like most gathering and processing MLPs, both Hiland Partners’ common unit price and Hiland Holdings’ common unit price declined significantly in the third quarter. For example, Hiland Partners’ common unit price declined from $49.26, or at a 7.00% yield to investors based on the most recent quarterly distribution (on an annualized basis) (“yield”), on July 1, 2008, to $26.06 by October 31, 2008, representing a 13.51% yield. Likewise, Hiland Holdings’ common unit price declined from $26.75, representing a 4.56% yield, as of July 1, 2008, to $12.40, representing a 10.24% yield, as of October 31, 2008.

As a result of the decline in unit prices and the substantial reduction in the availability of credit nationwide during this period, the Hiland Companies’ cost of raising additional capital increased significantly at a time when Hiland Partners was pursuing its growth strategy of expanding organically, including in the Bakken shale play in northwestern North Dakota and at its Woodford Shale and Kinta gathering systems in southeastern Oklahoma. During this time, management believed that Hiland Partners had adequate capital resources to fund its announced expansion projects and ongoing system expansions without having to access the capital markets for debt or equity. However, given the significant disruption in the capital markets, the lack of access to debt capital and the uncertainty regarding the direction of commodity prices, in mid-October, Joseph L. Griffin, the President and Chief Executive Officer of each of the Hiland Companies, and Matthew S. Harrison, the Chief Financial Officer of each of the Hiland Companies, decided to review a number of potential alternatives to more efficiently capitalize the companies, to better position the companies to be able to adapt to further changes in economic conditions, to fund future unplanned expansion projects and to otherwise maximize unitholder value. The alternatives considered were: (i) raising equity capital, (ii) amending the Credit Agreement dated as of February 15, 2005 (the “Hiland Operating Credit Agreement”) among Hiland Operating, LLC (a subsidiary of Hiland Partners, which we refer to as “Hiland Operating”), the lenders party thereto and MidFirst Bank (“MidFirst Bank”), as administrative agent, to expand the borrowing capacity thereunder, (iii) having Hiland Partners acquire Hiland Holdings in a going private transaction that would result in Hiland Partners owning its general partner and the cancellation of the incentive distribution rights held by the general partner and (iv) having Harold Hamm acquire the Hiland Companies in going private transactions. In the course of exploring these alternatives, Mr. Harrison consulted with Douglas McWilliams, a partner at Vinson & Elkins L.L.P., outside counsel to each of the Hiland Companies (“Vinson & Elkins”), on or around October 15, 2008 about the legal issues involved with an acquisition of Hiland Holdings by Hiland Partners and going private transactions involving Mr. Hamm. Also on around October 15, 2008, Mr. Harrison separately contacted Joshua Davidson, a partner at Baker Botts L.L.P. (“Baker Botts”), to inquire about the legal and procedural aspects of a going private transaction.

During this preliminary exploration of the strategic alternatives listed above, Messrs. Griffin and Harrison and Derek Gipson, Director of Business Development and Investor Relations of each of the Hiland Companies (who, together with Messrs. Griffin and Harrison we sometimes refer to as the “management team”), initiated a meeting with Mr. Hamm to discuss the possibility of going private transactions involving Mr. Hamm and the Hiland companies. During that meeting on or around October 15, 2008, Mr. Hamm indicated that he would not foreclose the possibility of such transactions, but that he would prefer to focus on other alternatives for pursuing growth.

Following their meeting with Mr. Hamm, Messrs. Griffin, Harrison and Gipson further explored amending the Hiland operating Credit Facility, under which, as of September 30, 2008, Hiland Partners had borrowed $262.1 million against a borrowing base of $300 million. In this regard, Messrs. Griffin, Harrison and Gipson had a series of formal discussions with representatives of MidFirst Bank and the other lenders under the Hiland Operating Credit Agreement during October and November of 2008 regarding amendments to the Hiland Operating Credit Agreement, including expanding the borrowing base under the Hiland Operating Credit Agreement from $300 million to $350 million. Based on these discussions, management determined by mid-November that the borrowing base could not be expanded on terms acceptable to Hiland Partners at that time. In fact, through such discussions, management learned that many lenders were looking for opportunities to reduce their credit commitments to gathering and processing companies.

On November 6, 2008, the Board of Directors of each of the Hiland Companies held a regularly-scheduled board meeting. At those meetings, Messrs. Griffin and Harrison discussed, among other things, recent equity market conditions for the Hiland Companies and their peers, including increases in yields, changes in commodity prices and Hiland Partners’ commodity price hedge position and the discussions Messrs. Griffin, Harrison and Gipson had with MidFirst Bank regarding potentially expanding the borrowing base under the Hiland Operating Credit Agreement. At those meetings, Messrs. Griffin and Harrison also summarized management’s financial projections and estimates for the 2009 fiscal year, which included then-current forward pricing estimates and lower growth capital expenditures planned for 2009 than in 2008 (the “November Projections”). In particular, management advised each Board of Directors that, based on the November Projections, the Hiland Companies were expected to generate distribution growth and remain in compliance with all financial covenants in the Hiland Operating Credit Agreement through 2009.

On or about November 10, 2008, Messrs. Griffin, Harrison and Gipson spoke telephonically with Scott Rogan, a Managing Director of Barclays Capital, and other representatives of Barclays Capital to informally discuss various potential capitalization alternatives. The management team discussed raising equity, expanding the borrowing base under the Hiland Operating Credit Agreement, having Hiland Partners acquire Hiland Holdings and going private transactions involving Harold Hamm.

On November 12, 2008, Messrs. Griffin, Harrison and Gipson met with Frank Murphy, a Managing Director of Wells Fargo Securities, LLC, which was then known as Wachovia Capital Markets, LLC (“Wells Fargo Securities”), for a capital markets update. During those discussions, the concept of potential going private transactions was discussed and Wells Fargo Securities offered to do some preliminary analytical work on various alternatives available with respect to the Hiland Companies.

As a result of their discussions with Barclays Capital and Wells Fargo Securities, by mid-November Messrs. Griffin, Harrison and Gipson determined that, based on the then-current yields of the Hiland

Companies’ common units, the then-current unit price of the Hiland Companies’ common units and the highly-dilutive effect of selling additional common units, a public equity offering was not an efficient way to capitalize the Hiland Companies.

On November 14, 2008, Messrs. Griffin, Harrison and Gipson spoke telephonically with Mr. Rogan and other representatives of Barclays Capital to further discuss potential alternatives, with an emphasis on the alternative of having Hiland Partners acquire Hiland Holdings.

On November 17, 2008, Messrs. Hamm, Griffin, Harrison and Gipson met with Mr. Rogan and other representatives of Barclays Capital in Enid, Oklahoma for an informal discussion. At the meeting, Barclays Capital outlined the following capitalization strategy alternatives: (i) maintaining the status quo, (ii) going private transactions involving both Hiland Companies, (iii) an acquisition of Hiland Holdings by Hiland Partners, and (iv) a going private transaction involving only Hiland Holdings. Meeting participants were provided written discussion materials prepared by Barclays Capital that provided, as of the date thereof, (a) an overview of the current financial performance and position of each of the Hiland Companies, (b) financial analyses based on assumed premiums paid for the common units of Hiland Holdings, (c) implications of the alternative transactions, (d) preliminary timing of the various alternatives and (e) an analysis of a then-pending MLP going private transaction. The management team also discussed with Barclays Capital the outlook for commodity pricing and reviewed with Barclays Capital the November Projections and guidance to be announced for the 2009 fiscal year (the “Initial 2009 Guidance”).

At the close of market on November 18, 2008, Hiland Partners’ common unit price was $11.90, representing a yield of 29.58%, and Hiland Holdings’ common unit price was $5.34, representing a yield of 23.78%. Additionally, at the close of market on November 18, 2008, the prompt month NYMEX crude oil price was $54.39 per barrel, the prompt month NYMEX natural gas price was $6.52 per MMBtu, and the OPIS Conway NGL simple average price was $0.68 per gallon.

On November 18, 2008, the Hiland Companies issued a joint press release announcing the Initial 2009 Guidance, which was consistent with the November Projections, but updated to reflect the most recently available forward commodity strip pricing. In the release, Hiland Partners projected that 2009 earnings before interest, taxes, depreciation and amortization (“EBITDA”) would range between $68 million and $80 million based on the following assumptions, each of which was noted in the press release: (i) $70.00 to $80.00 per barrel NYMEX crude oil pricing, (ii) $6.50 to $7.50 per MMBtu NYMEX natural gas pricing, (iii) then-current estimated forward quotes for natural gas pipeline basis differentials and (iv) trailing 12-month average NGL pricing correlations to crude oil, with all pricing subject to Hiland Partners’ commodity hedging portfolio. EBITDA is a non-GAAP financial measure. Please read “Non-GAAP Financial Measures of Hiland Partners.”

The press release also noted that, despite the recent decline in commodity prices, as of November 18, 2008, management did not believe the Hiland Partners’ unit price reflected Hiland Partners’ historical operating results or long-term prospects for constructing and operating natural gas midstream facilities. In particular, management mentioned that it continued to be encouraged by the increased rig count in the Williston basin, along with increased initial production rates from wells drilled on its North Dakota Bakken, Montana Bakken and Woodford Shale dedicated acreage.

On November 18, 2008, Messrs. Hamm and Harrison contacted Mr. Davidson of Baker Botts, in his capacity as prospective counsel to Mr. Hamm, and discussed the possibility of exploring transactions by which Mr. Hamm would take one or both of the Hiland Companies private.

On November 20, 2008, Messrs. Hamm and Harrison met with Mr. Davidson and Paul Perea, another partner at Baker Botts and Mr. Rogan and other representatives of Barclays Capital to discuss further the possible going private transactions of one or both of the Hiland Companies led by Mr. Hamm. At this meeting, potential acquisition structures for going private transactions and other strategic and legal matters were discussed, including the potential participation by the Hamm family trusts in the transactions. Mr. Hamm informed Mr. Davidson that he wished to engage Baker Botts to represent him as legal counsel in the potential transactions. Also available at the meeting were written materials prepared by Barclays Capital supplementing portions of Barclays Capital’s November 17 presentation concerning going private transactions involving both Hiland Companies. The November 20 materials included preliminary valuation analyses of the Hiland Companies based on management’s projected financial results as of the date thereof. However, Barclays Capital did not make a presentation at the meeting nor were any preliminary valuations discussed. Mr. Hamm later requested a fee proposal from Barclays Capital for potential going private transactions, but he did not pursue further engagement negotiations with Barclays Capital thereafter and did not engage Barclays Capital as his financial advisor, nor did Hiland Partners engage Barclays Capital.

From November 18 through December 5, 2008, crude oil, natural gas and NGL prices continued to fall, with the prompt month NYMEX crude oil price reaching $40.81 per barrel, a decrease of $13.58, or 25%, and the prompt month NYMEX natural gas price reaching $5.75 per MMBtu, a decrease of $0.77, or 11%, on December 5, 2008. Also, the OPIS Conway NGL simple average price reached $0.49 per gallon on December 5, 2008, a decrease of $0.19, or 28%, from November 18, 2008. The fractionation or “frac” spread, which represents the difference in the cost of natural gas to be processed and the value of the resulting NGL stream, decreased significantly during that same period due to the comparatively greater declines in the value of NGLs compared to natural gas. The combination of the continued decline in commodity prices, the credit crisis affecting the global economy and the further sell-off in MLP securities caused the unit prices of the Hiland Companies to further decline. By December 5, 2008, Hiland Partners’ unit price had declined to $8.11 per unit and Hiland Holdings’ unit price had declined to $2.78 per unit.

From November 21 through December 7, 2008, Messrs. Griffin and Harrison had several discussions, with the participation of Mr. Gipson in some cases, with Messrs. Davidson and Perea of Baker Botts regarding potential going private transactions for the Hiland Companies, including acquisition structures, tax matters, debt covenant matters and potential transaction terms. During these discussions, Messrs. Griffin, Harrison and Gipson, in consultation with Baker Botts, determined that going private transactions with Mr. Hamm would not trigger any change of control provision under the Hiland Operating Credit Agreement. During the last week of November 2008, Mr. Hamm also discussed with Mr. Murphy of Wells Fargo Securities his potential interest in pursuing going private transactions. On December 1, 2008, Mr. Hamm requested a fee proposal from Wells Fargo Securities to advise him on potential going private transactions.

On December 5, 2008, Mr. Murphy and other Wells Fargo Securities representatives met with Messrs. Hamm, Griffin, Harrison and Gipson, with Messrs. Hugh Babowal and Robert Johnson, each of whom is a Managing Director of Wells Fargo Securities, participating telephonically. During this meeting Wells Fargo Securities made a presentation on its qualifications to serve as financial advisor to Mr. Hamm in connection with the going private transactions.

The December 5 Special Meeting and Evaluation of Alternatives

On December 5, 2008, Mr. Hamm called a special meeting of the Board of Directors of each of the Hiland Companies to discuss the continued significant decline in crude oil, natural gas and NGL prices since the meeting of each Board of Directors on November 6, 2008 and the effects the decline in prices were having on the current and projected financial condition of the Hiland Companies. At the special meetings, Messrs. Griffin and Harrison presented management’s revised projections for the 2009 fiscal year (the “December Projections”), which updated the November Projections to reflect the most recently-available forward commodity strip pricing for 2009.

Based upon forward commodity strip pricing for 2009, as of December 1, 2008, management projected that EBITDA would approximate $38 million in 2009, a decrease of approximately $49 million from the November Projections. The December Projections were based on the following commodity price assumptions: (i) $57.72 per barrel NYMEX crude oil pricing as compared to the $70.00 to $80.00 per barrel prices used in connection with the Initial 2009 Guidance, (ii) $6.73 per MMBtu NYMEX natural gas pricing as compared to the $6.50 to $7.50 per MMBtu prices used in connection with the Initial 2009 Guidance and (iii) $0.64 per gallon NGL pricing for OPIS Conway compared to the $1.09 to $1.24 per gallon prices used in connection with the Initial 2009 Guidance, which were based on trailing 12-month average NGL pricing correlations to crude oil, with all pricing subject to Hiland Partners’ commodity hedging portfolio. Management also informed the Board of Directors of each of the Hiland Companies that if management had used current spot prices as opposed to 2009 forward prices, expected EBITDA for 2009 would be approximately $45 million.

Additionally, management cautioned the Board of Directors of each of the Hiland Companies that, if commodity prices did not increase significantly from their stated assumptions, Hiland Partners would likely violate one or more financial covenants under the Hiland Operating Credit Agreement as early as June 30, 2009. In particular, management expressed concerns about Hiland Partners’ ability to continue to meet the Hiland Operating Credit Agreement’s required ratio of consolidated funded debt to EBITDA (which we refer to as the “leverage ratio”), on a trailing four-quarters basis, of no greater than 4.0 to 1.0.

To avoid a situation in which Hiland Partners violated any of its debt covenants under the Hiland Operating Credit Agreement, the Board of Directors of each of the Hiland Companies charged management to begin exploring any and all alternatives, including potential going private transactions.

Following the December 5, 2008 special meetings, Messrs. Griffin and Harrison continued exploring various capitalization alternatives and potential transactions, with the principal consideration being the avoidance of a violation of the Hiland Operating Credit Agreement. In this regard, management continued to explore potential asset sales, the issuance of equity or debt and the renegotiation of the Hiland Operating Credit Agreement, in addition to the going private transactions.

Management estimated that, based on the December Projections, Hiland Partners would have to raise a minimum of approximately $120 million of equity capital to pay down sufficient debt to ensure compliance with the leverage ratio covenant through December 31, 2009. Management estimated that, because of the rapid decline in unit prices of both Hiland Companies, raising that much equity capital in the public markets would result in significant dilution to existing unitholders and likely trigger change of control provisions under the Hiland Operating Credit Agreement. Additionally, the disruption in the MLP markets raised questions as to whether Hiland Partners could raise that level of equity. Thus, Messrs. Hamm, Griffin, Harrison and Gipson also began to consider alternatives involving capital contributions, primarily from Mr. Hamm, that would not trigger change of control provisions under the Hiland Operating Credit Agreement.

Also following the December 5, 2008 special meeting, Messrs. Griffin, Harrison and Gipson contacted Mr. Murphy to provide an update on the December 5 special meeting, to convey that Mr. Hamm was interested in further analysis of going private transactions and to ask Wells Fargo Securities to use the December Projections that management had provided in its analysis.

On December 12, 2008, Messrs. Hamm, Griffin and Gipson had discussions with MidFirst Bank, in which they provided MidFirst Bank with an update on the Hiland Companies’ business and financial position, including potential covenant compliance issues under the Hiland Operating Credit Agreement during 2009.

On December 16, 2008 and again on December 18, 2008, Messrs. Murphy and Babowal and other representatives of Wells Fargo Securities met telephonically with Messrs. Griffin, Harrison, Gipson and Hamm (with Mr. Hamm only participating in the December 18, 2008 meeting) to consider several strategic alternatives for the Hiland Companies (which alternatives would need to avoid any covenant defaults under the Hiland Operating Credit Agreement). The alternatives presented were maintaining the status quo, renegotiating the Hiland Operating Credit Agreement to achieve temporary covenant relief, selling existing assets, issuing convertible securities or issuing new equity to repay bank debt, merging with a third party to alleviate credit concerns, and engaging in going private transactions led by Mr. Hamm coupled with a capital contribution by Mr. Hamm.

From December 19, 2008 to January 9, 2009, Messrs. Hamm, Griffin, Harrison and Gipson continued to analyze the strategic alternatives outlined by Wells Fargo Securities. During this time, Mr. Hamm informed Messrs. Griffin and Harrison that he personally remained committed to the business of the Hiland Companies and the retention of its employees even following going private transactions.

On December 23, 2008, Hiland Partners’ common unit price declined to a closing price of $3.80 and Hiland Holdings’ common unit price declined to a closing price of $1.97. The December 23, 2008 closing price was the then-lowest closing price in its respective public trading history.

Various combinations of Messrs. Murphy, Babowal and Johnson of Wells Fargo Securities met telephonically again with Messrs. Griffin, Harrison and Gipson on four separate occasions from January 5 to January 9, 2009 and with Mr. Hamm on January 8, 2009 to further discuss strategic alternatives. In addition to the previously analyzed scenarios, which had been updated with more current financial data, Wells Fargo Securities discussed a possible subordinated debt issuance funded by Mr. Hamm and his affiliates to partially repay bank debt. Among the alternatives analyzed, Mr. Hamm concluded that going private transactions would enable the public unitholders of Hiland Partners and Hiland Holdings to receive cash in exchange for their investments in the Hiland Companies while avoiding the significant dilution they would experience in connection with an equity infusion that would ultimately be necessary to stabilize the Hiland Companies. Later on January 9, 2009, Messrs. Griffin and Harrison informed Mr. Murphy and Messrs. Davidson and Perea of Baker Botts that Mr. Hamm wished to proceed with making proposals to the Boards of Directors of the Hiland Companies for the acquisition by Mr. Hamm, certain of his affiliates and the Hamm family trusts of all outstanding common units of the Hiland Companies held by the public, as he believed that such a transaction was the best strategic alternative currently available to the Hiland Companies to maximize unitholder value.

On January 14, 2009, Messrs. Hamm, Griffin, Harrison and Gipson met with Bert Mackie, the trustee of the Hamm family trusts, and the beneficiaries of the Hamm DST Trust and informed them that Mr. Hamm intended to propose going private transactions involving the Hiland Companies. Mr. Mackie and the beneficiaries indicated their support for such a proposal.

On January 14, 2009, Mr. Hamm engaged Wells Fargo Securities as his financial advisor in connection with a potential acquisition by Mr. Hamm and/or certain of his affiliates of the assets or the capital stock of the Hiland Companies.

The January 15 Proposal

On the evening of January 14, 2009, Mr. Hamm called or attempted to call each of the members of the Board of Directors of each Hiland Company to inform them that he intended to deliver the following day a proposal to acquire each of the Hiland Companies in going private transactions.

On January 15, 2009, the Hiland Partners Board of Directors received a letter from Mr. Hamm, on behalf of himself and certain affiliates, proposing to take Hiland Partners private for $9.50 per common unit in cash. Concurrently, the Hiland Holdings Board of Directors received a letter from Mr. Hamm, on behalf of himself and certain affiliates, proposing to take Hiland Holdings private for $3.20 per common unit in cash (collectively, we refer to these proposals as the “January 15 Proposal”). In the letters, Mr. Hamm mentioned that he believed that, if the adverse impact of commodity prices on gathering and processing fundamentals and the challenges presented by the global economic crisis persist, Hiland Partners would experience a meaningful decrease in future distributable cash flow and would need substantial new equity capital to remain in continued compliance with its debt covenants. He also mentioned that obtaining such equity capital in the current environment on acceptable terms did not appear feasible and would be significantly dilutive to current unitholders. Accordingly, Mr. Hamm stated that he was of the view that going private transactions were the best strategic alternative currently available to the Hiland Companies to maximize unitholder value during a time of significant market and industry turmoil.

In the January 15 Proposal, Mr. Hamm stated that he was interested only in acquiring common units in the Hiland Companies and that he was not interested in selling (or causing his affiliates to sell) interests in the Hiland Companies. The January 15 Proposal also stated that Mr. Hamm anticipated that each of the Hiland Companies Board of Directors would authorize its standing Conflicts Committee of independent directors to retain its own legal and financial advisors and to respond to the proposal on behalf of the Hiland Partners and Hiland Holdings public unitholders.

On January 15, 2009, Hiland Holdings, the general partner of Hiland Holdings, Parent and Messrs. Hamm, Griffin and Harrison, having determined that they may be deemed to constitute a “group” for Schedule 13D reporting purposes, filed with the SEC a Schedule 13D with respect to Hiland Partners, which included as exhibits each of the letters containing the proposals to the respective Hiland Company Board of Directors. That same day, Mr. Hamm, Continental Gas, and Mr. Mackie, as trustee of the Hamm family trusts, as members of a “group” for Schedule 13D reporting purposes, filed with the SEC a Schedule 13D with respect to Hiland Holdings, which included as exhibits each of the letters containing the proposals to the respective Hiland Company Board of Directors.

Updated 2009 Guidance

On January 26, 2009, the Hiland Companies issued a joint press release announcing updated guidance for the 2009 fiscal year. In the release, Hiland Partners projected that EBITDA would range between $38 million and $50 million (the “Updated 2009 Guidance”) based on the following assumptions, each of which was noted in the press release: (i) $45.00 to $55.00 per barrel NYMEX crude oil pricing, (ii) $5.00 to $6.00 per MMBtu NYMEX natural gas pricing, (iii) then-current estimated forward quotes for natural gas pipeline basis differentials and (iv) trailing 12-month average NGL pricing correlations to crude oil, with all pricing subject to Hiland Partners’ commodity hedging portfolio. The Updated 2009 Guidance also contemplated reduced drilling activity in Hiland Partners’ service territories and lower throughput volumes in Hiland Partners’ gathering systems as compared to the Initial 2009 Guidance as a result of lower commodity prices. As a result of the then current pricing environment, particularly in combination with the constrained capital and credit markets and overall economic downturn, Hiland Partners began to experience a decline in drilling activity by some producers in its areas of operations, resulting in lower than expected volumes for 2009. In the release, the Hiland Companies also noted that if commodity prices did not significantly improve above the expected prices for 2009, Hiland Partners might be in violation of the leverage ratio in the Hiland Operating Credit Agreement as early as June 30, 2009, unless the ratio was amended, the debt was restructured or Hiland Partners received an infusion of equity capital to reduce indebtedness. Additionally, the Hiland Partners Board of Directors also announced a cash distribution for the fourth quarter of 2008 of $0.45 per unit, which represented a $0.43 per unit decrease from the prior quarter. The Hiland Holdings Board of Directors announced a cash distribution for the fourth quarter of 2008 of $0.10 per unit, which represented a $0.2175 per unit decrease from the prior quarter.

Authorization of Conflicts Committees

On January 21, 2009, by order of Mr. Hamm, as the Chairman of each of the Hiland Companies’ Board of Directors, each of the Hiland Companies’ Board of Directors held a special meeting to consider the January 15 Proposal. The meetings were held consecutively, with the Hiland Partners Board of Directors meeting in the morning and the Hiland Holdings Board of Directors meeting in the afternoon. Messrs. Griffin and Harrison participated in both special meetings. At each of the special meetings, Mr. McWilliams of Vinson & Elkins reviewed with the directors their duties and responsibilities under the respective partnership agreements of the Hiland Companies and Delaware law, as well as the process to be expected in connection with addressing the January 15 Proposal. In addition, Messrs. Murphy and Babowal of Wells Fargo Securities presented an overview of the January 15 Proposal, including a review of the factors that led to the proposal and the key terms of the January 15 Proposal, to the Hiland Holdings Board of Directors.

With the assistance of Mr. McWilliams, the Hiland Partners Board of Directors and the Hiland Holdings Board of Directors proceeded to consider the independence of each of the members of their respective Conflicts Committees. At the Hiland Partners’ January 21, 2009 special meeting, the Hiland Partners Board of Directors considered the independence of John T. McNabb II and David L. Boren, the two members of the standing Hiland Partners Conflicts Committee. At the outset of the consideration, Dr. Boren informed the Hiland Partners Board of Directors that he would prefer to resign from the Hiland Partners Conflicts Committee out of concerns that charitable ties between himself, his employer (the University of Oklahoma) and Mr. Hamm could give the appearance that Dr. Boren lacked independence. The Hiland Partners Board of Directors then accepted Dr. Boren’s resignation from the Hiland Partners Conflicts Committee. In order to fill the vacancy on the Hiland Partners Conflicts Committee, the Hiland Partners Board of Directors reviewed the independence of the remaining board members before nominating Shelby E. Odell. In connection with his nomination to the Hiland Partners Conflicts Committee, Mr. Odell agreed to resign from the Hiland Holdings Board of Directors. Mr. Odell tendered his resignation on the afternoon of January 21, 2009 and the Hiland Holdings Board of Directors accepted his resignation. The Hiland Partners Board of Directors then determined that there were no relationships that would interfere with the independence of Mr. McNabb or Mr. Odell, subject to satisfactory review of Mr. Odell’s completed director independence questionnaire.

At the Hiland Holdings special meeting, the Hiland Holdings Board of Directors considered the independence of Bobby B. Lyle and Cheryl L. Evans, the two members of the standing Hiland Holdings Conflicts Committee. In particular, the Hiland Holdings Board of Directors considered Dr. Lyle’s and Dr. Evans’ relationships with Mr. Hamm. With respect to Mr. Lyle, the Hiland Holdings Conflicts Committee considered that: (i) Dr. Lyle and Mr. Hamm were both passive minority investors in a company that owns a horse racing track, and Dr. Lyle’s approximately $1.2 million investment was believed to constitute an approximate 6% of such company; and (ii) Dr. Lyle indirectly and passively owned a one-twelfth equity interest in a partnership that had sold less than $1.5 million of oilfield tubular pipe (which accounted for less than 1% of such partnership’s 2008 sales) to Hiland Partners in 2008. With respect to Dr. Evans, the Hiland Holdings Conflicts Committee considered that Mr. Hamm had committed to donate approximately $150,000 over six years to Northwestern Oklahoma State University (“NWOSU”), of which Dr. Evans is Dean, to finance the installation of a bronze statue of a bucking horse and rider on NWOSU’s Enid campus (of which $50,000 had already been paid). After considering the specific facts and circumstances surrounding the relationships, the Hiland Holdings Board of Directors determined that there were no relationships that would interfere with the independence of Dr. Lyle and Dr. Evans, subject to the confirmation of quantitative information regarding the business relationships between Dr. Lyle, the Hiland Companies and Harold Hamm.

At the conclusion of each of the January 21 meetings, the Hiland Partners Board of Directors and the Hiland Holdings Board of Directors each generally authorized their respective Conflicts Committees to engage legal and financial advisors and begin evaluating the January 15 Proposal and alternatives thereto, with final authorization subject to finalization of authorizing resolutions with their legal counsel and satisfactory confirmation of the independence of Mr. Odell and Dr. Lyle.

On February 19, 2009, each of the Hiland Companies Boards of Directors held a special meeting to follow-up on the outstanding items from the January 21 meetings. Messrs. Griffin and Harrison attended and participated in the meetings. After reviewing all additional information and confirming the independence of their respective Conflicts Committee members, both the Hiland Partners Board of Directors and the Hiland Holdings Board of Directors determined to authorize their respective standing Conflicts Committees to exercise certain power and authority of the respective full Board of Directors with respect to the January 15 Proposal or any revised proposal. More specifically, each Conflicts Committee was delegated the exclusive power and authority to:

•	review, evaluate and negotiate the terms and conditions of the January 15 Proposal, including any modifications or amendments thereto and any other similar proposal involving Hiland Partners or Hiland Holdings, as applicable, and Mr. Hamm, his affiliates or the Hamm family trusts;

•	review, evaluate and negotiate the terms and conditions of any alternative to the January 15 Proposal;

•	determine whether the January 15 Proposal, any revised proposal or any alternative thereto was advisable, fair to, and in the best interests of, Hiland Partners or Hiland Holdings, as applicable, and its public unitholders and to recommend to the full Board of Directors and the public unitholders of Hiland Partners or Hiland Holdings, as applicable, what action, if any, should be taken with respect to the January 15 Proposal, any revised proposal or any alternative thereto; and

•	take any and all actions of Hiland Partners or Hiland Holdings, as applicable, with respect to the January 15 Proposal, including reviewing, analyzing, evaluating, authorizing, monitoring and exercising general oversight of all proceedings and activities of Hiland Partners or Hiland Holdings related to the proposal any revised proposal or any alternative thereto.

Each of the Hiland Partners Board of Directors and the Hiland Holdings Board of Directors also resolved at its respective special meeting that it would not recommend, authorize, approve or endorse the January 15 Proposal or any other merger, acquisition or similar proposal involving Hiland Partners or Hiland Holdings, as applicable, and the Hamm Continuing Investors or any of their affiliates unless such transaction was recommended to such Board of Directors by its Conflicts Committee. In addition, both the Hiland Partners Board of Directors and the Hiland Holdings Board of Directors formalized the authorization granted to their respective Conflicts Committee during the January 21 meetings to retain the services of its own legal and financial advisors at the expense of Hiland Partners or Hiland Holdings, respectively.

The Hiland Partners Conflicts Committee’s Process and Negotiations and Deliberations related to Hiland Partners

Upon receiving initial authorization to hire legal and financial advisors and begin considering the January 15 Proposal from the Hiland Partners Board of Directors on January 21 as described above, the Hiland Partners Conflicts Committee considered the retention of legal and financial advisors and interviewed potential candidates. The Hiland Partners Conflicts Committee spoke with three law firms and seven financial advisory firms. After due consideration, the Hiland Partners Conflicts Committee selected Conner & Winters, LLP (“Conner & Winters”) to serve as legal counsel to the Hiland Partners Conflicts Committee and Jefferies & Company for the purpose of providing a fairness opinion to the Hiland Partners Conflicts Committee, in light of both firms’ relevant industry experience and prior representation of special committees and conflicts committees.

On January 29, 2009, the Hiland Partners Conflicts Committee met formally for the first time following the January 21 Hiland Partners Board of Directors meeting. In addition to Messrs. McNabb and Odell, Messrs. Robert A. Curry and Robert J. Melgaard, partners at Conner & Winters, attended the meeting. Mr. McNabb acted as Chairman and Mr. Odell acted as Secretary of the meeting (as well as all subsequent meetings of the Hiland Partners Conflicts Committee). At such meeting, Mr. McNabb reviewed with the Hiland Partners Conflicts Committee the delegation of authority and responsibility to the Hiland Partners Conflicts Committee from the Hiland Partners Board of Directors and the Hiland Partners Conflicts Committee’s mandate. Messrs. Curry and Melgaard then reviewed with the Hiland Partners Conflicts Committee the requirements to serve as a member of such Conflicts Committee and questioned the members of the Hiland Partners Conflicts Committee regarding matters that might affect their independence. The Hiland Partners Conflicts Committee and counsel concluded that the members of the Hiland Partners Conflicts Committee did not have any relationships that would interfere with the exercise of their independent judgment in carrying out their responsibilities as members of the Hiland Partners Conflicts Committee and further that they met the independence standards and other requirements to serve as members of the Hiland Partners Conflicts Committee. Mr. McNabb recommended that the Hiland Partners Conflicts Committee confirm the retention of Conner & Winters as counsel and retain Jefferies & Company. After concluding that both firms were independent in the context of the January 15 Proposal, the Hiland Partners Conflicts Committee unanimously ratified and approved the retention by the Hiland Partners Conflicts Committee of Conner & Winters and Jefferies & Company in such capacities. Mr. Curry then reviewed with the Hiland Partners Conflicts Committee its duties and responsibilities under the Hiland Partners partnership agreement with respect to the January 15 Proposal. Messrs. Curry and Melgaard further briefed the Hiland Partners Conflicts Committee on the appropriate process guidelines to be followed by the Hiland Partners Conflicts Committee. The Hiland Partners Conflicts Committee then generally discussed alternatives available to Hiland Partners other than the January 15 Proposal, including renegotiating the Hiland Operating Credit Agreement, selling assets, issuing debt or equity capital and merging with a third party. The Hiland Partners Conflicts Committee reached the preliminary conclusion that there were no viable alternatives, but agreed to further examine all such alternatives later in the process. The Hiland Partners Conflicts Committee then decided that the most appropriate next step would be a meeting in Enid, Oklahoma, in which management of the Hiland Companies would brief the Hiland Partners Conflicts Committee and its counsel and financial advisor on all pertinent matters relating to the Hiland Companies.

During the latter part of January through the middle of February 2009, the Hiland Partners Conflicts Committee and Mr. Curry of Conner & Winters engaged in negotiations with representatives of Jefferies & Company regarding the terms of the engagement with Jefferies & Company, which culminated in the Hiland Partners Conflicts Committee’s entering into an engagement letter with Jefferies & Company on February 13, 2009.

On the evening of February 6, 2009, Baker Botts distributed initial drafts of the Hiland Partners merger agreement, the Hiland Holdings merger agreement and related documents to Conner & Winters, which forwarded them to the Hiland Partners Conflicts Committee.

The Hiland Partners Conflicts Committee next met on February 13, 2009, in conjunction with a management briefing session in Enid, Oklahoma, in which Messrs. Griffin, Harrison and Gipson provided a presentation of the current status of the Hiland Companies, including financial and operating forecasts, management’s assessment of the Hiland Companies’ credit arrangements and the likelihood that Hiland Partners would violate the leverage ratio covenant in the Hiland Operating Credit Agreement as early as June 30, 2009. Additionally, Messrs. Griffin, Harrison and Gipson reviewed the alternatives to the January 15 Proposal explored by the management team, including maintaining the status quo, renegotiating or replacing the Hiland Operating Credit Agreement, selling Hiland Partners’ assets or issuing debt or equity securities. Also present at the February 13 meeting were Mr. Rogan and other representatives of Barclays Capital and Kenneth L. Stewart and Bryn A. Sappington, partners at Fulbright & Jaworski L.L.P. (“Fulbright”), the financial and legal advisors, respectively, to the Hiland Holdings Conflicts Committee, since the briefing session also covered matters relevant to Hiland Holdings.

Following the briefing session, the Hiland Partners Conflicts Committee discussed with Mr. Curry of Conner & Winters and Messrs. Straty and Parkinson and other representatives of Jefferies & Company the next steps to be taken. It was concluded that Jefferies & Company would review the information received during the briefing session, obtain additional information from management as advisable, conduct a preliminary financial analysis of the January 15 Proposal and report back to the Hiland Partners Conflicts Committee. The Hiland Partners Conflicts Committee also formally approved the engagement letter with Jefferies & Company. The Hiland Partners Conflicts Committee further discussed and also clarified the role of the Hiland Partners Conflicts Committee with respect to the January 15 Proposal and the authority to be delegated to the Hiland Partners Conflicts Committee by the Hiland Partners Board of Directors. Although the Hiland Partners Conflicts Committee and its counsel had done a preliminary review of the proposed Hiland Partners merger agreement, the Hiland Partners Conflicts Committee decided to defer any response or negotiations with respect to the Hiland Partners merger agreement and the January 15 Proposal until Jefferies & Company had an opportunity to complete its preliminary financial analysis.

Following the Hiland Partners Conflicts Committee meeting held on February 13, 2009, Jefferies & Company proceeded with a due diligence review of the Hiland Companies, and in particular Hiland Partners, for purposes of conducting a fairness analysis of the January 15 Proposal. In developing this analysis, Messrs. Straty and Parkinson and other representatives of Jefferies & Company participated in several telephone conferences with Messrs. Griffin, Harrison and Gipson of the Hiland Companies, including with respect to the management team’s financial model and the projections underlying that financial model.

The depressed commodity price environment that began in the fourth quarter of 2008 continued into the first quarter of 2009. During the third week of February, the NYMEX crude oil contract for March 2009 settled at $38.94 per barrel. In addition, for the first quarter of 2009, the NYMEX crude oil last day settle averaged $37.18 per barrel. Natural gas prices continued to decline with the NYMEX natural gas contract for March 20009 settling at $4.06 per MMBtu during the third week of February, which was 34% lower than the January 2009 NYMEX natural gas settle price of $6.14 per MMBtu.

On February 26, 2009, the first of several lawsuits challenging the January 15 Proposal and related matters was filed. For more information regarding these lawsuits, please see “Special Factors — Certain Legal Matters.”

On March 3, 2009, Messrs. Murphy and Babowal of Wells Fargo Securities met with Mr. Hamm (Mr. Babowal’s participation, which was telephonic, being limited to certain portions only) to review market developments since the January 15 Proposal and present updated analyses. Separately, Mr. Murphy, with several other representatives of Wells Fargo Securities, including Mr. Babowal for certain portions, participating telephonically, met with Messrs. Griffin, Harrison and Gipson to discuss the Hiland Companies’ most recent financial projections and commodity price information.

In order to assess alternatives to the January 15 Proposal, on March 5, 2009, Mr. McNabb met with representatives of MidFirst Bank to determine what arrangements could be reached with the lending group. Mr. Odell joined in this meeting via telephone. During that meeting, representatives of MidFirst Bank indicated that they were willing to discuss the renegotiation of the Hiland Operating Credit Agreement, but that they were not encouraging about the possibility of renegotiating or restructuring the Hiland Operating Credit Agreement on terms that would present a viable alternative to the January 15 Proposal.

During a joint meeting of the Hiland Partners Board of Directors and the Hiland Holdings Board of Directors later that day, Mr. McNabb informed both Boards of Directors, including Messrs. Griffin and Harrison, that members of the Hiland Partners Conflicts Committee had met with representatives of MidFirst Bank earlier that day and reported his findings.

On March 5, 2009, as disclosed in Hiland Partners’ Current Report on Form 8-K dated March 11, 2009, the Compensation Committee of the Hiland Partners Board of Directors increased the annual base salaries of Messrs. Griffin and Harrison and Kent C. Christopherson, Vice President — Chief Operations Officer, from $290,000 per year to $340,000 per year, $200,000 per year to $230,000 per year and $205,000 per year to $215,000 per year, respectively, and approved 2009 Incentive Cash Bonuses for Messrs. Griffin, Harrison and Christopherson of $175,000, $100,000 and $25,000, respectively. The base salaries of Messrs. Griffin and Harrison were allocated approximately 95% and 5% between Hiland Partners and Hiland Holdings, respectively.

On March 6, 2009, Mr. Murphy and Jim Penilla, a Vice President of Wells Fargo Securities, met with Messrs. Hamm and Mackie to discuss alternatives to the going private transactions. Among the alternatives discussed was a rights offering in which a right to subscribe for additional Hiland Partners common units at a discount to the public trading price would be distributed to each Hiland Partners unitholder. Such rights would offer current unitholders the opportunity to participate in an equity infusion in Hiland Partners. In addition, Messrs. Murphy and Penilla discussed the possible merger of Hiland Holdings with and into Hiland Partners followed by a rights offering. During the meeting, Mr. Hamm requested further information about a rights offering, and he, Mr. Mackie and Wells Fargo Securities contacted Mr. Davidson of Baker Botts to request a preliminary analysis of potential legal implications of a rights offering.

On March 10, 2009, Mr. Hamm and Rayford T. Reid, a member of the Board of Directors of each of the Hiland Companies, met with Messrs. Griffin and Harrison and requested that they continue to pursue alternatives available to the Hiland Companies with respect to the Hiland Operating Credit Agreement.

On March 14, 2009, Messrs. Hamm and Reid met telephonically with Messrs. Murphy and Babowal and other representatives of Wells Fargo Securities to compare the proposed going private transactions with both a stand-alone rights offering by Hiland Partners and a merger of Hiland Holdings and Hiland Partners followed by a rights offering. Wells Fargo Securities also presented a case study for a recent amended credit agreement of a midstream MLP and discussed the possibility of negotiating with the lenders under the Hiland Operating Credit Agreement.

Messrs. Hamm and Reid met telephonically with Messrs. Murphy, Babowal and Penilla and other representatives of Wells Fargo Securities on March 16, 2009 and with Mr. Penilla on March 17, 2009 to compare the proposed going private transactions with a subordinated debt issuance funded by Mr. Hamm and his affiliates. Later on March 17, 2009, Messrs. Hamm and Harrison met with representatives of MidFirst Bank to discuss the possibility of renegotiating the Hiland Operating Credit Agreement in the context of both of the proposed going private transactions and a possible subordinated debt issuance.

From March 20 to March 23, 2009, Jefferies & Company reviewed a new volume forecast from the Hiland Companies and had several calls and discussions with Messrs. Griffin and Harrison regarding this information.

The new volume forecasts were based on declines in commodity prices which were resulting in substantially reduced drilling activity along Hiland Partners’ systems. At this time, Hiland Partners was experiencing the reduction in drilling activity seen throughout the United States during this time period. For example, U.S. natural gas drilling rig counts declined by approximately 29% to 1,018 as of February 20, 2009, compared to 1,430 natural gas drilling rigs in the comparable period of 2008, and approximately 37% compared to the peak natural gas drilling rig count of 1,606 in August and September 2008. Due to the substantial reduction in drilling activity, Hiland Partners connected 10 new wells during the first quarter of 2009 as compared to 24 wells during the fourth quarter of 2008, representing a 58% decline.

On or about March 24, 2009, Mr. Murphy of Wells Fargo Securities indicated to Mr. Straty of Jefferies & Company that, while Mr. Hamm’s offer with respect to the proposed transaction was still outstanding, Mr. Hamm was not ready to enter into direct negotiations at that time because he and management were in ongoing discussions with MidFirst Bank regarding the continued financing of the Hiland Companies following the consummation of the transactions proposed in the January 15 Proposal and that Mr. Hamm was considering other alternatives for the Hiland Companies, including a capital infusion into the Hiland Companies by him.

From March 25 to April 16, 2009, Jefferies & Company continued to conduct its financial analyses with respect to the January 15 Proposal and Mr. Curry of Conner & Winters continued to evaluate the Hiland Partners merger agreement and exchanged perspectives with Messrs. Stewart and Sappington of Fulbright who had been evaluating the Hiland Holdings merger agreement. During this period, on April 1, 2009, management delivered updated 2009 projections to Jefferies & Company, which projections reflected updated 2009 forward strip pricing and lower expected natural gas volumes for 2009 than contained in management’s earlier projections as a result of a continued reduction in the level of drilling activity in Hiland Partners’ areas of operation.

On April 7, 2009, MidFirst Bank formally notified the lenders under the Hiland Operating Credit Agreement of requested modifications to such credit agreement to increase the leverage ratio under the Hiland Operating Credit Agreement to (i) 5.25 to 1.0 through June 30, 2010, (ii) 5.0 to 1.0 for the period from July 1, 2010 through December 31, 2010, and (iii) 4.75 to 1.0 for the period from January 1, 2011 to maturity. The modifications would require Mr. Hamm to inject $50 million of equity into Hiland Partners in conjunction with the consummation of the going private transactions and would prohibit distributions unless the leverage ratio was less than 4.25 to 1.0. The modification would also require an amendment fee and increased interest rates and was subject to formal documentation.

On April 16, 2009, Messrs. Murphy and Babowal and other representatives of Wells Fargo Securities met telephonically with Messrs. Hamm, Reid and Mackie to review its financial analysis of going private transactions in light of developments in the market and the Hiland Companies’ financial outlook since the January 15 Proposal. Messrs. Griffin, Harrison and Gipson were invited to listen to Wells Fargo Securities’ presentation and to provide an update on management’s negotiations with the lenders under the Hiland Operating Credit Agreement.

On April 17, 2009, MidFirst Bank informed Messrs. Griffin, Harrison and Gipson that it had received non-binding indications of interests to the proposed modifications to the Hiland Operating Credit Agreement contained in the April 7, 2009 notice from the required lenders (more than 50% of commitments). Subsequently, MidFirst Bank informed management it had received non-binding indications of interests to the proposed modifications to the Hiland Operating Credit Agreement from all lenders.

On April 17, 2009, the Hiland Partners Conflicts Committee, together with Mr. Curry of Conner & Winters and Stephen Straty, Managing Director of Jefferies & Company, Jay C. Parkinson, Senior Vice President of Jefferies & Company, and other representatives of Jefferies & Company, met to review the status of the fairness analysis of Jefferies & Company and review and discuss the proposed Hiland Partners merger agreement. Mr. Curry was instructed to complete a mark-up of the Hiland Partners merger agreement and, after review of the mark-up by the Hiland Partners Conflicts Committee, provide it to Baker Botts.

On April 20, 2009, both members of the Hiland Partners Conflicts Committee received a telephone call from Mr. Hamm, during which Mr. Hamm stated that he and his representatives had engaged in lengthy discussions with MidFirst Bank regarding the terms on which the Hiland Companies’ lenders would agree to amend the Hiland Operating Credit Agreement in connection with the closing of the acquisition of the Hiland Companies by Mr. Hamm and his affiliates, as well as the adverse effect that continued declines in commodity prices, particularly natural gas prices, and drilling activity along Hiland Partners’ systems had on the Hiland Companies’ current financial performance and long-term prospects. In the call, Mr. Hamm stated that he would no longer continue with the prior proposed offer of $9.50 per Hiland Partners common unit, based upon the terms under which the lenders were willing to amend the existing credit arrangements and the worsening outlook for the Hiland Companies.

Later that same day, the Hiland Partners Conflicts Committee received a letter from Mr. Hamm amending the January 15 Proposal. Under the revised terms proposed by Mr. Hamm, holders of Hiland Partners common units (other than the Hiland Partners rollover common unitholders) would receive $7.75 in cash per common unit, reduced from $9.50 in cash per common unit under the January 15 Proposal, and holders of Hiland Holdings common units (other than the Hiland Holdings rollover common unitholders) would receive $2.40 in cash per common unit, reduced from $3.20 in cash per common unit under the January 15 Proposal (collectively, we refer to the revised proposal as the “April 20 Revised Proposal”). In his letter reducing the offered consideration, Mr. Hamm cited the adverse effect that continued declines in natural gas prices and drilling activity along Hiland Partners’ systems had had on the Hiland Companies’ current and long-term projected throughput volumes, midstream segment margins and cash flows since the January 15 Proposal.

On April 21, 2009, Mr. Hamm, Parent, Hiland Holdings, the general partner of Hiland Holdings, and Messrs. Griffin and Harrison filed an amendment to their Schedule 13D with the SEC, which included as exhibits Mr. Hamm’s letters to each of the Conflicts Committees. The amendment also included disclosures that Messrs. Griffin and Harrison had agreed to participate in the going private proposals with the Hamm Continuing Investors by agreeing to vote their Hiland Partners common units in favor of the proposed Hiland Partners merger.

On April 24, 2009, the Hiland Holdings Board of Directors and the Hiland Partners Board of Directors both unanimously voted to suspend quarterly distributions with respect to each entity’s partnership units beginning with the first quarter distribution of 2009, based on each of the Hiland Companies Board of Directors’ consideration of the impact of lower commodity prices and drilling activity on Hiland Partners’ current and projected throughput volumes, midstream segment margins and cash flows, as well as future required levels of capital expenditures and the level of Hiland Partners’ outstanding indebtedness under the Hiland Operating Credit Agreement.

From April 20 through April 30, 2009, Mr. Curry of Conner & Winters had a number of telephone conferences with Mr. Sappington of Fulbright, Mr. McWilliams of Vinson & Elkins and Messrs. Griffin, Harrison and Gipson regarding the current status of discussions with the Hiland Companies’ bank group. On April 30, 2009, Mr. Curry, Messrs. Stewart and Sappington and Mr. Rogan of Barclays Capital participated in a call with Messrs. Griffin and Harrison regarding the status of Hiland Partners’ discussions with MidFirst Bank and the potential violation of the leverage ratio covenant under the Hiland Operating Credit Agreement. Mr. Harrison reported that MidFirst Bank was still willing to discuss an amendment or waiver, but as it had previously informed Mr. Harrison, such an amendment would involve high up-front fees, a significant increase in the interest rate and the indefinite suspension of distributions by Hiland Partners. Additionally, Mr. Harrison reported that, while MidFirst Bank had indicated that it might grant a temporary waiver for the potential leverage ratio covenant violation if the proposed transaction did not close prior to the default, it would not agree to do so in advance.

On April 28, 2009, Baker Botts distributed revised drafts of the Hiland Partners merger agreement, the Hiland Holdings merger agreement and related documents to the Hiland Partners Conflicts Committee, Jefferies & Company and Conner & Winters.

On May 1, 2009, the Hiland Partners Conflicts Committee met to discuss the current status of negotiations on the Hiland Partners merger agreement and the proposed price level. Mr. Curry of Conner & Winters reported on his telephone conferences with Mr. Stewart of Fulbright, including a phone call in which Mr. Curry was informed that the Hiland Holdings Conflicts Committee was considering asking for a higher price. Mr. Curry also reported on the April 30, 2009 telephone conference with Messrs. Griffin, Harrison and Gipson regarding the status of the discussion with MidFirst Bank. The Hiland Partners Conflicts Committee and its advisors then engaged in a discussion regarding the negotiation strategy that the Hiland Partners Conflicts Committee should employ with Mr. Hamm, including the possible advantages and disadvantages to the Hiland Partners public unitholders, weighing an attempt to negotiate for an increase in the purchase price from Mr. Hamm against the risk that aggressive negotiations regarding the price might cause Mr. Hamm to decide not to go forward with the proposed transaction. After discussions with its advisors, the Hiland Partners Conflicts Committee reached the preliminary view was that the $7.75 per common unit price appeared to be fair to Hiland Partners and the public unitholders. The Hiland Partners Conflicts Committee made a tentative decision to request an increase in price but agreed to consider and readdress the price issue at its next meeting. At this meeting, the Hiland Partners Conflicts Committee and its advisors also generally discussed the following material open issues with respect to the Hiland Partners merger agreement: (i) whether the Hiland Partners commitment letter was sufficient assurance of Mr. Hamm’s obligation to fund the merger consideration as opposed to a guaranty by Mr. Hamm; (ii) whether the provisions preventing Hiland Partners from approaching other potential third party buyers were acceptable; (iii) the need to further limit the representations and warranties of Hiland Partners, especially with respect to undisclosed liabilities; (iv) whether the proposed covenants applicable to Hiland Partners during the period between the signing and closing of the Hiland Partners merger agreement were acceptable; (v) whether some of the events constituting a “material adverse effect” under the Hiland Partners merger agreement needed to be eliminated; and (vi) the circumstances, if any, under which the HLND Parent Parties should be reimbursed for their expenses incurred in connection with the termination of the Hiland Partners merger agreement.

On May 3, 2009, the Hiland Partners Conflicts Committee met to review material outstanding issues regarding the Hiland Partners merger agreement, which included: (i) if the Hiland Partners commitment letter was to be used in lieu of a guaranty by Mr. Hamm, additional protections needed to be added to such commitment letter; (ii) whether the provisions preventing Hiland Partners from approaching other potential third party buyers were acceptable; (iii) whether a default under the Hiland Operating Credit Agreement would constitute a “material adverse effect” under the Hiland Partners merger agreement; and (iv) the circumstances, if any, under which the HLND Parent Parties should be reimbursed for their expenses incurred in connection with the termination of the Hiland Partners merger agreement, and finalize its strategy with respect to price. The Hiland Partners Conflicts Committee discussed these issues and developed a position on each issue as well as the other material issues that the Hiland Partners Conflicts Committee had previously discussed at its meeting on May 1, 2009. Mr. Curry of Conner & Winters was instructed to convey the Hiland Partners Conflicts Committee’s position on all of the issues to Baker Botts. The Hiland Partners Conflicts Committee then returned to a discussion of the price. After discussion, the Hiland Partners Conflicts Committee decided to request an increase in the price from $7.75 per unit to $8.00 per unit to test whether the $7.75 per common unit was the best offer that the Hiland Partners Conflicts Committee could obtain from Mr. Hamm. Mr. Straty of Jefferies & Company was instructed to convey that request to Wells Fargo Securities.

On May 4, 2009, on behalf of the Hiland Holdings Conflicts Committee, Mr. Stewart of Fulbright contacted Mr. Curry of Conner & Winters to ascertain the Hiland Partners Conflicts Committee’s position regarding the April 20 Revised Proposal and whether the Hiland Partners Conflicts Committee intended to approach Mr. Hamm to ask for a price increase. Mr. Curry replied that the Hiland Partners Conflicts Committee intended to ask Mr. Hamm to increase his bid for the Hiland Partners common units by $0.25 per common unit. Mr. Stewart, in turn, confirmed to Mr. Curry that the Hiland Holdings Conflicts Committee was considering asking for a price increase without specifying the amount. On that same day, Mr. Curry submitted updated proposed drafts of the Hiland Partners merger agreement and related documentation to Baker Botts.

On May 4, 2009, Mr. Straty of Jefferies & Company contacted Mr. Murphy of Wells Fargo Securities to request an increase in the offer price to $8.00 per unit. Mr. Murphy relayed the request to Mr. Hamm and subsequently on May 5, 2009 replied to Jefferies & Company that Mr. Hamm would not agree to increase the offer price.

On May 5, 2009, Baker Botts distributed revised drafts of the Hiland Partners merger agreement, the Hiland Holdings merger agreement and related documents to the Hiland Partners Conflicts Committee, Jefferies & Company and Conner & Winters. On May 12, 2009, Mr. Curry of Conner & Winters and Messrs. Davidson and Perea and other representatives of Baker Botts had a telephone conference during which they further negotiated the terms of the Hiland Partners merger agreement.

At a meeting of the Hiland Partners Conflicts Committee later on May 12, 2009, Mr. McNabb reported that Mr. Hamm had rejected the requested increase in price. He also reported on his conversation with the chairman of the Hiland Holdings Conflicts Committee and on the differences in strategic negotiation approaches of the respective Conflicts Committees with respect to the proposed merger agreements. Mr. Curry of Conner & Winters then reported on his numerous discussions with counsel to the Hiland Holdings Conflicts Committee on the Hiland Holdings Conflicts Committee’s approach to the issues in the Hiland Holdings merger agreement and the response that the Hiland Holdings Conflicts Committee had received from

Mr. Hamm. A discussion was then held regarding the response by Mr. Hamm to the Hiland Partners Conflicts Committee’s proposed changes in the Hiland Partners merger agreement.

On May 13, 2009, the Hiland Partners Conflicts Committee met again. Mr. Curry of Conner & Winters summarized the current state of the negotiations with Mr. Hamm and the remaining material open issues with respect to the Hiland Partners merger agreement, specifically: (i) whether a default under the Hiland Operating Credit Agreement should constitute a “material adverse effect” under the Hiland Partners merger agreement; and (ii) the circumstances, if any, under which the HLND Parent Parties should be reimbursed for their expenses incurred in connection with the Hiland Partners merger agreement in the event that such merger agreement was terminated. A discussion ensued in which the Hiland Partners Conflicts Committee concluded it was very unlikely that the Hiland Companies could continue without some capital infusion or renegotiation of the Hiland Operating Credit Agreement since, based on management’s projections, the Hiland Companies would likely be in violation of certain of the financial covenants in the Hiland Operating Credit Agreement as early as June 30, 2009. The Hiland Partners Conflicts Committee also concluded that, based upon the experience of the Hiland Partners Conflicts Committee and its advisors, as well as information provided by Hiland Partners management, seeking covenant waivers and amendments of credit facilities or any renegotiation of the existing Hiland Operating Credit Agreement would likely require the Hiland Companies to pay a significant up-front fee, involve a significant increase in the effective interest rate and require the reduction of growth capital expenditures and the indefinite suspension of quarterly distributions to unitholders. The meeting then turned to the subject of consideration of alternatives to the proposed merger transaction and, after discussion of each such alternative with its advisors, the Hiland Partners Conflicts Committee concluded with respect to each such alternative considered as follows:

•	Marketing the Partnership to Other Companies. The Hiland Partners Conflicts Committee did not believe this to be a viable alternative because (a) although the Hiland Companies had not been proactively shopped, the proposed transaction had been known to the public for several months, and no third party had expressed an interest in buying either Hiland Partners or the general partner of Hiland Partners; and (b) it would be impracticable to sell the general partner of Hiland Partners or Hiland Partners without Mr. Hamm’s approval and Mr. Hamm (who together with Continental Gas and the Hamm family trusts owns a 60.8% limited partner interest in Hiland Holdings, which owns a controlling interest in Hiland Partners) had publicly expressed interest only in acquiring common units of the Hiland Companies and lack of interest in selling, or causing his affiliates to sell, interests in the Hiland Companies. In addition, given the current economic climate, the Hiland Partners Conflicts Committee noted that there would be limited access to acquisition capital available to third parties who might be interested in purchasing the Hiland Companies.

•	Raise Capital in the Capital Markets. The Hiland Partners Conflicts Committee believed it was very unlikely that the Hiland Companies would be able to obtain debt financing from alternative credit sources, such as traditional bank or mezzanine lenders or high-yield bond markets, to replace their arrangements under the Hiland Operating Credit Agreement, or that the Hiland Companies could raise sufficient capital through a sale of equity to the public or to private investors to reduce their debt to levels that would allow them to be in compliance with the leverage ratio covenant under the Hiland Operating Credit Agreement, especially since distributions to the holders of Hiland Partners common units had been suspended indefinitely. The Hiland Partners Conflicts Committee came to this conclusion because it estimated that the capital required to prevent a violation of the leverage ratio covenant under the Hiland Operating Credit Agreement was more than the then-current market capitalization of Hiland Partners and, based on discussions with its advisors, the Hiland Partners Conflicts Committee did not believe that Hiland Partners could raise a sufficient amount of capital in the current market, especially in light of the substantial drop in commodity prices, particularly natural gas, and the number of drilling rigs operating in Hiland Partners’ service areas, Hiland Partners’ inability to pay distributions or make capital expenditures, and the perception of the gas gathering and processing industry among research analysts.

•	Status Quo. Hiland Partners doing nothing and continuing to do business as currently conducted was not a practical option. The result of such an approach would most likely be (a) a violation of the leverage ratio covenant under the Hiland Operating Credit Agreement, (b) problems with the Hiland Companies’ bank group, (c) no distributions paid to unitholders of Hiland Partners, (d) reduced capital expenditures with respect to the business of the Hiland Companies, (e) deterioration of the Hiland Companies from an operational standpoint, and (f) further deterioration of the unit price of Hiland Partners.

•	Chapter 11 Bankruptcy. The Hiland Partners Conflicts Committee believed that a Chapter 11 bankruptcy proceeding would be expensive, time consuming and very unlikely to result in any value for the unitholders of Hiland Partners, because the debt of the Hiland Companies likely exceeded the underlying value of the assets of the Hiland Companies at such time (especially in the context of a liquidation).

After a discussion of the above alternatives and other relevant considerations, the Hiland Partners Conflicts Committee concluded that the best (and probably only viable) alternative available to Hiland Partners was the Hiland Partners merger as contemplated in the April 20 Revised Proposal. Messrs. Straty and Parkinson and other representatives of Jefferies & Company indicated that they expected that they would be able to render a fairness opinion when requested by the Hiland Partners Conflicts Committee.

On May 15, 2009, Baker Botts distributed revised drafts of the Hiland Partners merger agreement, the Hiland Holdings merger agreement and related documents to the Hiland Partners Conflicts Committee, Jefferies & Company and Conner & Winters. Through May 17, 2009, the Hiland Partners Conflicts Committee and Mr. Curry of Conner & Winters continued to negotiate the final remaining material open issues pertaining to the Hiland Partners merger agreement (specifically whether a default under the Hiland Operating Credit Agreement should constitute a “material adverse effect” under the Hiland Partners merger agreement and whether the restricted units held by the directors of Hiland Partners would be rolled over into equity interests of the surviving entity or cashed out in the Hiland Partners merger) with Mr. Hamm and Messrs. Davidson and Perea and other representatives of Baker Botts until such time as the Hiland Partners Conflicts Committee and Conner & Winters were satisfied on all substantive issues. From May 17, 2009 through May 26, 2009, the Hiland Holdings Conflicts Committee and Messrs. Stewart and Sappington of Fulbright continued to negotiate open issues pertaining to the Hiland Holdings merger agreement with Mr. Hamm and Messrs. Davidson and Perea and other representatives of Baker Botts, which issues consisted of: (i) the circumstances where Mr. Hamm and his affiliates could terminate the Hiland Holdings merger agreement or refuse to close the Hiland Holdings merger following execution of the Hiland Holdings merger agreement; (ii) whether Hiland Holdings’ representations and warranties would be deemed inaccurate to the extent Mr. Hamm or one of his affiliates had knowledge of the inaccuracy; (iii) whether Hiland Holdings’ operating covenants would be deemed breached if Hiland Holdings is directed to take action by Mr. Hamm or his affiliates; (iv) the definition of a “material adverse effect” with respect to Hiland Holdings; (v) the amount of and circumstances under which a break-up fee would be payable; (vi) the no-shop provisions; and (vii) the nature and extent of Mr. Hamm’s obligation to contribute closing funds to HPGP Merger Sub. During such time, Mr. Perea would periodically update Mr. Curry on the status of negotiations with the Hiland Holdings Conflicts Committee and propose further revisions to the Hiland Partners merger agreement to conform the two merger agreements. All such changes were approved by the Hiland Partners Conflicts Committee and Conner & Winters.

On May 28, 2009, management delivered updated 2009 projections to Jefferies & Company, which projections reflected updated 2009 forward strip pricing and lower expected natural gas volumes for 2009 than contained in management’s earlier projections as a result of a continued reduction in the level of drilling activity in Hiland Partners’ areas of operation.

On June 1, 2009, the Hiland Partners Conflicts Committee met again with its advisors. Messrs. Griffin, Harrison and Gipson were also present at the meeting by invitation. Messrs. Griffin, Harrison and Gipson updated the Hiland Partners Conflicts Committee and its advisors on the current business and financial status of the Hiland Companies and responded to various questions from the Hiland Partners Conflicts Committee and its advisors. At that point in the meeting, Messrs. Griffin, Harrison and Gipson were excused from the meeting. Mr. Curry of Conner & Winters advised the Hiland Holdings Conflicts Committee that the terms of the Hiland Partners merger agreement and related documents had not changed in a material way since the

Hiland Partners Conflicts Committee was last updated on May 29, 2009. Messrs. Straty and Parkinson, with other representatives of Jefferies & Company participating in person and telephonically, made a presentation to the Hiland Partners Conflicts Committee on its financial analysis regarding the proposed transaction, a copy of which had been provided to the Hiland Partners Conflicts Committee prior to the meeting. Jefferies & Company representatives responded to numerous questions from the Hiland Partners Conflicts Committee and counsel. At the conclusion of their presentation, Jefferies & Company issued its oral opinion that the transaction was fair, from a financial point of view, to the Hiland Partners public unitholders. After hearing from its advisors and following a subsequent discussion, the Hiland Partners Conflicts Committee resolved unanimously (a) that the Hiland Partners merger agreement and the Hiland Partners merger are advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders; (b) to approve and recommend that the Hiland Partners Board of Directors approve, on behalf of Hiland Partners (i) the Hiland Partners merger and (ii) the Hiland Partners merger agreement and related documents; (c) to recommend to the Hiland Partners Board of Directors that it should recommend that the Hiland Partners public unitholders should approve the Hiland Partners merger and the Hiland Partners merger agreement; and (d) to recommend to the Hiland Partners public unitholders that such public unitholders should approve the Hiland Partners merger and the Hiland Partners merger agreement.

The Hiland Holdings Conflicts Committee’s Process and Negotiations and Deliberations related to Hiland Holdings

On February 4, 2009, after receiving the initial authorization from the Hiland Holdings Board of Directors to respond to the January 15 Proposal described above, the Hiland Holdings Conflicts Committee met to consider the retention of legal and financial advisors and interviewed potential candidates to serve as such. After deliberation, the Hiland Holdings Conflicts Committee selected Fulbright to serve as legal counsel to the Hiland Holdings Conflicts Committee and Morris, Nichols, Arsht & Tunnell LLP (“Morris Nichols”) to serve as special Delaware counsel to the Hiland Holdings Conflicts Committee, in light of both firms’ experience in the Hiland Companies’ industry and in representation of special committees and conflicts committees. Following the retention of Fulbright and Morris Nichols, the Hiland Holdings Conflicts Committee interviewed four potential financial advisors.

On February 6, 2009, the Hiland Holdings Conflicts Committee held a meeting, at which Messrs. Stewart and Sappington of Fulbright and Mr. Frederick H. Alexander and Mr. Louis G. Hering of Morris Nichols were present. At the meeting, the Hiland Holdings Conflicts Committee continued its discussions regarding the candidates to serve as financial advisor to the Hiland Holdings Conflicts Committee and their qualifications, experience, independence and fee proposals. In particular, the Hiland Holdings Conflicts Committee discussed the independence of Barclays Capital, including Barclays Capital’s November 2008 meetings with Mr. Hamm and Messrs. Griffin, Harrison and Gipson in which Barclays Capital analyzed potential strategic alternatives available to the Hiland Companies, including going private transactions led by Mr. Hamm. Following the discussion, the Hiland Holdings Conflicts Committee determined to contact representatives of both Barclays Capital and one of the other three firms for further information regarding their firms and fees.

On the evening of February 6, 2009, Baker Botts distributed initial drafts of the Hiland Holdings merger agreement, the Hiland Partners merger agreement and related documents to Fulbright, which forwarded them to the members of the Hiland Holdings Conflicts Committee. While the Hiland Holdings Conflicts Committee and its legal advisors preliminarily reviewed and discussed the provisions of the draft Hiland Holdings merger agreement, the Hiland Holdings Conflicts Committee decided not to engage in negotiations of the merger agreement provisions until it had retained a financial advisor and the Hiland Holdings Conflicts Committee’s advisors had a chance to engage in diligence meetings with management of the Hiland Companies, which meetings were scheduled to take place in Enid, Oklahoma, on February 13, 2009.

On February 11, 2009, the Hiland Holdings Conflicts Committee held a meeting, at which Messrs. Stewart and Sappington of Fulbright and Mr. Hering of Morris Nichols were present, to further consider the retention of a financial advisor. After deliberation and determining that Barclays Capital had no current or prior relationships that compromised its independence, the Hiland Holdings Conflicts Committee determined that Barclays Capital should be engaged as the financial advisor to the Hiland Holdings Conflicts Committee

(subject to the negotiation of the terms of an engagement letter) based on Barclays Capital’s expertise and extensive experience advising companies in the Hiland Companies’ industry and in advising special and conflicts committees in transactions similar to the one proposed by Mr. Hamm. Over the next several days, Fulbright and the Hiland Holdings Conflicts Committee engaged in negotiations with Barclays Capital regarding the terms of Barclays Capital’s engagement.

On February 12, 2009, the Hiland Holdings Conflicts Committee and Messrs. Stewart and Sappington and other representatives of Fulbright and Messrs. Alexander and Hering of Morris Nichols met telephonically to discuss the scope of the duties that had been delegated to the Hiland Holdings Conflicts Committee by the Hiland Holdings Board of Directors.

On February 13, 2009, Messrs. Griffin, Harrison and Gipson met with Mr. Rogan and other representatives of Barclays Capital and Messrs. Stewart and Sappington of Fulbright, as well as with the Hiland Partners Conflicts Committee and its legal and financial advisors, in Enid, Oklahoma, to provide a presentation of the current status of the Hiland Companies, including financial and operating forecasts, management’s assessment of the Hiland Companies’ credit arrangements and management’s anticipation that Hiland Partners would violate the leverage ratio covenant in the Hiland Operating Credit Agreement as early as June 30, 2009. Additionally, Messrs. Griffin, Harrison and Gipson reviewed the alternatives to the January 15 Proposal explored by the management team, specifically: maintaining the status quo, renegotiating or replacing the Hiland Operating Credit Agreement, selling Hiland Partners’ assets or issuing debt or equity securities. Immediately following that meeting, the Hiland Holdings Conflicts Committee met telephonically with Messrs. Stewart and Sappington of Fulbright to receive a report of the meeting.

On February 17, 2009, the Hiland Holdings Conflicts Committee and its legal advisors concluded negotiations with Barclays Capital regarding the terms of Barclays Capital’s engagement, and the general partner of Hiland Holdings and Barclays Capital executed Barclays Capital’s engagement letter to retain Barclays Capital as the financial advisor to the Hiland Holdings Conflicts Committee.

On February 18, 2009, at a meeting of the Hiland Holdings Conflicts Committee, with Messrs. Stewart and Sappington and other representatives of Fulbright in attendance and Mr. Rogan and other representatives of Barclays Capital joining telephonically, Messrs. Griffin and Harrison reviewed with the Hiland Holdings Conflicts Committee the management team’s assessment of alternatives to the January 15 Proposal as set forth in the management team’s presentation made on February 13, 2009. Messrs. Griffin and Harrison also repeated their position, previously stated in the February 13, 2009 meeting, that the continued decline in the price of crude oil, natural gas and NGLs in 2009 had further increased the risk that Hiland Partners would violate the leverage ratio covenant under the Hiland Operating Credit Agreement as early as June 30, 2009. Following the discussion, in response to a query from the members of the Hiland Holdings Conflicts Committee, Messrs. Griffin and Harrison indicated that neither Hiland Holdings nor Hiland Partners had received any offers or inquiries from any third parties regarding an alternative to the January 15 Proposal.

Later that day, the Hiland Holdings Conflicts Committee met telephonically with Messrs. Stewart and Sappington and other representatives of Fulbright and Mr. Rogan, Jeremy Michael, a Managing Director of Barclays Capital, and other representatives of Barclays Capital to discuss Barclays Capital’s proposed timing and process for completing its diligence review and financial analysis of the Hiland Companies and the January 15 Proposal. At that meeting, the Hiland Holdings Conflicts Committee also instructed Barclays Capital that its analysis should include an exploration of alternatives to the January 15 Proposal, including the alternatives discussed by the management team and any other alternatives that Barclays Capital determined the Hiland Holdings Conflicts Committee should consider.

Over the next several weeks, Barclays Capital engaged in a diligence review of the Hiland Companies, including requests for documents and data and discussions with Messrs. Griffin, Harrison and Gipson regarding the management team’s financial model and the projections underlying that financial model. In addition, Messrs. Stewart and Sappington of Fulbright and members of the Hiland Holdings Conflicts Committee engaged in a series of telephone calls regarding Fulbright’s initial impressions of the draft merger agreement proposed by Mr. Hamm. During this period, Messrs. Stewart and Sappington periodically contacted Mr. Curry of Conner & Winters to discuss their respective impressions of the draft merger agreements.

The depressed commodity price environment that began in the fourth quarter of 2008 continued into the first quarter of 2009. During the third week of February, the NYMEX crude oil contract for March 2009 settled at $38.94 per barrel. In addition, for the first quarter of 2009, the NYMEX crude oil last day settle averaged $37.18 per barrel. Natural gas prices continued to decline with the NYMEX natural gas contract for March 20009 settling at $4.06 per MMBtu during the third week of February, which was 34% lower than the January 2009 NYMEX natural gas settle price of $6.14 per MMBtu.

On February 26, 2009, the first of several lawsuits challenging the January 15 Proposal and related matters was filed. For more information regarding these lawsuits, please see “Special Factors — Certain Legal Matters.”

On March 2, 2009, the Hiland Holdings Conflicts Committee held a meeting, with Messrs. Stewart and Sappington and other representatives of Fulbright, Mr. Alexander and Mr. David J. Teklits, partners at Morris Nichols, and Messrs. Rogan and Michael and other representatives of Barclays Capital in attendance, to hear Barclays Capital’s preliminary analyses, from a financial point of view, of the Hiland Companies and the January 15 Proposal. At this meeting, Barclays Capital reviewed with the Hiland Holdings Conflicts Committee preliminary materials relating to its valuation of the Hiland Companies, including an analysis of the depressed state of the current and projected crude oil, natural gas and NGL commodities markets, as well as the recent financial performance of midstream energy companies. Barclays Capital’s preliminary analyses indicated that the January 15 Proposal price of $3.20 per Hiland Holdings common unit exceeded or was within the range of the values of the Hiland Holdings common units implied by a valuation of Hiland Holdings on either a discounted cash flow basis, a valuation derived from publicly available trading or sale values of comparable companies, or an analysis of the net asset value of the Hiland Companies. Barclays Capital’s preliminary analyses also included analyses, from a financial point of view, of potential strategic alternatives to the January 15 Proposal including alternatives involving the issuance of debt or equity (or both) by the Hiland Companies. Barclays Capital noted in particular that:

•	it was very unlikely that the Hiland Companies could continue as a going concern without some infusion of capital or renegotiation of the Hiland Operating Credit Agreement in light of managements’ projections;

•	it was very unlikely that the Hiland Companies could renegotiate or replace the Hiland Operating Credit Agreement on terms that were equal or superior to Hiland Holdings public unitholders than the January 15 Proposal;

•	that it was very unlikely that the Hiland Companies could raise sufficient equity capital at a reasonable cost to remedy their credit situation; and

•	that a sale of the Hiland Companies or their assets would be difficult considering the current state of the commodity and acquisition markets as well as the lack of any indications of interest from third parties since the January 15 Proposal and Mr. Hamm’s statement that he was interested only in acquiring common units in the Hiland Companies and that he was not interested in selling (or causing his affiliates to sell) interests in the Hiland Companies.

Following Barclays Capital’s presentation, the Hiland Holdings Conflicts Committee asked Barclays Capital to provide clarification on the alternatives included in Barclays Capital’s presentation, including an analysis of a potential structured equity investment in the Hiland Companies by Mr. Hamm or his affiliates. The Hiland Holdings Conflicts Committee also directed Barclays Capital to perform further diligence investigations and analysis of the volume forecasts by the management team.

On March 3, 2009, Messrs. Murphy and Babowal of Wells Fargo Securities met with Mr. Hamm (Mr. Babowal’s participation, which was telephonic, being limited to certain portions only) to review market developments since the January 15 Proposal. Separately, Messrs. Griffin, Harrison and Gipson met with Mr. Murphy, with other representatives of Wells Fargo Securities, including for certain portions Mr. Babowal, participating telephonically, to discuss Wells Fargo Securities’ analyses which were based on the Hiland Companies’ most recent financial projections and commodity price information.

On March 4, 2009, the members of the Hiland Holdings Conflicts Committee met by telephone, along with Messrs. Stewart and Sappington and other representatives of Fulbright and Messrs. Hering and Alexander of Morris Nichols, to review Barclays Capital’s March 2, 2009 presentation and to discuss other specific analyses and investigations that the Hiland Holdings Conflicts Committee wanted Barclays Capital to conduct on behalf of the Hiland Holdings Conflicts Committee. The Hiland Holdings Conflicts Committee also determined to seek the assistance of the management team in arranging a direct meeting between Dr. Lyle, on behalf of the Hiland Holdings Conflicts Committee, and a member of the lending group under the Hiland Operating Credit Agreement, to investigate the possibility of renegotiating the Hiland Operating Credit Agreement and to confirm the potential terms and conditions that might be expected in connection with such a renegotiation.

On March 5, 2009, during a joint meeting of the Hiland Holdings Board of Directors and the Hiland Partners Board of Directors, Mr. McNabb informed both Boards of Directors, including Messrs. Griffin and Harrison, that members of the Hiland Partners Conflicts Committee had met with MidFirst Bank earlier that day to determine what arrangements could be reached with the lending group that would be a viable alternative to the January 15 Proposal. Mr. McNabb informed both Boards of Directors that MidFirst Bank was willing to discuss the renegotiation of the Hiland Operating Credit Agreement, but that it was not encouraging about the possibility of renegotiating or restructuring the Hiland Operating Credit Agreement on terms that would present a viable alternative to the January 15 Proposal.

On March 5, 2009, as disclosed in Hiland Holdings’ Current Report on Form 8-K dated March 11, 2009, the Compensation Committee of the Hiland Partners Board of Directors increased the annual base salaries of Messrs. Griffin and Harrison and Kent C. Christopherson, Vice President — Chief Operations Officer, from $290,000 per year to $340,000 per year, $200,000 per year to $230,000 per year and $205,000 per year to $215,000 per year, respectively, and approved 2009 Incentive Cash Bonuses for Messrs. Griffin, Harrison and Christopherson of $175,000, $100,000 and $25,000, respectively. The base salaries of Messrs. Griffin and Harrison were allocated approximately 95% and 5% between Hiland Partners and Hiland Holdings, respectively.

On March 6, 2009, the Hiland Holdings Conflicts Committee met by telephone with its advisors to discuss its advisors’ reaction to the report of Mr. McNabb regarding the Hiland Partners Conflicts Committee’s discussions with MidFirst Bank. The Hiland Holdings Conflicts Committee determined that Dr. Lyle or Barclays Capital should meet with Wells Fargo, another prominent member of the lending group under the Hiland Operating Credit Agreement, to determine if other members of the lending group might be more receptive than MidFirst Bank to restructuring the Hiland Operating Credit Agreement on acceptable terms.

On March 6, 2009, Messrs. Murphy and Penilla of Wells Fargo Securities met with Messrs. Hamm and Mackie to discuss further alternatives to going private transactions. Among the alternatives discussed was a rights offering in which a right to subscribe for additional Hiland Partners common units at a discount to the public trading price would be distributed to each Hiland Partners unitholder. Such rights would offer current unitholders the opportunity to participate in an equity infusion in Hiland Partners. In addition, Wells Fargo Securities discussed the possible merger of Hiland Holdings with and into Hiland Partners to be followed by a rights offering. During the meeting, Mr. Hamm requested further information about a rights offering and he, Mr. Mackie and Wells Fargo Securities contacted Mr. Davidson of Baker Botts to request a preliminary analysis of potential legal implications of a rights offering.

On March 10, 2009, Messrs. Hamm and Reid met with Messrs. Griffin and Harrison and requested that they continue to pursue alternatives available to the Hiland Companies with respect to the Hiland Operating Credit Agreement.

The Hiland Holdings Conflicts Committee met with Messrs. Stewart and Sappington of Fulbright and Messrs. Rogan and Michael of Barclays Capital on March 13, 2009 to receive an update to Barclays Capital’s preliminary analysis based upon any changes in market conditions since its initial report on March 2, 2009 and to discuss the results of its continued analysis of the January 15 Proposal and any strategic alternatives to that proposal. Barclays Capital indicated its preliminary view that, as of the date thereof, the $3.20 per common unit cash consideration being offered by Mr. Hamm appeared to be within or above the range of values of the Hiland Holdings common units implied by a valuation of Hiland Holdings. The Hiland Holdings Conflicts Committee also asked Barclays Capital to follow up with Wells Fargo Securities regarding the possibility of a structured equity investment by Mr. Hamm as an alternative to the January 15 Proposal.

On March 14, 2009, Messrs. Hamm and Reid met telephonically with Messrs. Murphy and Babowal and other representatives of Wells Fargo Securities to compare the proposed going private transactions with both a stand-alone rights offering and a merger of Hiland Holdings and Hiland Partners in conjunction with a rights offering. Wells Fargo Securities also presented a case study for a recent amended credit agreement of a midstream MLP and discussed the possibility of negotiating with the lenders under the Hiland Operating Credit Agreement.

Messrs. Hamm and Reid met telephonically with Messrs. Murphy and Babowal and other representatives of Wells Fargo Securities on March 16, 2009 and with Mr. Penilla of Wells Fargo Securities on March 17, 2009 to compare the proposed going private transactions with a subordinated debt issuance funded by Mr. Hamm and his affiliates. Later on March 17, 2009, Messrs. Hamm and Harrison met with representatives of MidFirst Bank to discuss the possibility of renegotiating the Hiland Operating Credit Agreement in the context of both the proposed going private transactions and a subordinated debt issuance.

On March 17, 2009, Dr. Lyle held a telephonic meeting with representatives of Wells Fargo in which Wells Fargo confirmed that it might be willing to discuss a renegotiation of the Hiland Operating Credit Agreement, but that any such renegotiation or waiver would require a significant upfront restructuring fee, a significant increase in the applicable interest rate and other modifications demanded by the lenders to the loan agreement, including a significant reduction or elimination of distributions.

On March 18, 2009, the Hiland Holdings Conflicts Committee had a telephone call with Messrs. Stewart and Sappington and other representatives of Fulbright and Mr. Rogan and other representatives of Barclays Capital during which Barclays Capital confirmed its preliminary view that as of the date thereof the January 15 Proposal offered consideration of $3.20 per common unit of Hiland Holdings was within or above the range of fairness, from a financial point of view, to the Hiland Holdings public unitholders. The Hiland Holdings Conflicts Committee and Barclays Capital also noted that decreases in distributions by Hiland Partners had a more significant impact on the market price and value of Hiland Holdings common units since Hiland Holdings’ only source of cash flow was distributions from Hiland Partners.

From March 20, 2009 through March 24, 2009, the Hiland Holdings Conflicts Committee held several telephone calls with its advisors, including Messrs. Rogan and Michael and other representatives of Barclays Capital, Messrs. Stewart and Sappington and other representatives of Fulbright, and Messrs. Alexander and Teklits of Morris Nichols, to discuss possible negotiating strategies with Mr. Hamm regarding the January 15 Proposal. The Hiland Holdings Conflicts Committee determined that Barclays Capital should contact representatives of Wells Fargo Securities and indicate that the Hiland Holdings Conflicts Committee might be able to support the currently proposed price of $3.20 per common unit, but that there were significant issues to discuss with respect to the terms of the draft Hiland Holdings merger agreement, including: (i) the extent of the operational representations, warranties and interim operating covenants of Hiland Holdings; (ii) whether Mr. Hamm would guarantee the obligations of his affiliates under the agreement; (iii) Mr. Hamm’s and his affiliates’ request to have the completion of the transactions be subject to a financing contingency; (iv) the circumstances where Mr. Hamm and his affiliates could terminate the Hiland Holdings merger agreement or refuse to close the Hiland Holdings merger following execution of the Hiland Holdings merger agreement; (v) the inclusion of a no-shop provision; (vi) the parties’ termination rights and break-up fees payable; (vii) whether specific performance would be provided for in the agreement; and (viii) the definition of a “material adverse effect” with respect to Hiland Holdings. The Hiland Holdings Conflicts Committee then instructed Fulbright to distribute a revised version of the draft Hiland Holdings merger agreement to Wells Fargo Securities and Baker Botts reflecting the comments and proposed changes of the Hiland Holdings Conflicts Committee and its advisors.

On March 24, 2009, Fulbright transmitted comments to the draft merger agreement to Baker Botts, and Mr. Rogan of Barclays Capital contacted Mr. Murphy of Wells Fargo Securities to inform them of the Hiland Holdings Conflicts Committee’s position. Mr. Murphy indicated to Mr. Rogan that, while Mr. Hamm’s offer with respect to the proposed transaction was still outstanding, Mr. Hamm was not ready to enter into direct negotiations at that time because they were in ongoing discussions with MidFirst Bank regarding the continued financing of the Hiland Companies following the consummation of the transactions proposed in the January 15 Proposal and that they were considering other alternatives for the Hiland Companies, including a capital infusion into the Hiland Companies by Mr. Hamm.

The Hiland Holdings Conflicts Committee reconvened by telephone later that same day with Messrs. Stewart and Sappington of Fulbright and Mr. Michael and other representatives of Barclays Capital to receive a report from Barclays Capital regarding its discussions with Mr. Murphy of Wells Fargo Securities. Mr. Michael summarized for the Hiland Holdings Conflicts Committee his call earlier that day with Wells Fargo Securities and indicated to the Hiland Holdings Conflicts Committee that Barclays Capital believed the proposed transaction continued to be a superior option for the Hiland Holdings public unitholders, when compared with the alternative of an equity infusion by Mr. Hamm, because such an equity infusion would likely include significant dilution of Hiland Holdings’ interest in Hiland Partners, a significant reduction or elimination in distributions by Hiland Partners (and, consequently, a reduction in value of the subordinated units and incentive distribution rights in Hiland Partners owned by Hiland Holdings as arrearages built up with regard to minimum quarterly distributions on the Hiland Partners common units).

From March 24, 2009, until April 20, 2009, there were no active negotiations between the Hiland Holdings Conflicts Committee and its representatives and Mr. Hamm and his representatives related to the January 15 Proposal, though representatives of Fulbright and Conner & Winters periodically discussed their respective impressions of the draft merger agreements.

On April 1, 2009, management delivered updated 2009 projections to Barclays Capital, which projections reflected updated 2009 forward strip pricing and lower expected natural gas volumes for 2009 than contained in management’s earlier projections as a result of a continued reduction in the level of drilling activity in Hiland Partners’ areas of operation.

At this time, Hiland Partners was experiencing the effects of the reduction in drilling activity seen throughout the United States during this time period. For example, U.S. natural gas drilling rig counts declined by approximately 29% to 1,018 as of February 20, 2009, compared to 1,430 natural gas drilling rigs in the comparable period of 2008, and approximately 37% compared to the peak natural gas drilling rig count of 1,606 in August and September 2008. Due to the substantial reduction in drilling activity, Hiland Partners connected 10 new wells during the first quarter of 2009 as compared to 24 wells during the fourth quarter of 2008, representing a 58% decline.

On April 7, 2009, MidFirst Bank formally notified the lenders under Hiland’s Operating Credit Agreement of requested modifications to such credit agreement to increase the leverage ratio under the Hiland Operating Credit Agreement to (i) 5.25 to 1.0 through June 30, 2010, (ii) 5.0 to 1.0 for the period from July 1, 2010 through December 31, 2010, and (iii) 4.75 to 1.0 for the period from January 1, 2011 to maturity. The modifications would require Mr. Hamm to inject $50 million of equity into Hiland Partners in conjunction with the consummation of the going private transactions and would prohibit distributions unless the leverage ratio was less than 4.25 to 1.0. The modification would also require an amendment fee and increased interest rates and was subject to formal documentation.

On April 16, 2009, Messrs. Murphy and Babowal and other representatives of Wells Fargo Securities met telephonically with Messrs. Hamm, Reid and Mackie to review its financial analysis of going private transactions in light of developments in the market and the Hiland Companies’ financial outlook since the January 15 Proposal. Messrs. Griffin, Harrison and Gipson were invited to listen to the Wells Fargo Securities’ presentation and to provide an update on management’s negotiations with the lenders under the Hiland Operating Credit Agreement.

On April 17, 2009, MidFirst Bank informed the management team that it had received non-binding indications of interests to the proposed modifications to the Hiland Operating Credit Agreement contained in the April 7, 2009 notice from the required lenders (more than 50% of commitments). Subsequently, MidFirst Bank informed management it had received non-binding indications of interests to the proposed modifications to the Hiland Operating Credit Agreement from all lenders.

On April 20, 2009, Dr. Lyle received a telephone call from Mr. Hamm, during which Mr. Hamm stated that he and his representatives had engaged in lengthy discussions with MidFirst Bank regarding the terms on which the Hiland Companies’ lenders would agree to amend the Hiland Operating Credit Agreement in connection with the closing of the acquisition of the Hiland Companies by Mr. Hamm and his affiliates, as well as the adverse effect that continued declines in commodity prices, particularly natural gas prices, and drilling activity along Hiland Partners’ systems had on the Hiland Companies’ current financial performance and long-term prospects. In the call, Mr. Hamm stated that Mr. Hamm would no longer continue with the prior proposed offer of $3.20 per Hiland Holdings common unit, based upon the terms under which the lenders were willing to amend the existing credit arrangements and the worsening outlook for the Hiland Companies. Dr. Lyle then asked Mr. Hamm if Mr. Hamm, his affiliates or the Hamm family trusts had considered making a direct equity investment into the Hiland Companies as an alternative to the proposed transaction. Mr. Hamm replied that he had considered such an investment as an alternative, but had concluded that his proposed going private transactions were a superior alternative, in part because he believed a direct equity investment would be overly dilutive to the common unitholders.

Later that same day, the Hiland Holdings Conflicts Committee and the Hiland Partners Conflicts Committee each received a letter from Harold Hamm amending the January 15 Proposal and describing the terms of the April 20 Revised Proposal summarized above in “— The Hiland Partners Conflicts Committee’s Process, Negotiations and Deliberations.” Under the revised terms proposed by Mr. Hamm, holders of Hiland Holdings common units would receive $2.40 in cash per common unit, reduced from $3.20 in cash per common unit under the January 15 Proposal. In his letter reducing the offered consideration, Mr. Hamm cited the adverse effect that continued declines in natural gas prices and drilling activity along Hiland Partners’ systems had had on the Hiland Companies’ current and long-term projected throughput volumes, midstream segment margins and cash flows since the January 15 Proposal.

On April 24, 2009, the Hiland Holdings Board of Directors and the Hiland Partners Board of Directors both unanimously voted to suspend quarterly distributions with respect to each entity’s partnership units beginning with the first quarter distribution of 2009, based on each of the Hiland Companies Board of Directors’ consideration of the impact of lower commodity prices and drilling activity on Hiland Partners’ current and projected throughput volumes, midstream segment margins and cash flows, as well as future required levels of capital expenditures and the level of Hiland Partners’ outstanding indebtedness under the Hiland Operating Credit Agreement.

On April 27, 2009, the Hiland Holdings Conflicts Committee held a telephone call with Messrs. Stewart and Sappington of Fulbright and Messrs. Rogan and Michael and other representatives of Barclays Capital to discuss the April 20 call with Mr. Hamm and the April 20 Revised Proposal. During the call, the Hiland Holdings Conflicts Committee instructed Barclays Capital to evaluate the April 20 Revised Proposal and report back to the Hiland Holdings Conflicts Committee as soon as possible.

Later that same evening, Baker Botts transmitted a revised draft of the Hiland Holdings merger agreement to Fulbright.

On April 28, 2009, Mr. Rogan and other representatives of Barclays Capital held a telephonic discussion with Mr. Murphy of Wells Fargo Securities during which the financial advisors reviewed the status of discussions between the Hiland Companies and MidFirst Bank regarding the potential covenant violation under the Hiland Operating Credit Agreement.

On the morning of April 30, 2009, the Hiland Holdings Conflicts Committee held a telephonic meeting with its advisors, including Messrs. Stewart and Sappington and other representatives of Fulbright and Mr. Rogan and other representatives of Barclays Capital. Mr. Rogan recounted the call he had with Mr. Murphy of Wells Fargo Securities regarding the operational update and status regarding MidFirst Bank and Hiland Partners’ potential violation of the leverage ratio covenant under the Hiland Operating Credit Agreement. Fulbright also briefed the Hiland Holdings Conflicts Committee on the revised draft of the Hiland Holdings merger agreement and indicated that while some progress had been made on the Hiland Holdings merger agreement, there were still issues to resolve, including the extent of the representations, warranties and covenants and whether the potential covenant violation under the Hiland Operating Credit Agreement following signing could be the basis for Mr. Hamm and his affiliates to refuse to close the Hiland Holdings merger. The Hiland Holdings Conflicts Committee decided to finalize its strategy on the Hiland Holdings merger agreement following Barclays Capital’s completion of its updated financial analysis of the April 20 Revised Proposal.

Later that morning, Messrs. Stewart and Sappington of Fulbright, Mr. Rogan of Barclays Capital and Mr. Curry of Conner & Winters participated in a call with Messrs. Griffin and Harrison and Mr. McWilliams of Vinson & Elkins regarding the status of Hiland Partners’ discussions with MidFirst Bank and the potential violation of the leverage ratio covenant under the Hiland Operating Credit Agreement. Mr. Harrison reported that MidFirst Bank was still willing to discuss an amendment or waiver, but as it had previously informed Mr. Harrison, such an amendment would involve high up-front fees, a significant increase in the interest rate and the indefinite suspension of distributions by Hiland Partners. Additionally, Mr. Harrison reported that, while MidFirst Bank had indicated that it might grant a temporary waiver for the potential violation of the leverage ratio covenant if the proposed transaction did not close prior to the default, it would not agree to do so in advance.

On May 1, 2009, the Hiland Holdings Conflicts Committee conducted a telephone call with its advisors, including Messrs. Stewart and Sappington of Fulbright, Mr. Alexander of Morris Nichols and Messrs. Rogan and Michael and other representatives of Barclays Capital. During the call, Barclays Capital provided its preliminary analysis that as of the date thereof and in light of subsequent developments, the April 20 Revised Proposal cash consideration of $2.40 per Hiland Holdings common unit was within or above the range of values of the Hiland Holdings common units implied by a valuation of Hiland Holdings, and therefore appeared to be fair to the Hiland Holdings public unitholders from a financial point of view. In addition, Barclays Capital reported that it had received a description of the terms on which the lenders would amend the Hiland Operating Credit Agreement following a closing of the proposed Hiland Holdings merger, and that, as anticipated, Mr. Hamm would be required to contribute a substantial amount of equity to Hiland Partners to pay down indebtedness under the Hiland Operating Credit Agreement. Barclays Capital also preliminarily reaffirmed its prior view that, based on Barclays Capital’s experience and expertise in the current credit markets, if the Hiland Companies were to reject the April 20 Revised Proposal and attempt to refinance or replace the Hiland Operating Credit Agreement, the terms of that refinancing or replacement would likely be worse financially for the Hiland Holdings public unitholders than the April 20 Revised Proposal, especially considering that any refinancing of the existing indebtedness would likely involve the continued suspension of distributions by Hiland Partners for a considerable period of time.

On May 4, 2009, the Hiland Holdings Conflicts Committee held a telephone conference with Messrs. Stewart and Sappington of Fulbright and Mr. Rogan and other representatives of Barclays Capital, in which Mr. Stewart reported that he had spoken to Mr. Curry of Conner & Winters and confirmed that the Hiland Partners Conflicts Committee intended to seek an increase in the offer price of $0.25 per common unit. After a brief discussion, the Hiland Holdings Conflicts Committee determined that it would seek a price increase from Mr. Hamm to test whether the April 20 Revised Proposal was the best offer that the Hiland Holdings Conflicts Committee could obtain from Mr. Hamm. The Hiland Holdings Conflicts Committee instructed Barclays Capital to contact Wells Fargo Securities to pass along the Hiland Holdings Conflicts Committee’s request that the price per common unit offered by Mr. Hamm be increased by a “meaningful amount.” After discussions with Messrs. Griffin and Harrison, Mr. Murphy of Wells Fargo Securities responded later that day at the direction of Mr. Griffin and requested that the Hiland Holdings Conflicts Committee propose a specific increase.

On May 5, 2009, the Hiland Holdings Conflicts Committee met again with Mr. Rogan and other representatives of Barclays Capital and Messrs. Stewart and Sappington and other representatives of Fulbright by telephone to discuss the specific amount of the price increase it should request from Mr. Hamm. After deliberating and obtaining the preliminary financial views of Barclays Capital, the Hiland Holdings Conflicts Committee determined that Barclays Capital should contact Wells Fargo Securities and request that the offer proposed by the Hamm Continuing Investors’ be increased by $0.40 per common unit. The Hiland Holdings Conflicts Committee also discussed with Fulbright issues raised by the Hamm Continuing Investors and Baker Botts in the April 27 draft of the Hiland Holdings merger agreement. Specifically, the Hiland Holdings

Conflicts Committee felt that Fulbright should attempt to limit operational representations and warranties and interim operating covenants of Hiland Holdings in the Hiland Holdings merger agreement, which would limit the ability of Mr. Hamm and his affiliates to terminate or avoid closing the proposed going private transaction.

Later that day, Mr. Rogan and other representatives of Barclays Capital contacted Mr. Murphy of Wells Fargo Securities to request, on behalf of the Hiland Holdings Conflicts Committee, that the offer proposed by Mr. Hamm be increased by $0.40 per Hiland Holdings common unit. Mr. Murphy relayed the request to Mr. Hamm, and at his direction contacted Barclays Capital again that afternoon to report that Mr. Hamm would not agree to increase the offer price of $2.40 per Hiland Holdings common unit in the April 20 Revised Proposal.

Mr. Rogan and other representatives of Barclays Capital relayed Mr. Hamm’s refusal to the Hiland Holdings Conflicts Committee in a telephone conference the next morning, May 6, 2009, at which Messrs. Stewart and Sappington of Fulbright were present. The Hiland Holdings Conflicts Committee members then indicated that they thought that they should personally appeal to Mr. Hamm to increase his offer price so that they could confirm whether the offer price of $2.40 per common unit was the best price that they could obtain from Mr. Hamm.

Later that day, following the Hiland Holdings Board of Directors meeting in Enid, Oklahoma, both members of the Hiland Holdings Conflicts Committee met directly with Mr. Hamm to again request that he increase the offered price of $2.40 per Hiland Holdings common unit by $0.40 per common unit. Mr. Hamm agreed to evaluate the Hiland Holdings Conflicts Committee’s request, but on May 8, 2009, at the direction of Mr. Hamm, Mr. Murphy of Wells Fargo Securities contacted Barclays Capital to report that Mr. Hamm had again rejected the Hiland Holdings Conflicts Committee’s request to increase the offer price. Mr. Rogan of Barclays Capital reported this to the Hiland Holdings Conflicts Committee in a telephone conference later that day at which Messrs. Stewart and Sappington of Fulbright were also present. The Hiland Holdings Conflicts Committee determined that it would likely not be productive to seek further price increases from Mr. Hamm, and that Barclays Capital should work to confirm that it could opine as to the fairness to Hiland Holdings public unitholders, from a financial point of view, of the $2.40 per Hiland Holdings common unit offered in the April 20 Revised Proposal. Additionally, the Hiland Holdings Conflicts Committee directed Fulbright to continue negotiations with Baker Botts regarding the Hiland Holdings merger agreement and related documents, and that Fulbright should make efforts to coordinate with Conner & Winters in its negotiations regarding the Hiland Partners merger agreement with Baker Botts and Mr. Hamm.

Between May 8, 2009 and May 26, 2009, Messrs. Stewart and Sappington of Fulbright, on behalf of the Hiland Holdings Conflicts Committee, continued to negotiate the terms of the Hiland Holdings merger agreement with Messrs. Davidson and Perea and other representatives of Baker Botts in accordance with the instructions of the Hiland Holdings Conflicts Committee. Fulbright coordinated directly with Conner & Winters in its negotiations with Baker Botts, periodically discussing the Hiland Holdings merger agreement with Mr. Curry of Conner & Winters and reviewing and receiving information from Mr. Curry about the status of the Hiland Partners’ draft merger agreement. During this period, Mr. Sappington of Fulbright and Mr. Perea and other representatives of Baker Botts participated in several calls and meetings regarding the Hiland Holdings merger agreement and related documents. In particular, the Hiland Holdings Conflicts Committee, in consultation with Messrs. Stewart and Sappington of Fulbright, determined that Fulbright should continue to seek to limit operational representations, warranties and interim operating covenants of Hiland Holdings, as well as to limit the circumstances where Mr. Hamm and his affiliates could terminate the Hiland Holdings merger agreement or refuse to close the Hiland Holdings merger following execution of the Hiland Holdings merger agreement.

On May 27, 2009, the Hiland Holdings Conflicts Committee met with Messrs. Rogan and Michael and other representatives of Barclays Capital and Messrs. Stewart and Sappington and other representatives of Fulbright to discuss the status of negotiations on the Hiland Holdings merger agreement and to receive an updated, preliminary presentation from Barclays Capital regarding its analysis of the April 20 Revised Proposal, from a financial point of view. At the meeting, representatives of Fulbright reviewed with the Hiland Holdings Conflicts Committee its obligations and duties under the Hiland Holdings partnership agreement and applicable law. Fulbright also provided the Hiland Holdings Conflicts Committee with a review of the terms of the Hiland Holdings draft merger agreement and related documents. Following Fulbright’s presentation, a representative of Barclays Capital presented the Hiland Holdings Conflicts Committee an update of recent trends in the equity markets and commodity prices and a review of its financial analysis of the April 20 Revised Proposal. In particular, Barclays Capital confirmed its preliminary view that as of the date thereof, the cash merger consideration of $2.40 per common unit of Hiland Holdings was fair, from a financial point of view, to the Hiland Holdings public unitholders. Barclays Capital also stated in its presentation that, for the same reasons it had indicated in its March 2, 2009 presentation to the Hiland Holdings Conflicts Committee, it did not appear likely that there were alternatives to the April 20 Revised Proposal that were superior, from a financial point of view, to the Hiland Holdings public unitholders.

On May 28, 2009, management delivered updated 2009 projections to Barclays Capital, which projections reflected updated 2009 forward strip pricing and lower expected natural gas volumes for 2009 than contained in management’s earlier projections as a result of a continued reduction in the level of drilling activity in Hiland Partners’ areas of operation.

On June 1, 2009, the Hiland Holdings Conflicts Committee met again with Messrs. Stewart and Sappington of Fulbright, Messrs. Rogan and Michael and other representatives of Barclays Capital and Mr. Alexander of Morris Nichols. At the meeting, Fulbright confirmed that the terms of the Hiland Holdings merger agreement and related documents had not materially changed since the May 27 meeting of the Hiland Holdings Conflicts Committee. Barclays Capital also briefly updated its financial analysis from the May 27 meeting of the Hiland Holdings Conflicts Committee (based on updated market and company information) and delivered its opinion that the merger consideration of $2.40 per common unit offered to the Hiland Holdings public unitholders pursuant to the Hiland Holdings merger was fair, from a financial point of view, to such holders. After hearing from its advisors, the Hiland Holdings Conflicts Committee resolved unanimously (a) that the Hiland Holdings merger agreement and the Hiland Holdings merger are advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders, (b) to approve and recommend that the Hiland Holdings Board of Directors approve, on behalf of Hiland Holdings (i) the Hiland Holdings merger agreement and related documents, and (ii) the Hiland Holdings merger, (c) to recommend to the Hiland Holdings Board of Directors that it should recommend that the Hiland Holdings public unitholders should approve the Hiland Holdings merger agreement and the Hiland Holdings merger, and (d) to recommend to the Hiland Holdings public unitholders that such public unitholders should approve the Hiland Holdings merger agreement and the Hiland Holdings merger.

Approval of the Mergers by the Boards of Directors

On June 1, 2009, following the meetings of each Conflicts Committee during which each Conflicts Committees approved the applicable merger agreement and merger and recommended that their respective full Board of Directors approve the applicable merger agreement and merger, each of the Boards of Directors of the Hiland Companies convened a special meeting to consider the recommendation.

At the Hiland Partners Board of Directors meeting, Mr. McWilliams of Vinson & Elkins again reviewed with the Hiland Partners Board of Directors its duties under the Hiland Partners partnership agreement, and Messrs. Griffin and Harrison provided an update on Hiland Partners’ business. Following the update, Mr. Parkinson and other representatives of Jefferies & Company presented its financial analysis of the $7.75 per common unit merger consideration and summarized its opinion, delivered earlier to the Hiland Partners Conflicts Committee, that the Hiland Partners merger consideration was fair, from a financial point of view, to the Hiland Partners public unitholders. Mr. Curry of Conner & Winters then reviewed the terms of the Hiland Partners merger agreement and the related agreements. After hearing from its advisors and the members of the Hiland Partners Conflicts Committee and their advisors, the Hiland Partners Board of Directors approved the Hiland Partners merger agreement and the Hiland Partners merger, recommended approval of the Hiland Partners merger agreement and the Hiland Partners merger to the Hiland Partners public unitholders and took other related actions.

Following the conclusion of the special meeting of the Hiland Partners Board of Directors, the Hiland Holdings Board of Directors also convened a special meeting. At this meeting, Mr. McWilliams of Vinson & Elkins again reviewed with the Hiland Holdings Board of Directors its duties under the Hiland Holdings partnership agreement, and Messrs. Griffin and Harrison provided an update on the Hiland Companies’ business. Following the update, Barclays Capital presented its financial analysis of the $2.40 per common unit merger consideration and summarized its opinion, delivered earlier to the Hiland Holdings Conflicts Committee, that the Hiland Holdings merger consideration was fair, from a financial point of view, to the Hiland Holdings public unitholders. Messrs. Stewart and Sappington of Fulbright then reviewed the terms of the Hiland Holdings merger agreement and the related agreements. After hearing from its advisors and the members of the Hiland Holdings Conflicts Committee and their advisors, the Hiland Holdings Board of Directors approved the Hiland Holdings merger agreement and the Hiland Holdings merger, recommended approval of the Hiland Holdings merger agreement and the Hiland Holdings merger to the Hiland Holdings public unitholders and took other related actions.

On the afternoon of June 1, 2009, Hiland Partners, the general partner of Hiland Partners, Parent and HLND Merger Sub executed the Hiland Partners merger agreement and related documents and Hiland Holdings, the general partner of Hiland Holdings, Parent and HPGP Merger Sub executed the Hiland Holdings merger agreement and the related documents. The Hiland Companies then issued a joint press release announcing the signing of the merger agreements.

Recommendations of the Hiland Partners Conflicts Committee and Hiland Partners Board of Directors; Reasons for Recommending Approval of the Merger

The Hiland Partners Conflicts Committee

The Hiland Partners Conflicts Committee consists of two independent directors: John T. McNabb, II, and Shelby E. Odell. In resolutions approved by the Hiland Partners Board of Directors on February 19, 2009, the Hiland Partners Conflicts Committee was authorized to review, evaluate and make recommendations to the Hiland Partners Board of Directors with respect to Mr. Hamm’s proposed acquisition of the publicly-held Hiland Partners common units and potential alternative transactions. The Hiland Partners Conflicts Committee retained Jefferies & Company as its independent financial advisor and Conner & Winters as its independent legal counsel. The Hiland Partners Conflicts Committee oversaw the performance of financial and legal due diligence by its advisors, conducted an extensive review and evaluation of Mr. Hamm’s proposal and potential alternative transactions and conducted negotiations with Mr. Hamm and his representatives with respect to the Hiland Partners merger agreement and the various other agreements related to the Hiland Partners merger.

The Hiland Partners Conflicts Committee, by unanimous vote at a meeting held on June 1, 2009, determined that the Hiland Partners merger agreement and the transactions contemplated by the Hiland Partners merger agreement were advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders. In addition, at the June 1, 2009 meeting, the Hiland Partners Conflicts Committee recommended that (1) the Hiland Partners Board of Directors approve the Hiland Partners merger agreement and the related agreements, and the consummation of the transactions contemplated thereby, including the Hiland Partners merger and (2) the Hiland Partners public unitholders vote in favor of approval of the Hiland Partners merger agreement and the Hiland Partners merger. In reaching its determination, the Hiland Partners Conflicts Committee consulted with and received the advice of its independent financial and legal advisors, considered the potential alternatives of Hiland Partners, including the uncertainties and risks facing it, and considered the interests of the Hiland Partners public unitholders.

In determining that the Hiland Partners merger agreement was advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders and recommending the approval of the Hiland Partners merger agreement and the related agreements, and the consummation of the transactions contemplated thereby, including the Hiland Partners merger, to the Hiland Partners Board of Directors on June 1, 2009, the Hiland Partners Conflicts Committee considered a number of factors. The material factors are summarized below.

The Hiland Partners Conflicts Committee viewed the following factors as being generally positive or favorable in coming to its determination and recommendation:

1. The Hiland Partners merger would provide the Hiland Partners public unitholders with cash consideration of $7.75 per common unit, a price the Hiland Partners Conflicts Committee viewed as fair in light of Hiland Partners’ recent and projected financial performance and recent trading prices of the Hiland Partners common units. In making this determination, the Hiland Partners Conflicts Committee concluded that the best alternative was the proposed Hiland Partners merger.

2. The opinion received by the Hiland Partners Conflicts Committee from its financial advisor, Jefferies & Company, delivered orally at the Hiland Partners Conflicts Committee meeting on June 1, 2009, and subsequently confirmed in writing later that day, to the effect that, as of the date of the opinion, the $7.75 per common unit merger consideration to be received by the Hiland Partners public unitholders pursuant to the Hiland Partners merger, was fair, from a financial point of view, to those holders.

3. The presentation of Jefferies & Company on June 1, 2009, in connection with the foregoing opinion, which is described under “— Opinion of Financial Advisor of Hiland Partners.”

4. The difficult business environment currently facing Hiland Partners, including commodity prices, in particular natural gas prices, and the significant reduction in drilling activity and the resulting negative effect on the financial condition and results of operations of Hiland Partners.

5. The Hiland Partners Conflicts Committee’s belief that it was unlikely that any other transaction with a third party involving a sale of the Hiland Companies or a significant interest in the Hiland Companies could be consummated at this time in light of the position of Mr. Hamm (contained in his letter, dated January 15, 2009, to the Hiland Partners Board of Directors and subsequently confirmed to the Hiland Partners Conflicts Committee) that he was interested only in acquiring common units in the Hiland Companies and that he was not interested in selling (or causing his affiliates to sell) interests in the Hiland Companies and the lack of any indications of interest from any third parties since the public announcement of the January 15 Proposal.

6. The Hiland Partners Conflicts Committee’s belief that the $7.75 per common unit cash merger consideration represented the highest per common unit consideration that could be negotiated given that the Hiland Partners Conflicts Committee requested that Mr. Hamm increase the offered price of $7.75 and he declined to negotiate.

7. The likelihood that Hiland Partners would be in violation of the leverage ratio covenant under the Hiland Operating Credit Agreement as soon as June 30, 2009, based upon estimates and projections provided by the management of the Hiland Companies. In that regard, the Hiland Partners Conflicts Committee concluded that:

•	any solution satisfactory to the existing lenders (or any lenders willing to refinance the Hiland Operating Credit Agreement) would likely require the assessment of fees and increased rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by Hiland Partners, and the indefinite suspension of distributions, including distributions to Hiland Holdings, after discussions with the existing lenders of the Hiland Companies and based upon the experience of the members of the Hiland Partners Conflicts Committee and its advisors; and

•	it was unlikely that the Hiland Companies could raise significant equity capital through a sale of equity to the public or to private investors (including to Mr. Hamm since he had rejected such an investment), given the uncertain nature of the market conditions for equity securities, particularly for gathering and processing MLPs, and that the amount of money that would need to be raised to repay debt to be in compliance with financial covenants would be highly dilutive as such amount was more than the then current market capitalization of Hiland Partners.

8. The terms of the Hiland Partners commitment letter from Mr. Hamm to Parent to fund the full amount of the HLND Parent Parties’ obligation to pay the merger consideration, including the provision making Hiland Partners a third-party beneficiary under the Hiland Partners commitment letter.

9. The terms of the Hiland Partners merger agreement, principally:

•	all of the outstanding common units not held by Hiland Holdings (and restricted common units held by officers and employees of Hiland Partners) will be converted into the right to receive cash at $7.75 per common unit;

•	the requirement that the Hiland Partners merger agreement and the Hiland Partners merger be approved by a vote of the holders of a majority of the common units held by the Hiland Partners public unitholders entitled to vote thereon voting as a class;

•	the provision limiting the ability of the HLND Parent Parties to close the Hiland Holdings merger without closing the Hiland Partners merger, unless the Hiland Partners public unitholders fail to approve the Hiland Partners merger and Hiland Partners merger agreement;

•	the limited nature of the operational representations and warranties given by Hiland Partners and the fact that the representations and warranties of Hiland Partners do not survive the closing;

•	the inability of the HLND Parent Parties to refuse to close the Hiland Partners merger as the result of a failure of Hiland Operating to be in compliance with certain financial covenants of the Hiland Operating Credit Agreement;

•	the absence of a financing condition to the HLND Parent Parties’ obligation to consummate the transaction;

•	the provision allowing the Hiland Partners Board of Directors or the Hiland Partners Conflicts Committee to withdraw or change its recommendation of the Hiland Partners merger agreement and the Hiland Partners merger if it makes a good faith determination that a change or withdrawal would be in the best interests of the Hiland Partners public unitholders, subject to providing Parent with advance notice;

•	the provisions allowing for Hiland Partners to participate in negotiations with a third party in response to an unsolicited alternative proposal, which may, in certain circumstances, result in a superior proposal; and

•	the lack of a break-up fee for termination of the Hiland Partners merger agreement in accordance with its terms, although Hiland Partners may be liable to reimburse the expenses of the HLND Parent Parties in certain limited circumstances if the Hiland Partners merger agreement is terminated.

The Hiland Partners Conflicts Committee considered the following factors to be generally negative or unfavorable in making its determination and recommendation:

1. The Hiland Partners public unitholders will have no ongoing equity participation in Hiland Partners following the Hiland Partners merger, and such unitholders will cease to participate in Hiland Partners’ future earnings or growth, if any, or to benefit from increases, if any, in the value of Hiland Partners’ common units and would not participate in any potential future sale of Hiland Partners to a third party. However, in considering this unfavorable factor, the Hiland Partners Conflicts Committee noted that before the Hiland Partners merger could be consummated, the holders of a majority of the outstanding Hiland Partners common units held by Hiland Partners public unitholders would have to approve the Hiland Partners merger agreement and the Hiland Partners merger.

2. Given that Mr. Hamm (who, together with Continental Gas and the Hamm family trusts, owns a 60.8% limited partner interest in Hiland Holdings, which owns a controlling interest in Hiland Partners) had publicly expressed an interest only in acquiring common units of the Hiland Companies and lack of interest in selling, or causing his affiliates to sell, interests in the Hiland Companies, it would be impracticable to sell the general partner of Hiland Partners or Hiland Partners without his approval. Therefore, no attempt was made to contact third parties that might otherwise consider an acquisition of Hiland Partners. The Hiland Partners Conflicts Committee recognized that it was possible (although not considered to be likely) that a sale process open to all possible bidders might result in a higher sale price than the cash consideration payable in the Hiland Partners merger. However, in considering this factor, the Hiland Partners Conflicts Committee noted that although the Hiland Companies had not been proactively shopped, the proposed transaction had been known to the public for several months, and no third party had expressed an interest in buying either Hiland Partners or the general partner of Hiland Partners.

3. The Hiland Partners merger agreement’s limitation on Hiland Partners’ ability to solicit third party offers. However, in considering this factor, the Hiland Partners Conflicts Committee noted that although the Hiland Companies had not been proactively shopped, the proposed transaction had been known to the public for several months, and no third party had expressed an interest in buying either Hiland Partners or the general partner of Hiland Partners.

4. The possibility that the Hamm Continuing Investors could sell some or all of Hiland Partners, as the surviving entity following the Hiland Partners merger, or its assets to one or more purchasers at a valuation higher than that available in the Hiland Partners merger.

The foregoing discussion of the information and factors considered by the Hiland Partners Conflicts Committee is not intended to be exhaustive, but includes the material factors considered by the Hiland Partners Conflicts Committee. In view of the variety of factors considered in connection with its evaluation of the Hiland Partners merger, the Hiland Partners Conflicts Committee did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination and recommendation. In addition, each of the members of the Hiland Partners Conflicts Committee may have given differing weights to different factors. On balance, the Hiland Partners Conflicts Committee believed that the positive factors discussed above outweighed the negative factors discussed above. The Hiland Partners Conflicts Committee expressly adopted the analysis of Jefferies & Company and considered such analysis and opinion, among other factors, in reaching its determination as to the substantive fairness of the going private transactions contemplated by the Hiland Partners merger agreement to the Hiland Partners public unitholders.

The Hiland Partners Conflicts Committee believes that sufficient procedural safeguards were and are present to ensure the fairness of the Hiland Partners merger and to permit the Hiland Partners Conflicts Committee to represent effectively the interests of the Hiland Partners public unitholders, each of which the Hiland Partners Conflicts Committee believes supports its decision and provides assurance of the fairness of the Hiland Partners merger to the Hiland Partners public unitholders. The Hiland Partners Conflicts Committee determined that the process it followed in making its determination and recommendation with respect to the Hiland Partners merger agreement was procedurally fair to the Hiland Partners public unitholders because:

1. The Hiland Partners Conflicts Committee consisted solely of directors who are not officers or controlling unitholders of Hiland Partners, or affiliated with Mr. Hamm or any of the Hamm Continuing Investors, and the Hiland Partners Conflicts Committee was charged with representing the interests of the Hiland Partners public unitholders.

2. The members of the Hiland Partners Conflicts Committee were adequately compensated for their services and their compensation was in no way contingent on their approving the Hiland Partners merger agreement or the Hiland Partners merger.

3. Other than by the immediate vesting of any restricted common units issued and outstanding to non-employee directors of Hiland Partners pursuant to the Hiland Partners, LP Long-Term Incentive Plan immediately prior to the effective time of the Hiland Partners merger, the members of the Hiland Partners Conflicts Committee will not personally benefit from the completion of the Hiland Partners merger in a manner different from the Hiland Partners public unitholders.

4. The Hiland Partners Conflicts Committee retained and was advised by independent legal counsel, Conner & Winters, and an independent financial advisor, Jefferies & Company.

5. From the date that the January 15 Proposal was announced to the time of the Hiland Partners Conflicts Committee’s determination and recommendations, no third parties indicated any interest in pursuing a transaction with Hiland Partners or Hiland Holdings.

6. The Hiland Partners Conflicts Committee and its legal counsel and financial advisor conducted due diligence regarding the Hiland Companies and their prospects and considered all viable alternatives for Hiland Partners in addition to the proposed Hiland Partners merger agreement.

7. The Hiland Partners Conflicts Committee received the opinion of Jefferies & Company that, as of June 1, 2009, and based on and subject to the factors and assumptions set forth in the opinion, the merger consideration to be received by the Hiland Partners public unitholders pursuant to the Hiland Partners merger agreement was fair, from a financial point of view, to such holders.

8. The Hiland Partners Conflicts Committee had the ultimate authority to decide whether or not to proceed with the proposed transaction or any alternatives, and the Hiland Partners Board of Directors resolved not to recommend, authorize, approve or endorse the January 15 Proposal or any other merger, acquisition or similar proposal involving Hiland Partners and the Hamm Continuing Investors or any of their affiliates unless such transaction was recommended to the Hiland Partners Board of Directors by the Hiland Partners Conflicts Committee.

9. The requirement that the Hiland Partners merger agreement and the Hiland Partners merger be approved by holders of a majority of the Hiland Partners common units held by Hiland Partners public unitholders entitled to vote thereon voting as a class.

10. The Hiland Partners Conflicts Committee, with the assistance of its legal and financial advisors, negotiated the terms of the Hiland Partners merger agreement on an arm’s-length basis with Mr. Hamm and his legal and financial advisors.

11. The Hiland Partners Conflicts Committee was aware that it had no obligation to recommend any transaction, including the proposal put forth by Mr. Hamm.

The Hiland Partners Conflicts Committee determined that the merger is procedurally fair to the Hiland Partners public unitholders despite the fact that the Hiland Partners Conflicts Committee did not retain an unaffiliated representative to act solely on behalf of the Hiland Partners public unitholders for purposes of negotiating the terms of a going-private transaction. In this regard, the Hiland Partners Conflicts Committee believes that it was not necessary to retain an unaffiliated representative to act solely on behalf of the Hiland Partners public unitholders for purposes of negotiating the terms of a going-private transaction, because the Hiland Partners Conflicts Committee was charged with representing the interests of the Hiland Partners public unitholders, the Hiland Partners Conflicts Committee consisted solely of directors who are not officers or controlling unitholders of Hiland Partners, or affiliated with Mr. Hamm or any of the Hamm Continuing Investors, it engaged independent financial and legal advisors to act on its behalf and it was actively involved in deliberations and negotiations regarding the Hiland Partners Merger on behalf of the Hiland Partners public unitholders.

The Hiland Partners Conflicts Committee did not consider liquidation value in determining the fairness of the Hiland Partners merger to the Hiland Partners public unitholders because of its belief, after consulting with its financial advisor, that liquidation value does not present a meaningful valuation for Hiland Partners and its business as Hiland Partners’ value is derived from the cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation.

The Hiland Partners Conflicts Committee also did not consider net book value in determining the fairness of the Hiland Partners merger to the Hiland Partners public unitholders because of its belief, after consulting with its financial advisor, that net book value does not present a meaningful valuation metric for Hiland Partners and its business as Hiland Partners’ value is derived from the cash flows generated from its continuing operations.

The Hiland Partners Conflicts Committee also did not consider going concern value in determining the fairness of the Hiland Partners merger to the Hiland Partners public unitholders because of its belief, after consulting with its financial advisor, that going concern value does not present a meaningful valuation metric for Hiland Partners as Hiland Partners was likely to be in violation of the leverage ratio covenant under the Hiland Operating Credit Agreement, the Hiland Companies could not continue operating without some sort of capital infusion or resolution of this default, and obtaining such a capital infusion or a waiver or amendment under the Hiland Operating Credit Agreement were not viable alternatives.

The Hiland Partners Board of Directors

The Hiland Partners Board of Directors consists of eight directors: Harold Hamm, Joseph L. Griffin, Matthew S. Harrison, Edward D. Doherty, Michael L. Greenwood, John T. McNabb, II, Shelby E. Odell, and Rayford T. Reid. When the Hiland Partners Board of Directors received the January 15 Proposal, Dr. David L. Boren was also a member of the Hiland Partners Board of Directors. Mr. Boren subsequently resigned on March 13, 2009.

The directors of Hiland Partners have different interests in the Hiland Partners merger than the Hiland Partners public unitholders, generally. In particular:

•	Affiliates of Mr. Hamm, the Chairman of the Board of Directors of each of the Hiland Companies, are counterparties to the Hiland Companies in each of the merger agreements and will acquire, along with the Hamm family trusts, all of the outstanding common units of each of the Hiland Companies not already owned by the Hamm Continuing Investors (other than certain restricted common units discussed below) pursuant to the merger agreements.

•	six of the eight members of the Hiland Partners Board of Directors serve as members of the Hiland Holdings Board of Directors, and therefore have certain duties and obligations to the unitholders of each Hiland Company as provided in the respective partnership agreements of the Hiland Companies;

•	the non-employee directors of Hiland Partners hold restricted common units of Hiland Partners, which will vest immediately prior to the effective time of the Hiland Partners merger and automatically convert into the right to receive the Hiland Partners merger consideration in the Hiland Partners merger;

•	certain employee directors of Hiland Partners own phantom units in Hiland Partners that will remain outstanding as equity interests in the surviving entity following the Hiland Partners merger. Additionally, if any employee directors of Hiland Partners are granted restricted common units, phantom units or unit options under the Hiland Partners, LP Long-Term Incentive Plan or the Hiland Holdings GP, LP Long-Term Incentive Plan in the ordinary course of business prior to the effective time of the Hiland Partners merger or the Hiland Holdings merger, as applicable, such equity interests will remain outstanding following the effective time of the Hiland Partners merger or the Hiland Holdings merger, as applicable;

•	certain members of the Hiland Partners Board of Directors hold Hiland Holdings common units which will convert into the right to receive the Hiland Holdings merger consideration in the Hiland Holdings merger;

•	certain members of the Hiland Partners Board of Directors who also serve on the Hiland Holdings Board of Directors, as well as Mr. Odell, who was formerly a member of the Hiland Holdings Board of Directors, hold restricted common units in Hiland Holdings, which will vest immediately prior to the effective time of the Hiland Holdings merger and automatically convert into the right to receive the Hiland Holdings merger consideration in the Hiland Holdings merger;

•	the members of the Hiland Partners Conflicts Committees have received payments in the amount of $30,000 each for their consideration and negotiation of the mergers, which payments were not contingent on any outcome of the consideration or negotiations;

•	Joseph L. Griffin and Matthew S. Harrison, who are members of the Board of Directors and the Chief Executive Officer and Chief Financial Officer, respectively, of each of the Hiland Companies, have agreed to vote their common units of Hiland Partners in favor of the Hiland Partners merger agreement and the Hiland Partners merger, have been offered continued employment with the surviving entities after the effective times of the mergers, and may enter into or be provided new employment, retention and compensation arrangements (although no such arrangements have been proposed or agreed to); and

•	certain indemnification arrangements and insurance policies for directors and officers of the general partner of Hiland Partners will be continued for six years by the surviving entity in the Hiland Partners merger if the Hiland Partners merger is completed.

For a complete discussion of these and other interests of the members of the Hiland Partners Board of Directors in the Hiland Partners merger, see “Special Factors — Interests of Certain Persons in the Mergers.”

Because of such actual and potential conflicts, the Hiland Partners Board of Directors authorized the Hiland Partners Conflicts Committee to review, evaluate and make recommendations to the Hiland Partners Board of Directors and the Hiland Partners public unitholders regarding Mr. Hamm’s proposal and any potential alternatives thereto. On June 1, 2009, the Hiland Partners Board of Directors met to consider the report and recommendation of the Hiland Partners Conflicts Committee. On the basis of the Hiland Partners Conflicts Committee’s recommendation and the other factors described below, each of the six members of the Hiland Partners Board of Directors participating in the meeting unanimously (1) determined that the Hiland Partners merger agreement and the transactions contemplated by the Hiland Partners merger agreement, including the Hiland Partners merger, were advisable, fair to, and in the best interests of, Hiland Partners and Hiland Partners public unitholders and (2) recommended that the Hiland Partners public unitholders vote to approve the Hiland Partners merger agreement and the Hiland Partners merger.

Neither of Messrs. Hamm nor Reid participated in the Hiland Partners Board of Directors’ consideration or vote on these matters. Mr. Hamm did not feel his participation was appropriate given that the Hiland Partners Board of Directors was evaluating his offer to acquire Hiland Partners. Mr. Reid did not feel participation was appropriate given his professional relationship with Mr. Hamm, through which he has historically provided Mr. Hamm and the Hamm family trusts with financial advisory services, including in connection with evaluating strategic alternatives with respect to the Hiland Companies.

Because Messrs. Hamm and Reid abstained from voting on the Hiland Partners merger agreement and the Hiland Partners merger, only four of the six non-employee members of the Hiland Partners Board of Directors voted to approve the Hiland Partners merger agreement and the Hiland Partners merger.

In determining that the Hiland Partners merger agreement is advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders and approving the Hiland Partners merger agreement and the transactions contemplated by the Hiland Partners merger agreement, including the Hiland Partners merger, and recommending that the Hiland Partners public unitholders vote for the approval of the Hiland Partners merger agreement and the Hiland Partners merger, the Hiland Partners Board of Directors considered a number of factors, including the following material factors:

•	the unanimous determination and recommendation of the Hiland Partners Conflicts Committee;

•	the opinion of Jefferies & Company delivered orally at the Hiland Partners Conflicts Committee meeting and presented at the Hiland Partners Board of Directors meeting on June 1, 2009, and subsequently confirmed in writing, that, based upon and subject to the factors and assumptions set forth in the opinion, the Hiland Partners merger consideration of $7.75 per common unit to be received by the holders of common units of Hiland Partners (other than the Hiland Partners rollover common unitholders) pursuant to the Hiland Partners merger agreement was fair, from a financial point of view, to the Hiland Partners public unitholders, as of the date of such opinion, as described in the opinion of Jefferies & Company;

•	the financial presentation of Jefferies & Company in connection with the foregoing opinion that was presented to the Hiland Partners Board of Directors at the request of the Hiland Partners Conflicts Committee;

•	the fact that the Hiland Partners merger consideration and the other terms of the Hiland Partners merger agreement resulted from negotiations between the Hiland Partners Conflicts Committee and Mr. Hamm,

and the Hiland Partners Board of Directors’ belief that $7.75 in cash for each Hiland Partners common unit represented the highest per common unit consideration that could be negotiated; and

•	the factors considered by the Hiland Partners Conflicts Committee, including the positive factors and potential benefits of the Hiland Partners merger agreement, the risks and potentially negative factors relating to the Hiland Partners merger agreement, and the factors relating to procedural safeguards, each as described in “— The Hiland Partners Conflicts Committee” above.

In doing so, the Hiland Partners Board of Directors expressly adopted the analysis of the Hiland Partners Conflicts Committee, which is discussed above.

The foregoing discussion of the information and factors considered by the Hiland Partners Board of Directors includes the material factors considered by the Hiland Partners Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Hiland Partners merger, the Hiland Partners Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Hiland Partners Board of Directors approved and recommends the Hiland Partners merger agreement and the Hiland Partners merger based upon the totality of the information presented to and considered by it.

The Hiland Partners Board of Directors did not consider liquidation value in determining the fairness of the Hiland Partners merger to the Hiland Partners public unitholders because of its belief, after considering the factors considered by the Hiland Partners Conflicts Committee, that liquidation value does not present a meaningful valuation for Hiland Partners and its business as Hiland Partners’ value is derived from the cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation.

The Hiland Partners Board of Directors also did not consider net book value in determining the fairness of the merger to the Hiland Partners public unitholders because of its belief, after considering the factors considered by the Hiland Partners Conflicts Committee, that net book value does not present a meaningful valuation metric for Hiland Partners and its business as Hiland Partners’ value is derived from the cash flows generated from its continuing operations.

The Hiland Partners Board of Directors believes that the Hiland Partners merger is procedurally fair because (1) of the independence, absence of conflicts of interest and role and actions of the Hiland Partners Conflicts Committee members (permitting them to represent effectively the interests of the Hiland Partners public unitholders), (2) of the approval of the Hiland Partners merger agreement by a majority of the directors who are not employees of Hiland Partners and (3) the terms of the Hiland Partners merger agreement require the approval of a majority of the publicly-held Hiland Partners common units. The Hiland Partners Board of Directors believes that each of these procedural safeguards supports its decision and provides assurance of the fairness of the Hiland Partners merger to the Hiland Partners public unitholders.

Opinion of Financial Advisor of Hiland Partners

Jefferies & Company was engaged by the Hiland Partners Conflicts Committee to render an opinion to the Hiland Partners Conflicts Committee as to whether the merger consideration of $7.75 in cash per common unit to be received by the Hiland Partners public unitholders pursuant to the Hiland Partners merger agreement was fair, from a financial point of view, to such holders. The Hiland Partners Conflicts Committee spoke with seven financial advisory firms, and after due consideration, the Hiland Partners Conflicts Committee selected Jefferies & Company for the purpose of providing a fairness opinion to the Hiland Partners Conflicts Committee, in light of Jefferies & Company’s relevant industry experience and prior representation of special committees and conflicts committees. On June 1, 2009, Jefferies & Company delivered to the Hiland Partners Conflicts Committee its oral opinion, subsequently confirmed in writing, that, as of the date of its opinion, based upon and subject to the assumptions, limitations, qualifications and factors contained in its opinion and described below, the merger consideration to be received by the Hiland Partners public unitholders pursuant to the Hiland Partners merger agreement was fair, from a financial point of view, to such holders. The June 1,

2009 opinion of Jefferies & Company is referred to hereinafter in this “Opinion of Jefferies & Company, Inc.” section as the “opinion.”

The full text of the opinion is attached as Annex C to this joint proxy statement and incorporated into this joint proxy statement by reference. We urge you to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review undertaken in arriving at the opinion.

The opinion is for the use and benefit of the general partner of Hiland Partners and the Hiland Partners Conflicts Committee in their consideration of the Hiland Partners merger. The opinion does not address the relative merits of the transactions contemplated by the Hiland Partners merger agreement as compared to any alternative transaction or opportunity that might be available to Hiland Partners, nor does it address the underlying business decision by Hiland Partners to engage in the Hiland Partners merger or the terms of the Hiland Partners merger agreement or the documents referred to therein. The opinion does not constitute a recommendation as to whether any holder of common units should vote on the Hiland Partners merger or any matter related thereto. In addition, the Hiland Partners Conflicts Committee did not ask Jefferies & Company to address, and the opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Hiland Partners, other than the holders of common units of Hiland Partners. Jefferies & Company expresses no opinion as to the price at which common units will trade at any time. Furthermore, Jefferies & Company does not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by, any of Hiland Partners’ officers, directors or employees, or any such class of such persons, in connection with the Hiland Partners merger agreement relative to the merger consideration to be received by holders of common units. The opinion has been authorized by a Fairness Committee of Jefferies & Company.

In arriving at its opinion, Jefferies & Company has, among other things:

(i) reviewed a draft of the Hiland Partners merger agreement dated May 28, 2009;

(ii) reviewed certain publicly available financial and other information about Hiland Partners;

(iii) reviewed certain information furnished by Hiland Partners’ management, including financial forecasts and analyses, relating to the business, operations and prospects of Hiland Partners;

(iv) held discussions with members of senior management of Hiland Partners concerning the matters described in clauses (ii) and (iii) above;

(v) reviewed the trading price history and valuation multiples for the common units and compared them with those of certain publicly traded entities that Jefferies & Company deemed relevant;

(vi) compared the proposed financial terms of the Hiland Partners merger under the Hiland Partners merger agreement with the financial terms of certain other transactions that Jefferies & Company deemed relevant; and

(vii) conducted such other financial studies, analyses and investigations as Jefferies & Company deemed appropriate.

In Jefferies & Company’s review and analysis and in rendering its opinion, Jefferies & Company assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to Jefferies & Company or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies & Company. Included in the financial information provided to Jefferies & Company were certain financial forecasts, dated May 28, 2009, which are disclosed herein beginning on page 113. In Jefferies & Company’s review, Jefferies & Company did not obtain any independent evaluation or appraisal of any of the assets or liabilities, nor did Jefferies & Company conduct a physical inspection of any of the properties or facilities, of Hiland Partners, nor was Jefferies & Company furnished with any such evaluations or appraisals of such physical inspections, nor does Jefferies & Company have any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by Jefferies & Company, Jefferies & Company notes that projecting future results of any company is inherently subject to uncertainty. Hiland Partners informed Jefferies & Company, however, and Jefferies & Company assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Hiland Partners as to the future financial performance of Hiland Partners. Jefferies & Company expresses no opinion as to any such financial forecasts or the assumptions on which they were made.

Jefferies & Company’s opinion was based on economic, monetary, regulatory, market and other conditions existing and that could be evaluated as of the date of its opinion. Jefferies & Company has no obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies & Company may have become aware after the date of its opinion.

Jefferies & Company made no independent investigation of any legal or accounting matters affecting Hiland Partners, and Jefferies & Company assumed the correctness in all respects material to its analysis of all legal and accounting advice given to Hiland Partners and the Hiland Partners Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Hiland Partners merger agreement to Hiland Partners and the holders of Hiland Partners common units. In addition, in preparing its opinion, Jefferies & Company did not take into account any tax consequences of the transaction to any holder of Hiland Partners common units. Jefferies & Company assumed that the final form of the Hiland Partners merger agreement would be substantially similar to the draft, dated May 28, 2009, reviewed by Jefferies & Company. Jefferies & Company also assumed that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Hiland Partners merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Hiland Partners, Parent or the contemplated benefits of the Hiland Partners merger in any way meaningful to Jefferies & Company’s analysis.

Jefferies & Company’s opinion was based on and subject to a number of assumptions, factors, and limitations. Specifically, Jefferies & Company assumed:

•	the accuracy and completeness of all financial and other information that was supplied or otherwise made available to Jefferies & Company or that was publicly available;

•	that financial forecasts of Hiland Partners were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Hiland Partners as to the future financial performance of Hiland Partners;

•	the correctness in all respects material to Jefferies & Company’s analysis of all legal and accounting advice given to Hiland Partners and the Hiland Partners Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Hiland Partners merger agreement to Hiland Partners and the Hiland Partners public unitholders;

•	the final form of the Hiland Partners merger agreement would be substantially similar to the last draft reviewed by Jefferies & Company;

•	that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Hiland Partners merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Hiland Partners, Parent or the contemplated benefits of the Hiland Partners merger in any way meaningful to Jefferies & Company’s analysis; and

•	that the terms of the Hiland Partners merger agreement are the most beneficial terms from Hiland Partners’ perspective that could under the circumstances be negotiated among the parties to such transactions.

The following is a brief summary of the analyses performed by Jefferies & Company in connection with its opinion. This summary is not intended to be an exhaustive description of the analyses performed by Jefferies & Company but includes all material factors considered by Jefferies & Company in rendering its opinion. Jefferies & Company drew no specific conclusions from any individual analysis, but subjectively factored its observations from all of these analyses into its qualitative assessment of the merger consideration. Each analysis performed by Jefferies & Company is a common methodology utilized in determining valuations. Although other valuation techniques may exist, Jefferies & Company believes that the analyses described below, when taken as a whole, provide the most appropriate analyses for Jefferies & Company to arrive at its opinion.

Comparable Public Company Analysis

Jefferies & Company utilized comparable public company analysis, which values a target company by reference to publicly-traded companies with similar products, similar operating and financial characteristics and similar service markets. Jefferies & Company reviewed and compared selected financial data for eleven publicly traded companies in the energy industry. Five of the companies chosen derived more than 50% of their estimated 2009 cash flow from fee-based contracts, and six of the companies chosen derived more than 50% of their estimated 2009 cash flow from non fee-based contracts, although Copano Energy, L.L.C. was excluded from trimmed mean calculations due to its significant hedge positions that reduce sensitivity to commodity prices over the next three years. Hiland Partners has a high percentage of its contract mix tied to non-fee based revenue streams, which are sensitive to commodity prices. The comparable companies chosen by Jefferies & Company included:

Fee-Based

•	Crosstex Energy, L.P.

•	DCP Midstream Partners, LP

•	Quicksilver Gas Services LP

•	Regency Energy Partners LP

•	Western Gas Partners, LP

Non Fee-Based

•	Atlas Pipeline Partners, LP

•	Copano Energy, L.L.C.

•	Eagle Rock Energy Partners, L.P.

•	MarkWest Energy Partners, L.P.

•	Targa Resources Partners LP

•	Williams Partners L.P.

For each of the comparable companies, Jefferies & Company calculated the total enterprise value as a multiple of (i) that company’s revenue for the noted last twelve month (“LTM”) periods; (ii) that company’s projected revenue, to the extent available, for the year ending December 31, 2009, as reflected in certain First Call estimates; (iii) that company’s projected revenue, to the extent available, for the year ending December 31, 2010, as reflected in certain First Call estimates; (iv) that company’s estimated EBITDA for the noted LTM periods; (v) that company’s EBITDA, to the extent available, for the year ending December 31, 2009, as reflected in certain First Call estimates; and (vi) that company’s estimated EBITDA, to the extent available, for the year ending December 31, 2010, as reflected in certain First Call estimates. Total enterprise value (“TEV”) was calculated as equity market value, plus net debt, all as of May 28, 2009. Net debt equals total debt plus minority interest less cash and cash equivalents. Jefferies & Company then calculated each company’s distributable cash yield using (a) that company’s most recent declared distribution, annualized, divided by that company’s unit price as of May 28, 2009, (b) that company’s estimated distributable cash, to the extent available, for the year ending December 31, 2009, as reflected in certain First Call estimates and dividing by that company’s unit price as of May 28, 2009, and (c) that company’s estimated distributable cash, to the extent available, for the year ending December 31, 2010, as reflected in certain first call estimates and dividing by that company’s unit price as of May 28, 2009.

Utilizing the most representative multiple range within the comparable public company set, Jefferies & Company then calculated a range of implied values per common unit based on (i) Hiland Partners’ LTM EBITDA; (ii) Hiland Partners’ projected EBITDA for the year ending December 31, 2009, based on Hiland Partners management’s estimates, where the estimated downside projected EBITDA assumed inlet natural gas volumes were risked at 95%; and (iii) Hiland Partners’ projected EBITDA for the year ending December 31, 2010, based on Hiland Partners management’s estimates, where the estimated downside projected EBITDA assumed inlet natural gas volumes were risked at 95%. Jefferies & Company then calculated a range of implied values per common unit by dividing (i) Hiland Partners’ current distributable cash; (ii) Hiland Partners’ projected distributable cash for the year ending December 31, 2009, based on Hiland Partners management’s estimates; and (iii) Hiland Partners’ projected distributable cash for the year ending December 31, 2010, based on Hiland Partners management’s estimates, in each case, by the most representative range of distributable cash yields within the comparable public company set. For further detail regarding the results of the calculations described above for each of the comparable companies, please see page 30 of Jefferies & Company’s presentation to the Hiland Partners Conflicts Committee filed as Exhibit (c)(17) to the Transaction Statement on Schedule 13E-3 (a “Schedule 13E-3”) filed by Hiland Partners on July 1, 2009. The resulting ranges of implied values per common unit are set forth in the table below:

	Comparable Public
	Company Multiple	Hiland	Hiland Partners	Implied per Unit
	Range	Partners	Metric (Millions)	Value Range

TEV/LTM EBITDA	5.7x - 6.7x	5.0x	$62.9	$9.94 - $16.53
TEV/EBITDA 2009E	7.2x - 8.2x	7.0x	$44.8	$4.73 - $10.98(1)
TEV/EBITDA 2010E	6.8x - 7.8x	6.6x	$48.0	$3.76 - $11.46(1)
Current Distributable Cash Yield	7.1% - 17.1%	0%	$0.00	$0.00
Distributable Cash Yield 2009E	7.4% - 17.4%	0%	$0.00	$0.00
Distributable Cash Yield 2010E	7.5% - 17.5%	0%	$0.00	$0.00

(1)	Downside assumes inlet natural gas volumes risked at 95%.

Jefferies & Company then compared the ranges of implied values per common unit against (i) the Hiland Partners closing unit price of $5.40 per unit on May 28, 2009; and (ii) the merger consideration of $7.75 per unit to be received by the Hiland Partners public unitholders.

No company utilized in the comparable public company analysis is identical to Hiland Partners. Jefferies & Company made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hiland Partners. Mathematical analysis of comparable public companies in isolation from other analyses is not an effective method of evaluating transactions.

Premiums Paid Analysis

Jefferies & Company utilized a premiums paid analysis, a method of valuing a target business by analyzing the premiums paid in selected merger and acquisition transactions. Using publicly available information, Jefferies & Company conducted a premiums paid analysis using a sample of 19 transactions announced since April 7, 2004. Each of the 19 transactions (i) was a change of control transaction and (ii) involved companies in the energy industry, which is the industry in which Hiland Partners operates. Based on these factors and Jefferies & Company’s experience with transactions in the energy industry, Jefferies &

Company determined that these 19 transactions were relevant for purposes of the premiums paid analysis. The 19 change of control transactions used by Jefferies & Company in its premiums paid analysis were:

Announcement Date	Buyer	Seller

• August 25, 2008	Precision Drilling, Inc.	Grey Wolf Inc.
• July 29, 2008	Sempra Energy	EnergySouth Inc.
• May 5, 2008	Schlumberger Limited	Saxon Energy Services Inc.
• November 29, 2007	VeraSun Energy Corporation	US BioEnergy Corp.
• September 5, 2007	MarkWest Energy Partners LP	Markwest Hydrocarbon, Inc.
• July 17, 2007	Plains Exploration & Production Company	Pogo Producing Company
• June 11, 2007	Helix Energy Solutions Group, Inc.	Horizon Offshore, Inc.
• March 19, 2007	Hercules Offshore, Inc.	TODCO
• November 13, 2006	Western Refining, Inc.	Giant Industries, Inc.
• April 21, 2006	Petrohawk Energy Corporation	KCS Energy, Inc.
• January 23, 2006	Helix Energy Solutions Group, Inc.	Remington Oil & Gas Corp.
• December 12, 2005	ConocoPhillips	Burlington Resources Company
• October 13, 2005	Occidental Petroleum Corporation	Vintage Petroleum, Inc.
• September 19, 2005	Norsk Hydro ASA	Spinnaker Exploration Company
• April 4, 2005	Petrohawk Energy Corporation	Mission Resources Corporation
• January 26, 2005	Cimarex Energy Co.	Magnum Hunter Resources, Inc.
• December 16, 2004	Noble Energy, Inc.	Patina Oil & Gas Corporation
• April 15, 2004	EnCana Corporation	Tom Brown, Inc.
• April 7, 2004	Kerr-McGee Corporation	Westport Resources Corporation

For each of the target companies involved in the 19 transactions, Jefferies & Company examined the closing unit price one trading day prior to announcement of the initial offer in connection with each transaction in order to calculate the high and low premiums paid by the acquiror over the target company’s closing unit price at such point in time. Jefferies & Company then compared those premiums to (i) the premium implied by the January 15 Proposal of $9.50 per common unit of Hiland Partners over Hiland Partners’ common unit price on one trading day prior to the announcement of the January 15 Proposal ($7.90), and (ii) the $7.75 proposed merger consideration over Hiland Partners’ common unit price on one trading day prior to the announcement of the revised offer of $7.75 per common unit of Hiland Partners ($8.18). Jefferies & Company believed that this method was less illustrative of value because of the significant deterioration in Hiland Partners’ operations since the date of the January 15 Proposal. A summary of the premiums observed in the premiums paid analysis is set forth in the table below:

Premium Percentage	One Day Prior

High	34.4%
Mean	18.5%
Median	20.9%
Low	1.9%
Implied Equity Price Per Unit of the January 15 Proposal
High	$10.61
Low	$8.05
Implied Equity Price Per Unit of the Merger
High	$10.99
Low	$8.38
Implied Merger Premium Per Unit
January 15 Proposal of $9.50/unit	20.3%
Merger Consideration of $7.75/unit	(5.3)%

Discounted Cash Flow Analysis

Jefferies & Company utilized discounted cash flow analysis, which values a company as the sum of its unlevered (before financing costs) free cash flows over a forecast period and the company’s terminal or residual value at the end of the forecast period. Jefferies & Company examined the value of Hiland Partners based on projected free cash flow estimates, which were generated utilizing financial projections from April 1, 2009 through December 31, 2013. Those internal financial projections, dated May 28, 2009, and disclosed herein beginning on page 113, were prepared by Hiland Partners’ management and were approved for Jefferies & Company’s use by the Hiland Partners Conflict Committee. As instructed by Hiland Partners, Jefferies & Company considered the risks and uncertainties of achieving the Hiland Partners forecasts and the possibility that the Hiland Partners forecasts will not be realized. Accordingly, Jefferies & Company performed a sensitivity analysis to illustrate the effect of different assumptions for changes in projected annual revenue growth and projected annual EBITDA margins from the Hiland Partners’ management forecasts.

Jefferies & Company ascribed EBITDA exit multiples, which ranged from 7.5x to 8.5x, to the projected EBITDA for the LTM ending December 31, 2013, giving effect to Jefferies & Company’s sensitivity analysis. Jefferies & Company calculated a range of discount factors of 18.0% — 20.0% based on the Capital Asset Pricing Model using the average levered beta of the comparable public companies listed in the “Comparable Public Company Analysis” section. Based on those ranges of EBITDA exit multiples and discount rates, Jefferies & Company calculated the implied equity price per common unit value ranging from $0.00 to $2.35. Jefferies & Company then compared the implied equity prices per common unit values against the $7.75 per common unit in cash to be received in the Hiland Partners merger.

While discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including growth rates and discount rates. The valuation derived from the discounted cash flow analysis is not necessarily indicative of Hiland Partners’ present or future value or results. Discounted cash flow analysis in isolation from other analyses is not an effective method of evaluating transactions. For further detail regarding the calculation of the implied equity price per common unit value range described above, please see pages 32 and 33 of Jefferies & Company’s presentation to the Hiland Partners Conflicts Committee filed as Exhibit (c)(17) to the Schedule 13E-3 filed by Hiland Partners on July 1, 2009.

Conclusion

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Jefferies & Company considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Jefferies & Company believes that selecting any portion of its analysis, without considering all analyses, would create an incomplete view of the process underlying its opinion. In performing its analyses, Jefferies & Company made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Hiland Partners. The analyses performed by Jefferies & Company are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The merger consideration was determined through negotiations between the Hiland Partners Conflicts Committee and Mr. Hamm and was recommended by the Hiland Partners Conflicts Committee for approval by the Hiland Partners Board of Directors and approved by the Hiland Partners Board of Directors. Jefferies & Company did not recommend any specific merger consideration to Hiland Partners, the Hiland Partners Conflicts Committee or the Hiland Partners Board of Directors or that any specific consideration constituted the only appropriate consideration with respect to the Hiland Partners merger agreement and the transactions contemplated thereby, including the Hiland Partners merger. A copy of the presentation materials presented by Jefferies & Company to the Hiland Partners Conflicts Committee in connection with the delivery of its opinion has been filed with the SEC as an exhibit to the Schedule 13E-3 filed by Hiland Partners on July 1, 2009.

Miscellaneous

Jefferies & Company may seek, in the future, to provide financial advisory and financing services to Hiland Partners, the general partner of Hiland Partners or entities that are affiliated with Hiland Partners or its general partner, for which Jefferies & Company would expect to receive compensation. In the past two years, Jefferies & Company has received no compensation from Hiland Partners or its affiliates other than for financial advisory services provided to the Hiland Partners Conflicts Committee in connection with evaluating the Hiland Partners merger.

Jefferies & Company was engaged by the Hiland Partners Conflicts Committee in connection with the delivery of the opinion and is entitled to a fee of $550,000 for its services from Hiland Partners, a portion of which was payable prior to the delivery of the opinion and the remainder of which was payable upon the delivery of the opinion. Jefferies & Company also will be reimbursed for expenses incurred. Hiland Partners has agreed to indemnify Jefferies & Company against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies & Company under such engagement.

In the ordinary course of its business, Jefferies & Company and its affiliates maintain a market in the securities of Hiland Partners and may trade or hold securities of Hiland Partners and/or its affiliates for Jefferies & Company and its affiliates’ own accounts and for accounts of their customers and, accordingly, may, at any time hold long or short positions in those securities.

Position of HLND Schedule 13E-3 Filing Persons as to the Fairness of the Hiland Partners Merger

Under SEC rules, Parent, HLND Merger Sub, Hiland Holdings, the general partner of Hiland Holdings, the Harold Hamm DST Trust, the Harold Hamm HJ Trust and Messrs. Hamm, Griffin, Harrison and Mackie (collectively the “HLND Schedule 13E-3 Filing Persons”) are required to provide certain information regarding their position as to the substantive and procedural fairness of the Hiland Partners merger to the Hiland Partners public unitholders. The HLND Schedule 13E-3 Filing Persons are making the statements included in this section solely for purposes of complying with such requirements. The HLND Schedule 13E-3 Filing Persons’ views as to the fairness of the Hiland Partners merger should not be construed as a recommendation to any unitholder as to how that unitholder should vote on the proposals to approve the Hiland Partners merger agreement and the Hiland Partners merger.

The HLND Schedule 13E-3 Filing Persons, other than Messrs. Griffin and Harrison, did not participate in the deliberations of the Hiland Partners Board of Directors or the Hiland Partners Conflicts Committee regarding, and did not receive advice from the Hiland Partners Conflicts Committee’s legal or financial advisors as to, the fairness of the Hiland Partners merger. The HLND Schedule 13E-3 Filing Persons, other than Mr. Hamm, did not perform, or engage a financial advisor to perform, any financial analysis for the purposes of assessing the fairness of the Hiland Partners merger to the Hiland Partners public unitholders. Mr. Hamm engaged Wells Fargo Securities as his financial advisor to provide certain financial advisory services with respect to a potential acquisition by Mr. Hamm and/or certain of his affiliates of the assets or capital stock of the Hiland Companies. Wells Fargo Securities did not provide an opinion with respect to the fairness of the Hiland Partners merger or the Hiland Partners merger consideration.

The discussion below of the information and factors considered by the HLND Schedule 13E-3 Filing Persons is not intended to be exhaustive, but includes the material factors considered by the HLND Schedule 13E-3 Filing Persons. In view of the variety of factors considered in connection with their evaluation of the fairness of Hiland Partners merger, the HLND Schedule 13E-3 Filing Persons did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching their determination. In addition, each of the HLND Schedule 13E-3 Filing Persons may have given differing weights to different factors. On balance, the HLND Schedule 13E-3 Filing Persons believed that the positive factors discussed above outweighed the negative factors discussed above and arrived at the conclusion that the Hiland Partners merger was fair to the Hiland Partners public unitholders.

Harold Hamm and the other HLND Schedule 13E-3 Filing Persons (with the exception of Messrs. Griffin and Harrison), believe that the Hiland Partners merger consideration is substantively fair to the Hiland Partners public unitholders based on the following factors:

•	The HLND Schedule 13E-3 Filing Persons’ view that if the adverse impact of commodity prices on gathering and processing fundamentals and the challenges presented by the global economic crisis persist, Hiland Partners will experience a meaningful decrease in future distributable cash flow and will need substantial new equity capital to remain in continued compliance with the financial covenants under the Hiland Operating Credit Agreement. Obtaining such equity capital in the current environment on acceptable terms does not appear feasible and would be significantly dilutive to current unitholders.

•	The consideration proposed to be paid to the Hiland Partners public unitholders represents a 45% premium over the reported closing sale price $5.36 per common unit of Hiland Partners on May 29, 2009, the last trading day prior to the execution of the Hiland Partners merger agreement and a 34% premium over the average closing sale price of $5.78 per common unit of Hiland Partners over the 30-day period ending May 29, 2009.

•	The consideration to be paid to the Hiland Partners public unitholders in the Hiland Partners merger is all cash, thus eliminating any uncertainty in valuing the consideration to be received by such unitholders.

•	The Hiland Partners merger will provide liquidity for the Hiland Partners public unitholders without incurring brokerage and other costs typically associated with market sales.

•	The Hiland Partners merger agreement allows the Hiland Partners Conflicts Committee to withdraw or change its recommendation of the Hiland Partners merger agreement, and to terminate the merger agreement in certain circumstances.

•	The obligations of Parent and HLND Merger Sub to consummate the Hiland Partners merger are not subject to any financing condition. Mr. Hamm has delivered to Parent the Hiland Partners commitment letter, pursuant to which Mr. Hamm has committed to contribute an aggregate of approximately $32.0 million in cash to Parent, representing the Hiland Partners merger consideration of approximately $30.9 million and estimated expenses of approximately $1.1 million, less the amount of cash, if any, contributed by the Hamm family trusts to Parent or HLND Merger Sub that is available immediately prior to the closing of the Hiland Partners merger. Pursuant to its terms, Hiland Partners is a third-party beneficiary of the Hiland Partners commitment letter.

•	The Hiland Partners Conflicts Committee received an opinion from Jefferies & Company to the effect that, as of the date of the opinion and based upon and subject to the assumptions and limitations set forth therein, the cash merger consideration of $7.75 per common unit to be received by the holders of Hiland Partners common units (other than the Hiland Partners rollover common unitholders) pursuant to the Hiland Partners merger agreement was fair, from a financial point of view, to the Hiland Partners public unitholders. Jefferies & Company’s opinion is attached to this joint proxy statement as Annex C.

Harold Hamm and the other HLND Schedule 13E-3 Filing Persons (with the exception of Messrs. Griffin and Harrison), believe that the Hiland Partners merger is procedurally fair to the Hiland Partners public unitholders based on the following factors:

•	The Hiland Partners Conflicts Committee, which consists of directors who are not officers, employees or controlling unitholders of Hiland Partners, or affiliated with the Hamm Continuing Investors, negotiated with Mr. Hamm the terms of the Hiland Partners merger. The HLND Schedule 13E-3 Filing Persons believe that the Hiland Partners Conflicts Committee was therefore able to represent the interests of the Hiland Partners public unitholders without the potential conflicts of interest that the foregoing relationships would otherwise have presented.

•	The Hiland Partners Conflicts Committee retained its own nationally recognized financial advisor, Jefferies & Company which, in the Hiland Partners Conflicts Committee’s view, had no relationships that would compromise its independence.

•	The Hiland Partners Conflicts Committee retained its own legal advisor, Conner and Winters, which the Hiland Partners Conflicts Committee determined had no relationship creating a potential conflict.

•	The Hiland Partners Conflicts Committee and its advisors conducted a due diligence investigation of Hiland Partners before commencing negotiations, which the HLND Schedule 13E-3 Filing Persons believe provided the Hiland Partners Conflicts Committee and its advisors with the information necessary to effectively represent the interests of the Hiland Partners public unitholders.

•	The Hiland Partners Conflicts Committee had the authority to review alternative proposals and to reject the transaction proposed by Mr. Hamm.

•	The Hiland Partners merger consideration and other terms and conditions of the Hiland Partners merger agreement were the result of negotiations between Mr. Hamm and the Hiland Partners Conflicts Committee and their respective financial and legal advisors. The Hamm Continuing Investors did not participate in or have any influence over the conclusions reached by the Hiland Partners Conflicts Committee or the negotiating positions of the Hiland Partners Conflicts Committee.

•	The Hiland Partners merger agreement and the Hiland Partners merger were approved unanimously by the Hiland Partners Conflicts Committee, which determined that the Hiland Partners merger agreement and the Hiland Partners merger are advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders. The Hiland Partners merger agreement and the Hiland Partners merger were also recommended to the Hiland Partners public unitholders unanimously by the Hiland Partners Conflicts Committee, which further recommended that the Hiland Partners Board of Directors recommend approval of the Hiland Partners merger agreement and the Hiland Partners merger to the Hiland Partners public unitholders.

•	The Hiland Partners Board of Directors approved, and recommended that the Hiland Partners public unitholders vote to approve, the Hiland Partners merger agreement and the Hiland Partners merger. The action by the Hiland Partners Board of Directors represented the unanimous approval of the directors of Hiland Partners, other than Messrs. Hamm and Reid who recused themselves from voting.

The HLND Schedule 13E-3 Filing Persons did not consider historical prices for Hiland Partners common units, including prices paid in previous purchases by them, because such prices were supported by different market and industry conditions than at present and a return to such conditions was not likely in the near term. The HLND Schedule 13E-3 Filing Persons also did not consider the net book value of Hiland Partners common units in determining the fairness of the Hiland Partners merger to the Hiland Partners public unitholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the value of Hiland Partners common units, which depend on cash flows from its continuing operations. Moreover, the HLND Schedule 13E-3 Filing Persons did not consider going concern value since the Hiland Companies were likely to be in violation of the leverage ratio covenant under the Hiland Operating Credit Agreement, thus materially impairing the Hiland Companies’ ability to continue operating.

Messrs. Griffin and Harrison believe that the Hiland Partners merger is both substantively and procedurally fair to the Hiland Partners public unitholders based on the factors described in “— Recommendation of the Hiland Partners Conflicts Committee and the Hiland Partners Board of Directors; Reasons for Recommending Approval of the Merger — The Hiland Partners Board of Directors” beginning on page 48. In doing so, Messrs. Griffin and Harrison expressly adopted the analysis of the Hiland Partners Conflicts Committee, which is discussed above.

Recommendations of the Hiland Holdings Conflicts Committee and Hiland Holdings Board of Directors; Reasons for Recommending Approval of the Merger

The Hiland Holdings Conflicts Committee

The Hiland Holdings Conflicts Committee consists of two independent directors: Dr. Bobby B. Lyle and Dr. Cheryl L. Evans. In resolutions approved by the Hiland Holdings Board of Directors on February 19,

2009, the Hiland Holdings Conflicts Committee was authorized to review, evaluate and make recommendations to the Hiland Holdings Board of Directors with respect to Mr. Hamm’s proposed acquisition of the publicly-held Hiland Holdings common units and potential alternative transactions. The Hiland Holdings Conflicts Committee retained Fulbright as its independent legal counsel and Morris Nichols as its independent special Delaware legal counsel. In addition, the Hiland Holdings Conflicts Committee selected and the general partner of Hiland Holdings retained Barclays Capital as the independent financial advisor of the Hiland Holdings Conflict Committee. The Hiland Holdings Conflicts Committee oversaw the performance of financial and legal due diligence by its advisors, conducted an extensive review and evaluation of Mr. Hamm’s proposal and potential alternative transactions and conducted negotiations with Mr. Hamm and their representatives with respect to the Hiland Holdings merger agreement and the various other agreements related to the Hiland Holdings merger.

The Hiland Holdings Conflicts Committee, by unanimous vote at a meeting held on June 1, 2009, determined that the Hiland Holdings merger agreement and the transactions contemplated by the Hiland Holdings merger agreement were advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders. In addition, at the June 1, 2009 meeting, the Hiland Holdings Conflicts Committee recommended that (1) the Hiland Holdings Board of Directors approve the Hiland Holdings merger agreement and the related agreements, and the consummation of the transactions contemplated thereby, including the Hiland Holdings merger and (2) the Hiland Holdings public unitholders vote in favor of approval of the Hiland Holdings merger agreement and the Hiland Holdings merger. In reaching its determination, the Hiland Holdings Conflicts Committee consulted with and received the advice of its independent financial and legal advisors, considered the potential alternatives of Hiland Holdings, including the uncertainties and risks facing it, and considered the interests of the Hiland Holdings public unitholders.

In determining that the Hiland Holdings merger agreement was advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders and recommending the approval of the Hiland Holdings merger agreement and the related agreements, and the consummation of the transactions contemplated thereby, including the Hiland Holdings merger, to the Hiland Holdings Board of Directors on June 1, 2009, the Hiland Holdings Conflicts Committee considered a number of factors. The material factors are summarized below.

The Hiland Holdings Conflicts Committee viewed the following factors as being generally positive or favorable in coming to its determination and recommendation:

1. The Hiland Holdings merger would provide the Hiland Holdings public unitholders with cash consideration of $2.40 per common unit, a price the Hiland Holdings Conflicts Committee viewed as fair in light of recent and projected financial performance of Hiland Holdings and recent trading prices of the Hiland Holdings common units. In making this determination, the Hiland Holdings Conflicts Committee also considered that Hiland Holdings’ only cash flowing assets are its partnership interests in Hiland Partners, consisting of 2,321,471 common units, 3,060,000 subordinated units, the 2% general partner interest and all the incentive distribution rights, and, moreover, that on April 27, 2009 Hiland Partners announced the suspension of quarterly distributions on the common units and subordinated units beginning with the first quarter of 2009. The Hiland Holdings Conflicts Committee also considered the following related facts:

•	Since Hiland Partners suspended distributions on the common units, the amount of common unit arrearages that have been accumulated through June 1, 2009 is approximately $2.8 million. Based on the number of common units of Hiland Partners outstanding as of June 1, 2009, approximately $2.8 million in common unit arrearages will accumulate each quarter until Hiland Partners resumes paying the MQD. Therefore, the likelihood of Hiland Holdings receiving the minimum quarterly distribution in the future on its subordinated units in Hiland Partners is significantly less than its likelihood of receiving the minimum quarterly distribution on its common units.

•	Additionally, as a result of the suspension in distributions on the subordinated units, the likelihood of the subordinated units meeting the tests for conversion into common units after

March 31, 2010 has been significantly reduced. In order for the subordinated units to convert, Hiland Partners must have earned and paid the minimum quarterly distribution on all outstanding units for three consecutive four-quarter periods. In addition to being subordinated to the common units with respect to distributions, including liquidating distributions, the subordinated units are not publicly traded and therefore they are a more illiquid asset than common units, which impairs their value.

•	Furthermore, no distributions may be made on the incentive distributions rights until the minimum quarterly distribution has been paid on all outstanding Hiland Partners common units and subordinated units. Therefore, the likelihood of Hiland Holdings receiving distributions in the future on its incentive distribution rights is significantly less than its likelihood of receiving the minimum quarterly distribution on its subordinated units. For the third quarter of 2008, the last quarter in which distributions related to the incentive distribution rights were paid, approximately 31% of the cash distributions received by Hiland Holdings from Hiland Partners were the payment of the minimum quarterly distribution on the common units and the commensurate general partner interest, approximately 37% were the payment of the minimum quarterly distribution on the subordinated units and the commensurate general partner interest and approximately 31% were the payment of distributions on all units and the incentive distribution rights above the minimum quarterly distribution.

2. The opinion received by the Hiland Holdings Conflicts Committee from its financial advisor, Barclays Capital, delivered orally at the Hiland Holdings Conflicts Committee meeting on June 1, 2009, and subsequently confirmed in writing later that day, to the effect that as of the date of the opinion, the $2.40 per common unit cash merger consideration to be received by the Hiland Holdings public unitholders, pursuant to the Hiland Holdings merger, was fair, from a financial point of view, to those holders.

3. The presentation of Barclays Capital on June 1, 2009, in connection with the foregoing opinion, which is described under “— Opinion of Financial Advisor of Hiland Holdings.”

4. The difficult business environment currently facing the Hiland Companies, including commodity prices, in particular natural gas prices, and the significant reduction in drilling activity and the resulting negative effect on the financial condition and results of operations of the Hiland Companies.

5. The Hiland Holdings Conflicts Committee’s belief that there were no alternatives to the April 20 Revised Proposal that would likely be viable or financially superior to the Hiland Holdings public unitholders. In that regard, the Hiland Holdings Conflicts Committee noted that:

•	maintaining the status quo was not a viable alternative given the impact of the indefinite suspension of distributions by Hiland Partners on April 27, 2009 that Hiland Holdings’ only cash flowing assets consist of partnership interests in Hiland Partners, and that it was very likely that Hiland Partners would be in violation of the leverage ratio covenant under the Hiland Operating Credit Agreement as soon as June 30, 2009, and that the Hiland Companies could not continue operating without some infusion of capital or resolving this potential default;

•	obtaining a waiver or amendment under the Hiland Operating Credit Agreement was not a viable alternative because in the absence of a significant equity injection by Mr. Hamm or some other party, Hiland Partners’ existing lenders had indicated that such waiver or amendment would very likely involve a significant upfront restructuring fee, a significant increase in the applicable interest rate, and an indefinite suspension of distributions from Hiland Partners, resulting in the buildup of arrearages with respect to the common units of Hiland Partners and a decrease in value of the subordinated units and incentive distribution rights held directly or indirectly by Hiland Holdings;

•	Barclays Capital had advised the Hiland Holdings Conflicts Committee that, based upon its experience and knowledge of the current market environments and given the Hiland Companies’ credit ratings and comparable company yields,

•	it was very unlikely that the Hiland Companies could refinance the Hiland Operating Credit Agreement through the issuance of other debt instruments or replace the Hiland Operating Credit Agreement with a new credit facility due to the uncertain state of debt and credit markets, particularly in the energy sector and for gathering and processing MLPs, which uncertain conditions resulted in lenders being uncertain about the valuations of borrowers in those sectors and generally seeking to reduce their exposure to that market segment,

•	even if the Hiland Companies were able to obtain alternative debt financing, the pricing, terms and conditions of such financing would likely be as onerous as those involved in obtaining a waiver or amendment of the existing Hiland Operating Credit Agreement (high up-front fees, a significant increase in the interest rate, and indefinite suspension of distributions from Hiland Partners), and

•	it was unlikely that Hiland Partners could convince its existing lenders to consent to exchange all or a portion of the existing indebtedness under the Hiland Operating Credit Agreement for equity securities (which would also dilute existing unitholders);

•	it was very unlikely that the Hiland Companies could raise sufficient equity capital to pay down the indebtedness under the Hiland Operating Credit Agreement through a public or private issuance of equity securities, given the uncertain nature of the market conditions for equity securities, particularly for gathering and processing MLPs, and that the amount of money that would need to be raised to repay debt to be in compliance with financial covenants would be highly dilutive as such amount was more than the then current market capitalization of Hiland Partners, and an issuance of structured equity investment by Mr. Hamm was not viable (particularly as Mr. Hamm had indicated that he had determined not to pursue such an investment);

•	a sale of strategic assets by Hiland Partners was not an attractive option as the market for assets of the nature of Hiland Partners’ assets is very challenging and the most likely purchasers are themselves experiencing financial difficulties and have little access to acquisition capital; and

•	it was unlikely that any other transaction with a third party involving a sale of the Hiland Companies or a significant interest in the Hiland Companies could be consummated at this time in light of the position of Mr. Hamm (contained in his letter, dated January 15, 2009, to the Hiland Holdings Board of Directors and subsequently confirmed to the Hiland Holdings Conflicts Committee), that he was interested only in acquiring common units in the Hiland Companies and that he was not interested in selling (or causing his affiliates to sell) interests in the Hiland Companies, and the lack of any indications of interest from any third parties since the public announcement of the January 15 Proposal.

6. The Hiland Holdings Conflicts Committee’s belief that the $2.40 per common unit cash merger consideration represented the highest per common unit consideration that could be negotiated with Mr. Hamm, given that the Hiland Holdings Conflicts Committee twice requested Mr. Hamm to increase the offered price of $2.40, and he declined each time to raise the price of his offer.

7. The terms of the Hiland Holdings commitment letter from Mr. Hamm to Parent to fund the full amount of the HPGP Parent Parties’ obligation to pay the merger consideration, including the provision making the Holdings Parties third-party beneficiaries under the Hiland Holdings commitment letter.

8. The terms of the Hiland Holdings merger agreement, principally:

•	all of the outstanding common units not held by Harold Hamm, Continental Gas and the Hamm family trusts (and restricted common units held by officers and employees of Hiland Holdings) will be converted into the right to receive cash at $2.40 per common unit;

•	the requirement that the Hiland Holdings merger and Hiland Holdings merger agreement be approved by a vote of the holders of a majority of the Hiland Holdings common units held by Hiland Holdings public unitholders entitled to vote thereon voting as a class;

•	the limited nature of the operational representations and warranties given by Hiland Holdings and the fact that the representations and warranties of Hiland Holdings do not survive the closing of the Hiland Holdings merger;

•	the inability of the HPGP Parent Parties to refuse to close the Hiland Holdings merger as the result of a failure of Hiland Operating to be in compliance with certain financial covenants of the Hiland Operating Credit Agreement;

•	the provision limiting the ability of the HPGP Parent Parties to close the Hiland Partners merger without closing the Hiland Holdings merger, unless the Hiland Holdings public unitholders fail to approve the Hiland Holdings merger and the Hiland Holdings merger agreement;

•	the absence of a financing condition to the HPGP Parent Parties’ obligation to consummate the transaction;

•	the provision allowing the Hiland Holdings Board of Directors or the Hiland Holdings Conflicts Committee to withdraw or change its recommendation of the Hiland Holdings merger agreement and the Hiland Holdings merger if it makes a good faith determination that a change or withdrawal would be in the best interests of the Hiland Holdings public unitholders, subject to providing the HPGP Parent Parties with advance notice; and

•	the provisions allowing for the Holdings Parties to participate in negotiations with a third party in response to an unsolicited alternative proposal which may, in certain circumstances, result in a superior proposal; and

•	the lack of a break-up fee for termination of the Hiland Holdings merger agreement in accordance with its terms, although Hiland Holdings may be liable to reimburse the expenses of the HPGP Parent Parties in certain limited circumstances if the Hiland Holdings merger agreement is terminated.

The Hiland Holdings Conflicts Committee considered the following factors to be generally negative or unfavorable in making its determination and recommendation:

1. The Hiland Holdings public unitholders will have no ongoing equity participation in Hiland Holdings following the Hiland Holdings merger, and such unitholders will cease to participate in Hiland Holdings’ future earnings or growth, if any, or benefit from increases, if any, in the value of Hiland Holdings’ common units and would not participate in any potential future sale of Hiland Holdings to a third party.

2. Given that Mr. Hamm (who together with Continental Gas and the Hamm family trusts own a 60.8% limited partner interest in Hiland Holdings) had publicly expressed an interest only in acquiring common units of the Hiland Companies and no interest in selling, or causing his affiliates to sell, interests in the Hiland Companies, it would be impracticable to sell the general partner of Hiland Partners or Hiland Partners without his approval. Therefore no attempt was made to contact, third parties that might otherwise consider an acquisition of Hiland Holdings. The Hiland Holdings Conflicts Committee recognized that it was possible (although did not consider it to be likely) that a sale process open to all possible bidders might result in a higher sale price than the cash consideration payable in the Hiland Holdings merger.

3. The Hiland Holdings merger agreement’s limitation on Hiland Holdings’ ability to solicit third party offers.

4. The possibility that the Hamm Continuing Investors could sell some or all of Hiland Holdings, as the surviving entity following the Hiland Holdings merger, or its assets to one or more purchasers at a valuation higher than that available in the Hiland Holdings merger.

The foregoing discussion of the information and factors considered by the Hiland Holdings Conflicts Committee is not intended to be exhaustive, but includes the material factors considered by the Hiland Holdings Conflicts Committee. In view of the variety of factors considered in connection with its evaluation of the Hiland Holdings merger, the Hiland Holdings Conflicts Committee did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination and recommendation. In addition, each of the members of the Hiland Holdings Conflicts Committee may have given differing weights to different factors. On balance, the Hiland Holdings Conflicts Committee believed that the positive factors discussed above outweighed the negative factors discussed above. The Hiland Holdings Conflicts Committee expressly adopted the analyses of Barclays Capital and considered such analyses and opinion, among other factors considered, in reaching its determination as to the substantive fairness of the going private transactions contemplated by the Hiland Holdings merger agreement to the Hiland Holdings public unitholders.

The Hiland Holdings Conflicts Committee believes that sufficient procedural safeguards were and are present to ensure the fairness of the Hiland Holdings merger and to permit the Hiland Holdings Conflicts Committee to represent effectively the interests of the Hiland Holdings public unitholders, each of which the Hiland Holdings Conflicts Committee believes supports its decision and provides assurance of the fairness of the Hiland Holdings merger to the Hiland Holdings public unitholders. The Hiland Holdings Conflicts Committee determined that the Hiland Holdings merger was procedurally fair to the Hiland Holdings public unitholders and believes that the process it followed in making its determination and recommendation with respect to the Hiland Holdings merger agreement was fair because:

1. The Hiland Holdings Conflicts Committee consisted solely of directors who are not officers or controlling unitholders of Hiland Holdings, or affiliated with Mr. Hamm or any of the Hamm Continuing Investors, and the Hiland Holdings Conflicts Committee was charged with representing the interests of the Hiland Holdings public unitholders.

2. The members of the Hiland Holdings Conflicts Committee were adequately compensated for their services and their compensation was in no way contingent on their approving the Hiland Holdings merger agreement or the Hiland Holdings merger.

3. Other than by the immediate vesting of any restricted common units issued and outstanding to non-employee directors of Hiland Holdings pursuant to the Hiland Holdings GP, LP Long-Term Incentive Plan immediately prior to the effective time of the Hiland Holdings merger, the members of the Hiland Holdings Conflicts Committee will not personally benefit from the completion of the Hiland Holdings merger in a manner different from the Hiland Holdings public unitholders.

4. The Hiland Holdings Conflicts Committee retained and was advised by independent legal counsel, Fulbright and Morris Nichols. In addition, the Hiland Holdings Conflicts Committee selected and the general partner of Hiland Holdings retained Barclays Capital as the independent financial advisor of the Hiland Holdings Conflict Committee. The fact that Barclays Capital was retained by the general partner of Hiland Holdings had no impact on Hiland Holdings Conflicts Committee’s determination of procedural fairness, as the terms of the engagement were that Barclays Capital was to provide financial advisory services to the Hiland Holdings Conflicts Committee, and all communications and instructions to Barclays Capital pursuant to the engagement were provided solely by the Hiland Holdings Conflicts Committee, not the general partner of Hiland Holdings.

5. Barclays Capital’s right to receive its advisory fee was not contingent upon it delivering a favorable opinion.

6. From the date that the January 15 Proposal was announced to the time of the Hiland Holdings Conflicts Committee’s determination and recommendations, no third parties indicated any interest in pursuing a transaction with Hiland Holdings or Hiland Partners.

7. The Hiland Holdings Conflicts Committee and its legal counsel and financial advisor conducted due diligence regarding the Hiland Companies and their prospects and considered all viable alternatives for Hiland Holdings in addition to the proposed Hiland Holdings merger agreement.

8. The Hiland Holdings Conflicts Committee received the opinion of Barclays Capital that, as of June 1, 2009, and based on and subject to the factors and assumptions set forth in the opinion, the merger consideration to be offered to the Hiland Holdings public unitholders in the Hiland Holdings merger was fair to such unitholders, from a financial point of view.

9. The requirement that the Hiland Holdings merger agreement and the Hiland Holdings merger must be approved by holders of a majority of the Hiland Holdings common units held by Hiland Holdings public unitholders entitled to vote thereon voting as a class.

10. The Hiland Holdings Conflicts Committee was involved in extensive deliberations over a period of approximately three months regarding both the January 15 Proposal and the April 20 Revised Proposal.

11. The Hiland Holdings Conflicts Committee, with the assistance of its legal and financial advisors, negotiated the terms of the Hiland Holdings merger agreement on an arm’s-length basis with Mr. Hamm and his legal and financial advisors.

12. The Hiland Holdings Conflicts Committee had the ultimate authority to decide whether or not to proceed with the proposed transaction or any alternatives, and the Hiland Holdings Board of Directors resolved not to recommend, authorize, approve or endorse the January 15 Proposal or any other merger, acquisition or similar proposal involving Hiland Holdings and the Hamm Continuing Investors or any of their affiliates unless such transaction was recommended to the Hiland Holdings Board of Directors by the Hiland Holdings Conflicts Committee.

13. The Hiland Holdings Conflicts Committee was aware that it had no obligation to recommend any transaction, including the proposal put forth by Mr. Hamm.

The Hiland Holdings Conflicts Committee determined that the Hiland Holdings merger is procedurally fair to the Hiland Holdings public unitholders despite the fact that the Hiland Holdings Conflicts Committee did not retain an unaffiliated representative to act solely on behalf of the Hiland Holdings public unitholders for purposes of negotiating the terms of a going-private transaction. In this regard, the Hiland Holdings Conflicts Committee believes that it was not necessary to retain an unaffiliated representative to act solely on behalf of the Hiland Holdings public unitholders for purposes of negotiating the terms of a going-private transaction, because the Hiland Holdings Conflicts Committee was charged with representing the interests of the Hiland Holdings public unitholders, the Hiland Holdings Conflicts Committee consisted solely of directors who are not officers or controlling unitholders of Hiland Holdings, or affiliated with Mr. Hamm or any of the Hamm Continuing Investors, it engaged financial and legal advisors to act on its behalf and it was actively involved in deliberations and negotiations regarding the Hiland Holdings merger on behalf of the Hiland Holdings public unitholders.

The Hiland Holdings Conflicts Committee did not consider liquidation value in determining the fairness of the Hiland Holdings merger to the Hiland Holdings public unitholders because of its belief, after consulting with its financial advisor, that liquidation value does not present a meaningful valuation for Hiland Holdings and its business because Hiland Holdings’ value is derived from the cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation.

The Hiland Holdings Conflicts Committee also did not consider net book value in determining the fairness of the merger to the Hiland Holdings public unitholders because of its belief, after consulting with its financial advisor, that net book value does not present a meaningful valuation metric for Hiland Holdings and its business because Hiland Holdings’ value is derived from the cash flows generated from its continuing operations.

The Hiland Holdings Conflicts Committee also did not consider the going concern value in determining the fairness of the Hiland Holdings merger to the Hiland Holdings public unitholders because of its belief, after consulting with its financial advisor, that the going concern value does not present a meaningful valuation metric for Hiland Holdings as Hiland Partners was likely to be in violation of the leverage ratio covenant under the Hiland Operating Credit Agreement, the Hiland Companies could not continue operating without some sort of capital infusion or resolution of this default, and obtaining such a capital infusion or a waiver or amendment under the Hiland Operating Credit Agreement were not viable alternatives.

The Hiland Holdings Board of Directors

The Hiland Holdings Board of Directors consists of eight directors: Harold Hamm, Joseph L. Griffin, Matthew S. Harrison, Edward D. Doherty, Dr. Cheryl L. Evans, Michael L. Greenwood, Dr. Bobby B. Lyle, and Rayford T. Reid.

The directors of Hiland Holdings have different interests in the Hiland Holdings merger than the Hiland Holdings public unitholders generally. In particular:

•	Affiliates of Mr. Hamm, the Chairman of the Board of Directors of each of the Hiland Companies, is a counterparty to the Hiland Companies in each of the merger agreements and will acquire, along with the Hamm family trusts, all of the outstanding common units of each of the Hiland Companies not already owned by the Hamm Continuing Investors (other than certain restricted common units discussed below) pursuant to the merger agreements.

•	six of the eight members of the Hiland Holdings Board of Directors serve as members of the Hiland Partners Board of Directors, and therefore have certain duties and obligations to the unitholders of each Hiland Company as provided in the respective partnership agreements of the Hiland Companies;

•	the non-employee directors of Hiland Holdings hold restricted common units of Hiland Holdings, which will vest immediately prior to the effective time of the Hiland Holdings merger and automatically convert into the right to receive the Hiland Holdings merger consideration in the Hiland Holdings merger;

•	if any employee directors of Hiland Holdings are granted restricted common units, phantom units or unit options under the Hiland Partners GP, LP Long-Term Incentive Plan or the Hiland Partners, LP Long-Term Incentive Plan in the ordinary course of business prior to the effective time of the Hiland Holdings merger or the Hiland Partners merger, as applicable, such equity interests will remain outstanding following the effective time of the Hiland Holdings merger or the Hiland Partners merger, as applicable;

•	certain members of the Hiland Holdings Board of Directors hold Hiland Partners common units which will convert into the right to receive the Hiland Partners merger consideration in the Hiland Partners merger;

•	certain members of the Hiland Holdings Board of Directors who also serve on the Hiland Partners Board of Directors hold restricted common units in Hiland Partners, which will vest immediately prior to the effective time of the Hiland Partners merger and automatically convert into the right to receive the Hiland Partners merger consideration in the Hiland Partners merger;

•	the members of the Hiland Holdings Conflicts Committees have received payments in the amount of $30,000 each for their consideration and negotiation of the mergers, which payments were not contingent on any outcome of the consideration or negotiations;

•	Joseph L. Griffin and Matthew S. Harrison, who are members of the Board of Directors and the Chief Executive Officer and Chief Financial Officer, respectively, of each of the Hiland Companies, have been offered continued employment with the surviving entities after the effective times of the mergers, and may enter into or be provided new employment, retention and compensation arrangements (although no such arrangements have been proposed or agreed to); and

•	certain indemnification arrangements and insurance policies for directors and officers of the general partner of Hiland Holdings will be continued for six years by the surviving entity in the Hiland Holdings merger if the Hiland Holdings merger is completed.

For a complete discussion of these and other interests of the members of the Hiland Holdings Board of Directors in the Hiland Holdings merger, see “Special Factors — Interests of Certain Persons in the Mergers.”

Because of such actual and potential conflicts, the Hiland Holdings Board of Directors authorized the Hiland Holdings Conflicts Committee to review, evaluate and make recommendations to the Hiland Holdings

Board of Directors and the Hiland Holdings public unitholders regarding Mr. Hamm’s proposal and any potential alternatives thereto. On June 1, 2009, the Hiland Holdings Board of Directors met to consider the report and recommendation of the Hiland Holdings Conflicts Committee. On the basis of the Hiland Holdings Conflicts Committee’s recommendation and the other factors described below, each of the six members of the Hiland Holdings Board of Directors participating in the meeting unanimously (1) determined that the Hiland Holdings merger agreement and the transactions contemplated by the Hiland Holdings merger agreement, including the Hiland Holdings merger, were advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders and (2) recommended that the Hiland Holdings public unitholders vote to approve the Hiland Holdings merger agreement and the Hiland Holdings merger.

Neither of Messrs. Hamm nor Reid participated in the Hiland Holdings Board of Directors’ consideration or vote on these matters. Mr. Hamm did not feel his participation was appropriate given that the Hiland Holdings Board of Directors was evaluating his offer to acquire Hiland Holdings. Mr. Reid did not feel participation was appropriate given his professional relationship with Mr. Hamm, through which he has historically provided Mr. Hamm and the Hamm family trusts with financial advisory services, including in connection with evaluating strategic alternatives with respect to the Hiland Companies.

Because Messrs. Hamm and Reid abstained from voting on the Hiland Holdings merger agreement and the Hiland Holdings merger, only four of the six non-employee members of the Hiland Holdings Board of Directors voted to approve the Hiland Holdings merger agreement and the Hiland Holdings merger.

In determining that the Hiland Holdings merger agreement is advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders and approving the Hiland Holdings merger agreement and the transactions contemplated thereby, including the Hiland Holdings merger, and recommending that the Hiland Holdings public unitholders vote for the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger, the Hiland Holdings Board of Directors considered a number of factors, including the following material factors:

•	the unanimous determination and recommendation of the Hiland Holdings Conflicts Committee;

•	the opinion of Barclays Capital delivered orally at the Hiland Holdings Conflicts Committee meeting and presented at the Hiland Holdings Board of Directors meeting on June 1, 2009, and subsequently confirmed in writing, that as of the date of the opinion, based upon and subject to the factors and assumptions set forth in the opinion, the Hiland Holdings merger consideration of $2.40 per common unit to be offered to the holders of common units of Hiland Holdings (other than the Hiland Holdings rollover common unitholders) pursuant to the Hiland Holdings merger was fair, from a financial point of view, to the Hiland Holdings public unitholders, as described in the opinion of Barclays Capital;

•	the financial presentation of Barclays Capital in connection with the foregoing opinion that was presented to the Hiland Holdings Board of Directors at the request of the Hiland Holdings Conflicts Committee;

•	the fact that the Hiland Holdings merger consideration and the other terms of the Hiland Holdings merger agreement resulted from negotiations between the Hiland Holdings Conflicts Committee and Mr. Hamm, and the Hiland Holdings Board of Directors’ belief that $2.40 in cash for each Hiland Holdings common unit represented the highest per common unit consideration that could be negotiated; and

•	The factors considered by the Hiland Holdings Conflicts Committee, including the positive factors and potential benefits of the Hiland Holdings merger agreement, the risks and potentially negative factors relating to the Hiland Holdings merger agreement, and the factors relating to procedural safeguards, each as described in “— The Hiland Holdings Conflicts Committee” above.

In doing so, the Hiland Holdings Board of Directors expressly adopted the analysis of the Hiland Holdings Conflicts Committee, which is discussed above.

The foregoing discussion of the information and factors considered by the Hiland Holdings Board of Directors includes the material factors considered by the Hiland Holdings Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Hiland Holdings merger, the Hiland Holdings Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Hiland Holdings Board of Directors approved and recommends the Hiland Holdings merger agreement and the Hiland Holdings merger based upon the totality of the information presented to and considered by it.

The Hiland Holdings Board of Directors did not consider liquidation value in determining the fairness of the Hiland Holdings merger to the Hiland Holdings public unitholders because of its belief, after considering the factors considered by the Hiland Holdings Conflicts Committee, that liquidation value does not present a meaningful valuation for Hiland Holdings and its business as Hiland Holdings’ value is derived from the cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation.

The Hiland Holdings Board of Directors also did not consider net book value in determining the fairness of the merger to the Hiland Holdings public unitholders because of its belief, after considering the factors considered by the Hiland Holdings Conflicts Committee, that net book value does not present a meaningful valuation metric for Hiland Holdings and its business as Hiland Holdings’ value is derived from the cash flows generated from its continuing operations.

The Hiland Holdings Board of Directors believes that the Hiland Holdings merger is procedurally fair because (1) of the independence, absence of conflicts of interest and role and actions of the Hiland Holdings Conflicts Committee members (permitting them to represent effectively the interests of the Hiland Holdings public unitholders), (2) of the approval of the Hiland Holdings merger agreement by a majority of the directors who are not employees of Hiland Holdings and (3) the terms of the Hiland Holdings merger agreement require the approval of a majority of the publicly-held Hiland Holdings common units. The Hiland Holdings Board of Directors believes that each of these procedural safeguards supports its decision and provides assurance of the fairness of the Hiland Holdings merger to the Hiland Holdings public unitholders.

Opinion of Financial Advisor of Hiland Holdings

Pursuant to the authority granted by the Hiland Holdings Board of Directors, the Hiland Holdings Conflicts Committee selected Barclays Capital to act as financial advisor to the Hiland Holdings Conflicts Committee with respect to the proposed Hiland Holdings merger between HPGP Merger Sub and Hiland Holdings. The Hiland Holdings Conflicts Committee interviewed four potential financial advisors, including Barclays Capital. After due consideration, and after determining that Barclays Capital had no current or prior relationships that compromised its independence, the Hiland Holdings Conflicts Committee selected Barclays Capital as its financial advisor based on Barclays Capital’s expertise and extensive experience advising companies in the Hiland Companies’ industry and in advising special and conflicts committees in transactions similar to the one proposed by Mr. Hamm. On February 17, 2009, the general partner of Hiland Holdings executed an engagement letter with Barclays Capital to retain Barclays Capital as the financial advisor to the Hiland Holdings Conflicts Committee. At the request of the Hiland Holdings Conflicts Committee, Barclays Capital prepared and updated several presentations to the Hiland Holdings Conflicts Committee over the course of its engagement. On June 1, 2009, Barclays Capital rendered its oral opinion (which was subsequently confirmed in writing) to the Hiland Holdings Conflicts Committee that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be offered to the unitholders of Hiland Holdings, other than Mr. Hamm, Continental Gas and the Hamm family trusts, is fair, from a financial point of view, to such unitholders.

The full text of Barclays Capital’s written opinion, dated as of June 1, 2009, is attached as Annex F to this joint proxy statement. Barclays Capital’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays Capital in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays Capital’s opinion and the methodology that Barclays

Capital used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays Capital’s opinion, the issuance of which was approved by Barclays Capital’s Fairness Opinion Committee, is addressed to the Hiland Holdings Conflicts Committee, addresses only the fairness, from a financial point of view, of the consideration to be received by the unitholders of Hiland Holdings, other than the Hamm Continuing Investors, and does not constitute a recommendation to any unitholder of Hiland Holdings as to how such unitholder should vote with respect to the proposed transaction or any other matter. The terms of the proposed transaction were determined through arm’s-length negotiations between the general partner of Hiland Holdings and Parent and were unanimously approved by the Hiland Holdings Board of Directors, with Messrs. Hamm and Reid abstaining. The merger consideration was determined through negotiations between the Hiland Holdings Conflicts Committee and Mr. Hamm and was recommended by the Hiland Holdings Conflicts Committee for approval by the Hiland Holdings Board of Directors and approved by the Hiland Holdings Board of Directors. Barclays Capital provided advice to the Hiland Holdings Conflicts Committee during these negotiations. Barclays Capital did not, however, recommend any specific form or amount of consideration to the Hiland Holdings Conflicts Committee or the general partner of Hiland Holdings or that any specific form or amount of consideration constituted the only appropriate consideration for the proposed transaction. Barclays Capital was not requested to address, and its opinion does not in any manner address, Hiland Holdings’ underlying business decision (i) to proceed with or effect the proposed transaction or (ii) with respect to the timing of entering into or consummating the proposed transaction. Further, Barclays Capital was not requested to opine as to, and its opinion does not in any manner address, the Hiland Partners merger. In addition, Barclays Capital expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration to be offered to the unitholders of Hiland Holdings other than the Hamm Continuing Investors in the proposed transaction. No limitations were imposed by the Hiland Holdings Conflicts Committee upon Barclays Capital with respect to the investigations made or procedures followed by it in rendering its opinion.

Barclays Capital understands, based on discussions with the management of Hiland Holdings and Hiland Partners, that Hiland Holdings derives all of its cash flows from its ownership of (i) common units and subordinated units in Hiland Partners, (ii) the general partner interest in Hiland Partners, and (iii) the associated incentive distribution rights, and as such, Barclays Capital’s analysis involved, in part, a review of Hiland Partners’ financial and operating information provided by the management of Hiland Partners.

In arriving at its opinion, Barclays Capital, among other things, reviewed and analyzed:

•	a draft of the Hiland Holdings merger agreement, dated as of May 22, 2009, and the specific terms of the Hiland Holdings merger;

•	publicly available information concerning Hiland Holdings and Hiland Partners that Barclays Capital believed to be relevant to its analysis, including Hiland Holdings’ and Hiland Partners’ Annual Reports on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	financial and operating information with respect to the business, operations and prospects of Hiland Partners, furnished by the management of Hiland Partners, including financial projections prepared by the management of Hiland Partners (the “Hiland Projections”), which May 28, 2009 projections are described in more detail under the heading “Projected Financial Information — Projected Financial Data for Hiland Partners (Provided on May 28, 2009)” beginning on page 113;

•	financial and operating information with respect to the business, operations and prospects of Hiland Holdings, furnished by the management of Hiland Holdings and Hiland Partners, including financial projections prepared by the management of Hiland Holdings and Hiland Partners (the “Holdings Projections”), which projections were substantially derived from the Hiland Projections;

•	the trading histories of common units of Hiland Holdings and the common units of Hiland Partners from May 28, 2008 to May 28, 2009 and a comparison of those trading histories with those of other companies and publicly traded partnerships that Barclays Capital deemed relevant;

•	a comparison of the historical financial results and present financial condition of Hiland Holdings and Hiland Partners with those of other companies and publicly traded partnerships that Barclays Capital deemed relevant;

•	a comparison of the financial terms of the Hiland Holdings merger with the financial terms of certain other transactions that Barclays Capital deemed relevant;

•	the impact of varying commodity price and volume scenarios on Hiland Partners’ operating and financial prospects, including (i) assumptions used by Hiland Partners’ management, with commodity prices as quoted on the NYMEX on May 28, 2009 and (ii) selected commodity price and volume sensitivity cases, in both cases analyzing the resultant impact on Hiland Holdings and Hiland Partners;

•	Hiland Partners’ current liquidity position and its ability to meet its cash requirements, financial obligations and covenants contained in the Hiland Operating Credit Agreement;

•	the limited business and strategic alternatives available to Hiland Holdings and Hiland Partners, taking into consideration the challenging conditions for natural gas gathering and processing companies;

•	the limited financing or re-financing alternatives available to Hiland Holdings and Hiland Partners, the result of which may lead to the insolvency of Hiland Holdings and/or Hiland Partners;

•	the impact of Hiland Partners’ decision to suspend indefinitely its quarterly cash distributions, thereby reducing Hiland Holdings’ cash inflows to zero and resulting in arrearages which require Hiland Partners to first pay cumulative arrearage amounts to its common unitholders (including Hiland Holdings) before any cash distributions may be paid to Hiland Holdings with regard to its subordinated units or incentive distribution rights; and

•	the impact of Hiland Holdings’ decision to suspend indefinitely its quarterly cash distributions.

Barclays Capital had discussions with the management of Hiland Holdings and Hiland Partners concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and has undertaken such other studies, analyses and investigations as deemed appropriate.

In arriving at its opinion, Barclays Capital assumed and relied upon:

•	the accuracy and completeness of the financial and other information used by Barclays Capital without any independent verification of such information;

•	the assurances of management of Hiland Partners that they were not aware of any facts or circumstances that would make such information inaccurate or misleading;

•	with respect to the financial projections of Hiland Holdings and Hiland Partners, the assurance of Hiland Partners that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Hiland Partners as to Hiland Partners’ and Hiland Holdings’ future financial performance; and

•	the expectation that Hiland Partners and Hiland Holdings would perform substantially in accordance with such projections.

In addition, Barclays Capital assumed:

•	that the executed Hiland Holdings merger agreement would conform in all materials respects to the last draft of the merger agreement reviewed by Barclays Capital;

•	the accuracy of the representations and warranties contained in the Hiland Holdings merger agreement and all agreements related to the merger agreement;

•	that all material governmental, regulatory and third party approvals, consents and releases for the Hiland Holdings merger would be obtained within the constraints contemplated by the Hiland Holdings merger agreement; and

•	that the Hiland Holdings merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof.

In arriving at its opinion, Barclays Capital assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays Capital did not conduct a physical inspection of the properties and facilities of Hiland Partners and did not make or obtain any evaluations or appraisals of the assets or liabilities of Hiland Holdings and Hiland Partners. In addition, Barclays Capital was not authorized by Hiland Holdings to solicit, and did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Hiland Holdings, or Hiland Partners’ business. Barclays Capital’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, June 1, 2009. Barclays Capital assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after June 1, 2009.

In connection with rendering its opinion, Barclays Capital performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays Capital did not ascribe a specific range of values to the Hiland Holdings units but rather made its determination as to fairness, from a financial point of view, to Hiland Holdings’ unitholders other than the Hamm Continuing Investors of the consideration to be offered to such unitholders in the proposed transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays Capital did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays Capital believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Barclays Capital in preparing its opinion to the Hiland Holdings Conflicts Committee. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays Capital, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Hiland Holdings or any other parties to the proposed transaction. None of Hiland Partners, Hiland Holdings, Barclays Capital or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Strategic Alternatives Analysis

As of June 1, 2009, according to the management of Hiland Partners, Hiland Partners was likely to be in breach of the leverage ratio covenant under the Hiland Operating Credit Agreement as early as June 30, 2009. Due to these circumstances, Barclays Capital considered and evaluated various strategic alternatives with the goal of determining certain scenarios under which Hiland Partners and Hiland Holdings could continue to operate their respective businesses as going concern entities. Generally, Barclays Capital looked at strategic alternatives regarding (i) debt, (ii) equity, and (iii) mergers and acquisitions. The basis upon which Barclays Capital selected the various strategic alternatives was to identify possible alternatives which could potentially assist Hiland Partners and Hiland Holdings in meeting their present and future operating and financial objectives. In Barclays Capital’s judgment, the strategic alternatives evaluated as part of its analysis represented a comprehensive list of possible alternatives, not all of which were even viable at the time of its opinion for reasons further explained below. At the time of its opinion, Barclays Capital was not aware of any viable strategic alternatives that were not evaluated as part of its analysis. Below is a more detailed explanation of each alternative considered.

Debt Related Alternatives

•	Credit Facility Amendment/Waiver — A credit facility amendment or covenant waiver represented the only likely actionable and possibly achievable debt-related alternative. Barclays Capital noted, based on current market conditions and precedent, that any amendment/waiver for Hiland Partners would likely require elimination of all distributions and reduced growth capital expenditures until such time as Hiland Partners returned to compliance. Barclays Capital also assumed that any amendment would likely require increased interest pricing and an upfront fee. Barclays Capital was aware that Mr. Hamm was in direct negotiations with the Hiland Partners lenders and had learned through his discussions that an amendment would require a substantial equity contribution from Mr. Hamm and increased pricing in exchange for covenant relief. While Hiland Partners management had not held similar negotiations with the bank group, Barclays Capital noted that in conversations with Hiland Partners management, it understood a similar amendment could be reached, but with far more onerous terms, particularly due to the absence of any equity injection. Barclays Capital assumed that executing an amendment to the existing Hiland Partners credit facility was one alternative available to Hiland Partners, and accordingly Barclays Capital developed a set of projections that reflected this alternative (described in more detail later in this section). While, as of June 1, 2009, the management of Hiland Partners expected Hiland Partners to violate its leverage ratio covenant as early as June 30, 2009, Barclays Capital noted that upon signing of the merger agreements, Mr. Hamm assumed any default risk under the Hiland Operating Credit Agreement.

•	New Bank Credit Facility — Entering into a new credit facility would have posed several challenges to Hiland Partners. First, the market conditions at the time were very challenging. Attracting a sufficient lender group would likely not have been possible. Even in the case where Hiland Partners could have accessed the market, the cost would have been extremely expensive, both in terms of interest cost and upfront fees. Given overall credit market conditions and the particulars around Hiland Partners and the state of its industry, Barclays Capital believed executing a new credit agreement would not have been a viable option.

•	High Yield Bond Issuance — A high-yield bond issuance could have potentially represented a way for Hiland Partners to access capital with less restrictive covenants than those contained in the Hiland Operating Credit Agreement. However, because of Hiland Partners’ financial condition, Barclays Capital felt that Hiland Partners would not have had access to this market. Furthermore, the incurrence of additional debt at Hiland Partners would have required an amendment to the Hiland Operating Credit Agreement.

•	Mezzanine Financing — The mezzanine market, while similar in many respects to the high-yield market, is characterized by higher interest costs and restrictions on total transaction size. The market restrictions around total size would not have afforded Hiland Partners with enough proceeds to retire its existing credit facility. Like the high yield bond issuance, this alternative would have also required an amendment to the Hiland Operating Credit Agreement. Considering all of these factors, Barclays Capital believed that mezzanine financing was not a viable alternative for Hiland Partners.

•	Debt-for-Equity Exchange — A debt-for-equity exchange would have represented a de-levering transaction for Hiland Partners, as lenders would swap out debt for equity in Hiland Partners. Given the required amount of debt relief and current market capitalization of Hiland Partners, any debt-for-equity transaction would have resulted in significant dilution to current Hiland Partners unitholders. Furthermore, Barclays Capital believed that given the uncertainty around Hiland Partners and its industry, the lenders under the Hiland Operating Credit Agreement would have no interest in owning Hiland Partners equity. Barclays Capital also believed that this option was not an appropriate alternative for Hiland Partners.

•	Direct Debt Paydown by Harold Hamm — Barclays Capital also examined a direct equity injection by Mr. Hamm in order to retire a portion of the borrowings outstanding under the Hiland Operating Credit Agreement. While this option would have reduced leverage at no cost to Hiland Partners, the corresponding returns to Mr. Hamm were negative and Barclays Capital therefore did not believe that Mr. Hamm would support this option.

Equity Related Alternatives

Barclays Capital also examined certain equity related alternatives for Hiland Partners. An important factor that developed during the course of Barclays Capital’s analyses was Hiland Partners’ and Hiland Holdings’ announcement, on April 27, 2009, of the suspension of distributions, beginning with the first quarter distribution of 2009. As a result, Hiland Partners will accrue arrearages on the common units, such that no distributions on the subordinated units or related to the incentive distribution rights are permitted until such time as the common unit arrearages are repaid in full.

•	Public Equity Issuance — Barclays Capital examined the potential for Hiland Partners to issue public equity and use the proceeds to repay bank debt in an amount sufficient to be in compliance with the covenants in the Hiland Operating Credit Agreement, given the then-current trading price of Hiland Partners common units. The estimated amount of equity required to retire enough debt to achieve compliance represented nearly twice Hiland Partners’ market capitalization and a substantial multiple of the public float. Given the required offering size, such an issuance would have been extremely dilutive to existing Hiland Partners unitholders. An equity issuance of this size would have created a situation whereby Hiland Partners would not have been able to make its MQD for some time and therefore Hiland Partners would accrue significant arrearages on the common units. This alternative was likely not viable even prior to the suspension of distributions. Following the suspension of distributions, this option was even less viable.

•	Private Third-Party Investment — Similar to a public equity issuance, a private equity investment by a third party could provide proceeds to repay a portion of the debt outstanding under the Hiland Operating Credit Agreement and potentially provide covenant relief. However, given Hiland Partners’ financial condition and outlook, Barclays Capital believed that attracting a private equity investment would likely not be possible given the significant returns required by private equity investors. Any investment of this nature would have also limited Hiland Partners’ ability to pay its MQD by increasing the outstanding number of common units, and therefore would not have been a viable alternative.

•	Structured Equity Investment by Harold Hamm — An additional alternative that Barclays Capital analyzed involved a direct equity investment by Mr. Hamm. Barclays Capital envisioned that this investment would be structured with the goal of maintaining covenant compliance while avoiding arrearages on the common units. This equity security would receive distributions after Hiland Partners paid the MQD on all common units and subordinated units, and in that case, this security would receive 100% of the excess cash flow above the MQD on all common units and subordinated units until such time as the investment was repaid in full. Given the contemplated structure, this security would have effectively limited Hiland Partners’ and Hiland Holdings’ distributions to the MQD level for the foreseeable future. Barclays Capital believed that this could have been a viable alternative and accordingly developed a set of projections that reflected this alternative (described in more detail later in this section). Barclays Capital understands that Mr. Hamm considered this alternative, but ultimately chose not to pursue this alternative.

Mergers and Acquisitions Alternatives

In addition to the proposed transaction with Mr. Hamm, Barclays Capital evaluated several additional merger and acquisition-related alternatives.

•	Sale of Entire Entity — Barclays Capital analyzed a combined sale of both Hiland Partners and Hiland Holdings to third party acquirors. Barclays Capital analyzed potential transaction economics to prospective buyers and concluded that the implied economics did not support a transaction at or near the levels offered by Mr. Hamm. Additionally, at the time of his initial offer, Mr. Hamm stated that he was interested only in acquiring common units in the Hiland Companies and that he was not interested in selling (or causing his affiliates to sell) interests in Hiland Holdings or Hiland Partners, which would have likely deterred any potential acquirors. Barclays Capital believed that this did not represent a viable alternative.

•	Selected Asset Sales — The market for asset sales has been and continues to be extremely challenged. Buyers of gathering and processing assets have limited access to capital and those with access to capital are offering prices well below historical averages. According to management, Hiland Partners’ historical earnings are expected to be greater than the projected earnings. Therefore, asset sales would likely have had a dilutive effect on Hiland Partners’ credit statistics as calculated under the Hiland Operating Credit Agreement. Barclays Capital believed that this did not represent a viable alternative.

•	Sale/Leaseback Transaction — The nature of Hiland Partners’ assets are not ideal for a sale/leaseback structure. Additionally, the number of investors that typically participate in transactions of this type has decreased significantly over the past several months. Barclays Capital believed that this did not represent a viable alternative.

•	Purchase of Hiland Holdings by Hiland Partners — A transaction whereby Hiland Partners would purchase all of the outstanding units of Hiland Holdings may have been possible, but such transaction would not have resolved the impending issues related to potential covenant violations under the Hiland Operating Credit Agreement. Barclays Capital believed that this did not represent a viable alternative.

Additionally, in considering these various strategic alternatives, Barclays Capital took into consideration: (i) the likelihood of transaction consummation, including cost and willingness of Hiland Partners and Hiland Holdings to participate; (ii) the marketplace availability and timing of each alternative, particularly in certain debt and equity alternatives; (iii) counterparty availability, willingness, and timing of each alternative, particularly in the mergers and acquisitions alternatives; (iv) the financial impact on Hiland Partners and Hiland Holdings; and (v) whether the alternatives would be sufficient to resolve Hiland Partners’ pending credit facility issues. In its analysis, Barclays Capital also considered the likelihood of Hiland Partners embarking on any given alternative; while the Hiland Holdings Conflicts Committee holds no specific authorization to pursue any of the alternatives, the Hiland Holdings Conflicts Committee and Barclays Capital determined that it was important to evaluate strategic alternatives which could potentially offer greater value to Hiland Holdings’ public unitholders. After the analysis and evaluation, Barclays Capital determined that the following “financial case” alternatives were the only alternatives which were reasonably available to Hiland Partners (and thus Hiland Holdings).

Financial Cases

•	Status Quo: This case was a hypothetical case that assumed that Hiland Partners continued to operate its business and make distributions without pursuing any strategic alternatives. In order for this scenario to have been applicable, industry conditions and Hiland Partners’ future financial performance would have needed to improve dramatically such that Hiland Partners would not have been in violation of its credit facility covenants in the coming months. Alternatively, this case would have also been applicable if Hiland Partners’ existing bank group would have agreed to waive covenant compliance for no fee or no increase in interest cost, which Barclays Capital believed was not possible. Accordingly, Barclays Capital only considered this case under the upside operating scenario (as described below).

•	Renegotiate Credit Facility: In this scenario, Barclays Capital assumed Hiland Partners could renegotiate the Hiland Operating Credit Agreement with its current bank group. Barclays Capital assumed a 0.30 percentage point upfront fee as well as an incremental 2.50 percentage point increase in interest costs. This case only allowed distributions to the extent that Hiland Partners was in compliance with its credit facility covenants.

•	Private Investment: In this case, Barclays Capital assumed that Mr. Hamm would invest $125 million into Hiland Partners for the purpose of paying down the debt outstanding under the Hiland Operating Credit Agreement to a level that would achieve compliance with the credit facility covenants. Barclays Capital assumed that this private investment would be subordinated to both the existing common units and subordinated units of Hiland Partners and would only receive distributions in the event that Hiland Partners paid a cash distribution above the MQD. All distributions above the MQD would be for the benefit of this private security until the cumulative distributions to the private security totaled $125 million.

Operating Scenarios

Based on discussions with Hiland Partners’ and Hiland Holdings’ management, Barclays Capital analyzed three different operational scenarios, as described below:

•	Management Case: Production volumes flat from fourth quarter 2009 levels; projected NYMEX future pricing for crude oil, natural gas and NGLs.

•	Upside Case: Production volume growth in 2010 and flat thereafter; NYMEX future pricing through the second quarter of 2009; afterward, $80.00 per barrel of crude oil, $8.00 per million British Thermal Units for natural gas and 12-month historical NGLs to crude oil correlations for NGL prices.

•	Downside Case: Production decline in 2009 and 2010 with a moderate decline thereafter; NYMEX future pricing for crude oil, natural gas and NGLs.

Cash distribution assumptions and growth capital expenditure assumptions vary with each alternative based on the financial cases described below and Hiland Partners’ ability to remain in compliance with its covenants under the Hiland Operating Credit Agreement.

Barclays Capital’s Summary Valuation Analysis

Hiland Holdings’ only assets are partnership interests, including incentive distribution rights, in Hiland Partners. Accordingly, Barclays Capital’s valuation of Hiland Holdings is highly dependent on the underlying prospects and performance of Hiland Partners. The economic assets owned by Hiland Holdings consist of: (i) 2,321,471 common units of Hiland Partners, (ii) 3,060,000 subordinated units of Hiland Partners, (iii) the 2% general partner interest in Hiland Partners, and (iv) the incentive distribution rights. Given the organizational and ownership structure of Hiland Holdings and Hiland Partners, any valuation of Hiland Holdings is highly dependent on the cash distributions received by Hiland Holdings from Hiland Partners. In any scenario where Hiland Partners reduces or suspends cash distributions, Hiland Holdings will receive reduced or no cash distributions. Further affecting the valuation of Hiland Holdings is Hiland Holdings’ ownership of both (i) the subordinated units of Hiland Partners, which do not receive distributions until the MQD and all arrearages have been paid to the common unitholders and (ii) the incentive distribution rights, which do not receive cash distributions unless the common unitholders are paid the MQD and all arrearages, the subordinated units have been paid the MQD and certain target distribution levels above the MQD are met. When Hiland Partners distributions are lowered below the MQD level, Hiland Holdings receives reduced cash distributions on its common units and general partner interest, and no cash distributions on the subordinated units and the incentive distribution rights.

Following is a summary of per unit values for Hiland Holdings based on Barclays Capital’s different methodologies. Additional description of the valuation methodologies used by Barclays Capital can be found on the following pages.

Valuation Methodology	Implied Equity Value/HPGP Unit

Discounted Cash Flow Analysis
Upside Case: Renegotiate Credit Facility	$2.20	-	$2.95
Upside Case: Private Investment	$2.28	-	$3.15
Upside Case: Status Quo	$2.99	-	$3.86
Management Case: Private Investment	$1.69	-	$2.20
Downside Case: Private Investment	$1.65	-	$2.16
Comparable Company Analysis	$0.51	-	$1.04
Corporate & GP Holdco Transaction Analysis	$2.16	-	$6.55
Net Asset Valuations
Comparable Transactions	$0.89	-	$3.32
Discounted Cash Flow	$(1.90)	-	$2.31

In connection with its analyses, Barclays Capital examined the current and historical market trading prices of Hiland Holdings and Hiland Partners. However, Barclays Capital has determined that historical market prices had limited utility in the Barclays Capital analyses because market prices existing at the time of its analyses had been impacted, in part, by (i) depressed general equity capital market conditions and more specifically, depressed conditions for gathering and processing MLPs; (ii) publicly-disclosed concerns about Hiland Partners’ and Hiland Holdings’ ability to pay future cash distributions; and (iii) the possible impact the merger proposals had on the market prices for Hiland Holdings and Hiland Partners units.

Given the overall economic and industry conditions, as well as the challenges specific to the Hiland Companies, Barclays Capital concluded that historical trading prices were of limited utility in its analyses.

Discounted Cash Flow Analysis

In order to estimate the value of Hiland Holdings, Barclays Capital performed discounted cash flow analyses on Hiland Holdings assuming various operating scenarios and financial cases. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

The discounted cash flow analysis was performed on the cash flows expected to be received by equity holders of Hiland Holdings and thus is necessarily based upon distributions received from Hiland Partners. In scenarios where Hiland Partners is unable to pay distributions, performing a discounted cash flow analysis on Hiland Holdings is not possible. In the management and downside operating scenarios under the “Renegotiate Credit Facility” case, Barclays Capital assumed that given the high leverage, the lenders would not allow Hiland Partners to pay distributions until such time as Hiland Partners was in compliance with its credit facility covenants. Without Hiland Partners distributions, there can be no distributions at Hiland Holdings, rendering an equity valuation not possible. Therefore, Barclays Capital excluded these two scenarios from the summary valuation.

The discounted cash flow analyses were performed using a “sum-of-the-parts” approach. Hiland Holdings has four separate possible cash flow streams: (i) cash distributions on its Hiland Partners common units; (ii) cash distributions on its subordinated units; (iii) cash distributions on the general partner interest and incentive distribution rights; and (iv) general and administrative (“G&A”) expenses at the Hiland Holdings level.

Barclays Capital performed a discounted cash flow analysis of the projected equity cash flow distributions of Hiland Holdings for the five fiscal years beginning January 1, 2009 and ending December 31, 2013. These projections, dated May 28, 2009, and disclosed beginning on page 113, were prepared by Hiland Partners management. Barclays Capital used the following discount rates as an estimate of the cost of equity:

•	Common Units: 17.5% - 22.5%

•	Subordinated Units: 20.0% - 25.0%

•	GP Cash Flows (including both the 2% general partner interest, the incentive distribution rights and G&A expenses): 25.0% - 30.0%

Barclays Capital determined appropriate discount rate ranges after taking into account a variety of factors, including distribution yields and estimated long-term debt interest rates. However, Barclays Capital noted that, due to the suspension of the distributions at both Hiland Partners and Hiland Holdings, the equity securities of Hiland Partners and Hiland Holdings did not provide any distribution yield. Furthermore, the debt capital markets were not available to Hiland Partners at the time of the analysis, making any estimate of interest rates purely hypothetical.

Barclays Capital used the perpetuity growth methodology in determining the terminal value in the discounted cash flows. This methodology is based on growing the projected cash flows using assumed growth rates, as opposed to using multiple ranges of some financial metric to determine terminal value. In calculating the terminal values, Barclays Capital used a perpetuity of projected equity cash flows and assumed growth rates of: (i) 0.0% - 1.0% for the common units and subordinated units; (ii) 0.0% - 2.0% for the G&A cash flows; and (iii) 0.0% - 5.0% for the general partner cash flows. The growth rates for the projected equity cash flows beyond 2013 were based on estimated growth rates for Hiland Partners.

After performing the discounted cash flows analysis related to the common units, subordinated units and general partner cash flows (including G&A expenses) of Hiland Partners, Barclays Capital multiplied the resulting valuation by the appropriate number of common units or subordinated units, as applicable, to determine the aggregate value of the common units and subordinated units of Hiland Partners held by Hiland Holdings. Barclays Capital then added the value of the general partner interest and incentive distribution rights and subtracted G&A expenses value to derive a total equity value for Hiland Holdings. This amount was then divided by the number of outstanding Hiland Holdings common units to result in a per common unit equity value of Hiland Holdings.

The table below shows the resulting valuations based on discounted cash flow analyses of equity distributions at Hiland Holdings. Barclays Capital noted that on the basis of the discounted cash flow analysis, the transaction consideration of $2.40 per unit was within the implied value ranges per unit. For further detail regarding the discounted cash flow analysis and resulting calculation of implied equity value ranges per unit, please see pages 21 and 23-26 of Barclays Capital’s presentation to the Hiland Holdings Conflicts Committee filed as Exhibit (c)(20) to the Schedule 13E-3 filed by Hiland Holdings on July 1, 2009.

Discounted Cash Flow Analysis (Equity Value/Hiland Holdings Unit)

Upside Case:
Renegotiate Credit Facility	$2.20	-	$2.95
Private Investment	$2.28	-	$3.15
Status Quo	$2.99	-	$3.86
Management Case:
Private Investment	$1.69	-	$2.20
Downside Case:
Private Investment	$1.65	-	$2.16

Publicly-Derived Valuations

In addition to the discounted cash flow analyses, Barclays Capital also performed valuations based upon observations regarding (i) comparable publicly traded MLPs and comparable publicly traded general partner holding companies (“GP Holdcos”) and (ii) comparable transactions involving publicly traded MLPs and publicly traded GP Holdcos.

Selected Comparable Company Analysis

Barclays Capital reviewed and compared specific financial and operating data relating to Hiland Holdings with selected companies that Barclays Capital, based on its experience in the midstream segment of the energy industry, deemed comparable to Hiland Holdings. The selected comparable companies (divided into “Selected GP Holdcos” and “Selected MLPs”) were:

Selected GP Holdcos

•	Alliance Holdings GP, L.P.

•	Atlas Pipeline Holdings, L.P.

•	Buckeye GP Holdings L.P.

•	Crosstex Energy Inc.

•	Energy Transfer Equity, L.P.

•	Enterprise GP Holdings L.P.

•	Inergy Holdings, L.P.

•	Magellan Midstream Holdings, L.P.

•	NuStar GP Holdings, LLC

•	Penn Virginia GP Holdings, L.P.

Selected MLPs

•	Atlas Pipeline Partners, L.P.

•	Copano Energy, L.L.C.

•	Crosstex Energy, L.P.

•	DCP Midstream Partners, L.P.

•	MarkWest Energy Partners, L.P.

•	Regency Energy Partners LP

•	Targa Resources Partners LP

•	Williams Partners L.P.

The Selected GP Holdcos were selected by Barclays Capital because they are publicly traded general partners which for the purposes of analysis may be considered similar to Hiland Holdings due to organizational structure and broadly, due to the nature of the business of the underlying MLP. The Selected MLPs were selected because they are publicly traded partnerships with operations which for the purposes of analysis may be considered similar to those of Hiland Partners. However, because of the inherent differences between the business, operations and prospects of Hiland Holdings and Hiland Partners and those of the selected comparable companies, Barclays Capital believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays Capital also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Hiland Holdings, Hiland Partners and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. Barclays Capital calculated various multiples for the Selected GP Holdcos and used the multiples as a reference point to develop an indicative valuation for the 2% general partner interest and incentive distribution rights in Hiland Partners owned by Hiland Holdings. Given the suspension of distributions, utilizing distributable cash flow estimates results in a more meaningful result. For the Selected GP Holdcos, Barclays Capital utilized a range of distributable cash flow multiples (“DCF Multiples”), the estimates for which were based on publicly available Wall Street equity research. In determining appropriate DCF Multiples for the 2% general partner interest and incentive distribution rights, Barclays Capital calculated the implied value of the general partner interest of each Selected GP Holdco by first calculating the total enterprise value of each Selected GP Holdco, then subtracting the value of any limited partner interests owned by the Selected GP Holdco as well as any other business assets not specifically related to the general partner interest and incentive distribution rights of the underlying MLP. Barclays Capital used its judgment in determining which Selected GP Holdcos were most comparable to Hiland Holdings in terms of business mix and subsector participation. Currently, several of the Selected GP Holdcos are considered to be in financial distress. Barclays Capital analyzed the Selected GP Holdcos on an after-G&A basis, then valued Hiland Holdings’ negative G&A cash flow stream using the same multiple range. In determining appropriate DCF Multiples for the limited partner interest owned by Hiland Holdings, Barclays Capital analyzed the distributable cash flow yields of the Selected MLPs, again using its judgment in determining the most comparable companies to Hiland Partners and using estimates based on publicly available Wall Street equity research.

The results of this selected comparable company analysis are summarized below:

Selected GP Companies Statistics and Multiples
Implied GP Value as Multiple of:	Median		Mean		High		Low	Hiland Holdings

2009E Distributable Cash Flow (After G&A expenses)	10.8	x	10.7	x	23.4	x	3.0x	37.6x

For further detail regarding the multiples of 2009E distributable cash flow (after G&A expenses) for each Selected GP Holdco, please see page 29 of Barclays Capital’s presentation to the Hiland Holdings Conflicts Committee filed as Exhibit (c)(20) to the Schedule 13E-3 filed by Hiland Holdings on July 1, 2009.

Selected MLP Companies Statistics and Multiples
Distributable Cash Flow Yield:	Median	Mean	High	Low	Hiland Partners

2009E Distributable Cash Flow	16.08%	25.39%	64.69%	12.23%	31.91%

For further detail regarding the multiples of 2009E distributable cash flow for each Selected MLP, please see page 28 of Barclays Capital’s presentation to the Hiland Holdings Conflicts Committee filed as Exhibit (c)(20) to the Schedule 13E-3 filed by Hiland Holdings on July 1, 2009.

For the selected comparable company analysis, Barclays Capital applied a multiple range of 2.5x — 5.0x to Hiland Holdings’ estimated 2009 distributable cash flow (before G&A expenses). This multiple range was selected by Barclays Capital after deliberation regarding the most comparable GP Holdco peers for Hiland Holdings. This resulted in a value for the general partner interest and incentive distribution rights of Hiland Partners held by Hiland Holdings. Barclays Capital applied the same multiple range to the G&A expenses. In determining the value of the common units and subordinated units of Hiland Partners owned by Hiland Holdings, Barclays Capital applied a range of yields, specifically 50% — 25%, to Hiland Partners’ estimated 2009 distributable cash flow per unit to derive a value per Hiland Partners common unit. Barclays Capital noted that due to the suspension of Hiland Partners’ distributions, any metric based on estimated 2009 distribution yield was not meaningful to the analysis. Barclays Capital applied a 40% discount to the Hiland Partners’ common unit value to estimate the value of a subordinated unit of Hiland Partners. This discount, while subjective, was based in part on Barclays Capital’s industry and market experience, investor knowledge and overall judgment. Barclays Capital multiplied the implied value of a common unit of Hiland Partners by the number of common units of Hiland Partners owned by Hiland Holdings and the implied value of a subordinated unit of Hiland Partners by the number of subordinated units of Hiland Partners owned by Hiland Holdings to result in the implied value of the Hiland Partners units owned by Hiland Holdings. Barclays Capital then added the values of (i) the general partner interest and incentive distribution rights, (ii) G&A expenses, and (iii) Hiland Partners interest, and next subtracted the net debt at Hiland Holdings to result in the implied equity value of Hiland Holdings. Barclays Capital then divided this value by the number of Hiland Holdings units outstanding to derive the implied equity value per Hiland Holdings common unit.

Barclays Capital noted that on the basis of the selected comparable company analysis, the transaction consideration of $2.40 per unit was above the range of implied values of $0.51 to $1.04 per unit.

Selected Comparable Transaction Analysis

Barclays Capital reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays Capital, based on its experience with merger and acquisition transactions, deemed relevant. These transactions principally involved publicly traded MLPs and GP Holdcos. Barclays Capital chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Hiland Holdings and Hiland Partners primarily with respect to nature of business and corporate structure.

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse, and there are inherent differences in the business, operations, financial conditions and prospects of Hiland Holdings and Hiland Partners and the companies included in the selected precedent transaction analysis. Accordingly, Barclays Capital believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays Capital therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed transaction which would affect the acquisition values of the selected target companies and Hiland Holdings. In particular, Barclays Capital noted that the majority of the precedent transactions were consummated in different capital market and industry conditions than at present. Generally speaking, at the time the selected comparable transactions were consummated, both debt and equity capital used to fund acquisitions was more readily available and overall business prospects were more positive than in the then-current environment, leading to higher transaction multiples and thus, business valuations for the selected comparable transactions. These facts led Barclays Capital to use its judgment in determining appropriate transaction multiples. Barclays Capital was of the view, that in general, the differences in market conditions between those of the selected comparable transactions and the Hiland Holdings merger made the usefulness of the selected comparable transactions analysis limited. In deriving the comparable transaction valuation, Barclays Capital first valued Hiland Partners as a whole and then calculated the portion of that value attributable to Hiland Holdings’ limited partner interest in Hiland Partners. Barclays Capital then valued the 2% general partner interest and incentive distribution rights in Hiland Partners owned by Hiland Holdings, and added that value to the limited partner interest to derive a total value for Hiland Holdings.

Barclays Capital examined the following publicly traded MLP transactions and GP Holdco transactions:

Publicly Traded MLP Transactions

•	Plains All American Pipeline, L.P./Pacific Energy Partners, L.P.

•	Valero L.P./Kaneb Pipe Line Partners, L.P.

•	Enterprise Products Partners L.P./GulfTerra Energy Partners, L.P.

•	Kinder Morgan Energy Partners, L.P./Santa Fe Pacific Pipeline Partners, L.P.

GP Holdco Transactions

•	Occidental Petroleum Corporation/Plains All American GP LLC

•	MarkWest Energy Partners, L.P./MarkWest Hydrocarbon, Inc. & 10.3% Interest in MWE GP

•	GE Energy Financial Services/Regency GP LP

•	Enterprise GP Holdings L.P./Texas Eastern Products Pipeline Company, LLC

•	ArcLight Capital Partners, Kelso & Company and Lehman Brothers/Buckeye GP Holdings

•	Suburban Propane Partners, L.P./Suburban Energy Services Group LLC

•	Plains All American Pipeline, L.P./Pacific Energy Partners, L.P.

•	ONEOK, Inc./TransCanada’s GP Interest in Northern Border Partners, L.P.

•	EPCO, Inc./Texas Eastern Products Pipeline Company, LLC

•	EPCO, Inc./Enterprise Products GP LLC

•	Valero L.P./Kaneb Services LLC

•	LB Pacific, L.P./Pacific Energy Partners, L.P.

•	ONEOK, Inc./Northern Plains

•	Carlyle/Riverstone/Glenmoor, Ltd.

•	First Reserve, Corbin Robertson and Mgmt./Arch Coal, Inc.’s G.P. Interest in Natural Resource Partners, L.P.

•	Enterprise Products Partners L.P./GulfTerra Energy Partners, L.P.

•	Vulcan Capital/Plains Resources Inc.

•	Energy Transfer Company/U.S. Propane L.P.

•	Goldman Sachs/GulfTerra Energy Partners, L.P.

•	Madison Dearborn and Riverstone/Williams Energy Partners L.P.

Barclays Capital noted that there were no recent publicly traded MLP transactions or GP Holdco transactions. Given the depressed market environment, Barclays Capital believed that the implied multiples associated with these transactions were not achievable at the time of its analysis. Accordingly, Barclays Capital applied a discount intended to reflect the potential of a distressed sale of Hiland Partners or Hiland Holdings in today’s environment. Barclays Capital estimated this discount to be 35% - 50%, and applied this to the derived per unit valuation to establish the low end of the valuation range. These discounts were derived by examining recent asset sales in the market and the corresponding percentage decline in those multiples relative to the multiples received in a more normalized market environment.

Selected MLP Transactions

Enterprise Value as a Multiple of:	Median	Mean	High	Low

2009E EBITDA	14.4x	14.7x	17.3x	12.7x

For further detail regarding the multiples of EBITDA for each selected publicly traded MLP transaction upon which Barclays Capital based its analysis, please see page 34 of Barclays Capital’s presentation to the Hiland Holdings Conflicts Committee filed as Exhibit (c)(20) to the Schedule 13E-3 filed by Hiland Holdings on July 1, 2009.

Selected MLP Transactions (35% Discount)

Enterprise Value as a Multiple of:	Median	Mean	High	Low

2009E EBITDA	9.4x	9.6x	11.2x	8.3x

Selected GP Holdco Transactions

Enterprise Value as a Multiple of:	Median	Mean	High	Low

2009E Distributable Cash Flow (After G&A)	12.4x	24.4x	145.7x	6.5x

For further detail regarding the multiples of distributable cash flow for each Selected GP Holdco transaction, please see page 35 of Barclays Capital’s presentation to the Hiland Holdings Conflicts Committee filed as Exhibit (c)(20) to the Schedule 13E-3 filed by Hiland Holdings on July 1, 2009.

For the selected comparable transaction analysis, Barclays Capital applied a multiple range of 9.0x — 12.0x to Hiland Partners’ estimated 2009 EBITDA. This multiple range was selected by Barclays Capital based on recent observed transactions involving the acquisition of an MLP by another MLP. This calculation resulted in a reference enterprise value range, from which was subtracted Hiland Partners’ net debt, resulting in a preliminary equity value for Hiland Partners. Based on the relative percentages of distributable cash flow attributable to the general partner and the limited partners as a whole, Barclays Capital multiplied the aggregate equity value by 90% to derive the value attributable to the limited partners. Barclays Capital then applied a multiple range of 15.0x — 20.0x to Hiland Holdings’ estimated 2009 distributable cash flow, on a pre G&A expense basis, to derive a preliminary value for the general partner interest in Hiland Partners owned by Hiland Holdings. Barclays Capital utilized the same multiple range of 15.0x — 20.0x for the G&A expenses. Then, to derive the aggregate equity value of Hiland Holdings, Barclays Capital added the value attributable to the limited partners to the value of the general partner interest of Hiland Holdings, and subtracted the value of the G&A expenses and net debt of Hiland Holdings. This implied equity value of Hiland Holdings was divided by the total Hiland Holdings common units outstanding to result in an implied equity value per Hiland Holdings common unit.

Barclays Capital noted that this per unit value of Hiland Holdings represented a valuation based on transaction multiples observed in normalized market and industry conditions. As discussed previously, Barclays Capital was of the opinion that at the time of its analysis, Hiland Partners and Hiland Holdings were not operating in a normal environment, and as such, a discount to the observed multiples was appropriate. In this regard, Barclays Capital applied a 35% — 50% discount to derive an implied equity value of a Hiland Holdings common unit when assuming a distressed sale. This discount, while subjective, was based in part on Barclays Capital’s industry and market experience, investor knowledge and overall judgment.

Barclays Capital noted that on the basis of the selected precedent transaction analysis, the transaction consideration of $2.40 per Hiland Holdings unit was within the range of implied values of $2.16 to $6.55 per unit.

Net Asset Valuation

Because of the significant disruption in the capital markets and the challenging environment for gathering and processing MLPs, Barclays Capital performed a net asset valuation of Hiland Partners and Hiland Holdings in order to derive a valuation based on the underlying business that is not dependent on cash distributions being paid. The net asset valuation consisted of two main components: (i) comparable gathering and processing asset transactions and (ii) a discounted cash flow analysis on the unlevered cash flows generated by Hiland Partners’ assets.

Comparable Asset Transactions Analysis

Barclays Capital reviewed and compared the purchase prices and financial multiples paid in selected other asset transactions that Barclays Capital, based on its experience with merger and acquisition transactions, deemed relevant. Barclays Capital chose such transactions based on, among other things, the similarity of the applicable target assets in the transactions to Hiland Holdings and Hiland Partners primarily with respect to nature of business. Below are the asset transactions Barclays Capital reviewed:

•	Spectra Energy Partners, LP/Atlas Pipeline Partners, L.P.

•	Eagle Rock Energy Partners, L.P./Millennium Midstream Partners, L.P.

•	Regency Energy Partners LP/Nexus Gas Holdings, LLC

•	Targa Resources Partners LP/Targa Resources, Inc.

•	Copano Energy, L.L.C./Cantera Natural Gas, LLC

•	Energy Transfer Partners, L.P./Canyon Gas Resources, LLC

•	Atlas Pipeline Partners, L.P./Anadarko Petroleum Corporation

•	Momentum Energy Group, Inc./DCP Midstream Partners, L.P.

•	Eagle Rock Energy Partners, L.P./Laser Midstream Energy, LP

•	Regency Energy Partners LP/TexStar Field Services, L.P.

•	Enterprise Products Partners L.P./Lewis Energy Group, L.P.

•	Crosstex Energy, L.P./Chief Holdings, LLC

•	Hiland Partners, LP/Enogex Gas Gathering, L.L.C.

•	Southern Union Company/Sid Richardson Energy Services Co.

•	Eagle Rock Energy Partners, L.P./ONEOK Texas Field Services L.P.

•	Crosstex Energy, L.P./El Paso Corporation

•	Targa Resources Partners LP/Dynegy Midstream Services L.P.

•	Copano Energy, L.L.C./ScissorTail Energy, LLC

•	Atlas Pipeline Partners, L.P./Energy Transfer Partners, L.P.

•	Regency Gas Services L.L.C. / El Paso Corporation

•	MarkWest Energy Partners, L.P. / Pinnacle Natural Gas Company

•	Cantera Resources Inc. / CMS Field Services, Inc.

•	Enbridge Energy Partners, L.P. / Cantera Resources Inc.

•	West Texas Gas Inc. / Sago Energy, LLC

•	Targa Resources Inc. / Conoco Phillips Midstream

•	Atlas Pipeline Partners, L.P. / Spectrum Field Services Inc.

•	American Central Western Oklahoma Gas Company L.L.C. / MarkWest Energy Partners, L.P.

•	Hicks, Muse, Tate & Furst Inc. / Regency Gas Services L.L.C.

•	Enbridge Energy Partners, L.P. / Shell Gas Transmission, LLC

•	Penn Virginia Resource Partners, L.P. / Cantera Resources Holdings LLC

•	XTO Energy Inc. / Antero Resources Corporation

•	ONEOK, Inc. / Northern Border Partners, L.P.

•	Martin Midstream Partners L.P. / Woodlawn Pipeline Company Inc.

•	Williams Partners L.P. / Williams Companies Inc.

•	Anadarko Petroleum Corporation / Western Gas Partners, LP

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Hiland Holdings and the companies included in the selected precedent transaction analysis. Accordingly, Barclays Capital believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays Capital therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed transaction which would affect the acquisition values of the selected target companies and

Hiland Holdings. In particular, Barclays Capital noted that the majority of the precedent transactions were consummated in different capital market and industry conditions than at present.

For the selected asset transactions analysis, Barclays Capital applied a multiple range of 7.0x — 9.0x to Hiland Partners’ estimated 2009 EBITDA. This multiple range was selected by Barclays Capital based on recently observed transactions involving the acquisition of assets by various MLPs, generally in the midstream segment and particularly in the gathering & processing sub-segment. This resulted in a reference enterprise value range, from which was subtracted Hiland Partners’ net debt, resulting in a preliminary equity value for Hiland Partners. Based on the relative percentages of distributable cash flow attributable to the general partner and the limited partners of Hiland Holdings as a whole, Barclays Capital multiplied the aggregate equity value by 90% to derive the value attributable to the limited partners and 10% to derive the value attributable to the general partner in Hiland Partners owned by Hiland Holdings. Based on Hiland Holdings’ ownership percentage of Hiland Partners’ total common and subordinated units outstanding, Barclays Capital calculated the value of the Hiland Partners common and subordinated units held by Hiland Holdings, then added the value for the general partner interest of Hiland Partners owned by Hiland Holdings to derive a value attributable to Hiland Holdings. From this value, Barclays Capital subtracted the value of the Hiland Holdings G&A expense, based on the same 7.0x — 9.0x multiple, as well as the net debt at Hiland Holdings to derive an implied equity value of Hiland Holdings. This value was then divided by the number of Hiland Holdings’ common units outstanding to derive the equity value per Hiland Holdings common unit.

After arriving at an equity valuation range for Hiland Partners, Barclays Capital then calculated the proportion of this value range attributable to the limited partners and the general partner based on distributable cash flow attributable to the limited partners and general partner of Hiland Partners. Barclays Capital then calculated the implied value of Hiland Holdings. Barclays Capital then subtracted the value of the general and administrative expenses and the net debt at Hiland Holdings to derive an equity valuation range for Hiland Holdings.

Selected Asset Transactions

Enterprise Value as a Multiple of:	Median	Mean	High	Low

2009E EBITDA	9.0x	9.8x	15.4x	6.5x

For further detail regarding the multiples of EBITDA for each selected asset transaction upon which Barclays Capital based its analysis, please see pages 31-33 of Barclays Capital’s presentation to the Hiland Holdings Conflicts Committee filed as Exhibit (c)(20) to the Schedule 13E-3 filed by Hiland Holdings on July 1, 2009.

Barclays noted that on the basis of the selected comparable asset transactions analysis, the transaction consideration of $2.40 per unit was within the range of implied values of $0.89 to $3.32 per unit.

Asset Discounted Cash Flow Analysis

Barclays Capital also performed an asset-based discounted cash flow analysis on Hiland Partners using the Management Case projections. This discounted cash flow analysis was performed on the unlevered cash flows generated by Hiland Partners’ assets for the five fiscal years beginning January 1, 2009 and ending December 31, 2013. Barclays Capital used discount rates of 12% to 16% as an estimate of the weighted average cost of capital.

In calculating the terminal values, Barclays Capital used a perpetuity of projected unlevered free cash flows and assumed growth rates of 1% to 3%. The growth rates for the projected unlevered free cash flows beyond 2013 were based on estimated growth rates for Hiland Partners’ assets.

After arriving at an equity valuation range for Hiland Partners, Barclays Capital then calculated the proportion of this value range attributable to the limited partners and the general partner based on distributable cash flow attributable to the limited partners and general partner of Hiland Partners. Barclays Capital then calculated the implied value of Hiland Holdings. Barclays Capital then subtracted the value of the general and administrative expenses and the net debt at Hiland Holdings to derive an equity valuation range for Hiland

Holdings. For further detail regarding the asset discounted cash flow analysis and resulting calculation of implied equity value ranges per unit, please see page 37 of Barclays Capital’s presentation to the Hiland Holdings Conflicts Committee filed as Exhibit (c)(20) to the Schedule 13E-3 filed by Hiland Holdings on July 1, 2009.

Valuation Analysis — Discounted Cash Flow Sensitivity

	Management Case

Enterprise Value — Hiland Partners	$215.0	$370.0
Net Debt	265.2	265.2

Equity Value — Hiland Partners	$(50.2)	$104.8

Implied Equity Value of Hiland Holdings	$(41.1)	50.0

Barclays Capital noted that on the basis of the discounted cash flow analysis, the transaction consideration of $2.40 per unit was above the range of implied values of ($1.90) to $2.31 per unit.

General

Barclays Capital is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Hiland Holdings Conflicts Committee selected Barclays Capital because of its familiarity with Hiland Partners and Hiland Holdings and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed transaction.

Barclays Capital is acting as financial advisor to the Hiland Holdings Conflicts Committee in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, Hiland Holdings paid Barclays Capital a fee of $250,000 upon execution of Barclays Capital’s engagement letter with the general partner of Hiland Holdings and $1,000,000 upon the delivery of Barclays Capital’s opinion. At the sole and absolute discretion of the Hiland Holdings Conflicts Committee, Hiland Holdings may pay Barclays Capital a limited discretionary fee of $250,000 (in cash) based on the Hiland Holdings Conflicts Committee’s evaluation of the quality and quantity of the work performed. Hiland Holdings has agreed to reimburse Barclays for certain of its expenses and to indemnify Barclays Capital for certain liabilities that may arise out of its engagement. Barclays Capital has performed various investment banking and financial services for Hiland Partners, Hiland Holdings, their affiliates and Parent in the past, and may expect to perform such services in the future, and has received, and expects to receive, customary fees for such services. However, in the past two years, Barclays Capital has performed only limited services for Hiland Partners, Hiland Holdings and their affiliates, for which Barclays Capital received no compensation.

Barclays Capital is a full service securities firm engaged in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays Capital and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Hiland Partners, Hiland Holdings and their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Copies of the presentation materials presented by Barclays Capital to the Hiland Holdings Conflicts Committee in connection with the delivery of its opinion have been filed with the SEC as exhibits to the Schedule 13E-3 filed by Hiland Holdings.

Position of HPGP Schedule 13E-3 Filing Persons as to the Fairness of the Hiland Holdings Merger

Under SEC rules, Parent, HPGP Merger Sub, Continental Gas, the Harold Hamm DST Trust, the Harold Hamm HJ Trust and Messrs. Hamm, Griffin, Harrison and Mackie (collectively the “HPGP Schedule 13E-3 Filing Persons”) are required to provide certain information regarding their position as to the substantive and procedural fairness of the Hiland Holdings merger to the Hiland Holdings public unitholders. The HPGP Schedule 13E-3 Filing Persons are making the statements included in this section solely for purposes of complying with such requirements. The HPGP Schedule 13E-3 Filing Persons’ views as to the fairness of the Hiland Holdings merger should not be construed as a recommendation to any unitholder as to how that unitholder should vote on the proposals to approve the Hiland Holdings merger agreement and the Hiland Holdings merger.

The HPGP Schedule 13E-3 Filing Persons, other than Messrs. Griffin and Harrison, did not participate in the deliberations of the Hiland Holdings Board of Directors or the Hiland Holdings Conflicts Committee regarding, and did not receive advice from the Hiland Holdings Conflicts Committee’s legal or financial advisors as to, the fairness of the Hiland Holdings merger. The HPGP Schedule 13E-3 Filing Persons, other than Mr. Hamm, did not perform, or engage a financial advisor to perform, any financial analysis for the purposes of assessing the fairness of the Hiland Holdings merger to the Hiland Holdings public unitholders. Mr. Hamm engaged Wells Fargo Securities as his financial advisor to provide certain financial advisory services with respect to a potential acquisition by Mr. Hamm and/or certain of his affiliates of the assets or the capital stock of the Hiland Companies. Wells Fargo Securities did not provide an opinion with respect to the fairness of the Hiland Holdings merger or the Hiland Holdings merger consideration.

The discussion below of the information and factors considered by the HPGP Schedule 13E-3 Filing Persons is not intended to be exhaustive, but includes the material factors considered by the HPGP Schedule 13E-3 Filing Persons. In view of the variety of factors considered in connection with their evaluation of the fairness of Hiland Holdings merger, the HPGP Schedule 13E-3 Filing Persons did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching their determination. In addition, each of the HPGP Schedule 13E-3 Filing Persons may have given differing weights to different factors. On balance, the HPGP Schedule 13E-3 Filing Persons believed that the positive factors discussed above outweighed the negative factors discussed above and arrived at the conclusion that the Hiland Holdings merger was fair to the Hiland Holdings public unitholders.

Harold Hamm and the other HPGP Schedule 13E-3 Filing Persons (with the exception of Messrs. Griffin and Harrison), believe that the Hiland Holdings merger consideration is substantively fair to the Hiland Holdings public unitholders based on the following factors:

•	The HPGP Schedule 13E-3 Filing Persons’ view that if the adverse impact of commodity prices on gathering and processing fundamentals and the challenges presented by the global economic crisis persist, Hiland Partners, and consequently Hiland Holdings, will experience a meaningful decrease in future distributable cash flow and will need substantial new equity capital to remain in continued compliance with the financial covenants under the Hiland Operating Credit Agreement. Obtaining such equity capital in the current environment on acceptable terms does not appear feasible and would be significantly dilutive to current unitholders, including Hiland Holdings.

•	The consideration proposed to be paid to the Hiland Holdings public unitholders represents a 49% premium over the reported closing sale price of $1.61 per common unit of Hiland Holdings on May 29, 2009, the last trading day prior to the execution of the Hiland Holdings merger agreement and a 35% premium over the average closing sale price of $1.78 per common unit of Hiland Holdings over the 30-day period ending May 29, 2009.

•	The consideration to be paid to the Hiland Holdings public unitholders in the Hiland Holdings merger is all cash, thus eliminating any uncertainty in valuing the consideration to be received by such unitholders.

•	The Hiland Holdings merger will provide liquidity for the Hiland Holdings public unitholders without incurring brokerage and other costs typically associated with market sales.

•	The Hiland Holdings merger agreement allows the Hiland Holdings Conflicts Committee to withdraw or change its recommendation of the Hiland Holdings merger agreement, and to terminate the merger agreement in certain circumstances.

•	The obligations of Parent and HPGP Merger Sub to consummate the Hiland Holdings merger are not subject to any financing condition. Mr. Hamm has delivered to Parent the Hiland Holdings commitment letter, pursuant to which Mr. Hamm has committed to contribute an aggregate of approximately $21.2 million in cash to Parent, representing the Hiland Holdings merger consideration of approximately $20.4 million and estimated expenses of approximately $800,000, less the amount of cash, if any, contributed by the Hamm family trusts to Parent or HPGP Merger Sub that is available immediately prior to the closing of the Hiland Holdings merger. Pursuant to its terms, Hiland Holdings is a third-party beneficiary of the Hiland Holdings commitment letter.

•	The Hiland Holdings Conflicts Committee received an opinion from Barclays Capital to the effect that, as of the date of the opinion and based upon and subject to the assumptions and limitations set forth therein, the cash merger consideration of $2.40 per common unit to be received by the holders of Hiland Holdings common units (other than the Hiland Holdings rollover common unitholders) pursuant to the Hiland Holdings merger agreement was fair, from a financial point of view, to the Hiland Holdings public unitholders. Barclays Capital’s opinion is attached to this joint proxy statement as Annex F.

Harold Hamm and the other HPGP Schedule 13E-3 Filing Persons (with the exception of Messrs. Griffin and Harrison) believe that the Hiland Holdings merger is procedurally fair to the Hiland Holdings public unitholders based on the following factors:

•	The Hiland Holdings Conflicts Committee, which consists of directors who are not officers, employees or controlling unitholders of Hiland Holdings, or affiliated with the Hamm Continuing Investors, negotiated with Mr. Hamm the terms of the Hiland Holdings merger. The HPGP Schedule 13E-3 Filing Persons believe that the Hiland Holdings Conflicts Committee was therefore able to represent the interests of the Hiland Holdings public unitholders without the potential conflicts of interest that the foregoing relationships would otherwise have presented.

•	The general partner of Hiland Holdings retained a nationally recognized financial advisor, Barclays Capital, to act as financial advisor to the Hiland Holdings Conflicts Committee which, in the Hiland Holdings Conflicts Committee’s view, had no relationships that would compromise its independence.

•	The Hiland Holdings Conflicts Committee retained its own legal advisors, Fulbright and Morris Nichols, which the Hiland Holdings Conflicts Committee determined had no relationship creating a potential conflict.

•	The Hiland Holdings Conflicts Committee and its advisors conducted a due diligence investigation of Hiland Holdings before commencing negotiations, which the HPGP Schedule 13E-3 Filing Persons believe provided the Hiland Holdings Conflicts Committee and its advisors with the information necessary to effectively represent the interests of the Hiland Holdings public unitholders.

•	The Hiland Holdings Conflicts Committee had the authority to reject the transaction proposed by Mr. Hamm and review and recommend any alternative thereto.

•	The Hiland Holdings merger consideration and other terms and conditions of the Hiland Holdings merger agreement were the result of extensive negotiations between Parent and the Hiland Holdings Conflicts Committee and their respective financial and legal advisors. The Hamm Continuing Investors did not participate in or have any influence over the conclusions reached by the Hiland Holdings Conflicts Committee or the negotiating positions of the Hiland Holdings Conflicts Committee.

•	The Hiland Holdings merger agreement and the Hiland Holdings merger were approved unanimously by the Hiland Holdings Conflicts Committee, which determined that the Hiland Holdings merger agreement and the Hiland Holdings merger are advisable, fair to, and in the best interests of, the Hiland Holdings public unitholders. The Hiland Holdings merger agreement and the Hiland Holdings merger were also recommended to the Hiland Holdings public unitholders unanimously by the Hiland Holdings Conflicts Committee, which further recommended that the Hiland Holdings Board of Directors recommend approval of the Hiland Holdings merger agreement and the Hiland Holdings merger to the Hiland Holdings public unitholders.

•	The Hiland Holdings Board of Directors approved, and recommended that the Hiland Holdings public unitholders vote to approve, the Hiland Holdings merger agreement and the Hiland Holdings merger. The action by the Hiland Holdings Board of Directors represented the unanimous approval of the directors of Hiland Holdings, other than Messrs. Hamm and Reid who recused themselves from voting.

The HPGP Schedule 13E-3 Filing Persons did not consider historical prices for Hiland Holdings common units, including prices paid in previous purchases by them, because such prices were supported by different market and industry conditions than at present and a return to such conditions was not likely in the near term. The HPGP Schedule 13E-3 Filing Persons also did not consider the net book value of Hiland Holdings common units in determining the fairness of the Hiland Holdings merger to the Hiland Holdings public unitholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the value of Hiland Holdings common units, which depend on cash flows from Hiland Partners’ continuing operations. Moreover, the HPGP Schedule 13E-3 Filing Persons did not consider going concern value since the Hiland Companies were likely to be in violation of the leverage ratio covenant under the Hiland Operating Credit Agreement, thus materially impairing the Hiland Companies’ ability to continue operating.

Messrs. Griffin and Harrison believe that the Hiland Holdings merger is both substantively and procedurally fair to the Hiland Holdings public unitholders based on the factors described in “— Recommendation of the Hiland Holdings Conflicts Committee and the Hiland Holdings Board of Directors; Reasons for Approving the Merger — The Hiland Holdings Board of Directors” beginning on page 71. In doing so, Messrs. Griffin and Harrison expressly adopted the analyses of the Hiland Holdings Conflicts Committee, which is discussed above.

Reasons of Combined Schedule 13E-3 Filing Persons for the Mergers

Under the SEC rules governing “going private” transactions, each of the HLND Schedule 13E-3 Filing Persons and the HPGP Schedule 13E-3 Filing Persons (collectively, the “Combined Schedule 13E-3 Filing Persons”) are deemed to be engaged in a “going private” transaction and therefore are required to express their reasons for the proposed mergers to the unaffiliated unitholders, as defined in Rule 13e-3 of the Exchange Act, of Hiland Partners and Hiland Holdings, respectively. The Combined Schedule 13E-3 Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

The Combined Schedule 13E-3 Filing Persons decided to pursue the Hiland Partners merger and the Hiland Holdings merger because they believe that taking the Hiland Companies private would eliminate the exposure of the Hiland Partners and Hiland Holdings public unitholders to various risks and volatility that began to have serious effects on the businesses of the Hiland Companies in the third quarter of 2008. In particular, substantial volatility in NGL prices and frac spreads and declines in drilling activity along Hiland Partners’ systems negatively impacted the Hiland Companies’ forecasted throughput volumes, midstream segment margins and cash flows, resulting in a suspension of quarterly distributions and a meaningful increase in the risk of a default under the Hiland Operating Credit Agreement. In addition, the Hiland Companies experienced significant increases in the cost of capital and other negative effects of global economic turmoil. Going private transactions would enable the public unitholders to receive cash in exchange for their investments in the Hiland Companies while avoiding the significant dilution they would experience in connection with an equity infusion ultimately necessary to stabilize the Hiland Companies. Further, the Combined Schedule 13E-3 Filing Persons believe that responding to the developments experienced by the Hiland Companies will require tolerance for volatility in the performance of the business of Hiland Partners and Hiland Holdings and a willingness to make long-term investment decisions that carry substantial risks. As private companies, the Hiland Companies would have increased flexibility to address these developments through strategies that might negatively affect short-term results, that would not be feasible with a public unitholder base or that may exceed the risk tolerance of public unitholders.

From September 2008 to January 2009, Messrs. Hamm, Griffin and Harrison began a review of potential alternatives to address the challenges and risks identified above. During this period, consideration was given to several approaches including maintaining the status quo, renegotiating the Hiland Operating Credit Agreement to achieve temporary covenant relief, selling certain existing assets to repay debt, issuing convertible securities to repay bank debt, issuing new equity to maintain compliance with debt-to-equity ratios required under the Hiland Operating Credit Agreement, merging with a third party to alleviate credit concerns, and engaging in going private transactions led by Mr. Hamm. Also considered during the same time frame by Messrs. Hamm, Griffin and Harrison was a potential subordinated debt issuance funded by Mr. Hamm to pay down existing debt under the Hiland Operating Credit Agreement. In subsequent meetings through April 2009 with Wells Fargo Securities, these directors and officers also considered a subordinated debt offering, a rights offering and a merger of Hiland Holdings with and into Hiland Partners in conjunction with a rights offering. Please see “Special Factors — Summary of Analyses of Wells Fargo Securities — Summary of Strategic Alternatives Analysis” for a more detailed description of each alternative.

Mr. Hamm expressly adopted the strategic alternatives analysis prepared by Wells Fargo Securities and considered such analysis, among other factors considered, in concluding that the going private transactions were the best strategic alternative then available to the Hiland Companies to maximize unitholder value. Mr. Hamm and the other the Combined Schedule 13E-3 Filing Persons further believe that structuring the transactions as cash mergers is preferable to other transaction structures because it provides the unitholders of both Hiland Partners and Hiland Holdings with cash for all of their common units and allows for a prompt and orderly transfer of ownership of the common units in a single step for each company, without the timing complexities and uncertainty associated with interdependent tender offers.

Summary of Analyses of Wells Fargo Securities

Mr. Hamm retained Wells Fargo Securities to act as his financial advisor in connection with a potential acquisition by Mr. Hamm and/or certain of his affiliates of the assets or capital stock of the Hiland Companies. Over the course of several months, at the request of Mr. Hamm, Wells Fargo Securities prepared and updated a number of financial, comparative and other analyses including an analysis of the various strategic alternatives involving the Hiland Companies to assist Mr. Hamm in pursuing such potential acquisition of the Hiland Companies. The financial, comparative and other analyses conducted by Wells Fargo Securities, including the analysis of the various strategic alternatives involving the Hiland Companies, were prepared solely for Mr. Hamm’s review and consideration (other than the presentation dated as of January 21, 2009 which was presented to the Board of Directors of Hiland Holdings). None of the analyses conducted by Wells Fargo Securities was intended to provide advice to any other person including the management team the Hiland Companies, their Boards of Directors or any unitholder of the Hiland Companies. Below is a summary of the material strategic alternatives analyses contained in Wells Fargo Securities’ presentations made on December 18, 2008, January 5, 2009 (dated as of January 5, 2008), January 8, 2009, March 3, 2009, March 13, 2009 and March 16, 2009, the final presentation of Wells Fargo Securities made to Mr. Hamm on April 16, 2009 analyzing certain financial aspects of a going private transaction, and the material changes made to the material financial analyses contained in Wells Fargo Securities’ final presentation made to Mr. Hamm on April 16, 2009 from the initial presentation through the final presentation. The aforementioned summaries are provided in this joint proxy statement solely for the purpose of complying with applicable disclosure requirements. The following summaries, however, do not purport to be a complete description of the financial, comparative and other analyses performed by Wells Fargo Securities. The preparation of financial, comparative and other analyses is a complex analytical process involving various determinations as to the most appropriate and relevant methods of analysis and the application of those methods to the particular circumstances and therefore, is not readily susceptible to partial analysis or summary description. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Wells Fargo Securities’ financial analyses. The analyses described herein, the order in which they are presented and the results of the analyses do not represent relative importance or weight given to those analyses by Wells Fargo Securities. Wells Fargo Securities believes that selecting portions of the analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors, the narrative description and the full text of the analyses, could create a misleading or incomplete view of the processes underlying Wells Fargo Securities’ analyses. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was viewed as any more significant or was or should be given any greater weight than any other analysis in any presentation. The presentations of Wells Fargo Securities are filed as Exhibits 4 through 16 of the Schedule 13e-3 filed by Hiland Partners and as Exhibits 4 through 16 of the Schedule 13e-3 filed by Hiland Holdings and are incorporated herein by reference. The descriptions of the analyses below are qualified by reference to the full text of such analyses. Copies of the presentations may be obtained from the SEC. See “Where You Can Find More Information” beginning on page 208.

Mr. Hamm did not request, and Wells Fargo Securities did not provide, any opinion as to the fairness of the merger consideration or any other aspect of the mergers to Mr. Hamm, the other Hamm Continuing Investors, Hiland Partners, the unitholders of Hiland Partners, Hiland Holdings, the unitholders of Hiland Holdings or any other person, or any other valuation of Hiland Partners or Hiland Holdings for the purpose of assessing the fairness of the merger consideration or any other aspect of the mergers to Mr. Hamm, the other Hamm Continuing Investors, Hiland Partners, the unitholders of Hiland Partners, Hiland Holdings, the unitholders of Hiland Holdings or any other person.

Wells Fargo Securities has established procedures for rendering a fairness opinion, including review of the fairness opinion and the underlying information, comparisons and analyses by a fairness committee composed of senior investment bankers with relevant expertise. Because Wells Fargo Securities was not requested to and did not render a fairness opinion, it was not necessary to, and it did not, submit the information, comparisons and analyses described below to a fairness opinion committee for review, nor did Wells Fargo Securities follow all of the procedures that it ordinarily follows in connection with rendering a fairness opinion. Had Wells Fargo Securities been requested to provide an opinion or been requested to recommend or provide support for a fair or appropriate valuation of Hiland Partners’ and/or Hiland Holdings’ securities and submitted the information, comparisons and analyses in its presentations to its full fairness opinion process, including review by a fairness committee, the information, comparisons and analyses presented by Wells Fargo Securities following that process may have been different from those included in the presentations and described below.

Wells Fargo Securities delivered its analyses for the information of Mr. Hamm in connection with his consideration of the Hiland Partners merger and the Hiland Holdings merger. Wells Fargo Securities did not make, and its analyses do not constitute, a recommendation to Mr. Hamm or any other person or as to how any Hiland Partners or Hiland Holdings unitholder should vote with respect to the Hiland Partners merger, the Hiland Holdings merger, or any other matter.

In connection with providing financial advice and preparing its financial analysis, Wells Fargo Securities made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Wells Fargo Securities:

•	Reviewed and discussed with the management of the Hiland Companies, certain business, financial and other information, including financial projections, regarding the Hiland Companies that were furnished periodically to Wells Fargo Securities by the management of the Hiland Companies.

•	Reviewed certain periodic reports including financial statements and other publicly available business and financial information regarding the Hiland Companies.

•	Reviewed the unit price and trading history of the Hiland Companies.

•	Discussed the Hiland Companies’ past and current operations, financial condition and prospects with Mr. Hamm.

•	Considered certain business, financial and other information regarding the Hiland Companies and compared that information with corresponding information for certain other publicly traded partnerships and/or transactions that Wells Fargo Securities deemed relevant.

•	Performed discounted cash flow analysis based upon financial forecasts and other estimates gathered from public sources and provided by management of the Hiland Companies, and other assumptions discussed with and confirmed as reasonable by the management of the Hiland Companies.

•	Reviewed certain drafts of the Hiland Partners merger agreement.

•	Considered other information, such as financial studies, analyses and investigations, as well as financial, economic and market criteria that Wells Fargo Securities deemed relevant.

In connection with its review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of the financial and other information reviewed by it, including all information, analyses and assumptions relating to accounting, legal and tax matters, and Wells Fargo Securities did not assume any responsibility for, nor did it independently verify, such information or physically inspect any of the Hiland Companies’ assets. Wells Fargo Securities relied upon the assurances of the management of the Hiland Companies that they are not aware of any facts or circumstances that would make such information about the Hiland Companies inaccurate or misleading, Wells Fargo Securities relied upon financial forecasts, as well as estimates, judgments, allocations and assumptions of management of the Hiland Companies regarding the future financial performance of the Hiland Companies furnished to it by the management of the Hiland Companies and was advised by the management of the Hiland Companies and assumed, at Mr. Hamm’s direction, that such financial forecasts, as well as the estimates, judgments, allocations and assumptions upon which such financial forecasts are based, have been reasonably formulated and reflect the best then currently available estimates, judgments, allocations and assumptions of the management of the Hiland Companies regarding the future financial performance of the Hiland Companies. Wells Fargo Securities assumed no responsibility for, and expressed no view as to, any such financial forecasts or the estimates, judgments, allocations or assumptions on which they were based. In developing its financial analysis, Wells Fargo Securities did not prepare or obtain any independent evaluations or appraisals of the assets or liabilities of the Hiland Companies, including any contingent liabilities, nor was Wells Fargo Securities provided with any such evaluations or appraisals. Unless otherwise stated, Wells Fargo Securities also assumed that there had been no material changes in the condition (financial or otherwise), results of operations, business or prospects of the Hiland Companies since the date of the last financial statements provided to it. In addition, Wells Fargo Securities did not consider or analyze the price at which the securities of the Hiland Companies may trade following the announcement of the mergers. Wells Fargo Securities’ presentations were necessarily based on economic, market and other conditions as in effect on, and information made available to it as of, the date of such presentations. Hence, although subsequent developments may affect the information contained in the presentations Wells Fargo Securities did not assume any obligation to update, revise or reaffirm the contents of the presentations. At the direction of Mr. Hamm, other than with respect to the presentations dated as of March 13, 2009, March 16, 2009 and March 17, 2009, Wells Fargo Securities assumed the continuation of all existing contracts with the current customers of the Hiland Companies.

Except as otherwise set forth in this section of “Summary of Analyses of Wells Fargo Securities”, Mr. Hamm imposed no instructions or limitations on Wells Fargo Securities with respect to the investigations made or the procedures followed by Wells Fargo Securities.

Summary of Strategic Alternatives Analysis

The following is a summary of the material strategic alternatives analyses contained in Wells Fargo Securities’ presentations made on December 18, 2008, January 5, 2009 (dated as of January 5, 2008), January 8, 2009, March 3, 2009, March 13, 2009 and March 16, 2009.

Status Quo.  According to the management of Hiland Partners, Hiland Partners was likely to be in violation of the leverage ratio covenant under the Hiland Operating Credit Agreement as early as June 30, 2009. Wells Fargo Securities identified the following as potential impacts in the event that Hiland Partners would not change its operations, organizational structure or capital structure: (i) Hiland Partners’ general recovery and continued compliance with its financial covenants under the Hiland Operating Credit Agreement would likely be dependent on a sharp increase in near term commodity prices, (ii) in the absence of such increase in commodity prices, distributions on Hiland Partners’ common units could not be sustainable and capital expenditures would likely be curtailed, (iii) the prospects of a capital raise could be low, and (iv) the potential for a default under the Hiland Operating Credit Agreement could remain high. Wells Fargo Securities also analyzed a scenario in which Hiland Partners would discontinue growth capital expenditures and a scenario in which Hiland Partners’ would discontinue growth capital expenditures and eliminate distributions. Under both of these scenarios, compliance with Hiland Partners’ financial covenants would still be dependent on a sharp increase in near-term commodity prices.

Renegotiate Hiland Operating Credit Agreement.  Wells Fargo Securities analyzed a scenario in which Hiland Partners would renegotiate the terms of the Hiland Operating Credit Agreement with the lenders thereunder in an effort to secure relief from certain financial covenants including the leverage ratio covenant. Wells Fargo Securities identified the following considerations with respect to such a scenario: (i) the ability to maintain Hiland Partners’ asset base and the ability of all unitholders to participate in any future upside generated by those assets, and (ii) the protection of investors from dilution that would occur through alternative financing alternatives. However, given the unsuccessful attempt by Hiland Partners in November 2008 to increase the borrowing base under the Hiland Operating Credit Agreement on acceptable terms and the global financial crisis regarding financial institutions, Wells Fargo Securities also identified the following as potential impacts of such a scenario: (i) there was a strong likelihood of disapproval from banks who were members of the lender group to any such renegotiation of terms, and (ii) given the magnitude of the covenant violation, the terms on which the lenders would be willing to renegotiate the Hiland Operating Credit Agreement were likely to be onerous for Hiland Partners.

Sale of Selected Existing Assets.  Another option analyzed by Wells Fargo Securities was a sale of selected assets, the proceeds of which would be used to partially repay existing debt under the Hiland Operating Credit Agreement. A sale of selected assets could potentially provide proceeds to Hiland Partners in the near term. However, given the global credit crisis and limited ability of companies to secure acquisition financing and the depressed equity markets, Wells Fargo Securities identified the following considerations with respect to a sale of selected assets: (i) the existence of a limited universe of potential buyers, and (ii) the anticipation that such buyers would likely seek Hiland Partners’ highest quality assets in any such transaction for a price at the low range of their valuation. This would result in Hiland Partners becoming an entity that could be too small to remain public. Wells Fargo Securities also analyzed that the benefits of an asset sale would likely be mitigated by the negative impact on the borrowing capacity under Hiland Operating Credit Agreement.

Issuance of Convertible Security.  A further strategic alternative analyzed by Wells Fargo Securities was the potential issuance of a convertible security by Hiland Partners, the proceeds of which would be used to partially repay existing debt under the Hiland Operating Credit Agreement. If such a transaction could be executed, it could strengthen Hiland Partners’ balance sheet and allow for Hiland Partners’ continued independence compared to a business combination or strategic transaction with Mr. Hamm or a third party. Wells Fargo Securities identified the following additional considerations with respect to any such transaction: (i) the need for approval of the unitholders of Hiland Partners, (ii) likely significant dilution of ownership and cash distributions to existing unitholders, including Hiland Holdings, upon conversion of the security to common equity, (iii) given the financial condition of Hiland Partners, the existence of a potentially limited universe of investors in such a security, and (iv) significant execution risk as a result of the foregoing.

Issuance of Subordinated Debt.  Wells Fargo Securities also analyzed a subordinated debt issuance by Hiland Partners, the proceeds of which would be used to partially repay existing debt under the Hiland Operating Credit Agreement. The subordinated debt issuance would take the form of a subordinated loan with a blended coupon paid in cash and in-kind. Such a transaction could enable Hiland Partners to make distributions on common and subordinated units through the end of 2011, and could give unitholders the ability to participate in future prospects of Hiland Partners which could be positive in the event of a recovery by Hiland Partners. A subordinated debt issuance could likely enable Hiland Partners to preserve its independence. Wells Fargo Securities identified the following additional considerations with respect to any such transaction: (i) such a transaction would require the consent of existing lenders under the Hiland Operating Credit Agreement, including their agreement to modify certain financial covenants, (ii) even though a subordinated debt issuance was not anticipated to result in an immediate dilution of unitholders, it would likely need to be refinanced with new equity, which would lead to significant dilution of ownership and cash distributions to unitholders, including Hiland Holdings, and (iii) given the financial condition of Hiland Partners, there would likely be a potentially limited universe of investors in such a security.

Issuance of New Common Equity.  Wells Fargo Securities also analyzed the possibility of Hiland Partners issuing new common equity to the public, the proceeds of which would be used to partially repay existing debt under the Hiland Operating Credit Agreement. If such a transaction could be executed, it could strengthen Hiland Partners’ balance sheet and allow for Hiland Partners’ continued independence. Wells Fargo Securities identified the following as potential impacts of any such transaction: (i) such a transaction would result in dilution of ownership and cash distributions to existing unitholders and would likely require their approval, (ii) issuance of new common equity to the public could permanently impair the value of Hiland Partners’ subordinated units and incentive distribution rights (all of which are owned by Hiland Holdings) by increasing the number of common units that would be entitled to receive minimum quarterly distribution (and arrearages) prior to any distributions on the subordinated units and incentive distribution rights, and (iii) the size of equity transaction required to achieve financial covenant compliance could be challenging given the existing equity market capitalization, float and financial condition of Hiland Partners. As a result of the foregoing and given the high volatility of public equity markets, this alternative possessed significant execution risk.

Merger with Third Party.  Wells Fargo Securities also analyzed the possibility of merging Hiland Partners with an unaffiliated third party, which could generate synergies and potentially alleviate concerns related to the Hiland Operating Credit Agreement. Such merger transaction could preserve unitholder participation in the event of a future recovery, provide business and financial diversification and mitigate operational and financial risk. Wells Fargo Securities identified the following as additional considerations with respect to any such transaction: (i) given the financial condition of Hiland Partners, there could be a potentially limited universe of investors, and (ii) any such merger transaction would likely result in the loss of control of the surviving entity by Mr. Hamm, who had indicated that he was interested only in acquiring common units of Hiland Partners and not selling his interest in Hiland Partners.

Rights Offering.  An additional strategic alternative analyzed by Wells Fargo Securities was a rights offering by Hiland Partners, the proceeds of which would be used to partially repay existing debt under the Hiland Operating Credit Agreement. Under the contemplated rights offering, existing unitholders would be issued rights on a pro rata basis to acquire newly issued common units of Hiland Partners. In addition, Mr. Hamm would act as the standby purchaser in the offering. Existing unitholders who had an interest could maintain their relative percentage ownership of Hiland Partners by exercising their rights to purchase common units issued by Hiland Partners at a discount to the public trading price. Such a transaction could potentially result in a smaller cash outlay from Mr. Hamm compared to a going private alternative. Wells Fargo Securities identified the following as additional potential impacts of any such transaction: (i) it would not provide liquidity at a premium for investors who were interested in selling their common units, (ii) it would effectively force Hiland Holdings to raise equity to participate in the rights offering in order to avoid dilution of its ownership interest in Hiland Partners, (iii) it would require approval by the unitholders; (iv) given the impaired financial condition of Hiland Partners, the existing unitholders’ participation in a rights offering would likely be limited, (v) any such transaction would increase the aggregate number of units of Hiland Partners and could consequently limit the ability of Hiland Partners to pay its minimum quarterly distribution to its common unitholders, resulting in the obligation to pay arrearages prior to any distributions on the subordinated units and incentive distribution rights could be made and as a result diminishing the value of each of the Hiland Partners common units, subordinated units and incentive distribution rights as well as Hiland Holdings units.

Merger of Hiland Holdings with Hiland Partners.  Wells Fargo Securities also analyzed a potential merger of Hiland Holdings with and into Hiland Partners to be followed by a rights offering. By merging Hiland Holdings with and into Hiland Partners, the organizational structure of the Hiland Companies would be simplified and the public company expenses of Hiland Holdings would be eliminated. Wells Fargo Securities identified the following considerations with respect to any such transaction: (i) any such transaction presented complexity and timing issues, (ii) there could be difficulty valuing Hiland Holdings as a stand alone entity and determining an exchange ratio between each Hiland Partners unit and Hiland Holdings unit, (iii) there would likely be a need to raise substantial equity in the follow-up rights offering which would result in dilution to unitholders of the combined entity and potentially reduce any future distributions to the unitholders of such entity, and (iv) any such transaction would be subject to approval of the unitholders of each of Hiland Partners and Hiland Holdings.

Going Private Transactions.  Wells Fargo Securities analyzed a potential going private transaction of each of Hiland Partners and Hiland Holdings. Such transactions would potentially provide investors in the Hiland Companies with greater transaction certainty, liquidity at a premium at a time when Hiland Partners’ financial condition was considered to be impaired and Hiland Partners was expected to violate certain of its financial covenants, including the leverage ratio covenant. Wells Fargo Securities identified the following additional considerations with respect to any such transaction: (i) it would prevent current public unitholders from participating in the future prospects and risks of equity ownership in the Hiland Companies, (ii) the Hiland Companies could operate without the constraints, including costs, of being a public company, retain cash flows (instead of paying quarterly cash distributions) and pursue long-term projects, and (iii) as notified by MidFirst Bank, Mr. Hamm would likely be required to contribute substantial new equity to reduce existing debt of Hiland Partners and negotiate revisions to the Hiland Operating Credit Agreement.

Summary of Financial Analyses

The following is a summary of the material financial analyses contained in Wells Fargo Securities’ final presentation made to Mr. Hamm on April 16, 2009. The summary of the selected comparable transactions analysis is based in part on information included in Wells Fargo Securities’ presentation on January 5, 2009 (dated as of January 5, 2008), which was referenced in summary format and updated in Wells Fargo Securities’ final presentation made to Mr. Hamm on April 16, 2009. Management of the Hiland Companies provided Wells Fargo Securities financial projections to assist Wells Fargo Securities in performing its financial analysis. These financial projections consisted of management’s estimates with respect to the Hiland Companies’ future financial performance for the years 2009 through 2013 based on numerous assumptions made by management of the Hiland Companies, which are described in more detail under the heading “Projected Financial Information,” below.

Selected Comparable Transactions Analysis.  For reference purposes only, using publicly available information, including research analysts’ estimates and public filings, Wells Fargo Securities reviewed the following six selected transactions involving midstream MLPs announced during 2008:

Announcement Date	Acquiror	Seller

• December 8, 2008	Duncan Energy Partners, L.P.	Enterprise Products Partners, L.P.
• November 11, 2008	Western Gas Partners, LP	Anadarko Petroleum Corporation
• September 17, 2008	El Paso Pipeline Partners, L.P.	El Paso Corporation
• September 16, 2008	Eagle Rock Energy Partners, L.P.	Millennium Midstream Partners, L.P.
• August 28, 2008	Kinder Morgan Energy Partners, L.P.	Knight Inc.
• April 30, 2008	Sunoco Logistics Partners L.P.	Mobil Pipe Line Company

Wells Fargo Securities reviewed, among other things, the aggregate consideration paid to sellers in the selected transactions as a multiple of estimated EBITDA which fell in a range between 6.5x and 9.8x. Wells Fargo Securities then applied a range of estimated 2009 EBITDA multiples of 7.0x to 9.0x derived from the estimated EBITDA multiples range for the selected transactions, to management’s March 31, 2009 estimates of Hiland Partners’ 2009 projected EBITDA of $41.1 million (please see “Special Factors — Projected Financial Information — Projected Financial Data for Hiland Partners (Provided on April 1, 2009),” beginning on page 111). Financial data for the selected transactions were based on public filings and publicly available financial information at the time of announcement of the relevant transaction. Financial data for Hiland Partners consisted of management’s March 31, 2009 estimates (please see “Special Factors — Projected Financial Information — Projected Financial Data for Hiland Partners (Provided on April 1, 2009),” beginning on page 111). This analysis resulted in the following implied per unit equity reference ranges for Hiland Partners as of April 16, 2009:

Implied Hiland Partners Common Unit Equity Reference Range

Common and Subordinated Units — aggregate	$1.71 - $10.34
Common Units — only	$2.52 - $15.21

Based on the number of Hiland Partners common and subordinated units owned by Hiland Holdings, Wells Fargo Securities derived the following implied per unit equity reference ranges for Hiland Holdings, as compared to the $2.49 closing price for Hiland Holdings common units as of April 14, 2009:

Implied Hiland Holdings Common Unit Equity Reference Range

Common and Subordinated Units — aggregate	$0.44 - $2.67
Common Units — only	$0.29 - $1.77

Comparable Partnership Analysis.  Using publicly available information, including research analysts’ estimates and public filings, Wells Fargo Securities reviewed and compared specific financial, operating and equity market data, including the closing price, the implied market value of equity, implied firm value, distributions per unit, each partnership’s then current general partner tier for distributions and the distributions received by each partnership’s general partner from its general partner interest and from any incentive distribution rights shown as a percentage of each partnership’s total distributions relating to Hiland Partners with that of the following selected publicly traded gas gathering and processing MLPs that Wells Fargo Securities deemed comparable to Hiland Partners:

Comparable Midstream Companies and Partnerships

• Atlas Pipeline Partners, L.P.	• MarkWest Energy Partners, L.P.
• Copano Energy, L.L.C.	• Quicksilver Gas Services LP
• Crosstex Energy, L.P.	• Regency Energy Partners LP
• DCP Midstream Partners, LP	• Targa Resources Partners LP
• Eagle Rock Energy Partners,L.P.	• Western Gas Partners, LP
• Exterran Partners, L.P.	• Williams Partners L.P.

For each of the partnerships listed above, as well as Hiland Partners, Wells Fargo Securities derived and analyzed current yield percentages and valuation multiples, including (i) distributable cash flow (defined as net income plus depreciation and amortization and other non-cash items less maintenance capital expenditures) for the calendar years ending December 31, 2009 and 2010 divided by total current distributions; (ii) implied firm value (defined as common and subordinated units multiplied by the market price of common units) divided by adjusted EBITDA (defined as earnings before interest, tax, depreciation and amortization less distributions to the general partner) (based on First Call consensus estimates) for the calendar years ending December 31, 2009 and 2010; and (iii) net debt divided by EBITDA (based on First Call consensus estimates) for the calendar year ending December 31, 2009. The analysis was compiled using publicly available information, including closing equity market data as of April 14, 2009 and First Call consensus estimates for EBITDA for the comparable partnerships and both publicly available information and management’s March 31, 2009 estimates of Hiland Partners’ projected EBITDA and net debt (please see “Special Factors — Projected Financial Information — Projected Financial Data for Hiland Partners (Provided on April 1, 2009),” beginning on page 111). The following table presents the results of this analysis with respect to the comparable partnerships selected by Wells Fargo Securities:

		Distributable Cash Flow /		Implied Firm Value /		Net Debt /
	Current	Total Distributions		Adjusted EBITDA		EBITDA
Comparable Partnerships	Yield	2009E	2010E	2009E	2010E	2009E

Mean	18.5%	1.1x	1.5x	8.2x	7.0x	4.4x
Median	15.9%	1.1x	1.4x	8.2x	7.0x	4.2x

The following table presents the results of this analysis with respect to Hiland Partners:

		Distributable Cash Flow /		Implied Firm Value /		Net Debt /
		Total Distributions		Adjusted EBITDA		EBITDA
Hiland Partners	Current Yield	2009E	2010E	2009E	2010E	2009E

First Call consensus estimates	23.1%	1.1x	2.0x	7.2x	5.6x	5.5x
Management projections	NA	NA	NA	8.4x	7.8x	6.6x

Discounted Cash Flow Analysis.  Wells Fargo Securities performed a discounted cash flow analysis of Hiland Partners using management’s March 31, 2009 estimates of Hiland Partners’ 2009 through 2013 projected EBITDA (please see “Special Factors — Projected Financial Information — Projected Financial Data for Hiland Partners (Provided on April 1, 2009),” beginning on page 111). In conducting this analysis, Wells Fargo Securities arrived at the discounted cash flow by adding the projected unlevered free cash flows calculated by subtracting working capital usage, maintenance capital expenditures, expansion capital expenditures and other long-term liabilities from projected EBITDA for Hiland Partners and a terminal value calculated as a 9.0x multiple of 2013 projected EBITDA. The projections were accepted without any adjustment for risks or circumstances that might cause actual results to vary from them. The projected free cash flows and implied terminal value indications were discounted using a rate of 20% to arrive at the estimated present enterprise value for Hiland Partners as of April 16, 2009. From this enterprise value, Wells Fargo Securities derived an implied per unit value for both Hiland Partners’ common and subordinated units aggregated together and Hiland Partners’ common units as a separate class. The following table presents the results of this analysis:

Implied Equity Value Per Unit Based Upon Discounted Cash Flow Analysis
(assuming 9.0x exit multiple and 20% discount rate)

Common and Subordinated Units — aggregate	$3.21
Common Units — only	$4.73

Wells Fargo Securities also performed a sensitivity analysis of the discounted cash flow analysis using discount rates ranging between 10% and 25% and multiples of 2013 projected EBITDA ranging between 7.0x and 11.0x. This resulted in implied per unit values for Hiland Partners’ common and subordinated units aggregated together ranging between $22.67 and minus $5.72 and for Hiland Partners’ common units as a separate class ranging between $33.37 and minus $8.42.

EBITDA Analysis.  Wells Fargo Securities compared management’s January 16, 2009 (please see “Special Factors — Projected Financial Information — Projected Financial Data for Hiland Partners (Provided on February 13, 2009),” beginning on page 108) and March 31, 2009 (please see “Special Factors — Projected Financial Information — Projected Financial Data for Hiland Partners (Provided on April 1, 2009),” beginning on page 111) estimates of Hiland Partners’ 2009 to 2013 projected EBITDA. The differences in projected EBITDA and the decrease in the implied terminal value calculated as a 9.0x multiple of the difference in 2013 projected EBITDA were discounted at a rate of 20% which resulted in a present value total decrease of $14.5 million from the January 16, 2009 projections. This analysis implied a total decrease per Hiland Partners unit of $1.52, including common units, subordinated units and general partner interest. Based on the number of Hiland Partners common units owned by Hiland Holdings, Wells Fargo Securities derived an implied total decrease per Hiland Holdings common unit of $0.39.

Liquidation Analysis.  Wells Fargo Securities utilized March 31, 2009 management estimates of Hiland Partners’ EBITDA for the calendar year ending December 31, 2009 (please see “Special Factors — Projected Financial Information — Projected Financial Data for Hiland Partners (Provided on April 1, 2009),” beginning on page 111) to evaluate an estimated liquidation value per Hiland Partners common unit, Hiland Partners subordinated unit and Hiland Holdings common unit. Assuming a range of multiples of total enterprise value over projected EBITDA from 6.0x to 8.5x, Wells Fargo Securities arrived at a range of implied liquidation prices for Hiland Partners of between $246.9 million and $349.7 million. Wells Fargo Securities then reduced the implied liquidation prices by management projections of Hiland Partners net debt of $272.3 million as of June 30, 2009. This analysis resulted in a range of implied Hiland Partners liquidation value ranging between $11.94 and minus $3.93 per common unit and $0.00 per subordinated unit. Based on the number of Hiland Partners common units owned by Hiland Holdings, Wells Fargo Securities derived a range of implied Hiland Holdings liquidation value ranging between $1.39 and minus $0.46 per common unit.

Purchase Price Analysis.  Based on publicly available information and March 31, 2009 management estimates of Hiland Partners’ EBITDA (adjusted for projected savings due to the elimination of certain costs related to being a public partnership) for the calendar years ending December 31, 2009 and December 31, 2010 (please see “Special Factors — Projected Financial Information — Projected Financial Data for Hiland Partners (Provided on April 1, 2009),” beginning on page 111), and based on a purchase price of $7.78 per Hiland Partners common unit (the unit price as of the close of business on April 14, 2009) and $2.49 per Hiland Holdings common unit (the unit price as of the close of business on April 14, 2009), Wells Fargo Securities calculated the implied enterprise value of Hiland Partners at $345.8 million and the total implied enterprise value of Hiland Partners and Hiland Holdings in the aggregate at $357.0 million. Wells Fargo Securities then divided the implied enterprise value of Hiland Partners by EBITDA or projected EBITDA, as applicable, for the calendar years ending December 31, 2008, December 31, 2009 and December 31, 2010 and obtained multiples of 5.2x, 8.3x and 7.6x, respectively. Wells Fargo Securities then divided the total implied enterprise value of Hiland Partners and Hiland Holdings in the aggregate by EBITDA or projected EBITDA, as applicable, for the last twelve months and the calendar years ending December 31, 2008, December 31, 2009 and December 31, 2010 and obtained multiples of 5.2x, 5.3x, 8.6x and 7.8x, respectively. Wells Fargo Securities then performed a sensitivity analysis of the total enterprise value of Hiland Partners and Hiland Holdings in the aggregate over EBITDA multiples based on unit prices ranging between $5.00 and $9.50 per Hiland Partners common unit and between $1.50 and $3.20 per Hiland Holdings common unit. This analysis resulted in total enterprise value of Hiland Partners and Hiland Holdings in the aggregate over EBITDA multiples ranging between 7.8x and 9.1x based on estimates of Hiland Partners’ EBITDA for the calendar year ending December 31, 2009 and total enterprise value over EBITDA multiples ranging between 7.1x and 8.3x based on estimates of Hiland Partners’ EBITDA for the calendar year ending December 31, 2010.

Summary of Preliminary Financial Analyses

Prior to April 16, 2009, Wells Fargo Securities prepared a number of presentations for Mr. Hamm. The presentations made by Wells Fargo Securities on December 18, 2008, January 5, 2009 (dated as of January 5, 2008), January 8, 2009, January 21, 2009 (presented to the Board of Directors of Hiland Holdings), March 3, 2009, March 3, 2009, March 13, 2009 and March 16, 2009 included some of the material financial analyses contained in Wells Fargo Securities’ final presentation made to Mr. Hamm on April 16, 2009, which financial analyses were based on management’s then current projections and publicly available information as of the respective dates of each such presentation. The following is a summary of the material changes made to such financial analyses from presentation to presentation, starting with the December 18, 2008 presentation.

The December 18, 2008 presentation included a purchase price analysis similar to that described above under “Summary of Analyses of Wells Fargo Securities — Summary of Financial Analyses — Purchase Price Analysis.” Based on publicly available information and management’s base case and upside case estimates of EBITDA (adjusted for projected savings due to the elimination of certain costs related to being a public partnership) of $41.2 million and $62.0 million, respectively, for the calendar year ending December 31, 2009, and assuming a purchase price of $7.80 per Hiland Partners common unit and $2.77 per Hiland Holdings common unit, Wells Fargo Securities calculated the implied enterprise value of Hiland Partners at $329.6 million and the total implied enterprise value of Hiland Holdings and Hiland Partners in the aggregate at $390.2 million. Wells Fargo Securities then divided the implied enterprise value of Hiland Partners by projected EBITDA in the base case and the upside case for the calendar year ending December 31, 2009 and obtained multiples of 8.0x and 5.3x, respectively. Wells Fargo Securities then divided the total implied enterprise value of Hiland Partners and Hiland Holdings in the aggregate by projected EBITDA in the base case and the upside case for the calendar year ending December 31, 2009 and obtained multiples of 9.5x and 6.3x, respectively. Wells Fargo Securities then performed a sensitivity analysis of these multiples based on unit prices ranging between $7.80 and $11.05 per Hiland Partners common unit and $2.77 and $4.16 per Hiland Holdings common unit. This analysis resulted in total enterprise value of Hiland Holdings and Hiland Partners in the aggregate over EBITDA multiples ranging between 9.5x and 10.9x based on management’s estimates of Hiland Partners EBITDA in the base case, and total enterprise value of Hiland Holdings and Hiland Partners in the aggregate over EBITDA multiples ranging between 6.3x and 7.3x based on management’s estimates of Hiland Partners EBITDA in the upside case. In addition, the December 18, 2008 presentation included a selected comparable transactions analysis similar to that described above under “Summary of Analyses of Wells Fargo Securities — Summary of Financial Analyses — Selected Comparable Transactions Analysis” which focused on the same six selected transactions described thereunder. On the basis of such analysis, and relying on publicly available information and management’s base case and upside case estimates of EBITDA of $40.2 million and $61.0 million, respectively, for the calendar year ending December 31, 2009, Wells Fargo Securities obtained implied per unit equity reference ranges for Hiland Partners of between $2.58 and $11.18 and between $18.13 and $31.18, respectively.

The January 5, 2009 (dated as of January 5, 2008) presentation updated the purchase price analysis from the December 18, 2008 presentation to reflect management’s then current base case estimate of EBITDA (adjusted for projected savings due to the elimination of certain costs related to being a public partnership) of $42.4 million for the calendar year ending December 31, 2009. Assuming a purchase price of $6.16 per Hiland Partners common unit and $2.37 per Hiland Holdings common unit, Wells Fargo Securities obtained multiples of enterprise value of Hiland Partners over projected EBITDA of 7.4x and 5.0x, respectively, based on management’s estimates of EBITDA in the base case and the upside case for the calendar year ending December 31, 2009, and multiples of total enterprise value of Hiland Partners and Hiland Holdings in the aggregate over projected EBITDA of 8.6x and 5.9x, respectively, based on management’s estimates of EBITDA in the base case and the upside case for the calendar year ending December 31, 2009. Wells Fargo Securities then performed a sensitivity analysis of these multiples based on unit prices ranging between $6.16 and $8.72 per Hiland Partners common unit and $2.37 and $3.56 per Hiland Holdings common unit. This analysis resulted in total enterprise value of Hiland Holdings and Hiland Partners in the aggregate over EBITDA multiples ranging between 8.6x and 9.7x based on management’s estimates of Hiland Partners EBITDA for the calendar year ending December 31, 2009 in the base case and total enterprise value of Hiland Holdings and Hiland Partners in the aggregate over EBITDA multiples ranging between 5.9x and 6.7x based on management’s estimates of Hiland Partners EBITDA for the calendar year ending December 31, 2009 in the upside case. In addition, the January 5, 2009 presentation updated the selected comparable transactions analysis from the December 18, 2008 presentation to reflect management’s then current base case estimate of EBITDA for the calendar year ending December 31, 2009 of $41.4 million. Based on the same publicly available information and management’s base case and upside case estimates of EBITDA of $41.4 million and $61.0 million, respectively, for the calendar year ending December 31, 2009, Wells Fargo Securities obtained implied per unit equity reference ranges for Hiland Partners of between $3.46 and $12.32 based on management’s estimates of Hiland Partners EBITDA for the calendar year ending December 31, 2009 in the base case and between $18.12 and $31.17 based on management’s estimates of Hiland Partners EBITDA for the calendar year ending December 31, 2009 in the upside case.

The January 8, 2009 presentation updated the purchase price analysis from the January 5, 2009 (dated as of January 5, 2008) presentation to reflect assumed purchase prices of $13.24 per Hiland Partners common unit and $4.65 per Hiland Holdings common unit. Assuming these purchase prices, and based on management’s then current estimates of EBITDA (adjusted for projected savings due to the elimination of certain costs related to being a public partnership) of $42.4 million and $62.0 million in the base case and the upside case, respectively, for the calendar year ending December 31, 2009, Wells Fargo Securities obtained multiples of enterprise value of Hiland Partners over projected EBITDA of 8.9x and 6.1x, respectively, and multiples of total enterprise value of Hiland Partners and Hiland Holdings in the aggregate over projected EBITDA of 11.3x and 7.7x, respectively. Wells Fargo Securities then performed a sensitivity analysis of these multiples based on unit prices ranging between $13.24 and $18.75 per Hiland Partners common unit and $4.65 and $6.98 per Hiland Holdings common unit. This analysis resulted in total enterprise value of Hiland Holdings and Hiland Partners in the aggregate over EBITDA multiples ranging between 11.3x and 13.7x based on management’s estimates of Hiland Partners EBITDA for the calendar year ending December 31, 2009 in the base case and total enterprise value Hiland Holdings and Hiland Partners in the aggregate over EBITDA multiples ranging between 7.7x and 9.4x based on management’s estimates of Hiland Partners EBITDA for the calendar year ending December 31, 2009 in the upside case.

The January 21, 2009 presentation made to the Board of Directors of Hiland Holdings updated the purchase price analysis from the January 8, 2009 presentation made to Mr. Hamm. Based on EBITDA for the last twelve months ended September 30, 2008 of $68.5 million and management’s estimates of EBITDA of $67.3 million and $44.4 million, respectively, for the calendar years ending December 31, 2008 and December 31, 2009 (please see “Special Factors — Projected Financial Information — Projected Financial Data for Hiland Partners (Provided on February 13, 2009),” beginning on page 108) and a purchase price of $9.50 per Hiland Partners common unit and $3.20 per Hiland Holdings common unit, Wells Fargo obtained multiples of enterprise value of Hiland Partners over EBITDA of 5.0x, 5.1x and 7.8, respectively, and multiples of total enterprise value of Hiland Partners and Hiland Holdings in the aggregate over EBITDA of 6.0x, 6.1x and 9.3x, respectively.

The March 3, 2009 presentation updated the purchase price analysis from the January 21, 2009 presentation to reflect management’s February 20, 2009 estimates for EBITDA of $67.0 million for the calendar year ending December 31, 2008 and estimated EBITDA of $40.3 million and $46.0 million, respectively, for the calendar years ending December 31, 2009 and December 31, 2010. Assuming a purchase price of $9.50 per Hiland Partners common unit and $3.20 per Hiland Holdings common unit, Wells Fargo Securities obtained multiples of enterprise value of Hiland Partners over EBITDA of 5.2x, 8.6x and 7.5x, respectively, based on EBITDA for the calendar year ending December 31, 2008 and estimated EBITDA for the calendar years ending December 31, 2009 and December 31, 2010, and multiples of total enterprise value of Hiland Partners and Hiland Holdings in the aggregate over EBITDA of 5.3x, 5.4x, 9.0x and 7.9x, respectively, based on the last twelve months EBITDA, EBITDA for the calendar year ending December 31, 2008, and estimated EBITDA for the calendar years ending December 31, 2009 and December 31, 2010. Wells Fargo Securities then performed a sensitivity analysis of these multiples based on unit prices ranging between $7.00 and $9.50 per Hiland Partners common unit and between $2.20 and $3.20 per Hiland Holdings common unit. This analysis resulted in total enterprise value of Hiland Partners and Hiland Holdings in the aggregate over EBITDA multiples ranging between 8.2x and 9.0x based on management’s estimates of Hiland Partners’ EBITDA for the calendar year ending December 31, 2009 in the base case and total enterprise value of Hiland Partners and Hiland Holdings in the aggregate over EBITDA multiples ranging between 7.6x and 8.3x based on management’s estimates of Hiland Partners’ EBITDA for the calendar year ending December 31, 2009 in the upside case. The March 3, 2009 presentation also included a variation on this purchase price analysis utilizing prior management projections and sensitivities to capital expenditures and correlations to NGL prices.

The March 3, 2009 presentation on the status of equity markets included a midstream comparable partnership analysis similar to that described above under “Summary of Analyses of Wells Fargo Securities — Summary of Financial Analyses — Comparable Partnership Analysis” which focused on the same midstream partnerships that it analyzed in its April 16, 2009 final presentation. Based on the selected comparable partnerships and their closing prices as of February 27, 2009, and using the methodology used in the final presentation, Wells Fargo Securities obtained (i) a mean value of 21.1% and a median value of 22.7% for current yield, (ii) mean values of 1.3x and 1.7x and median values of 1.1x and 1.5x, respectively, for estimated 2009 and 2010 distributable cash flow divided by total distributions, (iii) mean values of 7.0x and 5.7x and median values of 6.7x and 5.8x, respectively, for estimated 2009 and 2010 implied firm value divided by adjusted EBITDA (based on First Call consensus estimates), and (iv) a mean value of 3.8x and a median value of 3.6x for net debt divided by EBITDA (based on First Call consensus estimates) for the calendar year ending December 31, 2009. Wells Fargo Securities also calculated these values for Hiland Partners as (i) 24.3% for current yield, (ii) 1.1x and 2.0x, respectively, for estimated 2009 and 2010 distributable cash flow divided by total distributions, (iii) 6.9x and 5.1x, respectively, for estimated 2009 and 2010 implied firm value divided by adjusted EBITDA (based on First Call consensus estimates), and (iv) 5.4x for net debt divided by EBITDA (based on First Call consensus estimates) for the calendar year ending December 31, 2009.

The March 13, 2009 presentation included a liquidation analysis similar to that described above under “Summary of Analyses of Wells Fargo Securities — Summary of Financial Analyses — Liquidation Analysis.” Wells Fargo Securities utilized February 20, 2009 management estimates of Hiland Partners’ EBITDA for the calendar year ending December 31, 2009 to evaluate an estimated liquidation value per Hiland Holdings common unit. Assuming a range of multiples of total enterprise value over projected EBITDA from 6.0x to 9.0x, Wells Fargo Securities arrived at a range of implied liquidation prices for Hiland Partners of between $260.3 million and $390.5 million. Wells Fargo Securities then reduced the implied liquidation prices by management’s February 20, 2009 projections of Hiland Partners net debt of $255.3 million. This analysis resulted in a range of liquidation proceeds to unitholders of Hiland Partners between $5.0 million and $135.2 million. Based on the number of Hiland Partners common units owned by Hiland Holdings, Wells Fargo Securities derived a range of implied Hiland Holdings liquidation value ranging between $0.11 and $2.93 per Hiland Holdings common unit.

The March 16, 2009 presentation:

•	Updated the purchase price analysis from the March 3, 2009 presentation (which was not included in the March 13, 2009 presentation), to reflect management’s February 20, 2009 estimates for EBITDA for the calendar year ending December 31, 2008 and estimated EBITDA for the calendar years ending December 31, 2009 and December 31, 2010, respectively, of $67.0 million, $43.4 million and $41.4 million. Assuming a purchase price of $7.00 per Hiland Partners common unit and $1.40 per Hiland Holdings common unit, Wells Fargo Securities obtained multiples of enterprise value of Hiland Partners over EBITDA of 4.8x, 7.4x and 7.8x, respectively, based on EBITDA for the calendar year ending December 31, 2008, and estimated EBITDA for the calendar years ending December 31, 2009 and December 31, 2010, and multiples of total enterprise value of Hiland Partners and Hiland Holdings in the aggregate over EBITDA of 4.6x, 4.7x, 7.3x and 7.6x, respectively, based on last twelve months EBITDA, EBITDA for the calendar year ending December 31, 2008 and estimated EBITDA for the calendar years ending December 31, 2009 and December 31, 2010. Wells Fargo Securities then performed a sensitivity analysis of these multiples based on unit prices ranging between $5.00 and $9.50 per Hiland Partners common unit and between $1.00 and $3.20 per Hiland Holdings common unit. This analysis resulted in total enterprise value of Hiland Holdings and Hiland Partners in the aggregate over EBITDA multiples ranging between 6.9x and 8.4x based on management’s estimates of Hiland Partners’ EBITDA for the calendar year ending December 31, 2009 in the base case and total enterprise value of Hiland Holdings and Hiland Partners in the aggregate over EBITDA multiples ranging between 6.3x and 7.7x based on estimates of Hiland Partners’ EBITDA for the calendar year ending December 31, 2009 in the upside case. In comparison to the March 3, 2009 presentation, the March 13, 2009 presentation did not include variations on the purchase price analysis assuming prior management projections or sensitivities to capital expenditures or correlations to NGL prices.

•	Included an updated midstream comparable partnership analysis similar to that described above under “Summary of Analyses of Wells Fargo Securities — Summary of Financial Analyses — Comparable Partnership Analysis” which focused on the same midstream partnerships that it analyzed in its March 3, 2009 presentation on the status of equity markets and April 16, 2009 final presentation (excluding Exterran Partners, L.P.), as well as Martin Midstream Partners L.P.. Based on the selected comparable partnerships and their closing prices as of March 13, 2009, and using the methodology used in its March 3, 2009 presentation on the status of equity markets and the April 16, 2009 final presentation, Wells Fargo Securities obtained (i) a mean value of 21.3% and a median value of 20.0% for current yield, (ii) mean values of 1.1x and 1.4x and median values of 1.1x and 1.4x, respectively, for estimated

2009 and 2010 distributable cash flow divided by total distributions, (iii) mean values of 7.4x and 6.4x and median values of 7.6x and 6.8x, respectively, for estimated 2009 and 2010 implied firm value divided by EBITDA (based on First Call consensus estimates), and (iv) a mean value of 4.3x and a median value of 4.1x for net debt divided by EBITDA (based on First Call consensus estimates) for the calendar year ending December 31, 2009. Wells Fargo Securities also calculated these values for Hiland Partners as (i) 23.8% for current yield, (ii) 1.1x and 2.0x, respectively, for estimated 2009 and 2010 distributable cash flow divided by total distributions, (iii) 6.2x to 5.1x, respectively, for estimated 2009 and 2010 implied firm value divided by EBITDA (based on First Call consensus estimates), and (iv) 4.8x for net debt to EBITDA (based on First Call consensus estimates) for the calendar year ending December 31, 2009.

•	Updated its liquidation analysis from the March 13, 2009 presentation to reflect updated management estimates of EBITDA and updated projections for net debt as of June 30, 2009. Wells Fargo Securities utilized February 20, 2009 management estimates of Hiland Partners’ EBITDA for the calendar year ending December 31, 2009 to evaluate an estimated liquidation value per Hiland Partners common unit, Hiland Partners subordinated unit and Hiland Holdings common unit. Assuming a range of multiples of total enterprise value over projected EBITDA from 6.0x to 7.5x, Wells Fargo Securities arrived at a range of implied liquidation prices for Hiland Partners of between $260.3 million and $325.4 million. Wells Fargo Securities then reduced the implied liquidation prices by management projections of Hiland Partners net debt of $260.1 million. This analysis resulted in a Hiland Partners liquidation value ranging between $0.03 to $8.71 per Hiland Partners common unit and of $0.00 per subordinated unit. Based on the number of Hiland Partners common units owned by Hiland Holdings, Wells Fargo Securities derived a range of implied Hiland Holdings liquidation value ranging between $0.01 and $1.42 per Hiland Holdings common unit.

Miscellaneous

In performing its analyses Wells Fargo Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Hiland Companies or Mr. Hamm. The estimates of the future performance of the Hiland Companies provided by the management of the Hiland Companies in or underlying Wells Fargo Securities’ analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by Wells Fargo Securities’ analyses. These analyses were prepared solely as part of the preparation of presentations to Mr. Hamm. The estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Wells Fargo Securities’ view of the actual value of the Hiland Companies. Therefore neither the Hiland Companies nor Wells Fargo Securities nor any other person assumes any responsibility if future results are materially different from those estimated or indicated.

No partnership, transaction or business utilized in the analyses conducted by Wells Fargo Securities is identical or directly comparable to the Hiland Companies or the mergers. Therefore, a purely quantitative comparable transactions analysis, comparable partnership analysis or other quantitative analyses would not be dispositive in the context of the Hiland Partners and Hiland Holdings mergers, and an appropriate use of such analyses involves qualitative judgments concerning the differences between the characteristics of the various partnerships, transactions or businesses and the Hiland Partners and Hiland Holdings mergers that would affect the value of the selected partnerships, transactions, businesses and Hiland Partners and Hiland Holdings.

The decision to enter into the merger agreements was solely that of Mr. Hamm and the other parties to each such merger agreement respectively. The type and the amount of consideration payable in the mergers were determined through negotiations between Mr. Hamm and each of the conflicts committees, and were not determined or recommended by Wells Fargo Securities.

Mr. Hamm selected Wells Fargo Securities as his financial advisor because it is an internationally recognized investment banking firm which regularly provides investment banking and other financial advisory services in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements, its familiarity with the Hiland Companies and their business, and after meeting with two other investment banking firms and considering their respective experience in the field, preliminary views and fee proposals.

Pursuant to the terms of Wells Fargo Securities’ engagement letter, Mr. Hamm has agreed to pay Wells Fargo Securities (i) a transaction fee of $1,000,000 payable at the closing of a transaction for the acquisition of the Hiland Companies by Mr. Hamm and/or certain of his affiliates, (ii) a discretionary fee of up to $500,000 payable at Mr. Hamm’s sole option based on Mr. Hamm’s determination of the quality of the totality of the services provided, and (iii) in the event that a transaction is not consummated and Mr. Hamm and/or certain of his affiliates receive a break-up fee, a topping fee or any other consideration as a result of the termination of the transaction, a fee of 25% of such consideration which in no event shall exceed $1,000,000. In addition, Mr. Hamm has agreed to reimburse Wells Fargo Securities for reasonable travel and other out-of-pocket expenses incurred in connection with Wells Fargo Securities’ engagement, including certain fees of outside counsel, and to indemnify Wells Fargo Securities, its affiliates and certain other related parties for certain liabilities that may arise out of Wells Fargo Securities’ engagement by Mr. Hamm.

Wells Fargo Securities is an affiliate of Wells Fargo & Company, which through its subsidiaries and affiliates provides a full range of investment and commercial banking advice and services, including financial advisory services; securities underwritings and placements; securities sales and trading; brokerage advice and services; and commercial loans. In that regard, Wells Fargo Securities and/or its affiliates have in the past provided, currently are providing and may in the future provide, investment and commercial banking advice and financial advisory and financing or other services to, and otherwise seek to expand or maintain its business and commercial relationships, with Hiland Partners, the general partner of Hiland Partners, Hiland Holdings, the general partner of Hiland Holdings, Mr. Hamm, Parent and/or certain of their respective affiliates, for which Wells Fargo Securities and its affiliates have received and would expect to receive customary compensation; however, in the past two years, Wells Fargo Securities has received no compensation from Hiland Partners, Hiland Holdings, Mr. Hamm, Parent or their affiliates. In particular, among other services, Wachovia Bank, National Association and Wells Fargo Bank, N.A., each an affiliate of Wells Fargo Securities, are participants in Hiland Partners’ $300 million senior secured credit facility. In the ordinary course of business, Wells Fargo Securities or its affiliates may actively trade or hold securities or other financial instruments including loans of Mr. Hamm, Hiland Partners and Hiland Holdings as applicable and certain of their respective affiliates for their own account or for the account of their customers, and accordingly they may at any time hold long or short positions in these securities or financial instruments.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, which is a member of the Financial Industry Regulatory Authority, Inc. and the Securities Investor Protection Corporation.

Projected Financial Information

As part of their annual financial planning process, the Hiland Companies prepare a budget for their upcoming fiscal year and a projection of operating and financial results for the five-year period beginning with that upcoming fiscal year. While the Hiland Companies do release annual guidance from time to time, they do not, as a matter of course, publicly disclose their full financial projections. Harold Hamm, however, as the controlling equity holder and chairman of the Board of Directors of each of the Hiland Companies, generally has access to these projections.

In connection with their consideration of the January 15 Proposal, each of the Conflicts Committees and their respective financial advisors received certain projected financial information, which management regularly updated to include the most recently available information on drilling activity and then-current forward commodity pricing. In some cases the projections also included sensitivity analyses illustrating how certain of the projections would change based on varying assumptions for (i) future crude oil prices, (ii) future natural gas prices, and (iii) the future correlation between crude oil and NGL prices based on three-, six-, 12- and 24-month historical correlations.

Management first provided projections to the Conflicts Committees on February 13, 2009, in connection with management’s initial presentation to the Conflicts Committees and their advisors. All material assumptions and projections provided by management to the Conflicts Committees follows. These assumptions and projections were also made available to Harold Hamm.

Projected Financial Data for Hiland Partners
(Provided on February 13, 2009)

	2009	2010	2011	2012	2013

Financial Data:
Commodity Pricing — Forward Pricing as of 1/16/09
Assumed NYMEX Gas Price(1)	$5.38	$6.70	$7.12	$7.27	$7.29
Assumed NYMEX Crude Oil Price	$51.72	$62.49	$67.10	$70.49	$72.50
OPIS Conway NGL Simple Average(2)	$0.7475	$0.8028	$1.0131	$1.0644	$1.0947
OPIS Conway NGL Simple Average as a % of Assumed NYMEX Crude Oil	61%	54%	63%	63%	63%
OPIS Mont Belvieu NGL Simple Average(2)	$0.7853	$0.8531	$1.0411	$1.0937	$1.1248
OPIS Mont Belvieu NGL Simple Average as a % of Assumed NYMEX Crude Oil	64%	57%	65%	65%	65%
Inlet natural gas volumes (Mcf/d)	291,139	290,387	291,617	291,374	291,155
Revenues ($ in millions)	$268.3	$329.4	$349.5	$359.7	$364.0
Midstream purchases ($ in millions)	$184.7	$239.4	$259.6	$266.2	$268.4
Total segment margin ($ in millions)(3)	$83.6	$90.1	$89.9	$93.5	$95.6
EBITDA ($ in millions)(4)	$44.4	$50.2	$51.6	$54.1	$55.1
Distributable cash flow ($in millions)(5).	$25.2	$32.5	$34.2	$37.2	$38.4
Maintenance capital expenditures ($ in millions)	$7.6	$8.5	$8.5	$8.5	$8.5
Growth capital expenditures ($ in millions)	$18.5	$21.5	$21.5	$21.5	$21.5

(1)	In determining projected revenues and midstream purchases for 2009 and 2010, management used then-current estimated forward quotes for natural gas pipeline basis differentials. In determining projected revenues and midstream purchases for 2011 through 2013, natural gas basis differentials were based on their historical percentage of the NYMEX price.

(2)	NGL prices were based on forward quotes for 2009 and 2010 and the trailing 12-month historical correlations to crude oil as of December 31, 2008 for 2011 through 2013.

(3)	“Total Segment Margin,” a Non-GAAP financial measure, is defined as revenues less midstream purchases. Management views total segment margin as an important performance measure of the core profitability of Hiland Partners’ operations because it is directly related to Hiland Partners’ volumes and commodity price changes. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(4)	“EBITDA,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provisions for income taxes, and depreciation, amortization and accretion expense. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(5)	“Distributable Cash Flow,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provision for income taxes, depreciation, amortization and accretion expenses less cash interest expense and maintenance capital expenditures. Please see “Non-GAAP Financial Measures of Hiland Partners.”

Management also included in its projections a calculation of the leverage ratio under the Hiland Operating Credit Agreement based upon the projected financial information. Management’s calculations showed that, assuming no distributions were made to Hiland Partners’ unitholders, Hiland Partners’ leverage ratio would be 4.98x at the end of the second quarter of 2009, 5.68x at the end of the third quarter of 2009 and 5.81x at the end of the fourth quarter of 2009, all in excess of the then maximum permissible leverage ratio of 4.0x under the Hiland Operating Credit Agreement. The projected leverage ratios were also in excess of the maximum permissible leverage ratio of 4.75x that would be in effect upon the “step-up” of the leverage ratio that management anticipated electing pursuant to the provisions of the Hiland Operating Credit Agreement at the end of the first quarter. The leverage ratio would be required to be stepped back down to 4.0x at the end of the fourth quarter of 2009. Based on these projections, management estimated that at least $80 million of equity would need to be infused into Hiland Partners by December 31, 2009 to be in compliance with the leverage ratio covenant.

At the same meeting, management provided sensitivity analyses illustrating how certain of the projections, including the EBITDA projections, would change based on assumptions for (i) future NYMEX crude oil prices ranging from $40 to $60 per barrel, (ii) future NYMEX natural gas prices ranging from $4.00 to $7.50 per MMBtu, and (iii) the future correlation between NYMEX crude oil and NGL prices based on three-, six-, 12- and 24-month historical correlations.

A summary of the sensitivity analyses management provided on February 13, 2009 regarding 2009 EBITDA is shown below.

2009 ESTIMATED EBITDA
(Provided on February 13, 2009)
($ in million)

Assumed NYMEX	Assumed NYMEX Gas Price			Historical NGL/Crude
Crude Oil Price	$4.00	$6.00	$7.50	Price Correlation

	$51.5	$48.1	$46.7	3-month
	$53.8	$50.4	$47.8	6-month
$60.00	$56.8	$53.3	$50.7	12-month
	$61.9	$58.4	$55.9	24-month

	$42.0	$38.5	$38.7	3-month
	$43.9	$40.4	$39.7	6-month
$50.00	$46.3	$42.9	$40.7	12-month
	$50.6	$47.2	$44.6	24-month

	$32.6	$31.4	$30.7	3-month
	$34.0	$31.8	$31.3	6-month
$40.00	$35.9	$32.5	$32.8	12-month
	$39.3	$35.9	$35.4	24-month

Management provided updates to the projections to each of the Conflicts Committees and their respective advisors and to Mr. Hamm’s advisors on February 23, April 1, April 28 and May 28. Management did not provide sensitivities analyses in connection with the updated projections.

The projections provided to each Conflicts Committee on February 23, 2009, are detailed below.

Projected Financial Data for Hiland Partners
(Provided on February 23, 2009)

	2009	2010	2011	2012	2013

Financial Data:
Commodity Pricing — Forward Pricing as of 2/20/09
Assumed NYMEX Gas Price(1)	$4.65	$5.96	$6.63	$6.84	$6.95
Assumed NYMEX Crude Oil Price	$44.54	$53.77	$59.34	$62.76	$65.25
OPIS Conway NGL Simple Average(2)	$0.7075	$0.7442	$0.8959	$0.9476	$0.9852
OPIS Conway NGL Simple Average as a % of Assumed NYMEX Crude Oil	67%	58%	63%	63%	63%
OPIS Mont Belvieu NGL Simple Average(2)	$0.7221	$0.7584	$0.9206	$0.9737	$1.0124
OPIS Mont Belvieu NGL Simple Average as a % of Assumed NYMEX Crude Oil	68%	59%	65%	65%	65%
Inlet natural gas volumes (Mcf/d)	288,166	290,387	291,617	291,374	291,155
Revenues ($ in millions)	$238.2	$299.8	$318.1	$330.3	$337.8
Midstream purchases ($ in millions)	$158.8	$214.4	$237.5	$246.1	$251.0
Total segment margin ($ in millions)(3)	$79.5	$85.3	$80.6	$84.2	$86.8
EBITDA ($ in millions)(4)	$40.3	$45.5	$43.2	$49.3	$54.3
Distributable cash flow ($ in millions)(5)	$21.0	$27.4	$25.0	$31.0	$34.9
Maintenance capital expenditures ($ in millions)	$7.6	$8.6	$9.0	$9.3	$9.7
Growth capital expenditures ($ in millions)	$18.5	$21.4	$21.0	$20.7	$20.3

(1)	In determining projected revenue and midstream purchases for 2009 and 2010, management used then-current estimated forward quotes for natural gas pipeline basis differentials. In determining projected revenue and midstream purchases for 2011 through 2013, natural gas basis differentials were based on their historical percentage of the NYMEX price.

(2)	NGL prices were based on forward quotes for 2009 and 2010 and the trailing 12-month historical correlations to crude oil as of December 31, 2008 for 2011 through 2013.

(3)	“Total Segment Margin,” a Non-GAAP financial measure, is defined as revenues less midstream purchases. Management views total segment margin as an important performance measure of the core profitability of Hiland Partners’ operations because it is directly related to Hiland Partners’ volumes and commodity price changes. Please see “Non-GAAP Financial Measures.”

(4)	“EBITDA,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provisions for income taxes, and depreciation, amortization and accretion expense. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(5)	“Distributable Cash Flow,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provision for income taxes, depreciation, amortization and accretion expenses less cash interest expense and maintenance capital expenditures. Please see “Non-GAAP Financial Measures of Hiland Partners.”

As with the previous projections, management also included in its projections a calculation of the leverage ratio under the Hiland Operating Credit Agreement based upon the updated projected financial information. Management’s calculations showed that, assuming no distributions were made to Hiland Partners’ unitholders, Hiland Partners’ leverage ratio would be 5.22x at the end of the second quarter of 2009, 6.15x at the end of the third quarter of 2009 and 6.52x at the end of the fourth quarter of 2009, all in excess of the then maximum permissible leverage ratio of 4.0x under the Hiland Operating Credit Agreement. The projected leverage ratios were also in excess of the maximum permissible leverage ratio of 4.75x that would be in effect upon the “step-up” of the leverage ratio that management elected pursuant to the provisions of the Hiland Operating Credit Agreement at the end of the first quarter. The leverage ratio would be required to by stepped back down to 4.0x at the end of the fourth quarter of 2009. Based on these updated projections, management estimated that at least $103 million of equity would need to be infused into Hiland Partners by December 31, 2009 to be in compliance with the leverage ratio covenant.

The projections provided to each Conflicts Committee on April 1, 2009, are detailed below.

Projected Financial Data for Hiland Partners
(Provided on April 1, 2009)

	2009	2010	2011	2012	2013

Financial Data:
Commodity Pricing — Forward Pricing as of 3/31/09
Assumed NYMEX Gas Price(1)	$4.44	$5.92	$6.68	$6.84	$7.00
Assumed NYMEX Crude Oil Price	$50.72	$62.69	$67.71	$70.13	$72.17
OPIS Conway NGL Simple Average(2)	$0.7301	$0.7691	$1.0224	$1.0589	$1.0897
OPIS Conway NGL Simple Average as a % of Assumed NYMEX Crude Oil	61%	52%	63%	63%	63%
OPIS Mont Belvieu NGL Simple Average(2)	$0.7730	$0.8206	$1.0505	$1.0881	$1.1197
OPIS Mont Belvieu NGL Simple Average as a % of Assumed NYMEX Crude Oil	64%	55%	65%	65%	65%
Inlet natural gas volumes (Mcf/d)	280,423	279,333	278,681	278,325	277,995
Revenues ($ in millions)	$221.3	$285.2	$308.9	$316.1	$323.3
Midstream purchases ($ in millions)	$140.8	$201.0	$225.5	$231.2	$236.5
Total segment margin ($ in millions)(3)	$80.5	$84.2	$83.4	$85.0	$86.8
EBITDA ($ in millions)(4)	$41.1	$44.6	$46.4	$50.4	$54.6
Distributable cash flow ($ in millions)(5)	$23.8	$26.6	$27.5	$31.5	$35.7
Maintenance capital expenditures ($ in millions)	$6.7	$8.6	$9.0	$9.3	$9.7
Growth capital expenditures ($ in millions)	$21.2	$21.4	$21.0	$20.7	$20.3

(1)	In determining projected revenues and midstream purchases for 2009 and 2010, management used then-current estimated forward quotes for natural gas pipeline basis differentials. In determining projected revenues and midstream purchases for 2011 through 2013, natural gas basis differentials were based on their historical percentage of the NYMEX price.

(2)	NGL prices were based on forward quotes for 2009 and 2010 and the trailing 12-month historical correlations to crude oil as of December 31, 2008 for 2011 through 2013.

(3)	“Total Segment Margin,” a Non-GAAP financial measure, is defined as revenues less midstream purchases. Management views total segment margin as an important performance measure of the core profitability of Hiland Partners’ operations because it is directly related to Hiland Partners’ volumes and commodity price changes. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(4)	“EBITDA,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provisions for income taxes, and depreciation, amortization and accretion expense. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(5)	“Distributable Cash Flow,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provision for income taxes, depreciation, amortization and accretion expenses less cash interest expense and maintenance capital expenditures. Please see “Non-GAAP Financial Measures of Hiland Partners.”

Management also included in its projections a calculation of the leverage ratio under the Hiland Operating Credit Agreement based upon the updated projected financial information. Management’s calculations showed that, assuming no distributions were made to Hiland Partners’ unitholders, Hiland Partners’ leverage ratio would be 5.21x at the end of the second quarter of 2009, 6.07x at the end of the third quarter of 2009 and 6.30x at the end of the fourth quarter of 2009, all in excess of the then maximum permissible leverage ratio of 4.0x under the Hiland Operating Credit Agreement. The projected leverage ratios were also in excess of the maximum permissible leverage ratio of 4.75x that would be in effect upon the “step-up” of the leverage ratio that management elected pursuant to the provisions of the Hiland Operating Credit Agreement at the end of the first quarter. The leverage ratio would be required to be stepped back down to 4.0x at the end of the fourth quarter of 2009. Based on these updated projections, management estimated that at least $95 million of equity would need to be infused into Hiland Partners by December 31, 2009 to be in compliance with the leverage ratio covenant.

The projections provided to each Conflicts Committee on April 28, 2009, are detailed below.

Projected Financial Data for Hiland Partners
(Provided on April 28, 2009)

	2009	2010	2011	2012	2013

Financial Data:
Commodity Pricing — Forward Pricing as of 4/28/09
Assumed NYMEX Gas Price(1)	$4.16	$5.78	$6.69	$7.10	$7.23
Assumed NYMEX Crude Oil Price	$49.29	$61.17	$65.71	$68.06	$69.59
OPIS Conway NGL Simple Average(2)	$0.7095	$0.7466	$0.9804	$1.0155	$1.0383
OPIS Conway NGL Simple Average as a % of Assumed NYMEX Crude Oil	61%	51%	63%	63%	63%
OPIS Mont Belvieu NGL Simple Average(2)	$0.7609	$0.8096	$1.0353	$1.0723	$1.0964
OPIS Mont Belvieu NGL Simple Average as a % of Assumed NYMEX Crude Oil	65%	56%	66%	66%	66%
Inlet natural gas volumes (Mcf/d)	276,829	274,782	275,154	274,805	274,482
Revenues ($ in millions)	$218.1	$279.0	$300.4	$313.6	$319.0
Midstream purchases ($ in millions)	$137.3	$194.9	$219.5	$231.2	$235.2
Total segment margin ($ in millions)(3)	$81.0	$84.1	$80.8	$82.4	$83.8
EBITDA ($ in millions)(4)	$41.9	$44.6	$43.9	$47.9	$51.6
Distributable cash flow ($ in millions)(5)	$24.4	$26.9	$25.0	$28.8	$32.5
Maintenance capital expenditures ($ in millions)	$6.8	$8.6	$9.0	$9.3	$9.7
Growth capital expenditures ($ in millions)	$20.9	$21.4	$21.0	$20.7	$20.3

(1)	In determining projected revenue and midstream purchases for 2009 and 2010, management used then-current estimated forward quotes for natural gas pipeline basis differentials. In determining projected revenue and midstream purchases for 2011 through 2013, natural gas basis differentials were based on their historical percentage of the NYMEX price.

(2)	NGL prices were based on forward quotes for 2009 and 2010 and the trailing 12-month historical correlations to crude oil as of March 31, 2009 for 2011 through 2013.

(3)	“Total Segment Margin,” a Non-GAAP financial measure, is defined as revenues less midstream purchases. Management views total segment margin as an important performance measure of the core profitability of Hiland Partners’ operations because it is directly related to Hiland Partners’ volumes and commodity price changes. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(4)	“EBITDA,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provisions for income taxes, and depreciation, amortization and accretion expense. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(5)	“Distributable Cash Flow,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provision for income taxes, depreciation, amortization and accretion expenses less cash interest expense and maintenance capital expenditures. Please see “Non-GAAP Financial Measures of Hiland Partners.”

As with the previous projections, management also included in its projections a calculation of the leverage ratio under the Hiland Operating Credit Agreement based upon the updated projected financial information. Management’s calculations showed that, assuming no distributions were made to Hiland Partners’ unitholders, Hiland Partners’ leverage ratio would be 5.16x at the end of the second quarter of 2009, 5.98x at the end of the third quarter of 2009 and 6.24x at the end of the fourth quarter of 2009, all in excess of the then maximum permissible leverage ratio of 4.0x under the Hiland Operating Credit Agreement. The projected leverage ratios were also in excess of the maximum permissible leverage ratio of 4.75x that would be in effect upon the “step-up” of the leverage ratio that management elected pursuant to the provisions of the Hiland Operating Credit Agreement at the end of the first quarter. The leverage ratio would be required to by stepped back down to 4.0x at the end of the fourth quarter of 2009. Based on these updated projections, management estimated that at least $94 million of equity would need to be infused into Hiland Partners by December 31, 2009 to be in compliance with the leverage ratio covenant.

The projections provided to each Conflicts Committee on May 28, 2009, which Jefferies & Company and Barclays Capital each draw on in their fairness opinions, are summarized below.

Projected Financial Data for Hiland Partners
(Provided on May 28, 2009)

	2009	2010	2011	2012	2013

Financial Data:
Commodity Pricing — Forward Pricing as of 5/28/09
Assumed NYMEX Gas Price(1)	$4.31	$6.20	$7.06	$7.35	$7.44
Assumed NYMEX Crude Oil Price	$55.90	$70.00	$72.95	$75.16	$76.43
OPIS Conway NGL Simple Average(2)	$0.7646	$0.8419	$1.0824	$1.1151	$1.1340
OPIS Conway NGL Simple Average as a % of Assumed NYMEX Crude Oil	57%	51%	62%	62%	62%
OPIS Mont Belvieu NGL Simple Average(2)	$0.8487	$0.9494	$1.1491	$1.1839	$1.2039
OPIS Mont Belvieu NGL Simple Average as a % of Assumed NYMEX Crude Oil	64%	57%	66%	66%	66%
Inlet natural gas volumes (Mcf/d)	271,076	262,296	262,353	261,915	261,506
Revenues ($ in millions)	$220.4	$282.4	$294.9	$302.7	$305.9
Midstream purchases ($ in millions)	$137.1	$196.4	$211.5	$219.1	$221.4
Total segment margin ($ in millions)(3)	$83.6	$86.0	$83.4	$83.6	$84.6
EBITDA ($ in millions)(4)	$44.9	$48.0	$47.9	$50.6	$53.9
Distributable cash flow ($ in millions)(5)	$27.5	$30.3	$29.2	$31.8	$36.1
Maintenance capital expenditures ($ in millions)	$6.8	$8.6	$9.0	$9.3	$9.7
Growth capital expenditures ($ in millions)	$20.9	$21.4	$21.0	$20.7	$20.3

(1)	In determining projected revenues and midstream purchases for 2009 and 2010, management used then-current estimated forward quotes for natural gas pipeline basis differentials. In determining projected revenues and midstream purchases for 2011 through 2013, natural gas basis differentials were based on their historical percentage of the NYMEX price.

(2)	NGL prices were based on forward quotes for 2009 and 2010 and the trailing 12-month historical correlations to crude oil as of April 30, 2009 for 2011 through 2013.

(3)	“Total Segment Margin,” a Non-GAAP financial measure, is defined as revenues less midstream purchases. Management views total segment margin as an important performance measure of the core profitability of Hiland Partners’ operations because it is directly related to Hiland Partners’ volumes and commodity price changes. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(4)	“EBITDA,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provisions for income taxes, and depreciation, amortization and accretion expense. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(5)	“Distributable Cash Flow,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provision for income taxes, depreciation, amortization and accretion expenses less cash interest expense and maintenance capital expenditures. Please see “Non-GAAP Financial Measures of Hiland Partners.”

As with the previous projections, management also included in its projections a calculation of the leverage ratio under the Hiland Operating Credit Agreement based upon the updated projected financial information. Management’s calculations showed that, assuming no distributions were made to Hiland Partners’ unitholders, Hiland Partners’ leverage ratio would be 5.06x at the end of the second quarter of 2009, 5.73x at the end of the third quarter of 2009 and 5.82x at the end of the fourth quarter of 2009, all in excess of the then maximum permissible leverage ratio of 4.0x under the Hiland Operating Credit Agreement. The projected leverage ratios were also in excess of the maximum permissible leverage ratio of 4.75x that would be in effect upon the “step-up” of the leverage ratio that management elected pursuant to the provisions of the Hiland Operating Credit Agreement at the end of the first quarter. The leverage ratio would be required to by stepped back down to 4.0x at the end of the fourth quarter of 2009. Based on these updated projections, management estimated that at least $82 million of equity would need to be infused into Hiland Partners by December 31, 2009 to be in compliance with the leverage ratio covenant.

Projections of this type are based on estimates and assumptions that are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Hiland Companies’ control. They are, in general, prepared solely for internal use in assessing strategic direction, related capital and resource needs and allocations and other management decisions.

Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. Consequently, there can be no assurance that the underlying assumptions will prove to be accurate, that the projected results will be realized or that actual results will not be significantly different than projected. These projections were prepared solely for internal use and not for publication or with a view of complying with the published guidelines of the SEC regarding projections or with guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projected financial data set forth above is included in this joint proxy statement only because such projected financial information was provided to the Conflicts Committees and, through Harold Hamm, to the Hamm Continuing Investors and their financial advisors. The merger agreements include no representations by either of the Hiland Companies, their management or the Hamm Continuing Investors as to this projected financial information. In light of the uncertainties inherent in projections of this type, neither the Hiland Companies nor the Hamm Continuing Investors or any other person has expressed any opinion or assurance on this information or its achievability. None of the projections reflect any impact of the mergers.

The Hiland Companies’ independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the financial projections presented herein and, accordingly, does not express an opinion or any other form of assurance on them.

In addition to the assumptions regarding inlet natural gas volumes, commodity prices and capital expenditures summarized above, management’s projections are subject to the following additional important assumptions:

•	That the Hiland Operating Credit Agreement is not amended and that any breach of the Hiland Operating Credit Agreement by Hiland Partners is waived by its lenders at no cost;

•	Hiland Partners’ then current commodity hedge portfolio, with anticipated hedge income being calculated based on the assumed commodity pricing;

•	Hiland Partners’ then current contract portfolio by gathering system;

•	Operating and general and administrative expenses are escalated at 2.5% annually;

•	Budgeted growth and maintenance capital expenditures for 2009, including the construction of the North Dakota Bakken natural gas gathering system, which was placed in-service in the second quarter of 2009;

•	Unidentified growth capital expenditures in years 2010 through 2013 with an EBITDA contribution based on a six times multiple. This EBITDA is realized one year following the incurrence of the unidentified growth capital expenditure;

•	Increasing maintenance capital expenditures in years 2010 through 2013 to reflect a larger asset base;

•	The loss of the Badlands Gathering System cost recovery fee in early 2011 due to cumulative throughput volumes on the Badlands system being greater than 36 Bcf, which is in accordance with the contract governing the Badlands Gathering System;

•	No non-cash realized gain or loss on derivatives, non-cash unit based compensation expenses or asset impairment expenses during the projection periods; and

•	No distributions paid to Hiland Partners unitholders throughout the forecast period.

Updated Projected Financial Data for Hiland Partners

Management of the Hiland Companies provided the following updated financial projections to each Conflicts Committee on August 27, 2009. Except as otherwise noted, the following projections are subject to the assumptions, contingencies, uncertainties and other qualifications that are described under “Projected Financial Information” beginning on page 107.

	2009	2010	2011	2012	2013

Financial Data:
Commodity Pricing — Forward Pricing as of 8/26/09
Assumed NYMEX Gas Price(1)	$4.01	$5.74	$6.69	$6.88	$6.96
Assumed NYMEX Crude Oil Price	$57.65	$76.41	$79.32	$80.98	$82.75
OPIS Conway NGL Simple Average(2)	$0.8379	$0.9888	$1.1440	$1.1680	$1.1934
OPIS Conway NGL Simple Average as a % of Assumed NYMEX Crude Oil	61.0%	54.4%	60.6%	60.6%	60.6%
OPIS Mont Belvieu NGL Simple Average(2)	$0.9338	$1.0925	$1.2287	$1.2544	$1.2817
OPIS Mont Belvieu NGL Simple Average as a % of Assumed NYMEX Crude Oil	68.0%	60.1%	65.1%	65.1%	65.1%
Inlet natural gas volumes (Mcf/d)	266,031	247,306	242,192	242,192	242,192
Revenues ($ in millions)	$224.4	$275.8	$274.5	$277.0	$281.3
Midstream purchases ($ in millions)	$135.8	$190.0	$190.2	$195.4	$198.3
Total segment margin ($ in millions)(3)	$88.7	$85.7	$84.4	$81.6	$82.9
EBITDA ($ in millions)(4)	$50.9	$47.6	$48.8	$48.6	$52.5
Distributable cash flow ($ in millions)(5)	$37.2	$32.6	$32.3	$32.1	$36.7
Maintenance capital expenditures ($ in millions)	$6.4	$6.5	$8.0	$8.4	$8.8
Growth capital expenditures ($ in millions)	$18.8	$21.3	$22.0	$21.6	$21.2

(1)	In determining projected revenue and midstream purchases for 2009 and 2010, management used then-current estimated forward quotes for natural gas pipeline basis differentials. In determining projected revenue and midstream purchases for 2011 through 2013, natural gas basis differentials were based on their historical percentage of the NYMEX price.

(2)	NGL prices were based on forward quotes for 2009 and 2010 and the trailing 12-month historical correlations to crude oil as of July 31, 2009 for 2011 through 2013.

(3)	“Total Segment Margin,” a Non-GAAP financial measure, is defined as revenues less midstream purchases. Management views total segment margin as an important performance measure of the core profitability of Hiland Partners’ operations because it is directly related to Hiland Partners’ volumes and commodity price changes. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(4)	“EBITDA,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provisions for income taxes, and depreciation, amortization and accretion expense. Management noted that if then-current forward quotes for 2011 NGL prices and natural gas pipeline basis differentials were used to forecast 2011 EBITDA, the resulting 2011 EBITDA would be $45.6 million. Also, management noted that for years 2012 and 2013, if the natural gas pipeline basis differentials were based on the then-current 2011 forward quotes for natural gas pipeline basis differentials as a percentage of the assumed 2011 NYMEX natural gas price and if NGL prices were based on the correlation between the then-current 2011 forward quotes and the assumed 2011 NYMEX crude oil price (an approximate 54% correlation for Conway NGL pricing and an approximate 59% correlation for Mont Belvieu NGL pricing), EBITDA in those years would be $45.5 million and $49.2 million, respectively. Please see “Non-GAAP Financial Measures of Hiland Partners.”

(5)	“Distributable Cash Flow,” a Non-GAAP financial measure, is defined as net income (loss) plus interest expense, provision for income taxes, depreciation, amortization and accretion expenses less cash interest expense and maintenance capital expenditures. Please see “Non-GAAP Financial Measures of Hiland Partners.”

As with the previous projections, management also included in its projections a calculation of the leverage ratio under the Hiland Operating Credit Agreement based upon the updated projected financial information. Management’s calculations showed that, assuming no distributions were made to Hiland Partners’ unitholders, Hiland Partners’ leverage ratio would be 4.49x at the end of the fourth quarter of 2009, in excess of the then maximum permissible leverage ratio of 4.0x under the Hiland Operating Credit Agreement (as the leverage ratio would be required to by stepped back down to 4.0x at the end of the fourth quarter of 2009). Based on these updated projections, management estimated that at least $27 million of equity would need to be infused into Hiland Partners by December 31, 2009 to be in compliance with the leverage ratio covenant. Also, additional equity infusions of at least $10 million, $5 million and $6 million would be required by June 30, 2010, September 30, 2010 and December 31, 2010, respectively, to be in compliance with the leverage ratio covenant.

Recent Developments

Commodity Price Update

From May 28 through August 27, 2009, crude oil and NGL prices increased, with the prompt month NYMEX crude oil price closing at $72.49 per barrel on August 27, 2009, an increase of $7.41, or 11%, from May 28, 2009 and the OPIS Conway NGL simple average price reaching $0.87 per gallon on August 27, 2009, an increase of $0.05, or 6%, from May 28, 2009. Also, the prompt month NYMEX natural gas price declined to $2.84 per MMBtu, a decrease of $1.11, or 24%, from May 28, 2009. Accordingly, the combination of increasing NGL prices and declining natural gas prices during this time period caused the fractionation spread to increase.

Hedge Transactions

On June 26, 2009, Hiland Partners executed a series of hedging transactions that enhances Hiland Partners’ 2009 cash flows and current liquidity position. These hedge transactions involved the unwinding of a portion of net “in-the-money” natural gas swaps, and the entering into new 2010 Colorado Interstate Gas (“CIG”) natural gas swaps. Hiland Partners received net proceeds of approximately $3.2 million from the unwinding of the net “in-the-money” positions, which was used to reduce indebtedness under the Hiland Operating Credit Agreement.

With the execution of these transactions, which resulted in an increase in Hiland Partners’ EBITDA for the twelve months ending June 30, 2009 and a reduction in outstanding debt as of June 30, 2009, together with the recent improvement in NGLs prices, Hiland Partners was in compliance with the leverage ratio contained in the Hiland Operating Credit Agreement as of June 30, 2009. If commodity prices do not significantly improve above the current forward prices for the third quarter of 2009, Hiland Partners could be in violation of the leverage ratio covenant contained in the Hiland Operating Credit Agreement as early as September 30, 2009 unless the ratio is amended, Hiland Partners receives an infusion of equity capital, Hiland Partners’ debt is restructured or Hiland Partners is able to monetize additional “in-the-money” hedge positions.

The tables below detail the net impact of the hedge transactions to Hiland Partners’ hedge portfolio:

Before June 2009 Hedging Transactions:

		Net
		Average
		Fixed
	Volume	Price
Description and Production Period	(MMBtus)	(per MMBtu)

CIG Natural Gas — Sold Fixed for Floating Price Swaps:
July 2009 — December 2009	1,068,000	$7.30
January 2010 — December 2010	2,136,000	$8.31

After June 2009 Hedging Transactions:

		Net
		Average
		Fixed
	Volume	Price
Description and Production Period	(MMBtus)	(per MMBtu)

CIG Natural Gas — Sold Fixed for Floating Price Swaps:
July 2009 — December 2009	1,068,000	$7.30
January 2010 — December 2010	2,136,000	$6.73

Hiland Operating Credit Facility Covenant Compliance and Renegotiation Update

Due to lower natural gas and NGL prices and the impact of reduced drilling activity on Hiland Partners’ current and projected throughput volumes, Hiland Partners believes that cash generated from operations will decrease for the remainder of 2009 relative to comparable periods in 2008. If commodity prices do not significantly improve above the current forward prices for 2009, Hiland Partners could be in violation of the leverage ratio covenant under the Hiland Operating Credit Agreement as early as September 30, 2009, unless this ratio is amended, Hiland Partners receives an infusion of equity capital, Hiland Partners’ debt is restructured or Hiland Partners is able to monetize “in-the-money” hedge positions. Management of Hiland Partners is continuing extensive discussions with lenders under the Hiland Operating Credit Agreement as to ways to address a potential covenant violation. While no potential solution has been agreed to, Hiland Partners expects that any solution will require the assessment of fees and increased rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by the Partnership and the suspension of distributions for a certain period of time. There can be no assurance that any such agreement will be reached with the lenders, that any required equity or debt financing will be available to Hiland Partners, or that Hiland Partners’ hedge positions will be “in-the-money.”

Effects of the Mergers

Private Ownership

If each of the merger agreements and mergers are approved by the respective Hiland Company public unitholders and the other conditions to the closing of each merger are either satisfied or waived, HLND Merger Sub will be merged with and into Hiland Partners with Hiland Partners continuing as the surviving entity and HPGP Merger Sub will be merged with and into Hiland Holdings with Hiland Holdings continuing as the surviving entity. As a result of the mergers, Hiland Partners and Hiland Holdings, as the surviving entities, will be privately owned by the Hamm Continuing Investors. For a table summarizing the equity ownership of each surviving entity following the merger, see “— Interests of Certain Persons in the Merger.”

As a result of the mergers, Hiland Partners and Hiland Holdings will be privately-owned companies and there will be no public market for their common units. Upon the completion of the mergers, the common units of Hiland Partners and Hiland Holdings will be delisted from the NASDAQ Global Select Market. In addition, the registration of the common units of Hiland Partners and Hiland Holdings under Section 12 of the

Exchange Act will be terminated. The Hiland Companies will continue to file periodic reports with the SEC to the extent required by the agreements governing the respective company’s indebtedness or applicable law.

Directors and Management of Each Surviving Entity

It is currently contemplated that the Hiland Partners Board of Directors and Hiland Holdings Board of Directors will consist of Harold Hamm, Joseph L. Griffin, Matthew S. Harrison and, likely, other individuals who have not yet been identified.

It is further contemplated that the officers of Hiland Partners and Hiland Holdings immediately prior to the effective time of the Hiland Partners and Hiland Holdings mergers will be the initial officers of the surviving entities.

The partnership agreement of each of Hiland Partners and Hiland Holdings will be the partnership agreement of the respective surviving entity following the merger, in each case, until such time as the partnership agreement is amended.

Primary Benefits and Detriments of the Mergers

Benefits and Detriments to Hiland Partners Common Unitholders

The primary benefits of the mergers to common unitholders of Hiland Partners that will not have a continuing interest in Hiland Partners following the Hiland Partners merger include the following:

•	The receipt by such common unitholders of $7.75 per common unit in cash, representing a 35.0% premium over the closing market price of Hiland Partners common units on June 1, 2009, the day of the announcement of the execution of the Hiland Partners merger agreement.

•	The avoidance of the risk associated with any possible decrease in the future revenues and free cash flow, growth or value of Hiland Partners following the Hiland Partners merger.

•	The avoidance of the risk associated with any possible breach of the financial ratios under the Hiland Operating Credit Agreement.

The primary detriments of the Hiland Partners merger to common unitholders of Hiland Partners that will not have a continuing interest in Hiland Partners following the Hiland Partners merger include the following:

•	Such common unitholders will cease to have an interest in Hiland Partners and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of Hiland Partners or payment of distributions on Hiland Partners common units, if any.

•	In general, the receipt of cash pursuant to the Hiland Partners merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. As a result, a Hiland Partners common unitholder that receives cash in exchange for such common unitholder’s common units in the Hiland Partners merger generally will be required to recognize taxable income, gain or loss as a result of the Hiland Partners merger for U.S. federal income tax purposes. Moreover, because a portion (which will likely be substantial) of a common unitholder’s gain or loss will be separately computed and taxed as ordinary income, a common unitholder may recognize both ordinary income and a capital loss as a result of the Hiland Partners merger.

Benefits and Detriments to Hiland Holdings Common Unitholders

The primary benefits of the mergers to common unitholders of Hiland Holdings that will not have a continuing interest in Hiland Holdings following the Hiland Holdings merger include the following:

•	The receipt by such common unitholders of $2.40 per common unit in cash, representing a 28.3% premium over the closing market price of Hiland Holdings common units on June 1, 2009, the day of the announcement of the execution of the Hiland Holdings merger agreement.

•	The avoidance of the risk associated with any possible decrease in the future revenues and free cash flow, growth or value of Hiland Holdings following the Hiland Holdings merger.

•	The avoidance of the risk associated with any possible Hiland Partners breach of the financial ratios under the Hiland Operating Credit Agreement.

The primary detriments of the Hiland Holdings merger to common unitholders of Hiland Holdings that will not have a continuing interest in Hiland Holdings following the Hiland Holdings merger include the following:

•	Such unitholders will cease to have an interest in Hiland Holdings and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of Hiland Holdings or payment of distributions on Hiland Holdings common units, if any.

•	In general, the receipt of cash pursuant to the Hiland Holdings merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. As a result, a Hiland Holdings common unitholder that receives cash in exchange for such common unitholder’s common units in the Hiland Holdings merger generally will be required to recognize taxable income, gain or loss as a result of the Hiland Holdings merger for U.S. federal income tax purposes. Moreover, because a portion (which will likely be substantial) of a common unitholder’s gain or loss will be separately computed and taxed as ordinary income, a common unitholder may recognize both ordinary income and a capital loss as a result of the Hiland Holdings merger.

Benefits and Detriments to the Combined Schedule 13E-3 Filing Persons

The primary benefits of the mergers to the Combined Schedule 13E-3 Filing Persons include the following:

•	If the Hiland Companies successfully execute their business strategies, the value of their equity investment could increase because of possible increases in future revenues and cash flow, increases in underlying value of the Hiland Companies or the payment of distributions, if any, that would accrue to the Combined Schedule 13E-3 Filing Persons.

•	The Hiland Companies will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as publicly-traded companies, the Hiland Companies currently face public unitholder and investment analyst pressure to make decisions that may produce better short-term results, but which may not over the long-term lead to a maximization of their equity value.

•	The Hiland Companies will have more flexibility to change their capital spending strategies without public market scrutiny or analysts’ quarterly expectations.

•	The directors, officers and beneficial owners of more than 10% of the common units of the respective Hiland Companies will be relieved of the reporting requirements and liability for short-swing profit recovery under Section 16 of the Exchange Act.

•	The Combined Schedule 13E-3 Filing Persons, as the owners of the Hiland Companies, will become the beneficiaries of the savings associated with the reduced burden of complying with the substantive requirements that federal securities laws, including the Sarbanes Oxley Act, impose on public companies. Such savings are expected by the Hamm Continuing Investors to be approximately $1 million per year.

The primary detriments of the mergers to the Combined Schedule 13E-3 Filing Persons include the following:

•	The mergers are being undertaken during a time of significant market and industry turmoil, and all of the risk of any possible decrease in the revenues and cash flow, growth or value of the Hiland Companies following the mergers will be borne by the Combined Schedule 13E-3 Filing Persons.

•	Following the mergers, there will be no trading market for, and substantial restrictions on the transfer of, the equity securities of Hiland Partners and Hiland Holdings, as the surviving entities.

•	In the Hiland Companies ceasing to be publicly traded, the continuing unitholders would no longer benefit from the rights and protections that federal securities laws give to such unitholders with respect to their interests in the Hiland Companies (including those rights and protections afforded by the Sarbanes-Oxley Act of 2002, Section 16 of the Securities Exchange Act of 1934, as amended, and Section 13 of the Securities Act of 1933, as amended).

•	Hiland Partners is highly leveraged and following the mergers, all risk of default under the Hiland Operating Credit Agreement will be borne by the Combined Schedule 13E-3 Filing Persons, and a capital infusion may be required by Mr. Hamm in connection with renegotiating the Hiland Operating Credit Agreement, upon which the Hiland Companies will remain substantially dependent as a source of liquidity.

Interests of Certain Persons in the Mergers

In considering the recommendations of the Board of Directors and Conflicts Committee of either Hiland Company, unitholders of such Hiland Company should be aware that certain officers and directors of the Hiland Companies have interests in the mergers that are different from the interests of the Hiland Partners and Hiland Holdings public unitholders, which are summarized below.

The members of the Board of Directors and Conflicts Committee of each Hiland Company were aware of such interests in the proposed transactions when deciding to approve either the Hiland Partners merger or the Hiland Holdings merger, as was each Conflicts Committee when deciding to recommend such approval. For more information, please see “— Background of the Mergers,” “— Recommendations of the Hiland Partners Conflicts Committee and Hiland Partners Board of Directors; Reasons for Recommending Approval of the Merger” and “— Recommendations of the Hiland Holdings Conflicts Committee and Hiland Holdings Board of Directors; Reasons for Recommending Approval of the Merger.”

Hiland Partners Merger

Harold Hamm and the other Hamm Continuing Investors

In connection with the Hiland Partners merger agreement, Harold Hamm, Hiland Partners’ Chairman, entered into the Hiland Partners commitment letter pursuant to which Mr. Hamm agreed to contribute $32.0 million in cash to Parent to fund the Hiland Partners merger consideration and estimated expenses, less the amount of cash, if any, contributed by the Hamm family trusts to Parent or HLND Merger Sub. The foregoing summary of the Hiland Partners commitment letter does not purport to be complete and is qualified in its entirety by reference to the copy of such commitment letter attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with Hiland Partners merger and incorporated herein by reference.

Parent, a wholly-owned subsidiary of Mr. Hamm, and HLND Merger Sub also entered into the Hiland Partners support agreement with Hiland Holdings, the general partner of Hiland Holdings, Hiland Partners and the general partner of Hiland Partners whereby Hiland Holdings and its general partner agreed to (i) maintain the ownership of its 2,321,471 common units and 3,060,000 subordinated units of Hiland Partners, which represent approximately 37.0% and 100.0% of their respective classes outstanding, (ii) vote its common units and subordinated units in favor of the approval of the Hiland Partners merger agreement and the Hiland Partners merger, and (iii) grant an irrevocable proxy to Parent for the purpose of voting in favor of the Hiland Partners merger agreement and the Hiland Partners merger as described above. Based on the cash purchase price of $7.75 per common unit, the aggregate value of the continued holding of the Hiland Partners common units by Hiland Holdings is approximately $18.0 million. The foregoing summary of the Hiland Partners support agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Hiland Partners merger and incorporated herein by reference.

Pursuant to the terms of the Hiland Partners partnership agreement, any proposed merger, including the Hiland Partners merger, must first be consented to by the general partner of Hiland Partners before being submitted to a vote of the limited partners of Hiland Partners. Because Hiland Holdings owns a controlling membership interest in the general partner of Hiland Partners, its consent was required before the Hiland Partners merger agreement and the Hiland Partners merger could be submitted to a vote of the unitholders of Hiland Partners. Hiland Holdings, in a written consent dated June 1, 2009, has consented to the Hiland Partners merger agreement and the Hiland Partners merger.

Hiland Partners provides certain services to Continental Resources, Inc., a publicly traded exploration and production company controlled by Harold Hamm and certain of his affiliates, pursuant to contractual arrangements summarized under “Information Concerning the Hiland Companies — Certain Transactions between the Hiland Companies and Affiliates of Harold Hamm.” In addition, Hiland Partners leases office space under an operating lease from an entity wholly owned by Harold Hamm. Rents paid under these leases totaled $157,000 and $143,000 for the years ended December 31, 2008 and 2007, respectively. Upon consummation of the Hiland Partners merger, these arrangements may be amended, modified or terminated.

Hiland Partners Board of Directors

Six of the eight members of the Hiland Partners Board of Directors serve as members of the Hiland Holdings Board of Directors. Because these persons serve as a director of each of the Hiland Companies, they have certain duties and obligations to the unitholders of each Hiland Company as provided in the respective partnership agreements of the Hiland Companies.

The directors who serve on both boards of directors are: Harold Hamm, Joseph L. Griffin, Matthew S. Harrison, Edward D. Doherty, Michael L. Greenwood and Rayford T. Reid. Mr. Griffin also serves as President and Chief Executive Officer of both Hiland Companies, and Mr. Harrison serves as Chief Financial Officer of both Hiland Companies. Shelby E. Odell resigned from the Hiland Holdings Board of Directors on January 21, 2009. Accordingly, during the consideration of the Hiland Partners merger by the Hiland Partners Conflicts Committee, no member of the Hiland Partners Conflicts Committee also served on the Hiland Holdings Board of Directors.

Mr. Odell and John T. McNabb, II, who compose the Hiland Partners Conflicts Committee, each received compensation of $30,000 in connection with the Hiland Partners Conflicts Committee’s consideration of the Hiland Partners merger. The compensation paid to each of the Hiland Partners Conflicts Committee members was in addition to the compensation they receive for serving on the Hiland Partners Board of Directors and any other committees of the Hiland Partners Board of Directors. These payments were not predicated on any result of the deliberations of the Hiland Partners Conflicts Committee.

It is expected that Messrs. Hamm, Griffin and Harrison will continue as directors of the surviving company after the effective time of the Hiland Partners merger. In addition, it is expected that, following the Hiland Holdings merger, Messrs. Hamm, Griffin and Harrison will continue as directors of the surviving company after the effective time of the Hiland Holdings merger.

Rayford T. Reid, a member of the Board of Directors of each of the Hiland Companies, recused himself from consideration and voting on the Hiland Partners merger agreement and the Hiland Partners merger due to his professional relationship with Mr. Hamm. Mr. Reid has historically provided Mr. Hamm and the Hamm family trusts with financial advisory services, including in connection with evaluating strategic alternatives with respect to the Hiland Companies.

Hiland Partners Management

Certain members of the Hiland Partners management team, including Chief Executive Officer Joseph L. Griffin and Chief Financial Officer Matthew S. Harrison, have been offered continued employment with the surviving entity after the effective time of the Hiland Partners merger and may enter into or be provided new employment, retention and compensation arrangements (though no such arrangements have been proposed or agreed to). In addition, Mr. Griffin serves as Chief Executive Officer of Hiland Holdings, and Mr. Harrison

serves as Chief Financial Officer of Hiland Holdings and as Vice President and Secretary of Parent and HLND Merger Sub.

While neither Mr. Griffin nor Mr. Harrison have any ownership interest in Parent or HLND Merger Sub, the 5,000 phantom units in Hiland Partners currently issued and outstanding to each of Mr. Griffin and Mr. Harrison under the Hiland Partners, LP Long-Term Incentive Plan will remain outstanding following consummation of the Hiland Partners merger, giving Mr. Griffin and Mr. Harrison a continuing ownership interest in Hiland Partners. For additional information, please see “— Treatment of Equity Awards of Directors and Officers.”

The Hiland Partners merger will not trigger any “change of control” provision in the employment contract of Mr. Griffin, Mr. Harrison, or any other officer of Hiland Partners.

Hiland Partners Director and Officer Insurance

The Hiland Partners merger agreement provides, with respect to indemnification of directors and officers, that the partnership agreement of the surviving entity may not be amended, repealed or otherwise modified after the effective time of the Hiland Partners merger in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the effective time of the Hiland Partners merger were identified as prospective indemnitees under the Hiland Partners partnership agreement in respect of actions or omissions occurring at or prior to the effective time of the Hiland Partners merger (including the transactions contemplated by the Hiland Partners merger agreement).

For a period of six years after the effective time of the Hiland Partners merger agreement, Parent and the general partner of Hiland Partners shall, and Parent and the general partner of Hiland Partners shall cause the surviving entity (and its successors or assigns) to, maintain officers’ and directors’ liability insurance covering each person who is immediately prior to the effective time of the Hiland Partners merger agreement, or has been at any time prior to the effective time of the Hiland Partners merger, an officer or director of any of the Hiland Parties or their subsidiaries and each person who immediately prior to the effective time of the Hiland Partners merger is serving or prior to the effective time of the Hiland Partners merger has served at the request of any of the Hiland Parties or their subsidiaries as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan of the Hiland Parties or their subsidiaries who are or at any time prior to the effective time were covered by the existing officers’ and directors’ liability insurance applicable to the Hiland Parties or their subsidiaries on terms substantially no less advantageous to the indemnified persons described in this paragraph than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the effective time of the Hiland Partners merger (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the effective time of the Hiland Partners merger).

Hiland Partners shall cause (and Parent, following the closing of the Hiland Partners merger, shall continue to cause) coverage to be extended under the existing officers’ and directors’ liability insurance applicable to the Hiland Parties or their subsidiaries by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the existing officers’ and directors’ liability insurance, and such “tail” policy shall satisfy the requirements summarized in this section. In no event, however, will Parent be required to spend more than 250% of the last annual premium paid by the Hiland Parties and their subsidiaries prior to the signing date of the Hiland Partners merger agreement per policy year of coverage under such “tail” policy. If the cost per policy year of such insurance exceeds 250% of the last annual premium, Parent shall purchase as much coverage per policy year as reasonably obtainable for the amount equal to 250% of the last annual premium.

The indemnification and insurance provisions of the Hiland Partners merger agreement are more fully described under “The Hiland Partners Merger Agreement — Other Covenants and Agreements — Indemnification and Insurance.”

Treatment of Equity Awards of Directors and Officers

Upon consummation of the Hiland Partners merger, the outstanding equity awards under the Hiland Partners, LP Long-Term Incentive Plan will be subject to the following treatment:

•	restricted common units held by non-employee members of the Hiland Partners Board of Directors will immediately vest and automatically convert into the right to receive the Hiland Partners merger consideration;

•	all other restricted common units, phantom units and unit option awards issued pursuant to the Hiland Partners, LP Long-Term Incentive Plan that remain outstanding as of the effective time of the Hiland Partners merger will remain outstanding in accordance with their respective terms as equity awards in the surviving entity in the merger.

Following the closing of the Hiland Partners merger, the board of directors of the surviving entity may amend the terms of outstanding equity-based awards or other terms of the long-term incentive plan to align such terms with the privately-held structure of the surviving entity.

Equity Interests in Hiland Partners, Parent and HLND Merger Sub

The following table sets forth the current beneficial ownership of Mr. Hamm, the other Hamm Continuing Investors, their respective affiliates and the directors and officers of Hiland Partners in the equity of Hiland Partners as of the date of this joint proxy statement and their contemplated beneficial ownership in the surviving entity after the effective time of the Hiland Partners merger.

Equity Interests of Hamm Continuing Investors, Directors and Officers in Hiland Partners (1)

		Common Units		Restricted Common Units		Phantom Units		Unit Options		Conflicts	Total Cash
			Cashed		Cashed		Cashed		Cashed	Committee	Received
Name	Position	Owned	Out	Owned	Out	Owned	Out	Owned	Out	Compensation	in Merger

Harold Hamm(2)	Chairman	2,321,471	—	—	—	—	—	—	—	$—	$—
Joseph L. Griffin	Director, Chief Executive Officer	4,307	4,307	—	—	5,000	—	—	—	$—	$33,379
Matthew S. Harrison	Director, Chief Financial Officer	2,500	2,500	—	—	5,000	—	—	—	$—	$19,375
Edward D. Doherty	Director	3,500	3,500	1,500	1,500	—	—	—	—	$—	$38,750
Michael L. Greenwood	Director	11,791	11,791	1,500	1,500	—	—	—	—	$—	$103,005
John T. McNabb, II	Director	2,250	2,250	1,750	1,750	—	—	—	—	$30,000	$61,000
Shelby E. Odell	Director	12,250	12,250	2,750	2,750	—	—	—	—	$30,000	$146,250
Rayford T. Reid	Director	10,318	10,318	1,500	1,500	—	—	—	—	$—	$92,287
Dr. David L. Boren(3)	Director	1,250	1,250	—	—	—	—	—	—	$—	$9,687
Kent C. Christopherson	Chief Operating Officer		1,494	—	—	5,625	—	—	—	$—	$11,579
Robert W. Shain(4)	Chief Commercial Officer	3,832	3,832	—	—	—	—	15,000	—	$—	$29,698

(1)	Does not include subordinated units, incentive distribution rights, or general partner interest, each of which are owned directly or indirectly by Hiland Holdings and beneficially owned by Mr. Hamm and will not receive any consideration in the Hiland Partners merger.

(2)	Represents common units held by Hiland Holdings. Mr. Hamm indirectly owns 100% of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings GP, LP. Accordingly, Mr. Hamm is deemed to be the beneficial owner of the 2,321,471 Hiland Partners common units and 3,060,000 Hiland Partners subordinated units held by Hiland Holdings GP, LP.

(3)	Dr. Boren resigned from the Hiland Partners Board of Directors on March 13, 2009.

(4)	Mr. Shain resigned from his position as Chief Commercial Officer of each of the Hiland Companies effective March 31, 2009.

Pro Forma Equity Interests in Surviving Entity (1)

		Common Units
Name	Position	Units	% of Class		Phantom Units	Unit Options

Harold Hamm(2)	Chairman			%	—	—
Bert Mackie, as trustee of the Trusts(3)	N/A			%	—	—
Joseph L. Griffin	Director, Chief Executive Officer	—	—		5,000	—
Matthew S. Harrison	Director, Chief Financial Officer	—	—		5,000	—
Kent C. Christopherson	Chief Operating Officer	—	—		5,625	—
Robert W. Shain(4)	Chief Commercial Officer	—	—		—	15,000

(1)	Does not include subordinated units, incentive distribution rights, or general partner interest, each of which are owned directly or indirectly by Hiland Holdings and beneficially owned by Mr. Hamm.

(2)	Mr. Hamm is the sole member of Parent. Accordingly, Mr. Hamm is deemed to be the beneficial owner of the common units of the surviving entity held by Parent.

(3)	Mr. Mackie is the trustee of the Harold Hamm DST Trust and the Harold Hamm HJ Trust. Accordingly, he is deemed to be the beneficial owner of the and common units of the surviving entity, respectively, held by them.

(4)	Mr. Shain resigned from his position as Chief Commercial Officer of each of the Hiland Companies effective March 31, 2009.

Equity Interests in Hiland Holdings

In addition to the equity interests of Mr. Hamm, the other Hamm Continuing Investors, their respective affiliates and the directors and officers of Hiland Partners in Hiland Partners summarized in the tables above, certain of those persons also have equity interests in Hiland Holdings, which are summarized in the tables included in “Interests of Certain Persons in the Mergers — Hiland Holdings Merger — Equity Interests in Hiland Holdings, Parent and HPGP Merger Sub.”

Hiland Holdings Merger

Harold Hamm and the other Hamm Continuing Investors

In connection with the Hiland Holdings merger agreement, Harold Hamm, Hiland Holdings’ Chairman, entered into the Hiland Holdings commitment letter pursuant to which Mr. Hamm agreed to contribute $21.2 million in cash to Parent to fund the Hiland Holdings merger consideration and estimated expenses, less the amount of cash, if any, contributed by the Hamm family trusts to Parent or HPGP Merger Sub. The foregoing summary of the Hiland Holdings commitment letter does not purport to be complete and is qualified in its entirety by reference to the copy of the Hiland Holdings commitment letter attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Hiland Holdings merger and incorporated herein by reference.

Mr. Hamm, Continental Gas, and Bert Mackie, as trustee of the Hamm family trusts, also entered into the Hiland Holdings support agreement with Hiland Holdings and the general partner of Hiland Holdings whereby Mr. Hamm, Continental Gas and Mr. Mackie each agreed to (i) maintain their respective ownership of an aggregate 13,138,052 Hiland Holdings common units, which represent approximately 60.8% of the common units outstanding, (ii) vote their respective Hiland Holdings common units in favor of the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger, and (iii) grant an irrevocable proxy to Hiland Holdings for the purpose of voting in favor of the Hiland Holdings merger agreement and the Hiland Holdings merger as described above. Based on the cash purchase price of $2.40 per common unit, the aggregate value of the continued holding of the Hiland Holdings common units by Mr. Hamm, Continental

Gas and the Hamm family trusts is approximately $31.5 million. The foregoing summary of the Hiland Holdings support agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Hiland Holdings merger and incorporated herein by reference.

Hiland Holdings leases office space under an operating lease from an entity wholly owned by Harold Hamm. Rents paid under these leases totaled $157,000 and $143,000 for the years ended December 31, 2008 and 2007, respectively. Upon consummation of the Hiland Holdings merger, Mr. Hamm or his affiliates may amend, modify or terminate this operating lease.

Hiland Holdings Board of Directors

Six of the eight members of the Hiland Holdings Board of Directors serve as members of the Hiland Partners Board of Directors. Because these persons serve as a director of each of the Hiland Companies, they have certain duties and obligations to the unitholders of each Hiland Company as provided in the respective partnership agreements of the Hiland Companies.

The directors who serve on both boards of directors are: Harold Hamm, Joseph L. Griffin, Matthew S. Harrison, Edward D. Doherty, Michael L. Greenwood and Rayford T. Reid. Mr. Griffin also serves as President and Chief Executive Officer of both Hiland Companies, and Mr. Harrison serves as Chief Financial Officer of both Hiland Companies. No member of the Hiland Holdings Conflicts Committee also served on the Hiland Partners Board of Directors.

Dr. Cheryl L. Evans and Dr. Bobby B. Lyle, who compose the Hiland Holdings Conflicts Committee, each received compensation of $30,000 in connection with the Hiland Holdings Conflicts Committee’s consideration of the Hiland Holdings merger. The compensation paid to each of the Hiland Holdings Conflicts Committee members was in addition to the compensation they receive for serving on the Hiland Holdings Board of Directors and any other committees of the Hiland Holdings Board of Directors. These payments were not predicated on any result of the deliberations of the Hiland Holdings Conflicts Committee.

It is expected that Messrs. Hamm, Griffin and Harrison will continue as directors of the surviving company after the effective time of the Hiland Holdings merger. In addition, it is expected that, following the Hiland Holdings merger, Messrs. Hamm, Griffin and Harrison will continue as directors of the surviving company after the effective time of the Hiland Holdings merger.

Rayford T. Reid, a member of the Board of Directors of each of the Hiland Companies, recused himself from consideration and voting on Hiland Holdings merger agreement and Hiland Partners merger due to his professional relationship with Mr. Hamm. Mr. Reid has historically provided Mr. Hamm and the Hamm family trusts with financial advisory services, including in connection with evaluating strategic alternatives with respect to the Hiland Companies.

Hiland Holdings Management

Certain members of the Hiland Holdings management team, including Chief Executive Officer Joseph L. Griffin and Chief Financial Officer Matthew S. Harrison, have been offered continued employment with the surviving entity after the effective time of the Hiland Holdings merger and may enter into or be provided new employment, retention and compensation arrangements (though no such arrangements have been proposed or agreed to). In addition, Mr. Griffin serves as Chief Executive Officer of Hiland Holdings, and Mr. Harrison serves as Chief Financial Officer of Hiland Holdings and as Vice President and Secretary of Parent, HPGP Merger Sub and Continental Gas.

Neither Mr. Griffin nor Mr. Harrison have any ownership interest in Parent or HPGP Merger Sub. The Hiland Holdings merger will not trigger any “change of control” provision in the employment contract of Mr. Griffin, Mr. Harrison, or any other officer of Hiland Holdings.

Hiland Holdings Director and Officer Insurance

The Hiland Holdings merger agreement provides, with respect to indemnification of directors and officers, that the partnership agreement of the surviving entity may not be amended, repealed or otherwise modified after the effective time of the Hiland Holdings merger in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the effective time of the Hiland Holdings merger were identified as prospective indemnitees under the Hiland Holdings partnership agreement in respect of actions or omissions occurring at or prior to the effective time of the Hiland Holdings merger (including the transactions contemplated by the Hiland Holdings merger agreement).

For a period of six years after the effective time of the Hiland Partners merger agreement, Parent and the general partner of Hiland Holdings shall, and Parent and the general partner of Hiland Holdings shall cause the surviving entity (and its successors or assigns) to, maintain officers’ and directors’ liability insurance covering each person who is immediately prior to the effective time of the Hiland Holdings merger agreement, or has been at any time prior to the effective time of the Hiland Holdings merger, an officer or director of any of the Holdings Parties or their subsidiaries and each person who immediately prior to the effective time of the Hiland Holdings merger is serving or prior to the effective time of the Hiland Holdings merger has served at the request of any of the Holdings Parties or their subsidiaries as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan of the Holdings Parties or their subsidiaries who are or at any time prior to the effective time were covered by the existing officers’ and directors’ liability insurance applicable to the Holdings Parties or their subsidiaries on terms substantially no less advantageous to the indemnified persons described in this paragraph than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the effective time of the Hiland Holdings merger (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the effective time of the Hiland Holdings merger).

Hiland Holdings shall cause (and Parent, following the closing of the Hiland Holdings merger, shall continue to cause) coverage to be extended under the existing officers’ and directors’ liability insurance applicable to the Holdings Parties or their subsidiaries by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the existing officers’ and directors’ liability insurance, and such “tail” policy shall satisfy the requirements summarized in this section. In no event, however, will Parent be required to spend more than 250% of the last annual premium paid by the Holdings Parties and their subsidiaries prior to the signing date of the Hiland Holdings merger agreement per policy year of coverage under such “tail” policy. If the cost per policy year of such insurance exceeds 250% of the last annual premium, Parent shall purchase as much coverage per policy year as reasonably obtainable for the amount equal to 250% of the last annual premium.

The indemnification and insurance provisions of the Hiland Holdings merger agreement are more fully described under “The Hiland Holdings Merger Agreement — Other Covenants and Agreements — Indemnification and Insurance.”

Treatment of Equity Awards of Directors and Officers

Upon consummation of the Hiland Holdings merger, the outstanding equity awards under the Hiland Holdings, LP Long-Term Incentive Plan will be subject to the following treatment:

•	restricted common units held by non-employee members of the Hiland Holdings Board of Directors will immediately vest and automatically convert into the right to receive the Hiland Holdings merger consideration;

•	all other restricted common units, phantom units and unit option awards issued pursuant to the Hiland Holdings, LP Long-Term Incentive Plan that remain outstanding as of the effective time of the Hiland Holdings merger will remain outstanding in accordance with their respective terms as equity awards in the surviving entity in the merger.

Following the closing of the Hiland Holdings merger, the board of directors of the surviving entity may amend the terms of outstanding equity-based awards or other terms of the long-term incentive plan to align such terms with the privately-held structure of the surviving entity.

Equity Interests in Hiland Holdings, Parent and HPGP Merger Sub

The following table sets forth the current beneficial ownership of Mr. Hamm, the other Hamm Continuing Investors, their respective affiliates and the directors and officers of Hiland Holdings in the equity of Hiland Holdings as of the date of this joint proxy statement and their contemplated beneficial ownership in the surviving entity after the effective time of the Hiland Holdings merger.

Equity Interests of Hamm Continuing Investors, Directors and Officers in Hiland Holdings

				Restricted
		Common Units		Common Units		Phantom Units		Unit Options		Conflicts	Total Cash
			Cashed		Cashed		Cashed		Cashed	Committee	Received
Name	Position	Owned	Out	Owned	Out	Owned	Out	Owned	Out	Compensation	in Merger

Harold Hamm(1)	Chairman	8,540,950	—	—	—	—	—	—	—	$—	$—
Bert Mackie, as trustee of the Trusts	N/A	4,597,102	—	—	—	—	—	—	—	$—	$—
Joseph L. Griffin	Director, Chief Executive Officer	—	—	—	—	—	—	—	—	$—	$—
Matthew S. Harrison	Director, Chief Financial Officer	—	—	—	—	—	—	—	—	$—	$—
Edward D. Doherty	Director	1,750	1,750	2,750	2,750	—	—	—	—	$—	$10,800
Dr. Cheryl L. Evans	Director	1,750	1,750	2,750	2,750	—	—	—	—	$30,000	$40,800
Michael L. Greenwood	Director	1,250	1,250	2,750	2,750	—	—	—	—	$—	$9,600
Dr. Bobby B. Lyle	Director	61,154	61,154	1,750	1,750	—	—	—	—	$30,000	$183,370
Shelby E. Odell(2)	Director	6,250	6,250	2,750	2,750	—	—	—	—	$—	$21,600
Rayford T. Reid	Director	26,250	26,250	2,750	2,750	—	—	—	—	$—	$69,600
Kent C. Christopherson	Chief Operating Officer	—	—	—	—	—	—	—	—	$—	$—
Robert W. Shain(3)	Chief Commercial Officer	—	—	—	—	—	—	—	—	$—	$—

(1)	Mr. Hamm owns approximately 90.7% of Continental Gas. Accordingly, Mr. Hamm is deemed to be the beneficial owner of the 8,481,350 Hiland Holdings common units held by Continental Gas.

(2)	Mr. Odell resigned from the Hiland Holdings Board of Directors effective January 21, 2009.

(3)	Mr. Shain resigned from his position as Chief Commercial Officer of each of the Hiland Companies effective March 31, 2009.

Pro Forma Equity Interests in Surviving Entity (1)

Common Units
Name	Current Position	Units	% of Class

Harold Hamm(2)	Chairman			%
Bert Mackie, as trustee of the Trusts(3)	N/A			%
Joseph L. Griffin	Director, Chief	—	—
Executive Officer
Matthew S. Harrison	Director, Chief	—	—
Financial Officer
Kent C. Christopherson	Chief Operating	—	—
Officer
Robert W. Shain(4)	Chief Commercial	—	—
Officer

(1)	Does not include the 0% non-economic general partner interest which is beneficially owned by Mr. Hamm. No restricted common units, phantom units or unit options are expected to be outstanding, so they are not reflected in the above table.

(2)	Mr. Hamm is the sole member of Parent. Accordingly, Mr. Hamm is deemed to be the beneficial owner of the common units of the surviving entity held by Parent. Mr. Hamm also owns approximately 90.7% of the common stock of Continental Gas. Accordingly, Mr. Hamm is deemed to be the beneficial owner of the 8,481,350 common units of the surviving entity held by Continental Gas.

(3)	Mr. Mackie is the trustee of the Harold Hamm DST Trust and the Harold Hamm HJ Trust. Accordingly, he is deemed to be the beneficial owner of the and common units of the surviving entity, respectively, held by them.

(4)	Mr. Shain resigned from his position as Chief Commercial Officer of each of the Hiland Companies effective March 31, 2009.

Equity Interests in Hiland Partners

In addition to the equity interests of Mr. Hamm, the other Hamm Continuing Investors, their respective affiliates and the directors and officers of Hiland Holdings in Hiland Holdings summarized in the tables above, certain of those persons also have equity interests in Hiland Partners, which are summarized in the tables included in “Interests of Certain Persons in the Mergers — Hiland Partners Merger — Equity Interests in Hiland Partners, Parent and HLND Merger Sub.”

Material United States Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax consequences of the Hiland Partners merger and the Hiland Holdings merger that may be relevant to current Hiland Partners common unitholders and Hiland Holdings common unitholders. This discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing final Treasury regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”), administrative rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the actual tax consequences of the mergers to vary substantially from the tax consequences described below.

Neither Hiland Partners nor Hiland Holdings has sought a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the tax matters discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

The discussion does not purport to be a complete description of all U.S. federal income tax consequences of the Hiland Partners merger or the Hiland Holdings merger to the common unitholders of Hiland Partners and Hiland Holdings. Moreover, the discussion focuses on common unitholders of Hiland Partners and Hiland Holdings who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, and other common unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs), mutual funds, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, or persons that hold Hiland Partners common units or Hiland Holdings common units as part of a hedge, straddle or conversion transaction or those who received their common units of Hiland Partners or Hiland Holdings as compensation. Also, this discussion assumes that Hiland Partners common units and Hiland Holdings common units are held as capital assets at the time of the mergers.

Each holder of Hiland Partners common units or Hiland Holdings common units should consult its own tax advisor regarding the tax consequences of the Hiland Partners merger or the Hiland Holdings merger to such holder in such holder’s particular situation, including any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction and the possible effects of changes in U.S. federal or other tax laws. Further, it is the responsibility of each common unitholder to file all state, local and foreign, as well as U.S. federal, tax returns that may be required to be filed by such common unitholder.

Tax Consequences of the Hiland Partners Merger

Tax Treatment as a Taxable Disposition

If the Hiland Partners merger is completed as contemplated by the Hiland Partners merger agreement, HLND Merger Sub will be merged with and into Hiland Partners and holders of common units of Hiland Partners (other than the Hiland Partners rollover common unitholders) will receive the merger consideration of $7.75 in cash for each common unit of Hiland Partners. For U.S. federal income tax purposes, the Hiland Partners merger will be treated as a taxable disposition by the holders of common units of Hiland Partners (other than the Hiland Partners rollover common unitholders) of their Hiland Partners common units.

Recognition of Gain or Loss

In general, for U.S. federal income tax purposes, a holder of Hiland Partners common units receiving the Hiland Partners merger consideration will recognize gain or loss in an amount equal to the difference, if any, between the amount realized by that Hiland Partners common unitholder and that Hiland Partners common unitholder’s adjusted tax basis in its Hiland Partners common units.

Generally, a Hiland Partners common unitholder’s initial tax basis for its common units will have been the amount he paid for the common units plus its share of Hiland Partners’ nonrecourse liabilities. That basis will have been increased by its share of Hiland Partners’ income and by any increases in its share of Hiland Partners’ nonrecourse liabilities. That basis will have been decreased, but not below zero, by distributions from Hiland Partners to the common unitholder, by the common unitholder’s share of Hiland Partners’ losses, by any decreases in its share of Hiland Partners’ nonrecourse liabilities, and by its share of Hiland Partners’ expenditures that are not deductible in computing taxable income and are not required to be capitalized. A Hiland Partners common unitholder has no share of Hiland Partners’ debt that is recourse to Hiland Partner’s general partner, but has a share (generally based on its share of Hiland Partners’ profits) of Hiland Partners’ nonrecourse liabilities.

A common unitholder’s amount realized will be measured by the sum of the Hiland Partners merger consideration received by him plus its share of Hiland Partners’ nonrecourse liabilities. Because the amount realized includes a common unitholder’s share of Hiland Partners’ nonrecourse liabilities, the gain recognized could result in a tax liability in excess of the cash received as the Hiland Partners merger consideration. However, because of the prices at which the holders of Hiland Partners common units have purchased such common units, it is not anticipated that existing Hiland Partners common unitholders will recognize additional taxable gain as a result of their allocation of such nonrecourse liabilities of Hiland Partners.

Prior distributions from Hiland Partners to a common unitholder in excess of cumulative net taxable income for a common unit that decreased the common unitholder’s tax basis in that common unit will, in effect, become taxable income if the amount realized is greater than the common unitholder’s tax basis in that common unit, even if the Hiland Partners merger consideration received is less than its original cost.

Except as noted below, gain or loss recognized by a common unitholder (other than a “dealer” in common units) as a result of the Hiland Partners merger will generally be taxable as capital gain or loss. Capital gain recognized by an individual with respect to common units held for more than one year will generally be taxed at a maximum U.S. federal income tax rate of 15%. However, a portion (which will likely be substantial) of a common unitholder’s gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to “unrealized receivables” or to “inventory items” owned by Hiland Partners. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a common unit and may be recognized even if there is a net taxable loss realized on the sale of a common unit.

Thus, a common unitholder may recognize both ordinary income and a capital loss upon a sale of common units. Net capital losses may offset capital gains and up to $3,000 of ordinary income in the case of individuals, and may only be used to offset capital gains in the case of corporations.

The IRS has ruled that a partner that acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling common unitholder that can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. A common unitholder with common units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of the IRS ruling and application of the Treasury Regulations.

Limitations on Deductibility of Losses

A common unitholder’s ability to deduct its allocable share of Hiland Partners’ losses is limited to the tax basis in its Hiland Partners common units and, in the case of an individual, estate, trust, or corporate common unitholder (if more than 50% of the value of the corporate common unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the common unitholder is considered to be “at risk” with respect to Hiland Partners’ activities, if that amount is less than its tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause its at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a common unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that its at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder’s tax basis in its common units. Upon the taxable disposition of a common unit, any gain recognized by a common unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a common unitholder is at risk to the extent of the tax basis of its Hiland Partners common units, excluding any portion of that basis attributable to its share of Hiland Partners’ nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold its common units, if the lender of those borrowed funds owns an interest in Hiland Partners or Hiland Holdings, is related to the common unitholder, or can look only to the common units for repayment. A common unitholder’s at-risk amount increases or decreases as the tax basis of the common unitholder’s common units increases or decreases, other than as a result of increases or decreases in its share of Hiland Partners’ nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts, and some closely-held corporations and personal service corporations can deduct losses from passive activities (which are generally trade or business activities in which the taxpayer does not materially participate) only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, in some circumstances, a Hiland Partners common unitholder may have suspended passive activity losses attributable to its allocations of income and loss from Hiland Partners. As a result of such common unitholder’s disposition of its entire interest in Hiland Partners pursuant to the Hiland Partners merger and the Hiland Holdings merger, the common unitholder would generally be entitled to deduct such losses in full. However, the passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitations which may otherwise prevent the deduction of such passive activity losses.

Non-U.S. Holders of Hiland Partners Common Units

A non-U.S. common unitholder that receives the Hiland Partners merger consideration in exchange for its Hiland Partners common unit will be subject to U.S. federal income tax on any gain realized from the sale or disposition of that common unit to the extent such gain is effectively connected with a U.S. trade or business of the foreign common unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a foreign common unitholder of Hiland Partners would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of Hiland Partners, and part or all of that common unitholder’s gain would be effectively connected with that common unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively, applying certain attribution rules) more than 5% of the Hiland Partners common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of Hiland Partners’ assets consisted of U.S. real property interests at any time during the shorter of the period during which such common unitholder held the common units or the 5-year period ending on the date of disposition. Currently, more than 50% of Hiland Partners’ assets consist of U.S. real property interests. Therefore, foreign common unitholders may be subject to U.S. federal income tax on their gain resulting from the Hiland Partners merger.

Constructive Termination

Hiland Partners will be considered to have terminated for U.S. federal income tax purposes if, within a twelve-month period, there are sales or exchanges of interests in Hiland Partners which, in the aggregate, constitute 50% or more of the total interests in Hiland Partners’ capital and profits. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. While the sales and exchanges resulting from the Hiland Partners merger and the Hiland Holdings merger are not anticipated to cause a constructive termination of the Hiland Partners partnership, it is possible that, when aggregated with prior and subsequent transfers of non publicly-held interests in Hiland Holding or Hiland Partners within a twelve-month period, the aggregate interests transferred may constitute 50% or more of the total interests in Hiland Partners’ capital and profits, causing a constructive termination of the Hiland Partners partnership. A constructive termination results in the closing of Hiland Partners’ taxable year for all common unitholders. In the case of a common unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of Hiland Partners’ taxable year may result in such common unitholder’s share of the Hiland Partners’ taxable income or loss for more than twelve months being includable in its taxable income for the year of termination.

Backup Withholding and Information Reporting

Payment of the cash consideration with respect to the Hiland Partners merger may be subject to information reporting and backup withholding at the applicable rate (currently 28%), unless the holder of Hiland Partners common units properly certifies its taxpayer identification number or otherwise establishes an exemption from backup withholding and complies with all other applicable requirements of the backup withholding rules. These requirements will be set forth in the letter of transmittal and should be carefully reviewed by each holder of Hiland Partners common units. Backup withholding is not an additional tax. Any amounts so withheld may be allowed as a refund or a credit against such common unitholder’s U.S. federal income tax liability, if any, provided that the required information is properly and timely furnished to the IRS.

Tax Consequences of the Hiland Holdings Merger

Tax Treatment as a Taxable Disposition

If the Hiland Holdings merger is completed as contemplated by the Hiland Holdings merger agreement, HPGP Merger Sub will be merged with and into Hiland Holdings and holders of common units of Hiland Holdings (other than the Hiland Holdings rollover common unitholders) will receive the merger consideration of $2.40 in cash for each common unit of Hiland Holdings. For U.S. federal income tax purposes, the Hiland

Holdings merger will be treated as a taxable disposition by the holders of common units of Hiland Holdings (other than the Hiland Holdings rollover common unitholders) of their Hiland Holdings common units.

Recognition of Gain or Loss

In general, for U.S. federal income tax purposes, a holder of Hiland Holdings common units receiving the Hiland Holdings merger consideration will recognize gain or loss in an amount equal to the difference, if any, between the amount realized by that Hiland Holdings common unitholder and that Hiland Holdings common unitholder’s adjusted tax basis in its Hiland Holdings common units.

Generally, a Hiland Holdings common unitholder’s initial tax basis for its common units will have been the amount he paid for the common units plus its share of Hiland Holdings’ nonrecourse liabilities. That basis will have been increased by its share of Hiland Holdings’ income and by any increases in its share of Hiland Holdings’ nonrecourse liabilities. That basis will have been decreased, but not below zero, by distributions from Hiland Holdings to the common unitholder, by the common unitholder’s share of Hiland Holdings’ losses, by any decreases in its share of Hiland Holdings’ nonrecourse liabilities, and by its share of Hiland Holdings’ expenditures that are not deductible in computing taxable income and are not required to be capitalized. A Hiland Holdings common unitholder has no share of Hiland Holdings’ debt that is recourse to Hiland Holdings’ general partner, but has a share (generally based on its share of Hiland Holdings’ profits) of Hiland Holdings’ nonrecourse liabilities.

A common unitholder’s amount realized will be measured by the sum of the Hiland Holdings merger consideration received by him plus its share of Hiland Holdings’ nonrecourse liabilities. Because the amount realized includes a common unitholder’s share of Hiland Holdings’ nonrecourse liabilities, the gain recognized could result in a tax liability in excess of the cash received as the Hiland Holdings merger consideration. However, because of the prices at which the holders of Hiland Holdings common units have purchased such common units, it is not anticipated that existing Hiland Holdings common unitholders will recognize additional taxable gain as a result of their allocation of such nonrecourse liabilities of Hiland Holdings.

Prior distributions from Hiland Holdings to a common unitholder in excess of cumulative net taxable income for a common unit that decreased the common unitholder’s tax basis in that common unit will, in effect, become taxable income if the amount realized is greater than the common unitholder’s tax basis in that common unit, even if the Hiland Holdings merger consideration received is less than its original cost.

Except as noted below, gain or loss recognized by a common unitholder (other than a “dealer” in common units) as a result of the Hiland Holdings merger will generally be taxable as capital gain or loss. Capital gain recognized by an individual with respect to common units held for more than one year will generally be taxed at a maximum U.S. federal income tax rate of 15%. However, a portion (which will likely be substantial) of a common unitholder’s gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to “unrealized receivables” or to “inventory items” owned by Hiland Holdings or Hiland Partners. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a common unit and may be recognized even if there is a net taxable loss realized on the sale of a common unit. Thus, a common unitholder may recognize both ordinary income and a capital loss upon a sale of common units. Net capital losses may offset capital gains and up to $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

In response to recent public offerings of interests in the management operations of private equity funds and hedge funds, members of Congress have considered substantive changes to the Internal Revenue Code that could change the characterization of certain types of income received from partnerships and upon the sale of interests in certain types of partnerships. In particular, one proposal re-characterizes certain income and gain received with respect to “investment service partnership interests” as ordinary income for the performance of services. As such proposal is currently interpreted, a significant portion of Hiland Holdings’ interest in Hiland Partners may be viewed as an investment service partnership interest. Therefore, if applied retroactively to taxable periods that include the closing of each Hiland Company merger, this proposal could cause substantially all the gain recognized by common unitholders of Hiland Holdings to be treated as ordinary income. We are unable to predict whether this proposed legislation, or any other proposals will ultimately be enacted.

The IRS has ruled that a partner that acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling common unitholder that can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. A common unitholder with common units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Limitations on Deductibility of Losses

A common unitholder’s ability to deduct its allocable share of Hiland Holdings’ losses is limited to the tax basis in its Hiland Holdings common units and, in the case of an individual, estate, trust, or corporate common unitholder (if more than 50% of the value of the corporate common unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the common unitholder is considered to be “at risk” with respect to Hiland Holdings’ activities, if that amount is less than its tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause its at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a common unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that its at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder’s tax basis in its common units. Upon the taxable disposition of a common unit, any gain recognized by a common unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a common unitholder is at risk to the extent of the tax basis of its Hiland Holdings common units, excluding any portion of that basis attributable to its share of Hiland Holdings’ nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold its common units, if the lender of those borrowed funds owns an interest in Hiland Holdings or Hiland Partners, is related to the common unitholder, or can look only to the common units for repayment. A common unitholder’s at-risk amount increases or decreases as the tax basis of the common unitholder’s common units increases or decreases, other than as a result of increases or decreases in its share of Hiland Holdings’ nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts, and some closely-held corporations and personal service corporations can deduct losses from passive activities (which are generally trade or business activities in which the taxpayer does not materially participate) only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, in some circumstances, a Hiland Holdings common unitholder may have suspended passive activity losses attributable to its allocations of income and loss from Hiland Holdings. As a result of such common unitholder’s disposition of its entire interest in Hiland Partners pursuant to the Hiland Holdings merger and the Hiland Partners merger, the common unitholder would generally be entitled to deduct such losses in full. However, the passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitations which may otherwise prevent the deduction of such passive activity losses.

Non-U.S. Holders of Hiland Holdings Common Units

A non-U.S. common unitholder that receives the Hiland Holdings merger consideration in exchange for its Hiland Holdings common unit will be subject to U.S. federal income tax on any gain realized from the sale or disposition of that common unit to the extent such gain is effectively connected with a U.S. trade or business of the foreign common unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a foreign common unitholder of Hiland Holdings would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of Hiland Holdings, and part or all of that common unitholder’s gain would be effectively connected with that common unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively, applying certain attribution rules) more than 5% of the Hiland Holdings common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of Hiland Holdings’ assets consisted of U.S. real property interests at any time during the shorter of the period during which such common unitholder held the common units or the 5-year period ending on the date of disposition. Currently, more than 50% of Hiland Holdings’ assets consist of U.S. real property interests. Therefore, foreign common unitholders may be subject to U.S. federal income tax on their gain resulting from the Hiland Holdings merger.

Constructive Termination

Hiland Holdings will be considered to have terminated for U.S. federal income tax purposes if, within a twelve-month period, there are sales or exchanges of common units which, in the aggregate, constitute 50% or more of the total interests in Hiland Holdings’ capital and profits. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. While the sales and exchanges resulting from the Hiland Partners merger and the Hiland Holdings merger are not anticipated to cause a constructive termination of the Hiland Holdings partnership, it is possible that, when aggregated with prior and subsequent transfers of non publicly-held interests in Hiland Holding within a twelve-month period, the aggregate interests transferred may constitute 50% or more of the total interests in Hiland Holdings’ capital and profits, causing a constructive termination of the Hiland Holdings partnership. A constructive termination results in the closing of Hiland Holdings’ taxable year for all common unitholders. In the case of a common unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of Hiland Holdings’ taxable year may result in such common unitholder’s share of Hiland Holdings’ taxable income or loss for more than twelve month being includable in its taxable income for the year of termination.

Backup Withholding and Information Reporting

Payment of the cash consideration with respect to the Hiland Holdings merger may be subject to information reporting and backup withholding at the applicable rate (currently 28%), unless the holder of Hiland Holdings common units properly certifies its taxpayer identification number or otherwise establishes an exemption from backup withholding and complies with all other applicable requirements of the backup withholding rules. These requirements will be set forth in the letter of transmittal and should be carefully reviewed by each holder of Hiland Holdings common units. Backup withholding is not an additional tax. Any amounts so withheld may be allowed as a refund or a credit against such common unitholder’s U.S. federal income tax liability, if any, provided that the required information is properly and timely furnished to the IRS.

Structure and Steps of the Mergers

The transactions necessary to effectuate the mergers will take place in a number of steps that are governed by the agreements described below.

The Hiland Partners Merger

Pursuant to the provisions of the Hiland Partners merger agreement, HLND Merger Sub will merge with and into Hiland Partners, with Hiland Partners continuing as the surviving entity. For a more detailed description of the Hiland Partners merger agreement, see “The Hiland Partners Merger Agreement” beginning on page 148.

Immediately prior to the closing of the Hiland Partners merger, each common unit of Hiland Partners (other than common units owned by the Hiland Partners rollover common unitholders will be cancelled and convert automatically into the right to receive $7.75 in cash. Restricted common units held by non-employee members of the Hiland Partners Board of Directors will vest immediately prior to the effective time of the Hiland Partners merger and automatically convert into the right to receive the Hiland Partners merger consideration.

The following partnership interests shall be unaffected and remain outstanding as partnership interests in the surviving entity in the Hiland Partners merger, and their holders will not receive any consideration as part of the Hiland Partners merger:

•	2,321,471 Hiland Partners common units owned by Hiland Holdings;

•	3,060,000 subordinated units representing limited partners interests in Hiland Partners owned by Hiland Holdings;

•	any restricted common units, phantom units and unit option awards issued to employees pursuant to the Hiland Partners, LP Long-Term Incentive Plan that remain outstanding as of the effective time of the Hiland Partners merger;

•	the 2% general partner interest in Hiland Partners, represented by 191,202 general partner units owned by the general partner of Hiland Partners; and

•	the incentive distribution rights in Hiland Partners owned by the general partner of Hiland Partners.

Upon closing of the Hiland Partners merger, each limited liability company unit of HLND Merger Sub outstanding immediately prior to the closing will automatically convert into one common unit of the surviving entity.

The Hiland Partners Support Agreement

Hiland Holdings and the general partner of Hiland Holdings entered into the Hiland Partners support agreement with Hiland Partners, the general partner of Hiland Partners, Parent and HLND Merger Sub in which Hiland Holdings agreed to (i) maintain the ownership of its 2,321,471 common and 3,060,000 subordinated units of Hiland Partners, which represent approximately 37% and 100% of their respective classes outstanding, (ii) vote its common units and subordinated units of Hiland Partners in favor of the approval of the Hiland Partners merger agreement and the Hiland Partners merger, and (iii) grant an irrevocable proxy to Parent for the purpose of voting in favor of the Hiland Partners merger agreement and the Hiland Partners merger as described above.

The Hiland Partners support agreement terminates on the earliest to occur of (i) the time the Hiland Partners merger becomes effective pursuant to the terms of the Hiland Partners merger agreement, (ii) the termination of the Hiland Partners merger agreement in accordance with its terms, or (iii) the written agreement of the parties thereto to terminate the Hiland Partners support agreement.

The Hiland Partners support agreement is attached as Annex B to this joint proxy statement.

The Hiland Holdings Merger

Pursuant to the provisions of the Hiland Holdings merger agreement, HPGP Merger Sub will merge with and into Hiland Holdings, with Hiland Holdings continuing as the surviving entity. For a more detailed description of the Hiland Holdings merger agreement, see “The Hiland Holdings Merger Agreement” beginning on page 168. Immediately prior to the closing of the Hiland Holdings merger, each common unit of Hiland Holdings (other than common units owned by the Hiland Holdings rollover common unitholders will be cancelled and convert automatically into the right to receive $2.40 in cash. Restricted common units held by non-employee members of the Hiland Holdings Board of Directors will vest immediately prior to the effective time of the Hiland Holdings merger and automatically convert into the right to receive the Hiland Holdings merger consideration.

The following partnership interests shall be unaffected and remain outstanding as partnership interests in the surviving entity in the Hiland Holdings merger, and their holders will not receive any consideration as part of the Hiland Holdings merger:

•	8,481,350 Hiland Holdings common units owned by Continental Gas, an affiliate of Harold Hamm;

•	2,757,390 Hiland Holdings common units owned by the Harold Hamm DST Trust;

•	1,839,712 Hiland Holdings common units owned by the Harold Hamm HJ Trust;

•	59,600 Hiland Holdings common units owned by Harold Hamm;

•	any restricted common units, phantom units and unit option awards issued to employees pursuant to the Hiland Holdings GP, LP Long-Term Incentive Plan that remain outstanding as of the effective time of the Hiland Holdings merger; and

•	the general partner interest in Hiland Holdings owned by the general partner of Hiland Holdings.

Upon closing of the Hiland Holdings merger, each limited liability company unit of HPGP Merger Sub outstanding immediately prior to the closing will automatically convert into one common unit of the surviving entity.

The Hiland Holdings Support Agreement

Mr. Hamm, Continental Gas and the Hamm family trusts, who beneficially own an aggregate of 13,138,052 common units of Hiland Holdings, which represent approximately 60.8% of the common units outstanding, have entered into the Hiland Holdings support agreement with Hiland Holdings and the general partner of Hiland Holdings in which they each agreed to (i) maintain the ownership of their common units of Hiland Holdings, (ii) vote their common units of Hiland Holdings in favor of the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger, and (iii) grant an irrevocable proxy to the designee of Hiland Holdings for the purpose of voting in favor of the Hiland Holdings merger agreement and the Hiland Holdings merger as described above.

The Hiland Holdings support agreement terminates on the earliest to occur of (i) the time the Hiland Holdings merger becomes effective pursuant to the terms of the Hiland Holdings merger agreement, (ii) the termination of the Hiland Partners merger agreement in accordance with its terms, or (iii) the written agreement of the parties thereto to terminate the Hiland Holdings support agreement.

The Hiland Holdings support agreement is attached as Annex E to this joint proxy statement.

Financing of the Mergers

The total amount of funds necessary to consummate both the Hiland Partners merger and the Hiland Holdings merger and the related transactions is anticipated to be approximately $51.3 million. This amount will be funded entirely in cash contributed by Mr. Hamm and the Hamm family trusts to Parent and the applicable Merger Sub.

Mr. Hamm has delivered to Parent the Hiland Partners commitment letter, pursuant to which Mr. Hamm has committed to contribute an aggregate of approximately $32.0 million in cash to Parent, representing the Hiland Partners merger consideration of approximately $30.9 million and estimated expenses of approximately $1.1 million, less the amount of cash, if any, contributed by the Hamm family trusts to Parent or HLND Merger Sub that is available immediately prior to the closing of the Hiland Partners merger.

Mr. Hamm has delivered to Parent the Hiland Holdings commitment letter, pursuant to which Mr. Hamm has committed to contribute an aggregate of approximately $21.2 million in cash to Parent, representing the Hiland Holdings merger consideration of approximately $20.4 million and estimated expenses of approximately $800,000, less the amount of cash, if any, contributed by the Hamm family trusts to Parent or HPGP Merger Sub that is available immediately prior to the closing of the Hiland Holdings merger.

There is no financing condition to the obligations of Mr. Hamm to fund the amounts under either commitment letter. In addition, Hiland Partners is a third-party beneficiary under the Hiland Partners commitment letter, and Hiland Holdings is a third-party beneficiary under the Hiland Holdings commitment letter. There is no alternative financing plan.

Estimated Fees and Expenses

Under the terms of the merger agreements, all expenses will generally be borne by the party incurring such expenses and expenses associated with the printing, filing and mailing of this joint proxy statement and the Schedule 13E-3 for each of the Hiland Companies and any amendments or supplements thereto and the solicitation of unitholder approvals will be borne by the Hiland Companies. Each merger agreement also provides, however, that in certain circumstances upon termination of such merger agreement, Hiland Partners or Hiland Holdings would have to reimburse the Hamm Continuing Investors for their expenses associated with the mergers, up to an aggregate of $1.9 million. For more information about the termination expenses, please see “The Hiland Partners Merger Agreement — Reimbursement of Certain Expenses” beginning on page 166 and “The Hiland Holdings Merger Agreement — Reimbursement of Certain Expenses” beginning on page 185.

Hiland Partners Fees and Expenses

Jefferies & Company has provided certain financial advisory services to the Hiland Partners Conflicts Committees in connection with the Hiland Partners merger. Hiland Partners will pay Jefferies & Company compensation for its services, and Hiland Partners has agreed to reimburse Jefferies & Company for all reasonable out-of-pocket expenses incurred by them, including the reasonable fees and expenses of legal counsel, and to indemnify Jefferies & Company against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. See “— Opinion of Financial Advisors of Hiland Partners” for more information about Jefferies & Company’s compensation.

The Hiland Companies have retained D. F. King, as a proxy solicitation and information agent, and          , as the paying agent, in connection with the mergers. D. F. King may contact holders of Hiland Partners common units by mail, telephone, facsimile, e-mail and personal interview and may request banks, brokers, dealers and other nominee unitholders to forward materials relating to the Hiland Partners merger to beneficial owners.

As compensation for acting as a proxy solicitation and information agent in connection with the mergers, D.F. King will receive reasonable and customary compensation. Hiland Partners will pay the paying agent reasonable and customary compensation for its services in connection with the Hiland Partners merger, plus reimbursement for out-of-pocket expenses, and will indemnify the paying agent against certain liabilities and expenses in connection therewith, including certain liabilities under federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by Hiland Partners for customary handling and mailing expenses incurred by them in forwarding material to their customers.

The following is an estimate of fees and expenses to be incurred by Hiland Partners in connection with the Hiland Partners merger:

(In thousands)

Legal	$850
Financial Advisors	$580
Accounting	$—
Printing and Mailing	$250
SEC Filing Fees	$1
Paying Agent	$10
Proxy Solicitation and Information Agent	$25
Miscellaneous	$100
Total	$1,816

Hiland Holdings Fees and Expenses

Barclays Capital has provided certain financial advisory services to the Hiland Holdings Conflicts Committees in connection with the Hiland Holdings merger. Hiland Holdings will pay Barclays Capital compensation for its services, and Hiland Holdings has agreed to reimburse Barclays Capital for all reasonable out-of-pocket expenses incurred by them, including the reasonable fees and expenses of legal counsel, and to indemnify Barclays Capital against certain liabilities and expenses in connection with their engagement, including certain liabilities under the federal securities laws. See “— Opinions of Financial Advisors” for more information about Barclays Capital’s compensation.

The Hiland Companies have retained D. F. King, as a proxy solicitation and information agent, and          , as the paying agent, in connection with the mergers. D. F. King may contact holders of Hiland Holdings common units by mail, telephone, facsimile, e-mail and personal interview and may request banks, brokers, dealers and other nominee unitholders to forward materials relating to the Hiland Holdings merger to beneficial owners.

As compensation for acting as a proxy solicitation and information agent in connection with the mergers, D.F. King will receive reasonable and customary compensation. Hiland Holdings will pay the paying agent reasonable and customary compensation for its services in connection with the Hiland Holdings merger, plus reimbursement for out-of-pocket expenses, and will indemnify the paying agent against certain liabilities and expenses in connection therewith, including certain liabilities under federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by Hiland Holdings for customary handling and mailing expenses incurred by them in forwarding material to their customers.

The following is an estimate of fees and expenses to be incurred by Hiland Holdings in connection with the Hiland Holdings merger:

(In thousands)

Legal	$1,400
Financial Advisors	$1,280
Accounting	$8
Printing and Mailing	$250
SEC Filing Fees	$1
Paying Agent	$10
Proxy Solicitation and Information Agent	$25
Miscellaneous	$100
Total	$3,074

Certain Legal Matters

General

The mergers are subject to the receipt of certain regulatory and other approvals. The Hiland Companies are currently seeking such approvals. There can be no assurance that any such approval, if required, will be obtained without substantial conditions or at all or that adverse consequences would not result to the Hiland Companies’ business or that certain parts of the Hiland Companies’ business would not have to be disposed of in the event that such approval were not obtained or such other actions were not taken or in order to obtain any such approval or other action.

In the merger agreements, the parties have agreed to cooperate with each other to make all filings with governmental authorities and to obtain all governmental approvals and consents necessary to consummate the mergers, subject to certain exceptions and limitations. It is a condition to the consummation of each of the mergers that required governmental consents and approvals shall have been obtained before the effective date of the mergers.

HSR Act

Under the HSR Act, Hiland Partners cannot complete the Hiland Partners merger until Hiland Partners has submitted certain information to the Antitrust Division of the Department of Justice and the Federal Trade Commission and satisfied the statutory waiting period requirements. Early termination of the waiting period applicable to the consummation of the Hiland Partners merger was granted by the Federal Trade Commission on July 10, 2009.

Despite granting early termination of the waiting period applicable to the consummation of the Hiland Partners Merger under the HSR Act, nothing prevents the Department of Justice or the Federal Trade Commission from later challenging either of the mergers on antitrust grounds.

Certain Litigation

Since Mr. Hamm, his affiliates and the Hamm family trusts first proposed to acquire all of the outstanding common units of each of the Hiland Partners and Hiland Holdings that are not owned by Mr. Hamm, his affiliates or Hamm family trusts on January 15, 2009, a number of unitholder class action lawsuits were filed against Hiland Partners, Hiland Holdings, the general partner of each of Hiland Partners and Hiland Holdings, and certain current and former members of the Hiland Partners Board of Directors and Hiland Holdings Board of Directors. These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. CJ-09-211-02.

The lawsuits allege a variety of causes of action challenging the proposed mergers, including that the named directors have breached their fiduciary duties in connection with the proposed mergers. On July 10, 2009, the court in which the Oklahoma case is pending granted whose motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the Proposed Merger. This Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by Mr. Hamm is unfair and inadequate, (ii) the members of the Conflicts Committees of the general partner of each of the Partnership and Hiland Holdings that were charged with reviewing the proposals and making a recommendation to each Committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Proposed Merger, and (iv) the disclosures in the preliminary proxy statement filed by the Partnership and Hiland Holdings are materially misleading.

With respect to the allegations that the members of the Conflicts Committees lacked meaningful independence, the Amended Class Action Complaint alleges, among other things, that (i) each of the members of the Conflicts Committees will receive material consideration as a result of each of their unit holdings; (ii) each of the members of the Conflicts Committees has received compensation for his or her board service from entities controlled by Mr. Hamm and will receive compensation in connection with his or her service on the Conflicts Committee in reviewing the proposals made by Mr. Hamm that is material to each of them; (iii) each of the members of the Conflicts Committees is interested because he or she owes fiduciary duties to both the entity for which he or she is a director as well as to Mr. Hamm, who controls both entities; and (iv) Cheryl L. Evans, who is a member of the Hiland Holdings Conflicts Committee is interested because she is the dean of the Enid, Oklahoma campus of Northwestern Oklahoma State University, from which Mr. Hamm received a Master’s degree and an honorary degree, and of which Mr. Hamm has been a leading benefactor, including, for example, by working with the Oklahoma legislature to bring the campus to Enid, and donating money and providing other financing to the school.

The Pasternack plaintiff also seeks to preliminary enjoin the defendants from proceeding with or consummating the proposed merger and seeks an order requiring defendants to supplement the preliminary proxy statement with certain information. We cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits.

On June 25, 2009, certain of the individual defendants moved to dismiss the allegations that were then-pending in Pasternack and Jones lawsuits, and the Hiland Companies and certain other defendants subsequently joined in that motion.

Provisions for Unaffiliated Security Holders

No provision has been made to grant Hiland Partners or Hiland Holdings unitholders, other than the Hamm Continuing Investors or their affiliates, access to the partnership files of Hiland Partners or Hiland Holdings or any other party to the mergers or to obtain counsel at the expense of Hiland Partners or Hiland Holdings or any other such party.

No Appraisal Rights

Holders of Hiland Partners common units and Hiland Holdings common units are not entitled to dissenters’ rights of appraisal under the partnership agreements or applicable Delaware law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This joint proxy statement, including information set forth or incorporated by reference in this document, contains statements that constitute forward-looking information, including disclosures relating to the mergers, projected financial information, valuation information, possible outcomes from strategic alternatives other than the mergers, the expected amounts, timing and availability of financing, availability under credit facilities, levels of capital expenditures, sources of funds, and funding requirements, among others. You are cautioned that such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from the forward-looking statements as a result of various factors. Factors that may cause such differences to occur include, but are not limited to:

•	with respect to the mergers: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements or the failure of required conditions to close the mergers; (2) the outcome of any legal proceedings that have been or may be instituted against Hiland Partners and/or Hiland Holdings and others; (3) the inability to obtain unitholder approval or the failure to satisfy other conditions to completion of the mergers, including the receipt of certain regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the mergers; (5) the performance of Parent, Merger Subs and the Hamm Continuing Investors and (6) the amount of the costs, fees, expenses and charges related to the mergers;

•	any of the assumptions underlying the Hiland Companies’ projected financial information proving to be inaccurate;

•	the ability of the Hiland Companies to comply with certain covenants in their respective credit facilities, including under the Hiland Operating Credit Agreement;

•	the ability of the Hiland Companies to pay distributions to their respective unitholders;

•	Hiland Partners’ cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect Hiland Partners’ ability to make distributions to its unitholders, including Hiland Holdings;

•	Hiland Holdings’ expected receipt of distributions from Hiland Partners;

•	Hiland Partners’ continued ability to find and contract for new sources of natural gas supply;

•	the general economic conditions in the United States of America as well as the general economic conditions and currencies in foreign countries;

•	the amount of natural gas gathered on Hiland Partners’ gathering systems;

•	the level of throughput in Hiland Partners’ natural gas processing and treating facilities;

•	the fees Hiland Partners charges and the margins realized for its services;

•	the prices and market demand for, and the relationship between, the prices of natural gas and NGLs;

•	energy prices generally;

•	the level of domestic crude oil and natural gas production;

•	the availability of imported crude oil and natural gas;

•	actions taken by foreign crude oil and natural gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the weather in Hiland Partners’ operating areas;

•	the extent of governmental regulation and taxation;

•	hazards or operating risks incidental to the gathering, treating and processing of natural gas and NGLs that may not be fully covered by insurance;

•	competition from other midstream companies;

•	loss of key personnel;

•	the availability and cost of capital and Hiland Partners’ ability to access certain capital sources;

•	changes in laws and regulations to which Hiland Holdings and Hiland Partners are subject, including tax, environmental, transportation and employment regulations;

•	the costs and effects of legal and administrative proceedings;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to the Hiland Partners’ financial results; and

•	risks associated with the construction of new pipelines and treating and processing facilities or additions to Hiland Companies’ existing pipelines and facilities;

•	the completion of significant, unbudgeted expansion projects may require debt and/or equity financing which may not be available to Hiland Partners on acceptable terms, or at all;

•	increases in interest rates could increase Hiland Partners’ borrowing costs, adversely impact its unit price and its ability to issue additional equity, which could have an adverse effect on Hiland Partners’ cash flows and its ability to fund its growth; and

•	the other factors described in each of the Hiland Companies’ Form 10-K for the fiscal year ended December 31, 2008, including under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

The Hiland Companies disclaim any obligation to update or revise the forward-looking statements contained herein, except as otherwise required by applicable federal securities laws. A Schedule 13E-3 filed with the SEC with respect to each of the proposed mergers will be amended to report any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC by either Hiland Partners or Hiland Holdings.

INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

Date, Time and Place

Hiland Partners and Hiland Holdings will hold separate special meetings of common unitholders. Hiland Partners will hold a special meeting of common unitholders on          , 2009 at          , local time, at     . Hiland Holdings will hold a special meeting of common unitholders on          , 2009 at     , local time, at     .

Purpose

Hiland Partners

At the special meeting, Hiland Partners common unitholders will be asked:

1. To consider and vote on a proposal to approve (a) the Hiland Partners merger agreement, which, among other things, provides that HLND Merger Sub will merge with and into Hiland Partners, with Hiland Partners continuing as the surviving entity and (b) the Hiland Partners merger.

2. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Hiland Holdings

At the special meeting, Hiland Holdings common unitholders will be asked:

1. To consider and vote on a proposal to approve (a) the Hiland Holdings merger agreement, which, among other things, provides that HPGP Merger Sub will merge with and into Hiland Holdings, with Hiland Holdings continuing as the surviving entity and (b) the Hiland Holdings merger.

2. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date and Quorum Requirement

Each of the Hiland Companies has fixed          , 2009, as the record date. Only holders of record of Hiland Partners common units or Hiland Holdings common units as of the close of business on the record date will be entitled to notice of, and to vote at, the special meeting of Hiland Partners and Hiland Holdings, respectively. As of the record date, there were approximately           common units of Hiland Partners issued and outstanding held by approximately           holders of record. As of the record date, there were approximately           common units of Hiland Holdings issued and outstanding held by approximately           holders of record. Votes may be cast at the special meeting in person or by proxy.

Each holder of record of Hiland Partners common units at the close of business on the record date is entitled to one vote for each common unit then held on each matter submitted to a vote of unitholders at the Hiland Partners special meeting.

Each holder of record of Hiland Holdings common units at the close of business on the record date is entitled to one vote for each common unit then held on each matter submitted to a vote of unitholders at the Hiland Holdings special meeting.

At each of the special meetings, the presence, in person or by proxy, of common unitholders entitled to cast a majority of the votes entitled to be cast by the Hiland Partners common unitholders or the Hiland Holdings common unitholders, as applicable, will constitute a quorum for the special meeting. If you are a record holder on the record date and vote by proxy or in person at the special meeting, you will be counted for purposes of determining whether there is a quorum at the special meeting. Hiland Partners common units and Hiland Holdings common units that are entitled to vote but are not voted (called abstentions) and broker non-votes will be counted for the purpose of determining whether there is a quorum for the transaction of business at the special meeting. A broker non-vote occurs when a bank, broker or other nominee holding units for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Voting by Proxy

Holders of record can ensure that their units are voted at the special meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope. Submitting instructions by this method will not affect your right to attend the special meeting for the Hiland Company in which you own units and vote. If you hold your units through a broker, bank or other nominee, you should follow the separate voting instructions, if any, provided by the broker, bank or other nominee with this joint proxy statement.

Voting Via Telephone or the Internet

Voting via the Internet or by telephone is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card. These procedures, which comply with Delaware law, allow unitholders to appoint a proxy to vote their units and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by   A.M., New York time, on          , 2009.

If you own your Hiland Partners common units or Hiland Holdings common units in your own name, you can vote via the Internet in accordance with the instructions provided on the enclosed proxy card. If your units are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if Internet or telephone voting is available. If your bank or broker does make Internet or telephone voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the special meeting by:

•	giving written notice of your revocation in person at the special meeting or in writing bearing a later date than your proxy, delivered to the Secretary of Hiland Partners prior to the special meeting, 205 West Maple, Suite 1100, Enid, Oklahoma 73701 (if you are a Hiland Partners unitholder) or the Secretary of Hiland Holdings, 205 West Maple, Suite 1100, Enid, Oklahoma 73701 (if you are a Hiland Holdings unitholder);

•	delivering to the Secretary of Hiland Partners or Hiland Holdings, as applicable, prior to the special meeting, a duly executed subsequent proxy (including a proxy delivered by telephone or the Internet) bearing a later date and indicating a contrary vote; or

•	attending the Hiland Partners or Hiland Holdings special meeting, as applicable, and voting in person, although attendance at the special meeting will not by itself constitute a revocation of a proxy.

If your units are held through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies. If your broker, bank or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

Who to Call for Assistance

If you need assistance, including help in changing or revoking your proxy, please contact D.F. King, which is acting as a proxy solicitation agent and information agent in connection with the merger as follows:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Toll Free: 1-800-967-4612

Voting at the Special Meetings

Submitting a proxy now will not limit your right to vote at the applicable special meeting if you decide to attend in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your units are held in “street name,” which means your units are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the units authorizing you to vote at the special meeting. Please contact your broker, bank or nominee for specific instructions.

Vote Required at Hiland Partners Special Meeting; How Units are Voted

Under the terms of the Hiland Partners merger agreement and the Hiland Partners partnership agreement, approval of the Hiland Partners merger agreement and the Hiland Partners merger requires the affirmative vote of the holders of (i) a majority of the outstanding common units of Hiland Partners held by the Hiland Partners public unitholders entitled to vote thereon voting as a class and (ii) a majority of the outstanding subordinated units of Hiland Partners entitled to vote thereon voting as a class.

Hiland Holdings, who, as of June 15, 2009, held units representing 100% of the total voting power of the Hiland Partners subordinated units, has entered into the Hiland Partners support agreement in which it has agreed to (i) maintain the ownership of its common units and subordinated units, (ii) vote its common units and subordinated units in favor of the approval of the Hiland Partners merger agreement, except in certain circumstances, and (iii) grant an irrevocable proxy to Parent for the purpose of voting in favor of the Hiland Partners merger agreement and the Hiland Partners merger, except in certain circumstances, as described above. See “Special Factors — Structure and Steps of the Mergers” beginning on page 135.

Pursuant to the Hiland Partners partnership agreement, the general partner of Hiland Partners may authorize its designated chairman of the special meeting to adjourn the special meeting. Subject to revocation, all units represented by each properly executed proxy will be voted in accordance with the instructions indicated on the proxy. If you return a signed proxy card but do not provide voting instructions (other than in the case of broker non-votes), the persons named as proxies on the proxy card will vote “FOR” the approval of the Hiland Partners merger agreement and the Hiland Partners merger, and in such manner as the persons named on the proxy card in their discretion determine with respect to such other business as may properly come before the special meeting.

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Hiland Partners merger agreement and the Hiland Partners merger. If the special meeting is adjourned for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies that have been revoked or withdrawn).

The proxy card confers discretionary authority on the persons named on the proxy card to vote the units represented by the proxy card on any other matter that is properly presented for action at the special meeting. As of the date of this joint proxy statement, Hiland Partners does not know of any other matter to be raised at the Hiland Partners special meeting.

As of          , 2009, the record date, the directors and executive officers of the general partner of Hiland Partners held and were entitled to vote, in the aggregate, Hiland Partners common units representing approximately     % of the outstanding Hiland Partners common units. Hiland Partners believes that the directors and executive officers of the general partner of Hiland Partners intend to vote all of their Hiland Partners common units FOR the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger. Pursuant to the terms of the Hiland Partners merger agreement and the Hiland Partners partnership agreement, however, the votes of directors and officers of the general partner of Hiland Partners will not be counted in determining if the Hiland Partner merger agreement and the Hiland Partners merger have been approved by a majority of the outstanding Hiland Partners common units owned by the Hiland Partners public unitholders.

Vote Required at Hiland Holdings Special Meeting; How Units are Voted

Under the terms of the Hiland Holdings merger agreement and the Hiland Holdings partnership agreement, the Hiland Holdings merger agreement and the Hiland Holdings merger requires the affirmative vote of (i) holders of a majority of the outstanding common units of Hiland Holdings entitled to vote thereon voting as a class and (ii) holders of a majority of the outstanding common units of Hiland Holdings held by the Hiland Holdings public unitholders entitled to vote thereon voting as a class.

Harold Hamm, Continental Gas and the Hamm family trusts, who, as of June 15, 2009, collectively held 13,138,052 common units of Hiland Holdings representing approximately 60.8% of the total voting power of the Hiland Holdings common units, have entered into the Hiland Holdings support agreement in which they have agreed to (i) maintain the ownership of their common units, except in certain circumstances, (ii) vote their common units in favor of the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger, except in certain circumstances, and (iii) grant an irrevocable proxy to the designee of Hiland Holdings for the purpose of voting in favor of the Hiland Holdings merger agreement and the Hiland Holdings merger as described above. See “Special Factors — Structure and Steps of the Mergers,” beginning on page 135.

Pursuant to the Hiland Holdings partnership agreement, the general partner of Hiland Holdings may authorize its designated chairman of the special meeting to adjourn the special meeting. Subject to revocation, all units represented by each properly executed proxy will be voted in accordance with the instructions indicated on the proxy. If you return a signed proxy card but do not provide voting instructions (other than in the case of broker non-votes), the persons named as proxies on the proxy card will vote “FOR” the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger, and in such manner as the persons named on the proxy card in their discretion determine with respect to such other business as may properly come before the special meeting.

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Hiland Holdings merger agreement and the Hiland Holdings merger. If the special meeting is adjourned for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies that have been revoked or withdrawn).

The proxy card confers discretionary authority on the persons named on the proxy card to vote the units represented by the proxy card on any other matter that is properly presented for action at the special meeting. As of the date of this joint proxy statement, Hiland Holdings does not know of any other matter to be raised at the Hiland Holdings special meeting.

As of          , 2009, the record date, the directors and executive officers of the general partner of Hiland Holdings held and were entitled to vote, in the aggregate, Hiland Holdings common units representing approximately     % of the outstanding Hiland Holdings common units. Hiland Holdings believes that the directors and executive officers of the general partner of Hiland Holdings intend to vote all of their Hiland Holdings common units FOR the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger. Pursuant to the terms of the Hiland Holdings merger agreement and the Hiland Holdings partnership agreement, however, the votes of directors and officers of the general partner of Hiland Holdings will not be counted in determining if the Hiland Holdings merger agreement and the Hiland Holdings merger have been approved by a majority of the outstanding Hiland Holdings common units owned by the Hiland Holdings public unitholders.

Proxy Solicitation

This joint proxy statement is being furnished in connection with the solicitation of proxies by the Hiland Companies. Each of the Hiland Companies will bear its respective costs of soliciting proxies. These costs include the preparation, assembly and mailing of this joint proxy statement, the notice of the special meeting of unitholders and the enclosed proxy card, as well as the cost of forwarding these materials to the beneficial owners of Hiland Partners or Hiland Holdings common units. The directors, officers and regular employees of the Hiland Companies may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, the Internet, facsimile or personal conversation, as well as by mail. The Hiland Companies have retained D. F. King, a proxy solicitation firm, to assist with the solicitation of proxies for the special meeting for a fee estimated not to exceed $      plus expenses. The Hiland Companies may also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of Hiland Partners and Hiland Holdings common units. See “Special Factors — Estimated Fees and Expenses” for more information about the fees the Hiland Companies expect to pay in connection with the mergers.

Please do not send any certificates representing Hiland Partners common units or Hiland Holdings common units with your proxy card. If the mergers are completed, the procedure for the exchange of certificates representing common units of Hiland Partners or Hiland Holdings will be as described in this joint proxy statement. For a description of procedures for exchanging certificates representing common units of Hiland Partners or Hiland Holdings for the merger consideration following completion of the mergers, see “The Hiland Partners Merger Agreement — Payment for Hiland Partners Common Units in the Merger” and “The Hiland Holdings Merger Agreement — Payment for Hiland Holdings Common Units in the Merger.”

ADJOURNMENT

Pursuant to the partnership agreements of Hiland Partners and Hiland Holdings, the respective general partner of each of Hiland Partners and Hiland Holdings may authorize its designated chairman of the special meeting to adjourn the respective special meeting. The general partner of Hiland Partners or Hiland Holdings may adjourn its respective special meeting (including a further adjournment of an adjourned meeting) to a date within 45 days of the special meeting without further notice other than by an announcement made at the special meeting (or such adjourned meeting) and without setting a new record date. If the requisite unitholder vote to approve the merger agreements and the mergers has not been received at the time of the special meeting (or such adjourned meeting) of either Hiland Company, such Hiland Company may choose to solicit additional proxies in favor of the applicable merger agreement and merger.

OTHER MATTERS

Other Matters for Action at the Special Meetings

As of the date of this joint proxy statement, the Board of Directors of each of Hiland Partners and Hiland Holdings know of no matters that will be presented for consideration at their respective special meetings other than as described in this joint proxy statement.

Householding of Special Meeting Materials

Some banks, brokers and other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and joint proxy statement may have been sent to multiple unitholders in your household. If you would prefer to receive separate copies of a joint proxy statement either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to D.F. King, we will provide a separate copy of the proxy statements. In addition, unitholders sharing an address can request delivery of a single copy of proxy statements if you are receiving multiple copies upon written or oral request to D.F. King at the address and telephone number stated above.

THE HILAND PARTNERS MERGER AGREEMENT

The following is a summary of the material terms of the Hiland Partners merger agreement, a copy of which is attached as Annex A to this joint proxy statement. The provisions of the Hiland Partners merger agreement are extensive and not easily summarized. You should carefully read the Hiland Partners merger agreement in its entirety because it, and not this joint proxy statement, is the legal document that governs the merger. In addition, you should read “Special Factors — Structure and Steps of the Mergers — The Hiland Partners Merger” beginning on page 135.

This summary of the Hiland Partners merger agreement is included to provide you with information regarding the terms of the Hiland Partners merger agreement and is not intended to provide any other factual information about Hiland Partners or the other parties to the Hiland Partners merger agreement.

The Hiland Partners merger agreement contains representations and warranties by each of the parties to the Hiland Partners merger agreement. These representations and warranties have been made for the benefit of the other parties to the Hiland Partners merger agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the Hiland Partners merger agreement, which disclosures are not reflected in the Hiland Partners merger agreement;

•	may apply contractual standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the Hiland Partners merger agreement or such other date or dates as may be specified in the Hiland Partners merger agreement and are subject to more recent developments.

The representations and warranties in the Hiland Partners merger agreement and the description of them in this document should be read in conjunction with the other information contained in the reports, statements and filings that Hiland Partners publicly files with the SEC. This description of the representations and warranties is included to provide Hiland Partners’ unitholders with information regarding the terms of the Hiland Partners merger agreement.

Additional information about Hiland Partners may be found elsewhere in this joint proxy statement and Hiland Partners’ other public filings. Please see “Where You Can Find More Information,” beginning on page 208.

Structure of the Merger

At the closing of the Hiland Partners merger, HLND Merger Sub will merge with and into Hiland Partners and the separate existence of HLND Merger Sub will cease. Hiland Partners will be the surviving entity in the Hiland Partners merger and will continue to be a Delaware limited partnership after the Hiland Partners merger. The Hiland Partners partnership agreement, as in effect immediately prior to the effective time of the Hiland Partners merger, will be the partnership agreement of the surviving entity until thereafter changed or amended in accordance with the provisions of the Hiland Partners partnership agreement and applicable law.

When the Merger Becomes Effective

The closing of the Hiland Partners merger will take place on a date to be specified by the parties, which will be no later than the third business day after the satisfaction or waiver of the closing conditions stated in the Hiland Partners merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), unless another date is agreed to in writing by the parties. The Hiland Partners merger will become effective at the time, which we refer to as the “effective time” of the Hiland Partners merger, when Hiland Partners files a certificate of merger with the Secretary of State of the State of Delaware, or at such later date or time as Parent and Hiland Partners agree in writing and specify in the certificate of merger.

Effect of the Merger on the Common Units and Certain Other Securities of Hiland Partners and HLND Merger Sub

Each common unit of Hiland Partners (other than common units owned by Hiland Holdings and restricted common units owned by certain employees of Hiland Partners as described below) which we sometimes refer to as the “Hiland Partners rollover common unitholders” outstanding immediately prior to the closing of the Hiland Partners merger, will be cancelled and convert automatically into the right to receive $7.75 in cash. Restricted common units held by non-employee members of the Hiland Partners Board of Directors will vest immediately prior to the effective time and automatically convert into the right to receive the Hiland Partners merger consideration.

Other restricted common units, phantom units and unit option awards issued pursuant to the Hiland Partners, LP Long-Term Incentive Plan that remain outstanding as of the effective time of the Hiland Partners merger will remain outstanding in accordance with their respective terms as equity awards in the surviving entity in the Hiland Partners merger. Additionally, the following partnership interests shall be unaffected and remain outstanding as partnership interests in the surviving entity in the Hiland Partners merger, and their holders will not receive any consideration as part of the Hiland Partners merger:

•	2,321,471 Hiland Partners common units owned by Hiland Holdings;

•	3,060,000 subordinated units representing limited partners interests in Hiland Partners (the “subordinated units”) owned by Hiland Holdings;

•	the 2% general partner interest in Hiland Partners, represented by 191,202 general partner units owned by the general partner of Hiland Partners; and

•	the incentive distribution rights in Hiland Partners owned by the general partner of Hiland Partners.

Upon closing of the Hiland Partners merger, each limited liability company unit of HLND Merger Sub outstanding immediately prior to the closing will automatically convert into one common unit of the surviving entity.

Payment for Hiland Partners Common Units in the Merger

At or prior to the effective time of the Hiland Partners merger, Parent and HLND Merger Sub will deposit, or cause to be deposited with          , as paying agent, in trust for the benefit of the holders of Hiland Partners common units (other than those holders who will not receive the Hiland Partners merger consideration, as described above), sufficient cash to pay to the Hiland Partners common unitholders (other than the Hiland Partners rollover common unitholders) the merger consideration of $7.75 per unit. As soon as reasonably practicable but in any event not later than five business days following the effective time of the Hiland Partners merger, Parent will cause the paying agent to mail to each record holder of common units of Hiland Partners that were converted into the right to receive the Hiland Partners merger consideration a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented common units of Hiland Partners or non-certificated common units represented by book-entry in exchange for the Hiland Partners merger consideration.

Upon surrender of the certificates or book-entry common units and a duly completed and validly executed letter of transmittal, together with any other documents required by the letter of transmittal or customarily required by the paying agent, a holder of Hiland Partners common units will be entitled to receive a check for the aggregate Hiland Partners merger consideration owed to such unitholder. No interest will be paid or accrue on the Hiland Partners merger consideration. Parent, the surviving entity in the Hiland Partners merger and the paying agent will be entitled to deduct and withhold from the payment of the Hiland Partners merger consideration amounts that are required to be withheld or deducted under applicable tax laws.

No transfers of Hiland Partners common units will be made on the unit transfer register of Hiland Partners from and after the effective time of the Hiland Partners merger. In the event of a transfer of ownership of common units that is not registered in the unit transfer register of Hiland Partners, a check for any cash to be paid upon surrender of the certificate formerly representing those shares may be paid to the transferee if the certificate is presented to the paying agent with all documents required to evidence and effect the transfer of the shares and to evidence that any applicable stock transfer or other taxes have been paid or are not applicable.

Representations and Warranties

The Hiland Partners merger agreement contains representations and warranties of Hiland Partners and its general partner (which we collectively refer to as the “Hiland Parties”) and of Parent and HLND Merger Sub (which we refer to as the “HLND Parent Parties”) as to, among other things:

•	legal organization, existence and good standing, including, as to the Hiland Parties, with respect to its subsidiaries;

•	corporate, partnership or similar power and authority to enter into the Hiland Partners merger agreement and to consummate the transaction contemplated by the Hiland Partners merger agreement and due authorization of the execution, delivery and performance of the Hiland Partners merger agreement and the consummation of the Hiland Partners merger;

•	the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of, the transactions contemplated by the Hiland Partners merger agreement;

•	the absence of materially misleading statements or omissions in required filings with the SEC, or information provided in connection with required filings with the SEC (including this joint proxy statement) in connection with the Hiland Partners merger;

•	the absence of any fees owed to investment bankers, finders or brokers in connection with the Hiland Partners merger, other than those specified in the Hiland Partners merger agreement.

The Hiland Partners merger agreement contains representations and warranties of the Hiland Parties as to, among other things:

•	the capitalization of the Hiland Parties and the absence of certain rights to purchase or acquire equity securities of the Hiland Parties, the absence of any bonds or other obligations allowing holders the right to vote with unitholders of the Hiland Parties and the absence of unitholder agreements or voting trusts to which the Hiland Parties is a party, other than those specified in the Hiland Partners merger agreement;

•	the financial statements of Hiland Partners and its subsidiaries included or incorporated by reference into Hiland Partners’ SEC filings;

•	the absence of certain undisclosed indebtedness or liabilities, other than those incurred or accrued in the ordinary course of business consistent with past practices since December 31, 2008;

•	compliance with laws by the Hiland Parties;

•	environmental matters and compliance with environmental laws by the Hiland Parties;

•	the Hiland Parties’ employee benefit plans and other agreements with their employees;

•	the absence of certain changes since December 31, 2008;

•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to the Hiland Parties, except as otherwise disclosed to the HLND Parent Parties by the Hiland Parties;

•	the payment of taxes, the filing or tax returns and other tax matters;

•	labor matters related to the Hiland Parties;

•	property owned and certain rights-of-way sufficient for the conduct of the Hiland Parties’ businesses;

•	the opinion received by the Hiland Parties from Jefferies & Company;

•	the required approvals of the Hiland Partners merger agreement and the Hiland Partners merger, including the approval by the Hiland Partners unitholders at the special meeting;

•	material contracts of the Hiland Parties and the performance of obligations thereunder; and

•	the absence of any approval requirements under any state takeover statutes.

The Hiland Partners merger agreement also contains representations and warranties of the HLND Parent Parties as to, among other things:

•	the HLND Parent Parties’ ability to finance the Hiland Partners merger and certain related costs;

•	the ownership of HLND Merger Sub and the absence of any previous business activities by HLND Merger Sub other than in connection with the transactions contemplated by the Hiland Partners merger agreement;

•	the access to information about the Hiland Parties that has been provided to the HLND Parent Parties; and

•	the limitation of the Hiland Parties’ representations and warranties to those set forth in the Hiland Partners merger agreement or in certificates entered into in connection with the Hiland Partners merger agreement.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “material adverse effect” clause.

For purposes of the Hiland Partners merger agreement, a “material adverse effect” means, with respect to Hiland Partners, any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has had or would be reasonably likely to have a material adverse effect on the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of Hiland Partners and its subsidiaries, taken as a whole, or on the ability of the Hiland Parties to perform their obligations under the Hiland Partners merger agreement or to consummate the Hiland Partners merger.

In any case, however, a “material adverse effect” with respect to Hiland Partners will not include:

•	facts, circumstances, events, changes, effects or occurrences:

•	generally affecting the midstream oil and gas or gathering and processing industries (including commodity prices);

•	generally affecting the economy or the financial or securities markets in the United States or globally (including interest rates); or

•	generally affecting regulatory or political conditions in the United States or globally,

except, with respect to the above three bullet-points, for any fact, circumstance, event, change, effect or occurrence that affects the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of Hiland Partners and its subsidiaries, taken as a whole, in a disproportionately adverse manner, compared to other participants in the midstream oil and gas or gathering and processing industries;

•	facts, circumstances, events, changes, effects or occurrences:

•	caused by compliance with the terms of the Hiland Partners merger agreement (including omissions required by the Hiland Partners merger agreement);

•	caused by the announcement or pendency of the Hiland Partners merger (including litigation brought by any holder of common or subordinated units in Hiland Partners (on their own behalf or on behalf of Hiland Partners) or loss of or adverse changes in relationships with employees, customers or suppliers of Hiland Partners); or

•	caused by any action taken or omitted to be taken by an officer of the general partner of Hiland Partners at the direction of Parent or HLND Merger Sub or Harold Hamm (other than (i) in his capacity as part of, (ii) in accordance with authority delegated to him by, or (iii) as otherwise authorized by, the Hiland Partners Board of Directors or any committee thereof);

•	changes in applicable statutes, regulations, statutory rules, order, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, governmental entity, statutory body or self-regulatory authority (including the NASDAQ Global Select Market) after the date hereof;

•	changes in generally accepted accounting principles in the United States, or “GAAP,” after the date hereof;

•	a decrease in the market price of Hiland Partners common units (except that this exception will not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such decrease has resulted in, or contributed to, a material adverse effect);

•	any failure by the Hiland Parties to meet any internal or publicly disclosed projections, forecasts or estimates of revenue or earnings (except that this exception will not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such failure has resulted in, or contributed to, a material adverse effect);

•	a failure, if any, of Hiland Operating, LLC (a subsidiary of Hiland Partners) to be in compliance with:

•	the Interest Coverage Ratio required by Section 6.17 of the Hiland Operating Credit Agreement; or

•	the Leverage Ratio required by Section 6.18 of the Hiland Operating Credit Agreement,

except that failure to be in compliance with the above ratios will not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such default has resulted in, or contributed to, a material adverse effect; or

•	any decrease in distributions in respect of the Hiland Partners common units (except that this exception will not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such decrease has resulted in, or contributed to, a material adverse effect).

For purposes of the Hiland Partners merger agreement, a “material adverse effect” means, with respect to the HLND Parent Parties, any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, prevents or materially delays or materially impairs or would be reasonably likely to prevent or materially delay or materially impair the ability of Parent or HLND Merger Sub to consummate the Hiland Partners merger and the other transactions contemplated by the Hiland Partners merger agreement.

Agreements Related to the Conduct of Business

The Hiland Partners merger agreement provides that, subject to certain exceptions or as consented to in writing by Parent, during the period from the signing of the Hiland Partners merger agreement to the effective time of the Hiland Partners merger, the Hiland Parties, among other things, will, and will cause their subsidiaries to,

•	conduct their business in the ordinary course consistent with past practices;

•	use commercially reasonable efforts to (i) maintain and preserve intact their business organization and material rights and franchises, (ii) retain the services of their current officers and employees and consultants and (iii) maintain and preserve in all material respects their relationships with customers, suppliers and others having business dealings with them; and

•	take no action that would materially adversely affect or delay the ability of any of the parties to the Hiland Partners merger agreement from obtaining any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the Hiland Partners merger agreement, performing its covenants and agreements under the Hiland Partners merger agreement or consummating the transactions contemplated by the Hiland Partners merger agreement, or that would otherwise materially delay or prohibit consummation of the Hiland Partners merger or other transactions contemplated by the Hiland Partners merger agreement.

Specifically, the Hiland Parties agreed, subject to certain exceptions or as consented to in writing by Parent (whose consent may not be unreasonably withheld, conditioned or delayed) not to (and cause any of their subsidiaries not to) do, or agree to do, any of the following:

•	make any changes in any of their organizational or governing documents, other than changes expressly provided for in the Hiland Partners merger agreement;

•	issue, deliver or sell or authorize, or propose the issuance, delivery or sale of, any interests or equity securities in Hiland Partners or its subsidiaries or securities convertible into interests or equity securities in Hiland Partners or its subsidiaries or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating them to issue any such interests or equity securities in Hiland Partners or its subsidiaries, other than restricted common units, phantom units or unit options granted to current or new employees under the Hiland Partners, LP Long-Term Incentive Plan in a manner consistent with past practice of up to 50,000 Hiland Partners common units in the aggregate;

•	except for any distributions from Hiland Partners’ subsidiaries to Hiland Partners, declare, set aside or pay any distributions in respect of interests in Hiland Partners or other ownership interests, or split, combine or reclassify any of the interest in Hiland Partners or other ownership interests or issue or authorize the issuance of any other interests in Hiland Partners or other ownership interests in respect of, in lieu of or in substitution for any of the interests in Hiland Partners or other ownership interests, or purchase, redeem or otherwise acquire, directly or indirectly, any of the interests in Hiland Partners or other ownership interests other than repurchases of interests in Hiland Partners in accordance with the Hiland Partners, LP Long-Term Incentive Plan;

•	merge into or with any other entity;

•	make any acquisition of, capital contribution to or investment in assets or stock of any person, whether by way of merger, consolidation, tender offer, share exchange or other activity other than as provided for in the Hiland Partners’ 2009 annual budget, which we refer to in this joint proxy statement as the “Hiland Partners budget,” and other than:

•	ordinary-course overnight investments consistent with past cash management practices;

•	investments in wholly owned subsidiaries;

•	investments in an entity which is not a subsidiary, but in which Hiland Partners owns less than a 100% interest, as of the date of the Hiland Partners merger agreement as required under the governing documents of such partially-owned entities;

•	investments by the general partner of Hiland Partners in Hiland Partners pursuant to the Hiland Partners partnership agreement; and

•	acquisitions, capital contributions or investments in addition to those contemplated in the four bullet-points above up to an aggregate amount of $1,000,000; provided that the aggregate amount of consideration for such acquisitions, capital contributions or investments contemplated by the four bullet-points above may not exceed $2,000,000 in the aggregate;

•	enter into, amend in any material way or terminate any material contract or agreement, or waive any material rights under any material agreement, other than in the ordinary course of business and consistent with past practice or as otherwise permitted under the Hiland Partners merger agreement;

•	acquire or lease assets or properties, individually or in a series of transactions, with a cost in excess of $250,000 other than as provided for in the Hiland Partners budget or other provision of the Hiland Partners merger agreement;

•	incur, assume or guarantee any indebtedness for borrowed money, issue, assume or guarantee any debt securities, grant any option, warrant or right to purchase any debt securities, or issue any securities convertible into or exchangeable for any debt securities other than in connection with:

•	borrowings in the ordinary course of business or provided for in the Hiland Partners budget, in each case in accordance with any existing bank credit facilities;

•	the refinancing or replacement of existing indebtedness (provided that such refinancing or replacement is on substantially comparable terms);

•	other than as permitted in the two bullet-points above, the incurrence by Hiland Partners of up to $1,000,000 in principal amount of indebtedness; and

•	a transaction that is permitted by other provisions of the Hiland Partners merger agreement;

•	subject to certain exceptions, sell, assign, transfer, abandon, lease or otherwise dispose of assets having a fair market value in excess of $1,000,000 in the aggregate;

•	grant any security interest with respect to, pledge or otherwise encumber any assets other than permitted encumbrances under the Hiland Partners merger agreement and security interests granted after June 1, 2009:

•	with respect to assets acquired after June 1, 2009 as permitted under the Hiland Partners merger agreement; or

•	with respect to assets already owned prior to June 1, 2009, pursuant to the requirements of existing financial arrangements;

•	settle any claims, demands, lawsuits or state or federal regulatory proceedings for damages to the extent such settlements in the aggregate assess damages in excess of $1,000,000, other than any claims, demands, lawsuits or proceedings to the extent insured (net of deductibles), to the extent reserved against in the financial statements of Hiland Partners or to the extent covered by an indemnity obligation not subject to dispute or adjustment from a solvent indemnitor;

•	settle any claims, demands, lawsuits or state or federal regulatory proceedings seeking an injunction or other equitable relief where such settlements would have a material adverse affect on the Hiland Parties, as defined in the Hiland Partners merger agreement;

•	except as disclosed to the HLND Parent Parties by Hiland Partners or as required on an emergency basis or for the safety of persons or the environment, make any capital expenditure in excess of $1,000,000 in the aggregate, unless otherwise permitted by the Hiland Partners merger agreement;

•	make any material change in their tax methods, principles or elections;

•	make any material change to their financial reporting and accounting methods other than as required by a change in GAAP;

•	grant any increases in the compensation of any of their executive officers, except in the ordinary course of business consistent with past practice or as required by the terms of an existing employee benefit plan or agreement or by applicable law;

•	amend any existing employment or severance or termination contract with any executive officer;

•	become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, change of control or other benefit arrangement or similar plan or arrangement or amend any existing employee benefit plan, if such amendment would have the effect of materially enhancing any benefits thereunder; or

•	voluntarily dissolve or otherwise adopt or vote to adopt a plan of complete or partial dissolution or liquidation.

Provided, however, that any action taken or omitted to be taken by an officer of a Hiland Party at the direction of any of the HLND Parent Parties or Mr. Hamm (other than (1) in his capacity as part of, (2) in accordance with authority delegated to him by, or (3) as otherwise authorized by, the Hiland Partners Board of Directors or any committee thereof) that would otherwise constitute a breach of the “Conduct of Business” covenants described in this section, will not constitute a breach of the Hiland Partners merger agreement

Other Covenants and Agreements

Investigation

The Hiland Parties must afford to the HLND Parent Parties and their advisors reasonable access during normal business hours after reasonable prior notice, during the period prior to the effective time of the Hiland Partners merger, to the offices, properties, books and records of the Hiland Parties and their subsidiaries and provide to the HLND Parent Parties such financial and other data as they may reasonably request related to the Hiland Parties and their subsidiaries, including furnishing to Parent the financial results of Hiland Partners and its subsidiaries in advance of any filing by Hiland Partners with the SEC or other public disclosure containing financial results. The Hiland Parties also agreed to instruct their employees and advisors to cooperate with Parent in its investigations described in this paragraph. The Hiland Parties are not required to furnish information to Parent to the extent such information is privileged or the furnishing of such information is prohibited by law or an existing contract or agreement.

Parent will hold, and will cause its advisors to hold, any material or competitively sensitive non-public information concerning the Hiland Parties or their subsidiaries confidential. The general partner of Hiland Partners was obligated to, and has, provided Parent (solely for informational purposes) the fairness opinion of Jefferies & Company prepared in connection with the Hiland Partners merger.

No Solicitation

The Hiland Parties may not, and must cause their officers, directors, employees, agents and representatives (their “representatives”) not to, and must use their reasonable best efforts to cause each of the subsidiaries of Hiland Partners and their representatives not to, directly or indirectly:

•	initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or make or complete, an alternative proposal (as defined below);

•	engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to, the Hiland Parties and their subsidiaries, in connection with, or have any discussions with any person relating to, an alternative proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement an alternative proposal;

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any alternative proposal;

•	approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any alternative proposal;

•	amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement;

•	take, encourage or facilitate any of the above actions in connection with the Hiland Holdings merger and any alternatives thereto; or

•	resolve to propose or agree to do any of the above.

In addition, upon the signing of the Hiland Partners merger agreement, the Hiland Parties and their representatives were obligated, and agreed to use their reasonable best efforts to cause each of their subsidiaries and their representatives to, immediately cease any existing solicitations, discussions or negotiations with any person (other than the HLND Parent Parties) that had made or indicated an intention to make an alternative proposal. The Hiland Parties agreed to promptly, and in any event not later than ten days following the date the Hiland Partners merger agreement was signed, request that each person who had executed a confidentiality agreement with a Hiland Party in connection with that person’s consideration of a transaction involving any Hiland Party or any subsidiary of a Hiland Party that would constitute an alternative proposal return or destroy all non-public information furnished to that person by or on behalf of the Hiland Parties.

Notwithstanding the foregoing, prior to approval of the Hiland Partners merger agreement and Hiland Partners merger by the unitholders as required in the Hiland Partners merger agreement, the Hiland Parties may, in response to an unsolicited alternative proposal which did not result from or arise in connection with a breach of the no solicitation covenant described in the first paragraph under “— No Solicitation” above and which the Hiland Partners Conflicts Committee determines, in good faith, after consultation with its outside counsel and financial advisors, constitutes or could reasonably be expected to result in a superior proposal (as defined below):

•	furnish information with respect to the Hiland Parties and their subsidiaries to the person making such alternative proposal and its representatives pursuant to an executed confidentiality agreement no less restrictive (including with respect to standstill provisions) of the other party than the form of confidentiality agreement attached as an exhibit to the Hiland Partners merger agreement; and

•	participate in discussions or negotiations with such person and its representatives regarding such alternative proposal.

In this case, Parent is entitled to receive an executed copy of such confidentiality agreement prior to or substantially simultaneously with the Hiland Parties furnishing information to the person making such alternative proposal or its representatives. Additionally, the Hiland Parties must simultaneously provide or make available to Parent any non-public information concerning the Hiland Parties and their subsidiaries that is provided to the person making such alternative proposal or its representatives, which was not previously provided or made available to Parent.

The Hiland Parties also agreed to promptly (and in any event within 24 hours) advise Parent orally and in writing of the receipt by either of them of any alternative proposal or any request for non-public information relating to the Hiland Parties and their subsidiaries, other than requests for information in the ordinary course of business consistent with past practice and not reasonably expected to be related to an alternative proposal, including in each case the identity of the person making any such alternative proposal or request and the material terms and conditions of any such alternative proposal or request (including copies of any document or correspondence evidencing such alternative proposal or request).

The Hiland Parties must keep Parent reasonably informed on a current basis of the status (including any material change to the terms thereof) of any such alternative proposal or request.

Neither the Hiland Partners Board of Directors nor any committee thereof may withdraw, modify or qualify in a manner adverse to Parent, or resolve to or publicly propose to withdraw, modify or qualify in a manner adverse to Parent, its recommendation to the common unitholders to approve the Hiland Partners merger, unless, prior to the receipt of the requisite approval of the holders of Hiland Partners common units as required under the Hiland Partners merger agreement and the Hiland Partners partnership agreement:

•	the Hiland Partners Board of Directors or the Hiland Partners Conflicts Committee determines in good faith, after consultation with its respective outside counsel and financial advisors, that a change in its recommendation would be in the best interests of the holders of Hiland Partners common units (other than the general partner of Hiland Partners and its affiliates, including Hiland Holdings); and

•	the Hiland Partners Board of Directors or the Hiland Partners Conflicts Committee, as applicable, provides Parent with at least three business days’ advance written notice of its intention to change its recommendation and specifying the material events giving rise thereto, then the Hiland Partners Board of Directors or the Hiland Partners Conflicts Committee, as applicable, may change its recommendation.

The restrictions summarized above are inapplicable to any discussions or negotiations with the lenders under the Hiland Operating Credit Agreement regarding debt financing transactions with such lenders that may involve equity issuances that would constitute an alternative proposal. In addition, nothing contained in the Hiland Partners merger agreement prohibits the Hiland Parties or the Hiland Partners Board of Directors or any committee thereof from disclosing to the Hiland Partners unitholders a position in response to any tender offer as required by the SEC.

As used in the Hiland Partners merger agreement, “alternative proposal” means any inquiry, proposal or offer from any person or group of persons other than the HLND Parent Parties, relating to, or that could reasonably be expected to lead to, in one transaction or a series of related transactions:

•	a merger, tender or exchange offer, consolidation, reorganization, reclassification, recapitalization, liquidation or dissolution, or other business combination involving any Hiland Party or any of their subsidiaries;

•	the issuance by the Hiland Partners of any general partner interest or any class of partnership interests constituting more than 15% of such class of partnership interests; or

•	the acquisition in any manner, directly or indirectly, of any general partner interest, any class of partnership interests constituting more than 15% of such class of partnership interests or more than

15% of the consolidated total assets of the Hiland Parties and their subsidiaries (including equity interests in any subsidiary or partially owned entity of Hiland Partners), in each case other than the Hiland Partners merger and the Hiland Holdings Merger.

As used in the Hiland Partners merger agreement, “superior proposal” shall mean any written alternative proposal:

•	on terms which the Hiland Partners Conflicts Committee determines in good faith, after consultation with its outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Hiland Partners common units (other than the general partner of Hiland Partners and its affiliates, including Hiland Holdings); and

•	that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that for purposes of the definition “Superior Proposal,” the references to “15%” in the definition of “Alternative Proposal” shall be deemed to be references to “55%.”

In determining if a proposal is more favorable, from a financial point of view to the holders of Hiland Partners common units than the Hiland Partners merger, the Hiland Partners Conflicts Committee may not consider any interests that any holder may have other than as a unitholder of Hiland Partners entitled to the Hiland Partners merger consideration and will take into account all the terms and conditions of such proposal, and the Hiland Partners merger agreement (including any proposal or offer by the HLND Parent Parties to amend the terms of the Hiland Partners merger agreement and the Hiland Partners merger).

Filings and Other Actions

Upon signing of the Hiland Partners merger agreement, the Hiland Parties were obligated to prepare and file this joint proxy statement as soon as reasonably practicable. The Hiland Parties and Parent were obligated to prepare and file the Schedule 13E-3 as soon as reasonably practicable and both parties are obligated to use their commercially reasonable efforts to have this joint proxy statement and the Schedule 13E-3 cleared by the SEC as promptly as practicable after such filing.

Additionally, the Hiland Parties agreed to:

•	take all action necessary in accordance with applicable laws and the Hiland Partners partnership agreement to duly call, give notice of, convene and hold a meeting of the Hiland Partners unitholders as promptly as reasonably practicable following the mailing of this joint proxy statement for the purpose of obtaining the necessary unitholder approvals under the Hiland Partners merger agreement and the Hiland Partners partnership agreement of the Hiland Partners merger and the Hiland Partners merger agreement; and

•	unless there is a change in the recommendation of the Hiland Partners Board of Directors or Hiland Partners Conflicts Committee, use all commercially reasonable efforts to solicit from Hiland Partners unitholders proxies in favor of the adoption and approval of the Hiland Partners merger agreement and the Hiland Partners merger.

Unless the Hiland Partners merger agreement is terminated pursuant to its terms, the Hiland Parties must take all of the actions described in the first bullet point in the previous paragraph regardless of whether or not there has been a change in the recommendation of the Hiland Partners Board of Directors or the Hiland Partners Conflicts Committee.

Equity Awards

The Hiland Partners, LP Long-Term Incentive Plan and each award of restricted units (except awards held by nonemployee members of the Board of Directors as described in “— Effect of the Merger on the Common Units and Certain Other Securities of Hiland Partners and Merger Sub” above), phantom units and options outstanding under the Hiland Partners, LP Long-Term Incentive Plan immediately prior to the effective time of the Hiland Partners merger will remain outstanding in accordance with its terms as a plan or equity compensation award, as applicable, of the surviving entity and shall be unaffected by the transactions contemplated by the Hiland Partners merger agreement. Hiland Partners has agreed to take any action necessary pursuant to the Hiland Partners, LP Long-Term Incentive Plan to achieve this result.

Efforts to Complete the Hiland Partners Merger

The HLND Parent Parties and the Hiland Parties shall, and the Hiland Parties shall cause the subsidiaries of Hiland Partners and partially owned entities to, use their commercially reasonable efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Hiland Partners merger and the other transactions contemplated by the Hiland Partners merger agreement including:

•	the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

•	the obtaining of all necessary consents, approvals or waivers from third parties;

•	the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Hiland Partners merger agreement or the consummation of the transactions contemplated hereby; and

•	the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby.

In addition, Parent is obligated to use its reasonable best efforts to obtain the funding for the Hiland Partners merger in accordance with the funding commitment letters provided by Mr. Hamm to Parent and described in “Special Factors — Financing of the Mergers,” beginning on page 137.

The Hiland Parties and the HLND Parent Parties have agreed to:

•	make their respective filings and thereafter make any other required submissions under the HSR Act;

•	use commercially reasonable efforts to cooperate with each other in determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other governmental entities in connection with the execution and delivery of the Hiland Partners merger agreement and the consummation of the transactions contemplated hereby;

•	use commercially reasonable efforts to cooperate with each other in timely making all such filings and timely seeking all such consents, permits, authorizations or approvals;

•	use commercially reasonable efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary, proper or advisable to consummate and make effective the Hiland Partners merger and the other transactions contemplated by the Hiland Partners merger agreement, including taking all such further action as reasonably may be necessary to resolve such objections, if any, any federal, state or foreign antitrust enforcement authorities or competition authorities or other governmental entities may assert in connection with the HSR Act, or other state or federal regulatory authorities of any other nation or other jurisdiction or any other person may assert under regulatory law with respect to the Hiland Partners merger and the other transactions contemplated by the Hiland Partners merger agreement, and to avoid or eliminate each and every impediment under any law that may be asserted by any governmental entity with respect to the Hiland Partners merger so as to enable the closing to occur as soon as reasonably possible; and

•	subject to applicable legal limitations and the instructions of any governmental entity, use commercially reasonable efforts to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Hiland Partners merger agreement, including to the extent permitted by law promptly furnishing the other with copies of notices or other communications received by the Hiland Parties or any of their subsidiaries or the HLND Parent Parties, as the case may be, from any third party and/or any governmental entity with respect thereto.

The Hiland Parties and the HLND Parent Parties agreed that, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Hiland Partners merger or any other transaction contemplated by this Hiland Partners merger agreement, each of the Hiland Parties or the HLND Parent Parties shall cooperate in all respects with each other and shall use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Hiland Partners merger or any other transactions contemplated by the Hiland Partners merger agreement.

The HLND Parent Parties and the Hiland Parties have agreed that any of the parties to the Hiland Partners merger agreement may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under the covenant described in this section as material that may be given only to the outside regulatory counsel of the recipient and not disclosed by such outside counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials (the HLND Parent Parties or the Hiland Parties as the case may be) or its legal counsel. Materials provided to the other party or its outside counsel may be redacted to remove references concerning the valuation of the Hiland Partners common units or the business of the Hiland Parties and their subsidiaries.

Takeover Statute

If any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the Hiland Partners merger or the other transactions contemplated by the Hiland Partners merger agreement or the Hiland Partners support agreement or the Hiland Partners commitment letter, each of the Hiland Parties or the HLND Parent Parties have agreed to grant such approvals and take such actions as are reasonably necessary so that the Hiland Partners merger, the Hiland Partners support agreement or the Hiland Partners commitment letter, and the other transactions contemplated by the Hiland Partners merger agreement and thereby may be consummated as promptly as practicable on the terms contemplated in the Hiland Partners merger agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Hiland Partners merger, the Hiland Partners support agreement or the Hiland Partners commitment letter, and the other transactions contemplated hereby and thereby.

Public Announcements

The Hiland Parties and the HLND Parent Parties have agreed to consult with and provide each other the opportunity to review and comment (which shall be considered reasonably and in good faith by the other parties) upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to the Hiland Partners merger agreement or the transactions contemplated therein and shall not issue any such press release or other public statement or comment prior to such consultation and opportunity to review and comment except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange. Any public statement or disclosure that is consistent with a public statement or disclosure previously approved by the other party shall not, however, require the prior approval of such other party.

Indemnification and Insurance

The partnership agreement of the surviving entity shall not, with respect to indemnification of directors and officers, be amended, repealed or otherwise modified after the effective time of the Hiland Partners merger in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the effective time of the Hiland Partners merger were identified as prospective indemnitees under the Hiland

Partners partnership agreement in respect of actions or omissions occurring at or prior to the effective time of the Hiland Partners merger (including the transactions contemplated by the Hiland Partners merger agreement).

For a period of six years after the effective time of the Hiland Partners merger, Parent and the general partner of Hiland Partners shall, and Parent and the general partner of Hiland Partners shall cause the surviving entity (and its successors or assigns) to, maintain officers’ and directors’ liability insurance covering each person who is immediately prior to the effective time of the Hiland Partners merger, or has been at any time prior to the effective time of the Hiland Partners merger, an officer or director of any of the Hiland Parties or their subsidiaries and each person who immediately prior to the effective time of the Hiland Partners merger is serving or prior to the effective time of the Hiland Partners merger has served at the request of any of the Hiland Parties or their subsidiaries as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan of the Hiland Parties or their subsidiaries who are or at any time prior to the effective time were covered by the existing officers’ and directors’ liability insurance applicable to the Hiland Parties or their subsidiaries on terms substantially no less advantageous to the indemnified persons described in this paragraph than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the effective time of the Hiland Partners merger (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the effective time of the Hiland Partners merger).

Hiland Partners shall cause (and Parent, following the closing of the Hiland Partners merger, shall continue to cause) coverage to be extended under the existing officers’ and directors’ liability insurance applicable to the Hiland Parties or their subsidiaries by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the existing officers’ and directors’ liability insurance, and such “tail” policy shall satisfy the requirements summarized in this section. In no event, however, will Parent be required to spend more than 250% of the last annual premium paid by the Hiland Parties and their subsidiaries prior to the signing date of the Hiland Partners merger agreement per policy year of coverage under such “tail” policy. If the cost per policy year of such insurance exceeds 250% of the last annual premium, Parent shall purchase as much coverage per policy year as reasonably obtainable for the amount equal to 250% of the last annual premium.

In the event Parent, the general partner of Hiland Partners or any of their respective successors or assigns:

•	consolidates with or merges into any other person and shall not be the continuing or surviving entity in such consolidation or merger; or

•	transfers all or substantially all of its properties and assets to any person then and in either such case, Parent or the general partner of Hiland Partners, as the case may be, shall cause proper provision to be made so that its successors or assigns shall assume the obligations summarized in this “Indemnification and Insurance” section.

Unitholder Litigation

The Hiland Parties have agreed to give Parent the opportunity to participate in the defense or settlement of any unitholder litigation against any of the Hiland Parties or their subsidiaries and/or their respective directors relating to the Hiland Partners merger or any other transactions contemplated in the Hiland Partners merger agreement and not to agree to any settlement shall without Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed).

Notification of Certain Matters

The Hiland Parties and the HLND Parent Parties have agreed to give prompt notice to each other of:

•	any notice or other communication received by such party from any governmental entity in connection with the Hiland Partners merger or the other transactions contemplated in the Hiland Partners merger agreement or from any person alleging that the consent of such person is or may be required in connection with the Hiland Partners merger or the other transactions contemplated in the Hiland Partners merger agreement, if the subject matter of such communication or the failure of such party to obtain such consent could be material to Hiland Partners, the surviving entity or Parent,

•	any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the Hiland Partners merger or the other transactions contemplated in the Hiland Partners merger agreement; and

•	the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would, individually or in the aggregate, cause or result in a material adverse effect to the Hiland Parties or the HLND Parent Parties.

The Hiland Parties shall reasonably cooperate with the HLND Parent Parties in efforts to mitigate any adverse consequences to the HLND Parent Parties which may arise from any criminal or regulatory investigation or action involving any of the Hiland Parties or their subsidiaries (including by coordinating and providing assistance in meeting with regulators).

Rule 16b-3

Prior to the effective time of the Hiland Partners merger, Hiland Partners has agreed to take such steps as may be reasonably requested by any party to the Hiland Partners merger agreement to cause dispositions of Hiland Partners equity securities (including derivative securities) pursuant to the transactions contemplated by the Hiland Partners merger agreement by each individual who is a director or officer of the general partner of Hiland Partners to be exempt from short-swing profits liability under the Exchange Act.

Conditions to Completion of the Hiland Partners Merger

The obligations of the Hiland Parties and the HLND Parent Parties to effect the Hiland Partners merger shall be subject to the fulfillment or waiver by all parties, at or prior to the effective time of the Hiland Partners merger, of each of the following mutual conditions:

•	the approval of the holders of (i) a majority of the outstanding common units of Hiland Partners (excluding common units owned by Hiland Partners’ general partner, its affiliates, including Hiland Holdings, and the directors and officers of Hiland Partners) entitled to vote thereon and (ii) a majority of the outstanding subordinated units of Hiland Partners entitled to vote thereon to approve the Hiland Partners merger agreement must be obtained;

•	no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enacted or promulgated by any governmental entity restraining, enjoining or otherwise prohibiting the consummation of the Hiland Partners merger shall be in effect; and

•	any waiting period under the HSR Act applicable to the consummation of the Hiland Partners merger shall have expired or been earlier terminated, which waiting period terminated on July 10, 2009.

For purposes of the Hiland Partners merger agreement, an “affiliate” of the general partner of Hiland Partners is any person, entity, group (as defined in Section 13 of the Exchange Act) or organization that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the general partner of Hiland Partners. The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, entity, group or organization, whether through ownership of voting securities, by contract or otherwise.

The obligations of the Hiland Parties to effect the Hiland Partners merger are further subject to the fulfillment at or prior to the effective time of the Hiland Partners merger of each of the following conditions, any one or more of which may be waived in whole or in part by the Hiland Parties:

•	(1) the representations and warranties of the HLND Parent Parties as to qualification, organization, authority, no violation, and consents and approvals shall be true and correct in all respects, in each case at and as of the date of the Hiland Partners merger agreement and at and as of the closing as though made at and as of the closing date and (2) the representations and warranties of the HLND Parent Parties set forth in the Hiland Partners merger agreement (other than those referenced in clause (1) of this paragraph) shall be true and correct in all respects (disregarding any materiality or Parent material adverse effect qualifiers therein) at and as of the date of the Hiland Partners merger agreement and at and as of the closing as though made at and as of the closing, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a material adverse effect on Parent; provided, however, that, with respect to clauses (1) and (2) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (1) or (2), as applicable) only as of such date or period;

•	the HLND Parent Parties shall have performed all obligations and complied with all covenants required by the Hiland Partners merger agreement to be performed or complied with by them that are qualified by materiality or a material adverse effect qualifier and shall have in all material respects performed all other obligations and complied with all other covenants required by the Hiland Partners merger agreement to be performed or complied with by them; and

•	Parent shall have delivered to the Hiland Parties a certificate, dated the effective time of the Hiland Partners merger and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in the first two bullet points above have been satisfied.

The obligations of the HLND Parent Parties to effect the Hiland Partners merger are further subject to the fulfillment at or prior to the effective time of the Hiland Partners merger of each of the following conditions, any one or more of which may be waived in whole or in part by the HLND Parent Parties:

•	(1) the representations and warranties of the Hiland Parties as to qualification, organization, subsidiaries, capitalization, authority, no violation, consents and approvals, absence of certain changes or events, required approvals and material contracts shall be true and correct in all respects, except, in the case of the representation as to capitalization, for such inaccuracies as are de minimis in the aggregate, in each case at and as of the date of the Hiland Partners merger agreement and at and as of the closing date as though made at and as of the closing date and (2) the representations and warranties of the Hiland Parties set forth in the Hiland Partners merger agreement (other than those referenced in clause (1) of this paragraph) shall be true and correct in all respects (disregarding any materiality or Hiland material adverse effect qualifiers therein) as of the date of the Hiland Partners merger agreement and at and as of the closing date as though made at and as of the closing date, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a material adverse effect on the Hiland Parties; provided, however, that, with respect to clauses (1) and (2) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (1) or (2), as applicable) only as of such date or period; provided, further, that the representations and warranties referenced in clauses (1) and (2) shall not be deemed to be inaccurate to the extent that Parent had knowledge on the date of the Hiland Partners merger agreement of such inaccuracy;

•	the Hiland Parties shall have performed all obligations and complied with all covenants required by the Hiland Partners merger agreement to be performed or complied with by them that are qualified by materiality or a Hiland material adverse effect qualifier and shall have in all material respects performed all other obligations and complied with all other covenants required by the Hiland Partners merger agreement to be performed or complied with by them;

•	since the date of the Hiland Partners merger agreement there shall not have been any material adverse effect on the Hiland Parties;

•	the Hiland Holdings merger shall be effectuated concurrently with the Hiland Partners merger; provided that the HLND Parent Parties may not waive this condition unless the Hiland Holdings merger agreement and the Hiland Holdings merger shall have been submitted to a vote of unitholders and the outcome of such vote shall not have constituted the unitholder approval required under the Hiland Holdings partnership agreement and the Hiland Holdings merger agreement, described in “The Hiland Holdings Merger Agreement — Conditions to Completion of the Hiland Holdings Merger,” beginning on page 181; and

•	the Hiland Parties shall have delivered to the HLND Parent Parties a certificate, dated the effective time of the Hiland Partners merger and signed by an executive officer of Hiland Partners, certifying to the effect that the conditions set forth in the first three bullet points of this paragraph have been satisfied.

No party to the Hiland Partners merger agreement may rely on the failure of any condition summarized in this section to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of the Hiland Partners merger agreement or failure to use commercially reasonable efforts to consummate the Hiland Partners merger and the other transactions contemplated by the Hiland Partners merger agreement.

The Hiland Partners merger agreement provides that any or all of the conditions described above may be waived, in whole or in part, by Hiland Partners or the HLND Parent Parties, as the case may be, to the extent permitted by applicable law. None of Hiland Partners or the HLND Parent Parties currently expect to waive any material condition to the completion of the Hiland Partners merger. If either Hiland Partners, on one hand, or the HLND Parent Parties on the other hand, determines to waive any condition to the Hiland Partners merger that would result in a material and adverse change in the terms of the merger to Hiland Partners or its unitholders, proxies would be re-solicited from Hiland Partners public unitholders in connection with the waiver. Notwithstanding the foregoing, following the failure to receive the Hiland Holdings unitholder approval required under the Hiland Holdings partnership agreement and the Hiland Holdings merger agreement, if the HLND Parent Parties waive, in accordance with the Hiland Partners merger agreement, the condition that the Hiland Holdings merger be effected concurrently with the Hiland Partners merger, Hiland Partners will not re-solicit proxies from the Hiland Partners unitholders.

Additionally, because the parties to the Hiland Partners merger agreement have agreed to use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable under applicable laws to complete the Hiland Partners merger, Hiland Partners believes that there is no material uncertainty as to the satisfaction of any of the conditions to the consummation of the Hiland Partners merger, subject to (i) the Hiland Partners public unitholders vote to approve the Hiland Partners merger agreement and the Hiland Partners merger and (ii) the Hiland Holdings public unitholders vote to approve the Hiland Holdings merger agreement and the Hiland Holdings merger.

Termination

The Hiland Partners merger agreement may be terminated and abandoned at any time prior to the effective time of the Hiland Partners merger, whether before or after any approval of the matters presented in connection with the Hiland Partners merger by the unitholders of Hiland Partners:

•	by the mutual written consent of the Hiland Parties and the HLND Parent Parties;

•	by either the Hiland Parties or the HLND Parent Parties, if:

•	the Hiland Partners merger shall not have become effective on or before November 1, 2009 and the party seeking to terminate the Hiland Partners merger agreement shall not have breached its obligations under the Hiland Partners merger agreement in any manner that shall have proximately caused the failure to consummate the Hiland Partners merger on or before November 1, 2009;

•	an injunction, other legal restraint or order of any governmental entity shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Hiland Partners merger and such injunction, other legal restraint or order shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have complied in all material respects with its obligations summarized under “— Efforts to Complete the Hiland Partners Merger” above; or

•	the special meeting of the unitholders of Hiland Partners shall have concluded and, upon a vote taken at such meeting, the requisite unitholder approval of the Hiland Partners merger agreement or the Hiland Partners merger shall not have been obtained; provided that the right to terminate the Hiland Partners merger agreement shall not be available to the Hiland Parties if any Hiland Party materially breached any obligations summarized under “— No Solicitation” and “— Filings and Other Actions” above;

•	by the Hiland Parties, if any HLND Parent Party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Partners merger agreement, which breach or failure to perform:

•	would constitute the failure of a condition to the Hiland Parties obligations to complete the Hiland Partners merger; and

•	is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by Parent of written notice stating the Hiland Parties’ intention to terminate the Hiland Partners merger agreement and the basis for such termination;

provided that the right to terminate the Hiland Partners merger agreement pursuant to the provision summarized in this paragraph shall not be available to the Hiland Parties if, at such time, a condition to the HLND Parent Parties’ obligation to complete the merger is not capable of being satisfied; or

•	by the HLND Parent Parties, if:

•	any Hiland Party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Partners merger agreement, which breach or failure to perform: (A) would constitute the failure of a condition to the HLND Parent Parties’ obligations to complete the merger and (B) is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by the Hiland Parties of written notice stating the HLND Parent Parties’ intention to terminate the Hiland Partners merger agreement and the basis for such termination; provided that the right to terminate the Hiland Partners merger agreement pursuant to the provision summarized in this paragraph shall not be available to the HLND Parent Parties if, at such time, a condition to the Hiland Parties’ obligation to complete the merger is not capable of being satisfied;

•	a change in the recommendation of the Hiland Partners Board of Directors or Hiland Partners Conflicts Committee or a failure of the Hiland Partners Board of Directors to recommend the Hiland Partners merger agreement and Hiland Partners merger to its unitholders occurs or the Hiland Partners Board of Directors of Directors or any committee thereof approves, endorses or recommends, or resolves to or publicly proposes to approve, endorse or recommend, any alternative proposal; or

•	the Hiland Holdings merger is not capable of closing by November 1, 2009.

Effect of Termination; Remedies

In the event of termination of the Hiland Partners merger agreement as summarized above under “— Termination,” the Hiland Partners merger agreement shall terminate, except for certain provisions including the provision relating to reimbursement of expenses summarized in “— Reimbursement of Certain Expenses” below, and there shall be no liability on the part of the Hiland Parties or the HLND Parent Parties to the other except as provided in the provision relating to reimbursement of expenses summarized in “— Reimbursement of Certain Expenses” below. No such termination, however, shall relieve any party from liability arising out of any willful breach of any of the representations, warranties or covenants in the Hiland Partners merger agreement (subject to any express limitations set forth in the Hiland Partners merger agreement), in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Reimbursement of Certain Expenses

In the event that the Hiland Partners merger agreement is terminated by the HLND Parent Parties due to a change in the recommendation of the Hiland Partners Board of Directors or the Hiland Partners Conflicts Committee or:

•	an alternative proposal shall have been made known to the Hiland Parties or shall have been made directly to the Hiland Partners unitholders generally or any person shall have publicly announced an intention (whether or not conditional or withdrawn) to make an alternative proposal and thereafter;

•	the Hiland Partners merger agreement is terminated by the Hiland Parties or the HLND Parent Parties (as applicable) because November 1, 2009 has passed, the unitholders of Hiland Partners failed to approve the Hiland Partners merger agreement or the Hiland Partners merger or any Hiland Party breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Partners merger agreement, which breach or failure to perform: (A) would constitute the failure of a condition to the HLND Parent Parties’ obligations to complete the merger and (B) is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by the Hiland Parties of written notice stating the HLND Parent Parties’ intention to terminate the Hiland Partners merger agreement; and

•	a Hiland Party or its subsidiary enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any alternative proposal within twelve months of the date the Hiland Partners merger agreement is terminated, then Hiland Partners shall pay to Parent all of the expenses of the HLND Parent Parties, up to $1,100,000; provided that, no expense for which a Parent Party has received reimbursement pursuant to the Hiland Holdings merger agreement shall be paid. See “The Hiland Holdings Merger Agreement — Reimbursement of Certain Expenses,” beginning on page 185.

Any payment required to be made pursuant to the provision summarized in the prior paragraph shall be made to Parent not later than two business days after delivery to Hiland Partners of an itemization setting forth in reasonable detail all expenses of the HLND Parent Parties for which reimbursement is sought (which itemization may be supplemented and updated from time to time by Parent until the sixtieth day after delivery of such notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

Specific Performance

The parties to the Hiland Partners merger agreement have agreed that irreparable damage would occur in the event that any provisions of the Hiland Partners merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, prior to termination of the Hiland Partners merger agreement in accordance with its terms, the parties will be entitled to an injunction or injunctions to prevent breaches of the Hiland Partners merger agreement and to enforce specifically the terms and provisions of the Hiland Partners merger agreement in addition to any other remedy to which the parties are entitled at law or in equity. In connection with any request for specific performance or equitable relief by any party, each of the other parties agreed to waive any requirement for the security or posting of any bond in connection with the remedy of specific performance or equitable relief. Any actions for specific performance or equitable relief must be brought in the Delaware Chancery Court or the federal courts within the State of Delaware.

Amendments and Waivers

At any time prior to the effective time of the Hiland Partners merger, any provision of the Hiland Partners merger agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Hiland Parties and the HLND Parent Parties, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the unitholder approval required under the Hiland Partners merger agreement and the Hiland Partners merger, if any such amendment or waiver shall by applicable law or in accordance with the rules and regulations of the NASDAQ Global Select Market require further approval of the unitholders of Hiland Partners, the effectiveness of such amendment or waiver shall be subject to the approval of the unitholders of Hiland Partners. Notwithstanding the foregoing, no failure or delay by the Hiland Parties or the HLND Parent Parties in exercising any right under the Hiland Partners merger agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right under the Hiland Partners merger agreement.

Recommendation

The Hiland Partners Conflicts Committee has unanimously determined that the Hiland Partners merger agreement and the Hiland Partners merger are advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders and (i) has unanimously recommended to the Hiland Partners Board of Directors that the Hiland Partners Board of Directors approve the Hiland Partners merger agreement and the Hiland Partners merger and (ii) unanimously recommends that the Hiland Partners public unitholders approve the Hiland Partners merger agreement and the Hiland Partners merger. The Hiland Partners Board of Directors, after considering factors, including the unanimous recommendation of the Hiland Partners Conflicts Committee, determined that the Hiland Partners merger agreement is advisable, fair to, and in the best interests of, Hiland Partners and the Hiland Partners public unitholders, approved the Hiland Partners merger agreement and the Hiland Partners merger and recommends that the Hiland Partners public unitholders vote in favor of the approval of the Hiland Partners merger agreement and the Hiland Partners merger. See “Special Factors — Recommendation of the Hiland Partners Conflicts Committee and the Hiland Partners Board of Directors; Reasons For Recommending Approval of the Merger.”

THE HILAND HOLDINGS MERGER AGREEMENT

The following is a summary of the material terms of the Hiland Holdings merger agreement, a copy of which is attached as Annex D to this joint proxy statement. The provisions of the Hiland Holdings merger agreement are extensive and not easily summarized. You should carefully read the Hiland Holdings merger agreement in its entirety because it, and not this joint proxy statement, is the legal document that governs the merger. In addition, you should read “Special Factors — Structure and Steps of the Mergers,” beginning on page 135.

This summary of the Hiland Holdings merger agreement is included to provide you with information regarding the terms of the Hiland Holdings merger agreement and is not intended to provide any other factual information about Hiland Holdings or the other parties to the Hiland Holdings merger agreement.

The Hiland Holdings merger agreement contains representations and warranties by each of the parties to the Hiland Holdings merger agreement. These representations and warranties have been made for the benefit of the other parties to the Hiland Holdings merger agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate,

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the Hiland Holdings merger agreement, which disclosures are not reflected in the Hiland Holdings merger agreement,

•	may apply contractual standards of materiality in a way that is different from what may be viewed as material to you or other investors, and

•	were made only as of the date of the Hiland Holdings merger agreement or such other date or dates as may be specified in the Hiland Holdings merger agreement and are subject to more recent developments.

The representations and warranties in the Hiland Holdings merger agreement and the description of them in this document should be read in conjunction with the other information contained in the reports, statements and filings that Hiland Holdings publicly files with the SEC. This description of the representations and warranties is included to provide Hiland Holdings’ unitholders with information regarding the terms of the Hiland Partners merger agreement.

Additional information about Hiland Holdings may be found elsewhere in this joint proxy statement and Hiland Holdings’ other public filings. Please see “Where You Can Find More Information,” beginning on page 208.

Structure of the Merger

At the closing of the Hiland Holdings merger, HPGP Merger Sub will merge with and into Hiland Holdings and the separate existence of HPGP Merger Sub will cease. Hiland Holdings will be the surviving entity in the Hiland Holdings merger and will continue to be a Delaware limited partnership after the Hiland Holdings merger. The Hiland Holdings partnership agreement, as in effect immediately prior to the effective time of the Hiland Holdings merger, will be the partnership agreement of the surviving entity until thereafter changed or amended in accordance with the provisions of the Hiland Holdings partnership agreement and applicable law.

When the Merger Becomes Effective

The closing of the Hiland Holdings merger will take place on a date to be specified by the parties, which will be no later than the later of the third business day after the satisfaction or waiver of the closing conditions stated in the Hiland Holdings merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), unless another date is agreed to in writing by the parties. The Hiland Holdings merger will become effective at the time, which we refer to as the effective time of the Hiland Holdings merger, when Hiland Holdings files a certificate of merger with the Secretary of State of the State of Delaware, or at such later date or time as Parent and Hiland Holdings agree in writing and specify in the certificate of merger.

Effect of the Merger on the Common Units and Certain Other Securities of Hiland Holdings and HPGP Merger Sub

Each common unit of Hiland Holdings (other than common units owned by the Hamm Continuing Investors and restricted common units owned by certain employees of Hiland Holdings as described below which we sometimes refer to as the “Hiland Holdings rollover common unitholders”) outstanding immediately prior to the closing of the Hiland Holdings merger, will be cancelled and convert automatically into the right to receive $2.40 in cash. Restricted common units held by non-employee members of the Hiland Holdings Board of Directors will vest immediately prior to the effective time and automatically convert into the right to receive the Hiland Holdings merger consideration.

Other restricted common units, phantom units and unit option awards issued pursuant to the Hiland Holdings GP, LP Long-Term Incentive Plan that remain outstanding as of the effective time of the Hiland Holdings merger will remain outstanding in accordance with their respective terms as equity awards in the surviving entity in the Hiland Holdings merger.

The following partnership interests shall be unaffected and remain outstanding as partnership interests in the surviving entity in the Hiland Holdings merger, and their holders will not receive any consideration as part of the Hiland Holdings merger:

•	8,481,350 Hiland Holdings common units owned by Continental Gas Holdings, Inc. (“Continental Gas”), an affiliate of Harold Hamm;

•	2,757,390 Hiland Holdings common units owned by the Harold Hamm DST Trust (or Bert Harold Mackie, as trustee thereof);

•	1,839,712 Hiland Holdings common units owned by the Harold Hamm HJ Trust (or Bert Harold Mackie, as trustee thereof);

•	59,600 Hiland Holdings common units owned by Harold Hamm; and

•	the general partner interest in Hiland Holdings owned by the general partner of Hiland Holdings.

Upon closing of the Hiland Holdings merger, each limited liability company unit of HPGP Merger Sub outstanding immediately prior to the closing will automatically convert into one common unit of the surviving entity.

Payment for Hiland Holdings Common Units in the Merger

At or prior to the effective time of the Hiland Holdings merger, Parent and HPGP Merger Sub will deposit, or cause to be deposited with          , as paying agent, in trust for the benefit of the holders of Hiland Holdings common units (other than those holders who will not receive the Hiland Holdings merger consideration, as described above), sufficient cash to pay to the Hiland Holdings common unitholders (other than the Hiland Holdings rollover common unitholders) the merger consideration of $2.40 per unit. As soon as reasonably practicable but in any event not later than five business days following the effective time of the Hiland Holdings merger, Parent will cause the paying agent to mail to each record holder of common units of Hiland Holdings that were converted into the right to receive the Hiland Holdings merger consideration a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented common units of Hiland Holdings or non-certificated common units represented by book-entry in exchange for the Hiland Holdings merger consideration.

Upon surrender of the certificates or book-entry common units and a duly completed and validly executed letter of transmittal, together with any other documents required by the letter of transmittal or customarily required by the paying agent, a holder of Hiland Holdings common units will be entitled to receive a check for the aggregate Hiland Holdings merger consideration owed to such unitholder. No interest will be paid or accrue on the Hiland Holdings merger consideration. Parent, the surviving entity in the Hiland Holdings merger and the paying agent will be entitled to deduct and withhold from the payment of the Hiland Holdings merger consideration amounts that are required to be withheld or deducted under applicable tax laws.

No transfers of Hiland Holdings common units will be made on the unit transfer register of Hiland Holdings from and after the effective time of the Hiland Holdings merger. In the event of a transfer of ownership of common units that is not registered in the unit transfer register of Hiland Holdings a check for any cash to be paid upon surrender of the certificate formerly representing those shares may be paid to the transferee if the certificate is presented to the paying agent with all documents required to evidence and effect the transfer of the shares and to evidence that any applicable stock transfer or other taxes have been paid or are not applicable.

Representations and Warranties

The Hiland Holdings merger agreement contains representations and warranties of Hiland Holdings and its general partner (which we collectively refer to as the “Holdings Parties”) and of Parent and HPGP Merger Sub (which we refer to as the “HPGP Parent Parties”) as to, among other things:

•	legal organization, existence and good standing, including, as to the Holdings Parties, with respect to its subsidiaries;

•	corporate, partnership or similar power and authority to enter into the Hiland Holdings merger agreement and to consummate the transaction contemplated by the Hiland Holdings merger agreement and due authorization of the execution, delivery and performance of the Hiland Holdings merger agreement and the consummation of the Hiland Holdings merger;

•	the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of, the transactions contemplated by the Hiland Holdings merger agreement;

•	the absence of materially misleading statements or omissions in required filings with the SEC, or information provided in connection with required filings with the SEC (including this joint proxy statement) in connection with the Hiland Holdings merger;

•	the absence of any fees owed to investment bankers, finders or brokers in connection with the Hiland Holdings merger, other than those specified in the Hiland Holdings merger agreement.

The Hiland Holdings merger agreement contains representations and warranties of the Holdings Parties as to, among other things:

•	the capitalization of the Holdings Parties and the absence of certain rights to purchase or acquire equity securities of the Holdings Parties, the absence of any bonds or other obligations allowing holders the right to vote with unitholders of the Holdings Parties and the absence of unitholder agreements or voting trusts to which the Holdings Parties is a party, other than those specified in the Hiland Holdings merger agreement;

•	the financial statements of Hiland Holdings and its subsidiaries included or incorporated by reference into Hiland Holdings’ SEC filings;

•	the absence of certain undisclosed indebtedness liabilities, other than those incurred or accrued in the ordinary course of business consistent with past practices since December 31, 2008;

•	compliance with laws by the Holdings Parties;

•	the Holdings Parties’ employee benefit plans and other agreements with their employees;

•	the absence of certain changes since December 31, 2008;

•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to the Holdings Parties except as otherwise disclosed to the HPGP Parent Parties by the Holdings Parties;

•	the payment of taxes, the filing or tax returns and other tax matters;

•	labor matters related to the Holdings Parties;

•	the assets of the Holdings Parties;

•	the opinion received by the Holdings Parties from Barclays Capital;

•	the required approvals of the Hiland Holdings merger agreement and the Hiland Holdings merger, including approval by the Hiland Holdings unitholders at the special meeting;

•	material contracts of the Holdings Parties and the performance of obligations thereunder; and

•	the absence of any approval requirements under any state takeover statutes.

The Hiland Holdings merger agreement also contains representations and warranties of the HPGP Parent Parties as to, among other things:

•	the HPGP Parent Parties’ ability to finance the Hiland Holdings merger and certain related costs;

•	the ownership of HPGP Merger Sub and the absence of any previous business activities by HPGP Merger Sub other than in connection with the transactions contemplated by the Hiland Holdings merger agreement;

•	the access to information about the Holdings Parties that has been provided to the HPGP Parent Parties; and

•	the limitation of the Holdings Parties’ representations and warranties to those set forth in the Hiland Holdings merger agreement or in certificates entered into in connection with the Hiland Holdings merger agreement.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “material adverse effect” clause.

For purposes of the Hiland Holdings merger agreement, a “material adverse effect” means, with respect to Hiland Holdings, any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has had or would be reasonably likely to have a material adverse effect on the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of the Holdings Parties, taken as a whole, or on the ability of the Holdings Parties to perform their obligations under the Hiland Holdings merger agreement or to consummate the Hiland Holdings merger.

In any case, however, a “material adverse effect” with respect to Hiland Holdings will not include:

•	facts, circumstances, events, changes, effects or occurrences:

•	generally affecting the midstream oil and gas or gathering and processing industries (including commodity prices);

•	generally affecting the economy or the financial or securities markets in the United States or globally (including interest rates); or

•	generally affecting regulatory or political conditions in the United States or globally,

except, with respect to the above three bullet-points, for any fact, circumstance, event, change, effect or occurrence that affects the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of Hiland Holdings and its subsidiaries, taken as a whole, in a disproportionately adverse manner, compared to other participants in the midstream oil and gas or gathering and processing industries;

•	facts, circumstances, events, changes, effects or occurrences:

•	caused by compliance with the terms of the Hiland Holdings merger agreement (including omissions required by the Hiland Holdings merger agreement);

•	caused by the announcement or pendency of the Hiland Holdings merger (including litigation brought by any holder of common units in Hiland Holdings (on their own behalf or on behalf of Hiland Holdings) or loss of or adverse changes in relationships with employees, customers or suppliers of Hiland Holdings); or

•	caused by any action taken or omitted to be taken by an officer of the general partner of Hiland Partners at the direction of Parent or HPGP Merger Sub or Harold Hamm (other than (i) in his capacity as part of, (ii) in accordance with authority delegated to him by, or (iii) as otherwise authorized by, the Hiland Holdings Board of Directors or any committee thereof);

•	changes in applicable statutes, regulations, statutory rules, order, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, governmental entity, statutory body or self-regulatory authority (including the NASDAQ Global Select Market) after the date hereof;

•	changes in generally accepted accounting principles in the United States, or “GAAP,” after the date hereof;

•	a decrease in the market price of Hiland Holdings common units (except that this exception will not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such decrease has resulted in, or contributed to, a material adverse effect);

•	any failure by the Holdings Parties to meet any internal or publicly disclosed projections, forecasts or estimates of revenue or earnings (except that this exception will not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such failure has resulted in, or contributed to, a material adverse effect);

•	a failure, if any, of Hiland Operating, LLC (a subsidiary of Hiland Holdings) to be in compliance with:

•	the Interest Coverage Ratio required by Section 6.17 of the Hiland Operating Credit Agreement; or

•	the Leverage Ratio required by Section 6.18 of the Hiland Operating Credit Agreement,

(except that failure to be in compliance with the above ratios will not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such default has resulted in, or contributed to, a material adverse effect); or

•	any decrease in distributions in respect of the Hiland Holdings common units (except that this exception will not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such decrease has resulted in, or contributed to, a material adverse effect); and

•	any decrease in distributions in respect of the common or subordinated units of Hiland Partners occurring prior to the execution date of the Hiland Holdings merger agreement (except that this exception will not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such decrease has resulted in, or contributed to, a material adverse effect).

For purposes of the Hiland Holdings merger agreement, a “material adverse effect” means, with respect to the HPGP Parent Parties, any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, prevents or materially delays or materially impairs or would be reasonably likely to prevent or materially delay or materially impair the ability of Parent or HPGP Merger Sub to consummate the Hiland Holdings merger and the other transactions contemplated by the Hiland Holdings merger agreement.

Agreements Related to the Conduct of Business

The Hiland Holdings merger agreement provides that, subject to certain exceptions or as consented to in writing by Parent, during the period from the signing of the Hiland Holdings merger agreement to the effective time of the Hiland Holdings merger, the Holdings Parties, among other things, will:

•	conduct their business in the ordinary course consistent with past practice;

•	use commercially reasonable efforts to (i) maintain and preserve intact their business organization and material rights and franchises, (ii) retain the services of their current officers and employees and consultants and (iii) maintain and preserve in all material respects the relationships with customers, suppliers, and others having business dealings with them; and

•	take no action that would materially adversely affect or materially delay the ability of any of the parties to the Hiland Holdings merger agreement from obtaining any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the Hiland Partners merger agreement, performing its covenants and agreements under the Hiland Holdings merger agreement or consummating the transactions contemplated by the Hiland Holdings merger agreement, or otherwise materially delay or prohibit consummation of the Hiland Partners merger or other transactions contemplated by the Hiland Holdings merger agreement.

Specifically, the Holdings Parties agreed, subject to certain exceptions or as consented to in writing by Parent (whose consent may not be unreasonably withheld, conditioned or delayed), not to do, or agree to do, any of the following:

•	make any changes in any of their organizational or governing documents, other than changes expressly provided for in the Hiland Holdings merger agreement;

•	issue, deliver or sell or authorize, or propose the issuance, delivery or sale of, any interests or equity securities in Hiland Holdings or its subsidiaries or securities convertible into interests or equity securities in Hiland Holdings or its subsidiaries or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating them to issue any such partnership interests or equity securities in Hiland Holdings, other than restricted common units, phantom units or unit options granted to current or new employees under the Hiland Holdings GP, LP Long-Term Incentive Plan in a manner consistent with past practice of up to 50,000 Hiland Holdings common units in the aggregate;

•	except for any distributions from Hiland Holdings’ subsidiaries to Hiland Holdings, declare, set aside or pay any distributions in respect of the interests in Hiland Holdings or other ownership interests, or split, combine or reclassify any of the interests in Hiland Holdings or other ownership interests or issue or authorize the issuance of any other interests in Hiland Holdings or other ownership interests in respect of, in lieu of or in substitution for any of the interests in Hiland Holdings or other ownership interests, or purchase, redeem or otherwise acquire, directly or indirectly, any of the interests in Hiland Holdings or other ownership interests other than repurchase of interests in Hiland Holdings in accordance with the Hiland Holdings GP, LP Long-Term Incentive Plan;

•	merge into or with any other entity, other than the Hiland Partners merger;

•	incur, assume or guarantee any indebtedness for borrowed money, issue, assume or guarantee any debt securities, grant any option, warrant or right to purchase any debt securities, or issue any securities convertible into or exchangeable for any debt securities other than in connection with:

•	borrowings in the ordinary course of business or provided for in the Hiland Holdings’ 2009 annual budget (which we sometimes refer to in this joint proxy statement as the “Hiland Holdings budget”), in each case in accordance with any existing bank credit facilities;

•	the refinancing or replacement of existing indebtedness;

•	other than as permitted in the two bullet-points above, the incurrence by Hiland Holdings of up to $1,000,000 in principal amount of indebtedness; and

•	a transaction that is permitted by other provisions of the Hiland Holdings merger agreement;

•	sell, assign, transfer, abandon, lease or otherwise dispose of or grant any security interest with respect to, pledge or otherwise encumber (other than permitted encumbrances under the Hiland Holdings merger agreement) any limited liability company, partnership or other equity interests of any subsidiary or partially owned entity of the Holdings Parties (excluding subsidiaries and partially owned entities of Hiland Partners);

•	settle any claims, demands, lawsuits or state or federal regulatory proceedings for damages to the extent such settlements in the aggregate assess damages in excess of $1,000,000, other than any claims, demands, lawsuits or proceedings to the extent insured (net of deductibles), to the extent reserved against in the financial statements of Hiland Holdings or to the extent covered by an indemnity obligation not subject to dispute or adjustment from a solvent indemnitor;

•	settle any claims, demands, lawsuits or state or federal regulatory proceedings seeking an injunction or other equitable relief where such settlements would have a material adverse affect on the Hiland Holdings, as defined in the Hiland Holdings merger agreement;

•	make any material change in their tax methods, principles or elections;

•	make any material change to their financial reporting and accounting methods other than as required by a change in GAAP;

•	grant any increases in the compensation of any of their executive officers, except in the ordinary course of business consistent with past practice or as required by the terms of an existing employee benefit plan or agreement or by applicable law;

•	amend any existing employment or severance or termination contract with any executive officer;

•	become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, change of control or other benefit arrangement or similar plan or arrangement or amend any existing employee benefit plan, if such amendment would have the effect of materially enhancing any benefits thereunder; or

•	voluntarily dissolve or otherwise adopt or vote to adopt a plan of complete or partial dissolution or liquidation.

Provided, however, that any action taken or omitted to be taken by an officer of a Holdings Party at the direction of any of the HPGP Parent Parties or Mr. Hamm (other than (1) in his capacity as part of, (2) in accordance with authority delegated to him by, or (3) as otherwise authorized by, the Hiland Holdings Board of Directors or any committee thereof) that would otherwise constitute a breach of the “Conduct of Business” covenants described in this section, will not constitute a breach of the Hiland Holdings merger agreement.

Other Covenants and Agreements

Investigation

The Holdings Parties must afford to the HPGP Parent Parties and their advisors reasonable access during normal business hours after reasonable prior notice, during the period prior to the effective time of the Hiland Holdings merger, to the offices, properties, books and records of the Holdings Parties and provide to the HPGP Parent Parties such financial and other data as they may reasonably request related to the Holdings Parties, including furnishing to Parent the financial results of Hiland Holdings and its subsidiaries in advance of any filing by Hiland Holdings with the SEC or other public disclosure containing financial results. The Holdings Parties also agreed to instruct their employees and advisors to cooperate with Parent in its investigations described in this paragraph. The Holdings Parties are not required to furnish information to Parent to the extent such information is privileged or the furnishing of such information is prohibited by law or an existing contract or agreement.

Parent will hold, and will cause its advisors to hold, any material or competitively sensitive non-public information concerning the Holdings Parties or their subsidiaries confidential. The general partner of Hiland Holdings was obligated to provide, and has provided, Parent (solely for informational purposes) the fairness opinion of Barclays Capital prepared in connection with the Hiland Holdings merger.

No Solicitation

The Holdings Parties may not, and must cause their officers, directors, employees, agents and representatives (their “representatives”) not to, directly or indirectly:

•	initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completing, an alternative proposal (as defined below);

•	engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to, the Holdings Parties and their subsidiaries, in connection with, or have any discussions with any person relating to, an alternative proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement an alternative proposal;

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any alternative proposal;

•	approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any alternative proposal;

•	amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement; or

•	resolve to propose or agree to do any of the above.

In addition, upon the signing of the Hiland Holdings merger agreement, the Holdings Parties and their representatives were obligated to immediately cease any existing solicitations, discussions or negotiations with any person (other than the HPGP Parent Parties) that had made or indicated an intention to make an alternative proposal. The Holdings Parties agreed to promptly, and in any event not later than ten days following the date the Hiland Holdings merger agreement was signed, request that each person who had executed a confidentiality agreement with a Holdings Party in connection with that person’s consideration of a transaction involving any Holdings Party that would constitute an alternative proposal return or destroy all non-public information furnished to that person by or on behalf of the Holdings Parties.

Notwithstanding the foregoing, prior to approval of the Hiland Holdings merger agreement and Hiland Holdings merger by the unitholders as required in the Hiland Holdings merger agreement, the Holdings Parties may, in response to an unsolicited alternative proposal which did not result from or arise in connection with a breach of the no solicitation covenant described in the first paragraph under “— No Solicitation” above and which the Hiland Holdings Conflicts Committee determines, in good faith, after consultation with its outside counsel and financial advisors, constitutes or could reasonably be expected to result in a superior proposal (as defined below):

•	furnish information with respect to the Holdings Parties and their subsidiaries to the person making such alternative proposal and its representatives pursuant to an executed confidentiality agreement no less restrictive (including with respect to standstill provisions) of the other party than the form of confidentiality agreement attached as an exhibit to the Hiland Holdings merger agreement; and

•	participate in discussions or negotiations with such person and its representatives regarding such alternative proposal.

In this case, Parent is entitled to receive an executed copy of such confidentiality agreement prior to or substantially simultaneously with the Holdings Parties furnishing information to the person making such alternative proposal or its representatives. Additionally, the Holdings Parties must simultaneously provide or make available to Parent any non-public information concerning the Holdings Parties and their subsidiaries that is provided to the person making such alternative proposal or its representatives which was not previously provided or made available to Parent.

The Holdings Parties also agreed to promptly (and in any event within 24 hours) advise Parent orally and in writing of the receipt by either of them of any alternative proposal or any request for non-public information relating to the Holdings Parties and their subsidiaries, other than requests for information in the ordinary course of business consistent with past practice and not reasonably expected to be related to an alternative proposal, including in each case the identity of the person making any such alternative proposal or request and the material terms and conditions of any such alternative proposal or request (including copies of any document or correspondence evidencing such alternative proposal or request).

The Holdings Parties must keep Parent reasonably informed on a current basis of the status (including any material change to the terms thereof) of any such alternative proposal or request.

Neither the Hiland Holdings Board of Directors nor any committee thereof may withdraw, modify or qualify in a manner adverse to Parent, or resolve to or publicly propose to withdraw, modify or qualify in a manner adverse to Parent, its recommendation to the common unitholders to approve the Hiland Holdings merger, unless, prior to the receipt of the requisite approval of the holders of Hiland Holdings common units as required under the Hiland Holdings merger agreement and the Hiland Holdings partnership agreement:

•	the Hiland Holdings Board of Directors or the Hiland Holdings Conflicts Committee determines in good faith, after consultation with its respective outside counsel and financial advisors, that a change in its recommendation would be in the best interests of the holders of Hiland Holdings common units (other than the Hamm Continuing Investors); and

•	the Hiland Holdings Board of Directors or the Hiland Holdings Conflicts Committee, as applicable, provides Parent with at least three business days’ advance written notice of its intention to change its recommendation and specifying the material events giving rise thereto, then the Hiland Holdings Board of Directors or the Hiland Holdings Conflicts Committee, as applicable, may change its recommendation.

The restrictions summarized above are inapplicable to any discussions or negotiations with the lenders under the Credit Agreement, dated as of May 1, 2006, between Hiland Holdings GP, LLC and MidFirst Bank (which, together with any related guarantees, in each case as amended, restated, supplemented or otherwise modified from time, we refer to in this joint proxy statement as the “HPGP Credit Agreement”) or the Hiland Operating Credit Agreement regarding debt financing transactions with such lenders that may involve equity issuances that would constitute an alternative proposal. In addition, nothing contained in the Hiland Holdings merger agreement prohibits the Holdings Parties or the Hiland Holdings Board of Directors or any committee thereof from disclosing to the Hiland Holdings unitholders a position in response to any tender offer as required by the SEC.

As used in the Hiland Holdings merger agreement, “alternative proposal” means any inquiry, proposal or offer from any person or group of persons other than the HPGP Parent Parties, relating to, or that could reasonably be expected to lead to, in one transaction or a series of related transactions:

•	a merger, tender or exchange offer, consolidation, reorganization, reclassification, recapitalization, liquidation or dissolution, or other business combination involving any Holdings Party or any of their subsidiaries;

•	the issuance by Hiland Holdings or Hiland Partners of any general partner interest or any class of partnership interests constituting more than 15% of such class of partnership interests; or

•	the acquisition in any manner, directly or indirectly, of any general partner interest, any class of partnership interests constituting more than 15% of such class of partnership interests or more than 15% of the consolidated total assets of the Holdings Parties and their subsidiaries (including equity interests in any subsidiary or partially owned entity of Hiland Holdings), in each case other than the Hiland Partners merger and the Hiland Holdings merger.

As used in the Hiland Holdings merger agreement, “superior proposal” shall mean any written alternative proposal:

•	on terms which the Hiland Holdings Conflicts Committee determines in good faith, after consultation with its outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Hiland Holdings common units (other than the Hamm Continuing Investors); and

•	that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that for purposes of the definition “Superior Proposal,” the references to “15%” in the definition of “Alternative Proposal” shall be deemed to be references to “35%” with respect to the Holdings Parties and “55%” with respect to the Hiland Parties and the subsidiaries and partially owned entities of Hiland.

In determining if a proposal is more favorable, from a financial point of view to the holders of Hiland Holdings common units than the Hiland Holdings merger, the Hiland Holdings Conflicts Committee may not consider any interests that any holder may have other than as a unitholder of Hiland Holdings entitled to the Hiland Holdings merger consideration and will take into account all the terms and conditions of such proposal, and the Hiland Holdings merger agreement (including any proposal or offer by the HPGP Parent Parties to amend the terms of the Hiland Holdings merger agreement and the Hiland Holdings merger).

Filings and Other Actions

Upon signing of the Hiland Holdings merger agreement, the Holdings Parties were obligated to prepare and file this joint proxy statement as soon as reasonably practicable. The Holdings Parties and Parent were obligated to prepare and file the Schedule 13E-3 as soon as reasonably practicable and both parties are obligated to use their commercially reasonable efforts to have this joint proxy statement and the Schedule 13E-3, cleared by the SEC as promptly as practicable after such filing.

Additionally, the Holdings Parties agreed to:

•	take all action necessary in accordance with applicable laws and the Hiland Holdings partnership agreement to duly call, give notice of, convene and hold a meeting of the Hiland Holdings unitholders as promptly as reasonably practicable following the mailing of this joint proxy statement for the purpose of obtaining the necessary unitholder approvals under the Hiland Holdings merger agreement and the Hiland Holdings partnership agreement of the Hiland Holdings merger and the Hiland Holdings merger agreement; and

•	unless there is a change in the recommendation of the Hiland Holdings Board of Directors or Hiland Holdings Conflicts Committee, use all commercially reasonable efforts to solicit from Hiland Holdings unitholders proxies in favor of the adoption and approval of the Hiland Holdings merger agreement and the Hiland Holdings merger.

Unless the Hiland Holdings merger agreement is terminated pursuant to its terms, the Holdings Parties must take all of the actions described in the first bullet point in the previous paragraph regardless of whether or not there has been a change in the recommendation of the Hiland Holdings Board of Directors or the Hiland Holdings Conflicts Committee.

Equity Awards

The Hiland Holdings GP, LP Long-Term Incentive Plan and each award of restricted common units (except awards held by nonemployee members of the Board of Directors of Directors as described in “— Effect of the Merger on the Common Units and Certain Other Securities of Hiland Holdings and Merger Sub” above), phantom units and options outstanding under the Hiland Holdings GP, LP Long-Term Incentive Plan immediately prior to the effective time of the Hiland Holdings merger will remain outstanding in accordance with its terms as a plan or equity compensation award, as applicable, of the surviving entity and shall be unaffected by the transactions contemplated by the Hiland Holdings merger agreement. Hiland Holdings has agreed to take any action necessary pursuant to the Hiland Holdings GP, LP Long-Term Incentive Plan to achieve this result.

Efforts to Complete the Hiland Holdings Merger

The HPGP Parent Parties and the Holdings Parties shall use their commercially reasonable efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Hiland Holdings merger and the other transactions contemplated by the Hiland Holdings merger agreement including:

•	the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity,

•	the obtaining of all necessary consents, approvals or waivers from third parties,

•	the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Hiland Holdings merger agreement or the consummation of the transactions contemplated hereby and

•	the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby.

In addition, Parent is obligated to use its reasonable best efforts to obtain the funding for the Hiland Holdings merger in accordance with the funding commitment letters provided by Mr. Hamm to Parent and described in “Special Factors — Financing of the Mergers,” beginning on page 137.

The Holdings Parties and the HPGP Parent Parties have agreed to:

•	make their respective filings, if applicable, and thereafter make any other required submissions under the HSR Act;

•	use commercially reasonable efforts to cooperate with each other in determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other governmental entities in connection with the execution and delivery of the Hiland Holdings merger agreement and the consummation of the transactions contemplated hereby;

•	use commercially reasonable efforts to cooperate with each other in timely making all such filings and timely seeking all such consents, permits, authorizations or approvals;

•	use commercially reasonable efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary, proper or advisable to consummate and make effective the Hiland Holdings merger and the other transactions contemplated by the Hiland Holdings merger agreement, including taking all such further action as reasonably may be necessary to resolve such objections, if any, any federal, state or foreign antitrust enforcement authorities or competition authorities or other governmental entities may assert in connection with the HSR Act, or other state or federal regulatory authorities of any other nation or other jurisdiction or any other person may assert under regulatory law with respect to the Hiland Holdings merger and the other transactions contemplated by the Hiland Holdings merger agreement, and to avoid or eliminate each and every impediment under any law that may be asserted by any governmental entity with respect to the Hiland Holdings merger so as to enable the closing to occur as soon as reasonably possible; and

•	subject to applicable legal limitations and the instructions of any governmental entity, use commercially reasonable efforts to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Hiland Holdings merger agreement, including to the extent permitted by law promptly furnishing the other with copies of notices or other communications received by the Holdings Parties or any of their subsidiaries or the HPGP Parent Parties, as the case may be, from any third party and/or any governmental entity with respect thereto.

The Holdings Parties and the HPGP Parent Parties agreed that, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Hiland Holdings merger or any other transaction contemplated by this Hiland Holdings merger agreement, each of the Holdings Parties or the HPGP Parent Parties shall cooperate in all respects with each other and shall use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Hiland Holdings merger or any other transactions contemplated by the Hiland Holdings merger agreement.

The HPGP Parent Parties and the Holdings Parties have agreed that any of the parties to the Hiland Holdings merger agreement may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under the covenant described in this section as material that may be given only to the outside regulatory counsel of the recipient and not disclosed by such outside counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials (the HPGP Parent Parties or the Holdings Parties as the case may be) or its legal counsel. Materials provided to the other party or its outside counsel may be redacted to remove references concerning the valuation of the Hiland Holdings common units or the business of the Holdings Parties and their subsidiaries.

Takeover Statute

If any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the Hiland Holdings merger or the other transactions contemplated by the Hiland Holdings merger agreement or the Hiland Holdings support agreement, each of the Holdings Parties or the HPGP Parent Parties have agreed to grant such approvals and take such actions as are reasonably necessary so that the Hiland Holdings merger, the Hiland Holdings support agreement, and the other transactions contemplated by the Hiland Holdings merger agreement and thereby may be consummated as promptly as practicable on the terms contemplated in the Hiland Holdings merger agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Hiland Holdings merger, the Hiland Holdings support agreement, and the other transactions contemplated hereby and thereby.

Public Announcements

The Holdings Parties and the HPGP Parent Parties have agreed to consult with and provide each other the opportunity to review and comment (which shall be considered reasonably and in good faith by the other parties) upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to the Hiland Holdings merger agreement or the transactions contemplated therein and shall not issue any such press release or other public statement or comment prior to such consultation and opportunity to review and comment except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange. Any public statement or disclosure that is consistent with a public statement or disclosure previously approved by the other party shall not, however, require the prior approval of such other party.

Indemnification and Insurance

The partnership agreement of the surviving entity shall not, with respect to indemnification of directors and officers, be amended, repealed or otherwise modified after the effective time of the Hiland Holdings merger in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the effective time of the Hiland Holdings merger were identified as prospective indemnitees under the Hiland Holdings partnership agreement in respect of actions or omissions occurring at or prior to the effective time of the Hiland Holdings merger (including the transactions contemplated by the Hiland Holdings merger agreement).

For a period of six years after the effective time of the Hiland Holdings merger, Parent and the general partner of Hiland Holdings shall, and Parent and the general partner of Hiland Holdings shall cause the surviving entity (and its successors or assigns) to, maintain officers’ and directors’ liability insurance covering each person who is immediately prior to the effective time of the Hiland Holdings merger, or has been at any time prior to the effective time of the Hiland Holdings merger, an officer or director of any of the Holdings Parties or their subsidiaries and each person who immediately prior to the effective time of the Hiland Holdings merger is serving or prior to the effective time of the Hiland Holdings merger has served at the request of any of the Holdings Parties or their subsidiaries as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan of the Holdings Parties or their subsidiaries who are or at any time prior to the effective time were covered by the existing officers’ and directors’ liability insurance applicable to the Holdings Parties or their subsidiaries on terms substantially no less advantageous to the indemnified persons described in this paragraph than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the effective time of the Hiland Holdings merger (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the effective time of the Hiland Holdings merger).

Hiland Holdings shall cause (and Parent, following the closing of the Hiland Partners merger, shall continue to cause) coverage to be extended under the existing officers’ and directors’ liability insurance applicable to the Holdings Parties or their subsidiaries by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the existing officers’ and directors’ liability insurance, and such “tail” policy shall satisfy the requirements summarized in this section. In no event, however, will Parent be required to spend more than 250% of the last annual premium paid by the Holdings Parties and their subsidiaries prior to the signing date of the Hiland Holdings merger agreement per policy year of coverage under such “tail” policy. If the cost per policy year of such insurance exceeds 250% of the last annual premium, Parent shall purchase as much coverage per policy year as reasonably obtainable for the amount equal to 250% of the last annual premium.

In the event Parent, the general partner of Hiland Holdings or any of their respective successors or assigns:

•	consolidates with or merges into any other person and shall not be the continuing or surviving entity in such consolidation or merger; or

•	transfers all or substantially all of its properties and assets to any person then and in either such case, Parent or the general partner of Hiland Holdings, as the case may be, shall cause proper provision to be made so that its successors or assigns shall assume the obligations summarized in this “— Indemnification and Insurance” section.

Unitholder Litigation

The Holdings Parties have agreed to give Parent the opportunity to participate in the defense or settlement of any unitholder litigation against any of the Holdings Parties or their subsidiaries and/or their respective directors relating to the Hiland Holdings merger or any other transactions contemplated in the Hiland Holdings merger agreement and not to agree to any settlement shall without Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed).

Notification of Certain Matters

The Holdings Parties and the HPGP Parent Parties have agreed to give prompt notice to each other of:

•	any notice or other communication received by such party from any governmental entity in connection with the Hiland Holdings merger or the other transactions contemplated in the Hiland Holdings merger agreement or from any person alleging that the consent of such person is or may be required in connection with the Hiland Holdings merger or the other transactions contemplated in the Hiland Holdings merger agreement, if the subject matter of such communication or the failure of such party to obtain such consent could be material to Hiland Holdings, the surviving entity or Parent,

•	any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the Hiland Holdings merger or the other transactions contemplated in the Hiland Holdings merger agreement; and

•	the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would, individually or in the aggregate, cause or result in a material adverse effect to the Holdings Parties or the HPGP Parent Parties.

The Holdings Parties shall reasonably cooperate with the HPGP Parent Parties in efforts to mitigate any adverse consequences to the HPGP Parent Parties which may arise from any criminal or regulatory investigation or action involving any of the Hiland Parties or their subsidiaries or partially-owned entities (including by coordinating and providing assistance in meeting with regulators).

Rule 16b-3

Prior to the effective time of the Hiland Holdings merger, Hiland Holdings has agreed to take such steps as may be reasonably requested by any party to the Hiland Holdings merger agreement to cause dispositions of Hiland Holdings equity securities (including derivative securities) pursuant to the transactions contemplated by the Hiland Holdings merger agreement by each individual who is a director or officer of the general partner of Hiland Holdings to be exempt from short-swing profits liability under the Exchange Act.

Conditions to Completion of the Hiland Holdings Merger

The obligations of the Holdings Parties and the HPGP Parent Parties to effect the Hiland Holdings merger shall be subject to the fulfillment or waiver by all parties, at or prior to the effective time of the Hiland Holdings merger, of each of the following, mutual conditions:

•	the approval of the holders of (i) a majority of the outstanding common units of Hiland Holdings (excluding common units owned by Mr. Hamm, his affiliates (including Continental Gas), the Hamm family trusts and the directors and officers of Hiland Holdings) entitled to vote thereon voting as a class and (ii) a majority of the outstanding common units of Hiland Holdings entitled to vote thereon voting as a class to approve the Hiland Holdings merger agreement must be obtained;

•	no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enacted or promulgated by any governmental entity restraining, enjoining or otherwise prohibiting the consummation of the Hiland Holdings merger shall be in effect; and

•	any waiting period under the HSR Act applicable to the consummation of the Hiland Holdings merger shall have expired or been earlier terminated.

For purposes of the Hiland Holdings merger agreement, an “affiliate” of Mr. Hamm is any person, entity, group (as defined in Section 13 of the Exchange Act) or organization that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, Mr. Hamm. The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, entity, group or organization, whether through ownership of voting securities, by contract or otherwise.

The obligations of the Holdings Parties to effect the Hiland Holdings merger are further subject to the fulfillment at or prior to the effective time of the Hiland Holdings merger of each of the following conditions, any one or more of which may be waived in whole or in part by the Holdings Parties:

•	(1) the representations and warranties of the HPGP Parent Parties as to qualification, organization, authority, no violation, and consents and approvals shall be true and correct in all respects, in each case at and as of the date of the Hiland Holdings merger agreement and at and as of the closing date as though made at and as of the closing date of the Hiland Holdings merger and (2) the representations and warranties of the HPGP Parent Parties set forth in the Hiland Holdings merger agreement (other than those referenced in clause (1) of this paragraph) shall be true and correct in all respects (disregarding any materiality or Parent material adverse effect qualifiers therein) at and as of the date of the Hiland Holdings merger agreement and at and as of the closing date as though made at and as of the closing date, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a material adverse effect on Parent; provided, however, that, with respect to clauses (1) and (2) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (1) or (2), as applicable) only as of such date or period;

•	the HPGP Parent Parties shall have performed all obligations and complied with all covenants required by the Hiland Holdings merger agreement to be performed or complied with by them that are qualified by materiality or a material adverse effect qualifier and shall have in all material respects performed all other obligations and complied with all other covenants required by the Hiland Holdings merger agreement to be performed or complied with by them; and

•	Parent shall have delivered to the Holdings Parties a certificate, dated the effective time of the Hiland Holdings merger and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in the first two bullet points above have been satisfied.

The obligations of the HPGP Parent Parties to effect the Hiland Holdings merger are further subject to the fulfillment at or prior to the effective time of the Hiland Holdings merger of each of the following conditions, any one or more of which may be waived in whole or in part by the HPGP Parent Parties:

•	(1) the representations and warranties of the Holdings Parties as to qualification, organization, subsidiaries, capitalization, authority, no violation, consents and approvals, absence of certain changes or events and required approvals shall be true and correct in all respects, except, in the case of the representation as to capitalization, for such inaccuracies as are de minimis in the aggregate, in each case at and as of the date of the Hiland Holdings merger agreement and at and as of the closing as though made at and as of the closing and (2) the representations and warranties of the Holdings Parties set forth in the Hiland Holdings merger agreement (other than those referenced in clause (1) of this paragraph) shall be true and correct in all respects (disregarding any materiality or Holdings material adverse effect qualifiers therein) as of the date of the Hiland Holdings merger agreement and at and as of the closing as though made at and as of the closing, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a material adverse effect on the Holdings Parties; provided, however, that, with respect to clauses (1) and (2) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (1) or (2), as applicable) only as of such date or period; provided, further, that the representations and warranties referenced in clauses (1) and (2) shall not be deemed to be inaccurate to the extent that Parent had knowledge on the date of the Hiland Holdings merger agreement of such inaccuracy;

•	the Holdings Parties shall have performed all obligations and complied with all covenants required by the Hiland Holdings merger agreement to be performed or complied with by them that are qualified by materiality or a Holdings material adverse effect qualifier and shall have in all material respects performed all other obligations and complied with all other covenants required by the Hiland Holdings merger agreement to be performed or complied with by them;

•	since the date of the Hiland Holdings merger agreement there shall not have been any material adverse effect on the Holdings Parties;

•	the Hiland Partners merger shall be effectuated concurrently with the Hiland Holdings merger; provided that the HPGP Parent Parties may not waive this condition unless the Hiland Partners merger agreement and the Hiland Partners merger shall have been submitted to a vote of unitholders and the outcome of such vote shall not have constituted the unitholder approval required under the Hiland Partners partnership agreement and the Hiland Partners merger agreement, described in “The Hiland Partners Merger Agreement — Conditions to Completion of the Hiland Partners Merger,” beginning on page 162; and

•	the Holdings Parties shall have delivered to the HPGP Parent Parties a certificate, dated the effective time of the Hiland Holdings merger and signed by an executive officer of Hiland Holdings, certifying to the effect that the conditions set forth in the first three bullet points of this paragraph have been satisfied.

No party to the Hiland Holdings merger agreement may rely on the failure of any condition summarized in this section to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of the Hiland Holdings merger agreement or failure to use commercially reasonable efforts to consummate the Hiland Holdings merger and the other transactions contemplated by the Hiland Holdings merger agreement.

The Hiland Holdings merger agreement provides that any or all of the conditions described above may be waived, in whole or in part, by Hiland Holdings or the HPGP Parent Parties, as the case may be, to the extent permitted by applicable law. None of Hiland Holdings or the HPGP Parent Parties currently expect to waive any material condition to the completion of the Hiland Partners merger. If either Hiland Holdings, on one hand, or the HPGP Parent Parties on the other hand, determines to waive any condition to the Hiland Holdings merger that would result in a material and adverse change in the terms of the merger to Hiland Holdings or its unitholders, proxies would be re-solicited from Hiland Holdings public unitholders in connection with the waiver. Notwithstanding the foregoing, following the failure to receive the Hiland Partners unitholder approval required under the Hiland Partners partnership agreement and the Hiland Partners merger agreement, if the HPGP Parent Parties waive, in accordance with the Hiland Holdings merger agreement, the condition that the Hiland Partners merger be effected concurrently with the Hiland Holdings merger, Hiland Holdings will not re-solicit proxies from the Hiland Holdings unitholders.

Additionally, because the parties to the Hiland Holdings merger agreement have agreed to use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable under applicable laws to complete the Hiland Holdings merger, Hiland Holdings believes that there is no material uncertainty as to the satisfaction of any of the conditions to the consummation of the Hiland Holdings merger, subject to (i) the Hiland Holdings public unitholders vote to approve the Hiland Holdings merger agreement and the Hiland Holdings merger and (ii) the Hiland Partners public unitholders vote to approve the Hiland Partners merger agreement and the Hiland Partners merger.

Termination

The Hiland Holdings merger agreement may be terminated and abandoned at any time prior to the effective time of the Hiland Holdings merger, whether before or after any approval of the matters presented in connection with the Hiland Holdings merger by the unitholders of Hiland Holdings:

•	by the mutual written consent of the Holdings Parties and the HPGP Parent Parties;

•	by either the Holdings Parties or the HPGP Parent Parties, if:

•	the Hiland Holdings merger shall not have become effective on or before November 1, 2009 and the party seeking to terminate the Hiland Holdings merger agreement shall not have breached its obligations under the Hiland Holdings merger agreement in any manner that shall have proximately caused the failure to consummate the Hiland Holdings merger on or before November 1, 2009;

•	an injunction, other legal restraint or order of any governmental entity shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Hiland Holdings merger and such injunction, other legal restraint or order shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have complied in all material respects with its obligations summarized under “— Efforts to Complete the Hiland Holdings Merger” above; or

•	the special meeting of the unitholders of Hiland Holdings shall have concluded and, upon a vote taken at such meeting, the requisite unitholder approval of the Hiland Holdings merger agreement or the Hiland Holdings merger shall not have been obtained; provided that the right to terminate the Hiland Holdings merger agreement shall not be available to the Holdings Parties if any Holdings Party materially breached any obligations summarized under “— No Solicitation” and “— Filings and Other Actions” above or to the HPGP Parent Parties if any Hamm Continuing Investor materially breached any of their obligations under the Hiland Holdings support agreement;

•	by the Holdings Parties, if any HPGP Parent Party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Holdings merger agreement, which breach or failure to perform:

•	would constitute the failure of a condition to the Holdings Parties obligations to complete the Hiland Holdings merger; and

•	is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by Parent of written notice stating the Holdings Parties’ intention to terminate the Hiland Holdings merger agreement and the basis for such termination;

provided that the right to terminate the Hiland Holdings merger agreement pursuant to the provision summarized in this paragraph shall not be available to the Holdings Parties if, at such time, a condition to the HPGP Parent Parties’ obligation to complete the merger is not capable of being satisfied; or

•	by the HPGP Parent Parties, if:

•	any Holdings Party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Holdings merger agreement, which breach or failure to perform: (A) would constitute the failure of a condition to the HPGP Parent Parties’ obligations to complete the merger and (B) is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by the Holdings Parties of written notice stating the HPGP Parent Parties’ intention to terminate the Hiland Holdings merger agreement and the basis for such termination; provided that the right to terminate the Hiland Holdings merger agreement pursuant to the provision summarized in this paragraph shall not be available to the HPGP Parent Parties if, at such time, a condition to the Holdings Parties’ obligation to complete the merger is not capable of being satisfied;

•	a change in the recommendation of the Hiland Holdings Board of Directors or Hiland Holdings Conflicts Committee or a failure of the Hiland Holdings Board of Directors to recommend the Hiland Holdings merger agreement and Hiland Holdings merger to its unitholders occurs or the Hiland Holdings Board of Directors or any committee thereof approves, endorses or recommends, or resolves to or publicly proposes to approve, endorse or recommend, any alternative proposal; or

•	the Hiland Holdings merger is not capable of closing by November 1, 2009.

Effect of Termination; Remedies

In the event of termination of the Hiland Holdings merger agreement as summarized above under “— Termination,” the Hiland Holdings merger agreement shall terminate, except for certain provisions including the provision relating to reimbursement of expenses summarized in “— Reimbursement of Certain Expenses” below, and there shall be no liability on the part of the Holdings Parties or the HPGP Parent Parties to the other except as provided in the provision relating to reimbursement of expenses summarized in “— Reimbursement of Certain Expenses” below. No such termination, however, shall relieve any party from liability arising out of any willful breach of any of the representations, warranties or covenants in the Hiland Holdings merger agreement (subject to any express limitations set forth in the Hiland Holdings merger agreement), in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Reimbursement of Certain Expenses

In the event that the Hiland Holdings merger agreement is terminated by the HPGP Parent Parties due to a change in the recommendation of the Hiland Holdings Board of Directors or the Hiland Holdings Conflicts Committee or:

•	an alternative proposal shall have been made known to the Holdings Parties or shall have been made directly to the Hiland Holdings unitholders generally or any person shall have publicly announced an intention (whether or not conditional or withdrawn) to make an alternative proposal and thereafter;

•	the Hiland Holdings merger agreement is terminated by the Holdings Parties or the HPGP Parent Parties (as applicable) because November 1, 2009 has passed, the unitholders of Hiland Holdings failed to approve the Hiland Holdings merger agreement or the Hiland Holdings merger or any Holdings Party breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Hiland Holdings merger agreement, which breach or failure to perform: (A) would constitute the failure of a condition to the HPGP Parent Parties’ obligations to complete the merger and (B) is not capable of being satisfied or cured by November 1, 2009 or, if capable of being satisfied or cured, is not satisfied or cured by thirty days following receipt by the Holdings Parties of written notice stating the HPGP Parent Parties’ intention to terminate the Hiland Holdings merger agreement; and

•	a Holdings Party enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any alternative proposal within twelve months of the date the Hiland Holdings merger agreement is terminated, then Hiland Holdings shall pay to Parent all of the expenses of the HPGP Parent Parties, up to $800,000; provided that, no expense for which a Parent Party has received reimbursement pursuant to the Hiland Partners merger agreement shall be paid. See “The Hiland Partners Merger Agreement — Reimbursement of Certain Expenses,” beginning on page 166.

Any payment required to be made pursuant to the provision summarized in the prior paragraph shall be made to Parent not later than two business days after delivery to Hiland Holdings of an itemization setting forth in reasonable detail all expenses of the HPGP Parent Parties for which reimbursement is sought (which itemization may be supplemented and updated from time to time by Parent until the sixtieth day after delivery of such notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

Specific Performance

The parties to the Hiland Holdings merger agreement have agreed that irreparable damage would occur in the event that any provisions of the Hiland Holdings merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, prior to termination of the Hiland Holdings merger agreement in accordance with its terms, the parties will be entitled to an injunction or injunctions to prevent breaches of the Hiland Holdings merger agreement and to enforce specifically the terms and provisions of the Hiland Holdings merger agreement in addition to any other remedy to which the parties are entitled at law or in equity. In connection with any request for specific performance or equitable relief by any party, each of the other parties agreed to waive any requirement for the security or posting of any bond in connection with the remedy of specific performance or equitable relief. Any actions for specific performance or equitable relief must be brought in the Delaware Chancery Court or the federal courts within the State of Delaware.

Amendments and Waivers

At any time prior to the effective time of the Hiland Holdings merger, any provision of the Hiland Holdings merger agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holdings Parties and the HPGP Parent Parties, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the unitholder approval required under the Hiland Holdings merger agreement and the Hiland Holdings merger, if any such amendment or waiver shall by applicable law or in accordance with the rules and regulations of the NASDAQ Global Select Market require further approval of the unitholders of Hiland Holdings, the effectiveness of such amendment or waiver shall be subject to the approval of the unitholders of Hiland Holdings. Notwithstanding the foregoing, no failure or delay by the Holdings Parties or the HPGP Parent Parties in exercising any right under the Hiland Holdings merger agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right under the Hiland Holdings merger agreement.

Recommendation

The Hiland Holdings Conflicts Committee has unanimously determined that the Hiland Holdings merger agreement is advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders and (i) has unanimously recommended to the Hiland Holdings Board of Directors that the Hiland Holdings Board of Directors approve the Hiland Holdings merger agreement and the Hiland Holdings merger and (ii) unanimously recommends that the Hiland Holdings public unitholders approve the Hiland Holdings merger agreement and the Hiland Holdings merger. The Hiland Holdings Board of Directors, after considering factors including the unanimous recommendation of the Hiland Holdings Conflicts Committee, determined that the Hiland Holdings merger agreement is advisable, fair to, and in the best interests of, Hiland Holdings and the Hiland Holdings public unitholders, approved the Hiland Holdings merger agreement and the Hiland Holdings merger and recommends that the Hiland Holdings public unitholders vote in favor of the approval of the Hiland Holdings merger agreement and the Hiland Holdings merger. See “Special Factors — Recommendation of the Hiland Holdings Conflicts Committee and the Hiland Holdings Board of Directors; Reasons For Recommending Approval of the Merger.”

INFORMATION CONCERNING THE HILAND COMPANIES

About Hiland Partners

Hiland Partners, a Delaware limited partnership formed in October 2004, is a midstream energy limited partnership engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and the fractionating, or separating, and marketing of NGLs. Hiland Partners’ operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States.

Through its midstream segment, Hiland Partners connects the wells of natural gas and crude oil producers in its operating areas to its gathering systems, treats natural gas to remove impurities, processes natural gas for the removal of NGLs, fractionates NGLs into NGL products and provides an aggregate supply of natural gas and NGL products to a variety of transmission pipelines and markets. Through its compression segment, Hiland Partners provides compressed air and water to Continental Resources. Continental Resources uses the compressed air and water in its oil and gas secondary recovery operations in North Dakota by injecting them into its oil and gas reservoirs to increase oil and gas production from those reservoirs. This increased production of natural gas flows through Hiland Partners’ Badlands gathering system.

Hiland Partners’ midstream assets consist of 15 natural gas gathering systems with approximately 2,138 miles of gas gathering pipelines, six natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. Hiland Partners’ compression assets consist of two air compression facilities and a water injection plant.

Hiland Partners’ common units trade on the NASDAQ Global Select Market under the symbol “HLND.” Hiland Partners’ and its general partner’s mailing address is 205 West Maple, Suite 1100, Enid, Oklahoma 73701 and their telephone number is (580) 242-6040. A detailed description of Hiland Partners’ business is contained in Hiland Partners’ Annual Report on Form 10-K for the year ended December 31, 2008 attached as Annex G to this joint proxy statement and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 attached as Annex H to this joint proxy statement. See “Where You Can Find More Information.”

During the past five years, neither Hiland Partners nor the general partner of Hiland Partners has been (i) convicted in a criminal proceeding or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the entity from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

About Hiland Holdings

Hiland Holdings, a Delaware limited partnership was formed in May 2006 to own Hiland Partners GP, LLC, the general partner of Hiland Partners and certain other common units and subordinated units in Hiland Partners. Hiland Holdings’ cash generating assets consist solely of its ownership interests in Hiland Partners, in particular (i) the 2% general partner interest in Hiland Partners, (ii) all of the incentive distribution rights in Hiland Partners, and (iii) 2,321,471 common units and 3,060,000 subordinated units of Hiland Partners, representing an aggregate 57.3% limited partner interest in Hiland Partners.

Hiland Holdings’ common units trade on the NASDAQ Global Select Market under the symbol “HPGP.” Hiland Holdings’ and its general partner’s mailing address is 205 West Maple, Suite 1100, Enid, Oklahoma 73701 and their telephone number is (580) 242-6040. A detailed description of Hiland Holdings’ business is contained in Hiland Holdings’ Annual Report on Form 10-K for the year ended December 31, 2008 attached as Annex I to this joint proxy statement and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 attached as Annex J to this joint proxy statement. See “Where You Can Find More Information.”

During the past five years, neither Hiland Holdings nor the general partner of Hiland Holdings has been (i) convicted in a criminal proceeding or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the entity from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Certain Transactions between the Hiland Companies and Affiliates of Harold Hamm

As more fully described in each Hiland Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which are attached as Annex G and Annex I to this joint proxy statement, the Hiland Companies regularly transact business with Continental Resources pursuant to the contracts summarized below. As of April 10, 2009, Mr. Hamm owned 72.8% of the equity interests in Continental Resources.

The Hiland Companies believe that the terms of the transactions described below would have been similar to the terms of transactions that could have been entered into with unaffiliated third parties.

Compression Services Agreement

In connection with Hiland Partners’ initial public offering, Hiland Partners entered into a four-year compression services agreement with Continental Resources. The initial term expired on January 28, 2009, but the contract has automatically renewed each month since the expiration for an additional one-month term. For each of the years ended December 31, 2008 and 2007, Hiland Partners received revenues of $4.8 million from Continental Resources under this arrangement.

Gas Purchase Contracts

Hiland Partners purchases natural gas and NGLs from Continental Resources and its affiliates. Hiland Partners purchased natural gas and NGLs from Continental Resources and its affiliates in the amount of approximately $116.7 million and $60.1 million for the years ended December 31, 2008 and 2007, respectively.

Badlands Purchase Contract

On November 8, 2005, Hiland Partners entered into a new 15-year definitive gas purchase agreement with Continental Resources under which Hiland Partners gathers, treats and processes additional natural gas, which is produced as a by-product of Continental Resources’ secondary oil recovery operations, in the areas specified by the contract. In return, Hiland Partners receives 50% of the proceeds attributable to residue gas and NGLs sales as well as certain fixed fees associated with gathering and treating the natural gas, including a $0.60 per Mcf fee for the first 36 Bcf of natural gas gathered.

Other Agreements

Each of the Hiland Companies leases office space under operating leases from an entity wholly owned by Harold Hamm. Rents paid under these leases totaled approximately $157,000 and $143,000 for each of the Hiland Companies for the years ended December 31, 2008 and 2007, respectively. These rates are consistent with the rates charged to other non-affiliated tenants in the building in which the Hiland Companies have their offices.

DIRECTORS AND EXECUTIVE OFFICERS OF THE HILAND COMPANIES

As is the case with many publicly traded partnerships, the Hiland Companies do not have officers, directors or employees. The operations and activities of the Hiland Companies are managed by their respective general partners. References to Hiland Partners’ directors and officers are references to the directors and officers of Hiland Partners GP, LLC, and references to Hiland Holdings’ directors and officers are references to the directors and officers of Hiland Partners GP Holdings, LLC. Neither Hiland Partners unitholders nor Hiland Holdings unitholders participate, directly or indirectly, in the management or operation of the Hiland Companies. The general partner of each of the Hiland Companies owes a fiduciary duty to the unitholders of that Hiland Company, as limited by such Hiland Company’s partnership agreement.

During the past five years, none of the directors or executive officers of Hiland Partners or Hiland Holdings described below has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each person identified below is a United States citizen. Other than Harold Hamm, the business address of each of the persons identified below is 205 West Maple, Suite 1100, Enid, Oklahoma 73701. Mr. Hamm’s business address is 302 North Independence, Enid, Oklahoma 73701.

Hiland Partners

Directors are elected for one-year terms. The following table shows information regarding the current directors and executive officers of Hiland Partners GP, LLC, as of the date of this joint proxy statement.

Name	Age	Position with Hiland Partners GP, LLC

Harold Hamm	63	Chairman of the Board of Directors
Joseph L. Griffin	48	Chief Executive Officer, President and Director
Matthew S. Harrison	39	Chief Financial Officer, Vice President-Finance, Secretary and Director
Kent C. Christopherson	51	Chief Operations Officer, Vice President
Michael L. Greenwood	54	Director
Edward D. Doherty	73	Director
Rayford T. Reid	61	Director
Shelby E. Odell	70	Director
John T. McNabb, II	64	Director

Harold Hamm was elected Chairman of the Hiland Partners Board of Directors in October 2004 and serves as Chairman of the Compensation Committee of the Hiland Partners Board of Directors. Mr. Hamm has served as Chairman of the Hiland Holdings Board of Directors since September 2006 and also serves as Chairman of the Compensation Committee of the Hiland Holdings Board of Directors. In December 1994, Mr. Hamm began serving as President and Chief Executive Officer and as a director of Continental Gas, Inc., and he subsequently served as chief executive officer and director of Continental Gas, Inc. until 2004. Since its inception in 1967 until October 2005, Mr. Hamm served as President and Chief Executive Officer and a director of Continental Resources, Inc. and currently serves as its Chief Executive Officer and Chairman of its board of directors. Mr. Hamm is also immediate past President of the National Stripper Well Association, a member of the executive board of the Oklahoma Independent Petroleum Association and a member of the executive board of the Oklahoma Energy Explorers. In addition, Mr. Hamm is a director of Complete Production Services, Inc., a publicly traded oilfield service company.

Joseph L. Griffin was appointed Chief Executive Officer, President and was elected as a director of the general partner of Hiland Partners in June 2007. Mr. Griffin has also served as Chief Executive Officer, President and a director of the general partner of Hiland Holdings since June 2007. Mr. Griffin has more than 20 years of experience in the midstream natural gas industry. From June 2004 to June 2007, Mr. Griffin served as executive vice president over multiple facets of the business of Lumen Midstream Partnership, a subsidiary of the Southern Ute Indian Tribe, in Tulsa, OK. In 1989, Mr. Griffin co-founded Lumen Midstream, held various senior level management positions and served as a director until Lumen was sold in 2004 to the Southern Ute Indian Tribe. Mr. Griffin holds a Bachelor of Science degree in Business Administration from Oklahoma State University and is also a certified public accountant.

Matthew S. Harrison was appointed Chief Financial Officer, Vice President-Finance, Secretary and was elected as a director of the general partner of Hiland Partners in April 2008. Mr. Harrison has served as Chief Financial Officer, Vice President-Finance, Secretary and a director of the general partner of Hiland Holdings since April 2008. Mr. Harrison joined the Hiland Companies as Vice President of Business Development in February 2008 from Wachovia Securities where he most recently was a director for its Energy & Power Mergers & Acquisitions Group. Prior to joining Wachovia Securities in 2007, Mr. Harrison spent eight years as an investment banker with A.G. Edwards Capital Markets’ Mergers & Acquisitions Group. Prior to joining A.G. Edwards, Mr. Harrison spent five years with Price Waterhouse, LLP, the predecessor of PricewaterhouseCoopers, LLP, as a senior accountant. He holds a B.S. degree in Accounting from the University of Tennessee, a Masters of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University and is a certified public accountant.

Kent C. Christopherson was appointed Vice President-Chief Operations Officer of the general partner of Hiland Partners in August 2008. Mr. Christopherson has also served as Vice President-Chief Operations Officer of the general partner of Hiland Holdings since August 2008. Mr. Christopherson joined the Hiland Companies from DCP Midstream Partners, L.P. where he served as Senior Director of Operating Excellence and Reliability Services from 2002 until 2008. Prior to joining DCP, Mr. Christopherson was employed by Western Gas Resources and Flopetrol-Johnson Schlumberger. Mr. Christopherson earned a B.S. degree in Mining Engineering & Geology from the South Dakota School of Mines and Technology, a Masters of Business Administration degree from Nova Southeastern University and is a certified maintenance & reliability professional by the Society of Maintenance & Reliability Professionals and a certified lubrication specialist by the Society of Tribologists & Lubrication Engineers.

Michael L. Greenwood was elected as a director of the general partner of Hiland Partners in February 2005, and serves as Chairman of the Audit Committee of the Hiland Partners Board of Directors. Mr. Greenwood has served as a director of the general partner of Hiland Holdings since September 2006, and serves as chairman of the audit committee of the Hiland Holdings Board of Directors. Mr. Greenwood is founder and managing director of Carnegie Capital LLC, a financial advisory services firm providing investment banking assistance to the energy industry. Mr. Greenwood previously served as Vice President — Finance and Treasurer of Energy Transfer Partners, L.P. until August 2004. From July 2002 until its merger with Energy Transfer in 2003, Mr. Greenwood served as Vice President and Chief Financial Officer & Treasurer of Heritage Propane Partners, L.P. Prior to joining Heritage Propane, Mr. Greenwood was Senior Vice President, Chief Financial

Officer and Treasurer for Alliance Resource Partners, L.P. from 1994 to 2002. Mr. Greenwood has over 25 years of diverse financial and management experience in the energy industry during his career with several major public energy companies, including MAPCO Inc., Penn Central Corporation and The Williams Companies. Mr. Greenwood holds a Bachelor of Science in Business Administration degree from Oklahoma State University and a Master of Business Administration degree from the University of Tulsa.

Edward D. Doherty was elected as a director of the general partner of Hiland Partners in February 2005, and serves as a member of the Audit Committee of the Hiland Partners Board of Directors. Mr. Doherty has served as a director of the general partner of Hiland Holdings since September 2006, and serves as a member of the Audit Committee of the Hiland Holdings Board of Directors. Since March 2006, Mr. Doherty has been a partial owner and CEO of ANZ Terminals Pty. Ltd., an Australian company that owns and operates eight liquid storage terminals in Australia and New Zealand. Mr. Doherty also provides consulting services on terminal acquisitions. Mr. Doherty served as the Chairman and Chief Executive Officer of Kaneb Pipe Line Company LLC, the general partner of Kaneb Pipe Line Partners L.P. from its inception in September 1989 until July 2005. Prior to joining Kaneb, Mr. Doherty was President and Chief Executive Officer of two private companies, which provided restructuring services to troubled companies and was President and Chief Executive Officer of Commonwealth Oil Refining Company, Inc., a public refining and petrochemical company. Mr. Doherty holds a Bachelor of Arts degree from Lafayette College and a Doctor of Jurisprudence from Columbia University School of Law.

Rayford T. Reid was elected as a director of the general partner of Hiland Partners in May 2005, and serves as a member of the Compensation Committee of the Hiland Partners Board of Directors. Mr. Reid has served as a director of the general partner of Hiland Holdings since September 2006, and serves as a member of the Compensation Committee of the Hiland Holdings Board of Directors. Mr. Reid has more than 35 years of investment banking, financial advisory and commercial banking experience, including 30 years focused on the oil and gas industry. Mr. Reid is President of Kentucky Downs Partners, LLC (“KDP”). KDP’s principal business is the ownership of a controlling interest in a thoroughbred horse racing track in Franklin, Kentucky. Prior to forming KDP in 2007, Mr. Reid served as President of R. Reid Investments Inc., a private investment banking firm, which exclusively served companies engaged in the energy industry. Mr. Reid holds a Bachelor of Arts degree from Oklahoma State University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania.

Shelby E. Odell was elected as a director of the general partner of Hiland Partners in September 2005. Mr. Odell serves as a member of the Audit Committee of the Hiland Partners Board of Directors, and, since January 21, 2009, has served as a member of the Hiland Partners Conflicts Committee. Mr. Odell served as a director of the general partner of Hiland Holdings from September 2006 to January 2009. Mr. Odell has 40 years of experience in the petroleum business, including marketing, distribution, acquisitions, innovation of new asset opportunities, and management. From 1974 to 2000, Mr. Odell held several positions with Koch Industries. He retired in 2000 as President of Koch Hydrocarbon Company and Sr. Vice President of Koch Industries. Prior to joining Koch, Mr. Odell advanced through several positions with Phillips Petroleum Company. Mr. Odell is a member of the Board of Directors of ONEOK Partners, L.P. and is a past member of the Board of Directors of the Gas Processors Association. Mr. Odell holds an Associate Degree in Accounting from Enid Business College.

John T. McNabb, II was elected as a director of the general partner of Hiland Partners in August 2006, and he serves as chairman of the Hiland Partners Conflicts Committee and as a member of the Compensation Committee of the Hiland Partners Board of Directors. Mr. McNabb is the founder of Growth Capital Partners, LP, a merchant banking firm that provides financial advisory services to middle market companies throughout the United States, and he has served as the Chairman of its board of directors since 1992. Mr. McNabb was a Managing Director of Bankers Trust Company, managing commercial banking, investment banking and financial advisory activities in the Southwest for Bankers Trust Company, and a director of BT Southwest, Inc., an affiliate of Bankers Trust New York Corporation. He currently serves as Chairman of the board of directors of Willbros Group, Inc., a publicly traded oil and gas contractor. He started his career, after serving in the U.S. Air Force during the Vietnam conflict, with Mobil Oil in its exploration and production division.

Mr. McNabb holds a Bachelor of Arts in History and a Masters of Business Administration from Duke University.

For information about the directors and officers of Hiland Partners after the completion of the merger, see “Special Factors — Effects of the Mergers — Directors and Management of Each Surviving Entity.”

Hiland Holdings

Directors are elected for one-year terms. The following table shows information regarding the directors and executive officers of Hiland Partners GP Holdings, LLC, as of the date of this joint proxy statement.

Name	Age	Position with Our General Partner

Harold Hamm	63	Chairman of the Board of Directors
Joseph L. Griffin	48	Chief Executive Officer, President and Director
Matthew S. Harrison	39	Chief Financial Officer, Vice President — Finance, Secretary and Director
Kent C. Christopherson	51	Chief Operations Officer, Vice President
Michael L. Greenwood	54	Director
Edward D. Doherty	73	Director
Rayford T. Reid	61	Director
Dr. Cheryl L. Evans	46	Director
Dr. Bobby B. Lyle	68	Director

For biographical information about Harold Hamm, Joseph L. Griffin, Matthew S. Harrison, Kent C. Christopherson, Edward D. Doherty, Michael L. Greenwood and Rayford T. Reid, see “Directors and Executive Officers of the Hiland Companies — Hiland Partners.”

Dr. Cheryl L. Evans was elected as director of the general partner of Hiland Holdings in September 2006, and serves as a member of the Hiland Holdings Conflicts Committee. Dr. Evans is in her 15th year of service at Northwestern Oklahoma State University and has been a faculty member since 1994. In 2004, Dr. Evans was appointed Dean of the institution’s Enid campus. From 2002 to 2004, Dr. Evans chaired the communication department on the Alva campus, and from 1996 to 2002 she chaired the mass communication department. She earned her doctorate at Oklahoma State University in higher education, her Master of Arts in communication degree at Wichita State University and her Bachelor of Arts degree in mass communications/public relations at Northwestern Oklahoma State University. Dr. Evans is a 2004 graduate of Harvard’s Management Development Program for academic leaders. In addition to her administrative duties for Northwestern Oklahoma State University, she presently teaches in the Northwestern Oklahoma State University graduate program. Dr. Evans is an active community volunteer and currently serves on numerous civic and charitable boards.

Dr. Bobby B. Lyle was elected as director of the general partner of Hiland Holdings in September 2006, and he serves as chairman of the Hiland Holdings Conflicts Committee and as a member of the Compensation Committee of the Hiland Holdings Board of Directors. Dr. Lyle has over 29 years of experience in oil and gas exploration and development. From 1977 to 1981, he was President of Cornell Oil Company. In 1981, he formed Lyco Energy Corporation, and served as its Chairman, President and CEO until the company was sold to Enerplus Resources (USA) Corporation in August 2005. After assisting with the transition of ownership to Enerplus, he formed Lyco Holdings Incorporated in March 2006 and currently serves as its Chairman, President and CEO. Lyco Holdings Incorporated is a private company engaged in private equity investments and ranching. From 1968 to 1975, Dr. Lyle was a member of the faculty of the Southern Methodist University School of Business and served as Dean ad interim from 1970 to 1973 and Executive Dean from 1973 to 1975. Subsequently, he served as Trustee of the University from 1982 to 2000 and from 2006 to the present. Prior to joining SMU, he worked as a professional engineer with General Dynamics and Geotech, a Teledyne Industries company. He has helped organize and served as director of a number of private companies covering a broad range of industries, including banking, energy software, real estate, retail, and home and industrial insulation. Dr. Lyle has been an active member of numerous industry organizations, including the Independent Petroleum Association of America, where he served as regional Vice President and a member of the Executive Committee, Texas Independent Producers and Royalty Owners Association and the Texas Alliance for Energy. Dr. Lyle holds a Bachelor of Science degree in Mechanical Engineering from Louisiana Tech University; a Masters in Engineering Administration degree from Southern Methodist University; and a Doctorate in Education, with emphasis on Strategic Planning and Leadership in Higher Education, from the University of Massachusetts.

For information about the directors and officers of Hiland Partners after the completion of the merger, see “Special Factors — Effects of the Mergers — Directors and Management of Each Surviving Entity.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Hiland Partners

Set forth below is certain selected historical consolidated financial data relating to Hiland Partners. The selected historical consolidated financial data has been derived from the audited financial statements and selected financial data contained in Hiland Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”), and the unaudited financial statements contained in Hiland Partners’ Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarterly period ended June 30, 2009. This data should be read in conjunction with the audited consolidated financial statements and other financial information contained in the Hiland Partners Form 10-K and Form 10-Q, including the notes thereto. More comprehensive financial information is included in such reports (including management’s discussion and analysis of financial condition and results of operations) and the following summary is qualified in its entirety by reference to such reports and all of the financial information and notes contained therein. See Annexes G and H.

	Hiland Partners, LP								Predecessor
	Three Months		Six Months						Continental
	Ended June 30,		Ended June 30,		Year Ended December 31,				Gas, Inc.
	2009	2008	2009	2008	2008	2007	2006	2005	2004
	(In thousands, except per unit and operating data)

Summary of Operations Data:
Total revenues	$50,079	$115,441	$102,427	$206,920	$387,999	$278,043	$219,686	$166,601	$98,296
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	26,999	88,073	58,215	156,691	276,600	195,212	156,193	133,089	82,532
Operations and maintenance	7,785	7,551	15,480	14,320	30,526	23,279	16,071	7,359	4,933
Depreciation, amortization and accretion	10,538	9,169	20,509	18,098	37,502	29,855	22,130	11,112	4,127
Property impairments	—	—	950	—	—	—	—	—	—
Bad debt	—	8,103	—	8,103	304	—	—	—	—
Gain on asset sales	—	—	—	—	—	—	—	—	(19)
General and administrative	2,939	1,863	5,879	4,164	8,753	7,587	4,994	2,470	1,082

Total operating costs and expenses	48,261	114,759	101,033	201,376	353,685	255,933	199,388	154,030	92,655

Operating income (loss)	1,818	682	1,394	5,544	34,314	22,110	20,298	12,571	5,641
Other income (expense):
Interest expense	(2,684)	(3,116)	(5,037)	(6,617)	(13,639)	(11,346)	(5,532)	(1,942)	(702)
Amortization of deferred loan costs	(150)	(145)	(299)	(279)	(574)	(410)	(407)	(484)	(102)
Interest income and other	68	71	81	171	346	430	323	192	40

Total other income (expense)	(2,766)	(3,190)	(5,255)	(6,725)	(13,867)	(11,326)	(5,616)	(2,234)	(764)

Income (loss) from continuing operations	(948)	(2,508)	(3,861)	(1,181)	20,447	10,784	14,682	10,337	4,877
Discontinued operations, net	—	—	—	—	—	—	—	—	35

Net income (loss)	(948)	(2,508)	(3,861)	(1,181)	20,447	10,784	14,682	10,337	$4,912

Less income (loss) attributable to predecessor	—	—	—	—	—	—	—	493

	Hiland Partners, LP								Predecessor
	Three Months		Six Months						Continental
	Ended June 30,		Ended June 30,		Year Ended December 31,				Gas, Inc.
	2009	2008	2009	2008	2008	2007	2006	2005	2004
	(In thousands, except per unit and operating data)

Less general partner interest in net income (loss)	(19)	2,057	(77)	3,872	6,572	4,526	2,409	464

Limited partners’ interest in net income (loss)	$(929)	$(4,565)	$(3,784)	$(5,053)	$13,875	$6,258	$12,273	$9,380

Net income (loss) per limited partner unit:
basic(1)	$(0.10)	$(0.49)	$(0.40)	$(0.54)	$1.49	$0.67	$1.37	$1.33

diluted(1)	$(0.10)	$(0.49)	$(0.40)	$(0.54)	$1.48	$0.67	$1.36	$1.32

Cash distributions per limited partner unit(2)	$0.00	$0.86	$0.00	$1.69	$3.02	$3.00	$2.74	$1.83

Balance Sheet Data (at end of period):
Property and equipment, at cost, net			$346,393	$322,477	$345,855	$319,320	$252,801	$120,715	$37,075
Total assets			414,475	428,923	426,139	410,473	343,816	193,969	49,175
Accounts payable — affiliates			5,095	15,281	7,662	7,880	4,412	6,122	2,998
Long-term debt, net of current maturities			265,117	244,795	256,466	226,104	147,064	33,784	12,643
Net equity			122,674	115,789	133,156	139,167	167,746	138,589	24,510
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities			$25,782	$22,781	$53,886	$40,702	$39,580	$8,122	$7,957
Investing activities			(27,213)	(20,270)	(54,342)	(83,408)	(158,426)	(74,888)	(5,290)
Financing activities			4,347	629	(8,868)	42,817	123,045	72,736	(2,946)
Other Financial Data:
Midstream segment margin	$21,875	$26,163	$41,802	$47,819	$106,580	$78,012	$58,674	$29,295	$15,764
Compression segment margin	1,205	2,410	2,410	2,410	4,819	4,819	4,819	4,217	—

Total segment margin	$23,080	$28,573	$44,212	$50,229	$111,399	$82,831	$63,493	$33,512	$15,764

EBITDA	$12,424	$9,922	$21,984	$23,813	$72,162	$52,395	$42,751	$23,875	$9,843

Non cash unrealized (gain) loss on derivatives	$150	$1,534	$(120)	$1,935	$(6,981)	$(373)	$(113)	$—	$—
Non cash unit based compensation expense	$281	$392	$601	$763	$1,538	$951	$473	$—	$—
Maintenance capital expenditures	$1,472	$2,416	$2,858	$2,944	$5,994	$3,423	$3,434	$2,225	$1,693
Expansion capital expenditures	5,702	7,822	16,331	15,424	52,275	87,530	155,103	72,723	3,474
Discontinued operations	—	—	—	—	—	—	—	—	159

Total capital expenditures	$7,174	$10,238	$19,189	$18,368	$58,269	$90,953	$158,537	$74,948	$5,326

Ratio of earnings to fixed charges	$0.67	$0.21	$0.28	$0.82	$2.46	$1.93	$—	$—	$—

(1)	Net income per unit is not applicable for periods prior to Hiland Partners’ initial public offering.

(2)	Includes Hiland Partners’ cash distributions of $0.8275 per unit paid on May 14, 2008 for the three months ended March 31, 2008, $0.45 per unit paid on February 13, 2009 for 2008, $0.795 per unit paid on February 14, 2008 for 2007, $0.7125 per unit paid on February 14, 2007 for 2006 and $0.625 per unit paid on February 14, 2006 for 2005.

Hiland Holdings

Set forth below is certain selected historical consolidated financial data relating to Hiland Holdings. The selected historical consolidated financial data has been derived from the financial statements and selected financial data contained in Hiland Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”) and the unaudited financial statements contained in Hiland Holdings’

Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (the “Form 10-Q”). This data should be read in conjunction with the audited consolidated financial statements and other financial information contained in the Form 10-K and Form 10-Q, including the notes thereto. More comprehensive financial information is included in such report (including management’s discussion and analysis of financial condition and results of operations) and the following summary is qualified in its entirety by reference to such report and all of the financial information and notes contained therein. See Annexes I and J.

Because Hiland Holdings’ consolidated financial statements include the results of Hiland Partners, Hiland Holdings’ financial statements are substantially similar to the financial statements of Hiland Partners and its predecessor, CGI. However, Hiland Holdings’ consolidated balance sheet includes a minority interest amount that reflects the proportion of Hiland Partners owned by its unitholders other than Hiland Holdings. Similarly, the ownership interests in Hiland Partners held by its unitholders other than Hiland Holdings are reflected in Hiland Holdings’ consolidated income statement as minority interest. The minority interest amounts are not reflected on Hiland Partners’ financial statements.

Certain adjustments have been made to prior period information to conform to current period presentation related to Hiland Holdings’ adoption of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51” (“SFAS 160”) which established new accounting and reporting standards for the noncontrolling partners’ interest in Hiland Partners. Specifically, SFAS 160 requires the recognition of a noncontrolling interest (minority interests) as equity in the consolidated financial statements and separate from our limited partners’ equity. The amount of net income attributable to the noncontrolling interest is now included in consolidated net income on the face of the statement of operations. SFAS 160 also includes expanded disclosure requirements regarding our limited partners’ interest and the noncontrolling partners’ interest. The adoption of SFAS 160 on January 1, 2009 did not have a significant impact on Hiland Holdings’ financial position, results of operations or cash flows. However, it did result in certain changes to Hiland Holdings’ financial statement presentation, including the change in classification of noncontrolling interest (minority interests) from liabilities to equity on the consolidated balance sheet.

Upon adoption of SFAS 160 effective January 1, 2009, Hiland Holdings reclassified $125,851, $126,409 and $137,302 from minority interests liabilities to noncontrolling partners’ interest in Hiland Partners, of which $123,729, $128,713 and $135,513 are separate components of equity and $2,122, $(2,304) and $1,789 are increases (decreases) to accumulated other comprehensive income, also components of equity, in our consolidated balance sheets as of December 31, 2008, 2007 and 2006, respectively. Additionally, Hiland Holdings reclassified $209 of minority interest in loss of Hiland Partners to net loss attributable to noncontrolling partners’ interest in loss of Hiland Partners in our consolidated statement of operations for the three months ended March 31, 2008 and reclassified $5,902, $2,635 and $10,164 of minority interest in income of Hiland Partners to net income attributable to noncontrolling partners’ interest in income of Hiland Partners in our consolidated statement of operations for the years ended December 31, 2008, 2007 and 2006, respectively. For the year ended December 31, 2005, Hiland Holdings reclassified $9,380 of minority interest in income of Hiland Partners to net income attributable to noncontrolling partners’ interest in income of Hiland Partners. Net income per limited partner unit has not been affected as a result of the adoption of SFAS 160.

								Predecessor
								Hiland
								Partners	Continental
	Hiland Holdings GP, LP							GP, LLC	Gas, Inc.
	Three Months		Six Months
	Ended June 30,		Ended June 30,		Year Ended December 31,
	2009	2008	2009	2008	2008	2007	2006	2005	2004
				(In thousands, except per unit and operating data)

Summary of Operations Data:
Total revenues	$50,079	$115,441	$102,427	$206,920	$387,999	$278,043	$219,686	$166,601	$98,296
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	26,999	88,073	58,215	156,691	276,600	195,212	156,193	133,089	82,532
Operations and maintenance	7,785	7,551	15,480	14,320	30,526	23,279	16,071	7,359	4,933

								Predecessor
								Hiland
								Partners	Continental
	Hiland Holdings GP, LP							GP, LLC	Gas, Inc.
	Three Months		Six Months
	Ended June 30,		Ended June 30,		Year Ended December 31,
	2009	2008	2009	2008	2008	2007	2006	2005	2004
				(In thousands, except per unit and operating data)

Depreciation, amortization and accretion	10,824	9,456	21,082	18,671	38,650	31,002	22,863	11,112	4,127
Property impairments	—	—	950	—	—	—	—	—	—
Bad Debt	—	8,103	—	8,103	304	—	—	—	—
Gain on asset sales	—	—	—	—	—	—	—	—	(19)
General and administrative	4,606	2,333	8,433	5,018	10,337	9,321	5,299	2,542	1,082

Total operating costs and expenses	50,214	115,516	104,160	202,803	356,417	258,814	200,426	154,102	92,655

Operating income (loss)	(135)	(75)	(1,733)	4,117	31,582	19,229	19,260	12,499	5,641
Other income (expense):
Interest expense	(2,691)	(3,130)	(5,049)	(6,636)	(13,674)	(11,371)	(6,543)	(1,942)	(702)
Amortization of deferred loan costs	(172)	(168)	(343)	(324)	(663)	(499)	(513)	(484)	(102)
Interest income and other	68	73	81	177	357	445	323	192	40
Total other income (expense), net:	(2,795)	(3,225)	(5,311)	(6,783)	(13,980)	(11,425)	(6,733)	(2,234)	(764)

Income (loss) from continuing operations	(2,930)	(3,300)	(7,044)	(2,666)	17,602	7,804	12,527	10,265	4,877
Discontinued operations, net	—	—	—	—	—	—	—	—	35

Net income (loss)	(2,930)	(3,300)	(7,044)	(2,666)	17,602	7,804	12,527	10,265	4,912
Loss attributable to predecessor	—	—	—	—	—	—	(407)	—	—

Partners’ interest in net income (loss)	(2,930)	(3,300)	(7,044)	(2,666)	17,602	7,804	12,120	10,265	4,912
Less: noncontrolling partners’ interest in income (loss) of Hiland Partners:
Affiliate	—	—	—	—	—	—	6,494	5,993	—
Non-affiliate	(395)	(2,192)	(1,610)	(2,398)	5,902	2,638	3,670	3,387	—

Limited partners’ interest in net income (loss)	$(2,535)	$(1,108)	$(5,434)	$(268)	$11,700	$5,166	$1,956	$885	$4,912

Net income (loss) per limited partner unit:
basic(1)	$(0.12)	$(0.05)	$(0.25)	$(0.01)	$0.54	$0.24	$0.09

diluted(1)	$(0.12)	$(0.05)	$(0.25)	$(0.01)	$0.54	$0.24	$0.09

Cash distributions per limited partner unit(2)	$0.00	$0.31	$0.00	$0.59	$1.00	$0.91	$0.22

Balance Sheet Data (at end of period):
Property and equipment, at cost, net			$349,473	$326,005	$349,159	$323,073	$257,003	$120,715	$37,075
Total assets			422,585	438,456	435,560	420,286	355,198	194,085	49,175
Accounts payable — affiliates			5,236	15,411	7,823	7,957	4,412	5,819	2,998
Long-term debt, net of current maturities			265,117	245,150	256,466	226,459	147,318	33,784	12,643
Limited partners’ equity			6,232	7,316	15,497	22,135	41,157	2,791	24,510
Noncontrolling partners’ interest in Hiland Partners			121,874	117,241	125,851	126,409	137,302	—	—

								Predecessor
								Hiland
								Partners	Continental
	Hiland Holdings GP, LP							GP, LLC	Gas, Inc.
	Three Months		Six Months
	Ended June 30,		Ended June 30,		Year Ended December 31,
	2009	2008	2009	2008	2008	2007	2006	2005	2004
				(In thousands, except per unit and operating data)

Total equity			128,106	124,557	141,348	148,544	178,459	2,791	24,510
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities			$24,531	$22,033	$52,484	$39,379	$38,476	$8,159	$7,957
Investing activities			(27,213)	(20,270)	(54,342)	(83,408)	(158,426)	(74,888)	(5,290)
Financing activities			5,197	1,428	(7,011)	44,062	124,201	72,830	(2,946)
Other Financial Data:
Midstream segment margin	$21,875	$26,163	$41,802	$47,819	$106,580	$78,012	$58,674	$29,295	$15,764
Compression segment margin	1,205	2,410	2,410	2,410	4,819	4,819	4,819	4,217	—

Total segment margin	$23,080	$28,573	$44,212	$50,229	$111,399	$82,831	$63,493	$33,512	$15,764

Maintenance capital expenditures	$1,472	$2,416	$2,858	$2,944	$5,994	$3,423	$3,434	$2,225	$1,693
Expansion capital expenditures	5,702	7,822	16,331	15,424	52,275	87,530	155,103	72,723	3,474
Discontinued operations	—	—	—	—	—	—	—	—	159

Total capital expenditures	$7,174	$10,238	$19,189	$18,368	$58,269	$90,953	$158,537	$74,948	$5,326

Ratio of earnings to fixed charges	$0.12	$0.65	$(0.02)	$0.96	$2.26	$1.67	$—	$—	$—

(1)	Net income per unit is not applicable for periods prior to our initial public offering.

(2)	Includes our cash distribution of $0.10 per unit paid on February 18, 2009 for 2008, $0.255 per unit paid on February 19, 2008 for 2007 and $0.2075 per unit paid on February 19, 2007 for 2006.

Non-GAAP Financial Measures of Hiland Partners

This joint proxy statement includes the non-GAAP financial measures of (1) EBITDA, (2) total segment margin, which consists of midstream segment margin and compression segment margin, and (3) distributable cash flow to net income (loss).

Hiland Partners defines EBITDA, a non-GAAP financial measure, as net income (loss) plus interest expense, provision for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by management and by external users of its financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of Hiland Partners’ assets without regard to financing methods, capital structure or historical cost basis; (2) the ability of Hiland Partners’ assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) Hiland Partners’ operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to Hiland Partners’ banks and is used as a gauge for compliance with financial covenants under the Hiland Operating Credit Agreement. EBITDA should not be considered an alternative to net income (loss), operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Hiland Partners’ EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as Hiland Partners does.

Hiland Partners views total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of its operations because it is directly related to Hiland Partners’ volumes and commodity price changes. Hiland Partners reviews total segment margin monthly for consistency and trend analysis. Hiland Partners defines midstream segment margin as midstream revenue less midstream purchases. Midstream revenue includes revenue from the sale of natural gas, NGLs and NGL products resulting from Hiland Partners’ gathering, treating, processing and fractionation activities and fixed fees associated with the gathering of natural gas and the transportation and disposal of saltwater. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by Hiland Partners from affiliates, and costs of crude oil purchased by Hiland Partners from third parties. Hiland Partners defines compression segment margin as the payments received under its compression services agreement with Continental Resources, Inc.

Hiland Partners views distributable cash flow, a non-GAAP financial measure, as an important performance measure used by senior management to determine whether or not Hiland Partners is generating cash flow at a level that can sustain or support quarterly distributions to unitholders and, if so, at what distribution level. The GAAP financial measure most directly comparable to distributable cash flow is net income (loss). Our distributable cash flow may not be comparable to similarly titled measures of other entities, as other entities may not calculate distributable cash flow in the same manner Hiland Partners does.

The following table presents a reconciliation of the non-GAAP financial measures of (1) EBITDA to the GAAP financial measure of net income and (2) total segment margin (which consists of the sum of midstream segment margin and compression segment margin) to operating income, in each case, on a historical basis for each of the periods indicated.

	Hiland Partners, LP								Predecessor
	Three Months		Six Months						Continental
	Ended June 30,		Ended June 30,		Year Ended December 31,				Gas, Inc.
	2009	2008	2009	2008	2008	2007	2006	2005	2004
				(In thousands)

Reconciliation of EBITDA to Net income (loss):
Net income (loss)	$(948)	$(2,508)	$(3,861)	$(1,181)	$20,447	$10,784	$14,682	$10,337	$4,912
Add:
Depreciation, amortization and accretion	10,538	9,169	20,509	18,098	37,502	29,855	22,130	11,112	4,127
Amortization of deferred loan costs	150	145	299	279	574	410	407	484	102
Interest expense	2,684	3,116	5,037	6,617	13,639	11,346	5,532	1,942	702

EBITDA	$12,424	$9,922	$21,984	$23,813	$72,162	$52,395	$42,751	$23,875	$9,843

Reconciliation of Total Segment Margin to Operating Income (Loss):
Operating income (loss)	$1,818	$682	$1,394	$5,544	$34,314	$22,110	$20,298	$12,571	$5,641
Add:
Operations and maintenance expenses	7,785	7,551	15,480	14,320	30,526	23,279	16,071	7,359	4,933
Depreciation, amortization and accretion	10,538	9,169	20,509	18,098	37,502	29,855	22,130	11,112	4,127
Property impairments	—	—	950	—	—	—	—	—	—
Bad debt	—	8,103	—	8,103	304	—	—	—	—
Gain on asset sales	—	—	—	—	—	—	—	—	(19)
General and administrative expenses	2,939	1,863	5,879	4,164	8,753	7,587	4,994	2,470	1,082

Total segment margin	$23,080	$27,368	$44,212	$50,229	$111,399	$82,831	$63,493	$33,512	$15,764

COMMON UNIT MARKET PRICE AND DIVIDEND INFORMATION

Common Unit Price Information

Hiland Partners

Hiland Partners common units trade on the NASDAQ Global Select Market under the symbol “HLND.” On June 1, 2009, the last trading day prior to the public announcement of the execution of the merger agreements, the high and low reported sales price for the Hiland Partners common units was $5.77 per unit and $5.34 per unit, respectively. On          , 2009, the most recent practicable date before the printing of this joint proxy statement, high and low reported sales prices of Hiland Partners common units were $      and $      , respectively and there were approximately           common unitholders, including beneficial owners of common units held in street name, and one record holder of our subordinated units. There is no established public trading market for Hiland Partners subordinated units.

The following table shows the high and low sales prices per common unit, as reported by the NASDAQ National Market, for the periods indicated.

	Common Unit
	Price Ranges
	High	Low

Period from July 1, 2009 to August 27, 2009	$7.60	$7.23
Quarter Ended June 30, 2009	$8.25	$5.26
Quarter Ended March 31, 2009	$11.98	$5.25
Year Ended December 31, 2008
Quarter Ended December 31	$36.49	$3.64
Quarter Ended September 30	$50.44	$33.95
Quarter Ended June 30	$52.00	$43.11
Quarter Ended March 31	$51.23	$41.83
Year Ended December 31, 2007
Quarter Ended December 31	$53.00	$41.60
Quarter Ended September 30	$60.50	$46.02
Quarter Ended June 30	$61.75	$52.05
Quarter Ended March 31	$58.49	$52.54

Hiland Holdings

Hiland Holdings common units trade on the NASDAQ Global Select Market under the symbol “HPGP.” On June 1, 2009, the last trading day prior to the public announcement of the execution of the merger agreements, the high and low reported sales price for the Hiland Holdings common units were $1.87 per unit and $1.63 per unit, respectively. On          , 2009, the most recent practicable date before the printing of this joint proxy statement, high and low reported sales prices of Hiland Holdings common units were $      and $     , respectively and there were approximately           common unitholders, including beneficial owners of common units held in street name.

The following table shows the high and low prices per common unit, as reported by the NASDAQ Global Select Market, for the periods indicated.

	Common Unit
	Price Ranges
	High	Low

Period from July 1, 2009 to August 27, 2009	$2.38	$2.21
Quarter Ended June 30, 2009	$2.54	$1.55
Quarter Ended March 31, 2009	$5.07	$2.10
Year Ended December 31, 2008
Quarter Ended December 31	$21.87	$1.90
Quarter Ended September 30	$27.22	$18.51
Quarter Ended June 30	$28.08	$22.12
Quarter Ended March 31	$28.90	$21.08
Year Ended December 31, 2007
Quarter Ended December 31	$31.50	$22.49
Quarter Ended September 30	$42.22	$25.81
Quarter Ended June 30	$35.95	$27.35
Quarter Ended March 31	$31.50	$26.65

Distribution Information

Hiland Partners

Hiland Partners considers cash distributions to unitholders on a quarterly basis, although there is no assurance as to the future cash distributions since they are dependent upon future earnings, cash flows, capital requirements, financial condition and other factors. Hiland Partners ability to distribute available cash is contractually restricted by the terms of the Hiland Operating Credit Agreement. The Hiland Operating Credit Agreement contains covenants requiring Hiland Partners to maintain certain financial ratios, which are tested quarterly. Hiland Partners’ ability to remain in compliance with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flow from its operations and events or circumstances beyond Hiland Partners’ control. Hiland Partners is prohibited from making any distributions to unitholders if the distribution would cause an event of default, or an event of default exists, under the Hiland Operating Credit Agreement.

On April 24, 2009, the Hiland Partners Board of Directors voted to suspend quarterly distributions with respect to Hiland Partners common units and subordinated units beginning with the first quarter distribution of 2009, based on the Hiland Partners Board of Directors’ consideration of the impact of lower commodity prices and drilling activity on Hiland Partners’ current and projected throughput volumes, midstream segment margins and cash flows, as well as future required levels of capital expenditures and the level of Hiland Partners’ outstanding indebtedness under the Hiland Operating Credit Agreement. Under the Hiland Partners’ partnership agreement, the common units will carry a cumulative arrearage equal to the amount by which for any quarter the quarterly distribution paid on the common units is less than $0.45. Accordingly, since no distribution was paid on the common units in the first and second quarters of 2009, the common units have accrued a cumulative arrearage of $0.90 in respect of the first and second quarters of 2009. Under the terms of the partnership agreement, any cumulative arrearages on the common units must be paid in full before any quarterly distributions may be made on the subordinated units.

Under the terms of the Hiland Partners merger agreement, Hiland Partners is prohibited from paying distributions to its unitholders without the prior written consent of Parent.

The following table shows the cash distributions paid per common unit and subordinated unit during the first quarter of 2009 and each quarter of the years ended December 31, 2008 and 2007. Cash distributions shown below were paid within 45 days after the end of each applicable quarter.

Cash Distribution
Paid Per Unit

Quarter Ended June 30, 2009	$0.0000
Quarter Ended March 31, 2009	$0.0000
Year Ended December 31, 2008
Quarter Ended December 31	$0.4500
Quarter Ended September 30	$0.8800
Quarter Ended June 30	$0.8625
Quarter Ended March 31	$0.8275
Year Ended December 31, 2007
Quarter Ended December 31	$0.7950
Quarter Ended September 30	$0.7550
Quarter Ended June 30	$0.7325
Quarter Ended March 31	$0.7125

Hiland Holdings

Hiland Holdings considers cash distributions to unitholders on a quarterly basis, although there is no assurance as to the future cash distributions since they are dependent upon future earnings, cash flows, capital requirements, financial condition and other factors. In particular, Hiland Holdings’ ability to distribute available cash to its common unitholders is dependent on its receipt of distributions from Hiland Partners. Hiland Holdings’ ability to distribute available cash is contractually restricted by the terms of Hiland Holdings’ credit facility. Hiland Holdings’ credit facility contains covenants requiring Hiland Holdings to maintain certain financial ratios. Hiland Holdings is prohibited from making any distributions to unitholders if the distribution would cause an event of default, or an event of default exists, under its credit facility.

On April 24, 2009, the Hiland Holdings Board of Directors voted to suspend quarterly distributions with respect to Hiland Holdings partnership units beginning with the first quarter distribution of 2009, based on the Hiland Holdings Board of Directors’ consideration of the impact of lower commodity prices and drilling activity on Hiland Partners’ current and projected throughput volumes, midstream segment margins and cash flows, as well as future required levels of capital expenditures and the level of Hiland Partners’ outstanding indebtedness under the Hiland Operating Credit Agreement. Since Hiland Holdings does not have outstanding subordinated units, arrearages do not accrue on the common units of Hiland Holdings.

Under the terms of the Hiland Holdings merger agreement, Hiland Holdings is prohibited from paying distributions to its unitholders without the prior written consent of Parent.

The following table shows the cash distributions paid during the first quarter of 2009 and each quarter of the years ended December 31, 2008 and 2007. Cash distributions shown below were paid within 50 days after the end of each applicable quarter.

Cash Distribution
Paid Per Unit

Quarter Ended June 30, 2009	$0.0000
Quarter Ended March 31, 2009	$0.0000
Year Ended December 31, 2008
Quarter Ended December 31	$0.1000
Quarter Ended September 30	$0.3175
Quarter Ended June 30	$0.3050
Quarter Ended March 31	$0.2800
Year Ended December 31, 2007
Quarter Ended December 31	$0.2550
Quarter Ended September 30	$0.2300
Quarter Ended June 30	$0.2200
Quarter Ended March 31	$0.2075

INFORMATION CONCERNING HAROLD HAMM, PARENT AND MERGER SUBS

Parent was formed on February 3, 2005 as an Oklahoma limited liability company. Mr. Hamm is the sole member of Parent, and Parent is the sole member of both HLND Merger Sub and HPGP Merger Sub. Each of HLND Merger Sub and HPGP Merger Sub was formed on May 8, 2009 by its sole member. Each of HLND Merger Sub and HPGP Merger Sub was formed solely for the purpose of effecting the Hiland Partners merger and the Hiland Holdings merger, respectively. Neither HLND Merger Sub, nor HPGP Merger Sub has conducted any activities other than those incident to its formation and the matters contemplated by the Hiland Partners merger agreement and the Hiland Holdings merger agreement, respectively, including the preparation of applicable filings under the securities laws. It is expected that the Hamm family trusts will subscribe for limited liability company units in HLND Merger Sub immediately prior to the effective time of the Hiland Partners merger, thereby reducing Mr. Hamm’s capital commitment and ultimate ownership of HLND Merger Sub. Upon completion of the Hiland Partners merger, HLND Merger Sub will merge with and into Hiland Partners with Hiland Partners being the surviving entity in the Hiland Partners merger as a subsidiary of Parent, Hiland Holdings and the Hamm family trusts whose limited liability company units shall be converted into common units of the surviving entity on a one-for-one basis. It is expected that the Hamm family trusts will subscribe for limited liability company units in HPGP Merger Sub immediately prior to the effective time of the Hiland Holdings merger, thereby reducing Mr. Hamm’s capital commitment and ultimate ownership of HPGP Merger Sub. Likewise, upon completion of the Hiland Holdings merger, HPGP Merger Sub will merge with and into Hiland Holdings with Hiland Holdings being the surviving entity of the Hiland Partners merger as a subsidiary of Parent, Continental Gas, Harold Hamm and the Hamm family trusts.

Parent owns 100% of the membership interest in the general partner of Hiland Holdings and is principally engaged in the business of serving as the sole member of the general partner of Hiland Holdings. Parent has not conducted activities other than those incident to serving as the sole member of the general partner of Hiland Holdings and the matters contemplated by the both the Hiland Partners merger agreement and Hiland Holdings merger agreement, including the preparation of applicable filings under the securities laws.

The business address and telephone number of each of Parent, HLND Merger Sub and HPGP Merger Sub is c/o HH GP Holding, LLC, 302 North Independence, Enid, Oklahoma 73701, (580) 233-8955, Attention: Harold Hamm.

Mr. Mackie is the trustee of both the Harold Hamm DST Trust and the Harold Hamm HJ Trust, and his business address and telephone number is 302 N. Independence, Enid, Oklahoma 73701, (580) 548-5200.

At the closing of the Hiland Partners merger and the Hiland Holdings merger, Parent’s sole member will be Mr. Hamm.

During the past five years, none of the persons or entities described above has been (i) convicted in a criminal proceeding or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the entity from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

DIRECTORS AND EXECUTIVE OFFICERS OF PARENT AND MERGER SUBS

Set forth below are the names, the present principal occupations or employment and the name, principal business address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the current sole member and executive officers of Parent and the current sole director and executive officers of each of HLND Merger Sub and HPGP Merger Sub, respectively.

Harold Hamm, 63, Sole Member and President of HH GP Holding, LLC since February 3, 2005. Mr. Hamm has served as Chairman of the Board of Directors of (i) the general partner of Hiland Partners since October 2004, and (ii) the general partner of Hiland Holdings since May 2006. In December 1994, Mr. Hamm began serving as President and Chief Executive Officer and as a director of Continental Gas, Inc., and he subsequently served as Chief Executive Officer and director of Continental Gas, Inc. until 2004. Since its inception in 1967 until October 2005, Mr. Hamm served as President and Chief Executive Officer and a director of Continental Resources, Inc. and currently serves as its Chief Executive Officer and Chairman of its board of directors. Mr. Hamm is also immediate past President of the National Stripper Well Association, a member of the executive board of the Oklahoma Independent Petroleum Association and a member of the executive board of the Oklahoma Energy Explorers. In addition, Mr. Hamm is a director of Complete Production Services, Inc., a publicly traded oilfield service company.

Matthew Harrison, 39, Vice President and Secretary of HH GP Holding, LLC since June 1, 2009. Mr. Harrison has served as Chief Financial Officer, Vice President — Finance, Secretary and a director of the general partners of each of Hiland Partners and Hiland Holdings since April 2008. Mr. Harrison joined the Hiland Companies as Vice President of Business Development in February 2008 from Wachovia Securities, where he most recently was a director for its Energy & Power Mergers & Acquisitions Group. Prior to joining Wachovia Securities in 2007, Mr. Harrison spent eight years with A.G. Edwards Capital Markets’ Mergers & Acquisitions Group, most recently leading its energy mergers & acquisitions effort. Prior to joining A.G. Edwards, Mr. Harrison spent five years with Price Waterhouse, LLP, the predecessor of PricewaterhouseCoopers, LLP as a senior accountant. He holds a B.S. degree in Accounting from the University of Tennessee, a Masters of Business Administration degree from Kellogg Graduate School of Management at Northwestern University and is a certified public accountant.

During the past five years, none of the persons described above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each person identified above is a United States citizen.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Hiland Partners

The following table sets forth the beneficial ownership of Hiland Partners units as of August 7, 2009 held by each person who beneficially owned more than 5% or more of the then outstanding units and all of the directors, named executive officers, and directors and executive officers as a group of the general partner of Hiland Partners.

				Percentage of
		Percentage of	Subordinated	Subordinated	Percentage of
	Common Units	Common Units	Units	Units	Total Units
	Beneficially	Beneficially	Beneficially	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned	Owned	Owned	Owned

Harold Hamm(1)(2)(3)	2,321,471	36.9%	3,060,000	100.0%	57.5%
Hiland Holdings GP, LP(1)(3)	2,321,471	36.9%	3,060,000	100.0%	57.5%
Joseph L. Griffin(1)	4,307	*	—	—	*
Matthew S. Harrison(1)	2,500	*	—	—	*
Kent C. Christopherson(1)	1,494	*	—	—	*
Michael L. Greenwood(1)(2)(4)	13,291	*	—	—	*
Edward D. Doherty(1)(2)(4)	5,000	*	—	—	*
Rayford T. Reid(1)(2)(4)	11,818	*	—	—	*
Shelby E. Odell(1)(2)(5)	15,000	*	—	—	*
John T. McNabb, II(1)(6)	4,000	*	—	—	*
Kayne Anderson Capital Advisors, L.P.(7)	330,600	5.2%	—	—	3.5%
All directors and executive officers as a group	2,378,881	37.7%	3,060,000	100.0%	58.1%

*	Less than 1%.

(1)	The address of this person is 205 West Maple, Suite 1100, Enid, Oklahoma 73701.

(2)	These individuals each hold an ownership interest in Hiland Holdings GP, LP as indicated in the following table.

(3)	Mr. Hamm indirectly owns 100% of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings GP, LP. Accordingly, Mr. Hamm is deemed to be the beneficial owner of the 2,321,471 common units and 3,060,000 subordinated units held by Hiland Holdings GP, LP.

(4)	250, 500 and 750 of the indicated common units are restricted common units that vest on the anniversary of each grant date over periods of one, two and three years, respectively.

(5)	500, 500, 750 and 1,000 of the indicated common units are restricted common units that vest on the anniversary of each grant over periods of one, two, three and four years, respectively.

(6)	500, 500 and 750 of the indicated common units are restricted common units that vest on the anniversary of each grant date over periods of one, two and three years, respectively.

(7)	Represents holdings as of June 30, 2009 as reported on Schedule 13G filed on July 1, 2009. The address of this person is 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067. Richard A. Kayne is deemed to have shared voting and dispositive power over the common units held by Kayne Anderson Capital Advisors, L.P.

Beneficial Ownership of Interests in Hiland Partners by Hiland Holdings

Hiland Holdings GP, LP owns all of Hiland Partners 2% general partner interest, all of the incentive distributions rights in Hiland Partners, 2,321,471 of Hiland Partners common units and 3,060,000 of Hiland Partners subordinated units.

Beneficial Ownership of Hiland Holdings

The following table sets forth the beneficial ownership of units of Hiland Holdings GP, LP as of August 7, 2009 held by each person who beneficially owned more than 5% or more of the then outstanding units and all of the directors, named executive officers, and directors and executive officers as a group of Hiland Holdings GP, LP.

		Percentage of
	Common Units	Common Units
	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned	Owned

Harold Hamm(2)	8,540,950	39.5%
Continental Gas Holdings, Inc.(2)(3)	8,481,350	39.3%
Harold Hamm DST Trust(2)(4)	2,757,390	12.8%
Harold Hamm HJ Trust(2)(4)	1,839,712	8.5%
Joseph L. Griffin	—	*
Matthew S. Harrison	—	*
Kent C. Christopherson	—	*
Michael L. Greenwood(5)	4,000	*
Edward D. Doherty(5)	4,500	*
Rayford T. Reid(5)	29,000	*
Dr. Cheryl L. Evans(5)	4,500	*
Dr. Bobby B. Lyle(5)	63,904	*
Swank Capital, LLC(6)	1,673,577	7.7%
All directors and executive officers as a group	8,646,854	40.0%

*	Less than 1%.

(1)	The address of each person listed above is 205 West Maple, Suite 1100, Enid, Oklahoma 73701, except for (a) the Harold Hamm DST Trust and the Harold Hamm HJ Trust, which Mr. Bert H. Mackie is the trustee for both trusts and his address is 302 N. Independence, Enid, Oklahoma 73701 and (b) Swank Capital, whose address is 3300 Oak Lawn Avenue, Suite 650, Dallas, TX 75219.

(2)	Harold Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust have a 90.7%, 5.6% and a 3.7% ownership interest, respectively, in Continental Gas Holdings, Inc., which beneficially owns 8,481,350 common units. Thus, if the beneficial ownership of Harold Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust in the common units were shown in proportion to their respective ownership interest in Continental Gas Holdings, Inc., the common units beneficially owned in the above table would be 7,752,184 for Harold Hamm, 3,232,346 for the Harold Hamm DST Trust and 2,153,522 for the Harold Hamm HJ Trust, respectively.

(3)	As the controlling equity holder in Continental Gas Holdings, Inc., Harold Hamm is deemed to have sole voting and dispositive power of the 8,481,350 common units held by Continental Gas Holdings, Inc.

(4)	As the trustee of both the Harold Hamm DST Trust and the Harold Hamm HJ Trust, Bert H. Mackie is deemed to have sole voting and dispositive power of the common units held by each trust.

(5)	1,000, 750 and 1,000 of the indicated common units are restricted common units that vest on the anniversary of each grant date over periods of two, three and four years, respectively.

(6)	Represents holdings as of March 31, 2009 as reported on Form 13F filed on May 15, 2009. As the principal of Swank Capital, LLC and Swank Energy Income Advisors, LP, Mr. Jerry V. Swank may direct the voting or disposition of the common units held by Swank Capital, LLC.

CERTAIN PURCHASES AND SALES OF HILAND COMPANIES COMMON UNITS

Hiland Partners

Except as set forth below, there have been no transactions in Hiland Partners common units during the past 60 days by Hiland Partners, Hiland Holdings or the Hamm Continuing Investors, HLND Merger Sub or HPGP Merger Sub or their directors, executive officers or controlling persons or by any pension, profit-sharing or similar plan of Hiland Partners or Hiland Holdings or the Hamm Continuing Investors.

Reporting Person	Transaction Type	Date	Number of Units	Price per Unit

Kent C. Christopherson	Conversion of phantom units	8/7/2009	1,494	$7.40
Joseph L. Griffin	Conversion of phantom units	6/19/2009	2,500	$7.33

There have been no purchases of Hiland Partners common units during the past two years effected by any of Hiland Partners, Hiland Holdings or the Hamm Continuing Investors, HLND Merger Sub or HPGP Merger Sub.

Hiland Holdings

Except as set forth below, there have been no transactions in Hiland Holdings common units during the past 60 days by Hiland Holdings, Hiland Partners or the Hamm Continuing Investors, HLND Merger Sub or HPGP Merger Sub, or their directors, executive officers or controlling persons or by any pension, profit-sharing or similar plan of Hiland Holdings or Hiland Partners or the Hamm Continuing Investors.

Reporting Person	Transaction Type	Date	Number of Units	Price per Units

The following table shows purchases of Hiland Holdings common units during the past two years effected by any of Hiland Holdings, Hiland Partners or the Hamm Continuing Investors, HLND Merger Sub or HPGP Merger Sub, showing the number of units of Hiland Holdings common units purchased by each, the range of prices paid for those units and the average price paid per quarter.

Quarter Ended 6/30/2007
Name of Filer	Amount of Units Purchased	Range of Prices Paid	Average Purchase Price

—	—	—	—

Quarter Ended 9/30/2007
Name of Filer	Amount of Units Purchased	Range of Prices Paid	Average Purchase Price

—	—	—	—

Quarter Ended 12/31/2007
Name of Filer	Amount of Units Purchased	Range of Prices Paid	Average Purchase Price

Harold Hamm	40,300	$23.60 - $24.41	$24.18
Harold Hamm DST Trust	6,000	$24.23 - $24.29	$24.27
Harold Hamm HJ Trust	4,000	$24.23 - $24.29	$24.27

Quarter Ended 3/31/2008
Name of Filer	Amount of Units Purchased	Range of Prices Paid	Average Purchase Price

—	—	—	—

Quarter Ended 6/30/2008
Name of Filer	Amount of Units Purchased	Range of Prices Paid	Average Purchase Price

—	—	—	—

Quarter Ended 9/30/2008
Name of Filer	Amount of Units Purchased	Range of Prices Paid	Average Purchase Price

Harold Hamm	19,300	$21.95 - $22.50	$22.08
Harold Hamm DST Trust	5,000	$22.07 - $22.15	$22.11

Quarter Ended 12/31/2008
Name of Filer	Amount of Units Purchased	Range of Prices Paid	Average Purchase Price

—	—	—	—

Quarter Ended 3/31/2009
Name of Filer	Amount of Units Purchased	Range of Prices Paid	Average Purchase Price

—	—	—	—

Quarter Ended 6/30/2009
Name of Filer	Amount of Units Purchased	Range of Prices Paid	Average Purchase Price

—	—	—	—

Quarter Ended 6/30/2009 to 8/7/09
Name of Filer	Amount of Units Purchased	Range of Prices Paid	Average Purchase Price

—	—	—	—

WHERE YOU CAN FIND MORE INFORMATION

Hiland Partners and Hiland Holdings file annual, quarterly and special reports, proxy statements and other information with the SEC. Copies of the annual report on Form 10-K of each Hiland Company for the year ended December 31, 2008 and the quarterly report on Form 10-K of each Hiland Company for the quarter ended June 30, 2009 are attached as annexes G through J to this joint proxy statement. These reports, proxy statements and other information contain additional information about the Hiland Companies. Each of the Hiland Companies will make these materials available for inspection and copying by any of its unitholders, or a representative of any unitholder who is so designated in writing, at its executive offices during regular business hours.

Because the mergers are each a “going private” transaction, the HLND Schedule 13E-3 Filing Persons have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed Hiland Partners merger and the HPGP Schedule 13E-3 Filing Persons have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed Hiland Holdings merger. Each Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. Each Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC with respect to each merger and any such information contained in a document filed with the SEC after the date of this joint proxy statement will not automatically be incorporated into either schedule 13E-3.

The Hiland Companies also makes available on their joint website (www.hilandpartners.com) under “Investor Relations” the annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed by each of the Hiland Companies.

The opinion of Barclays Capital and the presentations Barclays Capital made to the Hiland Holdings Conflicts Committee will be made available for inspection and copying at the principal executive offices of Hiland Holdings during regular business hours by any interested unitholder of Hiland Holdings or such unitholder’s representative who has been so designated in writing. The opinion of Jefferies & Company and the presentation Jefferies & Company made to the Hiland Partners Conflicts Committee will be made available for inspection and copying at the principal executive offices of Hiland Partners during regular business hours by any interested unitholder of Hiland Partners or such unitholder’s representative who has been so designated in writing. The presentations of Wells Fargo Securities will be made available for inspection and copying at the principal executive offices of Hiland Partners and Hiland Holdings during regular business hours by any interested unitholder of Hiland Partners or Hiland Holdings, respectively, or such unitholder’s representative who has been so designated in writing.

This joint proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this joint proxy statement should not create an implication that there has been no change in the affairs of Hiland Partners or Hiland Holdings since the date of this joint proxy statement or that the information herein is correct as of any later date regardless of the time of delivery of this joint proxy statement.

The provisions of the merger agreements are extensive and not easily summarized. You should carefully read the Hiland Partners merger agreement or the Hiland Holdings merger agreement in its entirety because it, and not this joint proxy statement, is the legal document that governs the merger of the Hiland Company in which you own units. In addition, you should read “Special Factors — Structure and Steps of the Mergers,” beginning on page 135.

The merger agreements contain representations and warranties by each of the parties to such merger agreement. These representations and warranties have been made solely for the benefit of the other parties to such merger agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the merger, which disclosures are not reflected in the associated merger agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the merger agreements or such other date or dates as may be specified in the merger agreements and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

You should rely only on the information contained in this joint proxy statement to vote your common units at the applicable special meeting. Neither Hiland Company has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement. This joint proxy statement is dated          , 2009. You should not assume that the information contained in this joint proxy statement is accurate as of any date other than that date, or that the information contained in the Form 10-Ks and Form 10-Qs attached as annexes to this joint proxy statement is accurate as of any date other than the date of the document attached hereto. Neither the mailing of the joint proxy statement to unitholders nor the issuance of the applicable merger consideration pursuant to the merger shall create any implication to the contrary.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The consolidated financial statements and effectiveness of internal control over financial reporting of Hiland Partners included in its Annual Report on Form 10-K for the year ended December 31, 2008 attached as Annex G to this joint proxy statement, have been audited by Grant Thornton, LLP, independent registered public accountants, as stated in their reports with respect thereto.

The consolidated financial statements and effectiveness of internal control over financial reporting of Hiland Holdings included in its Annual Report on Form 10-K for the year ended December 31, 2008 attached as Annex I to this joint proxy statement, have been audited by Grant Thornton, LLP, independent registered public accountants, as stated in their reports with respect thereto.

Annex A

AGREEMENT AND PLAN OF MERGER
among
HH GP HOLDING, LLC,
HLND MERGERCO, LLC,
HILAND PARTNERS GP, LLC
and
HILAND PARTNERS, LP
Executed June 1, 2009

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, executed this 1st day of June, 2009 (this “Agreement”), is entered into among HH GP Holding, LLC, an Oklahoma limited liability company (“Parent”), HLND MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (“Partnership GP”), and Hiland Partners, LP, a Delaware limited partnership (the “Partnership” and, together with Partnership GP, the “Hiland Parties”).

W I T N E S S E T H :

WHEREAS, the parties intend that Merger Sub be merged with and into the Partnership, with the Partnership surviving that merger on the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, it is contemplated that, on the Closing Date (as defined herein), HPGP MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“HPGP Merger Sub”), be merged with and into Hiland Holdings GP, LP, a Delaware limited partnership (“Holdings”), with Holdings surviving that merger (the “Holdings Merger”) on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of the date hereof (the “Holdings Agreement”), among Parent, HPGP Merger Sub, Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”), and Holdings;

WHEREAS, the board of directors of Partnership GP (the “Board of Directors”), acting upon the unanimous recommendation of its Conflicts Committee, has (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the Partnership and the holders of Common Units (other than Partnership GP and its Affiliates (including Holdings)), (ii) approved the execution, delivery and performance of this Agreement by the Hiland Parties and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend approval of this Agreement and the Merger by the holders of Common Units (excluding Common Units owned by Partnership GP and its Affiliates (including Holdings)) of the Partnership;

WHEREAS, Holdings GP and Holdings are parties to a Support Agreement, dated the date hereof (the “Support Agreement”), with Parent and the Hiland Parties pursuant to which Holdings GP and Holdings have, among other things: (i) agreed that the Partnership Interests of which Holdings is the record and beneficial owner will not be converted into the right to receive the Merger Consideration and will remain outstanding as Partnership Interests of the Surviving Entity (as defined herein) in the Merger, and (ii) agreed to vote the Common Units and Subordinated Units of which Holdings is the record and beneficial owner in favor of the approval of this Agreement and the Merger;

WHEREAS, the board of directors of each of Parent and Merger Sub and the sole member of Merger Sub have unanimously approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub, Partnership GP and the Partnership hereby agree as follows:

ARTICLE I

The Merger

Section 1.1  The Merger.  At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and the Delaware Limited Liability Company Act (“DLLCA”), Merger Sub shall be merged with and into the Partnership, whereupon the separate existence of Merger Sub shall cease, and the Partnership shall continue as the surviving entity in the Merger (the “Surviving Entity”).

Section 1.2  Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Baker Botts L.L.P. at 910 Louisiana Street, Houston, Texas at 10:00 a.m., local time, on a date to be specified by the parties (the “Closing Date”) which shall be no later than the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Partnership and Parent may agree in writing.

Section 1.3  Effective Time.  At the Closing, the Partnership shall cause the Merger to be consummated by executing and filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with Section 17-211 of the DRULPA and Section 18-209 of the DLLCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by Parent and the Partnership in writing and specified in the Certificate of Merger in accordance with the DRULPA and the DLLCA (such time as the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.4  Effects of the Merger.  The Merger shall have the effects set forth in this Agreement, the Partnership Agreement and the applicable provisions of the DRULPA and DLLCA.

Section 1.5  Partnership Agreement of the Surviving Entity.  The Partnership Agreement, as in effect immediately prior to the Effective Time, shall remain the partnership agreement of the Surviving Entity and shall continue in effect until thereafter changed or amended in accordance with the provisions thereof and applicable Law.

Section 1.6  Admission of Additional Limited Partners.  Upon the conversion of the limited liability company interests in Merger Sub (“Merger Sub LLC Interests”), which are denominated in units (“Merger Sub LLC Units”), into Common Units pursuant to Section 2.1(c) and the recording of the name of the holder thereof as a limited partner of the Partnership on the books and records of the Partnership, such Person shall automatically and effective as of the Effective Time be admitted to the Partnership as an additional Limited Partner and be bound by the Partnership Agreement as such.

ARTICLE II

Conversion of Partnership Interests; Exchange of Certificates

Section 2.1  Effect on Partnership Interests.  At the Effective Time, by virtue of the Merger and without any action on the part of the Partnership, Merger Sub or the holders of any securities of the Partnership or Merger Sub:

(a) Conversion of Common Units.  Subject to Sections 2.1(b) and 2.1(d), each Common Unit issued and outstanding immediately prior to the Effective Time, other than any Common Units included among the Rollover Interests, shall thereupon be converted automatically into and shall thereafter represent the right to receive $7.75 in cash without any interest thereon (the “Merger Consideration”). Immediately prior to the Effective Time, each award of Restricted Units (as defined in the Hiland Partners, LP Long-

Term Incentive Plan (the “Hiland LTIP”)) issued and outstanding to any nonemployee member of the Board of Directors shall become fully vested as Common Units and shall thereupon be converted automatically into and shall thereafter represent the right to receive the Merger Consideration. All Common Units that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of such Common Units immediately prior to the Effective Time (whether certificated or non-certificated and represented in book-entry form) shall cease to have any rights with respect to such Common Units other than the right to receive the Merger Consideration.

(b) Rollover of Certain Partnership Interests.  The following Partnership Interests shall be treated in the Merger as follows:

(i) each of the 2,321,471 Common Units owned by Holdings shall be unchanged and remain outstanding as Common Units of the Surviving Entity, and no consideration shall be delivered in respect thereof;

(ii) each of the 3,060,000 Subordinated Units owned by Holdings shall be unchanged and remain outstanding as Subordinated Units of the Surviving Entity, and no consideration shall be delivered in respect thereof;

(iii) the General Partner Interest, which is represented by 190,814 General Partner Units and is owned by Partnership GP, shall be unchanged and remain outstanding as the General Partner Interest of the Surviving Entity, and no consideration shall be delivered in respect thereof; and

(iv) the Incentive Distribution Rights, which are owned by Partnership GP, shall be unchanged and remain outstanding as Incentive Distribution Rights of the Surviving Entity, and no consideration shall be delivered in respect thereof.

The Partnership Interests described in this Section 2.1(b) are referred to in this Agreement as “Rollover Interests,” and the record and beneficial owners of such Rollover Interests are referred to in this Agreement as the “Rollover Parties.”

(c) Conversion of Merger Sub Limited Liability Company Interests.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Merger Sub LLC Unit issued and outstanding immediately prior to the Effective Time shall be converted into and become one Common Unit of the Surviving Entity, which Common Units shall be duly authorized and validly issued in accordance with applicable Laws and the Partnership Agreement and shall be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of DRULPA). Immediately after the Effective Time, such Common Units and the Rollover Interests will constitute the only outstanding Partnership Interests of the Surviving Entity. From and after the Effective Time, any certificates or other evidence representing the Merger Sub LLC Units shall be deemed for all purposes to represent the number of Common Units of the Surviving Entity into which such Merger Sub LLC Units were converted in accordance with this Section 2.1(c). Partnership GP hereby agrees and acknowledges that conversion of the Merger Sub LLC Units to Common Units of the Surviving Entity as provided herein shall constitute a duly authorized, accepted, executed and countersigned delivery of such Common Units, without any further action by Partnership GP or any other person.

(d) Adjustments.  If between the date of this Agreement and the Effective Time, the outstanding Common Units, including securities convertible or exchangeable into or exercisable for Common Units, shall be changed into a different number of units or other securities by reason of any split, combination, merger, consolidation, reorganization, reclassification, recapitalization or other similar transaction, or any distribution payable in Partnership Interests shall be declared thereon with a record date within such period, the Merger Consideration shall be appropriately adjusted to provide the holders of Common Units the same economic effect as contemplated by this Agreement prior to such event; provided that nothing herein shall be construed to permit the Partnership to take any action with respect to its securities that is expressly prohibited by the terms of this Agreement.

Section 2.2  Exchange of Certificates.

(a) Paying Agent.  Prior to the mailing of the Proxy Statement (as defined herein), Parent shall appoint a U.S. bank or trust company agreeable to the Conflicts Committee to act as paying agent (the “Paying Agent”) for the holders of Common Units (other than the Rollover Parties) in connection with the Merger and to receive and pay out the Merger Consideration to which such holders shall become entitled pursuant to Section 2.1. At or prior to the Effective Time, the Parent Parties shall deposit, or shall cause to be deposited, in trust with the Paying Agent, for the benefit of holders of Common Units (other than the Rollover Parties), cash in an amount sufficient to pay the aggregate Merger Consideration in exchange for all Common Units outstanding immediately prior to the Effective Time (other than Common Units included among the Rollover Interests), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Common Units (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated Common Units represented in book-entry form (“Book-Entry Common Units”) pursuant to the provisions of this Article II (such cash hereinafter referred to as the “Exchange Fund”).

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of Common Units whose Common Units were converted into the Merger Consideration pursuant to Section 2.1(a), (A) a letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent or, in the case of Book-Entry Common Units, upon adherence to the procedures set forth in the Letter of Transmittal, and shall be in such customary form and have such other provisions as Parent and the Hiland Parties shall reasonably determine) and (B) instructions for use of the Letter of Transmittal in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Common Units in exchange for the Merger Consideration.

(ii) Upon surrender of a Certificate (or an effective affidavit of loss in lieu thereof) or Book-Entry Common Units to the Paying Agent together with such Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificate or Book-Entry Common Units shall be entitled to receive in exchange therefor a check in an amount equal to the product of (x) the number of Common Units represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Common Units multiplied by (y) the Merger Consideration. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Common Units on the Merger Consideration payable in respect of the Certificates or Book-Entry Common Units. In the event of a transfer of ownership of Common Units that is not registered in the unit transfer register of the Partnership, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Common Units is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable unit transfer or other Taxes have been paid or are not applicable.

(iii) Parent, the Surviving Entity and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Common Units such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of federal, state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Common Units in respect of which such deduction and withholding were made.

(c) Closing of Transfer Register.  At the Effective Time, the unit transfer register of the Partnership shall be closed, and there shall be no further registration of transfers on the unit transfer register of the Surviving Entity of Common Units (other than the Rollover Interests) that were outstanding immediately prior to the

Effective Time. If, after the Effective Time, Certificates or Book-Entry Common Units provided for in Section 2.1(a) are presented to the Surviving Entity or Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to and subject to the requirements of this Article II.

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Common Units for twelve months after the Effective Time shall be delivered to the Surviving Entity upon demand, and any former holders of Common Units who have not surrendered their Certificates or Book-Entry Common Units provided for in Section 2.1(a) in accordance with this Section 2.2 shall thereafter look only to the Surviving Entity for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Certificates or Book-Entry Common Units.

(e) No Liability.  Notwithstanding anything herein to the contrary, none of Parent, Merger Sub, the Partnership, Partnership GP, the Surviving Entity, the Paying Agent or any other person shall be liable to any former holder of Common Units for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Exchange Fund.  The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such Exchange Fund shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and that no such investment or loss thereon shall affect the amounts payable to holders of Common Units that converted into the right to receive the Merger Consideration pursuant to Section 2.1. Any interest and other income resulting from such investments shall be paid to the Surviving Entity pursuant to Section 2.2(d).

(g) Lost Certificates.  In the event that any Certificate representing Common Units provided for in Section 2.1(a) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Common Units represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

Section 2.3  Timing for Rollover Interests.  For the avoidance of doubt, the parties acknowledge and agree that the Rollover Commitments shall be deemed to become effective and irrevocable immediately prior to the Effective Time and prior to any other event described above in this Article II.

ARTICLE III

Representations and Warranties of the Hiland Parties

Except as disclosed (a) in (i) the Hiland SEC Documents (as defined herein) or (ii) the Holdings SEC Documents (as defined in the Holdings Agreement), in each case filed on or after December 31, 2008 and prior to the date of this Agreement (excluding any disclosures included in any risk factor section of such documents and any other disclosures in such documents to the extent that they are cautionary, predictive or forward-looking in nature) or (b) in a section of the disclosure schedule delivered concurrently herewith by the Hiland Parties to Parent (the “Hiland Disclosure Schedule”) corresponding to the applicable sections of this Article III to which such disclosure applies (provided, however, that any information set forth in one section of such Hiland Disclosure Schedule also shall be deemed to apply to each other section of this Agreement to which its relevance is reasonably apparent), the Hiland Parties hereby represent and warrant, jointly and severally, to the Parent Parties as follows:

Section 3.1  Qualification, Organization, Subsidiaries, Etc.

(a) Section 3.1(a) of the Hiland Disclosure Schedule sets forth, as of the date hereof, a true and complete list of the Hiland Parties and each direct or indirect Subsidiary and Partially Owned Entity of the Partnership (collectively, the “Hiland Group Entities”), together with (i) the nature of the legal organization of such person, (ii) the jurisdiction of organization or formation of such person, (iii) the name of each Hiland Group Entity that owns beneficially or of record any equity or similar interest in such person, and (iv) the percentage interest owned by each such Hiland Group Entity in such other persons.

(b) Each Hiland Group Entity is a legal entity validly existing and in good standing under the Laws of its respective jurisdiction of formation. Each Hiland Group Entity has all requisite limited partnership, limited liability company or corporate, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted in all material respects.

(c) Each Hiland Group Entity is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered, qualified or in good standing would not, individually or in the aggregate, have a Hiland Material Adverse Effect. The organizational or governing documents of the Hiland Group Entities, as previously made available to Parent, are in full force and effect. None of the Hiland Group Entities is in violation of its organizational or governing documents.

Section 3.2  Capitalization.

(a) Partnership GP is the sole general partner of the Partnership. Partnership GP is the record and beneficial owner of the 2% General Partner Interest and all of the Incentive Distribution Rights in the Partnership, and such General Partner Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable Laws and the Partnership Agreement and such Incentive Distribution Rights are fully paid (to the extent required by the Partnership Agreement) and nonassessable (to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of DRULPA). Partnership GP owns all of the General Partner Interest and all of the Incentive Distribution Rights free and clear of any Encumbrances except pursuant to the organizational or governing documents of any of the Hiland Group Entities. Holdings is the record owner of 99.999% of the limited liability company interests in Partnership GP. Hiland Partners GP, Inc. is the record owner of 0.001% of the limited liability company interests of Partnership GP. Such limited liability company interests in Partnership GP have been duly authorized and validly issued in accordance with applicable Laws and the limited liability company agreement of Partnership GP and are fully paid (to the extent required by the limited liability company agreement of Partnership GP) and nonassessable (except to the extent such nonassessability may be affected by Sections 18-607 and 18-804 of DLLCA).

(b) As of the date of this Agreement (the “Execution Date”), the Partnership has no Partnership Interests issued and outstanding other than the following:

(i) 6,289,880 Common Units, of which 2,321,471 are owned of record by Holdings;

(ii) 3,060,000 Subordinated Units, all of which are owned of record by Holdings;

(iii) 190,814 General Partner Units, comprising all of the General Partner Interest, all of which are owned beneficially and of record by Partnership GP; and

(iv) the Incentive Distribution Rights, all of which are owned beneficially and of record by Partnership GP.

Each of such limited partner interests described in clauses (i), (ii) and (iv) above has been duly authorized and validly issued in accordance with applicable Laws and the Partnership Agreement, and is fully paid (to the extent required under the Partnership Agreement) and non-assessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of DRULPA). Such limited partner interests were not issued in violation of any preemptive or similar rights or any other agreement or understanding binding on the Partnership. As of the date of this Agreement, except for outstanding awards for the issuance of 15,750 Restricted Units pursuant to the Hiland LTIP, 47,169 phantom units that may be settled in Common Units, and 33,336 options for the purchase of Common Units and except pursuant to the organizational or governing documents of any of the Hiland Group Entities, (A) there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (preemptive, contingent or otherwise) obligating any of the Hiland Group Entities to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any equity interest in any of the Hiland Group Entities; (B) there are no outstanding securities or obligations of any kind of any of the Hiland Group Entities that are convertible into or exercisable or exchangeable for any equity interest in any of the Hiland Group Entities or any other person, and none of the Hiland Group Entities has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities; (C) there are not outstanding any equity appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based on the value of the equity, book value, income or any other attribute of any of the Hiland Group Entities; (D) there are no outstanding bonds, debentures or other evidences of indebtedness of any of the Hiland Group Entities having the right to vote (or that are exchangeable for or convertible or exercisable into securities having the right to vote) with the holders of Common Units on any matter; and (E) except as described in the organizational or governing documents of the Hiland Parties or the Support Agreement, there are no Unitholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other arrangements or commitments to which any of the Hiland Group Entities is a party or to the knowledge of the Hiland Group Entities by which any of their securities are bound with respect to the voting, disposition or registration of any outstanding securities of any of the Hiland Group Entities.

(c) All of the outstanding limited liability company, partnership or other equity interests of each Subsidiary of the Partnership (i) have been duly authorized and validly issued in accordance with applicable Laws and its governing documents and are fully paid (to the extent required by its governing documents) and nonassessable (except to the extent such nonassessability may be affected by applicable Laws, including Sections 17-607 and 17-804 of DRULPA) and (ii) are owned 100% directly or indirectly by the Partnership, free and clear of any Encumbrance except pursuant to the organizational or governing documents of any of the Hiland Group Entities and other than Encumbrances securing the obligations of Hiland Operating, LLC under the Hiland Operating Credit Agreement.

(d) All of the outstanding equity interests of each Partially Owned Entity of the Partnership (i) have been duly authorized and validly issued in accordance with applicable Laws and its governing documents and are fully paid (to the extent required by its organizational or governing documents) and nonassessable (except to the extent such nonassessability may be affected by applicable Laws), and (ii) are owned directly or indirectly by the Partnership in the respective amounts shown on Section 3.1(a) of the Hiland Disclosure Schedule, free and clear of any Encumbrance except pursuant to the organizational or governing documents of any of the Hiland Group Entities.

(e) Except with respect to the ownership of any equity or long-term debt securities between or among the Hiland Group Entities, none of the Hiland Group Entities owns or will own at the Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(f) Except as provided in the Partnership Agreement, no holder of Partnership Interests in any of the Hiland Parties has any right to have such Partnership Interests registered under the Securities Act of 1933, as amended (the “Securities Act”), by the Partnership.

Section 3.3  Authority; No Violation; Consents and Approvals.

(a) Each of the Hiland Parties has all requisite limited liability company or limited partnership power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Hiland Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company or limited partnership action on the part of such Hiland Party, except for (i) Unitholder Approval of this Agreement and the Merger and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and no other vote or approval by any holders of Partnership Interests or limited liability company interests in Partnership GP or other corporate, limited liability company, partnership or other organizational votes, approvals or proceedings in respect of the Hiland Parties are necessary to consummate the transactions contemplated by this Agreement.

(b) This Agreement has been duly executed and delivered by each Hiland Party and, assuming the due authorization, execution and delivery hereof by the Parent Parties, constitutes a legal, valid and binding agreement of such Hiland Party, enforceable against such Hiland Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(c) Except for matters expressly contemplated by this Agreement and matters described in clauses (ii), (iii) or (iv) below that would not, individually or in the aggregate, have a Hiland Material Adverse Effect, neither the execution and delivery by the Hiland Parties of this Agreement, nor the consummation by the Hiland Parties of the transactions contemplated hereby and the performance by the Hiland Parties of this Agreement will (i) violate or conflict with any provision of the organizational or governing documents of the Hiland Group Entities; (ii) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity or any other person; (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement or instrument to which any of the Hiland Group Entities is a party or by or to which any of their properties are bound; (iv) result in the creation of an Encumbrance upon any of the assets of any of the Hiland Group Entities; or (v) violate or conflict in any material respect with any material Law applicable to the Hiland Group Entities.

(d) Section 3.3(d) of the Hiland Disclosure Schedule identifies all consents, approvals and authorizations of any Governmental Entity or third party that are required to be obtained by any Hiland Group Entity in connection with (1) the execution and delivery by the Hiland Parties of this Agreement or (2) the consummation by the Hiland Parties of the transactions contemplated by this Agreement, in each case except for such consents, approvals and authorizations that, if not obtained, would not, individually or in the aggregate, have a Hiland Material Adverse Effect.

Section 3.4  SEC Reports and Compliance.

(a) The Partnership and its Subsidiaries have filed or furnished all forms, documents, statements and reports required to be filed or furnished prior to the date hereof by them with the Securities and Exchange Commission (the “SEC”) since January 1, 2006 (the forms, documents, statements and reports filed with or furnished to the SEC since January 1, 2006 and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Hiland SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the Hiland SEC Documents complied, and each of the Hiland SEC Documents filed or furnished subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, and complied or will comply, as applicable, in all material respects with the then-applicable accounting standards and the rules and regulations of the SEC with respect thereto. None of the Hiland SEC Documents so filed or furnished or that will be filed or furnished subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) As of the date hereof, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to the Hiland SEC Documents.

(c) The financial statements (including all related notes and schedules) of the Partnership and its Subsidiaries included in or incorporated by reference into the Hiland SEC Documents (the “Hiland Financial Statements”) fairly present, in all material respects, the financial position of the Partnership and its Subsidiaries, taken as a whole, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be specified therein or in the notes thereto).

Section 3.5  No Undisclosed Liabilities.  Neither the Partnership nor any of the Partnership’s Subsidiaries has any indebtedness or liability (whether absolute, accrued, contingent or otherwise) of any nature that is not accrued or reserved against in the Hiland Financial Statements filed prior to the execution of this Agreement or reflected in the notes thereto, other than (a) liabilities incurred or accrued in the ordinary course of business consistent with past practice since December 31, 2008 or (b) liabilities of the Partnership or any of the Partnership’s Subsidiaries that would not, individually or in the aggregate, have a Hiland Material Adverse Effect.

Section 3.6  Compliance with Law.  Each of the Hiland Group Entities is in compliance with all applicable Laws, other than any noncompliance which would not, individually or in the aggregate, have a Hiland Material Adverse Effect.

Section 3.7  Environmental Laws and Regulations.  Except as reflected in the Hiland Financial Statements, and except for any such matter that individually would not have a Hiland Material Adverse Effect:

(a) None of the Hiland Group Entities is the subject of any outstanding written agreements (including consent orders and settlement agreements) with any Governmental Entity or other Person imposing liability with respect to any environmental matter;

(b) None of the Hiland Group Entities has received any written communication from any Governmental Entity or other Person alleging, with respect to any such party, the violation of or liability under any Environmental Law or requesting, with respect to any such party, information with respect to an investigation pursuant to any Environmental Law; and

(c) There has been no Release of any Hazardous Material from or in connection with the properties or operations of the Hiland Group Entities that has not been adequately reserved for in the Hiland Financial Statements and that has resulted or could reasonably be expected to result in liability under Environmental Laws or a claim for damages or compensation by any Person or Remedial Work.

Section 3.8  Employee Benefits.

(a) Except as would not have, individually or in the aggregate, a Hiland Material Adverse Effect, no Hiland Group Entity and no company or other entity that is required to be treated as a single employer together with a Hiland Group Entity under Section 414 of the Code (each, an “ERISA Affiliate”) maintains or has ever maintained or been obligated to contribute to or has any liability (secondary or otherwise) to an Employee Benefit Plan that is (1) subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, (2) a plan of the type described in Section 4063 of ERISA or Section 413(c) of the Code, (3) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or (4) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA).

(b) Except as would not have, individually or in the aggregate, a Hiland Material Adverse Effect, the Employee Benefit Plans of the Hiland Group Entities and their affiliates (A) have been maintained (in form and in operation) in all respects in accordance with their terms and with ERISA, the Code and all other applicable Laws, (B) if intended to be qualified under Section 401(a) of the Code, have been maintained, and are currently, in compliance with the Code’s qualification requirements in form and operation, and (C) do not provide, and have not provided, any post-retirement welfare benefits or coverage, except as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (or similar state or local law).

Section 3.9  Absence of Certain Changes or Events.  Since December 31, 2008, (a) except as otherwise required or expressly provided for in this Agreement, (i) the businesses of the Hiland Group Entities have been conducted, in all material respects, in the ordinary course of business consistent with past practice and (ii) none of the Hiland Group Entities has taken or permitted to occur any action that, were it to be taken from and after the date hereof, would require approval of Parent pursuant to Section 5.1(b) and (b) there has not been a Hiland Material Adverse Effect.

Section 3.10  Investigations; Litigation.  Except as disclosed in Section 3.10 of the Hiland Disclosure Schedule, there are no (a) investigations or proceedings pending (or, to the Knowledge of the Hiland Parties, threatened) by any Governmental Entity with respect to the Partnership or any of its Subsidiaries or (b) actions, suits, inquiries, investigations or proceedings pending (or, to the Knowledge of the Hiland Parties, threatened) against or affecting any Hiland Group Entity, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case of clause (a) or (b), which would have (if adversely determined), individually or in the aggregate, a Hiland Material Adverse Effect.

Section 3.11  Proxy Statement; Other Information.  None of the information contained in the Proxy Statement will at the time of the mailing of the Proxy Statement to the Unitholders of the Partnership, at the time of the Partnership Meeting (as defined herein) (as such Proxy Statement shall have been amended or supplemented prior to the date of the Partnership Meeting), and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by the Partnership for inclusion or incorporation by reference in the Schedule 13E-3 (as defined herein) to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by the Partnership with respect to information supplied by a Parent Party or its controlling Affiliates or a Holdings Party for inclusion therein. The Proxy Statement will comply as to form in all material respects with the Exchange Act, except that no representation is made by the Partnership with respect to information supplied by a Parent Party or its controlling Affiliates or a Holdings Party for inclusion therein. The letter to Unitholders, notice of meeting, proxy statement and forms of proxy to be distributed to Unitholders in connection with the Merger to be filed with the SEC in connection with seeking the adoption and approval of this Agreement and the Merger are collectively referred to herein as the “Proxy Statement.” The Rule 13E-3 Transaction Statement on Schedule 13E-3 to be filed with the SEC in connection with seeking the adoption and approval of this Agreement and the Merger is referred to herein as the “Schedule 13E-3.”

Section 3.12  Tax Matters.

(a) (i) There is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, any of the Hiland Group Entities in respect of any material Tax or material Tax assessment, nor has any claim for additional material Tax or material Tax assessment been asserted in writing or been proposed by any Tax authority;

(ii) no written claim has been made by any Tax authority in a jurisdiction where any of the Hiland Group Entities does not currently file a Tax Return that it is or may be subject to any material Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing;

(iii) none of the Hiland Group Entities has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than a Hiland Group Entity) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

(b) In each tax year since the formation of the Partnership up to and including the current tax year, at least 90% of the gross income of the Partnership has been income which is “qualifying income” within the meaning of Section 7704(d) of the Code.

Section 3.13  Labor Matters.  Except as disclosed in Section 3.13 of the Hiland Disclosure Schedule, no Hiland Group Entity, other than Partnership GP, has or has ever had employees. Except for such matters which would not have, individually or in the aggregate, a Hiland Material Adverse Effect, no Hiland Group Entity has received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation laws to conduct an investigation of the Hiland Group Entities and, to the Knowledge of the Hiland Parties, no such investigation is in progress. Except for such matters which would not have, individually or in the aggregate, a Hiland Material Adverse Effect, (i) there are no (and have not been during the two-year period preceding the date hereof) strikes or lockouts with respect to any employees of, or providing services to, the Hiland Group Entities (“Employees”), (ii) to the Knowledge of the Hiland Parties, there is no (and has not been during the two-year period preceding the date hereof) union organizing effort pending or threatened against the Hiland Group Entities, (iii) there is no (and has not been during the two-year period preceding the date hereof) unfair labor practice, labor dispute or labor arbitration proceeding pending or, to the Knowledge of the Hiland Parties, threatened against the Hiland Group Entities, and (iv) there is no (and has not been during the two-year period preceding the date hereof) slowdown or work stoppage in effect or, to the Knowledge of the Hiland Parties, threatened with respect to Employees. No Hiland Group Entity has any liabilities under the Worker Adjustment and Retraining Act and the regulations promulgated thereunder or any similar state or local law as a result of any action taken by a Hiland Group Entity that would have, individually or in the aggregate, a Hiland Material Adverse Effect. No Hiland Group Entity is a party to any collective bargaining agreements.

Section 3.14  Title to Properties and Rights-of-Way.

(a) Except as would not have, individually or in the aggregate, a Hiland Material Adverse Effect, each of the Hiland Group Entities has defensible title to all material real property and good title to all material tangible personal property owned by the Hiland Group Entities and which is sufficient for the operation of their respective businesses as presently conducted, free and clear of all Encumbrances except Permitted Encumbrances.

(b) Each of the Hiland Group Entities has such consents, easements, rights-of-way, permits or licenses from each Person (collectively, “rights-of-way”) as are sufficient to conduct its business in the manner described, and subject to the limitations contained, in the Partnership’s annual report on Form 10-K for the year ended December 31, 2008, except for such rights-of-way the absence of which would not, individually or in the aggregate, result in a Hiland Material Adverse Effect. Each of the Hiland Group Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, result in a Hiland Material Adverse Effect.

Section 3.15  Opinion of Financial Advisor.  The Conflicts Committee has received the written opinion of Jefferies & Company, Inc., dated as of the date of this Agreement, to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Common Units (excluding Common Units owned by Partnership GP and its Affiliates (including Holdings)) from a financial point of view.

Section 3.16  Required Approvals.  Partnership GP has approved this Agreement and the transactions contemplated by this Agreement and directed that this Agreement and the Merger be submitted to a vote of Unitholders as required under Section 17-211 of the DRULPA and under Articles XIII and XIV of the Partnership Agreement. The Board of Directors, upon the unanimous recommendation of its Conflicts Committee, at a meeting duly called and held, has, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the Partnership and the holders of Common Units (excluding Common Units owned by Partnership GP and its Affiliates (including Holdings)), (ii) approved the Merger and this Agreement and (iii) recommended that this Agreement and the Merger be approved by holders of Common Units (excluding Common Units owned by Partnership GP and its Affiliates (including Holdings)) (including the Conflicts Committee’s recommendation, the “Recommendation”). The members of Partnership GP have approved this Agreement and the Merger.

Section 3.17  Material Contracts.

(a) Except for this Agreement or as designated as an exhibit to the Partnership’s annual report on Form 10-K for the year ended December 31, 2008 or to a Hiland SEC Document filed thereafter and prior to the date of this Agreement, neither the Partnership nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Contract (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this Section 3.17(a) being referred to herein as “Material Contracts”).

(b) (i) Each Material Contract (other than the Hiland Operating Credit Agreement) is valid and binding on the Partnership and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, except where the failure to be valid, binding and in full force and effect, either individually or in the aggregate, would not have a Hiland Material Adverse Effect, (ii) the Partnership and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Material Contract (other than the Hiland Operating Credit Agreement), except where such noncompliance, either individually or in the aggregate, would not have a Hiland Material Adverse Effect, and (iii) neither the Partnership nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Partnership or any of its Subsidiaries under any such Material Contract (other than the Hiland Operating Credit Agreement), except where such default, either individually or in the aggregate, would not have a Hiland Material Adverse Effect.

(c) The Hiland Operating Credit Agreement is valid and binding on Hiland Operating, LLC and in full force and effect. Except for a Ratio Default, (i) each Hiland Group Entity has performed all obligations required to be performed by it under the Hiland Operating Credit Agreement, and (ii) no Hiland Group Entity is in breach, default (or after notice or lapse of time or both, would be in default) or violation in the performance of any obligation, agreement or condition contained in the Hiland Operating Credit Agreement.

Section 3.18  State Takeover Laws.  No approvals are required under state takeover or similar laws in connection with the performance by the Hiland Parties or their Affiliates of their obligations under this Agreement, the Support Agreement, the Rollover Commitments or the transactions contemplated hereby or thereby.

Section 3.19  Finders or Brokers.  Except for Jefferies & Company, Inc., none of the Hiland Parties (including through its respective board of directors (or similar governing body) or any committee thereof) has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

Section 3.20  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III and except as otherwise expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby, none of the Hiland Parties nor any other Person on behalf of the Hiland Parties makes any other representation or warranty of any kind or nature, express or implied, in connection with this Agreement or the transactions contemplated by this Agreement.

ARTICLE IV

Representations and Warranties of the Parent Parties

Except as disclosed in a section of the disclosure schedule delivered concurrently herewith by Parent to the Hiland Parties immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”) corresponding to the applicable sections of this Article IV to which such disclosure applies (provided, however, that any information set forth in one section of such Parent Disclosure Schedule also shall be deemed to apply to each other section of this Agreement to which its relevance is reasonably apparent), the Parent Parties hereby represent and warrant, jointly and severally, to the Hiland Parties as follows:

Section 4.1  Qualification; Organization.

(a) Each of the Parent Parties is a legal entity validly existing and in good standing under the Laws of its respective jurisdiction of formation. Each of the Parent Parties has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted in all material respects.

(b) Each of the Parent Parties is duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered, qualified or in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. The organizational or governing documents of the Parent Parties, as previously made available to the Hiland Parties, are in full force and effect. None of the Parent Parties is in violation of its organizational or governing documents.

Section 4.2  Authority; No Violation; Consents and Approvals.

(a) Each of the Parent Parties has all requisite limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Parent Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of such Parent Party, and no other limited liability company proceedings on the part of a Parent Party are necessary to consummate the transactions contemplated by this Agreement.

(b) This Agreement has been duly executed and delivered by each Parent Party and, assuming the due authorization, execution and delivery hereof by the Hiland Parties, constitutes a legal, valid and binding agreement of such Parent Party, enforceable against such Parent Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(c) Except for matters expressly contemplated by this Agreement and matters described in clauses (ii), (iii) or (iv) below that would not, individually or in the aggregate, have a Parent Material Adverse Effect, neither the execution and delivery by the Parent Parties of this Agreement, nor the consummation by the Parent Parties of the transactions contemplated hereby and the performance by the Parent Parties of this Agreement will (i) violate or conflict with any provision of the governing documents of the Parent Parties; (ii) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity or any other person; (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement or instrument to which any of the Parent Parties is a party or by or to which any of their properties are bound; (iv) result in the creation of an Encumbrance upon any of the assets of any of the Parent Parties; or (v) violate or conflict in any material respect with any material Law applicable to the Parent Parties.

(d) Section 4.2(d) of the Parent Disclosure Schedule identifies all material consents, approvals and authorizations of any Governmental Entity or third party that are required to be obtained by any Parent Parties in connection with (1) the execution and delivery by the Parent Parties of this Agreement or (2) the consummation by the Parent Parties of the transactions contemplated by this Agreement, except for such consents, approvals and authorizations that, if not obtained, would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.3  Proxy Statement; Other Information.  None of the information supplied or to be supplied by the Parent Parties, their controlling Affiliates, Continental Gas Holdings, Inc., a Delaware corporation (“Continental Gas”), the Harold Hamm DST Trust or the Harold Hamm HJ Trust (together with the Harold Hamm DST Trust, the “Trusts”) in writing for inclusion in the Proxy Statement will at the time of the mailing of the Proxy Statement to the Unitholders of the Partnership, at the time of the Partnership Meeting (as such Proxy Statement shall have been amended or supplemented prior to the date of the Partnership Meeting), and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by the Parent Parties, their controlling Affiliates, Continental Gas or the Trusts in writing for inclusion in the Schedule 13E-3 to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.4  Funding.  On the Closing Date, the Parent Parties will have sufficient cash to enable them to make payment of the aggregate Merger Consideration and the Parent Parties’ related fees and expenses (the “Funding”). For the avoidance of doubt, it shall not be a condition to the obligations of the Parent Parties to effect the Merger for the Parent Parties to obtain the Funding or any other financing of the Merger Consideration and the Parent Parties’ related fees and expenses. Section 4.4 of the Parent Disclosure Schedule sets forth true, accurate and complete copies of (i) executed equity commitment letters (the “Funding Commitments”) to provide the Funding to Parent or Merger Sub and (ii) the Rollover Commitments. As of the date hereof, the Funding Commitments are in full force and effect and have not been withdrawn or terminated or otherwise amended or modified in any respect and none of the Parent Parties is in breach of any of the terms or conditions set forth therein and no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a material breach or failure to satisfy a condition precedent set forth therein.

Section 4.5  Ownership and Operations of Merger Sub.  As of the date of this Agreement, all of the issued and outstanding Merger Sub LLC Interests are, and at the Effective Time will be, owned by Parent, the Harold Hamm DST Trust and the Harold Hamm HJ Trust, and such Merger Sub LLC Interests have been duly authorized and validly issued in accordance with applicable Laws and the limited liability company agreement of Merger Sub and are fully paid (to the extent required by the limited liability company agreement of Merger Sub) and nonassessable (except to the extent such nonassessability may be affected by Sections 18-607 and 18-804 of DLLCA). Merger Sub has not conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

Section 4.6  Finders or Brokers.  Except for Wachovia Capital Markets, LLC, none of the Parent Parties has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

Section 4.7  Access to Information; No Other Representations or Warranties; Disclaimer.

(a) Each of Parent and Merger Sub has conducted its own investigations of the Hiland Group Entities and acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Hiland Group Entities for such purpose.

(b) Except for the representations and warranties contained in this Article IV and except as otherwise expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby, none of the Parent Parties nor any other Person on behalf of the Parent Parties makes any other representation or warranty of any kind or nature, express or implied, in connection with the transactions contemplated by this Agreement.

(c) Except for the representations and warranties expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby, neither Parent nor Merger Sub has relied on any representation or warranty, express or implied, with respect to the Hiland Group Entities or with respect to any other information provided or made available to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. None of the Hiland Group Entities nor any other Person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or use by Parent or Merger Sub of any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE V

Covenants and Agreements

Section 5.1  Conduct of Business by the Partnership and Parent.

(a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, and except (i) as required by applicable Law, (ii) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (iii) as expressly provided for and permitted by this Agreement or (iv) as disclosed in Section 5.1(a) of the Hiland Disclosure Schedule, the Hiland Parties shall, and shall cause the other Hiland Group Entities to, (A) conduct the business of such Hiland Group Entities in the ordinary course consistent with past practice, (B) use their commercially reasonable efforts to maintain and preserve intact the present business organizations and material rights and franchises of such Hiland Group Entities, to keep available the services of the current Employees and the current officers and consultants of, or providing services to, the Hiland Group Entities, and to maintain and preserve in all material respects the relationships of such Hiland Group Entities with customers, suppliers and others having business dealings with them, and (C) take no action that would materially adversely affect or delay the ability of any of the parties hereto from obtaining any necessary approvals of any Governmental Entity required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or that would otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated hereby; provided, however, that any action taken or omitted to be taken by an officer of a Hiland Party at the direction of any of the Parent Parties or Mr. Hamm (other than (1) in his capacity as part of, (2) in accordance with authority delegated to him by, or (3) as otherwise authorized by, the Board of Directors or any committee thereof) that would otherwise constitute a breach of this Section 5.1 shall not constitute such a breach.

(b) Without limiting the generality of Section 5.1(a), the Hiland Parties agree that, except (i) as required by applicable Law, (ii) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (iii) as expressly provided for and permitted by this Agreement or (iv) as disclosed in Section 5.1(b) of the Hiland Disclosure Schedule, the Hiland Parties will not, and agree that they will cause the other Hiland Group Entities not to:

(i) make any change in any of their organizational or governing documents, other than changes expressly provided for in this Agreement;

(ii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any of their Partnership Interests or equity securities or securities convertible into their Partnership Interests or equity securities, or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating any of them to issue any such Partnership Interests or equity securities (other than restricted units, phantom units or unit options to current or newly-hired employees consistent with past practice of up to 50,000 Common Units in the aggregate in accordance with the Hiland LTIP);

(iii) except for any distributions from the Partnership’s Subsidiaries to the Partnership, declare, set aside or pay any distributions in respect of the Partnership Interests or other ownership interests, or split, combine or reclassify any of the Partnership Interests or other ownership interests or issue or authorize the issuance of any other Partnership Interests or other ownership interests in respect of, in lieu of or in substitution for any of the Partnership Interests or other ownership interests, or purchase, redeem or otherwise acquire, directly or indirectly, any of the Partnership Interests or other ownership interests other than repurchases of Partnership Interests in accordance with the Hiland LTIP;

(iv) merge into or with any other Person;

(v) make any acquisition of, capital contribution to or investment in assets or stock of any person, whether by way of merger, consolidation, tender offer, share exchange or other activity other than (A) as provided for in the Budget, (B) ordinary-course overnight investments consistent with past cash management practices, (C) investments in wholly owned subsidiaries, (D) investments in Partially Owned Entities owned as of the Execution Date as required under the governing documents of such Partially Owned

Entities, (E) investments by Partnership GP in the Partnership pursuant to the Partnership Agreement, and (F) acquisitions, capital contributions or investments in addition to those contemplated by (B) through (E) above up to an aggregate amount of $1,000,000; provided that the aggregate amount of consideration for such acquisitions, capital contributions or investments contemplated by (B) through (F) above shall not exceed $2,000,000 in the aggregate;

(vi) except as permitted by exclusions under other clauses of this Section 5.1(b), other than in the ordinary course of business consistent with past practice, enter into any material contract or agreement or terminate or amend in any material respect any material contract or agreement to which it is a party or waive any material rights under any material contract or agreement to which it is a party;

(vii) acquire or lease assets or properties, individually or in a series of transactions, with a cost in excess of $250,000 other than as provided for in the Budget or pursuant to clause (xi);

(viii) incur, assume or guarantee any indebtedness for borrowed money, issue, assume or guarantee any debt securities, grant any option, warrant or right to purchase any debt securities, or issue any securities convertible into or exchangeable for any debt securities (other than in connection with (A) borrowings in the ordinary course of business or provided for in the Budget, in each case in accordance with any existing bank credit facilities, (B) the refinancing or replacement of existing indebtedness (provided that such refinancing or replacement is on substantially comparable terms), (C) other than as permitted by (A) and (B) above, the incurrence by the Partnership of up to $1,000,000 in principal amount of indebtedness and (D) a transaction that is permitted by clauses (v) and (xi);

(ix) (A) sell, assign, transfer, abandon, lease or otherwise dispose of assets having a fair market value in excess of $1,000,000 in the aggregate, except for (1) assets listed on Section 5.1(b)(ix) of the Hiland Disclosure Schedule, (2) idled assets and (3) dispositions of inventory or worn-out or obsolete equipment for fair value in the ordinary course of business consistent with past practice; or (B) grant any security interest with respect to, pledge or otherwise encumber any assets other than Permitted Encumbrances and security interests granted after the Execution Date (i) with respect to assets acquired after the Execution Date (which acquisition is otherwise permitted by this Agreement) pursuant to related financing arrangements or (ii) with respect to assets already owned prior to the Execution Date, pursuant to the requirements of existing financial arrangements;

(x) (A) settle any claims, demands, lawsuits or state or federal regulatory proceedings for damages to the extent such settlements in the aggregate assess damages in excess of $1,000,000 (other than any claims, demands, lawsuits or proceedings to the extent insured (net of deductibles), to the extent reserved against in the Hiland Financial Statements or to the extent covered by an indemnity obligation not subject to dispute or adjustment from a solvent indemnitor) or (B) settle any claims, demands, lawsuits or state or federal regulatory proceedings seeking an injunction or other equitable relief where such settlements would have a Hiland Material Adverse Effect;

(xi) except as set forth in Section 5.1(b)(xi) of the Hiland Disclosure Schedule or as required on an emergency basis or for the safety of persons or the environment, make any capital expenditure in excess of $1,000,000 in the aggregate (other than as permitted by clause (v));

(xii) make any material change in their tax methods, principles or elections;

(xiii) make any material change to their financial reporting and accounting methods other than as required by a change in GAAP;

(xiv) (A) grant any increases in the compensation of any of their executive officers, except in the ordinary course of business consistent with past practice or as required by the terms of an existing Employee Benefit Plan or agreement or by applicable Law, (B) amend any existing employment or severance or termination contract with any executive officer, (C) become obligated under any new pension plan, welfare plan, multiemployer plan, Employee Benefit Plan, severance plan, change of control or other benefit arrangement or similar plan or arrangement, or (D) amend any Employee Benefit Plan, if such amendment would have the effect of materially enhancing any benefits thereunder;

(xv) voluntarily dissolve or otherwise adopt or vote to adopt a plan of complete or partial dissolution or liquidation; or

(xvi) agree or commit to do any of the foregoing.

Section 5.2  Investigation.  From the date hereof until the Effective Time and subject to the requirements of applicable Laws, the Hiland Parties shall (a) provide to the Parent Parties and their respective counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours after reasonable prior notice to the offices, properties, books and records of the Hiland Group Entities, (b) furnish to the Parent Parties and their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request (including furnishing to Parent the financial results of the Partnership and its Subsidiaries in advance of any filing by the Partnership with the SEC or other public disclosure containing such financial results), and (c) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Hiland Group Entities to cooperate with Parent in its investigation of the Hiland Group Entities, as the case may be. Notwithstanding the foregoing provisions of this Section 5.2, the Hiland Parties shall not be required to, or to cause any of their Subsidiaries to, grant access or furnish information to Parent or any of its representatives to the extent that such information is subject to an attorney/client or attorney work product privilege or that such access or the furnishing of such information is prohibited by Law or an existing contract or agreement. Parent shall hold, and shall cause its counsel, financial advisors, auditors and representatives to hold, any material or competitively sensitive non-public information concerning a Hiland Group Entity received from the Hiland Group Entities confidential. Partnership GP will provide Parent (solely for informational purposes) a true and complete copy of the opinion referenced in Section 3.15 promptly after delivery thereof. Any investigation pursuant to this Section 5.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Hiland Group Entities. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by the Hiland Parties in Article III or any condition set forth in Article VI.

Section 5.3  No Solicitation.

(a) Subject to Sections 5.3(b)-(h), the Hiland Parties shall not and shall cause their officers, directors, employees, agents and representatives (“Representatives”) not to, and shall use their reasonable best efforts to cause each of the other Hiland Group Entities and their Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal (as defined herein), (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to, the Hiland Group Entities, in connection with, or have any discussions with any person relating to, an Alternative Proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement, (vi) take, encourage or facilitate any action that Section 5.3(a) of the Holdings Agreement would prohibit if the Hiland Parties were the “Holdings Parties,” as such term is defined and used therein, or (vii) resolve to propose or agree to do any of the foregoing.

(b) The Hiland Parties shall and shall cause their Representatives to, and shall use their reasonable best efforts to cause each of the other Hiland Group Entities and their Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than the parties hereto) that has made or indicated an intention to make an Alternative Proposal. The Hiland Parties shall promptly, and in any event not later than ten (10) days following the date hereof, request that each Person who has executed a confidentiality agreement with a Hiland Party in connection with that Person’s consideration of a transaction involving any Hiland Group Entity that would constitute an Alternative Proposal return or destroy all non-public information furnished to that Person by or on behalf of the Hiland Group Entities.

(c) Notwithstanding anything to the contrary in Section 5.3(a), prior to the receipt of Unitholder Approval, the Hiland Parties may, in response to an unsolicited Alternative Proposal which did not result from or arise in connection with a breach of this Section 5.3 and which the Conflicts Committee determines, in good faith, after consultation with its outside counsel and financial advisors, constitutes or could reasonably be expected to result in a Superior Proposal (as defined herein), (i) furnish information with respect to the Hiland Group Entities to the person making such Alternative Proposal and its Representatives pursuant to an executed confidentiality agreement no less restrictive (including with respect to standstill provisions) of the other party than the Confidentiality Agreement and (ii) participate in discussions or negotiations with such person and its Representatives regarding such Alternative Proposal; provided, however, (A) that Parent shall be entitled to receive an executed copy of such confidentiality agreement prior to or substantially simultaneously with the Hiland Parties furnishing information to the person making such Alternative Proposal or its Representatives and (B) that the Hiland Parties shall simultaneously provide or make available to Parent any non-public information concerning the Hiland Group Entities that is provided to the person making such Alternative Proposal or its Representatives which was not previously provided or made available to Parent. Notwithstanding anything to the contrary in Section 5.3(a), prior to the receipt of Unitholder Approval, the Hiland Parties may participate in discussions or negotiations with the lenders under the Hiland Operating Credit Agreement regarding debt financing transactions with such lenders that may involve equity issuances that would constitute an Alternative Proposal and, in connection therewith, furnish information with respect to the Hiland Group Entities to such lenders pursuant to confidentiality obligations substantially consistent with past practice.

(d) Neither the Board of Directors nor any committee thereof shall withdraw, modify or qualify in a manner adverse to Parent, or resolve to or publicly propose to withdraw, modify or qualify in a manner adverse to Parent, the Recommendation (any of the foregoing actions, whether taken by the Board of Directors or any committee thereof, a “Change in Board Recommendation”). Notwithstanding the immediately preceding sentence, if, prior to receipt of the Unitholder Approval, (i) the Board of Directors or the Conflicts Committee determines in good faith, after consultation with its respective outside counsel and financial advisors, that a Change in Board Recommendation would be in the best interests of the holders of Common Units (other than Partnership GP and its Affiliates (including Holdings)) and (ii) the Board of Directors or the Conflicts Committee, as applicable, provides Parent with at least three (3) Business Days’ advance written notice of its intention to make a Change in Board Recommendation and specifying the material events giving rise thereto, then the Board of Directors or the Conflicts Committee, as applicable, may make a Change in Board Recommendation.

(e) The Hiland Parties promptly (and in any event within 24 hours) shall advise Parent orally and in writing of the receipt by either of them of (i) any Alternative Proposal or (ii) any request for non-public information relating to the Hiland Group Entities, other than requests for information in the ordinary course of business consistent with past practice and not reasonably expected to be related to an Alternative Proposal, including in each case the identity of the person making any such Alternative Proposal or request and the material terms and conditions of any such Alternative Proposal or request (including copies of any document or correspondence evidencing such Alternative Proposal or request). The Hiland Parties shall keep Parent reasonably informed on a current basis of the status (including any material change to the terms thereof) of any such Alternative Proposal or request.

(f) Nothing contained in this Agreement shall prohibit the Hiland Parties or the Board of Directors or any committee thereof from disclosing to the Partnership’s Unitholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that none of the Hiland Parties or the Board of Directors or any committee thereof shall in any event be entitled to disclose a position under Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act other than the Recommendation, except in accordance with Section 5.3(d).

(g) As used in this Agreement, “Alternative Proposal” shall mean any inquiry, proposal or offer from any Person or group of Persons other than the Parent Parties, relating to, or that could reasonably be expected to lead to, in one transaction or a series of related transactions, (i) a merger, tender or exchange offer, consolidation, reorganization, reclassification, recapitalization, liquidation or dissolution, or other business combination involving any Hiland Group Entity, (ii) the issuance by the Partnership of (A) any General Partner Interest or (B) any class of Partnership Interests constituting more than 15% of such class of Partnership Interests or (iii) the acquisition in any manner, directly or indirectly, of (A) any General Partner Interest, (B) any class of Partnership Interests constituting more than 15% of such class of Partnership Interests or (C) more than 15% of the consolidated total assets of the Hiland Group Entities (including equity interests in any Subsidiary or Partially Owned Entity of the Partnership), in each case other than the Merger and the Holdings Merger.

(h) As used in this Agreement, “Superior Proposal” shall mean any written Alternative Proposal (i) on terms which the Conflicts Committee determines in good faith, after consultation with its outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Common Units (other than Partnership GP and its Affiliates (including Holdings)) (excluding consideration of any interests that any holder may have other than as a Unitholder of the Partnership entitled to the Merger Consideration) than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any proposal or offer by the Parent Parties to amend the terms of this Agreement and the Merger) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that for purposes of the definition “Superior Proposal,” the references to “15%” in the definition of “Alternative Proposal” shall be deemed to be references to “55%.”

Section 5.4  Filings; Other Actions.

(a) As promptly as reasonably practicable following the date of this Agreement, the Hiland Parties shall prepare the Proxy Statement, which shall, subject to Section 5.3(d), include the Recommendation, and the Hiland Parties and Parent shall prepare the Schedule 13E-3. Parent and the Hiland Parties shall cooperate with each other in connection with the preparation of the foregoing documents. The Hiland Parties will use their commercially reasonable efforts to have the Proxy Statement, and Parent and the Hiland Parties will use their commercially reasonable efforts to have the Schedule 13E-3, cleared by the SEC as promptly as practicable after such filing. The Hiland Parties will use their commercially reasonable efforts to cause the Proxy Statement to be mailed to the Partnership’s Unitholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Hiland Parties shall as promptly as practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement or Schedule 13E-3. The Hiland Parties shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), which comments shall be considered reasonably and in good faith by the Hiland Parties, and Parent and the Hiland Parties shall cooperate and provide each other with a reasonable opportunity to review and comment on the draft Schedule 13E-3 (including each amendment or supplement thereto), which comments shall be considered reasonably and in good faith by the other party, and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and Parent and the Hiland Parties will provide each other with copies of all such filings made and correspondence with the SEC with respect thereto. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Hiland Parties with the SEC and disseminated by the Hiland Parties to the Unitholders of the Partnership.

(b) The Hiland Parties shall (i) take all action necessary in accordance with applicable Laws and the Partnership Agreement to duly call, give notice of, convene and hold a meeting of the Partnership’s Unitholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Unitholder Approval of the Merger and this Agreement (such meeting or any adjournment or postponement thereof, the “Partnership Meeting”), and (ii) subject to a Change in Board

Recommendation in accordance with Section 5.3(d), use all commercially reasonable efforts to solicit from its Unitholders proxies in favor of the adoption and approval of this Agreement and the Merger. Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Article VII, the Hiland Parties will take all of the actions contemplated by this Section 5.4 regardless of whether there has been a Change in Board Recommendation, and shall direct that this Agreement be submitted to a vote of Unitholders in accordance with the requirements of Articles XIII and XIV of the Partnership Agreement.

Section 5.5  Equity Awards.  The Hiland LTIP and each award of Restricted Units (except as expressly provided otherwise in Section 2.1(a) with respect to awards held by nonemployee members of the Board of Directors), Phantom Units (as defined in the Hiland LTIP) and Options (as defined in the Hiland LTIP) outstanding under the Hiland LTIP immediately prior to the Effective Time will remain outstanding in accordance with its terms as a plan or equity compensation award, as applicable, of the Surviving Entity and shall be unaffected by the transactions contemplated by this Agreement. Prior to the Effective Time, the Partnership shall take any action necessary pursuant to the Hiland LTIP to achieve this result.

Section 5.6  Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall, and the Hiland Parties shall cause the other Hiland Group Entities to, use their commercially reasonable efforts (subject to, and in accordance with, applicable Law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby. In addition, Parent shall use its reasonable best efforts to obtain the Funding in accordance with the Funding Commitments.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Hiland Parties and the Parent Parties shall (i) if required, as promptly as practicable after the date hereof, make their respective filings and thereafter make any other required submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. § 18a, as amended (the “HSR Act”), (ii) use commercially reasonable efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use commercially reasonable efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state or foreign antitrust enforcement authorities or competition authorities, other Governmental Entities in connection with the HSR Act, or other state or federal regulatory authorities of any other nation or other jurisdiction or any other person may assert under Regulatory Law (as defined herein) with respect to the Merger and the other transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), and (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, use commercially reasonable efforts to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including to the extent permitted by Law promptly furnishing the other with copies of notices or other communications received by the Hiland Parties or any of their

Subsidiaries or the Parent Parties, as the case may be, from any third party and/or any Governmental Entity with respect thereto.

(c) Subject to the rights of the Parent Parties in Section 5.11, and in furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement, each of the Hiland Parties or the Parent Parties shall cooperate in all respects with each other and shall use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transactions contemplated hereby. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b)(i) or (ii) so long as such party has, prior to such termination, complied with its obligations under this Section 5.6.

(d) The Parent Parties and the Hiland Parties may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.6 as “Regulatory Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside regulatory counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials (the Parent Parties or the Hiland Parties as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 5.6, materials provided to the other party or its outside counsel may be redacted to remove references concerning the valuation of the Common Units or the business of the Hiland Group Entities. For purposes of this Agreement, “Regulatory Law” means any and all state, federal and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing any of the material operations or assets of the Partnership and its Subsidiaries or (iii) any Law with the purpose of protecting the national security or the national economy of any nation.

Section 5.7  Takeover Statute.  Subject to Section 5.3(d), if any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the Merger or the other transactions contemplated by this Agreement, the Support Agreement or the Rollover Commitments, each of the Hiland Parties or the Parent Parties shall grant such approvals and take such actions as are reasonably necessary so that the Merger, the Support Agreement, the Rollover Commitments and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger, the Support Agreement, the Rollover Commitments and the other transactions contemplated hereby and thereby.

Section 5.8  Public Announcements.  Subject to Section 5.3(d), the Hiland Parties and the Parent Parties will consult with and provide each other the opportunity to review and comment (which shall be considered reasonably and in good faith by the other parties) upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation and opportunity to review and comment except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange; provided, however, that any public statement or disclosure that is consistent with a public statement or disclosure previously approved by the other party shall not require the prior approval of such other party. The Hiland Parties and the Parent Parties agree to issue a joint press release announcing the execution and delivery of this Agreement.

Section 5.9  Indemnification and Insurance.

(a) The partnership agreement of the Surviving Entity shall, with respect to indemnification of directors and officers, not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the Persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Partnership Agreement in respect of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement).

(b) For a period of six years after the Effective Time, Parent and Partnership GP shall, and Parent and Partnership GP shall cause the Surviving Entity (and its successors or assigns) to, maintain officers’ and directors’ liability insurance covering each person who is immediately prior to the Effective Time, or has been at any time prior to the Effective Time, an officer or director of any of the Hiland Group Entities and each person who immediately prior to the Effective Time is serving or prior to the Effective Time has served at the request of any of the Hiland Group Entities as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other Employee Benefit Plan of the Hiland Group Entities (collectively, the “Hiland D&O Indemnified Parties”) who are or at any time prior to the Effective Time were covered by the existing officers’ and directors’ liability insurance applicable to the Hiland Group Entities (“D&O Insurance”) on terms substantially no less advantageous to the Hiland D&O Indemnified Parties than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time).

(c) The Partnership shall cause (and Parent, following the Closing, shall continue to cause) coverage to be extended under the D&O Insurance by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 5.9; provided that in no event shall Parent be required to spend more than 250% (the “Cap Amount”) of the last annual premium paid by the Hiland Group Entities prior to the date hereof (the amount of such premium being set forth in Section 5.9(c) of the Hiland Disclosure Schedule) per policy year of coverage under such “tail” policy; provided, further, that if the cost per policy year of such insurance exceeds the Cap Amount, Parent shall purchase as much coverage per policy year as reasonably obtainable for the Cap Amount.

(d) The rights of each Hiland D&O Indemnified Party hereunder shall be in addition to any other rights such Hiland D&O Indemnified Party may have under the governing documents of any Hiland Group Entity under applicable Delaware Law or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit each of the Hiland D&O Indemnified Parties.

(e) In the event Parent, Partnership GP or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, Parent or Partnership GP, as the case may be, shall cause proper provision to be made so that its successors or assigns shall assume the obligations set forth in this Section 5.9.

Section 5.10  Unitholder Litigation.  The Hiland Parties shall give Parent the opportunity to participate in the defense or settlement of any Unitholder litigation against any of the Hiland Group Entities and/or their respective directors relating to the Merger or any other transactions contemplated hereby and no such settlement shall in any event be agreed to without Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed).

Section 5.11  Notification of Certain Matters.  The Hiland Parties shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Hiland Parties, of (i) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Partnership, the Surviving Entity or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would, individually or in the aggregate, cause or result in a Hiland Material Adverse Effect or a Parent Material Adverse Effect, respectively; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice. The Hiland Parties shall reasonably cooperate with the Parent Parties in efforts to mitigate any adverse consequences to the Parent Parties which may arise from any criminal or regulatory investigation or action involving any of the Hiland Group Entities (including by coordinating and providing assistance in meeting with regulators).

Section 5.12  Rule 16b-3.  Prior to the Effective Time, the Partnership shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Partnership equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Partnership to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

ARTICLE VI

Conditions to the Merger

Section 6.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties) at or prior to the Effective Time of each of the following conditions:

(a) the Unitholder Approval of this Agreement and the Merger shall have been obtained;

(b) no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enacted or promulgated by any Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Merger shall be in effect; and

(c) any waiting period under the HSR Act applicable to the consummation of the Merger shall have expired or been earlier terminated.

Section 6.2  Conditions to Obligation of the Hiland Parties to Effect the Merger.  The obligations of the Hiland Parties to effect the Merger are further subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any one or more of which may be waived in whole or in part by the Hiland Parties:

(a) (i) the representations and warranties of the Parent Parties contained in Section 4.1(a) (Qualification; Organization) and Section 4.2 (Authority; No Violation; Consents and Approvals) shall be true and correct in all respects, in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Parent Parties set forth in this Agreement (other than those referenced in clause (i) of this paragraph) shall be true and correct in all respects (disregarding any materiality or Parent Material Adverse Effect qualifiers therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i) or (ii), as applicable) only as of such date or period;

(b) the Parent Parties shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them that are qualified by materiality or Parent Material Adverse Effect and shall have in all material respects performed all other obligations and complied with all other covenants required by this Agreement to be performed or complied with by them; and

(c) Parent shall have delivered to the Hiland Parties a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

Section 6.3  Conditions to Obligation of the Parent Parties to Effect the Merger.  The obligations of the Parent Parties to effect the Merger are further subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any one or more of which may be waived in whole or in part by the Parent Parties:

(a) (i) the representations and warranties of the Hiland Parties contained in Section 3.1(b) (Qualification, Organization, Subsidiaries, Etc.), Section 3.2 (Capitalization), Section 3.3 (Authority; No Violation; Consents and Approvals), Section 3.9(b) (Absence of Certain Changes or Events), Section 3.16 (Required Approvals) and Section 3.17(c) (Material Contracts) shall be true and correct in all respects, except, in the case of Section 3.2, for such inaccuracies as are de minimis in the aggregate, in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Hiland Parties set forth in this Agreement (other than those referenced in clause (i) of this paragraph) shall be true and correct in all respects (disregarding any materiality or Hiland Material Adverse Effect qualifiers therein) as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Hiland Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i) or (ii), as applicable) only as of such date or period; provided, further, that the representations and warranties referenced in clauses (i) and (ii) shall not be deemed to be inaccurate to the extent that Parent had knowledge at the Execution Date of such inaccuracy;

(b) the Hiland Parties shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them that are qualified by materiality or Hiland Material Adverse Effect and shall have in all material respects performed all other obligations and complied with all other covenants required by this Agreement to be performed or complied with by them;

(c) since the date of this Agreement there shall not have been any Hiland Material Adverse Effect;

(d) the Holdings Merger shall be effectuated concurrently with the Merger; provided that the Parent Parties may not waive this condition unless the Holdings Agreement and the Holdings Merger shall have been submitted to a vote of Unitholders and the outcome of such vote shall not have constituted a Unitholder Approval; provided, further, that for purposes of this clause 6.3(d), the terms “Unitholders” and “Unitholder Approval” shall have the meanings assigned to them in the Holdings Agreement; and

(e) the Hiland Parties shall have delivered to the Parent Parties a certificate, dated the Effective Time and signed by an executive officer of the Partnership, certifying to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.

Section 6.4  Frustration of Conditions.  No party may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement or failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 5.6.

ARTICLE VII

Termination

Section 7.1  Termination or Abandonment.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the Unitholders of the Partnership:

(a) by the mutual written consent of the Hiland Parties and the Parent Parties;

(b) by either the Hiland Parties or the Parent Parties, if:

(i) the Effective Time shall not have occurred on or before November 1, 2009 (the “End Date”) and the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before the End Date;

(ii) an injunction, other legal restraint or order of any Governmental Entity shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have complied in all material respects with its obligations in Section 5.6; or

(iii) the Partnership Meeting shall have concluded and, upon a vote taken at such meeting, the Unitholder Approval of this Agreement or the Merger shall not have been obtained; provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to the Hiland Parties if any Hiland Party materially breached any obligations under Section 5.3 or 5.4;

(c) by the Hiland Parties, if any Parent Party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform: (A) would constitute the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (B)(I) is not capable of being satisfied or cured by the End Date or (II) if capable of being satisfied or cured, is not satisfied or cured by thirty (30) days following receipt by Parent of written notice stating the Hiland Parties’ intention to terminate this Agreement pursuant to this Section 7.1(c) and the basis for such termination; provided that the right to terminate this Agreement pursuant to this paragraph shall not be available to the Hiland Parties if, at such time, a condition set forth in Section 6.3(a), 6.3(b) or 6.3(c) is not capable of being satisfied; or

(d) by the Parent Parties, if:

(i) any Hiland Party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform: (A) would constitute the failure of a condition set forth in Section 6.3(a), 6.3(b) or 6.3(c) and (B)(I) is not capable of being satisfied or cured by the End Date or (II) if capable of being satisfied or cured, is not satisfied or cured by thirty (30) days following receipt by the Hiland Parties of written notice stating the Parent Parties’ intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided that the right to terminate this Agreement pursuant to this paragraph shall not be available to the Parent Parties if, at such time, a condition set forth in Section 6.2(a) or 6.2(b) is not capable of being satisfied;

(ii) a Change in Board Recommendation or a failure to make the Recommendation occurs or the Board of Directors or any committee thereof approves, endorses or recommends, or resolves to or publicly proposes to approve, endorse or recommend, any Alternative Proposal, including in any disclosure made pursuant to Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act; or

(iii) the condition set forth in Section 6.3(d) is not capable of being satisfied by the End Date.

In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the provisions of Section 7.2 and Article VIII), and there shall be no liability on the part of the Hiland Parties or the Parent Parties to the other except as provided in Section 7.2 and Article VIII and except that no such termination shall relieve any party from liability arising out of any willful breach of any of the representations, warranties or covenants in this Agreement (subject to any express limitations set forth in this Agreement), in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Section 7.2  Reimbursement of Certain Expenses.

(a) In the event that:

(i) (A) an Alternative Proposal shall have been made known to the Hiland Parties or shall have been made directly to the Unitholders generally or any person shall have publicly announced an intention (whether or not conditional or withdrawn) to make an Alternative Proposal and thereafter, (B) this Agreement is terminated by the Hiland Parties or the Parent Parties (as applicable) pursuant to Section 7.1(b)(i), 7.1(b)(iii) or 7.1(d)(i), and (C) a Hiland Group Entity enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Alternative Proposal within twelve (12) months of the date this Agreement is terminated; or

(ii) this Agreement is terminated by the Parent Parties pursuant to Section 7.1(d)(ii);

then in any such event under clause (i) or (ii) of this Section 7.2(a), the Partnership shall pay to Parent all of the Expenses of the Parent Parties, provided that in no event shall the Partnership be required to pay for Expenses in any amount in excess of $1,100,000; provided further, that no expense for which a Parent Party has received reimbursement pursuant to the Holdings Agreement shall be paid hereunder. As used herein, “Expenses” shall mean all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers of Parent and its Affiliates (other than the Hiland Group Entities)) incurred by Parent and its Affiliates (other than the Hiland Group Entities) or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Funding and all other matters related to the Merger.

(b) Any payment required to be made pursuant to Section 7.2(a) shall be made to Parent not later than two (2) Business Days after delivery to the Partnership of an itemization setting forth in reasonable detail all Expenses of the Parent Parties for which payment pursuant to Section 7.2(a) is sought (which itemization may be supplemented and updated from time to time by Parent until the sixtieth (60th) day after delivery of such notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

(c) The Partnership acknowledges that the Expense reimbursement and the other provisions of this Section 7.2 are an integral part of the Merger and that, without these agreements, Parent would not enter into this Agreement.

ARTICLE VIII

Miscellaneous

Section 8.1  No Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

Section 8.2  Holdings Merger.  Parent hereby covenants and agrees that it shall not close the Holdings Merger unless the Merger has closed prior to or is closing concurrently with the Holdings Merger; provided, however, that such restriction shall not apply if this Agreement and the Merger shall have been submitted to a vote of Unitholders and the outcome of such vote shall not have constituted a Unitholder Approval.

Section 8.3  Expenses.  Except as set forth in Section 7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 8.4  Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.5  Governing Law.  This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 8.6  Specific Performance; Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article VII the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery (or a proper Delaware state court if the Court of Chancery does not have subject matter jurisdiction) or the federal courts sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In connection with any request for specific performance or equitable relief by any party hereto, each of the other parties waive any requirement for the security or posting of any bond in connection with such remedy. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery (or a proper Delaware state court if the Court of Chancery does not have subject matter jurisdiction) or the federal courts sitting in the State of Delaware. Each of the parties hereto consents to the service of process or other papers in connection with such action or proceeding in the manner provided in Section 8.8 or in such other manner as permitted by Law. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.6, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.7  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.8  Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-

class postage prepaid), addressed as follows:

To Parent or Merger Sub:

HH GP Holding, LLC
302 North Independence
Enid, OK 73701
Facsimile: (580) 242-4703
Attention: Harold Hamm

with copies to:

Baker Botts L.L.P.
910 Louisiana
Houston, TX 77002
Facsimile: (713) 229-1522

Attention:	Joshua Davidson
Paul Perea

To Partnership GP or the Partnership:

Hiland Partners, LP
205 West Maple
Suite 1100
Enid, OK 73701
Facsimile: (580) 616-2080
Attention: Joseph L. Griffin

with copies to:

John T. McNabb, II
363 North Sam Houston Parkway East
Suite 550
Houston, TX 77060
Facsimile: (281) 445-4298

and

Conner & Winters, LLP
4000 One Williams Center
Tulsa, OK 74172
Facsimile: (918) 586-8625
Attention: Robert A. Curry

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 8.8; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.9  Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that, without written consent of any party hereto, (i) Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, (ii) Parent may assign any right to receive a payment by the Partnership of Expenses to any Affiliate of Parent, and (iii) Merger Sub and/or Parent may assign its rights hereunder as collateral security to any lender to Merger Sub and/or Parent or an Affiliate of Merger Sub and/or Parent, as the case may be, but, in each case, no such assignment shall relieve Merger Sub and/or Parent, as applicable, of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.10  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable such term or provision as to any other jurisdiction or any of the remaining terms and provisions of this Agreement in that or any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.11  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except as set forth in Section 5.9 and except for the rights of Unitholders whose Common Units converted into the right to receive the Merger Consideration pursuant to Section 2.1 to receive such Merger Consideration after the Effective Time, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.12  Amendments; Waivers.  At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Hiland Parties and the Parent Parties, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Unitholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NASDAQ Global Select Market require further approval of the Unitholders of the Partnership, the effectiveness of such amendment or waiver shall be subject to the approval of the Unitholders of the Partnership. Notwithstanding the foregoing, no failure or delay by the Hiland Parties or the Parent Parties in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.13  Headings; Interpretation.

(a) Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Each party to this Agreement has or may have set forth information in its respective disclosure schedule in a section of such disclosure corresponding to the applicable sections of this Agreement to which such disclosure applies. The fact that any item of information is disclosed in a disclosure schedule to this Agreement shall not constitute an admission by such party that such item is material, that such item has had or would have a Hiland Material Adverse Effect or Parent Material Adverse Effect, as applicable, or that the disclosure of such be construed to mean that such information is required to be disclosed by this Agreement.

Section 8.14  No Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 8.15  Certain Definitions.  For purposes of this Agreement, the following terms will have the following meanings when used herein:

(a) “Affiliates” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b) “Budget” means the annual budget of the Partnership for fiscal year 2009 and included in Section 8.15(b) of the Hiland Disclosure Schedule.

(c) “Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.

(d) “Common Unit” has the meaning set forth in the Partnership Agreement.

(e) “Confidentiality Agreement” means the form of confidentiality agreement in Exhibit A to this Agreement.

(f) “Conflicts Committee” means a committee of the Board of Directors composed entirely of two or more directors who are not (a) security holders, officers or employees of Partnership GP, (b) officers, directors or employees of any Affiliate of Partnership GP or (c) holders of any ownership interest in the Hiland Group Entities other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the SEC thereunder and by the national securities exchange on which the Common Units are listed.

(g) “Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

(h) “Employee Benefit Plan” means all compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), whether written or oral, including but not limited to, those that provide cash or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by the Hiland Group Entities, or that the Hiland Group Entities have any obligation to sponsor, maintain or contribute to, for the benefit of current or former employees, directors, independent contractors or consultants of the Hiland Group Entities and all employee, consultant and independent contractor agreements providing compensation, vacation, severance or other benefits to any current or former officer, employee, independent contractor or consultant of the Hiland Group Entities, including Employment Agreements.

(i) “Employment Agreement” means all agreements to which a Hiland Group Entity is a party that relate to the employment or engagement, or arise from the past employment or engagement, of any natural person by a Hiland Group Entity, whether as an employee, nonemployee officer or director, consultant or other independent contractor, sales representative or distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement.

(j) “Encumbrances” means pledges, restrictions on transfer, proxies and voting or other agreements, liens, claims, charges, mortgages, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever.

(k) “Environmental Laws” means any applicable law (including common law) regulating or prohibiting Releases of Hazardous Materials into any part of the workplace or the environment, or pertaining to the protection of natural resources, wildlife, the environment, or public or employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), the Atomic Energy Act of 1954 (42 U.S.C. Section 2014 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the regulations promulgated pursuant thereto, and any analogous international treaties, national, provincial, state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been amended as of the Closing Date.

(l) “General Partner Interest” has the meaning set forth in the Partnership Agreement.

(m) “General Partner Unit” has the meaning set forth in the Partnership Agreement.

(n) “Governmental Entity” means any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, in each case, which has jurisdiction or authority with respect to the applicable party.

(o) “Hazardous Material” means and includes each substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, including petroleum, petroleum products, propane by products, lead, mercury, asbestos or polychlorinated byphenyls that have been Released into the environment.

(p) “Hiland Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has had or would be reasonably likely to have a material adverse effect on the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of the Partnership and its Subsidiaries, taken as a whole, or on the ability of the Hiland Parties to perform their obligations hereunder or to consummate the Merger, but shall not include: (a) facts, circumstances, events, changes, effects or occurrences (i) generally affecting the midstream oil and gas or gathering and processing industries (including commodity prices), (ii) generally affecting the economy or the financial or securities markets in the United States or globally (including interest rates), (iii) generally affecting regulatory or political conditions in the United States or globally, (iv) caused by compliance with the terms of this Agreement (including omissions required by this Agreement), (v) caused by the announcement or pendency of the Merger (including litigation brought by any Unitholders of the Partnership (on their own behalf or on behalf of the Partnership) or loss of or adverse changes in relationships with employees, customers or suppliers of the Partnership) or (vi) caused by any action taken or omitted to be taken by an officer of a Hiland Party at the direction of any of the Parent Parties or Mr. Hamm (other than (A) in his capacity as part of, (B) in accordance with authority delegated to him by, or (C) as otherwise authorized by, the Board of Directors or any committee thereof); (b) changes in applicable Laws or GAAP after the date hereof; (c) a decrease in the market price of the Common Units; (d) any failure by the Hiland Parties to meet any internal or publicly disclosed projections, forecasts or estimates of revenue or earnings; (e) a Ratio Default; or (f) any decrease in distributions in respect of the Common Units; except, in the case of clauses (a)(i), (a)(ii) or (a)(iii) of this definition, for any fact, circumstance, event, change, effect or occurrence that affects the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of the Partnership and its Subsidiaries, taken as a whole, in a disproportionately adverse manner, compared to other participants in the midstream oil and gas or gathering and processing industries, and except that clauses (c), (d), (e) and (f) of this definition shall not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such decrease, failure or default has resulted in, or contributed to, a Hiland Material Adverse Effect.

(q) “Hiland Operating Credit Agreement” means the Credit Agreement, dated as of February 15, 2005, among Hiland Operating, LLC, the lenders party thereto and MidFirst Bank, as administrative agent, together with any related guarantees, in each case as amended, restated, supplemented or otherwise modified from time to time.

(r) “Holdings Credit Agreement” means the Credit Agreement, dated as of September 26, 2006, among Holdings, the lenders party thereto and MidFirst Bank, as administrative agent, together with any related guarantees, in each case as amended, restated, supplemented or otherwise modified from time to time.

(s) “Incentive Distribution Right” has the meaning set forth in the Partnership Agreement.

(t) “Knowledge” or “knowledge” means (i) with respect to Parent, the knowledge of the individuals listed on Section 8.15(t)(i) of the Parent Disclosure Schedule and (ii) with respect to the Hiland Parties, the knowledge of the individuals listed on Section 8.15(t)(ii) of the Hiland Disclosure Schedule.

(u) “Law” or “Laws” means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the NASDAQ Global Select Market).

(v) “Limited Partner” has the meaning set forth in the Partnership Agreement.

(w) “Orders” or “orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

(x) “organizational or governing documents” means, for a corporation, the certificate of incorporation (or similarly-titled document of equivalent effect) and bylaws; for a partnership, the certificate of limited partnership (or similarly-titled document of equivalent effect) and partnership agreement; for a limited liability company, the certificate of formation (or similarly-titled document of equivalent effect) and limited liability company agreement; and for other business entities, certificates and documents of equivalent effect.

(y) “Outstanding” has the meaning set forth in the Partnership Agreement.

(z) “Parent Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, prevents or materially delays or materially impairs or would be reasonably likely to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby.

(aa) “Partially Owned Entity” means, with respect to a specified person, any other person that is not a Subsidiary of such specified person but in which such specified person, directly or indirectly, owns less than 100% of the equity interests thereof (whether voting or non-voting and including beneficial interests).

(bb) “Partnership Agreement” means the First Amended and Restated Limited Partnership Agreement of the Partnership, dated as of February 15, 2005, as amended by Amendment No. 1, dated April 15, 2008, as it may be further amended from time to time.

(cc) “Partnership Interest” has the meaning set forth in the Partnership Agreement.

(dd) “Permitted Encumbrances” means (i) carriers’, warehousemens’, mechanics’, materialmen’s, repairmen’s or other like liens imposed by law arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceeding, (ii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, (iii) liens, security interests, charges or other encumbrances imposed by law for Taxes not yet due or which are being contested in good faith by appropriate proceedings (provided that adequate reserves with respect thereto are maintained on the books of such person or its subsidiaries, as the case may be, in conformity with GAAP), (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the business by the relevant person and its subsidiaries, (vi) liens, title defects, preferential rights or other encumbrances created pursuant to construction, operating and maintenance agreements, space lease agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by the relevant person and its subsidiaries, (vii) liens on the assets of Hiland Operating, LLC and its Subsidiaries securing the obligations of Hiland Operating, LLC under the Hiland Operating Credit Agreement, (viii) liens on the assets of Holdings and its Subsidiaries securing the obligations of Holdings under the Holdings Credit Agreement and (ix) Encumbrances set forth in the organizational or governing documents of any of the Hiland Group Entities.

(ee) “person” or “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

(ff) “Ratio Default” means the failure, if any, of Hiland Operating, LLC to be in compliance with (i) the Interest Coverage Ratio required by Section 6.17 of the Hiland Operating Credit Agreement or (ii) the Leverage Ratio required by Section 6.18 of the Hiland Operating Credit Agreement. For purposes of this definition, “Interest Coverage Ratio” and “Leverage Ratio” have the meanings assigned to them in the Hiland Operating Credit Agreement.

(gg) “Release” means any depositing, spilling, leaking, pumping, pouring, placing, burying, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing.

(hh) “Remedial Work” means any action (including investigative, site monitoring, restoration, abatement, detoxification, containment, handling, treatment, removal, storage, decontamination, clean-up, transport, disposal or other ameliorative work, corrective action or response action) necessary to remediate or respond to a Release or the presence of any Hazardous Material.

(ii) “Rollover Commitment” means the acknowledgement or commitment made by a Person listed on Section 8.15(ii) of the Parent Disclosure Schedule in a commitment letter or other support agreement executed as of the date hereof in connection herewith.

(jj) “Subordinated Unit” has the meaning set forth in the Partnership Agreement.

(kk) “Subsidiaries” of any person means any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are directly or indirectly owned by such person, or (ii) such person or any Subsidiary of such person is a general partner.

(ll) “Tax” or “Taxes” means any taxes, assessments, fees and other governmental charges imposed by any Governmental Entity, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, goods and services, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(mm) “Tax Return” means any return, declaration, report, election, designation, notice, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(nn) “Unit” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership) designated as a “Unit,” which shall include Common Units and Subordinated Units but does not include (i) General Partner Units (or the General Partner Interest represented thereby) or (ii) Incentive Distribution Rights.

(oo) “Unitholder” means the holder of a Unit.

(pp) “Unitholder Approval” means approval of at least a majority of the Outstanding Common Units (excluding Common Units owned by Partnership GP and its Affiliates (including Holdings)) voting as a class and at least a majority of the Outstanding Subordinated Units voting as a class.

(qq) Each of the following terms is defined in the Section set forth opposite such term:

Agreement	Preamble
Alternative Proposal	Section 5.3(g)
Board of Directors	Recitals
Book-Entry Common Units	Section 2.2(a)
Cap Amount	Section 5.9(c)
Certificate of Merger	Section 1.3
Certificates	Section 2.2(a)
Change in Board Recommendation	Section 5.3(d)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.2(b)(iii)
Continental Gas	Section 4.3
D&O Insurance	Section 5.9(b)
DLLCA	Section 1.1
DRULPA	Section 1.1
Effective Time	Section 1.3
Employees	Section 3.13
End Date	Section 7.1(b)(i)
ERISA	Section 3.8(a)
ERISA Affiliate	Section 3.8(a)
Exchange Act	Section 3.4(a)
Exchange Fund	Section 2.2(a)
Execution Date	Section 3.2(b)
Expenses	Section 7.2(a)

Funding	Section 4.4
Funding Commitments	Section 4.4
GAAP	Section 3.4(c)
Hiland D&O Indemnified Parties	Section 5.9(a)
Hiland Disclosure Schedule	Article III
Hiland Financial Statements	Section 3.4(c)
Hiland Group Entities	Section 3.1(a)
Hiland LTIP	Section 2.1(a)
Hiland Parties	Preamble
Hiland SEC Documents	Section 3.4(a)
Holdings	Recitals
Holdings Agreement	Recitals
Holdings GP	Recitals
Holdings Merger	Recitals
HPGP Merger Sub	Recitals
HSR Act	Section 5.6(b)
Letter of Transmittal	Section 2.2(b)(i)
Material Contracts	Section 3.17(a)
Merger	Recitals
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Merger Sub LLC Interests	Section 1.6
Merger Sub LLC Units	Section 1.6
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Parties	Preamble
Partnership	Preamble
Partnership GP	Preamble
Partnership Meeting	Section 5.4(b)
Paying Agent	Section 2.2(a)
Proxy Statement	Section 3.11
Recommendation	Section 3.16
Regulatory Law	Section 5.6(d)
Representatives	Section 5.3(a)
rights-of-way	Section 3.14(b)
Rollover Interests	Section 2.1(b)
Rollover Parties	Section 2.1(b)
Schedule 13E-3	Section 3.11
SEC	Section 3.4(a)
Securities Act	Section 3.2(f)
Superior Proposal	Section 5.3(h)
Support Agreement	Recitals
Surviving Entity	Section 1.1
Trusts	Section 4.3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

HH GP HOLDING, LLC

By:	/s/ Harold Hamm
Harold Hamm
President

HLND MERGERCO, LLC

By:	/s/ Harold Hamm
Harold Hamm
President

HILAND PARTNERS GP, LLC

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC,
its General Partner

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

Signature Page to Agreement and Plan of Merger

Annex B

SUPPORT AGREEMENT
(HLND Units)

This SUPPORT AGREEMENT, dated as of June 1, 2009 (this “Agreement”), is entered into among HH GP Holding, LLC, an Oklahoma limited liability company (“Parent”), HLND MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (“Partnership GP”), Hiland Partners, LP, a Delaware limited partnership (the “Partnership” and, together with Partnership GP, the “Hiland Parties”), Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”), and Hiland Holdings GP, LP, a Delaware limited partnership (“Holdings” and, together with Holdings GP, the “Holdings Parties”). Each of the Parent Parties, the Hiland Parties and the Holdings Parties are referred to herein individually as a “Party,” and they are referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, the Parent Parties and the Hiland Parties have entered into an Agreement and Plan of Merger, as it may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Partnership, upon the terms and subject to the conditions set forth therein;

WHEREAS, Holdings is the record and Beneficial Owner of, and has the right to vote and dispose of, that number of Units set forth next to Holdings’ name on Schedule A hereto; and

WHEREAS, as an inducement to the Parent Parties and the Hiland Parties entering into the Merger Agreement and incurring the obligations therein, the Parent Parties and the Hiland Parties have required that the Holdings Parties enter into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Certain Definitions

Section 1.1  Defined Terms.  Terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

Section 1.2  Other Definitions.  For the purposes of this Agreement:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

(b) “Expiration Time” has the meaning set forth in Section 2.1.

(c) “Holdings Conflicts Committee” means the conflicts committee of the board of directors of Holdings GP.

(d) “Owned Units” has the meaning set forth in Section 2.1 as supplemented by Section 2.2.

(e) “Partnership Conflicts Committee” means the conflicts committee of the board of directors of Partnership GP.

(f) “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance, hypothecation or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any Contract to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security or other rights in or of such security, the granting of any proxy with respect to such security, depositing such security into a voting trust or entering into a voting agreement with respect to such security. As a verb, “Transfer” shall have a correlative meaning.

(g) “Units” has the meaning ascribed thereto in the Merger Agreement, and will also include for purposes of this Agreement all Partnership Interests into which Units may be split, combined, merged, consolidated, reorganized, reclassified, recapitalized or otherwise converted and any rights and benefits arising therefrom, including any dividends or distributions of Partnership Interests or other equity securities which may be declared in respect of the Units and entitled to vote in respect of the matters contemplated by Article II.

ARTICLE II

Agreement to Vote

Section 2.1  Agreement to Vote.  Subject to the terms and conditions hereof, Holdings irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; (iii) the written agreement of the Parent Parties, the Hiland Parties (with respect to Partnership GP, acting through the Partnership Conflicts Committee) and the Holdings Parties (with respect to Holdings GP, acting through the Holdings Conflicts Committee) to terminate this Agreement; and (iv) the termination of the merger agreement, dated as of June 1, 2009, by and among Parent, HPGP MergerCo, LLC, Holdings GP and Holdings (the “HPGP Merger Agreement”), in accordance with its terms, (such earliest occurrence being the “Expiration Time”); provided, however, that if the HPGP Merger Agreement and the Merger (as defined in the HPGP Merger Agreement) shall have been submitted to a vote of Holdings’ Unitholders and the outcome of such vote shall not have constituted a Unitholder Approval (as defined in the HPGP Merger Agreement), the termination of the HPGP Merger Agreement shall not result in the occurrence of the Expiration Time, at any meeting (including each adjourned or postponed meeting) of the Partnership’s Unitholders, however called, or in any other circumstances (including any sought action by written consent) upon which a vote or other consent or approval is sought (any such meeting or other circumstance, a “Unitholders’ Meeting”), Holdings will (A) appear at such Unitholders’ Meeting or otherwise cause the Units Beneficially Owned by Holdings as of the relevant time (“Owned Units”) to be counted as present thereat for purposes of calculating a quorum and respond to any other request by the Hiland Parties for written consent, if any, and, (B) vote, or cause to be voted, all of its Owned Units (1) in favor of the adoption and approval of the Merger Agreement (whether or not recommended by Partnership GP’s Board of Directors or any committee thereof) and the transactions contemplated thereby, including the Merger, (2) in favor of the approval of any other matter to be approved by the Unitholders of the Partnership (including, without limitation, an adjournment of the Unitholders’ Meeting) to facilitate the transactions contemplated by the Merger Agreement, including the Merger, (3) against any Alternative Proposal or any transaction contemplated by such Alternative Proposal, (4) against any proposal made in opposition to, or in competition or inconsistent with, the Merger Agreement or the Merger, including the adoption thereof or the consummation thereof, (5) against any extraordinary dividend, distribution or recapitalization by the Partnership or change in the capital structure of the Partnership (other than pursuant to or as explicitly permitted by the Merger Agreement), and (6) against any action or agreement that would reasonably be expected to (a) result in a breach of any representation, warranty or covenant of the Hiland Parties under the Merger Agreement or (b) interfere with, delay or attempt to discourage the Merger or the transactions contemplated by the Merger Agreement.

Section 2.2  Additional Units.  The Holdings Parties hereby agree, while this Agreement is in effect, promptly to notify the Parent Parties and the Hiland Parties of the number of any new Units or any new restricted units, phantom units or unit options of the Partnership (collectively, “Derivative Units”) with respect to which Beneficial Ownership is acquired by Holdings, if any, after the date hereof and before the Expiration

Time. Any such Partnership Interests shall automatically become subject to the terms of this Agreement as Owned Units as though Beneficially Owned by Holdings as of the date hereof.

Section 2.3  Restrictions on Transfer, Etc.  Except as provided for herein, the Holdings Parties agree, from the date hereof until the Expiration Time, not to (i) directly or indirectly Transfer or offer to Transfer any Owned Units; (ii) tender any Owned Units into any tender or exchange offer or otherwise; or (iii) otherwise restrict the ability of the Holdings Parties freely to exercise all voting rights with respect to the Owned Units. Any action attempted to be taken in violation of the preceding sentence will be null and void. The Holdings Parties further agree to authorize and hereby authorize the Parent Parties and the Partnership to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all of the Owned Units and that this Agreement places limits on the voting of the Owned Units.

Section 2.4  Proxy.  The Holdings Parties hereby revoke any and all previous proxies granted with respect to the Owned Units. By entering into this Agreement, the Holdings Parties hereby grant a proxy appointing Parent, with full power of substitution, as the Holdings Parties’ attorney-in-fact and proxy, for and in the Holdings Parties’ names, to be counted as present and to vote or otherwise to act on behalf of Holdings with respect to the Owned Units solely with respect to the matters set forth in, and in accordance with Section 2.1. The proxy granted by the Holdings Parties pursuant to this Section 2.4 is, subject to the penultimate sentence of this Section 2.4, irrevocable and is coupled with an interest and is granted in order to secure the Holdings Parties’ performance under this Agreement and also in consideration of Parent and Merger Sub entering into this Agreement and the Merger Agreement. The proxy granted by the Holdings Parties shall be automatically revoked upon termination of this Agreement in accordance with its terms. The Holdings Parties agree, from the date hereof until the Expiration Time, not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 2.4.

ARTICLE III

Representations and Warranties

Section 3.1  Representations and Warranties of Holdings Parties.  The Holdings Parties, jointly and severally, represent and warrant to both the Parent Parties and the Hiland Parties as of the date of this Agreement and at all times during the term of this Agreement, as follows:

(a) Each of the Holdings Parties has all requisite limited liability company or partnership power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Holdings Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company or partnership action on the part of such Holdings Party. No representation or warranty is made concerning whether the consent of Holdings GP, to the extent reserved to Parent pursuant to Section 7.1(d) of the Amended and Restated Limited Liability Company Agreement of Holdings GP, was validly adopted by Parent. This Agreement has been duly executed and delivered by each Holdings Party and, assuming the due authorization, execution and delivery hereof by both the Parent Parties and the Hiland Parties, constitutes a legal, valid and binding agreement of such Holdings Party, enforceable against such Holdings Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(b) Except for matters expressly contemplated by this Agreement, neither the execution and delivery by the Holdings Parties of this Agreement, nor the consummation by the Holdings Parties of the transactions contemplated hereby and the performance by the Holdings Parties of this Agreement will (i) violate or conflict with any provision of the organizational or governing documents of the Holdings Parties; (ii) other than pursuant to Sections 13(d) and 16 of the Exchange Act, require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity or any other person; (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement or instrument to which any of the Holdings Parties is a party or by or to which any of their properties are bound; (iv) result in the creation of an Encumbrance upon any of the assets of any of the Holdings Parties; or (v) violate or conflict with any Law applicable to the Holdings Parties.

(c) Holdings GP is the sole general partner of Holdings. Holdings GP is the record and Beneficial Owner of the 0% non-economic general partner interest in Holdings and such general partner interest has been duly authorized and validly issued in accordance with applicable Laws and the Amended and Restated Agreement of Limited Partnership of Holdings. Holdings GP owns all of the general partner interest in Holdings free and clear of any Encumbrances, except pursuant to the organizational or governing documents of any of the Holdings Parties or the Hiland Parties.

(d) Holdings is the record and Beneficial Owner of the number of Common Units and Subordinated Units of the Partnership constituting Owned Units as of the date hereof as set forth next to Holdings’ name on Schedule A of this Agreement. Holdings owns the Owned Units free and clear of any Encumbrances, except pursuant to the organizational or governing documents of any of the Holding Parties or the Hiland Parties, and has the full legal right, power and authority to vote all of the Owned Units without the consent or approval of, or any other action on the part of any other Person (other than Holdings GP), and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement with respect to, the Owned Units, in each case, except as provided in this Agreement.

(e) The Owned Units set forth next to Holdings’ name on Schedule A hereto constitute all of the Partnership Interests of the Partnership that are Beneficially Owned by Holdings as of the date hereof, and, except for the Owned Units and except pursuant to the organizational or governing documents of any of the Holding Parties or the Hiland Parties, Holdings does not Beneficially Own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Units or any Derivative Units.

(f) Except for the representations and warranties contained in this Section 3.1 and except as otherwise expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby (including, without limitation, the HPGP Merger Agreement), none of the Holdings Parties nor any other Person on behalf of the Holdings Parties makes any other representation or warranty of any kind or nature, express or implied, in connection with this Agreement or the transactions contemplated by this Agreement.

Section 3.2  Representations and Warranties of Parent Parties.  The Parent Parties, jointly and severally, represent and warrant to both the Holdings Parties and the Hiland Parties as of the date of this Agreement and at all times during the term of this Agreement, as follows:

(a) Each of the Parent Parties has all requisite limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Parent Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of such Parent Party. This Agreement has been duly executed and delivered by each Parent Party and, assuming the due authorization, execution and delivery hereof by both the Holdings Parties and the Hiland Parties, constitutes a legal, valid and binding agreement of such Parent Party, enforceable against such Parent Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(b) Except for matters expressly contemplated by this Agreement, neither the execution and delivery by the Parent Parties of this Agreement, nor the consummation by the Parent Parties of the transactions contemplated hereby and the performance by the Parent Parties of this Agreement will (i) violate or conflict with any provision of the organizational or governing documents of the Parent Parties; (ii) other than pursuant to Sections 13(d) and 16 of the Exchange Act, require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity or any other person; (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement or instrument to which any of the Parent Parties is a party or by or to which any of their properties are bound; (iv) result in the creation of an Encumbrance upon any of the assets of any of the Parent Parties; or (v) violate or conflict with any Law applicable to the Parent Parties.

(c) Except for the representations and warranties contained in this Section 3.2 and except as otherwise expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby (including, without limitation, the Merger Agreement), none of the Parent Parties nor any other Person on behalf of the Parent Parties makes any other representation or warranty of any kind or nature, express or implied, in connection with this Agreement or the transactions contemplated by this Agreement.

Section 3.3  Representations and Warranties of Hiland Parties.  The Hiland Parties, jointly and severally, represent and warrant to both the Holdings Parties and the Parent Parties as of the date of this Agreement and at all times during the term of this Agreement, as follows:

(a) Each of the Hiland Parties has all requisite limited liability company or partnership power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Hiland Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company or partnership action on the part of such Hiland Party. This Agreement has been duly executed and delivered by each Hiland Party and, assuming the due authorization, execution and delivery hereof by both the Holdings Parties and the Parent Parties, constitutes a legal, valid and binding agreement of such Hiland Party, enforceable against such Hiland Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(b) Except for matters expressly contemplated by this Agreement, neither the execution and delivery by the Hiland Parties of this Agreement, nor the consummation by the Hiland Parties of the transactions contemplated hereby and the performance by the Hiland Parties of this Agreement will (i) violate or conflict with any provision of the organizational or governing documents of the Hiland Parties; (ii) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity or any other person; (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement or instrument to which any of the Hiland Parties is a party or by or to which any of their properties are bound; (iv) result in the creation of an Encumbrance upon any of the assets of any of the Hiland Parties; or (v) violate or conflict with any Law applicable to the Hiland Parties.

(c) Except for the representations and warranties contained in this Section 3.3 and except as otherwise expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby (including, without limitation, the Merger Agreement), none of the Hiland Parties nor any other Person on behalf of the Hiland Parties makes any other representation or warranty of any kind or nature, express or implied, in connection with this Agreement or the transactions contemplated by this Agreement.

ARTICLE IV

Additional Covenants of Holdings

Section 4.1  Rollover of Partnership Interests.  The Holdings Parties agree and acknowledge that in the Merger, (a) the Common Units of which Holdings is the record and Beneficial Owner will remain outstanding as Common Units of the Surviving Entity and will not be converted into the right to receive the Merger Consideration or entitled to any other form of consideration, and (b) the Subordinated Units of which Holdings is the record and Beneficial Owner will remain outstanding as Subordinated Units of the Surviving Entity.

Section 4.2  Non-Interference; Further Assurances.  The Holdings Parties agree that, prior to the termination of this Agreement, no Holdings Party shall take any action that would make any representation or warranty of such Holdings Party contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Holdings Party of its obligations under this Agreement; provided, however, that this restriction shall not in any way restrict or limit the Holdings Parties’ right to terminate the HPGP Merger Agreement in accordance with its terms or obligate the Holdings Parties to waive any conditions set forth in the HPGP Merger Agreement. The Holdings Parties agree, without further consideration, to execute and deliver such additional documents and to take such further actions as are necessary or reasonably requested by the Parent Parties or the Hiland Parties to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.

ARTICLE V

Termination

Section 5.1  Termination.  This Agreement shall terminate without further action at the Expiration Time.

Section 5.2  Effect of Termination.  Upon termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of Section 5.1, this Section 5.2 and Article VI, which will survive such termination. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any willful breach of this Agreement prior to the time of termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

ARTICLE VI

General

Section 6.1  Survival of Representations and Warranties.  None of the representations and warranties in this Agreement shall survive the Expiration Time.

Section 6.2  Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 6.3  Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 6.4  Governing Law.  This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto agrees (a) that this Agreement involves at least

$100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708.

Section 6.5  Specific Performance; Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article V the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery (or a proper Delaware state court if the Court of Chancery does not have subject matter jurisdiction) or the federal courts sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In connection with any request for specific performance or equitable relief by any party hereto, each of the other parties waive any requirement for the security or posting of any bond in connection with such remedy. In addition, each of the parties hereto irrevocably agrees that any Legal Action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery (or a proper Delaware state court if the Court of Chancery does not have subject matter jurisdiction) or the federal courts sitting in the State of Delaware. Each of the parties hereto consents to the service of process or other papers in connection with such action or proceeding in the manner provided in Section 6.7 or in such other manner as permitted by Law and, to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other party or parties hereto of the name and address of such agent, and that service of process may, to the fullest extent permitted by law, also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to the above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such party personally within the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, as such agent.

Section 6.6  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.7  Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To the Parent Parties:

HH GP Holding, LLC
302 North Independence
Enid, OK 73701
Facsimile: (580) 242-4703
Attention: Harold Hamm

with copies to:

Baker Botts L.L.P.
910 Louisiana
Houston, TX 77002
Facsimile: (713) 229-1522

Attention:	Joshua Davidson
Paul Perea

To the Hiland Parties:

Hiland Partners, GP
205 West Maple
Suite 1100
Enid, OK 73701
Facsimile: (580) 616-2080
Attention: Joseph L. Griffin

with copies to:

John T. McNabb, II
363 North Sam Houston Parkway East
Suite 550
Houston, TX 77060
Facsimile: (281) 445-4298

and

Conner & Winters, LLP
4000 One Williams Center
Tulsa, OK 74172
Facsimile: (918) 586-8625
Attention: Robert A. Curry

To the Holdings Parties:

Hiland Holdings GP, LP
205 West Maple
Suite 1100
Enid, OK 73701
Facsimile: (580) 616-2080
Attention: Joseph L. Griffin

with copies to:

Fulbright & Jaworski L.L.P.
2200 Ross Avenue
Suite 2800
Dallas, TX 75201
Facsimile: (214) 855-8000

Attention:	Kenneth L. Stewart
Bryn A. Sappington

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.8  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.9  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 6.10  Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 6.11  Amendments.  This Agreement may not be amended, supplemented or otherwise modified except by the express written agreement signed by all of the parties (with respect to Holdings GP, acting through the Holdings Conflicts Committee and with respect to Partnership GP, acting through the Partnership Conflicts Committee) to this Agreement.

Section 6.12  Extension; Waiver.  At any time prior to the Expiration Time, by mutual agreement of any two of the Parent Parties, the Hiland Parties (with respect to Partnership GP, acting through the Partnership Conflicts Committee) and the Holdings Parties (with respect to Holdings GP, acting through the Holdings Conflicts Committee), such Parties may (i) extend the time for the performance of any of the obligations of the third Party, (ii) waive any inaccuracies in the representations and warranties of the third Party contained in this Agreement or in any document delivered under this Agreement or (iii) waive compliance with any of the covenants or conditions of the third Party contained in this Agreement. Any agreement on the part of such Parties to any extension or waiver will be valid only if set forth in an instrument in writing signed by such

Parties. The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Section 6.13  Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.14  Interpretation.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

Section 6.15  No Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 6.16  Action in Unitholder Capacity Only.  The parties acknowledge that this Agreement is entered into by Holdings and Holdings GP solely in their capacity as the Beneficial Owner of the Owned Units and the general partner of such Beneficial Owner, respectively.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

HH GP HOLDING, LLC

By:	/s/ Harold Hamm
Harold Hamm
President

HLND MERGERCO, LLC

By:	/s/ Harold Hamm
Harold Hamm
President

HILAND PARTNERS GP, LLC

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC, its General Partner

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

Signature Page to Support Agreement (HLND Units)

HILAND PARTNERS GP HOLDINGS, LLC

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC, its General Partner

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

Signature Page to Support Agreement (HLND Units)

Schedule A

BENEFICIAL OWNERSHIP OF UNITS

Hiland Holdings GP, LP
Common Units	2,321,471
Subordinated Units	3,060,000

Annex C

PRIVILEGED AND CONFIDENTIAL

June 1, 2009

Conflicts Committee of the Board of Directors
Hiland Partners GP, LLC
205 West Maple, Suite 1100
Enid, Oklahoma 73701

Members of the Conflicts Committee:

We understand that HH GP Holding, LLC, an Oklahoma limited liability company (“Parent”), HLND MergerCo, LLC, a Delaware limited liability company and subsidiary of Parent (“Merger Sub”), Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (“Partnership GP”), and Hiland Partners, LP, a Delaware limited partnership (the “Partnership”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Partnership (the “Merger”) in a transaction in which each outstanding Common Unit, as defined in the First Amended and Restated Agreement of Limited Partnership of the Partnership, other than any Common Units included among the Rollover Interests (as defined in the Merger Agreement), all of which Common Units will be canceled, will be converted into the right to receive $7.75 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of Common Units pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than the Partnership GP and its Affiliates, including Hiland Holdings GP, LP). Capitalized terms not defined herein are defined in the Merger Agreement.

In arriving at our opinion, we have, among other things:

(i) reviewed a draft dated May 28, 2009 of the Merger Agreement;

(ii) reviewed certain publicly available financial and other information about the Partnership;

(iii) reviewed certain information furnished to us by the Partnership’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Partnership;

(iv) held discussions with members of senior management of the Partnership concerning the matters described in clauses (ii) and (iii) above;

(v) reviewed the trading price history and valuation multiples for the Common Units and compared them with those of certain publicly traded entities that we deemed relevant;

(vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and

(vii) conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on the assurances of the management of the Partnership that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities, nor did we conduct a physical inspection of any of the properties or facilities, of the Partnership, nor have we been furnished with any such evaluations or appraisals or any such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Partnership has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Partnership as to the future financial performance of the Partnership. We express no opinion as to any such financial forecasts or the assumptions on which they were made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Partnership, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Partnership and the Board of Directors of Partnership GP, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Partnership and the holders of Common Units. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Units. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Partnership, Parent or the contemplated benefits of the Merger in any way meaningful to our analysis.

In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the Consideration, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Partnership or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Partnership’s perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed as to whether any alternative transaction might result in consideration more favorable to the Partnership’s common unitholders than that contemplated by the Merger Agreement.

It is understood that our opinion is for the use and benefit of the Partnership GP and the Conflicts Committee of the Board of Directors of the Partnership GP in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Partnership, nor does it address the underlying business decision by the Partnership to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of Common Units should vote on the Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Partnership, other than the holders of Common Units. We express no opinion as to the price at which Common Units will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation to be received by any of the Partnership’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Consideration to be received by holders of Common Units. Our opinion has been authorized by the Fairness Committee of Jefferies & Company, Inc.

We have been engaged by you to render this opinion and will receive a fee from the Partnership for our services, a portion of which was payable prior to the date hereof and the remainder of which is payable upon delivery of this opinion. We also will be reimbursed for expenses incurred. The Partnership has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financial advisory and financing services to the Partnership and affiliates of the Partnership and may continue to do so and have received, and may receive, fees for the rendering of such services. We maintain a market in the securities of the Partnership, and, in the ordinary course of our business, we and our affiliates may trade or hold securities of the Partnership and/or its respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Partnership, Parent or entities that are affiliated with the Partnership or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Partnership, our opinion may not be used or referred to by the Partnership, or quoted or disclosed to any person in any matter, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of Common Units pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Rollover Parties).

Very truly yours,

JEFFERIES & COMPANY, INC.

Annex D

AGREEMENT AND PLAN OF MERGER
among
HH GP HOLDING, LLC,
HPGP MERGERCO, LLC,
HILAND PARTNERS GP HOLDINGS, LLC
and
HILAND HOLDINGS GP, LP
Executed June 1, 2009

D-i

D-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, executed this 1st day of June, 2009 (this “Agreement”), is entered into among HH GP Holding, LLC, an Oklahoma limited liability company (“Parent”), HPGP MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”), and Hiland Holdings GP, LP, a Delaware limited partnership (“Holdings” and, together with Holdings GP, the “Holdings Parties”).

W I T N E S S E T H :

WHEREAS, the parties intend that Merger Sub be merged with and into Holdings, with Holdings surviving that merger on the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, it is contemplated that, on the Closing Date (as defined herein), HLND MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“HLND Merger Sub”), be merged with and into Hiland Partners, LP, a Delaware limited partnership (“Hiland”), with Hiland surviving that merger (the “Hiland Merger”) on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of the date hereof (the “Hiland Agreement”), among Parent, HLND Merger Sub, Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of Hiland (“Hiland GP” and, together with Hiland, the “Hiland Parties”), and Hiland;

WHEREAS, the board of directors of Holdings GP (the “Board of Directors”), acting upon the unanimous recommendation of its Conflicts Committee, has (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Holdings and the holders of Common Units (other than Harold Hamm, his Affiliates (including Continental Gas Holdings, Inc., a Delaware corporation (“Continental Gas”)) and the Trusts), (ii) approved the execution, delivery and performance of this Agreement by the Holdings Parties and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend approval of this Agreement and the Merger by the holders of Common Units (excluding Common Units owned by Mr. Hamm, his Affiliates (including Continental Gas) and the Trusts);

WHEREAS, the Trusts and certain Affiliates of Parent are parties to a Support Agreement, dated the date hereof (the “Support Agreement”), with Holdings and Holdings GP pursuant to which the Trusts and such Affiliates have, among other things: (i) agreed that the Partnership Interests of which they are the record and beneficial owners will not be converted into the right to receive the Merger Consideration and will remain outstanding as Partnership Interests of the Surviving Entity (as defined herein) in the Merger, and (ii) agreed to vote the Common Units of which they are the record and beneficial owners in favor of the approval of this Agreement and the Merger;

WHEREAS, the board of directors of each of Parent and Merger Sub and the sole member of Merger Sub have unanimously approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub, Holdings GP and Holdings hereby agree as follows:

ARTICLE I

The Merger

Section 1.1  The Merger.  At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and the Delaware Limited Liability Company Act (“DLLCA”), Merger Sub shall be merged with and into Holdings, whereupon the separate existence of Merger Sub shall cease, and Holdings shall continue as the surviving entity in the Merger (the “Surviving Entity”).

Section 1.2  Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Baker Botts L.L.P. at 910 Louisiana Street, Houston, Texas at 10:00 a.m., local time, on a date to be specified by the parties (the “Closing Date”) which shall be no later than the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as Holdings and Parent may agree in writing.

Section 1.3  Effective Time.  At the Closing, Holdings shall cause the Merger to be consummated by executing and filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with Section 17-211 of the DRULPA and Section 18-209 of the DLLCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by Parent and Holdings in writing and specified in the Certificate of Merger in accordance with the DRULPA and the DLLCA (such time as the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.4  Effects of the Merger.  The Merger shall have the effects set forth in this Agreement, the Partnership Agreement and the applicable provisions of the DRULPA and DLLCA.

Section 1.5  Partnership Agreement of the Surviving Entity.  The Partnership Agreement, as in effect immediately prior to the Effective Time, shall remain the partnership agreement of the Surviving Entity and shall continue in effect until thereafter changed or amended in accordance with the provisions thereof and applicable Law.

Section 1.6  Admission of Additional Limited Partners.  Upon the conversion of the limited liability company interests in Merger Sub (“Merger Sub LLC Interests”), which are denominated in units (“Merger Sub LLC Units”), into Common Units pursuant to Section 2.1(c) and the recording of the name of the holder thereof as a limited partner of Holdings on the books and records of Holdings, such Person shall automatically and effective as of the Effective Time be admitted to Holdings as an additional Limited Partner and be bound by the Partnership Agreement as such.

ARTICLE II

Conversion of Partnership Interests; Exchange of Certificates

Section 2.1  Effect on Partnership Interests.  At the Effective Time, by virtue of the Merger and without any action on the part of Holdings, Merger Sub or the holders of any securities of Holdings or Merger Sub:

(a) Conversion of Common Units.  Subject to Sections 2.1(b) and 2.1(d), each Common Unit issued and outstanding immediately prior to the Effective Time, other than any Common Units included among the Rollover Interests, shall thereupon be converted automatically into and shall thereafter represent the right to receive $2.40 in cash without any interest thereon (the “Merger Consideration”). Immediately prior to the Effective Time, each award of Restricted Units (as defined in the Hiland Holdings GP, LP Long-Term Incentive Plan (the “Holdings LTIP”)) issued and outstanding to any nonemployee member of the Board of Directors shall become fully vested as Common Units and shall thereupon be converted automatically into and shall thereafter represent the right to receive the Merger Consideration. All Common Units that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of such Common Units immediately prior to the Effective Time (whether certificated or non-certificated and represented in book-entry form) shall cease to have any rights with respect to such Common Units other than the right to receive the Merger Consideration.

(b) Rollover of Certain Partnership Interests.  The following Partnership Interests shall be treated in the Merger as follows:

(i) each of the 8,481,350 Common Units owned by Continental Gas Holdings, Inc., a Delaware corporation (“Continental Gas”), shall be unchanged and remain outstanding as Common Units of the Surviving Entity, and no consideration shall be delivered in respect thereof;

(ii) each of the 2,757,390 Common Units owned by the Harold Hamm DST Trust (or Bert Harold Mackie, as trustee thereof) shall be unchanged and remain outstanding as Common Units of the Surviving Entity, and no consideration shall be delivered in respect thereof;

(iii) each of the 1,839,712 Common Units owned by the Harold Hamm HJ Trust (or Bert Harold Mackie, as trustee thereof) shall be unchanged and remain outstanding as Common Units of the Surviving Entity, and no consideration shall be delivered in respect thereof;

(iv) each of the 59,600 Common Units owned by Harold Hamm shall be unchanged and remain outstanding as Common Units of the Surviving Entity, and no consideration shall be delivered in respect thereof; and

(v) the General Partner Interest, which is owned by Holdings GP, shall be unchanged and remain outstanding as the General Partner Interest of the Surviving Entity, and no consideration shall be delivered in respect thereof.

The Partnership Interests described in this Section 2.1(b) are referred to in this Agreement as “Rollover Interests,” and the record and beneficial owners of such Rollover Interests are referred to in this Agreement as the “Rollover Parties.”

(c) Conversion of Merger Sub Limited Liability Company Interests.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Merger Sub LLC Unit issued and outstanding immediately prior to the Effective Time shall be converted into and become one Common Unit of the Surviving Entity, which Common Units shall be duly authorized and validly issued in accordance with applicable Laws and the Partnership Agreement and shall be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of DRULPA). Immediately after the Effective Time, such Common Units and the Rollover Interests will constitute the only outstanding Partnership Interests of the Surviving Entity. From and after the Effective Time, any certificates or other evidence representing the Merger Sub LLC Units shall be deemed for all purposes to represent the number of Common Units of the Surviving Entity into which such Merger Sub LLC Units were converted in accordance with this Section 2.1(c). Holdings GP hereby agrees and acknowledges that conversion of the Merger Sub LLC Units to Common Units of the Surviving Entity as provided herein shall constitute a duly authorized, accepted, executed and countersigned delivery of such Common Units, without any further action by Holdings GP or any other person.

(d) Adjustments.  If between the date of this Agreement and the Effective Time, the outstanding Common Units, including securities convertible or exchangeable into or exercisable for Common Units, shall be changed into a different number of units or other securities by reason of any split, combination, merger, consolidation, reorganization, reclassification, recapitalization or other similar transaction, or any distribution payable in Partnership Interests shall be declared thereon with a record date within such period, the Merger Consideration shall be appropriately adjusted to provide the holders of Common Units the same economic effect as contemplated by this Agreement prior to such event; provided that nothing herein shall be construed to permit Holdings to take any action with respect to its securities that is expressly prohibited by the terms of this Agreement.

Section 2.2  Exchange of Certificates.

(a) Paying Agent.  Prior to the mailing of the Proxy Statement (as defined herein), Parent shall appoint a U.S. bank or trust company agreeable to the Conflicts Committee to act as paying agent (the “Paying Agent”) for the holders of Common Units (other than the Rollover Parties) in connection with the Merger and to receive and pay out the Merger Consideration to which such holders shall become entitled pursuant to Section 2.1. At or prior to the Effective Time, the Parent Parties shall deposit, or shall cause to be deposited, in trust with the Paying Agent, for the benefit of holders of Common Units (other than the Rollover Parties), cash in an amount sufficient to pay the aggregate Merger Consideration in exchange for all Common Units outstanding immediately prior to the Effective Time (other than Common Units included among the Rollover Interests), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Common Units (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated Common Units represented in book-entry form (“Book-Entry Common Units”) pursuant to the provisions of this Article II (such cash hereinafter referred to as the “Exchange Fund”).

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of Common Units whose Common Units were converted into the Merger Consideration pursuant to Section 2.1(a), (A) a letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent or, in the case of Book-Entry Common Units, upon adherence to the procedures set forth in the Letter of Transmittal, and shall be in such customary form and have such other provisions as Parent and the Holdings Parties shall reasonably determine) and (B) instructions for use of the Letter of Transmittal in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Common Units in exchange for the Merger Consideration.

(ii) Upon surrender of a Certificate (or an effective affidavit of loss in lieu thereof) or Book-Entry Common Units to the Paying Agent together with such Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificate or Book-Entry Common Units shall be entitled to receive in exchange therefor a check in an amount equal to the product of (x) the number of Common Units represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Common Units multiplied by (y) the Merger Consideration. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Common Units on the Merger Consideration payable in respect of the Certificates or Book-Entry Common Units. In the event of a transfer of ownership of Common Units that is not registered in the unit transfer register of Holdings, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Common Units is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable unit transfer or other Taxes have been paid or are not applicable.

(iii) Parent, the Surviving Entity and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Common Units such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of federal, state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Common Units in respect of which such deduction and withholding were made.

(c) Closing of Transfer Register.  At the Effective Time, the unit transfer register of Holdings shall be closed, and there shall be no further registration of transfers on the unit transfer register of the Surviving Entity of Common Units (other than the Rollover Interests) that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Common Units provided for in Section 2.1(a) are presented to the Surviving Entity or Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to and subject to the requirements of this Article II.

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Common Units for twelve months after the Effective Time shall be delivered to the Surviving Entity upon demand, and any former holders of Common Units who have not surrendered their Certificates or Book-Entry Common Units provided for in Section 2.1(a) in accordance with this Section 2.2 shall thereafter look only to the Surviving Entity for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Certificates or Book-Entry Common Units.

(e) No Liability.  Notwithstanding anything herein to the contrary, none of Parent, Merger Sub, Holdings, Holdings GP, the Surviving Entity, the Paying Agent or any other person shall be liable to any former holder of Common Units for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Exchange Fund.  The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such Exchange Fund shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and that no such investment or loss thereon shall affect the amounts payable to holders of Common Units that converted into the right to receive the Merger Consideration pursuant to Section 2.1. Any interest and other income resulting from such investments shall be paid to the Surviving Entity pursuant to Section 2.2(d).

(g) Lost Certificates.  In the event that any Certificate representing Common Units provided for in Section 2.1(a) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Common Units represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

Section 2.3  Timing for Rollover Interests.  For the avoidance of doubt, the parties acknowledge and agree that the Rollover Commitments shall be deemed to become effective and irrevocable immediately prior to the Effective Time and prior to any other event described above in this Article II.

ARTICLE III

Representations and Warranties of the Holdings Parties

Except as disclosed (a) in (i) the Holdings SEC Documents (as defined herein) or (ii) the Hiland SEC Documents (as defined in the Hiland Agreement), in each case filed on or after December 31, 2008 and prior to the date of this Agreement (excluding any disclosures included in any risk factor section of such documents and any other disclosures in such documents to the extent that they are cautionary, predictive or forward-looking in nature) or (b) in a section of the disclosure schedule delivered concurrently herewith by the Holdings Parties to Parent (the “Holdings Disclosure Schedule”) corresponding to the applicable sections of this Article III to which such disclosure applies (provided, however, that any information set forth in one section of such Holdings Disclosure Schedule also shall be deemed to apply to each other section of this

Agreement to which its relevance is reasonably apparent), the Holdings Parties hereby represent and warrant, jointly and severally, to the Parent Parties as follows:

Section 3.1  Qualification, Organization, Subsidiaries, Etc.

(a) Section 3.1(a) of the Holdings Disclosure Schedule sets forth, as of the date hereof, a true and complete list of the Holdings Parties and each direct or indirect Subsidiary and Partially Owned Entity of Holdings (collectively, the “Holdings Group Entities”), together with (i) the nature of the legal organization of such person, (ii) the jurisdiction of organization or formation of such person, (iii) the name of each Holdings Group Entity that owns beneficially or of record any equity or similar interest in such person, and (iv) the capital stock or other ownership interest owned by each such Holdings Group Entity in such other persons.

(b) Each Holdings Party is a legal entity validly existing and in good standing under the Laws of its respective jurisdiction of formation. Each Holdings Party has all requisite limited partnership, limited liability company or corporate, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted in all material respects.

(c) Each Holdings Party is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered, qualified or in good standing would not, individually or in the aggregate, have a Holdings Material Adverse Effect. The organizational or governing documents of the Holdings Parties, as previously made available to Parent, are in full force and effect. None of the Holdings Parties is in violation of its organizational or governing documents.

Section 3.2  Capitalization.

(a) Holdings GP is the sole general partner of Holdings. Holdings GP is the record and beneficial owner of the 0% non-economic General Partner Interest in Holdings, and such General Partner Interest has been duly authorized and validly issued in accordance with applicable Laws and the Partnership Agreement. Holdings GP owns all of the General Partner Interest free and clear of any Encumbrances except pursuant to the organizational or governing documents of any of the Holdings Parties. Parent is the record owner of all of the limited liability company interests in Holdings GP. Such limited liability company interests in Holdings GP have been duly authorized and validly issued in accordance with applicable Laws and the limited liability company agreement of Holdings GP and are fully paid (to the extent required by the limited liability company agreement of Partnership GP) and nonassessable (except to the extent such nonassessability may be affected by Sections 18-607 and 18-804 of DLLCA).

(b) As of the date of this Agreement (the “Execution Date”), Holdings has no Partnership Interests issued and outstanding other than the following:

(i) 21,607,500 Common Units; and

(ii) the General Partner Interest.

Each of such limited partner interests described in clause (i) above has been duly authorized and validly issued in accordance with applicable Laws and the Partnership Agreement, and is fully paid (to the extent required under the Partnership Agreement) and non-assessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of DRULPA). Such limited partner interests were not issued in violation of any preemptive or similar rights or any other agreement or understanding binding on Holdings. As of the date of this Agreement, except for outstanding awards for the issuance of 16,500 Restricted Units pursuant to the Holdings LTIP and except pursuant to the organizational or governing documents of any of the Holdings Parties, (A) there are no outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (preemptive, contingent or otherwise) obligating any of the Holdings Parties to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any equity interest in any of the Holdings Parties; (B) there are no outstanding securities or obligations of any kind of any of the Holdings Parties that are convertible into or exercisable or exchangeable for any equity interest in any of the Holdings Parties or any other person, and none of the Holdings Parties has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities; (C) there are not outstanding any equity appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based on the value of the equity, book value, income or any other attribute of any of the Holdings Parties; (D) there are no outstanding bonds, debentures or other evidences of indebtedness of any of the Holdings Parties having the right to vote (or that are exchangeable for or convertible or exercisable into securities having the right to vote) with the holders of Common Units on any matter; and (E) except as described in the organizational or governing documents of the Holdings Parties or the Support Agreement, there are no Unitholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other arrangements or commitments to which any of the Holdings Parties is a party or to the knowledge of the Holdings Parties by which any of their securities are bound with respect to the voting, disposition or registration of any outstanding securities of any of the Holdings Parties.

(c) All of the outstanding limited liability company, partnership or other equity interests of each Subsidiary of Holdings (but, for purposes of this Section 3.2(c), not including Subsidiaries of Hiland) (i) have been duly authorized and validly issued in accordance with applicable Laws and its governing documents and are fully paid (to the extent required by its governing documents) and nonassessable (except to the extent such nonassessability may be affected by applicable Laws, including Sections 17-607 and 17-804 of DRULPA) and (ii) are owned directly or indirectly by Holdings in the amounts set forth in Section 3.1(a) of the Holdings Disclosure Schedule, free and clear of any Encumbrance except pursuant to the organizational or governing documents of any of the Holdings Group Entities (not including Subsidiaries and Partially Owned Entities of Hiland) and other than Encumbrances securing the obligations of Holdings under the Holdings Credit Agreement and Hiland Operating, LLC under the Hiland Operating Credit Agreement.

(d) All of the outstanding equity interests of each Partially Owned Entity of Holdings (but, for purposes of this Section 3.2(d), not including Partially Owned Entities of Hiland) (i) have been duly authorized and validly issued in accordance with applicable Laws and its governing documents and are fully paid (to the extent required by its organizational or governing documents) and nonassessable (except to the extent such nonassessability may be affected by applicable Laws), and (ii) are owned directly or indirectly by Holdings in the respective amounts shown on Section 3.1(a) of the Holdings Disclosure Schedule, free and clear of any Encumbrance except pursuant to the organizational or governing documents of any of the Holdings Group Entities (not including Subsidiaries and Partially Owned Entities of Hiland).

(e) Except with respect to the ownership of any equity or long-term debt securities between or among the Holdings Group Entities, none of the Holdings Parties owns or will own at the Closing Date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(f) Except as provided in the Partnership Agreement, no holder of Partnership Interests in any of the Holdings Parties has any right to have such Partnership Interests registered under the Securities Act of 1933, as amended (the “Securities Act”), by Holdings.

Section 3.3  Authority; No Violation; Consents and Approvals.

(a) Each of the Holdings Parties has all requisite limited liability company or limited partnership power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Holdings Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company or limited partnership action on the part of such Holdings Party, except for (i) Unitholder Approval of this Agreement and the Merger and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and no other vote or approval by any holders of Partnership Interests or limited liability company interests in Holdings GP or other corporate, limited liability company, partnership or other organizational votes, approvals or proceedings in respect of the Holdings Parties are necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, no representation or warranty is made concerning whether the consent of Holdings GP, to the extent reserved to Parent pursuant to Section 7.1(d) of the Amended and Restated Limited Liability Company Agreement of Holdings GP (the “Holdings GP LLC Agreement”), was validly adopted by Parent.

(b) This Agreement has been duly executed and delivered by each Holdings Party and, assuming the due authorization, execution and delivery hereof by the Parent Parties, constitutes a legal, valid and binding agreement of such Holdings Party, enforceable against such Holdings Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(c) Except for matters expressly contemplated by this Agreement and matters described in clauses (ii), (iii) or (iv) below that would not, individually or in the aggregate, have a Holdings Material Adverse Effect, neither the execution and delivery by the Holdings Parties of this Agreement, nor the consummation by the Holdings Parties of the transactions contemplated hereby and the performance by the Holdings Parties of this Agreement will (i) violate or conflict with any provision of the organizational or governing documents of the Holdings Group Entities; (ii) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity or any other person; (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement or instrument to which any of the Holdings Group Entities is a party or by or to which any of their properties are bound; (iv) result in the creation of an Encumbrance upon any of the assets of any of the Holdings Group Entities; or (v) violate or conflict in any material respect with any material Law applicable to the Holdings Group Entities. Notwithstanding the foregoing, no representation or warranty is made concerning whether the consent of Holdings GP, to the extent reserved to Parent pursuant to Section 7.1(d) of the Holdings GP LLC Agreement was validly adopted by Parent.

(d) Section 3.3(d) of the Holdings Disclosure Schedule identifies all consents, approvals and authorizations of any Governmental Entity or third party that are required to be obtained by any Holdings Group Entity in connection with (1) the execution and delivery by the Holdings Parties of this Agreement or (2) the consummation by the Holdings Parties of the transactions contemplated by this Agreement, in each case except for such consents, approvals and authorizations that, if not obtained, would not, individually or in the aggregate, have a Holdings Material Adverse Effect.

Section 3.4  SEC Reports and Compliance.

(a) The Holdings Parties have filed or furnished all forms, documents, statements and reports required to be filed or furnished prior to the date hereof by them with the Securities and Exchange Commission (the “SEC”) since January 1, 2007 (the forms, documents, statements and reports filed with or furnished to the SEC since January 1, 2007 and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Holdings SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the Holdings SEC Documents complied, and each of the Holdings SEC Documents filed or furnished subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, and complied or will comply, as applicable, in all material respects with the then-applicable accounting standards and the rules and regulations of the SEC with respect thereto. None of the Holdings SEC Documents so filed or furnished or that will be filed or furnished subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) As of the date hereof, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to the Holdings SEC Documents.

(c) The financial statements (including all related notes and schedules) of Holdings and its Subsidiaries included in or incorporated by reference into the Holdings SEC Documents (the “Holdings Financial Statements”) fairly present, in all material respects, the financial position of Holdings and its Subsidiaries, taken as a whole, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be specified therein or in the notes thereto).

Section 3.5  No Undisclosed Liabilities.  Neither Holdings nor any of Holdings’ Subsidiaries has any indebtedness or liability (whether absolute, accrued, contingent or otherwise) of any nature that is not accrued or reserved against in the Holdings Financial Statements filed prior to the execution of this Agreement or reflected in the notes thereto, other than (a) liabilities incurred or accrued in the ordinary course of business consistent with past practice since December 31, 2008 or (b) liabilities of Holdings or any of Holdings’ Subsidiaries that would not, individually or in the aggregate, have a Holdings Material Adverse Effect.

Section 3.6  Compliance with Law.  Each of the Holdings Parties is in compliance with all applicable Laws, other than any noncompliance which would not, individually or in the aggregate, have a Holdings Material Adverse Effect.

Section 3.7  Employee Benefits.

(a) Except as would not have, individually or in the aggregate, a Holdings Material Adverse Effect, no Holdings Party and no company or other entity that is required to be treated as a single employer together with a Holdings Party under Section 414 of the Code (each, an “ERISA Affiliate”) maintains or has ever maintained or been obligated to contribute to or has any liability (secondary or otherwise) to an Employee Benefit Plan that is (1) subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, (2) a plan of the type described in Section 4063 of ERISA or Section 413(c) of the Code, (3) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or (4) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA).

(b) Except as would not have, individually or in the aggregate, a Holdings Material Adverse Effect, the Employee Benefit Plans of the Holdings Parties and their affiliates (A) have been maintained (in form and in operation) in all respects in accordance with their terms and with ERISA, the Code and all other applicable Laws, (B) if intended to be qualified under Section 401(a) of the Code, have been maintained, and are currently, in compliance with the Code’s qualification requirements in form and operation, and (C) do not provide, and have not provided, any post-retirement welfare benefits or coverage, except as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (or similar state or local law).

Section 3.8  Absence of Certain Changes or Events.  Since December 31, 2008, (a) except as otherwise required or expressly provided for in this Agreement, (i) the businesses of the Holdings Parties have been conducted, in all material respects, in the ordinary course of business consistent with past practice and (ii) none of the Holdings Parties has taken or permitted to occur any action that, were it to be taken from and after the date hereof, would require approval of Parent pursuant to Section 5.1(b) and (b) there has not been a Holdings Material Adverse Effect.

Section 3.9  Investigations; Litigation.  Except as disclosed in Section 3.9 of the Holdings Disclosure Schedule, there are no (a) investigations or proceedings pending (or, to the Knowledge of the Holdings Parties, threatened) by any Governmental Entity with respect to the Holdings Parties or (b) actions, suits, inquiries, investigations or proceedings pending (or, to the Knowledge of the Holdings Parties, threatened) against or affecting any Holdings Party, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case of clause (a) or (b), which would have (if adversely determined), individually or in the aggregate, a Holdings Material Adverse Effect.

Section 3.10  Proxy Statement; Other Information.  None of the information contained in the Proxy Statement will at the time of the mailing of the Proxy Statement to the Unitholders of Holdings, at the time of the Partnership Meeting (as defined herein) (as such Proxy Statement shall have been amended or supplemented prior to the date of the Partnership Meeting), and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by Holdings for inclusion or incorporation by reference in the Schedule 13E-3 (as defined herein) to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by Holdings with respect to information supplied by a Parent Party, its controlling Affiliates, Continental Gas, the Trusts or a Hiland Party for inclusion therein. The Proxy Statement will comply as to form in all material respects with the Exchange Act, except that no representation is made by Holdings with respect to information supplied by a Parent Party, its controlling Affiliates, Continental Gas, the Trusts or a Hiland Party for inclusion therein. The letter to Unitholders, notice of meeting, proxy statement and forms of proxy to be distributed to Unitholders in connection with the Merger to be filed with the SEC in connection with seeking the adoption and approval of this Agreement and the Merger are collectively referred to herein as the “Proxy Statement.” The Rule 13E-3 Transaction Statement on Schedule 13E-3 to be filed with the SEC in connection with seeking the adoption and approval of this Agreement and the Merger is referred to herein as the “Schedule 13E-3.”

Section 3.11  Tax Matters.

(a) (i) There is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, any of the Holdings Parties in respect of any material Tax or material Tax assessment, nor has any claim for additional material Tax or material Tax assessment been asserted in writing or been proposed by any Tax authority;

(ii) no written claim has been made by any Tax authority in a jurisdiction where any of the Holdings Parties does not currently file a Tax Return that it is or may be subject to any material Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing;

(iii) none of the Holdings Parties has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than a Holdings Party) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

(b) In each tax year since the formation of Holdings up to and including the current tax year, at least 90% of the gross income of Holdings has been income which is “qualifying income” within the meaning of Section 7704(d) of the Code.

Section 3.12  Labor Matters.  Except as disclosed in Section 3.12 of the Holdings Disclosure Schedule, no Holdings Party, other than Holdings GP, has or has ever had employees. Except for such matters which would not have, individually or in the aggregate, a Holdings Material Adverse Effect, no Holdings Party has received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation laws to conduct an investigation of the Holdings Parties and, to the Knowledge of the Holdings Parties, no such investigation is in progress. Except for such matters which would not have, individually or in the aggregate, a Holdings Material Adverse Effect, (i) there are no (and have not been during the two-year period preceding the date hereof) strikes or lockouts with respect to any employees of, or providing services to, the Holdings Parties (“Employees”), (ii) to the Knowledge of the Holdings Parties, there is no (and has not been during the two-year period preceding the date hereof) union organizing effort pending or threatened against the Holdings Parties, (iii) there is no (and has not been during the two-year period preceding the date hereof) unfair labor practice, labor dispute or labor arbitration proceeding pending or, to the Knowledge of the Holdings Parties, threatened against the Holdings Parties, and (iv) there is no (and has not been during the two-year period preceding the date hereof) slowdown or work stoppage in effect or, to the Knowledge of the Holdings Parties, threatened with respect to Employees. No Holdings Party has any liabilities under the Worker Adjustment and Retraining Act and the regulations promulgated thereunder or any similar state or local law as a result of any action taken by a Holdings Party that would have, individually or in the aggregate, a Holdings Material Adverse Effect. No Holdings Party is a party to any collective bargaining agreements.

Section 3.13  Assets of the Holdings Parties.  Other than assets and properties that are both individually and in the aggregate not material to the business of the Holdings Parties, the only assets and properties owned by the Holdings Parties are the ownership interests in Hiland and Hiland GP set forth in Section 3.1(a) of the Holdings Disclosure Schedule.

Section 3.14  Opinion of Financial Advisor.  The Conflicts Committee has received the written opinion of Barclays Capital, Inc., dated as of the date of this Agreement, to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Common Units (excluding Common Units owned by Mr. Hamm, his Affiliates (including Continental Gas) and the Trusts) from a financial point of view.

Section 3.15  Required Approvals.  Holdings GP has approved this Agreement and the transactions contemplated by this Agreement and directed that this Agreement and the Merger be submitted to a vote of Unitholders as required under Section 17-211 of the DRULPA and under Articles XIII and XIV of the Partnership Agreement; provided, however, that no representation or warranty is made concerning whether the consent of Holdings GP, to the extent reserved to Parent pursuant to Section 7.1(d) of the Holdings GP LLC Agreement, was validly adopted by Parent. The Board of Directors, upon the unanimous recommendation of its Conflicts Committee, at a meeting duly called and held, has, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Holdings and the holders of Common Units (excluding Common Units owned by Mr. Hamm, his Affiliates (including Continental Gas) and the Trusts), (ii) approved the Merger and this Agreement and (iii) recommended that this Agreement and the Merger be approved by holders of Common Units (excluding Common Units owned by Mr. Hamm, his Affiliates (including Continental Gas) and the Trusts)(including the Conflicts Committee’s recommendation, the “Recommendation”).

Section 3.16  Material Contracts.

(a) Except for this Agreement or as designated as an exhibit to Holdings’ annual report on Form 10-K for the year ended December 31, 2008 or to a Holdings SEC Document filed thereafter and prior to the date of this Agreement, neither Holdings nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Contract (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this Section 3.16(a) being referred to herein as “Material Contracts”).

(b) (i) Each Material Contract to which a Holdings Party is a party is valid and binding on such Holdings Party and in full force and effect, except where the failure to be valid, binding and in full force and effect, either individually or in the aggregate, would not have a Holdings Material Adverse Effect, (ii) each Holdings Party has in all material respects performed all obligations required to be performed by it under each Material Contract to which it is a party, except where such noncompliance, either individually or in the aggregate, would not have a Holdings Material Adverse Effect, and (iii) no Holdings Party knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of any Holdings Party under any such Material Contract, except where such default, either individually or in the aggregate, would not have a Holdings Material Adverse Effect.

Section 3.17  State Takeover Laws.  No approvals are required under state takeover or similar laws in connection with the performance by the Holdings Parties or their Affiliates of their obligations under this Agreement, the Support Agreement, the Rollover Commitments or the transactions contemplated hereby or thereby.

Section 3.18  Finders or Brokers.  Except for Barclays Capital, Inc., none of the Holdings Parties (including through its respective board of directors (or similar governing body) or any committee thereof) has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

Section 3.19  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III and except as otherwise expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby, none of the Holdings Parties nor any other Person on behalf of the Holdings Parties makes any other representation or warranty of any kind or nature, express or implied, in connection with this Agreement or the transactions contemplated by this Agreement.

ARTICLE IV

Representations and Warranties of the Parent Parties

Except as disclosed in a section of the disclosure schedule delivered concurrently herewith by Parent to the Holdings Parties immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”) corresponding to the applicable sections of this Article IV to which such disclosure applies (provided, however, that any information set forth in one section of such Parent Disclosure Schedule also shall be deemed to apply to each other section of this Agreement to which its relevance is reasonably apparent), the Parent Parties hereby represent and warrant, jointly and severally, to the Holdings Parties as follows:

Section 4.1  Qualification; Organization.

(a) Each of the Parent Parties is a legal entity validly existing and in good standing under the Laws of its respective jurisdiction of formation. Each of the Parent Parties has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted in all material respects.

(b) Each of the Parent Parties is duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered, qualified or in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. The organizational or governing documents of the Parent Parties, as previously made available to the Holdings Parties, are in full force and effect. None of the Parent Parties is in violation of its organizational or governing documents.

Section 4.2  Authority; No Violation; Consents and Approvals.

(a) Each of the Parent Parties has all requisite limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Parent Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of such Parent Party, and no other limited liability company proceedings on the part of a Parent Party are necessary to consummate the transactions contemplated by this Agreement. Parent has, in its capacity as the sole member of Holdings GP, duly authorized by all requisite limited liability company action on the part of Parent, the execution, delivery and performance by Holdings GP of this Agreement and the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by each Parent Party and, assuming the due authorization, execution and delivery hereof by the Holdings Parties, constitutes a legal, valid and binding agreement of such Parent Party, enforceable against such Parent Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(c) Except for matters expressly contemplated by this Agreement and matters described in clauses (ii), (iii) or (iv) below that would not, individually or in the aggregate, have a Parent Material Adverse Effect, neither the execution and delivery by the Parent Parties of this Agreement, nor the consummation by the Parent Parties of the transactions contemplated hereby and the performance by the Parent Parties of this Agreement will (i) violate or conflict with any provision of the governing documents of the Parent Parties; (ii) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity or any other person; (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement or instrument to which any of the Parent Parties is a party or by or to which any of their properties are bound; (iv) result in the creation of an Encumbrance upon any of the assets of any of the Parent Parties; or (v) violate or conflict in any material respect with any material Law applicable to the Parent Parties.

(d) Section 4.2(d) of the Parent Disclosure Schedule identifies all material consents, approvals and authorizations of any Governmental Entity or third party that are required to be obtained by any Parent Parties in connection with (1) the execution and delivery by the Parent Parties of this Agreement or (2) the consummation by the Parent Parties of the transactions contemplated by this Agreement, except for such consents, approvals and authorizations that, if not obtained, would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.3  Proxy Statement; Other Information.  None of the information supplied or to be supplied by the Parent Parties, their controlling Affiliates, Continental Gas or the Trusts in writing for inclusion in the Proxy Statement will at the time of the mailing of the Proxy Statement to the Unitholders of Holdings, at the time of the Partnership Meeting (as such Proxy Statement shall have been amended or supplemented prior to the date of the Partnership Meeting), and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by the Parent Parties, their controlling Affiliates, Continental Gas or the Trusts in writing for inclusion in the Schedule 13E-3 to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.4  Funding.  On the Closing Date, the Parent Parties will have sufficient cash to enable them to make payment of the aggregate Merger Consideration and the Parent Parties’ related fees and expenses (the “Funding”). For the avoidance of doubt, it shall not be a condition to the obligations of the Parent Parties to effect the Merger for the Parent Parties to obtain the Funding or any other financing of the Merger Consideration and the Parent Parties’ related fees and expenses. Section 4.4 of the Parent Disclosure Schedule sets forth true, accurate and complete copies of (i) executed equity commitment letters (the “Funding Commitments”) to provide the Funding to Parent or Merger Sub and (ii) the Rollover Commitments. As of the date hereof, the Funding Commitments are in full force and effect and have not been withdrawn or terminated or otherwise amended or modified in any respect and none of the Parent Parties is in breach of any of the terms or conditions set forth therein and no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a material breach or failure to satisfy a condition precedent set forth therein.

Section 4.5  Ownership and Operations of Merger Sub.  As of the date of this Agreement, all of the issued and outstanding Merger Sub LLC Interests are, and at the Effective Time will be, owned by Parent, the Harold Hamm DST Trust and the Harold Hamm HJ Trust, and such Merger Sub LLC Interests have been duly authorized and validly issued in accordance with applicable Laws and the limited liability company agreement of Merger Sub and are fully paid (to the extent required by the limited liability company agreement of Merger Sub) and nonassessable (except to the extent such nonassessability may be affected by Sections 18-607 and 18-804 of DLLCA). Merger Sub has not conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

Section 4.6  Finders or Brokers.  Except for Wachovia Capital Markets, LLC, none of the Parent Parties has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

Section 4.7  Access to Information; No Other Representations or Warranties; Disclaimer.

(a) Each of Parent and Merger Sub has conducted its own investigations of the Holdings Group Entities and acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Holdings Group Entities for such purpose.

(b) Except for the representations and warranties contained in this Article IV and except as otherwise expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby, none of the Parent Parties nor any other Person on behalf of the Parent Parties makes any other representation or warranty of any kind or nature, express or implied, in connection with the transactions contemplated by this Agreement.

(c) Except for the representations and warranties expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby, neither Parent nor Merger Sub has relied on any representation or warranty, express or implied, with respect to the Holdings Group Entities or with respect to any other information provided or made available to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. None of the Holdings Group Entities nor any other Person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or use by Parent or Merger Sub of any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE V

Covenants and Agreements

Section 5.1  Conduct of Business by Holdings and Parent.

(a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, and except (i) as required by applicable Law, (ii) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (iii) as expressly provided for and permitted by this Agreement or (iv) as disclosed in Section 5.1(a) of the Holdings Disclosure Schedule, the Holdings Parties shall (A) conduct the business of such Holdings Parties in the ordinary course consistent with past practice, (B) use their commercially reasonable efforts to maintain and preserve intact the present business organizations and material rights and franchises of such Holdings Group Entities, to keep available the services of the current Employees and the current officers and consultants of, or providing services to, the Holdings Group Entities, and to maintain and preserve in all material respects the relationships of such Holdings Group Entities with customers, suppliers and others having business dealings with them, and (C) take no action that would materially adversely affect or delay the ability of any of the parties hereto from obtaining any necessary approvals of any Governmental Entity required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or that would otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated hereby; provided, however, that any action taken or omitted to be taken by an officer of a Holdings Party at the direction of any of the Parent Parties or Mr. Hamm (other than (1) in his capacity as part of, (2) in accordance with authority delegated to him by, or (3) as otherwise authorized by, the Board of Directors or any committee thereof) that would otherwise constitute a breach of this Section 5.1 shall not constitute such a breach.

(b) Without limiting the generality of Section 5.1(a), the Holdings Parties agree that, except (i) as required by applicable Law, (ii) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (iii) as expressly provided for and permitted by this Agreement or (iv) as disclosed in Section 5.1(b) of the Holdings Disclosure Schedule, the Holdings Parties will not:

(i) make any change in any of their organizational or governing documents, other than changes expressly provided for in this Agreement;

(ii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any of their Partnership Interests or equity securities or securities convertible into their Partnership Interests or equity securities, or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating any of them to issue any such Partnership Interests or equity securities (other than restricted units, phantom units or unit options to current or newly-hired employees consistent with past practice of up to 50,000 Common Units in the aggregate in accordance with the Holdings LTIP);

(iii) except for any distributions from Holdings’ Subsidiaries to Holdings, declare, set aside or pay any distributions in respect of the Partnership Interests or other ownership interests, or split, combine or reclassify any of the Partnership Interests or other ownership interests or issue or authorize the issuance of any other Partnership Interests or other ownership interests in respect of, in lieu of or in substitution for any of the Partnership Interests or other ownership interests, or purchase, redeem or otherwise acquire, directly or indirectly, any of the Partnership Interests or other ownership interests other than repurchases of Partnership Interests in accordance with the Holdings LTIP;

(iv) other than the Hiland Merger, merge into or with any other Person;

(v) incur, assume or guarantee any indebtedness for borrowed money, issue, assume or guarantee any debt securities, grant any option, warrant or right to purchase any debt securities, or issue any securities convertible into or exchangeable for any debt securities other than in connection with (A) borrowings in the ordinary course of business or provided for in the Budget, in each case in accordance with any existing bank credit facilities, (B) the refinancing or replacement of existing indebtedness, (C) other than as permitted by (A) and (B) above, the incurrence by Holdings of up to $1,000,000 in principal amount of indebtedness and (D) a transaction that is permitted by clause (vi);

(vi) (A) sell, assign, transfer, abandon, lease or otherwise dispose of or (B) grant any security interest with respect to, pledge or otherwise encumber (other than Permitted Encumbrances) any limited liability company, partnership or other equity interests of any Subsidiary or Partially Owned Entity of the Holdings Parties (not including Subsidiaries and Partially Owned Entities of Hiland);

(vii) (A) settle any claims, demands, lawsuits or state or federal regulatory proceedings for damages to the extent such settlements in the aggregate assess damages in excess of $1,000,000 (other than any claims, demands, lawsuits or proceedings to the extent insured (net of deductibles), to the extent reserved against in the Holdings Financial Statements or to the extent covered by an indemnity obligation not subject to dispute or adjustment from a solvent indemnitor) or (B) settle any claims, demands, lawsuits or state or federal regulatory proceedings seeking an injunction or other equitable relief where such settlements would have a Holdings Material Adverse Effect;

(viii) make any material change in their tax methods, principles or elections;

(ix) make any material change to their financial reporting and accounting methods other than as required by a change in GAAP;

(x) (A) grant any increases in the compensation of any of their executive officers, except in the ordinary course of business consistent with past practice or as required by the terms of an existing Employee Benefit Plan or agreement or by applicable Law, (B) amend any existing employment or severance or termination contract with any executive officer, (C) become obligated under any new pension plan, welfare plan, multiemployer plan, Employee Benefit Plan, severance plan, change of control or other benefit arrangement or similar plan or arrangement, or (D) amend any Employee Benefit Plan, if such amendment would have the effect of materially enhancing any benefits thereunder;

(xi) voluntarily dissolve or otherwise adopt or vote to adopt a plan of complete or partial dissolution or liquidation; or

(xii) agree or commit to do any of the foregoing.

Section 5.2  Investigation.  From the date hereof until the Effective Time and subject to the requirements of applicable Laws, the Holdings Parties shall (a) provide to the Parent Parties and their respective counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours after reasonable prior notice to the offices, properties, books and records of the Holdings Group Entities, (b) furnish to the Parent Parties and their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request (including furnishing to Parent the financial results of Holdings and its Subsidiaries in advance of any filing by Holdings with the SEC or other public disclosure containing such financial results), and (c) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Holdings Group Entities to cooperate with Parent in its investigation of the Holdings Group Entities, as the case may be. Notwithstanding the foregoing provisions of this Section 5.2, the Holdings Parties shall not be required to, or to cause any of their Subsidiaries to, grant access or furnish information to Parent or any of its representatives to the extent that such information is subject to an attorney/client or attorney work product privilege or that such access or the furnishing of such information is prohibited by Law or an existing contract or agreement. Parent shall hold, and shall cause its counsel, financial advisors, auditors and representatives to hold, any material or competitively sensitive non-public information concerning a Holdings Party received from a Holdings Party confidential. Holdings GP will provide Parent (solely for informational purposes) a true and complete copy of the opinion referenced in Section 3.14 promptly after delivery thereof. Any investigation pursuant to this Section 5.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Holdings Group Entities. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by the Holdings Parties in Article III or any condition set forth in Article VI.

Section 5.3  No Solicitation.

(a) Subject to Sections 5.3(b)-(h), the Holdings Parties shall not, and shall cause their officers, directors, employees, agents and representatives (“Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal (as defined herein), (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to, the Holdings Group Entities, in connection with, or have any discussions with any person relating to, an Alternative Proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement or (vi) resolve to propose or agree to do any of the foregoing.

(b) The Holdings Parties shall, and shall cause their Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than the parties hereto) that has made or indicated an intention to make an Alternative Proposal. The Holdings Parties shall promptly, and in any event not later than ten (10) days following the date hereof, request that each Person who has executed a confidentiality agreement with a Holdings Party in connection with that Person’s consideration of a transaction involving any Holdings Group Entity that would constitute an Alternative Proposal return or destroy all non-public information furnished to that Person by or on behalf of the Holdings Group Entities.

(c) Notwithstanding anything to the contrary in Section 5.3(a), prior to the receipt of Unitholder Approval, the Holdings Parties may, in response to an unsolicited Alternative Proposal which did not result from or arise in connection with a breach of this Section 5.3 and which the Conflicts Committee determines, in good faith, after consultation with its outside counsel and financial advisors, constitutes or could reasonably be expected to result in a Superior Proposal (as defined herein), (i) furnish information with respect to the Holdings Group Entities to the person making such Alternative Proposal and its Representatives pursuant to an executed confidentiality agreement no less restrictive (including with respect to standstill provisions) of the other party than the Confidentiality Agreement and (ii) participate in discussions or negotiations with such person and its Representatives regarding such Alternative Proposal; provided, however, (A) that Parent shall be entitled to receive an executed copy of such confidentiality agreement prior to or substantially simultaneously with the Holdings Parties furnishing information to the person making such Alternative Proposal or its Representatives and (B) that the Holdings Parties shall simultaneously provide or make available to Parent any non-public information concerning the Holdings Group Entities that is provided to the person making such Alternative Proposal or its Representatives which was not previously provided or made available to Parent. Notwithstanding anything to the contrary in Section 5.3(a), prior to the receipt of Unitholder Approval, the Holdings Parties may participate in discussions or negotiations with the lenders under the Holdings Credit Agreement or the Hiland Operating Credit Agreement regarding debt financing transactions with such lenders that may involve equity issuances that would constitute an Alternative Proposal and, in connection therewith, furnish information with respect to the Holdings Group Entities to such lenders pursuant to confidentiality obligations substantially consistent with past practice.

(d) Neither the Board of Directors nor any committee thereof shall withdraw, modify or qualify in a manner adverse to Parent, or resolve to or publicly propose to withdraw, modify or qualify in a manner adverse to Parent, the Recommendation (any of the foregoing actions, whether taken by the Board of Directors or any committee thereof, a “Change in Board Recommendation”). Notwithstanding the immediately preceding sentence, if, prior to receipt of the Unitholder Approval, (i) the Board of Directors or the Conflicts Committee determines in good faith, after consultation with its respective outside counsel and financial advisors, that a Change in Board Recommendation would be in the best interests of the holders of Common Units (other than Mr. Hamm, his Affiliates (including Continental Gas) and the Trusts) and (ii) the Board of Directors or the Conflicts Committee, as applicable, provides Parent with at least three (3) Business Days’ advance written notice of its intention to make a Change in Board Recommendation and specifying the material events giving rise thereto, then the Board of Directors or the Conflicts Committee, as applicable, may make a Change in Board Recommendation.

(e) The Holdings Parties promptly (and in any event within 24 hours) shall advise Parent orally and in writing of the receipt by either of them of (i) any Alternative Proposal or (ii) any request for non-public information relating to the Holdings Group Entities, other than requests for information in the ordinary course of business consistent with past practice and not reasonably expected to be related to an Alternative Proposal, including in each case the identity of the person making any such Alternative Proposal or request and the material terms and conditions of any such Alternative Proposal or request (including copies of any document or correspondence evidencing such Alternative Proposal or request). The Holdings Parties shall keep Parent reasonably informed on a current basis of the status (including any material change to the terms thereof) of any such Alternative Proposal or request.

(f) Nothing contained in this Agreement shall prohibit the Holdings Parties or the Board of Directors or any committee thereof from disclosing to Holdings’ Unitholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that none of the Holdings Parties or the Board of Directors or any committee thereof shall in any event be entitled to disclose a position under Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act other than the Recommendation, except in accordance with Section 5.3(d).

(g) As used in this Agreement, “Alternative Proposal” shall mean any inquiry, proposal or offer from any Person or group of Persons other than the Parent Parties relating to, or that could reasonably be expected to lead to, in one transaction or a series of related transactions, (i) a merger, tender or exchange offer, consolidation, reorganization, reclassification, recapitalization, liquidation or dissolution, or other business combination involving any Holdings Group Entity, (ii) the issuance by Holdings or Hiland of (A) any General Partner Interest or (B) any class of Partnership Interests constituting more than 15% of such class of Partnership Interests or (iii) the acquisition in any manner, directly or indirectly, of (A) any General Partner Interest of Holdings or Hiland, (B) any class of Partnership Interests of Holdings or Hiland constituting more than 15% of such class of Partnership Interests or (C) more than 15% of the consolidated total assets of the Holdings Group Entities (including equity interests in any Subsidiary or Partially Owned Entity of Holdings), in each case other than the Merger and the Hiland Merger. References in this paragraph to General Partner Interest or Partnership Interests with respect to Hiland shall be to such interests as defined in the agreement of limited partnership of Hiland.

(h) As used in this Agreement, “Superior Proposal” shall mean any written Alternative Proposal (i) on terms which the Conflicts Committee determines in good faith, after consultation with its outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Common Units (other than Mr. Hamm, his Affiliates (including Continental Gas) and the Trusts) (excluding consideration of any interests that any holder may have other than as a Unitholder of Holdings entitled to the Merger Consideration) than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any proposal or offer by the Parent Parties to amend the terms of this Agreement and the Merger) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that for purposes of the definition “Superior Proposal,” the references to “15%” in the definition of “Alternative Proposal” shall be deemed to be references to “35%” with respect to the Holdings Parties and, consistent with the provisions of Section 5.3(h) of the Hiland Agreement, “55%” with respect to the Hiland Parties and the Subsidiaries and Partially Owned Entities of Hiland.

Section 5.4  Filings; Other Actions.

(a) As promptly as reasonably practicable following the date of this Agreement, the Holdings Parties shall prepare the Proxy Statement, which shall, subject to Section 5.3(d), include the Recommendation, and the Holdings Parties and Parent shall prepare the Schedule 13E-3. Parent and the Holdings Parties shall cooperate with each other in connection with the preparation of the foregoing documents. The Holdings Parties will use their commercially reasonable efforts to have the Proxy Statement, and Parent and the Holdings Parties will use their commercially reasonable efforts to have the Schedule 13E-3, cleared by the SEC as promptly as practicable after such filing. The Holdings Parties will use their commercially reasonable efforts to cause the Proxy Statement to be mailed to Holdings’ Unitholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Holdings Parties shall as promptly as practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement or Schedule 13E-3. The Holdings Parties shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), which comments shall be considered reasonably and in good faith by the Holdings Parties, and Parent and the Holdings Parties shall cooperate and provide each other with a reasonable opportunity to review and comment on the draft Schedule 13E-3 (including each amendment or supplement thereto), which comments shall be considered reasonably and in good faith by the other party, and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and Parent and the Holdings Parties will provide each other with copies of all such filings made and correspondence with the SEC with respect thereto. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Holdings Parties with the SEC and disseminated by the Holdings Parties to the Unitholders of Holdings.

(b) The Holdings Parties shall (i) take all action necessary in accordance with applicable Laws and the Partnership Agreement to duly call, give notice of, convene and hold a meeting of Holdings’ Unitholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Unitholder Approval of the Merger and this Agreement (such meeting or any adjournment or postponement thereof, the “Partnership Meeting”), and (ii) subject to a Change in Board Recommendation in accordance with Section 5.3(d), use all commercially reasonable efforts to solicit from its Unitholders proxies in favor of the adoption and approval of this Agreement and the Merger. Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Article VII, the Holdings Parties will take all of the actions contemplated by this Section 5.4 regardless of whether there has been a Change in

Board Recommendation, and shall direct that this Agreement be submitted to a vote of Unitholders in accordance with the requirements of Articles XIII and XIV of the Partnership Agreement.

Section 5.5  Equity Awards.  The Holdings LTIP and each award of Restricted Units (except as expressly provided otherwise in Section 2.1(a) with respect to awards held by nonemployee members of the Board of Directors), Phantom Units (as defined in the Holdings LTIP) and Options (as defined in the Holdings LTIP) outstanding under the Holdings LTIP immediately prior to the Effective Time will remain outstanding in accordance with its terms as a plan or equity compensation award, as applicable, of the Surviving Entity and shall be unaffected by the transactions contemplated by this Agreement. Prior to the Effective Time, Holdings shall take any action necessary pursuant to the Holdings LTIP to achieve this result.

Section 5.6  Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use their commercially reasonable efforts (subject to, and in accordance with, applicable Law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby. In addition, Parent shall use its reasonable best efforts to obtain the Funding in accordance with the Funding Commitments.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Holdings Parties and the Parent Parties shall (i) if required, as promptly as practicable after the date hereof, make their respective filings and thereafter make any other required submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. § 18a, as amended (the “HSR Act”), (ii) use commercially reasonable efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use commercially reasonable efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state or foreign antitrust enforcement authorities or competition authorities, other Governmental Entities in connection with the HSR Act, or other state or federal regulatory authorities of any other nation or other jurisdiction or any other person may assert under Regulatory Law (as defined herein) with respect to the Merger and the other transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), and (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, use commercially reasonable efforts to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including to the extent permitted by Law promptly furnishing the other with copies of notices or other communications received by the Holdings Parties or any of their Subsidiaries or the Parent Parties, as the case may be, from any third party and/or any Governmental Entity with respect thereto.

(c) Subject to the rights of the Parent Parties in Section 5.11, and in furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement, each of the Holdings Parties or the Parent Parties shall cooperate in all respects with each other and shall use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transactions contemplated hereby. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b)(i) or (ii) so long as such party has, prior to such termination, complied with its obligations under this Section 5.6.

(d) The Parent Parties and the Holdings Parties may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.6 as “Regulatory Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside regulatory counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials (the Parent Parties or the Holdings Parties as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 5.6, materials provided to the other party or its outside counsel may be redacted to remove references concerning the valuation of the Common Units or the business of the Holdings Group Entities. For purposes of this Agreement, “Regulatory Law” means any and all state, federal and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing any of the material operations or assets of Holdings and its Subsidiaries or (iii) any Law with the purpose of protecting the national security or the national economy of any nation.

Section 5.7  Takeover Statute.  Subject to Section 5.3(d), if any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the Merger or the other transactions contemplated by this Agreement, the Support Agreement or the Rollover Commitments, each of the Holdings Parties or the Parent Parties shall grant such approvals and take such actions as are reasonably necessary so that the Merger, the Support Agreement, the Rollover Commitments and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger, the Support Agreement, the Rollover Commitments and the other transactions contemplated hereby and thereby.

Section 5.8  Public Announcements.  Subject to Section 5.3(d), the Holdings Parties and the Parent Parties will consult with and provide each other the opportunity to review and comment (which shall be considered reasonably and in good faith by the other parties) upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation and opportunity to review and comment except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange; provided, however, that any public statement or disclosure that is consistent with a public statement or disclosure previously approved by the other party shall not require the prior approval of such other party. The Holdings Parties and the Parent Parties agree to issue a joint press release announcing the execution and delivery of this Agreement.

Section 5.9  Indemnification and Insurance.

(a) The partnership agreement of the Surviving Entity shall, with respect to indemnification of directors and officers, not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the Persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Partnership Agreement in respect of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement).

(b) For a period of six years after the Effective Time, Parent and Holdings GP shall, and Parent and Holdings GP shall cause the Surviving Entity (and its successors or assigns) to, maintain officers’ and directors’ liability insurance covering each person who is immediately prior to the Effective Time, or has been at any time prior to the Effective Time, an officer or director of any of the Holdings Group Entities and each person who immediately prior to the Effective Time is serving or prior to the Effective Time has served at the request of any of the Holdings Group Entities as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other Employee Benefit Plan of the Holdings Group Entities (collectively, the “Holdings D&O Indemnified Parties”) who are or at any time prior to the Effective Time were covered by the existing officers’ and directors’ liability insurance applicable to the Holdings Group Entities (“D&O Insurance”) on terms substantially no less advantageous to the Holdings D&O Indemnified Parties than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time).

(c) Holdings shall cause (and Parent, following the Closing, shall continue to cause) coverage to be extended under the D&O Insurance by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 5.9; provided that in no event shall Parent be required to spend more than 250% (the “Cap Amount”) of the last annual premium paid by the Holdings Group Entities prior to the date hereof (the amount of such premium being set forth in Section 5.9(c) of the Holdings Disclosure Schedule) per policy year of coverage under such “tail” policy; provided, further, that if the cost per policy year of such insurance exceeds the Cap Amount, Parent shall purchase as much coverage per policy year as reasonably obtainable for the Cap Amount.

(d) The rights of each Holdings D&O Indemnified Party hereunder shall be in addition to any other rights such Holdings D&O Indemnified Party may have under the governing documents of any Holdings Group Entity under applicable Delaware Law or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit each of the Holdings D&O Indemnified Parties.

(e) In the event Parent, Holdings GP or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, Parent or Holdings GP, as the case may be, shall cause proper provision to be made so that its successors or assigns shall assume the obligations set forth in this Section 5.9.

Section 5.10  Unitholder Litigation.  The Holdings Parties shall give Parent the opportunity to participate in the defense or settlement of any Unitholder litigation against any of the Holdings Group Entities and/or their respective directors relating to the Merger or any other transactions contemplated hereby and no such settlement shall in any event be agreed to without Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed).

Section 5.11  Notification of Certain Matters.  The Holdings Parties shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Holdings Parties, of (i) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to Holdings, the Surviving Entity or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would, individually or in the aggregate, cause or result in a Holdings Material Adverse Effect or a Parent Material Adverse Effect, respectively; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice. The Holdings Parties shall reasonably cooperate with the Parent Parties in efforts to mitigate any adverse consequences to the Parent Parties which may arise from any criminal or regulatory investigation or action involving any of the Holdings Group Entities (including by coordinating and providing assistance in meeting with regulators).

Section 5.12  Rule 16b-3.  Prior to the Effective Time, Holdings shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Partnership equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of Holdings to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

ARTICLE VI

Conditions to the Merger

Section 6.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties) at or prior to the Effective Time of each of the following conditions:

(a) the Unitholder Approval of this Agreement and the Merger shall have been obtained;

(b) no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enacted or promulgated by any Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Merger shall be in effect; and

(c) any waiting period under the HSR Act applicable to the consummation of the Merger shall have expired or been earlier terminated.

Section 6.2  Conditions to Obligation of the Holdings Parties to Effect the Merger.  The obligations of the Holdings Parties to effect the Merger are further subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any one or more of which may be waived in whole or in part by the Holdings Parties:

(a) (i) the representations and warranties of the Parent Parties contained in Section 4.1(a) (Qualification; Organization) and Section 4.2 (Authority; No Violation; Consents and Approvals) shall be true and correct in all respects, in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Parent Parties set forth in this Agreement (other than those referenced in clause (i) of this paragraph) shall be true and correct in all respects (disregarding any materiality or Parent Material Adverse Effect qualifiers therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i) or (ii), as applicable) only as of such date or period;

(b) the Parent Parties shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them that are qualified by materiality or Parent Material Adverse Effect and shall have in all material respects performed all other obligations and complied with all other covenants required by this Agreement to be performed or complied with by them; and

(c) Parent shall have delivered to the Holdings Parties a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

Section 6.3  Conditions to Obligation of the Parent Parties to Effect the Merger.  The obligations of the Parent Parties to effect the Merger are further subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any one or more of which may be waived in whole or in part by the Parent Parties:

(a) (i) the representations and warranties of the Holdings Parties contained in Section 3.1(b) (Qualification, Organization, Subsidiaries, Etc.), Section 3.2 (Capitalization), Section 3.3 (Authority; No Violation; Consents and Approvals), Section 3.8(b) (Absence of Certain Changes or Events) and Section 3.15 (Required Approvals) shall be true and correct in all respects, except, in the case of Section 3.2, for such inaccuracies as are de minimis in the aggregate, in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Holdings Parties set forth in this Agreement (other than those referenced in clause (i) of this paragraph) shall be true and correct in all respects (disregarding any materiality or Holdings Material Adverse Effect qualifiers therein) as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where any failures of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a Holdings Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) of this paragraph, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i) or (ii), as applicable) only as of such date or period; provided, further, that the representations and warranties referenced in clauses (i) and (ii) shall not be deemed to be inaccurate to the extent that Parent had knowledge at the Execution Date of such inaccuracy;

(b) the Holdings Parties shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them that are qualified by materiality or Holdings Material Adverse Effect and shall have in all material respects performed all other obligations and complied with all other covenants required by this Agreement to be performed or complied with by them;

(c) since the date of this Agreement there shall not have been any Holdings Material Adverse Effect;

(d) the Hiland Merger shall be effectuated concurrently with the Merger; provided that the Parent Parties may not waive this condition unless the Hiland Agreement and the Hiland Merger shall have been submitted to a vote of Unitholders and the outcome of such vote shall not have constituted a Unitholder Approval; provided, further, that for purposes of this clause 6.3(d), the terms “Unitholders” and “Unitholder Approval” shall have the meanings assigned to them in the Hiland Agreement; and

(e) the Holdings Parties shall have delivered to the Parent Parties a certificate, dated the Effective Time and signed by an executive officer of Holdings, certifying to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.

Section 6.4  Frustration of Conditions.  No party may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement or failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 5.6.

ARTICLE VII

Termination

Section 7.1  Termination or Abandonment.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the Unitholders of Holdings:

(a) by the mutual written consent of the Holdings Parties and the Parent Parties;

(b) by either the Holdings Parties or the Parent Parties, if:

(i) the Effective Time shall not have occurred on or before November 1, 2009 (the “End Date”) and the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before the End Date;

(ii) an injunction, other legal restraint or order of any Governmental Entity shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have complied in all material respects with its obligations in Section 5.6; or

(iii) the Partnership Meeting shall have concluded and, upon a vote taken at such meeting, the Unitholder Approval of this Agreement or the Merger shall not have been obtained; provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available (A) to the Holdings Parties if any Holdings Party materially breached any obligations under Section 5.3 or 5.4 or (B) to the Parent Parties if Mr. Hamm, Continental Gas or the Trusts materially breached any of their obligations under Article II of the Support Agreement;

(c) by the Holdings Parties, if any Parent Party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform: (A) would constitute the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (B)(I) is not capable of being satisfied or cured by the End Date or (II) if capable of being satisfied or cured, is not satisfied or cured by thirty (30) days following receipt by Parent of written notice stating the Holdings Parties’ intention to terminate this Agreement pursuant to this Section 7.1(c) and the basis for such termination; provided that the right to terminate this Agreement pursuant to this paragraph shall not be available to the Holdings Parties if, at such time, a condition set forth in Section 6.3(a), 6.3(b) or 6.3(c) is not capable of being satisfied; or

(d) by the Parent Parties, if:

(i) any Holdings Party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform: (A) would constitute the failure of a condition set forth in Section 6.3(a), 6.3(b) or 6.3(c) and (B)(I) is not capable of being satisfied or cured by the End Date or (II) if capable of being satisfied or cured, is not satisfied or cured by thirty (30) days following receipt by the Holdings Parties of written notice stating the Parent Parties’ intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided that the right to terminate this Agreement pursuant to this paragraph shall not be available to the Parent Parties if, at such time, a condition set forth in Section 6.2(a) or 6.2(b) is not capable of being satisfied;

(ii) a Change in Board Recommendation or a failure to make the Recommendation occurs or the Board of Directors or any committee thereof approves, endorses or recommends, or resolves to or publicly proposes to approve, endorse or recommend, any Alternative Proposal, including in any disclosure made pursuant to Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act; or

(iii) the condition set forth in Section 6.3(d) is not capable of being satisfied by the End Date.

In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the provisions of Section 7.2 and Article VIII), and there shall be no liability on the part of the Holdings Parties or the Parent Parties to the other except as provided in Section 7.2 and Article VIII and except that no such termination shall relieve any party from liability arising out of any willful breach of any of the representations, warranties or covenants in this Agreement (subject to any express limitations set forth in this Agreement), in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Section 7.2  Reimbursement of Certain Expenses.

(a) In the event that:

(i) (A) an Alternative Proposal shall have been made known to the Holdings Parties or shall have been made directly to the Unitholders generally or any person shall have publicly announced an intention (whether or not conditional or withdrawn) to make an Alternative Proposal and thereafter, (B) this Agreement is terminated by the Holdings Parties or the Parent Parties (as applicable) pursuant to Section 7.1(b)(i), 7.1(b)(iii) or 7.1(d)(i), and (C) a Holdings Party enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Alternative Proposal within twelve (12) months of the date this Agreement is terminated; or

(ii) this Agreement is terminated by the Parent Parties pursuant to Section 7.1(d)(ii);

then in any such event under clause (i) or (ii) of this Section 7.2(a), Holdings shall pay to Parent all of the Expenses of the Parent Parties, provided that in no event shall Holdings be required to pay for Expenses in any amount in excess of $800,000; provided further, that no expense for which a Parent Party has received reimbursement pursuant to the Hiland Agreement shall be paid hereunder. As used herein, “Expenses” shall mean all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers of Parent and its Affiliates (other than the Holdings Group Entities)) incurred by Parent and its Affiliates (other than the Holdings Group Entities) or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Funding and all other matters related to the Merger.

(b) Any payment required to be made pursuant to Section 7.2(a) shall be made to Parent not later than two (2) Business Days after delivery to Holdings of an itemization setting forth in reasonable detail all Expenses of the Parent Parties for which payment pursuant to Section 7.2(a) is sought (which itemization may be supplemented and updated from time to time by Parent until the sixtieth (60th) day after delivery of such notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

(c) Holdings acknowledges that the Expense reimbursement and the other provisions of this Section 7.2 are an integral part of the Merger and that, without these agreements, Parent would not enter into this Agreement.

ARTICLE VIII

Miscellaneous

Section 8.1  No Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

Section 8.2  Hiland Merger.  Parent hereby covenants and agrees that it shall not close the Hiland Merger unless the Merger has closed prior to or is closing concurrently with the Hiland Merger; provided, however, that such restriction shall not apply if this Agreement and the Merger shall have been submitted to a vote of Unitholders and the outcome of such vote shall not have constituted a Unitholder Approval.

Section 8.3  Expenses.  Except as set forth in Section 7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 8.4  Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.5  Governing Law.  This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 8.6  Specific Performance; Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article VII the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery (or a proper Delaware state court if the Court of Chancery does not have subject matter jurisdiction) or the federal courts sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In connection with any request for specific performance or equitable relief by any party hereto, each of the other parties waive any requirement for the security or posting of any bond in connection with such remedy. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery (or a proper Delaware state court if the Court of Chancery does not have subject matter jurisdiction) or the federal courts sitting in the State of Delaware. Each of the parties hereto consents to the service of process or other papers in connection with such action or proceeding in the manner provided in Section 8.8 or in such other manner as permitted by Law. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.6, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.7  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.8  Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Merger Sub:

HH GP Holding, LLC
302 North Independence
Enid, OK 73701
Facsimile: (580) 242-4703
Attention: Harold Hamm

with copies to:

Baker Botts L.L.P.
910 Louisiana
Houston, TX 77002
Facsimile: (713) 229-1522

Attention:	Joshua Davidson
Paul Perea

To Holdings GP or Holdings:

Hiland Holdings GP, LP
205 West Maple
Suite 1100
Enid, OK 73701
Facsimile: (580) 616-2080
Attention: Joseph L. Griffin

with copies to:

Fulbright & Jaworski L.L.P.
2200 Ross Avenue
Suite 2800
Dallas, TX 75201
Facsimile: (214) 855-8000

Attention:	Kenneth L. Stewart
Bryn A. Sappington

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 8.8; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.9  Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that, without written consent of any party hereto, (i) Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, (ii) Parent may assign any right to receive a payment by Holdings of Expenses to any Affiliate of Parent, and (iii) Merger Sub and/or Parent may assign its rights hereunder as collateral security to any lender to Merger Sub and/or Parent or an Affiliate of Merger Sub and/or Parent, as the case may be, but, in each case, no such assignment shall relieve Merger Sub and/or Parent, as applicable, of its obligations hereunder. Subject to the preceding sentence, this

Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.10  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable such term or provision as to any other jurisdiction or any of the remaining terms and provisions of this Agreement in that or any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.11  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except as set forth in Section 5.9 and except for the rights of Unitholders whose Common Units converted into the right to receive the Merger Consideration pursuant to Section 2.1 to receive such Merger Consideration after the Effective Time, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.12  Amendments; Waivers.  At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holdings Parties and the Parent Parties, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Unitholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NASDAQ Global Select Market require further approval of the Unitholders of Holdings, the effectiveness of such amendment or waiver shall be subject to the approval of the Unitholders of Holdings. Notwithstanding the foregoing, no failure or delay by the Holdings Parties or the Parent Parties in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.13  Headings; Interpretation.

(a) Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Each party to this Agreement has or may have set forth information in its respective disclosure schedule in a section of such disclosure corresponding to the applicable sections of this Agreement to which such disclosure applies. The fact that any item of information is disclosed in a disclosure schedule to this Agreement shall not constitute an admission by such party that such item is material, that such item has had or would have a Holdings Material Adverse Effect or Parent Material Adverse Effect, as applicable, or that the disclosure of such be construed to mean that such information is required to be disclosed by this Agreement. For the avoidance of doubt, no provision of this Agreement, including Sections 5.1, 5.4 or 5.6, shall require the Holdings Parties to cause the board of directors of Hiland GP (or any committee thereof) to recommend approval of the Hiland Merger or the Hiland Agreement following a Hiland Change in Board Recommendation or to prevent the board of directors of Hiland GP (or any committee thereof) from terminating the Hiland Agreement in accordance with its terms.

Section 8.14  No Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 8.15  Certain Definitions.  For purposes of this Agreement, the following terms will have the following meanings when used herein:

(a) “Affiliates” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b) “Budget” means the annual budget of each of Holdings and Hiland for fiscal year 2009 and included in Section 8.15(b) of the Holdings Disclosure Schedule.

(c) “Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.

(d) “Common Unit” has the meaning set forth in the Partnership Agreement.

(e) “Confidentiality Agreement” means the form of confidentiality agreement in Exhibit A to this Agreement.

(f) “Conflicts Committee” means a committee of the Board of Directors composed entirely of two or more directors who are not (a) security holders, officers or employees of Holdings GP, (b) officers, directors or employees of any Affiliate of Holdings GP or (c) holders of any ownership interest in the Holdings Group Entities other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the SEC thereunder and by the national securities exchange on which the Common Units are listed.

(g) “Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

(h) “Employee Benefit Plan” means all compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), whether written or oral, including but not limited to, those that provide cash or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by the Holdings Group Entities, or that the Holdings Group Entities have any obligation to sponsor, maintain or contribute to, for the benefit of current or former employees, directors, independent contractors or consultants of the Holdings Group Entities and all employee, consultant and independent contractor agreements providing compensation, vacation, severance or other benefits to any current or former officer, employee, independent contractor or consultant of the Holdings Group Entities, including Employment Agreements.

(i) “Employment Agreement” means all agreements to which a Holdings Group Entity is a party that relate to the employment or engagement, or arise from the past employment or engagement, of any natural person by a Holdings Group Entity, whether as an employee, nonemployee officer or director, consultant or other independent contractor, sales representative or distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement.

(j) “Encumbrances” means pledges, restrictions on transfer, proxies and voting or other agreements, liens, claims, charges, mortgages, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever.

(k) “General Partner Interest” has the meaning set forth in the Partnership Agreement.

(l) “Governmental Entity” means any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, in each case, which has jurisdiction or authority with respect to the applicable party.

(m) “Hamm Parties” means Harold Hamm, Continental Gas Holdings, Inc. and Bert Mackie, as trustee of the Harold Hamm DST Trust and the Harold Hamm HJ Trust.

(n) “Hiland Change in Board Recommendation” means a Change in Board Recommendation as defined in the Hiland Agreement.

(o) “Hiland Operating Credit Agreement” means the Credit Agreement, dated as of February 15, 2005, among Hiland Operating, LLC, the lenders party thereto and MidFirst Bank, as administrative agent, together with any related guarantees, in each case as amended, restated, supplemented or otherwise modified from time to time.

(p) “Holdings Credit Agreement” means the Credit Agreement, dated as of September 26, 2006, among Holdings, the lenders party thereto and MidFirst Bank, as administrative agent, together with any related guarantees, in each case as amended, restated, supplemented or otherwise modified from time to time.

(q) “Holdings Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has had or would be reasonably likely to have a material adverse effect on the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of the Holdings Parties, taken as a whole, or on the ability of the Holdings Parties to perform their obligations hereunder or to consummate the Merger, but shall not include: (a) facts, circumstances, events, changes, effects or occurrences (i) generally affecting the midstream oil and gas or gathering and processing industries (including commodity prices), (ii) generally affecting the economy or the financial or securities markets in the United States or globally (including interest rates), (iii) generally affecting regulatory or political conditions in the United States or globally, (iv) caused by compliance with the terms of this Agreement (including omissions required by this Agreement), (v) caused by the announcement or pendency of the Merger (including litigation brought by any Unitholders of Holdings (on their own behalf or on behalf of Holdings) or loss of or adverse changes in relationships with employees, customers or suppliers of Holdings) or (vi) caused by any action taken or omitted to be taken by an officer of a Holdings Party at the direction of any of the Parent Parties or Mr. Hamm (other than (A) in his capacity as part of, (B) in accordance with authority delegated to him by, or (C) as otherwise authorized by, the Board of Directors or any committee thereof); (b) changes in applicable Laws or GAAP after the date hereof; (c) a decrease in the market price of the Common Units; (d) any failure by the Holdings Parties to meet any internal or publicly disclosed projections, forecasts or estimates of revenue or earnings; (e) a

Ratio Default; (f) any decrease in distributions in respect of the Common Units; or (g) any decrease in distributions in respect of the Common or Subordinated Units of Hiland occurring prior to the Execution Date; except, in the case of clauses (a)(i), (a)(ii) or (a)(iii) of this definition, for any fact, circumstance, event, change, effect or occurrence that affects the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of the Holdings Parties, taken as a whole, in a disproportionately adverse manner, compared to other participants in the midstream oil and gas or gathering and processing industries, and except that clauses (c), (d), (e), (f) and (g) of this definition shall not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such decrease, failure or default has resulted in, or contributed to, a Holdings Material Adverse Effect.

(r) “Knowledge” or “knowledge” means (i) with respect to Parent, the knowledge of the individuals listed on Section 8.15(r)(i) of the Parent Disclosure Schedule and (ii) with respect to the Holdings Parties, the knowledge of the individuals listed on Section 8.15(r)(ii) of the Holdings Disclosure Schedule.

(s) “Law” or “Laws” means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the NASDAQ Global Select Market).

(t) “Limited Partner” has the meaning set forth in the Partnership Agreement.

(u) “Orders” or “orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

(v) “organizational or governing documents” means, for a corporation, the certificate of incorporation (or similarly-titled document of equivalent effect) and bylaws; for a partnership, the certificate of limited partnership (or similarly-titled document of equivalent effect) and partnership agreement; for a limited liability company, the certificate of formation (or similarly-titled document of equivalent effect) and limited liability company agreement; and for other business entities, certificates and documents of equivalent effect.

(w) “Outstanding” has the meaning set forth in the Partnership Agreement.

(x) “Parent Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, prevents or materially delays or materially impairs or would be reasonably likely to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby.

(y) “Partially Owned Entity” means, with respect to a specified person, any other person that is not a Subsidiary of such specified person but in which such specified person, directly or indirectly, owns less than 100% of the equity interests thereof (whether voting or non-voting and including beneficial interests).

(z) “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Holdings, dated as of September 25, 2006, as amended from time to time.

(aa) “Partnership Interest” has the meaning set forth in the Partnership Agreement.

(bb) “Permitted Encumbrances” means (i) carriers’, warehousemens’, mechanics’, materialmen’s, repairmen’s or other like liens imposed by law arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceeding, (ii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, (iii) liens, security interests, charges or other encumbrances imposed by law for Taxes not yet due or which are being contested in good faith by appropriate proceedings (provided that adequate reserves with respect thereto are maintained on the books of such person or its subsidiaries, as the case may be, in conformity with GAAP), (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the business by the relevant person and its subsidiaries, (vi) liens, title defects, preferential rights or other encumbrances created pursuant to construction, operating and maintenance agreements, space lease agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by the relevant person and its subsidiaries, (vii) liens on the assets of Hiland Operating, LLC and its Subsidiaries securing the obligations of Hiland Operating, LLC under the Hiland Operating Credit Agreement, (viii) liens on the assets of Holdings and its Subsidiaries securing the obligations of Holdings under the Holdings Credit Agreement and (ix) Encumbrances set forth in the organizational or governing documents of any of the Holdings Group Entities.

(cc) “person” or “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

(dd) “Ratio Default” means the failure, if any, of Hiland Operating, LLC to be in compliance with (i) the Interest Coverage Ratio required by Section 6.17 of the Hiland Operating Credit Agreement or (ii) the Leverage Ratio required by Section 6.18 of the Hiland Operating Credit Agreement. For purposes of this definition, “Interest Coverage Ratio” and “Leverage Ratio” have the meanings assigned to them in the Hiland Operating Credit Agreement.

(ee) “Release” means any depositing, spilling, leaking, pumping, pouring, placing, burying, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing.

(ff) “Rollover Commitment” means the acknowledgement or commitment made by a Person listed on Section 8.15(ff) of the Parent Disclosure Schedule in a commitment letter or other support agreement executed as of the date hereof in connection herewith.

(gg) “Subsidiaries” of any person means any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are directly or indirectly owned by such person, or (ii) such person or any Subsidiary of such person is a general partner.

(hh) “Tax” or “Taxes” means any taxes, assessments, fees and other governmental charges imposed by any Governmental Entity, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, goods and services, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(ii) “Tax Return” means any return, declaration, report, election, designation, notice, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(jj) “Trusts” means the Harold Hamm DST Trust and the Harold Hamm HJ Trust. Bert Harold Mackie is the trustee of each Trust.

(kk) “Unit” means any class or series of equity interest in Holdings (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in Holdings) designated as a “Unit,” which shall include Common Units.

(ll) “Unitholder” means the holder of a Unit.

(mm) “Unitholder Approval” means (i) approval of at least a majority of the Outstanding Common Units voting together as a class and (ii) approval of at least a majority of the Outstanding Common Units (excluding Common Units owned by Mr. Hamm, his Affiliates (including Continental Gas) and the Trusts) voting as a class.

(nn) Each of the following terms is defined in the Section set forth opposite such term:

Agreement	Preamble
Alternative Proposal	Section 5.3(g)
Board of Directors	Recitals
Book-Entry Common Units	Section 2.2(a)
Cap Amount	Section 5.9(c)
Certificate of Merger	Section 1.3
Certificates	Section 2.2(a)
Change in Board Recommendation	Section 5.3(d)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.2(b)(iii)
Continental Gas	Recitals
D&O Insurance	Section 5.9(b)
DLLCA	Section 1.1
DRULPA	Section 1.1
Effective Time	Section 1.3
Employees	Section 3.12
End Date	Section 7.1(b)(i)
ERISA	Section 3.7(a)
ERISA Affiliate	Section 3.7(a)
Exchange Act	Section 3.4(a)
Exchange Fund	Section 2.2(a)
Execution Date	Section 3.2(b)
Expenses	Section 7.2(a)
Funding	Section 4.4
Funding Commitments	Section 4.4
GAAP	Section 3.4(c)
Hiland	Recitals
Hiland Agreement	Recitals
Hiland GP	Recitals
Hiland Merger	Recitals
Hiland Parties	Recitals
HLND Merger Sub	Recitals
Holdings	Preamble
Holdings GP	Preamble
Holdings D&O Indemnified Parties	Section 5.9(b)
Holdings Disclosure Schedule	Article III
Holdings Financial Statements	Section 3.4(c)
Holdings GP LLC Agreement	Section 3.3(a)

Holdings Group Entities	Section 3.1(a)
Holdings LTIP	Section 2.1(b)(vi)
Holdings Parties	Preamble
Holdings SEC Documents	Section 3.4(a)
HSR Act	Section 5.6(b)
Letter of Transmittal	Section 2.2(b)(i)
Material Contracts	Section 3.16(a)
Merger	Recitals
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Merger Sub LLC Interests	Section 1.6
Merger Sub LLC Units	Section 1.6
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Parties	Preamble
Partnership Meeting	Section 5.4(b)
Paying Agent	Section 2.2(a)
Proxy Statement	Section 3.10
Recommendation	Section 3.15
Regulatory Law	Section 5.6(d)
Representatives	Section 5.3(a)
Rollover Interests	Section 2.1(b)
Rollover Parties	Section 2.1(b)
Schedule 13E-3	Section 3.10
SEC	Section 3.4(a)
Securities Act	Section 3.2(f)
Superior Proposal	Section 5.3(h)
Support Agreement	Recitals
Surviving Entity	Section 1.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

HH GP HOLDING, LLC

By:	/s/ Harold Hamm
Harold Hamm
President

HPGP MERGERCO, LLC

By:	/s/ Harold Hamm
Harold Hamm
President

HILAND PARTNERS GP HOLDINGS, LLC

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC, its General Partner

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

Signature Page to Agreement and Plan of Merger

Annex E

SUPPORT AGREEMENT
(HPGP Units)

This SUPPORT AGREEMENT, dated as of June 1, 2009 (this “Agreement”), is entered into among Harold Hamm, an individual residing in Oklahoma, Continental Gas Holdings, Inc., a Delaware corporation (“Continental Gas”), Bert Mackie, as trustee of the Harold Hamm DST Trust and the Harold Hamm HJ Trust (each a “Trust” and together the “Trusts”), Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”), and Hiland Holdings GP, LP, a Delaware limited partnership (“Holdings” and, together with Holdings GP, the “Holdings Parties”).

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, HH GP Holding, LLC, an Oklahoma limited liability company (“Parent”), HPGP MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), and the Holdings Parties have entered into an Agreement and Plan of Merger, as it may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into Holdings, upon the terms and subject to the conditions set forth therein;

WHEREAS, Mr. Hamm and Continental Gas are the record and Beneficial Owners of, and have the right to vote and dispose of, that number of Units set forth next to their respective names on Schedule A hereto;

WHEREAS, the Trusts are the record owners of that number of Units set forth next to their respective names on Schedule A, and Mr. Mackie in his capacity as trustee of the Trusts is the Beneficial Owner of, and has the right to vote and dispose of, such Units; and

WHEREAS, as an inducement to the Holdings Parties entering into the Merger Agreement and incurring the obligations therein, the Holdings Parties have required that Mr. Hamm, Continental Gas and Mr. Mackie (collectively, the “Hamm Parties”) enter into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Certain Definitions

Section 1.1  Defined Terms.  Terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

Section 1.2  Other Definitions.  For the purposes of this Agreement:

(a) ‘‘Affiliates” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, none of the Hamm Parties, on the one hand, and the Holdings Parties, the Hiland Parties and their respective Subsidiaries, on the other hand, shall be considered Affiliates for purposes of this Agreement.

(b) ‘‘Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

(c) ‘‘Conflicts Committee” means the conflicts committee of the board of directors of Holdings GP.

(d) ‘‘Expiration Time” has the meaning set forth in Section 2.1.

(e) ‘‘Owned Units” has the meaning set forth in Section 2.1.

(f) ‘‘Units” has the meaning ascribed thereto in the Merger Agreement, and will also include for purposes of this Agreement all Partnership Interests into which Units may be split, combined, merged, consolidated, reorganized, reclassified, recapitalized or otherwise converted and any rights and benefits arising therefrom, including any dividends or distributions of Partnership Interests or other equity securities which may be declared in respect of the Units and entitled to vote in respect of the matters contemplated by Article II.

ARTICLE II

Agreement to Vote

Section 2.1  Agreement to Vote.  Subject to the terms and conditions hereof, each of the Hamm Parties irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; and (iii) the written agreement of the parties (with respect to Holdings GP, acting through the Conflicts Committee) to terminate this Agreement (such earliest occurrence being the “Expiration Time”), at any meeting (including each adjourned or postponed meeting) of Holdings’ Unitholders, however called, or in any other circumstances (including any sought action by written consent) upon which a vote or other consent or approval is sought (any such meeting or other circumstance, a “Unitholders’ Meeting”), such Hamm Party will (A) appear at such Unitholders’ Meeting or otherwise cause the Units Beneficially Owned by such Hamm Party as of the relevant time (“Owned Units”) to be counted as present thereat for purposes of calculating a quorum and respond to any other request by the Holdings Parties for written consent, if any, and, (B) vote, or cause to be voted, all of its Owned Units (1) in favor of the adoption and approval of the Merger Agreement (whether or not recommended by Holdings GP’s Board of Directors or any committee thereof) and the transactions contemplated thereby, including the Merger, (2) in favor of the approval of any other matter to be approved by the Unitholders of Holdings (including, without limitation, the adjournment of a Unitholders’ Meeting) to facilitate the transactions contemplated by the Merger Agreement, including the Merger, (3) against any Alternative Proposal or any transaction contemplated by such Alternative Proposal, (4) against any proposal made in opposition to, or in competition or inconsistent with, the Merger Agreement or the Merger, including the adoption thereof or the consummation thereof, (5) against any extraordinary dividend, distribution or recapitalization by Holdings or change in the capital structure of Holdings (other than pursuant to or as explicitly permitted by the Merger Agreement), and (6) against any action or agreement that would reasonably be expected to (a) result in a breach of any representation, warranty or covenant of the Holdings Parties under the Merger Agreement or (b) interfere with, delay or attempt to discourage the Merger or the transactions contemplated by the Merger Agreement.

Section 2.2  Restrictions on Unit Acquisitions.  Until the Expiration Time, each of the Hamm Parties agrees not to, and to cause their respective Affiliates not to, (i) purchase any Common Units or any other security of Holdings that is convertible into Common Units in the open market or in privately negotiated transactions with third parties; (ii) form, join or in any way participate in a “group” (within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) in connection with any of the foregoing; or (iii) commence a tender or exchange offer for Common Units at a price below $2.40 per Common Unit; provided that nothing herein shall restrict or be deemed to restrict any actions by any of the Hamm Parties (whether as part of a group or otherwise) that are consistent with or in furtherance of the transactions contemplated by the Merger Agreement, including changes to the membership of any such “group” in which Mr. Hamm participates or the receipt by any of them of Common Units in accordance with benefit plans in place prior to the date hereof. For the avoidance of doubt, nothing contained in this Section 2.2 shall be deemed to restrict in any manner the purchase by any Hamm Party of Common Units or any other security of Holdings that is convertible into Common Units in a privately negotiated transaction with Holdings, which transaction would be subject to the applicable provisions of the Partnership Agreement and DRULPA.

Section 2.3  Proxy.  The Hamm Parties hereby revoke any and all previous proxies granted with respect to the Owned Units. By entering into this Agreement, the Hamm Parties hereby grant a proxy appointing the proxyholders named in Holdings’ proxy card, with full power of substitution (the “Proxyholders”), as the Hamm Parties’ attorney-in-fact and proxy, for and in the Hamm Parties’ names, to be counted as present and to vote or otherwise to act on behalf of each Hamm Party with respect to the Owned Units solely with respect to the matters set forth in, and in accordance with Section 2.1. The proxy granted by the Hamm Parties pursuant to this Section 2.3 is, subject to the penultimate sentence of this Section 2.3, irrevocable and is coupled with an interest and is granted in order to secure the Hamm Parties’ performance under this Agreement and also in consideration of Holdings and Holdings GP entering into this Agreement and the Merger Agreement. The proxy granted by the Hamm Parties shall be automatically revoked upon termination of this Agreement in accordance with its terms. The Hamm Parties agree, from the date hereof until the Expiration Time, not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 2.3.

ARTICLE III

Representations and Warranties

Section 3.1  Representations and Warranties of Hamm Parties.  The Hamm Parties severally represent and warrant to the Holdings Parties as of the date of this Agreement and at all times during the term of this Agreement, as follows:

(a) Such Hamm Party has all requisite corporate, limited liability or other requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Hamm Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate, limited liability company or other requisite action on the part of such Hamm Party. This Agreement has been duly executed and delivered by such Hamm Party and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of such Hamm Party, enforceable against such Hamm Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(b) Except for matters expressly contemplated by this Agreement, neither the execution and delivery by such Hamm Party of this Agreement, nor the consummation by such Hamm Party of the transactions contemplated hereby and the performance by such Hamm Party of this Agreement will (i) violate or conflict with any provision of the organizational or governing documents of such Hamm Party, if any; (ii) other than pursuant to Sections 13(d) and 16 of the Exchange Act, require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity or any other person; (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement or instrument to which such Hamm Party is a party or by or to which any of their properties are bound; (iv) result in the creation of an Encumbrance upon any of the assets of such Hamm Party; or (v) violate or conflict with any Law applicable to such Hamm Party.

(c) Such Hamm Party is the record and Beneficial Owner of the number of Common Units of Holdings constituting Owned Units as of the date hereof as set forth next to its respective name on Schedule A of this Agreement. Such Hamm Party owns its respective Owned Units free and clear of any Encumbrances, except pursuant to the organizational or governing documents of such Hamm Party, if any, or the Holdings Parties and has the full legal right, power and authority to vote all of the Owned Units without the consent or approval of, or any other action on the part of any other Person, and has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement with respect to, the Owned Units, in each case, except as provided in this Agreement.

(d) The Owned Units set forth next to such Hamm Party’s name on Schedule A hereto constitute all of the Partnership Interests of Holdings that are Beneficially Owned by such Hamm Party as of the date hereof, and, except for such Owned Units and except pursuant to the organizational or governing documents of such Hamm Party, if any, or the Holdings Parties such Hamm Party does not Beneficially Own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Units.

(e) Except for the representations and warranties contained in this Section 3.1 and except as otherwise expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby (including, without limitation, the Merger Agreement), none of the Hamm Parties nor any other Person on behalf of the Hamm Parties makes any other representation or warranty of any kind or nature, express or implied, in connection with this Agreement or the transactions contemplated by this Agreement.

Section 3.2  Representations and Warranties of the Holdings Parties.  The Holdings Parties, jointly and severally, represent and warrant to each of the Hamm Parties as of the date of this Agreement and at all times during the term of this Agreement, as follows:

(a) Each of the Holdings Parties has all requisite limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Holdings Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of such Holdings Party. This Agreement has been duly executed and delivered by each Holdings Party and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of such Holdings Party, enforceable against such Holdings Party in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(b) Except for matters expressly contemplated by this Agreement, neither the execution and delivery by the Holdings Parties of this Agreement, nor the consummation by the Holdings Parties of the transactions contemplated hereby and the performance by the Holdings Parties of this Agreement will (i) violate or conflict with any provision of the organizational or governing documents of the Holdings Parties; (ii) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity or any other person; (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any agreement or instrument to which any of the Holdings Parties is a party or by or to which any of their properties are bound; (iv) result in the creation of an Encumbrance upon any of the assets of any of the Holdings Parties; or (v) violate or conflict with any Law applicable to the Holdings Parties.

(c) Except for the representations and warranties contained in this Section 3.2 and except as otherwise expressly set forth in this Agreement or in the agreements or certificates entered into in connection herewith or contemplated hereby (including, without limitation, the Merger Agreement), none of the Holdings Parties nor any other Person on behalf of the Holdings Parties makes any other representation or warranty of any kind or nature, express or implied, in connection with this Agreement or the transactions contemplated by this Agreement.

ARTICLE IV

Additional Covenants of Hamm Parties

Section 4.1  Rollover of Partnership Interests.  Each of the Hamm Parties agrees and acknowledges that in the Merger, the Common Units of which such Hamm Party is the record owner (in the case of the Trusts), is the Beneficial Owner (in the case of Mr. Mackie) or is the record and Beneficial Owner (in the case of Mr. Hamm and Continental Gas) will remain outstanding as Common Units of the Surviving Entity and will not be converted into the right to receive the Merger Consideration or entitled to any other form of consideration.

Section 4.2  Non-Interference; Further Assurances.  Each of the Hamm Parties agrees that, prior to the termination of this Agreement, such Hamm Party shall not take any action that would make any representation or warranty of such Hamm Party contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Hamm Party of its obligations under this Agreement; provided, however, that this restriction shall not in any way restrict or limit the Parent Parties’ right to terminate the Merger Agreement in accordance with its terms or obligate the Parent Parties to waive any conditions set forth in the Merger Agreement. Each of the Hamm Parties agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as are necessary or reasonably requested by the Holdings Parties to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.

ARTICLE V

Termination

Section 5.1  Termination.  This Agreement shall terminate without further action at the Expiration Time.

Section 5.2  Effect of Termination.  Upon termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of Section 5.1, this Section 5.2 and Article VI, which will survive such termination. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any willful breach of this Agreement prior to the time of termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

ARTICLE VI

General

Section 6.1  Survival of Representations and Warranties.  None of the representations and warranties in this Agreement shall survive the Expiration Time.

Section 6.2  Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 6.3  Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 6.4  Governing Law.  This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto agrees (a) that this Agreement involves at least

$100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708.

Section 6.5  Specific Performance; Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article V the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery (or a proper Delaware state court if the Court of Chancery does not have subject matter jurisdiction) or the federal courts sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In connection with any request for specific performance or equitable relief by any party hereto, each of the other parties waive any requirement for the security or posting of any bond in connection with such remedy. In addition, each of the parties hereto irrevocably agrees that any Legal Action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery (or a proper Delaware state court if the Court of Chancery does not have subject matter jurisdiction) or the federal courts sitting in the State of Delaware. Each of the parties hereto consents to the service of process or other papers in connection with such action or proceeding in the manner provided in Section 6.7 or in such other manner as permitted by Law and, to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other party or parties hereto of the name and address of such agent, and that service of process may, to the fullest extent permitted by law, also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to the above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such party personally within the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, as such agent.

Section 6.6  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.7  Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Harold Hamm and Continental Gas:

Harold Hamm
302 North Independence
Enid, OK 73701
Facsimile: (580) 242-4703

Continental Gas Holdings, Inc.
302 North Independence
Enid, OK 73701
Facsimile: (580) 242-4703
Attention: Harold Hamm

with copies to:

Baker Botts L.L.P.
910 Louisiana
Houston, TX 77002
Facsimile: (713) 229-1522

Attention:	Joshua Davidson
Paul Perea

To Bert Mackie,
as Trustee of the Harold Hamm DST Trust and the Harold Hamm HJ Trust:

Bert Mackie
201 West Broadway
Enid, OK 73701
Facsimile: (580) 242-4703

To the Holdings Parties:

Hiland Holdings GP, LP
205 West Maple
Suite 1100
Enid, OK 73701
Facsimile: (580) 616-2080
Attention: Joseph L. Griffin

with copies to:

Fulbright & Jaworski L.L.P.
2200 Ross Avenue
Suite 2800
Dallas, TX 75201
Facsimile: (214) 855-8000

Attention:	Kenneth L. Stewart
Bryn A. Sappington

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.8  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.9  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 6.10  Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 6.11  Amendments.  This Agreement may not be amended, supplemented or otherwise modified except by the express written agreement signed by all of the parties (with respect to Holdings GP, acting through the Conflicts Committee) to this Agreement.

Section 6.12  Extension; Waiver.  At any time prior to the Expiration Time, the Holdings Parties (with respect to Holdings GP, acting through the Conflicts Committee), on the one hand, and the Hamm Parties, on the other hand, may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (iii) waive compliance with any of the covenants or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Section 6.13  Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.14  Interpretation.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

Section 6.15  No Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 6.16  Action in Unitholder Capacity Only.  The parties acknowledge that this Agreement is entered into by each of the Hamm Parties solely in their respective capacities as the record or Beneficial Owners of the Owned Units.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

HILAND PARTNERS GP HOLDINGS, LLC

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC,
its General Partner

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

HAROLD HAMM

/s/  Harold Hamm

CONTINENTAL GAS HOLDINGS, INC.

By:	/s/ Matthew S. Harrison
Matthew S. Harrison
Vice President - Finance,
Chief Financial Officer and Secretary

BERT MACKIE,
as Trustee of the Harold Hamm DST Trust

/s/  Bert Mackie

BERT MACKIE,
as Trustee of the Harold Hamm HJ Trust

/s/  Bert Mackie

Signature Page to Support Agreement (HPGP Units)

Schedule A

BENEFICIAL OWNERSHIP OF HOLDINGS COMMON UNITS

Harold Hamm
Sole Voting and Dispositive Power	59,600
Shared Voting and Dispositive Power	8,481,350
Continental Gas Holdings, Inc.
Shared Voting and Dispositive Power	8,481,350
Bert Mackie
Sole Voting and Dispositive Power	4,597,102	(1)

(1)	Consisting of 2,757,390 Common Units and 1,839,712 Common Units held of record by the Harold Hamm DST Trust and the Harold Hamm HJ Trust, respectively.

Annex F

745 Seventh Avenue New York, NY 10019 United States

June 1, 2009

Conflicts Committee of the Board of Directors
Hiland Partners GP Holdings, LLC
205 West Maple, Suite 1100
Enid, Oklahoma 73701

Conflicts Committee of the Board of Directors:

We understand that Hiland Holdings GP, LP, a Delaware limited partnership (“Holdings”), and Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP,” and together with Holdings, the “Holdings Parties”), intend to enter into a transaction (the “Proposed Transaction”) with HH GP Holding, LLC, an Oklahoma limited liability company (“Parent”), and HPGP MergerCo, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Parent (“HPGP Merger Sub,” and together with Parent, the “Parent Parties”), pursuant to which (i) HPGP Merger Sub will be merged with and into Holdings, with Holdings continuing as the surviving entity (the “Merger”), and (ii) upon effectiveness of the Merger, each issued and outstanding common unit of Holdings (the “Holdings Common Units”), other than the interests owned by the Hamm Parties (as defined below), as set forth in the Agreement, will be converted into the right to receive $2.40 per Holdings Common Unit in cash. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger among the Parent, HPGP Merger Sub, Holdings GP and Holdings (the “Agreement”). We also understand that certain unitholders of Holdings, including Harold Hamm, Continental Gas Holdings, Inc. (“Continental Holdings”), and Bert Mackie, as trustee of the Harold Hamm DST Trust and the Harold Hamm HJ Trust (collectively, the parties to the Support Agreement (as defined below), the “Hamm Parties”), have agreed to vote all Holdings Common Units beneficially owned or controlled by the Hamm Parties and their affiliates in favor of the Proposed Transaction, as reflected in the Support Agreement (the “Support Agreement”). In addition, we understand that in connection with the Proposed Transaction, HLND Merger Co, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Parent (the “HLND Merger Sub”), will be merged with and into Hiland Partners, LP, a Delaware limited partnership (“Hiland”), on the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Hiland Agreement”) among the Parent, HLND Merger Sub, Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of Hiland (“Hiland GP”), and Hiland (such proposed merger, the “Hiland Merger”), and that upon the effectiveness of the Hiland Merger, each common unit of Hiland, other than those owned by Holdings, will be converted into the right to receive an amount of cash, as provided in Hiland Agreement. In addition, we further understand that the Parent Parties’ and the Holdings Parties’ respective obligations to consummate the Proposed Transaction are contingent (except in limited circumstances) upon the concurrent consummation of the Hiland Merger on the terms set forth in the Hiland Agreement.

We have been requested by the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Holdings GP (the “Board”) to render our opinion with respect to the fairness, from a financial point of view, to Holdings’ unitholders (other than the Hamm Parties) of the consideration to be offered to such unitholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, Holdings GP’s or Holdings’ underlying business decision (i) to proceed with or effect the Proposed Transaction or (ii) with respect to the timing of entering into or consummating the Proposed Transaction. Further, we have not been requested to opine as to, and our opinion does not in any manner address, the proposed Hiland Merger among the Parent, HLND Merger Sub, Hiland GP and Hiland, nor are we representing any of those entities or the Hamm Parties. In addition, we express no opinion on, and

F-1

our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the unitholders of Holdings in the Proposed Transaction.

We understand, based on discussions with the management of Holdings and Hiland, that Holdings derives all of its cash flows from its ownership of (i) limited partner units in Hiland (both common and subordinated), (ii) the general partner interest in Hiland, and (iii) the associated incentive distribution rights, and as such, our analysis involved, in part, a review of Hiland’s financial and operating information provided by the management of Hiland. In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of May 22, 2009, and the specific terms of the Proposed Transaction, (2) publicly available information concerning Holdings and Hiland that we believe to be relevant to our analysis, including Holdings’ and Hiland’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2009, (3) financial and operating information with respect to the business, operations and prospects of Hiland, furnished to us by Hiland management, including financial projections prepared by Hiland management (the “Hiland Projections”), (4) financial and operating information with respect to the business, operations and prospects of Holdings, furnished to us by the management of Holdings and Hiland, including financial projections prepared by the management of Holdings and Hiland (the “Holdings Projections”), (5) the trading histories of Holdings Common Units and the common units of Hiland from May 28, 2008 to May 28, 2009 and a comparison of those trading histories with those of other companies and publicly traded partnerships that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of Holdings and Hiland with those of other companies and publicly traded partnerships that we deemed relevant, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (8) the impact of varying commodity price and volume scenarios on Hiland’s operating and financial prospects, including (i) assumptions used by Hiland’s management, with commodity prices as quoted on the NYMEX on May 28, 2009 and (ii) selected commodity price and volume sensitivity cases, in both cases analyzing the resultant impact on Holdings and Hiland, (9) Hiland’s current liquidity position and its ability to meet its cash requirements, financial obligations and covenants contained in its revolving credit facility, (10) the limited business and strategic alternatives available to Holdings and Hiland, taking into consideration the challenging conditions for natural gas gathering and processing companies, (11) the limited financing or re-financing alternatives available to Holdings and Hiland, the result of which may lead to the insolvency of Holdings and/or Hiland, (12) the impact of Hiland’s recent decision to suspend indefinitely its quarterly cash distributions, thereby reducing Holdings’ cash inflows to zero and resulting in arrearages which require Hiland to first pay cumulative arrearage amounts to its common unit holders (including Holdings) before any cash distributions may be paid to Holdings with regard to its subordinated units, and (13) the impact of Holdings’ recent decision to suspend indefinitely its quarterly cash distributions. We have had discussions with the management of Holdings and Hiland concerning their respective business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information and have further relied upon the assurances of the management of Holdings and Hiland that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Hiland Projections, upon the advice of Hiland, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Hiland as to the future financial performance of Hiland and that Hiland will perform substantially in accordance with such projections. With respect to the Holdings Projections, upon advice of the management of Hiland and Holdings we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Hiland and Holdings as to the future financial performance of Holdings and that Holdings will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to the accuracy of any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of either Hiland or Holdings and have not made or obtained any

F-2

evaluations or appraisals of the assets or liabilities of Hiland, Holdings or any of their subsidiaries. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of Hiland’s business or Holdings’ equity interests in Hiland. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of Holdings, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Holdings has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the cash consideration to be offered to the unitholders of Holdings (other than the Hamm Parties) in the Proposed Transaction is fair to such unitholders.

We have acted as financial advisor to the Conflicts Committee of the Board in connection with the Proposed Transaction. We have received a retainer fee for our services and will receive an additional fee for our services which is payable upon rendering this opinion. In addition, in the sole and absolute discretion of the Conflicts Committee of the Board, we may be paid a limited discretionary fee based on the Conflict Committee’s evaluation of the quality and quantity of work we have performed. Holdings has also agreed to reimburse certain of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for Hiland, Holdings, their affiliates and the Parent in the past, and may expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. However, in the past two years, we have performed only limited services for Hiland, Holdings and their affiliates, for which we received no compensation. Barclays Capital Inc. is a full service securities firm engaged in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Hiland, Holdings, and their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Conflicts Committee of the Board and is rendered to the Conflicts Committee of the Board in connection with its consideration of the Proposed Transaction. In connection with the Conflicts Committee’s recommendation to the Board regarding the Proposed Transaction, we hereby authorize the Conflicts Committee to provide a copy of this opinion to the members of the Board for the use and benefit of the Board in connection with the Board’s consideration of the Proposed Transaction in light of their fiduciary duties to the unitholders of Holdings. This opinion is not intended to be and does not constitute a recommendation to any unitholder of Holdings as to how such unitholder should vote with respect to the Proposed Transaction or whether to accept the consideration to be offered to the unitholders (other than the Hamm Parties) in connection with the Proposed Transaction.

Very truly yours,

BARCLAYS CAPITAL INC.

F-3

Annex G

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2008

Commission file number: 000-51120

Hiland Partners, LP
(Exact name of Registrant as specified in its charter)

DELAWARE	71-0972724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

205 West Maple, Suite 1100	73701
Enid, Oklahoma	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number including area code
(580) 242-6040

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Common Limited Partner Units	The NASDAQ Stock Market, LLC

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

The aggregate market value of common limited partner units held by non-affiliates of the registrant was approximately $197.8 million on June 30, 2008 based on the closing price of $49.77 on the NASDAQ National Market.

The number of the registrant’s outstanding equity units as of March 7, 2009 was 6,289,880 common units, 3,060,000 subordinated units and a 2% general partnership interest.

DOCUMENTS INCORPORATED BY REFERENCE:

None

2

PART I

Items 1. and 2.  Business and Properties

References in this annual report on Form 10-K to “Hiland Partners,” “we,” “our,” “us” or similar terms refer to Hiland Partners, LP and its operating subsidiaries after giving effect to the formation transactions described in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview.” References to “Hiland Holdings” refer to Hiland Holdings GP, LP, a public partnership that owns our general partner and 2,321,471 common units and 3,060,000 subordinated units in us. References to “our general partner” refer to Hiland Partners GP, LLC.

Overview

We are a midstream energy partnership engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and the fractionating, or separating, and marketing of natural gas liquids, or NGLs. We also provide air compression and water injection services to Continental Resources, Inc. (“CLR”), a publicly traded exploration and production company controlled by affiliates of our general partner for use in its oil and gas secondary recovery operations. Our operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. In our midstream segment, we connect the wells of natural gas and crude oil producers in our operating areas to our gathering systems, treat natural gas to remove impurities, process natural gas for the removal of NGLs, fractionate NGLs into NGL products and provide an aggregate supply of natural gas and NGL products to a variety of transmission pipelines and markets. In our compression segment, we provide compressed air and water to CLR. CLR uses the compressed air and water in its oil and gas secondary recovery operations in North Dakota by injecting them into its oil and gas reservoirs to increase oil and gas production from those reservoirs. This increased production of natural gas flows through our Badlands gathering system.

Our midstream assets consist of 14 natural gas gathering systems with approximately 2,111 miles of gas gathering pipelines, five natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. Our compression assets consist of two air compression facilities and a water injection plant.

Recent Developments

Going Private Proposals.  On January 15, 2009, the board of directors of the general partner of each of Hiland Partners and Hiland Holdings received a proposal from Harold Hamm to acquire all of the outstanding common units of each of Hiland Partners and Hiland Holdings that are not owned by Mr. Hamm, his affiliates or the Hamm family trusts. Consummation of each transaction is conditioned upon the consummation of the other. The proposals contemplate a merger of each of Hiland Partners and Hiland Holdings with a separate new acquisition vehicle to be formed by Mr. Hamm and the Hamm family trusts. Under the terms proposed by Mr. Hamm, Hiland Partners unitholders would receive $9.50 in cash per common unit and Hiland Holdings unitholders would receive $3.20 in cash per common unit. Mr. Hamm is the Chairman of the board of directors of the general partner of each of Hiland Partners and Hiland Holdings. Mr. Hamm, either individually or together with his affiliates or the Hamm family trusts, beneficially owns 100% of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings, and approximately 61% of the outstanding common units of Hiland Holdings. Hiland Holdings owns 100% of our general partner and approximately 37% of our outstanding common units.

It is anticipated that the conflicts committee of the board of directors of the general partner of each of Hiland Partners and Hiland Holdings will consider the proposals. In reviewing the proposals, each conflicts committee has retained its own financial advisers and legal counsel to assist in its work. The board of directors of the general partner of each of Hiland Partners and Hiland Holdings caution our unitholders and the unitholders of Hiland Holdings respectively, and others considering trading in the securities of Hiland Partners and Hiland Holdings, that each conflicts committee of the board of directors is reviewing its respective proposal and no decisions have been made by either conflicts committee of either board of directors with

3

respect to the response of either us or Hiland Holdings to the proposals. There can be no assurance that any agreement will be executed or that any transaction will be approved or consummated.

On February 26, 2009, a unitholder of Hiland Partners and Hiland Holdings filed a complaint alleging claims relating to Mr. Hamm’s proposal on behalf of a purported class of common unitholders of Hiland Partners and Hiland Holdings against Hiland Partners, Hiland Holdings, the general partner of each of Hiland Partners and Hiland Holdings, and certain members of the board of directors of each of Hiland Partners and Hiland Holdings in the Court of Chancery of the State of Delaware. For additional information, please see Item 3. “Legal Proceedings.”

Midstream Segment

Our midstream operations consist of the following:

•	gathering and compressing natural gas to facilitate its transportation to our processing plants, third party pipelines, utilities and other consumers;

•	dehydrating natural gas to remove water from the natural gas stream to meet pipeline quality specifications;

•	treating natural gas to remove or reduce impurities such as carbon dioxide, nitrogen, hydrogen sulfide and other contaminants to ensure that the natural gas meets pipeline quality specifications;

•	processing natural gas to extract NGLs and selling the resulting residue natural gas and, in most cases, the NGLs; and

•	fractionating a portion of our NGLs into a mix of NGL products, including propane, butanes and natural gasoline or various combinations of these NGLs, and selling these NGL products to third parties.

Our midstream assets include the following:

•	Bakken Gathering System. The Bakken gathering system is a 374-mile gas gathering system located in eastern Montana that gathers compresses, dehydrates and processes natural gas, and fractionates NGLs. This system includes the Bakken processing plant, three compressor stations and one fractionation facility, and has approximately 11,050 horsepower installed. We acquired the Bakken gathering system and the Bakken processing plant in September 2005. Our Bakken gathering system has capacity of 25,000 Mcf/d and average throughput was 22,687 Mcf/d of natural gas which produced approximately 2,264 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 33.5% of our total segment margin for the year ended December 31, 2008.

•	Badlands Gathering System. The Badlands gathering system is a 221-mile gas gathering system primarily located in southwest North Dakota that gathers, compresses, dehydrates, treats and processes natural gas, and fractionates NGLs. The system includes the Badlands processing plant, seven compressor stations, one treating facility and one fractionation facility, and has approximately 18,550 horsepower installed. We constructed the original Badlands gathering system and processing plant in 1997. Our Badlands gathering system has capacity of 46,000 Mcf/d and average throughput was 22,930 Mcf/d of natural gas which produced approximately 962 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 17.5% of our total segment margin for the year ended December 31, 2008.

•	Eagle Chief Gathering System. The Eagle Chief gathering system is a 609-mile gas gathering system located in northwest Oklahoma that gathers, compresses, dehydrates and processes natural gas. The system includes the Eagle Chief processing plant and eight compressor stations and has approximately 17,500 horsepower installed. We constructed the Eagle Chief gathering system in 1990 and constructed the Eagle Chief processing plant in 1995. We acquired the Carmen gathering system in August 2003, which consists solely of gathering lines to expand the Eagle Chief gathering system. Our Eagle Chief gathering system has a capacity of 35,500 Mcf/d and average throughput was 25,259 Mcf/d of natural

4

gas which produced approximately 980 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 12.6% of our total segment margin for the year ended December 31, 2008.

•	Kinta Area Gathering Systems. The Kinta Area gathering system was acquired on May 1, 2006 and is a 601-mile gathering system located in southeastern Oklahoma that includes five separate low pressure natural gas gathering systems. The systems are comprised of four 10,000 Mcf/d capacity amine treating facilities and thirteen compressor stations with an aggregate of approximately 43,750 horsepower. Our Kinta Area gathering systems have an aggregate capacity of 200,000 Mcf/d and average throughput was 133,755 Mcf/d for the year ended December 31, 2008. The systems represented approximately 12.5% of our total segment margin for the year ended December 31, 2008.

•	Woodford Shale Gathering System. The Woodford Shale gathering system is a 55-mile gathering system located in southeastern Oklahoma and is designed to provide low-pressure gathering, compression and dehydrating services. The system includes four compressor stations and has approximately 17,400 horsepower installed. Natural gas gathered on the Woodford Shale gathering system is processed at third party processing facilities. Our Woodford Shale gathering system has a capacity of 65,000 Mcf/d and average throughput was 27,447 Mcf/d of natural gas which produced approximately 1,214 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 9.2% of our total segment margin for the year ended December 31, 2008.

•	Matli Gathering System. The Matli gathering system is a 58-mile gas gathering system located in northcentral Oklahoma that gathers, compresses, dehydrates, treats and processes natural gas. The system includes the Matli processing plant, three compressor stations and one treating facility which combined have approximately 9,450 horsepower. We constructed the Matli gathering system in 1999, and in December 2006 we completed the construction of a new processing plant. Our Matli gathering system has a capacity of 25,000 Mcf/d and average throughput was 15,627 Mcf/d of natural gas which produced approximately 343 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 5.7% of our total segment margin for the year ended December 31, 2008.

•	Worland Gathering System. The Worland gathering system is a 153-mile gas gathering system located in central Wyoming that gathers, compresses, dehydrates, treats and processes natural gas, and fractionates NGLs. The system includes the Worland processing plant, seven compressor stations, one treating facility and one fractionation facility, and has approximately 5,700 horsepower installed. The Worland gathering system and the Worland processing plant were contributed to us on February 15, 2005 in connection with our formation and our initial public offering. Our Worland gathering system has a capacity of 8,000 Mcf/d and average throughput was 2,603 Mcf/d of natural gas which produced approximately 157 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 4.3% of our total segment margin for the year ended December 31, 2008.

•	Other Systems. We also own three other natural gas gathering systems located in Texas, Mississippi and Oklahoma. These systems represented approximately 0.4% of our total segment margin for the year ended December 31, 2008.

•	North Dakota Bakken Gathering System. The North Dakota Bakken gathering system presently consists of a 23-mile gathering system located in northwestern North Dakota that will gather natural gas associated with crude oil produced from the Bakken shale and Three Forks / Sanish formations. The gathering system, associated compression and treating facilities and a processing plant are currently under construction with an expected start up in the second quarter of 2009.

Our midstream revenues represented 98.8%, 98.3% and 97.8% of our total revenues for the years ended December 31, 2008, 2007 and 2006, respectively.

5

The following table contains certain information regarding our gathering systems as of or for the year ended December 31, 2008:

							Percent
							of Total
		Length	Receipt	Throughput	Throughput	Capacity	Segment
Asset	Type	(Miles)	Points	Capacity(1)	Average(1)	Utilization	Margin

Bakken gathering system	Gathering pipelines	374	292	25,000	22,687	90.8%
	Refrigeration Plant Constructed in 2004	—	—	25,000	22,687	90.8%
	Fractionation facility (Bbls/d)	—	—	6,500	3,354	51.6%	33.5%
Badlands gathering system	Gathering pipelines	221	44	46,000	22,930	49.9%
	Cryogenic and Refrigeration Plant — Constructed in 2007	—	—	40,000	22,930	57.3%
	Treating facility	—	—	40,000	22,930	57.3%
	Fractionation facility (Bbls/d)	—	—	4,000	836	20.9%	17.5%
Eagle Chief gathering system	Gathering pipelines	609	447	35,500	25,259	71.2%
	Mix Refrigeration/JT Plant Constructed in 1995	—	—	35,000	25,259	72.2%	12.6%
Kinta Area gathering systems(2)	Gathering pipelines	601	710	200,000	133,755	66.9%
	Treating facilities			40,000	21,116	52.9%	12.5%
Woodford Shale gathering system	Gathering pipelines	55	53	65,000	27,447	42.2%	9.2%
Matli gathering system	Gathering pipelines	58	57	25,000	15,627	62.5%
	Mix Refrigeration Plant Constructed in 2006	—	—	25,000	15,627	62.5%
	Treating facility	—	—	20,000	11,336	56.7%	5.7%
Worland gathering system	Gathering pipelines	153	24	8,000	2,603	32.5%
	Refrigeration Plant — Constructed in mid 1980’s	—	—	8,000	2,603	32.5%
	Treating facility	—	—	8,000	2,603	32.5%
	Fractionation facility (Bbls/d)	—	—	650	260	40.0%	4.3%
Other systems(3)	Gathering pipelines	17	21	7,000	2,362	33.7%	0.4%
North Dakota Bakken gathering System(4)	Gathering pipelines	23	—	—	—	—	—

	Total	2,111	1,648				95.7%

(1)	Throughput capacity and average throughput are measured in Mcf/d for the gathering pipelines, processing plants and treating facilities and in Bbls/d for the fractionation facilities shown on this chart.

(2)	The Kinta Area gathering systems includes five separate natural gas gathering systems.

(3)	Other systems include three natural gas gathering systems located in Texas, Mississippi and Oklahoma.

(4)	The North Dakota Bakken natural gas gathering system is currently under construction.

6

Compression Segment

We provide air and water compression services to CLR for use in its oil and gas secondary recovery operations under a four-year, monthly fixed-fee contract (which we entered into in connection with our initial public offering) that expired on January 28, 2009 and now automatically renews for additional one-month terms at our Cedar Hills compression facility, our Horse Creek compression facility and our water injection plant located next to our Cedar Hills compression facility. These assets are located in North Dakota in close proximity to our Badlands gathering system. At the compression facilities, we compress air to pressures in excess of 4,000 pounds per square inch, and at the water injection plant, we pump water to pressures in excess of 2,000 pounds per square inch. The air and water are delivered at the tailgate of our facilities into pipelines operated by CLR and are ultimately utilized by CLR in its oil and gas secondary recovery operations. The natural gas produced by CLR flows through our Badlands gathering system. Our compression segment represented approximately 4.3% of our total segment margin for the year ended December 31, 2008. Our compression revenues represented 1.2%, 1.7% and 2.2% of our total revenues for the years ended December 31, 2008, 2007 and 2006, respectively.

Financial Information About Segments

See Part II, Item 8. — Financial Statements and Supplementary Data.

Business Strategies

Multiple events during 2008 and early 2009 involving numerous financial institutions have effectively restricted current liquidity with the capital markets throughout the United States and around the world. Despite efforts by treasury and banking regulators in the United States, Europe and other nations around the world to provide liquidity to the financial sector, capital markets currently remain constrained. Additionally, our cash flows are impacted by the price of natural gas, crude oil and natural gas liquids. During 2008, we experienced extreme swings in our average realized natural gas and NGL sales prices. Our average realized natural gas sales price increased from $6.44/MMBtu in January 2008 to a high sales price of $10.05/MMBtu in July 2008, then decreased to a low sales price of $3.38/MMBtu in November 2008. Our average realized NGL sales price increased from $1.42 per gallon in January 2008 to a high sales price of $1.74 per gallon in June 2008, then decreased to a low sales price of $0.61 per gallon in December 2008. The current pricing environment, particularly in combination with the constrained capital and credit markets and overall economic downturn, resulted in a decline in drilling activity by some producers. Sustained declines in drilling activity could have a negative impact on the natural gas volumes we gather and process. In the near term, our management team is committed to managing costs and expenditures during this difficult commodity price and capital markets cycle. For the longer term, and assuming the financial and energy markets stabilize, our management team continues to be committed to increasing the amount of cash available for distribution per unit by executing the following strategies:

•	Engaging in construction and expansion opportunities. We intend to leverage our existing infrastructure and customer relationships by constructing and expanding systems to meet any new or increased demand for our midstream services. These projects may include expansion of existing systems and construction of new facilities.

•	Pursuing complementary acquisitions. We intend to evaluate making complementary acquisitions of midstream assets in our operating areas that provide opportunities to expand or increase the utilization of our existing assets. We would consider acquisitions that we believe will allow us to capitalize on our existing infrastructure, personnel, and producer and customer relationships to provide an integrated package of natural gas midstream services. In addition, we would consider selected acquisitions in new geographic areas to the extent they present growth opportunities similar to those we are pursuing in our existing areas of operations.

•	Increasing volumes on our existing assets. Our gathering systems have excess capacity, which provides us with opportunities to increase throughput volume with minimal incremental operating costs

7

and thereby increase cash flow. We intend to aggressively market our services to producers in order to connect new supplies of natural gas, increase volumes and more fully utilize our capacity.

•	Taking measures that reduce our exposure to commodity price risk. Because of the significant volatility of natural gas, crude oil and NGL prices, we attempt to operate our business in a manner that allows us to mitigate the impact of fluctuations in commodity prices. In order to reduce our exposure to commodity price risk, we intend to pursue fee-based arrangements, where market conditions permit, and to enter into forward sales contracts or hedging arrangements to cover a portion of our operations that are not conducted under fee-based arrangements. In addition, when processing margins (or the difference between NGL sales prices and the cost of natural gas) are unfavorable, we can elect not to process natural gas at our Eagle Chief processing plant and third parties processors providing processing services on our behalf downstream of the Woodford Shale system can reject ethane or elect not to process natural gas.

Midstream Assets

Our natural gas gathering systems include approximately 2,111 miles of pipeline. A substantial majority of our revenues are derived from purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas that flows through our gathering pipelines and from fractionating and marketing of NGLs resulting from the processing of natural gas into NGL products. We describe our principal systems below.

Bakken Gathering System

General.  The Bakken gathering system is located in eastern Montana and consists of approximately 374 miles of natural gas gathering pipelines, ranging from three inches to twelve inches in diameter, and the Bakken processing plant, which includes seven compressors and a fractionation facility. The gathering system has a capacity of approximately 25,000 Mcf/d, and average throughput was approximately 22,687 Mcf/d for the year ended December 31, 2008. There are three compressor stations located within the gathering system. The compressor stations and plant combined have approximately 11,050 horsepower.

The Bakken processing plant processes natural gas that flows through the Bakken gathering system to produce residue gas and NGLs. The plant has processing capacity of approximately 25,000 Mcf/d. For the year ended December 31, 2008, the facility processed approximately 22,687 Mcf/d of natural gas and produced approximately 2,264 Bbls/d of NGLs.

The Bakken gathering system also includes a fractionation facility that separates NGLs into propane, butane and natural gasoline. The fractionation facility has a current capacity to fractionate approximately 6,500 Bbls/d of NGLs. For the year ended December 31, 2008, the facility fractionated an average of approximately 3,354 Bbls/d which included volumes from our Badlands processing plant. In the third quarter of 2007, we completed the expansion of our NGL fractionation facilities at our Bakken processing plant to fractionate NGL volumes from both the Bakken processing plant and the Badlands processing plant.

Natural Gas Supply.  As of December 31, 2008, 292 receipt points were connected to our Bakken gathering system. The wells behind these receipt points, which are located in the Williston Basin of Montana, primarily produce crude oil from the Bakken formation. The associated natural gas produced from these wells flows through our Bakken gathering system. The primary suppliers of natural gas to the Bakken gathering system are Enerplus Resources (USA) Corporation, CLR and ConocoPhillips Company, which represented approximately 55%, 34% and 10%, respectively, of the Bakken gathering system’s natural gas supply for the year ended December 31, 2008.

Substantially all of the natural gas supplied to the Bakken gathering system is dedicated to us under three individually negotiated percentage-of-proceeds contracts. Two of these contracts have an initial term of ten years, expiring in 2014, and one is for the life of the lease. Under these contracts, natural gas is purchased at the wellhead from the producers. For a more complete discussion of natural gas purchase and gathering

8

contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Natural Gas Purchase and Gathering Contracts.”

Markets for Sale of Natural Gas and NGLs.  Residue gas derived from our processing operations is sold at the tailgate of the Bakken processing plant on the Williston Basin Interstate Pipeline to third parties. Depending on prevailing market prices at each delivery point, we either sell our NGLs produced by our fractionation facility to SemStream, L.P. at the tailgate of the plant or transport the same NGLs through a pipeline to a rail terminal and then sell to SemStream, L.P. From July 18, 2008 through September 30, 2008, we sold NGLs to other third parties, including CLR. Prior to July 18, 2008 and since October 2008, we have sold NGLs to SemStream, L.P., who is fully performing under these contracts.

Our primary purchasers of residue gas and NGLs on the Bakken gathering system were SemStream, L.P., Montana-Dakota Utilities Co. and Rainbow Gas Company, which represented approximately 37%, 29% and 19% respectively, of the revenues from such sales for the year ended December 31, 2008.

Badlands Gathering System and Air Compression and Water Injection Facilities

General.  The Badlands gathering system is located primarily in southwestern North Dakota and consists of approximately 221 miles of natural gas gathering pipelines, ranging from two inches to twelve inches in diameter, the Badlands processing plant, natural gas treating facilities, a fractionation facility and seven compressor stations. The total horsepower for the system was approximately 18,550 at December 31, 2008. The gathering system has a capacity of approximately 46,000 Mcf/d and average throughput was approximately 22,930 Mcf/d for the year ended December 31, 2008.

In order to fulfill our obligations under an agreement with CLR to gather, treat and process additional natural gas, produced as a by-product of CLR’s secondary oil recovery operations, in the areas specified by the contract, we expanded our Badlands gas gathering system and processing plant located in Bowman County, North Dakota. We completed the expansion of our Badlands gathering system, the associated field gathering infrastructure, processing plant and treating facilities, which included the completion of our 40,000 Mcf/d nitrogen rejection plant, and amine and hydrogen sulfide treating facilities during the third quarter of 2007. As a result, gathering pipelines, processing plant, treating facility and fractionation facility throughput capacities increased significantly.

We completed construction and commenced operation of the Badlands gathering system, including the original Badlands processing plant, in 1997. The Badlands processing plant processes natural gas that flows through the Badlands gathering system to produce residue gas and NGLs. The natural gas gathered in this system must be processed and treated for high levels of contaminates, including carbon dioxide, hydrogen sulfide and nitrogen, in order to meet pipelines quality specifications. The plant has processing capacity of approximately 40,000 Mcf/d. During the year ended December 31, 2008, the facility processed approximately 22,930 Mcf/d of natural gas and produced approximately 962 Bbls/d of NGLs.

The Badlands gathering system also includes a fractionation facility that separates NGLs into propane and a mixture of butane and natural gasoline. At December 31, 2008, the fractionation facility had a capacity to fractionate approximately 4,000 Bbls/d of NGLs. For the year ended December 31, 2008, the facility fractionated an average of approximately 836 Bbls/d.

Natural Gas Supply.  As of December 31, 2008, 44 receipt points were connected to our Badlands gathering system. The wells behind these receipt points are located in the Williston Basin of southwestern North Dakota and northwestern South Dakota and primarily produce crude oil from the Red River formation. The associated natural gas produced from these wells flows through our Badlands gathering system. The primary supplier of natural gas to the Badlands gathering system is CLR, which represented approximately 97% of the Badlands gathering system’s natural gas supply for the year ended December 31, 2008.

The natural gas supplied to the Badlands gathering system is generally dedicated to us under individually negotiated long-term contracts. Our agreement with CLR has an initial term of 15 years, expiring in August 2022. Under this agreement, we receive 50% of the proceeds attributable to residue gas and natural gas liquids sales as well as certain fixed fees associated with gathering and treating the natural gas, including a $0.60 per

9

Mcf fee for the first 36.0 Bcf of natural gas gathered. As of December 31, 2008, we have gathered approximately 9.8 Bcf of natural gas since inception of the agreement. This agreement replaced our prior agreement with CLR in the area as the new plant and treating facilities became operational in August 2007. Following the initial term of the contracts, they generally continue on a year to year basis, unless terminated by one of the parties. For the other agreements, natural gas is purchased at the wellhead from the producers under percentage-of-proceeds arrangements. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Natural Gas Purchase and Gathering Contracts.”

Air Compression and Water Injection Facilities.  In order to enhance the production of natural gas that flows through our Badlands gathering system, we currently provide air compression and water injection services to CLR at our Cedar Hills compression facility, our Horse Creek compression facility and our water injection plant, all of which are located in North Dakota in close proximity to our Badlands gathering system.

Markets for Sale of Natural Gas and NGLs.  Residue gas derived from our processing operations is sold at the tailgate of the Badlands processing plant primarily to CLR for their secondary recovery operations or on the Williston Basin Interstate Pipeline to third parties. We sell the propane produced by our fractionation facility at the tailgate of the plant to SemStream, L.P. The remaining NGL products are either sold to SemStream, L.P. at the tailgate of the plant, or trucked to the Bakken fractionation facility for further fractionation, and then sold to SemStream, L.P. From July 18, 2008 through September 30, 2008, we sold NGLs to other third parties, including CLR. Prior to July 18, 2008 and since October 2008, we have sold NGLs to SemStream, L.P., who is fully performing under these contracts.

Our primary purchasers of the residue gas and NGLs from the Badlands gathering system were SemStream, L.P. and CLR, which represented approximately 73% and 10%, respectively, of the revenues from such sales for the year ended December 31, 2008.

Eagle Chief Gathering System

General.  The Eagle Chief gathering system is located in northwest Oklahoma and consists of approximately 609 miles of natural gas gathering pipelines, ranging from two inches to sixteen inches in diameter, and the Eagle Chief processing plant. The gathering system has a capacity of approximately 35,500 Mcf/d, and average throughput was approximately 25,259 Mcf/d for the year ended December 31, 2008. There are eight gas compressor stations located within the gathering system, comprised of fifteen units. The plant and compressor stations combined have an aggregate of approximately 17,500 horsepower.

We completed construction and commenced operation of the Eagle Chief gathering system in 1990 and constructed the Eagle Chief processing plant in 1995. Since its construction, we have expanded the size of the Eagle Chief gathering system through the acquisition of approximately 377 miles of gathering pipelines in five separate acquisitions, including our acquisition of the Carmen gathering system, and the construction of approximately 232 miles of gathering pipelines. In the first quarter of 2007, we completed the installation of additional pipelines and compression facilities at our Eagle Chief gathering system and increased our system capacity from 30,000 Mcf/d to 35,500 Mcf/d.

The Eagle Chief processing plant processes natural gas that flows through the Eagle Chief gathering system to produce residue gas and NGLs. The natural gas gathered in this system, depending on delivery points, may not be required to be processed to meet pipeline quality specifications when we sell into interstate markets. The plant has processing capacity of approximately 35,000 Mcf/d. During the year ended December 31, 2008, the facility processed approximately 25,259 Mcf/d of natural gas and produced approximately 980 Bbls/d of NGLs.

Natural Gas Supply.  As of December 31, 2008, 447 receipt points were connected to our Eagle Chief gathering system. The wells behind these receipt points are located in the Anadarko Basin of northwestern Oklahoma and primarily produce natural gas from the Chester, Mississippi, Hunton and Manning formations. The primary suppliers of natural gas to the Eagle Chief gathering system are various subsidiaries of

10

Chesapeake Energy Corporation and CLR, which represented approximately 64% and 10%, respectively, of the Eagle Chief gathering system’s natural gas supply for the year ended December 31, 2008.

The natural gas supplied to the Eagle Chief gathering system is generally dedicated to us under individually negotiated long-term contracts. Some of our contracts have an initial term of five years. Following the initial term, these contracts generally continue on a year-to-year basis unless terminated by one of the parties. In addition, some of our contracts are for the life of the lease. Natural gas is purchased at the wellhead from the producers under percentage-of-proceeds contracts, percentage-of-index contracts or index-minus-fees contracts. For the year ended December 31, 2008, approximately 67%, 30% and 3% of our total wellhead volumes at the Eagle Chief gathering system was derived from percentage-of-proceeds, percentage-of-index and index-minus-fees contracts, respectively. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Natural Gas Purchase and Gathering Contracts.”

Markets for Sale of Natural Gas and NGLs.  The residue gas can be either delivered at the tailgate of the Eagle Chief processing plant on the ONEOK Gas Transportation, L.L.C. pipeline to intrastate markets or on the Panhandle Eastern Pipeline Company, L.P. pipeline to interstate markets. We are able to bypass our Eagle Chief processing plant by selling into the interstate markets when processing margins are unfavorable. The NGLs extracted from the gas at the Eagle Chief processing are sold to ONEOK Hydrocarbon, L.P. at the tailgate of our plant.

Our primary purchasers of residue gas and NGLs on the Eagle Chief gathering system were BP Energy Company, ONEOK Hydrocarbon, L.P. and OGE Energy Resources, Inc., which represented approximately 40%, 26% and 17%, respectively, of the revenues from such sales for the year ended December 31, 2008.

Kinta Area Gathering Systems

General.  The Kinta Area gathering systems, which we acquired from Enogex Gas Gathering, L.L.C. on May 1, 2006, are located in southeastern Oklahoma and consist of five separate natural gas gathering systems with 601 miles of natural gas gathering pipelines ranging from four inches to twelve inches in diameter and 13 compressor stations with an aggregate of approximately 43,750 horsepower. Some of the natural gas supplied to the Kinta Area gathering systems has high carbon dioxide content; consequently, during the first quarter of 2007, we installed four 10,000 Mcf/d capacity amine-treating facilities on two of the five sub-systems to remove excess carbon dioxide levels from the gas gathered by these gathering systems. The gathering systems have a combined capacity of approximately 200,000 Mcf/d, and average throughput was 133,755 Mcf/d for the year ended December 31, 2008. Our operations include gathering, dehydration, compression and treating of the natural gas supplied to the Kinta Area gathering systems and the redelivery of such natural gas primarily for a fixed fee. In the third quarter of 2008, we completed the installation of additional compression facilities on these gathering systems to increase the capacity by approximately 20,000 Mcf/d from 180,000 Mcf/d. During 2008, we treated 21,166 Mcf/d of natural gas.

Natural Gas Supply.  As of December 31, 2008, approximately 710 receipt points were connected to our Kinta Area gathering systems. The wells behind these receipt points, which are located in the Arkoma Basin of southeastern Oklahoma, primarily produce natural gas from the Atoka, Cromwell, Booch, Hartshorne, Spiro, Fanshaw and Red Oak formations. The primary suppliers of natural gas to these gathering systems are BP America Production Company, various subsidiaries of Chesapeake Energy Corporation and Chevron North America Exploration and Production Co., which represented approximately 52%, 13% and 6%, respectively, of the Kinta Area gathering system’s natural gas supply for the year ended December 31, 2008.

We do not take title on the majority of the natural gas gathered on the systems and we generally receive fixed-fees for our services under fixed fee gathering arrangements. A small amount of the natural gas gathered on the systems is purchased at the wellhead under percentage of index contract arrangements. The initial term of the Kinta agreements generally range from monthly to ten years. Following the initial term, these contracts generally continue on a month-to-month basis unless terminated by one of the parties. For the year ended December 31, 2008, approximately 93% and 7% of our total inlet wellhead volumes at the Kinta gathering system was derived from fixed fee gathering contract arrangements and index-minus-fees contract

11

arrangements, respectively. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Natural Gas Purchase and Gathering Contracts.”

Woodford Shale Gathering System

General.  The Woodford Shale gathering system is located in southeastern Oklahoma, just to the west of our Kinta Area gathering systems. As of December 31, 2008 we had installed 55 miles of gathering pipelines and the gathering system had a capacity of approximately 65,000 Mcf/d. Average throughput for the year ended December 31, 2008 was approximately 27,447 Mcf/d of natural gas, which produced approximately 1,214 Bbls/d of NGLs. Our current operations provide only gathering and compression services. The gathering infrastructure consists of field gathering, four compressor stations and associated equipment, which includes approximately 17,400 horsepower of compression. Initial production from this gathering system commenced in April 2007.

Natural Gas Supply.  As of December 31, 2008, 53 receipt points were connected to our Woodford Shale gathering system, which primarily produce natural gas from the Woodford shale formation. Presently, the suppliers of natural gas to this gathering system are CLR and Antero Resources Midstream Corporation, which provided all of the Woodford Shale gathering system’s natural gas supply for the year ended December 31, 2008.

Natural gas is purchased at the wellhead from CLR under index-minus-fees contract arrangements. We receive a fixed gathering fee for natural gas supplied by Antero Resources Midstream Corporation under a fixed fee gathering contract arrangement. The initial term of the Woodford Shale agreements is ten years. Following the initial term, these contracts generally continue on a year-to-year basis unless terminated by one of the parties. For the year ended December 31, 2008, approximately 77% and 23% of our total inlet wellhead volumes at the Woodford Shale gathering system was derived from index-minus-fees contract arrangements and fixed fee gathering contract arrangements, respectively. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Natural Gas Purchase and Gathering Contracts.”

Markets for Sale of Natural Gas and NGLs.  The Woodford Shale gathering system has numerous market outlets for the residue natural gas and NGLs that we produce on the system. The residue gas can be sold at the tailgate of three different processing plants and can be delivered to Enogex, Inc. or CenterPoint Energy Gas Transmission Company. The third parties processors providing processing services on behalf of the Partnership downstream of the Woodford Shale system can reject ethane or elect not to process natural gas.

Our primary purchasers of residue gas and NGLs on the Woodford Shale gathering system were OGE Energy Corp (and affiliates), Tenaska Marketing Ventures, Devon Gas Services, L.P. and ConocoPhillips Company, which represented approximately 24%, 20%, 14% and 10%, respectively, of the revenues from such sales for the year ended December 31, 2008.

Matli Gathering System

General.  The Matli Gathering System is located in central Oklahoma and consists of approximately 58 miles of natural gas gathering pipelines, ranging from three inches to twelve inches in diameter, the Matli processing plant, a natural gas treating facility and three compressor stations, all totaling approximately 9,450 horsepower. The gathering system has a capacity of approximately 25,000 Mcf/d, and average throughput was approximately 15,627 Mcf/d for the year ended December 31, 2008.

We commenced operation of the Matli gathering system in 1999. During the fourth quarter of 2006, we completed the construction of a 25,000 Mcf/d natural gas processing facility along our existing gas gathering system, which replaced our 10,000 Mcf/d processing facility we had constructed in 2003. The Matli processing plant processes natural gas on the Matli gathering system to produce residue gas and NGLs. The natural gas gathered in this system must be processed in order to meet pipeline quality specifications. The current plant has processing capacity of approximately 25,000 Mcf/d. During the year ended December 31, 2008, the

12

facilities processed approximately 15,627 Mcf/d of natural gas and produced approximately 343 Bbls/d of NGLs. The 10,000 Mcf/d natural gas processing facility constructed in 2003 is currently idle.

The Matli gathering system includes a natural gas treating facility that uses a liquid chemical to remove hydrogen sulfide from natural gas that is gathered into our system before the natural gas is introduced to transportation pipelines to ensure it meets pipeline quality specifications. The throughput capacity on our Matli treating facility is approximately 20,000 Mcf/d. During the year ended December 31, 2008, the facility treated approximately 11,336 Mcf/d of natural gas.

Natural Gas Supply.  As of December 31, 2008, 57 receipt points were connected to our Matli gathering system. The wells behind these receipt points are located in the Anadarko Basin of northcentral Oklahoma and produce natural gas from the Morrow and Springer formations. The primary suppliers of natural gas to the Matli gathering system are CLR and Range Resources Corporation, which represented approximately 62% and 23%, respectively, of the Matli gathering system’s natural gas supply for the year ended December 31, 2008.

The natural gas supplied to the Matli gathering system is generally dedicated to us under individually negotiated long-term contracts. The initial term of such agreements is generally from life of lease to five years. Following the initial term, these contracts usually continue on a year-to-year basis, unless terminated by one of the parties. Natural gas is purchased at the wellhead from the producers under index-minus-fees contract arrangements. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Natural Gas Purchase and Gathering Contracts.”

Markets for Sale of Natural Gas and NGLs.  Residue gas resulting from our processing operations is sold at the tailgate of the plant on the ONEOK Gas Transportation, L.L.C. intrastate pipeline. As part of our expansion project completed in late 2006, we converted an existing natural gas pipeline into a NGL pipeline and now transport NGLs to a ONEOK Hydrocarbon, L.P. pipeline.

Our primary purchasers of residue gas and NGLs on the Matli gathering system were ONEOK Hydrocarbon, L.P., OGE Energy Resources, ConocoPhillips Company and BP Energy Company, which represented approximately 25%, 25%, 17% and 14%, respectively, of the revenues from such sales for the year ended December 31, 2008.

Worland Gathering System

General.  The Worland gathering system is located in central Wyoming and consists of approximately 153 miles of natural gas gathering pipelines, ranging from two inches to eight inches in diameter, the Worland processing plant, a natural gas treating facility and a fractionation facility. The gathering system has a capacity of approximately 8,000 Mcf/d, and average throughput was approximately 2,603 Mcf/d for the year ended December 31, 2008. There are seven compressor stations located within the gathering system. The plant and compressor stations have approximately 5,700 horsepower installed.

The Worland gathering system and the Worland processing plant were contributed to us on February 15, 2005 in connection with our formation and our initial public offering. This gathering system, including the Worland processing plant, was originally built in the mid 1980s. A substantial portion of the equipment on the Worland gathering system, including portions of the Worland processing plant and the fractionation facility, was replaced in 1997.

The Worland processing plant processes natural gas that flows through the Worland gathering system to produce residue gas and NGLs. The natural gas gathered in this system is rich gas that must be processed in order to meet pipeline quality specifications. The plant has processing capacity of approximately 8,000 Mcf/d. During the year ended December 31, 2008, the facility processed approximately 2,603 Mcf/d of natural gas and produced approximately 157 Bbls/d of NGLs.

The Worland gathering system includes a natural gas amine treating facility that removes carbon dioxide and hydrogen sulfide from natural gas that is gathered into our system before the natural gas is introduced to transportation pipelines to ensure that it meets pipeline quality specifications. Generally, the natural gas

13

gathered in this system contains a high concentration of hydrogen sulfide, a highly toxic and corrosive chemical that must be removed prior to transporting the gas via pipeline.

The Worland gathering system also includes a fractionation facility that separates NGLs into propane and a mixture of butane and natural gasoline. The fractionation facility has a capacity to fractionate approximately 650 Bbls/d of NGLs. For the year ended December 31, 2008, the facility fractionated an average of 260 Bbls/d.

Natural Gas Supply.  As of December 31, 2008, 24 receipt points were connected to our Worland gathering system. The wells behind these receipt points are located in the Bighorn Basin of central Wyoming and produce crude oil primarily from the Frontier formation. The associated natural gas produced from these wells flows through our Worland gathering system. The primary suppliers of natural gas to the Worland gathering system are CLR and Saga Petroleum Corp., which represented approximately 50% and 43%, respectively, of the Worland gathering system’s natural gas supply for the year ended December 31, 2008.

The natural gas supplied to the Worland gathering system is generally dedicated to us under individually negotiated long-term contracts. Following the initial term of the contracts, they generally continue on a year to year basis, unless terminated by one of the producers. Natural gas is purchased at the wellhead from the producers under percentage-of-index contracts, percentage-of-proceeds contracts and index-minus-fees contracts. For the year ended December 31, 2008, approximately 67%, 29% and 4% of our total system inlet wellhead volumes at the Worland gathering system was derived from percentage-of-index contracts, percentage-of-proceeds contracts and index-minus-fees contracts, respectively. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Natural Gas Purchase and Gathering Contracts.”

Markets for Sale of Natural Gas and NGLs.  Residue gas derived from our processing operations is sold at the tailgate of the Worland processing plant on the Williston Basin Interstate Pipeline to third parties. We sell the NGLs to KM Upstream LLC and Kinder Morgan Operating, L.P. “A”, subsidiaries of Kinder Morgan Energy Partners, LP, at the tailgate of the plant.

Our primary purchasers of residue gas and NGLs on the Worland gathering system were Rainbow Gas Company, KM Upstream LLC and Kinder Morgan Operating, L.P. “A”, subsidiaries of Kinder Morgan Energy Partners, LP, and CLR, which represented approximately 43%, 41% and 16%, respectively, of revenues from such sales on the Worland gathering system for the year ended December 31, 2008.

Other Systems

In addition to the midstream assets described above, we own two gathering systems located in Texas and Mississippi and a gathering pipeline system in Oklahoma. These assets do not provide us with material cash flows and consist of the following:

•	Driscoll Gathering System. Our Driscoll gathering system is located in south Texas and consists of approximately 4 miles of natural gas gathering pipeline and a compressor station.

•	Stovall Gathering System. Our Stovall gathering system is located in northern Mississippi and consists of approximately 8 miles of natural gas gathering pipeline and a compressor station.

•	Enid Gathering Pipeline System. Our Enid gathering pipeline system is located in northern Oklahoma and consists of approximately 5 miles of pipeline.

North Dakota Bakken Gathering System

Our North Dakota Bakken gathering system presently consists of a 23-mile gathering system located in northwestern North Dakota that will gather natural gas associated with crude oil produced from the Bakken shale and Three Forks / Sanish formations. The gathering system, associated compression and treating facilities and a processing plant are currently under construction with an expected start up in the second quarter of 2009. Construction of the processing plant and gathering system commenced in October 2008. As of December 31, 2008, we have invested approximately $9.2 million in the project.

14

Compression Assets

We provide air and water compression services to CLR for use in its oil and gas secondary recovery operations under a four-year, monthly fixed-fee contract (which we entered into in connection with our initial public offering) that expired on January 28, 2009 and now automatically renews for additional one-month terms at our Cedar Hills compression facility, our Horse Creek compression facility and our water injection plant located next to our Cedar Hills compression facility. We completed construction of our Cedar Hills compression facility and acquired the Horse Creek compression facility in 2002. The Horse Creek compression facility is comprised of two units with an aggregate of approximately 5,300 horsepower. The Cedar Hills compression facility is comprised of ten units with an aggregate of approximately 40,000 horsepower. Our water injection plant has six pumps with a total of 1,800 horsepower.

At the compression facilities, we compress air to pressures in excess of 4,000 pounds per square inch. At our water injection plant, water is produced from source wells located near the water plant site. Produced water is run through a filter system to remove impurities and is then cooled prior to being pumped to pressures in excess of 2,000 pounds per square inch. The air and water are delivered at the tailgate of our facilities into pipelines owned by CLR and are ultimately utilized by CLR in its oil and gas secondary recovery operations. For a description of the services agreement we entered into with CLR in connection with our initial public offering, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Contracts — Compression Services Agreement.”

Credit Risks

Counterparties pursuant to the terms of their contractual obligations expose us to potential losses as a result of nonperformance. SemStream, L.P., BP Energy Company, OGE Energy Resources, Inc. and ONEOK Energy Services Company, LP were our largest customers for the year ended December 31, 2008, accounting for approximately 16%, 14%, 11% and 10%, respectively, of our revenues. Consequently, changes within one or more of these companies’ operations have the potential to impact, both positively and negatively, our credit exposure and make us subject to risks of loss resulting from nonpayment or nonperformance by these or any of our other customers. Any material nonpayment or nonperformance by our key customers could materially and adversely affect our business, financial condition or results of operations and reduce our ability to make distributions to our unitholders. Additionally, we derive our revenues primarily from customers in the energy industry. This industry concentration has the potential to impact our overall exposure to credit risk, either positively or negatively, in that our customers could be affected by similar changes in economic, industry or other conditions, including changing commodities prices. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to us. Our counterparties to our commodity based derivative instruments as of December 31, 2008 were BP Energy Company and Bank of Oklahoma, N.A. Our counterparty to our interest rate swap is Wells Fargo Bank, N.A.

Competition

The natural gas gathering, treating, processing and marketing industries are highly competitive. We face strong competition in acquiring new natural gas supplies. Our competitors include other natural gas gatherers that gather, compress, treat, process and market natural gas. Competition for natural gas supplies is primarily based on the reputation, efficiency, flexibility and reliability of the gatherer, the pricing arrangements offered by the gatherer and the location of the gatherer’s pipeline facilities. We provide flexible services to natural gas producers, including natural gas gathering, compression, dehydrating, treating and processing. We believe our ability to furnish these services gives us an advantage in competing for new supplies of natural gas because we can provide the services that producers, marketers and others require to connect their natural gas quickly and efficiently. In addition, using centralized treating and processing facilities, we can in most cases attract producers that require these services and at a lower initial capital cost. For natural gas that exceeds the maximum contaminant levels and NGL specifications for interconnecting natural gas pipelines and downstream markets, we believe that we offer treating and other processing services on competitive terms. In addition,

15

with respect to natural gas suppliers attached to our pipeline systems, we provide such natural gas supplies on a flexible basis.

We believe that our producers prefer a midstream energy company with the flexibility to accept natural gas not meeting typical industry standard gas quality requirements. The primary difference between us and our competitors is that we provide an integrated and responsive package of midstream services, while most of our competitors typically offer only a few select services. We believe that offering an integrated package of services, while remaining flexible in the types of contractual arrangements that we offer producers, allows us to compete more effectively for new natural gas supplies.

Many of our competitors have capital resources and control supplies of natural gas greater than ours. Our primary competitors on the Eagle Chief gathering system are Atlas Pipeline Partners, Mustang Fuel Corporation, Duke Energy Field Services and SemGas, L.P. Our primary competitor on the Bakken gathering system and the Badlands gathering system is Bear Paw Energy, and on the Matli gathering system, our competitor is Enogex, Inc. Our primary competitors on the Kinta Area gathering systems are CenterPoint Energy Field Services and Superior Pipeline Company. Our primary competitors on the Woodford Shale gathering system are MarkWest Energy Partners, Enogex, Inc., Antero Resources Midstream Corporation and Copano Energy, L.L.C. We do not have a major competitor on the Worland gathering system.

Regulation

Regulation by the FERC of Interstate Natural Gas Pipelines.  We do not own any interstate natural gas pipelines, so the Federal Energy Regulatory Commission, or the FERC, does not directly regulate any of our operations. However, the FERC’s regulation influences certain aspects of our business and the market for our products and services. In general, the FERC has authority over natural gas companies that provide natural gas pipeline transportation services in interstate commerce, and its authority to regulate those services includes:

•	the certification and construction of new facilities;

•	the extension or abandonment of services and facilities;

•	the maintenance of accounts and records;

•	the acquisition and disposition of facilities;

•	the initiation and discontinuation of services; and

•	various other matters.

In recent years, the FERC has pursued pro-competitive policies in its regulation of interstate natural gas pipelines. However, we can provide no assurance that the FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas transportation capacity.

Regulation of Intrastate Natural Gas Transportation Pipelines.  We do not own any pipelines that provide intrastate natural gas transportation, so state regulation of non-gathering pipeline transportation does not directly affect our operations. As with FERC regulation described above, however, state regulation of pipeline transportation may influence certain aspects of our business and the market for our products.

Gathering Pipeline Regulation.  Section 1(b) of the Natural Gas Act, or NGA, exempts natural gas gathering facilities from the jurisdiction of the FERC. We own a number of natural gas pipelines that we believe would meet the traditional tests the FERC has used to establish a pipeline’s status as a gatherer not subject to the FERC jurisdiction. However, there is no bright-line distinction between FERC-regulated natural gas transportation services and federally unregulated gathering services. Moreover, this distinction is the subject of regular litigation. Thus, the classification and regulation of some of our gathering facilities may be subject to change based on future determinations by the FERC and the courts.

In the states in which we operate, regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirement and complaint based rate

16

regulation. For example, we are subject to state ratable take and common purchaser statutes. Ratable take statutes generally require gatherers to take, without undue discrimination, natural gas production that may be tendered to the gatherer for handling. In certain circumstances, such laws will apply even to gatherers like us that do not provide third party, fee-based gathering service and may require us to provide such third party service at a regulated rate. Similarly, common purchaser statutes generally require gatherers to purchase without undue discrimination as to source of supply or producer. These statutes are designed to prohibit discrimination in favor of one producer over another producer or one source of supply over another source of supply. These statutes have the effect of restricting our right as an owner of gathering facilities to decide with whom we contract to purchase or gather natural gas.

Natural gas gathering may receive greater regulatory scrutiny at both the state and federal levels now that the FERC has taken a less stringent approach to regulation of the gathering activities of interstate pipeline transmission companies and a number of such companies have transferred gathering facilities to unregulated affiliates.

Our gathering operations could be adversely affected should they be subject in the future to the application of state or federal regulation of rates and services. Our gathering operations also may be or become subject to safety and operational regulations relating to the design, installation, testing, construction, operation, replacement and management of gathering facilities. Additional rules and legislation pertaining to these matters are considered or adopted from time to time. We cannot predict what effect, if any, such changes might have on our operations, but the industry could be required to incur additional capital expenditures and increased costs depending on future legislative and regulatory changes.

Sales of Natural Gas, NGLs and Other Products.  The price at which we buy and sell natural gas currently is not subject to federal regulation and, for the most part, is not subject to state regulation. The price at which we buy and sell NGLs and other products is not subject to regulation. Our sales of natural gas, NGLs and other products are affected by the availability, terms and cost of pipeline transportation. Pipeline rates, terms of access and terms and conditions of service are subject to extensive federal and state regulation. The FERC is continually proposing and implementing new rules and regulations affecting those segments of the natural gas industry, most notably interstate natural gas transmission companies that remain subject to the FERC’s jurisdiction. These initiatives also may affect the intrastate transportation of natural gas under certain circumstances. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry, and these initiatives generally reflect more light handed regulation. We cannot predict the ultimate impact of these regulatory changes to our natural gas marketing operations. We do not believe that we will be affected by any such FERC action materially differently than other natural gas marketers with whom we compete.

Under the Energy Policy Act of 2005, FERC possesses regulatory oversight over natural gas markets, including the purchase, sale and transportation activities of non-interstate pipelines and other natural gas market participants. The Commodity Futures Trading Commission, or the CFTC, also holds authority to monitor certain segments of the physical and futures energy commodities market pursuant to the Commodity Exchange Act. With regard to physical purchases and sales of natural gas, NGLs and other products, our gathering services related to these energy commodities, and any related hedging activities that we undertake, we are required to observe these anti-market manipulation laws and related regulations enforced by FERC and/or the CFTC. These agencies hold substantial enforcement authority, including the ability to assess civil penalties of up to $1 million per day per violation, to order disgorgement of profits and to recommend criminal penalties. FERC has continued to impose additional regulations intended to prevent market manipulation and to promote price transparency. For example, new FERC rules require wholesale purchasers and sellers of natural gas to report to FERC certain aggregated volume and other purchase and sales data for the previous calendar year. Should we violate the anti-market manipulation laws and regulations, we could also be subject to related third party damage claims by, among others, sellers, royalty owners and taxing authorities.

17

Environmental Matters

The operation of pipelines, plants and other facilities for gathering, compressing, dehydrating, treating, and processing of natural gas and fractionating NGLs and other products is subject to stringent and complex laws and regulations pertaining to health, safety and the environment. As an owner or operator of these facilities, we must comply with these laws and regulations at the federal, regional, state and local levels. These laws and regulations can restrict or impact our business activities in many ways, such as:

•	requiring the acquisition of permits or other approvals to conduct regulated activities;

•	restricting the way we can handle or dispose of our wastes;

•	limiting or prohibiting construction activities in sensitive areas such as wetlands, coastal regions, or areas inhabited by endangered species;

•	requiring remedial action to mitigate pollution conditions caused by our operations, or attributable to former operations; and

•	enjoining the operations of facilities deemed in non-compliance with permits issued pursuant to such environmental laws and regulations.

Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict and, under certain circumstances, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of substances or waste products into the environment.

The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and thus there can be no assurance as to the amount or timing of future expenditures for environmental compliance or remediation. Actual future expenditures may be different from the amounts we currently anticipate. We try to anticipate future regulatory requirements that might be imposed and plan accordingly to remain in compliance with changing environmental laws and regulations and to minimize the costs of such compliance. While we believe that we are in substantial compliance with current applicable federal and state environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on our results of operations or financial condition, there is no assurance that this trend of compliance will continue in the future. Moreover, while we believe that the various environmental activities in which we are presently engaged will not affect our operational ability to gather, compress, treat and process natural gas or fractionate NGLs, we cannot assure you that future events, such as changes in existing laws, the promulgation of new laws, or the development or discovery of new facts or conditions will not cause us to incur significant costs.

The following is a summary of the more significant existing environmental laws to which our business operations are subject and with which compliance may have a material adverse effect on our capital expenditures, earnings or competitive position.

Air Emissions.  Our operations are subject to the federal Clean Air Act, as amended and comparable state laws. These laws regulate emissions of air pollutants from various industrial sources, including processing and treatment plants, fractionation facilities and compressor stations, and also impose various monitoring and reporting requirements. Such laws may require that we obtain pre-approval for the construction or modification of certain projects or facilities expected to produce air emissions or result in the increase of existing air emissions, obtain and comply with air permits containing various emissions and operational limitations, or utilize specific emission control technologies to limit emissions. Our failure to comply with these requirements could subject us to monetary penalties, injunctions, conditions or restrictions on operations, and potentially criminal enforcement actions. We will be required to incur certain capital expenditures in the future for air pollution control equipment in connection with obtaining and maintaining operating permits and approvals for air emissions. We believe, however, that our operations will not be materially adversely affected by such

18

requirements, and the requirements are not expected to be any more burdensome to us than to other similarly situated companies.

Hazardous Waste.  Our operations generate wastes, including hazardous wastes that are subject to the federal Resource Conservation and Recovery Act, as amended, or RCRA, and comparable state laws, which impose detailed requirements for the handling, storage, treatment and disposal of hazardous and solid waste. While RCRA currently excludes from the definition of hazardous waste produced waters and other wastes associated with the exploration, development, or production of crude oil and natural gas, these oil and gas exploration and production wastes may still be regulated under state law or the less stringent solid waste requirements of RCRA. Moreover, ordinary industrial wastes such as paint wastes, waste solvents, laboratory wastes, and waste compressor oils may be regulated as hazardous waste. The transportation of natural gas in pipelines may also generate wastes that are subject to RCRA or comparable state law requirements.

Site Remediation.  The Comprehensive Environmental Response, Compensation and Liability Act, as amended, or CERCLA, also known as “Superfund,” and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons responsible for the release of hazardous substances into the environment. Such classes of persons include the current and past owners or operators of sites where a hazardous substance was released, and companies that disposed or arranged for disposal of hazardous substances at offsite locations such as landfills. Although petroleum as well as natural gas is excluded from CERCLA’s definition of “hazardous substance,” in the course of our ordinary operations we will generate wastes that may fall within the definition of a “hazardous substance.” CERCLA authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. Under CERCLA, we could be subject to joint and several liability for the costs of cleaning up and restoring sites where hazardous substances have been released, for damages to natural resources, and for the costs of certain health studies.

We currently own or lease, and in the past have owned or leased, properties that have been used for natural gas and NGL gathering, treating, processing, and fractionating activities for many years. Although we believe that we have utilized operating and waste disposal practices that were standard in the industry at the time, hazardous substances, wastes, or hydrocarbons may have been released on or under the properties owned or leased by us, or on or under other locations where such substances have been taken for recycling or disposal. In addition, some of our properties have been operated by third parties whose treatment and disposal of hazardous substances, wastes, or hydrocarbons was not under our control. These properties and the substances disposed or released on them may be subject to CERCLA, RCRA, and analogous state laws. Under such laws, we could be required to remove previously disposed substances, hazardous wastes and hydrocarbons or remediate contaminated property.

Water Discharges.  Our operations are subject to the Federal Water Pollution Control Act, as amended, also known as the Clean Water Act, and analogous state laws. These laws impose detailed requirements and strict controls regarding the discharge of pollutants into state waters and waters of the United States. The unpermitted discharge of pollutants, including discharges resulting from a spill or leak incident, is prohibited by the U.S. Environmental Protection Agency, or EPA, or analogous state agencies. The Clean Water Act and regulations implemented thereunder also prohibit discharges of dredged and fill material into wetlands and other waters of the United States unless authorized by an appropriately issued permit. Any unpermitted release of pollutants from our pipelines or facilities could result in administrative civil and criminal penalties as well as significant remedial obligations.

Global Warming and Climate Change.  In response to public concerns suggesting that emissions of certain gases, referred to as “greenhouse gases” and including carbon dioxide and methane, may be contributing to warming of the Earth’s atmosphere, President Obama has expressed support for, and it is anticipated that the current session of the U.S. Congress will consider climate change-related legislation to reduce greenhouse gas emissions. In addition, at least one-third of the states, either individually or through multi-state regional initiatives, already have taken legal measures to reduce emissions of greenhouse gases, primarily through the planned development of greenhouse gas emission inventories and/or greenhouse gas cap

19

and trade programs. As an alternative to reducing emissions of greenhouse gases under cap and trade programs, the Congress may consider the implementation of a program to tax the emission of carbon dioxide and other greenhouse gases. The cap and trade programs could require major sources of emissions, such as electric power plants, or major producers of fuels, such as refineries or gas processing plants, to acquire and surrender emission allowances. Depending on the particular cap and trade program, we could be required to purchase and surrender allowances, either for greenhouse gas emissions resulting from our operations (e.g., compressor stations) or from combustion of fuels (e.g., natural gas or NGLs) we process. Similarly, depending on the design and implementation of a program to tax emissions or greenhouse gases, our operations could face additional taxes and higher cost of doing business. Although we would not be impacted to a greater degree than other similarly situated gatherers and processors of natural gas or NGLs, a stringent greenhouse gas control or taxing program could have an adverse effect on our cost of doing business and could reduce demand for the natural gas and NGLs we gather and process.

Also, as a result of the U.S. Supreme Court’s decision in 2007 in Massachusetts, et al. v. EPA, the EPA may regulate carbon dioxide and other greenhouse gas emissions from mobile sources such as cars and trucks, even if Congress does not adopt new legislation specifically addressing emissions of greenhouse gases. The Court’s holding in Massachusetts that greenhouse gases including carbon dioxide fall under the federal Clean Air Act’s definition of “air pollutant” may also result in future regulation of carbon dioxide and other greenhouse gas emissions from stationary sources under certain Clean Air Act programs. In July 2008, the EPA released an “Advance Notice of Proposed Rulemaking” regarding possible future regulation of greenhouse gas emissions under the Clean Air Act, in response to the Supreme Court’s decision in Massachusetts. In the notice, the EPA evaluated the potential regulation of greenhouse gases under the Clean Air Act and other potential methods of regulating greenhouse gases. Although the notice did not propose any specific, new regulatory requirements for greenhouse gases, it indicates that federal regulation of greenhouse gas emissions could occur in the near future even if Congress does not adopt new legislation specifically addressing emissions of greenhouse gases. Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address greenhouse gas emissions would impact our business, any such new federal, regional or state restrictions on or taxing of emissions of carbon dioxide in areas of the United States in which we conduct business could adversely affect our cost of doing business and demand for the natural gas and NGLs we gather and process.

Pipeline Safety.  Some of our pipelines are subject to regulation by the U.S. Department of Transportation, or the DOT, under the Natural Gas Pipeline Safety Act of 1968, as amended, or the NGPSA, pursuant to which the DOT has established requirements relating to the design, installation, testing, construction, operation, replacement and management of pipeline facilities. The NGPSA covers the pipeline transportation of natural gas and other gases, and the transportation and storage of liquefied natural gas and requires any entity that owns or operates pipeline facilities to comply with the regulations under the NGPSA, to permit access to and allow copying of records and to make certain reports and provide information as required by the Secretary of Transportation. We believe that our natural gas pipeline operations are in substantial compliance with applicable NGPSA requirements; however, due to the possibility of new or amended laws and regulations or reinterpretation of existing laws and regulations, future compliance with the NGPSA could result in increased costs that, at this time, cannot reasonably be quantified.

The DOT, through the Pipeline and Hazardous Materials Safety Administration, adopted regulations to implement the Pipeline Safety Improvement Act of 2002, as amended by the Pipeline Inspection, Protection, Enforcement and Safety Act of 2006, which requires pipeline operators to, among other things, develop integrity management programs for gas transmission pipelines that, in the event of a failure, could affect “high consequence areas.” “High consequence areas” are defined as areas with specified population densities, buildings containing populations of limited mobility, and areas where people gather that are located along the route of a pipeline. States in which we operate have adopted similar regulations applicable to intrastate gathering and transmission lines. Our pipeline systems are largely excluded from these regulations and are not generally situated within areas that would be designated “high consequence.“Therefore, compliance with these regulations has not had a significant impact on our operations.

20

Employee Health and Safety.  We are subject to the requirements of the Occupational Safety and Health Act, or OSHA, and comparable state laws that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that information be maintained about hazardous materials used or produced in our operations and that this information be provided to employees, state and local government authorities and citizens.

Hydrogen Sulfide.  Exposure to gas containing high levels of hydrogen sulfide, referred to as sour gas, is harmful to humans, and exposure can result in death. The gas handled at our Worland gathering system contains high levels of hydrogen sulfide, and we employ numerous safety precautions at the system to ensure the safety of our employees. There are various federal and state environmental and safety requirements for handling sour gas, and we are in substantial compliance with all such requirements.

Anti-Terrorism Measures.  The federal Department of Homeland Security Appropriations Act of 2007 required the Department of Homeland Security, or DHS, to issue regulations establishing risk-based performance standards for the security of chemical and industrial facilities, including oil and gas facilities that are deemed to present “high levels of security risk.” The DHS issued an interim final rule in April 2007 regarding risk-based performance standards to be attained pursuant to the act and, on November 20, 2007, further issued an Appendix A to the interim rule that established chemicals of interest and their respective threshold quantities that will trigger compliance with the interim rule. Facilities possessing greater than threshold levels of these chemicals of interest were required to prepare and submit to the DHS in January 2008 initial screening surveys that the agency would use to determine whether the facilities presented a high level of security risk. Covered facilities that are determined by DHS to pose a high level of security risk will be notified by DHS and will be required to prepare and submit Security Vulnerability Assessments and Site Security Plans as well as comply with other regulatory requirements, including those regarding inspections, audits, recordkeeping, and protection of chemical-terrorism vulnerability information. In January 2008, we prepared and submitted to the DHS initial screening surveys for five facilities operated by us that possess regulated chemicals of interest in excess of the Appendix A threshold levels. In June 2008, the DHS advised us that theses five facilities were determined by the agency not to present high levels of security risk and thus did not require further assessment under the interim rules.

Title to Properties

Substantially all of our pipelines are constructed on rights-of-way granted by the apparent record owners of the property. Lands over which pipeline rights-of-way have been obtained may be subject to prior liens that have not been subordinated to the right-of-way grants. We have obtained, where necessary, license or permit agreements from public authorities and railroad companies to cross over or under, or to lay facilities in or along, waterways, county roads, municipal streets, railroad properties and state highways, as applicable. In some cases, property on which our pipelines were built was purchased in fee.

Some of our leases, easements, rights-of-way, permits, licenses and franchise ordinances require the consent of the current landowner to transfer these rights, which in some instances is a governmental entity. We believe that we have obtained or will obtain sufficient third party consents, permits and authorizations for the transfer of the assets necessary for us to operate our business in all material respects. With respect to any consents, permits or authorizations that have not been obtained, we believe that these consents, permits or authorizations will be obtained reasonably soon, or that the failure to obtain these consents, permits or authorizations will have no material adverse effect on the operation of our business.

We lease the majority of the surface land on which our gathering systems operate. With respect to our Bakken gathering system, we own the land on which the processing plant is located and the land on which the three compressor stations are located. With respect to our Badlands gathering system, we own the land on which the Badlands processing plant is located and we lease the land on which the seven compressor sites are located. With respect to our Eagle Chief gathering system, we lease the surface land on which the Eagle Chief processing plant, seven of the eight compressor stations, a produced water dumping station and the three pumping stations are located. We lease the surface lands on which twelve of the thirteen Kinta Area compressors are located. At our Woodford Shale gathering system, we own the land on which one compressor

21

station is located and lease the surface land on three compressor station locations. We lease the surface lands on which our Matli processing plant and three compressor stations are located and in our Worland gathering system, we lease the surface land on which the Worland processing plant and the seven compressor stations are located. We own the land on which the North Dakota Bakken processing plant is being constructed.

We believe that we have satisfactory title to all of our assets. Record title to some of our assets may continue to be held by our affiliates until we have made the appropriate filings in the jurisdictions in which such assets are located and obtained any consents and approvals that are not obtained prior to transfer. Title to property may be subject to encumbrances. We believe that none of these encumbrances will materially detract from the value of our properties or from our interest in these properties, nor will they materially interfere with their use of these properties in the operation of our business.

We believe that we either own in fee or have leases, easements, rights-of-way or licenses and have obtained the necessary consents, permits and franchise ordinances to conduct our operations in all material respects.

Office Facilities

We occupy approximately 12,358 square feet of space at our executive offices in Enid, Oklahoma, under leases expiring April 30, 2011. While we may require additional office space as our business expands, we believe that our existing facilities are adequate to meet our needs for the immediate future and that additional facilities will be available on commercially reasonable terms as needed.

Employees

We have no employees. Prior to September 25, 2006, employees of our general partner, Hiland Partners GP, LLC, provided services to us. In connection with the initial public offering of Hiland Holdings, LP, all of the employees of our general partner became employees of the general partner of Hiland Holdings, LP, Hiland Partners GP Holdings, LLC. As of December 31, 2008, Hiland Partners GP Holdings, LLC had 121 full-time employees who provide services to us. We are not a party to any collective bargaining agreements, and we have not had any significant labor disputes in the past. We believe we have good relations with the employees of Hiland Partners GP Holdings, LLC.

Address, Internet Web site and Availability of Public Filings

We maintain our principal corporate offices at 205 West Maple, Suite 1100, Enid, Oklahoma 73701. Our telephone number is (580) 242-6040. Our Internet address is www.hilandpartners.com. We make the following information available free of charge on our Internet Web site:

•	Annual Report on Form 10-K;

•	Quarterly Reports on Form 10-Q;

•	Current Reports on Form 8-K;

•	Amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

•	Charters for our Audit, Conflicts, and Compensation Committees;

•	Code of Business Conduct and Ethics;

•	Code of Ethics for Chief Executive Officer and Senior Financial Officers; and

•	Environmental, Health and Safety Policy Statements

We make our SEC filings available on our Web site as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. The above information is available in print to anyone who requests it.

22

Item 1A.	Risk Factors

Limited partner interests are inherently different from capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. The following risks could materially and adversely affect our business, financial condition or results of operations. In that case, the amount of the distributions on our common units could be materially and adversely affected and the trading price of our common units could decline.

Risks Related to Our Business

If commodity prices do not significantly improve above the expected prices for 2009, we may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as June 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured or we receive an infusion of equity capital. Failure to comply with the covenants could cause an event of default under our credit facility.

Our credit facility contains covenants requiring us to maintain certain financial ratios and comply with certain financial tests, which, among other things, require us and our subsidiary guarantors, on a consolidated basis, to maintain specified ratios or conditions as follows:

•	EBITDA to interest expense of not less than 3.0 to 1.0; and

•	consolidated funded debt to EBITDA of not more than 4.0 to 1.0 with the option to increase the consolidated funded debt to EBITDA ratio to not more than 4.75 to 1.0 for a period of up to nine months following an acquisition or a series of acquisitions totaling $40 million in a 12-month period (subject to an increased applicable interest rate margin and commitment fee rate).

As of December 31, 2008, we were in compliance with each of these ratios, which are tested quarterly. Our EBITDA to interest expense ratio was 5.0 to 1.0 and our consolidated funded debt to EBITDA ratio was 3.7 to 1.0. We intend to elect to increase the ratio to 4.75:1.0 on March 31, 2009. Our ability to remain in compliance with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flow from our operations and events or circumstances beyond our control. If commodity prices do not significantly improve above the expected prices for 2009, we may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as June 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured or we receive an infusion of equity capital.

Our failure to comply with any of the restrictions and covenants under our revolving credit facility could lead to an event of default and the acceleration of our obligations under those agreements. We may not have sufficient funds to make such payments. If we are unable to satisfy our obligations with cash on hand, we could attempt to refinance such debt, sell assets or repay such debt with the proceeds from an equity offering. We cannot assure that we will be able to generate sufficient cash flow to pay the interest on our debt or that future borrowings, equity financings or proceeds from the sale of assets will be available to pay or refinance such debt. The terms of our financing agreements may also prohibit us from taking such actions. Factors that will affect our ability to raise cash through an offering of our common units or other equity, a refinancing of our debt or a sale of assets include financial market conditions and our market value and operating performance at the time of such offering or other financing. We cannot assure that any such proposed offering, refinancing or sale of assets can be successfully completed or, if completed, that the terms will be favorable to us.

For additional information about the restrictions under our credit facility, please see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facility.”

We may not have sufficient cash after the establishment of cash reserves and payment of our general partner’s fees and expenses to enable us to pay distributions at the current level, or at all.

We may not have sufficient available cash each quarter to pay distributions at the current level, or at all. Under the terms of our partnership agreement, we must pay our general partner’s fees and expenses and set aside any cash reserve amounts before making a distribution to our unitholders. The amount of cash we can

23

distribute on our units principally depends upon the amount of cash we generate from our operations, which will fluctuate from quarter to quarter based on several factors, some of which are beyond our control, including:

•	the amount of natural gas gathered on our pipelines;

•	the throughput volumes at our processing, treating and fractionation plants;

•	the price of natural gas and crude oil;

•	the price of NGLs;

•	the relationship between natural gas and NGL prices;

•	the level of our operating costs;

•	the weather in our operating areas;

•	the level of competition from other midstream energy companies; and

•	the fees we charge and the margins we realize for our services.

In addition, the actual amount of cash we will have available for distribution will depend on other factors, some of which are beyond our control, including:

•	the level of capital expenditures we make;

•	the availability, if any, and cost of acquisitions;

•	our debt service requirements;

•	our ability to access capital markets and borrow money;

•	fluctuations in our working capital needs;

•	restrictions on distributions contained in our credit facility;

•	restrictions on our ability to make working capital borrowings under our credit facility to pay distributions;

•	prevailing economic conditions; and

•	the amount, if any, of cash reserves established by our general partner’s board of directors in its sole discretion for the proper conduct of our business.

Our cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect our ability to make distributions to unitholders or to service our debt.

We are subject to significant risks due to frequent and often substantial fluctuations in commodity prices. In the past, the prices of natural gas and NGLs have been extremely volatile, and we expect this volatility to continue. For the year ended December 31, 2008, our average realized natural gas sales price increased from $6.44/MMBtu in January to a high sales price of $10.05/MMBtu in July, then decreased to a low sales price of $3.38/MMBtu in November. Our average realized NGL sales price increased from $1.42 per gallon in January 2008 to a high sales price of $1.74 per gallon in June 2008, then decreased to a low sales price of $0.61 per gallon in December 2008. The markets and prices for natural gas and NGLs depend upon factors beyond our control. These factors include demand for oil, natural gas and NGLs, which fluctuate with changes in market and economic conditions and other factors, including:

•	the impact of weather on the demand for oil and natural gas;

•	the level of domestic oil and natural gas production;

•	the availability of imported oil and natural gas;

•	actions taken by foreign oil and gas producing nations;

24

•	the availability of local, intrastate and interstate transportation systems;

•	the availability and marketing of competitive fuels;

•	the impact of energy conservation efforts; and

•	the extent of governmental regulation and taxation.

We operate under three types of contractual arrangements under which our total segment margin is exposed to increases and decreases in the price of natural gas, NGLs and the relationship between natural gas and NGL prices: percentage-of-proceeds, percentage-of-index and index-minus-fees arrangements. Under percentage-of-proceeds arrangements, we generally purchase natural gas from producers for an agreed percentage of proceeds or upon an index related price, and then sell the resulting residue gas and NGLs or NGL products at index related prices. Under percentage-of-index arrangements, we purchase natural gas from producers at a fixed percentage of the index price for the natural gas they produce and subsequently sell the residue gas and NGLs or NGL products at market prices. Under index-minus-fees arrangements, we purchase natural gas from producers at an expected index related price less fees to gather, dehydrate, compress, treat and/or process the natural gas. Under these types of contracts our revenues and total segment margin increase or decrease, whichever is applicable, as the price of natural gas and NGLs fluctuates.

Because of the natural decline in production from existing wells, our success depends on our ability to obtain new supplies of natural gas, which involves factors beyond our control. Any decrease in supplies of natural gas in our areas of operation could adversely affect our business and operating results and reduce our ability to make distributions to our unitholders or to service our debt.

Our gathering systems and processing plants are dependent on the level of production from oil and natural gas wells that supply our systems with natural gas and from which production will naturally decline over time. As a result, our cash flows associated with these wells will also decline over time. In order to maintain or increase throughput volume levels on our gathering systems and the asset utilization rates at our natural gas processing plants, we must continually obtain new supplies of natural gas. The primary factors affecting our ability to obtain new supplies of natural gas and attract new customers to our assets are the level of successful drilling activity near our gathering systems and our ability to compete with other gathering and processing companies for volumes from successful new wells.

The level of drilling activity is dependent on economic and business factors beyond our control. Fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of new oil and natural gas reserves. Drilling activity generally decreases as oil and natural gas prices decrease. Natural gas, crude oil and NGL prices have been high in recent years compared to historical periods, but have decreased significantly during the fourth quarter of 2008 and thus far in 2009. This decline in natural gas prices coupled with the effect of illiquid capital markets has led to a decrease in drilling activity in our areas of operation.

In addition, producers may decrease their drilling activity levels due to the current deterioration in the credit markets. Many of our customers finance their drilling activities though cash flow from operations, the incurrence of debt or the issuance of equity. Recently, there has been a significant decline in the credit markets and the availability of credit. Additionally, many of our customers’ equity values have substantially declined. The combination of a reduction of cash flow resulting from declines in commodity prices, a reduction in borrowing bases under reserve-based credit facilities and the lack of availability of debt or equity financing may result in a significant reduction in our customers’ spending. For example, a number of our customers have announced reduced capital expenditure budgets for 2009.

Other factors that impact production decisions include producers’ capital budget limitations, the ability of producers to obtain necessary drilling and other governmental permits and regulatory changes. Because of these factors, even if additional crude oil or natural gas reserves were discovered in areas served by our assets, producers may choose not to develop those reserves. If we were not able to obtain new supplies of natural gas to replace the natural decline in volumes from existing wells due to reductions in drilling activity or competition, throughput volumes on our pipelines and the utilization rates of our processing facilities would

25

decline, which could have a material adverse effect on our business, results of operations and financial condition.

If we fail to obtain new sources of natural gas supply, our revenues and cash flow may be adversely affected and our ability to make distributions to our unitholders or service our debt.

We face competition in acquiring new natural gas supplies. Competition for natural gas supplies is primarily based on the location of pipeline facilities, pricing arrangements, reputation, efficiency, flexibility and reliability. Our major competitors for natural gas supplies and markets include (1) Atlas Pipeline Partners, Mustang Fuel Corporation, Duke Energy Field Services, LLC and SemGas, L.P. at our Eagle Chief gathering system, (2) Enogex, Inc. at our Matli gathering system, (3) Bear Paw Energy, a subsidiary of ONEOK Partners, L.P., at our Badlands and Bakken gathering systems, (4) CenterPoint Energy Field Services and Superior Pipeline Company, L.L.C., a subsidiary of Unit Corporation, at the Kinta Area gathering system and (5) MarkWest Energy Partners, Enogex, Inc., Antero Resources Midstream Corporation and Copano Energy, L.L.C. at the Woodford Shale gathering system. Many of our competitors have greater financial resources than we do, which may better enable them to pursue additional gathering and processing opportunities than us.

We depend on certain key producers for a significant portion of our supply of natural gas, and the loss of any of these key producers could reduce our supply of natural gas and adversely affect our financial results.

For the year ended December 31, 2008, CLR, Chesapeake Energy Corporation and Enerplus Resources (USA) Corporation supplied us with approximately 49%, 13% and 10%, respectively, of our total natural gas volumes purchased. BP America Production Company and Chesapeake Energy Corporation supplied us with approximately 52% and 13%, respectively, of our natural gas volumes gathered. Certain of our natural gas gathering systems is dependent on one or more of these producers. To the extent that these producers reduce the volumes of natural gas that they supply us as a result of competition or otherwise, we would be adversely affected unless we were able to acquire comparable supplies of natural gas on comparable terms from other producers, which may not be possible in areas where the producer that reduces its volumes is the primary producer in the area.

Our ability to grow depends in part on our ability to make acquisitions that result in an increase in the cash generated from operations per unit. If we do not make acquisitions on economically acceptable terms, our future growth may be limited.

Our ability to grow depends in part on our ability to make acquisitions that result in an increase in the cash generated from operations per unit. If we are unable to make these accretive acquisitions because we are: (1) unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts with them, (2) unable to obtain financing for these acquisitions on economically acceptable terms, or (3) outbid by competitors, then our future growth and ability to increase distributions may be limited. Furthermore, even if we do make acquisitions that we believe will be accretive, these acquisitions may nevertheless result in a decrease in the cash generated from operations per unit. Any acquisition involves potential risks, including, among other things:

•	mistaken assumptions about revenues and costs, including synergies;

•	an inability to integrate successfully the businesses we acquire;

•	the assumption of unknown liabilities;

•	limitations on rights to indemnity from the seller;

•	the diversion of management’s attention from other business concerns;

•	unforeseen difficulties operating in new product areas or new geographic areas; and

•	customer or key employee losses at the acquired businesses.

26

If we consummate any future acquisitions, our capitalization and results of operations may change significantly, and you will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of these funds and other resources.

Our acquisition approach is based, in part, on ongoing divestitures of midstream assets by large industry participants. A material decrease in such divestitures would limit our opportunities for future acquisitions and could adversely affect our operations and cash flows available for distribution to our unitholders.

Our ability to engage in construction projects and to make acquisitions will require access to a substantial amount of capital. Our inability to obtain adequate sources of financing on economically acceptable terms may limit our growth opportunities, which could have a negative impact on our cash available to pay distributions.

Our ability to engage in construction projects or to make acquisitions is dependent on obtaining adequate sources of outside financing, including commercial borrowings and other debt and equity issuances. While the initial funding of our acquisitions may consist of debt financing, our financial strategy is to finance acquisitions approximately equally with equity and debt, and we would expect to repay such debt with proceeds of equity issuances to achieve this relatively balanced financing ratio.

Global market and economic conditions have been, and continue to be, disruptive and volatile. The debt and equity capital markets have been adversely affected by significant write-offs in the financial services sector relating to subprime mortgages, and the re-pricing of credit risk in the broadly syndicated market, among other things. These events have led to worsening general economic conditions. In particular, the cost of capital in the debt and equity capital markets has increased substantially, while the availability of funds from those markets has diminished significantly. Also, concerns about the stability of financial markets generally and the solvency of counterparties specifically have led to increases in the cost of obtaining money from the credit markets as many lenders and institutional investors have increased interest rates, enacted tighter lending standards and reduced funding and, in some cases, ceased to provide funding to borrowers.

If we are unable to finance our growth through external sources or are unable to achieve our targeted debt/equity ratios, or if the cost of such financing is higher than expected, we may be required to forgo certain construction projects or acquisition opportunities or such construction projects or acquisition opportunities may not result in expected increases in distributable cash flow. Accordingly, our inability to obtain adequate sources of financing on economically acceptable terms may limit our growth opportunities, which could have a negative impact on our cash available to pay distributions.

For additional information on our access to capital markets, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

We generally do not obtain independent evaluations of natural gas reserves dedicated to our gathering systems; therefore, volumes of natural gas gathered on our gathering systems in the future could be less than we anticipate. A decline in the volumes of natural gas gathered on our gathering systems would have an adverse effect on our results of operations and financial condition.

We generally do not obtain independent evaluations of natural gas reserves connected to our gathering systems due to the unwillingness of producers to provide reserve information as well as the cost of such evaluations. Accordingly, we do not have estimates of total reserves dedicated to our systems or the anticipated life of such reserves. If the total reserves or estimated life of the reserves connected to our gathering systems is less than we anticipate and we are unable to secure additional sources of natural gas, then the volumes of natural gas gathered on our gathering systems in the future could be less than we anticipate. A decline in the volumes of natural gas gathered on our gathering systems would have an adverse effect on our results of operations and financial condition.

27

We are exposed to the credit risks of our key customers, and any material nonpayment or nonperformance by our key customers could reduce our ability to make distributions to our unitholders or to service our debt.

We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any material nonpayment or nonperformance by our key customers could reduce our ability to make distributions to our unitholders. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to us.

Additionally, we derive our revenues primarily from customers in the energy industry. This industry concentration has the potential to impact our overall exposure to credit risk, either positively or negatively, in that our customers could be affected by similar changes in economic, industry or other conditions, including changing commodities prices.

We may not successfully balance our purchases of natural gas and our sales of residue gas and NGLs, which increases our exposure to commodity price risks.

We may not be successful in balancing our purchases and sales. In addition, a producer could fail to deliver expected volumes or deliver in excess of contracted volumes, or a purchaser could purchase less than contracted volumes. Any of these actions could cause our purchases and sales not to be balanced. If our purchases and sales are not balanced, we will face increased exposure to commodity price risks and could have increased volatility in our operating income.

Our construction of new assets or the expansion of existing assets may not result in revenue increases and is subject to regulatory, environmental, political, legal and economic risks, which could adversely affect our results of operations and financial condition.

One of the ways we may grow our business is through the construction of new midstream assets or the expansion of existing systems. The construction of additions or modifications to our existing systems, and the construction of new midstream assets involve numerous regulatory, environmental, political and legal uncertainties beyond our control and require the expenditure of significant amounts of capital. If we undertake these projects, they may not be completed on schedule at the budgeted cost, or at all. Moreover, our revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if we expand a new pipeline, the construction may occur over an extended period of time, and we will not receive any material increases in revenues until the project is completed. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which such growth does not materialize. Since we are not engaged in the exploration for and development of oil and natural gas reserves, we often do not have access to estimates of potential reserves in an area prior to constructing facilities in such area. To the extent we rely on estimates of future production in our decision to construct additions to our systems, such estimates may prove to be inaccurate because there are numerous uncertainties inherent in estimating quantities of future production. As a result, new facilities may not be able to attract enough throughput to achieve our expected investment return, which could adversely affect our results of operations and financial condition.

A change in the characterization of some of our assets by federal, state or local regulatory agencies or a change in policy by those agencies may result in increased regulation of our assets, which may cause our revenues to decline and operating expenses to increase.

Our gathering facilities are exempt from FERC regulation under the Natural Gas Act of 1938, or NGA, but FERC jurisdiction still affects our business and the market for our products. FERC’s policies and practices affect a wide range of activities bearing directly or indirectly on our business and operations, including, for example, FERCs regulations and policies related to open access transportation, ratemaking, capacity release, market center promotion, intrastate transportation, and market transparency. In recent years, FERC has pursued pro-competitive policies in its regulation of interstate natural gas pipelines. However, we cannot assure you that FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas transportation capacity. In addition, there is no bright-line distinction between FERC-regulated transmission service and federally unregulated gathering services. Moreover, this

28

distinction is the subject of regular litigation. Consequently, the classification and regulation of some of our gathering facilities may be subject to change based on future determinations by the FERC and the courts. A change in jurisdictional characterization may cause the affected facility’s revenues to decline and its operating expenses to increase.

Other state and local regulations also affect our business. Our gathering lines are subject to ratable take and common purchaser statutes in states in which we operate. Ratable take statutes generally require gatherers to take, without undue discrimination, natural gas production that may be tendered to the gatherer for handling. Similarly, common purchaser statutes generally require gatherers to purchase without undue discrimination as to source of supply or producer. These statutes restrict our right as an owner of gathering facilities to decide with whom we contract to purchase or transport natural gas. Federal law leaves any economic regulation of natural gas gathering to the states. States in which we operate have adopted complaint based regulation of natural gas gathering activities, which allows natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to natural gas gathering access and rate discrimination. While our proprietary gathering lines currently are subject to limited state regulation, there is a risk that state laws will be changed, which may give producers a stronger basis to challenge proprietary status of a line, or the rates, terms and conditions of a gathering line providing transportation service.

We may incur significant costs and liabilities in the future resulting from a failure to comply with new or existing environmental laws and regulations or an accidental release of hazardous substances, wastes or hydrocarbons into the environment. These costs could have an adverse effect on our ability to make distributions to unitholders.

Our operations are subject to stringent and complex federal, regional, state and local environmental laws and regulations governing the discharge of substances into the environment and environmental protection. These laws and regulations require us to acquire permits to conduct regulated activities, to incur capital expenditures to limit or prevent releases of substances from our facilities, and to respond to liabilities for pollution resulting from our operations. Governmental authorities enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws and regulations or newly adopted laws or regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict and, under certain circumstances, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances, wastes or hydrocarbons into the environment.

There is inherent risk of incurring significant environmental costs and liabilities in our business due to our handling of natural gas, condensate, oil, NGLs and wastes, the release of water discharges or air emissions related to our operations, and historical industry operations and waste disposal practices conducted by us or predecessors operators. For example, an accidental release from one of our pipelines or processing facilities could subject us to substantial liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property or natural resource damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase our compliance costs and the cost of any remediation that may become necessary. We may not be able to recover some or any of these costs from insurance.

If we are unable to obtain new rights-of-way or the cost of renewing existing rights-of-way increases, then we may be unable to fully execute our growth strategy and our cash flows could be adversely affected.

The construction of additions to our existing gathering assets may require us to obtain new rights-of-way prior to constructing new pipelines. We may be unable to obtain such rights-of-way to connect new natural gas

29

supplies to our existing gathering lines or capitalize on other attractive expansion opportunities. Additionally, it may become more expensive for us to obtain new rights-of-way or to renew existing rights-of-way. If the cost of obtaining new rights-of-way, or renewing existing rights-of-way increases, our cash flows could be adversely affected.

If we fail to renew any of our significant contracts as they expire under the terms of the particular agreement, our revenues and cash flow may be adversely affected and our ability to make distributions to our unitholders or service our debt may be reduced.

If we fail to renew any of our significant natural gas sales contracts, NGL sales arrangements, hedging contracts, natural gas purchase and gathering contracts or our compression services agreement as they expire under the terms of the particular agreement, we would be adversely affected unless we were able to replace such contract with a contract containing similar terms. For example, our compression services agreement with CLR had an initial term that ended on January 28, 2009 and now automatically renews for additional one-month terms unless terminated by either party by giving notice at least 15 days prior to the end of the then current term. If CLR elects to terminate the monthly agreement and we fail to renew the monthly agreement with CLR, we would be adversely affected unless we were able to provide air and water compression services to other parties in the area where our air and compression facilities are located.

Our business involves many hazards and operational risks, some of which may not be fully covered by insurance. If a significant accident or event occurs that is not fully insured, our operations and financial results could be adversely affected.

Our operations are subject to the many hazards inherent in the gathering, treating, processing and fractionation of natural gas and NGLs, including:

•	damage to pipelines, related equipment and surrounding properties caused by tornadoes, floods, fires and other natural disasters and acts of terrorism;

•	inadvertent damage from construction and farm equipment;

•	leaks of natural gas, NGLs and other hydrocarbons or losses of natural gas or NGLs as a result of the malfunction of measurement equipment or facilities at receipt or delivery points;

•	fires and explosions; and

•	other hazards, including those associated with high-sulfur content, or sour gas, that could also result in personal injury and loss of life, pollution and suspension of operations.

These risks could result in substantial losses due to personal injury and/or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of our related operations. A natural disaster or other hazard affecting the areas in which we operate could have a material adverse effect on our operations. We are not fully insured against all risks incident to our business. In accordance with typical industry practice, we do not have any property insurance on any of our underground pipeline systems that would cover damage to the pipelines. We are not insured against all environmental accidents that might occur, other than those considered to be sudden and accidental. In addition, we do not have business interruption insurance. If a significant accident or event occurs that is not fully insured, it could adversely affect our operations and financial condition.

Restrictions in our credit facility limit our ability to make distributions to you and may limit our ability to capitalize on acquisitions and other business opportunities.

Our credit facility contains various covenants limiting our ability to incur indebtedness, grant liens, engage in transactions with affiliates, make distributions to our unitholders and capitalize on acquisition or other business opportunities. It also contains covenants requiring us to maintain certain financial ratios and tests. We are prohibited from making any distribution to unitholders if such distribution would cause a default or an event of default under our credit facility. Any subsequent refinancing of our current indebtedness or any

30

new indebtedness could have similar or greater restrictions. At December 31, 2008, our outstanding long-term indebtedness was approximately $252.1 million under our senior secured revolving credit facility. Payments of principal and interest on the indebtedness will reduce the cash available for distribution on our units.

For additional information about the restrictions under our credit facility, please see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facility.”

Due to our lack of asset diversification, adverse developments in our midstream operations would reduce our ability to make distributions to our unitholders or to service our debt.

We rely exclusively on the revenues generated from our gathering, dehydration, treating, processing, fractionation and compression services businesses, and as a result, our financial condition depends upon prices of, and continued demand for, natural gas, crude oil and NGLs. Due to our lack of diversification in asset type, an adverse development in one of these businesses would have a significantly greater impact on our financial condition and results of operations than if we maintained more diverse assets.

Our hedging activities may not be as effective as we intend in reducing the volatility of our cash flows, and in certain circumstances may actually increase the volatility of our cash flows.

We utilize derivative financial instruments related to the future price of natural gas and to the future price of NGLs with the intent of reducing volatility in our cash flows due to fluctuations in commodity prices. While our hedging activities are designed to reduce commodity price risk, we remain exposed to fluctuations in commodity prices.

The extent of our commodity price exposure is related largely to the effectiveness and scope of our hedging activities. For example, the derivative instruments we utilize are based on posted market prices, which may differ significantly from the actual natural gas prices or NGLs prices that we realize in our operations. Furthermore, our hedges relate to only a portion of the volume of our expected sales and, as a result, we will continue to have direct commodity price exposure to the unhedged portion. Our actual future sales may be significantly higher or lower than we estimate at the time we enter into derivative transactions for such period. If the actual amount is higher than we estimate, we will have greater commodity price exposure than we intended. If the actual amount is lower than the amount that is subject to our derivative financial instruments, we might be forced to satisfy all or a portion of our derivative transactions without the benefit of the cash flow from our sale or purchase of the underlying physical commodity, resulting in a substantial diminution of our liquidity.

As a result of these factors, our hedging activities may not be as effective as we intend in reducing the volatility of our cash flows, and in certain circumstances may actually increase the volatility of our cash flows. In addition, our hedging activities are subject to the risks that a counterparty may not perform its obligation under the applicable derivative instrument, the terms of the derivative instruments are imperfect, and our hedging procedures may not be properly followed. We cannot assure you that the steps we take to monitor our derivative financial instruments will detect and prevent violations of our risk management policies and procedures, particularly if deception or other intentional misconduct is involved.

Completion of significant, unbudgeted expansion projects may require debt and/or equity financing which may not be available to us on acceptable terms, or at all.

We plan to fund our expansion capital expenditures, including any future expansions we may undertake, with proceeds from sales of our debt and equity securities and borrowings under our revolving credit facility; however, we cannot be certain that we will be able to issue our debt and equity securities on terms or in the proportions that we expect, or at all, and we may be unable to refinance our revolving credit facility when it expires. In addition, we may be unable to obtain adequate funding under our current revolving credit facility because our lending counterparties may be unwilling or unable to meet their funding obligations.

31

Global financial markets and economic conditions have been, and continue to be, disrupted and volatile. The debt and equity capital markets have been exceedingly distressed. These issues, along with significant write-offs in the financial services sector, the re-pricing of credit risk and the current weak economic conditions have made, and will likely continue to make, it difficult to obtain funding.

The cost of raising money in the debt and equity capital markets has increased substantially while the availability of funds from those markets generally has diminished significantly. Also, as a result of concerns about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets generally has increased as many lenders and institutional investors have increased interest rates, enacted tighter lending standards, refused to refinance existing debt at maturity at all or on terms similar to our current debt and reduced and, in some cases, ceased to provide funding to borrowers.

A significant increase in our indebtedness, or an increase in our indebtedness that is proportionately greater than our issuances of equity, as well as the credit market and debt and equity capital market conditions discussed above could negatively impact our ability to remain in compliance with the financial covenants under our revolving credit agreement which could have a material adverse effect on our financial condition, results of operations and cash flows. If we are unable to finance our expansion projects as expected, we could be required to seek alternative financing, the terms of which may not be attractive to us, or to revise or cancel our expansion plans. If we are unable to finance our expansion projects as expected, this could have a material adverse effect on our operations, which could reduce our ability to make distributions to our unitholders.

Increases in interest rates could increase our borrowing costs, adversely impact our unit price and our ability to issue additional equity, which could have an adverse effect on our cash flows and our ability to fund our growth.

Due to the recent volatility and decline in the credit markets, the interest rate on our credit facility could increase, which would reduce our cash flows. In addition, interest rates on future credit facilities and debt offerings could be higher than current levels, causing our financing costs to increase accordingly. As with other yield-oriented securities, the market price for our units will be affected by the level of our cash distributions and implied distribution yield. The distribution yield is often used by investors to compare and rank yield-oriented securities for investment decision-making purposes. Therefore, changes in interest rates, either positive or negative, may affect the yield requirements of investors who invest in our units, and a rising interest rate environment could have an adverse effect on our unit price and our ability to issue additional equity in order to make acquisitions, to reduce debt or for other purposes.

Risks Inherent in an Investment in Us

Harold Hamm and his affiliates control our general partner, which has sole responsibility for conducting our business and managing our operations. Affiliates of Harold Hamm and our general partner have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to your detriment.

Harold Hamm and his affiliates control Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings, a publicly traded Delaware limited partnership that directly or indirectly owns 100% of our general partner. As a result, Harold Hamm and his affiliates control our general partner, which has sole responsibility for conducting our business and managing our operations. Conflicts of interest may arise between Harold Hamm and his affiliates, including our general partner, on the one hand, and us and our unitholders, on the other hand. As a result of these conflicts, the general partner may favor its own interests and the interests of its affiliates over the interests of our unitholders. These conflicts include, among others, the following situations:

•	Harold Hamm and his affiliates control CLR; neither our partnership agreement nor any other agreement requires CLR to pursue a business strategy that favors us;

32

•	our general partner is allowed to take into account the interests of parties other than us, in resolving conflicts of interest;

•	our general partner has limited its liability and reduced its fiduciary duties, and has also restricted the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty;

•	our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuance of additional limited partner securities, and reserves, each of which can affect the amount of cash that is distributed to unitholders;

•	our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf;

•	our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates; and

•	our general partner decides whether to retain separate counsel, accountants, or others to perform services for us.

Unitholders have limited voting rights and limited ability to influence our operations and activities.

Unitholders have only limited voting rights on matters affecting our operations and activities and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders did not select our general partner or elect the board of directors of our general partner and effectively have no right to select our general partner or elect its board of directors in the future.

Unitholders’ voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot be voted on any matter. In addition, the partnership agreement contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

Our general partner determines the cost reimbursement and fees payable to it from us; such payments may be substantial and could reduce our cash available for distribution to you.

Prior to making any distributions on our common units, we will reimburse our general partner for expenses it incurs on our behalf. Payments to our general partner may be substantial and will reduce the amount of available cash for distribution to unitholders. We will reimburse our general partner for the provision by it and its affiliates of various general and administrative services for our benefit, including the salaries and costs of employee benefits for employees of the general partner and its affiliates that provide services to us. Our general partner determines the amount of expenses allocable to us. There is no cap on the amount that may be paid or reimbursed to our general partner for compensation or expenses incurred on our behalf. Our general partner and its affiliates also may provide us other services for which we will be charged fees as determined by our general partner.

Our partnership agreement limits our general partner’s fiduciary duties to our unitholders and restricts the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement:

•	permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. This entitles our general partner to consider only the interests and

33

factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner. Examples include the exercise of our general partner’s limited call right, its rights to vote or transfer the units it owns, its registration rights and its determination whether or not to consent to any merger or consolidation of our partnership or amendment to our partnership agreement;

•	provides that our general partner is entitled to make other decisions in “good faith” if it reasonably believes that the decision is in our best interests;

•	generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of our general partner and not involving a vote of unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be “fair and reasonable” to us and that, in determining whether a transaction or resolution is “fair and reasonable,” our general partner may consider the totality of the relationships between the parties involved, including other transactions that may be particularly advantageous or beneficial to us; and

•	provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or those other persons acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such person’s conduct was criminal.

In order to become a limited partner of our partnership, a common unitholder is required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above.

Harold Hamm and CLR may engage in limited competition with us.

Harold Hamm and CLR and their affiliates may engage in limited competition with us. Pursuant to the omnibus agreement entered into in connection with our initial public offering, Harold Hamm has agreed that neither he nor any of his affiliates (including CLR) will engage in, whether by acquisition, construction, investment in debt or equity interests of any person or otherwise, the business of gathering, treating, processing and transportation of natural gas in North America, the transportation and fractionation of NGLs in North America, and constructing, buying or selling any assets related to the foregoing businesses. This restriction does not apply to:

•	any business that is primarily related to the exploration for and production of oil or natural gas, including the sale and marketing of oil and natural gas derived from such exploration and production activities;

•	any business conducted by Harold Hamm or his affiliates as of the date of the omnibus agreement;

•	the purchase and ownership of not more than five percent of any class of securities of any entity engaged in any restricted business (but without otherwise participating in the activities of such entity);

•	any business that Harold Hamm or his affiliates acquires or constructs that has a fair market value or construction cost, as applicable, of less than $5.0 million;

•	any business that Harold Hamm or his affiliates acquires or constructs that has a fair market value or construction cost, as applicable, of $5.0 million or more if we have been offered the opportunity to purchase the business for the fair market value or construction cost, as applicable, and we decline to do so with the concurrence of the conflicts committee of our general partner; and

•	any business conducted by Harold Hamm or his affiliates with the approval of the conflicts committee.

34

These non-competition obligations will terminate on the first to occur of the following events:

•	the first day on which Harold Hamm and his affiliates no longer control us;

•	the death of Harold Hamm; and

•	February 15, 2010.

In addition, in connection with the initial public offering of Hiland Holdings, Hiland Holdings and its general partner entered into a non-competition agreement with us pursuant to which Hiland Holdings and its general partner have agreed that they will not, and they will cause any person or entity controlled by Hiland Holdings or its general partner (other than our general partner, our subsidiaries and us) not to, engage in, whether by acquisition, construction, investment in debt or equity interests of any person or otherwise, the business of gathering, treating, processing and transportation of natural gas in North America, the transportation and fractionation of NGLs in North America, and constructing, buying or selling any assets related to the foregoing businesses. The non-competition agreement has the same permitted exceptions as the omnibus agreement and will terminate on the first day on which neither Hiland Holdings nor its general partner control us.

Even if unitholders are dissatisfied, they cannot remove our general partner without its consent.

Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders did not elect our general partner or the board of directors of our general partner and will have no right to elect our general partner or the board of directors of our general partner on an annual or other continuing basis. The board of directors of our general partner is chosen by the members of our general partner. Furthermore, if the unitholders were dissatisfied with the performance of our general partner, they would have little ability to remove our general partner. As a result of these limitations, the price at which the common units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

The unitholders are unable initially to remove the general partner without its consent because the general partner and its affiliates own sufficient units to be able to prevent removal. The vote of the holders of at least 66 2/3% of all outstanding units voting together as a single class is required to remove the general partner. As of March 5, 2009, affiliates of the general partner owned 57.4% of the limited partner units outstanding. Also, if the general partner is removed without cause during the subordination period and units held by the general partner and its affiliates are not voted in favor of that removal, all remaining subordinated units will automatically convert into common units and any existing arrearages on the common units will be extinguished. A removal of the general partner under these circumstances would adversely affect the common units by prematurely eliminating their distribution and liquidation preference over the subordinated units, which would otherwise have continued until we had met certain distribution and performance tests. Cause is narrowly defined to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding the general partner liable for actual fraud, gross negligence, or willful or wanton misconduct in its capacity as our general partner. Cause does not include most cases of charges of poor management of the business, so the removal of the general partner because of the unitholder’s dissatisfaction with the general partner’s performance in managing our partnership would most likely result in the termination of the subordination period.

Furthermore, unitholders’ voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees, and persons who acquired such units with the prior approval of the board of directors of the general partner’s general partner, cannot vote on any matter. Our partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

35

The control of our general partner may be transferred to a third party without unitholder consent.

Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, our partnership agreement does not restrict the ability of the members of our general partner from transferring their respective membership interests in our general partner to a third party. The new members of our general partner would then be in a position to replace the board of directors of our general partner with their own choices and to control the decisions taken by the board of directors.

We do not have our own officers and employees and rely solely on the officers and employees of our general partner and its affiliates to manage our business and affairs.

We do not have our own officers and employees and rely solely on the officers and employees of our general partner and its affiliates to manage our business and affairs. We can provide no assurance that the general partner will continue to provide us the officers and employees that are necessary for the conduct of our business nor that such provision will be on terms that are acceptable to us. Other than option agreements, neither we nor our general partner have entered into any employment agreements with any officers of our general partner. If the general partner fails to provide us with adequate personnel, our operations could be adversely impacted. In addition, certain of the officers of our general partner, including the chief executive officer and chief financial officer, may also serve as officers and directors of affiliates of the general partner.

We may issue additional common units without your approval, which would dilute your existing ownership interests.

During the subordination period, our general partner, without the approval of our unitholders, may cause us to issue up to 1,360,000 additional common units. Our general partner may also cause us to issue an unlimited number of additional common units or other equity securities of equal rank with the common units, without unitholder approval, in a number of circumstances such as:

•	the issuance of common units upon the exercise of the underwriters’ over-allotment option;

•	the issuance of common units in connection with acquisitions or capital improvements that increase cash flow from operations per unit on an estimated pro forma basis;

•	issuances of common units to repay indebtedness, if the cost to service the indebtedness is greater than the distribution obligations associated with the units issued in connection with the repayment of the indebtedness;

•	the conversion of subordinated units into common units;

•	the conversion of units of equal rank with the common units into common units under some circumstances;

•	in the event of a combination or subdivision of common units;

•	issuances of common units under our employee benefit plans; or

•	the conversion of the general partner interest and the incentive distribution rights into common units as a result of the withdrawal or removal of our general partner.

In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior to the common units.

The issuance of additional common units or other equity securities of equal or senior rank will have the following effects:

•	our unitholders’ proportionate ownership interest in us may decrease;

•	the amount of cash available for distribution on each unit may decrease;

36

•	because a lower percentage of total outstanding units will be subordinated units, the risk that a shortfall in the payment of the minimum quarterly distribution will be borne by our common unitholders will increase;

•	the relative voting strength of each previously outstanding unit may be diminished;

•	the market price of the common units may decline; and

•	the ratio of taxable income to distributions may increase.

After the end of the subordination period, we may issue an unlimited number of limited partner interests of any type without the approval of our unitholders. Our partnership agreement does not give our unitholders the right to approve our issuance of equity securities ranking junior to the common units at any time.

Our general partner’s discretion in determining the level of cash reserves may reduce the amount of available cash for distribution to you.

Our partnership agreement requires our general partner to deduct from operating surplus cash reserves that it determines are necessary to fund our future operating expenditures. In addition, our partnership agreement also permits our general partner to reduce available cash by establishing cash reserves for the proper conduct of our business, to comply with applicable law or agreements to which we are a party, or to provide funds for future distributions to partners. These reserves will affect the amount of cash available for distribution to you.

Our general partner may cause us to borrow funds in order to make cash distributions, even where the purpose or effect of the borrowing benefits our general partner or its affiliates.

In some instances, our general partner may cause us to borrow funds in order to permit the payment of cash distributions. These borrowings are permitted even if the purpose and effect of the borrowing is to enable us to make a distribution on the subordinated units, to make incentive distributions, or to hasten the expiration of the subordination period.

All of the membership interests in our general partner and all of the common and subordinated units in us that are owned by Hiland Holdings are pledged as security under Hiland Holdings’ credit facility. Upon an event of default under Hiland Holdings’ credit facility, a change in ownership or control of us could ultimately result.

The 100% membership interest in our general partner and the 2,321,471 common units and 3,060,000 subordinated units in us that are owned by Hiland Holdings are pledged under Hiland Holdings’ credit facility. Hiland Holdings’ credit facility contains customary and other events of default. Upon an event of default, the lenders under Hiland Holdings’ credit facility could foreclose on Hiland Holdings’ assets, which could ultimately result in a change in control of our general partner and a change in the ownership of our units held by Hiland Holdings.

Our general partner has a limited call right that may require you to sell your units at an undesirable time or price.

If at any time our general partner and its affiliates own more than 80% of the common units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the common units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your common units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon a sale of your units. As of March 5, 2009, affiliates of our general partner owned approximately 36.8% of our common units and, at the end of the subordination period, assuming no additional issuances of common units, affiliates of our general partner will own approximately 57.4% of our common units.

37

You could be liable for any and all of our obligations if a court finds that unitholder action constitutes control of our business.

A general partner of a partnership generally has unlimited liability for the obligations of the partnership, except for those contractual obligations of the partnership that are expressly made without recourse to the general partner. Our partnership is organized under Delaware law and we conduct business in a number of other states. The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some of the other states in which we do business. You could be liable for any and all of our obligations as if you were a general partner if:

•	a court or government agency determined that we were conducting business in a state but had not complied with that particular state’s partnership statute; or

•	your right to act with other unitholders to remove or replace the general partner, to approve some amendments to our partnership agreement or to take other actions under our partnership agreement constitute “control” of our business.

Unitholders may have liability to repay distributions that were wrongfully distributed to them.

Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. Substituted limited partners are liable for the obligations of the assignor to make contributions to the partnership that are known to the substituted limited partner at the time it became a limited partner and for unknown obligations if the liabilities could be determined from the partnership agreement. Liabilities to partners on account of their partnership interest and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

Tax Risks to Common Unitholders

Our tax treatment depends on our status as a partnership for federal income tax purposes, as well as our not being subject to entity-level taxation by individual states. If we were to be treated as a corporation for federal income tax purposes or we were to become subject to additional amounts of entity-level taxation for state tax purposes, taxes paid, if any, would reduce the amount of cash available for distribution to you.

The anticipated after-tax economic benefit of an investment in our common units depends largely on our being treated as a partnership for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other tax matter affecting us.

Despite the fact that we are a limited partnership under Delaware law, it is possible in certain circumstances for a partnership such as ours to be treated as a corporation for federal income tax purposes. Although we do not believe based upon our current operations that we are so treated, a change in our business (or a change in current law) could cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to taxation as an entity.

If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and would likely pay state income tax at varying rates. Distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses or deductions would flow through to you. Because a tax would be imposed upon us as a corporation, our cash available for distribution to you would be substantially reduced. Therefore, treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to the unitholders, likely causing a substantial reduction in the value of our common units.

38

Current law may change so as to cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. In addition, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. For example, we are required to pay Texas margin tax at a maximum effective rate of 0.7% of our gross income apportioned to Texas in the prior year. Imposition of this tax on us by Texas, or similar taxes by any other state in which we operate, will reduce the cash available for distribution to you.

Our partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts will be adjusted to reflect the impact of that law on us.

The tax treatment of publicly traded partnerships or an investment in our common units could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, members of Congress recently considered substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships, including us. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be applied retroactively. Although the considered legislation would not have appeared to have affected our tax treatment as a partnership, we are unable to predict whether any of these changes, or other proposals, will be introduced or will ultimately be enacted. Any such changes could negatively impact the value of an investment in our common units.

If the IRS contests the federal income tax positions we take, the market for our common units may be adversely impacted and the cost of any IRS contest will reduce our cash available for distribution to you.

We have not requested a ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes or any other matter affecting us. The IRS may adopt positions that differ from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with some or all of the positions we take. Any contest with the IRS may materially and adversely impact the market for our common units and the price at which they trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders and our general partner because the costs will reduce our cash available for distribution.

You may be required to pay taxes on your share of our income even if you do not receive any cash distributions from us.

Because our unitholders will be treated as partners to whom we will allocate taxable income which could be different in amount than the cash we distribute, you will be required to pay any federal income taxes and, in some cases, state and local income taxes on your share of our taxable income even if you receive no cash distributions from us. You may not receive cash distributions from us equal to your share of our taxable income or even equal to the actual tax liability that results from that income.

Tax gain or loss on the disposition of our common units could be more or less than expected.

If you sell your common units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those common units. Because distributions in excess of your allocable share of our net taxable income decrease your tax basis in your common units, the amount, if any, of such prior excess distributions with respect to the units you sell will, in effect, become taxable income to you if you sell such units at a price greater than your tax basis in those units, even if the price you receive is less than your original cost. Furthermore, a substantial portion of the amount realized, whether or not representing gain, may be taxed as ordinary income due to potential recapture items, including depreciation recapture. In

39

addition, because the amount realized includes a unitholder’s share of nonrecourse liabilities if you sell your units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

Tax-exempt entities and non-U.S. persons face unique tax issues from owning our common units that may result in adverse tax consequences to them.

Investment in units by tax-exempt entities, including employee benefit plans and individual retirement accounts (known as IRAs), and non-U.S. persons raises issues unique to them. For example, virtually all of our income allocated to organizations exempt from federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to such a unitholder. Distributions to non-U.S. persons will be reduced by withholding taxes imposed at the highest effective applicable tax rate, and such non-U.S. persons will be required to file United States federal income tax returns and pay tax on their share of our taxable income. If you are a tax exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units.

We treat each purchaser of common units as having the same tax benefits without regard to the actual common units purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.

Because we cannot match transferors and transferees of common units and because of other reasons, we have adopted depreciation and amortization positions that may not conform to all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to you. It also could affect the timing of these tax benefits or the amount of gain from your sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to your tax returns.

We prorate our items of income, gain, loss and deduction between transferors and transferees of our common units each month based upon the ownership of our common units on the first day of each month, instead of on the basis of the date a particular common unit is transferred. The IRS may challenge this treatment, and, if successful, we would be required to change the allocation of items of income, gain, loss and deduction among our unitholders.

We prorate our items of income, gain, loss and deduction between transferors and transferees of our common units each month based upon the ownership of our common units on the first day of each month, instead of on the basis of the date a particular common unit is transferred. The use of this proration method may not be permitted under existing Treasury Regulations. If the IRS were to successfully challenge this method or new Treasury Regulations were issued, we could be required to change the allocation of items of income, gain, loss and deduction among our unitholders.

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition.

Because a unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of the loaned units, he may no longer be treated for tax purposes as a partner with respect to those units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan to the short seller, any of our income, gain, loss or deduction with respect to those units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those units could be fully taxable as ordinary income. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units.

40

We have adopted certain valuation methodologies that could result in a shift of income, gain, loss and deduction between the general partner and the unitholders. The IRS may successfully challenge this treatment, which could adversely affect the value of the common units.

When we issue additional units or engage in certain other transactions, we will determine the fair market value of our assets and allocate any unrealized gain or loss attributable to our assets to the capital accounts of our unitholders and our general partner. Our methodology may be viewed as understating the value of our assets. In that case, there may be a shift of income, gain, loss and deduction between certain unitholders and the general partner, which may be unfavorable to such unitholders. Moreover, under our valuation methods, subsequent purchasers of common units may have a greater portion of their Internal Revenue Code Section 743(b) adjustment allocated to our tangible assets and a lesser portion allocated to our intangible assets. The IRS may challenge our valuation methods, or our allocation of the Section 743(b) adjustment attributable to our tangible and intangible assets, and allocations of income, gain, loss and deduction between the general partner and certain of our unitholders.

A successful IRS challenge to these methods or allocations could adversely affect the amount of taxable income or loss being allocated to our unitholders. It also could affect the amount of gain from our unitholders’ sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to our unitholders’ tax returns without the benefit of additional deductions.

The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of our partnership for federal income tax purposes.

We will be considered to have terminated for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two Schedules K-1) for one fiscal year and could result in a significant deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead, we would be treated as a new partnership for tax purposes. If treated as a new partnership, we must make new tax elections and could be subject to penalties if we are unable to determine that a termination occurred.

You will likely be subject to state and local taxes and return filing requirements in states where you do not live as a result of investing in our common units.

In addition to federal income taxes, you will likely be subject to other taxes, including foreign, state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property, even if you do not live in any of those jurisdictions. You will likely be required to file foreign, state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions. Further, you may be subject to penalties for failure to comply with those requirements. We currently do business or own property in various states, most of which impose a tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own assets or conduct business in additional states that impose similar income taxes. It is your responsibility to file all United States federal, foreign, state and local tax returns.

Item 1B.	Unresolved Staff Comments

None.

41

Item 3.	Legal Proceedings

On February 26, 2009, a unitholder of Hiland Partners and Hiland Holdings filed a complaint alleging claims on behalf of a purported class of common unitholders of Hiland Partners and Hiland Holdings against Hiland Partners, Hiland Holdings, the general partner of each of Hiland Partners and Hiland Holdings, and certain members of the board of directors of each of Hiland Partners and Hiland Holdings in the Court of Chancery of the State of Delaware. The complaint challenges a proposal made by Harold Hamm to acquire all of the outstanding common units of each of Hiland Partners and Hiland Holdings that are not owned by Mr. Hamm, his affiliates or Hamm family trusts. The complaint alleges, among other things, that the consideration offered is unfair and grossly inadequate, that the conflicts committee of the board of directors of the general partner of each of Hiland Partners and Hiland Holdings cannot be expected to act independently, and that the management of Hiland Partners and Hiland Holdings has manipulated its public statements to depress the price of the common units of Hiland Partners and Hiland Holdings. The plaintiffs seek to enjoin Hiland Partners, Hiland Holdings, and their respective board members from proceeding with any transaction that may arise from Mr. Hamm’s going private proposal, along with compensatory damages. For more information on the going private proposal, please see Items 1. and 2. “Business and Properties — Recent Developments — Going Private Proposal.” We cannot predict the outcome of this lawsuit, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuit.

We are not aware of any legal or governmental proceedings against us, or contemplated to be brought against us, under the various environmental protection statutes to which we are subject. We maintain insurance policies with insurers in amounts and with coverage and deductibles as our general partner believes are reasonable and prudent. However, we cannot assure you that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal and property damage or that these levels of insurance will be available in the future at economical prices.

Item 4.	Submission of Matters to a Vote of Security Holders

None.

PART II

Item 5.	Market for Registrant’s Common Units and Related Unitholder Matters and Issuer Purchases of Equity Securities

Our limited partner common units began trading on the NASDAQ National Market under the symbol “HLND” commencing with our initial public offering on February 10, 2005 at an initial public offering price of $22.50 per common unit. As of March 5, 2009, the market price for the common units was $7.40 per unit and there were approximately 3,700 common unitholders, including beneficial owners of common units held in street name, and one record holder of our subordinated units. There is no established public trading market for our subordinated units. We consider cash distributions to unitholders on a quarterly basis, although there is no assurance as to the future cash distributions since they are dependent upon future earnings, cash flows, capital requirements, financial condition and other factors. Our ability to distribute available cash is contractually restricted by the terms of our credit facility. Our credit facility contains covenants requiring us to maintain certain financial ratios, which are tested quarterly, and, as of December 31, 2008, we were in compliance with each of those covenants. Our ability to remain in compliance with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flow from our operations and events or circumstances beyond our control. If commodity prices do not significantly improve above the expected prices for 2009, we may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as June 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured or we receive an infusion of equity capital. We are prohibited from making any distributions to unitholders if the distribution would cause an event of default, or an event of default exists, under our credit facility. Please read “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Description of Indebtedness — Credit Facility.”

42

The following table shows the high and low prices per common unit, as reported by the NASDAQ National Market, for the periods indicated. Cash distributions shown were paid within 45 days after the end of each quarter.

			Cash
	Common Unit		Distribution
	Price Ranges		Paid per
	High	Low	Unit(a)

Year Ended December 31, 2008
Quarter Ended December 31	$36.49	$3.64	$0.4500
Quarter Ended September 30	$50.44	$33.95	$0.8800
Quarter Ended June 30	$52.00	$43.11	$0.8625
Quarter Ended March 31	$51.23	$41.83	$0.8275
Year Ended December 31, 2007
Quarter Ended December 31	$53.00	$41.60	$0.7950
Quarter Ended September 30	$60.50	$46.02	$0.7550
Quarter Ended June 30	$61.75	$52.05	$0.7325
Quarter Ended March 31	$58.49	$52.54	$0.7125

(a)	For each quarter, an identical per unit cash distribution was paid on all outstanding subordinated units.

Cash Distribution Policy

Within 45 days after the end of each quarter, we will distribute all of our available cash (as defined in our partnership agreement) to unitholders of record on the applicable record date. The amount of available cash generally is all cash on hand at the end of the quarter less the amount of cash reserves established by our general partner to provide for the proper conduct of our business, to comply with applicable law, any of our debt instruments, or other agreements, or to provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters. Working capital borrowings are generally borrowings that are made under the working capital portion of our credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

Upon the closing of our initial public offering, affiliates of Harold Hamm, the Hamm Trusts and an affiliate of Randy Moeder, our past Chief Executive Officer, received an aggregate of 4,080,000 subordinated units. The subordinated units were contributed to Hiland Holdings GP, LP, a publicly owned limited partnership on the date of its initial public offering, September 25, 2006. During the subordination period, the common units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.45 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. The purpose of the subordinated units is to increase the likelihood that during the subordination period there will be available cash to be distributed on the common units. The subordination period will extend until the first day of any quarter beginning after March 31, 2010 that each of the following tests are met: distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date; the “adjusted operating surplus” (as defined in its partnership agreement) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the related distribution on the 2% general partner interest during those periods; and there are no arrearages in payment of the minimum quarterly distribution on the common units. If the unitholders remove the general partner without cause, the subordination period may end before March 31, 2010.

In addition, if the tests for ending the subordination period are satisfied for any three consecutive four-quarter periods ending on or after March 31, 2008, 25% of the subordinated units will convert into an equal number of common units. On May 16, 2008 these tests were met and accordingly, 1,020,000, or 25%, of the subordinated units

43

converted into an equal number of common units. Similarly, if the tests are also satisfied for any three consecutive four-quarter periods ending on or after March 31, 2009, an additional 25% of the subordinated units will convert into an equal number of common units. The second early conversion of subordinated units may not occur, however, until at least one year following the end of the period for the first early conversion of subordinated units.

We will make distributions of available cash from operating surplus for any quarter during any subordination period in the following manner: first, 98% to the common unitholders, pro rata, and 2% to the general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter; second, 98% to the common unitholders, pro rata, and 2% to the general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period; third, 98% to the subordinated unitholders, pro rata, and 2% to the general partner, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and thereafter, cash in excess of the minimum quarterly distributions is distributed to the unitholders and the general partner based on the percentages below.

Our general partner, Hiland Partners GP, LLC, is entitled to incentive distributions if the amount we distribute with respect to any quarter exceeds the specified target levels shown below:

		Marginal Percentage
		Interest in Distributions
	Total Quarterly Distribution		General
	Target Amount	Unitholders	Partner

Minimum Quarterly Distribution	$0.45	98%	2%
First Target Distribution	Up to $0.495	98%	2%
Second Target Distribution	Above $0.495 up to $0.5625	85%	15%
Third Target Distribution	Above $0.5625 up to $0.675	75%	25%
Thereafter	Above $0.675	50%	50%

Equity Compensation Plan Information

The following table presents information about the unit options contained in our long-term incentive plan:

Number
of Units
Remaining
	Number of				Available for
	Units to be				Future Issuance
	Issued		Weighted-		Under Equity
	Upon		Average		Compensation
	Exercise of		Price of		Plan
	Outstanding		Outstanding		(Excluding Units
	Options and		Options and		Reflected in
Plan Category	Rights		Rights		Column (a))
	(a)		(b)		(c)

Equity Compensation Plans Approved By Security Holders	N/A		N/A		N/A
Equity Compensation Plans Not Approved By Security Holders	33,336	(1)	$37.92	(2)	386,375

(1)	Our general partner has adopted and maintains a long term incentive plan for employees and directors of our general partner and employees of its affiliates. The plan currently provides for issuance of a total of 680,000 common units to be issued with respect to unit options, restricted units and phantom units granted under the plan. For a more complete description of our long-term incentive plan, please read Note 8 of the accompanying Notes to Financial Statements.

(2)	The exercise prices for outstanding options under the plan as of December 31, 2008 range from $22.50 to $40.70 per unit.

Issuer Purchases of Equity Securities

We did not repurchase any of our common units during the fourth quarter of fiscal 2008.

44

Item 6.	Selected Historical Financial and Operating Data

The following table sets forth selected historical financial and operating data of Hiland Partners, LP and our predecessor, Continental Gas, Inc. (“CGI”) as of and for the periods indicated. The selected historical financial data as of, and for the years ended December 31, 2008, 2007, 2006 and 2005 are derived from the audited financial statements of Hiland Partners, LP. The selected historical financial data for the year ended December 31, 2004 is derived from the audited financial statements of CGI.

The following table includes the non-GAAP financial measures of (1) EBITDA and (2) total segment margin, which consists of midstream segment margin and compression segment margin. We define EBITDA, a non-GAAP financial measure, as net income (loss) plus interest expense, provision for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA should not be considered an alternative to net income (loss), operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do. We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations because it is directly related to our volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream revenue includes revenue from the sale of natural gas, NGLs and NGL products resulting from our gathering, treating, processing and fractionation activities and fixed fees associated with the gathering of natural gas and the transportation and disposal of saltwater. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and costs of crude oil purchased by us from third parties. We define compression segment margin as the payments received under our compression services agreement with CLR which was restructured as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Items Impacting Comparability of Our Financial Results — Restructuring of Compression Facilities Lease.” For a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP, please refer to the reconciliation following the table below.

Maintenance capital expenditures represent capital expenditures made to replace partially or fully depreciated assets to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Expansion capital expenditures represent capital expenditures made to expand or increase the efficiency of the existing operating capacity of our assets. Expansion capital expenditures include expenditures that facilitate an increase in volumes within our operations, whether through construction or acquisition. Expenditures that reduce our operating costs will be considered expansion capital expenditures only if the reduction in operating expenses exceeds cost reductions typically resulting from routine maintenance. We treat costs for repairs and minor renewals to maintain facilities in operating condition and that do not extend the useful life of existing assets as operations and maintenance expenses as we incur them.

45

The following table sets forth our selected historical financial data, which has been derived from our audited historical financial statements. The table should be read together with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

					Predecessor
					Continental
	Hiland Partners, LP				Gas, Inc.
	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands, except per unit and operating data)

Summary of Operations Data:
Total revenues	$387,999	$278,043	$219,686	$166,601	$98,296
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	276,600	195,212	156,193	133,089	82,532
Operations and maintenance	30,526	23,279	16,071	7,359	4,933
Depreciation, amortization and accretion	37,502	29,855	22,130	11,112	4,127
Bad debt	304	—	—	—	—
Gain on asset sales	—	—	—	—	(19)
General and administrative	8,753	7,587	4,994	2,470	1,082

Total operating costs and expenses	353,685	255,933	199,388	154,030	92,655

Operating income	34,314	22,110	20,298	12,571	5,641
Other income (expense):
Interest expense	(13,639)	(11,346)	(5,532)	(1,942)	(702)
Amortization of deferred loan costs	(574)	(410)	(407)	(484)	(102)
Interest income and other	346	430	323	192	40

Total other income (expense)	(13,867)	(11,326)	(5,616)	(2,234)	(764)

Income from continuing operations	20,447	10,784	14,682	10,337	4,877
Discontinued operations, net	—	—	—	—	35

Net income	$20,447	$10,784	$14,682	$10,337	$4,912

Less income attributable to predecessor	—	—	—	493
Less general partner interest in net income	6,572	4,526	2,409	464

Limited partners’ interest in net income	$13,875	$6,258	$12,273	$9,380

Net income per limited partner unit — basic(1)	$1.49	$0.67	$1.37	$1.33

Net income per limited partner unit — diluted(1)	$1.48	$0.67	$1.36	$1.32

Cash distributions per limited partner unit(2)	$3.02	$3.00	$2.74	$1.83

Balance Sheet Data (at end of period):
Property and equipment, at cost, net	$345,855	$319,320	$252,801	$120,715	$37,075
Total assets	426,139	410,473	343,816	193,969	49,175
Accounts payable — affiliates	7,662	7,880	4,412	6,122	2,998
Long-term debt, net of current maturities	256,466	226,104	147,064	33,784	12,643
Net equity	133,156	139,167	167,746	138,589	24,510

46

					Predecessor
					Continental
	Hiland Partners, LP				Gas, Inc.
	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands, except per unit and operating data)

Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	53,886	$40,702	$39,580	$8,122	$7,957
Investing activities	(54,342)	(83,408)	(158,426)	(74,888)	(5,290)
Financing activities	(8,868)	42,817	123,045	72,736	(2,946)
Other Financial Data:
Midstream segment margin	$106,580	$78,012	$58,674	$29,295	$15,764
Compression segment margin	4,819	4,819	4,819	4,217	—

Total segment margin	$111,399	$82,831	$63,493	$33,512	$15,764

EBITDA	$72,162	$52,395	$42,751	$23,875	$9,843

Non-cash unrealized gain on derivatives	$(6,981)	$(373)	$(113)	—	—
Non-cash unit based compensation expense	$1,538	$951	$473	—	—
Maintenance capital expenditures	$5,994	$3,423	$3,434	$2,225	$1,693
Expansion capital expenditures	52,275	87,530	155,103	72,723	3,474
Discontinued operations	—	—	—	—	159

Total capital expenditures	$58,269	$90,953	$158,537	$74,948	$5,326

Operating Data:
Inlet natural gas (Mcf/d)	252,670	215,551	157,556	57,545	50,283
Natural gas sales (MMBtu/d)	90,910	80,731	66,947	47,096	40,560
NGL sales (Bbls/d)	5,920	4,696	3,347	1,965	1,133

(1)	Net income per unit is not applicable for periods prior to our initial public offering.

(2)	Includes our cash distributions of $0.45 per unit paid on February 13, 2009 for 2008, $0.795 per unit paid on February 14, 2008 for 2007, $0.7125 per unit paid on February 14, 2007 for 2006 and $0.625 per unit paid on February 14, 2006 for 2005.

47

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measures of (1) EBITDA to the GAAP financial measure of net income and (2) total segment margin (which consists of the sum of midstream segment margin and compression segment margin) to operating income, in each case, on a historical basis for each of the periods indicated.

					Predecessor
					Continental
	Hiland Partners, LP				Gas, Inc.
	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands)

Reconciliation of EBITDA to Net Income:
Net income	$20,447	$10,784	$14,682	$10,337	$4,912
Add:
Depreciation, amortization and accretion	37,502	29,855	22,130	11,112	4,127
Amortization of deferred loan costs	574	410	407	484	102
Interest expense	13,639	11,346	5,532	1,942	702

EBITDA	$72,162	$52,395	$42,751	$23,875	$9,843

Reconciliation of Total Segment Margin to Operating Income (Loss):
Operating income (loss)	$34,314	$22,110	$20,298	$12,571	$5,641
Add:
Operations and maintenance expenses	30,526	23,279	16,071	7,359	4,933
Depreciation, amortization and accretion	37,502	29,855	22,130	11,112	4,127
Bad debt	304	—	—	—	—
Gain on asset sales	—	—	—	—	(19)
General and administrative expenses	8,753	7,587	4,994	2,470	1,082

Total segment margin	$111,399	$82,831	$63,493	$33,512	$15,764

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion in conjunction with our Consolidated Financial Statements and notes thereto included elsewhere in this report.

Overview

We are a Delaware limited partnership formed in October 2004 to own and operate the assets that had historically been owned and operated by CGI and Hiland Partners, LLC.

CGI historically owned all of our natural gas gathering, processing, treating and fractionation assets other than our Worland and Bakken gathering systems, the Kinta Area gathering systems we acquired on May 1, 2006 and our internally constructed Woodford Shale gathering system, which commenced operations in April 2007. Hiland Partners, LLC historically owned our Worland gathering system, our compression services assets and the Bakken gathering system. CGI is our predecessor for accounting purposes. As a result, our historical financial statements for periods prior to February 15, 2005, the date of our initial public offering, are the financial statements of CGI.

In connection with our initial public offering, the former owners of CGI and Hiland Partners, LLC and certain of our affiliates, including our general partner, contributed to us all of the assets and operations of CGI, other than a portion of its working capital assets, and substantially all of the assets and operations of Hiland Partners, LLC, other than a portion of its working capital assets and the assets related to the Bakken

48

gathering system, in exchange for an aggregate of 720,000 common units and 4,080,000 subordinated units, a 2% general partner interest in us and all of our incentive distribution rights, which entitle the general partner to increasing percentages of the cash we distribute in excess of $0.495 per unit per quarter.

We completed our initial public offering of 2,300,000 common units on February 15, 2005, receiving net proceeds of $48.1 million. The proceeds from the public offering were used to (1) pay remaining offering costs of $2.2 million and deferred debt issuance costs of $0.6 million, (2) pay outstanding indebtedness of $22.9 million, (3) redeem $6.3 million of common units from an affiliate of Harold Hamm and the Hamm Trusts, and (4) make a $3.9 million distribution to the previous owners of Hiland Partners, LLC. We retained $12.2 million of the net proceeds to replenish working capital.

Effective September 1, 2005, we consummated the Bakken acquisition pursuant to which we acquired the outstanding membership interests in Hiland Partners, LLC, an Oklahoma limited liability company, for approximately $92.7 million in cash, $35.0 million of which was used to retire outstanding Hiland Partners, LLC indebtedness. Hiland Partners, LLC’s principal asset is the Bakken gathering system located in eastern Montana.

We completed a follow-on offering of 1,630,000 common units on November 21, 2005, receiving net proceeds of $66.1 million, including our general partner’s contribution of $1.4 million. We used $65.2 million of the proceeds from the public offering to repay a portion of our credit facility borrowings that we had previously used to fund the Bakken acquisition.

On May 1, 2006, we acquired the Kinta Area gathering assets from Enogex Gas Gathering, L.L.C., consisting of certain eastern Oklahoma gas gathering assets, for $96.4 million. We financed this acquisition with $61.2 million of borrowings from our credit facility and $35.0 million of proceeds from the issuance of 761,714 common units at $45.03 per unit to Hiland Partners GP, LLC, our general partner, and from its 2% general partner contribution.

On September 25, 2006, certain affiliated unitholders contributed (i) all of the membership interests in our general partner, which owns the 2% general partner interest and all of the incentive distribution rights in us and (ii) 1,301,471 common units (including 761,714 common units held by our general partner) and 4,080,000 subordinated units in us to Hiland Holdings GP, LP, a publicly owned limited partnership (NASDAQ: HPGP), in exchange for 13,550,000 limited partner units of Hiland Holdings GP, LP, representing a 62.7% ownership in Hiland Holdings GP, LP. Hiland Partners GP Holdings, LLC, a Delaware limited liability company formed on May 10, 2006, is the general partner of Hiland Holdings GP, LP.

We are engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and fractionating and marketing of NGLs and providing air compression and water injection services for oil and gas secondary recovery operations. Our operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States.

We manage our business and analyze and report our results of operations on a segment basis. Our operations are divided into two business segments:

•	Midstream Segment, which is engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and the fractionation and marketing of NGLs. Our operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. The midstream segment generated 95.7%, 94.2% and 92.4% of our total segment margin for the years ended December 31, 2008, 2007 and 2006, respectively.

•	Compression Segment, which is engaged in providing air compression and water injection services for oil and gas secondary recovery operations that are ongoing in North Dakota. The compression segment generated 4.3%, 5.8% and 7.6% of our total segment margin for the years ended December 31, 2008, 2007 and 2006, respectively.

Our midstream assets consist of 14 natural gas gathering systems with approximately 2,111 miles of gas gathering pipelines, five natural gas processing plants, seven natural gas treating facilities and three NGL

49

fractionation facilities. Our compression assets consist of two air compression facilities and a water injection plant.

Our results of operations are determined primarily by five interrelated variables: (1) the volume of natural gas gathered through our pipelines; (2) the volume of natural gas processed; (3) the volume of NGLs fractionated; (4) the level and relationship of natural gas and NGL prices; and (5) our current contract portfolio. Because our profitability is a function of the difference between the revenues we receive from our operations, including revenues from the products we sell, and the costs associated with conducting our operations, including the costs of products we purchase, increases or decreases in our revenues alone are not necessarily indicative of increases or decreases in our profitability. To a large extent, our contract portfolio and the pricing environment for natural gas and NGLs will dictate increases or decreases in our profitability. Our profitability is also dependent upon prices and market demand for natural gas and NGLs, which fluctuate with changes in market and economic condition and other factors.

How We Evaluate Our Operations

Our management uses a variety of financial and operational measurements to analyze our segment performance. These measurements include the following: (1) natural gas and NGL sales volumes, throughput volumes and fuel consumption by our facilities; (2) total segment margin; (3) operations and maintenance expenses; (4) general and administrative expenses; and (5) EBITDA.

Volumes and Fuel Consumption.  Natural gas and NGL sales volumes, throughput volumes and fuel consumption associated with our business are an important part of our operational analysis. We continually monitor volumes on our pipelines to ensure that we have adequate throughput to meet our financial objectives. It is important that we continually add new volumes to our gathering systems to offset or exceed the normal decline of existing volumes that are connected to those systems. The performance at our compressing, processing, fractionation and treating facilities is significantly influenced by the volumes of natural gas that flow through our systems. In addition, we monitor fuel consumption because it has an impact on the total segment margin realized from our midstream operations and our compression services operations.

Total Segment Margin.  We view total segment margin as an important performance measure of the core profitability of our operations because it is directly related to our volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis.

With respect to our midstream segment, we define midstream segment margin as our midstream revenue minus midstream purchases. Midstream revenue includes revenue from the sale of natural gas, NGLs and NGL products resulting from our gathering, treating, processing and fractionation activities and fixed fees associated with the gathering of natural gas and the transportation and disposal of saltwater. Midstream purchases include the cost of natural gas, condensate and NGLs purchased by us from third parties, the cost of natural gas, condensate and NGLs purchased by us from affiliates, and the costs of crude oil purchased by us from third parties. Our midstream segment margin is impacted by our midstream contract portfolio, which is described in more detail below.

With respect to our compression segment, following the restructuring of our lease arrangement to become a service arrangement in connection with our initial public offering as described in “— Items Impacting Comparability of Our Financial Results,” our compression segment margin equals the fee we earn under our Compression Services Agreement with CLR for providing air compression and water injection services. The fee that we earn under this agreement is fixed so long as our facilities meet specified availability requirements, regardless of CLR’s utilization. As a result, our compression segment margin is dependent on our ability to meet their utilization levels. For a discussion of this agreement, please read “— Our Contracts — Compression Services Agreement.”

Total segment margin is a Non-GAAP performance measure. For a reconciliation of Total Segment Margin to the most comparable GAAP financial measure, please see “Item 6. Selected Historical Financial and Operating Data.”

50

Operations and Maintenance Expenses.  Operations and maintenance expenses are costs associated with the operation of a specific asset. Direct labor, insurance, ad valorem taxes, repair and maintenance, utilities and contract services comprise the most significant portion of our operations and maintenance expenses. These expenses remain relatively stable independent of the volumes through our systems but fluctuate slightly depending on the activities performed during a specific period.

General and Administrative Expenses.  Our general and administrative expenses include the cost of employee and officer compensation and related benefits, office lease and expenses, professional fees, information technology expenses, as well as other expenses not directly associated with our field operations.

EBITDA.  We define EBITDA, a non-GAAP financial measure, as net income (loss) plus interest expense, provision for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our lenders and is used as a gauge for compliance with some of our financial covenants under our credit facility. EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities as other entities may not calculate EBITDA in the same manner as we do. For a reconciliation of EBITDA to the most comparable GAAP financial measure, please see “Item 6. Selected Historical Financial and Operating Data.”

How We Manage Our Operations

Our management team uses a variety of tools to manage our business. These tools include: (1) flow and transaction monitoring systems; (2) producer activity evaluation and reporting; and (3) imbalance monitoring and control.

Flow and transaction monitoring systems.  We utilize a customized system that tracks commercial activity on a daily basis at each of our gathering systems, processing plants and treating and fractionation facilities. We track and monitor inlet volumes to our facilities, fuel consumption, NGLs and NGL products extracted, condensate volumes and residue sales volumes. We also monitor daily operational throughput at our air compression and water injection facilities.

Producer activity evaluation and reporting.  The continued connection of natural gas production to our gathering systems is critical to our business and directly impacts our financial performance. We monitor the producer drilling and completion activity in our primary areas of operation to identify anticipated changes in production and potential new well attachment opportunities. We receive daily summaries of new drilling permits and completion reports filed with the state regulatory agencies that govern these activities on all of our gathering systems. Producers that have dedicated acreage to our Bakken gathering system provide us with their projected annual drilling schedules, which are updated periodically. Additionally, our field personnel report the locations of new wells in their respective areas and anticipated changes in production volumes to supply representatives and operating personnel at our corporate offices. These processes enhance our awareness of new well activity in our operating areas and allow us to be responsive to producers in connecting new volumes of natural gas to our pipelines.

51

Imbalance monitoring and control.  We continually monitor volumes we deliver to pipelines and volumes nominated for sale on pipelines to ensure we remain within acceptable imbalance limits during a calendar month. We seek to reduce imbalances because of the inherent commodity risk that results when deliveries and sales of natural gas are not balanced concurrently.

Our Contracts

Because of the significant volatility of natural gas and NGL prices, our contract mix can have a significant impact on our profitability. In order to reduce our exposure to commodity price risk and where market conditions permit, we pursue arrangements under which we purchase natural gas from the producers at the wellhead at an index-based price less a fixed fee to gather, dehydrate, compress, treat and/or process their natural gas, referred to as fee-based arrangements or contracts. Actual contract terms are based upon a variety of factors, including natural gas quality, geographical location, the competitive environment at the time the contract is executed and customer requirements. Our contract mix and, accordingly, our exposure to natural gas and NGL prices, may change as a result of producer preferences, our expansion in regions where some types of contracts are more common and other market factors.

Our Natural Gas Sales Contracts

We sell natural gas on intrastate and interstate pipelines to marketing affiliates of natural gas pipelines, marketing affiliates of integrated oil companies and utilities. We typically sell natural gas on a monthly basis under index related pricing terms.

We also use cash flow hedges to limit our exposure to changing natural gas prices. Under these hedges, we settle monthly on the difference between the sales or purchases of future production to or from our counterparty at fixed prices and the price that will be established on the date of hedge settlement by reference to a specified index price. These hedge contracts currently cover periods of up to twenty-four months from the date of the hedge.

Our NGL Sales Arrangements

We sell NGLs and NGL products at the tailgate of our facilities to ONEOK Hydrocarbon, LP, SemStream, L.P., and KM Upstream LLC and Kinder Morgan Operating, L.P. “A”, subsidiaries of Kinder Morgan Energy Partners, LP. We typically sell NGLs and NGL products on a monthly basis under index related pricing terms in our Mid-Continent region and at market prices in our Rocky Mountain region. We also use cash flow hedges to limit our exposure to changing NGL prices. Under these hedges we settle monthly on the difference between the sales of future production to our counterparty at a fixed price and the price that will be established on the date of hedge settlement by reference to a specified index price. In the past, these hedges have covered periods of up to twelve months from the date of the hedge. As of January 1, 2009, we had no NGL hedging contracts outstanding.

Hedging Contracts

To insure that our hedging financial instruments will be used solely for hedging commodity price risks and not for speculative purposes, we continually review our hedges for compliance with our hedging policies and procedures. We recognize gains and losses from the settlement of our hedges in revenue when we either sell or buy the associated physical residue natural gas or sell the associated physical natural gas liquid. Any gain or loss realized as a result of hedging is substantially offset in the market when we either sell or buy the physical residue natural gas or sell the physical natural gas liquid. Our hedges that qualify for hedge accounting are characterized as cash flow hedges as defined in Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. We determine gains or losses on open and closed hedging transactions based upon the difference between the hedge price and the physical price. For a more detailed discussion on our hedging activity, please read commodity price risks included in Item 7A. “Quantitative and Qualitative Disclosures about Market Risk.”

52

Our Natural Gas Purchase and Gathering Contracts

With respect to our natural gas gathering, compression, dehydrating, treating, processing and marketing activities and our NGL fractionation activities, we contract under four types of arrangements. Under all contracts except the fixed-fee gathering arrangement, we are required to purchase the supplied gas, subject to the demands of our resale purchasers and the operating conditions and capacity of our facilities. We do not guarantee the purchase of any particular quantity of the gas which is available for sale. The supplier delivers the gas to us at the inlet of our gathering systems and we obtain title to the gas at the delivery point. The gas delivered to us is required to meet certain specified quality requirements. Under the fixed-fee gathering arrangement, we take custody of, but do not purchase or take title to, the gas supplied to us.

The following is a summary of the four types of natural gas purchase or gathering contract arrangements that accounted for the largest percentage of volumes purchased for the years ended December 31, 2008, 2007, and 2006.

•	Percentage-of-proceeds arrangements. Under percentage-of-proceeds contracts, we generally purchase natural gas from producers at the wellhead, gather, treat, and process the natural gas, in some cases fractionate the NGLs into NGL products, and then sell the resulting residue gas and NGLs or NGL products at index related prices. We remit to the producers an agreed upon percentage of the proceeds for the natural gas and the NGLs. Under these types of contracts, our revenues and total segment margin correlate directly with the price of natural gas and NGLs. For the years ended December 31, 2008, 2007, and 2006 we purchased 51%, 56% and 52% of our total purchased volumes under these types of fee contracts, respectively.

•	Percentage-of-index arrangements. Under percentage-of-index contracts, we purchase natural gas from the producers at the wellhead at a price that is at a fixed percentage of the expected index-related price for the resale of the natural gas they produce. We then gather, treat and process the natural gas, in some cases fractionate the NGLs into NGL products and then sell the residue gas and NGLs or NGL products pursuant to natural gas or NGL contracts described above. Because under these types of contracts our costs to purchase the natural gas from the producer is based on the price of natural gas, our total segment margin under these contracts increases as the realized price of NGLs increases relative to the expected index-related price of natural gas, and our total segment margin under these contracts decreases as the expected index-related price of natural gas increases relative to the realized price of NGLs (keep-whole exposure). For the years ended December 31, 2008, 2007 and 2006 we purchased 8%, 12% and 17% of our total purchased volumes under these types of fee contracts, respectively.

•	Index-minus-fees arrangements. Under index-minus-fees contracts, we purchase natural gas from the producers at the wellhead at an expected index related price less fees to gather, dehydrate, compress, treat and/or process their natural gas. These types of contracts typically require us to pay the producer for the value of the wellhead gas less the applicable fees. Because under these types of contracts our costs to purchase the natural gas from the producer is based on the expected index-related price of natural gas, our total segment margin under these contracts increases as the realized price of NGLs increases relative to the expected index-related price of natural gas, and our total segment margin under these contracts decreases as the expected index-related price of natural gas increases relative to the realized price of NGLs (keep-whole exposure). For the years ended December 31, 2008, 2007, and 2006, we purchased 41%, 32% and 31% of our total purchased volumes under these types of fee contracts, respectively.

•	Fixed-fee gathering arrangements. Under fixed-fee gathering contracts, we gather, dehydrate, compress and treat natural gas supplied to our gathering systems and redeliver the compressed natural gas for a fixed fee. Under these contracts, we take custody of, but do not take title to, the natural gas. We gathered an average of 133,755 MMBtu/d for 2008, 123,008 MMBtu/d for 2007 and from the period May 1, 2006, the date we acquired the Kinta Area gas gathering assets, through December 31, 2006, we gathered an average of 134,140 MMBtu/d.

53

Compression Services Agreement

Under the compression services agreement that we entered into with CLR in connection with our initial public offering and effective as of January 28, 2005, CLR pays us a fixed monthly fee to provide compressed air and water at pressures sufficient to allow for the injection of either air or water into underground reservoirs for oil and gas secondary recovery operations. Under the compression services agreement, CLR is responsible for the provision to us of power and water to be utilized in the compression process. If our facilities do not meet the monthly volume requirements for compressed air and water, and the failure is not attributable to CLR’s failure to supply power or water or a force majeure, the fixed monthly payment will be reduced in proportion to the volumes of air or water we were unable to deliver during such month. CLR may terminate the compression services agreement if we are unable to deliver any compressed air and water for a period of more than 20 consecutive days and the failure is not attributable to CLR’s failure to supply power or water or a force majeure. The agreement’s initial term ended on January 28, 2009 and the agreement now automatically renews on a month-to-month basis unless terminated by either party by giving notice at least 15 days prior to the end of the then current month.

Items Impacting Comparability of Our Financial Results

Our historical results of operations for the periods presented may not be comparable, either from period to period or going forward, for the reasons described below.

Our Formation

We were formed in October 2004 to own and operate the assets that have historically been owned and operated by CGI and Hiland Partners, LLC. As part of our formation, immediately prior to consummation of our initial public offering, the former owners of CGI and Hiland Partners, LLC contributed to us all of the assets and operations of CGI other than a portion of its working capital assets and all of the assets and operations of Hiland Partners, LLC, other than a portion of its working capital assets and the assets related to the Bakken gathering system. Effective September 1, 2005, we acquired Hiland Partners, LLC, which owns the Bakken gathering system.

CGI is our predecessor for accounting purposes and historically owned all of our natural gas gathering, processing and fractionation assets other than the Worland and Bakken gathering systems, the Kinta Area gathering systems we acquired on May 1, 2006 and our internally constructed Woodford Shale gathering system, which commenced operations in April 2007. As a result, our historical financial statements for the periods prior to February 15, 2005 are the financial statements of CGI.

Hiland Partners, LLC historically owned our Worland gathering system, our Horse Creek compression facility, our Cedar Hills water injection plant located next to our Cedar Hills compression facility and the Bakken gathering system.

Restructuring of Compression Facilities Lease

Prior to our initial public offering, Hiland Partners, LLC owned our Horse Creek air compression facility and our Cedar Hills water injection facility. In 2002, Hiland Partners, LLC entered into a five year lease agreement with CLR, pursuant to which Hiland Partners, LLC leased the facilities to CLR. CLR used its own personnel to operate the facilities, and Hiland Partners, LLC made no operational decisions. In connection with our formation and our initial public offering, we entered into a four-year services agreement with CLR, effective as of January 28, 2005, that replaced the existing lease. The four year services agreement terminated on January 28, 2009. We are currently operating on a month-to-month basis and the agreement can be terminated by either party by giving notice at least 15 days prior to the end of the then current month. Under the services agreement, we own and operate the facilities and provide air compression and water injection services to CLR for a fee. As part of the restructuring in January 2005, the personnel at CLR that operated the facilities were transferred to us. Under the current services agreement, we receive a fixed payment of approximately $4.8 million per year as compared to $3.8 million per year under the prior lease agreement. In connection with this services arrangement, we incur approximately $1.0 million per year in additional operating costs. For a description of the restructured agreement, please read “— Our Contracts — Compression Services Agreement.”

54

Construction and Acquisition Activities

Since our inception, we have grown through a combination of building gas gathering and processing assets and acquisitions. For example, we commenced operation of the Matli gathering system in 1999, constructed the original Matli processing plant in 2003 and completed the construction of a new processing plant in 2006. Additionally, we acquired the Worland gathering system in 2000. We acquired the Carmen gathering system in 2003 as an expansion of our Eagle Chief gathering system. Prior to our acquisition of the Carmen gathering system, we purchased the gas from the previous owner, processed it and returned it to the previous owner pursuant to a keep-whole arrangement. After we acquired the Carmen gathering system, we terminated this keep-whole arrangement and now sell the gas at the tailgate of the Eagle Chief processing plant. In addition, we completed the Bakken acquisition in September 2005 and the acquisition of the Kinta Area gathering assets in May 2006. These historical acquisitions were completed at different dates and with numerous sellers and were accounted for using the purchase method of accounting. Under the purchase method of accounting, results from such acquisitions are recorded in the financial statements only from the date of acquisition.

We acquired the Kinta Area gathering assets in May 2006 and operate the gathering assets substantially differently than were operated by the previous owner. Since there was no sufficient continuity of the Kinta Area gathering assets’ operations prior to and after our acquisition, disclosure of prior financial information would not be material to an understanding of future operations. Therefore, the acquisition has been recorded as a purchase of assets and not of a business.

We expanded our processing plant and our existing field-gathering infrastructure and constructed a 40,000 Mcf/d nitrogen rejection plant at our Badlands gas gathering system located in Bowman County, North Dakota. We also entered into a five-year definitive purchase agreement with a producer and have constructed additional compression facilities and expanded our existing Badlands gas gathering system into South Dakota.

We installed additional gathering and compression infrastructure at our Bakken gathering system in 2006 to increase the system’s capacity from approximately 20,000 Mcf/d to 25,000 Mcf/d and in 2007, we expanded the existing NGL fractionation facilities at the processing plant to fractionate increased NGL volumes from both the Bakken processing plant and the Badlands processing plant.

In 2006, we completed the installation of additional pipelines and compression facilities and increased our system capacity at our Eagle Chief gathering system from approximately 30,000 Mcf/d to approximately 35,500 Mcf/d due to increased volumes on this system and completed the construction of a 25,000 Mcf/d natural gas processing facility along our existing Matli gas gathering system which now provides additional plant processing capacity for increased system volumes.

In 2007, we installed four 10,000 Mcf/d capacity amine-treating facilities at several of our Kinta Area gathering system locations to remove excess carbon dioxide levels from the natural gas. In the third quarter of 2008, we completed the installation of additional compression facilities on the Kinta Area gathering system to increase the capacity by approximately 20,000 Mcf/d to 200,000 Mcf/d.

In December 2006, we entered into an agreement to construct and operate gathering pipelines and related facilities associated with the development of a portion of the acreage owned by CLR in the Woodford shale play in the Arkoma Basin of southeastern Oklahoma. We have installed field gathering, compression and associated equipment designed to provide low-pressure gathering, compression and dehydration services. The gathering infrastructure currently includes more than 17,400 horsepower of compression to provide takeaway capacity of approximately 65,000 Mcf/d.

Construction of a processing plant and gathering pipeline at our North Dakota Bakken system located in the Bakken Shale play in northwestern North Dakota commenced in October 2008. As of December 31, 2008, the gathering system consisted of 23 miles of natural gas gathering pipelines.

55

Our Results of Operations

The following table presents a reconciliation of the non-GAAP financial measure of total segment margin (which consists of the sum of midstream segment margin and compression segment margin) to operating income on a historical basis for each of the periods indicated. We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations because it is directly related to our volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream revenue includes revenue from the sale of natural gas, NGLs and NGL products resulting from our gathering, treating, processing and fractionation activities and fixed fees associated with the gathering of natural gas and the transportation and disposal of saltwater. Midstream purchases include the following costs and expenses: cost of natural gas, condensate and NGLs purchased by us from third parties, cost of natural gas, condensate and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment. Our total segment margin may not be comparable to similarly titled measures of other companies as other companies may not calculate total segment margin in the same manner.

Set forth in the tables below are financial and operating data for the periods indicated. Operations from our acquisition of the Kinta Area gathering assets are reflected only from May 1, 2006.

	Year Ended December 31,
	2008	2007	2006
	(In thousands)

Total Segment Margin Data:
Midstream revenues	$383,180	$273,224	$214,867
Midstream purchases	276,600	195,212	156,193

Midstream segment margin	106,580	78,012	58,674
Compression revenues(1)	4,819	4,819	4,819

Total segment margin(2)	$111,399	$82,831	$63,493

Summary of Operations Data:
Midstream revenues	$383,180	$273,224	$214,867
Compression revenues	4,819	4,819	4,819

Total revenues	387,999	278,043	219,686
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	276,600	195,212	156,193
Operations and maintenance	30,526	23,279	16,071
Depreciation, amortization and accretion	37,502	29,855	22,130
Bad debt	304	—	—
General and administrative	8,753	7,587	4,994

Total operating costs and expenses	353,685	255,933	199,388

Operating income	34,314	22,110	20,298
Other income (expense)	(13,867)	(11,326)	(5,616)

Net income	$20,447	$10,784	$14,682
Operating Data:
Inlet natural gas (Mcf/d)	252,670	215,551	157,556
Natural gas sales (MMBtu/d)	90,910	80,731	66,947
NGL sales (Bbls/d)	5,920	4,696	3,347

(1)	Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

56

(2)	Reconciliation of total segment margin to operating income:

	Year Ended December 31,
	2008	2007	2006
	(In thousands)

Reconciliation of Total Segment Margin to Operating Income
Operating income	$34,314	$22,110	$20,298
Add:
Operations and maintenance expenses	30,526	23,279	16,071
Depreciation, amortization and accretion	37,502	29,855	22,130
Bad debt	304	—	—
General and administrative expenses	8,753	7,587	4,994

Total segment margin	$111,399	$82,831	$63,493

Year Ended December 31, 2008 Compared with Year Ended December 31, 2007

Revenues.  Total revenues (midstream and compression) were $388.0 million for the year ended December 31, 2008 compared to $278.0 million for the year ended December 31, 2007, an increase of $110.0 million, or 39.6%. This $110.0 million increase was primarily due to: (i) increased natural gas sales volumes of 13,852 MMBtu/day (MMBtu per day) and increased NGL sales volumes of 771 Bbls/day (Bbls per day) related to the Woodford Shale gathering system which commenced operation in April 2007, (ii) increased NGL sales volumes of 502 Bbls/day attributable to the expanded Badlands gathering system, including the processing and nitrogen rejection plants and other treating facilities, which commenced operation in August 2007 and (iii) significantly higher average realized natural gas and NGL sales prices for the year ended December 31, 2008 as compared to the year ended December 31, 2007, resulting in increased revenue at all of our gathering systems. Revenues from compression assets were the same for both periods.

Midstream revenues were $383.2 million for the year ended December 31, 2008 compared to $273.2 million for the year ended December 31, 2007, an increase of $110.0 million, or 40.2%. Of this $110.0 million increase in midstream revenues, approximately $48.5 million was attributable to revenues from increased natural gas and NGL sales volumes at the Woodford Shale, Badlands, Bakken and Matli gathering systems and approximately $61.5 million was attributable to significantly higher average realized natural gas and NGL sales prices for the year ended December 31, 2008 as compared to the same period in 2007, resulting in increased revenues for all of our gathering systems.

Inlet natural gas was 252,670 Mcf/d (Mcf per day) for the year ended December 31, 2008 compared to 215,551 Mcf/d for the year ended December 31, 2007, an increase of 37,119 Mcf/d, or 17.2%. This increase is primarily attributable to volume growth at our Woodford Shale and Badlands gathering systems, offset by volume declines at our Eagle Chief gathering system.

Natural gas sales volumes were 90,910 MMBtu/d for the year ended December 31, 2008 compared to 80,731 MMBtu/d for the year ended December 31, 2007, an increase of 10,179 MMBtu/d, or 12.6%. This 10,179 MMBtu/d net increase in natural gas sales volumes was attributable to increased natural gas sales volumes at our Woodford Shale, Matli and Bakken gathering systems, offset by reduced natural gas sales volumes at our Eagle Chief and Kinta gathering systems.

NGL sales volumes were 5,920 Bbls/d for the year ended December 31, 2008 compared to 4,696 Bbls/d for the year ended December 31, 2007, a net increase of 1,224 Bbls/d, or 26.1%. This net increase is primarily attributable to volume growth at our Woodford Shale and Badlands gathering systems, offset by reduced NGL sales volumes at our Bakken and Eagle Chief gathering systems.

During 2008, we experienced extreme swings in our average realized natural gas and NGL sales prices. Our average realized natural gas sales price steadily increased from $6.44/MMBtu in January 2008 to a high sales price of $10.05/MMBtu in July 2008, then sharply decreased to a low sales price of $3.38/MMBtu in November 2008. Our average realized NGL sales price steadily increased from $1.42 per gallon in January

57

2008 to a high sales price of $1.74 per gallon in June 2008, then sharply decreased to a low sales price of $0.61 per gallon in December 2008. Consequently, for the year ended December 31, 2008, average realized natural gas sales prices were $7.00 per MMBtu compared to $5.75 per MMBtu for the year ended December 31, 2007, an increase of $1.25 per MMBtu, or 21.7%. Average realized NGL sales prices for the year ended December 31, 2008 were $1.33 per gallon compared to $1.18 per gallon for the year ended December 31, 2007, an increase of $0.15 per gallon or 12.7%. The overall increase in our average realized natural gas and NGL sales prices was a result of higher index prices for natural gas and posted prices for NGLs during the year ended December 31, 2008 compared to the year ended December 31, 2007.

Cash received from our counterparty on cash flow swap contracts for natural gas derivative transactions that closed during the year ended December 31, 2008 totaled $2.8 million compared to $4.8 million for the year ended December 31, 2007. The $2.8 million gain for the year ended December 31, 2008 increased averaged realized natural gas prices to $7.00 per MMBtu from $6.91 per MMBtu, an increase of $0.09 per MMBtu. The $4.8 million gain for the year ended December 31, 2007 increased averaged realized natural gas prices to $5.75 per MMBtu from $5.59 per MMBtu, an increase of $0.16 per MMBtu. Cash paid to our counterparty on cash flow swap contracts for NGL derivative transactions that closed during the year ended December 31, 2008 totaled $5.9 million compared to $3.0 million for the year ended December 31, 2007. The $5.9 million loss for the year ended December 31, 2008 reduced averaged realized NGL prices to $1.33 per gallon from $1.39 per gallon, a decrease of $0.06 per gallon. The $3.0 million loss for the year ended December 31, 2007 reduced averaged realized NGL prices to $1.18 per gallon from $1.22 per gallon, a decrease of $0.04 per gallon.

Our compression revenues were $4.8 million for each of the years ended December 31, 2008 and 2007.

Midstream Purchases.  Midstream purchases were $276.6 million for the year ended December 31, 2008 compared to $195.2 million for the year ended December 31, 2007, an increase of $81.4 million, or 41.7%. The $81.4 million increase is primarily due to volume growth at the Woodford Shale gathering system which commenced operation in April 2007, the expanded Badlands gathering system, including the processing and nitrogen rejection plants and the other treating facilities, which commenced operation in August 2007, increased volume growth at our Matli gathering system and higher natural gas and NGL purchase prices, resulting in increased midstream purchases for all of our gathering systems.

Midstream Segment Margin.  Midstream segment margin was $106.6 million for the year ended December 31, 2008 compared to $78.0 million for the year ended December 31, 2007, an increase of $28.6 million, or 36.6%. The increase is primarily due to favorable average gross processing spreads, higher average realized natural gas and NGL prices, volume growth at the expanded Badlands gathering system, including the processing and nitrogen rejection plants and the other treating facilities, which commenced operations in August 2007, volume growth at the Woodford Shale gathering system which commenced operation in April 2007, and volume growth at our Matli gathering system. As a percent of midstream revenues, midstream segment margin was 27.8% and 28.6% for the year ended December 31, 2008 and 2007, respectively, a reduction of 0.8%. This reduction is attributable to net losses on closed/settled derivative transactions and unrealized non-cash losses on derivative transactions for the year ended December 31, 2008 totaling $3.0 million, offset by an unrealized non-cash gain of $6.7 million related to a non-qualifying mark-to-market cash flow derivative for forecasted natural gas sales in 2010, compared to net gains totaling $1.8 million on closed/settled derivative transactions and $0.4 million unrealized non-cash gains on derivative transactions for the year ended December 31, 2007. The increase in midstream segment margin was offset by approximately $2.3 million of forgone margin as a result of the Badlands nitrogen rejection plant being temporarily taken out of service due to equipment failure during the first quarter in 2008.

Operations and Maintenance.  Operations and maintenance expense totaled $30.5 million for the year ended December 31, 2008 compared with $23.3 million for the year ended December 31, 2007, an increase of $7.2 million, or 31.1%. Of this increase, $4.0 million was attributable to increased operations and maintenance at the expanded Badlands gathering system and $2.0 million was attributable to increased operations and maintenance at the Woodford Shale gathering system.

58

Depreciation, Amortization and Accretion.  Depreciation, amortization and accretion expense totaled $37.5 million for the year ended December 31, 2008 compared with $29.9 million for the year ended December 31, 2007, an increase of $7.6 million, or 25.6%. Of this increase, $2.3 million was attributable to increased depreciation on the expanded Badlands gathering system, $2.3 million was attributable to increased depreciation on the Woodford Shale gathering system, $1.3 million was attributable to increased depreciation on the Bakken gathering system and $1.0 million was attributable to increased depreciation on the Kinta Area gathering systems.

General and Administrative.  General and administrative expense totaled $8.8 million for the year ended December 31, 2008 compared with $7.6 million for the year ended December 31, 2007, an increase of $1.2 million, or 15.4%. Salaries increased $1.8 million in the year ended December 31, 2008 as compared to the year ended December 31, 2007 due to increased non-cash unit based compensation and increased staffing during the year ended December 31, 2008 as compared to the year ended December 31, 2007. General and administrative expenses included $1.1 million of unsuccessful acquisition costs incurred in the year ended December 31, 2007 compared to only $0.1 million in the year ended December 31, 2008.

Other Income (Expense).  Other income (expense) totaled $(13.9) million for the year ended December 31, 2008 compared with $(11.3) million for the year ended December 31, 2007, an increase in expense of $2.5 million. The increase is primarily attributable to additional interest expense from borrowings on our credit facility to fund expansions at the Badlands and Kinta Area gathering systems and to fund internal growth projects at the Woodford Shale and the North Dakota Bakken gathering systems, after being offset by lower interest rates incurred during the year ended December 31, 2008 compared to interest rates incurred during the year ended December 31, 2007.

Year Ended December 31, 2007 Compared with Year Ended December 31, 2006

Revenues.  Total revenues (midstream and compression) were $278.0 million for the year ended December 31, 2007 compared to $219.7 million for the year ended December 31, 2006, an increase of $58.4 million, or 26.6%. This $58.4 million increase was largely due to (i) revenues associated with natural gas sales volumes related to our Woodford Shale gathering system which commenced production on April 27, 2007, (ii) a full year of natural gas sales volumes in 2007 related to our acquisition of the Kinta Area gathering assets effective May 1, 2006, (iii) increased natural gas sales volumes at our Eagle Chief and Bakken gathering systems, (iv) revenues related to increased NGL sales volumes at our Woodford Shale, Bakken, Badlands and Eagle Chief gathering systems and (v) increased average realized NGL sales prices partially offset by lower average realized natural gas sales prices in 2007 as compared to the same period in 2006. Revenues from compression assets were the same for both periods.

Our midstream revenues were $273.2 million for the year ended December 31, 2007 compared to $214.9 million for the year ended December 31, 2006, a net increase of $58.4 million, or 27.2%. Of this increase in midstream revenues, approximately $57.4 million was attributable to natural gas sales volumes related to our Woodford Shale gathering system, a full year of natural gas sales volumes and gathering fee volumes in 2007 associated with the Kinta Area gathering assets acquisition effective May 1, 2006 and increased natural gas and NGL sales volumes at our Bakken, Badlands and Eagle Chief gathering systems. Midstream revenues increased by approximately $12.7 million due to increased NGL sales prices offset by $11.7 million as a result of lower natural gas sales prices compared to 2006. Our Woodford Shale gathering system, which began production in late April, 2007 accounted for 28.8% of the $58.4 million increase contributing $16.8 million to midstream revenues.

Inlet natural gas volumes were 215,551 Mcf/d for the year ended December 31, 2007 compared to 157,556 Mcf/d for the year ended December 31, 2006, an increase of 57,995 Mcf/d, or 36.8%. Of the 57,995 Mcf/d increase, 41,915 Mcf/d, or 72.3% was attributable to inlet Mcf/d at our Kinta Area gathering system for a full year in 2007 which we acquired effective May 1, 2006, and the remaining 16,080 Mcf/d increase was primarily attributable to inlet Mcf/d at our Woodford Shale gathering system and increased inlet Mcf/d at our Eagle Chief, Bakken and Badlands gathering systems. Natural gas sales volumes were 80,731 MMBtu/d for the year ended December 31, 2007 compared to 66,947 MMBtu/d for the year ended December 31, 2006, an increase of 13,784 MMBtu/d, or 20.6%. The increase of 13,784 MMBtu/d was

59

primarily attributable to the increased natural gas volumes as a result of a full year of operations in 2007 at our Kinta Area gathering system which we acquired effective May 1, 2006 and to increased volumes at both our Bakken and Eagle Chief gathering systems and our new Woodford Shale gathering system, which contributed 4,649 MMBtu/d to the increase in natural gas sales volumes. Our NGL sales volumes were 4,696 Bbls/d for the year ended December 31, 2007 compared to 3,347 Bbls/d for the year ended December 31, 2006, an increase of 1,349 Bbls/d, or 40.3%. Of the 1,349 Bbls/d increase, 443 Bbls/d, or 32.8% was attributable to NGL sales volumes at our Woodford Shale gathering system and 834 Bbls/d, or 61.8% was attributable to increased NGL sales volumes at our Bakken, Eagle Chief and Badlands gathering systems.

Our average realized natural gas sales prices were $5.75 per MMBtu for the year ended December 31, 2007 compared to $6.11 per MMBtu for the year ended December 31, 2006, a decrease of $0.36 per MMBtu, or 5.9%. Our average realized NGL sales prices were $1.18 per gallon for the year ended December 31, 2007 compared to $1.02 per gallon for the year ended December 31, 2006, an increase of $0.16 per gallon or 15.7%. The change in our average realized natural gas sales prices was primarily a result of lower index prices due to a softening of supply and demand fundamentals for energy, which caused natural gas prices to fall during the year ended December 31, 2007 compared to the year ended December 31, 2006. The change in our average realized NGL sales prices was primarily a result of higher index prices due to a tightening of supply and demand fundamentals for energy, which caused NGL prices to rise during the year ended December 31, 2007 compared to the year ended December 31, 2006.

Net cash received from our counterparty on cash flow swap contracts that began on May 1, 2006 for natural gas derivative transactions that closed during the year ended December 31, 2007 was $4.8 million compared to $3.6 million for the year ended December 31, 2006. These receipts increased average realized natural gas sales prices by $0.16 per MMBtu in 2007 and by $0.14 per MMBtu in 2006. Cash paid to our counterparty on cash flow swap contracts that began on September 1, 2006 for NGL derivative transactions that closed during the year ended December 31, 2007 was $3.0 million. These payments decreased average realized natural gas sales prices by $0.04 per gallon in 2007. Closed NGL derivative transactions during the year ended December 31, 2006 were insignificant.

Fees earned from 123,008 MMBtu/d of natural gas gathered, in which we do not take title to the gas, related to our Kinta Area gathering assets we acquired on May 1, 2006 were $11.1 million for the year ended December 31, 2007. Similar fees earned from May 1, 2006 through December 31, 2006 averaging 127,437 MMBtu/d of natural gas gathered was $7.2 million. The increase of $3.9 million in fees earned was primarily due to a full year of operations in 2007 as compared to eight months of operations in 2006, and partially attributable to treating fees earned related to the four amine treating facilities installed in early 2007. Gathering fees earned during the year ended December 2007 as compared to the eight month period in 2006 were somewhat offset by a 4,429 MMBtu/d reduction in volumes gathered.

Our compression revenues were $4.8 million for the each of the years ended December 31, 2007 and 2006.

Midstream Purchases.  Our midstream purchases were $195.2 million for the year ended December 31, 2007 compared to $156.2 million for the year ended December 31, 2006, an increase of $39.0 million, or 25.0%. The $39.0 million increase primarily consists of $12.8 million, or 32.8% attributable to purchased natural gas from our Woodford Shale gathering system and $10.8 million, or 27.6%, attributable to purchased natural gas from our Kinta Area gathering assets for a full year of operations in 1007. The remaining increase in midstream purchases was attributable to increased purchased residue gas volumes at our Bakken, Eagle Chief and Badlands gathering systems. The increase in volumes was offset by reduced payments to producers due primarily to lower natural gas purchase prices, which generally are closely related to fluctuations in natural gas sales prices.

Midstream Segment Margin.  Midstream segment margin was $78.0 million for the year ended December 31, 2007 compared to $58.7 million for the year ended December 31, 2006, an increase of $19.3 million, or 33.0%. The increase is primarily due to favorable gross processing spreads for the year, higher average realized natural gas and NGL prices for the year, volume growth at the expanded Badlands gathering system, including the processing and nitrogen rejection plants and the other treating facilities, which commenced operations in August 2007, volume growth at the Woodford Shale gathering system which

60

commenced operation in April 2007, volume growth at the Kinta Area gathering system which we acquire in May 2006 and volume growth at the Bakken and Eagle Chief gathering systems. As a percent of midstream revenues, midstream segment margin was 28.6% and 27.3% for the year ended December 31, 2007 and 2006, respectively, an increase of 1.3%. This increase is primarily attributable to increased volumes on gathering systems with more accretive segment margins for the year ended December 31, 2007 as compared to the year ended December 31, 2006. These increases were offset by a decrease of $1.8 million on closed/settled derivative transactions of $1.8 million during the year ended December 31, 2007 compared to $3.6 million on closed/settled derivative transactions during the year ended December 31, 2006.

Operations and Maintenance.  Our operations and maintenance expense totaled $23.3 million for the year ended December 31, 2007 compared with $16.1 million for the year ended December 31, 2006, an increase of $7.2 million, or 44.9%. Of this increase, $2.9 million, or 40.0% was attributable to a full year of operations and maintenance expense at our Kinta Area gathering system. Operations and maintenance expense also increased by $2.5 million, or 35.2% at our Badlands gathering facility largely due to compressor rentals and other related costs associated with our expansion project. Our new Woodford Shale gathering system contributed $0.9 million to the increase in operations and maintenance expense and our Bakken and Eagle Chief gathering systems, as a result of increased volumes, contributed $0.8 million to the increase in operations and maintenance expense.

Depreciation, Amortization and Accretion.  Our depreciation, amortization and accretion expense totaled $29.9 million for the year ended December 31, 2007 compared with $22.1 million for the year ended December 31, 2006, an increase of $7.7 million, or 34.9%. Of this increase, $3.1 million, or 40.1% was attributable to depreciation and amortization on our Kinta Area gathering system for a full year of operations in 2007. The increase is also attributable to additional depreciation related to our internal organic growth projects completed in 2007 of $1.8 million, or 23.2% at our Bakken gathering system and $1.4 million, or 17.8% at our Badlands gathering system,

General and Administrative.  Our general and administrative expense totaled $7.6 million for the year ended December 31, 2007 compared with $5.0 million for the year ended December 31, 2006, an increase of $2.6 million, or 51.9%. The increase is primarily attributable to $1.1 million of acquisition evaluation expenses, $0.5 million of non-cash compensation expense related to unit option awards and restricted and phantom unit awards and $0.5 million due to increased salaries and salary related expenses as a result of additional staffing, including costs of recruitment.

Other Income (Expense).  Our other income (expense) totaled ($11.3) million for the year ended December 31, 2007 compared with ($5.6) million for the year ended December 31, 2006, an increase in expense of $5.7 million. The increase is primarily attributable to additional interest expense from a full year of borrowings on our credit facility for the acquisition of the Kinta Area gathering assets effective May 1, 2006 and to interest expense for our internal plant and pipeline expansion projects at our Badlands, Woodford Shale and Bakken gathering systems in 2007.

General Trends and Outlook

We expect our business to continue to be affected by the following key trends. Our expectations are based on assumptions made by us, and information currently available to us. To the extent our underlying assumptions about or interpretations of available information prove to be incorrect, our expectations may vary materially from actual results. Please see “Forward Looking Statements.”

U.S. Natural Gas Supply and Outlook.  Natural gas prices declined dramatically since the peak New York Mercantile Exchange (“NYMEX”) Henry Hub last day settle price of $13.11/MMBtu in July 2008 to the low NYMEX Henry Hub last day settle price of $4.48 in February 2009. U.S. natural gas drilling rig counts have declined by approximately 29% to 1,018 as of February 20, 2009, compared to 1,430 natural gas drilling rigs in the comparable period of 2008, and approximately 37% compared to the peak natural gas drilling rig count of 1,606 in August and September 2008. We believe that current natural gas prices will continue to result in reduced natural gas-related drilling activity as producers seek to decrease their level of natural gas production. We also believe that current reduced natural gas drilling activity will persist until the economic environment in the United States improves and increases the demand for natural gas.

61

U.S. Crude Oil Supply and Outlook.  The domestic and global recession and resulting drop in demand for crude oil products has significantly impacted the price for crude oil. West Texas Intermediate (WTI) crude oil pricing has declined from a peak of $134.62/bbl in July 2008 to a low of $33.87/Bbl in January 2009, a 74.8% decline. U.S. crude oil drilling rig counts have declined by approximately 19% to 269 as of February 20, 2009, compared to 333 crude oil drilling rigs in the comparable period of 2008, and approximately 39% compared to the peak crude oil drilling rig count of 442 in November 2008. The forward curve for WTI crude oil pricing reflects continued reductions in demand for crude oil. We also believe that current reduced crude oil drilling activity will persist until the economic environment in the United States improves and increases the demand for crude oil.

U.S. NGL Supply and Outlook.  The domestic and global recession and resulting drop in demand for NGL products has significantly impacted the price for NGLs. NGL prices have dropped dramatically since the peak NGL basket pricing of $2.21/gallon in June 2008 to a January 2009 NGL basket pricing of $0.68/gallon, a 69.2% decline. NGL basket pricing correlates to WTI crude oil pricing. WTI crude oil pricing has declined from a peak of $134.62/Bbl in July 2008 to a low of $33.87/Bbl in January 2009, a 74.8% decline. The forward curve for NGL basket pricing and WTI crude oil pricing reflects continued reductions in demand for NGL products. We also believe that the current reduced NGL products pricing will persist until the economic environment in the United States improves and increases the demand for NGL products.

A number of the areas in which we operate are experiencing a significant decline in drilling activity as a result of the recent dramatic decline in natural gas and crude oil prices. While we anticipate continued exploration and production activities in the areas in which we operate, albeit at depressed levels, fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of natural gas and oil reserves. Drilling activity generally decreases as natural gas and oil prices decrease. We have no control over the level of drilling activity in the areas of our operations.

Midstream Segment Margins.  During 2008, our midstream segment margins were positively impacted by increased natural gas and NGL volumes, increased natural gas and NGL sales prices and increased gross processing spreads resulting in an increase in our midstream segment margins from 2007. During 2007, our midstream segment margins were positively impacted due to increased volumes and NGL prices but were negatively impacted due to reduced natural gas prices resulting in a net increase in our midstream segment margins from 2006. During 2006, our midstream segment margins were positively impacted due to increased volumes but were negatively impacted due to reduced natural gas prices and NGL prices, resulting in a net increase in margins from 2005. Our profitability is dependent upon pricing and market demand for natural gas and NGLs, which are beyond our control and have experienced substantial volatility in 2008.

Interest Rate Environment.  Interest rates on future credit facility borrowings and debt offerings could be higher than current levels, causing our financing costs to increase accordingly. Although this could limit our ability to raise funds in the debt capital markets, we expect to remain competitive with respect to acquisitions and capital projects, as our competitors would face similar circumstances. As with other yield-oriented securities, our unit price is impacted by the level of our cash distributions and an associated implied distribution yield. The distribution yield is often used by investors to compare and rank related yield-oriented securities for investment decision making purposes. Therefore, changes in interest rates, either positive or negative, may affect the yield requirements of investors who invest in our units, and a rising interest rate environment could have an adverse impact on our unit price and our ability to issue additional equity to make acquisitions, reduce debt or for other purposes.

Impact of Inflation

Inflation in the United States has been relatively low in recent years and did not have a material impact on our results of operations for the periods presented.

Liquidity and Capital Resources

Overview

Due to the recent decline in natural gas and NGL prices, we believe that our cash generated from operations will decrease in 2009 relative to comparable periods in 2008. Our senior secured revolving credit

62

facility requires us to meet certain financial tests, including a maximum consolidated funded debt to EBITDA ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that we make certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs. We intend to elect to increase the ratio to 4.75:1.0 on March 31, 2009. During this step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. Additionally, if commodity prices do not significantly improve above the expected prices for 2009, we may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as June 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured or we receive an infusion of equity capital.

Cash Flows

Year ended December 31, 2008 Compared to Year ended December 31, 2007

Cash Flows from Operating Activities.  Our cash flows from operating activities increased by $13.2 million to $53.9 million for the year ended December 31, 2008, from $40.7 million for the year ended December 31, 2007. During the year ended December 31, 2008 we received cash flows from customers of approximately $387.9 million, had cash payments to our suppliers and employees of approximately $320.3 million and payment of interest expense of $13.7 million, net of amounts capitalized, resulting in cash received from operating activities of $53.9 million. During the year ended December 31, 2007, we received cash flows from customers of approximately $195.8 million, had cash payments to our suppliers and employees of approximately $159.3 million and payment of interest expense of $7.4 million, net of amounts capitalized, resulting in cash received from our operating activities of $29.1 million. The increase in cash flows for the year ended December 31, 2008, as compared to the year ended December 31, 2007, was attributable to increased natural gas and NGLs volumes and higher average realized natural gas and NGL sales prices.

Changes in cash receipts and payments are primarily due to the timing of collections at the end of our reporting periods. We collect and pay large receivables and payables at the end of each calendar month. The timing of these payments and receipts may vary by a day or two between month-end periods and cause fluctuations in cash received or paid. Working capital items, exclusive of cash, provided $0.3 million to cash flows from operating activities during the year ended December 31, 2008 and used $0.9 million of cash flows from operating activities during the year ended December 31, 2007.

Net income for the year ended December 31, 2008 was $20.4 million, an increase of $9.7 million from a net income of $10.8 million for the year ended December 31, 2007. Depreciation, amortization and accretion increased by $7.7 million to $37.5 million for the year ended December 31, 2008 from $29.9 million for the year ended December 31, 2007. Bad debt expense was $0.3 million for the year ended December 31, 2008 compared to zero for the year ended December 31, 2007.

Cash Flows Used for Investing Activities.  Our cash flows used for investing activities, which represent investments in property and equipment, decreased by $29.1 million to $54.3 million for the year ended December 31, 2008 from $83.4 million for the year ended December 31, 2007, primarily due to reduced capital investing in the year ended December 31, 2008 related to the Badlands nitrogen rejection plant, which was under construction during the first eight months of 2007.

Cash Flows from Financing Activities.  Our cash flows from financing activities decreased to $(8.9) million for the year ended December 31, 2008 from $42.8 million for the year ended December 31, 2007, a decrease of $51.7 million. During the year ended December 31, 2008, we borrowed $41.0 million under our credit facility to fund internal expansion and organic growth projects, made payments of $10.0 million to our credit facility, received capital contributions of $1.1 million as a result of issuing common units in connection with the exercise of 40,705 vested unit options, incurred debt issuance costs of $0.4 million associated with the fourth amendment to our credit facility in February 2008, made $0.5 million payments on capital lease obligations and distributed $40.0 million to our unitholders.

63

During the year ended December 31, 2007, we borrowed $74.0 million under our credit facility to fund internal expansion projects, received capital contributions of $1.1 million as a result of issuing common units in connection with the exercise of 42,660 vested unit options, distributed $31.3 million to unitholders, incurred offering costs of $0.2 million associated with the preparation and filing of a registration statement filed with the SEC on January 23, 2007 and paid debt issuance costs of $0.5 million associated with our third amendment to our credit facility in July 2007.

Year ended December 31, 2007 Compared to Year ended December 31, 2006

Cash Flows from Operating Activities.  Our cash flows from operating activities increased by $1.1 million to $40.7 million for the year ended December 31, 2007 from $39.6 million for the year ended December 31, 2006. During the year ended December 31, 2007, we received cash flows from customers of approximately $269.3 million, had cash payments to our suppliers and employees of approximately $217.3 million and payment of interest expense of $11.3 million, net of amounts capitalized, resulting in cash received from our operating activities of $40.7 million. During the year ended December 31, 2006, we received cash flows from customers of approximately $218.0 million, had cash payments to our suppliers and employees of approximately $173.0 million and payment of interest expense of $5.4 million, net of amounts capitalized, resulting in cash received from our operating activities of $39.6 million. Changes in cash receipts and payments are primarily due to the timing of collections at the end of our reporting periods. We collect and pay large receivables and payables at the end of each calendar month. The timing of these payments and receipts may vary by a day or two between month-end periods and cause fluctuations in cash received or paid. Natural gas and NGL volumes from our new Woodford Shale gathering system and increased natural gas and NGL volumes from our Bakken, Badlands and Eagle Chief gathering systems combined with increased NGL sales prices, but offset by lower natural gas sales prices contributed to increases in accounts receivable, accrued midstream revenues, accounts payable and accrued midstream purchases during the year ended December 31, 2007. Working capital items, exclusive of cash, used $0.9 million in cash flows from operating activities and contributed $2.1 million to cash flows from operating activities during the year ended December 31, 2007 and 2006, respectively. Net income for the year ended December 31, 2007 was $10.8 million, a decrease of $3.9 million from a net income of $14.7 million for the year ended December 31, 2006. Depreciation, amortization and accretion increased by $7.7 million or 20.9%, to $29.7 million for the year ended December 31, 2007 from $22.1 million for the year ended December 31, 2006.

Cash Flows Used for Investing Activities.  Our cash flows used for investing activities representing our internal organic growth investments in property and equipment, increased by $21.3 million to $83.4 million for the year ended December 31, 2007 from $62.1 million for the year ended December 31, 2006. This $21.3 million increase is largely attributable to cash invested at our new Woodford Shale gathering system, our Badlands expansion project and continued growth at our Bakken gathering system. We had no asset acquisitions in 2007. In May 2006, $96.4 million of cash flows was used for our Kinta Area gathering assets acquisition.

Cash Flows from Financing Activities.  Our cash flows from financing activities decreased by $80.2 million to $42.8 million for the year ended December 31, 2007 from $123.0 million for the year ended December 31, 2006. During the year ended December 31, 2007, we borrowed $74.0 million under our credit facility to fund our internal expansion projects, received capital contributions of $1.1 million as a result of issuing common units due to the exercise of 42,660 vested unit options, made capital lease obligation payments of $0.3 million, distributed $31.3 million to our unitholders, incurred offering costs of $0.2 million associated with our S-3/A registration statement filed with the SEC on January 23, 2007 and paid debt issuance costs of $0.5 million associated with our third amended credit facility. During the year ended December 31, 2006, we borrowed $113.3 million under our credit facility to partially fund the Kinta Area gathering assets acquisition on May 1, 2006 and to fund our internal expansion projects at both our Badlands and Bakken gathering systems. Also during the year ended December 31, 2006, we received capital contributions of $35.0 million from our general partner in exchange for the issuance of 761,714 common units and general partner equivalent units, received $1.3 million as a result of issuing common units due to the exercise of 52,699 vested unit options, paid debt issuance costs of $0.9 million and distributed $25.6 million to our unitholders.

64

Capital Requirements

The midstream energy business is capital intensive, requiring significant investment to maintain and upgrade existing operations. Our capital requirements have consisted primarily of, and we anticipate will continue to be:

•	maintenance capital expenditures, which are capital expenditures made to replace partially or fully depreciated assets to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows; and

•	expansion capital expenditures such as those to acquire additional assets to grow our business, to expand and upgrade gathering systems, processing plants, treating facilities and fractionation facilities and to construct or acquire similar systems or facilities.

Total Contractual Cash Obligations.  A summary of our total contractual cash obligations as of December 31, 2008 including leases renewed and entered into subsequent to year end is presented below:

	Payment Due by Period
	Total	Due in	Due in	Due in	Due in	Due in
Type of Obligation	Obligation	2009	2010	2011	2012	2013	Thereafter
	(In thousands)

Senior secured revolving credit facility	$252,064	$—	$—	$252,064	$—	$—	$—
Estimated interest expense on credit facility(1)	19,634	8,267	8,267	3,100	—	—	—
Capital lease obligations(2)	7,378	1,256	1,256	1,256	1,107	1,001	1,502
Operating leases, service agreements and other	3,959	1,700	858	465	299	211	426

Total contractual cash obligations	$283,035	$11,223	$10,381	$256,885	$1,406	$1,212	$1,928

(1)	Interest rates on the senior secured revolving credit facility are variable. Estimated interest payments are based on the interest rate and the amount outstanding as of December 31, 2008. For a discussion of our senior secured revolving credit facility, please read “— Credit Facility” below.

(2)	Contractual cash commitments on our capital lease obligations include $2,335 of interest expense.

Financial Derivatives and Commodity Hedges.  We have entered into certain financial derivative instruments that are classified as cash flow hedges in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended, and relate to forecasted sales and purchases in 2008, 2009 and mark-to-market cash flow derivative which relates to forecasted sales in 2010. We entered into these financial swap instruments to hedge the forecasted natural gas sales or purchases and NGL sales against the variability in expected future cash flows attributable to changes in commodity prices. Under these swap agreements, we receive a fixed price and pay a floating price or we pay a fixed price and receive a floating price based on certain indices for the relevant contract period as the underlying natural gas is sold or purchased or NGL is sold. The following table provides information about our commodity based derivative instruments at December 31, 2008:

		Average	Fair Value
		Fixed/Open	Asset
Description and Production Period	Volume	Price	(Liability)
	(MMBtu)	(Per MMBtu)

Natural Gas — Sold Fixed for Floating Price Swaps
January 2009 — December 2009	2,136,000	$7.30	$6,851
January 2010 — December 2010	2,136,000	$10.50	7,141

			$13,992

65

The following table provides information about our interest rate swap at December 31, 2008:

			Fair Value
	Notional	Interest	Asset
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
January 2009 — December 2009	$100,000,000	2.245%	$(1,439)

Off-Balance Sheet Arrangements.  We had no significant off-balance sheet arrangements as of December 31, 2008 or December 31, 2007.

Credit Facility

On February 6, 2008, we entered into a fourth amendment to our credit facility dated February 15, 2005. Pursuant to the fourth amendment, we have, among other things, increased our borrowing base from $250 million to $300 million and decreased the accordion feature in the facility from $100 million to $50 million. Our original credit facility dated February 15, 2005 was first amended in September 2005, amended a second time in June 2006 and amended a third time in July 2007.

The fourth amendment increases our borrowing capacity under our senior secured revolving credit facility to $300 million such that the facility now consists of a $291 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”) and a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distributions (the “Working Capital Facility”).

In addition, the fourth amendment provides for an accordion feature, which permits us, if certain conditions are met, to increase the size of the Acquisition Facility by up to $50 million and allows for the issuance of letters of credit of up to $15 million in the aggregate. The senior secured revolving credit facility also requires us to meet certain financial tests, including a maximum consolidated funded debt to EBITDA ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that the Partnership makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs; and a minimum interest coverage ratio of 3.0:1.0. The credit facility will mature in May 2011. At that time, the agreement will terminate and all outstanding amounts thereunder will be due and payable.

Due to the recent decline in natural gas and NGL prices, we believe our cash flow from operating activities will decrease relative to the level experienced in 2008. Consequently, we anticipate electing to “step up” our debt covenants on our credit facility to 4:75:1.0 debt to EBITDA at the end of the first quarter 2009. Additionally, given the current natural gas and NGL forward price strips, we may require additional equity as soon as June 30, 2009 to remain in compliance with our existing debt covenants contained in our credit facility.

Our obligations under the credit facility are secured by substantially all of our assets and guaranteed by us, and all of our subsidiaries, other than our operating company, which is the borrower under the credit facility.

Indebtedness under the credit facility will bear interest, at our option, at either: (i) an Alternate Base Rate plus an applicable margin ranging from 50 to 125 basis points per annum or (ii) LIBOR plus an applicable margin ranging from 150 to 225 basis points per annum based on our ratio of consolidated funded debt to EBITDA. The Alternate Base Rate is a rate per annum equal to the greatest of: (a) the Prime Rate in effect on such day, (b) the base CD rate in effect on such day plus 1.50% and (c) the Federal Funds effective rate in effect on such day plus 1/2 of 1%. We have elected for the indebtedness to bear interest at LIBOR plus the applicable margin. A letter of credit fee will be payable for the aggregate amount of letters of credit issued under the credit facility at a percentage per annum equal to 1.0%. An unused commitment fee ranging from 25 to 50 basis points per annum based on our ratio of consolidated funded debt to EBITDA will be payable on the unused portion of the credit facility. During any step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. At December 31, 2008, the interest rate on outstanding borrowings from our credit facility was 3.28%

66

The credit facility prohibits us from making distributions to unitholders if any default or event of default, as defined in the credit facility, has occurred and is continuing or would result from the distribution. In addition, the credit facility contains various covenants that limit, among other things, subject to certain exceptions and negotiated “baskets,” our ability to incur indebtedness, grant liens, make certain loans, acquisitions and investments, make any material changes to the nature of its business, amend its material agreements, including the Omnibus Agreement or enter into a merger, consolidation or sale of assets.

The credit facility defines EBITDA as our consolidated net income, plus income tax expense, interest expense, depreciation, amortization and accretion expense, amortization of intangibles and organizational costs, non-cash unit based compensation expense, and adjustments for non-cash gains and losses on specified derivative transactions and for other extraordinary or non-recurring items.

Upon the occurrence of an event of default as defined in the credit facility, the lenders may, among other things, be able to accelerate the maturity of the credit facility and exercise other rights and remedies as set forth in the credit facility.

The credit facility limits distributions to our unitholders to available cash, as defined by the agreement, and borrowings to fund such distributions are only permitted under the revolving working capital facility. The revolving working capital facility is subject to an annual “clean-down” period of 15 consecutive days in which the amount outstanding under the revolving working capital facility is reduced to zero.

As of December 31, 2008, we had $252.1 million outstanding under the credit facility and were in compliance with its financial covenants.

Recent Accounting Pronouncements

On April 25, 2008, the Financial Accounting Standards Board (“FASB”) FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). In determining the useful life of an acquired intangible asset, FSP 142-3 removes the requirement from SFAS 142 for an entity to consider whether renewal of the intangible asset requires significant costs or material modifications to the related arrangement. FSP 142-3 also replaces the previous useful life assessment criteria with a requirement that an entity considers its own experience in renewing similar arrangements. If the entity has no relevant experience, it would consider market participant assumptions regarding renewal. FSP 142-3 will be effective as of January 1, 2009 and will apply only to intangible assets acquired after that date. Retroactive application to previously acquired intangible assets is prohibited. The adoption of FSP 142-3 is not expected to have a material impact on our financial position, results of operations or cash flows.

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities,” an amendment of SFAS 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS 161 encourages, but does not require, comparative disclosures for periods prior to its initial adoption. SFAS 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS 133 and generally increases the level of aggregation/disaggregation that will be required in an entity’s financial statements. We are currently reviewing SFAS 161 to determine the effect it will have on our financial statements and disclosures therein.

On March 12, 2008, the Emerging Issues Task Force (“EITF”) reached consensus opinion on EITF Issue 07-4, “Application of the two-class method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships” (“EITF 07-4”), which the FASB ratified at its March 26, 2008 meeting. EITF 07-4 requires the calculation of a Master Limited Partnership’s (“MLPs”) net earnings per limited partner unit for

67

each period presented according to distributions declared and participation rights in undistributed earnings as if all of the earnings for that period had been distributed. In periods with undistributed earnings above specified levels, the calculation per the two-class method results in an increased allocation of such undistributed earnings to the general partner and a dilution of earnings to the limited partners. EITF 07-4 is effective for fiscal years beginning after December 15, 2008, and is to be applied retrospectively to all periods presented. Early application is not permitted. We will apply the requirements of EITF 07-4 as it pertains to MLPs upon its adoption during the quarter ended March 31, 2009 and do not expect a significant impact when adopted.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) amends and replaces SFAS 141, but retains the fundamental requirements in SFAS 141 that the purchase method of accounting be used for all business combinations and an acquirer be identified for each business combination. SFAS 141(R) provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree. SFAS 141(R) provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS 141(R) also determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) apply prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and do not allow early adoption. We are evaluating the new requirements of SFAS 141(R) and the impact it will have on business combinations completed in 2009 and thereafter.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards that require the ownership interests in subsidiaries held by parties other than the parent (minority interest) be clearly identified, labeled and presented in the consolidated balance sheet within equity, but separate from the parent’s equity. SFAS 160 requires the equity amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement and that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly as equity transactions. Consolidated net income and comprehensive income will be determined without deducting minority interest; however, earnings-per-share information will continue to be calculated on the basis of the net income attributable to the parent’s shareholders. Additionally, SFAS 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. We do not expect SFAS 160 will have a material impact on our financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. SFAS 159 was adopted by us effective January 1, 2008, at which time no financial assets or liabilities, not previously required to be recorded at fair value by other authoritative literature, were designated to be recorded at fair value. As such, the adoption of SFAS 159 did not have any impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 applies to derivatives and other financial instruments, which SFAS 133 requires be measured at fair value at initial recognition and for all subsequent periods. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

68

SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We elected to implement SFAS 157 prospectively in the first quarter of 2008 with the one-year deferral permitted by FASB Staff Position (FSP) 157-2 for nonfinancial assets and nonfinancial liabilities measured at fair value, except those that are recognized or disclosed on a recurring basis (at least annually). The deferral applies to nonfinancial assets and liabilities measured at fair value in a business combination; impaired properties, plants and equipment; intangible assets and goodwill; and initial recognition of asset retirement obligations and restructuring costs for which we use fair value. We do not expect any significant impact to our consolidated financial statements when we implement SFAS 157 for these assets and liabilities.

Significant Accounting Policies and Estimates

The selection and application of accounting policies is an important process that has developed as our business activities have evolved and as the accounting rules have developed. Accounting rules generally do not involve a selection among alternatives, but involve the implementation and interpretation of existing rules, and the use of judgment applied to the specific set of circumstances existing in our business. We make every effort to properly comply with all applicable rules on or before their adoption, and we believe the proper implementation and consistent application of the accounting rules are critical. For further details on our accounting policies, you should read Note 1 of the accompanying Notes to Consolidated Financial Statements.

Revenue Recognition.  Revenues for sales and gathering of natural gas and NGLs product sales are recognized at the time the product is delivered and title is transferred. Revenues for compression services are recognized when the services under the agreement are performed.

Depreciation and Amortization.  Depreciation of all equipment is determined under the straight-line method using various rates based on useful lives, 10 to 22 years for pipeline and processing plants, and 3 to 10 years for corporate and other assets. The cost of assets and related accumulated depreciation is removed from the accounts when such assets are disposed of, and any related gains or losses are reflected in current earnings. Maintenance, repairs and minor replacements are expensed as incurred. Costs of replacements constituting improvement are capitalized. Intangible assets consist of the acquired value of existing contracts to sell natural gas and other NGLs, compression contracts and identifiable customer relationships, which do not have significant residual value. The contracts are being amortized over their estimated lives of ten years.

Derivatives.  We utilize derivative financial instruments to reduce commodity price risks. We do not hold or issue derivative financial instruments for trading purposes. Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities”, which was amended in June 2000 by SFAS 138 and in May 2003 by SFAS 149, establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. Derivatives that are not designated as hedges are adjusted to fair value through income. If the derivative is designated as a hedge, depending upon the nature of the hedge, changes in the fair value of the derivatives are either offset against the fair value of assets, liabilities or firm commitments through income, or recognized in other comprehensive income until the hedged item is recognized in income. The ineffective portion of a derivative’s change in fair value is immediately recognized into income. If a derivative no longer qualifies for hedge accounting the amounts in accumulated other comprehensive income will be immediately charged to operations.

Asset Retirement Obligations.  SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”), requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost is allocated to expense using a systematic and rational method and the liability is accreted to measure the change in liability due to the passage of time. The primary impact

69

of SFAS 143 relates to our estimated costs for primarily dismantling and site restoration of leased compression facility locations. Estimating future asset retirement obligations requires us to make estimates and judgments regarding timing, existence of a liability, as well as what constitutes adequate restoration. We use the present value of estimated cash flows related to our asset retirement obligation to determine the fair value, generally as estimated by third party consultants. The present value calculation requires us to make numerous assumptions and judgments, including the ultimate costs of dismantling and site restoration, inflation factors, credit adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the present value of the existing asset retirement obligation liability, a corresponding adjustment will be required to the related asset. We believe the estimates and judgments reflected in our financial statements are reasonable but are necessarily subject to the uncertainties we have just described. Accordingly, any significant variance in any of the above assumptions or factors could materially affect our cash flows.

Impairment of Long-Lived Assets.  In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we evaluate our long-lived assets, including intangible assets, of identifiable business activities for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such assets may not be recoverable. The determination of whether impairment has occurred is based on management’s estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value for the assets and recording a provision for loss if the carrying value is greater than fair value. For assets identified to be disposed of in the future, the carrying value of these assets is compared to the estimated fair value less the cost to sell to determine if impairment is required. Until the assets are disposed of, an estimate of the fair value is re-determined when related events or circumstances change.

When determining whether impairment of one of our long-lived assets has occurred, we must estimate the undiscounted cash flows attributable to the asset or asset group. Our estimate of cash flows is based on assumptions regarding the volume of reserves providing asset cash flow and future NGL product and natural gas prices. The amount of reserves and drilling activity are dependent in part on natural gas prices. Projections of reserves and future commodity prices are inherently subjective and contingent upon a number of variable factors, including, but not limited to:

•	changes in general economic conditions in regions in which the Partnership’s products are located;

•	the availability and prices of NGL products and competing commodities;

•	the availability and prices of raw natural gas supply;

•	our ability to negotiate favorable marketing agreements;

•	the risks that third party oil and gas exploration and production activities will not occur or be successful;

•	our dependence on certain significant customers and producers of natural gas; and

•	competition from other midstream service providers and processors, including major energy companies.

Any significant variance in any of the above assumptions or factors could materially affect our cash flows, which could require us to record an impairment of an asset.

Share Based Compensation.  In October 1995 the FASB issued SFAS No. 123, “Share-Based Payment,” which was revised in December 2004 (“SFAS 123R”). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements and that cost be measured based on the fair value of the equity or liability instruments issued. We adopted SFAS 123R as of January 1, 2006 and applied SFAS 123R using the permitted modified prospective method beginning as of the same date and our unearned deferred compensation of $289 as of January 1, 2006 has been eliminated against common unit equity. Prior to January 1, 2006 we recorded any unamortized compensation related to restricted unit awards as unearned compensation in equity.

70

We estimate the fair value of each option granted on the date of grant using the American Binomial option-pricing model. In estimating the fair value of each option, we use our peer group volatility averages as determined on the option grant dates. We calculate expected lives of the options under the simplified method as prescribed by the SEC Staff Accounting Bulletin 107 and have used a risk free interest rate based on the applicable U.S. Treasury yield in effect at the time of grant. We estimate the fair value of each restricted unit and phantom unit granted on the date of grant based on the unit closing price on that same date. Our compensation expense for these awards is recognized on the graded vesting attribution method. Units to be issued under our unit incentive plan may be from newly issued units. Prior to our adoption of SFAS 123R on January 1, 2006, we applied Accounting Principles Board Opinion No. 25 and related interpretations in accounting for our unit-based compensation awards.

Disclosure Regarding Forward-Looking Statements

This annual report on Form 10-K includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “continue,” “estimate,” “forecast,” “may,” “will,” or similar expressions help identify forward-looking statements. Although we believe such forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, no assurance can be given that every objective will be reached.

Actual results may differ materially from any results projected, forecasted, estimated or expressed in forward-looking statements since many of the factors that determine these results are subject to uncertainties and risks, difficult to predict, and beyond management’s control. Such factors include:

•	the ability to comply with certain covenants in our credit facility;

•	the ability to pay distributions to our unitholders;

•	our cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect our ability to make distributions to unitholders.

•	the continued ability to find and contract for new sources of natural gas supply;

•	the general economic conditions in the United States of America as well as the general economic conditions and currencies in foreign countries;

•	the amount of natural gas transported on our gathering systems;

•	the level of throughput in our natural gas processing and treating facilities;

•	the fees we charge and the margins realized for our services;

•	the prices and market demand for, and the relationship between, natural gas and NGLs;

•	energy prices generally;

•	the level of domestic oil and natural gas production;

•	the availability of imported oil and natural gas;

•	actions taken by foreign oil and gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the weather in our operating areas;

•	the extent of governmental regulation and taxation;

•	hazards or operating risks incidental to the transporting, treating and processing of natural gas and NGLs that may not be fully covered by insurance;

•	competition from other midstream companies;

71

•	loss of key personnel;

•	the availability and cost of capital and our ability to access certain capital sources;

•	changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations;

•	the costs and effects of legal and administrative proceedings;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to the our financial results; and

•	risks associated with the construction of new pipelines and treating and processing facilities or additions to our existing pipelines and facilities;

•	the completion of significant, unbudgeted expansion projects may require debt and/or equity financing which may not be available to us on acceptable terms, or at all; and;

•	increases in interest rates could increase our borrowing costs, adversely impact our unit price and our ability to issue additional equity, which could have an adverse effect on our cash flows and our ability to fund our growth.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Our future results will depend upon various other risks and uncertainties, including, but not limited to those described under Item 1A. “Risk Factors.” Other unknown or unpredictable factors also could have material adverse effects on our future results. You should not put undue reliance on any forward-looking statements.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. We undertake no duty to update our forward-looking statements to reflect the impact of events or circumstances after the date of the forward-looking statements.

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. The principal market risk to which we are exposed is commodity price risk for natural gas and NGLs. We also incur, to a lesser extent, risks related to interest rate fluctuations. We do not engage in commodity energy trading activities.

Commodity Price Risks.  Our profitability is affected by volatility in prevailing NGL and natural gas prices. Historically, changes in the prices of most NGL products have generally correlated with changes in the price of crude oil. NGL and natural gas prices are volatile and are impacted by changes in the supply and demand for NGLs and natural gas, as well as market uncertainty. For a discussion of the volatility of natural gas and NGL prices, please read Item 1A. “Risk Factors — Risk Factors Related to our Business.” Our cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect our ability to make distributions to unitholders. To illustrate the impact of changes in prices for natural gas and NGLs on our operating results, we have provided the table below, which reflects, for the years ended December 31, 2008 and 2007, the impact on our total segment margin of a $0.01 per gallon change (increase or decrease) in NGL prices coupled with a $0.10 per MMBtu change (increase or decrease) in the price of natural gas.

		Natural Gas Price Change ($/MMBtu)
		2008		2007
		$0.10	$(0.10)	$0.10	$(0.10)

NGL Price Change ($/gal)	$0.01	$615,000	$548,000	$642,000	$194,000
	$(0.01)	$(472,000)	$(649,000)	$(207,000)	$(645,000)

The increase in commodity exposure is the result of increased natural gas and NGL product volumes in the year ended December 31, 2008 compared to the year ended December 31, 2007. The magnitude of the

72

impact on total segment margin of changes in natural gas and NGL prices presented may not be representative of the magnitude of the impact on total segment margin for different commodity prices or contract portfolios. Natural gas prices can also affect our profitability indirectly by influencing the level of drilling activity and related opportunities for our services.

We manage this commodity price exposure through an integrated strategy that includes management of our contract portfolio, optimization of our assets and the use of derivative contracts. As a result of these derivative swap contracts, we have hedged a portion of our expected exposure to natural gas prices and natural gas liquids prices in 2009 and 2010. We continually monitor our hedging and contract portfolio and expect to continue to adjust our hedge position as conditions warrant. The following table provides information about our commodity based derivative instruments at December 31, 2008 for the periods indicated:

		Average
		Fixed
		Price	Fair Value
		per	Asset
Description and Production Period	(MMBtu)	MMBtu	(Liability)

Natural Gas — Sold Fixed for Floating Price Swaps
January 2009 — December 2009	2,136,000	$7.30	$6,851
January 2010 — December 2010	2,136,000	$10.50	7,141

			$13,992

Interest Rate Risk.  We have elected for the indebtedness under our credit facility to bear interest at LIBOR plus the applicable margin. We are exposed to changes in the LIBOR rate as a result of our credit facility, which is partially subject to floating interest rates. On October 7, 2008, we entered into a floating-to-fixed interest rate swap agreement with an investment grade counterparty whereby we pay a monthly fixed interest rate of 2.245% and receive a monthly variable rate based on the one month posted LIBOR interest rate on a notional amount of $100.0 million. This swap agreement is effective on January 2, 2009 and terminates on January 1, 2010. As of December 31, 2008, we had approximately $252.1 million of indebtedness outstanding under our credit facility, of which $152.1 million is exposed to changes in the LIBOR rate. The impact of a 100 basis point increase in interest rates on the amount of current debt exposed to variable interest rates would result in an increase in annualized interest expense and a corresponding decrease in annualized net income of approximately $1.5 million. The following table provides information about our interest rate swap at December 31, 2008 for the periods indicated:

			Fair Value Asset
Description and Period	Notional Amount	Interest Rate	(Liability)

Interest Rate Swap
January 2009 — December 2009	$100,000,000	2.245%	$(1,439)

Credit Risk.  Counterparties pursuant to the terms of their contractual obligations expose us to potential losses as a result of nonperformance. SemStream, L.P., BP Energy Company, OGE Energy Resources, Inc., ONEOK Energy Services Company, LP and ConocoPhillips, Inc. were our largest customers for the year ended December 31, 2008, accounting for approximately 16%, 14%, 11%, 10% and 9%, respectively, of our revenues. Consequently, changes within one or more of these companies’ operations have the potential to impact, both positively and negatively, our credit exposure and make us subject to risks of loss resulting from nonpayment or nonperformance by these or any of our other customers. Any material nonpayment or nonperformance by our key customers could materially and adversely affect our business, financial condition or results of operations and reduce our ability to make distributions to our unitholders. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to us. Our counterparties to our commodity based derivative instruments as of December 31, 2008 are BP Energy Company and Bank of Oklahoma, N.A. Our counterparty to our interest rate swap as of December 31, 2008 is Wells Fargo Bank, N.A.

73

On July 22, 2008, SemGroup, L.P. and certain subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Affiliates of SemGroup, L.P. purchase our NGLs and condensate, primarily at our Bakken and Badlands plants and gathering systems. During the second quarter 2008, we increased our allowance for doubtful accounts and bad debt expense by $8.1 million for related product sales through June 30, 2008. On October 20, 2008, the United States Bankruptcy Court for the District of Delaware entered an order approving the assumption of a Natural Gas Liquids Marketing Agreement (the “SemStream Agreement”) between SemStream, L.P., an affiliate of SemGroup, L.P., and us relating to the sale of NGLs and condensate at our Bakken and Badlands plants and gathering systems. As a result of the assumption, and in accordance with the order, on October 21, 2008, SemStream paid $12.1 million to us, representing amounts owed to us from SemStream for June and July 2008 product sales under the SemStream Agreement. The assumption of the SemStream Agreement restores us and SemStream, L.P. to our pre-bankruptcy contractual relationship.

Our third quarter 2008 results of operations reflected a reversal of $7.8 million of the $8.1 million allowance for doubtful accounts and bad debt expense previously recorded on our income statement in the second quarter of 2008. After receipt of the October 21 payment, our total pre-petition credit exposure to SemGroup, related to condensate sales to SemCrude, LLC, and outside of the SemStream Agreement, is approximately $0.3 million, which we have reserved as of December 31, 2008.

Item 8.	Financial Statements and Supplementary Data

The See our Financial Statements beginning on page F-1 for the information required by this Item.

Item 9.	Changes in and Disagreements on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

(a)  Evaluation of disclosure controls and procedures.

As required by Rule 13a-15(b) under the Securities Exchange Act of 1934, as amended, we have evaluated, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this Annual Report on Form 10-K. Based upon that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of December 31, 2008, to ensure that information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure and is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(b)  Changes in internal control over financial reporting.

During the three months ended December 31, 2008, there were no changes in our system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Internal Control Over Financial Reporting

See “Management’s Report on Internal Control over Financial Reporting” on page F-2.

74

Item 9B.	Other Information

There have been no events that occurred in the fourth quarter of 2008 that would need to be reported on Form 8-K that have not been previously reported.

PART III

Item 10.	Directors and Executive Officers of the Registrant

As is the case with many publicly traded partnerships, we do not have officers, directors or employees. Our operations and activities are managed by our general partner, Hiland Partners GP, LLC. References to our directors and officers are references to the directors and officers of Hiland Partners GP, LLC. Unitholders do not directly or indirectly participate in our management or operation. Our general partner owes a fiduciary duty to our unitholders, as limited by our partnership agreement.

Directors are elected for one-year terms. The following table shows information regarding the current directors and executive officers of Hiland Partners GP, LLC.

Name	Age	Position with Hiland Partners GP, LLC

Harold Hamm	63	Chairman of the Board of Directors
Joseph L. Griffin	48	Chief Executive Officer, President and Director
Matthew S. Harrison	38	Chief Financial Officer, Vice President — Finance, Secretary and Director
Robert W. Shain	58	Chief Commercial Officer, Vice President
Kent C. Christopherson	51	Chief Operations Officer, Vice President
Michael L. Greenwood	53	Director
Edward D. Doherty	73	Director
Rayford T. Reid	60	Director
Shelby E. Odell	69	Director
John T. McNabb, II	64	Director
Dr. David L. Boren	67	Director

Harold Hamm was elected Chairman of the Board of Directors of our general partner in October 2004 and serves as chairman of the compensation committee of the board of directors of our general partner. Mr. Hamm has served as chairman of the board of directors of the general partner of Hiland Holdings GP, LP since September 2006 and also serves as chairman of the compensation committee of the board of directors of Hiland Holdings GP, LP’s general partner. Mr. Hamm served as President and Chief Executive Officer and as a director of Continental Gas, Inc. since December 1994 and then served as Chief Executive Officer and a director to 2004. Since its inception in 1967 until October 2005, Mr. Hamm served as President and Chief Executive Officer and a director of Continental Resources, Inc. and currently serves as its Chief Executive Officer and Chairman of its board of directors. Mr. Hamm is also immediate past President of the National Stripper Well Association, a member of the executive board of the Oklahoma Independent Petroleum Association and a member of the executive board of the Oklahoma Energy Explorers. In addition, Mr. Hamm is a director of Complete Production Services, Inc., a publicly traded oilfield service company.

Joseph L. Griffin was appointed Chief Executive Officer, President and a director of our general partner in June 2007. Mr. Griffin has also served as Chief Executive Officer, President and a director of the general partner of Hiland Holdings since June 2007. Mr. Griffin has more than 20 years of experience in the midstream natural gas industry. From 2004 to June 2007, Mr. Griffin served as executive vice president over multiple facets of the business of Lumen Midstream Partnership, a subsidiary of the Southern Ute Indian Tribe, in Tulsa, OK. In 1989, Mr. Griffin co-founded Lumen Midstream, held various senior level management positions and served as a director until Lumen was sold in 2004 to the Southern Ute Indian Tribe. Mr. Griffin holds a Bachelor of Science degree in Business Administration from Oklahoma State University and is also a Certified Public Accountant.

75

Matthew S. Harrison was appointed Chief Financial Officer, Vice President — Finance, Secretary and a director of our general partner in April 2008. Mr. Harrison has served as Chief Financial Officer, Vice President — Finance, Secretary and a director of the general partner of Hiland Holdings since April 2008. Mr. Harrison joined Hiland as Vice President of Business Development in February 2008 from Wachovia Securities where he most recently was a director for its Energy & Power Mergers & Acquisitions Group. Prior to joining Wachovia in 2007, Mr. Harrison spent eight years with A.G. Edwards Capital Markets’ Mergers & Acquisitions Group, most recently leading its energy mergers & acquisitions effort. Prior to joining A.G. Edwards, Mr. Harrison spent five years with Price Waterhouse as a senior accountant. He holds a B.S. degree in Accounting from the University of Tennessee, a Masters of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University and is a Certified Public Accountant.

Robert W. Shain was elected as our Vice President Northern Region Operations & Engineering in March 2006, was appointed Vice President — Operations and Engineering in June 2006 and most recently was appointed Vice President — Chief Commercial Officer in August 2008. Mr. Shain has also served as Vice President — Chief Commercial Officer of the general partner of Hiland Holdings since August 2008. Mr. Shain has over 30 years of experience in the oil and gas industry. The majority of his experience has been in the engineering and operations of midstream natural gas gathering, compression, processing and treating, along with business development, gas supply and marketing. From July 2003 until March 2006, Mr. Shain served as Vice President of Operations and Engineering for Seminole Gas Company, LLC (successor to Impact Energy, LTD) in Tulsa, Oklahoma. From May 1995 until July 2003 Mr. Shain served in a variety of commercial roles, most recently of which was Vice President of Commercial Services, for CMS Field Services, LLC (successor to Heritage Gas Services, LLC) also in Tulsa, Oklahoma, in which he was responsible for the development and management of operating and capital budgets. Mr. Shain holds a B.S degree in Mechanical Engineering from Texas A & M University.

Kent C. Christopherson was appointed Vice President — Chief Operations Officer in August 2008. Mr. Christopherson has also served as Vice President — Chief Operations Officer of the general partner of Hiland Holdings since August 2008. Mr. Christopherson joined Hiland from DCP Midstream Partners, L.P. where he served as Senior Director of Operating Excellence and Reliability Services since 2002. Prior to joining DCP, Mr. Christopherson was employed by Western Gas Resources and Flopetrol-Johnson Schlumberger. Mr. Christopherson earned a B.S. degree in Mining Engineering & Geology from the South Dakota School of Mines and Technology, a Masters of Business Administration degree from Nova Southeastern University and is a Certified Maintenance & Reliability Professional by the Society of Maintenance & Reliability Professionals and a Certified Lubrication Specialist by the Society of Tribologists & Lubrication Engineers.

Michael L. Greenwood was elected as a director of our general partner in February 2005, and serves as chairman of the audit committee of our general partner. Mr. Greenwood has served as a director of the general partner of Hiland Holdings GP, LP since September 2006, and serves as chairman of the audit committee of the board of directors of Hiland Holdings GP, LP’s general partner. Mr. Greenwood is founder and managing director of Carnegie Capital LLC, a financial advisory services firm providing investment banking assistance to the energy industry. Mr. Greenwood previously served as Vice President — Finance and Treasurer of Energy Transfer Partners, L.P. until August 2004. Prior to its merger with Energy Transfer, Mr. Greenwood served as Vice President and Chief Financial Officer & Treasurer of Heritage Propane Partners, L.P. from 2002 to 2003. Prior to joining Heritage Propane, Mr. Greenwood was Senior Vice President, Chief Financial Officer and Treasurer for Alliance Resource Partners, L.P. from 1994 to 2002. Mr. Greenwood has over 25 years of diverse financial and management experience in the energy industry during his career with several major public energy companies including MAPCO Inc., Penn Central Corporation, and The Williams Companies. Mr. Greenwood holds a Bachelor of Science in Business Administration degree from Oklahoma State University and a Master of Business Administration degree from the University of Tulsa.

Edward D. Doherty was elected as a director of our general partner in February 2005, and serves as a member of the audit committee of the board of directors of our general partner. Mr. Doherty has served as a director of the general partner of Hiland Holdings GP, LP since September 2006, and serves as a member of the audit committee of the board of directors of Hiland Holdings GP, LP’s general partner. Since March 2006,

76

Mr. Doherty has been a partial owner and CEO of ANZ Terminals Pty. Ltd., an Australian company which owns and operates eight liquid storage terminals in Australia and New Zealand. Mr. Doherty also provides consulting services on terminal acquisitions. Mr. Doherty served as the Chairman and Chief Executive Officer of Kaneb Pipe Line Company LLC, the general partner of Kaneb Pipe Line Partners L.P. since its inception in September 1989 until July 2005. Prior to joining Kaneb, Mr. Doherty was President and Chief Executive Officer of two private companies, which provided restructuring services to troubled companies and was President and Chief Executive Officer of Commonwealth Oil Refining Company, Inc., a public refining and petrochemical company. Mr. Doherty holds a Bachelor of Arts degree from Lafayette College and a Doctor of Jurisprudence from Columbia University School of Law.

Rayford T. Reid was elected as a director of our general partner in May 2005, and serves as a member of the compensation committee of the board of directors of our general partner. Mr. Reid has served as a director of the general partner of Hiland Holdings GP, LP since September 2006, and serves as a member of the compensation committee of the board of directors of Hiland Holdings GP, LP’s general partner. Mr. Reid has more than 35 years of investment banking, financial advisory and commercial banking experience, including 30 years focused on the oil and gas industry. Mr. Reid is President of Kentucky Downs Partners, LLC (“KDP”). KDP’s principal business is the ownership of a controlling interest in a thoroughbred horse racing track in Franklin, Kentucky. Prior to forming KDP in 2007, Mr. Reid served as President of R. Reid Investments Inc., a private investment banking firm which exclusively served companies engaged in the energy industry. Mr. Reid holds a Bachelor of Arts degree from Oklahoma State University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania.

Shelby E. Odell was elected as a director of our general partner in September 2005. Mr. Odell serves as a member of our audit committee of the board of directors of our general partner and, as of January 21, 2009, as a member of our conflicts committee of the board of directors of our general partner. Mr. Odell served as a director of the general partner of Hiland Holdings GP, LP from September 2006 to January 2009. Mr. Odell has 40 years of experience in the petroleum business, including marketing, distribution, acquisitions, innovation of new asset opportunities, and management. From 1974 to 2000, Mr. Odell held several positions with Koch Industries. He retired in 2000 as President of Koch Hydrocarbon Company and Sr. Vice President of Koch Industries. Prior to joining Koch, Mr. Odell advanced through several positions with Phillips Petroleum Company. He is a past member of the Board of Directors of the Gas Processors Association and holds an Associate Degree in Accounting from Enid Business College.

John T. McNabb, II was elected as a director of our general partner in August 2006, and he serves as chairman of the conflicts committee and as a member of the compensation committee of the board of directors of our general partner. Mr. McNabb is the founder of Growth Capital Partners, LP, a merchant banking firm that provides financial advisory services to middle market companies throughout the United States, and he has served as the chairman of its board of directors since 1992. Mr. McNabb was a Managing Director of Bankers Trust Company, managing commercial banking, investment banking and financial advisory activities in the Southwest for Bankers Trust Company, and a director of BT Southwest, Inc., an affiliate of Bankers Trust New York Corporation. Mr. McNabb has served on six public boards. He currently serves as Chairman of the board of directors of Willbros Group, Inc. He started his career, after serving in the U.S. Air Force during the Vietnam conflict, with Mobil Oil in its exploration and production division. Mr. McNabb holds a Bachelor of Arts in History and a Masters of Business Administration from Duke University.

Dr. David L. Boren was elected as a director of our general partner in August 2006. Dr. Boren served as a member of the conflicts committee of the board of directors of our general partner from August 2006 until January 21, 2009. Dr. Boren serves as President of the University of Oklahoma, a position he has held since November of 1994. Prior to becoming President of the university, he served in the United States Senate representing Oklahoma from 1979 to 1994. During his service in the Senate he was the longest serving Chairman of the U.S. Select Committee on Intelligence. From 1975 to 1979, Dr. Boren was Governor of Oklahoma. Before being elected Governor, he served 8 years in the Oklahoma House of Representatives. He engaged in the private practice of law from 1969 to 1974. He also served as a professor of Political Sciences at Oklahoma Baptist University from 1970 to 1974. In 1986 Dr. Boren founded the Oklahoma Foundation for Excellence, a private foundation which rewards and encourages excellence in public education. He continues

77

to serve as its Chairman. Dr. Boren received his BA degree from Yale University in 1963, his Master’s Degree in Economics from Oxford University in 1965 as a Rhodes Scholar and his Juris Doctorate Degree from the University of Oklahoma in 1968. He previously served as a director of ConocoPhillips Inc. and currently serves as a director of Texas Instruments, AMR Corporation and Torchmark Corporation.

Board Committees

The board appoints committees to help carry out its duties. In particular, the board committees work on key issues in greater detail than would be possible at full board meetings. Only non-employee directors may serve on the audit, compensation and conflicts committees. Each committee has a written charter. The charters are posted on our Web site and are available free of charge on request to our Secretary at the address given under “Contact Us”.

The table below shows the current membership of each board committee.

Name	Audit	Conflicts	Compensation

Mr. Hamm			C
Mr. Greenwood	C
Mr. Doherty	*
Mr. Reid			*
Mr. Odell	*	*
Mr. McNabb, II		C	*
Dr. Boren

C = Chairman

* = Member

Audit Committee

The audit committee of our general partner’s board of directors is comprised of three non-employee members of the board. The committee is appointed by the board of directors to assist the board in fulfilling its oversight responsibilities. Its primary responsibility is to monitor the quality, integrity and reliability of the financial reporting process, review the adequacy of our systems of internal controls for financial reporting, legal compliance and ethics established by management and the board and review procedures for internal auditing. Responsibilities also include the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare the audit report or perform other audit, review or attestation services. The committee reviews proposed audit plans for the year and the coordination of these plans with the independent registered public accounting firm. The committee also reviews, in conjunction with management and the independent registered public accounting firm, the financial statements and other information contained in our quarterly and annual reports filed with the SEC to determine that the independent registered public accounting firm is satisfied with the disclosure and content of such financial statements and other information included in the reports. The committee shall have authority to obtain advice and assistance from internal or external legal, financial and other advisors.

The board has determined that all members of the committee are independent within the meaning of both the SEC rules and NASDAQ listing standards. The board has further determined that all members are financially literate within the meaning of the NASDAQ standards and that Mr. Greenwood is an “audit committee financial expert” as defined in the SEC rules. In making these determinations, the board reviewed information from each of these non-employee directors concerning all of their respective relationships with us and analyzed the materiality of those relationships.

Conflicts Committee

The conflicts committee of our general partner’s board of directors is comprised of two non-employee members of the board. The committee is appointed by the board of directors of our general partner to carry

78

out the duties delegated by the board that relate to specific matters that the board believes may involve conflicts of interests between us and our affiliates, on the one hand and us and any other group member, any partner or any assignee, on the other hand. The committee is composed solely of two independent directors who are not unitholders, officers or employees of us or our general partner, officers, directors or employees of any affiliate or holders of any ownership interest in us other than our common units and who also meet the independence and experience standards established by NASDAQ and any applicable laws and regulations.

The committee shall advise the board on actions to be taken by us or matters related to us upon request of the board. The committee determines if the resolution of such conflicts of interest is fair and reasonable to us. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our general partner of any duties it may owe to us or to our unitholders. In connection with the committee’s resolution of any conflict of interest, the committee is authorized to consider the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest, any customary or accepted industry practices and any customary or historical dealings with a particular person. The committee is also authorized to consider any applicable generally accepted accounting practices or principles and such additional factors as the committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

With respect to any contribution of assets to the Partnership in exchange for Partnership securities, the committee, in determining whether the appropriate number of Partnership securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the committee deems relevant under the circumstances. The committee shall have authority to obtain advice and assistance from internal or external legal, financial and other advisors.

Compensation Committee

The compensation committee of our general partner’s board of directors is comprised of three non-employee members of the board. The committee has overall responsibility for approving and evaluating the general partner’s director and officer compensation plans, policies and programs.

The committee oversees the compensation for our senior executives, including their salary, bonus, and incentive and equity awards. The committee is responsible primarily for reviewing, approving and reporting to the board on major compensation and benefits plans, policies and programs of the company; reviewing and evaluating the performance and approving the compensation of senior executive officers; and overseeing management development programs, performance assessment of senior executives and succession planning. Other specific duties and responsibilities include: annually reviewing and approving corporate goals and objectives relevant to the chief executive officer (“CEO”) base compensation, incentive-compensation plans and equity-based plans; evaluating the CEO’s performance in light of those goals and objectives, and recommending to the board either as a committee or together with the other independent directors, the CEO’s compensation levels based on this evaluation; and producing the required annual report on executive compensation.

The compensation committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist it in the evaluation of director, CEO or officer compensation. The committee has sole authority to approve the consultant’s fees and other retention terms and shall have authority to cause us to pay the fees and expenses of such consultants. The committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, to approve the fees and expenses of such outside advisors, and to cause us to pay the fees and expenses of such outside advisors.

79

Report of the Audit Committee for the Year Ended December 31, 2008

Our management is responsible for our internal controls and our financial reporting process. Grant Thornton LLP, our Independent Registered Public Accounting Firm for the year ended December 31, 2008, is responsible for performing an integrated audit of the effectiveness of internal control over financial reporting and an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our audit committee monitors and oversees these processes. Our audit committee, made up of members of our general partner’s Board of Directors, selects our independent registered public accounting firm.

Our audit committee has reviewed and discussed our audited consolidated financial statements with our management and the independent registered public accounting firm. Our audit committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” including that firm’s independence.

Members of the Audit Committee:
Michael L. Greenwood
Edward D. Doherty
Shelby E. Odell

Code of Ethics

Our general partner has adopted a Financial Officers Code of Ethics applicable to the Chief Executive Officer and the Chief Financial Officer, Controller and all other senior financial and accounting officers (the “Senior Financial Officers”) with regard to Partnership-related activities. This Code of Ethics contains the policies that relate to the legal and ethical standards of conduct that the Senior Financial Officers of our general partner are expected to comply with while carrying out their duties and responsibilities on behalf of the Company. The Code of Ethics also incorporates expectations of Senior Financial Officers that enable us to provide accurate and timely disclosure in our filings with the SEC and other public communications. The Code of Ethics is publicly available on our website under the “Governance” section (at www.hilandpartners.com) and is also available free of charge on request to the Secretary at the address given under “Contact Us.”

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon our records, we believe that during 2008 all reporting persons complied with the Section 16(a) filing requirements applicable to them.

Item 11.	Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Philosophy

The executive compensation program of our general partner is designed to enable our general partner to execute our business objectives by attracting, retaining, and motivating the highest quality of executive talent and by rewarding superior performance. Performance management focuses on building competencies required for our business and achieving the highest level of contribution from each employee. Our compensation and benefits policies and practices are designed to motivate and reward officers and employees to achieve goals and objectives that are expected to lead to long-term enhancement of unitholder value, provide total compensation that is competitive within the market place and align individual compensation with competency and contribution so that performance, tied to measurable objectives and results, will be rewarded appropriately. We identify our marketplace as the following publicly traded midstream and pipeline master limited partnerships within our peer group:

Atlas Pipeline Partners, L.P., Copano Energy, L.L.C., Crosstex Energy, L.P., DCP Midstream Partners, LP, Eagle Rock Energy Partners, L.P., MarkWest Energy Partners, L.P., Quicksilver Gas

80

Services, LP, Regency Energy Partners LP, Targa Resources Partners LP, Western Gas Partners, LP and Williams Partners, L.P. The compensation committee, established in May 2005, believes this definition of our marketplace along with third-party industry compensation surveys provides a good benchmark for analyzing the competitiveness of our executive compensation program.

In addition to base salary, executive officers are compensated on a performance-oriented basis through the use of incentive compensation linking both annual and longer-term results. The annual incentive cash bonus permits team and individual performance to be recognized and is based, in part, on an evaluation of the contribution made by the officer to our performance. Equity compensation awards are included in the compensation program to reward executive officers for long-term strategic actions that increase our value and thus unitholder value and to link a significant amount of an executive’s current and potential future net worth to our success. This use of equity compensation directly relates a portion of each executive officer’s long-term remuneration to our unit price, and therefore aligns the executive’s compensation with the interests of our unitholders. The discretionary granting of unit options, as well as the use of restricted and phantom units, is used to (1) recognize promotions of executives into positions of significant responsibilities; (2) recognize significant accomplishments of executives, particularly as the accomplishments impact growth, profits and/or competitive positioning; and (3) attract and retain high level executive talent.

Oversight of Executive Compensation Program

The compensation committee of our general partner administers our executive officer compensation program. The compensation committee is primarily responsible for reviewing, approving and reporting to the board on major compensation and benefits plans, policies and programs of the Partnership; reviewing and evaluating the performance and approving the compensation of senior executive officers; and overseeing management development programs, performance assessment of senior executives and succession planning. Other specific duties and responsibilities include: annually reviewing and approving corporate goals and objectives relevant to the chief executive officer (“CEO”) base compensation, incentive-compensation plans and equity-based plans; evaluating the CEO’s performance in light of those goals and objectives, and recommending to the board, either as a committee or together with the other independent directors, the CEO’s compensation levels based on this evaluation; and producing the required annual report on executive compensation. The compensation committee annually evaluates the effectiveness of the executive compensation program in meeting its objectives.

The CEO serves in an advisory role to the compensation committee with respect to executive compensation for the executive officers other than himself. In addition, the compensation committee may request the CEO to provide management feedback and recommendations on changes in the design of the executive compensation programs and executive compensation policies. The CEO does not participate in determining or recommending the form or amount of compensation for himself or for the outside directors. The CEO’s recommendations are given significant weight by the compensation committee, but the compensation committee remains responsible for all final decisions regarding compensation levels for the executive officers, the executive compensation policies and executive compensation programs. The CEO is not present during the compensation committee’s discussions regarding his own compensation. In the CEO’s advisory role to the compensation committee, he does not have the authority to call a meeting of the compensation committee. Only the chairperson of the committee, two or more members of the committee or the Chairman of the Board of Directors may call a committee meeting pursuant to the compensation committee’s charter. However, the CEO is involved in setting the agenda for compensation committee meetings and generally attends such meetings (other than the portions of the meetings during which his compensation and performance are discussed).

The CEO submits annual base compensation, incentive-compensation and equity-based compensation recommendations of senior executive officers below the CEO to the compensation committee based on each executive’s contribution to our performance and each executive’s responsibilities and management abilities. The compensation committee evaluates compensation with reference to our financial and operating performance, distribution performance, relative unitholder total return for the prior fiscal year, competitive compensation data of executives in our marketplace and each executive’s individual performance evaluation, length of

81

service with the company and previous work experience. The compensation committee annually advises the board on the compensation to be paid to the executive officers and approves the compensation for executive officers.

The compensation committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist it in the evaluation of director, CEO and executive officer compensation, as appropriate. The committee has sole authority to approve the consultant’s fees and other retention terms and shall have authority to cause us to pay the fees and expenses of such consultants. The committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, to approve the fees and expenses of such outside advisors, and to cause us to pay the fees and expenses of such outside advisors.

Elements of Compensation

Our general partner’s executive compensation program currently consists of the following elements:

•	base salaries;

•	annual incentive cash bonuses; and

•	long-term incentive compensation.

Base Salaries

Base salary for each executive officer is determined annually by an assessment of our overall financial and operating performance, each executive officer’s performance evaluation, changes in executive officer responsibilities and relevant marketplace data. While many aspects of performance can be measured in financial terms, the compensation committee also evaluates senior management in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership in the development of management and other employees, innovation and improvement in our business activities, as well as the executive’s involvement in industry groups and in the communities that we serve. Our general partner seeks to compensate executives for their performance throughout the year with annual base salaries that are fair and competitive within our marketplace. Our general partner believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities in our marketplace and adjusted for financial and operating performance and each executive’s performance evaluation, length of service with the company and previous work experience. Individual salaries are generally established in alignment with these considerations to ensure the attraction, development and retention of superior talent, as well as in relation to individual executive performance. Base salaries are reviewed annually to ensure continuing consistency with market levels and our level of financial performance during the previous fiscal year. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market as well as individual performance. The compensation committee approves annual base salary adjustments, if any, for the CEO, and for each officer below the CEO level based on the CEO’s recommendations.

Base salaries in 2008 for the past Chief Financial Officer (“past CFO”) and the Vice President of Operations and Engineering were set based on (1) the latest available financial results of operations; (2) each executive’s performance evaluation; and (3) the comparable base salaries of executives within our marketplace and our most recent third-party industry compensation survey. The past CFO’s annual base salary was $250,000 for the period of November 2007 through April 2008, upon his resignation. The past CFO’s annual base salary, established by the compensation committee in November 2007, approximated the median annual base salaries within our marketplace for 2006 and our most recent third-party industry compensation survey for his position. The Vice President of Operations and Engineering’s annual base salary was $190,000 for the period of March 2007 to March 2008. On August 7, 2008, the Vice President of Operations and Engineering was appointed to Vice President — Chief Commercial Officer. The Vice President — Chief Commercial Officer’s current annual base salary, established at the compensation committee’s meeting in March 2008, is $210,000 and approximated 83% of the median annual base salary within our most recent third-party industry

82

compensation survey for his position. The CEO’s annual base salary for the period from November 2007 to present was $290,000 and approximated 83% of the median annual base salary within our marketplace for 2006 for his position. The CEO’s current annual base salary was set based on his initial performance evaluation. The Vice President of Business Development’s annual base salary, established upon his February 4, 2008 hire date, was $200,000 for the period February 2008 to present. The Vice President of Business Development’s annual base salary was primarily determined by the comparable base salaries of similar executives within our marketplace and previous work experience. On April 16, 2008, the Vice President of Business Development was appointed to Chief Financial Officer upon resignation of our past CFO. The Vice President and Chief Operations Officer’s annual base salary, established upon his August 4, 2008 hire date, was $205,000 for the period August 2008 to present. The Vice President and Chief Operations Officer’s annual base salary was primarily determined by the comparable base salaries of similar executives within our marketplace and previous work experience. Base salaries for our four named executive officers are to be addressed at the compensation committee meeting to be held in March 2009.

Annual Incentive Cash Bonus

As one way of accomplishing its compensation objectives, the compensation committee of the general partner rewards executive officers for their contribution to our financial and operational success through the award of discretionary annual incentive cash bonuses intended to encourage the attainment of strategic, operational and financial goals and for individual performance measures. The compensation committee approves the annual incentive award, if any, for the CEO, and for each officer below the CEO level based on the CEO’s recommendations.

While target bonuses are initially set at 50% of base salaries, the compensation committee has broad discretion to retain, reduce or increase the award amounts when making its final bonus determinations in March. The awards are also contingent on the executive officer’s continued employment with the Partnership at the time of the award in March. Further, bonuses (similar to other elements of the compensation provided to the executive officers) are not based on a prescribed formula or pre-determined goals or performance targets but rather have been determined on a subjective basis and generally have been based on a subjective evaluation of individual, company and industry performance. The compensation committee believes that this approach to assessing performance results in more comprehensive evaluation and fairer compensation decisions.

From an enterprise-wide perspective and industry perspective, the compensation committee recognized the following factors during its March 2008 meeting (without assigning any particular weighting to any factor):

•	financial performance for the prior fiscal year, including EBITDA and distributions, in comparison to guidance provided to the marketplace during the prior fiscal year;

•	operating performance for the prior fiscal year, including inlet natural gas volumes, natural gas sales volumes and NGL sales volumes, in comparison to the prior fiscal year’s actual results;

•	distribution performance for the prior fiscal year compared to the peer group;

•	unitholder total return for the prior fiscal year compared to the peer group; and

•	competitive compensation data of executive officers in the peer group.

These factors were selected as the most appropriate measures upon which to base the annual incentive cash bonus decisions because they will most directly result in long-term value to our unitholders.

The personal performance criteria considered by the compensation committee during its March 2008 meeting related to factors unique to the individual executive officer, including, for example:

•	each executive officer’s performance evaluation based upon responsibilities unique to each executive officer and leadership/management competencies applicable to all executive officers;

83

•	length of service with the Partnership; and

•	the scope, level of expertise and experience required for the executive officer’s position.

These factors were selected as the most appropriate measures upon which to base the annual incentive cash bonus decisions because they help to align individual compensation with competency and contribution.

EBITDA, distributions per unit, inlet natural gas volumes, natural gas sales, and NGL sales increased approximately 23%, 10%, 37%, 21% and 40%, respectively in 2007 as compared to 2006. Our unitholder total return for 2007 was approximately -2% compared to the median for our marketplace of approximately 15%. Discretionary cash bonuses were awarded in March 2008 to our CEO, past CFO, and the Vice President of Operations and Engineering (now our Vice President — Chief Commercial Officer) in the amounts of $150,000, $125,000 and $95,000, respectively, representing approximately 58%, 102% and 72% of the median incentive cash bonuses for such positions within our marketplace for 2006. The past Vice President of Business Development received a discretionary cash bonus of $42,000 in March 2008. Discretionary cash bonuses for our four named executive officers are to be addressed at the compensation committee meeting to be held in March 2009.

Long-Term Incentive Compensation

Our general partner, Hiland Partners GP, LLC adopted the Hiland Partners, LP Long-Term Incentive Plan for its employees and directors of our general partner and employees of its affiliates. The compensation plan is administered by the compensation committee of our general partner’s board of directors and will continue in effect until the earliest of (i) the date determined by the board of directors of our general partner; (ii) the date that common units are no longer available for payment of awards under the plan; or (iii) the tenth anniversary of the plan.

The long-term incentive compensation plan is designed to reward executives and other key employees for the attainment of financial goals and other performance objectives approved annually by the compensation committee and to encourage responsible and profitable growth while taking into account non-routine factors that may be integral to our success. Long-term incentive compensation in the form of equity grants of our common units, such as incentive unit option grants and grants of restricted units and phantom units, are used to incent performance that leads to enhanced unitholder value, encourage retention and closely align the executive’s interests with unitholders’ long-term interests. Equity grants provide a vital link between the long-term results achieved for our unitholders and the rewards provided to executives and other key employees. The equity grants we adopted upon the formation of our long-term incentive compensation plan were designed to be comparable with long-term incentive plans of other midstream and pipeline master limited partnerships.

Under the unit option grant agreement, granted options of common units vest and become exercisable in one-third increments on the anniversary of the grant date over three years. Vested unit options are exercisable within the option’s contractual life of ten years after the grant date. Restricted units vest in quarterly increments over a four-year period from the date of issuance. Phantom units vest in increments and over a period of time as determined by the compensation committee. Unvested unit options, restricted units and phantom units generally become fully vested upon the disability, death or termination other than for cause of the holder or a change of control of our general partner. If the holder ceases to be an officer or employee of our general partner for any other reason, his or her unvested unit options, restricted units or phantom units are forfeited. Unit option awards are less attractive than restricted units or phantom units to the recipient because the fair value of the unit option at the grant date is generally less than the fair value of the restricted unit or phantom unit at the grant date, which bears no cost to the recipient.

The size of the unit option, restricted unit and phantom unit grants is determined relative to our size and our market, employee qualifications and position, as well as master limited partnership peer group data. All grants to executive officers require board approval. Neither our general partner nor the compensation committee has a program, plan or practice to time options or grants to its executives in coordination with the release of material nonpublic information. Any unit options, restricted units or phantom units grants made to non-executive employees typically will occur concurrently with grants to named executive officers. All unit

84

options are granted at the fair market value of our units on the date of grant. The compensation committee determines the aggregate amounts, terms and timing of unit option, restricted unit and phantom unit awards. The number of units covered by each award reflects the executive’s level of responsibility along with past and anticipated future contributions to us.

Initially, based on comparable options granted to executives of similar midstream and pipeline master limited partnerships at their respective initial public offerings, the past CEO recommended to the chairman of the board the number of options to be granted to executive officers and key employees at our initial public offering in February 2005. In November 2005, the compensation committee approved 15,000 and 13,000 unit options to be granted to our Vice President of Operations and Engineering (now our Vice President — Chief Commercial Officer) and our past Vice President of Business Development, respectively, on their hire dates in early 2006. In November 2006, the compensation committee approved 3,000 restricted units to be granted to the Vice President of Operations and Engineering (now our Vice President — Chief Commercial Officer) and 2,000 restricted units to be granted to key employees.

In June 2007, the compensation committee approved 10,000 phantom units to be granted to our current CEO. In November 2007, the compensation committee approved 5,000 phantom units to be granted to the past CFO, 5,000 phantom units to be granted to the Vice President of Operations and Engineering (now our Vice President — Chief Commercial Officer) and 21,825 phantom units to be granted to key employees. In December 2007, our CEO awarded 1,000 phantom units to a key employee. The compensation committee approved 7,500 phantom units to be granted to our Vice President of Business Development (now our Chief Financial Officer) in February 2008 and approved 7,500 phantom units to be granted to our Vice President — Chief Operations Officer in July 2008. Additionally in 2008, our CEO approved a total of 7,300 phantom units to be granted to four key employees.

Employment, Change in Control and Salary Continuation Agreements

No employment agreements exist with any employee of our general partner.

Change in control agreements exist only with respect to all unexercised unit options, restricted units and phantom units held by employees and directors of our general partner which in the event of any of the following change of control events become fully vested and exercisable. A change of control generally shall be deemed to occur upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer or disposition of all or substantially all of the assets of the Partnership to any party not affiliated with the Partnership and/or any of our affiliates; (ii) the consolidation, reorganization, merger or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interests in the Partnership cease to be directly or indirectly owned by our current majority owner group or their affiliate; or (iii) our general partner ceases to be the general partner of the Partnership. If a qualifying change in control event had occurred as of December 31, 2008, the estimated value of payments and benefits that would inure to the benefit of the executive officers and directors as a group would have been approximately $0.2 million.

Our general partner currently has no salary continuation agreement, or agreement having similar effect, in place with any employee of our general partner other than the change in control agreements described above.

Hiland Holdings GP, LP Class B Common Units

In connection with our initial public offering on February 15, 2005, our general partner issued Class B member interests in our general partner to our past CEO and past CFO as compensation for services to be rendered exclusively for the benefit of our general partner. In addition, in connection with the initial public offering of Hiland Holdings GP, LP on September 25, 2006, Class B common units in Hiland Holdings, GP, LP, who, at that time, became a majority common unitholder of Hiland Partners, LP, were issued to our past CEO and past CFO as consideration for their unvested Class B member interests in our general partner. The Hiland Holdings GP, LP Class B common units have substantially identical rights as Hiland Holdings GP, LP common units and, upon vesting, become convertible at the election of the holder into common units. Prior to conversion, the Class B common units are non-transferable. The Class B common units vested in equal

85

increments on February 15, 2007 and February 15, 2008. In February and April 2007, our past CEO elected to convert his vested Class B common units to common units. In April 2007, our past CEO resigned and his unvested Class B common units in Hiland Holdings, GP, LP, were forfeited and transferred to the Hiland Holdings GP, LP’s contributing parties on a pro rata basis based on their vested ownership of Hiland Partners GP, LLC immediately prior to the contribution of those interests in connection with their formation. In February 2008, our past CFO elected to convert his Class B common units to common units.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our CEO, our CFO and three other most highly compensated executive officers employed in 2008, 2007 and 2006:

SUMMARY COMPENSATION TABLE

		Annual		Long-Term Compensation
		Compensation		Unit	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)

Joseph Griffin —	2008	$275,500	$150,000	$208,690	$—	$12,000	$646,190
President and Chief Executive Officer	2007	$137,494	$40,000	$154,426	$—	$31,667	$363,587
Matthew Harrison —	2008	$172,709	$5,000	$182,976	$—	$88,847	$449,532
Vice President — Finance, Secretary and Chief Financial Officer
Robert Shain —	2008	$205,385	$95,000	$150,629	$—	$11,019	$462,033
Vice President Chief Commercial Officer	2007	$184,961	$88,000	$95,217	$20,559	$9,154	$397,891
	2006	$126,151	$40,000	$4,071	$27,858	$69,950	$268,030
Kent Christopherson —	2008	$75,692	$40,000	$61,425	$—	$76,246	$253,363
Vice President Chief Operations Officer
Ken Maples —	2008	$84,505	$125,000	$—	$895	$4,995	$215,395
Past Vice President — Finance, Secretary	2007	$218,318	$113,750	$17,306	$11,838	$10,687	$371,899
and Chief Financial Officer	2006	$192,490	$55,000	$—	$32,834	$9,560	$289,884
Ron Hill —	2007	$166,211	$51,000	$2,855	$17,792	$8,250	$246,108
Past Vice President of Business Development	2006	$147,692	$—	$—	$37,624	$3,173	$188,489
Randy Moeder —	2007	$101,021	$130,000	$—	$29,342	$5,577	$265,940
Past President and Chief Executive Officer	2006	$231,058	$85,000	$—	$52,534	$10,855	$379,447
Clint Duty —	2006	$46,577	$—	$—	$12,325	$2,598	$61,500
Past Vice President of Operations and Engineering

(1)	Salary includes base salary and payment in respect of accrued vacation, holidays and sick days. Mr. Christopherson was appointed Vice President — Chief Operations Officer on August 7, 2008. Mr. Harrison was appointed Vice President of Business Development on February 4, 2008 and was later appointed Vice President — Finance, Secretary, Chief Financial Officer and director on April 5, 2008. Mr. Griffin was appointed President, Chief Executive Officer and director on June 19, 2007. Mr. Hill was reassigned in January 2008. Mr. Moeder left our employment in April 2007 and Mr. Duty left our employment in April 2006. Salaries for our CEO and CFO are allocated between us and Hiland Holdings for each of the years presented. Generally, salaries allocated to us represent 95% of total salaries and the remaining 5% is allocated to Hiland Holdings. The awards shown above only reflect the 95% allocated to us.

(2)	Bonuses paid in 2008 to Messrs. Griffin, Maples and Shain were awarded in March 2008. Bonuses paid in 2007 were awarded in March 2007. Bonuses paid in 2006 to Mr. Moeder and Mr. Maples were awarded in March 2006. Mr. Christopherson and Mr. Harrison were awarded sign on bonuses of $40,000 and $5,000, respectively, on their respective dates of hire in 2008 and Mr. Griffin and Mr. Shain were each awarded a sign on bonus of $40,000 on their respective dates of hire in 2007 and 2006.

86

(3)	Mr. Christopherson was awarded 7,500 phantom units on August 7, 2008, which vest equally on the anniversary of the grant date over a four year period. Mr. Harrison was awarded 7,500 phantom units on February 4, 2008, which vest equally on the anniversary of the grant date over a three year period. Mr. Griffin was awarded 10,000 phantom units on June 19, 2007, which vest equally on the anniversary of the grant date over a four year period. Periodic distributions on Messrs. Christopherson, Harrison and Griffin’s phantom units are held in trust by our general partner until the units vest. On November 6, 2007 Messrs. Maples, Shain and Hill were awarded phantom units that also vest equally on the anniversary of the grant date over a four year period, but do not accumulate distributions. Mr. Maples forfeited 5,000 phantom units when he resigned on April 4, 2008. Mr. Shain was awarded 3,000 restricted units on November 10, 2006. Mr. Shain’s restricted units vest in quarterly increments on the anniversary of the grant date over a period of four years and periodic distributions are held in trust by our general partner until the units vest.

(4)	Mr. Moeder, Mr. Maples and Mr. Duty were granted 32,000, 20,000 and 20,000 unit options, respectively, at an exercise price of $22.50 per unit on February 10, 2005. The grant date fair value of $5.11 per unit was determined in accordance with FAS 123R using the American Binomial option-pricing model. Mr. Duty forfeited his remaining unvested 13,333 unit options when he left our employment. Mr. Hill was hired on January 5, 2006 and was awarded 13,000 unit options at a per unit exercise price of $38.72 with a grant date fair value of $4.82 per unit. Mr. Shain was hired on March 20, 2006 and was awarded 15,000 unit options at a per unit exercise price of $40.70 with a grant date fair value of $3.91 per unit. The exercise price of the options granted equaled the market price of the units on the grant date. The fair value of each option granted, as determined in accordance with SFAS 123R, was estimated on the date of grant using the American Binomial option-pricing model. All unit options vest over a three-year period beginning on their respective date of grant.

(5)	All other compensation includes our discretionary contributions to our defined contribution retirement plan under which we make contributions to the plan based on a percentage of eligible employees’ compensation. Additionally, in 2008, we paid relocation expenses of $75,965 for Mr. Christopherson and $85,113 for Mr. Harrison. In 2007, we paid relocation expenses of $31,667 for Mr. Griffin and in 2006, $68,104 for Mr. Shain.

Grants of Plan Based Awards

The following table provides information regarding unit options and restricted and phantom units awarded to our executive officers in 2008:

GRANTS OF PLAN BASED AWARDS

All Other
Option
		All Other		Awards:
		Unit		Number of	Exercise or	Grant Date
		Awards:	Base Price	Securities	Base Price	Fair Value
		Number of	of Unit	Underlying	of Option	of Option
		Units	Awards	Options	Awards	Awards
Name	Grant Date	(#)	($/Unit)	(#)	($/Unit)	($/Unit)

Mr. Harrison	2/4/2008	7,500	$49.45	—	—	—
Mr. Christopherson	8/7/2008	7,500	$43.87	—	—	—

Mr. Christopherson was awarded 7,500 phantom units on August 7, 2008, which vest in equal annual installments on the anniversary of the grant date over a four year period. Mr. Harrison was awarded 7,500 phantom units on February 4, 2008, which vest in equal annual installments on the anniversary of the grant date over a three year period. Quarterly distributions on the phantom units awarded to Mr. Harrison and Mr. Christopherson are held in trust by our general partner until the units vest, at which time they are distributed to the award recipient.

87

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding awards that have been granted to our executive officers, but the ultimate outcomes of which have not been realized:

OUTSTANDING EQUITY AWARDS AS FISCAL YEAR-END

					Number of	Market
	Number of	Number of			Restricted	Value of
	Securities	Securities			and Phantom	Units and
	Underlying	Underlying	Option		Units that	Options that
	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not
	Options (#)	Options (#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)

Mr. Griffin(1)	—	—	—	—	7,500	$38,475
Mr. Harrison(2)	—	—	—	—	7,500	$38,475
Mr. Shain(3)	10,000	5,000	$40.70	03/20/16	5,250	$26,933
Mr. Christopherson(4)	—	—	—	—	7,500	$38,475

(1)	Mr. Griffin’s phantom units vest in equal annual increments over three years from his first anniversary date of June 19, 2008.

(2)	Mr. Harrison’s phantom units vest in equal annual increments over three years from his February 4, 2008 grant date.

(3)	Mr. Shain’s 15,000 unit options awarded on March 20, 2006 vest in one-third annual increments. Mr. Shain’s 3,750 phantom units vest in equal annual increments over three years from his first anniversary date of November 6, 2008 and 1,500 of his 3,000 restricted units granted on November 10, 2006 vest in equal annual increments over a two year remaining period beginning on November 10, 2008.

(4)	Mr. Christopherson’s phantom units vest in equal annual increments over four years from his August 7, 2008 grant date.

Option Exercises and Units Vested Table

The table presented below provides information of the values realized upon the exercise of options and the vesting of restricted and phantom units of our executive officers during 2008 based on the difference between the market price of the underlying units at exercise and the exercise or base price of the unit options:

OPTION EXERCISES AND UNITS VESTED

	Option Awards		Unit Awards
	Number	Value	Number	Value
	of Units	Realized	of Units	Realized
	Acquired on	Upon	Acquired on	Upon
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Mr. Griffin	—	—	1,807	$132,775
Mr. Shain	—	—	1,582	$50,883

On June 19, 2008, 2,500 of the 10,000 phantom units awarded to Mr. Griffin on June 19, 2007 vested. Upon vesting, Mr. Griffin elected to redeem 693 units in cash. On November 6, 2008, 1,250 of the 5,000 phantom units awarded to Mr. Shain on November 6, 2007 vested. Upon vesting, Mr. Shain elected to redeem 418 units in cash. On November 10, 2008, 750 of the restricted units awarded to Mr. Shain on November 10, 2006 vested.

Director Compensation

Mr. Harold Hamm, the chairman of the board of directors of our general partner and a non-employee director, received no form of director compensation. Mr. Griffin, our CEO and Mr. Harrison our CFO, who are

88

employees of our general partner, are also non-compensated members of the board of directors of our general partner. Mr. Maples, our past CFO was also a non-compensated member of the board of directors of our general partner. The table below shows the total compensation paid in 2008 to each of our current non-employee directors:

DIRECTOR COMPENSATION

			Restricted	Restricted
	Annual	Committee	Unit	Unit
	Base Fee(1)	Fees	Awards(2)	Distributions(3)	Total
Name	($)	($)	($)	($)	($)

Michael L. Greenwood	$31,000	$10,500	$44,790	$6,614	$92,904
Edward D. Doherty	$31,000	$5,500	$44,790	$6,614	$87,904
Rayford T. Reid	$31,000	$6,500	$44,790	$6,614	$88,904
Shelby E. Odell	$31,000	$5,500	$36,300	$6,614	$79,414
John T. McNabb, II	$31,000	$12,000	$33,592	$3,859	$80,451
Dr. David L. Boren	$31,000	$3,750	$33,592	$3,859	$72,201

(1)	Includes an annual base fee of $25,000 per director plus $1,500 per director for each quarterly board of directors meeting attended.

(2)	The value shown is the number of restricted units granted in 2008 times the closing price of our units on the day of grant. The value given does not reflect a reduction for the fact that the shares are subject to potential forfeiture in the event the director leaves the board before the four-year vesting period. In 2008, all non-employee directors, other than Mr. Hamm, each received 1,000 restricted units on their anniversary date.

(3)	Represents the aggregate cash distributions paid at the time the units vested on all restricted units held by the director.

No additional remuneration is paid to officers of our general partner who also serve as directors. In 2006 through November 2008, our non-employee directors, other than Mr. Hamm, received (a) a $25,000 annual cash retainer fee, (b) $1,500 for each regularly scheduled meeting attended, (c) $750 for each special meeting attended and (d) 2,000 restricted units upon becoming a director and 1,000 restricted units on each anniversary date of becoming a director. The restricted units vest in quarterly increments on the anniversary of the grant date over a period of four years. In addition to the foregoing, each director who serves on a committee receives $1,000 for each committee meeting attended, the chairman of our audit committee receives an annual retainer of $5,000 and the chairmen of our other committees, excluding the compensation committee, receive an annual retainer of $2,500. In November 2008, the compensation committee of our general partner approved the following remuneration changes (a) an increase in the annual cash retainer fee from $25,000 to $30,000, (b) an increase in the annual retainer fee of the chairman of the audit committee from $5,000 to $7,500, (c) an increase in the annual retainer fee of the chairman of the compensation committee from $0 to $2,500, and (d) the remuneration of Mr. Hamm consistent with other non-employee directors. In addition, each independent director is reimbursed for his out-of-pocket expenses in connection with attending meetings of the board of directors or committees. Each director is fully indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law.

Reimbursement of Expenses of Our General Partner

Our general partner will not receive any management fee or other compensation for its management of our partnership. Our general partner and its affiliates will be reimbursed for all expenses incurred on our behalf. These expenses include the cost of employee, officer and director compensation benefits properly allocable to our partnership and all other expenses necessary or appropriate to the conduct of our business and allocable to us. The partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its discretion. There is no cap on the amount that may be paid or reimbursed to our general partner for compensation or expenses

89

incurred on our behalf. CLR currently provides us with certain general and administration services. For a description of these services, please read “Certain Relationships and Related Party Transactions — Agreements with Harold Hamm and His Affiliates — Omnibus Agreement — Services.” In the omnibus agreement, CLR agreed to continue to provide these services to us for two years after our initial public offering, at the lower of CLR’s cost to provide the services or $50,000 per year. During the third quarter of 2006, we hired a director of information technology and a director of human resources and transitioned these services away from CLR. The remainder of general and administration services provided by CLR under this agreement expired on February 15, 2007.

Long-Term Incentive Plan

Our general partner, Hiland Partners GP, LLC adopted the Hiland Partners, LP Long-Term Incentive Plan for its employees and directors of our general partner and employees of its affiliates. The plan is intended to promote our interests and the interests of our general partner by providing to employees and directors of our general partner and its affiliates incentive compensation awards for superior performance that are based on units. The plan is also contemplated to enhance the ability of our general partner, its affiliates or us to attract and retain the services of individuals who are essential for our growth and profitability and to encourage them to devote their best efforts to advancing our business. The long-term incentive plan currently permits an aggregate of 680,000 common units to be issued with respect to unit options, restricted units and phantom units granted under the plan. No more than 225,000 of the 680,000 common units may be issued with respect to vested restricted or phantom units. The plan is administered by the compensation committee of our general partner’s board of directors. The plan will continue in effect until the earliest of (i) the date determined by the board of directors of our general partner; (ii) the date common units are no longer available for payment of awards under the plan; or (iii) the tenth anniversary of the plan.

Our general partner’s board of directors or compensation committee may, in their discretion, terminate, suspend or discontinue the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Our general partner’s board of directors or its compensation committee also has the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted, subject to unitholder approval, if required, by the exchange upon which the common units are listed at that time. No change in any outstanding grant may be made, however, that would materially impair the rights of the participant without the consent of the participant.

Restricted Units and Phantom Units.  A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the grantee receives a common unit that is not subject to forfeiture. Distributions on unvested restricted common units are held in trust by our general partner until the units vest, at which time the distributions are distributed to the grantee. A phantom unit is a notional unit that is subject to forfeiture and is not considered issued until it vests. Upon vesting, holders of phantom units will receive (i) a common unit that is not subject to forfeiture, cash in lieu of the delivery of such unit equal to the fair market value of the unit on the vesting date, or a combination thereof, at the discretion of the our general partner’s board of directors, and (ii) the distributions held in trust, if applicable, related to the vested units. The compensation committee may make grants of restricted units and phantom units under the plan to employees and directors containing such terms as the compensation committee shall determine under the plan, including the period over which restricted units and phantom units granted will vest. The compensation committee may, in its discretion, base its determination on the grantee’s period of service or upon the achievement of specified financial objectives. In addition, the restricted and phantom units will vest upon a change of control of us or our general partner, subject to additional or contrary provisions in the award agreement.

If a grantee’s employment or membership on the board of directors terminates for any reason, the grantee’s restricted units and phantom units will be automatically forfeited unless, and to the extent, the compensation committee provides otherwise or unless otherwise provided in a written employment agreement between the grantee and our general partner or its affiliates. Common units to be delivered with respect to these awards may be common units acquired by our general partner in the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for

90

the cost incurred in acquiring common units. If we issue new common units with respect to these awards, the total number of common units outstanding will increase.

Distributions on restricted units may be subject to the same vesting requirements as the restricted units, in the compensation committee’s discretion. The compensation committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units. These are rights that entitle the grantee to receive cash equal to the cash distributions made on the common units.

We intend for the restricted units and phantom units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

Unit Options.  The long-term incentive plan permits the grant of options covering common units. The compensation committee may make grants under the plan to employees and directors containing such terms as the committee shall determine. Except in the case of substitute options granted to new employees or directors in connection with a merger, consolidation or acquisition, unit options may not have an exercise price that is less than the fair market value of the units on the date of grant. In addition, unit options granted will generally become exercisable over a period determined by the compensation committee and, in the compensation committee’s discretion, may provide for accelerated vesting upon the achievement of specified performance objectives. The unit options will become exercisable upon a change in control of us or of our operating company. Unless otherwise provided in an award agreement, unit options may be exercised only by the participant during his lifetime or by the person to whom the participant’s right will pass by will or the laws of descent and distribution. If a grantee’s employment or membership on the board of directors terminates for any reason, the grantee’s unvested options will be automatically forfeited unless, and to the extent, the compensation committee provides otherwise or unless otherwise provided in a written employment agreement or the option agreement between the grantee and our general partner or its affiliates. If the exercise of an option is to be settled in common units rather than cash, the general partner will acquire common units in the open market or directly from us or any other person or use common units already owned by our general partner or any combination of the foregoing. The general partner will be entitled to reimbursement by us for the difference between the cost incurred by it in acquiring these common units and the proceeds it receives from a grantee at the time of exercise. Thus, the cost of the unit options above the proceeds from grantees will be borne by us. If we issue new common units upon exercise of the unit options, the total number of common units outstanding will increase, and our general partner will pay us the proceeds it received from the grantee upon exercise of the unit option. The plan has been designed to furnish additional compensation to employees and directors and to align their economic interests with those of common unitholders.

Unit Option Grant Agreement.  As of January 1, 2009, we have outstanding unit options to officers, directors and employees of our general partner to purchase an aggregate of 33,336 common units with a weighted average exercise price of $37.92. No unit options were granted in 2008 or 2007. Under the unit option grant agreements, the options vest and may be exercised in one third increments on the anniversary of the grant date over a period of three years. In addition, the unit options will vest and become exercisable, subject to certain conditions, upon the occurrence of any of the following:

•	the grantee becomes disabled;

•	the grantee dies;

•	the grantee’s employment is terminated other than for cause; and

•	upon a change of control of the Partnership.

Of the 75,041 outstanding unit options at January 1, 2008, 40,705 were exercised in 2008, resulting in cash contributions to us of $1.1 million and 1,000 unit options were forfeited. Of the remaining 33,336 outstanding unit options at December 31, 2008, 24,002 were exercisable. On January 5, 2009, the 4,334 unit options granted on January 5, 2006 vested, and on March 20, 2009, the final 5,000 unit options will vest.

91

Compensation Committee Interlocks and Insider Participation

Harold Hamm serves as the chairman of our Compensation Committee. Mr. Hamm controls CLR, and the required disclosure concerning related party transactions involving Mr. Hamm, CLR and us are set forth below. Other members of the compensation committee include Mr. John T. McNabb, II and Mr. Rayford T. Reid.

Report of the Compensation Committee

The compensation committee of the Board of Directors of Hiland Partners GP, LLC administers the executive compensation program of Hiland Partners, LP. The compensation committee is primarily responsible for reviewing, approving and reporting to the Board of Directors of Hiland Partners GP, LLC on major compensation and benefits plans, policies and programs of Hiland Partners, LP; reviewing and evaluating the performance and approving the compensation of senior executive officers; and overseeing management development programs, performance assessment of senior executives and succession planning. Other specific duties and responsibilities include: annually reviewing and approving corporate goals and objectives relevant to the CEO base compensation, incentive-compensation plans and equity-based plans; evaluating the CEO’s performance in light of those goals and objectives, and recommending to the Board of Directors, either as a committee or together with the other independent directors, the CEO’s compensation levels based on this evaluation; and producing the required annual report on executive compensation. The compensation committee annually evaluates the effectiveness of the executive compensation program in meeting its objectives.

As required by applicable regulations of the Securities and Exchange Commission, the compensation committee reviewed and discussed with management the compensation discussion and analysis contained in this Annual Report on Form 10-K. Based on the reviews and discussions referred to above, the compensation committee recommended to the Board of Directors of Hiland Partners GP, LLC that the compensation discussion and analysis be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Respectively submitted on March 5, 2009 by the members of the compensation committee of the Board of Directors of Hiland Partners GP, LLC:

Harold Hamm, Chairman
John T. McNabb, II
Rayford T. Reid

92

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters

Beneficial Ownership of Hiland Partners, LP.  The following table sets forth the beneficial ownership of our units as of March 5, 2009 held by each person who beneficially owned more than 5% or more of the then outstanding units and all of the directors, named executive officers, and directors and executive officers as a group of our general partner.

		Percentage of		Percentage of
	Common	Common	Subordinate	Subordinated	Percentage of
	Units	Units	Units	Units	Total Units
	Beneficially	Beneficially	Beneficially	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned	Owned	Owned	Owned

Harold Hamm(1)(2)(3)	2,321,471	36.8%	3,060,000	100.0%	57.4%
Hiland Holdings GP, LP(1)(3)	2,321,471	36.8%	3,060,000	100.0%	57.4%
Joseph L. Griffin(1)	1,807	*	—	—	*
Matthew S. Harrison(1)	2,500	*	—	—	*
Robert W. Shain(1)(4)	18,832	*	—	—	*
Kent C. Christopherson(1)	—	*	—	—	*
Michael L. Greenwood(1)(2)(5)	13,291	*	—	—	*
Edward D. Doherty(1)(2)(5)	5,000	*	—	—	*
Rayford T. Reid(1)(2)(5)	11,818	*	—	—	*
Shelby E. Odell(1)(2)(5)	15,000	*	—	—	*
John T. McNabb, II(1)(6)	4,000	*	—	—	*
Dr. David L. Boren(1)(6)	4,000	*	—	—	*
Kayne Anderson Capital Advisors, L.P.(7)	686,439	10.9%	—	—	7.3%
All directors and executive officers as a group	2,397,719	38.0%	3,060,000	100.0%	58.3%

*	Less than 1%.

(1)	The address of this person is 205 West Maple, Suite 1100, Enid, Oklahoma 73701.

(2)	These individuals each hold an ownership interest in Hiland Holdings GP, LP as indicated in the following table.

(3)	Mr. Hamm indirectly owns 100% of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings GP, LP. Accordingly, Mr. Hamm is deemed to be the beneficial owner of the 2,321,471 common units and 3,060,000 subordinated units held by Hiland Holdings GP, LP.

(4)	1,500 of the indicated common units are restricted units that vest on the anniversary of the grant date over a period of three years and 15,000 of these units underly unit options and are deemed to be outstanding pursuant to Rule 13d-3.

(5)	500, 500, 750 and 1,000 of the indicated common units are restricted units that vest on the anniversary of each grant date over periods of one, two, three and four years, respectively.

(6)	1,000, 750 and 1,000 of the indicated common units are restricted units that vest on the anniversary of each grant date over periods of two, three and four years, respectively.

(7)	Represents holdings as of December 31, 2008 as reported on Schedule 13G filed on February 11, 2009. The address of this person is 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067.

93

Beneficial Ownership of Hiland Holdings GP, LP.  The following table sets forth the beneficial ownership of units of Hiland Holdings GP, LP as of March 5, 2009 held by each person who beneficially owned more than 5% or more of the then outstanding units and all of the directors, named executive officers, and directors and executive officers as a group of Hiland Holdings GP, LP.

		Percentage of
	Common Units	Common Units
	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned	Owned

Harold Hamm(2)	7,752,184	35.9%
Harold Hamm DST Trust(2)	3,232,346	15.0%
Harold Hamm HJ Trust(2)	2,153,522	10.0%
Joseph L. Griffin(1)	—	*
Matthew S. Harrison(1)	—	*
Robert W. Shain(1)	—	*
Kent C. Christopherson(1)	—	*
Michael L. Greenwood(3)	4,000	*
Edward D. Doherty(3)	4,500	*
Rayford T. Reid(3)	29,000	*
Shelby E. Odell(3)	9,000	*
Dr. Cheryl L. Evans(3)	4,500	*
Dr. Bobby B. Lyle(3)	63,904	*
Swank Capital, LLC(4)	1,962,285	9.1%
Kayne Anderson Capital Advisors, L.P.(5)	1,166,036	5.4%
All directors and executive officers as a group	7,867,088	36.4%

*	Less than 1%.

(1)	The address of each person listed above is 205 West Maple, Suite 1100, Enid, Oklahoma 73701, except for the Harold Hamm DST Trust and the Harold Hamm HJ Trust, which Mr. Bert Mackie is the trustee for both trusts and his address is 302 N. Independence, Enid, Oklahoma 73701.

(2)	Harold Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust have a 90.7%, 5.6% and a 3.7% ownership interest, respectively, in Continental Gas Holdings, Inc., which beneficially owns 8,481,350 common units. The units held by Continental Gas Holdings, Inc. are reported in this table as beneficially owned by Mr. Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust in proportion to their respective ownership interest in Continental Gas Holdings, Inc. The address of Continental Gas Holdings, Inc. is 205 West Maple, Suite 1100, Enid, Oklahoma 73701.

(3)	1,000, 750 and 1,000 of the indicated common units are restricted units that vest on the anniversary of each grant date over periods of two, three and four years, respectively.

(4)	Represents holdings as of December 31, 2008 as reported on Schedule 13G filed on February 17, 2009. The address of this person is 3300 Oak Lawn Avenue, Suite 650, Dallas, TX 75219.

(5)	Represents holdings as of December 31, 2008 as reported on Schedule 13G filed on February 9, 2009. The address of this person is 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067.

Beneficial Ownership of Our General Partner Interest.  Hiland Holdings GP, LP owns all of our 2% general partner interest, all of our incentive distributions rights, 2,321,471 of our common units and 3,060,000 of our subordinated units.

For information on our equity compensation plans, see Item 5. “Equity Compensation Plan Information.”

94

Item 13.	Certain Relationships and Related Transactions and Director Independence

For a discussion of director independence, see Item 10. “Directors and Executive Officers of the Registrant.”

Harold Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust own 60.8% of Hiland Holdings GP, LP, who owns all of our 2% general partner interest, all of our incentive distributions rights, 2,321,471 of our common units and 3,060,000 of our subordinated units. Mr. Harold Hamm owns 72.8% of the ownership interest of Continental Resources, Inc. Since its inception in 1967, Mr. Hamm has served as Chief Executive Officer and a director of Continental Resources, Inc. and currently serves as Chairman of the Board of Directors and Chief Executive Officer.

Distributions and Payments to Our General Partner and its Affiliates

Our general partner and its affiliates do not receive any management fee or other compensation for the management of our business and affairs, but they are reimbursed for all expenses that they incur on our behalf, including general and administrative expenses, salaries and benefits for all of our employees and other corporate overhead. Our general partner determines the amount of these expenses. In the omnibus agreement, CLR agreed to continue to provide certain general and administrative services to us for two years after our initial public offering, at the lower of CLR’s cost to provide the services or $50,000 per year. During the third quarter of 2006, we hired a director of information technology and a director of human resources and transitioned these services away from CLR. The remainder of general and administration services provided by CLR under this agreement expired on February 15, 2007. Please read “— Omnibus Agreement — Services” below. In addition, our general partner owns the 2% general partner interest and all of the incentive distribution rights. Our general partner is entitled to receive incentive distributions if the amount we distribute with respect to any quarter exceeds levels specified in our partnership agreement.

Omnibus Agreement

Upon the closing of our initial public offering, we entered into an omnibus agreement with CLR, Hiland Partners, LLC, Harold Hamm, Continental Gas Holdings, Inc. and our general partner that addressed the following matters:

•	Harold Hamm’s agreement not to compete and to cause his affiliates (including CLR) not to compete with us under certain circumstances;

•	an indemnity by CLR, Hiland Partners, LLC and Continental Gas Holdings, Inc. for prior tax liabilities resulting from the assets contributed to the partnership;

•	an indemnity by CLR for liabilities associated with oil and gas properties conveyed by CGI to CLR by dividend;

•	our two-year exclusive option to purchase the Bakken gathering system owned by Hiland Partners, LLC; and

•	for a two-year period, CLR will provide certain general and administrative services.

Non-Competition

Harold Hamm will not, and will cause his affiliates not to engage in, whether by acquisition, construction, investment in debt or equity interests of any person or otherwise, the business of gathering, treating, processing and transportation of natural gas in North America, the transportation and fractionation of NGLs in North America, and constructing, buying or selling any assets related to the foregoing businesses. This restriction does not apply to:

•	any business that is primarily related to the exploration for and production of oil or natural gas, including the sale and marketing of oil and natural gas derived from such exploration and production activities;

•	the purchase and ownership of not more than five percent of any class of securities of any entity engaged in the business described above;

95

•	any business conducted by Harold Hamm or his affiliates as of the date of the omnibus agreement;

•	any business that Harold Hamm or his affiliates acquires or constructs that has a fair market value or construction cost, as applicable, of less than $5.0 million;

•	any business that Harold Hamm or his affiliates acquires or constructs that has a fair market value or construction cost, as applicable, of $5.0 million or more if we have been offered the opportunity to purchase the business for the fair market value or construction cost, as applicable, and we decline to do so with the concurrence of the conflicts committee of our general partner; and

•	any business conducted by Harold Hamm or his affiliates, with the approval of the conflicts committee.

These non-competition obligations will terminate on the first to occur of the following events:

•	the first day on which the Hamm Parties no longer control us;

•	the death of Harold Hamm; and

•	February 15, 2010.

Indemnification

CLR, Hiland Partners, LLC and Continental Gas Holdings, Inc. agreed to indemnify us for all federal, state and local income tax liabilities attributable to the operation of the assets contributed by such entities to us prior to the closing of our initial public offering. In addition, CLR agreed to indemnify us for a period of five years from the closing date of our initial public offering for liabilities associated with oil and gas properties conveyed by CGI to CLR by dividend.

Contracts with CLR

Compression Services Agreement

In connection with our initial public offering, we entered into a four-year compression services agreement with CLR as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our Contracts — Compression Services Agreement.” For the year ended December 31, 2008 we received revenues of $4.8 million from CLR under this arrangement.

Gas Purchase Contracts

We purchase natural gas and NGLs from CLR and its affiliates. We purchased natural gas and NGLs from CLR and its affiliates in the amount of approximately $116.7 million for the year ended December 31, 2008.

Badlands Purchase Contract

On November 8, 2005, we entered into a new 15-year definitive gas purchase agreement with CLR under which we will gather, treat and process additional natural gas, which is produced as a by-product of CLR’s secondary oil recovery operations, in the areas specified by the contract. In return, we will receive 50% of the proceeds attributable to residue gas and natural gas liquids sales as well as certain fixed fees associated with gathering and treating the natural gas, including a $0.60 per Mcf fee for the first 36 Bcf of natural gas gathered. The board of directors, as well as the conflicts committee of the board of directors, of our general partner have approved the agreement.

In order to fulfill our obligations under the agreement, we expanded our Badlands gas gathering system and processing plant located in Bowman County, North Dakota. This expansion project included the construction of a 40,000 Mcf/d nitrogen rejection plant, which became operational in the third quarter of 2007, and the expansion of our existing Badlands field-gathering infrastructure.

96

Other Agreements

Historically, our predecessor and Hiland Partners, LLC have contracted for down hole well services, fluid supply and oil field services from businesses in which Harold Hamm and members of his family have historically owned equity interests. Mr. Hamm and members of his family sold these businesses to Complete Production Services, Inc. in October 2004. Mr. Hamm is currently a director and stockholder of Complete Production Services. Payments made for these services were $463,000 during the year ended December 31, 2008. We have continued to obtain services from these companies following the completion of our initial public offering. Based on various bids received by our general partner from unaffiliated third parties, our general partner believes that amounts paid for these services are comparable to amounts which would be charged by an unaffiliated third party.

We lease office space under operating leases from an entity wholly owned by Harold Hamm. Rents paid under these leases totaled approximately $157,000 for the year ended December 31, 2008. These rates are consistent with the rates charged to other non-affiliated tenants in the building which we office.

In connection with the completion of our initial public offering, we adopted an ethics policy that requires related party transactions be reviewed to ensure that they are fair and reasonable to us. This requirement is also contained in our partnership agreement.

While we do not have formal, specified policies or procedures for the review, approval or ratification of transactions required to be reported under paragraph (a) of Regulation S-K Item 404, as related person transactions may result in potential conflicts of interest among management and board-level decision makers, our partnership agreement does set forth procedures that our board of directors may utilize in connection with resolutions of potential conflicts of interest, including referral of such matters to an independent conflicts committee for its review and approval or disapproval of such matters. For a discussion of our conflicts committee, see Item 10. “Directors and Executive Officers of the Registrant.”

Item 14.	Principal Accountant Fees and Services

Our audit committee has adopted an audit committee charter, which is available on our Web site at www.hilandpartners.com. The charter requires our audit committee to approve in advance all audit and non-audit services to be provided by our independent registered public accounting firm. Our audit committee ratified Grant Thornton LLP, Independent Registered Public Accounting Firm, to audit the books, records and accounts of Hiland Partners, LP for the year ended December 31, 2008. Audit fees paid to Grant Thornton LLP in 2008 include fees for our annual integrated audit, review of documents filed with the Securities and Exchange Commission and review of our quarterly reports on Form 10-Q. Tax fees include tax compliance matters. Fees paid in 2007 to Grant Thornton LLP for audit services included fees for our annual integrated audit, review of documents filed with the Securities and Exchange Commission and reviews of our quarterly reports on Form 10-Q. Fees for audit related services relate to consultation regarding various business transactions. Tax fees include tax compliance and acquisition matters. Fees paid to Grant Thornton LLP for the periods indicated are as follows:

	2008	2007

Audit Fees	$355,000	$338,000
Audit Related Fees	—	11,000
Tax Fees	88,000	121,000
All Other Fees	—	—

Total	$443,000	$470,000

97

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a) Financial Statements

The financial statements listed in the accompanying Index to Consolidated Financial Statements are filed as part of this Annual Report on Form 10-K.

(b) Other Information

None.

EXHIBITS

Exhibit
Number			Description

2.1		—	Acquisition Agreement by and among Hiland Operating, LLC and Hiland Partners, LLC dated as of September 1, 2005 (incorporated by referenced to Exhibit 2.1 of Registrant’s Form 8-K filed September 29, 2005)
3.1		—	Certificate of Limited Partnership of Hiland Partners, LP. (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908))
3.2		—	First Amended and Restated Limited Partnership Agreement of Hiland Partners, LP (incorporated by reference to exhibit 3.2 of Registrant’s annual report on Form 10-K filed on March 30, 2005)
3.3		—	Certificate of Formation of Hiland Partners GP, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908))
3.4		—	Second Amended and Restated Limited Liability Company Agreement of Hiland Partners GP, LLC (incorporated by reference to Exhibit 10.2 of Registrant’s Form 8-K filed on September 29, 2006)
4.1		—	Certificate of Limited Partnership of Hiland Partners, LP. (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908)).
4.2		—	First Amended and Restated Limited Partnership Agreement of Hiland Partners, LP (incorporated by reference to Exhibit 3.2 of Registrant’s annual report on Form 10-K filed on March 30, 2005).
4.3		—	Certificate of Formation of Hiland Partners GP, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908)).
4.4		—	Second Amended and Restated Limited Liability Company Agreement of Hiland Partners GP, LLC (incorporated by reference to Exhibit 10.2 of Registrant’s Form 8-K filed on September 29, 2006).
10.1		—	Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and MidFirst Bank (incorporated by reference to Exhibit 10.1 of Registrant’s annual report on Form 10-K filed on March 30, 2005)
10	.2*	—	Hiland Partners, LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908))
10.3		—	Compression Services Agreement, effective as of January 28, 2005, by and among Hiland Partners, LP and Continental Resources, Inc. (incorporated by reference to Exhibit 10.3 of Registrant’s annual report on Form 10-K filed on March 30, 2005)
†10	.4	—	Gas Purchase Contract between Continental Resources, Inc. and Continental Gas, Inc. (incorporated by reference to Exhibit 10.4 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908))
†10	.5	—	Gas Purchase Contract Chesapeake Energy Marketing, Inc. and Continental Gas, Inc. (incorporated by reference to Exhibit 10.5 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908))
†10	.6	—	Gas Purchase Contract between Magic Circle Energy Corporation and Magic Circle Gas (incorporated by reference to Exhibit 10.6 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908))

98

Exhibit
Number			Description

†10	.7	—	Gas Purchase Contract between Range Resources Corporation and Continental Gas, Inc. (incorporated by reference to Exhibit 10.7 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908))
10.8		—	Contribution, Conveyance and Assumption Agreement among Hiland Partners, LP, Hiland Operating, LLC, Hiland GP, LLC, Hiland LP, LLC, Continental Gas, Inc., Hiland Partners GP, LLC, Hiland Partners, LLC, Continental Gas Holdings, Inc., Hiland Energy Partners, LLC, Harold Hamm, Harold Hamm HJ Trust, Harold Hamm DST Trust, Equity Financial Services, Inc., Randy Moeder, and Ken Maples effective as of February 15, 2005 (incorporated by reference to Exhibit 10.8 of Registrant’s annual report on Form 10-K filed on March 30, 2005)
10	.9*	—	Form of Unit Option Grant (incorporated by reference to Exhibit 10.9 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908))
10.10		—	Omnibus Agreement among Continental Resources, Inc., Hiland Partners, LLC, Harold Hamm, Hiland Partners GP, LLC, Continental Gas Holdings, Inc., and Hiland Partners, LP effective as of February 15, 2005 (incorporated by reference to exhibit 10.10 of Registrant’s annual report on Form 10-K filed on March 30, 2005)
10	.11*	—	Director’s Compensation Summary (incorporated by reference to exhibit 10.11 of Registrant’s annual report on Form 10-K filed on March 30, 2005)
10	.12*	—	Form of Restricted Unit Grant Agreement (incorporated by reference to exhibit 10.1 of Registrant’s Form 8-K filed on November 14, 2005)
10.13		—	First Amendment, dated as of September 26, 2005 to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on September 29, 2005)
10.14		—	Gas Purchase Agreement among Hiland Partners, LP and Continental Resources, Inc. dated November 8, 2005 (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on November 10, 2005)
10.15		—	Unit Purchase Agreement dated May 1, 2006 by and between Hiland Partners, LP and Hiland Partners GP, LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on May 3, 2006)
10.16		—	Asset Purchase Agreement dated March 30, 2006 by and between Hiland Operating, LLC and Enogex Gas Gathering, L.L.C. (incorporated by reference to Exhibit 10.2 of Registrant’s Form 8-K filed on May 3, 2006)
10.17		—	Second Amendment, dated as of June 8, 2006, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on June 13, 2006)
10.18		—	Non-Competition Agreement dated September 25, 2006 (2006 by and among Hiland Partners, LP, Hiland Holdings GP, LP and Hiland Partners GP Holdings, LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on September 29, 2006)
10.19			Retention Agreement, dated as of March 14, 2007, by and among Randy Moeder, Hiland Partners GP, LLC, Hiland Partners GP Holdings, LLC and the other parties listed on the signature page thereto. (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on March 15, 2007)
10.20		—	Third Amendment, dated as of July 13, 2007, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on July 18, 2007)
10	.21*	—	Form of Phantom Unit Grant Agreement (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on November 13, 2007)
10.22		—	Fourth Amendment, dated as of February 6, 2008, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto (incorporated by reference to exhibit 10.1 of Registrant’s Form 8-K filed on February 12, 2008)
10.23		—	Compensation of Conflicts Committee Members

99

Exhibit
Number		Description

19.1	—	Code of Ethics for Chief Executive Officer and Senior Finance Officers (incorporated by reference to Exhibit 19.1 of Registrant’s annual report on Form 10-K filed on March 30, 2005)
21.1	—	List of Subsidiaries of Hiland Partners, LP (incorporated by reference to Exhibit 21.1 of Registrant’s annual report on Form 10-K filed on March 30, 2005)
23.1	—	Consent of Grant Thornton LLP
31.1	—	Certification of Chief Executive Officer under Section 302 of the Sarbanes-Oxley Act of 2002
31.2	—	Certification of Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002
32.1	—	Certification of Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act of 2002
32.2	—	Certification of Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

*	Constitutes management contracts or compensatory plans or arrangements.

100

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Enid, Oklahoma, on the 9th day of March, 2009.

HILAND PARTNERS, LP

By: Hiland Partners GP, LLC, its general partner

By:	/s/ JOSEPH L. GRIFFIN
Joseph L. Griffin
Chief Executive Officer, President and Director
(principal executive officer)

By:	/s/ MATTHEW S. HARRISON
Matthew S. Harrison
Chief Financial Officer, Vice President — Finance,
Secretary and Director
(principal financial and accounting officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on the 9th day of March, 2009.

Signature	Title

/s/ HAROLD HAMM Harold Hamm	Chairman of the Board

/s/ JOSEPH L. GRIFFIN Joseph L. Griffin	Chief Executive Officer, President and Director

/s/ MATTHEW S. HARRISON Matthew S. Harrison	Chief Financial Officer, Vice President — Finance, Secretary and Director

/s/ MICHAEL L. GREENWOOD Michael L. Greenwood	Director

/s/ EDWARD D. DOHERTY Edward D. Doherty	Director

/s/ RAYFORD T. REID Rayford T. Reid	Director

/s/ SHELBY E. ODELL Shelby E. Odell	Director

/s/ JOHN T. MCNABB, II John T. McNabb, II	Director

/s/ DR. DAVID L. BOREN Dr. David L. Boren	Director

101

F-1

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a — 15(f) and 15d — 15(f) under the Securities and Exchange Act of 1934). Our internal control over financial reporting is a process designed by management, under the supervision of the Chief Executive Officer and Chief Financial Officer, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America, and includes those policies and procedures that:

(i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States, and that our receipts and expenditures are being made only in accordance with authorizations of management and our directors; and

(iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate. Accordingly, even effective internal control over financial reporting can only provide reasonable assurance of achieving their control objectives.

Our management, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on our evaluation under the framework in Internal Control-Integrated Framework, our management concluded that, as of December 31, 2008, our internal control over financial reporting was effective.

Grant Thornton LLP, the independent registered accounting firm who audited the consolidated financial statements included in this Annual Report, has issued a report on our internal control over financial reporting. This report, dated March 9, 2009, appears on page F-3.

/s/  JOSEPH L. GRIFFIN
Joseph L. Griffin
Chief Executive Officer

March 9, 2009

/s/  MATTHEW S. HARRISON
Matthew S. Harrison
Chief Financial Officer

March 9, 2009

F-2

Report of Independent Registered Public Accounting Firm

Board of Directors
Hiland Partners GP, LLC

We have audited internal control over financial reporting of Hiland Partners, LP and subsidiaries (the Partnership) as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Partnership’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying “Management’s Report on Internal Control Over Financial Reporting”. Our responsibility is to express an opinion on the Partnership’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on Internal Control — Integrated Framework issued by COSO.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Partnership as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows, and changes in partners’ equity and comprehensive income for each of the three years in the period ended December 31, 2008 and our report dated March 9, 2009 expressed an unqualified opinion.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 9, 2009

F-3

Report of Independent Registered Public Accounting Firm

Board of Directors
Hiland Partners GP, LLC

We have audited the accompanying consolidated balance sheets of Hiland Partners, LP and subsidiaries (the Partnership) as of December 31, 2008 and 2007 and the related consolidated statements of operations, cash flows, and changes in partner’s equity and comprehensive income for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hiland Partners, LP and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnership’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 9, 2009 expressed an unqualified opinion.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 9, 2009

F-4

HILAND PARTNERS, LP

Consolidated Balance Sheets

	December 31,	December 31,
	2008	2007
	(In thousands, except unit amounts)

ASSETS
Current assets:
Cash and cash equivalents	$1,173	$10,497
Accounts receivable:
Trade — net of allowance for doubtful accounts of $304 in 2008	23,863	31,841
Affiliates	2,346	1,479

	26,209	33,320
Fair value of derivative assets	6,851	2,718
Other current assets	1,584	1,155

Total current assets	35,817	47,690
Property and equipment, net	345,855	319,320
Intangibles, net	35,642	41,102
Fair value of derivative assets	7,141	418
Other assets, net	1,684	1,943

Total assets	$426,139	$410,473

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$22,470	$24,709
Accounts payable-affiliates	7,662	7,880
Fair value of derivative liabilities	1,439	8,238
Accrued liabilities and other	2,463	2,075

Total current liabilities	34,034	42,902
Commitments and contingencies (Note 9)
Long-term debt	256,466	226,104
Fair value of derivative liabilities	—	141
Asset retirement obligations	2,483	2,159
Partners’ equity
Limited partners’ interest:
Common unitholders (6,286,755 and 5,214,323 units issued and outstanding at December 31, 2008 and December 31, 2007, respectively)	122,666	130,066
Subordinated unitholders (3,060,000 and 4,080,000 units issued and outstanding at December 31, 2008 and December 31, 2007, respectively)	3,055	10,774
General partner’s interest	2,202	4,056
Accumulated other comprehensive income (loss)	5,233	(5,729)

Total partners’ equity	133,156	139,167

Total liabilities and partners’ equity	$426,139	$410,473

The accompanying notes are an integral part of these consolidated financial statements.

F-5

HILAND PARTNERS, LP

Consolidated Statements of Operations

	Year Ended December 31,
	2008	2007	2006
	(In thousands, except per unit amounts)

Revenues:
Midstream operations
Third parties	$371,686	$269,769	$210,732
Affiliates	11,494	3,455	4,135
Compression services, affiliate	4,819	4,819	4,819

Total revenues	387,999	278,043	219,686

Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	159,906	135,134	105,884
Midstream purchases — affiliate (exclusive of items shown separately below)	116,694	60,078	50,309
Operations and maintenance	30,526	23,279	16,071
Depreciation, amortization and accretion	37,502	29,855	22,130
Bad debt	304	—	—
General and administrative	8,753	7,587	4,994

Total operating costs and expenses	353,685	255,933	199,388

Operating income	34,314	22,110	20,298

Other income (expense):
Interest and other income	346	430	323
Amortization of deferred loan costs	(574)	(410)	(407)
Interest expense	(13,639)	(11,346)	(5,532)

Other income (expense), net	(13,867)	(11,326)	(5,616)

Net income	20,447	10,784	14,682
Less general partner’s interest in net income	6,572	4,526	2,409

Limited partners’ interest in net income	$13,875	$6,258	$12,273

Net income per limited partners’ unit — basic	$1.49	$0.67	$1.37

Net income per limited partners’ unit — diluted	$1.48	$0.67	$1.36

Weighted average limited partners’ units outstanding — basic	9,328	9,284	8,961

Weighted average limited partners’ units outstanding — diluted	9,354	9,334	9,010

The accompanying notes are an integral part of these consolidated financial statements.

F-6

HILAND PARTNERS, LP

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2008	2007	2006
	(In thousands)

Cash flows from operating activities:
Net income	$20,447	$10,784	$14,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,364	29,739	22,064
Accretion of asset retirement obligation	138	116	66
Amortization of deferred loan cost	574	410	407
Gain on derivative transactions	(6,834)	(373)	(113)
Unit based compensation	1,538	951	473
Bad debt	304	—	—
Decrease (increase) in other assets	60	—	(144)
(Increase) decrease in current assets:
Accounts receivable — trade	7,674	(8,139)	(1,809)
Accounts receivable — affiliates	(867)	(195)	239
Other current assets	(429)	(430)	(330)
Increase (decrease) in current liabilities:
Accounts payable	(6,149)	4,013	5,708
Accounts payable — affiliates	(218)	3,468	(1,710)
Accrued liabilities	284	358	47

Net cash provided by operating activities	53,886	40,702	39,580

Cash flows from investing activities:
Purchases of property and equipment	(54,367)	(83,408)	(62,137)
Payment for Kinta Area gathering assets acquired	—	—	(96,400)
Proceeds from disposals of property and equipment	25	—	111

Net cash used in investing activities	(54,342)	(83,408)	(158,426)

Cash flows from financing activities:
Proceeds from long-term borrowings	41,000	74,000	113,280
Payments on long-term borrowings	(10,000)	—	—
Increase in deferred offering cost	(7)	(157)	—
Debt issuance costs	(368)	(501)	(930)
Common units issued to our general partner	—	—	35,000
Proceeds from unit options exercise	1,052	1,055	1,312
General partner contribution for issuance of restricted common units and from conversion of vested phantom units	8	6	12
Redemption of vested phantom units	(60)	—	—
Payments on capital lease obligations	(534)	(296)	—
Cash distributions to unitholders	(39,959)	(31,290)	(25,629)

Net cash (used in) provided by financing activities	(8,868)	42,817	123,045

(Decrease) increase for the period	(9,324)	111	4,199
Beginning of period	10,497	10,386	6,187

End of period	$1,173	$10,497	$10,386

Supplementary information
Cash paid for interest, net of amounts capitalized	$13,430	$11,332	$4,514

The accompanying notes are an integral part of these consolidated financial statements.

F-7

HILAND PARTNERS, LP

Consolidated Statements of Cash Flows — (Continued)

(In thousands)

Non-cash investing and financing activities:
Property and equipment financed under capital lease obligations in the third quarter of 2007	$5,881

Assumed asset retirement obligations on May 1, 2006 in connection with acquisition of Kinta Area gathering assets	$1,106

F-8

HILAND PARTNERS, LP

Consolidated Statement of Changes in Partners’ Equity and Comprehensive Income

	Common	Subordinated			Accumulated
	Limited	Limited	General		Other		Total
	Partner	Partner	Partner	Unearned	Comprehensive		Comprehensive
	Interest	Interest	Interest	Compensation	Income (Loss)	Total	Income
	(In thousands, except unit amounts)

Balance, January 1, 2006	$110,027	$25,126	$2,676	$(289)	$1,049	$138,589
Elimination of unearned compensation upon adoption of SFAS 123R	(289)	—	—	289	—	—
Issuance of 761,714 common units to our general partner	34,300	—	700	—	—	35,000
Proceeds from 52,699 unit options exercise	1,286	—	26	—	—	1,312
Issuance of 13,000 restricted common units	—	—	12	—	—	12
Periodic cash distributions	(12,690)	(10,812)	(2,127)	—	—	(25,629)
Unit based compensation	473	—	—	—	—	473
Other comprehensive losses reclassified to income on closed derivative transactions	—	—	—	—	(3,582)	(3,582)	$(3,582)
Change in fair value of derivatives	—	—	—	—	6,889	6,889	6,889
Net income	6,674	5,599	2,409	—	—	14,682	14,682

Comprehensive income							17,989

Balance, December 31, 2006	$139,781	$19,913	$3,696	$—	$4,356	$167,746

Proceeds from 42,660 unit options exercise	1,034	—	21	—	—	1,055
Issuance of 6,000 restricted common units	—	—	6	—	—	6
Periodic cash distributions	(15,214)	(11,883)	(4,193)	—	—	(31,290)
Unit based compensation	951	—	—	—	—	951
Other comprehensive losses reclassified to income on closed derivative transactions	—	—	—	—	(1,783)	(1,783)	$(1,783)
Change in fair value of derivatives	—	—	—	—	(8,302)	(8,302)	(8,302)
Net income	3,514	2,744	4,526	—	—	10,784	10,784

Comprehensive income							$699

Balance, December 31, 2007	$130,066	$10,774	$4,056	$—	$(5,729)	$139,167

Proceeds from 40,705 unit options exercise	1,031	—	21	—	—	1,052
Conversion of 1,020,000 subordinated units to common units	—	—	—	—	—	—
Issuance of 5,227 common units from 5,227 vested phantom units	—	—	3	—	—	3
Redemption of 1,804 vested phantom units	(60)	—	—	—	—	(60)
Issuance of 6,000 restricted common units	—	—	5	—	—	5
Forfeiture of 375 restricted common units	2	—	(1)	—	—	1
Periodic cash distributions	(19,553)	(11,952)	(8,454)	—	—	(39,959)
Unit based compensation	1,538	—	—	—	—	1,538
Other comprehensive income reclassified to income on closed derivative transactions	—	—	—	—	2,996	2,996	$2,996
Change in fair value of derivatives	—	—	—	—	7,966	7,966	7,966
Net income	9,642	4,233	6,572	—	—	20,447	20,447

Comprehensive income							31,409

Balance, December 31, 2008	$122,666	$3,055	$2,202	$—	$5,233	$133,156

The accompanying notes are an integral part of this consolidated financial statement.

F-9

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(in thousands, except unit information or unless otherwise noted)

Note 1:	Description of Business and Summary of Significant Accounting Policies

Description of Business

Hiland Partners, LP, a Delaware limited partnership (“we,” “us,” “our,” or the “Partnership”), was formed in October 2004 to acquire and operate certain midstream natural gas plants, gathering systems and compression and water injection assets located in the states of Oklahoma, North Dakota, Wyoming, Texas and Mississippi that were previously owned by Continental Gas, Inc. (“Predecessor” or “CGI”) and Hiland Partners, LLC. We commenced operations on February 15, 2005, and concurrently with the completion of our initial public offering, CGI contributed a substantial portion of its net assets to us. The transfer of ownership of net assets from CGI to us represented a reorganization of entities under common control and was recorded at historical cost. CGI was formed in 1990 as a wholly owned subsidiary of Continental Resources, Inc. (“CLR”).

CGI operated in one segment, midstream, which involved the purchasing, gathering, compressing, dehydrating, treating, and processing of natural gas and fractionating and marketing of natural gas liquids, or NGLs. CGI historically has owned all of our natural gas gathering, processing, treating and fractionation assets other than our Worland gathering system and our Bakken gathering system. Hiland Partners, LLC historically owned our Worland gathering system and our compression services assets, which we acquired on February 15, 2005, and our Bakken gathering system. Since our initial public offering on February 15, 2005, we have operated in midstream and compression services segments. On September 26, 2005, we acquired Hiland Partners, LLC, which at such time owned the Bakken gathering system, consisting of certain southeastern Montana gathering assets, for $92.7 million, $35.0 million of which was used to retire outstanding Hiland Partners, LLC indebtedness. On May 1, 2006, we acquired the Kinta Area gathering assets from Enogex Gas Gathering, L.L.C., consisting of certain eastern Oklahoma gas gathering assets, for $96.4 million. We financed this acquisition with $61.2 million of borrowings from our credit facility and $35.0 million of proceeds from the issuance to Hiland Partners GP, LLC, our general partner, of 761,714 common units and 15,545 general partner equivalent units, both at $45.03 per unit.

Principles of Consolidation

The consolidated financial statements include our accounts and those of our subsidiaries. All significant intercompany transactions and balances have been eliminated. The consolidated financial statements include the net assets and operations of assets owned by CGI and Hiland Partners, LLC that were contributed to us concurrently with the completion of our initial public offering and also include the net assets and operations of Hiland Partners, LLC acquired effective September 1, 2005. Operations from the acquisition of the Kinta Area gathering assets are reflected only from May 1, 2006.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial reporting, we consider all highly liquid investments with maturity of three months or less at date of purchase to be cash equivalents.

F-10

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounts Receivable

The majority of our accounts receivable are due from companies in the oil and gas industry as well as the utility industry. Credit is extended based on evaluation of the customer’s financial condition. In certain circumstances, collateral, such as letters of credit or guarantees, is required. Accounts receivable are due within 30 days and are stated at amounts due from customers. We have established various procedures to manage our credit exposure, including initial credit approvals, credit limits and rights of offset. Credit losses are charged to income when accounts are deemed uncollectible, determined on a case-by-case basis when we believe the required payment of specific amounts owed is unlikely to occur. Prior to 2008, losses were minimal. In 2008, an allowance for uncollectible accounts was established.

Concentration and Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and receivables. We place our cash and cash equivalents with high-quality institutions and in money market funds. We derive our revenue from customers primarily in the oil and gas and utility industries. These industry concentrations have the potential to impact our overall exposure to credit risk, either positively or negatively, in that our customers could be affected by similar changes in economic, industry or other conditions. However, we believe that the credit risk posed by this industry concentration is offset by the creditworthiness of our customer base. Our portfolio of accounts receivable is comprised primarily of mid-size to large domestic corporate entities. Our counterparties to our commodity based derivative instruments as of December 31, 2008 were BP Energy Company and Bank of Oklahoma, N.A. Our counterparty to our interest rate swap is Wells Fargo Bank, N.A.

Fair Value of Financial Instruments

Our financial instruments, which require fair value disclosure, consist primarily of cash and cash equivalents, accounts receivable, financial derivatives, accounts payable and long-term debt. The carrying value of cash and cash equivalents, accounts receivable and accounts payable are considered to be representative of their respective fair values, due to the short maturity of these instruments. Derivative instruments are reported in the accompanying consolidated financial statements at fair value in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”). Fair value of our derivative instruments is determined based on management estimates through utilization of market data including forecasted forward natural gas and NGL prices as a function of forward New York Mercantile Exchange (“NYMEX”) natural gas and light crude prices and forecasted forward interest rates as a function of forward London Interbank Offered Rate (“LIBOR”) interest rates. The fair value of long-term debt approximates its carrying value due to the variable interest rate feature of such debt.

Interest Rate Risk Management

We are exposed to interest rate risk on our variable rate bank credit facility and have entered into an interest rate swap to reduce this risk. We manage a portion of our interest rate exposure on our variable rate debt by utilizing an interest rate swap to convert a portion of variable rate debt into fixed rate debt. The swap fixes the one month LIBOR rate at the indicated rates for a specified amount of related debt outstanding over the term of the swap agreement. We have elected to designate the interest rate swap as a cash flow hedge for SFAS 133 accounting treatment. Accordingly, unrealized gains and losses relating to the interest rate swap are recorded in accumulated other comprehensive income until the related interest rate expense is recognized in earnings.

F-11

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Commodity Risk Management

We engage in price risk management activities in order to minimize the risk from market fluctuation in the prices of natural gas and NGLs. To qualify as an accounting hedge, the price movements in the commodity derivatives must be highly correlated with the underlying hedged commodity. Gains and losses related to commodity derivatives that qualify as accounting hedges are recognized in income when the underlying hedged physical transaction closes and are included in the consolidated statements of operations as revenues from midstream operations. Gains and losses related to commodity derivatives that are not designated as accounting hedges or do not qualify as accounting hedges are recognized in income immediately and are included in revenues from midstream operations in the consolidated statement of operations.

SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. However, if a derivative does qualify for hedge accounting, depending on the nature of the hedge, changes in fair value can be offset against the change in fair value of the hedged item through earnings or recognized in other comprehensive income until such time as the hedged item is recognized in earnings. To qualify for cash flow hedge accounting, the cash flows from the hedging instrument must be highly effective in offsetting changes in cash flows due to changes in the underlying item being hedged. In addition, all hedging relationships must be designated, documented and reassessed periodically. SFAS 133 also provides that normal purchases and normal sales contracts are not subject to the statement. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or a derivative instrument that will be delivered in quantities expected to be used or sold by the reporting entity over a reasonable period in the normal course of business. Our fixed price physical forward natural gas sales contract in which we contracted to sell natural gas quantities at a fixed price was designated as a normal sale. This forward sales contract expired on December 31, 2008.

Currently, our derivative financial instruments that qualify for hedge accounting are designated as cash flow hedges. The cash flow hedge instruments hedge the exposure of variability in expected future cash flows that is attributable to a particular risk. The effective portion of the gain or loss on these derivative instruments is recorded in accumulated other comprehensive income (loss) in partners’ equity and reclassified into earnings in the same period in which the hedged transaction closes. The asset or liability related to the derivative instruments is recorded on the balance sheet as fair value of derivative assets or liabilities. Any ineffective portion of the gain or loss is recognized in earnings immediately.

Property and Equipment, Intangible Assets, Depreciation and Amortization

Our property and equipment are carried at cost. Depreciation and amortization of all equipment is determined under the straight-line method using various rates based on useful lives, 10 to 22 years for pipeline and processing plants, and 3 to 10 years for corporate and other assets. The cost of assets and related accumulated depreciation is removed from the accounts when such assets are disposed of, and any related gains or losses are reflected in current earnings. Maintenance, repairs and minor replacements are expensed as incurred. Costs of replacements constituting improvement are capitalized.

Intangible assets consist of the acquired value of existing contracts to sell natural gas and other NGLs, compression contracts and identifiable customer relationships, which do not have significant residual value. The contracts are being amortized over their estimated lives of ten years. We review intangible assets for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. If such a review should indicate that the carrying amount of intangible assets is not recoverable, we reduce the carrying amount of such assets to fair value based on the discounted probable cash flows of the intangible assets.

F-12

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Long Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, we evaluate our long-lived assets of identifiable business activities for impairment when events or changes in circumstances indicate, in our management’s judgment, that the carrying value of such assets may not be recoverable. The determination of whether impairment has occurred is based on our management’s estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value of the assets and recording a provision for loss if the carrying value is greater than the fair value. For assets identified to be disposed of in the future, the carrying value of these assets is compared to the estimated fair value less the cost to sell to determine if impairment is required. Until the assets are disposed of, an estimate of the fair value is re-determined when related events or circumstances change.

When determining whether impairment of one of our long-lived assets has occurred, we must estimate the undiscounted future cash flows attributable to the asset or asset group. Our estimate of cash flows is based on assumptions regarding the volume of reserves providing asset cash flow and future NGL product and natural gas prices. The amount of reserves and drilling activities are dependent in part on natural gas prices. Projections of reserves and future commodity prices are inherently subjective and contingent upon a number of variable factors, including, but not limited to:

•	changes in general economic conditions in regions in which the Partnership’s assets are located;

•	the availability and prices of NGL products and competing commodities;

•	the availability and prices of raw natural gas supply;

•	our ability to negotiate favorable marketing agreements;

•	the risks that third party oil and gas exploration and production activities will not occur or be successful;

•	our dependence on certain significant customers and producers of natural gas; and

•	competition from other midstream service providers and processors, including major energy companies.

Any significant variance in any of the above assumptions or factors could materially affect our cash flows, which could require us to record an impairment of an asset.

No impairment charges were recognized during the years ended December 31, 2008, 2007 and 2006.

Other Assets

Unamortized deferred loan costs related to the long-term debt on our bank credit facility totaling $1,435 and $1,641 as of December 31, 2008 and 2007, respectively, are included in other noncurrent assets. The deferred loan costs are amortized using the straight-line method over the term of the debt for the bank credit facility.

Revenue Recognition

Revenues for sales and gathering of natural gas and NGLs are recognized at the time all gathering and processing activities are completed, the product is delivered and title, if applicable, is transferred. Revenues related to our compression segment are recognized as monthly services are rendered under a four-year fixed-fee contract that we entered into concurrently with our initial public offering.

F-13

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Comprehensive Income

Comprehensive income includes net income and other comprehensive income, which includes, but is not limited to, changes in the fair value of derivative financial instruments. Pursuant to SFAS 133, for derivatives qualifying as hedges, the effective portion of changes in fair value are recognized in partners’ equity as accumulated other comprehensive income and reclassified to earnings when the underlying hedged physical transaction closes. Comprehensive income consisted of the following for the indicated periods:

	Year Ended December 31,
	2008	2007	2006

Net income	$20,447	$10,784	$14,682
Closed derivative transactions reclassified to income	2,996	(1,783)	(3,582)
Change in fair value of derivatives	7,966	(8,302)	6,889

Comprehensive income	$31,409	$699	$17,989

Net Income per Limited Partners’ Unit

Net income per limited partners’ unit is computed based on the weighted-average number of common and subordinated units outstanding during the period. The computation of diluted net income per limited partner unit further assumes the dilutive effect of unit options and restricted and phantom units. Net income per limited partners’ unit is computed by dividing net income applicable to limited partners, after deducting the general partner’s 2% interest and incentive distributions, by both the basic and diluted weighted-average number of limited partnership units outstanding.

Environmental Costs

Environmental costs are expensed if they relate to an existing condition caused by past operations and do not contribute to current or future revenue generation. Liabilities are recorded when site restoration and environmental remediation and cleanup obligations are either known or considered probable and can be reasonably estimated. Recoveries of environmental costs through insurance, indemnification arrangements or other sources are included in other assets to the extent such recoveries are considered probable.

Income Taxes

As a partnership, we are not subject to income taxes. Therefore, there is no provision for income taxes included in our consolidated financial statements. Taxable income, gain, loss and deductions are allocated to the unitholders who are responsible for payment of any income taxes thereon.

Net income for financial statement purposes may differ significantly from taxable income reportable to unitholders as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable income allocation requirements under the partnership agreement. Individual unitholders have different investment bases depending upon the timing and price of acquisition of their partnership units. Furthermore, each unitholder’s tax accounting, which is partially dependent upon the unitholder’s tax position, differs from the accounting followed in the consolidated financial statements. Accordingly, the aggregate difference in the basis of our net assets for financial and tax reporting purposes cannot be readily determined because information regarding each unitholder’s tax attributes in our partnership is not available to us.

Transportation and Exchange Imbalances

In the course of gathering natural gas and NGLs for others, we may receive for redelivery different quantities of natural gas or NGLs than the quantities actually redelivered. These transactions result in transportation and exchange imbalance receivables or payables that are recovered or repaid through the receipt

F-14

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

or delivery of natural gas or NGLs in future periods, if not subject to cashout provisions. Imbalance receivables are included in accounts receivable and imbalance payables are included in accounts payable on the balance sheets and marked-to-market using current market prices in effect for the reporting period of the outstanding imbalances. Changes in market value and the settlement of any such imbalance at a price greater than or less than the recorded imbalance results in either an upward or downward adjustment, as appropriate, to the cost of natural gas sold. As of December 31, 2008 and 2007, we had imbalance receivables of $1,221 and $454, respectively. Imbalance payables were $560 at December 31, 2008. We had no significant imbalance payables at December 31, 2007.

Recent Accounting Pronouncements

On April 25, 2008, the Financial Accounting Standards Board (“FASB”) FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”. In determining the useful life of an acquired intangible asset, FSP 142-3 removes the requirement from SFAS 142 for an entity to consider whether renewal of the intangible asset requires significant costs or material modifications to the related arrangement. FSP 142-3 also replaces the previous useful life assessment criteria with a requirement that an entity considers its own experience in renewing similar arrangements. If the entity has no relevant experience, it would consider market participant assumptions regarding renewal. FSP 142-3 will be effective as of January 1, 2009 and will apply only to intangible assets acquired after that date. Retroactive application to previously acquired intangible assets is prohibited. The adoption of FSP 142-3 is not expected to have a material impact on our financial position, results of operations or cash flows.

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS 161 encourages, but does not require, comparative disclosures for periods prior to its initial adoption. SFAS 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS 133 and generally increases the level of aggregation/disaggregation that will be required in an entity’s financial statements. We are currently reviewing SFAS 161 to determine the effect it will have on our financial statements and disclosures therein.

On March 12, 2008, the Emerging Issues Task Force (“EITF”) reached consensus opinion on EITF Issue 07-4, “Application of the two-class method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships” (“EITF 07-4”), which the FASB ratified at its March 26, 2008 meeting. EITF 07-4 requires the calculation of a Master Limited Partnership’s (“MLPs”) net earnings per limited partner unit for each period presented according to distributions declared and participation rights in undistributed earnings as if all of the earnings for that period had been distributed. In periods with undistributed earnings above specified levels, the calculation per the two-class method results in an increased allocation of such undistributed earnings to the general partner and a dilution of earnings to the limited partners. EITF 07-4 is effective for fiscal years beginning after December 15, 2008, and is to be applied retrospectively to all periods presented. Early application is not permitted. We will apply the requirements of EITF 07-4 as it pertains to MLPs upon its adoption during the quarter ended March 31, 2009 and do not expect a significant impact when adopted.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) amends and replaces SFAS 141, but retains the fundamental requirements in SFAS 141 that the

F-15

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

purchase method of accounting be used for all business combinations and an acquirer be identified for each business combination. SFAS 141(R) provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree. SFAS 141(R) provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS 141(R) also determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) apply prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and do not allow early adoption. We are evaluating the new requirements of SFAS 141(R) and the impact it will have on business combinations completed in 2009 and thereafter.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards that require the ownership interests in subsidiaries held by parties other than the parent (minority interest) be clearly identified, labeled and presented in the consolidated balance sheet within equity, but separate from the parent’s equity. SFAS 160 requires the equity amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement and that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly as equity transactions. Consolidated net income and comprehensive income will be determined without deducting minority interest; however, earnings-per-share information will continue to be calculated on the basis of the net income attributable to the parent’s shareholders. Additionally, SFAS 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. We do not expect SFAS 160 will have a material impact on our financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. SFAS 159 was adopted by us effective January 1, 2008, at which time no financial assets or liabilities, not previously required to be recorded at fair value by other authoritative literature, were designated to be recorded at fair value. As such, the adoption of SFAS 159 did not have any impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 applies to derivatives and other financial instruments, which SFAS 133 requires be measured at fair value at initial recognition and for all subsequent periods. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal

F-16

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

years. We elected to implement SFAS 157 prospectively in the first quarter of 2008 with the one-year deferral permitted by FASB Staff Position (FSP) 157-2 for nonfinancial assets and nonfinancial liabilities measured at fair value, except those that are recognized or disclosed on a recurring basis (at least annually). The deferral applies to nonfinancial assets and liabilities measured at fair value in a business combination; impaired properties, plants and equipment; intangible assets and goodwill; and initial recognition of asset retirement obligations and restructuring costs for which we use fair value. We do not expect any significant impact to our consolidated financial statements when we implement SFAS 157 for these assets and liabilities. See Note 6 “Fair Value Measurements of Financial Instruments.”

Note 2:	Acquisitions

On May 1, 2006, we acquired certain gas gathering assets from Enogex Gas Gathering, L.L.C. for $96.4 million cash, including certain closing costs, financed with the issuance of 761,714 common units and 15,545 general partner equivalent units to our general partner for proceeds of $35.0 million and borrowings of $61.2 million under our credit facility. We refer to these assets as the Kinta Area gathering assets. A determination was made by our management of the fair value of these assets and liabilities as required by SFAS 141, “Business Combinations”, primarily using current replacement cost for the acquired gas gathering assets and related equipment less estimated accumulated depreciation on such replacement costs; and estimated discounted cash flows arising from future renegotiated customer contracts. The acquired assets at the time of the acquisition, which are located in the eastern Oklahoma Arkoma Basin, had approximately 672 wellhead receipt points and included five separate low pressure natural gas gathering systems, which consisted of over 569 miles of natural gas gathering pipelines and 23 compressors with an aggregate of approximately 40,000 horsepower. The natural gas gathering systems operate under contracts with producers that provide for services under fixed-fee arrangements. We operate the Kinta Area gathering assets substantially differently than were operated by the previous owner. Since there was no sufficient continuity of the Kinta Area gathering assets’ operations prior to and after our acquisition, disclosure of prior financial information would not be material to an understanding of future operations. Therefore, the acquisition has been recorded as a purchase of assets and not of a business and no pro forma financial information is required to be presented.

The following table presents the resulting allocation to the net assets acquired and liabilities assumed on May 1, 2006:

Pipelines, including right of ways	$56,175
Compressors	22,221
Land, buildings and other equipment	8,618
Customer relationships	10,492

97,506
Asset retirement obligations assumed	1,106

Net assets acquired	$96,400

The Kinta Area gathering assets and operations are included in the consolidated financial statements from May 1, 2006 forward.

F-17

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 3:	Property and Equipment and Asset Retirement Obligations

Property and equipment consisted of the following for the periods indicated:

	As of December 31,
	2008	2007

Land	$295	$295
Construction in progress	19,523	12,030
Midstream pipeline, plants and compressors	401,902	352,003
Compression and water injection equipment	19,391	19,258
Other	4,621	3,958

	445,732	387,544
Less: accumulated depreciation and amortization	99,877	68,224

	$345,855	$319,320

During the third quarter 2007, we purchased two separate capital assets under capital lease obligations for a total cost of $5,881. Accumulated depreciation related to the assets purchased under capital lease obligations was $541 as of December 31, 2008 and $175 as of December 31, 2007.

We capitalized interest of $176, $2,580 and $1,467 during the years ended December 31, 2008, 2007 and 2006, respectively. Depreciation charged to expense totaled $31,906, $24,280 and $16,954 for the years ended December 31, 2008, 2007 and 2006, respectively.

No impairment charges were recognized during each of the years ended December 31, 2008, 2007 and 2006.

In accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”), we have recorded the fair value of liabilities for asset retirement obligations in the periods in which they are incurred and corresponding increases in the carrying amounts of the related long-lived assets. The asset retirement costs are subsequently allocated to expense using a systematic and rational method and the liabilities are accreted to measure the change in liability due to the passage of time. The provisions of SFAS 143 primarily apply to dismantlement and site restoration of certain of our plants and pipelines. We have evaluated our asset retirement obligations as of December 31, 2008 and have determined that revisions in the carrying values are not necessary at this time.

The following table summarizes our activity related to asset retirement obligations for the indicated periods:

Asset retirement obligations, January 1, 2007	$2,196
Add: additions on various leased locations	505
Revisions of prior estimates	(658)
Add: accretion expense	116

Asset retirement obligations, December 31, 2007	2,159
Add: additions on various leased locations	186
Add: accretion expense	138

Asset retirement obligations, December 31, 2008	$2,483

F-18

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4:	Intangible Assets

Intangible assets consist of the acquired value of customer relationships and existing contracts to sell natural gas and other NGLs and compression contracts, which do not have significant residual value. The customer relationships and the contracts are being amortized over their estimated lives of ten years. We review intangible assets for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. If such a review should indicate that the carrying amount of intangible assets is not recoverable, we reduce the carrying amount of such assets to fair value based on the discounted probable cash flows of the intangible assets. No impairments of intangible assets were recorded during the years ended December 30, 2008, 2007 and 2006, respectively.

Intangible assets consisted of the following for the periods indicated:

	As of December 31,
	2008	2007

Gas sales contracts	$25,585	$25,585
Compression contracts	18,515	18,515
Customer relationships	10,492	10,492

	54,592	54,592
Less accumulated amortization	18,950	13,490

Intangible assets, net	$35,642	$41,102

During the years ended December 31, 2008 and 2007, we recorded amortization expense of $5,460 and $5,459, respectively. Estimated aggregate amortization expense for each of the five succeeding fiscal years is $5,459 from 2009 through 2013 and a total of $8,347 for all years thereafter.

Note 5:	Derivatives

Interest Rate Swap

We are subject to interest rate risk on our credit facility and have entered into an interest rate swap to reduce this risk. We entered into a one year interest rate swap agreement with our counterparty on October 7, 2008 for the period from January 2009 through December 2009 at a rate of 2.245% on a notional amount of $100.0 million. The swap fixes the one month LIBOR rate at 2.245% for the notional amount of debt outstanding over the term of the swap agreement.

Commodity Swaps

We have entered into certain derivative contracts that are classified as cash flow hedges in accordance with SFAS 133 which relate to forecasted natural gas sales in 2009 and a mark-to-market cash flow derivative which relates to forecasted natural gas sales in 2010. The 2010 derivative does not qualify for cash flow hedge accounting. We entered into these financial swap instruments to hedge forecasted natural gas sales against the variability in expected future cash flows attributable to changes in commodity prices. Under these contractual swap agreements with our counterparties, we receive a fixed price and pay a floating price based on certain indices for the relevant contract period as the underlying natural gas is sold.

We formally document all relationships between hedging instruments and the items being hedged, including our risk management objective and strategy for undertaking the hedging transactions. This includes matching the natural gas futures, “sold fixed for floating price” or “buy fixed for floating price” contracts, to the forecasted transactions. We assess, both at the inception of the hedge and on an ongoing basis, whether the derivatives are highly effective in offsetting changes in the fair value of hedged items. Highly effective is

F-19

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

deemed to be a correlation range from 80% to 125% of the change in cash flows of the derivative in offsetting the cash flows of the hedged transaction. If it is determined that a derivative is not highly effective as a hedge or it has ceased to be a highly effective hedge, due to the loss of correlation between changes in natural gas reference prices under a hedging instrument and actual natural gas prices, we will discontinue hedge accounting for the derivative and subsequent changes in fair value for the derivative will be recognized immediately into earnings. We assess effectiveness using regression analysis and ineffectiveness using the dollar offset method.

Derivatives are recorded on our consolidated balance sheet as assets or liabilities at fair value. For derivatives qualifying as hedges, the effective portion of changes in fair value is recognized in partners’ equity as accumulated other comprehensive income (loss) and reclassified to or from earnings when the underlying hedged physical transaction closes. Changes in fair value of non-qualifying derivatives and the ineffective portion of qualifying derivatives are recognized in earnings as they occur. Actual amounts that will be reclassified will vary as a result of future changes in prices. Hedge ineffectiveness is recorded in income while the hedge contract is open and may increase or decrease until settlement of the contract. Realized cash gains and losses on closed/settled instruments and hedge ineffectiveness are reflected in the contract month being hedged as an adjustment to our midstream revenue.

On May 27, 2008, we entered into a financial swap instrument related to forecasted natural gas sales in 2010 whereby we receive a fixed price and pay a floating price based on NYMEX Henry Hub pricing for the relevant contract period as the underlying natural gas is sold. At December 31, 2008, this financial swap instrument did not qualify for hedge accounting as there was inadequate correlation between NYMEX Henry Hub natural gas prices and actual prices received for the natural gas sold.

The following table summarizes our activity related to derivative transactions for the indicated periods:

	For the Years Ended
	December 31,
	2008	2007	2006

Net (losses) gains on closed/settled transactions reclassified (to) from accumulated other comprehensive income	$(2,996)	$1,783	$3,582
Increases (decreases) in fair values of open derivatives recorded to (from) accumulated other comprehensive income	$7,966	$(8,302)	$6,889
Unrealized non-cash gains (losses) on ineffective portions of qualifying derivative transactions	$112	$(45)	$113
Unrealized non-cash gains on non-qualifying derivatives	$6,722	$418	$—

At December 31, 2008, our accumulated other comprehensive income related to derivatives was $5,233, which we anticipate will be reclassified to earnings during the next twelve months.

The fair value of derivative assets and liabilities related to the interest rate swap and the commodity swaps are as follows for the indicated periods:

	As of	As of
	December 31,	December 31,
	2008	2007

Fair value of derivative assets — current	$6,851	$2,718
Fair value of derivative assets — long term	7,141	418
Fair value of derivative liabilities — current	(1,439)	(8,238)
Fair value of derivative liabilities — long term	—	(141)

Net fair value of derivatives	$12,553	$(5,243)

F-20

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The terms of our derivative contracts currently extend as far as December 2010. The counterparties to our commodity based derivative instruments are BP Energy Company and Bank of Oklahoma, N.A. Our counterparty to our interest rate swap is Wells Fargo Bank, N.A.

The following table provides information about our commodity derivative instruments at December 31, 2008 for the periods indicated:

		Average	Fair Value
		Fixed Price	Asset
Description and Production Period	(MMBtu)	per MMBtu	(Liability)

Natural Gas — Sold Fixed for Floating Price Swaps
January 2009 — December 2009	2,136,000	$7.30	$6,851
January 2010 — December 2010	2,136,000	$10.50	7,141

			$13,992

The following table provides information about our interest rate swap at December 31, 2008 for the periods indicated:

			Fair Value
	Notional	Interest	Asset
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
January 2009 — December 2009	$100,000,000	2.245%	$(1,439)

Note 6:	Fair Value Measurements of Financial Instruments

We adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”) beginning in the first quarter of 2008. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in GAAP such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 applies to derivatives and other financial instruments, which SFAS 133 requires be measured at fair value at initial recognition and for all subsequent periods. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value.

We use the fair value methodology outlined in SFAS 157 to value assets and liabilities for our outstanding fixed price cash flow swap derivative contracts. Valuations of our natural gas and propane derivative contracts are based on published forward price curves for natural gas and propane and, as such, are defined as Level 2 fair value hierarchy assets and liabilities. There are no published forward price curves for butanes or natural gasoline, and therefore, our butanes and natural gasoline derivative contracts are defined as Level 3 fair value hierarchy assets and liabilities. We value our butanes and natural gasoline derivative contracts based on calibrated model parameters relative to forward published price curves for crude oil and comparative mark-to-market values received from our counterparty. We value our interest rate-based derivative on a

F-21

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

comparative mark-to-market value received from our counterparty. The following table represents the fair value hierarchy for our assets and liabilities at December 31, 2008:

	Level 1	Level 2	Level 3	Total

Commodity-based derivative assets	$—	$13,992	$—	$13,992
Interest rate-based derivative liabilities	—	—	(1,439)	(1,439)

Total	$—	$13,992	$(1,439)	$12,553

The following table provides a summary of changes in the fair value of our Level 3 commodity-based derivatives for the year ended December 31, 2008:

Balance, January 1, 2008	$(4,489)
Cash settlements from other comprehensive income	3,484
Net change in other comprehensive income	1,005

Balance, December 31, 2008	$—

The following table provides a summary of changes in the fair value of our Level 3 interest rate-based derivatives for the year ended December 31, 2008:

Balance, January 1, 2008	$—
Cash settlements from other comprehensive income	—
Net change in other comprehensive income	(1,439)

Balance, December 31, 2008	$(1,439)

Note 7:	Long-Term Debt

Long-term debt consisted of the following for the indicated periods:

	As of December 31,
	2008	2007

Revolving credit facility	$252,064	$221,064
Capital lease obligations	5,051	5,585

	257,115	226,649
Less: current portion of capital lease obligations	649	545

Long-term debt	$256,466	$226,104

Credit Facility.  On February 6, 2008, we entered into a fourth amendment to our credit facility dated as of February 15, 2005. Pursuant to the fourth amendment, we have, among other things, increased our borrowing base from $250 million to $300 million and decreased the accordion feature in the facility from $100 million to $50 million. Our original credit facility dated February 15, 2005 was first amended in September 2005, amended a second time in June 2006 and amended a third time in July 2007.

The fourth amendment increases our borrowing capacity under our senior secured revolving credit facility to $300 million such that the facility now consists of a $291 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”) and a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distribution (the “Working Capital Facility”).

F-22

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition, the fourth amendment provides for an accordion feature, which permits us, if certain conditions are met, to increase the size of the Acquisition Facility by up to $50 million and allows for the issuance of letters of credit of up to $15 million in the aggregate. The senior secured revolving credit facility also requires us to meet certain financial tests, including a maximum consolidated funded debt to EBITDA ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that the Partnership makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs; and a minimum interest coverage ratio of 3.0:1.0. The credit facility will mature in May 2011. At that time, the agreement will terminate and all outstanding amounts thereunder will be due and payable.

Due to the recent decline in natural gas and NGL prices, we believe that our cash generated from operations will decrease in 2009 relative to comparable periods in 2008. Our senior secured revolving credit facility requires us to meet certain financial tests, including a maximum consolidated funded debt to EBITDA ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that we make certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs. We intend to elect to increase the ratio to 4.75:1.0 on March 31, 2009. During this step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. Additionally, if commodity prices do not significantly improve above the expected prices for 2009, we may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as June 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured or we receive an infusion of equity capital.

We are subject to interest rate risk on our credit facility and have entered into an interest rate swap to reduce this risk. See Note 5 “Derivatives” for a discussion of our interest rate swap.

Our obligations under the credit facility are secured by substantially all of our assets and guaranteed by us, and all of our subsidiaries, other than our operating company, which is the borrower under the credit facility.

Indebtedness under the credit facility will bear interest, at our option, at either (i) an Alternate Base Rate plus an applicable margin ranging from 50 to 125 basis points per annum or (ii) LIBOR plus an applicable margin ranging from 150 to 225 basis points per annum based on our ratio of consolidated funded debt to EBITDA. The Alternate Base Rate is a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the base CD rate in effect on such day plus 1.50% and (c) the Federal Funds effective rate in effect on such day plus 1/2 of 1%. We have elected for the indebtedness to bear interest at LIBOR plus the applicable margin. A letter of credit fee will be payable for the aggregate amount of letters of credit issued under the credit facility at a percentage per annum equal to 1.0%. An unused commitment fee ranging from 25 to 50 basis points per annum based on our ratio of consolidated funded debt to EBITDA will be payable on the unused portion of the credit facility. During any step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. At December 31, 2008, the interest rate on outstanding borrowings from our credit facility was 3.28%.

The credit facility prohibits us from making distributions to unitholders if any default or event of default, as defined in the credit facility, has occurred and is continuing or would result from the distribution. In addition, the credit facility contains various covenants that limit, among other things, subject to certain exceptions and negotiated “baskets,” our ability to incur indebtedness, grant liens, make certain loans, acquisitions and investments, make any material changes to the nature of its business, amend its material agreements, including the Omnibus Agreement or enter into a merger, consolidation or sale of assets.

F-23

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The credit facility defines EBITDA as our consolidated net income (loss), plus income tax expense, interest expense, depreciation, amortization and accretion expense, amortization of intangibles and organizational costs, non-cash unit based compensation expense, and adjustments for non-cash gains and losses on specified derivative transactions and for other extraordinary or non-recurring items.

Upon the occurrence of an event of default as defined in the credit facility, the lenders may, among other things, be able to accelerate the maturity of the credit facility and exercise other rights and remedies as set forth in the credit facility.

The credit facility limits distributions to our unitholders to available cash, as defined by the agreement, and borrowings to fund such distributions are only permitted under the revolving working capital facility. The revolving working capital facility is subject to an annual “clean-down” period of 15 consecutive days in which the amount outstanding under the revolving working capital facility is reduced to zero.

As of December 31, 2008, we had $252.1 million outstanding under the credit facility and were in compliance with its financial covenants.

Capital Lease Obligations.  During the third quarter 2007, we incurred two separate capital lease obligations at our Bakken and Badlands gathering systems. Under the terms of a capital lease agreement for a rail loading facility and an associated products pipeline at our Bakken gathering system, we have agreed to repay a counterparty a predetermined amount over a period of eight years. Once fully paid, title to the leased assets will transfer to us no later than the end of the eight-year period commencing from the inception date of the lease. We also incurred a capital lease obligation to a counterparty for the aid to construct several electric substations at our Badlands gathering system which, by agreement, will be repaid in equal monthly installments over a period of five years.

During the years ended December 31, 2008 and 2007, we made principal payments of $534 and $296, respectively, on the above described capital lease obligations. The current portion of the capital lease obligations presented in the table above is included accrued liabilities and other in the balance sheet.

Note 8:	Share-Based Compensation

Our general partner, Hiland Partners GP, LLC adopted the Hiland Partners, LP Long-Term Incentive Plan for its employees and directors of our general partner and employees of its affiliates. The long-term incentive plan currently permits an aggregate of 680,000 common units to be issued with respect to unit options, restricted units and phantom units granted under the plan. No more than 225,000 of the 680,000 common units may be issued with respect to vested restricted or phantom units. The plan is administered by the compensation committee of our general partner’s board of directors. The plan will continue in effect until the earliest of (i) the date determined by the board of directors of our general partner; (ii) the date common units are no longer available for payment of awards under the plan; or (iii) the tenth anniversary of the plan.

Our general partner’s board of directors or compensation committee may, in their discretion, terminate, suspend or discontinue the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Our general partner’s board of directors or its compensation committee also has the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted, subject to unitholder approval if required by the exchange upon which the common units are listed at that time. No change in any outstanding grant may be made, however, that would materially impair the rights of the participant without the consent of the participant. Under the unit option grant agreement, granted options of common units vest and become exercisable in one-third increments on the anniversary of the grant date over three years. Vested options are exercisable within the option’s contractual life of ten years after the grant date. Restricted common units granted vest and become exercisable in one-fourth increments on the anniversary of the grant date over four years. A restricted unit is a common unit that is subject to forfeiture, and upon vesting, the grantee receives a common unit that is not subject to

F-24

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

forfeiture. Distributions on unvested restricted common units are held in trust by our general partner until the units vest, at which time the distributions are distributed to the grantee. Granted phantom common units are generally more flexible than restricted units and vesting periods and distribution rights may vary with each grant. A phantom unit is a common unit that is subject to forfeiture and is not considered issued until it vests. Upon vesting, holders of phantom units will receive (i) a common unit that is not subject to forfeiture, cash in lieu of the delivery of such unit equal to the fair market value of the unit on the vesting date, or a combination thereof, at the discretion of our general partner’s board of directors and (ii) the distributions held in trust, if applicable, related to the vested units.

Phantom Units

On February 4, 2008, we granted 7,500 phantom units under the plan to our Vice President — Business Development, Matthew S. Harrison, who on April 16, 2008, was appointed Chief Financial Officer. Mr. Harrison’s phantom units vest over a three-year period from the date of issuance and distributions on the phantom units will be held in trust by our general partner until the units vest. On February 4, 2009, 2,500 phantom units vested and Mr. Harrison settled 2,500 of the phantom units for 2,500 common units.

On August 7, 2008, we granted 7,500 phantom units under the plan to Mr. Kent C. Christopherson, our Chief Operations Officer, appointed on August 4, 2008. Mr. Christopherson’s phantom units vest over a four-year period from the date of issuance and distributions on the phantom units will be held in trust by our general partner until such units vest. Additionally, in 2008, we granted 7,300 phantom units to key employees.

A total of 7,031 phantom units awarded in 2007 vested during the year ended December 31, 2008, of which 5,227 phantom units were converted to common units resulting in contributions of $3 from our general partner to maintain its 2% ownership interest and 1,804 phantom units were redeemed.

The following table summarizes information about phantom units for the year ended December 31, 2008.

		Weighted	Weighted
		Average	Average
		Fair Value	Fair Value at
		at Grant	Redemption
	Units	Date ($)	Date ($)

Unvested January 1, 2008	42,825	$50.12
Granted	22,300	$44.49
Vested and converted	(5,227)	$50.76
Vested and redeemed	(1,804)	$50.96	$33.46
Forfeited	(7,300)	$48.80

Unvested December 31, 2008	50,794	$47.74

During the years ended December 31, 2008 and 2007, we incurred non-cash unit based compensation expense of $1,149 and $249, respectively, related to the phantom units. As of December 31, 2008, there was $1,455 of total unrecognized cost related to the unvested phantom units which is to be is to be recognized over a weighted average period of 2.9 years. At December 31, 2007, there was $1,721 of total unrecognized cost related to the unvested phantom units.

Restricted Units

During 2008, we issued 1,000 restricted units each to six non-employee board members of our general partner on their one-year anniversary dates, and accordingly, our general partner contributed $5 to us to maintain its 2% ownership interest. On the same anniversary dates of the six non-employee board members, 5,500 previously granted restricted units vested and were converted to common units. Additionally, 1,000 restricted units granted to key employees in 2006 vested and were converted to common units. On August 1,

F-25

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2008, 375 restricted units granted in November 2006 were forfeited and cancelled and the associated accumulated distributions held in trust by our general partner were returned to us.

The following table summarizes information about restricted units for the year ended December 31, 2008.

		Weighted
		Average
		Fair Value
		at Grant
Restricted Units	Units	Date ($)

Non-vested at January 1, 2008	19,375	$46.57
Granted	6,000	$43.97
Vested	(6,500)	$37.89
Forfeited or expired	(375)	$48.85

Non-vested at December 31, 2008	18,500	$48.73

Non-cash unit based compensation expense related to the restricted units was $356 and $537 for the years ended December 31, 2008 and 2007, respectively. As of December 31, 2008, there was $429 of total unrecognized cost related to the unvested restricted units. This cost is to be recognized over a weighted average period of 2.4 years. At December 31, 2007, there was $533 of total unrecognized cost related to the unvested restricted units.

Unit Options

The following table summarizes information about outstanding options for the year ended December 31, 2008.

			Weighted-
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
Options	Units	Price ($)	Term (Years)	Value ($)

Outstanding at January 1, 2008	75,041	$31.11
Granted	—
Exercised	(40,705)	$25.32		$975
Forfeited or expired	(1,000)	$40.11

Outstanding at December 31, 2008	33,336	$37.92	7.0

Exercisable at December 31, 2008	24,002	$37.01	6.8

There have been no unit options granted since March 2006. The weighted average grant date fair value of the 28,000 unit options granted during the year ended December 31, 2006 was $4.33 per unit. The weighted average grant date fair value of 167,500 unit options granted during the year ended December 31, 2005 was $5.30 per unit. The weighted average grant date fair value of 47,400 unit options vested during the year ended December 31, 2008 was $5.25 per unit.

The aggregate intrinsic value of options exercised were $975 and $1,315 for the years ended December 31, 2008 and 2007, respectively.

On March 14, 2007, Randy Moeder, our past President, Chief Executive Officer and a director of our general partner announced his intention to resign. In connection with Mr. Moeder’s resignation, we and our general partner entered into a retention agreement with Mr. Moeder that allowed Mr. Moeder to continue his employment for a mutually agreeable period of time, but no longer than six months. Under the agreement, as long as Mr. Moeder continued his employment, a pro rata portion of his 10,666 unvested options to purchase

F-26

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

our common units, issued to him on February 10, 2005, would vest. Accordingly, as required by SFAS 123R “Share-Based Payment,” as amended, on March 14, 2007 we recalculated the fair value of the remaining unvested options to purchase our common units as a modification of the options awarded to Mr. Moeder on February 10, 2005. The recalculated fair value of the options of $33.65 per unit was determined by using the American Binomial option pricing model.

On April 16, 2007, Mr. Moeder resigned and 1,899 of his 10,666 unvested options to purchase our common units vested. As a result of the recalculated fair value of $33.65 per unit, we recorded an additional $24 of expense for the period from March 15, 2007 through April 16, 2007. On the same day, Mr. Moeder forfeited his remaining 8,767 unvested unit options. The forfeiture of Mr. Moeder’s 8,767 unvested unit options reduced compensation expense for the period from April 1, 2007 through April 16, 2007 by $16. On April 19, 2007, Mr. Moeder exercised his 1,899 vested options to purchase our common units.

On April 14, 2006, 13,333 of the unit options issued on February 10, 2005, were forfeited. Compensation expense for the year ended December 31, 2006 has been reduced by $21 as a result of the forfeiture.

As a result of adopting SFAS 123R on the modified prospective basis beginning on January 1, 2006, we expensed $32, $165 and $354 in 2008, 2007 and 2006, respectively, related to unit options awarded in 2006 and 2005. Basic and diluted earnings per unit were each reduced by $0.04 for the year ended December 31, 2006 as a result of the additional compensation recognized under SFAS 123R.

Note 9:	Commitments and Contingencies

We maintain a defined contribution retirement plan for our employees under which we make discretionary contributions to the plan based on a percentage of eligible employees’ compensation. Contributions to the plan are 5.0% of eligible employees’ compensation and resulted in expenses for the three years ended December 31, 2008, 2007 and 2006 of $320, $262 and $201, respectively.

Prior to January 1, 2007, we jointly participated with other affiliated companies in a self-insurance pool (the “Pool”) covering health and workers’ compensation claims made by employees up to the first $150 and $500, respectively, per claim. Any amounts paid above these were reinsured through third party providers. Premiums charged to us were based on estimated costs per employee of the Pool. Effective January 1, 2007, we obtained our own health and workers’ compensation insurance through third-party providers. Property and general liability insurance is also maintained through third-party providers with a $100 deductible on each policy.

The operation of pipelines, plants and other facilities for gathering, compressing, treating, or processing natural gas, NGLs and other products is subject to stringent and complex laws and regulations pertaining to health, safety and the environment. Our management believes that compliance with federal, state or local environmental laws and regulations will not have a material adverse effect on our business, financial position or results of operations.

Although there are no regulatory proceedings in which we are currently involved, periodically we may be a party to regulatory proceedings. The results of regulatory proceedings cannot be predicted with certainty; however, our management believes that we presently do not have material potential liability in connection with regulatory proceedings that would have a significant financial impact on our consolidated financial condition, results of operations or cash flows.

We lease office space from a related entity (Note 11). We also lease certain facilities, vehicles and equipment under operating leases, most of which contain annual renewal options. For the years ended December 31, 2008, 2007 and 2006, rent expense was $2,834, $2,285 and $779, respectively, under these leases.

F-27

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of our contractual cash obligations as of December 31, 2008, including minimum future rental commitments under operating leases having non-cancelable lease terms in excess of one year, and leases renewed and entered into subsequent to year end but prior to financial statement issuance, is presented below:

	Payment Due by Period
	Total	Due in	Due in	Due in	Due in	Due in
Type of Obligation	Obligation	2009	2010	2011	2012	2013	Thereafter
	(In thousands)

Senior secured revolving credit facility	$252,064	$—	$—	$252,064	$—	$—	$—
Estimated interest expense on credit facility(1)	19,634	8,267	8,267	3,100	—	—	—
Capital lease obligations(2)	7,378	1,256	1,256	1,256	1,107	1,001	1,502
Operating leases, service agreements and other	3,959	1,700	858	465	299	211	426

Total contractual cash obligations	$283,035	$11,223	$10,381	$256,885	$1,406	$1,212	$1,928

(1)	Interest rates on the senior secured revolving credit facility are variable. Estimated interest payments are based on the interest rate and the amount outstanding as of December 31, 2008. See Note (7) for a discussion of our senior secured revolving credit facility.

(2)	Contractual cash commitments on our capital lease obligations include $2,335 of interest expense.

Note 10:	Significant Customers and Suppliers

All of our revenues are domestic revenues. The following table presents our top midstream customers as a percent of total revenue for the periods indicated:

	For the Years Ended
	December 31,
	2008	2007	2006

Customer 1	16%	19%	14%
Customer 2	14%	6%	13%
Customer 3	11%	19%	20%
Customer 4	10%	9%	8%
Customer 5	9%	12%	4%

All of our purchases are from domestic sources. The following table presents our top midstream suppliers as a percent of total midstream purchases for the periods indicated:

	For the Years Ended
	December 31,
	2008	2007	2006

Supplier 1 (affiliated company)	42%	31%	32%
Supplier 2	18%	25%	24%
Supplier 3	15%	14%	13%

Note 11:	Related Party Transactions

We purchase natural gas and NGLs from affiliated companies. Purchases of product from affiliates totaled $116.7 million, $60.1 million, and $50.3 million for the years ended December 31, 2008, 2007 and 2006, respectively. We sell natural gas and NGLs to affiliated companies. Sales of product to affiliates totaled

F-28

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$11.5 million, $3.5 million, and $4.1 million for the years ended December 31, 2008, 2007 and 2006, respectively. Compression revenues from affiliates were $4.8 million each for 2008, 2007 and 2006.

Accounts receivable-affiliates of $2,346 and $1,479 at December 31, 2008 and 2007, respectively, includes $2,083 and $1,090 from one affiliate for midstream sales.

Accounts payable-affiliates of $7,662 and $7,880 at December 31, 2008 and 2007, respectively, includes $6,682 and $7,094 due to one affiliate for midstream purchases.

We utilize affiliated companies to provide services to our plants and pipelines and certain administrative costs. The total amount paid to these companies was $555, $525, and $353 during the years ended December 31, 2008, 2007 and 2006, respectively.

We lease office space under operating leases directly or indirectly from an affiliate. Rents paid associated with these leases totaled $157, $143, and $118 for the years ended December 31, 2008, 2007 and 2006, respectively.

Note 12:	Reportable Segments

We have distinct operating segments for which additional financial information must be reported. Our operations are classified into two reportable segments:

(1) Midstream, which is the purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and the fractionating and marketing of NGLs.

(2) Compression, which is providing air compression and water injection services for oil and gas secondary recovery operations that are ongoing in North Dakota.

These business segments reflect the way we manage our operations. Our operations are conducted in the United States. General and administrative costs, which consist of executive management, accounting and finance, operations and engineering, marketing and business development, are allocated to the individual segments based on revenues.

Midstream assets totaled $401,799, $382,626 and $312,431 at December 31, 2008, 2007 and 2006, respectively. On the same dates, assets attributable to compression operations totaled $24,340, $27,847 and $31,385, respectively. All but $80 of the $58,455 total additions to property and equipment for the year ended December 31, 2008 was attributable to midstream operations. All but $48 of the $90,953 total additions to property and equipment for the year ended December 31, 2007 was attributable to midstream operations. All but $72 of the total additions to property and equipment of $62,137 and Kinta Area gathering assets acquired of $96,400 for the year ended December 31, 2006 was attributable to midstream operations.

F-29

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The table below presents information about operating income for the reportable segments for the years ended December 31, 2008, 2007 and 2006.

	Midstream	Compression
	Segment	Segment	Total

For the Year Ended December 31, 2008
Revenues	$383,180	4,819	$387,999
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	276,600	—	276,600
Operations and maintenance	29,476	1,050	30,526
Depreciation and amortization	33,919	3,583	37,502
Bad debt	304	—	304
General and administrative	8,634	119	8,753

Total operating costs and expenses	348,933	4,752	353,685

Operating income	34,247	67	34,314

Other income (expense):
Interest and other income			346
Amortization of deferred loan costs			(574)
Interest expense			(13,639)

Total other income (expense)			(13,867)

Net income			$20,447

For the Year Ended December 31, 2007
Revenues	$273,224	$4,819	$278,043
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	195,212	—	195,212
Operations and maintenance	22,472	807	23,279
Depreciation and amortization	26,277	3,578	29,855
General and administrative	7,456	131	7,587

Total operating costs and expenses	251,417	4,516	255,933

Operating income	21,807	303	22,110

Other income (expense):
Interest and other income			430
Amortization of deferred loan costs			(410)
Interest expense			(11,346)

Total other income (expense)			(11,326)

Net income			$10,784

F-30

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Midstream	Compression
	Segment	Segment	Total

For the Year Ended December 31, 2006
Revenues	$214,867	$4,819	$219,686
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	156,193	—	156,193
Operations and maintenance	15,228	843	16,071
Depreciation and amortization	18,559	3,571	22,130
General and administrative	4,884	110	4,994

Total operating costs and expenses	194,864	4,524	199,388

Operating income	20,003	295	20,298

Other income (expense):
Interest and other income			323
Amortization of deferred loan costs			(407)
Interest expense			(5,532)

Total other income (expense)			(5,616)

Net income			$14,682

Note 13:	Selected Quarterly Financial Data — Unaudited

The following is a summary of selected quarterly financial data for the years ended December 31, 2008 and 2007.

	2008 Quarter
	1st	2nd		3rd		4th

Revenues	$91,479	$115,441		$115,753		$65,326
Operating income	4,862	682		21,963		6,807
Net income (loss)	1,327	(2,508	)*	18,641	*	2,987
General partner interest in net income	1,815	2,057	*	2,641	*	59
Limited partners’ interest in net income (loss)	$(488)	$(4,565	)*	$16,000	*	$2,928
Net income (loss) per limited partner unit — basic	$(0.05)	$(0.49	)*	$1.71	*	$0.32
Net income (loss) per limited partner unit — diluted	$(0.05)	$(0.49	)*	$1.71	*	$0.31

*	The second quarter includes a bad debt expense of $8,103 related to SemGroup, L.P. which was subsequently reduced to $304 by a $7,799 recovery in the third quarter. For a more detailed discussion on SemGroup, L.P., please read Item 7A. “Quantitative and Qualitative Disclosures about Market Risk — Credit Risk.”

F-31

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2007 Quarter
	1st	2nd	3rd	4th

Revenues	$61,054	$66,616	$67,636	$82,737
Operating income	4,213	4,802	6,392	6,703
Net income	2,162	2,496	3,254	2,872
General partner interest in net income	795	982	1,199	1,550
Limited partners’ interest in net income	$1,367	$1,514	$2,055	$1,322
Net income per limited partner unit — basic	$0.15	$0.16	$0.22	$0.14
Net income per limited partner unit — diluted	$0.15	$0.16	$0.22	$0.14

Note 14:	Net Income per Limited Partners’ Unit

The computation of net income per limited partners’ unit is based on the weighted-average number of common and subordinated units outstanding during the period. The computation of diluted net income per limited partner unit further assumes the dilutive effect of unit options and restricted and phantom units. Net income per unit applicable to limited partners is computed by dividing net income applicable to limited partners, after deducting the general partner’s 2% interest and incentive distributions by the weighted-average number of limited partnership units outstanding. The following is a reconciliation of the limited partner units used in the calculations of income per limited partner unit — basic and income per limited partner unit — diluted assuming dilution for the years ended December 31, 2008, 2007 and 2006:

	Income
	Available to
	Limited	Limited
	Partners	Partner Units	Per Unit
	(Numerator)	(Denominator)	Amount

For the Year Ended December 31, 2008
Income per limited partner unit — basic:
Income available to limited unitholders	$13,875		$1.49
Weighted average limited partner units outstanding		9,328,000
Income per limited partner unit — diluted:
Unit Options, restricted and phantom units		26,000

Income available to common unitholders plus assumed conversions	$13,875	9,354,000	$1.48

For the Year Ended December 31, 2007
Income per limited partner unit — basic:
Income available to limited unitholders	$6,258		$0.67
Weighted average limited partner units outstanding		9,284,000
Income per limited partner unit — diluted:
Unit Options, restricted and phantom units		50,000

Income available to common unitholders plus assumed conversions	$6,258	9,334,000	$0.67

For the Year Ended December 31, 2006
Income per limited partner unit — basic:
Income available to limited unitholders	$12,273		$1.37
Weighted average limited partner units outstanding		8,961,000
Income per limited partner unit — diluted:
Unit Options, restricted and phantom units		49,000

Income available to common unitholders plus assumed conversions	$12,273	9,010,000	$1.36

F-32

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 15:	Partners’ Capital and Cash Distributions

Our unitholders (limited partners) have only limited voting rights on matters affecting our operations and activities and, therefore, limited ability to influence our management’s decisions regarding our business. Unitholders did not select our general partner or elect the board of directors of our general partner and effectively have no right to select our general partner or elect its board of directors in the future. Unitholders’ voting rights are further restricted by our partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot be voted on any matter. In addition, our partnership agreement contains provisions limiting the ability of our unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting a unitholders’ ability to influence the manner or direction of our management.

Our partnership agreement requires that we distribute all of our cash on hand at the end of each quarter, less reserves established at our general partner’s discretion. We refer to this as “available cash.” The amount of available cash may be greater than or less than the minimum quarterly distributions. In general, we will pay any cash distribution made each quarter in the following manner:

•	first, 98% to the common units and 2% to our general partner, until each common unit has received a minimum quarterly distribution of $0.45 plus any arrearages from prior quarters;

•	second, 98% to the subordinated units and 2% to our general partner, until each subordinated unit has received a minimum quarterly distribution of $0.45; and

•	third, 98% to all units pro rata, and 2% to our general partner, until each unit has received a distribution of $0.495.

If cash distributions per unit exceed $0.495 in any quarter, our general partner will receive increasing percentages, up to a maximum of 50% of the cash we distribute in excess of that amount. We refer to these distributions as “incentive distributions.”

The distributions on the subordinated units may be reduced or eliminated if necessary to ensure the common units receive their minimum quarterly distribution. Subordinated units do not accrue arrearages. The subordination period will end with respect to certain portions of the subordinated units once we meet certain financial tests, but will not end with respect to all subordinated units before March 31, 2010. These financial tests require us to have earned and paid the minimum quarterly distribution on all of our outstanding units for three consecutive four-quarter periods. When the subordination period ends, all remaining subordinated units will convert into common units on a one-for-one basis and the common units will no longer be entitled to arrearages. Following our distribution on May 14, 2008, these financial tests were met for the immediate preceding three consecutive four-quarter periods, and accordingly, 25%, or 1,020,000, of the subordinated units were converted to common units on May 19, 2008.

F-33

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Presented below are cash distributions to common and subordinated unitholders, including amounts to affiliate owners and regular and incentive distributions to our general partner paid by us from January 1, 2007 forward (in thousands, except per unit amounts):

	Per Unit Cash
	Distribution	Common	Subordinated	General Partner		Total Cash
Date Cash Distribution Paid	Amount	Units	Units	Regular	Incentive	Distribution

02/14/07	$0.7125	$3,694	$2,907	$150	$749	$7,500
05/15/07	0.7125	3,724	2,907	151	752	7,534
08/14/07	0.7325	3,837	2,989	158	932	7,916
11/14/07	0.7550	3,959	3,080	167	1,134	8,340
02/14/08	0.7950	4,169	3,243	182	1,492	9,086
05/14/08	0.8275	4,364	3,376	194	1,789	9,723
08/14/08	0.8625	5,446	2,639	208	2,107	10,400
11/14/08	0.8800	5,574	2,694	214	2,268	10,750
02/13/09(a)	0.4500	2,849	1,377	86	—	4,312

	$6.7275	$37,616	$25,212	$1,510	$11,223	$75,561

(a)	This cash distribution was announced on January 26, 2009 and was paid on February 13, 2009 to all unitholders of record as of February 5, 2009.

Note 16:	Subsequent Events (unaudited)

On January 15, 2009, the board of directors of the general partner of each of Hiland Partners and Hiland Holdings received a proposal from Harold Hamm to acquire all of the outstanding common units of each of Hiland Partners and Hiland Holdings that are not owned by Mr. Hamm, his affiliates or Hamm family trusts. Consummation of each transaction is conditioned upon the consummation of the other. The proposals contemplate a merger of each of Hiland Partners and Hiland Holdings with a separate new acquisition vehicle to be formed by Mr. Hamm and the Hamm family trusts. Under the terms proposed by Mr. Hamm, Hiland Partners unitholders would receive $9.50 in cash per common unit and Hiland Holdings unitholders would receive $3.20 in cash per common unit. Mr. Hamm is the Chairman of the board of directors of the general partner of each of Hiland Partners and Hiland Holdings. Mr. Hamm, either individually or together with his affiliates or the Hamm family trusts, beneficially owns 100% of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings, and approximately 61% of the outstanding common units of Hiland Holdings. Hiland Holdings owns 100% of our general partner and approximately 37% of our outstanding common units.

It is anticipated that the conflicts committee of the board of directors of the general partner of each of Hiland Partners and Hiland Holdings will consider the proposals. In reviewing the proposals, each conflicts committee has retained its own financial advisers and legal counsel to assist in its work. The boards of directors of the general partners of each of Hiland Partners and Hiland Holdings caution our unitholders and unitholders of Hiland Holdings respectively, and others considering trading in the securities of Hiland Partners and Hiland Holdings, that each conflicts committee of the board of directors is reviewing its respective proposal and no decisions have been made by either conflicts committee of either board of directors with respect to the response of either us or Hiland Holdings to the proposals. There can be no assurance that any agreement will be executed or that any transaction will be approved or consummated.

On February 26, 2009, a unitholder of Hiland Partners and Hiland Holdings filed a complaint alleging claims on behalf of a purported class of common unitholders of Hiland Partners and Hiland Holdings against Hiland Partners, Hiland Holdings, the general partner of each of Hiland Partners and Hiland Holdings, and

F-34

HILAND PARTNERS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

certain members of the board of directors of each of Hiland Partners and Hiland Holdings in the Court of Chancery of the State of Delaware. The complaint challenges a proposal made by Harold Hamm to acquire all of the outstanding common units of each of Hiland Partners and Hiland Holdings that are not owned by Mr. Hamm, his affiliates or Hamm family trusts. The complaint alleges, among other things, that the consideration offered is unfair and grossly inadequate, that the conflicts committee of the board of directors of the general partner of each of Hiland Partners and Hiland Holdings cannot be expected to act independently, and that the management of Hiland Partners and Hiland Holdings has manipulated its public statements to depress the price of the common units of Hiland Partners and Hiland Holdings. The plaintiffs seek to enjoin Hiland Partners, Hiland Holdings, and their respective board members from proceeding with any transaction that may arise from Mr. Hamm’s going private proposal, along with compensatory damages. For more information on the going private proposal, please see Items 1. and 2. “Business and Properties — Recent Developments — Going Private Proposal.” We cannot predict the outcome of this lawsuit, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuit.

On January 13, 2009 and January 15, 2009, we entered into financial swap instruments related to forecasted natural gas sales in 2010 whereby we receive a fixed price and pay a floating price based on Colorado Interstate Gas (“CIG”) basis differential to the contract NYMEX Henry Hub price for the relevant contract period as the underlying gas is sold. These series of derivative contracts related to forecasted natural gas sales in 2010 will be classified as cash flow hedges in accordance with SFAS 133 for the remainder of their respective contract periods.

F-35

Annex H

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2009
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM TO

Commission file number: 000-51120

Hiland Partners, LP
(Exact name of Registrant as specified in its charter)

DELAWARE	71-0972724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

205 West Maple, Suite 1100 Enid, Oklahoma (Address of principal executive offices)	73701 (Zip Code)
(580) 242-6040
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by a check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

The number of the registrant’s outstanding equity units as of August 7, 2009 was 6,294,624 common units, 3,060,000 subordinated units and a 2% general partnership interest.

HILAND PARTNERS, LP

2

HILAND PARTNERS, LP

Consolidated Balance Sheets

	June 30,	December 31,
	2009	2008
	(Unaudited)
	(In thousands, except unit amounts)

ASSETS
Current assets:
Cash and cash equivalents	$4,089	$1,173
Accounts receivable:
Trade — net of allowance for doubtful
accounts of $304	17,820	23,863
Affiliates	2,949	2,346

	20,769	26,209
Fair value of derivative assets	6,188	6,851
Other current assets	1,082	1,584

Total current assets	32,128	35,817
Property and equipment, net	346,393	345,855
Intangibles, net	32,913	35,642
Fair value of derivative assets	1,597	7,141
Other assets, net	1,444	1,684

Total assets	$414,475	$426,139

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$12,802	$22,470
Accounts payable — affiliates	5,095	7,662
Fair value of derivative liabilities	921	1,439
Accrued liabilities and other	5,159	2,463

Total current liabilities	23,977	34,034
Commitments and contingencies (Note 9)
Long-term debt	265,117	256,466
Fair value of derivative liabilities	147	—
Asset retirement obligation	2,560	2,483
Partners’ equity
Limited partners’ interest:
Common unitholders (6,292,380 and 6,286,755 units issued and outstanding at June 30, 2009 and December 31, 2008, respectively)	117,892	122,666
Subordinated unitholders (3,060,000 units issued and outstanding)	442	3,055
General partner interest	2,036	2,202
Accumulated other comprehensive income	2,304	5,233

Total partners’ equity	122,674	133,156

Total liabilities and partners’ equity	$414,475	$426,139

The accompanying notes are an integral part of these consolidated financial statements.

3

HILAND PARTNERS, LP

Consolidated Statements of Operations
For the Three and Six Months Ended

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
	(In thousands, except per unit amounts)

Revenues:
Midstream operations
Third parties	$48,007	$112,214	$98,118	$201,467
Affiliates	867	2,022	1,899	3,043
Compression services, affiliate	1,205	1,205	2,410	2,410

Total revenues	50,079	115,441	102,427	206,920

Operating costs and expenses:
Midstream purchases (exclusive of items
shown separately below)	16,646	51,191	34,417	93,642
Midstream purchases — affiliate (exclusive
of items shown separately below)	10,353	36,882	23,798	63,049
Operations and maintenance	7,785	7,551	15,480	14,320
Depreciation, amortization and accretion	10,538	9,169	20,509	18,098
Property impairments	—	—	950	—
Bad debt	—	8,103	—	8,103
General and administrative	2,939	1,863	5,879	4,164

Total operating costs and expenses	48,261	114,759	101,033	201,376

Operating income	1,818	682	1,394	5,544

Other income (expense):
Interest and other income	68	71	81	171
Amortization of deferred loan costs	(150)	(145)	(299)	(279)
Interest expense	(2,684)	(3,116)	(5,037)	(6,617)

Other income (expense), net	(2,766)	(3,190)	(5,255)	(6,725)

Net loss	(948)	(2,508)	(3,861)	(1,181)
Less general partner’s interest in net (loss) income	(19)	2,057	(77)	3,872

Limited partners’ interest in net loss	$(929)	$(4,565)	$(3,784)	$(5,053)

Net (loss) per limited partners’ unit — basic	$(0.10)	$(0.49)	$(0.40)	$(0.54)

Net (loss) per limited partners’ unit — diluted	$(0.10)	$(0.49)	$(0.40)	$(0.54)

Weighted average limited partners’ units outstanding — basic	9,350	9,326	9,349	9,314

Weighted average limited partners’ units outstanding — diluted	9,350	9,326	9,349	9,314

The accompanying notes are an integral part of these consolidated financial statements.

4

HILAND PARTNERS, LP

Consolidated Statements of Cash Flows
For the Six Months Ended

	June 30,	June 30,
	2009	2008
	(Unaudited,
	in thousands)

Cash flows from operating activities:
Net loss	$(3,861)	$(1,181)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,431	18,032
Accretion of asset retirement obligation	78	66
Property impairments	950	—
Amortization of deferred loan cost	299	279
(Gain) loss on derivative transactions	(247)	1,935
Net proceeds from settlement of derivative contracts	3,155	—
Unit based compensation	601	763
Bad debt	—	8,103
Gain on sale of assets	(3)	—
Increase in other assets	(48)	(146)
(Increase) decrease in current assets:
Accounts receivable — trade	6,043	(21,990)
Accounts receivable — affiliates	(603)	(1,526)
Other current assets	502	(910)
Increase (decrease) in current liabilities:
Accounts payable	(1,644)	10,943
Accounts payable — affiliates	(2,567)	7,401
Accrued liabilities and other	2,696	1,012

Net cash provided by operating activities	25,782	22,781

Cash flows from investing activities:
Purchases of property and equipment	(27,225)	(20,276)
Proceeds from disposals of property and equipment	12	6

Net cash used in investing activities	(27,213)	(20,270)

Cash flows from financing activities:
Proceeds from long-term borrowings	12,000	19,000
Payments on long-term borrowings	(3,000)	—
Increase in deferred offering cost	—	(7)
Debt issuance costs	(10)	(339)
Proceeds from unit options exercise	—	1,052
General partner contribution for issuance of restricted common units and from conversion of vested phantom units	1	2
Redemption of vested phantom units	—	(35)
Forfeiture of unvested restricted common units	18	—
Payments on capital lease obligations	(350)	(235)
Cash distributions to unitholders	(4,312)	(18,809)

Net cash provided by financing activities	4,347	629

Increase for the period	2,916	3,140
Beginning of period	1,173	10,497

End of period	$4,089	$13,637

Supplementary information
Cash paid for interest, net of amounts capitalized	$5,179	$6,416

The accompanying notes are an integral part of these consolidated financial statements.

5

HILAND PARTNERS, LP

Consolidated Statement of Changes in Partners’ Equity and Comprehensive Income
For the Six Months Ended June 30, 2009

	Common	Subordinated		Accumulated
	Limited	Limited	General	Other		Total
	Partner	Partner	Partner	Comprehensive		Comprehensive
	Interest	Interest	Interest	Income	Total	Income (Loss)
	(Unaudited)
	(In thousands, except unit amounts)

Balance, January 1, 2009	$122,666	$3,055	$2,202	$5,233	$133,156
Issuance of 5,625 common units from 5,625 vested phantom units	—	—	1	—	1
Forfeiture of 4,250 unvested restricted common units	22	—	(4)	—	18
Periodic cash distributions	(2,849)	(1,377)	(86)	—	(4,312)
Unit based compensation	601	—	—	—	601
Other comprehensive income reclassified to income on closed derivative transactions	—	—	—	(3,879)	(3,879)	$(3,879)
Change in fair value of derivatives	—	—	—	950	950	950
Net loss	(2,548)	(1,236)	(77)	—	(3,861)	(3,861)

Comprehensive income (loss)						$(6,790)

Balance, June 30, 2009	$117,892	$442	$2,036	$2,304	$122,674

The accompanying notes are an integral part of this consolidated financial statement.

6

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE AND SIX MONTHS ENDED JUNE 30, 2009 and 2008
(In thousands, except unit information or unless otherwise noted)

Note 1:	Organization, Basis of Presentation and Principles of Consolidation

Hiland Partners, LP, a Delaware limited partnership (“we,” “us,” “our” or the “Partnership”), was formed in October 2004 to acquire and operate certain midstream natural gas plants, gathering systems and compression and water injection assets located in the states of Oklahoma, North Dakota, Wyoming, Texas and Mississippi that were previously owned by Continental Gas, Inc. (“Predecessor” or “CGI”) and Hiland Partners, LLC. We commenced operations on February 15, 2005, and concurrently with the completion of our initial public offering, CGI contributed a substantial portion of its net assets to us. The transfer of ownership of net assets from CGI to us represented a reorganization of entities under common control and was recorded at historical cost. CGI was formed in 1990 as a wholly owned subsidiary of Continental Resources, Inc. (“CLR”).

CGI operated in one segment, midstream, which involved the purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and fractionating and marketing of natural gas liquids, or NGLs. CGI historically owned all of our natural gas gathering, processing, treating and fractionation assets other than our Worland, Bakken, Kinta Area, Woodford Shale and North Dakota Bakken gathering systems. Hiland Partners, LLC historically owned our Worland gathering system and our compression services assets, which we acquired on February 15, 2005, and our Bakken gathering system. Since our initial public offering, we have operated in midstream and compression services segments. On September 26, 2005, we acquired Hiland Partners, LLC, which at such time owned the Bakken gathering system, consisting of certain southeastern Montana gathering assets, for $92.7 million, $35.0 million of which was used to retire outstanding Hiland Partners, LLC indebtedness. On May 1, 2006, we acquired the Kinta Area gathering assets from Enogex Gas Gathering, L.L.C., consisting of certain eastern Oklahoma gas gathering assets, for $96.4 million. We financed this acquisition with $61.2 million of borrowings from our credit facility and $35.0 million of proceeds from the issuance to Hiland Partners GP, LLC, our general partner, of 761,714 common units and 15,545 general partner equivalent units, both at $45.03 per unit. We began construction of the Woodford Shale gathering system in the first quarter of 2007 and commenced initial start-up of its operations in April 2007. Construction on the North Dakota Bakken gathering system and processing plant began in October 2008 and became fully operational in May 2009. As of June 30, 2009, we have invested approximately $22.9 million in the North Dakota Bakken gathering system.

The unaudited financial statements for the three and six months ended June 30, 2009 and 2008 included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). The interim financial statements reflect all adjustments, which in the opinion of our management, are necessary for a fair presentation of our results for the interim periods. Such adjustments are considered to be of a normal recurring nature. Subsequent events have been evaluated through August 10, 2009. Results of operations for the three and six months ended June 30, 2009 are not necessarily indicative of the results of operations that will be realized for the year ending December 31, 2009. The accompanying consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Principles of Consolidation

The consolidated financial statements include our accounts and those of our subsidiaries. All significant intercompany transactions and balances have been eliminated.

7

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration and Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and receivables. We place our cash and cash equivalents with high-quality institutions and in money market funds. We derive our revenue from customers primarily in the oil and gas and utility industries. These industry concentrations have the potential to impact our overall exposure to credit risk, either positively or negatively, in that our customers could be affected by similar changes in economic, industry or other conditions. However, we believe that the credit risk posed by this industry concentration is offset by the creditworthiness of our customer base. Our portfolio of accounts receivable is comprised primarily of mid-size to large domestic corporate entities. The counterparties to our commodity based derivative instruments as of June 30, 2009 are BP Energy Company and Bank of Oklahoma, N.A. Our counterparty to our interest rate swap is Wells Fargo Bank, N.A.

Fair Value of Financial Instruments

Our financial instruments, which require fair value disclosure, consist primarily of cash and cash equivalents, accounts receivable, financial derivatives, accounts payable and long-term debt. The carrying value of cash and cash equivalents, accounts receivable and accounts payable are considered to be representative of their respective fair values, due to the short maturity of these instruments. Derivative instruments are reported in the accompanying consolidated financial statements at fair value in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”). Fair value of our derivative instruments is determined based on management estimates through utilization of market data including forecasted forward natural gas and NGL prices as a function of forward New York Mercantile Exchange (“NYMEX”) natural gas and light crude prices and forecasted forward interest rates as a function of forward London Interbank Offered Rate (“LIBOR”) interest rates. The fair value of long-term debt approximates its carrying value due to the variable interest rate feature of such debt.

Interest Rate Risk Management

We are exposed to interest rate risk on our variable rate bank credit facility. We manage a portion of our interest rate exposure by utilizing an interest rate swap to convert a portion of variable rate debt into fixed rate debt. The swap fixes the one month LIBOR rate at the indicated rates for a specified amount of related debt outstanding over the term of the swap agreement. We have elected to designate the interest rate swap as a cash flow hedge for SFAS 133 accounting treatment. Accordingly, unrealized gains and losses relating to the interest rate swap are recorded in accumulated other comprehensive income until the related interest rate expense is recognized in earnings. Any ineffective portion of the gain or loss is recognized in earnings immediately.

Commodity Risk Management

We engage in price risk management activities in order to minimize the risk from market fluctuation in the prices of natural gas and NGLs. To qualify as an accounting hedge, the price movements in the commodity derivatives must be highly correlated with the underlying hedged commodity. Gains and losses related to commodity derivatives that qualify as accounting hedges are recognized in income when the underlying hedged physical transaction closes and are included in the consolidated statement of operations as revenues

8

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

from midstream operations. Gains and losses related to commodity derivatives that are not designated as accounting hedges or do not qualify as accounting hedges are recognized in income immediately and are included in revenues from midstream operations in the consolidated statement of operations.

SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. However, if a derivative does qualify for hedge accounting, depending on the nature of the hedge, changes in fair value can be offset against the change in fair value of the hedged item through earnings or recognized in other comprehensive income until such time as the hedged item is recognized in earnings. To qualify for cash flow hedge accounting, the cash flows from the hedging instrument must be highly effective in offsetting changes in cash flows due to changes in the underlying item being hedged. In addition, all hedging relationships must be designated, documented and reassessed periodically. SFAS 133 also provides that normal purchases and normal sales contracts are not subject to the statement. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or a derivative instrument that will be delivered in quantities expected to be used or sold by the reporting entity over a reasonable period in the normal course of business.

Our derivative financial instruments that qualify for hedge accounting are designated as cash flow hedges. The cash flow hedge instruments hedge the exposure of variability in expected future cash flows that is attributable to a particular risk. The effective portion of the gain or loss on these derivative instruments is recorded in accumulated other comprehensive income in partners’ equity and reclassified into earnings in the same period in which the hedged transaction closes. The assets or liabilities related to the derivative instruments are recorded on the balance sheet as fair value of derivative assets or liabilities. Any ineffective portion of the gain or loss is recognized in earnings immediately.

Long Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, we evaluate our long-lived assets of identifiable business activities for impairment when events or changes in circumstances indicate, in our management’s judgment, that the carrying value of such assets may not be recoverable. The determination of whether impairment has occurred is based on our management’s estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value of the assets and recording a provision for loss if the carrying value is greater than the fair value. For assets identified to be disposed of in the future, the carrying value of these assets is compared to the estimated fair value less the cost to sell to determine if impairment is required. Until the assets are disposed of, an estimate of the fair value is redetermined when related events or circumstances change.

When determining whether impairment of one of our long-lived assets has occurred, we must estimate the undiscounted future cash flows attributable to the asset or asset group. Our estimate of cash flows is based on assumptions regarding the volume of reserves providing asset cash flow and future NGL product and natural gas prices. The amount of reserves and drilling activities are dependent in part on crude oil and natural gas prices. Projections of reserves and future commodity prices are inherently subjective and contingent upon a number of variable factors, including, but not limited to:

•	changes in general economic conditions in regions in which the Partnership’s assets are located;

•	the availability and prices of NGLs and NGL products and competing commodities;

•	the availability and prices of raw natural gas supply;

•	our ability to negotiate favorable marketing agreements;

9

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

•	the risks that third party oil and gas exploration and production activities will not occur or be successful;

•	our dependence on certain significant customers and producers of natural gas; and

•	competition from other midstream service providers and processors, including major energy companies.

Any significant variance in any of the above assumptions or factors could materially affect our cash flows, which could require us to record an impairment of an asset.

As a result of volume declines at our natural gas gathering systems located in Texas and Mississippi, combined with significantly reduced natural gas prices, we recognized impairment charges of $950 in March 2009. No impairment charges were recognized during the three and six months ended June 30, 2008.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) and other comprehensive income, which includes, but is not limited to, changes in the fair value of derivative financial instruments. Pursuant to SFAS 133, for derivatives qualifying as accounting hedges, the effective portion of changes in fair value is recognized in partners’ equity as accumulated other comprehensive income and reclassified to earnings when the underlying hedged physical transaction closes. Our comprehensive income (loss) for the three and six months ended June 30, 2009 and 2008 is presented in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net loss	$(948)	$(2,508)	$(3,861)	$(1,181)
Closed derivative transactions reclassified to income	(2,171)	3,028	(3,879)	5,083
Change in fair value of derivatives	(1,332)	(7,737)	950	(10,253)

Comprehensive loss	$(4,451)	$(7,217)	$(6,790)	$(6,351)

Net Income (Loss) per Limited Partners’ Unit

Net income (loss) per limited partners’ unit is computed based on the weighted-average number of common and subordinated units outstanding during the period. The computation of diluted net income (loss) per limited partner unit further assumes the dilutive effect of unit options and restricted and phantom units. Net income (loss) per limited partners’ unit is computed by dividing net income (loss) applicable to limited partners, after deducting the general partner’s 2% interest and incentive distributions, by both the basic and diluted weighted-average number of limited partnership units outstanding.

Recent Accounting Pronouncements

On June 30, 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 168, “The FASB Accounting Standards Codificationtm and The Hierarchy of Generally Accepted Accounting Principles” (“FASB ASC”), a replacement of SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. On the effective date, FASB ASC became the source of authoritative U.S. accounting and reporting standards for nongovernmental entities, in addition to guidance issued by the SEC, and preparers must begin to use the Codification for periods that begin on or about July 1, 2009. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. FASB ASC significantly changes the way financial statement preparers, auditors, and academics perform accounting research. The FASB expects that FASB ASC will reduce the amount of time and effort required to research an accounting issue, mitigate the risk of noncompliance with standards through improved usability of the literature, provide accurate information with real-time updates as new

10

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

standards are released, and assist the FASB with the research efforts required during the standard-setting process. FASB ASC was adopted effective July 1, 2009 and will not have a material impact on our financial statements and disclosures therein.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events (“SFAS 165”). SFAS 165 requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of their financial statements. SFAS 165 is effective for interim and annual periods ending after June 15, 2009. SFAS No. 165 was adopted effective June 30, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 9, 2009, the FASB issued Staff Position No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FAS 107-1”). FAS 107-1 increases the frequency of fair value disclosures to a quarterly basis instead of annual basis. FAS 107-1 specifically relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet at fair value. FAS 107-1 is effective for interim and annual periods ending after June 15, 2009. FAS 107-1 was adopted effective June 30, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 1, 2009, the FASB issued Staff Position No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP141(R)-1”). FSP 141(R)-1 amends and clarifies SFAS 141, revised 2007, “Business Combinations” to address application issues on initial and subsequent recognition, measurement, accounting and disclosure of assets and liabilities arising from contingencies in a business combination. FSP 141(R)-1 is effective for assets and liabilities arising from contingencies in business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. FSP 141(R)-1 was adopted effective January 1, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 25, 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”. In determining the useful life of an acquired intangible asset, FSP 142-3 removes the requirement from SFAS 142 for an entity to consider whether renewal of the intangible asset requires significant costs or material modifications to the related arrangement. FSP 142-3 also replaces the previous useful life assessment criteria with a requirement that an entity considers its own experience in renewing similar arrangements. If the entity has no relevant experience, it would consider market participant assumptions regarding renewal. FSP 142-3 was adopted effective January 1, 2009 and will apply to future intangible assets acquired. We don’t believe the adoption of FSP 142-3 will have a material impact on our financial position, results of operations or cash flows.

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS 161 encourages, but does not require, comparative disclosures for periods prior to its initial adoption. SFAS 161 amended the qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS 133 and generally increased the level of aggregation/disaggregation required in an entity’s financial statements. SFAS 161 was adopted effective January 1, 2009 and did not have a material impact on our financial statements and disclosures therein.

On March 12, 2008, the Emerging Issues Task Force (“EITF”) reached consensus opinion on EITF Issue 07-4, “Application of the two-class method under FASB Statement No. 128, Earnings per Share, to Master

11

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Limited Partnerships” (“EITF 07-4”), which the FASB ratified at its March 26, 2008 meeting. EITF 07-4 requires the calculation of a Master Limited Partnership’s (“MLPs”) net earnings per limited partner unit for each period presented according to distributions declared and participation rights in undistributed earnings as if all of the earnings for that period had been distributed. In periods with undistributed earnings above specified levels, the calculation per the two-class method results in an increased allocation of such undistributed earnings to the general partner and a dilution of earnings to the limited partners. EITF 07-4 is effective for fiscal years beginning after December 15, 2008, and is to be applied retrospectively to all periods presented. EITF 07-4 was adopted effective January 1, 2009 and did not have a significant impact on our financial statements and disclosures therein.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) amends and replaces SFAS 141, but retains the fundamental requirements in SFAS 141 that the purchase method of accounting be used for all business combinations and an acquirer be identified for each business combination. SFAS 141(R) provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the acquiree. SFAS 141(R) provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS 141(R) also determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) apply prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) was adopted effective January 1, 2009 and will apply to future business combinations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards that require the ownership interests in subsidiaries held by parties other than the parent (minority interest) be clearly identified, labeled and presented in the consolidated balance sheet within equity, but separate from the parent’s equity. SFAS 160 requires the equity amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement and that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly as equity transactions. Consolidated net income and comprehensive income are now determined without deducting minority interest; however, earnings-per-share information continues to be calculated on the basis of the net income attributable to the parent’s shareholders. Additionally, SFAS 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. SFAS 160 was adopted effective January 1, 2009 and did not have a material impact on our financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. SFAS 159 was adopted effective January 1, 2008, at which time no financial assets or liabilities, not previously required to be recorded at fair value by other authoritative literature, were designated to be recorded at fair value. As such, the adoption of SFAS 159 did not have any impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) such as fair value hierarchy used to classify the

12

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 applies to derivatives and other financial instruments, which SFAS 133 requires be measured at fair value at initial recognition and for all subsequent periods. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We elected to implement SFAS 157 prospectively in the first quarter of 2008 with the one-year deferral permitted by FASB Staff Position (FSP) 157-2 for nonfinancial assets and nonfinancial liabilities measured at fair value, except those that are recognized or disclosed on a recurring basis (at least annually). The deferral applies to nonfinancial assets and liabilities measured at fair value in a business combination; impaired properties, plants and equipment; intangible assets and goodwill; and initial recognition of asset retirement obligations and restructuring costs for which we use fair value. SFAS 157 was adopted effective January 1, 2009 and did not have a material impact on our financial statements. See Note 6 “Fair Value Measurements.”

Note 2:	Recent Events

On June 1, 2009, the Partnership and Hiland Holdings GP, LP (“Hiland Holdings” and, together with the Partnership, the “Hiland Companies”) signed separate definitive merger agreements with an affiliate of Harold Hamm, pursuant to which affiliates of Mr. Hamm have agreed to acquire for cash (i) all of the outstanding common units of the Partnership (other than certain restricted common units owned by officers and employees) not owned by Hiland Holdings (the “Hiland Partners Merger”); and (ii) all of the outstanding common units of Hiland Holdings (other than certain restricted common units owned by officers and employees) not owned by Mr. Hamm, his affiliates or the Hamm family trusts (the “Hiland Holdings Merger”). Upon consummation of the mergers, the common units of the Hiland Companies will no longer be publicly owned or publicly traded. In the mergers, the Partnership’s unitholders will receive $7.75 in cash for each common unit they hold and Hiland Holdings’ unitholders will receive $2.40 in cash for each common unit they hold. Conflicts committees comprised entirely of independent members of the boards of directors of the general partners of the Partnership and Hiland Holdings separately determined that the mergers are advisable, fair to and in the best interests of the applicable Hiland Company and its public unitholders. In determining to make their recommendation to the boards of directors, each conflicts committee considered, among other things, the fairness opinion received from its respective financial advisor. Based on the recommendation of its conflicts committee, the board of directors of the general partner of each of the Partnership and Hiland Holdings has approved the applicable merger agreement and has recommended, along with its respective conflicts committee, that the public unitholders of the Partnership and Hiland Holdings, respectively, approve the applicable merger. Consummation of the Hiland Partners Merger is subject to certain conditions, including the approval of holders of a majority of our outstanding common units not owned by Hiland Holdings or any other affiliate of our general partner, including the members of our board of directors, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Act, the absence of any restraining order or injunction, and other customary closing conditions. Additionally, the obligations of Mr. Hamm and his affiliates to complete the Hiland Partners Merger is contingent upon the concurrent completion of the Hiland Holdings Merger, and the Hiland Holdings Merger is subject to closing conditions similar to those described above. There can be no assurance that the Hiland Partners Merger or any other transaction will be approved or consummated.

On July 1, 2009, the Partnership, its general partner, Hiland Partners GP, LLC, Hiland Holdings, Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings, HH GP Holding, LLC, an affiliate of

13

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Harold Hamm, HLND MergerCo, LLC, a wholly- owned subsidiary of HH GP Holding, LLC, Harold Hamm, Chairman of the Hiland Companies, Joseph L. Griffin, Chief Executive Officer and President of the Hiland Companies, and Matthew S. Harrison, Chief Financial Officer, Vice President — Finance and Secretary of the Hiland Companies, in connection with the Agreement and Plan of Merger, dated June 1, 2009, among the Partnership, Hiland Partners GP, LLC, HH GP Holding, LLC, and HLND MergerCo, LLC, filed a Transaction Statement on Schedule 13E-3 with the SEC. Concurrently with the filing of this Schedule 13E-3, the Partnership and Hiland Holdings jointly filed a Preliminary Proxy Statement on Schedule 14A pursuant to the definitive version of which the boards of directors of the general partner of each of the Partnership and Hiland Holdings will be soliciting proxies from unitholders of the Partnership and Hiland Holdings in connection with the mergers of both Hiland Companies.

On July 10, 2009, the United States Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act with respect to the Hiland Partners Merger.

On June 26, 2009, we executed a series of hedging transactions that involved the unwinding of a portion of existing net “in-the-money” natural gas swaps and entered into a new 2010 Colorado Interstate Gas (“CIG”) natural gas swap. We received net proceeds of approximately $3.2 million from the unwinding of the net “in-the-money” positions, of which $3.0 million was used to reduce indebtedness under our senior secured revolving credit facility.

Three putative unitholder class action lawsuits have been filed relating to the proposed mergers with Mr. Hamm, his affiliates, and certain Hamm family trusts (the “Hamm Parties”). These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. C3-09-211-02. The lawsuits name as defendants the Partnership, Hiland Holdings, the general partner of each of the Partnership and Hiland Holdings, and the members of the board of directors of each of the Partnership and Hiland Holdings. The lawsuits challenge both the Hiland Partners Merger and the Hiland Holdings Merger. The lawsuits allege claims of breach of the Partnership Agreement and breach of fiduciary duty on behalf of (i) a purported class of common unitholders of the Partnership and (ii) a purported class of our common unitholders of Hiland Holdings.

On July 10, 2009, the court in which the Oklahoma case is pending granted our motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the mergers. This Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by the Hamm Parties is unfair and inadequate, (ii) the members of the conflicts committees of the general partner of each of the Partnership and Hiland Holdings that were charged with reviewing the proposals and making a recommendation to each committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Hiland Partners Merger or the Hiland Holdings Merger, and (iv) the disclosures in the Preliminary Proxy Statement filed by the Partnership and Hiland Holdings are materially misleading. The Pasternack plaintiff seeks to preliminarily enjoin the defendants from proceeding with or consummating the mergers and seeks an order requiring defendants to supplement the Preliminary Proxy Statement with certain information. We cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits.

Additional information concerning these lawsuits may be found in the Preliminary Proxy Statement filed by the Partnership and Hiland Holdings and, when filed, in the definitive joint proxy statement.

14

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

We have suspended quarterly cash distributions on common and subordinated units beginning with the first quarter distribution of 2009 due to the impact of lower commodity prices and reduced drilling activity on our current and projected throughput volumes, midstream segment margins and cash flows combined with future required levels of capital expenditures and the outstanding indebtedness under our senior secured revolving credit facility. Under the terms of the partnership agreement, the common units will carry an arrearage of $0.90 per unit, representing the minimum quarterly distribution to common units for the first and second quarters of 2009 that must be paid before the Partnership can make distributions to the subordinated units.

Note 3:	Property and Equipment and Asset Retirement Obligations

Property and equipment consisted of the following for the periods indicated:

	As of	As of
	June 30,	December 31,
	2009	2008

Land	$295	$295
Construction in progress	2,068	15,583
Midstream pipeline, plants and compressors	438,192	405,842
Compression and water injection equipment	19,417	19,391
Other	4,935	4,621

	464,907	445,732
Less: accumulated depreciation and amortization	118,514	99,877

	$346,393	$345,855

During the three and six months ended June 30, 2009, we capitalized interest of $42 and $104, respectively. We capitalized $24 and $155 interest during the three and six months ended June 30, 2008, respectively. We recognized $950 of property impairment charges related to natural gas gathering systems in Texas and Mississippi during the six months ended June 30, 2009. We incurred no impairment charges during the six months ended June 30, 2008.

In accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”), we have recorded the fair value of liabilities for asset retirement obligations in the periods in which they are incurred and corresponding increases in the carrying amounts of the related long-lived assets. The asset retirement costs are subsequently allocated to expense using a systematic and rational method and the liabilities are accreted to measure the change in liability due to the passage of time. The provisions of SFAS 143 primarily apply to dismantlement and site restoration of certain of our plants and pipelines. We have evaluated our asset retirement obligations as of June 30, 2009 and have determined that revisions in the carrying values are not necessary at this time.

The following table summarizes our activity related to asset retirement obligations for the indicated period:

Asset retirement obligation, January 1, 2009	$2,483
Less: obligation extinguished	(10)
Add: additions on leased locations	9
Add: accretion expense	78

Asset retirement obligation, June 30, 2009	$2,560

15

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Note 4:	Intangible Assets

Intangible assets consist of the acquired value of customer relationships and existing contracts to purchase, gather and sell natural gas and other NGLs and compression contracts, which do not have significant residual value. The customer relationships and the contracts are being amortized over their estimated lives of ten years. We review intangible assets for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. If such a review should indicate that the carrying amount of intangible assets is not recoverable, we reduce the carrying amount of such assets to fair value based on the discounted probable cash flows of the intangible assets. No impairments of intangible assets were recorded during the three and six months ended June 30, 2009 or 2008.

Intangible assets consisted of the following for the periods indicated:

	As of	As of
	June 30,	December 31,
	2009	2008

Gas sales contracts	$25,585	$25,585
Compression contracts	18,515	18,515
Customer relationships	10,492	10,492

	54,592	54,592
Less accumulated amortization	21,679	18,950

Intangible assets, net	$32,913	$35,642

During each of the three months ended June 30, 2009 and 2008, we recorded $1,365 of amortization expense. During each of the six months ended June 30, 2009 and 2008, we recorded $2,729 of amortization expense. Estimated aggregate amortization expense for the remainder of 2009 is $2,730 and $5,459 for each of the four succeeding fiscal years from 2010 through 2013 and a total of $8,347 for all years thereafter.

Note 5:	Derivatives

Interest Rate Swap

We are subject to interest rate risk on our credit facility and have entered into an interest rate swap to reduce this risk. We entered into a one year interest rate swap agreement with our counterparty on October 7, 2008 for the period from January 2009 through December 2009 at a rate of 2.245% on a notional amount of $100.0 million. The swap fixes the one month LIBOR rate at 2.245% for the notional amount of debt outstanding over the term of the swap agreement. During the three and six months ended June 30, 2009, one month LIBOR interest rates were lower than the contracted fixed interest rate of 2.245%. Consequently, for the three and six months ended June 30, 2009, we incurred additional interest expense of $462 and $905, respectively, upon monthly settlements of the interest rate swap agreement.

The following table provides information about our interest rate swap at June 30, 2009 for the periods indicated:

	Notional	Interest	Fair Value
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
July 2009 — December 2009	$100,000	2.245%	$(921)

Commodity Swaps

We have entered into certain derivative contracts that are classified as cash flow hedges in accordance with SFAS 133 which relate to forecasted natural gas sales in 2009 and 2010. We entered into these financial

16

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

swap instruments to hedge forecasted natural gas sales against the variability in expected future cash flows attributable to changes in commodity prices. Under these swap agreements with our counterparties, we receive a fixed price and pay a floating price based on certain indices for the relevant contract period as the underlying natural gas is sold.

We formally document all relationships between hedging instruments and the items being hedged, including our risk management objective and strategy for undertaking the hedging transactions. This includes matching the natural gas futures, the “sold fixed for floating price” or “buy fixed for floating price” contracts, to the forecasted transactions. We assess, both at the inception of the hedge and on an ongoing basis, whether the derivatives are highly effective in offsetting changes in the fair value of hedged items. Highly effective is deemed to be a correlation range from 80% to 125% of the change in cash flows of the derivative in offsetting the cash flows of the hedged transaction. If it is determined that a derivative is not highly effective as a hedge or it has ceased to be a highly effective hedge, due to the loss of correlation between changes in natural gas reference prices under a hedging instrument and actual natural gas prices, we will discontinue hedge accounting for the derivative and subsequent changes in fair value for the derivative will be recognized immediately into earnings. We assess effectiveness using regression analysis and measure ineffectiveness using the dollar offset method.

Derivatives are recorded on our consolidated balance sheet as assets or liabilities at fair value. For derivatives qualifying as hedges, the effective portion of changes in fair value are recognized in partners’ equity as accumulated other comprehensive income (loss) and reclassified to earnings when the underlying hedged transaction closes. The ineffective portions of qualifying derivatives are recognized in earnings as they occur. Actual amounts that will be reclassified will vary as a result of future changes in prices. Hedge ineffectiveness is recorded in income while the hedge contract is open and may increase or decrease until settlement of the contract. Realized cash gains and losses on closed/settled instruments and hedge ineffectiveness are reflected in the contract month being hedged as an adjustment to our midstream revenue.

On June 26, 2009, we unwound (cash settled) a 2010 coupled qualified hedge for a discounted net amount of $3,155 and entered into a new cash flow swap agreement for the same underlying forecasted natural gas sales which settle in the same monthly periods in 2010. The coupled qualified hedge we cash settled on June 26, 2009 consisted of a receipt of $4,499 from one counterparty offset by a payment of $1,344 to another counterparty. Of the $4,499 cash received, $3,571 had previously been recognized as midstream revenues in 2008 as the hedge, at that time, did not qualify for hedge accounting. The net unrecognized loss of $416 has been recorded to accumulated other comprehensive income and will be recorded as reductions in midstream revenues as the hedged transactions settle in 2010. Under the terms of the new derivative contract, we receive a fixed price of $5.08 and pay a floating CIG index price for the same relevant volumes and contract period as the underlying natural gas is sold.

17

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Presented in the table below is information related to our derivatives for the indicated periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net gains (losses) on closed/settled transactions reclassified from (to) accumulated other comprehensive income	$2,171	$(3,028)	$3,879	$(5,083)
Increases (decreases) in fair values of open derivatives recorded to (from) accumulated other comprehensive income	$(1,332)	$(7,737)	$950	$(10,253)
Unrealized non-cash gains (losses) on ineffective portions of qualifying derivative transactions	$(137)	$(22)	$247	$(5)
Unrealized non-cash gains on non-qualifying derivatives	$—	$(1,512)	$—	$(1,930)

At June 30, 2009, our accumulated other comprehensive income was $2,304. Of this amount, we anticipate $4,003 will be reclassified to earnings during the next twelve months and $(1,699) will be reclassified to earnings in subsequent periods.

The fair value of derivative assets and liabilities are as follows for the indicated periods:

	As of	As of
	June 30,	December 31,
	2009	2008

Fair value of derivative assets — current	$6,188	$6,851
Fair value of derivative assets — long term	1,597	7,141
Fair value of derivative liabilities — current	(921)	(1,439)
Fair value of derivative liabilities — long term	(147)	—

Net fair value of derivatives	$6,717	$12,553

The terms of our derivative contracts currently extend as far as December 2010. The counterparties to our commodity-based derivative contracts are BP Energy Company and Bank of Oklahoma, N.A. Our counterparty to our interest rate swap is Wells Fargo Bank, N.A.

The following table provides information about our commodity derivative instruments at June 30, 2009 for the periods indicated:

		Average
		Fixed	Fair Value
Description and Production Period	Volume	Price	Asset
	(MMBtu)	(Per MMBtu)

Natural Gas — Sold Fixed for Floating Price Swaps
July 2009 — June 2010	2,136,000	$7.01	$6,188
July 2010 — December 2010	1,068,000	$6.73	1,450

			$7,638

Note 6:	Fair Value Measurements

We adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”) beginning in the first quarter of 2008. We adopted FSP 157-2 for nonfinancial assets and nonfinancial liabilities measured at fair value, except those that are recognized or disclosed on a recurring basis (at least annually) effective January 1, 2009, which applies to nonfinancial assets and liabilities measured at fair value in a business combination; impaired

18

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

properties, plants and equipment; intangible assets and goodwill; and initial recognition of asset retirement obligations and restructuring costs for which we use fair value. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in GAAP such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value.

SFAS 133 requires derivatives and other financial instruments be measured at fair value at initial recognition and for all subsequent periods. We use the fair value methodology outlined in SFAS 157 to value assets and liabilities for our outstanding fixed price cash flow swap derivative contracts. Valuations of our natural gas derivative contracts are based on published forward price curves for natural gas and, as such, are defined as Level 2 fair value hierarchy assets and liabilities. We valued our interest rate-based derivative on a comparative mark-to-market value received from our counterparty and, as such, is defined as Level 3. The following table represents the fair value hierarchy for our assets and liabilities measured at fair value on a recurring basis at June 30, 2009:

	Level 1	Level 2	Level 3	Total

Commodity — based derivative assets	$—	$7,785	$—	$7,785
Commodity — based derivative liabilities	—	(147)	—	(147)
Interest — based derivative liabilities	—	—	(921)	(921)

Total	$—	$7,638	$(921)	$6,717

The following table provides a summary of changes in the fair value of our Level 3 interest rate-based derivative for the six months ended June 30, 2009:

Balance, January 1, 2009	$(1,439)
Cash settlements from other comprehensive income	906
Change in fair value of derivative	(388)

Balance, June 30, 2009	$(921)

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we review properties for impairment when events and circumstances indicate a possible decline in the recoverability of the carrying value of such property. We compare each property’s estimated expected future cash flows to the carrying amount of the property to determine if the carrying amount is recoverable. If the carrying amount of the property exceeds its estimated undiscounted future cash flows, the carrying amount of the property is reduced to its estimated fair value. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and include estimates of future oil and gas reserves, commodity prices based on commodity futures price strips as of the date of the estimate, operating and development costs, and a risk-adjusted discount rate.

As a result of volumes declines combined with significantly reduced natural gas prices, we determined that carrying amounts totaling approximately $950 related to natural gas gathering systems located in Texas

19

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

and Mississippi were not recoverable from future cash flows and, therefore, were impaired at March 31, 2009. We reduced the carrying amounts of these nonrecurring level 3 hierarchy assets to their estimated fair values of approximately $249 by using the discounted cash flow method described above, as comparable market data was not available.

Note 7:	Long-Term Debt

Long-term debt consisted of the following for the indicated periods:

	As of	As of
	June 30,	December 31,
	2009	2008

Credit facility	$261,064	$252,064
Capital lease obligations	4,701	5,051

	265,765	257,115
Less: current portion of capital lease obligations	648	649

Long-term debt	$265,117	$256,466

Credit Facility.  Our borrowing capacity under our senior secured revolving credit facility, as amended, is $300 million, consisting of a $291 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”) and a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distributions (the “Working Capital Facility”).

In addition, the senior secured revolving credit facility provides for an accordion feature, which permits us, if certain conditions are met, to increase the size of the Acquisition Facility by up to $50.0 million and allows for the issuance of letters of credit of up to $15.0 million in the aggregate. The credit facility will mature in May 2011. At that time, the agreement will terminate and all outstanding amounts thereunder will be due and payable.

Due to lower natural gas and NGL prices and the impact of reduced drilling activity on our current and projected throughput volumes, we believe that cash generated from operations will decrease for the remainder of 2009 relative to comparable periods in 2008. Our senior secured revolving credit facility requires us to meet certain financial tests, including a maximum consolidated funded debt to EBITDA covenant ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that we make certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such permitted acquisition or capital expenditure occurs. We met the permitted capital expenditure requirements for the four quarter period ended March 31, 2009 and elected to increase the ratio to 4.75:1.0 on March 31, 2009 for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009. During this step-up period, the applicable margin with respect to loans under the credit facility increases by 35 basis points per annum and the unused commitment fee increases by 12.5 basis points per annum. The ratio will revert back to 4.0:1.0 for the quarter ended December 31, 2009. If commodity prices do not significantly improve above the current forward prices for 2009, the Partnership could be in violation of the maximum consolidated funded debt to EBITDA covenant ratio as early as September 30, 2009, unless this ratio is amended, the Partnership receives an infusion of equity capital, the Partnership’s debt is restructured or the Partnership is able to monetize “in-the-money” hedge positions. Management is continuing extensive discussions with certain lenders under the credit facility as to ways to address a potential covenant violation. While no potential solution has been agreed to, the Partnership expects that any solution will require the assessment of fees and increased rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by the Partnership and the suspension of distributions for a certain period of time. There can be no assurance that any such agreement will be reached with the lenders, that any required equity

20

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

or debt financing will be available to the Partnership, or that the Partnership’s hedge positions will be “in-the-money.”

Upon the occurrence of an event of default as defined in the credit facility, the lenders may, among other things, be able to accelerate the maturity of the credit facility and exercise other rights and remedies as set forth in the credit facility.

Our obligations under the credit facility are secured by substantially all of our assets and guaranteed by us, and all of our subsidiaries, other than our operating company, which is the borrower under the credit facility.

Indebtedness under the credit facility will bear interest, at our option, at either (i) an Alternate Base Rate plus an applicable margin ranging from 50 to 125 basis points per annum or (ii) LIBOR plus an applicable margin ranging from 150 to 225 basis points per annum based on our ratio of consolidated funded debt to EBITDA. The Alternate Base Rate is a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the base CD rate in effect on such day plus 1.50% and (c) the Federal Funds effective rate in effect on such day plus 1/2 of 1%. We have elected for the indebtedness to bear interest at LIBOR plus the applicable margin. A letter of credit fee will be payable for the aggregate amount of letters of credit issued under the credit facility at a percentage per annum equal to 1.0%. An unused commitment fee ranging from 25 to 50 basis points per annum based on our ratio of consolidated funded debt to EBITDA will be payable on the unused portion of the credit facility. During the step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. At June 30, 2009, the interest rate on outstanding borrowings from our credit facility was 2.92%.

We are subject to interest rate risk on our credit facility and have entered into an interest rate swap to reduce this risk. See Note 5 “Derivatives” for a discussion of our interest rate swap.

The credit facility prohibits us from making distributions to unitholders if any default or event of default, as defined in the credit facility, has occurred and is continuing or would result from such distributions. In addition, the credit facility contains various covenants that limit, among other things, subject to certain exceptions and negotiated “baskets,” our ability to incur indebtedness, grant liens, make certain loans, acquisitions and investments, make any material changes to the nature of its business, amend its material agreements, including the Omnibus Agreement, which contains non-compete and indemnity provisions, or enter into a merger, consolidation or sale of assets.

The credit facility defines EBITDA as our consolidated net income (loss), plus income tax expense, interest expense, depreciation, amortization and accretion expense, amortization of intangibles and organizational costs, non-cash unit based compensation expense, and adjustments for non-cash gains and losses on specified derivative transactions and for other extraordinary or non-recurring items.

The credit facility limits distributions to our unitholders to available cash, as defined by the agreement, and borrowings to fund such distributions are only permitted under the revolving working capital facility. The revolving working capital facility is subject to an annual “clean-down” period of 15 consecutive days in which the amount outstanding under the revolving working capital facility is reduced to zero.

As of June 30, 2009, we had $261.1 million outstanding under the credit facility and were in compliance with its financial covenants. Our EBITDA to interest expense ratio was 4.95 to 1.0 and our consolidated funded debt to EBITDA ratio was 4.40 to 1.0.

Capital Lease Obligations.  We are obligated under two separate capital lease agreements entered into with respect to our Bakken and Badlands gathering systems in the third quarter of 2007. Under the terms of a capital lease agreement for a rail loading facility and an associated products pipeline at our Bakken gathering system, we are repaying a counterparty a predetermined amount over a period of eight years. Once fully paid,

21

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

title to the leased assets will transfer to us no later than the end of the eight-year period commencing from the inception date of the lease. We also incurred a capital lease obligation to a counterparty for the aid to construct several electric substations at our Badlands gathering system which, by agreement, is being repaid in equal monthly installments over a period of five years.

During the three and six months ended June 30, 2009, we made principal payments of $185 and $350, respectively, on the above described capital lease obligations. The current portion of the capital lease obligations presented in the table above is included in accrued liabilities and other in the balance sheet.

Note 8:	Share-Based Compensation

Our general partner, Hiland Partners GP, LLC adopted the Hiland Partners, LP Long-Term Incentive Plan for its employees and directors of our general partner and employees of its affiliates. The long-term incentive plan currently permits an aggregate of 680,000 common units to be issued with respect to unit options, restricted units and phantom units granted under the plan. No more than 225,000 of the 680,000 common units may be issued with respect to vested restricted or phantom units. The plan is administered by the compensation committee of our general partner’s board of directors. The plan will continue in effect until the earliest of (i) a date determined by the board of directors of our general partner; (ii) the date common units are no longer available for payment of awards under the plan; or (iii) the tenth anniversary of the plan.

Our general partner’s board of directors or compensation committee may, in their discretion, terminate, suspend or discontinue the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Our general partner’s board of directors or its compensation committee also has the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted, subject to unitholder approval if required by the exchange upon which the common units are listed at that time. No change in any outstanding grant may be made, however, that would materially impair the rights of the participant without the consent of the participant. Under the unit option grant agreement, granted options of common units vest and become exercisable in one-third increments on the anniversary of the grant date over three years. Vested options are exercisable within the option’s contractual life of ten years after the grant date. Restricted common units granted vest and become exercisable in one-fourth increments on the anniversary of the grant date over four years. A restricted unit is a common unit that is subject to forfeiture, and upon vesting, the grantee receives a common unit that is not subject to forfeiture. Distributions on unvested restricted common units are held in trust by our general partner until the units vest, at which time the distributions are distributed to the grantee. Granted phantom common units are generally more flexible than restricted units and vesting periods and distribution rights may vary with each grant. A phantom unit is a common unit that is subject to forfeiture and is not considered issued until it vests. Upon vesting, holders of phantom units will receive (i) a common unit that is not subject to forfeiture, cash in lieu of the delivery of such unit equal to the fair market value of the unit on the vesting date, or a combination thereof, at the discretion of our general partner’s board of directors and (ii) the distributions held in trust, if applicable, related to the vested units.

Phantom Units.  On June 19, 2009, 2,500 phantom units awarded to our Chief Executive Officer in June 2007 vested and were converted to common units. On April 1, 2009, our former Chief Commercial Officer retired and forfeited 3,750 phantom units.

22

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

The following table summarizes information about our phantom units for the six months ended June 30, 2009:

		Weighted
		Average
		Fair Value
		per Unit
		at Grant
Phantom Units	Units	Date ($)

Unvested at January 1, 2009	50,794	$47.74
Granted	—
Vested and converted	(5,625)	$51.65
Forfeited	(5,050)	$45.11

Unvested at June 30, 2009	40,119	$47.53

During the three and six months ended June 30, 2009, we incurred non-cash unit based compensation expense of $219 and $463, respectively, related to phantom units. During the three and six months ended June 30, 2008, we incurred non-cash unit based compensation expense of $301 and $580, respectively, related to phantom units. We will recognize additional expense of $992 over the next four years, and the additional expense is to be recognized over a weighted average period of 2.5 years.

Restricted Units.  We issued no restricted units during the three and six months ended June 30, 2009. On April 1, 2009, our former Chief Commercial Officer retired and forfeited 1,500 restricted units. The following table summarizes information about our restricted units for the six months ended June 30, 2009.

		Weighted
		Average
		Fair Value
		per Unit
		at Grant
Restricted Units	Units	Date ($)

Unvested at January 1, 2009	18,500	$48.73
Granted	—
Vested	—
Forfeited	(4,250)	$47.56

Unvested at June 30, 2009	14,250	$49.08

Non-cash unit based compensation expense related to the restricted units was $62 and $137 for the three and six months ended June 30, 2009, respectively, and was $83 and 167 for the three and six months ended June 30, 2008, respectively. As of June 30, 2009, there was $212 of total unrecognized cost related to the unvested restricted units. This cost is to be recognized over a weighted average period of 2.0 years.

Unit Options.  At June 30, 2009, all common unit options awarded have vested. The weighted average exercise price of 33,336 outstanding exercisable common unit options at June 30, 2009 is $37.79 per unit, and such common unit options have a weighted average remaining contractual term of 6.4 years. Non-cash unit based compensation expense related to the unit options was insignificant for the three and six months ended June 30, 2009, respectively.

Note 9:	Commitments and Contingencies

We maintain a defined contribution retirement plan for our employees under which we make discretionary contributions to the plan based on a percentage of eligible employees’ compensation. Contributions to the plan are 5.0% of eligible employees’ compensation and resulted in expense for the three months ended June 30,

23

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

2009 and 2008 of $101 and $80, respectively, and for the six months ended June 30, 2009 and 2008 was $190 and $155, respectively.

We maintain our health and workers’ compensation insurance through third-party providers. Property and general liability insurance is also maintained through third-party providers with a $100 deductible on each policy.

The operation of pipelines, plants and other facilities for gathering, compressing, treating, or processing natural gas, NGLs and other products is subject to stringent and complex laws and regulations pertaining to health, safety and the environment. Our management believes that compliance with federal, state and local environmental laws and regulations will not have a material adverse effect on our business, financial position or results of operations.

Although there are no significant regulatory proceedings in which we are currently involved, periodically we may be a party to regulatory proceedings. The results of regulatory proceedings cannot be predicted with certainty; however, our management believes that we presently do not have material potential liability in connection with regulatory proceedings that would have a significant financial impact on our consolidated financial condition, results of operations or cash flows.

We lease certain equipment, vehicles and facilities under operating leases, most of which contain annual renewal options. We also lease office space from a related entity. See Note 11 “Related Party Transactions.” Under these lease agreements, rent expense was $751 and $636, respectively, for the three months ended June 30, 2009 and 2008 and $1,594 and $1,252 for the six months ended June 30, 2009 and 2008, respectively.

Three putative unitholder class action lawsuits have been filed relating to the Hiland Partners Merger and the Hiland Holdings Merger. These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. C3-09-211-02. The lawsuits name as defendants the Partnership, Hiland Holdings, the general partner of each of the Partnership and Hiland Holdings, and the members of the board of directors of each of the Partnership and Hiland Holdings. The lawsuits challenge both the Hiland Partners Merger and the Hiland Holdings Merger. The lawsuits allege claims of breach of the Partnership Agreement and breach of fiduciary duty on behalf of (i) a purported class of common unitholders of the Partnership and (ii) a purported class of our common unitholders of Hiland Holdings.

On July 10, 2009, the court in which the Oklahoma case is pending granted our motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the mergers. This Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by the Hamm Parties is unfair and inadequate, (ii) the members of the conflicts committees of the general partner of each of the Partnership and Hiland Holdings that were charged with reviewing the proposals and making a recommendation to each committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Hiland Partners Merger or the Hiland Holdings Merger, and (iv) the disclosures in the Preliminary Proxy Statement filed by the Partnership and Hiland Holdings are materially misleading. The Pasternack plaintiff seeks to preliminarily enjoin the defendants from proceeding with or consummating the mergers and seeks an order requiring defendants to supplement the Preliminary Proxy Statement with certain information. We cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits.

24

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Additional information concerning these lawsuits may be found in the Preliminary Proxy Statement filed by the Partnership and Hiland Holdings and, when filed, in the definitive joint proxy statement.

Note 10:	Significant Customers and Suppliers

All of our revenues are domestic revenues. The following table presents our top midstream customers as a percent of total revenue for the periods indicated:

	For the Three Months		For the Six Months Ended
	Ended June 30,		June 30,
	2009	2008	2009	2008

Customer 1	23%	22%	20%	21%
Customer 2	12%	1%	10%	0%
Customer 3	12%	9%	15%	9%
Customer 4	12%	9%	8%	14%
Customer 5	10%	14%	11%	11%
Customer 6	5%	15%	5%	15%
Customer 7	3%	10%	3%	8%

Customer 1 above is SemStream, L.P., a subsidiary of SemGroup, L.P., who filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on July 22, 2008. In March 2009, we received a good faith deposit from SemStream, L.P. for $3,000 in lieu of renewing a letter of credit to our benefit. The $3,000 deposit received is included in accrued liabilities and other in the balance sheet.

All of our purchases are from domestic sources. The following table presents our top midstream suppliers as a percent of total midstream purchases for the periods indicated:

	For the Three Months		For the Six Months Ended
	Ended June 30,		June 30,
	2009	2008	2009	2008

Supplier 1 (affiliated company)	40%	42%	42%	40%
Supplier 2	20%	16%	18%	15%
Supplier 3	17%	18%	16%	18%

Note 11:	Related Party Transactions

We purchase natural gas and NGLs from affiliated companies. Purchases of product from affiliates totaled $10,353 and $36,882 for the three months ended June 30, 2009 and 2008, respectively and totaled $23,798 and $63,049 for the six months ended June 30, 2009 and 2008, respectively. We also sell natural gas and NGLs to affiliated companies. Sales of product to affiliates totaled $867 and $2,022 for the three months ended June 30, 2009 and 2008, respectively and totaled $1,899 and $3,043 for the six months ended June 30, 2009 and 2008, respectively. Compression revenues from affiliates were $1,205 and $2,410 for each of the three and six months ended June 30, 2009 and 2008, respectively.

Accounts receivable — affiliates of $2,949 at June 30, 2009 include $2,649 from one affiliate for midstream sales. Accounts receivable — affiliates of $2,346 at December 31, 2008 include $2,083 from one affiliate for midstream sales.

25

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Accounts payable — affiliates of $5,095 at June 30, 2009 include $4,018 due to one affiliate for midstream purchases. Accounts payable — affiliates of $7,662 at December 31, 2008 include $6,682 payable to the same affiliate for midstream purchases.

We utilize affiliated companies to provide services to our plants and pipelines and certain administrative services. The total expenditures to these companies were $82 and $111 during the three months ended June 30, 2009 and 2008, respectively and were $256 and $263 during the six months ended June 30, 2009 and 2008, respectively.

We lease office space under operating leases directly or indirectly from an affiliate. Rent expense associated with these leases totaled $41 and $37 for the three months ended June 30, 2009 and 2008, respectively and totaled $80 and $75 for the six months ended June 30, 2009 and 2008, respectively.

Note 12:	Reportable Segments

We have distinct operating segments for which additional financial information must be reported. Our operations are classified into two reportable segments:

(1) Midstream, which is the purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and the fractionating and marketing of NGLs.

(2) Compression, which is providing air compression and water injection services for oil and gas secondary recovery operations that are ongoing in North Dakota.

These business segments reflect the way we manage our operations. Our operations are conducted in the United States. General and administrative costs, which consist of executive management, accounting and finance, operations and engineering, marketing and business development, are allocated to the individual segments based on revenues.

Midstream assets totaled $390,702 at June 30, 2009. Assets attributable to compression operations totaled $23,773. All but $27 of the total capital expenditures of $19,189 for the six months ended June 30, 2009 was attributable to midstream operations. All but $24 of the total capital expenditures of $18,368 for the six months ended June 30, 2008 was attributable to midstream operations.

26

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

The tables below present information for the reportable segments for the three and six months ended June 30, 2009 and 2008.

	For the Three Months Ended June 30,
	2009			2008
	Midstream	Compression		Midstream	Compression
	Segment	Segment	Total	Segment	Segment	Total

Revenues	$48,874	$1,205	$50,079	$114,236	$1,205	$115,441
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	26,999	—	26,999	88,073	—	88,073
Operations and maintenance	7,575	210	7,785	7,271	280	7,551
Depreciation and amortization	9,640	898	10,538	8,274	895	9,169
Bad debt	—	—	—	8,103	—	8,103
General and administrative	2,868	71	2,939	1,844	19	1,863

Total operating costs and expenses	47,082	1,179	48,261	113,565	1,194	114,759

Operating income	$1,792	$26	1,818	$671	$11	682

Other income (expense):
Interest and other income			68			71
Amortization of deferred loan costs			(150)			(145)
Interest expense			(2,684)			(3,116)

Total other income (expense)			(2,766)			(3,190)

Net loss			$(948)			$(2,508)

	For the Six Months Ended June 30,
	2009			2008
	Midstream	Compression		Midstream	Compression
	Segment	Segment	Total	Segment	Segment	Total

Revenues	$100,017	$2,410	$102,427	$204,510	$2,410	$206,920
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	58,215	—	58,215	156,691	—	156,691
Operations and maintenance	15,053	427	15,480	13,811	509	14,320
Depreciation and amortization	18,714	1,795	20,509	16,308	1,790	18,098
Property impairments	950	—	950	—	—	—
Bad debt	—	—	—	8,103	—	8,103
General and administrative	5,740	139	5,879	4,115	49	4,164

Total operating costs and expenses	98,672	2,361	101,033	199,028	2,348	201,376

Operating income	$1,345	$49	1,394	$5,482	$62	5,544

Other income (expense):
Interest and other income			81			171
Amortization of deferred loan costs			(299)			(279)
Interest expense			(5,037)			(6,617)

Total other income (expense)			(5,255)			(6,725)

Net loss			$(3,861)			$(1,181)

27

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Note 13:	Net Income (Loss) per Limited Partners’ Unit

The computation of net income (loss) per limited partners’ unit is based on the weighted-average number of common and subordinated units outstanding during the period. The computation of diluted net income (loss) per limited partner unit further assumes the dilutive effect of unit options and restricted and phantom units. Net income (loss) per unit applicable to limited partners is computed by dividing net income (loss) applicable to limited partners, after deducting the general partner’s 2% interest and incentive distributions, by the weighted-average number of limited partnership units outstanding. The following is a reconciliation of the limited partner units used in the calculations of (loss) per limited partner unit — basic and (loss) per limited partner unit — diluted assuming dilution for the three and six months ended June 30, 2009 and 2008:

	For the Three Months Ended June 30,
	2009			2008
	(Loss)			(Loss)
	Attributable			Attributable
	to Limited	Limited	Per	to Limited	Limited	Per
	Partners	Partner Units	Unit	Partners	Partner Units	Unit
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount

(Loss) per limited partner unit — basic and diluted:
(Loss) attributable to limited partners	$(929)		$(0.10)	$(4,565)		$(0.49)
Weighted average limited partner units outstanding		9,350,000			9,326,000

(Loss) attributable to limited partners plus assumed conversions	$(929)	9,350,000	$(0.10)	$(4,565)	9,326,000	$(0.49)

	For the Six Months Ended June 30,
	2009			2008
	(Loss)			(Loss)
	Attributable			Attributable
	to Limited	Limited	Per	to Limited	Limited	Per
	Partners	Partner Units	Unit	Partners	Partner Units	Unit
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount

(Loss) per limited partner unit — basic and diluted:
(Loss) attributable to limited partners	$(3,784)		$(0.40)	$(5,053)		$(0.54)
Weighted average limited partner units outstanding		9,349,000			9,314,000

(Loss) attributable to limited partners plus assumed conversions	$(3,784)	9,349,000	$(0.40)	$(5,053)	9,314,000	$(0.54)

For the three and six months ended June 30, 2009 and 2008, approximately 88,000 and 98,000 unit options and restricted and phantom units, respectively, were excluded from the computation of diluted earnings attributable to limited partner units because the inclusion of such units would have been anti-dilutive.

28

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Note 14:	Partners’ Capital and Cash Distributions

Our unitholders (limited partners) have only limited voting rights on matters affecting our operations and activities and, therefore, limited ability to influence our management’s decisions regarding our business. Unitholders did not select our general partner or elect the board of directors of our general partner and effectively have no right to select our general partner or elect its board of directors in the future. Unitholders’ voting rights are further restricted by our partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot be voted on any matter. In addition, our partnership agreement contains provisions limiting the ability of our unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of our management.

Our partnership agreement requires that we distribute all of our cash on hand at the end of each quarter, less reserves established at our general partner’s discretion. We refer to this as “available cash.” The amount of available cash may be greater than or less than the minimum quarterly distributions. In general, we will pay any cash distribution made each quarter in the following manner:

•	first, 98% to the common units and 2% to our general partner, until each common unit has received a minimum quarterly distribution of $0.45 plus any arrearages from prior quarters;

•	second, 98% to the subordinated units and 2% to our general partner, until each subordinated unit has received a minimum quarterly distribution of $0.45; and

•	third, 98% to all units pro rata, and 2% to our general partner, until each unit has received a distribution of $0.495.

If cash distributions per unit exceed $0.495 in any quarter, our general partner will receive increasing percentages, up to a maximum of 50% of the cash we distribute in excess of that amount. We refer to these distributions as “incentive distributions.”

The distributions on the subordinated units may be reduced or eliminated if necessary to ensure the common units receive their minimum quarterly distribution. Subordinated units do not accrue arrearages. The subordination period will extend until the first day of any quarter beginning after March 31, 2010 that each of the following tests are met: distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date; the “adjusted operating surplus” (as defined in the partnership agreement) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the related distribution on the 2% general partner interest during those periods; and there are no arrearages in payment of the minimum quarterly distribution on the common units. In addition, if the tests for ending the subordination period are satisfied for any three consecutive four quarter periods ending on or after March 31, 2008, 25% of the subordinated units will convert into an equal number of common units. On May 14, 2008 these tests were met and accordingly, 1,020,000, or 25%, of the subordinated units converted into an equal number of common units.

We have suspended quarterly cash distributions on common and subordinated units beginning with the first quarter distribution of 2009 due to the impact of lower commodity prices and reduced drilling activity on our current and projected throughput volumes, midstream segment margins and cash flows combined with future required levels of capital expenditures and the outstanding indebtedness under our senior secured revolving credit facility. Under the terms of the partnership agreement, the common units carry an arrearage of

29

HILAND PARTNERS, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

$0.90 per unit, representing the minimum quarterly distribution to common units for the first two quarters of 2009 that must be paid before the Partnership can make distributions to the subordinated units. Presented below are cash distributions to common and subordinated unitholders, including amounts to affiliate owners and regular and incentive distributions to our general partner paid by us from January 1, 2008 forward (in thousands, except per unit amounts):

	Per Unit Cash
	Distribution	Common	Subordinated	General Partner		Total Cash
Date Cash Distribution Paid	Amount	Units	Units	Regular	Incentive	Distribution

02/14/08	$0.7950	$4,169	$3,243	$182	$1,492	$9,086
05/14/08	0.8275	4,364	3,376	194	1,789	9,723
08/14/08	0.8625	5,446	2,639	208	2,107	10,400
11/14/08	0.8800	5,574	2,694	214	2,268	10,750
02/13/09	0.4500	2,849	1,377	86	—	4,312

	$3.8150	$22,402	$13,329	$884	$7,656	$44,271

Note 15:	Subsequent Events (evaluated through August 10, 2009)

On July 1, 2009, the Partnership, its general partner, Hiland Partners GP, LLC, Hiland Holdings, Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings, HH GP Holding, LLC, an affiliate of Harold Hamm, HLND MergerCo, LLC, a wholly-owned subsidiary of HH GP Holding, LLC, Harold Hamm, Chairman of the Hiland Companies, Joseph L. Griffin, Chief Executive Officer and President of the Hiland Companies, and Matthew S. Harrison, Chief Financial Officer, Vice President — Finance and Secretary of the Hiland Companies, in connection with the Agreement and Plan of Merger, dated June 1, 2009, among the Partnership, Hiland Partners GP, LLC, HH GP Holding, LLC, and HLND MergerCo, LLC, filed a Transaction Statement on Schedule 13E-3 with the SEC. Concurrently with the filing of this Schedule 13E-3, the Partnership and Hiland Holdings jointly filed a Preliminary Proxy Statement on Schedule 14A pursuant to the definitive version of which the boards of directors of the general partner of each of the Partnership and Hiland Holdings will be soliciting proxies from unitholders of the Partnership and Hiland Holdings in connection with the mergers of both Hiland Companies. On July 10, the Partnerships were granted early termination of the waiting period under the Hart-Scott-Rodino Act for the Hiland Companies merger.

On July 10, 2009, the United States Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act with respect to the Hiland Partners Merger.

30

Cautionary Statement About Forward-Looking Statements

This report on Form 10-Q includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “continue,” “estimate,” “forecast,” “may,” “will” or similar expressions help identify forward-looking statements. Although we believe such forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, no assurance can be given that every objective will be reached.

Our actual results may differ materially from any results projected, forecasted, estimated or expressed in forward-looking statements since many of the factors that determine these results are subject to uncertainties and risks, difficult to predict, and beyond management’s control. Such factors include:

•	with respect to the mergers: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements or the failure of required conditions to close the mergers; (2) the outcome of any legal proceedings that have been or may be instituted against the Partnership and/or Hiland Holdings and others; (3) the inability to obtain unitholder approval or the failure to satisfy other conditions to completion of the mergers, including the receipt of certain regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the mergers; (5) the performance of Mr. Hamm, his affiliates and the Hamm family trusts and (6) the amount of the costs, fees, expenses and related charges;

•	the ability to comply with certain covenants in our credit facility and the ability to reach agreement with our lenders in the event of a breach of such covenants;

•	the ability to pay distributions to our unitholders;

•	our cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect our ability to make distributions to unitholders.

•	the continued ability to find and contract for new sources of natural gas supply;

•	the general economic conditions in the United States of America as well as the general economic conditions and currencies in foreign countries;

•	the amount of natural gas gathered on our gathering systems;

•	the level of throughput in our natural gas processing and treating facilities given the recent reduction in drilling activity in our areas of operations;

•	the fees we charge and the margins realized for our services;

•	the prices and market demand for, and the relationship between, natural gas and NGLs;

•	energy prices generally;

•	the level of domestic crude oil and natural gas production;

•	the availability of imported crude oil and natural gas;

•	actions taken by foreign crude oil and natural gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the weather in our operating areas;

•	the extent of governmental regulation and taxation;

•	hazards or operating risks incidental to the gathering, treating and processing of natural gas and NGLs that may not be fully covered by insurance;

31

•	competition from other midstream companies;

•	loss of key personnel;

•	the availability and cost of capital and our ability to access certain capital sources;

•	changes in laws and regulations to which we are subject, including tax, environmental, transportation and employment regulations;

•	the costs and effects of legal and administrative proceedings;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to our financial results;

•	risks associated with the construction of new pipelines and treating and processing facilities or additions to our existing pipelines and facilities;

•	the completion of significant, unbudgeted expansion projects may require debt and/or equity financing which may not be available to us on acceptable terms, or at all; and;

•	increases in interest rates could increase our borrowing costs, adversely impact our unit price and our ability to issue additional equity, which could have an adverse effect on our cash flows and our ability to fund our growth.

These factors are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of our forward-looking statements. Our future results will depend upon various other risks and uncertainties, including, but not limited to those described above. Other unknown or unpredictable factors also could have material adverse effects on our future results. You should not place undue reliance on any forward-looking statements.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. We undertake no duty to update our forward-looking statements to reflect the impact of events or circumstances after the date of the forward-looking statements.

32

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

General Trends and Outlook

We expect our business to continue to be affected by the key trends described below. Our expectations are based on assumptions made by us, and information currently available to us. To the extent our underlying assumptions about or interpretations of available information prove to be incorrect, our expectations may vary materially from actual results. Please see “Forward Looking Statements.”

U.S. Natural Gas Supply and Outlook.  Natural gas prices have declined significantly since the peak New York Mercantile Exchange (“NYMEX”) Henry Hub last day settle price of $13.11/MMBtu in July 2008 to the NYMEX Henry Hub last day settle price of $3.95 in July 2009, a 70% decline. According to data published by Baker Hughes Incorporated (“Baker Hughes”), U.S. natural gas drilling rig counts have declined by approximately 57% to 675 as of July 24, 2009, compared to 1,555 natural gas drilling rigs as of July 25, 2008, and have declined approximately 58% compared to the peak natural gas drilling rig count of 1,606 in September 2008. We believe that current natural gas prices will continue to result in reduced natural gas-related drilling activity as producers seek to decrease their level of natural gas production. We also believe that current reduced natural gas drilling activity will persist until the economic environment in the United States improves and increases the demand for natural gas.

U.S. Crude Oil Supply and Outlook.  The domestic and global recession and resulting drop in demand for crude oil products continues to significantly impact the price for crude oil. West Texas Intermediate (WTI) crude oil pricing has declined from a peak of $134.62/bbl in July 2008 to a low of $33.87/Bbl in January 2009, a 75% decline, increasing to $66.93/Bbl in July 2009, a 50% decline from July 2008. According to data published by Baker Hughes, U.S. crude oil drilling rig counts have declined by approximately 35% to 257 as of July 24, 2009, compared to 393 crude oil drilling rigs as of July 25, 2008, and have declined approximately 42% compared to the peak crude oil drilling rig count of 442 in November 2008. Baker Hughes also published that U.S. crude oil drilling rig counts have recently increased from a low of 179 as of June 5, 2009 to 257 as of July 24, 2009, an increase of 44%. Even though crude oil prices have steadily increased from $33.87/Bbl in January 2009 to $66.93/Bbl in July 2009, the forward curve for WTI crude oil pricing continues to reflect reductions in demand for crude oil. We also believe that current reduced crude oil drilling activity will persist until the economic environment in the United States improves and increases the demand for crude oil.

U.S. NGL Supply and Outlook.  The domestic and global recession and resulting drop in demand for NGL products has significantly impacted the price for NGLs. NGL prices have dropped dramatically since the peak NGL basket pricing of $2.21/gallon in June 2008 to a low of $0.70/gallon in January 2009, a 68% decline, increasing to $0.95/gallon in July 2009, a 57% decline from June 2008. NGL basket pricing historically correlated to WTI crude oil pricing. WTI crude oil pricing has declined from a peak of $134.62/bbl in July 2008 to a low of $33.87/Bbl in January 2009, a 75% decline, increasing to $66.93/Bbl in July 2009, a 50% decline from July 2008. The forward curve for NGL basket pricing and WTI crude oil pricing reflects continued reductions in demand for NGL products. We also believe that the current reduced NGL products pricing will persist until the economic environment in the United States improves and increases the demand for NGL products.

A number of the areas in which we operate have experienced a significant decline in drilling activity as a result of the recent decline in natural gas and crude oil prices. Along our systems, excluding our North Dakota Bakken gathering system, which commenced operations in late April 2009, we connected 23 wells during the first six months of 2009 as compared to 55 wells connected during the same period in 2008. Currently, there is one rig drilling along our dedicated acreage company wide. While we anticipate continued exploration and production activities in the areas in which we operate, albeit at depressed levels, fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of natural gas and oil reserves. Drilling activity generally decreases as natural gas and oil prices decrease. We have no control over the level of drilling activity in the areas of our operations.

33

Disruption to functioning of capital markets

Multiple events during 2008 and 2009 involving numerous financial institutions have effectively restricted current liquidity within the capital markets throughout the United States and around the world. Despite efforts by treasury and banking regulators in the United States, Europe and other nations around the world to provide liquidity to the financial sector, capital markets currently remain constrained. We expect that our ability to raise debt and equity at prices that are similar to offerings in recent years to be limited over the next three to six months and possibly longer should capital markets remain constrained.

Overview

We are engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas, fractionating and marketing of NGLs, and providing air compression and water injection services for oil and gas secondary recovery operations. Our operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States.

We manage our business and analyze and report our results of operations on a segment basis. Our operations are divided into two business segments:

•	Midstream Segment, which is engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and the fractionating and marketing of NGLs. The midstream segment generated 94.9% and 95.6% of our total segment margin for the three months ended June 30, 2009 and 2008, respectively and 94.6% and 95.2% of our total segment margin for the six months ended June 30, 2009 and 2008, respectively.

•	Compression Segment, which is engaged in providing air compression and water injection services for oil and gas secondary recovery operations that are ongoing in North Dakota. The compression segment generated 5.1% and 4.4% of our total segment margin for the three months ended June 30, 2009 and 2008, respectively and 5.4% and 4.8% of our total segment margin for the six months ended June 30, 2009 and 2008, respectively.

Our midstream assets currently consist of 15 natural gas gathering systems with approximately 2,147 miles of gas gathering pipelines, six natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. Our compression assets consist of two air compression facilities and a water injection plant.

Our results of operations are determined primarily by five interrelated variables: (1) the volume of natural gas gathered through our pipelines; (2) the volume of natural gas processed; (3) the volume of NGLs fractionated; (4) the level and relationship of natural gas and NGL prices; and (5) our current contract portfolio. Because our profitability is a function of the difference between the revenues we receive from our operations, including revenues from the products we sell, and the costs associated with conducting our operations, including the costs of products we purchase, increases or decreases in our revenues alone are not necessarily indicative of increases or decreases in our profitability. To a large extent, our contract portfolio, the pricing environment for natural gas and NGLs and the price of NGLs relative to natural gas prices will dictate increases or decreases in our profitability. Our profitability is also dependent upon prices and market demand for natural gas and NGLs, which fluctuate with changes in market and economic conditions and other factors.

Recent Events

Merger Agreements.  On June 1, 2009, the Partnership and Hiland Holdings signed separate definitive merger agreements with an affiliate of Harold Hamm, pursuant to which affiliates of Mr. Hamm have agreed to acquire for cash (i) all of the outstanding common units of the Partnership (other than certain restricted common units owned by officers and employees) not owned by Hiland Holdings; and (ii) all of the outstanding common units of Hiland Holdings (other than certain restricted common units owned by officers and employees) not owned by Mr. Hamm, his affiliates or the Hamm family trusts. Upon consummation of the mergers, the common units of the Hiland Companies will no longer be publicly owned or publicly traded. In the mergers, the Partnership’s unitholders will receive $7.75 in cash for each common unit they hold and

34

Hiland Holdings’ unitholders will receive $2.40 in cash for each common unit they hold. Conflicts committees comprised entirely of independent members of the boards of directors of the general partners of the Partnership and Hiland Holdings separately determined that the mergers are advisable, fair to and in the best interests of the applicable Hiland Company and its public unitholders. In determining to make their recommendation to the boards of directors, each conflicts committee considered, among other things, the fairness opinion received from its respective financial advisor. Based on the recommendation of its conflicts committee, the board of directors of the general partner of each of the Partnership and Hiland Holdings has approved the applicable merger agreement and has recommended, along with its respective conflicts committee, that the public unitholders of the Partnership and Hiland Holdings, respectively, approve the applicable merger. Consummation of the Hiland Partners Merger is subject to certain conditions, including the approval of holders of a majority of our outstanding common units not owned by Hiland Holdings or any other affiliate of our general partner, including the members of our board of directors, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Act, the absence of any restraining order or injunction, and other customary closing conditions. Additionally, the obligation of Mr. Hamm and his affiliates to complete the Hiland Partners Merger is contingent upon the concurrent completion of the Hiland Holdings Merger, and the Hiland Holdings Merger is subject to closing conditions similar to those described above. There can be no assurance that the Hiland Partners Merger or any other transaction will be approved or consummated.

On July 10, 2009, the United States Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act with respect to the Hiland Partners Merger.

SEC Filings.  On July 1, 2009, the Partnership, its general partner, Hiland Partners GP, LLC, Hiland Holdings, Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings, HH GP Holding, LLC, an affiliate of Harold Hamm, HLND MergerCo, LLC, a wholly-owned subsidiary of HH GP Holding, LLC, Harold Hamm, Chairman of the Hiland Companies, Joseph L. Griffin, Chief Executive Officer and President of the Hiland Companies, and Matthew S. Harrison, Chief Financial Officer and Vice President — Finance and Secretary of the Hiland Companies, in connection with the Agreement and Plan of Merger, dated June 1, 2009 (the “Merger Agreement”), among the Partnership, Hiland Partners GP, LLC, HH GP Holding, LLC, and HLND MergerCo, LLC filed a Transaction Statement on Schedule 13E-3 with the SEC. Concurrently with the filing of this Schedule 13E-3, the Partnership and Hiland Holdings jointly filed a Preliminary Proxy Statement on Schedule 14A pursuant to the definitive version of which the boards of directors of the general partner of each of the Partnership and Hiland Holdings will be soliciting proxies from unitholders of the Partnership and Hiland Holdings in connection with the mergers of both Hiland Companies.

Hedging Transactions.  On June 26, 2009, we executed a series of hedging transactions that involved the unwinding of a portion of existing net “in-the-money” natural gas swaps and entered into a new 2010 Colorado Interstate Gas (“CIG”) natural gas swap. We received net proceeds of approximately $3.2 million from the unwinding of the net “in-the-money” positions, of which $3.0 million was used to reduce indebtedness under our senior secured revolving credit facility.

Class Action Lawsuits.  Three putative unitholder class action lawsuits have been filed relating to the Hiland Partners Merger and the Hiland Holdings Merger. These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. C3-09-211-02. The lawsuits name as defendants the Partnership, Hiland Holdings, the general partner of each of the Partnership and Hiland Holdings, and the members of the board of directors of each of the Partnership and Hiland Holdings. The lawsuits challenge both the Hiland Partners Merger and the Hiland Holdings Merger. The lawsuits allege claims of breach of the Partnership Agreement and breach of fiduciary duty on behalf of (i) a purported class of common unitholders of the Partnership and (ii) a purported class of our common unitholders of Hiland Holdings.

On July 10, 2009, the court in which the Oklahoma case is pending granted our motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the mergers. This

35

Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by the Hamm Parties is unfair and inadequate, (ii) the members of the conflicts committees of the general partner of each of the Partnership and Hiland Holdings that were charged with reviewing the proposals and making a recommendation to each committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Hiland Partners Merger or the Hiland Holdings Merger, and (iv) the disclosures in the Preliminary Proxy Statement filed by the Partnership and Hiland Holdings are materially misleading. The Pasternack plaintiff seeks to preliminarily enjoin the defendants from proceeding with or consummating the mergers and seeks an order requiring defendants to supplement the Preliminary Proxy Statement with certain information. We cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits.

Additional information concerning these lawsuits may be found in the Preliminary Proxy Statement filed by the Partnership and Hiland Holdings and, when filed, in the definitive joint proxy statement.

Distributions.  We have suspended quarterly cash distributions on common and subordinated units beginning with the first quarter distribution of 2009 due to the impact of lower commodity prices and reduced drilling activity on our current and projected throughput volumes, midstream segment margins and cash flows combined with future required levels of capital expenditures and the outstanding indebtedness under our senior secured revolving credit facility. Under the terms of the partnership agreement, the common units will carry an arrearage of $0.90 per unit, representing the minimum quarterly distribution to common units for the first and second quarters of 2009 that must be paid before the Partnership can make distributions to the subordinated units.

Historical Results of Operations

Our historical results of operations for the periods presented may not be comparable, either from period to period or going forward primarily due to decreased natural gas and natural gas liquid prices and significantly increased volumes and operating expenses at our Woodford Shale and Badlands gathering systems.

36

Our Results of Operations

The following table presents a reconciliation of the non-GAAP financial measure of total segment margin (which consists of the sum of midstream segment margin and compression segment margin) to operating income on a historical basis for each of the periods indicated. We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations because it is directly related to our volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream revenue includes revenue from the sale of natural gas, NGLs and NGL products resulting from our gathering, treating, processing and fractionation activities and fixed fees associated with the gathering of natural gas and the transportation and disposal of saltwater. Midstream purchases include the cost of natural gas, condensate and NGLs purchased by us from third parties, the cost of natural gas, condensate and NGLs purchased by us from affiliates, and the cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment. Our total segment margin may not be comparable to similarly titled measures of other companies as other companies may not calculate total segment margin in the same manner.

Set forth in the tables below are certain financial and operating data for the periods indicated.

	Three Months Ended June 30,
	2009	2008
	(In thousands)

Total Segment Margin Data:
Midstream revenues	$48,874	$114,236
Midstream purchases	26,999	88,073

Midstream segment margin	21,875	26,163
Compression revenues(1)	1,205	1,205

Total segment margin(2)	$23,080	$27,368

Summary of Operations Data:
Midstream revenues	$48,874	$114,236
Compression revenues	1,205	1,205

Total revenues	50,079	115,441
Midstream purchases (exclusive of items shown separately below)	26,999	88,073
Operations and maintenance	7,785	7,551
Depreciation, amortization and accretion	10,538	9,169
Bad debt	—	8,103
General and administrative	2,939	1,863

Total operating costs and expenses	48,261	114,759

Operating income	1,818	682
Other income (expense)	(2,766)	(3,190)

Net loss	(948)	(2,508)
Add:
Depreciation, amortization and accretion	10,538	9,169
Amortization of deferred loan costs	150	145
Interest expense	2,684	3,116

EBITDA(3)	$12,424	$9,922

Operating Data:
Inlet natural gas (Mcf/d)	272,666	246,339
Natural gas sales (MMBtu/d)	87,273	86,203
NGL sales (Bbls/d)	7,260	5,979

37

	Six Months Ended June 30,
	2009	2008
	(In thousands)

Total Segment Margin Data:
Midstream revenues	$100,017	$204,510
Midstream purchases	58,215	156,691

Midstream segment margin	41,802	47,819
Compression revenues(1)	2,410	2,410

Total segment margin(2)	$44,212	$50,229

Summary of Operations Data:
Midstream revenues	$100,017	$204,510
Compression revenues	2,410	2,410

Total revenues	102,427	206,920
Midstream purchases (exclusive of items shown separately below)	58,215	156,691
Operations and maintenance	15,480	14,320
Depreciation, amortization and accretion	20,509	18,098
Property impairments	950	—
Bad debt	—	8,103
General and administrative	5,879	4,164

Total operating costs and expenses	101,033	201,376

Operating (loss) income	1,394	5,544
Other income (expense)	(5,255)	(6,725)

Net loss	(3,861)	(1,181)
Add:
Depreciation, amortization and accretion	20,509	18,098
Amortization of deferred loan costs	299	279
Interest expense	5,037	6,617

EBITDA(3)	$21,984	$23,813

Operating Data:
Inlet natural gas (Mcf/d)	274,521	236,885
Natural gas sales (MMBtu/d)	89,579	86,174
NGL sales (Bbls/d)	7,155	5,626

(1)	Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

(2)	Reconciliation of total segment margin to operating income:

	Three Months Ended June 30,
	2009	2008
	(In thousands)

Reconciliation of Total Segment Margin to Operating Income
Operating income	$1,818	$682
Add:
Operations and maintenance expenses	7,785	7,551
Depreciation, amortization and accretion	10,538	9,169
Bad debt	—	8,103
General and administrative	2,939	1,863

Total segment margin	$23,080	$27,368

38

	Six Months Ended June 30,
	2009	2008
	(In thousands)

Reconciliation of Total Segment Margin to Operating Income
Operating income	$1,394	$5,544
Add:
Operations and maintenance expenses	15,480	14,320
Depreciation, amortization and accretion	20,509	18,098
Property impairments	950	—
Bad debt	—	8,103
General and administrative expenses	5,879	4,164

Total segment margin	$44,212	$50,229

(3)	We define EBITDA, a non-GAAP financial measure, as net income (loss) plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our lenders and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA should not be considered an alternative to net income (loss), operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do.

Three Months Ended June 30, 2009 Compared with Three Months Ended June 30, 2008

Revenues.  Total revenues (midstream and compression) were $50.1 million for the three months ended June 30, 2009 compared to $115.4 million for the three months ended June 30, 2008, a decrease of $65.4 million, or (56.7%). This $65.4 million decrease was primarily due to significantly lower average realized natural gas and NGL sales prices for all of our gathering systems. Natural gas sales volumes increased by 7,297 MMBtu/d (MMBtu per day) at the Woodford Shale and Kinta Area gathering systems and NGL sales volumes increased by 1,299 Bbls/d (Bbls per day) at the Woodford Shale, Badlands and Matli gathering systems for the three months ended June 30, 2009 compared to the same period in 2008. The North Dakota Bakken gathering system, which commenced operations in late April 2009, contributed natural gas sales volumes of 1,323 MMBtu/d and NGL sales volumes of 919 Bbls/d during the three months ended June 30, 2009. Natural gas sales volumes decreased by 7,225 MMBtu/d at the Eagle Chief, Matli and Badlands gathering systems and NGL sales volumes decreased by 223 Bbls/d at the Bakken and Eagle Chief gathering systems compared to the same period in 2008. Revenues from compression assets were the same for both periods.

Midstream revenues were $48.9 million for the three months ended June 30, 2009 compared to $114.2 million for the three months ended June 30, 2008, a decrease of $65.4 million, or (57.2%). Of this $65.4 million decrease in midstream revenues, approximately $73.9 million was attributable to significantly lower average realized natural gas and NGL sales prices for all of our gathering systems, partially offset by approximately $8.5 million attributable to revenues from overall increases in natural gas and NGL sales volumes for the three months ended June 30, 2009 as compared to the same period in 2008.

39

Inlet natural gas was 272,666 Mcf/d (Mcf per day) for the three months ended June 30, 2009 compared to 246,339 Mcf/d for the three months ended June 30, 2008, an increase of 26,327 Mcf/d, or 10.7%. This increase is primarily attributable to volume growth totaling 31,111 Mcf/d at the Kinta Area, Woodford Shale and Badlands gathering systems and volumes of 2,171 Mcf/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by volume declines totaling 6,616 Mcf/d at the Eagle Chief and Matli gathering systems.

Natural gas sales volumes were 87,273 MMBtu/d for the three months ended June 30, 2009 compared to 86,203 MMBtu/d for the three months ended June 30, 2008, an increase of 1,070 MMBtu/d, or 1.2%. This 1,070 MMBtu/d net increase in natural gas sales volumes was attributable to increased natural gas sales volumes of 7,297 MMBtu/d at the Woodford Shale and Kinta Area gathering systems and natural gas sales volumes of 1,323 MMBtu/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by reduced natural gas sales volumes totaling 7,225 MMBtu/d at our Eagle Chief, Matli and Badlands gathering systems.

NGL sales volumes were 7,260 Bbls/d for the three months ended June 30, 2009 compared to 5,979 Bbls/d for the three months ended June 30, 2008, a net increase of 1,281 Bbls/d, or 21.4%. This 1,281 Bbls/d net increase in NGL sales volumes is primarily attributable to increased NGL sales volumes totaling 1,299 Bbls/d at the Woodford Shale, Badlands and Matli gathering systems and NGL sales volumes of 206 Bbls/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by reduced NGL sales volumes totaling 223 Bbls/d at our Bakken and Eagle Chief gathering systems.

Average realized natural gas sales prices were $3.02 per MMBtu for the three months ended June 30, 2009 compared to $9.29 per MMBtu for the three months ended June 30, 2008, a decrease of $6.27 per MMBtu, or (67.5%). Average realized NGL sales prices were $0.66 per gallon for the three months ended June 30, 2009 compared to $1.64 per gallon for the three months ended June 30, 2008, a decrease of $0.98 per gallon or (59.8%). The decrease in our average realized natural gas and NGL sales prices was primarily a result of significantly lower index prices for natural gas and posted prices for NGLs during the three months ended June 30, 2009 compared to the three months ended June 30, 2008.

Net cash received from our counterparty on cash flow swap contracts for natural gas sales and natural gas purchase derivative transactions that closed during the three months ended June 30, 2009 totaled $2.6 million compared to $0.1 million for the three months ended June 30, 2008. The $2.6 million gain for the three months ended June 30, 2009 increased averaged realized natural gas prices to $3.02 per MMBtu from $2.69 per MMBtu, an increase of $0.33 per MMBtu. The $0.1 million net gain was immaterial to average realized natural gas sales prices for the three months ended June 30, 2008. We had no cash flow swap contracts for NGLs during the three months ended June 30, 2009. Cash paid to our counterparty on cash flow swap contracts for NGL derivative transactions that closed during the three months ended June 30, 2008 totaled $3.1 million. The $3.1 million loss for the three months ended June 30, 2008 reduced averaged realized NGL prices to $1.64 per gallon from $1.76 per gallon, a decrease of $0.12 per gallon.

Compression revenues were $1.2 million for the each of the three months ended June 30, 2009 and 2008.

Midstream Purchases.  Midstream purchases were $27.0 million for the three months ended June 30, 2009 compared to $88.1 million for the three months ended June 30, 2008, a decrease of $61.1 million, or (69.3%). This $61.1 million decrease is due to significantly reduced natural gas and NGL purchase prices, resulting in decreased midstream purchases for all of our gathering systems compared to the same period in 2008, with the exception of $0.6 million of midstream purchases at the North Dakota Bakken gathering system, which commenced operations in late April 2009.

Midstream Segment Margin.  Midstream segment margin was $21.9 million for the three months ended June 30, 2009 compared to $26.2 million for the three months ended June 30, 2008, a decrease of $4.3 million, or (16.4%). The decrease is primarily due to unfavorable gross processing spreads and significantly lower average realized natural gas and NGL prices despite the overall increase in volumes. As a percent of midstream revenues, midstream segment margin was 44.8% for the three months ended June 30, 2009 compared to 22.9% for the three months ended June 30, 2008, an increase of 21.9%. This increase is

40

attributable to (i) the positive impact of fixed fee arrangement contracts which are not affected by realized natural gas and NGL selling prices, (ii) improvements in third party processing arrangements at the Woodford Shale gathering system, (iii) increased volumes under favorable percentage-of-proceeds contracts at the North Dakota Bakken and Badlands gathering systems and (iv) gains on closed/settled derivative transactions and unrealized non-cash gains on open derivative transactions for the three months ended June 30, 2009 totaling $2.8 million compared to net losses of $3.1 million on closed/settled derivative transactions and unrealized non-cash losses on open derivative transactions for the three months ended June 30, 2008, including an unrealized non-cash loss of $1.5 million related to a non-qualifying mark-to-market cash flow hedge for forecasted sales in 2010.

Operations and Maintenance.  Operations and maintenance expense totaled $7.8 million for the three months ended June 30, 2009 compared with $7.6 million for the three months ended June 30, 2008, a net increase of only $0.2 million, or 3.1%. The net increase in operations and maintenance of $0.2 million compared to the same period in 2008 includes (i) an increase of $0.2 million at the Badlands gathering system, (ii) $0.4 million attributable to the North Dakota Bakken gathering system, which commenced operations in late April 2009, (iii) decreases totaling $0.4 million at the Kinta Area, Worland, Eagle Chief and Matli gathering systems and (iv) a decrease of $0.1 million related to compression operations.

Depreciation, Amortization and Accretion.  Depreciation, amortization and accretion expense totaled $10.5 million for the three months ended June 30, 2009 compared with $9.2 million for the three months ended June 30, 2008, an increase of $1.4 million, or 14.9%. This $1.4 million increase was primarily attributable to increased depreciation of $0.5 million on the Kinta Area gathering system, $0.3 million each on the Woodford Shale and Badlands gathering systems and $0.2 million attributable to the North Dakota Bakken gathering system, which commenced operations in late April 2009.

Bad Debt.  We had no bad debts for the three months ended June 30, 2009. For the three months ended June 30, 2008 we had determined that collection of a trade accounts receivable from a significant customer totaling $8.1 million was doubtful. Accordingly, we increased our reserve for doubtful accounts and recorded a bad debt expense of $8.1 million.

General and Administrative.  General and administrative expense totaled $2.9 million for the three months ended June 30, 2009 compared with $1.9 million for the three months ended June 30, 2008, an increase of $1.1 million, or 57.8%. Other than $1.1 million of expenses attributable to the going private proposals, differences in general and administrative expenses for the three months ended June 30, 2009 compared to the same period in 2008 were insignificant.

Other Income (Expense).  Other income (expense) totaled $(2.8) million for the three months ended June 30, 2009 compared with $(3.2) million for the three months ended June 30, 2008, a decrease in expense of $0.4 million. The decrease is primarily attributable lower interest rates incurred during the three months ended June 30, 2009 compared to interest rates incurred during the three months ended June 30, 2008, offset by interest expense of $0.5 million related to an interest rate swap during the three months ended June 30, 2009 which did not exist in 2008 and increased interest expense on additional borrowings for the three months ended June 30, 2009 compared to the three months ended June 30, 2008.

Six Months Ended June 30, 2009 Compared with Six Months Ended June 30, 2008

Revenues.  Total revenues (midstream and compression) were $102.4 million for the six months ended June 30, 2009 compared to $206.9 million for the six months ended June 30, 2008, a decrease of $104.5 million, or (51.0%). This $104.5 million decrease was primarily due to significantly lower average realized natural gas and NGL sales prices for all of our gathering systems. Natural gas sales volumes increased by 7,838 MMBtu/d at the Woodford Shale, Kinta Area, Badlands and Bakken gathering systems and NGL sales volumes increased by 1,637 Bbls/d at the Woodford Shale, Badlands and Matli gathering systems for the six months ended June 30, 2009, compared to the same period in 2008. The North Dakota Bakken gathering system, which commenced operations in late April 2009 contributed natural gas sales volumes of 1,323 MMBtu/d and NGL sales volumes of 919 Bbls/d during the six months ended June 30, 2009. Natural gas sales volumes decreased by 4,700 MMBtu/d at the Eagle Chief and Matli gathering systems and NGL

41

sales volumes decreased by 200 Bbls/d at the Eagle Chief and Bakken gathering systems compared to the same period in 2008. Revenues from compression assets were the same for both periods.

Midstream revenues were $100.0 million for the six months ended June 30, 2009 compared to $204.5 million for the six months ended June 30, 2008, a decrease of $104.5 million, or (51.1%). Of this $104.5 million decrease in midstream revenues, approximately $126.9 million was attributable to significantly lower average realized natural gas and NGL sales prices for all of our gathering systems, partially offset by approximately $22.4 million attributable to revenues from overall increases in natural gas and NGL sales volumes for the six months ended June 30, 2009 as compared to the same period in 2008.

Inlet natural gas was 274,521 Mcf/d (Mcf per day) for the six months ended June 30, 2009 compared to 236,885 Mcf/d for the six months ended June 30, 2008, an increase of 37,636 Mcf/d, or 15.9%. This increase is primarily attributable to volume growth totaling 42,260 Mcf/d at the Woodford Shale, Kinta Area and Badlands gathering systems, volumes of 1,091 Mcf/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by volume declines totaling 5,316 Mcf/d at the Eagle Chief and Matli gathering systems.

Natural gas sales volumes were 89,579 MMBtu/d for the six months ended June 30, 2009 compared to 86,174 MMBtu/d for the six months ended June 30, 2008, an increase of 3,405 MMBtu/d, or 4.0%. This 3,405 MMBtu/d net increase in natural gas sales volumes was attributable to increased natural gas sales volumes of 7,640 MMBtu/d at the Woodford Shale and Kinta Area gathering systems, natural gas sales volumes of 665 MMBtu/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by reduced natural gas sales volumes totaling 4,700 MMBtu/d at our Eagle Chief and Matli gathering systems.

NGL sales volumes were 7,155 Bbls/d for the six months ended June 30, 2009 compared to 5,626 Bbls/d for the six months ended June 30, 2008, a net increase of 1,529 Bbls/d, or 27.2%. This 1,529 Bbls/d net increase in NGL sales volumes is primarily attributable to increased NGL sales volumes totaling 1,637 Bbls/d at our Woodford Shale, Badlands and Matli gathering systems, NGL sales volumes of 104 Bbls/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by reduced NGL sales volumes totaling 200 Bbls/d at our Eagle Chief and Bakken gathering systems.

Average realized natural gas sales prices were $3.36 per MMBtu for the six months ended June 30, 2009 compared to $8.29 per MMBtu for the six months ended June 30, 2008, a decrease of $4.93 per MMBtu, or (59.5%). Average realized NGL sales prices were $0.62 per gallon for the six months ended June 30, 2009 compared to $1.53 per gallon for the six months ended June 30, 2008, a decrease of $0.91 per gallon or (59.5%). The decrease in our average realized natural gas and NGL sales prices was primarily a result of significantly lower index prices for natural gas and posted prices for NGLs during the six months ended June 30, 2009 compared to the six months ended June 30, 2008.

Net cash received from our counterparty on cash flow swap contracts for natural gas sales and natural gas purchase derivative transactions that closed during the six months ended June 30, 2009 totaled $4.8 million compared to $0.2 million for the six months ended June 30, 2008. The $4.8 million gain for the six months ended June 30, 2009 increased averaged realized natural gas prices to $3.36 per MMBtu from $3.06 per MMBtu, an increase of $0.3 per MMBtu. The $0.2 million net gain for the six months ended June 30, 2008 increased averaged realized natural gas prices to $8.29 per MMBtu from $8.28 per MMBtu, an increase of $0.01 per MMBtu. We had no cash flow swap contracts for NGLs during the six months ended June 30, 2009. Cash paid to our counterparty on cash flow swap contracts for NGL derivative transactions that closed during the six months ended June 30, 2008 totaled $5.3 million. The $5.3 million loss for the six months ended June 30, 2008 reduced averaged realized NGL prices to $1.53 per gallon from $1.64 per MMBtu, a decrease of $0.11 per gallon.

Compression revenues were $2.4 million for the each of the six months ended June 30, 2009 and 2008.

Midstream Purchases.  Midstream purchases were $58.2 million for the six months ended June 30, 2009 compared to $156.7 million for the six months ended June 30, 2008, a decrease of $98.5 million, or (62.9%). This $98.5 million decrease is due to significantly reduced natural gas and NGL purchase prices, resulting in

42

decreased midstream purchases for all of our gathering systems compared to the same period in 2008, with the exception of $0.6 million of midstream purchases at the North Dakota Bakken gathering system, which commenced operations in late April 2009.

Midstream Segment Margin.  Midstream segment margin was $41.8 million for the six months ended June 30, 2009 compared to $47.8 million for the six months ended June 30, 2008, a decrease of $6.0 million, or (12.6%). The decrease is primarily due to unfavorable gross processing spreads and significantly lower average realized natural gas and NGL prices despite the overall increase in volumes and approximately $2.3 million of foregone margin as a result of the nitrogen rejection plant at the Badlands gathering system being taken out of service due to equipment failure during the three months ended March 31, 2008. As a percent of midstream revenues, midstream segment margin was 42.2% for the six months ended June 30, 2009 compared to 23.4% for the six months ended June 30, 2008, an increase of 18.8%. This increase is attributable to (i) the positive impact of fixed fee arrangement contracts which are not affected by realized natural gas and NGL selling prices, (ii) improvements in third party processing arrangements at the Woodford Shale gathering system, (iii) increased volumes under favorable percentage-of-proceeds contracts at the North Dakota Bakken and Badlands gathering systems and (iv) gains on closed/settled derivative transactions and unrealized non-cash gains on open derivative transactions for the six months ended June 30, 2009 totaling $4.9 million compared to net losses of $5.5 million on closed/settled derivative transactions and unrealized non-cash losses on open derivative transactions for the six months ended June 30, 2008, including an unrealized non-cash loss of $1.5 million related to a non-qualifying mark-to-market cash flow hedge for forecasted sales in 2010.

Operations and Maintenance.  Operations and maintenance expense totaled $15.5 million for the six months ended June 30, 2009 compared with $14.3 million for the six months ended June 30, 2008, an increase of $1.2 million, or 8.1%. The net increase in operations and maintenance of $1.2 million compared to the same period in 2008 includes (i) increases of $0.9 million and $0.1 million at the Badlands and Woodford Shale gathering systems, respectively, (ii) $0.5 million attributable to the North Dakota Bakken gathering system, which commenced operations in late April 2009, (iii) decreases totaling $0.3 million at the Worland, Kinta Area, Bakken, Eagle Chief and Matli gathering systems and (iv) a decrease of $0.1 million related to compression operations.

Depreciation, Amortization and Accretion.  Depreciation, amortization and accretion expense totaled $20.5 million for the six months ended June 30, 2009 compared with $18.1 million for the six months ended June 30, 2008, an increase of $2.4 million, or 13.3%. This $2.4 million increase was primarily attributable to increased depreciation of $0.8 million on the Woodford Shale gathering system $0.7 million on the Kinta Area gathering system, $0.5 million on the Badlands gathering system and $0.2 million attributable to the North Dakota Bakken gathering system, which commenced operations in late April 2009.

Property Impairments.  Property impairment expense related to natural gas gathering systems in Texas and Mississippi totaled $1.0 million for the six months ended June 30, 2009. We had no property impairments during the six months ended June 30, 2008.

Bad Debt.  We had no bad debts for the six months ended June 30, 2009. For the six months ended June 30, 2008 we determined that collection of a trade accounts receivable from a significant customer totaling $8.1 million was doubtful. Accordingly, we increased our reserve for doubtful accounts and recorded a bad debt expense of $8.1 million.

General and Administrative.  General and administrative expense totaled $5.9 million for the six months ended June 30, 2009 compared with $4.2 million for the six months ended June 30, 2008, an increase of $1.7 million, or 41.2%. Salaries expense increased by $0.3 million as a result of increased staffing during the six months ended June 30, 2009 as compared to the six months ended June 30, 2008. Expenses related to the going private proposals were $1.4 million for the six months ended June 30, 2009.

Other Income (Expense).  Other income (expense) totaled $(5.3) million for the six months ended June 30, 2009 compared with $(6.7) million for the six months ended June 30, 2008, a decrease in expense of $1.5 million. The decrease is primarily attributable lower interest rates incurred during the six months ended June 30, 2009 compared to interest rates incurred during the six months ended June 30, 2008, offset by

43

interest expense of $0.9 million related to an interest rate swap during the six months ended June 30, 2009 which did not exist in 2008 and increased interest expense on additional borrowings for the six months ended June 30, 2009 compared to the six months ended June 30, 2008.

LIQUIDITY AND CAPITAL RESOURCES

U.S. Natural Gas, Crude Oil and NGL Supplies and Outlook

The drop in demand for natural gas, crude oil and NGL products since the third quarter of 2008 continues to impact the price for natural gas, crude oil and NGLs. Natural gas prices have declined significantly since the peak NYMEX Henry Hub last day settle price of $13.11/MMBtu in July 2008 to the NYMEX Henry Hub last day settle price of $3.95 in July 2009, a 70% decline. WTI crude oil pricing has declined from a peak of $134.62/bbl in July 2008 to a low of $33.87/Bbl in January 2009, a 75% decline, increasing to $66.93/Bbl in July 2009, a 50% decline from July 2008. NGL basket pricing, which historically has correlated to WTI crude oil pricing, has dropped since the peak NGL basket pricing of $2.21/gallon in June 2008 to a low of $0.70/gallon in January 2009, a 68% decline, increasing to $0.95/gallon in July 2009, a 57% decline from June 2008. Forward curves for natural gas, crude oil and NGL basket pricing reflect continued reductions in demand for natural gas, crude oil and NGL products. A number of the areas in which we operate are experiencing a significant decline in drilling activity as a result of the recent decline in natural gas and crude oil prices. While we anticipate continued exploration and production activities in the areas in which we operate, albeit at depressed levels, fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of natural gas and crude oil reserves. Drilling activity generally decreases as natural gas and crude oil prices decrease. We have no control over the level of drilling activity in the areas of our operations.

Disruption to Functioning of Capital Markets

Multiple events during 2008 and 2009 involving numerous financial institutions have effectively restricted current liquidity within the capital markets throughout the United States and around the world. Despite efforts by treasury and banking regulators in the United States, Europe and other nations around the world to provide liquidity to the financial sector, capital markets currently remain constrained. We expect that our ability to issue debt and equity at prices that are similar to offerings in recent years will be limited over the next three to six months and possibly longer should capital markets remain constrained. Although we intend to move forward with our planned capital expenditures attributable to our existing facilities, we may revise the timing and scope of these projects as necessary to adapt to existing economic conditions and the benefits expected to accrue to our unitholders from our capital expenditures may be muted by substantial cost of capital increases during this period.

Overview

Due to lower natural gas and NGL prices and the impact of reduced drilling activity on our current and projected throughput volumes, we believe that cash generated from operations will decrease for the remainder of 2009 relative to comparable periods in 2008. Our senior secured revolving credit facility requires us to meet certain financial tests, including a maximum consolidated funded debt to EBITDA covenant ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that we make certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such permitted acquisition or capital expenditure occurs. We met the permitted capital expenditure requirements for the four quarter period ended March 31, 2009 and elected to increase the ratio to 4.75:1.0 on March 31, 2009 for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009. During this step-up period, the applicable margin with respect to loans under the credit facility increases by 35 basis points per annum and the unused commitment fee increases by 12.5 basis points per annum. The ratio will revert back to 4.0:1.0 for the quarter ended December 31, 2009. If commodity prices do not significantly improve above the current forward prices for 2009, the Partnership could be in violation of the maximum consolidated funded debt to EBITDA covenant ratio as early as September 30, 2009, unless this ratio is amended, the Partnership receives an infusion of equity capital, the Partnership’s debt is restructured or the

44

Partnership is able to monetize “in-the-money” hedge positions. Management is continuing extensive discussions with certain lenders under the credit facility as to ways to address a potential covenant violation. While no potential solution has been agreed to, the Partnership expects that any solution will require the assessment of fees and increased rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by the Partnership and the suspension of distributions for a certain period of time. There can be no assurance that any such agreement will be reached with the lenders, that any required equity or debt financing will be available to the Partnership, or that the Partnership’s hedge positions will be “in-the-money.”

Cash Flows from Operating Activities

Our cash flows from operating activities increased by $3.0 million to $25.8 million for the six months ended June 30, 2009 from $22.8 million for the six months ended June 30, 2008. During the six months ended June 30, 2009 we received cash flows from customers of approximately $108.2 million attributable to significantly lower average realized natural gas and NGL sales prices, partially offset by increased natural gas and NGLs volumes, received $3.2 million from early settlements of derivative contracts, made cash payments to our suppliers and employees of approximately $80.4 million and made payments of interest expense of $5.2 million, net of amounts capitalized, resulting in cash received from operating activities of $25.8 million. During the same six month period in 2008, we received cash flows from customers of approximately $184.6 million attributable to increased natural gas and NGL volumes and significantly higher average realized natural gas and NGL sales prices, made cash payments to our suppliers and employees of approximately $155.4 million and made payments of interest expense of $6.4 million, net of amounts capitalized, resulting in cash received from operating activities of $22.8 million.

Changes in cash receipts and payments are primarily due to the timing of collections at the end of our reporting periods. We collect and pay large receivables and payables at the end of each calendar month. The timing of these payments and receipts may vary by a day or two between month-end periods and cause fluctuations in cash received or paid. Working capital items, exclusive of cash, provided $3.8 million of cash flows from operating activities during the six months ended June 30, 2009 and used $5.1 million of cash flows from operating activities during the six months ended June 30, 2008.

Net loss for the six months ended June 30, 2009 was $(3.9) million, an increase in net loss of $2.7 million from a net loss of $(1.2) million for the six months ended June 30, 2008. Depreciation, amortization, accretion and property impairments increased by $3.4 million to $21.5 million for the six months ended June 30, 2009 from $18.1 million for the six months ended June 30, 2008.

Cash Flows Used for Investing Activities

Our cash flows used for investing activities, which represent investments in property and equipment, increased by $6.9 million to $27.2 million for the six months ended June 30, 2009 from $20.3 million for the six months ended June 30, 2008 primarily due to cash flows invested related to the construction of the North Dakota Bakken gathering system.

Cash Flows from Financing Activities

Our cash flows from financing activities increased to $4.3 million for the six months ended June 30, 2009 from $0.6 million for the six months ended June 30, 2008, an increase of $3.7 million. During the six months ended June 30, 2009, we borrowed $12.0 million under our credit facility to fund internal expansion projects, repaid $3.0 million on our credit facility upon net receipt of $3.2 million early hedge settlements, distributed $4.3 million to our unitholders, and made $0.4 million payments on capital lease obligations.

During the six months ended June 30, 2008, we borrowed $19.0 million under our credit facility to fund internal expansion projects, we received capital contributions of $1.1 million as a result of issuing common units due to the exercise of 40,705 vested unit options, we distributed $18.8 million to our unitholders, incurred debt issuance costs of $0.3 million associated with the fourth amendment to our credit facility amended in February 2008 and made $0.2 million payments on capital lease obligations.

45

Capital Requirements

The midstream energy business is capital intensive, requiring significant investment to maintain and upgrade existing operations. Our capital requirements have consisted primarily of, and we anticipate will continue to be:

•	maintenance capital expenditures, which are capital expenditures made to replace partially or fully depreciated assets to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows; and

•	expansion capital expenditures such as those to acquire additional assets to grow our business, to expand and upgrade gathering systems, processing plants, treating facilities and fractionation facilities and to construct or acquire similar systems or facilities.

We believe that cash generated from the operations of our business will be sufficient to meet anticipated maintenance capital expenditures for the next twelve months. We anticipate that any future expansion capital expenditures may be funded through operating cash flow, long-term borrowings or other debt financings and/or equity offerings. See “Credit Facility” below for information related to our credit agreement.

North Dakota Bakken

Our North Dakota Bakken gathering system presently consists of a 55-mile gathering system located in northwestern North Dakota that will gather natural gas associated with crude oil produced from the Bakken shale and Three Forks/Sanish formations. Construction of the gathering system, associated compression and treating facilities and a processing plant commenced in October 2008 and became fully operational in May 2009. As of June 30, 2009, we have invested approximately $22.9 million in the project.

Financial Derivatives and Commodity Hedges

We have entered into certain financial derivative instruments that are classified as cash flow hedges in accordance with SFAS 133 and relate to forecasted natural gas sales in 2009 and 2010. We entered into these financial swap instruments to hedge the forecasted natural gas sales against the variability in expected future cash flows attributable to changes in commodity prices. Under these swap agreements, we receive a fixed price and pay a floating price based on certain indices for the relevant contract period as the underlying natural gas is sold.

The following table provides information about our commodity based derivative instruments at June 30, 2009:

		Average
		Fixed	Fair Value
Description and Production Period	Volume	Price	Asset
	(MMBtu)	(Per MMBtu)

Natural Gas — Sold Fixed for Floating Price Swaps
July 2009 — June 2010	2,136,000	$7.01	$6,188
July 2010 — December 2010	1,068,000	$6.73	1,450

			$7,638

We have entered into a financial derivative instrument that is classified as a cash flow hedge in accordance with SFAS 133 and relates to forecasted interest payments under our credit facility in 2009. We entered into this financial swap instrument to hedge forecasted interest payments against the variable interest payments under our credit facility. Under this swap agreement, we pay a fixed interest rate and receive a

46

floating rate based on one month LIBOR on the notional amount for the contract period. The following table provides information about our interest rate swap at June 30, 2009 for the periods indicated:

			Fair Value
	Notional	Interest	Asset
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
July 2009 — December 2009	$100,000	2.245%	$(921)

Off-Balance Sheet Arrangements

We had no significant off-balance sheet arrangements as of June 30, 2009.

Available Credit

Credit markets in the United States and around the world remain constrained due to a lack of liquidity and confidence in a number of financial institutions. Investors continue to seek perceived safe investments in securities of the United States government rather than corporate issues. We may at times experience difficulty accessing the long-term credit markets due to prevailing market conditions. Additionally, existing constraints in the credit markets may increase the rates we are charged for utilizing these markets.

Credit Facility

Our borrowing capacity under our senior secured revolving credit facility, as amended, is $300 million consisting of a $291 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”) and a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distributions (the “Working Capital Facility”).

In addition, the senior secured revolving credit facility provides for an accordion feature, which permits us, if certain conditions are met, to increase the size of the Acquisition Facility by up to $50 million and allows for the issuance of letters of credit of up to $15 million in the aggregate. The credit facility will mature in May 2011. At that time, the agreement will terminate and all outstanding amounts thereunder will be due and payable.

Due to lower natural gas and NGL prices and the impact of reduced drilling activity on our current and projected throughput volumes, we believe that cash generated from operations will decrease for the remainder of 2009 relative to comparable periods in 2008. Our senior secured revolving credit facility requires us to meet certain financial tests, including a maximum consolidated funded debt to EBITDA covenant ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that we make certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such permitted acquisition or capital expenditure occurs. We met the permitted capital expenditure requirements for the four quarter period ended March 31, 2009 and elected to increase the ratio to 4.75:1.0 on March 31, 2009 for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009. During this step-up period, the applicable margin with respect to loans under the credit facility increases by 35 basis points per annum and the unused commitment fee increases by 12.5 basis points per annum. The ratio will revert back to 4.0:1.0 for the quarter ended December 31, 2009. If commodity prices do not significantly improve above the current forward prices for 2009, the Partnership could be in violation of the maximum consolidated funded debt to EBITDA covenant ratio as early as September 30, 2009, unless this ratio is amended, the Partnership receives an infusion of equity capital, the Partnership’s debt is restructured or the Partnership is able to monetize “in-the-money” hedge positions. Management is continuing extensive discussions with certain lenders under the credit facility as to ways to address a potential covenant violation. While no potential solution has been agreed to, the Partnership expects that any solution will require the assessment of fees and increased rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by the Partnership and the suspension of distributions for a certain period of time. There can be no assurance that any such agreement will be reached with the lenders, that any required equity

47

or debt financing will be available to the Partnership, or that the Partnership’s hedge positions will be “in-the-money.”

Upon the occurrence of an event of default as defined in the credit facility, the lenders may, among other things, be able to accelerate the maturity of the credit facility and exercise other rights and remedies as set forth in the credit facility.

Our obligations under the credit facility are secured by substantially all of our assets and guaranteed by us, and all of our subsidiaries, other than our operating company, which is the borrower under the credit facility.

Indebtedness under the credit facility will bear interest, at our option, at either: (i) an Alternate Base Rate plus an applicable margin ranging from 50 to 125 basis points per annum or (ii) LIBOR plus an applicable margin ranging from 150 to 225 basis points per annum based on our ratio of consolidated funded debt to EBITDA. The Alternate Base Rate is a rate per annum equal to the greatest of: (a) the Prime Rate in effect on such day, (b) the base CD rate in effect on such day plus 1.50% and (c) the Federal Funds effective rate in effect on such day plus 1/2 of 1%. We have elected for the indebtedness to bear interest at LIBOR plus the applicable margin. A letter of credit fee will be payable for the aggregate amount of letters of credit issued under the credit facility at a percentage per annum equal to 1.0%. An unused commitment fee ranging from 25 to 50 basis points per annum based on our ratio of consolidated funded debt to EBITDA will be payable on the unused portion of the credit facility. During the step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. At June 30, 2009, the interest rate on outstanding borrowings from our credit facility was 2.92%.

We are subject to interest rate risk on our credit facility and have entered into an interest rate swap to reduce this risk. See Note 5 “Derivatives” for a discussion of our interest rate swap.

The credit facility prohibits us from making distributions to unitholders if any default or event of default, as defined in the credit facility, has occurred and is continuing or would result from such distributions. In addition, the credit facility contains various covenants that limit, among other things, subject to certain exceptions and negotiated “baskets,” our ability to incur indebtedness, grant liens, make certain loans, acquisitions and investments, make any material changes to the nature of its business, amend its material agreements, including the Omnibus Agreement or enter into a merger, consolidation or sale of assets.

The credit facility defines EBITDA as our consolidated net income (loss), plus income tax expense, interest expense, depreciation, amortization and accretion expense, amortization of intangibles and organizational costs, non-cash unit based compensation expense, and adjustments for non-cash gains and losses on specified derivative transactions and for other extraordinary or non-recurring items.

The credit facility limits distributions to our unitholders to available cash, as defined by the agreement, and borrowings to fund such distributions are only permitted under the revolving working capital facility. The revolving working capital facility is subject to an annual “clean-down” period of 15 consecutive days in which the amount outstanding under the revolving working capital facility is reduced to zero.

As of June 30, 2009, we had $261.1 million outstanding under the credit facility and were in compliance with its financial covenants. Our EBITDA to interest expense ratio was 4.95 to 1.0 and our consolidated funded debt to EBITDA ratio was 4.40 to 1.0.

Impact of Inflation

Inflation in the United States has been relatively low in recent years and did not have a material impact on our results of operations for the periods presented.

Recent Accounting Pronouncements

On June 30, 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 168, “The FASB Accounting Standards Codificationtm and The Hierarchy of Generally Accepted Accounting

48

Principles” (“FASB ASC”), a replacement of SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. On the effective date, FASB ASC became the source of authoritative U.S. accounting and reporting standards for nongovernmental entities, in addition to guidance issued by the SEC, and preparers must begin to use the Codification for periods that begin on or about July 1, 2009. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. FASB ASC significantly changes the way financial statement preparers, auditors, and academics perform accounting research. The FASB expects that FASB ASC will reduce the amount of time and effort required to research an accounting issue, mitigate the risk of noncompliance with standards through improved usability of the literature, provide accurate information with real-time updates as new standards are released, and assist the FASB with the research efforts required during the standard-setting process. FASB ASC was adopted effective July 1, 2009 and will not have a material impact on our financial statements and disclosures therein.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events (“SFAS 165”). SFAS 165 requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of their financial statements. SFAS 165 is effective for interim and annual periods ending after June 15, 2009. SFAS No. 165 was adopted effective June 30, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 9, 2009, the FASB issued Staff Position No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FAS 107-1”). FAS 107-1 increases the frequency of fair value disclosures to a quarterly basis instead of annual basis. FAS 107-1 specifically relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet at fair value. FAS 107-1 is effective for interim and annual periods ending after June 15, 2009. FAS 107-1 was adopted effective June 30, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 1, 2009, the FASB issued Staff Position No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP141(R)-1”). FSP 141(R)-1 amends and clarifies SFAS 141, revised 2007, “Business Combinations” to address application issues on initial and subsequent recognition, measurement, accounting and disclosure of assets and liabilities arising from contingencies in a business combination. FSP 141(R)-1 is effective for assets and liabilities arising from contingencies in business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. FSP 141(R)-1 was adopted effective January 1, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 25, 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”. In determining the useful life of an acquired intangible asset, FSP 142-3 removes the requirement from SFAS 142 for an entity to consider whether renewal of the intangible asset requires significant costs or material modifications to the related arrangement. FSP 142-3 also replaces the previous useful life assessment criteria with a requirement that an entity considers its own experience in renewing similar arrangements. If the entity has no relevant experience, it would consider market participant assumptions regarding renewal. FSP 142-3 was adopted effective January 1, 2009 and will apply to future intangible assets acquired. We don’t believe the adoption of FSP 142-3 will have a material impact on our financial position, results of operations or cash flows.

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS 161 encourages, but does not require, comparative disclosures for periods prior to its initial adoption. SFAS 161 amended the qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS 133

49

and generally increased the level of aggregation/disaggregation required in an entity’s financial statements. SFAS 161 was adopted effective January 1, 2009 and did not have a material impact on our financial statements and disclosures therein.

On March 12, 2008, the Emerging Issues Task Force (“EITF”) reached consensus opinion on EITF Issue 07-4, “Application of the two-class method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships” (“EITF 07-4”), which the FASB ratified at its March 26, 2008 meeting. EITF 07-4 requires the calculation of a Master Limited Partnership’s (“MLPs”) net earnings per limited partner unit for each period presented according to distributions declared and participation rights in undistributed earnings as if all of the earnings for that period had been distributed. In periods with undistributed earnings above specified levels, the calculation per the two-class method results in an increased allocation of such undistributed earnings to the general partner and a dilution of earnings to the limited partners. EITF 07-4 is effective for fiscal years beginning after December 15, 2008, and is to be applied retrospectively to all periods presented. EITF 07-4 was adopted effective January 1, 2009 and did not have a significant impact on our financial statements and disclosures therein.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) amends and replaces SFAS 141, but retains the fundamental requirements in SFAS 141 that the purchase method of accounting be used for all business combinations and an acquirer be identified for each business combination. SFAS 141(R) provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the acquiree. SFAS 141(R) provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS 141(R) also determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) apply prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) was adopted effective January 1, 2009 and will apply to future business combinations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards that require the ownership interests in subsidiaries held by parties other than the parent (minority interest) be clearly identified, labeled and presented in the consolidated balance sheet within equity, but separate from the parent’s equity. SFAS 160 requires the equity amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement and that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly as equity transactions. Consolidated net income and comprehensive income are now determined without deducting minority interest; however, earnings-per-share information continues to be calculated on the basis of the net income attributable to the parent’s shareholders. Additionally, SFAS 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. SFAS 160 was adopted effective January 1, 2009 and did not have a material impact on our financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. SFAS 159 was adopted effective January 1, 2008, at which time no financial assets or liabilities, not previously required to be recorded at fair value by other authoritative literature, were designated to be recorded at fair value. As such, the adoption of SFAS 159 did not have any impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly

50

transaction between market participants at the measurement date, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 applies to derivatives and other financial instruments, which SFAS 133 requires be measured at fair value at initial recognition and for all subsequent periods. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We elected to implement SFAS 157 prospectively in the first quarter of 2008 with the one-year deferral permitted by FASB Staff Position (FSP) 157-2 for nonfinancial assets and nonfinancial liabilities measured at fair value, except those that are recognized or disclosed on a recurring basis (at least annually). The deferral applies to nonfinancial assets and liabilities measured at fair value in a business combination; impaired properties, plants and equipment; intangible assets and goodwill; and initial recognition of asset retirement obligations and restructuring costs for which we use fair value. SFAS 157 was adopted effective January 1, 2009 and did not have a material impact on our financial statements.

Significant Accounting Policies and Estimates

The selection and application of accounting policies is an important process that has developed as our business activities have evolved and as the accounting rules have developed. Accounting rules generally do not involve a selection among alternatives, but involve the implementation and interpretation of existing rules, and the use of judgment applied to the specific set of circumstances existing in our business. We make every effort to properly comply with all applicable rules on or before their adoption, and we believe the proper implementation and consistent application of the accounting rules are critical.

There have been no material changes in our significant accounting policies and estimates during the three and six months ended June 30, 2009. See our disclosure of significant accounting policies and estimates in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 9, 2009.

Item 3.	Quantitative and Qualitative Disclosures about Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. The principal market risk to which we are exposed is commodity price risk for natural gas and NGLs. We also incur, to a lesser extent, risks related to interest rate fluctuations. We do not engage in commodity energy trading activities.

51

Commodity Price Risks.  Our profitability is affected by volatility in prevailing NGL and natural gas prices. Historically, changes in the prices of most NGL products have generally correlated with changes in the price of crude oil. NGL and natural gas prices are volatile and are impacted by changes in the supply and demand for NGLs and natural gas, as well as market uncertainty. Our cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect our ability to make distributions to unitholders. To illustrate the impact of changes in prices for natural gas and NGLs on our operating results, we have provided the table below, which reflects, for the three months ended June 30, 2009 and 2008, respectively, the impact on our midstream segment margin of a $0.01 per gallon change (increase or decrease) in NGL prices coupled with a $0.10 per MMBtu change (increase or decrease) in the price of natural gas.

		Natural Gas Price Change
		Three Months Ended June 30,
		2009		2008
		($/MMBtu)

		$0.10	$(0.10)	$0.10	$(0.10)
NGL Price Change ($/gal)	$0.01	$163,000	$181,000	$151,000	$142,000
	$(0.01)	$(213,000)	$(216,000)	$(127,000)	$(189,000)

The increase in commodity exposure is the result of increased natural gas and NGL product volumes during the three months ended June 30, 2009 compared to the three months ended June 30, 2008 and the increased exposure to NGL product prices in 2009 as the result of no NGL hedging contracts in 2009. The magnitude of the impact on total segment margin of changes in natural gas and NGL prices presented may not be representative of the magnitude of the impact on total segment margin for different commodity prices or contract portfolios. Natural gas and crude oil prices can also affect our profitability indirectly by influencing the level of drilling activity and related opportunities for our services.

We manage this commodity price exposure through an integrated strategy that includes management of our contract portfolio, optimization of our assets and the use of derivative contracts. As a result of these derivative swap contracts, we have hedged a portion of our expected exposure to natural gas prices in 2009 and 2010. We continually monitor our hedging and contract portfolio and expect to continue to adjust our hedge position as conditions warrant. The following table provides information about our commodity-based derivative instruments at June 30, 2009 for the periods indicated:

		Average
		Fixed	Fair Value
Description and Production Period	Volume	Price	Asset
	(MMBtu)	(Per MMBtu)

Natural Gas — Sold Fixed for Floating Price Swaps
July 2009 — June 2010	2,136,000	$7.01	$6,188
July 2010 — December 2010	1,068,000	$6.73	1,450

			$7,638

Interest Rate Risk.  We have elected for the indebtedness under our credit facility to bear interest at LIBOR plus the applicable margin. We are exposed to changes in the LIBOR rate as a result of our credit facility, which is subject to floating interest rates. On October 7, 2008, we entered into a floating-to-fixed interest rate swap agreement with an investment grade counterparty whereby we pay a monthly fixed interest rate of 2.245% and receive a monthly variable rate based on the one month posted LIBOR interest rate on a notional amount of $100.0 million. This swap agreement was effective on January 2, 2009 and terminates on January 1, 2010. As of June 30, 2009, we had approximately $261.1 million of indebtedness outstanding under our credit facility, of which $161.1 million is exposed to changes in the LIBOR rate. The impact of a 100 basis point increase in interest rates on the amount of current debt exposed to variable interest rates would for the remainder of 2009, result in an increase in annualized interest expense and a corresponding decrease in

52

annualized net income of approximately $1.6 million. The following table provides information about our interest rate swap at June 30, 2009:

			Fair Value
	Notional	Interest	Asset
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
July 2009 — December 2009	$100,000	2.245%	$(921)

Credit Risk.  Counterparties pursuant to the terms of their contractual obligations expose us to potential losses as a result of nonperformance. Our four largest customers for the six months ended June 30, 2009, accounted for approximately 20%, 15%, 11% and 10%, respectively, of our revenues. Consequently, changes within one or more of these companies operations have the potential to impact, both positively and negatively, our credit exposure and make us subject to risks of loss resulting from nonpayment or nonperformance by these or any of our other customers. Any material nonpayment or nonperformance by our key customers could materially and adversely affect our business, financial condition or results of operations and reduce our ability to make distributions to our unitholders. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to us. Our counterparties for our commodity based derivative instruments as of June 30, 2009 are BP Energy Company and Bank of Oklahoma, N.A. Our counterparty to our interest rate swap as of June 30, 2009 is Wells Fargo Bank, N.A.

On July 22, 2008, SemGroup, L.P. and certain subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In October 2008, the United States Bankruptcy Court for the District of Delaware entered an order approving the assumption of a Natural Gas Liquids Marketing Agreement (the “SemStream Agreement”) between SemStream, L.P., an affiliate of SemGroup, L.P., and us relating to sales of natural gas liquids and condensate at our Bakken and Badlands plants and gathering systems, restoring us and SemStream, L.P. to our pre-bankruptcy contractual relationship. Our pre-petition credit exposure to SemGroup, L.P. relating to condensate sales to SemCrude, LLC in our mid-continent region is approximately $0.3 million, which continues to be reserved as of June 30, 2009.

Item 4.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

(a)	Evaluation of disclosure controls and procedures.

As required by Rule 13a-15(b) under the Securities Exchange Act of 1934, as amended, we have evaluated, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q. Based upon that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of June 30, 2009, to ensure that information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure and is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(b)	Changes in internal control over financial reporting.

During the three months ended June 30, 2009, there were no changes in our system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

53

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings

Three putative unitholder class action lawsuits have been filed relating to the Hiland Partners Merger and the Hiland Holdings Merger. These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. C3-09-211-02. The lawsuits name as defendants the Partnership, Hiland Holdings, the general partner of each of the Partnership and Hiland Holdings, and the members of the board of directors of each of the Partnership and Hiland Holdings. The lawsuits challenge both the Hiland Partners Merger and the Hiland Holdings Merger. The lawsuits allege claims of breach of the Partnership Agreement and breach of fiduciary duty on behalf of (i) a purported class of common unitholders of the Partnership and (ii) a purported class of our common unitholders of Hiland Holdings.

On July 10, 2009, the court in which the Oklahoma case is pending granted our motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the mergers. This Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by the Hamm Parties is unfair and inadequate, (ii) the members of the conflicts committees of the general partner of each of the Partnership and Hiland Holdings that were charged with reviewing the proposals and making a recommendation to each committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Hiland Partners Merger or the Hiland Holdings Merger, and (iv) the disclosures in the Preliminary Proxy Statement filed by the Partnership and Hiland Holdings are materially misleading. The Pasternack plaintiff seeks to preliminarily enjoin the defendants from proceeding with or consummating the mergers and seeks an order requiring defendants to supplement the Preliminary Proxy Statement with certain information. We cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits.

Additional information concerning these lawsuits may be found in the Preliminary Proxy Statement filed by the Partnership and Hiland Holdings and, when filed, in the definitive joint proxy statement.

We are not aware of any legal or governmental proceedings against us, or contemplated to be brought against us, under the various environmental protection statutes to which we are subject. We maintain insurance policies with insurers in amounts and with coverage and deductibles as our general partner believes are reasonable and prudent. However, we cannot assure you that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal and property damage or that these levels of insurance will be available in the future at economical prices.

Item 1A.	Risk Factors

The failure to complete the Hiland Partners Merger could adversely affect the price of our common units and otherwise have an adverse effect on us.

There can be no assurance that the conditions to the completion of the Hiland Partners Merger, many of which are out of our control, will be satisfied by the November 1, 2009 deadline set forth in the merger agreement. Among other things, we cannot be certain that (i) holders of a majority of our common units (other than Hiland Holdings) will vote in favor of the Hiland Partners Merger and the merger agreement; (ii) no injunction will be granted in any of the three pending unitholder lawsuits challenging the Hiland Partners Merger (as described elsewhere in this Form 10-Q); or (iii) that the Hiland Holdings Merger will be completed concurrently with the Hiland Partners Merger (the completion of which is a condition to Mr. Hamm’s obligation to complete the Hiland Partners Merger).

54

If the Hiland Partners Merger is not completed, the price of our common units will likely fall to the extent that the current market price of our common units reflects an assumption that a transaction will be completed. Further, a failed transaction may result in negative publicity and/or a negative impression of us in the investment community and may affect our relationship with employees, vendors, creditors and other business partners.

Additionally, we are subject to the following risks related to the Hiland Partners Merger:

•	Certain costs relating to the Hiland Partners Merger, including legal, accounting and financial advisory fees, are payable by us whether or not the Hiland Partners Merger is completed.

•	Under circumstances set out in the merger agreement, if the Hiland Partners Merger is not completed we may be required to reimburse up to $1.1 million of Mr. Hamm and his affiliates’ expenses associated with the Hiland Partners Merger.

•	Our management’s and our employees’ attention will have been diverted from our day-to-day operations, we may experience unusually high employee attrition and our business and customer relationships may be disrupted.

We are subject to litigation related to the Hiland Partners Merger.

We are actively defending three putative unitholder class action lawsuits which have been filed relating to the Hiland Partners Merger and the Hiland Holdings Merger. These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. C3-09-211-02. The lawsuits name as defendants the Partnership, Hiland Holdings, the general partner of each of the Partnership and Hiland Holdings, and the members of the board of directors of each of the Partnership and Hiland Holdings. The lawsuits challenge both the Hiland Partners Merger and the Hiland Holdings Merger. The lawsuits allege claims of breach of the Partnership Agreement and breach of fiduciary duty on behalf of (i) a purported class of common unitholders of the Partnership and (ii) a purported class of our common unitholders of Hiland Holdings.

On July 10, 2009, the court in which the Oklahoma case is pending granted our motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the mergers. This Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by the Hamm Parties is unfair and inadequate, (ii) the members of the conflicts committees of the general partner of each of the Partnership and Hiland Holdings that were charged with reviewing the proposals and making a recommendation to each committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Hiland Partners Merger or the Hiland Holdings Merger, and (iv) the disclosures in the Preliminary Proxy Statement filed by the Partnership and Hiland Holdings are materially misleading. The Pasternack plaintiff seeks to preliminarily enjoin the defendants from proceeding with or consummating the mergers and seeks an order requiring defendants to supplement the Preliminary Proxy Statement with certain information. It is possible that additional claims beyond those that have already been filed will be brought by the current plaintiffs or by others in an effort to enjoin the Hiland Partners Merger or seek monetary relief from us.

While the Hiland Companies do not believe these lawsuits have merit and intend to defend themselves vigorously, we cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits. An unfavorable resolution of any such litigation surrounding the Hiland Partners Merger could delay or prevent the consummation of the Hiland Partners Merger. In addition, the cost to us of defending the litigation, even if resolved in our favor, could be substantial. Such litigation could also divert the attention of our management and our resources in general from day-to-day operations.

55

If commodity prices do not significantly improve above the expected prices for 2009, we may be in violation of the maximum consolidated funded debt to EBITDA covenant ratio as early as September 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured, we receive an infusion of equity capital or the Partnership is able to monetize “in-the-money” hedge positions. Failure to comply with the covenants could cause an event of default under our credit facility.

Our credit facility contains covenants requiring us to maintain certain financial ratios and comply with certain financial tests, which, among other things, require us and our subsidiary guarantors, on a consolidated basis, to maintain specified ratios or conditions as follows:

•	EBITDA to interest expense of not less than 3.0 to 1.0; and

•	consolidated funded debt to EBITDA of not more than 4.0 to 1.0 with the option to increase the consolidated funded debt to EBITDA ratio to not more than 4.75 to 1.0 for a period of up to nine months following an acquisition or a series of acquisitions totaling $40 million in a 12-month period (subject to an increased applicable interest rate margin and commitment fee rate).

As of June 30, 2009, we were in compliance with each of these ratios, which are tested quarterly. Our EBITDA to interest expense ratio was 4.95 to 1.0 and our consolidated funded debt to EBITDA ratio was 4.40 to 1.0. We temporarily increased the ratio to 4.75:1.0 on March 31, 2009, but such ratio will be reduced to 4.0:1.0 on December 31, 2009. Our ability to remain in compliance with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flow from our operations and events or circumstances beyond our control. If commodity prices do not significantly improve above the expected prices for 2009, we may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as September 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured, we receive an infusion of equity capital or the Partnership is able to monetize “in-the-money” hedge positions. Our failure to comply with any of the restrictions and covenants under our revolving credit facility could lead to an event of default and the acceleration of our obligations under those agreements. We may not have sufficient funds to make such payments. If we are unable to satisfy our obligations with cash on hand, we could attempt to refinance such debt, sell assets or repay such debt with the proceeds from an equity offering. We cannot assure that we will be able to generate sufficient cash flow to pay the interest on our debt or that future borrowings, equity financings or proceeds from the sale of assets will be available to pay or refinance such debt. The terms of our financing agreements may also prohibit us from taking such actions. Factors that will affect our ability to raise cash through an offering of our common units or other equity, a refinancing of our debt or a sale of assets include financial market conditions and our market value and operating performance at the time of such offering or other financing. We cannot assure that any such proposed offering, refinancing or sale of assets can be successfully completed or, if completed, that the terms will be favorable to us.

In addition to the other information set forth in this report, you should carefully consider the factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which could materially affect our business, financial condition or future results. The risks described in our Annual Report on Form 10-K are not the only risks facing the Partnership. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/ or operating results.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3.	Defaults Upon Senior Securities

None.

Item 4.	Submission of Matters to a Vote of Security Holders

None.

Item 5.	Other Information

None.

56

Item 6.	Exhibits

Exhibit
Number		Description

2.1	—	Acquisition Agreement by and among Hiland Operating, LLC and Hiland Partners, LLC dated as of September 1, 2005 (incorporated by referenced to Exhibit 2.1 of Registrant’s Form 8-K filed September 29, 2005).
2.2	—	Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, HH GP Holding, LLC and HLND MergerCo, LLC (incorporated by reference to Exhibit 2.1 of Registrant’s Form 8-K filed on June 1, 2009). Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K.
2.3	—	Equity Commitment Letter Agreement, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (incorporated by reference to Exhibit 2.2 of Registrant’s Form 8-K filed on June 1, 2009).
2.4	—	Support Agreement, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HLND MergerCo, LLC (incorporated by reference to Exhibit 2.3 of Registrant’s Form 8-K filed on June 1, 2009).
2.5	—	Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HPGP MergerCo, LLC (incorporated by reference to Exhibit 2.1 of Hiland Holdings’ Form 8-K filed on June 1, 2009). Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K.
2.6	—	Equity Commitment Letter Agreement, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (incorporated by reference to Exhibit 2.3 of Hiland Holdings’ Form 8-K filed on June 1, 2009).
2.7	—	Support Agreement, dated as of June 1, 2009, by and between Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, Harold Hamm, Continental Gas Holdings, Inc., Bert Mackie, as trustee of the Harold Hamm DST Trust and the Harold Hamm HJ Trust, HH GP Holding, LLC and HPGP MergerCo, LLC (incorporated by reference to Exhibit 2.1 of Hiland Holdings’ Form 8-K filed on June 1, 2009).
3.1	—	Certificate of Limited Partnership of Hiland Partners, LP. (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908)).
3.2	—	First Amended and Restated Limited Partnership Agreement of Hiland Partners, LP (incorporated by reference to exhibit 3.2 of Registrant’s annual report on Form 10-K filed on March 30, 2005).
3.3	—	Certificate of Formation of Hiland Partners GP, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908)).
3.4	—	Second Amended and Restated Limited Liability Company Agreement of Hiland Partners GP, LLC (incorporated by reference to exhibit 10.2 of Registrant’s Form 8-K filed on September 29, 2006).
4.1	—	Certificate of Limited Partnership of Hiland Partners, LP. (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908)).
4.2	—	First Amended and Restated Limited Partnership Agreement of Hiland Partners, LP (incorporated by reference to exhibit 3.2 of Registrant’s annual report on Form 10-K filed on March 30, 2005).
4.3	—	Certificate of Formation of Hiland Partners GP, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908)).
4.4	—	Second Amended and Restated Limited Liability Company Agreement of Hiland Partners GP, LLC (incorporated by reference to exhibit 10.2 of Registrant’s Form 8-K filed on September 29, 2006).
19.1	—	Code of Ethics for Chief Executive Officer and Senior Finance Officers (incorporated by reference to exhibit 19.1 of Registrant’s annual report on Form 10-K filed on March 30, 2005).
31.1	—	Certification of Chief Executive Officer under Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	—	Certification of Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	—	Certification of Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	—	Certification of Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

*	Constitutes management contracts or compensatory plans or arrangements.

57

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Enid, Oklahoma, on this 10th day of August, 2009.

HILAND PARTNERS, LP

By: Hiland Partners GP, LLC, its general partner

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer, President and Director
(principal executive officer)

By:	/s/ Matthew S. Harrison
Matthew S. Harrison
Chief Financial Officer, Vice President-Finance, Secretary and Director
(principal financial and accounting officer)

58

Exhibit Index

2.1	—	Acquisition Agreement by and among Hiland Operating, LLC and Hiland Partners, LLC dated as of September 1, 2005 (incorporated by referenced to Exhibit 2.1 of Registrant’s Form 8-K filed September 29, 2005).
2.2	—	Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, HH GP Holding, LLC and HLND MergerCo, LLC (incorporated by reference to Exhibit 2.1 of Registrant’s Form 8-K filed on June 1, 2009). Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K.
2.3	—	Equity Commitment Letter Agreement, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (incorporated by reference to Exhibit 2.2 of Registrant’s Form 8-K filed on June 1, 2009).
2.4	—	Support Agreement, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HLND MergerCo, LLC (incorporated by reference to Exhibit 2.3 of Registrant’s Form 8-K filed on June 1, 2009).
2.5	—	Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HPGP MergerCo, LLC (incorporated by reference to Exhibit 2.1 of Hiland Holdings’ Form 8-K filed on June 1, 2009). Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K.
2.6	—	Equity Commitment Letter Agreement, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (incorporated by reference to Exhibit 2.3 of Hiland Holdings’ Form 8-K filed on June 1, 2009).
2.7	—	Support Agreement, dated as of June 1, 2009, by and between Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, Harold Hamm, Continental Gas Holdings, Inc., Bert Mackie, as trustee of the Harold Hamm DST Trust and the Harold Hamm HJ Trust, HH GP Holding, LLC and HPGP MergerCo, LLC (incorporated by reference to Exhibit 2.1 of Hiland Holdings’ Form 8-K filed on June 1, 2009).
3.1	—	Certificate of Limited Partnership of Hiland Partners, LP. (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908)).
3.2	—	First Amended and Restated Limited Partnership Agreement of Hiland Partners, LP (incorporated by reference to exhibit 3.2 of Registrant’s annual report on Form 10-K filed on March 30, 2005).
3.3	—	Certificate of Formation of Hiland Partners GP, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908)).
3.4	—	Second Amended and Restated Limited Liability Company Agreement of Hiland Partners GP, LLC (incorporated by reference to exhibit 10.2 of Registrant’s Form 8-K filed on September 29, 2006).
4.1	—	Certificate of Limited Partnership of Hiland Partners, LP. (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908)).
4.2	—	First Amended and Restated Limited Partnership Agreement of Hiland Partners, LP (incorporated by reference to exhibit 3.2 of Registrant’s annual report on Form 10-K filed on March 30, 2005).
4.3	—	Certificate of Formation of Hiland Partners GP, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-1 (File No. 333-119908)).
4.4	—	Second Amended and Restated Limited Liability Company Agreement of Hiland Partners GP, LLC (incorporated by reference to exhibit 10.2 of Registrant’s Form 8-K filed on September 29, 2006).
19.1	—	Code of Ethics for Chief Executive Officer and Senior Finance Officers (incorporated by reference to exhibit 19.1 of Registrant’s annual report on Form 10-K filed on March 30, 2005).
31.1	—	Certification of Chief Executive Officer under Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	—	Certification of Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	—	Certification of Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	—	Certification of Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

*	Constitutes management contracts or compensatory plans or arrangements.

59

Exhibit 31.1

CERTIFICATION

I, Joseph L. Griffin, certify that:

1. I have reviewed this report on Form 10-Q of Hiland Partners, LP;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a — 15(e) and 15d — 15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a — 15(f) and 15d — 15 (f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

Date: August 10, 2009

60

Exhibit 31.2

CERTIFICATION

I, Matthew S. Harrison, certify that:

1. I have reviewed this report on Form 10-Q of Hiland Partners, LP;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a — 15(e) and 15d — 15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a — 15(f) and 15d — 15 (f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Matthew S. Harrison
Matthew S. Harrison
Chief Financial Officer, Vice President-Finance
and Secretary

Date: August 10, 2009

61

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE
OFFICER OF GENERAL PARTNER OF HILAND PARTNERS, LP
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the report on Form 10-Q for the three and six months ended June 30, 2009 of Hiland Partners, LP (the “Company”) and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph L. Griffin, Chief Executive Officer and President of Hiland Partners GP, LLC, the general partner of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

Date: August 10, 2009

62

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL
OFFICER OF GENERAL PARTNER OF HILAND PARTNERS, LP
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the report on Form 10-Q for the three and six months ended June 30, 2009 of Hiland Partners LP (the “Company”) and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew S. Harrison, Chief Financial Officer, Vice President-Finance and Secretary of Hiland Partners GP, LLC, the general partner of Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Matthew S. Harrison
Matthew S. Harrison
Chief Financial Officer, Vice President-Finance
and Secretary

Date: August 10, 2009

63

Annex I

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2008

Commission file number: 001-33018

Hiland Holdings GP, LP
(Exact name of Registrant as specified in its charter)

DELAWARE	76-0828238
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

205 West Maple, Suite 1100	73701
Enid, Oklahoma	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number including area code
(580) 242-6040

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered

Common Limited Partner Units	The NASDAQ Stock Market, LLC

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

The aggregate market value of common limited partner units held by non-affiliates of the registrant was approximately $226.7 million on June 30, 2008 based on the closing price of $26.97 on the NASDAQ National Market.

The number of the registrant’s outstanding equity units at March 5, 2009 was 21,607,500 common units.

DOCUMENTS INCORPORATED BY REFERENCE:

None

2

PART I

Items 1. and 2.	Business and Properties

Unless the context requires otherwise, references to “we,” “our,” “us,” “Hiland Holdings” or “the Partnership” are intended to mean the consolidated business and operations of Hiland Holdings GP, LP. References to “Hiland Partners” are intended to mean the consolidated business and operations of Hiland Partners, LP and its subsidiaries.

Our Formation and Public Offering

Hiland Holdings GP, LP is a Delaware limited partnership formed in May 2006 to own Hiland Partners GP, LLC, the general partner of Hiland Partners, LP, (“Hiland Partners”) and certain other common and subordinated units in Hiland Partners, LP. Hiland Partners, LP a publicly traded Delaware limited partnership (NASDAQ: HLND) formed in October 2004, is principally engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, fractionating natural gas liquids and providing air compression and water injection services for oil and gas secondary recovery operations. The operations of Hiland Partners, LP are primarily located in the Mid-Continent and Rocky Mountain regions of the United States.

Overview

Our cash generating assets consist of our ownership interests in Hiland Partners. Our aggregate ownership interests in Hiland Partners consist of the following: the 2% general partner interest in Hiland Partners, all of the incentive distribution rights in Hiland Partners, and 2,321,471 common units and 3,060,000 subordinated units of Hiland Partners, representing a 57.4% limited partner interest in Hiland Partners.

Our primary objective is to increase our cash distributions to our unitholders by actively assisting Hiland Partners in executing its business strategy. We support Hiland Partners in implementing its business strategy by assisting in identifying, evaluating and pursuing growth opportunities. We may support the growth of Hiland Partners through the use of our capital resources, including purchasing Hiland Partners units or lending funds to Hiland Partners to provide funding for the acquisition of a business or an asset or for an internal growth project. In addition, we may provide Hiland Partners with other forms of credit support, such as guarantees relating to financing a project or other types of support related to a merger or acquisition transaction.

Hiland Partners is a midstream energy partnership engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas, and fractionating, or separating, and marketing of natural gas liquids, or NGLs. Hiland Partners also provides air compression and water injection services to Continental Resources, Inc. (“CLR”), a publicly traded exploration and production company controlled by affiliates of our general partner, for use in its oil and gas secondary recovery operations. Hiland Partners’ operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. In Hiland Partners’ midstream segment, it connects the wells of natural gas producers in its market areas to its gathering systems, treats natural gas to remove impurities, processes natural gas for the removal of NGLs, fractionates NGLs into NGL products and provides an aggregate supply of natural gas and NGL products to a variety of natural gas transmission pipelines and markets. In Hiland Partners compression segment, it provides compressed air and water to CLR. CLR uses the compressed air and water in its oil and gas secondary recovery operations in North Dakota by injecting them into its oil and gas reservoirs to increase oil and gas production from those reservoirs. This increased production of natural gas flows through Hiland Partners’ Badlands gathering system.

Hiland Partners’ midstream assets consist of 14 natural gas gathering systems with approximately 2,111 miles of gas gathering pipelines, five natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. Hiland Partners’ compression assets consist of two air compression facilities and a water injection plant.

3

Recent Developments

Going Private Proposals.  On January 15, 2009, the board of directors of the general partner of each of Hiland Holdings and Hiland Partners received a proposal from Harold Hamm to acquire all of the outstanding common units of each of Hiland Holdings and Hiland Partners that are not owned by Mr. Hamm, his affiliates or the Hamm family trusts. Consummation of each transaction is conditioned upon the consummation of the other. The proposals contemplate a merger of each of Hiland Holdings and Hiland Partners with a separate new acquisition vehicle to be formed by Mr. Hamm and the Hamm family trusts. Under the terms proposed by Mr. Hamm, Hiland Holdings unitholders would receive $3.20 in cash per common unit and Hiland Partners unitholders would receive $9.50 in cash per common unit. Mr. Hamm is the Chairman of the board of directors of the general partner of each of Hiland Holdings and Hiland Partners. Mr. Hamm, either individually or together with his affiliates or the Hamm family trusts, beneficially owns 100% of Hiland Partners GP Holdings, LLC, our general partner, and approximately 61% of the outstanding common units of Hiland Holdings. Hiland Holdings owns 100% of Hiland Partners’ general partner and approximately 37% of Hiland Partners’ outstanding common units.

It is anticipated that the conflicts committee of the boards of directors of the general partner of each of Hiland Holdings and Hiland Partners will consider the proposals. In reviewing the proposals, each conflicts committee has retained its own financial advisers and legal counsel to assist in its work. The board of directors of the general partners of each of Hiland Holdings and Hiland Partners caution our unitholders and the unitholders of Hiland Partners respectively, and others considering trading in the securities of Hiland Holdings and Hiland Partners, that each conflicts committee of the board of directors is reviewing its respective proposal and no decisions have been made by either conflicts committee of either board of directors with respect to the response of either us or Hiland Partners to the proposals. There can be no assurance that any agreement will be executed or that any transaction will be approved or consummated.

On February 26, 2009, a unitholder of Hiland Holdings and Hiland Partners filed a complaint alleging claims relating to Mr. Hamm’s proposal on behalf of a purported class of common unitholders of Hiland Holdings and Hiland Partners against Hiland Holdings, Hiland Partners, the general partner of each of Hiland Holdings and Hiland Partners, and certain members of the board of directors of each of Hiland Holdings and Hiland Partners in the Court of Chancery of the State of Delaware. For additional information, please see Item 3. “Legal Proceedings.”

On January 27, 2009, we received a Deficiency Letter from NASDAQ indicating that we no longer comply with the audit committee composition requirements as set forth in Marketplace Rule 4350(d), which requires Hiland Partners GP Holdings, LLC, our general partner, to have an audit committee of at least three independent members. Following the resignation of Shelby E. Odell from the board of directors of our general partner on January 21, 2009, the audit committee of our general partner consists of only two independent members. Mr. Odell resigned from the board of directors of our general partner so that he would be eligible to serve as a member of the conflicts committee of the board of directors of Hiland Partners’ general partner. In accordance with Marketplace Rule 4350(d)(4), NASDAQ has provided us a cure period to regain compliance until the earlier of our next annual unitholders’ meeting or January 21, 2010, or, if the next annual unitholders’ meeting is held before July 20, 2009, then we must evidence compliance no later than July 20, 2009.

Midstream Segment

Hiland Partners’ midstream operations consist of the following:

•	gathering and compressing natural gas to facilitate its transportation to Hiland Partners’ processing plants, third party pipelines, utilities and other consumers;

•	dehydrating natural gas to remove water from the natural gas stream to meet pipeline quality specifications;

•	treating natural gas to remove or reduce impurities such as carbon dioxide, nitrogen, hydrogen sulfide and other contaminants to ensure that the natural gas meets pipeline quality specifications;

4

•	processing natural gas to extract NGLs and selling the resulting residue natural gas and, in most cases, the NGLs; and

•	fractionating a portion of NGLs into a mix of NGL products, including propane, butanes and natural gasoline or various combinations of these NGLs, and selling these NGL products to third parties.

Hiland Partners’ midstream assets include the following:

•	Bakken Gathering System. The Bakken gathering system is a 374-mile gas gathering system located in eastern Montana that gathers compresses, dehydrates and processes natural gas, and fractionates NGLs. This system includes the Bakken processing plant, three compressor stations and one fractionation facility, and has approximately 11,050 horsepower installed. Hiland Partners acquired the Bakken gathering system and the Bakken processing plant in September 2005. Hiland Partners’ Bakken gathering system has capacity of 25,000 Mcf/d and average throughput was 22,687 Mcf/d of natural gas which produced approximately 2,264 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 33.5% of our total segment margin for the year ended December 31, 2008.

•	Badlands Gathering System. The Badlands gathering system is a 221-mile gas gathering system primarily located in southwest North Dakota that gathers, compresses, dehydrates, treats and processes natural gas, and fractionates NGLs. The system includes the Badlands processing plant, seven compressor stations, one treating facility and one fractionation facility, and has approximately 18,550 horsepower installed. Hiland Partners constructed the original Badlands gathering system and processing plant in 1997. Hiland Partners’ Badlands gathering system has capacity of 46,000 Mcf/d and average throughput was 22,930 Mcf/d of natural gas which produced approximately 962 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 17.5% of our total segment margin for the year ended December 31, 2008.

•	Eagle Chief Gathering System. The Eagle Chief gathering system is a 609-mile gas gathering system located in northwest Oklahoma that gathers, compresses, dehydrates and processes natural gas. The system includes the Eagle Chief processing plant and eight compressor stations and has approximately 17,500 horsepower installed. Hiland Partners constructed the Eagle Chief gathering system in 1990 and constructed the Eagle Chief processing plant in 1995. Hiland Partners acquired the Carmen gathering system in August 2003, which consists solely of gathering lines to expand the Eagle Chief gathering system. Hiland Partners’ Eagle Chief gathering system has a capacity of 35,500 Mcf/d and average throughput was 25,259 Mcf/d of natural gas which produced approximately 980 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 12.6% of our total segment margin for the year ended December 31, 2008.

•	Kinta Area Gathering Systems. The Kinta Area gathering system was acquired by Hiland Partners on May 1, 2006 and is a 601-mile gathering system located in southeastern Oklahoma that includes five separate low pressure natural gas gathering systems. The systems are comprised of four 10,000 Mcf/d capacity amine treating facilities and thirteen compressor stations with an aggregate of approximately 43,750 horsepower. Hiland Partners’ Kinta Area gathering systems have an aggregate capacity of 200,000 Mcf/d and average throughput was 133,755 Mcf/d for the year ended December 31, 2008. The systems represented approximately 12.5% of our total segment margin for the year ended December 31, 2008.

•	Woodford Shale Gathering System. The Woodford Shale gathering system is a 55-mile gathering system located in southeastern Oklahoma and is designed to provide low-pressure gathering, compression and dehydrating services. The system includes four compressor stations and has approximately 17,400 horsepower installed. Natural gas gathered on the Woodford Shale gathering system is processed at third party processing facilities. Hiland Partners’ Woodford Shale gathering system has a capacity of 65,000 Mcf/d and average throughput was 27,447 Mcf/d of natural gas which produced approximately 1,214 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 9.2% of our total segment margin for the year ended December 31, 2008.

5

•	Matli Gathering System. The Matli gathering system is a 58-mile gas gathering system located in northcentral Oklahoma that gathers, compresses, dehydrates, treats and processes natural gas. The system includes the Matli processing plant, three compressor stations and one treating facility which combined have approximately 9,450 horsepower. Hiland Partners constructed the Matli gathering system in 1999, and in December 2006 Hiland Partners completed the construction of a new processing plant. Hiland Partners’ Matli gathering system has a capacity of 25,000 Mcf/d and average throughput was 15,627 Mcf/d of natural gas which produced approximately 343 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 5.7% of our total segment margin for the year ended December 31, 2008.

•	Worland Gathering System. The Worland gathering system is a 153-mile gas gathering system located in central Wyoming that gathers, compresses, dehydrates, treats and processes natural gas, and fractionates NGLs. The system includes the Worland processing plant, seven compressor stations, one treating facility and one fractionation facility, and has approximately 5,700 horsepower installed. The Worland gathering system and the Worland processing plant were contributed to Hiland Partners on February 15, 2005 in connection with Hiland Partners’ formation and its initial public offering. Hiland Partners’ Worland gathering system has a capacity of 8,000 Mcf/d and average throughput was 2,603 Mcf/d of natural gas which produced approximately 157 Bbls/d of NGLs for the year ended December 31, 2008. The system represented approximately 4.3% of our total segment margin for the year ended December 31, 2008.

•	Other Systems. Hiland Partners also owns three other natural gas gathering systems located in Texas, Mississippi and Oklahoma. These systems represented approximately 0.4% of our total segment margin for the year ended December 31, 2008.

•	North Dakota Bakken Gathering System. The North Dakota Bakken gathering system presently consists of a 23-mile gathering system located in northwestern North Dakota that will gather natural gas associated with crude oil produced from the Bakken shale and Three Forks/Sanish formations. The gathering system, associated compression and treating facilities and a processing plant are currently under construction by Hiland Partners with an expected start up in the second quarter of 2009. Construction of the processing plant and gathering system commenced in October 2008. As of December 31, 2008, Hiland Partners has invested approximately $9.2 million in the project.

Hiland Partners midstream revenues represented 98.8%, 98.3% and 97.8% of total revenues for the years ended December 31, 2008, 2007 and 2006, respectively.

6

The table set forth below contains certain information regarding Hiland Partners’ gathering systems as of or for the year ended December 31, 2008:

							Percent
							of Total
		Length	Receipt	Throughput	Throughput	Capacity	Segment
Asset	Type	(Miles)	Points	Capacity(1)	Average(1)	Utilization	Margin

Bakken gathering system	Gathering pipelines	374	292	25,000	22,687	90.8%
	Refrigeration Plant Constructed in 2004	—	—	25,000	22,687	90.8%
	Fractionation facility (Bbls/d)	—	—	6,500	3,354	51.6%	33.5%
Badlands gathering system	Gathering pipelines	221	44	46,000	22,930	49.9%
	Cryogenic and Refrigeration Plant — Constructed in 2007	—	—	40,000	22,930	57.3%
	Treating facility	—	—	40,000	22,930	57.3%
	Fractionation facility (Bbls/d)	—	—	4,000	836	20.9%	17.5%
Eagle Chief gathering system	Gathering pipelines	609	447	35,500	25,259	71.2%
	Mix Refrigeration/JT Plant Constructed in 1995	—	—	35,000	25,259	72.2%	12.6%
Kinta Area gathering systems(2)	Gathering pipelines	601	710	200,000	133,755	66.9%
	Treating facilities			40,000	21,116	52.9%	12.5%
Woodford Shale gathering system	Gathering pipelines	55	53	65,000	27,447	42.2%	9.2%
Matli gathering system	Gathering pipelines	58	57	25,000	15,627	62.5%
	Mix Refrigeration Plant Constructed in 2006	—	—	25,000	15,627	62.5%
	Treating facility	—	—	20,000	11,336	56.7%	5.7%
Worland gathering system	Gathering pipelines	153	24	8,000	2,603	32.5%
	Refrigeration Plant — Constructed in mid 1980’s	—	—	8,000	2,603	32.5%
	Treating facility	—	—	8,000	2,603	32.5%
	Fractionation facility (Bbls/d)	—	—	650	260	40.0%	4.3%
Other systems(3)	Gathering pipelines	17	21	7,000	2,362	33.7%	0.4%
North Dakota Bakken gathering System(4)	Gathering pipelines	23	—	—	—	—	—

	Total	2,111	1,648				95.7%

(1)	Throughput capacity and average throughput are measured in Mcf/d for the gathering pipelines, processing plants and treating facilities and in Bbls/d for the fractionation facilities shown on this chart.

(2)	The Kinta Area gathering systems includes five separate natural gas gathering systems.

(3)	Other systems include three natural gas gathering systems located in Texas, Mississippi and Oklahoma.

(4)	The North Dakota Bakken natural gas gathering system is currently under construction.

Compression Segment

Hiland Partners provides air and water compression services to CLR for use in its oil and gas secondary recovery operations under a four-year, monthly fixed-fee contract (which Hiland Partners entered into in connection with its initial public offering) that expired on January 28, 2009 and now automatically renews for additional one-month terms at its Cedar Hills compression facility, its Horse Creek compression facility and its

7

water injection plant located next to Hiland Partners’ Cedar Hills compression facility. These assets are located in North Dakota in close proximity to Hiland Partners’ Badlands gathering system. At the compression facilities, Hiland Partners compresses air to pressures in excess of 4,000 pounds per square inch, and at the water injection plant, Hiland Partners pumps water to pressures in excess of 2,000 pounds per square inch. The air and water are delivered at the tailgate of Hiland Partners’ facilities into pipelines operated by CLR and are ultimately utilized by CLR in its oil and gas secondary recovery operations. The natural gas produced by CLR flows through Hiland Partners Badlands gathering system. Our compression segment represented approximately 4.3% of our total segment margin for the year ended December 31, 2008. Our compression revenues represented 1.2%, 1.7% and 2.2% of our total revenues for the years ended December 31, 2008, 2007 and 2006, respectively.

Financial Information About Segments

See Part II, Item 8 — Financial Statements and Supplementary Data.

Business Strategies

Multiple events during 2008 and early 2009 involving numerous financial institutions have effectively restricted current liquidity with the capital markets throughout the United States and around the world. Despite efforts by treasury and banking regulators in the United States, Europe and other nations around the world to provide liquidity to the financial sector, capital markets currently remain constrained. Additionally, Hiland Partners’ cash flows are impacted by the price of natural gas, crude oil and natural gas liquids. During 2008, Hiland Partners experienced extreme swings in its average realized natural gas and NGL sales prices. Hiland Partners’ average realized natural gas sales price increased from $6.44/MMBtu in January 2008 to a high sales price of $10.05/MMBtu in July 2008, then decreased to a low sales price of $3.38/MMBtu in November 2008. Hiland Partners’ average realized NGL sales price increased from $1.42 per gallon in January 2008 to a high sales price of $1.74 per gallon in June 2008, then decreased to a low sales price of $0.61 per gallon in December 2008. The current pricing environment, particularly in combination with the constrained capital and credit markets and overall economic downturn, resulted in a decline in drilling activity by some producers. Sustained declines in drilling activity could have a negative impact on the natural gas volumes Hiland Partners gathers and processes. In the near term, we and Hiland Partners’ management team are committed to managing costs and expenditures during this difficult commodity price and capital markets cycle. For the longer term, and assuming the financial and energy markets stabilize, we and Hiland Partners’ management team continue to be committed to increasing the amount of cash available for distribution per unit by executing the following strategies:

•	Engaging in construction and expansion opportunities. Hiland Partners intends to leverage its existing infrastructure and customer relationships by constructing and expanding systems to meet any new or increased demand for Hiland Partners’ midstream services. These projects may include expansion of existing systems and construction of new facilities.

•	Pursuing complementary acquisitions. Hiland Partners intends to evaluate making complementary acquisitions of midstream assets in its operating areas that provide opportunities to expand or increase the utilization of its existing assets. Hiland Partners would consider acquisitions that it believes will allow Hiland Partners to capitalize on its existing infrastructure, personnel, and producer and customer relationships to provide an integrated package of natural gas midstream services. In addition, Hiland Partners would consider selected acquisitions in new geographic areas to the extent they present growth opportunities similar to those Hiland Partners is pursuing in its existing areas of operations.

•	Increasing volumes on Hiland Partners’ existing assets. Hiland Partners’ gathering systems have excess capacity, which provides Hiland Partners with opportunities to increase throughput volume with minimal incremental operating costs and thereby increase cash flow. Hiland Partners intends to aggressively market Hiland Partners’ services to producers in order to connect new supplies of natural gas, increase volumes and more fully utilize its capacity.

8

•	Taking measures that reduce Hiland Partners’ exposure to commodity price risk. Because of the significant volatility of natural gas, crude oil and NGL prices, Hiland Partners attempts to operate its business in a manner that allows Hiland Partners to mitigate the impact of fluctuations in commodity prices. In order to reduce Hiland Partners’ exposure to commodity price risk, Hiland Partners intends to pursue fee-based arrangements, where market conditions permit, and to enter into forward sales contracts or hedging arrangements to cover a portion of its operations that are not conducted under fee-based arrangements. In addition, when processing margins (or the difference between NGL sales prices and the cost of natural gas) are unfavorable, Hiland Partners can elect not to process natural gas at its Eagle Chief processing plant and third parties processors providing processing services on Hiland Partners’ behalf downstream of the Woodford Shale system can reject ethane or elect not to process natural gas.

Midstream Assets

Hiland Partners’ natural gas gathering systems include approximately 2,111 miles of pipeline. A substantial majority of revenues are derived from purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas that flows through gathering pipelines and from fractionating and marketing of NGLs resulting from the processing of natural gas into NGL products. Hiland Partners’ principal systems are described below.

Bakken Gathering System

General.  The Bakken gathering system is located in eastern Montana and consists of approximately 374 miles of natural gas gathering pipelines, ranging from three inches to twelve inches in diameter, and the Bakken processing plant, which includes seven compressors and a fractionation facility. The gathering system has a capacity of approximately 25,000 Mcf/d, and average throughput was approximately 22,687 Mcf/d for the year ended December 31, 2008. There are three compressor stations located within the gathering system. The compressor stations and plant combined have approximately 11,050 horsepower.

The Bakken processing plant processes natural gas that flows through the Bakken gathering system to produce residue gas and NGLs. The plant has processing capacity of approximately 25,000 Mcf/d. For the year ended December 31, 2008, the facility processed approximately 22,687 Mcf/d of natural gas and produced approximately 2,264 Bbls/d of NGLs.

The Bakken gathering system also includes a fractionation facility that separates NGLs into propane, butane and natural gasoline. The fractionation facility has a current capacity to fractionate approximately 6,500 Bbls/d of NGLs. For the year ended December 31, 2008, the facility fractionated an average of approximately 3,354 Bbls/d which included volumes from Hiland Partners’ Badlands processing plant. In the third quarter of 2007, Hiland Partners completed the expansion of its NGL fractionation facilities at Hiland Partners’ Bakken processing plant to fractionate NGL volumes from both the Bakken processing plant and the Badlands processing plant.

Natural Gas Supply.  As of December 31, 2008, 292 receipt points were connected to Hiland Partners’ Bakken gathering system. The wells behind these receipt points, which are located in the Williston Basin of Montana, primarily produce crude oil from the Bakken formation. The associated natural gas produced from these wells flows through Hiland Partners’ Bakken gathering system. The primary suppliers of natural gas to the Bakken gathering system are Enerplus Resources (USA) Corporation, CLR and ConocoPhillips Company, which represented approximately 55%, 34% and 10%, respectively, of the Bakken gathering system’s natural gas supply for the year ended December 31, 2008.

Substantially all of the natural gas supplied to the Bakken gathering system is dedicated to Hiland Partners under three individually negotiated percentage-of-proceeds contracts. Two of these contracts have an initial term of ten years, expiring in 2014, and one is for the life of the lease. Under these contracts, natural gas is purchased at the wellhead from the producers. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Hiland Partners’ Natural Gas Purchase and Gathering Contracts.”

9

Markets for Sale of Natural Gas and NGLs.  Residue gas derived from Hiland Partners’ processing operations is sold at the tailgate of the Bakken processing plant on the Williston Basin Interstate Pipeline to third parties. Depending on prevailing market prices at each delivery point, Hiland Partners either sells its NGLs produced by Hiland Partners’ fractionation facility to SemStream, L.P. at the tailgate of the plant or transport the same NGLs through a pipeline to a rail terminal and then sell to SemStream, L.P. From July 18, 2008 through September 30, 2008, Hiland Partners sold NGLs to other third parties, including CLR. Prior to July 18, 2008 and since October 2008 Hiland Partners has sold NGLs to SemStream, L.P., who is fully performing under these contracts.

Hiland Partners’ primary purchasers of residue gas and NGLs on the Bakken gathering system were SemStream, L.P., Montana-Dakota Utilities Co. and Rainbow Gas Company, which represented approximately 37%, 29% and 19% respectively, of the revenues from such sales for the year ended December 31, 2008.

Badlands Gathering System and Air Compression and Water Injection Facilities

General.  The Badlands gathering system is located primarily in southwestern North Dakota and consists of approximately 221 miles of natural gas gathering pipelines, ranging from two inches to twelve inches in diameter, the Badlands processing plant, natural gas treating facilities, a fractionation facility and seven compressor stations. The total horsepower for the system was approximately 18,550 at December 31, 2008. The gathering system has a capacity of approximately 46,000 Mcf/d and average throughput was approximately 22,930 Mcf/d for the year ended December 31, 2008.

In order to fulfill Hiland Partners’ obligations under an agreement with CLR to gather, treat and process additional natural gas, produced as a by-product of CLR’s secondary oil recovery operations, in the areas specified by the contract, Hiland Partners expanded its Badlands gas gathering system and processing plant located in Bowman County, North Dakota. Hiland Partners completed the expansion of its Badlands gathering system, the associated field gathering infrastructure, processing plant and treating facilities, which included the completion of Hiland Partners’ 40,000 Mcf/d nitrogen rejection plant, and amine and hydrogen sulfide treating facilities during the third quarter of 2007. As a result, gathering pipelines, processing plant, treating facility and fractionation facility throughput capacities increased significantly.

Hiland Partners completed construction and commenced operation of the Badlands gathering system, including the original Badlands processing plant, in 1997. The Badlands processing plant processes natural gas that flows through the Badlands gathering system to produce residue gas and NGLs. The natural gas gathered in this system must be processed and treated for high levels of contaminates, including carbon dioxide, hydrogen sulfide and nitrogen, in order to meet pipelines quality specifications. The plant has processing capacity of approximately 40,000 Mcf/d. During the year ended December 31, 2008, the facility processed approximately 22,930 Mcf/d of natural gas and produced approximately 962 Bbls/d of NGLs.

The Badlands gathering system also includes a fractionation facility that separates NGLs into propane and a mixture of butane and natural gasoline. At December 31, 2008, the fractionation facility had a capacity to fractionate approximately 4,000 Bbls/d of NGLs. For the year ended December 31, 2008, the facility fractionated an average of approximately 836 Bbls/d.

Natural Gas Supply.  As of December 31, 2008, 44 receipt points were connected to Hiland Partners’ Badlands gathering system. The wells behind these receipt points are located in the Williston Basin of southwestern North Dakota and northwestern South Dakota and primarily produce crude oil from the Red River formation. The associated natural gas produced from these wells flows through Hiland Partners’ Badlands gathering system. The primary supplier of natural gas to the Badlands gathering system is CLR, which represented approximately 97% of the Badlands gathering system’s natural gas supply for the year ended December 31, 2008.

The natural gas supplied to the Badlands gathering system is generally dedicated to Hiland Partners under individually negotiated long-term contracts. Hiland Partners’ agreement with CLR has an initial term of 15 years, expiring in August 2022. Under this agreement, Hiland Partners receives 50% of the proceeds attributable to residue gas and natural gas liquids sales as well as certain fixed fees associated with gathering

10

and treating the natural gas, including a $0.60 per Mcf fee for the first 36.0 Bcf of natural gas gathered. As of December 31, 2008, Hiland Partners has gathered approximately 9.8 Bcf of natural gas since inception of the agreement. This agreement replaced Hiland Partners’ prior agreement with CLR in the area as the new plant and treating facilities became operational in August 2007. Following the initial term of the contracts, they generally continue on a year to year basis, unless terminated by one of the parties. For the other agreements, natural gas is purchased at the wellhead from the producers under percentage-of-proceeds arrangements. For a more complete discussion of natural gas purchase and gathering contracts, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Hiland Partners’ Natural Gas Purchase and Gathering Contracts.”

Air Compression and Water Injection Facilities.  In order to enhance the production of natural gas that flows through Hiland Partners’ Badlands gathering system, Hiland Partners currently provides air compression and water injection services to CLR at its Cedar Hills compression facility, its Horse Creek compression facility and its water injection plant, all of which are located in North Dakota in close proximity to Hiland Partners’ Badlands gathering system.

Markets for Sale of Natural Gas and NGLs.  Residue gas derived from Hiland Partners’ processing operations is sold at the tailgate of the Badlands processing plant primarily to CLR for their secondary recovery operations or on the Williston Basin Interstate Pipeline to third parties. Hiland Partners sells the propane produced by its fractionation facility at the tailgate of the plant to SemStream, L.P. The remaining NGL products are either sold to SemStream, L.P. at the tailgate of the plant, or trucked to the Bakken fractionation facility for further fractionation, and then sold to SemStream, L.P. From July 18, 2008 through September 30, 2008, Hiland Partners sold NGLs to other third parties, including CLR. Prior to July 18, 2008 and since October 2008 Hiland Partners has sold NGLs to SemStream, L.P., who is fully performing under these contracts.

Hiland Partners’ primary purchasers of the residue gas and NGLs from the Badlands gathering system were SemStream, L.P. and CLR, which represented approximately 73% and 10%, respectively, of the revenues from such sales for the year ended December 31, 2008.

Eagle Chief Gathering System

General.  The Eagle Chief gathering system is located in northwest Oklahoma and consists of approximately 609 miles of natural gas gathering pipelines, ranging from two inches to sixteen inches in diameter, and the Eagle Chief processing plant. The gathering system has a capacity of approximately 35,500 Mcf/d, and average throughput was approximately 25,259 Mcf/d for the year ended December 31, 2008. There are eight gas compressor stations located within the gathering system, comprised of fifteen units. The plant and compressor stations combined have an aggregate of approximately 17,500 horsepower.

Hiland Partners completed construction and commenced operation of the Eagle Chief gathering system in 1990 and constructed the Eagle Chief processing plant in 1995. Since its construction, Hiland Partners has expanded the size of the Eagle Chief gathering system through the acquisition of approximately 377 miles of gathering pipelines in five separate acquisitions, including Hiland Partners’ acquisition of the Carmen gathering system, and the construction of approximately 232 miles of gathering pipelines. In the first quarter of 2007, Hiland Partners completed the installation of additional pipelines and compression facilities at Hiland Partners’ Eagle Chief gathering system and increased its system capacity from 30,000 Mcf/d to 35,500 Mcf/d.

The Eagle Chief processing plant processes natural gas that flows through the Eagle Chief gathering system to produce residue gas and NGLs. The natural gas gathered in this system, depending on delivery points, may not be required to be processed to meet pipeline quality specifications when Hiland Partners sells into interstate markets. The plant has processing capacity of approximately 35,000 Mcf/d. During the year ended December 31, 2008, the facility processed approximately 25,259 Mcf/d of natural gas and produced approximately 980 Bbls/d of NGLs.

Natural Gas Supply.  As of December 31, 2008, 447 receipt points were connected to Hiland Partners’ Eagle Chief gathering system. The wells behind these receipt points are located in the Anadarko Basin of

11

northwestern Oklahoma and primarily produce natural gas from the Chester, Mississippi, Hunton and Manning formations. The primary suppliers of natural gas to the Eagle Chief gathering system are various subsidiaries of Chesapeake Energy Corporation and CLR, which represented approximately 64% and 10%, respectively, of the Eagle Chief gathering system’s natural gas supply for the year ended December 31, 2008.

The natural gas supplied to the Eagle Chief gathering system is generally dedicated to Hiland Partners under individually negotiated long-term contracts. Some of Hiland Partners’ contracts have an initial term of five years. Following the initial term, these contracts generally continue on a year-to-year basis unless terminated by one of the parties. In addition, some of Hiland Partners’ contracts are for the life of the lease. Natural gas is purchased at the wellhead from the producers under percentage-of-proceeds contracts, percentage-of-index contracts or index-minus-fees contracts. For the year ended December 31, 2008, approximately 67%, 30% and 3% of Hiland Partners’ total wellhead volumes at the Eagle Chief gathering system was derived from percentage-of-proceeds, percentage-of-index and index-minus-fees contracts, respectively. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Hiland Partners’ Natural Gas Purchase and Gathering Contracts.”

Markets for Sale of Natural Gas and NGLs.  The residue gas can be either delivered at the tailgate of the Eagle Chief processing plant on the ONEOK Gas Transportation, L.L.C. pipeline to intrastate markets or on the Panhandle Eastern Pipeline Company, L.P. pipeline to interstate markets. Hiland Partners is able to bypass its Eagle Chief processing plant by selling into the interstate markets when processing margins are unfavorable. The NGLs extracted from the gas at the Eagle Chief processing are sold to ONEOK Hydrocarbon, L.P. at the tailgate of Hiland Partners’ plant.

Hiland Partners’ primary purchasers of residue gas and NGLs on the Eagle Chief gathering system were BP Energy Company, ONEOK Hydrocarbon, L.P. and OGE Energy Resources, Inc., which represented approximately 40%, 26% and 17%, respectively, of the revenues from such sales for the year ended December 31, 2008.

Kinta Area Gathering Systems

General.  The Kinta Area gathering systems, which Hiland Partners acquired from Enogex Gas Gathering, L.L.C. on May 1, 2006, are located in southeastern Oklahoma and consist of five separate natural gas gathering systems with 601 miles of natural gas gathering pipelines ranging from four inches to twelve inches in diameter and 13 compressor stations with an aggregate of approximately 43,750 horsepower. Some of the natural gas supplied to the Kinta Area gathering systems has high carbon dioxide content; consequently, during the first quarter of 2007, Hiland Partners installed four 10,000 Mcf/d capacity amine-treating facilities on two of the five sub-systems to remove excess carbon dioxide levels from the gas gathered by these gathering systems. The gathering systems have a combined capacity of approximately 200,000 Mcf/d, and average throughput was 133,755 Mcf/d for the year ended December 31, 2008. Hiland Partners’ operations include gathering, dehydration, compression and treating of the natural gas supplied to the Kinta Area gathering systems and the redelivery of such natural gas primarily for a fixed fee. In the third quarter of 2008, Hiland Partners completed the installation of additional compression facilities on these gathering systems to increase the capacity by approximately 20,000 Mcf/d from 180,000 Mcf/d. During 2008, Hiland Partners treated 21,166 Mcf/d of natural gas.

Natural Gas Supply.  As of December 31, 2008, approximately 710 receipt points were connected to Hiland Partners’ Kinta Area gathering systems. The wells behind these receipt points, which are located in the Arkoma Basin of southeastern Oklahoma, primarily produce natural gas from the Atoka, Cromwell, Booch, Hartshorne, Spiro, Fanshaw and Red Oak formations. The primary suppliers of natural gas to these gathering systems are BP America Production Company, various subsidiaries of Chesapeake Energy Corporation. and Chevron North America Exploration and Production Co., which represented approximately 52%, 13% and 6%, respectively, of the Kinta Area gathering system’s natural gas supply for the year ended December 31, 2008.

Hiland Partners does not take title on the majority of the natural gas gathered on the systems and Hiland Partners generally receives fixed-fees for its services under fixed fee gathering arrangements. A small amount

12

of the natural gas gathered on the systems is purchased at the wellhead under percentage of index contract arrangements. The initial term of the Kinta agreements generally range from monthly to ten years. Following the initial term, these contracts generally continue on a month-to-month basis unless terminated by one of the parties. For the year ended December 31, 2008, approximately 93% and 7% of Hiland Partners’ total inlet wellhead volumes at the Kinta gathering system was derived from fixed fee gathering contract arrangements and index-minus-fees contract arrangements, respectively. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Hiland Partners’ Natural Gas Purchase and Gathering Contracts.”

Woodford Shale Gathering System

General.  The Woodford Shale gathering system is located in southeastern Oklahoma, just to the west of Hiland Partners’ Kinta Area gathering systems. As of December 31, 2008 Hiland Partners had installed 55 miles of gathering pipelines and the gathering system had a capacity of approximately 65,000 Mcf/d. Average throughput for the year ended December 31, 2008 was approximately 27,447 Mcf/d of natural gas, which produced approximately 1,214 Bbls/d of NGLs. Hiland Partners’ current operations provide only gathering and compression services. The gathering infrastructure consists of field gathering, four compressor stations and associated equipment, which includes approximately 17,400 horsepower of compression. Initial production from this gathering system commenced in April 2007.

Natural Gas Supply.  As of December 31, 2008, 53 receipt points were connected to Hiland Partners’ Woodford Shale gathering system, which primarily produce natural gas from the Woodford shale formation. Presently, the suppliers of natural gas to this gathering system are CLR and Antero Resources Midstream Corporation, which provided all of the Woodford Shale gathering system’s natural gas supply for the year ended December 31, 2008.

Natural gas is purchased at the wellhead from CLR under index-minus-fees contract arrangements. Hiland Partners receives a fixed gathering fee for natural gas supplied by Antero Resources Midstream Corporation under a fixed fee gathering contract arrangement. The initial term of the Woodford Shale agreements is ten years. Following the initial term, these contracts generally continue on a year-to-year basis unless terminated by one of the parties. For the year ended December 31, 2008, approximately 77% and 23% of Hiland Partners’ total inlet wellhead volumes at the Woodford Shale gathering system was derived from index-minus-fees contract arrangements and fixed fee gathering contract arrangements, respectively. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Hiland Partners’ Natural Gas Purchase and Gathering Contracts.”

Markets for Sale of Natural Gas and NGLs.  The Woodford Shale gathering system has numerous market outlets for the residue natural gas and NGLs that Hiland Partners produce on the system. The residue gas can be sold at the tailgate of three different processing plants and can be delivered to Enogex, Inc. or CenterPoint Energy Gas Transmission Company. The third parties processors providing processing services on behalf of the Partnership downstream of the Woodford Shale system can reject ethane or elect not to process natural gas.

Hiland Partners’ primary purchasers of residue gas and NGLs on the Woodford Shale gathering system were OGE Energy Corp (and affiliates), Tenaska Marketing Ventures, Devon Gas Services, L.P. and ConocoPhillips Company, which represented approximately 24%, 20%, 14% and 10%, respectively, of the revenues from such sales for the year ended December 31, 2008.

Matli Gathering System

General.  The Matli Gathering System is located in central Oklahoma and consists of approximately 58 miles of natural gas gathering pipelines, ranging from three inches to twelve inches in diameter, the Matli processing plant, a natural gas treating facility and three compressor stations, all totaling approximately 9,450 horsepower. The gathering system has a capacity of approximately 25,000 Mcf/d, and average throughput was approximately 15,627 Mcf/d for the year ended December 31, 2008.

13

Hiland Partners commenced operation of the Matli gathering system in 1999. During the fourth quarter of 2006, Hiland Partners completed the construction of a 25,000 Mcf/d natural gas processing facility along Hiland Partners’ existing gas gathering system, which replaced its 10,000 Mcf/d processing facility it had constructed in 2003. The Matli processing plant processes natural gas on the Matli gathering system to produce residue gas and NGLs. The natural gas gathered in this system must be processed in order to meet pipeline quality specifications. The current plant has processing capacity of approximately 25,000 Mcf/d. During the year ended December 31, 2008, the facilities processed approximately 15,627 Mcf/d of natural gas and produced approximately 343 Bbls/d of NGLs. The 10,000 Mcf/d natural gas processing facility constructed in 2003 is currently idle.

The Matli gathering system includes a natural gas treating facility that uses a liquid chemical to remove hydrogen sulfide from natural gas that is gathered into Hiland Partners’ system before the natural gas is introduced to transportation pipelines to ensure it meets pipeline quality specifications. The throughput capacity on Hiland Partners’ Matli treating facility is approximately 20,000 Mcf/d. During the year ended December 31, 2008, the facility treated approximately 11,336 Mcf/d of natural gas.

Natural Gas Supply.  As of December 31, 2008, 57 receipt points were connected to Hiland Partners’ Matli gathering system. The wells behind these receipt points are located in the Anadarko Basin of northcentral Oklahoma and produce natural gas from the Morrow and Springer formations. The primary suppliers of natural gas to the Matli gathering system are CLR and Range Resources Corporation, which represented approximately 62% and 23%, respectively, of the Matli gathering system’s natural gas supply for the year ended December 31, 2008.

The natural gas supplied to the Matli gathering system is generally dedicated to Hiland Partners under individually negotiated long-term contracts. The initial term of such agreements is generally from life of lease to five years. Following the initial term, these contracts usually continue on a year-to-year basis, unless terminated by one of the parties. Natural gas is purchased at the wellhead from the producers under index-minus-fees contract arrangements. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Hiland Partners’ Natural Gas Purchase and Gathering Contracts.”

Markets for Sale of Natural Gas and NGLs.  Residue gas resulting from Hiland Partners’ processing operations is sold at the tailgate of the plant on the ONEOK Gas Transportation, L.L.C. intrastate pipeline. As part of Hiland Partners’ expansion project completed in late 2006, it converted an existing natural gas pipeline into a NGL pipeline and now transport NGLs to a ONEOK Hydrocarbon, L.P. pipeline.

Hiland Partners’ primary purchasers of residue gas and NGLs on the Matli gathering system were ONEOK Hydrocarbon, L.P., OGE Energy Resources, ConocoPhillips Company and BP Energy Company, which represented approximately 25%, 25%, 17 and 14%, respectively, of the revenues from such sales for the year ended December 31, 2008.

Worland Gathering System

General.  The Worland gathering system is located in central Wyoming and consists of approximately 153 miles of natural gas gathering pipelines, ranging from two inches to eight inches in diameter, the Worland processing plant, a natural gas treating facility and a fractionation facility. The gathering system has a capacity of approximately 8,000 Mcf/d, and average throughput was approximately 2,603 Mcf/d for the year ended December 31, 2008. There are seven compressor stations located within the gathering system. The plant and compressor stations have approximately 5,700 horsepower installed.

The Worland gathering system and the Worland processing plant were contributed to Hiland Partners on February 15, 2005 in connection with Hiland Partners’ formation and its initial public offering. This gathering system, including the Worland processing plant, was originally built in the mid 1980s. A substantial portion of the equipment on the Worland gathering system, including portions of the Worland processing plant and the fractionation facility, was replaced in 1997.

14

The Worland processing plant processes natural gas that flows through the Worland gathering system to produce residue gas and NGLs. The natural gas gathered in this system is rich gas that must be processed in order to meet pipeline quality specifications. The plant has processing capacity of approximately 8,000 Mcf/d. During the year ended December 31, 2008, the facility processed approximately 2,603 Mcf/d of natural gas and produced approximately 157 Bbls/d of NGLs.

The Worland gathering system includes a natural gas amine treating facility that removes carbon dioxide and hydrogen sulfide from natural gas that is gathered into Hiland Partners’ system before the natural gas is introduced to transportation pipelines to ensure that it meets pipeline quality specifications. Generally, the natural gas gathered in this system contains a high concentration of hydrogen sulfide, a highly toxic and corrosive chemical that must be removed prior to transporting the gas via pipeline.

The Worland gathering system also includes a fractionation facility that separates NGLs into propane and a mixture of butane and natural gasoline. The fractionation facility has a capacity to fractionate approximately 650 Bbls/d of NGLs. For the year ended December 31, 2008, the facility fractionated an average of 260 Bbls/d.

Natural Gas Supply.  As of December 31, 2008, 24 receipt points were connected to Hiland Partners’ Worland gathering system. The wells behind these receipt points are located in the Bighorn Basin of central Wyoming and produce crude oil primarily from the Frontier formation. The associated natural gas produced from these wells flows through Hiland Partners’ Worland gathering system. The primary suppliers of natural gas to the Worland gathering system are CLR and Saga Petroleum Corp., which represented approximately 50% and 43%, respectively, of the Worland gathering system’s natural gas supply for the year ended December 31, 2008.

The natural gas supplied to the Worland gathering system is generally dedicated to Hiland Partners under individually negotiated long-term contracts. Following the initial term of the contracts, they generally continue on a year to year basis, unless terminated by one of the producers. Natural gas is purchased at the wellhead from the producers under percentage-of-index contracts, percentage-of-proceeds contracts and index-minus-fees contracts. For the year ended December 31, 2008, approximately 67%, 29% and 4% of Hiland Partners’ total system inlet wellhead volumes at the Worland gathering system was derived from percentage-of-index contracts, percentage-of-proceeds contracts and index-minus-fees contracts, respectively. For a more complete discussion of natural gas purchase and gathering contracts, please read Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Hiland Partners’ Natural Gas Purchase and Gathering Contracts.”

Markets for Sale of Natural Gas and NGLs.  Residue gas derived from Hiland Partners’ processing operations is sold at the tailgate of the Worland processing plant on the Williston Basin Interstate Pipeline to third parties. Hiland Partners sells the NGLs to KM Upstream LLC and Kinder Morgan Operating, L.P. “A”, subsidiaries of Kinder Morgan Energy Partners, LP, at the tailgate of the plant.

Hiland Partners’ primary purchasers of residue gas and NGLs on the Worland gathering system were Rainbow Gas Company, KM Upstream LLC and Kinder Morgan Operating, L.P. “A”, subsidiaries of Kinder Morgan Energy Partners, LP, and CLR, which represented approximately 43%, 41% and 16%, respectively, of revenues from such sales on the Worland gathering system for the year ended December 31, 2008.

Other Systems

In addition to the midstream assets described above, Hiland Partners owns two gathering systems located in Texas and Mississippi and a gathering pipeline system in Oklahoma. These assets do not provide Hiland Partners with material cash flows and consist of the following:

•	Driscoll Gathering System. Hiland Partners’ Driscoll gathering system is located in south Texas and consists of approximately 4 miles of natural gas gathering pipeline and a compressor station.

•	Stovall Gathering System. Hiland Partners’ Stovall gathering system is located in northern Mississippi and consists of approximately 8 miles of natural gas gathering pipeline and a compressor station.

15

•	Enid Gathering Pipeline System. Hiland Partners’ Enid gathering pipeline system is located in northern Oklahoma and consists of approximately 5 miles of pipeline.

North Dakota Bakken Gathering System

Hiland Partners’ North Dakota Bakken gathering system presently consists of a 23-mile gathering system located in northwestern North Dakota that will gather natural gas associated with crude oil produced from the Bakken shale and Three Forks/Sanish formations. The gathering system, associated compression and treating facilities and a processing plant are currently under construction with an expected start up in the second quarter of 2009. Construction of the processing plant and gathering system commenced in October 2008. As of December 31, 2008, Hiland Partners has invested approximately $9.2 million in the project.

Compression Assets

Hiland Partners provides air and water compression services to CLR for use in its oil and gas secondary recovery operations under a four-year, monthly fixed-fee contract (which Hiland Partners entered into in connection with its initial public offering) that expired on January 28, 2009 and now automatically renews for additional one-month terms at its Cedar Hills compression facility, its Horse Creek compression facility and its water injection plant located next to its Cedar Hills compression facility. Hiland Partners completed construction of its Cedar Hills compression facility and acquired the Horse Creek compression facility in 2002. The Horse Creek compression facility is comprised of two units with an aggregate of approximately 5,300 horsepower. The Cedar Hills compression facility is comprised of ten units with an aggregate of approximately 40,000 horsepower. Hiland Partners’ water injection plant has six pumps with a total of 1,800 horsepower.

At the compression facilities, Hiland Partners compresses air to pressures in excess of 4,000 pounds per square inch. At Hiland Partners’ water injection plant, water is produced from source wells located near the water plant site. Produced water is run through a filter system to remove impurities and is then cooled prior to being pumped to pressures in excess of 2,000 pounds per square inch. The air and water are delivered at the tailgate of Hiland Partners’ facilities into pipelines owned by CLR and are ultimately utilized by CLR in its oil and gas secondary recovery operations. For a description of the services agreement Hiland Partners entered into with CLR in connection with its initial public offering, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Hiland Partners’ Contracts — Compression Services Agreement.”

Credit Risk

Counterparties pursuant to the terms of their contractual obligations expose Hiland Partners to potential losses as a result of nonperformance. SemStream, L.P., BP Energy Company, OGE Energy Resources, Inc. and ONEOK Energy Services Company, LP were Hiland Partners’ largest customers for the year ended December 31, 2008, accounting for approximately 16%, 14%, 11% and 10%, respectively, of Hiland Partners’ revenues. Consequently, changes within one or more of these customers’ operations have the potential to impact, both positively and negatively, Hiland Partners’ credit exposure and make us subject to risks of loss resulting from nonpayment or nonperformance by these or any of Hiland Partners’ customers. Any material nonpayment or nonperformance by such key customers could materially and adversely affect Hiland Partners’ business, financial condition or results of operations and reduce Hiland Partners’ ability to make distributions to its unitholders. Additionally, Hiland Partners derives its revenues primarily from customers in the energy industry. This industry concentration has the potential to impact Hiland Partners’ overall exposure to credit risk, either positively or negatively, in that its customers could be affected by similar changes in economic, industry or other conditions, including changing commodities prices. Furthermore, some of Hiland Partners’ customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to Hiland Partners. Hiland Partners’ counterparties to its commodity based derivative instruments as of December 31, 2008 were BP Energy Company and Bank of Oklahoma, N.A. Hiland Partners’ counterparty to its interest rate swap is Wells Fargo Bank, N.A.

16

Competition

The natural gas gathering, treating, processing and marketing industries are highly competitive. Hiland Partners faces strong competition in acquiring new natural gas supplies. Hiland Partners’ competitors include other natural gas gatherers that gather, compress, treat, process and market natural gas. Competition for natural gas supplies is primarily based on the reputation, efficiency, flexibility and reliability of the gatherer, the pricing arrangements offered by the gatherer and the location of the gatherer’s pipeline facilities. Hiland Partners provides flexible services to natural gas producers, including natural gas gathering, compression, dehydrating, treating and processing. Hiland Partners believes its ability to furnish these services gives it an advantage in competing for new supplies of natural gas because Hiland Partners can provide the services that producers, marketers and others require to connect their natural gas quickly and efficiently. In addition, using centralized treating and processing facilities, Hiland Partners can in most cases attract producers that require these services and at a lower initial capital cost. For natural gas that exceeds the maximum contaminant levels and NGL specifications for interconnecting natural gas pipelines and downstream markets, Hiland Partners believe that it offers treating and other processing services on competitive terms. In addition, with respect to natural gas suppliers attached to its pipeline systems, Hiland Partners provides such natural gas supplies on a flexible basis.

Hiland Partners believes that its producers prefer a midstream energy company with the flexibility to accept natural gas not meeting typical industry standard gas quality requirements. The primary difference between Hiland Partners and its competitors is that Hiland Partners provides an integrated and responsive package of midstream services, while most of its competitors typically offer only a few select services. Hiland Partners believes that offering an integrated package of services, while remaining flexible in the types of contractual arrangements that it offers producers, allows Hiland Partners to compete more effectively for new natural gas supplies.

Many of Hiland Partners’ competitors have capital resources and control supplies of natural gas greater than the supplies controlled by Hiland Partners. Hiland Partners’ primary competitors on the Eagle Chief gathering system are Atlas Pipeline Partners, Mustang Fuel Corporation, Duke Energy Field Services and SemGas, L.P. Hiland Partners’ primary competitor on the Bakken gathering system and the Badlands gathering system is Bear Paw Energy, and on the Matli gathering system, Hiland Partners’ competitor is Enogex, Inc. Hiland Partners’ primary competitors on the Kinta Area gathering systems are CenterPoint Energy Field Services and Superior Pipeline Company. Hiland Partners’ primary competitors on the Woodford Shale gathering system are MarkWest Energy Partners, Enogex, Inc., Antero Resources Midstream Corporation and Copano Energy, L.L.C. Hiland Partners does not have a major competitor on the Worland gathering system.

Regulation

Regulation by the FERC of Interstate Natural Gas Pipelines.  Hiland Partners does not own any interstate natural gas pipelines, so the Federal Energy Regulatory Commission, or the FERC, does not directly regulate any of Hiland Partners’ operations. However, the FERC’s regulation influences certain aspects of Hiland Partners’ business and the market for its products and services. In general, the FERC has authority over natural gas companies that provide natural gas pipeline transportation services in interstate commerce, and its authority to regulate those services includes:

•	the certification and construction of new facilities;

•	the extension or abandonment of services and facilities;

•	the maintenance of accounts and records;

•	the acquisition and disposition of facilities;

•	the initiation and discontinuation of services; and

•	various other matters.

17

In recent years, the FERC has pursued pro-competitive policies in its regulation of interstate natural gas pipelines. However, Hiland Partners can provide no assurance that the FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas transportation capacity.

Regulation of Intrastate Natural Gas Transportation Pipelines.  Hiland Partners does not own any pipelines that provide intrastate natural gas transportation, so state regulation of non-gathering pipeline transportation does not directly affect its operations. As with FERC regulation described above, however, state regulation of pipeline transportation may influence certain aspects of Hiland Partners’ business and the market for its products.

Gathering Pipeline Regulation.  Section 1(b) of the Natural Gas Act of 1938, or NGA, exempts natural gas gathering from the jurisdiction of the FERC. Hiland Partners owns a number of natural gas pipelines that it believes would meet the traditional tests the FERC has used to establish a pipeline’s status as a gatherer not subject to the FERC jurisdiction. However, there is no bright-line distinction between FERC-regulated natural gas transportation services and federally unregulated gathering services. Moreover, this distinction is the subject of regular litigation. Thus, the classification and regulation of some of Hiland Partners’ gathering facilities may be subject to change based on future determinations by the FERC and the courts.

In the states in which Hiland Partners operates, regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirement and complaint-based rate regulation. For example, Hiland Partners is subject to state ratable take and common purchaser statutes. Ratable take statutes generally require gatherers to take, without undue discrimination, natural gas production that may be tendered to the gatherer for handling. In certain circumstances, such laws will apply even to gatherers like Hiland Partners that do not provide third party, fee-based gathering service and may require Hiland Partners to provide such third party service at a regulated rate. Similarly, common purchaser statutes generally require gatherers to purchase without undue discrimination as to source of supply or producer. These statutes are designed to prohibit discrimination in favor of one producer over another producer or one source of supply over another source of supply. These statutes have the effect of restricting Hiland Partners’ right as an owner of gathering facilities to decide with whom it will contract to purchase or gather natural gas.

Natural gas gathering may receive greater regulatory scrutiny at both the state and federal levels now that the FERC has taken a less stringent approach to regulation of the gathering activities of interstate pipeline transmission companies and a number of such companies have transferred gathering facilities to unregulated affiliates.

Hiland Partners’ gathering operations could be adversely affected should they be subject in the future to the application of state or federal regulation of rates and services. Hiland Partners’ gathering operations also may be or become subject to safety and operational regulations relating to the design, installation, testing, construction, operation, replacement and management of gathering facilities. Additional rules and legislation pertaining to these matters are considered or adopted from time to time. Hiland Partners cannot predict what effect, if any, such changes might have on its operations, but the industry could be required to incur additional capital expenditures and increased costs depending on future legislative and regulatory changes.

Sales of Natural Gas, NGLs and Other Products.  The price at which Hiland Partners buys and sells natural gas currently is not subject to federal regulation and, for the most part, is not subject to state regulation. The price at which Hiland Partners buys and sells NGLs and other products is not subject to regulation. Hiland Partners’ sales of natural gas, NGLs and other products are affected by the availability, terms and cost of pipeline transportation. Pipeline rates, terms of access and terms and conditions of service are subject to extensive federal and state regulation. The FERC is continually proposing and implementing new rules and regulations affecting those segments of the natural gas industry, most notably interstate natural gas transmission companies that remain subject to the FERC’s jurisdiction. These initiatives also may affect the intrastate transportation of natural gas under certain circumstances. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry, and these initiatives generally reflect more light-handed regulation. Hiland Partners cannot predict the ultimate impact of

18

these regulatory changes to its natural gas marketing operations. Hiland Partners does not believe that it will be affected by any such FERC action materially differently than other natural gas marketers with whom it competes.

Under the Energy Policy Act of 2005, FERC possesses regulatory oversight over natural gas markets, including the purchase, sale and transportation activities of non-interstate pipelines and other natural gas market participants. The Commodity Futures Trading Commission, or the CFTC, also holds authority to monitor certain segments of the physical and futures energy commodities market pursuant to the Commodity Exchange Act. With regard to physical purchases and sales of natural gas, NGLs and other products, Hiland Partners’ gathering services related to these energy commodities, and any related hedging activities that it undertakes, Hiland Partners is required to observe these anti-market manipulation laws and related regulations enforced by FERC and/or the CFTC. These agencies hold substantial enforcement authority, including the ability to assess civil penalties of up to $1 million per day per violation, to order disgorgement of profits and to recommend criminal penalties. FERC has continued to impose additional regulations intended to prevent market manipulation and to promote price transparency. For example, new FERC rules require wholesale purchasers and sellers of natural gas to report to FERC certain aggregated volume and other purchase and sales data for the previous calendar year. Should Hiland Partners violate the anti-market manipulation laws and regulations, it could also be subject to related third party damage claims by, among others, sellers, royalty owners and taxing authorities.

Environmental Matters

The operation of pipelines, plants and other facilities for gathering, compressing, dehydrating, treating, and processing of natural gas and fractionating NGLs and other products is subject to stringent and complex laws and regulations pertaining to health, safety and the environment. As an owner or operator of these facilities, Hiland Partners must comply with these laws and regulations at the federal, regional, state and local levels. These laws and regulations can restrict or impact Hiland Partners’ business activities in many ways, such as:

•	requiring the acquisition of permits or other approvals to conduct regulated activities;

•	restricting the way Hiland Partners can handle or dispose of its wastes;

•	limiting or prohibiting construction activities in sensitive areas such as wetlands, coastal regions, or areas inhabited by endangered species;

•	requiring remedial action to mitigate pollution conditions caused by Hiland Partners’ operations, or attributable to former operations; and

•	enjoining the operations of facilities deemed in non-compliance with permits issued pursuant to such environmental laws and regulations.

Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict and, under certain circumstances, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of substances or other waste products into the environment.

The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and thus there can be no assurance as to the amount or timing of future expenditures for environmental compliance or remediation. Actual future expenditures may be different from the amounts Hiland Partners currently anticipates. Hiland Partners tries to anticipate future regulatory requirements that might be imposed and plan accordingly to remain in compliance with changing environmental laws and regulations and to minimize the costs of such compliance. While Hiland Partners believe that they are in substantial compliance with current applicable federal and state environmental laws and regulations and that

19

continued compliance with existing requirements will not have a material adverse impact on its results of operations or financial condition, there is no assurance that this trend of compliance will continue in the future. Moreover, while Hiland Partners believes that the various environmental activities in which it is presently engaged will not affect its operational ability to gather, compress, dehydrate, treat and process natural gas or fractionate NGLs, Hiland Partners cannot assure you that future events, such as changes in existing laws, the promulgation of new laws, or the development or discovery of new facts or conditions will not cause Hiland Partners to incur significant costs.

The following is a summary of the more significant existing environmental laws to which Hiland Partners business operations is subject and with which compliance may have a material adverse effect on its capital expenditures, earnings or competitive position.

Air Emissions.  Hiland Partners’ operations are subject to the federal Clean Air Act, as amended and comparable state laws. These laws regulate emissions of air pollutants from various industrial sources, including processing and treatment plants, fractionation facilities and compressor stations, and also impose various monitoring and reporting requirements. Such laws may require Hiland Partners to obtain pre-approval for the construction or modification of certain projects or facilities expected to produce air emissions or result in the increase of existing air emissions, obtain and comply with air permits containing various emissions and operational limitations, or utilize specific emission control technologies to limit emissions. Hiland Partners’ failure to comply with these requirements could subject it to monetary penalties, injunctions, conditions or restrictions on operations, and potentially criminal enforcement actions. Hiland Partners will be required to incur certain capital expenditures in the future for air pollution control equipment in connection with obtaining and maintaining operating permits and approvals for air emissions. Hiland Partners believes, however, that its operations will not be materially adversely affected by such requirements, and the requirements are not expected to be any more burdensome to Hiland Partners than to other similarly situated companies.

Hazardous Waste.  Hiland Partners’ operations generate wastes, including hazardous wastes that are subject to the federal Resource Conservation and Recovery Act, as amended, or RCRA and comparable state laws, which impose detailed requirements for the handling, storage, treatment and disposal of hazardous and solid waste. While RCRA currently excludes from the definition of hazardous waste produced waters and other wastes associated with the exploration, development, or production of crude oil and natural gas, these oil and gas exploration and production wastes may still be regulated under state law or the less stringent solid waste requirements of RCRA. Moreover, ordinary industrial wastes such as paint wastes, waste solvents, laboratory wastes, and waste compressor oils may be regulated as hazardous waste. The transportation of natural gas in pipelines may also generate wastes that are subject to RCRA or comparable state law requirements.

Site Remediation.  The Comprehensive Environmental Response, Compensation and Liability Act, as amended, or CERCLA, also known as “Superfund,” and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons responsible for the release of hazardous substances into the environment. Such classes of persons include the current and past owners or operators of sites where a hazardous substance was released, and companies that disposed or arranged for disposal of hazardous substances at offsite locations such as landfills. Although petroleum as well as natural gas is excluded from CERCLA’s definition of “hazardous substance,” in the course of Hiland Partners’ ordinary operations Hiland Partners will generate wastes that may fall within the definition of a “hazardous substance.” CERCLA authorizes the Environmental Protection Agency, or EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. Under CERCLA, Hiland Partners could be subject to joint and several liability for the costs of cleaning up and restoring sites where hazardous substances have been released, for damages to natural resources, and for the costs of certain health studies.

Hiland Partners currently owns or leases, and in the past have owned or leased, properties that have been used for natural gas and NGL gathering, treating, processing, and fractionating activities for many years. Although Hiland Partners believes that they have utilized operating and waste disposal practices that were standard in the industry at the time, hazardous substances, wastes, or hydrocarbons may have been released on

20

or under the properties owned or leased by them, or on or under other locations where such substances have been taken for recycling or disposal. In addition, some of Hiland Partners properties have been operated by third parties whose treatment and disposal of hazardous substances, wastes, or hydrocarbons was not under its control. These properties and the substances disposed or released on them may be subject to CERCLA, RCRA, and analogous state laws. Under such laws, Hiland Partners could be required to remove previously disposed hazardous substances, wastes and hydrocarbons or remediate contaminated property.

Water Discharges.  Hiland Partners’ operations are subject to the Federal Water Pollution Control Act, as amended, also known as the Clean Water Act, and analogous state laws. These laws impose detailed requirements and strict controls regarding the discharge of pollutants into state waters and waters of the United States. The unpermitted discharge of pollutants, including discharges resulting from a spill or leak incident, is prohibited by the U.S. Environmental Protection Agency, or EPA, or analogous state agencies. The Clean Water Act and regulations implemented thereunder also prohibit discharges of dredged and fill material into wetlands and other waters of the United States unless authorized by an appropriately issued permit. Any unpermitted release of pollutants from pipelines or facilities could result in administrative civil and criminal penalties as well as significant remedial obligations.

Global Warming and Climate Change.  In response to public concerns suggesting that emissions of certain gases, referred to as “greenhouse gases” and including carbon dioxide and methane, may be contributing to warming of the Earth’s atmosphere, President Obama has expressed support for, and it is anticipated that the current session of the U.S. Congress will consider climate change-related legislation to reduce greenhouse gas emissions. In addition, at least one-third of the states, either individually or through multistate regional initiatives, already have taken legal measures to reduce emissions of greenhouse gases, primarily through the planned development of greenhouse gas emission inventories and/or greenhouse gas cap and trade programs. As an alternative to reducing emissions of greenhouse gases under cap and trade programs, the Congress may consider the implementation of a program to tax the emission of carbon dioxide and other greenhouse gases. The cap and trade programs could require major sources of emissions, such as electric power plants, or major producers of fuels, such as refineries or gas processing plants, to acquire and surrender emission allowances. Depending on the particular cap and trade program, Hiland Partners could be required to purchase and surrender allowances, either for greenhouse gas emissions resulting from its operations (e.g., compressor stations) or from combustion of fuels (e.g., natural gas or NGLs) it processes. Similarly, depending on the design and implementation of a program to tax emissions or greenhouse gases, Hiland Partners’ operations could face additional taxes and higher cost of doing business. Although Hiland Partners would not be impacted to a greater degree than other similarly situated gatherers and processors of natural gas or NGLs, a stringent greenhouse gas control or taxing program could have an adverse effect on its cost of doing business and could reduce demand for the natural gas and NGLs it gathers and processes.

Also, as a result of the U.S. Supreme Court’s decision in 2007 in Massachusetts, et al. v. EPA, the EPA may regulate carbon dioxide and other greenhouse gas emissions from mobile sources such as cars and trucks, even if Congress does not adopt new legislation specifically addressing emissions of greenhouse gases. The Court’s holding in Massachusetts that greenhouse gases including carbon dioxide fall under the federal Clean Air Act’s definition of “air pollutant” may also result in future regulation of carbon dioxide and other greenhouse gas emissions from stationary sources under certain Clean Air Act programs. In July 2008, EPA released an “Advance Notice of Proposed Rulemaking” regarding possible future regulation of greenhouse gas emissions under the Clean Air Act, in response to the Supreme Court’s decision in Massachusetts. In the notice, EPA evaluated the potential regulation of greenhouse gases under the Clean Air Act and other potential methods of regulating greenhouse gases. Although the notice did not propose any specific, new regulatory requirements for greenhouse gases, it indicates that federal regulation of greenhouse gas emissions could occur in the near future even if Congress does not adopt new legislation specifically addressing emissions of greenhouse gases. Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address greenhouse gas emissions would impact Hiland Partners’ business, any such new federal, regional or state restrictions on or taxing of emissions of carbon dioxide in areas of the United States in which Hiland Partners conducts business could adversely affect its cost of doing business and demand for the natural gas and NGLs it gathers and processes.

21

Pipeline Safety.  Some of Hiland Partners’ pipelines are subject to regulation by the U.S. Department of Transportation, or the DOT, under the Natural Gas Pipeline Safety Act of 1968, as amended, or the NGPSA, pursuant to which the DOT has established requirements relating to the design, installation, testing, construction, operation, replacement and management of pipeline facilities. The NGPSA covers the pipeline transportation of natural gas and other gases, and the transportation and storage of liquefied natural gas and requires any entity that owns or operates pipeline facilities to comply with the regulations under the NGPSA, to permit access to and allow copying of records and to make certain reports and provide information as required by the Secretary of Transportation. Hiland Partners believes its natural gas pipeline operations are in substantial compliance with applicable NGPSA requirements; however, due to the possibility of new or amended laws and regulations or reinterpretation of existing laws and regulations, future compliance with the NGPSA could result in increased costs that, at this time, cannot reasonably be quantified.

The DOT, through the Pipeline and Hazardous Materials Safety Administration, adopted regulations to implement the Pipeline Safety Improvement Act of 2002, as amended by the Pipeline Inspection, Protection, Enforcement and Safety Act of 2006, which requires pipeline operators to, among other things, develop integrity management programs for gas transmission pipelines that, in the event of a failure, could affect “high consequence areas.” “High consequence areas” are defined as areas with specified population densities, buildings containing populations of limited mobility, and areas where people gather that are located along the route of a pipeline. States in which Hiland Partners operates have adopted similar regulations applicable to intrastate gathering and transmission lines. Hiland Partners’ pipeline systems are largely excluded from these regulations and are not generally situated within areas that would be designated “high consequence. “Therefore, compliance with these regulations has not had a significant impact on Hiland Partners’ operations.

Employee Health and Safety.  Hiland Partners is subject to the requirements of the Occupational Safety and Health Act, or OSHA, and comparable state laws that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that information be maintained about hazardous materials used or produced in Hiland Partners’ operations and that this information be provided to employees, state and local government authorities and citizens.

Hydrogen Sulfide.  Exposure to gas containing high levels of hydrogen sulfide, referred to as sour gas, is harmful to humans, and exposure can result in death. The gas handled at Hiland Partners’ Worland gathering system contains high levels of hydrogen sulfide, and Hiland Partners employs numerous safety precautions at the system to ensure the safety of its employees. There are various federal and state environmental and safety requirements for handling sour gas, and Hiland Partners is in substantial compliance with all such requirements.

Anti-Terrorism Measures.  The federal Department of Homeland Security Appropriations Act of 2007 required the Department of Homeland Security, or DHS, to issue regulations establishing risk-based performance standards for the security of chemical and industrial facilities, including oil and gas facilities that are deemed to present “high levels of security risk.” The DHS issued an interim final rule in April 2007 regarding risk-based performance standards to be attained pursuant to the act and, on November 20, 2007, further issued an Appendix A to the interim rule that established chemicals of interest and their respective threshold quantities that will trigger compliance with the interim rule. Facilities possessing greater than threshold levels of these chemicals of interest were required to prepare and submit to the DHS in January 2008 initial screening surveys that the agency would use to determine whether the facilities presented a high level of security risk. Covered facilities that are determined by DHS to pose a high level of security risk will be notified by DHS and will be required to prepare and submit Security Vulnerability Assessments and Site Security Plans as well as comply with other regulatory requirements, including those regarding inspections, audits, recordkeeping, and protection of chemical-terrorism vulnerability information. In January 2008, Hiland Partners prepared and submitted to the DHS initial screening surveys five certain facilities operated by them that possess regulated chemicals of interest in excess of the Appendix A threshold levels. In June 2008, the DHS advised Hiland Partners that these five facilities were determined by the agency not to present high levels of security risk and thus did not require further assessment under the interim rules.

22

Title to Properties

Substantially all of Hiland Partners’ pipelines are constructed on rights-of-way granted by the apparent record owners of the property. Lands over which pipeline rights-of-way have been obtained may be subject to prior liens that have not been subordinated to the right-of-way grants. Hiland Partners has obtained, where necessary, license or permit agreements from public authorities and railroad companies to cross over or under, or to lay facilities in or along, waterways, county roads, municipal streets, railroad properties and state highways, as applicable. In some cases, property on which pipelines were built was purchased in fee.

Some Hiland Partners’ leases, easements, rights-of-way, permits, licenses and franchise ordinances require the consent of the current landowner to transfer these rights, which in some instances is a governmental entity. Hiland Partners believes that it has obtained or will obtain sufficient third party consents, permits and authorizations for the transfer of the assets necessary for it to operate its business in all material respects. With respect to any consents, permits or authorizations that have not been obtained, Hiland Partners believes that these consents, permits or authorizations will be obtained reasonably soon, or that the failure to obtain these consents, permits or authorizations will have no material adverse effect on the operation of its business.

Hiland Partners leases the majority of the surface land on which its gathering systems operate. With respect to Hiland Partners’ Bakken gathering system, Hiland Partners owns the land on which the processing plant is located and the land on which the three compressor stations are located. With respect to Hiland Partners’ Badlands gathering system, Hiland Partners owns the land on which the Badlands processing plant is located and leases the land on which the seven compressor sites are located. With respect to Hiland Partners’ Eagle Chief gathering system, Hiland Partners leases the surface land on which the Eagle Chief processing plant, seven of the eight compressor stations, a produced water dumping station and the three pumping stations are located. Hiland Partners leases the surface lands on which twelve of the thirteen Kinta Area compressors are located. At Hiland Partners’ Woodford Shale gathering system, Hiland Partners owns the land on which one compressor station is located and leases the surface land on three compressor station locations. Hiland Partners leases the surface lands on which its Matli processing plant and three compressor stations are located and at Hiland Partners’ Worland gathering system, Hiland Partners leases the surface land on which the Worland processing plant and the seven compressor stations are located. Hiland Partners owns the land on which the North Dakota Bakken processing plant is being constructed.

Hiland Partners believes that it holds satisfactory title to all of its assets. Record title to some of Hiland Partners’ assets may continue to be held by its affiliates until Hiland Partners has made the appropriate filings in the jurisdictions in which such assets are located and obtained any consents and approvals that are not obtained prior to transfer. Title to property may be subject to encumbrances. Hiland Partners believes that none of these encumbrances will materially detract from the value of its properties or from its interest in these properties, nor will they materially interfere with the use of these properties in the operation of Hiland Partners’ business.

Hiland Partners believes that it either owns in fee or holds leases, easements, rights-of-way or licenses and has obtained the necessary consents, permits and franchise ordinances to conduct its operations in all material respects.

Office Facilities

We occupy approximately 12,358 square feet of space at our executive offices in Enid, Oklahoma, under leases expiring April 30, 2011. While we may require additional office space as our business expands, we believe that our existing facilities are adequate to meet our needs for the immediate future and that additional facilities will be available on commercially reasonable terms as needed.

Employees

We have no employees. Prior to September 25, 2006, all of Hiland Partners’ employees were employees of Hiland Partners GP, LLC, its general partner. On September 25, 2006, concurrent with our initial public offering, Hiland Partners GP Holdings, LLC, our general partner became the employer of all employees. As of

23

December 31, 2008, Hiland Partners GP Holdings, LLC had 121 full-time employees who provide services to us and Hiland Partners. We are not a party to any collective bargaining agreements, and we have not had any significant labor disputes in the past. We believe we have good relations with the employees of Hiland Partners GP Holdings, LLC.

Address, Internet Web site and Availability of Public Filings

We maintain our principal corporate offices at 205 West Maple, Suite 1100 Enid, Oklahoma 73701. Our telephone number is (580) 242-6040. Our Internet address is www.hilandpartners.com. We make the following information available free of charge on our Internet Web site:

•	Annual Report on Form 10-K;

•	Quarterly Reports on Form 10-Q;

•	Current Reports on Form 8-K;

•	Amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

•	Charters for our Audit, Conflicts, and Compensation Committees;

•	Code of Business Conduct and Ethics;

•	Code of Ethics for Chief Executive Officer and Senior Financial Officers; and

•	Environmental, Health and Safety Policy Statements.

We make our SEC filings available on our Web site as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. The above information is available in print to anyone who requests it.

24

Item 1A.	Risk Factors

Limited partner interests are inherently different from capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. The following risks could materially and adversely affect our business, the business of Hiland Partners, our financial condition or results of operations. In that case, the amount of the distributions on our common units could be materially and adversely affected, and the trading price of our common units could decline.

Risks Inherent in an Investment in Us

Our only cash-generating assets are our 2% general partner interest, all of the incentive distribution rights and a 57.4% limited partner interest in Hiland Partners. Our cash flow and our ability to make distributions are therefore completely dependent upon the ability of Hiland Partners to make cash distributions to its partners, including us.

The amount of cash that Hiland Partners can distribute to its partners each quarter, including us, principally depends upon the amount of cash it generates from its operations, which will fluctuate from quarter to quarter based on several factors, some of which are beyond Hiland Partners’ control, including:

•	the amount of natural gas gathered on Hiland Partners’ pipelines;

•	the throughput volumes at Hiland Partners’ processing, treating and fractionation plants;

•	the price of natural gas and crude oil;

•	the price of NGLs;

•	the relationship between natural gas and NGL prices;

•	the level of Hiland Partners’ operating costs;

•	the weather in Hiland Partners’ operating areas;

•	the level of competition from other midstream energy companies;

•	the fees Hiland Partners charges and the margins Hiland Partners realizes for its services; and

•	our continued success in our operation and management of Hiland Partners through our ownership of its general partner.

In addition, the actual amount of cash Hiland Partners will have available for distribution will depend on other factors, some of which are beyond its control, including:

•	the level of capital expenditures it makes;

•	the availability, if any, and cost of acquisitions;

•	debt service requirements;

•	the ability to access capital markets and borrow money

•	fluctuations in working capital needs;

•	restrictions on distributions contained in Hiland Partners’ credit facility;

•	Hiland Partners’ ability to make working capital borrowings under its credit facility to pay distributions;

•	prevailing economic conditions; and

•	the amount, if any, of cash reserves established by the board of directors of Hiland Partners’ general partner in its sole discretion for the proper conduct of Hiland Partners’ business.

25

Because of these factors, Hiland Partners may not have sufficient available cash each quarter to pay distributions at the current level, or any other amount. You should also be aware that the amount of cash that Hiland Partners has available for distribution depends primarily upon its cash flow, including cash flow from financial reserves and working capital borrowings, and is not solely a function of profitability, which will be affected by non-cash items. As a result, Hiland Partners may be able to make cash distributions during periods when Hiland Partners records losses and may not be able to make cash distributions during periods when Hiland Partners records net income, which could adversely affect our ability to pay distributions on our common units.

If we are presented with certain business opportunities, Hiland Partners will have the first right to pursue such opportunities. As a result, any expansion of our operations beyond our current ownership interests in Hiland Partners will require us to engage in activities falling outside the purview of the non-competition agreement and in which we may have little or no operational experience.

We are party to a non-competition agreement with Hiland Partners and its general partner pursuant to which we and our general partner will not engage in (subject to certain exceptions), whether by acquisition, construction, investment in debt or equity interests of any person or otherwise, the business of gathering, treating, processing and transportation of natural gas in North America, the transportation and fractionation of NGLs in North America and constructing, buying or selling any assets related to the foregoing businesses other than through our interests in Hiland Partners. These non-competition obligations will not terminate unless we no longer control Hiland Partners. If an acquisition opportunity in respect of any of the above businesses is presented to us, then we must notify Hiland Partners of such opportunity and Hiland Partners will have the first right to acquire such assets. If we desire to construct assets related to the foregoing businesses, we must first offer to sell those assets to Hiland Partners at our actual construction costs. As a result, any expansion of our operations beyond our current ownership interests in Hiland Partners will require us to engage in activities falling outside the purview of the non-competition agreement and in which we may have little or no operational experience.

A substantial portion of our partnership interests in Hiland Partners are subordinated to Hiland Partners’ common units, which would result in decreased distributions to us if Hiland Partners is unable to meet its minimum quarterly distribution.

We own, directly or indirectly, 5,381,471 units representing limited partner interests in Hiland Partners, of which approximately 75.8% are subordinated units and 24.2% are common units. During the subordination period, the subordinated units will not receive any distributions in a quarter until Hiland Partners has paid the minimum quarterly distribution of $0.45 per unit, plus any arrearages in the payment of the minimum quarterly distribution from prior quarters, on all of the outstanding Hiland Partners common units. Distributions on the subordinated units are therefore more uncertain than distributions on Hiland Partners’ common units. Furthermore, no distributions may be made on the incentive distribution rights until the minimum quarterly distribution has been paid on all outstanding Hiland Partners units. Therefore, distributions with respect to the incentive distribution rights are even more uncertain than distributions on the subordinated units. Neither the subordinated units nor the incentive distribution rights are entitled to any arrearages from prior quarters. Generally, the subordination period ends, and the subordinated units convert into common units of Hiland Partners, only after March 31, 2010 and only upon the satisfaction of certain financial tests.

Hiland Partners’ general partner, with our consent, may limit or modify the incentive distributions we are entitled to receive in order to facilitate Hiland Partners’ growth strategy without the consent of our unitholders. If these distributions were reduced, the total amount of cash distributions we would receive from Hiland Partners, and therefore the amount of cash distributions we could pay to our unitholders, would be reduced.

We indirectly own the incentive distribution rights in Hiland Partners that entitle us to receive increasing percentages, up to a maximum of 48%, of any cash distributed by Hiland Partners as certain target distribution levels are reached in excess of $0.495 per Hiland Partners unit in any quarter. A substantial portion of the cash

26

flow we receive from Hiland Partners is provided by these incentive distribution rights. The board of directors of Hiland Partners’ general partner may reduce the level of the incentive distribution rights payable to us with our consent, which we may provide without the approval of our unitholders if our general partner determines that such reduction does not adversely affect our limited partners in any material respect. For example, the board of directors of Hiland Partners may elect to limit the incentive distribution we are entitled to receive with respect to a particular acquisition or unit issuance by Hiland Partners. This situation could arise if a potential acquisition might not be accretive to Hiland Partners’ unitholders if a significant portion of that acquisition’s cash flows would be paid as incentive distributions to us. By limiting the level of incentive distributions in connection with a particular acquisition or issuance of Hiland Partners’ units, the cash flows associated with such acquisition could be accretive to Hiland Partners’ unitholders as well as substantially beneficial to us. Prior to approving such a reduction, the board of directors of Hiland Partners’ general partner would be required to consider its fiduciary obligations to Hiland Partners’ common unitholders as well as to us. Our partnership agreement specifically permits our general partner to authorize the general partner of Hiland Partners to limit or modify the incentive distribution rights held by us if our general partner determines that such reduction does not adversely affect our limited partners in any material respect. These reductions may be permanent reductions in the incentive distribution rights or may be reductions with respect to cash flows from the potential acquisition. If these distributions were reduced, the total amount of cash distributions we would receive from Hiland Partners, and therefore the amount of cash distributions we could pay to our unitholders, would be reduced.

A reduction in Hiland Partners’ distributions will disproportionately affect the amount of cash distributions to which we are currently entitled.

Our ownership of the incentive distribution rights in Hiland Partners entitles us to receive our pro rata share of specified percentages of total cash distributions made by Hiland Partners with respect to any particular quarter only in the event that Hiland Partners distributes more than $0.495 per Hiland Partners unit for such quarter. As a result, the holders of Hiland Partners’ common units have a priority over the holders of Hiland Partners’ incentive distribution rights to the extent of cash distributions by Hiland Partners up to and including $0.45 per unit for any quarter. Our incentive distribution rights entitle us to receive increasing percentages, up to 48%, of all cash distributed by Hiland Partners. The distribution of $0.45 per limited partner unit declared by Hiland Partners for the quarter ended December 31, 2008 entitles us to receive the minimum quarterly distribution in respect to our 2,321,471 common units and 3,060,000 subordinated units. At the current distribution rate, we are not entitled to incentive distributions.

Our ability to meet our financial needs may be adversely affected by our cash distribution policy and our lack of operational assets.

Our partnership agreement requires us to distribute all of our available cash quarterly. Our only cash generating assets are our direct and indirect ownership interests in Hiland Partners, and we currently have no independent operations separate from those of Hiland Partners. Moreover, as discussed above, a reduction in Hiland Partners’ distributions will disproportionately affect the amount of cash distributions we receive. Given that our cash distribution policy is to distribute available cash and not retain it and that our only cash generating assets are direct and indirect ownership interests in Hiland Partners, we may not have enough cash to meet our needs if any of the following events occur:

•	an increase in general and administrative expenses;

•	an increase in principal and interest payments on our outstanding debt; or

•	an increase in cash needs of Hiland Partners or its subsidiaries that reduces Hiland Partners distributions.

The occurrence of any of these events would reduce our available cash and adversely affect our ability to make cash distributions to our unitholders.

27

Our rate of growth may be reduced to the extent we purchase additional units from Hiland Partners, which will reduce the percentage of the cash we receive from the incentive distribution rights.

Our business strategy includes supporting the growth of Hiland Partners through the use of our capital resources, including purchasing Hiland Partners units or lending funds to Hiland Partners to provide funding for the acquisition of a business or an asset or for an internal growth project. To the extent we purchase common or subordinated units or securities not entitled to a current distribution from Hiland Partners, the rate of our distribution growth may be reduced, at least in the short term, as less of our cash distributions will come from our ownership of Hiland Partners incentive distribution rights, whose distributions increase at a faster rate than those of our other securities.

Our unitholders do not elect our general partner or vote on our general partner’s directors, and affiliates of our general partner own a sufficient number of our common units to allow them to block any attempt to remove our general partner. As a result of these provisions, the price at which our common units will trade may be lower because of the absence or reduction of a takeover premium in the trading price.

Unlike the holders of common stock in a corporation, our unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Our unitholders did not elect our general partner or the directors of our general partner and will have no right to elect our general partner or the directors of our general partner on an annual or other continuing basis in the future. Furthermore, if our unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. Our general partner cannot be removed except upon the vote of the holders of at least 66 2/3% of the outstanding units voting together as a single class. Affiliates of our general partner own 60.6% of our common units. This ownership level will enable our general partner and its affiliates to prevent our general partner’s involuntary removal. Our unitholders’ voting rights are further restricted by the provision in our partnership agreement stating that any units held by a person that owns 20% or more of any class of units then outstanding, other than our general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of the general partner, cannot be voted on any matter. In addition, our partnership agreement contains provisions limiting the ability of our unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the ability of our unitholders to influence the manner or direction of our management. As a result of these provisions, the price at which our common units will trade may be lower because of the absence or reduction of a takeover premium in the trading price.

Restrictions in our credit facility could limit our ability to make distributions to our unitholders, borrow additional funds or capitalize on business opportunities.

Our credit facility contains various operating and financial restrictions and covenants. Our ability to comply with these restrictions and covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If we are unable to comply with these restrictions and covenants, a significant portion of any future indebtedness under our credit facility may become immediately due and payable, and our lenders’ commitment to make further loans to us under our credit facility may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments. In addition, our obligations under our credit facility will be secured by substantially all of our assets, and if we are unable to repay any future indebtedness under our credit facility, the lenders could seek to foreclose on such assets. Our payment of principal and interest on any future indebtedness will reduce our cash available for distribution on our units. Our credit facility will limit our ability to pay distributions to our unitholders if we are not in compliance with our financial covenants, during an event of default or if an event of default would result from the distribution.

In addition, any future levels of indebtedness may:

•	adversely affect our ability to obtain additional financing for future operations or capital needs;

•	limit our ability to pursue acquisitions and other business opportunities; or

•	make our results of operations more susceptible to adverse economic or operating conditions.

28

Various limitations in our credit facility and any future financing agreements may reduce our ability to incur additional indebtedness, to engage in some transactions or to capitalize on business opportunities.

We may issue an unlimited number of limited partner interests without the consent of our unitholders, which will dilute your ownership interest in us and may increase the risk that we will not have sufficient available cash to maintain or increase our per unit distribution level.

At any time we may issue an unlimited number of limited partner interests of any type without the approval of our unitholders on terms and conditions established by our general partner. The issuance by us of additional common units or other equity securities of equal or senior rank will have the following effects:

•	our unitholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution on each unit may decrease;

•	the relative voting strength of each previously outstanding unit may be diminished;

•	the ratio of taxable income to distributions may increase; and

•	the market price of the common units may decline.

The control of our general partner may be transferred to a third party without unitholder consent. The new owner of our general partner could implement different business strategies, which could have an adverse impact on our growth or future prospects.

Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of our unitholders. Furthermore, there is no restriction in our partnership agreement on the ability of Harold Hamm or the owners of our general partner to transfer their ownership interests in our general partner to a third party. The new owner of our general partner would then be in a position to replace the board of directors and officers of our general partner and the general partner of Hiland Partners and to control the decisions taken by the board of directors and officers. The new owner of our general partner could implement different business strategies, which could have an adverse impact on our growth or future prospects.

Hiland Partners’ unitholders have the right to remove Hiland Partners’ general partner with the approval of 66 2/3% of all units, which would cause us to lose our general partner interest and incentive distribution rights in Hiland Partners and the ability to manage Hiland Partners.

We currently manage Hiland Partners through Hiland Partners GP our wholly-owned subsidiary. Hiland Partners’ partnership agreement, however, gives unitholders of Hiland Partners the right to remove the general partner of Hiland Partners upon the affirmative vote of holders of 66 2/3% of Hiland Partners’ outstanding units. If Hiland Partners GP, LLC were removed as general partner of Hiland Partners, it would receive cash or common units in exchange for its 2% general partner interest and the incentive distribution rights and would lose its ability to manage Hiland Partners. While the common units or cash we would receive are intended under the terms of Hiland Partners’ partnership agreement to fully compensate us in the event such an exchange is required, the value of these common units or investments we make with the cash over time may not be equivalent to the value of the general partner interest and the incentive distribution rights had we retained them.

You may not have limited liability if a court finds that unitholder action constitutes control of our business.

As a limited partner in a partnership organized under Delaware law, you could be held liable for our obligations to the same extent as a general partner if a court determined that the right or the exercise of the right by our unitholders as a group to remove or replace our general partner, to approve some amendments to the partnership agreement or to take other action under our partnership agreement constituted participation in the “control” of our business. Our general partner generally has unlimited liability for the obligations of the

29

partnership, except for those contractual obligations of the partnership that are expressly made without recourse to our general partner. Additionally, the limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in many jurisdictions. Under certain circumstances, our unitholders may have to repay amounts wrongfully distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, neither we nor Hiland Partners may make a distribution to our unitholders if the distribution would cause our or Hiland Partners’ respective liabilities to exceed the fair value of our respective assets. Delaware law provides that for a period of three years from the date of the impermissible distribution, partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the partnership for the distribution amount. Liabilities to partners on account of their partnership interest and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

If in the future we cease to manage and control Hiland Partners through our ownership of the general partner interest in Hiland Partners, we may be deemed to be an investment company under the Investment Company Act of 1940.

If we cease to manage and control Hiland Partners and are deemed to be an investment company under the Investment Company Act of 1940 because of our ownership interests in Hiland Partners, we would either have to register as an investment company under the Investment Company Act of 1940, obtain exemptive relief from the Commission or modify our organizational structure or our contract rights to fall outside the definition of an investment company. Registering as an investment company could, among other things, materially limit our ability to engage in transactions with affiliates, including the purchase and sale of certain securities or other property to or from our affiliates, restrict our ability to borrow funds or engage in other transactions involving leverage and require us to add additional directors who are independent of us or our affiliates. The occurrence of all or some of these events would adversely affect the price of our common units.

Hiland Partners may issue additional common units or other equity securities, which may increase the risk that Hiland Partners will not have sufficient available cash to maintain or increase its cash distribution level.

Hiland Partners has wide latitude to issue additional Hiland Partners common units on the terms and conditions established by Hiland Partners’ general partner. The payment of distributions on these additional Hiland Partners common units may increase the risk that Hiland Partners will be unable to maintain or increase its quarterly cash distribution per unit, which in turn may reduce the amount of incentive distributions we receive and the available cash that we have to distribute to our unitholders.

If Hiland Partners’ general partner is not fully reimbursed or indemnified for obligations and liabilities it incurs in managing the business and affairs of Hiland Partners, it may not be able to satisfy its obligations, and its cash flows will be reduced, which will in turn reduce distributions to you.

The general partner of Hiland Partners and its affiliates may make expenditures on behalf of Hiland Partners for which they will seek reimbursement from Hiland Partners. In addition, under Delaware partnership law, the general partner, in its capacity as the general partner of Hiland Partners, has unlimited liability for the obligations of Hiland Partners, such as its debts and environmental liabilities, except for those contractual obligations of Hiland Partners that are expressly made without recourse to the general partner. For example, Hiland Partners’ credit facility and certain of its gas purchase agreements do not contain such an express non-recourse contractual provision, and Hiland Partners may, from time to time, enter into other agreements that do not contain such provisions. To the extent Hiland Partners GP, LLC incurs obligations on behalf of Hiland Partners, it is entitled to be reimbursed or indemnified by Hiland Partners. If Hiland Partners does not reimburse or indemnify its general partner, Hiland Partners GP, LLC may be unable to satisfy these liabilities or obligations, which would reduce its cash flows, which will in turn reduce distributions to you.

30

Increases in interest rates could increase our borrowing costs, adversely impact our unit price and our ability to issue additional equity, which could have an adverse effect on our cash flows and our ability to fund our growth.

Due to the recent volatility and decline in the credit markets, the interest rate on our credit facility could increase, which would reduce our cash flows. In addition, interest rates on future credit facilities and debt offerings could be higher than current levels, causing our financing costs to increase accordingly. As with other yield-oriented securities, the market price for our units will be affected by the level of our cash distributions and implied distribution yield. The distribution yield is often used by investors to compare and rank yield-oriented securities for investment decision-making purposes. Therefore, changes in interest rates, either positive or negative, may affect the yield requirements of investors who invest in our units, and a rising interest rate environment could have an adverse effect on our unit price and our ability to issue additional equity in order to make acquisitions, to reduce debt or for other purposes.

Our cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect its ability to make distributions to its unitholders.

Hiland Partners is subject to significant risks due to frequent and often substantial fluctuations in commodity prices. In the past, the prices of natural gas and NGLs have been extremely volatile, and Hiland Partners expect this volatility to continue. For the year ended December 31, 2008, Hiland Partners’ average realized natural gas sales price increased from $6.44/MMBtu in January to a high sales price of $10.05/MMBtu in July, then decreased to a low sales price of $3.38/MMBtu in November. Hiland Partners’ average realized NGL sales price increased from $1.42 per gallon in January 2008 to a high sales price of $1.74 per gallon in June 2008, then decreased to a low sales price of $0.61 per gallon in December 2008. The markets and prices for natural gas and NGLs depend upon factors beyond Hiland Partners’ control. These factors include demand for oil, natural gas and NGLs, which fluctuate with changes in market and economic conditions and other factors, including:

•	the impact of weather on the demand for oil and natural gas;

•	the level of domestic oil and natural gas production;

•	the availability of imported oil and natural gas;

•	actions taken by foreign oil and gas producing nations;

•	the availability of local, intrastate and interstate transportation systems;

•	the availability and marketing of competitive fuels;

•	the impact of energy conservation efforts; and

•	the extent of governmental regulation and taxation.

Hiland Partners operates under three types of contractual arrangements under which its total segment margin is exposed to increases and decreases in the price of natural gas, NGLs and the relationship between natural gas and NGL prices: percentage-of-proceeds, percentage-of-index and index-minus-fees arrangements. Under percentage-of-proceeds arrangements, Hiland Partners generally purchases natural gas from producers for an agreed percentage of proceeds or upon an index related price, and then sells the resulting residue gas and NGLs or NGL products at index related prices. Under percentage-of-index arrangements, Hiland Partners purchases natural gas from producers at a fixed percentage of the index price for the natural gas they produce and subsequently sells the residue gas and NGLs or NGL products at market prices. Under index- minus-fees arrangements, we purchase natural gas from producers at an expected index related price less fees to gather, dehydrate, compress, treat and/or process the natural gas. Under these types of contracts our revenues and total segment margin increase or decrease, whichever is applicable, as the price of natural gas and NGLs fluctuates.

31

Risks Inherent in Hiland Partners’ Business

Because we are substantially dependent on the distributions we receive from Hiland Partners, risks to Hiland Partners’ operations are also risks to us. We have set forth below risks to Hiland Partners’ business and operations, the occurrence of which could negatively impact its financial performance and decrease the amount of cash it is able to distribute to us.

If commodity prices do not significantly improve above the expected prices for 2009, Hiland Partners may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as June 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured or it receives an infusion of equity capital. Failure to comply with the covenants could cause an event of default under Hiland Partners’ credit facility.

Hiland Partners’ credit facility contains covenants requiring Hiland Partners to maintain certain financial ratios and comply with certain financial tests, which, among other things, require Hiland Partners and its subsidiary guarantors, on a consolidated basis, to maintain specified ratios or conditions as follows:

•	EBITDA to interest expense of not less than 3.0 to 1.0; and

•	consolidated funded debt to EBITDA of not more than 4.0 to 1.0 with the option to increase the consolidated funded debt to EBITDA ratio to not more than 4.75 to 1.0 for a period of up to nine months following an acquisition or a series of acquisitions totaling $40 million in a 12-month period (subject to an increased applicable interest rate margin and commitment fee rate).

As of December 31, 2008, Hiland Partners was in compliance with each of these ratios, which are tested quarterly. Hiland Partners’ EBITDA to interest expense ratio was 5.0 to 1.0 and its consolidated funded debt to EBITDA ratio was 3.7 to 1.0. Hiland Partners intends to elect to increase the ratio to 4.75:1.0 on March 31, 2009. Hiland Partners’ ability to remain in compliance with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flow from Hiland Partners’ operations and events or circumstances beyond Hiland Partners’ control. If commodity prices do not significantly improve above the expected prices for 2009, Hiland Partners may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as June 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured or it receives an infusion of equity capital.

Hiland Partners’ failure to comply with any of the restrictions and covenants under its revolving credit facility could lead to an event of default and the acceleration of Hiland Partners obligations under those agreements. Hiland Partners may not have sufficient funds to make such payments. If Hiland Partners is unable to satisfy its obligations with cash on hand, Hiland Partners could attempt to refinance such debt, sell assets or repay such debt with the proceeds from an equity offering. Hiland Partners cannot assure that it will be able to generate sufficient cash flow to pay the interest on its debt or that future borrowings, equity financings or proceeds from the sale of assets will be available to pay or refinance such debt. The terms of Hiland Partners’ financing agreements may also prohibit Hiland Partners from taking such actions. Factors that will affect Hiland Partners’ ability to raise cash through an offering of its common units or other equity, a refinancing of its debt or a sale of assets include financial market conditions and Hiland Partners’ market value and operating performance at the time of such offering or other financing. Hiland Partners cannot assure that any such proposed offering, refinancing or sale of assets can be successfully completed or, if completed, that the terms will be favorable to Hiland Partners.

For additional information about the restrictions under our credit facility, please see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facility.”

32

Hiland Partners may not have sufficient cash after the establishment of cash reserves and payment of its general partner’s fees and expenses to enable Hiland Partners to pay distributions at the current level, or at all.

Hiland Partners may not have sufficient available cash each quarter to pay distributions at the current level, or at all. Under the terms of Hiland Partners’ partnership agreement, Hiland Partners must pay its general partner’s fees and expenses and set aside any cash reserve amounts before making a distribution to its unitholders. The amount of cash Hiland Partners can distribute on its units principally depends upon the amount of cash Hiland Partners generates from its operations, which will fluctuate from quarter to quarter based on several factors, some of which are beyond Hiland Partners’ control, including:

•	the amount of natural gas gathered on its pipelines;

•	the throughput volumes at its processing, treating and fractionation plants;

•	the price of natural gas and crude oil;

•	the price of NGLs;

•	the relationship between natural gas and NGL prices;

•	the level of Hiland Partners’ operating costs;

•	the weather in its operating areas;

•	the level of competition from other midstream energy companies; and

•	the fees Hiland Partners charges and the margins it realizes for its services.

In addition, the actual amount of cash Hiland Partners will have available for distribution will depend on other factors, some of which are beyond its control, including:

•	the level of capital expenditures Hiland Partners makes;

•	the availability, if any, and cost of acquisitions;

•	Hiland Partners’ debt service requirements;

•	Hiland Partners’ ability to access capital markets and borrow money;

•	fluctuations in Hiland Partners’ working capital needs;

•	restrictions on distributions contained in Hiland Partners’ credit facility;

•	restrictions on Hiland Partners’ ability to make working capital borrowings under its credit facility to pay distributions;

•	prevailing economic conditions; and

•	the amount, if any, of cash reserves established by Hiland Partners’ general partner’s board of directors in its sole discretion for the proper conduct of its business.

Hiland Partners’ cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect its ability to make distributions to its unitholders.

Hiland Partners is subject to significant risks due to frequent and often substantial fluctuations in commodity prices. In the past, the prices of natural gas and NGLs have been extremely volatile, and Hiland Partners expects this volatility to continue. For the year ended December 31, 2008, Hiland Partners’ average realized natural gas sales price increased from $6.44/MMBtu in January to a high sales price of $10.05/MMBtu in July, then decreased to a low sales price of $3.38/MMBtu in November. Hiland Partners’ average realized NGL sales price increased from $1.42 per gallon in January 2008 to a high sales price of $1.74 per gallon in June 2008, then decreased to a low sales price of $0.61 per gallon in December 2008. The markets and prices for natural gas and

33

NGLs depend upon factors beyond Hiland Partners’ control. These factors include demand for oil, natural gas and NGLs, which fluctuate with changes in market and economic conditions and other factors, including:

•	the impact of weather on the demand for oil and natural gas;

•	the level of domestic oil and natural gas production;

•	the availability of imported oil and natural gas;

•	actions taken by foreign oil and gas producing nations;

•	the availability of local, intrastate and interstate transportation systems;

•	the availability and marketing of competitive fuels;

•	the impact of energy conservation efforts; and

•	the extent of governmental regulation and taxation.

Hiland Partners operates under three types of contractual arrangements under which its total segment margin is exposed to increases and decreases in the price of natural gas, NGLs and the relationship between natural gas and NGL prices: percentage-of-proceeds, percentage-of-index and index-minus-fees arrangements. Under percentage-of-proceeds arrangements, Hiland Partners generally purchases natural gas from producers for an agreed percentage of proceeds or upon an index related price, and then sells the resulting residue gas and NGLs or NGL products at index related prices. Under percentage-of-index arrangements, Hiland Partners purchases natural gas from producers at a fixed percentage of the index price for the natural gas they produce and subsequently sells the residue gas and NGLs or NGL products at market prices. Under index- minus-fees arrangements, Hiland Partners purchases natural gas from producers at an expected index related price less fees to gather, dehydrate, compress, treat and/or process the natural gas. Under these types of contracts Hiland Partners’ revenues and total segment margin increase or decrease, whichever is applicable, as the price of natural gas and NGLs fluctuates.

Because of the natural decline in production from existing wells, Hiland Partners’ success depends on its ability to obtain new supplies of natural gas, which involves factors beyond its control. Any decrease in supplies of natural gas in Hiland Partners’ areas of operation could adversely affect Hiland Partners’ business and operating results and reduce its ability to make distributions to its unitholders, including us, or to service its debt.

Hiland Partners’ gathering systems and processing plants are dependent on the level of production from oil and natural gas wells that supply its systems with natural gas and from which production will naturally decline over time. As a result, Hiland Partners’ cash flows associated with these wells will also decline over time. In order to maintain or increase throughput volume levels on Hiland Partners’ gathering systems and the asset utilization rates at its natural gas processing plants, Hiland Partners must continually obtain new supplies of natural gas. The primary factors affecting Hiland Partners’ ability to obtain new supplies of natural gas and attract new customers to its assets are the level of successful drilling activity near Hiland Partners’ gathering systems and its ability to compete with other gathering and processing companies for volumes from successful new wells.

The level of drilling activity is dependent on economic and business factors beyond Hiland Partners’ control. Fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of new oil and natural gas reserves. Drilling activity generally decreases as oil and natural gas prices decrease. Natural gas, crude oil and NGL prices have been high in recent years compared to historical periods, but have decreased significantly during the fourth quarter of 2008 and thus far in 2009. This decline in natural gas prices coupled with the effect of illiquid capital markets has led to a decrease in drilling activity in Hiland Partners’ areas of operation.

In addition, producers may decrease their drilling activity levels due to the current deterioration in the credit markets. Many of Hiland Partners’ customers finance their drilling activities though cash flow from operations, the incurrence of debt or the issuance of equity. Recently, there has been a significant decline in

34

the credit markets and the availability of credit. Additionally, many of Hiland Partners’ customers’ equity values have substantially declined. The combination of a reduction of cash flow resulting from declines in commodity prices, a reduction in borrowing bases under reserve-based credit facilities and the lack of availability of debt or equity financing may result in a significant reduction in the spending of Hiland Partners’ customers. For example, a number of Hiland Partners’ customers have announced reduced capital expenditure budgets for 2009.

Other factors that impact production decisions include producers’ capital budget limitations, the ability of producers to obtain necessary drilling and other governmental permits and regulatory changes. Because of these factors, even if additional crude oil or natural gas reserves were discovered in areas served by Hiland Partners’ assets, producers may choose not to develop those reserves. If Hiland Partners was not able to obtain new supplies of natural gas to replace the natural decline in volumes from existing wells due to reductions in drilling activity or competition, throughput volumes on Hiland Partners’ pipelines and the utilization rates of its processing facilities would decline, which could have a material adverse effect on its business, results of operations and financial condition.

If Hiland Partners fails to obtain new sources of natural gas supply, its revenues and cash flow may be adversely affected, and its ability to make distributions to its unitholders, including us, may be reduced.

Hiland Partners faces competition in acquiring new natural gas supplies. Competition for natural gas supplies is primarily based on the location of pipeline facilities, pricing arrangements, reputation, efficiency, flexibility and reliability. Hiland Partners’ major competitors for natural gas supplies and markets include (1) Atlas Pipeline Partners, Mustang Fuel Corporation, Duke Energy Field Services, LLC and SemGas, L.P. at its Eagle Chief gathering system, (2) Enogex, Inc. at its Matli gathering system, (3) Bear Paw Energy, a subsidiary of ONEOK Partners, L.P., at its Badlands and Bakken gathering systems, (4) CenterPoint Energy Field Services and Superior Pipeline Company, L.L.C., a subsidiary of Unit Corporation, at its Kinta Area gathering system and (5) MarkWest Energy Partners, Enogex, Inc., Antero Resources Midstream Corporation and Copano Energy, L.L.C. at its Woodford Shale gathering system. Many of Hiland Partners’ competitors have greater financial resources than Hiland Partners does, which may better enable them to pursue additional gathering and processing opportunities than Hiland Partners.

Hiland Partners depends on certain key producers for a significant portion of its supply of natural gas and the loss of any of these key producers could reduce Hiland Partners’ supply of natural gas and adversely affect its financial results.

For the year ended December 31, 2008, CLR, Chesapeake Energy Corporation and Enerplus Resources (USA) Corporation supplied Hiland Partners with approximately 49%, 13% and 10%, respectively, of its total natural gas volumes purchased. BP America Production Company and Chesapeake Energy Corporation supplied Hiland Partners with approximately 52% and 13%, respectively, of its natural gas volumes gathered. Certain of Hiland Partners’ natural gas gathering systems is dependent on one or more of these producers. To the extent that these producers reduce the volumes of natural gas that they supply as a result of competition or otherwise, Hiland Partners would be adversely affected unless it was able to acquire comparable supplies of natural gas on comparable terms from other producers, which may not be possible in areas where the producer that reduces its volumes is the primary producer in the area.

Hiland Partners’ ability to grow depends in part on its ability to make acquisitions that result in an increase in the cash generated from operations per unit. If Hiland Partners does not make acquisitions on economically acceptable terms, its future growth may be limited.

Hiland Partners’ ability to grow depends in part on its ability to make acquisitions that result in an increase in the cash generated from operations per unit. If Hiland Partners is unable to make these accretive acquisitions either because it is: (1) unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts with them, (2) unable to obtain financing for these acquisitions on economically acceptable terms, or (3) outbid by competitors, then Hiland Partners’ future growth and ability to increase distributions may be limited. Furthermore, even if Hiland Partners does make acquisitions that it believes will be accretive,

35

these acquisitions may nevertheless result in a decrease in the cash generated from operations per unit and reduce our cash available to pay distributions. Any acquisition involves potential risks, including, among other things:

•	mistaken assumptions about revenues and costs, including synergies;

•	an inability to integrate successfully the businesses acquired;

•	the assumption of unknown liabilities;

•	limitations on rights to indemnity from the seller;

•	the diversion of management’s attention from other business concerns;

•	unforeseen difficulties operating in new product areas or new geographic areas; and

•	customer or key employee losses at the acquired businesses.

If Hiland Partners consummates any future acquisitions, its capitalization and results of operations may change significantly, and you will not have the opportunity to evaluate the economic, financial and other relevant information that Hiland Partners will consider in determining the application of these funds and other resources.

Hiland Partners’ acquisition strategy is based, in part, on its expectation of ongoing divestitures of midstream assets by large industry participants. A material decrease in such divestitures would limit Hiland Partners’ opportunities for future acquisitions and could adversely affect its operations and cash flows available for distribution to unitholders.

Hiland Partners’ ability to engage in construction projects and to make acquisitions will require access to a substantial amount of capital. The inability of Hiland Partners to obtain adequate sources of financing on economically acceptable terms may limit Hiland Partners’ growth opportunities, which could have a negative impact on our cash available to pay distributions.

Hiland Partners’ ability to engage in construction projects or to make acquisitions is dependent on obtaining adequate sources of outside financing, including commercial borrowings and other debt and equity issuances. While the initial funding of Hiland Partners’ acquisitions may consist of debt financing, Hiland Partners’ financial strategy is to finance acquisitions approximately equally with equity and debt, and Hiland Partners would expect to repay such debt with proceeds of equity issuances to achieve this relatively balanced financing ratio.

Global market and economic conditions have been, and continue to be, disruptive and volatile. The debt and equity capital markets have been adversely affected by significant write-offs in the financial services sector relating to subprime mortgages, and the re-pricing of credit risk in the broadly syndicated market, among other things. These events have led to worsening general economic conditions. In particular, the cost of capital in the debt and equity capital markets has increased substantially, while the availability of funds from those markets has diminished significantly. Also, concerns about the stability of financial markets generally and the solvency of counterparties specifically have led to increases in the cost of obtaining money from the credit markets as many lenders and institutional investors have increased interest rates, enacted tighter lending standards and reduced funding and, in some cases, ceased to provide funding to borrowers.

If Hiland Partners is unable to finance its growth through external sources or is unable to achieve its targeted debt/equity ratios, or if the cost of such financing is higher than expected, Hiland Partners may be required to forgo certain construction projects or acquisition opportunities or such construction projects or acquisition opportunities may not result in expected increases in distributable cash flow. Accordingly, Hiland Partners’ inability to obtain adequate sources of financing on economically acceptable terms may limit its growth opportunities, which could have a negative impact on its cash available to pay distributions.

For additional information on our access to capital markets, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

36

Hiland Partners generally does not obtain independent evaluations of natural gas reserves dedicated to it gathering systems; therefore, volumes of natural gas gathered on its gathering systems in the future could be less than anticipated. A decline in the volumes of natural gas gathered on its gathering systems would have an adverse effect on Hiland Partners’ results of operations, financial condition and ability to make distributions.

Hiland Partners generally does not obtain independent evaluations of natural gas reserves connected to its gathering systems due to the unwillingness of producers to provide reserve information as well as the cost of such evaluations. Accordingly, Hiland Partners does not have estimates of total reserves dedicated to its systems or the anticipated life of such reserves. If the total reserves or estimated life of the reserves connected to Hiland Partners’ gathering systems is less than anticipated and Hiland Partners is unable to secure additional sources of natural gas, then the volumes of natural gas gathered on its gathering systems in the future could be less than anticipated. A decline in the volumes of natural gas gathered on its gathering systems would have an adverse effect on Hiland Partners’ results of operations, financial condition and ability to make distributions.

Hiland Partners is exposed to the credit risks of its key customers, and any material nonpayment or nonperformance by these key customers could reduce Hiland Partners’ ability to make distributions to its unitholders or to service its debt.

Hiland Partners is subject to risks of loss resulting from nonpayment or nonperformance by its customers. Any material nonpayment or nonperformance by Hiland Partners’ key customers could reduce its ability to make distributions to its unitholders. Furthermore, some of Hiland Partners’ customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to Hiland Partners.

Additionally, Hiland Partners derives its revenues primarily from customers in the energy industry. This industry concentration has the potential to impact Hiland Partners’ overall exposure to credit risk, either positively or negatively, in that its customers could be affected by similar changes in economic, industry or other conditions, including changing commodities prices.

Hiland Partners may not successfully balance its purchases of natural gas and its sales of residue gas and NGLs, which increases its exposure to commodity price risks.

Hiland Partners may not be successful in balancing its purchases and sales. In addition, a producer could fail to deliver promised volumes or deliver in excess of contracted volumes, or a purchaser could purchase less than contracted volumes. Any of these actions could cause Hiland Partners’ purchases and sales not to be balanced. If Hiland Partners’ purchases and sales are not balanced, it will face increased exposure to commodity price risks and could have increased volatility in its operating income.

Hiland Partners’ construction of new assets or the expansion of existing assets may not result in revenue increases and is subject to regulatory, environmental, political, legal and economic risks, which could adversely affect its results of operations and financial condition.

One of the ways Hiland Partners may grow its business is through the construction of new midstream assets or the expansion of existing systems. The construction of additions or modifications to existing systems, and the construction of new midstream assets involve numerous regulatory, environmental, political and legal uncertainties beyond Hiland Partners’ control and require the expenditure of significant amounts of capital. If Hiland Partners undertakes these projects, they may not be completed on schedule at the budgeted cost, or at all. Moreover, revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if Hiland Partners expands a new pipeline, the construction may occur over an extended period of time, and Hiland Partners will not receive any material increases in revenues until the project is completed. Moreover, Hiland Partners may construct facilities to capture anticipated future growth in production in a region in which such growth does not materialize. Since Hiland Partners is not engaged in the exploration for and development of oil and natural gas reserves, it often does not have access to estimates of potential reserves in an area prior to constructing facilities in such area. To the extent Hiland Partners relies on estimates of future production in its

37

decision to construct additions to its systems, such estimates may prove to be inaccurate because there are numerous uncertainties inherent in estimating quantities of future production. As a result, new facilities may not be able to attract enough throughput to achieve expected investment return, which could adversely affect Hiland Partners’ results of operations, financial condition and ability to make distributions.

A change in the characterization of some of Hiland Partners’ assets by federal, state or local regulatory agencies or a change in policy by those agencies may result in increased regulation of Hiland Partners’ assets, which may cause its revenues to decline and operating expenses to increase.

Hiland Partners’ gathering facilities are exempt from FERC regulation under the Natural Gas Act of 1938, or NGA, but FERC jurisdiction still affects Hiland Partners’ business and the market for its products. FERC’s policies and practices affect a wide range of activities bearing directly or indirectly on Hiland Partners’ business and operations, including, for example, FERCs regulations and policies related to open access transportation, ratemaking, capacity release, market center promotion, intrastate transportation, and market transparency. In recent years, FERC has pursued pro-competitive policies in its regulation of interstate natural gas pipelines. However, Hiland Partners cannot assure you that FERC will continue this approach as it considers matters such as pipeline rates and rules and policies that may affect rights of access to natural gas transportation capacity. In addition, there is no bright-line distinction between FERC-regulated transmission service and federally unregulated gathering services. Moreover, this distinction is the subject of regular litigation. Consequently, the classification and regulation of some of Hiland Partners’ gathering facilities may be subject to change based on future determinations by the FERC and the courts. A change in jurisdictional characterization may cause the affected facility’s revenues to decline and its operating expenses to increase.

Other state and local regulations also affect Hiland Partners’ business. Hiland Partners’ gathering lines are subject to ratable take and common purchaser statutes in states in which it operates. Ratable take statutes generally require gatherers to take, without undue discrimination, natural gas production that may be tendered to the gatherer for handling. Similarly, common purchaser statutes generally require gatherers to purchase without undue discrimination as to source of supply or producer. These statutes restrict Hiland Partners’ right as an owner of gathering facilities to decide with whom it contracts to purchase or transport natural gas. Federal law leaves any economic regulation of natural gas gathering to the states. States in which Hiland Partners operates have adopted complaint based regulation of natural gas gathering activities, which allows natural gas producers and shippers to file complaints with state regulators in an effort to resolve grievances relating to natural gas gathering access and rate discrimination. While Hiland Partners’ proprietary gathering lines currently are subject to limited state regulation, there is a risk that state laws will be changed, which may give producers a stronger basis to challenge proprietary status of a line, or the rates, terms and conditions of a gathering line providing transportation service.

Hiland Partners may incur significant costs and liabilities in the future resulting from a failure to comply with new or existing environmental laws and regulations or an accidental release of hazardous substances, wastes or hydrocarbons into the environment. These costs could have an adverse effect on Hiland Partners’ ability to make distributions to its unitholders.

Hiland Partners’ operations are subject to stringent and complex federal, regional, state and local environmental laws and regulations governing the discharge of substances into the environment and environmental protection. These laws and regulations require Hiland Partners to acquire permits to conduct regulated activities, to incur capital expenditures to limit or prevent releases of substances from its facilities, and to respond to liabilities for pollution resulting from its operations. Governmental authorities enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws and regulations or newly adopted laws or regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict and, under certain circumstances, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances, wastes or hydrocarbons into the environment.

38

There is inherent risk of the incurring significant environmental costs and liabilities in Hiland Partners’ business due to its handling of natural gas, NGLs and wastes, the release of water discharges or air emissions related to its operations, and historical industry operations and waste disposal practices conducted by Hiland Partners or predecessor operators. For example, an accidental release from one of Hiland Partners’ pipelines or processing facilities could subject it to substantial liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury and property or natural resource damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies could significantly increase Hiland Partners’ compliance costs and the cost of any remediation that may become necessary. Hiland Partners may not be able to recover some or any of these costs from insurance.

If Hiland Partners is unable to obtain new rights-of-way or the cost of renewing existing rights-of-way increases, then it may be unable to fully execute its growth strategy and its cash flows and ability to make distributions could be adversely affected.

The construction of additions to Hiland Partners’ existing gathering assets may require it to obtain new rights-of-way prior to constructing new pipelines. Hiland Partners may be unable to obtain such rights-of-way to connect new natural gas supplies to its existing gathering lines or capitalize on other attractive expansion opportunities. Additionally, it may become more expensive for Hiland Partners to obtain new rights-of-way or to renew existing rights-of-way. If the cost of obtaining new rights-of-way, or renewing existing rights-of-way increases, Hiland Partners’ cash flows and cash available for distribution could be adversely affected.

If Hiland Partners fails to renew any of its significant contracts as they expire under the terms of the particular agreement, its revenues and cash flow may be adversely affected and its ability to make distributions to its unitholders or service its debt may be reduced.

If Hiland Partners fails to renew any of its significant natural gas sales contracts, NGL sales arrangements, hedging contracts, natural gas purchase and gathering contracts or its compression services agreement as they expire under the terms of the particular agreement, Hiland Partners would be adversely affected unless it was able to replace such contract with a contract containing similar terms. For example, Hiland Partners’ compression services agreement with CLR had an initial term that ended on January 28, 2009 and now automatically renews for one-month terms unless terminated by either party by giving notice at least 15 days prior to the end of the then current term. If CLR elects to terminate the monthly agreement and Hiland Partners fails to renew the monthly agreement with CLR, Hiland Partners would be adversely affected unless it was able to provide air and water compression services to other parties in the area where its air and compression facilities are located.

Hiland Partners’ business involves many hazards and operational risks, some of which may not be fully covered by insurance. If a significant accident or event occurs that is not fully insured, its operations and financial results could be adversely affected.

Hiland Partners’ operations are subject to the many hazards inherent in the gathering, treating, processing and fractionation of natural gas and NGLs, including:

•	damage to pipelines, related equipment and surrounding properties caused by tornadoes, floods, fires and other natural disasters and acts of terrorism;

•	inadvertent damage from construction and farm equipment;

•	leaks of natural gas, NGLs and other hydrocarbons or losses of natural gas or NGLs as a result of the malfunction of measurement equipment or facilities at receipt or delivery points;

•	fires and explosions; and

•	other hazards, including those associated with high-sulfur content, or sour gas, that could also result in personal injury and loss of life, pollution and suspension of operations.

39

These risks could result in substantial losses due to personal injury and/or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of Hiland Partners’ related operations. A natural disaster or other hazard affecting the areas in which Hiland Partners operates could have a material adverse effect on its operations. Hiland Partners is not fully insured against all risks incident to its business. In accordance with typical industry practice, Hiland Partners does not have any property insurance on any of its underground pipeline systems that would cover damage to the pipelines. Hiland Partners is not insured against all environmental accidents that might occur, other than those considered to be sudden and accidental. In addition, Hiland Partners does not have business interruption insurance. If a significant accident or event occurs that is not fully insured, it could adversely affect Hiland Partners’ operations and financial condition.

Restrictions in Hiland Partners’ credit facility limits its ability to make distributions and may limit its ability to capitalize on acquisition and other business opportunities.

Hiland Partners’ credit facility contains various covenants limiting its ability to incur indebtedness, grant liens, engage in transactions with affiliates, make distributions to its unitholders and capitalize on acquisition or other business opportunities. It also contains covenants requiring Hiland Partners to maintain certain financial ratios and tests. Hiland Partners is prohibited from making any distribution to unitholders if such distribution would cause a default or an event of default under its credit facility.

Any subsequent refinancing of Hiland Partners’ current indebtedness or any new indebtedness could have similar or greater restrictions. As of December 31, 2008, Hiland Partners’ total outstanding long-term indebtedness was approximately $252.1 million, all under its senior secured revolving credit facility. Payments of principal and interest on the indebtedness will reduce the cash available for distribution on Hiland Partners’ units.

For additional information about the restrictions under our credit facility, please see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facility.”

Due to Hiland Partners’ lack of asset diversification, adverse developments in its midstream operations would reduce its ability to make distributions to its unitholders.

Hiland Partners relies exclusively on the revenues generated from its gathering, dehydration, treating, processing, fractionation and compression services businesses, and as a result, its financial condition depends upon prices of, and continued demand for, natural gas and NGLs. Due to Hiland Partners’ lack of diversification in asset type, an adverse development in one of these businesses would have a significantly greater impact on Hiland Partners’ financial condition and results of operations than if it maintained more diverse assets.

Hiland Partners’ hedging activities may not be as effective as intended in reducing the volatility of its cash flows, and in certain circumstances may actually increase the volatility of its cash flows, which could adversely affect its ability to make distributions to unitholders, including us.

Hiland Partners utilizes derivative financial instruments related to the future price of natural gas and the future price of NGLs with the intent of reducing volatility in its cash flows due to fluctuations in commodity prices. While Hiland Partners’ hedging activities are designed to reduce commodity price risk, Hiland Partners remains exposed to fluctuations in commodity prices to some extent.

The extent of Hiland Partners’ commodity price exposure is related largely to the effectiveness and scope of its hedging activities. For example, the derivative instruments Hiland Partners utilizes are based on posted market prices, which may differ significantly from the actual natural gas prices or NGLs prices that Hiland Partners realizes in its operations. Furthermore, Hiland Partners’ hedges relate to only a portion of the volume of its expected sales and, as a result, Hiland Partners will continue to have direct commodity price exposure to the unhedged portion. Hiland Partners’ actual future sales may be significantly higher or lower than estimated at the time it entered into derivative transactions for such period. If the actual amount is higher than estimated,

40

Hiland Partners will have greater commodity price exposure than intended. If the actual amount is lower than the amount that is subject to Hiland Partners’ derivative financial instruments, Hiland Partners might be forced to satisfy all or a portion of its derivative transactions without the benefit of the cash flow from its sale or purchase of the underlying physical commodity, resulting in a substantial diminution of liquidity.

As a result of these factors, Hiland Partners’ hedging activities may not be as effective as intended in reducing the volatility of its cash flows, and in certain circumstances may actually increase the volatility of its cash flows, which could adversely affect its ability to make distributions to unitholders, including us. In addition, Hiland Partners’ hedging activities are subject to the risks that a counterparty may not perform its obligation under the applicable derivative instrument, the terms of the derivative instruments are imperfect, and Hiland Partners’ hedging procedures may not be properly followed. Hiland Partners cannot assure you that the steps it takes to monitor its derivative financial instruments will detect and prevent violations of its risk management policies and procedures, particularly if deception or other intentional misconduct is involved.

Completion of significant, unbudgeted expansion projects may require debt and/or equity financing which may not be available to Hiland Partners on acceptable terms, or at all.

Hiland Partners plans to fund its expansion capital expenditures, including any future expansions it may undertake, with proceeds from sales of its debt and equity securities and borrowings under its revolving credit facility; however, Hiland Partners cannot be certain that it will be able to issue its debt and equity securities on terms or in the proportions that it expects, or at all, and Hiland Partners may be unable refinance its revolving credit facility when it expires. In addition, Hiland Partners may be unable to obtain adequate funding under its current revolving credit facility because its lending counterparties may be unwilling or unable to meet their funding obligations.

Global financial markets and economic conditions have been, and continue to be, disrupted and volatile. The debt and equity capital markets have been exceedingly distressed. These issues, along with significant write-offs in the financial services sector, the re-pricing of credit risk and the current weak economic conditions have made, and will likely continue to make, it difficult to obtain funding.

The cost of raising money in the debt and equity capital markets has increased substantially while the availability of funds from those markets generally has diminished significantly. Also, as a result of concerns about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets generally has increased as many lenders and institutional investors have increased interest rates, enacted tighter lending standards, refused to refinance existing debt at maturity at all or on terms similar to our current debt and reduced and, in some cases, ceased to provide funding to borrowers.

A significant increase in Hiland Partners’ indebtedness, or an increase in Hiland Partners’ indebtedness that is proportionately greater than its issuances of equity, as well as the credit market and debt and equity capital market conditions discussed above could negatively impact Hiland Partners’ ability to remain in compliance with the financial covenants under its revolving credit agreement which could have a material adverse effect on its financial condition, results of operations and cash flows. If Hiland Partners is unable to finance its expansion projects as expected, it could be required to seek alternative financing, the terms of which may not be attractive to Hiland Partners, or to revise or cancel its expansion plans. If Hiland Partners is unable to finance its expansion projects as expected, this could have a material adverse effect on Hiland Partners’ operations, which could reduce Hiland Partners’ ability to make distributions to its unitholders, including us.

Increases in interest rates could increase Hiland Partners’ borrowing costs, adversely impact its unit price and its ability to issue additional equity, which could have an adverse effect on Hiland Partners’ cash flows and its ability to fund its growth.

Due to the recent volatility and decline in the credit markets, the interest rate on Hiland Partners’ credit facility could increase, which would reduce its cash flows. In addition, interest rates on future credit facilities and debt offerings could be higher than current levels, causing Hiland Partners’ financing costs to increase

41

accordingly. As with other yield-oriented securities, the market price for Hiland Partners’ units will be affected by the level of its cash distributions and implied distribution yield. The distribution yield is often used by investors to compare and rank yield-oriented securities for investment decision-making purposes. Therefore, changes in interest rates, either positive or negative, may affect the yield requirements of investors who invest in Hiland Partners’ units, and a rising interest rate environment could have an adverse effect on Hiland Partners’ unit price and its ability to issue additional equity in order to make acquisitions, to reduce debt or for other purposes.

Risks Related to Conflicts of Interest

Harold Hamm and his affiliates control our general partner, which has sole responsibility for conducting our business and managing our operations. Affiliates of Harold Hamm and our general partner have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to your detriment.

Harold Hamm and the Hamm family trusts directly or indirectly own a 60.8% limited partner interest in us. In addition, Harold Hamm controls our general partner. Conflicts of interest may arise between Harold Hamm and the Hamm family trusts and their affiliates, including our general partner, on the one hand, and us and our unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of our unitholders. These conflicts include, among others, the following situations:

•	Harold Hamm and his affiliates control CLR; neither our partnership agreement nor any other agreement requires CLR to pursue a business strategy that favors us;

•	our general partner is allowed to take into account the interests of parties other than us, in resolving conflicts of interest;

•	our general partner has limited its liability and reduced its fiduciary duties, and has also restricted the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty;

•	our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuance of additional limited partner securities, and reserves, each of which can affect the amount of cash that is distributed to unitholders;

•	our general partner determines which costs incurred by it and its affiliates are reimbursable by us;

•	our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf;

•	our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates; and

•	our general partner decides whether to retain separate counsel, accountants, or others to perform services for us.

Although we control and manage Hiland Partners through our ownership of its general partner, Hiland Partners’ general partner owes fiduciary duties to Hiland Partners and Hiland Partners’ unitholders, which may conflict with our interests.

Conflicts of interest exist and may arise in the future as a result of the relationships between us and our affiliates, including Hiland Partners’ general partner, on the one hand, and Hiland Partners and its limited partners, on the other hand. The directors and officers of Hiland Partners’ general partner have fiduciary duties to manage Hiland Partners in a manner beneficial to us, its owner. At the same time, Hiland Partners’ general partner has a fiduciary duty to manage Hiland Partners in a manner beneficial to Hiland Partners and its limited partners. The board of directors of Hiland Partners’ general partner will resolve any such conflict and

42

has broad latitude to consider the interests of all parties to the conflict. The resolution of these conflicts may not always be in our best interest or that of our unitholders. For example, conflicts of interest may arise in the following situations:

•	the allocation of shared overhead expenses to Hiland Partners and us;

•	the terms and conditions of any contractual agreements between us and our affiliates, on the one hand, and Hiland Partners, on the other hand;

•	the interpretation and enforcement of contractual obligations between us and our affiliates, on the one hand, and Hiland Partners, on the other hand;

•	the determination of the amount of cash to be distributed to Hiland Partners’ unitholders and the amount of cash to be reserved for the future conduct of Hiland Partners’ business;

•	the decision whether Hiland Partners should make acquisitions and on what terms; and

•	the determination of whether Hiland Partners should use cash on hand, borrow or issue equity to raise cash to finance acquisitions or expansion capital projects, repay indebtedness, meet working capital needs, pay distributions to Hiland Partners’ unitholders or otherwise.

The fiduciary duties of our general partner’s officers and directors may conflict with those of Hiland Partners GP, LLC, Hiland Partners’ general partner.

Conflicts of interest may arise because of the relationships between Hiland Partners’ general partner, Hiland Partners and us. Our general partner’s directors and officers have fiduciary duties to manage our business in a manner beneficial to us, our unitholders and the owners of our general partner. Some of our general partner’s directors and all of its officers are also directors and officers of Hiland Partners’ general partner, and have fiduciary duties to manage the business of Hiland Partners in a manner beneficial to Hiland Partners and Hiland Partners’ unitholders. The resolution of these conflicts may not always be in our best interest or that of our unitholders.

Our partnership agreement limits our general partner’s fiduciary duties to us and our unitholders and restricts the remedies available to our unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement:

•	permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. This entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner. Examples include the exercise of our general partner’s limited call right, its rights to vote or transfer the units it owns, its registration rights and its determination whether or not to consent to any merger or consolidation of our partnership or amendment to our partnership agreement;

•	provides that our general partner will not have any liability to us or our unitholders for decisions made in its capacity as a general partner so long as it acted in good faith, meaning it believed the decisions were in the best interests of our partnership;

•	generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of our general partner and not involving a vote of unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be “fair and reasonable” to us and that, in determining whether a transaction or resolution is “fair and reasonable,” our general partner may consider the totality of the relationships among the parties involved, including other transactions that may be particularly advantageous or beneficial to us;

43

•	provides that in resolving conflicts of interest, it will be presumed that in making its decision the general partner acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption; and

•	provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or those other persons acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such person’s conduct was criminal.

In order to become a limited partner of our partnership, our unitholders are required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above.

Our general partner’s affiliates may compete with us.

Our partnership agreement provides that our general partner will be restricted from engaging in any business activities other than acting as our general partner and those activities incidental to its ownership of interests in us. While Harold Hamm and his affiliates, including CLR, are prohibited through February 2010, subject to certain exceptions, from engaging in, whether by acquisition, construction, investment in debt or equity interests of any person or otherwise, the business of gathering, treating, processing and transportation of natural gas in North America, the transportation and fractionation of NGLs in North America, and constructing, buying or selling any assets related to the foregoing businesses, nothing prohibits Harold Hamm or his affiliates, including CLR, from competing with us in other business opportunities. If Harold Hamm and his affiliates compete with us or Hiland Partners, our results of operations and cash available for distribution may be adversely affected.

Our ability to obtain debt financing will be affected by Hiland Partners’ and Hiland Holdings GP’s credit ratings.

If we decide to obtain our own credit rating, any future downgrading of Hiland Partners’ or Hiland Holdings GP’s credit rating would likely also result in a downgrading of our credit rating. Regardless of whether we have our own credit rating, a downgrading of Hiland Partners’ or Hiland Holdings GP’s credit rating could limit our ability to obtain financing in the future upon favorable terms, if at all.

All of our executive officers face conflicts in the allocation of their time to our business.

Our general partner shares officers and administrative personnel with Hiland Partners’ general partner to operate both our business and Hiland Partners’ business. Our general partner’s officers, who are also the officers of Hiland Partners’ general partner, will allocate the time they and our general partner’s other employees spend on our behalf and on behalf of Hiland Partners. These officers face conflicts regarding the allocation of their and our other employees’ time, which may adversely affect our or Hiland Partners’ results of operations, cash flows and financial condition. These allocations may not necessarily be the result of arm’s-length negotiations between Hiland Partners’ general partner and our general partner.

Our general partner has a limited call right that may require you to sell your common units at an undesirable time or price.

If at any time more than 80% of our outstanding common units are owned by our general partner and its affiliates, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the remaining common units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your common units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon a sale of your common units. As of March 5, 2009, affiliates of our general partner owned 60.8% of our common units.

44

Tax Risks to Our Common Unitholders

Our tax treatment depends on our status as a partnership for federal income tax purposes, as well as our not being subject to entity-level taxation by individual states. If we or Hiland Partners were to be treated as a corporation for federal income tax purposes, or we were to become subject to additional amounts of entity level taxation for state tax purposes, taxes paid, if any, would reduce the amount of cash available for distribution to you.

The value of our investment in Hiland Partners depends largely on Hiland Partners being treated as a partnership for federal income tax purposes, which requires that 90% or more of Hiland Partners’ gross income for every taxable year consist of qualifying income, as defined in Section 7704 of the Internal Revenue Code. Hiland Partners may not meet this requirement or current law may change so as to cause, in either event, Hiland Partners to be treated as a corporation for federal income tax purposes or otherwise subject Hiland Partners to federal income tax. Moreover, the anticipated after-tax benefit of an investment in our common units depends largely on our being treated as a partnership for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the Internal Revenue Services, or IRS, on this or any other matter affecting us.

Despite the fact that we are a limited partnership under Delaware law, it is possible in certain circumstances for a partnership such as ours to be treated as a corporation for federal income tax purposes. Although we do not believe based upon our current operations that we are so treated, a change in our business (or a change in current law) could cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to taxation as an entity.

If Hiland Partners were treated as a corporation for federal income tax purposes, it would pay federal income tax on its taxable income at the corporate tax rate, which is currently a maximum of 35%and would likely pay state income tax at varying rates. Distributions to us would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to us. As a result, there would be a material reduction in our anticipated cash flow and distributions to you, likely causing a substantial reduction in the value of our units. If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate. Distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to you. Because a tax would be imposed upon us as a corporation, our cash available for distribution to you would be substantially reduced. Thus, treatment of us as a corporation would result in a material reduction in our anticipated cash flow and after-tax return to the unitholders, likely causing a substantial reduction in the value of our common units.

Current law may change, causing us or Hiland Partners to be treated as a corporation for federal income tax purposes or otherwise subjecting us or Hiland Partners to entity level taxation. Because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. For example, Hiland Partners is required to pay Texas franchise tax at a maximum effective rate of 0.7% of its gross income apportioned to Texas in the prior year. Imposition of this tax on us or Hiland Partners by Texas, or similar taxes by any other state, will reduce our cash available for distribution to you.

Hiland Partners’ partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects Hiland Partners to taxation as a corporation or otherwise subjects Hiland Partners to entity-level taxation for federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts will be adjusted to reflect the impact of that law on Hiland Partners. Likewise, our cash distributions will be reduced if we or Hiland Partners are subjected to any form of an entity-level taxation.

45

The tax treatment of publicly traded partnerships or an investment in our common units could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, members of Congress have recently considered substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships, including us. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be applied retroactively. Although the considered legislation would not have appeared to have affected our tax treatment as a partnership, we are unable to predict whether any of these changes, or other proposals, will be introduced or will ultimately be enacted. Any such changes could negatively impact the value of an investment in our common units.

If the IRS contests the federal income tax positions we or Hiland Partners take, the market for our common units or Hiland Partners’ limited partner units may be adversely impacted, and the costs of any contest will reduce cash available for distribution to our unitholders.

We have not requested a ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes or any other matter that affects us. Moreover, Hiland Partners has not requested any ruling from the IRS with respect to its treatment as a partnership for federal income tax purposes or any other matter that affects it. The IRS may adopt positions that differ from the positions we or Hiland Partners take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we or Hiland Partners take. A court may disagree with some or all of the positions we or Hiland Partners take. Any contest with the IRS may materially and adversely impact the market for our common units or Hiland Partners units and the price at which they trade. In addition, the cost of any contest between Hiland Partners and the IRS will result in a reduction in cash available for distribution to Hiland Partners unitholders and thus indirectly by us, as a unitholder and as the owner of the general partner of Hiland Partners. Moreover, the costs of any contest between us and the IRS will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders.

You may be required to pay taxes on income from us even if you do not receive any cash distributions from us.

Because our unitholders will be treated as partners to whom we will allocate taxable income which could be different in amount than the cash we distribute, you will be required to pay any federal income taxes and, in some cases, state and local income taxes on your share of our taxable income, whether or not you receive cash distributions from us. You may not receive cash distributions from us equal to your share of our taxable income or even equal to the tax liability that results from the taxation of your share of our taxable income.

Tax gain or loss on the disposition of our common units could be more or less than expected.

If you sell your common units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those common units. Because distributions in excess of your allocable share of our net taxable income decrease your tax basis in your common units, the amount, if any, of such prior excess distributions with respect to the units you sell will, in effect, become taxable income to you if you sell such units at a price greater than your tax basis in those units, even if the price you receive is less than your original cost. Furthermore, a substantial portion of the amount realized, whether or not representing gain, may be taxed as ordinary income due to potential recapture items, including depreciation recapture. In addition, because the amount realized includes a unitholder’s share of our nonrecourse liabilities, if you sell your units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

46

Tax-exempt entities and non-U.S. persons face unique tax issues from owning common units that may result in adverse tax consequences to them.

Investment in units by tax-exempt entities, including employee benefit plans and individual retirement accounts (known as IRAs) and non-U.S. persons raises issues unique to them. For example, virtually all of our income allocated to organizations exempt from federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to such a unitholder. Distributions to non-U.S. persons will be reduced by withholding taxes imposed at the highest effective applicable tax rate, and non-U.S. persons will be required to file United States federal income tax returns and pay tax on their share of our taxable income. If you are a tax exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units.

We treat each purchaser of our common units as having the same tax benefits without regard to the actual common units purchased. The IRS may challenge this treatment, which could adversely affect the value of our common units.

Because we cannot match transferors and transferees of common units and because of other reasons, we have adopted depreciation and amortization positions that may not conform with all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our unitholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of common units and could have a negative impact on the value of our common units or result in audits of and adjustments to our unitholders’ tax returns.

We prorate our items of income, gain, loss and deduction between transferors and transferees of our common units each month based upon the ownership of our common units on the first business day of each month, instead of on the basis of the date a particular common unit is transferred. The IRS may challenge this treatment, and, if successful, we would be required to change the allocation of items of income, gain, loss and deduction among our unitholders.

We prorate our items of income, gain, loss and deduction between transferors and transferees of our common units each month based upon the ownership of our common units on the first day of each month, instead of on the basis of the date a particular common unit is transferred. The use of this proration method may not be permitted under existing Treasury Regulations. If the IRS were to successfully challenge this method or new Treasury Regulations were issued, we could be required to change the allocation of items of income, gain, loss and deduction among our unitholders.

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition.

Because a unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of the loaned units, he may no longer be treated for tax purposes as a partner with respect to those units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan to the short seller, any of our income, gain, loss or deduction with respect to those units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those units could be fully taxable as ordinary income. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units.

47

We have adopted certain valuation methodologies that could result in a shift of income, gain, loss and deduction between the general partner and the unitholders. The IRS may successfully challenge this treatment, which could adversely affect the value of the common units.

When we or Hiland Partners issue additional units or engage in certain other transactions, Hiland Partners determines the fair market value of its assets and allocates any unrealized gain or loss attributable to such assets to the capital accounts of Hiland Partners’ unitholders and us. Although Hiland Partners may from time to time consult with professional appraisers regarding valuation matters, including the valuation of its assets, Hiland Partners makes many of the fair market value estimates of its assets itself using a methodology based on the market value of its common units as a means to measure the fair market value of its assets. Hiland Partners’ methodology may be viewed as understating the value of Hiland Partners’ assets. In that case, there may be a shift of income, gain, loss and deduction between certain Hiland Partners unitholders and us, which may be unfavorable to such Hiland Partners unitholders. Moreover, under our current valuation methods, subsequent purchasers of our common units may have a greater portion of their Internal Revenue Code Section 743(b) adjustment allocated to Hiland Partners’ intangible assets and a lesser portion allocated to Hiland Partners’ tangible assets. The IRS may challenge Hiland Partners’ valuation methods, or our or Hiland Partners’ allocation of Section 743(b) adjustment attributable to Hiland Partners’ tangible and intangible assets, and allocations of income, gain, loss and deduction between us and certain of Hiland Partners’ unitholders.

A successful IRS challenge to these methods or allocations could adversely affect the amount of taxable income or loss being allocated to our unitholders. It also could affect the amount of gain from our unitholders’ sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to our unitholders’ tax returns without the benefit of additional deductions.

The sale or exchange of 50% or more of our capital and profits interests, or the capital and profits interests in Hiland Partners during any twelve-month period will result in the termination of our partnership or Hiland Partners for federal income tax purposes.

We will be considered to have terminated for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same unit will be counted only once. Our termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two Schedules K-1) for one fiscal year and could result in a significant deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead, we would be treated as a new partnership for tax purposes. If treated as a new partnership, we must make new tax elections and could be subject to penalties if we are unable to determine that a termination occurred.

You will likely be subject to state and local taxes and return filing requirements in states where you do not live as a result of investing in our common units.

In addition to federal income taxes, our unitholders will likely be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we or Hiland Partners conduct business or own property now or in the future, even if our unitholders do not reside in any of those jurisdictions. Our unitholders likely will be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, unitholders may be subject to penalties for failure to comply with those requirements. Hiland Partners currently does business or owns property in various states, most of which impose income tax on individuals, corporations and other entities. As Hiland Partners makes acquisitions or expand its business, it may own assets or conduct business in additional states that impose similar income taxes. It is the responsibility of each unitholder to file all United States federal, foreign, state and local tax returns that may be required of such unitholder.

48

Item 1B.	Unresolved Staff Comments

None.

Item 3.	Legal Proceedings

On February 26, 2009, a unitholder of Hiland Holdings and Hiland Partners filed a complaint alleging claims on behalf of a purported class of common unitholders of Hiland Holdings and Hiland Partners against Hiland Holdings, Hiland Partners, the general partner of each of Hiland Holdings and Hiland Partners, and certain members of the board of directors of each of Hiland Holdings and Hiland Partners in the Court of Chancery of the State of Delaware. The complaint challenges a proposal made by Harold Hamm to acquire all of the outstanding common units of each of Hiland Holdings and Hiland Partners that are not owned by Mr. Hamm, his affiliates or Hamm family trusts. The complaint alleges, among other things, that the consideration offered is unfair and grossly inadequate, that the conflicts committee of the board of directors of the general partner of each of Hiland Holdings and Hiland Partners cannot be expected to act independently, and that the management of Hiland Holdings and Hiland Partners has manipulated its public statements to depress the price of the common units of Hiland Holdings and Hiland Partners. The plaintiffs seek to enjoin Hiland Partners, Hiland Holdings, and their respective board members from proceeding with any transaction that may arise from Mr. Hamm’s going private proposal, along with compensatory damages. For more information on the going private proposal, please see Items 1. and 2. “Business and Properties — Recent Developments — Going Private Proposal.” We cannot predict the outcome of this lawsuit, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuit.

We are not aware of any legal or governmental proceedings against us, or contemplated to be brought against us, under the various environmental protection statutes to which we are subject. We maintain insurance policies with insurers in amounts and with coverage and deductibles as our general partner believes are reasonable and prudent. However, we cannot assure you that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal and property damage or that these levels of insurance will be available in the future at economical prices.

Item 4.	Submission of Matters to a Vote of Security Holders

None.

Part II

Item 5.	Market for Registrant’s Common Units and Related Unitholder Matters and Issuer Purchases of Equity Securities

Our limited partner common units began trading on the NASDAQ National Market under the symbol “HPGP” commencing with our initial public offering on September 20, 2006 at an initial public offering price of $18.50 per common unit. As of March 5, 2009, the market price for the common units was $2.48 per unit and there were approximately 2,700 common unitholders, including beneficial owners of common units held in street name. Common units and Class B units represent limited partner interests in the Partnership that entitle the holders to the rights and privileges specified in the Partnership Agreement.

We consider cash distributions to unitholders on a quarterly basis, although there is no assurance as to the future cash distributions since they are dependent upon future earnings, cash flows, capital requirements, financial condition and other factors. Our ability to distribute available cash is contractually restricted by the terms of our credit facility. Our credit facility contains covenants requiring us to maintain certain financial ratios. We are prohibited from making any distributions to unitholders if the distribution would cause an event of default, or an event of default exists, under our credit facility. Please read “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Description of Indebtedness — Credit Facility.”

49

The following table shows the high and low prices per common unit, as reported by the NASDAQ National Market, for the periods indicated. Cash distributions shown below were paid within 50 days after the end of each quarter.

	Common Unit
	Price Ranges		Cash Distribution
	High	Low	Paid per Unit

Year Ended December 31, 2008
Quarter Ended December 31	$21.87	$1.90	$0.1000
Quarter Ended September 30	$27.22	$18.51	$0.3175
Quarter Ended June 30	$28.08	$22.12	$0.3050
Quarter Ended March 31	$28.90	$21.08	$0.2800
Year Ended December 31, 2007
Quarter Ended December 31	$31.50	$22.49	$0.2550
Quarter Ended September 30	$42.22	$25.81	$0.2300
Quarter Ended June 30	$35.95	$27.35	$0.2200
Quarter Ended March 31	$31.50	$26.65	$0.2075

Common Units.  As of December 31, 2008, we had 21,607,500 common units outstanding, of which 8,359,544 were held by the public and 13,247,956 were held by affiliates, including our general partners’ directors. Our common units are registered under the Securities Exchange Act of 1934, as amended and are listed for trading on the NASDAQ. Each holder of a common unit is entitled to one vote per unit on all matters presented to the limited partners for a vote. The common units are entitled to distributions of Available Cash as described below under “Cash Distribution Policy.” The common units represent limited partner interests in the Partnership. The holders of the units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under the partnership agreement of the Partnership. Partnership income or loss is allocated to limited partners in accordance with their percentage interest.

Our Cash Distribution Policy.

Within 50 days after the end of each quarter, we will distribute all of our available cash (as defined in our partnership agreement) to unitholders of record on the applicable record date. The amount of available cash generally is all cash on hand at the date of the determination of available cash with respect to such quarter: less the amount of cash reserves established by our general partner to provide for the proper conduct of our business; comply with applicable law, any of our debt instruments, or other agreements; or provide funds for distributions to our unitholders for any one or more of the next four quarters.

Cash received for available distributions to the limited partners is derived from distributions on common units and general partner units, including incentive distributions, of Hiland Partners. There are no minimum or guaranteed partnership distributions. Partnership distributions are allocated to limited partners in accordance with their percentage interest. Our general partner has no right to receive distributions in respect of its general partner interest, and accordingly does not participate in allocations of income or loss or distributions.

Our distributions will not be cumulative. Consequently, if we do not pay distributions on our common units with respect to any fiscal quarter at the anticipated initial quarterly distribution rate, our unitholders will not be entitled to receive such payments in the future. We will pay our distributions within 50 days after the end of each quarter ending March, June, September and December to holders of record. If the distribution date does not fall on a business day, we will make the distribution on the business day immediately preceding the indicated distribution date.

The equity compensation plan information required by Item 201(d) of Regulation S-K in response to this item is incorporated by reference into “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters,” of this annual report on Form 10-K.

50

Hiland Partners’ Cash Distribution Policy

Hiland Partners’ limited partner common units began trading on the NASDAQ National Market under the symbol “HLND” commencing with its initial public offering on February 10, 2005 at an initial public offering price of $22.50 per common unit. As of March 5, 2009, the market price for Hiland Partners’ common units was $7.40 per unit and there were approximately 3,700 common unitholders, including beneficial owners of common units held in street name and one record holder of our subordinated units. There is no established public trading market for Hiland Partners’ subordinated units. Hiland Partners considers cash distributions to unitholders on a quarterly basis, although there is no assurance as to the future cash distributions since they are dependent upon future earnings, cash flows, capital requirements, financial condition and other factors. Hiland Partners’ ability to distribute available cash is contractually restricted by the terms of its credit facility. Hiland Partners’ credit facility contains covenants requiring them to maintain certain financial ratios which are tested quarterly, and, as of December 31, 2008, Hiland Partners was in compliance with each of those covenants. Hiland Partners’ ability to remain in compliance with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flow from its operations and events or circumstances beyond Hiland Partners’ control. If commodity prices do not significantly improve above the expected prices for 2009, Hiland Partners may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as June 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured or it receives an infusion of equity capital. Hiland Partners is prohibited from making any distributions to unitholders if the distribution would cause an event of default, or an event of default exists, under its credit facility. Please read “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Description of Indebtedness — Credit Facility.”

The following table shows the high and low prices per common unit for Hiland Partners, as reported by the NASDAQ National Market, for the periods indicated. Cash distributions shown below were paid within 45 days after the end of each quarter.

	Common Unit
	Price Ranges		Cash Distribution
	High	Low	Paid per Unit(a)

Year Ended December 31, 2008
Quarter Ended December 31	$36.49	$3.64	$0.4500
Quarter Ended September 30	$50.44	$33.95	$0.8800
Quarter Ended June 30	$52.00	$43.11	$0.8625
Quarter Ended March 31	$51.23	$41.83	$0.8275
Year Ended December 31, 2007
Quarter Ended December 31	$53.00	$41.60	$0.7950
Quarter Ended September 30	$60.50	$46.02	$0.7550
Quarter Ended June 30	$61.75	$52.05	$0.7325
Quarter Ended March 31	$58.49	$52.54	$0.7125

(a)	For each quarter, an identical per unit cash distribution was paid on all outstanding subordinated units

Within 45 days after the end of each quarter, Hiland Partners will distribute all of its available cash (as defined in its partnership agreement) to unitholders of record on the applicable record date. The amount of available cash generally is all cash on hand at the end of the quarter plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter less the amount of cash reserves established by Hiland Partners GP, LLC, its general partner to provide for the proper conduct of its business, to comply with applicable law, any debt instrument or other agreement or to provide funds for distributions to unitholders and its general partner in respect of any one or more of the next four quarters. Working capital borrowings are generally borrowings that are made under the working capital portion of Hiland Partners’ credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

51

Upon the closing of Hiland Partners’ initial public offering, affiliates of Harold Hamm, the Hamm Trusts and an affiliate of Randy Moeder, our past Chief Executive Officer, received an aggregate of 4,080,000 subordinated units. The subordinated units were contributed to Hiland Holdings GP, LP, a publicly owned limited partnership on the date of its initial public offering, September 25, 2006. During the subordination period, the common units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.45 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. The purpose of the subordinated units is to increase the likelihood that during the subordination period there will be available cash to be distributed on the common units. The subordination period will extend until the first day of any quarter beginning after March 31, 2010 that each of the following tests are met: distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date; the “adjusted operating surplus” (as defined in its partnership agreement) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the related distribution on the 2% general partner interest during those periods; and there are no arrearages in payment of the minimum quarterly distribution on the common units. If the unitholders remove the general partner without cause, the subordination period may end before March 31, 2010.

In addition, if the tests for ending the subordination period are satisfied for any three consecutive four-quarter periods ending on or after March 31, 2008, 25% of the subordinated units will convert into an equal number of common units. On May 16, 2008 these tests were met and accordingly, 1,020,000, or 25%, of the subordinated units converted into an equal number of common units. Similarly, if those tests are also satisfied for any three consecutive four-quarter periods ending on or after March 31, 2009, an additional 25% of the subordinated units will convert into an equal number of common units. The second early conversion of subordinated units may not occur, however, until at least one year following the end of the period for the first early conversion of subordinated units.

Hiland Partners will make distributions of available cash from operating surplus for any quarter during any subordination period in the following manner: first, 98% to the common unitholders, pro rata, and 2% to Hiland Partners GP, LLC, its general partner until Hiland Partners distributes for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter; second, 98% to the common unitholders, pro rata, and 2% to Hiland Partners GP, LLC, its general partner, until Hiland Partners distributes for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period; third, 98% to the subordinated unitholders, pro rata, and 2% to Hiland Partners GP, LLC, its general partner, until Hiland Partners distributes for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and thereafter, cash in excess of the minimum quarterly distributions is distributed to the unitholders and its general partner based on the percentages below.

Since we own Hiland Partners GP, LLC, Hiland Partners’ general partner, we are entitled to incentive distributions if the amount Hiland Partners distributes with respect to any quarter exceeds the specified target levels as shown below:

		Marginal Percentage
	Total Quarterly Distribution	Interest in Distributions
	Target Amount	Unitholders	General Partner

Minimum Quarterly Distribution	$0.45	98%	2%
First Target Distribution	Up to $0.495	98%	2%
Second Target Distribution	Above $0.495 up to $0.5625	85%	15%
Third Target Distribution	Above $0.5625 up to $0.675	75%	25%
Thereafter	Above $0.675	50%	50%

52

Equity Compensation Plans Information

The following table presents information about the unit options contained in our long-term incentive plan:

Number of Units
Remaining Available for
	Number of Units to		Future Issuance under
	be Issued upon Exercise	Weighted-Average Price	Equity Compensation Plan
	of Outstanding Options	of Outstanding Options	(Excluding Securities
Plan Category	and Rights	and Rights	Reflected in Column(a))
	(a)	(b)	(c)

Equity Compensation Plans Approved By Security Holders	N/A	N/A	N/A
Equity Compensation Plans Not Approved By Security Holders	0	N/A	2,136,000

Our general partner has adopted and maintains a long term incentive plan for employees and directors of our general partner and employees of its affiliates. The plan currently provides for issuance of a total of 2,160,000 common units to be issued with respect to unit options, restricted units and phantom units granted under the plan. For a more complete description of our long-term incentive plan, please read Note 9 of the accompanying Notes to Financial Statements.

The following table presents information about the unit options and restricted units contained in Hiland Partners’ long-term incentive plan:

Number of Units
Remaining Available for
	Number of Units to				Future Issuance under
	be Issued upon Exercise		Weighted-Average Price		Equity Compensation Plan
	of Outstanding Options		of Outstanding Options		(Excluding Units
Plan Category	and Rights		and Rights		Reflected in Column(a))
	(a)		(b)		(c)

Equity Compensation Plans Approved By Security Holders	N/A		N/A		N/A
Equity Compensation Plans Not Approved By Security Holders	33,336	(1)	$37.92	(2)	386,375

(1)	Hiland Partners’ general partner has adopted and maintains a long term incentive plan for employees and directors of its general partner and employees of its affiliates. The plan currently provides for issuance of a total of 680,000 common units to be issued with respect to unit options, restricted units and phantom units granted under the plan. For a more complete description of Hiland Partners’ long-term incentive plan, please read Note 9 of the accompanying Notes to Financial Statements.

(2)	The exercise prices for outstanding options under Hiland Partners’ plan as of December 31, 2008 range from $22.50 to $40.70 per unit

Issuer Purchases of Equity Securities

We did not repurchase any of our common units during the fourth quarter of fiscal 2008.

53

Item 6.	Selected Historical Financial and Operating Data

We were formed in May, 2006 and therefore do not have any historical financial statements prior to that date. Since we own Hiland Partners GP, LLC, the general partner of Hiland Partners, the historical financial data presented below is of Hiland Partners GP, LLC on a consolidated basis, including Hiland Partners, and the predecessor of Hiland Partners GP, LLC. Our historical financial data for periods prior to February 15, 2005 is the historical financial data of Continental Gas, Inc. (CGI) and Hiland Partners GP, LLC (Hiland Partners’ predecessors). The selected historical financial data for the year ended December 31, 2004 is derived from the audited financial statements of CGI.

The following table includes the non-GAAP financial measure of total segment margin, which consists of midstream segment margin and compression segment margin. We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations because it is directly related to our volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream revenue includes revenue from the sale of natural gas, NGLs and NGL products resulting from Hiland Partners’ gathering, treating, processing and fractionation activities and fixed fees associated with the gathering of natural gas and the transportation and disposal of saltwater. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by Hiland Partners from third parties, cost of natural gas and NGLs purchased by Hiland Partners from affiliates, and costs of crude oil purchased by Hiland Partners from third parties. We define compression segment margin as the payments received under Hiland Partners’ compression services agreement with CLR which was restructured as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Items Impacting Comparability of Our Financial Results — Restructuring of Compression Facilities Lease.” For a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the reconciliation following the table below.

Maintenance capital expenditures represent capital expenditures made to replace partially or fully depreciated assets to maintain the existing operating capacity of Hiland Partners’ assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Expansion capital expenditures represent capital expenditures made to expand or increase the efficiency of the existing operating capacity of Hiland Partners’ assets. Expansion capital expenditures include expenditures that facilitate an increase in volumes within Hiland Partners’ operations, whether through construction or acquisition. Expenditures that reduce Hiland Partners’ operating costs will be considered expansion capital expenditures only if the reduction in operating expenses exceeds cost reductions typically resulting from routine maintenance. Hiland Partners treats costs that (i) are incurred for the repair and minor renewal of facilities to maintain the facilities in operating condition and that (ii) do not extend the useful life of existing assets, as operations and maintenance expenses as they are incurred.

54

The following table sets forth our selected historical financial data, which has been derived from our audited historical financial statements. The table should also be read together with Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

				Predecessor
				Hiland
				Partners	Continental
	Hiland Holdings GP, LP			GP, LLC	Gas, Inc.
	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands, except per unit and operating data)

Summary of Operations Data:
Total revenues	$387,999	$278,043	$219,686	$166,601	$98,296
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	276,600	195,212	156,193	133,089	82,532
Operations and maintenance	30,526	23,279	16,071	7,359	4,933
Depreciation, amortization and accretion	38,650	31,002	22,863	11,112	4,127
Gain on asset sales	—	—	—	—	(19)
Bad Debt	304	—	—	—	—
General and administrative	10,337	9,321	5,299	2,542	1,082

Total operating costs and expenses	356,417	258,814	200,426	154,102	92,655

Operating income	31,582	19,229	19,260	12,499	5,641
Other income (expense):
Interest and other income	357	445	323	192	40
Amortization of deferred loan costs	(663)	(499)	(513)	(484)	(102)
Interest expense	(13,674)	(11,371)	(6,543)	(1,942)	(702)

Total other income (expense), net:	(13,980)	(11,425)	(6,733)	(2,234)	(764)

Income before minority interest	17,602	7,804	12,527	10,265	4,877
Affiliate minority interest in Hiland Partners	—	—	(6,494)	(5,993)	—
Non-affiliate minority interest in Hiland Partners	(5,902)	(2,638)	(3,670)	(3,387)	—

Income from continuing operations	11,700	5,166	2,363	885	4,877
Discontinued operations, net	—	—	—	—	35
Net income from continuing operations	$11,700	$5,166	$2,363	$885	$4,912

Less loss attributable to predecessor	—	—	(407)

Net income	$11,700	$5,166	$1,956

Net income per limited partner unit — basic(1)	$0.54	$0.24	$0.09

Net income per limited partner unit — diluted(1)	$0.54	$0.24	$0.09

Cash distributions per limited partner unit(2)	$1.00	$0.91	$0.22

Balance Sheet Data (at end of period):
Property and equipment, at cost, net	349,159	$323,073	$257,003	$120,715	$37,075
Total assets	435,560	420,286	355,198	194,085	49,175
Accounts payable — affiliates	7,823	7,957	4,412	5,819	2,998
Long-term debt, net of current maturities	256,466	226,459	147,318	33,784	12,643
Minority interests	125,851	126,409	137,302	—	—
Net equity	15,497	22,135	41,157	2,791	24,510

55

				Predecessor
				Hiland
				Partners	Continental
	Hiland Holdings GP, LP			GP, LLC	Gas, Inc.
	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands, except per unit and operating data)

Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$52,484	$39,379	$38,476	$8,159	$7,957
Investing activities	(54,342)	(83,408)	(158,426)	(74,888)	(5,290)
Financing activities	(7,011)	44,062	124,201	72,830	(2,946)
Other Financial Data:
Midstream segment margin	$106,580	$78,012	$58,674	$29,295	$15,764
Compression segment margin	4,819	4,819	4,819	4,217	—

Total segment margin	$111,399	$82,831	$63,493	$33,512	$15,764

Maintenance capital expenditures	$5,994	$3,423	$3,434	$2,225	$1,693
Expansion capital expenditures	52,275	87,530	155,103	72,723	3,474
Discontinued operations	—	—	—	—	159

Total capital expenditures	$58,269	$90,953	$158,537	$74,948	$5,326

Operating Data:
Inlet natural gas (Mcf/d)	252,670	215,551	157,556	57,545	50,283
Natural gas sales (MMBtu/d)	90,910	80,731	66,947	47,096	40,560
NGL sales (Bbls/d)	5,920	4,696	3,347	1,965	1,133

(1)	Net income per unit is not applicable for periods prior to our initial public offering.

(2)	Includes our cash distribution of $0.10 per unit paid on February 18, 2009 for 2008, $0.255 per unit paid on February 19, 2008 for 2007 and $0.2075 per unit paid on February 19, 2007 for 2006.

Reconciliation of Non-GAAP Financial Measure

The following table presents a reconciliation of the non-GAAP financial measure of total segment margin (which consists of the sum of midstream segment margin and compression segment margin) to operating income on a historical basis for each of the periods indicated.

				Predecessor
				Hiland
				Partners	Continental
	Hiland Holdings GP, LP			GP, LLC	Gas, Inc.
	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands)

Reconciliation of Total Segment Margin to Operating Income (Loss):
Operating income (loss)	$31,582	$19,229	$19,260	$12,499	$5,641
Add:
Operations and maintenance expenses	30,526	23,279	16,071	7,359	4,933
Depreciation, amortization and accretion	38,650	31,002	22,863	11,112	4,127
Gain on asset sales	—	—	—	—	(19)
Bad Debt	304	—	—	—	—
General and administrative expenses	10,337	9,321	5,299	2,542	1,082

Total segment margin	$111,399	$82,831	$63,493	$33,512	$15,764

56

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion in conjunction with our Consolidated Financial Statements and notes thereto included elsewhere in this report.

Overview

We are a Delaware limited partnership formed in May 2006 to own Hiland Partners GP, LLC, the general partner of Hiland Partners, and certain other common and subordinated units in Hiland Partners.

We reflect our ownership interest in Hiland Partners on a consolidated basis, which means that our financial results are combined with Hiland Partners’ financial results. The non-controlling limited partner interest in Hiland Partners is reflected as an expense in our results of operations and as a liability on our consolidated balance sheet.

Hiland Partners GP, LLC’s results of operations, are reported beginning February 15, 2005 through September 24, 2006 and principally reflect the results of operations of Hiland Partners and are adjusted for non-controlling partners’ interests in Hiland Partners’ net income. Our historical financial information for periods prior to February 15, 2005 reflect the financial results of Hiland Partners’ predecessor, CGI. Accordingly, the discussion of our financial position and results of operations in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” reflects the operating activities and results of operations of us for the period September 25, 2006 to December 31, 2006, Hiland Partners GP, LLC for periods after February 15, 2005 through September 24, 2006 and CGI for periods before February 15, 2005.

Our cash generating assets consist of our direct or indirect ownership interests in Hiland Partners. Hiland Partners is principally engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, fractionating natural gas liquids and providing air compression and water injection services for oil and gas secondary recovery operations. Our aggregate ownership interests in Hiland Partners consist of the following:

•	the 2% general partner interest in Hiland Partners;

•	100% of the incentive distribution rights in Hiland Partners; and

•	2,321,471 common units and 3,060,000 subordinated units of Hiland Partners, representing a 57.4% limited partner interest in Hiland Partners.

Hiland Partners is required by its partnership agreement to distribute all of its cash on hand at the end of each quarter, after establishing reserves to provide for the proper conduct of its business or to provide funds for future distributions. Until the current fiscal quarter ended December 31, 2008, Hiland Partners had increased its quarterly distribution on its common units by 76.7% since its initial public offering in February 2005 and had increased its quarterly distribution in all but one of the last eight fiscal quarters. Most recently, due to the unexpected descending movement in its market price as a result of significant declines in natural gas index prices and posted prices for NGLs during the fourth quarter of 2008, Hiland Partners reduced its quarterly distribution to its minimum quarterly distribution of $0.45 per unit for the quarter ended December 31, 2008. This distribution was paid on February 13, 2009 to unitholders of record on February 5, 2009.

Our primary objective is to increase our cash distributions to our unitholders by actively assisting Hiland Partners in executing its business strategy. We intend to support Hiland Partners in implementing its business strategy by assisting in identifying, evaluating and pursuing growth opportunities. In the future, it is possible that we may also support the growth of Hiland Partners through the use of our capital resources, which could involve loans or capital contributions to Hiland Partners to provide funding for the acquisition of a business or an asset or for an internal growth project. In addition, we may provide Hiland Partners with other forms of credit support, such as guarantees relating to financing a project or other types of support related to a merger or acquisition transaction.

57

Cash Distributions.  The following table sets forth the distributions that we have received from Hiland Partners during the periods indicated (in thousands).

				Hiland Partners
				GP, LLC
	Hiland Holdings GP, LP			Predecessor
	Year Ended December 31,
Hiland Partner’s Distributions	2008	2007	2006(a)	2006(b)

Common units	$6,158	$3,790	$59	$1,012
Subordinated units	11,952	11,883	186
Ownership interest in Hiland Partners’ general partner	798	626	9	503
General partners’ incentive distribution rights	7,656	3,567	42	1,573

	$26,564	$19,866	$296	$3,088

(a)	Because we own Hiland Partners GP, LLC the distributions to us includes the distributions made to Hiland Partners GP, LLC and to us in 2006 prorated following our initial public offering closing date from September 25, 2006 through December 31, 2006.

(b)	The distributions to our predecessor in 2006 represent the prorated amount for the period January 1, 2006 to September 24, 2006, prior to our initial public offering and our ownership in Hiland Partners GP, LLC.

Overview of Hiland Partners

Hiland Partners is a Delaware limited partnership formed in October 2004. Hiland Partners is engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, fractionating NGLs and providing air compression and water injection services for oil and gas secondary recovery operations. Hiland Partners’ operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States.

Hiland Partners completed its initial public offering of 2,300,000 common units on February 15, 2005, receiving net proceeds of $48.1 million. The proceeds from the public offering were used to (1) pay remaining offering costs of $2.2 million and deferred debt issuance costs of $0.6 million, (2) pay outstanding indebtedness of $22.9 million, (3) redeem $6.3 million of common units from an affiliate of Harold Hamm and the Hamm Trusts, and (4) make a $3.9 million distribution to the previous owners of Hiland Partners, LLC. Hiland Partners retained $12.2 million of the net proceeds to replenish working capital.

Effective September 1, 2005, Hiland Partners consummated the Bakken acquisition pursuant to which it acquired the outstanding membership interests in Hiland Partners, LLC, an Oklahoma limited liability company, for approximately $92.7 million in cash, $35.0 million of which was used to retire outstanding Hiland Partners, LLC indebtedness. Hiland Partners, LLC’s principal asset is the Bakken gathering system located in eastern Montana.

Hiland Partners completed a follow-on offering of 1,630,000 common units on November 21, 2005, receiving net proceeds of $66.1 million, including a contribution from its general partner of $1.4 million. Hiland Partners used $65.2 million of the proceeds from the public offering to repay borrowings under the credit facility, which were used for the Bakken acquisition.

On May 1, 2006, Hiland Partners acquired Enogex Gas Gathering, L.L.C.’s eastern Oklahoma Kinta Area gathering assets for $96.4 million. Hiland Partners financed the acquisition with $61.2 million of borrowings from its credit facility and $35.0 million of proceeds from the issuance to Hiland Partners GP, LLC of 761,714 common units and 15,545 general partner equivalent units at $45.03 per unit. The purchase price was equal to the average closing price of Hiland Partners’ common units for the three trading days immediately proceeding May 1, 2006. Hiland Partners GP, LLC entered into a credit agreement under which it borrowed $35.0 million to purchase the Hiland Partner units. The obligation was unsecured and guaranteed by the members of Hiland

58

Partners GP, LLC. Hiland Partners GP, LLC’s board of directors, as well as the conflicts committee of the board of directors, consisting of two independent directors, approved the transaction.

Hiland Partners is engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and fractionating and marketing of NGLs and providing air compression and water injection services for oil and gas secondary recovery operations. Hiland Partners’ operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States.

Hiland Partners manages its business and analyzes and reports its results of operations on a segment basis. Hiland Partners’ operations are divided into two business segments:

Midstream Segment, which is engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and the fractionation and marketing of NGLs. Hiland Partners’ operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. The midstream segment generated 95.7%, 94.2% and 92.4% of the total segment margin for the years ended December 31, 2008, 2007 and 2006, respectively.

Compression Segment, which is engaged in providing air compression and water injection services for oil and gas secondary recovery operations that are ongoing in North Dakota. The compression segment generated 4.3%, 5.8% and 7.6% of the total segment margin for the years ended December 31, 2008, 2007 and 2006, respectively.

Hiland Partners’ midstream assets consist of 14 natural gas gathering systems with approximately 2,111 miles of gas gathering pipelines, five natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. Hiland Partners’ compression assets consist of two air compression facilities and a water injection plant.

Hiland Partners’ results of operations are determined primarily by five interrelated variables: (1) the volume of natural gas gathered through its pipelines; (2) the volume of natural gas processed; (3) the volume of NGLs fractionated; (4) the levels and relationship of natural gas and NGL prices; and (5) Hiland Partners’ current contract portfolio. Because Hiland Partners’ profitability is a function of the difference between the revenues it receives from its operations, including revenues from the products it sells, and the costs associated with conducting its operations, including the costs of products it purchases, increases or decreases in Hiland Partners’ revenues alone are not necessarily indicative of increases or decreases in its profitability. To a large extent, Hiland Partners’ contract portfolio and the pricing environment for natural gas and NGLs will dictate increases or decreases in its profitability. Hiland Partners’ profitability is also dependent upon prices and market demand for natural gas and NGLs, which fluctuate with changes in market and economic conditions and other factors.

How Hiland Partners Evaluates Its Operations

Hiland Partners’ management uses a variety of financial and operational measurements to analyze its segment performance. These measurements include the following: (1) natural gas and NGL sales volumes, throughput volumes and fuel consumption by Hiland Partners’ facilities; (2) total segment margin; (3) operations and maintenance expenses; (4) general and administrative expenses; and (5) EBITDA.

Volumes and Fuel Consumption.  Natural gas and NGL sales volumes, throughput volumes and fuel consumption associated with Hiland Partners’ business are an important part of its operational analysis. Hiland Partners continually monitors volumes on its pipelines to ensure that there is adequate throughput to meet its financial objectives. It is important that Hiland Partners continually add new volumes to its gathering systems to offset or exceed the normal decline of existing volumes that are connected to those systems. The performance at Hiland Partners’ compressing, processing, fractionation and treating facilities is significantly influenced by the volumes of natural gas that flows through those systems. In addition, Hiland Partners monitors fuel consumption, which affects the total segment margin realized from Hiland Partners’ midstream operations and compression services operations.

59

Total Segment Margin.  Hiland Partners views total segment margin as an important performance measure of the core profitability of its operations because it is directly related to Hiland Partners’ volumes and commodity price changes. Hiland Partners reviews total segment margin monthly for consistency and trend analysis.

With respect to its midstream segment, Hiland Partners defines midstream segment margin as its midstream revenue minus midstream purchases. Midstream revenue includes revenue from the sale of natural gas, NGLs and NGL products resulting from its gathering, treating, processing and fractionation activities and fixed fees associated with its gathering of natural gas and transportation and disposal of saltwater. Midstream purchases include the cost of natural gas, condensate and NGLs purchased from third parties the cost of natural gas, condensate and NGLs purchased by Hiland Partners from affiliates, and the costs of crude oil purchased by Hiland Partners from third parties. Hiland Partners’ midstream segment margin is impacted by its midstream contract portfolio, which is described in more detail below.

With respect to Hiland Partners compression segment, following the restructuring of its lease arrangement to become a service arrangement in connection with Hiland Partners’ initial public offering as described in “— Items Impacting Comparability of Our Financial Results,” Hiland Partners’ compression segment margin equals the fee it earns under the compression services agreement with CLR for providing air compression and water injection services. The fee earned under this agreement is fixed so long as Hiland Partners facilities meet specified availability requirements, regardless of CLR’s utilization. As a result, the compression segment margin is dependent on Hiland Partners’ ability to meet their utilization levels. For a discussion of this agreement, please read “— Hiland Partners’ Contracts — Compression Services Agreement.”

Total segment margin is a Non-GAAP performance measure. For a reconciliation of Total Segment Margin to the most comparable GAAP financial measure, please see “Item 6. Selected Historical Financial and Operating Data.”

Operations and Maintenance Expenses.  Operations and maintenance expenses are costs associated with the operation of a specific asset. Direct labor, insurance, ad valorem taxes, repair and maintenance, utilities and contract services comprise the most significant portion of Hiland Partners’ operations and maintenance expenses. These expenses remain relatively stable independent of the volumes through Hiland Partners’ systems but fluctuate slightly depending on the activities performed during a specific period.

General and Administrative Expenses.  General and administrative expenses include the cost of employee and officer compensation and related benefits, office lease and expenses, professional fees, information technology expenses, as well as other expenses not directly associated with field operations.

How Hiland Partners Manages Its Operations

Hiland Partners’ management team uses a variety of tools to manage its business. These tools include: (1) flow and transaction monitoring systems; (2) producer activity evaluation and reporting; and (3) imbalance monitoring and control.

Flow and transaction monitoring systems.  Hiland Partners uses a customized system that tracks commercial activity on a daily basis at each of its gathering systems, processing plants and treating and fractionation facilities. Hiland Partners tracks and monitors inlet volumes to its facilities, fuel consumption, NGLs and NGL products extracted, condensate volumes and residue sales volumes. Hiland Partners also monitors daily operational throughput at its air compression and water injection facilities.

Producer activity evaluation and reporting.  The continued connection of natural gas production to Hiland Partners’ gathering systems is critical to its business and directly impacts its financial performance. Hiland Partners monitors the producer drilling and completion activity in its primary areas of operation to identify anticipated changes in production and potential well-attachment opportunities. Hiland Partners receives daily summaries of new drilling permits and completion reports filed with the state regulatory agencies that govern these activities on all of its gathering systems. Producers that have dedicated acreage to the Bakken gathering system provide Hiland Partners with their projected annual drilling schedules, which are updated periodically. Additionally, Hiland Partners’ field personnel report the locations of new wells in their respective

60

areas and anticipated changes in production volumes to supply representatives and operating personnel at Hiland Partners’ corporate offices. These processes enhance Hiland Partners’ awareness of new well activity in its operating areas and allow Hiland Partners to be responsive to producers in connecting new volumes of natural gas to its pipelines.

Imbalance monitoring and control.  Hiland Partners continually monitors volumes it delivers to pipelines and volumes nominated for sale on pipelines to ensure it remains within acceptable imbalance limits during a calendar month. Hiland Partners seeks to reduce imbalances between deliveries and sales of natural gas because of the inherent commodity risk that results when deliveries and sales of natural gas are not balanced concurrently.

Hiland Partners’ Contracts

Because of the significant volatility of natural gas and NGL prices, Hiland Partners’ contract mix can have a significant impact on its profitability. In order to reduce its exposure to commodity price risk and where market conditions permit, Hiland Partners pursues arrangements under which it purchases natural gas from the producers at the wellhead at an index based price less a fixed fee to gather, dehydrate, compress, treat and/or process their natural gas, referred to as fee based arrangements or contracts. Actual contract terms are based upon a variety of factors, including natural gas quality, geographical location, the competitive environment at the time the contract is executed and customer requirements. Hiland Partners’ contract mix and, accordingly, its exposure to natural gas and NGL prices, may change as a result of producer preferences, its expansion in regions where some types of contracts are more common and other market factors.

Hiland Partners’ Natural Gas Sales Contracts

Hiland Partners sells natural gas on intrastate and interstate pipelines to marketing affiliates of natural gas pipelines, marketing affiliates of integrated oil companies and utilities. Hiland Partners typically sells natural gas on a monthly basis under index-related pricing terms.

Hiland Partners also uses cash flow hedges to limit its exposure to changing natural gas prices. Under these hedges, Hiland Partners settles monthly on the difference between the sales or purchases of future production to or from its counterparty at fixed prices and the price that will be established on the date of hedge settlement by reference to a specified index price. These hedges cover periods of up to twenty-four months from the date of the hedge.

Hiland Partners’ NGL Sales Arrangements

Hiland Partners sells NGLs and NGL products at the tailgate of its facilities to ONEOK Hydrocarbon, LP, SemStream, L.P., and a subsidiary of Kinder Morgan Energy Partners, L.P. Hiland Partners typically sells NGLs and NGL products on a monthly basis under index related pricing terms in its Mid-Continent region and at market prices in its Rocky Mountain region. Hiland Partners also uses cash flow hedges to limit its exposure to changing NGL prices. Under these hedges, Hiland Partners settles monthly on the difference between the sales of future production to its counterparty at a fixed price and the price that will be established on the date of hedge settlement by reference to a specified index price. In the past these hedges have covered periods of up to twelve months from the date of the hedge. As of January 1, 2009, Hiland Partners had no NGL hedging contracts outstanding.

Hiland Partners’ Hedging Contracts

To insure that Hiland Partners’ financial instruments will be used solely for hedging price risks and not for speculative purposes, Hiland Partners continually reviews its hedges for compliance with its hedging policies and procedures. Hiland Partners recognizes gains and losses from the settlement of its hedges as revenue when it sells the associated physical residue natural gas or NGLs. Any gain or loss realized as a result of hedging is substantially offset in the market when Hiland Partners sells the physical residue natural gas or NGLs. Hiland Partners’ hedges that qualify for hedge accounting are characterized as cash flow hedges as defined in Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and

61

Hedging Activities,” as amended. Hiland Partners determines gains or losses on open and closed hedging transactions based upon the difference between the hedge price and the physical price. For a more detailed discussion on Hiland Partners’ hedging activity, please read commodity price risks included in Item 7A. “Quantitative and Qualitative Disclosures about Market Risk.”

Hiland Partners’ Natural Gas Purchase and Gathering Contracts

With respect to Hiland Partners’ natural gas gathering, compression, dehydrating, treating, processing and marketing activities and its NGL fractionation activities, Hiland Partners contracts under four types of arrangements. Under all contracts except the fixed-fee gathering arrangement, Hiland Partners is required to purchase the supplied gas, subject to the demands of resale purchasers and the operating conditions and capacity of its facilities. Hiland Partners does not guarantee the purchase of any particular quantity of the gas which is available for sale. The supplier delivers the gas to Hiland Partners at the inlet of its gathering systems and Hiland Partners obtains title to the gas at the delivery point. The gas delivered to Hiland Partners is required to meet specified quality requirements. Under the fixed-fee gathering arrangement, Hiland Partners takes custody of, but does not purchase or take title to the gas supplied to them.

The following is a summary of the four types of natural gas purchase or gathering contract arrangements that account for the largest percentage of volumes purchased for the years ended December 31, 2008, 2007, and 2006.

•	Percentage-of-proceeds arrangements. Under percentage-of-proceeds contracts, Hiland Partners generally purchases natural gas from producers at the wellhead, gathers, treats, and processes the natural gas, in some cases fractionates the NGLs into NGL products, and then sells the resulting residue gas and NGLs or NGL products at index related prices. Hiland Partners remits to the producers an agreed upon percentage of the proceeds for the natural gas and the NGLs.

Under these types of contracts, Hiland Partners’ revenues and total segment margin correlate directly with the price of natural gas and NGLs. For the years ended December 31, 2008, 2007, and 2006 Hiland Partners purchased 51%, 56% and 52% of its total purchased volumes under these types of fee contracts, respectively.

•	Percentage-of-index arrangements. Under percentage-of-index contracts, Hiland Partners purchases natural gas from the producers at the wellhead at a price that is at a fixed percentage of the expected index-related price for the resale of the natural gas they produce. Hiland Partners then gathers, treats and processes the natural gas, in some cases fractionates the NGLs into NGL products and then sells the residue gas and NGLs or NGL products pursuant to natural gas or NGL contracts described above. Because under these types of contracts Hiland Partners’ costs to purchase the natural gas from the producer is based on the price of natural gas, Hiland Partners’ total segment margin under these contracts increases as the realized price of NGLs increases relative to the expected index-related price of natural gas, and Hiland Partners’ total segment margin under these contracts decreases as the expected index-related price of natural gas increases relative to the realized price of NGLs (keep-whole exposure). For the years ended December 31, 2008, 2007 and 2006 Hiland Partners purchased 8%, 12% and 17% of its total purchased volumes under these types of fee contracts, respectively.

•	Index-minus-fees arrangements. Under index-minus-fees contracts, Hiland Partners purchases natural gas from the producers at the wellhead at an expected index related price less fees to gather, dehydrate, compress, treat and/or process their natural gas. These types of contracts typically require Hiland Partners to pay the producer for the value of the wellhead gas less the applicable fees. Because under these types of contracts Hiland Partners’ costs to purchase the natural gas from the producer is based on the expected index-related price of natural gas, Hiland Partners’ total segment margin under these contracts increases as the realized price of NGLs increases relative to the expected index-related price of natural gas, and Hiland Partners’ total segment margin under these contracts decreases as the expected index-related price of natural gas increases relative to the realized price of NGLs (keep-whole exposure). For the years ended December 31, 2008, 2007, and 2006, Hiland Partners purchased 41%, 32% and 31% of its total purchased volumes under these types of fee contracts, respectively.

62

•	Fixed-fee gathering arrangements. Under fixed-fee gathering contracts, Hiland Partners gathers, dehydrates, compresses and treats natural gas supplied to Hiland Partners’ gathering systems and redelivers the compressed natural gas for a fixed fee. Under these contracts, Hiland Partners takes custody of, but does not take title to, the natural gas. Hiland Partners gathered an average of 133,755 MMBtu/d for 2008, 123,008 MMBtu/d for 2007 and from the period May 1, 2006, the date Hiland Partners acquired the Kinta Area gas gathering assets, through December 31, 2006, Hiland Partners gathered an average of 134,140 MMBtu/d.

Compression Services Agreement

Under the compression services agreement that Hiland Partners entered into with CLR in connection with its initial public offering and effective as of January 28, 2005, CLR pays Hiland Partners a fixed monthly fee to provide compressed air and water at pressures sufficient to allow for the injection of either air or water into underground reservoirs for oil and gas secondary recovery operations. Under the compression services agreement, CLR is responsible for the provision to Hiland Partners of power and water to be utilized in the compression process. If Hiland Partners’ facilities do not meet the monthly volume requirements for compressed air and water, and the failure is not attributable to CLR, failure to supply power or water or a force majeure, the fixed monthly payment will be reduced in proportion to the volumes of air or water Hiland Partners was unable to deliver during such month. CLR may terminate the compression services agreement if Hiland Partners is unable to deliver any compressed air and water for a period of more than 20 consecutive days and the failure is not attributable to CLR’s failure to supply power or water or a force majeure. The agreement’s initial term ended on January 28, 2009 and the agreement now automatically renews on a month-to-month basis unless terminated by either party by giving notice at least 15 days prior to the end of the then current month.

Items Impacting Comparability of Our Financial Results

Our historical results of operations for the periods presented may not be comparable, either from period to period or going forward, for the reasons described below.

Hiland Holdings’, Hiland Partners GP, LLC’s and Hiland Partners’ Formation

We were formed in May 2006 to own Hiland Partners GP, LLC, the general partner of Hiland Partners, and certain other common and subordinated units in Hiland Partners. Hiland Partners GP, LLC and Hiland Partners were formed in October 2004 to own and operate the assets that have historically been owned and operated by CGI Immediately prior to consummation of Hiland Partners’ initial public offering, the former owners of CGI and Hiland Partners, LLC contributed to Hiland Partners all of the assets and operations of CGI other than a portion of its working capital assets, and all of the assets and operations of Hiland Partners, LLC, other than a portion of its working capital assets and the assets related to the Bakken gathering system. Effective September 1, 2005, Hiland Partners acquired Hiland Partners, LLC, which owned the Bakken gathering system.

CGI is Hiland Partners GP, LLC’s and Hiland Partners’ predecessor for accounting purposes and historically owned all of Hiland Partners’ natural gas gathering, processing and fractionation assets other than the Worland and Bakken gathering systems, the Kinta Area gathering systems Hiland Partners acquired on May 1, 2006 and its internally constructed Woodford Shale gathering system, which commenced operations in April 2007. As a result, Hiland Partners GP, LLC’s and Hiland Partners’ historical financial statements for the periods prior to February 15, 2005 are the financial statements of CGI

Hiland Partners, LLC historically owned the Worland gathering system, the Horse Creek compression facility, the Cedar Hills water injection plant located next to Hiland Partners’ Cedar Hills’ compression facility and the Bakken gathering system.

63

Restructuring of Compression Facilities Lease

Prior to Hiland Partners’ initial public offering, Hiland Partners, LLC owned Hiland Partners’ Horse Creek air compression facility and its Cedar Hills water injection facility. In 2002, Hiland Partners, LLC entered into a five year lease agreement with CLR, pursuant to which Hiland Partners, LLC leased the facilities to CLR. CLR used its own personnel to operate the facilities, and Hiland Partners, LLC made no operational decisions. In connection with Hiland Partners’ formation and initial public offering, Hiland Partners entered into a four-year services agreement with CLR, effective as of January 28, 2005, that replaced the existing lease. The four year services agreement terminated on January 28, 2009. Hiland Partners is currently operating on a month-to-month basis which can be terminated by either party by giving notice at least 15 days prior to the end of the then current month. Under the services agreement, Hiland Partners owns and operates the facilities and provides air compression and water injection services to CLR for a fee. As part of the restructuring in January 2005, the personnel at CLR that operated the facilities were transferred to Hiland Partners. Under the current services agreement, Hiland Partners receives a fixed payment of approximately $4.8 million per year as compared to $3.8 million per year under the prior lease agreement. In connection with this services arrangement, Hiland Partners incurs approximately $1.0 million per year in additional operating costs. For a description of the restructured agreement, please read “— Hiland Partners’ Contracts — Compression Services Agreement.”

Construction and Acquisition Activities of Hiland Partners

Since its inception, Hiland Partners has grown through a combination of building gas gathering and processing assets and acquisitions. For example, Hiland Partners commenced operation of the original Matli gathering system in 1999, constructed the original Matli processing plant in 2003 and completed the construction of a new processing plant in 2006. Additionally, Hiland Partners acquired the Worland gathering system in 2000. Hiland Partners acquired the Carmen gathering system in 2003 as an expansion of the Eagle Chief gathering system. Prior to its acquisition of the Carmen gathering system, Hiland Partners purchased the gas from the previous owner, processed it and returned it to the previous owner pursuant to a keep-whole arrangement. After Hiland Partners acquired the Carmen gathering system, Hiland Partners terminated this keep-whole arrangement and now sells the gas at the tailgate of the Eagle Chief processing plant. More recently, Hiland Partners completed the Bakken acquisition in September 2005 and the acquisition of the Kinta Area gathering assets in May 2006. Hiland Partners’ historical acquisitions were completed at different dates and with numerous sellers and were accounted for using the purchase method of accounting. Under the purchase method of accounting, results from such acquisitions are recorded in the financial statements only from the date of acquisition.

Hiland Partners acquired the Kinta Area gathering assets in May 2006 and operates the gathering assets substantially differently than were operated by the previous owner. Since there was no sufficient continuity of the Kinta Area gathering assets’ operations prior to and after the acquisition, disclosure of prior financial information would not be material to an understanding of future operations. Therefore, the acquisition has been recorded as a purchase of assets and not of a business.

Hiland Partners expanded its processing plant and the existing field-gathering infrastructure and constructed a 40,000 Mcf/d nitrogen rejection plant at its Badlands gas gathering system located in Bowman County, North Dakota. Hiland Partners also entered into a five-year definitive purchase agreement with a producer and has constructed additional compression facilities and expanded its existing Badlands gas gathering system into South Dakota.

Hiland Partners has installed additional gathering and compression infrastructure at its Bakken gathering system to increase the system’s capacity from approximately 20,000 Mcf/d to 25,000 Mcf/d and in 2007, expanded the existing NGL fractionation facilities at the processing plant to fractionate increased NGL volumes from both the Bakken processing plant and the Badlands processing plant.

In 2009, Hiland Partners completed the installation of additional pipelines and compression facilities and increased system capacity at its Eagle Chief gathering system from approximately 30,000 Mcf/d to approximately 35,500 Mcf/d due to increased volumes on this system. Hiland Partners has also completed the

64

construction a 25,000 Mcf/d natural gas processing facility along its existing Matli gas gathering system which now provides additional plant processing capacity for increased system volumes.

In 2007, Hiland Partners installed four 10,000 Mcf/d capacity amine-treating facilities at several of its Kinta Area gathering system locations to remove excess carbon dioxide levels from the natural gas. In the third quarter of 2008, Hiland Partners completed the installation of additional compression facilities on the Kinta Area gathering system to increase the capacity by approximately 20,000 Mcf/d to 200,000 Mcf/d.

In December 2006, Hiland Partners entered into an agreement to construct and operate gathering pipelines and related facilities associated with the development of a portion of the acreage owned by CLR in the Woodford shale play in the Arkoma Basin of southeastern Oklahoma. Hiland Partners has installed field gathering, compression and associated equipment designed to provide low-pressure gathering, compression and dehydration services. The gathering infrastructure currently includes more than 17,400 horsepower of compression to provide takeaway capacity of approximately 65,000 Mcf/d.

Hiland Partners’ construction of a processing plant and gathering pipeline at its North Dakota Bakken system located in the Bakken Shale play in northwestern North Dakota commenced in October 2008. As of December 31, 2008, the gathering system consisted of 23 miles of natural gas gathering pipelines.

Our Results of Operations

The results of our operations discussed below principally reflect the activities of Hiland Partners. Because our consolidated financial statements include the results of Hiland Partners, our financial statements are substantially similar to the financial statements of Hiland Partners and its predecessor, CGI. However, our consolidated balance sheet includes a minority interest amount that reflects the proportion of Hiland Partners owned by its unitholders other than us. Similarly, the ownership interests in Hiland Partners held by its unitholders other than us are reflected in our consolidated income statement as minority interest. The minority interest amounts are not reflected on Hiland Partners’ financial statements.

The following table presents a reconciliation of the non-GAAP financial measure of total segment margin (which consists of the sum of midstream segment margin and compression segment margin) to operating income on a historical basis for each of the periods indicated. We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations because it is directly related to Hiland Partners’ volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream revenue includes revenue from the sale of natural gas, NGLs and NGL products resulting from our gathering, treating, processing and fractionation activities and fixed fees associated with the gathering of natural gas and the transportation and disposal of saltwater. Midstream purchases include the following costs and expenses: cost of natural gas, condensate and NGLs purchased by us from third parties, cost of natural gas, condensate and NGLs purchased by Hiland Partners from affiliates, and cost of crude oil purchased by Hiland Partners from third parties. We define compression segment margin as the revenue derived from Hiland Partners’ compression segment. Our total segment margin may not be comparable to similarly titled measures of other companies as other companies may not calculate total segment margin in the same manner.

65

Set forth in the tables below are financial and operating data for us and our predecessor, Hiland Partners GP, LLC for the periods indicated. Operations from the acquisition of the Kinta Area gathering assets are reflected only from May 1, 2006.

	Year Ended December 31
	2008	2007	2006
				Hiland
	Hiland		Hiland	Partners,
	Holdings		Holdings	GP, LLC
	GP, LP		GP, LP(1)	Predecessor(2)	Total
	(In thousands)

Total Segment Margin Data:
Midstream revenues	$383,180	$273,224	$65,489	$149,378	$214,867
Midstream purchases	276,600	195,212	45,921	110,272	156,193

Midstream segment margin	106,580	78,012	19,568	39,106	58,674
Compression revenues	4,819	4,819	1,440	3,379	4,819

Total segment margin(3)	$111,399	$82,831	$21,008	$42,485	$63,493

Summary of Operations Data:
Midstream revenues	$383,180	$273,224	$65,489	$149,378	$214,867
Compression revenues	4,819	4,819	1,440	3,379	4,819

Total revenues	387,999	278,043	66,929	152,757	219,686
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	276,600	195,212	45,921	110,272	156,193
Operations and maintenance expenses	30,526	23,279	5,658	10,413	16,071
Depreciation and amortization expenses	38,650	31,002	7,661	15,202	22,863
Bad Debt	304	—	—	—	—
General and administrative expenses	10,337	9,321	1,857	3,442	5,299

Total operating costs and expenses	356,417	258,814	61,097	139,329	200,426

Operating income	31,582	19,229	5,832	13,428	19,260
Other income (expense), net	(13,980)	(11,425)	(2,150)	(4,583)	(6,733)

Income from continuing operations before minority interest in Hiland Partners, LP	17,602	7,804	3,682	8,845	12,527
Minority interest in income of Hiland Partners, LP	(5,902)	(2,638)	(1,726)	(8,438)	(10,164)

Net income	$11,700	$5,166	$1,956	$407	$2,363

(1)	Amounts presented in the Hiland Holdings GP, LP column include only the consolidated operations beginning on September 25, 2006. These amounts include the contribution of assets and member interest from Hiland Partners GP, LLC at the completion of our initial public offering.

(2)	Amounts presented in the Hiland Partners GP, LLC predecessor column include only the consolidated operations for the period beginning January 1, 2006 to September 25, 2006 the date of our initial public offering.

(3)	Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

66

(4)	Reconciliation of total segment margin to operating income:

	Year Ended December 31
	2008	2007	2006
				Hiland
	Hiland		Hiland	Partners,
	Holdings		Holdings	GP, LLC
	GP, LP		GP, LP(1)	Predecessor(2)	Total
	(In thousands)

Operating income	$31,582	$19,229	$5,832	$13,428	$19,260
Add:
Operations and maintenance expenses	30,526	23,279	5,658	10,413	16,071
Depreciation, amortization and accretion	38,650	31,002	7,661	15,202	22,863
Bad Debt	304	—	—	—	—
General and administrative expenses	10,337	9,321	1,857	3,442	5,299

Total segment margin	$111,399	$82,831	$21,008	$42,485	$63,493

(1)	Amounts presented in the Hiland Holdings GP, LP column include only the consolidated operations beginning on September 25, 2006. These amounts include the contribution of assets and member interest from Hiland Partners GP, LLC at the completion of our initial public offering.

(2)	Amounts presented in the Hiland Partners GP, LLC predecessor column include only the consolidated operations for the period beginning January 1, 2006 to September 25, 2006 the date of our initial public offering.

Year Ended December 31, 2008 Compared with Year Ended December 31, 2007

Revenues.  Total revenues (midstream and compression) were $388.0 million for the year ended December 31, 2008 compared to $278.0 million for the year ended December 31, 2007, an increase of $110.0 million, or 39.6%. This $110.0 million increase was primarily due to: (i) increased natural gas sales volumes of 13,852 MMBtu/day (MMBtu per day) and increased NGL sales volumes of 771 Bbls/day (Bbls per day) related to the Woodford Shale gathering system which commenced operation in April 2007, (ii) increased NGL sales volumes of 502 Bbls/day attributable to the expanded Badlands gathering system, including the processing and nitrogen rejection plants and other treating facilities, which commenced operation in August 2007 and (iii) significantly higher average realized natural gas and NGL sales prices for the year ended December 31, 2008 as compared to the year ended December 31, 2007, resulting in increased revenue at all of the gathering systems. Revenues from compression assets were the same for both periods.

Midstream revenues were $383.2 million for the year ended December 31, 2008 compared to $273.2 million for the year ended December 31, 2007, an increase of $110.0 million, or 40.2%. Of this $110.0 million increase in midstream revenues, approximately $48.5 million was attributable to revenues from increased natural gas and NGL sales volumes at the Woodford Shale, Badlands, Bakken and Matli gathering systems and approximately $61.5 million was attributable to significantly higher average realized natural gas and NGL sales prices for the year ended December 31, 2008 as compared to the same period in 2007, resulting in increased revenues for all of the gathering systems.

Inlet natural gas was 252,670 Mcf/d (Mcf per day) for the year ended December 31, 2008 compared to 215,551 Mcf/d for the year ended December 31, 2007, an increase of 37,119 Mcf/d, or 17.2%. This increase is primarily attributable to volume growth at the Woodford Shale and Badlands gathering systems, offset by volume declines at the Eagle Chief gathering system.

Natural gas sales volumes were 90,910 MMBtu/d for the year ended December 31, 2008 compared to 80,731 MMBtu/d for the year ended December 31, 2007, an increase of 10,179 MMBtu/d, or 12.6%. This 10,179 MMBtu/d net increase in natural gas sales volumes was attributable to increased natural gas sales volumes at the Woodford Shale, Bakken and Matli gathering systems, offset by reduced natural gas sales volumes at the Eagle Chief and Kinta gathering systems.

67

NGL sales volumes were 5,920 Bbls/d for the year ended December 31, 2008 compared to 4,696 Bbls/d for the year ended December 31, 2007, a net increase of 1,224 Bbls/d, or 26.1%. This net increase is primarily attributable to volume growth at the Woodford Shale and Badlands gathering systems, offset by reduced NGL sales volumes at the Bakken and Eagle Chief gathering systems.

During 2008, Hiland Partners experienced extreme swings in its average realized natural gas and NGL sales prices. Average realized natural gas sales price increased from $6.44/MMBtu in January 2008 to a high sales price of $10.05/MMBtu in July 2008, then decreased to a low sales price of $3.38/MMBtu in November 2008. Average realized NGL sales price increased from $1.42 per gallon in January 2008 to a high sales price of $1.74 per gallon in June 2008, then decreased to a low sales price of $0.61 per gallon in December 2008. Consequently, for the year ended December 31, 2008, average realized natural gas sales prices were $7.00 per MMBtu compared to $5.75 per MMBtu for the year ended December 31, 2007, an increase of $1.25 per MMBtu, or 21.7%. Average realized NGL sales prices for the year ended December 31, 2008 were $1.33 per gallon compared to $1.18 per gallon for the year ended December 31, 2007, an increase of $0.15 per gallon or 12.7%. The overall increase in Hiland Partners’ average realized natural gas and NGL sales prices was a result of higher index prices for natural gas and posted prices for NGLs during the year ended December 31, 2008 compared to the year ended December 31, 2007.

Cash received from Hiland Partners’ counterparty on cash flow swap contracts for natural gas derivative transactions that closed during the year ended December 31, 2008 totaled $2.8 million compared to $4.8 million for the year ended December 31, 2007. The $2.8 million gain for the year ended December 31, 2008 increased averaged realized natural gas prices to $7.00 per MMBtu from $6.91 per MMBtu, an increase of $0.09 per MMBtu. The $4.8 million gain for the year ended December 31, 2007 increased averaged realized natural gas prices to $5.75 per MMBtu from $5.59 per MMBtu, an increase of $0.16 per MMBtu. Cash paid to Hiland Partners’ counterparty on cash flow swap contracts for NGL derivative transactions that closed during the year ended December 31, 2008 totaled $5.9 million compared to $3.0 million for the year ended December 31, 2007. The $5.9 million loss for the year ended December 31, 2008 reduced averaged realized NGL prices to $1.33 per gallon from $1.39 per gallon, a decrease of $0.06 per gallon. The $3.0 million loss for the year ended December 31, 2007 reduced averaged realized NGL prices to $1.18 per gallon from $1.22 per gallon, a decrease of $0.04 per gallon.

Hiland Partners’ compression revenues were $4.8 million for each of the years ended December 31, 2008 and 2007.

Midstream Purchases.  Midstream purchases were $276.6 million for the year ended December 31, 2008 compared to $195.2 million for the year ended December 31, 2007, an increase of $81.4 million, or 41.7%. The $81.4 million increase is primarily due to volume growth at the Woodford Shale gathering system which commenced operation in April 2007, the expanded Badlands gathering system, including the processing and nitrogen rejection plants and the other treating facilities, which commenced operation in August 2007, increased volume growth at the Matli gathering system and higher natural gas and NGL purchase prices, resulting in increased midstream purchases for all of the gathering systems.

Midstream Segment Margin.  Midstream segment margin was $106.6 million for the year ended December 31, 2008 compared to $78.0 million for the year ended December 31, 2007, an increase of $28.6 million, or 36.6%. The increase is primarily due to favorable average gross processing spreads, higher average realized natural gas and NGL prices, volume growth at the expanded Badlands gathering system, including the processing and nitrogen rejection plants and the other treating facilities, which commenced operations in August 2007, volume growth at the Woodford Shale gathering system which commenced operation in April 2007, and volume growth at the Matli gathering system. As a percent of midstream revenues, midstream segment margin was 27.8% and 28.6% for the year ended December 31, 2008 and 2007, respectively, a reduction of 0.8%. This reduction is attributable to net losses on closed/settled derivative transactions and unrealized non-cash losses on derivative transactions for the year ended December 31, 2008 totaling $3.0 million, offset by an unrealized non-cash gain of $6.7 million related to a non-qualifying mark-to-market cash flow derivative for forecasted natural gas sales in 2010, compared to net gains totaling $1.8 million on closed/settled derivative transactions and $0.4 million unrealized non-cash gains on derivative

68

transactions for the year ended December 31, 2007. The increase in midstream segment margin was offset by approximately $2.3 million of forgone margin as a result of the Badlands nitrogen rejection plant being temporarily taken out of service due to equipment failure during the first quarter in 2008.

Operations and Maintenance.  Operations and maintenance expense totaled $30.5 million for the year ended December 31, 2008 compared with $23.3 million for the year ended December 31, 2007, an increase of $7.2 million, or 31.1%. Of this increase, $4.0 million was attributable to increased operations and maintenance at the expanded Badlands gathering system and $2.0 million was attributable to increased operations and maintenance at the Woodford Shale gathering system.

Depreciation, Amortization and Accretion.  Depreciation, amortization and accretion expense totaled $38.7 million for the year ended December 31, 2008 compared with $31.0 million for the year ended December 31, 2007, an increase of $7.7 million, or 24.7%. Of this increase, $2.3 million was attributable to increased depreciation on the expanded Badlands gathering system, $2.3 million was attributable to increased depreciation on the Woodford Shale gathering system, $1.3 million was attributable to increased depreciation on the Bakken gathering system and $1.0 million was attributable to increased depreciation on the Kinta Area gathering systems.

General and Administrative.  General and administrative expense totaled $10.3 million for the year ended December 31, 2008 compared with $9.3 million for the year ended December 31, 2007, an increase of $1.0 million or 10.9%. Salaries increased $1.4 million in the year ended December 31, 2008 as compared to the year ended December 31, 2007 due to increased non-cash unit based compensation and increased staffing during the year ended December 31, 2008 as compared to the year ended December 31, 2007. Additionally, audit, tax and costs of being a public company increased by $0.4 million in the year ended December 31, 2008 as compared to the year ended December 31, 2007. General and administrative expenses included $1.1 million of unsuccessful acquisition costs incurred in the year ended December 31, 2007 compared to only $0.1 million in the year ended December 31, 2008.

Other Income (Expense).  Other income (expense) totaled $(14.0) million for the year ended December 31, 2008 compared with $(11.4) million for the year ended December 31, 2007, an increase in expense of $2.6 million. The increase is primarily attributable to additional interest expense from borrowings on Hiland Partners’ credit facility to fund expansions at the Badlands and Kinta Area gathering systems and to fund internal growth projects at the Woodford Shale and the North Dakota Bakken gathering systems, after being offset by lower interest rates incurred during the year ended December 31, 2008 compared to interest rates incurred during the year ended December 31, 2007.

Minority Interest.  Minority interest in income of Hiland Partners, which represents the allocation of Hiland Partners earnings to its limited partner interests not owned by us totaled $5.9 million for the year ended December 31, 2008 compared to $2.6 million for the year ended December 31, 2007, an increase of $3.3 million.

Year Ended December 31, 2007 Compared with Year Ended December 31, 2006

Revenues.  Total revenues (midstream and compression) were $278.0 million for the year ended December 31, 2007 compared to $219.7 million for the year ended December 31, 2006, an increase of $58.4 million, or 26.6%. This $58.4 million increase was largely due to (i) revenues associated with natural gas sales volumes related to the Woodford Shale gathering system which commenced production in late April 27, 2007, (ii) a full year of natural gas sales volumes in 2007 related to Hiland Partners’ acquisition of the Kinta Area gathering assets effective May 1, 2006, (iii) increased natural gas sales volumes at the Eagle Chief and Bakken gathering systems, (iv) revenues related to increased NGL sales volumes at Hiland Partners’ Woodford Shale, Bakken, Badlands and Eagle Chief gathering systems and (v) increased average realized NGL sales prices partially offset by lower average realized natural gas sales prices in 2007 as compared to the same period in 2006. Revenues from compression assets were the same for both periods.

Midstream revenues were $273.2 million for the year ended December 31, 2007 compared to $214.9 million for the year ended December 31, 2006, a net increase of $58.4 million, or 27.2%. Of this increase in midstream revenues, approximately $57.4 million was attributable to natural gas sales volumes related to the Woodford

69

Shale gathering system, a full year of natural gas sales volumes and gathering fee volumes in 2007 associated with the Kinta Area gathering assets acquisition effective May 1, 2006 and increased natural gas and NGL sales volumes at Hiland Partners’ Bakken, Badlands and Eagle Chief gathering systems. Midstream revenues increased by approximately $12.7 million due to increased NGL sales prices offset by $11.7 million as a result of lower natural gas sales prices compared to 2006. The Woodford Shale gathering system, which began production in late April, 2007 accounted for 28.8% of the $58.4 million increase contributing $16.8 million to midstream revenues.

Inlet natural gas volumes were 215,551 Mcf/d for the year ended December 31, 2007 compared to 157,556 Mcf/d for the year ended December 31, 2006, an increase of 57,995 Mcf/d, or 36.8%. Of the 57,995 Mcf/d increase, 41,915 Mcf/d, or 72.3% was attributable to inlet Mcf/d at the Kinta Area gathering system for a full year in 2007 which Hiland Partners acquired effective May 1, 2006, and the remaining 16,080 Mcf/d increase was primarily attributable to inlet Mcf/d at the Woodford Shale gathering system and increased inlet Mcf/d at Hiland Partners’ Eagle Chief, Bakken and Badlands gathering systems. Natural gas sales volumes were 80,731 MMBtu/d for the year ended December 31, 2007 compared to 66,947 MMBtu/d for the year ended December 31, 2006, an increase of 13,784 MMBtu/d, or 20.6%. The increase of 13,784 MMBtu/d was primarily attributable to the increased natural gas volumes as a result of a full year of operations in 2007 at the Kinta Area gathering system which Hiland Partners acquired effective May 1, 2006 and to increased volumes at both the Bakken and Eagle Chief gathering systems and the new Woodford Shale gathering system, which contributed 4,649 MMBtu/d to the increase in natural gas sales volumes. Hiland Partners’ NGL sales volumes were 4,696 Bbls/d for the year ended December 31, 2007 compared to 3,347 Bbls/d for the year ended December 31, 2006, an increase of 1,349 Bbls/d, or 40.3%. Of the 1,349 Bbls/d increase, 443 Bbls/d, or 32.8% was attributable to NGL sales volumes at the Woodford Shale gathering system and 834 Bbls/d, or 61.8% was attributable to increased NGL sales volumes at the Bakken, Eagle Chief and Badlands gathering systems.

Average realized natural gas sales prices were $5.75 per MMBtu for the year ended December 31, 2007 compared to $6.11 per MMBtu for the year ended December 31, 2006, a decrease of $0.36 per MMBtu, or 5.9%. Hiland Partners’ average realized NGL sales prices were $1.18 per gallon for the year ended December 31, 2007 compared to $1.02 per gallon for the year ended December 31, 2006, an increase of $0.16 per gallon or 15.7%. The change in its average realized natural gas sales prices was primarily a result of lower index prices due to a softening of supply and demand fundamentals for energy, which caused natural gas prices to fall during the year ended December 31, 2007 compared to the year ended December 31, 2006. The change in its average realized NGL sales prices was primarily a result of higher index prices due to a tightening of supply and demand fundamentals for energy, which caused NGL prices to rise during the year ended December 31, 2007 compared to the year ended December 31, 2006.

Net cash received from Hiland Partners’ counterparty on cash flow swap contracts that began on May 1, 2006 for natural gas derivative transactions that closed during the year ended December 31, 2007 was $4.8 million and compared to $3.6 million for the year ended December 31, 2006. These receipts increased average realized natural gas sales prices by $0.16 per MMBtu in 2007 and by $0.14 per MMBtu in 2006. Cash paid to Hiland Partners’ counterparty on cash flow swap contracts that began on September 1, 2006 for NGL derivative transactions that closed during the year ended December 31, 2007 was $3.0 million. These payments decreased average realized natural gas sales prices by $0.04 per gallon in 2007. Closed NGL derivative transactions during the year ended December 31, 2006 were insignificant.

Fees earned from 123,008 MMBtu/d of natural gas gathered, in which Hiland Partners does not take title to the gas, related to its Kinta Area gathering assets acquired on May 1, 2006 were $11.1 million for the year ended December 31, 2007. Similar fees earned from May 1, 2006 through December 31, 2006 averaging 127,437 MMBtu/d of natural gas gathered was $7.2 million. The increase of $3.9 million in fees earned was primarily due to a full year of operations in 2007 as compared to eight months of operations in 2006, and partially attributable to treating fees earned related to the four amine treating facilities installed in early 2007. Gathering fees earned during the year ended December 2007 as compared to the eight month period in 2006 were somewhat offset by a 4,429 MMBtu/d reduction in volumes gathered.

70

Hiland Partners’ compression revenues were $4.8 million for the each of the years ended December 31, 2007 and 2006.

Midstream Purchases.  Midstream purchases were $195.2 million for the year ended December 31, 2007 compared to $156.2 million for the year ended December 31, 2006, an increase of $39.0 million, or 25.0%. The $39.0 million increase primarily consists of $12.8 million, or 32.8% attributable to purchased natural gas from the Woodford Shale gathering system and $10.8 million, or 27.6%, attributable to purchased natural gas from the Kinta Area gathering assets for a full year of operations in 2007. The remaining increase in midstream purchases was attributable to increased purchased residue gas volumes at Hiland Partners’ Bakken, Eagle Chief and Badlands gathering systems. The increase in volumes was offset by reduced payments to producers due primarily to lower natural gas purchase prices, which generally are closely related to fluctuations in natural gas sales prices.

Midstream Segment Margin.  Midstream segment margin was $78.0 million for the year ended December 31, 2007 compared to $58.7 million for the year ended December 31, 2006, an increase of $19.3 million, or 33.0%. The increase is primarily due to favorable gross processing spreads for the year, higher average realized natural gas and NGL prices for the year, volume growth at the expanded Badlands gathering system, including the processing and nitrogen rejection plants and the other treating facilities, which commenced operations in August 2007, volume growth at the Woodford Shale gathering system which commenced operation in April 2007, volume growth at the Kinta Area gathering system which we acquire in May 2006 and volume growth at the Bakken and Eagle Chief gathering systems. As a percent of midstream revenues, midstream segment margin was 28.6% and 27.3% for the year ended December 31, 2007 and 2006, respectively, an increase of 1.3%. This increase is primarily attributable to increased volumes on gathering systems with more accretive segment margins for the year ended December 31, 2007 as compared to the year ended December 31, 2006. These increases were offset by a decrease of $1.8 million on closed/settled derivative transactions of $1.8 million during the year ended December 31, 2007 compared to $3.6 million on closed/settled derivative transactions during the year ended December 31, 2006.

Operations and Maintenance.  Operations and maintenance expense totaled $23.3 million for the year ended December 31, 2007 compared with $16.1 million for the year ended December 31, 2006, an increase of $7.2 million, or 44.9%. Of this increase, $2.9 million, or 40.0% was attributable to a full year of operations and maintenance expense at the Kinta Area gathering system. Operations and maintenance expense also increased by $2.5 million, or 35.2% at the Badlands gathering facility largely due to compressor rentals and other related costs associated with its expansion project. Hiland Partners’ new Woodford Shale gathering system contributed $0.9 million to the increase in operations and maintenance expense and its Bakken and Eagle Chief gathering systems, as a result of increased volumes, contributed $0.8 million to the increase in operations and maintenance expense.

Depreciation, Amortization and Accretion.  Depreciation, amortization and accretion expense totaled $31.0 million for the year ended December 31, 2007 compared with $22.9 million for the year ended December 31, 2006, an increase of $8.1 million, or 35.6%. Of this increase, $3.1 million, or 38.1% was attributable to depreciation and amortization on the Kinta Area gathering system for a full year of operations in 2007. The increase is also attributable to additional depreciation related to Hiland Partners’ internal organic growth projects completed in 2007 of $2.2 million, or 27.1% at the Bakken gathering system and $1.4 million, or 16.9% at the Badlands gathering system,

General and Administrative.  General and administrative expense totaled $9.3 million for the year ended December 31, 2007 compared with $5.3 million for the year ended December 31, 2006, an increase of $4.0 million, or 75.9%. The increase is primarily attributable to $1.2 million of acquisition evaluation expenses, $0.9 million of non-cash compensation expense related to unit option awards and restricted and phantom unit awards and $0.06 million due to increased salaries and salary related expenses as a result of additional staffing, including costs of recruitment.

Other Income (Expense).  Our other income (expense) totaled ($11.4) million for the year ended December 31, 2007 compared with ($6.7) million for the year ended December 31, 2006, an increase in expense of $4.7 million. The increase is primarily attributable to additional interest expense from a full year of

71

borrowings on credit facility for the acquisition of the Kinta Area gathering assets effective May 1, 2006 and to interest expense for Hiland Partners’ internal plant and pipeline expansion projects at its Badlands, Woodford Shale and Bakken gathering systems in 2007.

General Trends and Outlook

We expect Hiland Partners’ business to continue to be affected by the following key trends. These expectations are based on assumptions made by us and information currently available to us. To the extent our underlying assumptions about or interpretations of available information prove to be incorrect, our expectations may vary materially from actual results. Please see “Forward-Looking Statements.”

U.S. Gas Supply and Outlook.  Natural gas prices declined dramatically since the peak New York Mercantile Exchange (“NYMEX”) Henry Hub last day settle price of $13.11/MMBtu in July 2008 to the low NYMEX Henry Hub last day settle price of $4.48 in February 2009. U.S. natural gas drilling rig counts have declined by approximately 29% to 1,018 as of February 20, 2009, compared to 1,430 natural gas drilling rigs in the comparable period of 2008, and approximately 37% compared to the peak natural gas drilling rig count of 1,606 in August and September 2008. We believe that current natural gas prices will continue to result in reduced natural gas-related drilling activity as producers seek to decrease their level of natural gas production. We also believe that current reduced natural gas drilling activity will persist until the economic environment in the United States improves and increases the demand for natural gas.

U.S. Crude Oil Supply and Outlook.  The domestic and global recession and resulting drop in demand for crude oil products has significantly impacted the price for crude oil. West Texas Intermediate (WTI) crude oil pricing has declined from a peak of $134.62/bbl in July 2008 to a low of $33.87/Bbl in January 2009, a 74.8% decline. U.S. crude oil drilling rig counts have declined by approximately 19% to 269 as of February 20, 2009, compared to 333 crude oil drilling rigs in the comparable period of 2008, and approximately 39% compared to the peak crude oil drilling rig count of 442 in November 2008. The forward curve for WTI crude oil pricing reflects continued reductions in demand for crude oil. We also believe that current reduced crude oil drilling activity will persist until the economic environment in the United States improves and increases the demand for crude oil.

U.S. NGL Supply and Outlook.  The domestic and global recession and resulting drop in demand for NGL products has significantly impacted the price for NGLs. NGL prices have dropped dramatically since the peak NGL basket pricing of $2.21/gallon in June 2008 to a January 2009 NGL basket pricing of $0.68/gallon, a 69.2% decline. NGL basket pricing correlates to WTI crude oil pricing. WTI crude oil pricing has declined from a peak of $134.62/Bbl in July 2008 to a low of $33.87/Bbl in January 2009, a 74.8% decline. The forward curve for NGL basket pricing and WTI crude oil pricing reflects continued reductions in demand for NGL products. We also believe that the current reduced NGL products pricing will persist until the economic environment in the United States improves and increases the demand for NGL products.

A number of the areas in which Hiland Partners operates are experiencing a significant decline in drilling activity as a result of the recent dramatic decline in natural gas and crude oil prices. While we anticipate continued exploration and production activities in the areas in which Hiland Partners operates, albeit at depressed levels, fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of natural gas and oil reserves. Drilling activity generally decreases as natural gas and oil prices decrease. Hiland Partners has no control over the level of drilling activity in the areas of its operations.

Midstream Segment Margins.  During 2008, Hiland Partners’ midstream segment margins were positively impacted by increased natural gas and NGL volumes, increased natural gas and NGL sales prices and increased processing spreads resulting in an increase in our midstream segment margins from 2007. During 2007, Hiland Partners’ midstream segment margins were positively impacted due to increased volumes and NGL prices but were negatively impacted due to reduced natural gas prices resulting in a net increase in its midstream segment margins from 2006. During 2006, Hiland Partners’ midstream segment margins were positively impacted due to increased volumes but were negatively impacted due to reduced natural gas prices and NGL prices, resulting in a net increase in margins from 2005. Hiland Partners’ profitability is dependent

72

upon pricing and market demand for natural gas and NGLs, which are beyond its control and have experienced substantial volatility in 2008.

Interest Rate Environment.  Interest rates on future credit facility borrowings and debt offerings could be higher than current levels, causing Hiland Partners’ financing costs to increase accordingly. Although this could limit Hiland Partners’ ability to raise funds in the debt capital markets, Hiland Partners expects to remain competitive with respect to acquisitions and capital projects, as competitors would face similar circumstances. As with other yield-oriented securities, our unit price and Hiland Partners’ unit price are impacted by the level of cash distributions and an associated implied distribution yield. The distribution yield is often used by investors to compare and rank related yield oriented securities for investment decision making purposes. Therefore, changes in interest rates, either positive or negative, may affect the yield requirements of investors who invest in our and Hiland Partners’ units, and a rising interest rate environment could have an adverse impact on our and Hiland Partners’ unit price and our and Hiland Partners’ ability to issue additional equity to make acquisitions, reduce debt or for other purposes.

Impact of Inflation

Inflation in the United States has been relatively low in recent years and did not have a material impact on our results of operations for the periods presented.

Liquidity and Capital Resources

Overview

Due to the recent decline in natural gas and NGL prices, we believe that our cash generated from operations will decrease in 2009 relative to comparable periods in 2008. Hiland Partners’ senior secured revolving credit facility requires Hiland Partners to meet certain financial tests, including a maximum consolidated funded debt to EBITDA ratio of 4.0:10 as of the last day of any fiscal quarter; provided that in the event that Hiland Partners makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs. Hiland Partners intends to elect to increase the ratio to 4.75:1.0 on March 31, 2009. During this step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. Additionally, if commodity prices do not significantly improve above the expected prices for 2009, Hiland Partners may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as June 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured or Hiland Partners receives an infusion of equity capital.

Cash Flows

Year ended December 31, 2008 Compared to Year ended December 31, 2007

Cash Flows from Operating Activities.  Cash flows from operating activities increased by $13.1 million to $52.5 million for the year ended December 31, 2008 from $39.4 million for the year ended December 31, 2007. During the year ended December 31, 2008 Hiland Partners received cash flows from its customers of approximately $387.5 million, had cash payments to suppliers and employees of approximately $321.3 million and payment of interest expense of $13.7 million, net of amounts capitalized, resulting in cash received from operating activities of $52.5 million. During year ended December 31, 2007, Hiland Partners received cash flows from customers of approximately $269.6 million, had cash payments to our suppliers and employees of approximately $218.8 million and payment of interest expense of $11.4 million, net of amounts capitalized, resulting in cash received from operating activities of $39.4 million. The increase in cash flows for the year ended December 31, 2008, as compared to the year ended December 31, 2007, was attributable to increased natural gas and NGLs volumes and higher average realized natural gas and NGL sales prices.

Changes in cash receipts and payments are primarily due to the timing of collections at the end of our reporting periods. Hiland Partners collects and pays large receivables and payables at the end of each calendar

73

month. The timing of these payments and receipts may vary by a day or two between month-end periods and cause fluctuations in cash received or paid. Working capital items, exclusive of cash, provided $0.4 million to cash flows from operating activities during the year ended December 31, 2008 and used $1.0 million of cash flows from operating activities during the year ended December 31, 2007.

Net income for the year ended December 31, 2008 was $11.7 million, an increase of $6.5 million from a net income of $5.2 million for the year ended December 31, 2007. Depreciation and amortization increased by $7.6 million to $38.5 million for the year ended December 31, 2008 from $30.9 million for the year ended December 31, 2007. Bad debt expense was $0.3 million for the year ended December 31, 2008 compared to zero for the year ended December 31, 2007.

Cash Flows Used for Investing Activities.  Cash flows used for investing activities, which represent investments in property and equipment decreased by $29.1 million to $54.3 million for the year ended December 31, 2008 from $83.4 million for the year ended December 31, 2007 primarily due to reduced capital investing in the year ended December 31, 2008 related to the Badlands nitrogen rejection plant which was under construction during the first eight months of 2007.

Cash Flows from Financing Activities.  Cash flows from financing activities decreased to $(7.0) million for the year ended December 31, 2008 from $44.1 million for the year ended December 31, 2007, a decrease of $51.1 million. During the year ended December 31, 2008, Hiland Partners borrowed $41.0 million under its credit facility to fund internal expansion and organic growth projects, made payments of $10.0 million to its credit facility, received capital contributions of $1.0 million as a result of issuing Hiland Partners common units in connection with the exercise of 40,705 vested unit options, incurred debt issuance costs of $0.4 million associated with the fourth amendment to Hiland Partners’ credit facility in February 2008 and made $0.5 million payments on capital lease obligations. During the year ended December 31, 2008, we borrowed $0.4 million under our credit facility, made distributions of $25.0 million to our unitholders and Hiland Partners distributed $13.4 million to its minority interest unitholders.

During the year ended December 31, 2007, Hiland Partners borrowed $74.0 million under its credit facility to fund internal expansion projects, received capital contributions of $1.0 million as a result of issuing common units due to the exercise of 42,660 vested unit options, distributed $31.3 million to unitholders, incurred offering costs of $0.2 million associated with the preparation and filing of a registration statement filed with the SEC on January 23, 2007 and paid debt issuance costs of $0.5 million associated with our third amendment to our credit facility in July 2007. During the year ended December 31, 2007, we made distributions of $18.7 million to our unitholders and Hiland Partners distributed $11.4 million to its minority interest unitholders.

Year ended December 31, 2007 Compared to Year ended December 31, 2006

Cash Flows from Operating Activities.  Cash flows from operating activities increased by $0.9 million to $39.4 million for the year ended December 31, 2007 from $38.5 million for the year ended December 31, 2006. During the year ended December 31, 2007, Hiland Partners received cash flows from customers of approximately $269.6 million, had cash payments to suppliers and employees of approximately $218.9 million and payment of interest expense of $11.4 million, net of amounts capitalized, resulting in cash received from operating activities of $30.4 million. During the year ended December 31, 2006, Hiland Partners received cash flows from customers of approximately $217.8 million, had cash payments to our suppliers and employees of approximately $172.6 million and payment of interest expense of $6.4 million, net of amounts capitalized, resulting in cash received from our operating activities of $38.5 million. Changes in cash receipts and payments are primarily due to the timing of collections at the end of our reporting periods. Hiland Partners collects and pays large receivables and payables at the end of each calendar month. The timing of these payments and receipts may vary by a day or two between month-end periods and cause fluctuations in cash received or paid. Natural gas and NGL volumes from Hiland Partners’ new Woodford Shale gathering system and increased natural gas and NGL volumes from its Bakken, Badlands and Eagle Chief gathering systems combined with increased NGL sales prices, but offset by lower natural gas sales prices contributed to increases in accounts receivable, accrued midstream revenues, accounts payable and accrued midstream purchases during

74

the year ended December 31, 2007. Working capital items, exclusive of cash, used $1.0 million in cash flows from operating activities and contributed $2.3 million to cash flows from operating activities during the years ended December 31, 2007 and 2006, respectively. Net income for the year ended December 31, 2007 was $5.2 million, an increase of $2.8 million from a net income of $2.4 million for the year ended December 31, 2006. Depreciation, amortization and accretion increased by $8.1 million or 20.9%, to $30.9 million for the year ended December 31, 2007 from $22.8 million for the year ended December 31, 2006.

Cash Flows Used for Investing Activities.  Cash flows used for investing activities representing internal organic growth investments in property and equipment, increased by $21.3 million to $83.4 million for the year ended December 31, 2007 from $62.1 million for the year ended December 31, 2006. This $21.3 million increase is largely attributable to cash invested at the new Woodford Shale gathering system, the Badlands expansion project and continued growth at the Bakken gathering system. There were no acquisitions in 2007. In May 2006, $96.4 million of cash flows was used for the Kinta Area gathering assets acquisition.

Cash Flows from Financing Activities.  Our cash flows from financing activities decreased by $80.1 million to $44.1 million for the year ended December 31, 2007 from $124.2 million for the year ended December 31, 2006. During the year ended December 31, 2007, Hiland Partners borrowed $74.0 million under its credit facility to fund internal expansion projects and we borrowed $0.1 million under our credit facility. Hiland Partners received capital contributions of $1.0 million as a result of issuing common units due to the exercise of 42,660 vested unit options, made capital lease obligation payments of $0.3 million, incurred offering costs of $0.2 million associated with its S-3/A registration statement filed with the SEC on January 23, 2007 and paid debt issuance costs of $0.5 million associated with its third amended credit facility. Hiland Partners distributed $11.4 million to its minority interest owners and we distributed $18.7 million to our unitholders. During the year ended December 31, 2006, Hiland Partners borrowed $113.3 million under its credit facility to partially fund the Kinta Area gathering assets acquisition on May 1, 2006 and to fund its internal expansion projects at both its Badlands and Bakken gathering systems. Also during the year ended December 31, 2006, we received capital contributions of $35.0 million from our general partner in exchange for the issuance of 761,714 common units and general partner equivalent units, received $1.3 million as a result of issuing common units due to the exercise of 52,699 vested unit options, paid debt issuance costs of $0.9 million and distributed $25.6 million to our unitholders.

Capital Requirements

The midstream energy business is capital intensive, requiring significant investment to maintain and upgrade existing operations. Our capital requirements have consisted primarily of, and we anticipate will continue to be:

•	maintenance capital expenditures, which are capital expenditures made to replace partially or fully depreciated assets to maintain the existing operating capacity of Hiland Partners’ assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows; and

•	expansion capital expenditures such as those to acquire additional assets to grow Hiland Partners’ business, to expand and upgrade gathering systems, processing plants, treating facilities and fractionation facilities and to construct or acquire similar systems or facilities.

75

Total Contractual Cash Obligations.  A summary of our contractual cash obligations as of December 31, 2008, including leases renewed and entered into subsequent to year end is presented below:

	Payment Due by Period
	Total	Due in	Due in	Due in	Due in	Due in
Type of Obligation	Obligation	2009	2010	2011	2012	2013	Thereafter
	(In thousands)

Senior secured revolving credit facilities	$252,769	$705	$—	$252,064	$—	$—	$—
Estimated interest expense on credit facilities(1)	19,650	8,283	8,267	3,100	—	—	—
Capital lease obligations(2)	7,378	1,256	1,256	1,256	1,107	1,001	1,502
Operating leases, service agreements and other	3,959	1,700	858	465	299	211	426

Total contractual cash obligations	$283,756	$11,944	$10,381	$256,885	$1,406	$1,212	$1,928

(1)	Interest rates on the senior secured revolving credit facilities are variable. Estimated interest payments are based on the interest rates and the amounts outstanding as of December 31, 2008. For a discussion of ours and Hiland Partners’ senior secured revolving credit facilities, please read “— Credit Facility” below.

(2)	Contractual cash commitments on our capital lease obligations include $2,335 of interest expense.

Financial Derivatives and Commodity Hedges.  Hiland Partners has entered into certain financial derivative instruments that are classified as cash flow hedges in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, and relate to forecasted sales and purchases in 2008, 2009 and a mark-to-market cash flow derivative which relates to forecasted sales in 2010. Hiland Partners entered into these instruments to hedge the forecasted natural gas sales and NGL sales or purchases against the variability in expected future cash flows attributable to changes in commodity prices. Under these swap agreements, Hiland Partners receives a fixed price and pays a floating price or pays a fixed price and receives a floating price based on certain indices for the relevant contract period as the underlying natural gas is sold or purchased or NGL is sold. The following table provides information about the commodity based derivative instruments at December 31, 2008.

		Average	Fair Value
		Fixed/Open	Asset
Description and Production Period	Volume	Price	(Liability)
	(MMBtu)	(Per MMBtu)

Natural Gas — Sold Fixed for Floating Price Swaps
January 2009 — December 2009	2,136,000	$7.30	$6,851
January 2010 — December 2010	2,136,000	$10.50	7,141

			$13,992

The following table provides information about Hiland Partners’ interest rate swap at December 31, 2008:

			Fair Value
	Notional	Interest	Asset
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
January 2009 — December 2009	$100,000,000	2.245%	$(1,439)

Off-Balance Sheet Arrangements.  We had no significant off-balance sheet arrangements as of December 31, 2008 or December 31, 2007.

76

Credit Facility

Hiland Partners GP, LLC

On May 1, 2006, Hiland Partners GP, LLC entered into an unsecured credit agreement under which it borrowed $35.0 million to purchase 761,714 common units and 15,545 general partner units from Hiland Partners. The loan was guaranteed by all Hiland Partners GP, LLC’s members and matured and was paid in full upon the completion of our initial public offering on September 25, 2006. Hiland Partners GP, LLC’s board of directors, as well as the conflicts committee of its board of directors, consisting of independent directors, approved the transaction.

Hiland Holdings

On September 25, 2006, concurrently with the closing of our initial public offering, Hiland Holdings entered into a three-year $25.0 million secured revolving credit facility. The facility will permit us, if certain conditions are met, to increase borrowing capacity by up to an additional $25.0 million. The facility is secured by all of our ownership interests in Hiland Partners and its general partner, other than the 2% general partner interest and the incentive distribution rights.

The facility will mature on September 25, 2009, at which time all outstanding amounts thereunder become due and payable.

Indebtedness under the credit facility will bear interest, at our option, at either: (i) an alternate base rate plus an applicable margin ranging from 100 to 150 basis points per annum or (ii) LIBOR plus an applicable margin ranging from 200 to 250 basis points per annum in each case based on our ratio of consolidated funded debt to EBITDA. The alternate base rate is equal to the greatest of: (a) the prime rate in effect on such day, (b) the base CD rate in effect on such day plus 1.50% and (c) the federal funds effective rate in effect on such day plus 1/2 of 1%. We have elected for the indebtedness to bear interest at LIBOR plus the applicable margin. A letter of credit fee will be payable for the aggregate amount of letters of credit issued under the credit facility at a percentage per annum equal to 2.0%. A commitment fee ranging from 25 to 50 basis points per annum based on our ratio of consolidated funded debt to EBITDA will be payable on the average daily unused portion of the credit facility for the quarter most recently ended.

The credit facility contains several covenants that, among other things, require the maintenance of two financial performance ratios, restrict the payment of distributions to unitholders, and require financial reports to be submitted periodically to the financial institutions.

The credit facility also contains covenants requiring a maximum consolidated funded debt to EBITDA ratio of 3.0:1.0 for the four fiscal quarters most recently ended and a minimum interest coverage ratio of 3.0:1.0.

The amount we may borrow under the credit facility is limited to the lesser of: (i) 50% of the sum of the value of the Hiland Partners common and subordinated units and certain other assets held by us and certain of our subsidiaries at the end of each fiscal quarter and (ii) the maximum available amount of the credit facility (currently $25.0 million). For purposes of this calculation, the value of (i) the Hiland Partners common units on any date shall be the closing price for such units as reflected on the NASDAQ National Market on any date and (ii) the Hiland Partners subordinated units on any date shall be deemed to equal 85% of the value of the Hiland Partners common units on such date.

The credit facility prohibits us from making distributions to unitholders if any default or event of default, as defined in the credit facility, has occurred and is continuing or would result from the distribution. In addition, the credit facility contains various covenants that limit, among other things, subject to certain exceptions and negotiated “baskets,” our ability to incur indebtedness, grant liens, enter into agreements restricting our ability to grant liens on our assets or amend the credit facility, make certain loans, acquisitions and investments or enter into a merger, consolidation or sale of assets.

The facility limits distributions to our unitholders to our available cash, as defined in our partnership agreement. Restricted payments under the credit facility are subject to an annual “clean-down” period of 15

77

consecutive days in which the amount outstanding that relates to funding the restricted payments under the credit facility must be reduced to zero.

As of December 31, 2008, we had $0.7 million outstanding under this credit facility and were in compliance with our financial covenants. The outstanding $0.7 million, which matures on September 25, 2009, is included in accrued liabilities and other in the balance sheet.

Hiland Partners

On February 6, 2008, Hiland Partners entered into a fourth amendment to its credit facility dated as of February 15, 2005. Pursuant to the fourth amendment, Hiland Partners has among other things, increased its borrowing base from $250 million to $300 million and decreased the accordion feature in the facility from $100 million to $50 million. Hiland Partners original credit facility dated May 2005 was first amended in September 2005, amended a second time in June 2006 and amended a third time in July 2007.

The fourth amendment increases Hiland Partners borrowing capacity under its senior secured revolving credit facility to $300 million such that the facility now consists of a $291 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”) and a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distributions (the “Working Capital Facility”).

In addition, Hiland Partners’ credit facility provides for an accordion feature, which permits Hiland Partners, if certain conditions are met, to increase the size of the revolving acquisition facility by up to an additional $50.0 million and allows for the issuance of letters of credit of up to $15.0 million in the aggregate. The senior secured revolving credit facility also requires us to meet certain financial tests, including a maximum consolidated funded debt to EBITDA ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that the Partnership makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs; and a minimum interest coverage ratio of 3.0:1.0. The credit facility will mature in May 2011. At that time, the agreement will terminate and all outstanding amounts thereunder will be due and payable.

Due to the recent decline in natural gas and NGL prices, we believe our cash flow from operating activities will decrease relative to the level experienced in 2008. Consequently, Hiland Partners anticipates electing to “step up” Hiland Partners’ debt covenants on its credit facility to 4:75:1.0 debt to EBITDA at the end of the first quarter 2009. Additionally, given the current natural gas and NGL forward price strips, Hiland Partners may require additional equity as soon as June 30, 2009 to remain in compliance with Hiland Partners’ existing debt covenants contained in its credit facility.

Hiland Partners’ obligations under the credit facility are secured by substantially all of its assets and guaranteed by Hiland Partners and all of its subsidiaries, other than Hiland Operating, LLC its operating company, which is the borrower under the credit facility.

Indebtedness under the credit facility will bear interest, at Hiland Partners’ option, at either (i) an Alternate Base Rate plus an applicable margin ranging from 50 to 125 basis points per annum or (ii) LIBOR plus an applicable margin ranging from 150 to 225 basis points per annum based on Hiland Partners’ ratio of consolidated funded debt to EBITDA. The Alternate Base Rate is a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the base CD rate in effect on such day plus 1.50% and (c) the Federal Funds effective rate in effect on such day plus 1/2 of 1%. A letter of credit fee will be payable for the aggregate amount of letters of credit issued under the credit facility at a percentage per annum equal to 1.0%. An unused commitment fee ranging from 25 to 50 basis points per annum based on Hiland Partners’ ratio of consolidated funded debt to EBITDA will be payable on the unused portion of the credit facility. During any step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. At December 31, 2008, the interest rate on outstanding borrowings from our credit facility was 3.28%

78

The credit facility prohibits Hiland Partners from making distributions to unitholders if any default or event of default, as defined in the credit facility, has occurred and is continuing or would result from the distribution. In addition, the credit facility contains various covenants that limit, among other things, subject to certain exceptions and negotiated “baskets,” Hiland Partners’ ability to incur indebtedness, grant liens, make certain loans, acquisitions and investments, make any material changes to the nature of its business, amend its material agreements, including the Omnibus Agreement or enter into a merger, consolidation or sale of assets.

The credit facility defines EBITDA as Hiland Partners’ consolidated net income, plus income tax expense, interest expense, depreciation and amortization expense, amortization of intangibles and organizational costs, non-cash unit based compensation expense, and adjustments for non-cash gains and losses on specified derivative transactions and for other extraordinary items.

Upon the occurrence of an event of default defined in the credit facility, the lenders may, among other things, be able to accelerate the maturity of the credit facility and exercise other rights and remedies as set forth in the credit facility.

The credit facility limits distributions to Hiland Partners’ unitholders to available cash, and borrowings to fund such distributions are only permitted under the revolving working capital facility. The revolving working capital facility is subject to an annual “clean-down” period of 15 consecutive days in which the amount outstanding under the revolving working capital facility is reduced to zero.

As of December 31, 2008, Hiland Partners had $252.1 million outstanding under the credit facility and were in compliance with its financial covenants.

Recent Accounting Pronouncements

On April 25, 2008, the Financial Accounting Standards Board (“FASB”) FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). In determining the useful life of an acquired intangible asset, FSP 142-3 removes the requirement from SFAS 142 for an entity to consider whether renewal of the intangible asset requires significant costs or material modifications to the related arrangement. FSP 142-3 also replaces the previous useful life assessment criteria with a requirement that an entity considers its own experience in renewing similar arrangements. If the entity has no relevant experience, it would consider market participant assumptions regarding renewal. FSP 142-3 will be effective as of January 1, 2009 and will apply only to intangible assets acquired after that date. Retroactive application to previously acquired intangible assets is prohibited. The adoption of FSP 142-3 is not expected to have a material impact on our financial position, results of operations or cash flows.

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities,” an amendment of SFAS 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS 161 encourages, but does not require, comparative disclosures for periods prior to its initial adoption. SFAS 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS 133 and generally increases the level of aggregation/disaggregation that will be required in an entity’s financial statements. We are currently reviewing SFAS 161 to determine the effect it will have on our financial statements and disclosures therein.

On March 12, 2008, the Emerging Issues Task Force (“EITF”) reached consensus opinion on EITF Issue 07-4, “Application of the two-class method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships” (“EITF 07-4”), which the FASB ratified at its March 26, 2008 meeting. EITF 07-4 requires the calculation of a Master Limited Partnership’s (“MLPs”) net earnings per limited partner unit for

79

each period presented according to distributions declared and participation rights in undistributed earnings as if all of the earnings for that period had been distributed. In periods with undistributed earnings above specified levels, the calculation per the two-class method results in an increased allocation of such undistributed earnings to the general partner and a dilution of earnings to the limited partners. EITF 07-4 is effective for fiscal years beginning after December 15, 2008, and is to be applied retrospectively to all periods presented. Early application is not permitted. We will apply the requirements of EITF 07-4 as it pertains to MLPs upon its adoption during the quarter ended March 31, 2009 and do not expect a significant impact when adopted.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) amends and replaces SFAS 141, but retains the fundamental requirements in SFAS 141 that the purchase method of accounting be used for all business combinations and an acquirer be identified for each business combination. SFAS 141(R) provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree. SFAS 141(R) provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS 141(R) also determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) apply prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and do not allow early adoption. We are evaluating the new requirements of SFAS 141(R) and the impact it will have on business combinations completed in 2009 and thereafter.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards that require the ownership interests in subsidiaries held by parties other than the parent (minority interest) be clearly identified, labeled, and presented in the consolidated balance sheet within equity, but separate from the parent’s equity. SFAS 160 requires the equity amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement and that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly as equity transactions. Consolidated net income and comprehensive income will be determined without deducting minority interest; however, earnings-per-share information will continue to be calculated on the basis of the net income attributable to the parent’s shareholders. Additionally, SFAS 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. We will apply the requirements of SFAS 160 upon our adoption on January 1, 2009 and do not expect it to have a material impact on our financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. SFAS 159 was adopted by us effective January 1, 2008, at which time no financial assets or liabilities, not previously required to be recorded at fair value by other authoritative literature, were designated to be recorded at fair value. As such, the adoption of SFAS 159 did not have any impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 applies to derivatives and other financial instruments, which SFAS 133 requires be measured at fair value at initial recognition and for all subsequent periods. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

80

SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We elected to implement SFAS 157 prospectively in the first quarter of 2008 with the one-year deferral permitted by FASB Staff Position (FSP) 157-2 for nonfinancial assets and nonfinancial liabilities measured at fair value, except those that are recognized or disclosed on a recurring basis (at least annually). The deferral applies to nonfinancial assets and liabilities measured at fair value in a business combination; impaired properties, plants and equipment; intangible assets and goodwill; and initial recognition of asset retirement obligations and restructuring costs for which we use fair value. We do not expect any significant impact to our consolidated financial statements when we implement SFAS 157 for these assets and liabilities.

Significant Accounting Policies and Estimates

The selection and application of accounting policies is an important process that has developed as our business activities have evolved and as the accounting rules have developed. Accounting rules generally do not involve a selection among alternatives, but involve the implementation and interpretation of existing rules, and the use of judgment applied to the specific set of circumstances existing in our business. We make every effort to properly comply with all applicable rules on or before their adoption, and we believe the proper implementation and consistent application of the accounting rules are critical. For further details on our accounting policies, you should read Note 1 of the accompanying Notes to Financial Statements.

Revenue Recognition.  Revenues for sales and gathering of natural gas and NGLs product sales are recognized at the time the product is delivered and title, if applicable, is transferred. Revenues for compression services are recognized when the services under the agreement are performed.

Depreciation and Amortization.  Depreciation of all equipment is determined under the straight-line method using various rates based on useful lives, 10 to 22 years for pipeline and processing plants, and 3 to 10 years for corporate and other assets. The cost of assets and related accumulated depreciation is removed from the accounts when such assets are disposed of, and any related gains or losses are reflected in current earnings. Maintenance, repairs and minor replacements are expensed as incurred. Costs of replacements constituting improvement are capitalized. Intangible assets consist of the acquired value of existing contracts to sell natural gas and other NGLs, compression contracts and identifiable customer relationships, which do not have significant residual value. The contracts are being amortized over their estimated lives of ten years.

Derivatives.  Hiland Partners utilizes derivative financial instruments to reduce commodity price risks. Hiland Partners does not hold or issue derivative financial instruments for trading purposes. Statement of Financial Accounting Standards (or SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities”, which was amended in June 2000 by SFAS No. 138 and in May 2003 by SFAS No. 149, establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. Derivatives that are not designated as hedges are adjusted to fair value through income. If the derivative is designated as a hedge, depending upon the nature of the hedge, changes in the fair value of the derivatives are either offset against the fair value of assets, liabilities or firm commitments through income, or recognized in other comprehensive income until the hedged item is recognized in income. The ineffective portion of a derivative’s change in fair value is immediately recognized into income. If a derivative no longer qualifies for hedge accounting, the amounts in accumulated other comprehensive income will be immediately charged to operations.

Asset Retirement Obligations.  SFAS No. 143 “Accounting for Asset Retirement Obligations” (“SFAS 143”) requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost is allocated to expense using a systematic and rational method and the liability is accreted to measure the change in liability due to the passage of time. The primary impact

81

of this standard relates to our estimated costs for dismantling and site restoration of certain of Hiland Partners’ plants and pipelines. Estimating future asset retirement obligations requires us to make estimates and judgments regarding timing, existence of a liability, as well as what constitutes adequate restoration. Hiland Partners uses the present value of estimated cash flows related to asset retirement obligation to determine the fair value, generally as estimated by third party consultants. The present value calculation requires us to make numerous assumptions and judgments, including the ultimate costs of dismantling and site restoration, inflation factors, credit adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the present value of the existing asset retirement obligation liability, a corresponding adjustment will be required to the related asset. We believe the estimates and judgments reflected in our financial statements are reasonable but are necessarily subject to the uncertainties we have just described. Accordingly, any significant variance in any of the above assumptions or factors could materially affect our cash flows.

Impairment of Long-Lived Assets.  In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, we evaluate long-lived assets, including intangible assets, of identifiable business activities for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such assets may not be recoverable. The determination of whether impairment has occurred is based on management’s estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value for the assets and recording a provision for loss if the carrying value is greater than fair value. For assets identified to be disposed of in the future, the carrying value of these assets is compared to the estimated fair value less the cost to sell to determine if impairment is required. Until the assets are disposed of, an estimate of the fair value is re-determined when related events or circumstances change.

When determining whether impairment of one of Hiland Partners’ long-lived assets has occurred, we must estimate the undiscounted cash flows attributable to the asset or asset group. Our estimate of cash flows is based on assumptions regarding the volume of reserves providing asset cash flow and future NGL product and natural gas prices. The amount of reserves and drilling activity are dependent in part on natural gas prices. Projections of reserves and future commodity prices are inherently subjective and contingent upon a number of variable factors, including, but not limited to:

•	changes in general economic conditions in regions in which the Partnership’s products are located;

•	the availability and prices of NGL products and competing commodities;

•	the availability and prices of raw natural gas supply;

•	the ability of Hiland Partners to negotiate favorable marketing agreements;

•	the risks that third party oil and gas exploration and production activities will not occur or be successful;

•	the dependence of Hiland Partners on certain significant customers and producers of natural gas; and

•	competition from other midstream service providers and processors, including major energy companies.

Any significant variance in any of the above assumptions or factors could materially affect our cash flows, which could require us to record an impairment of an asset.

Share Based Compensation.  In October 1995 the FASB issued SFAS No. 123, “Share-Based Payment,” which was revised in December 2004 (“SFAS 123R”). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements and that cost be measured based on the fair value of the equity or liability instruments issued. We adopted SFAS 123R September 25, 2006 and Hiland Partners adopted SFAS 123R January 1, 2006. We have applied SFAS 123R using the permitted modified prospective method beginning as of the same date. Hiland Partners had unearned deferred compensation of $289 as of January 1, 2006 which has been eliminated against Hiland Partners common unit equity. Prior to January 1, 2006, Hiland Partners recorded any unamortized compensation related to restricted unit awards as unearned compensation in equity.

82

We estimate the fair value of each option granted on the date of grant using the American Binomial option-pricing model. In estimating the fair value of each option, we use our peer group volatility averages as determined on the option grant dates. We calculate expected lives of the options under the simplified method as prescribed by the SEC Staff Accounting Bulletin 107 and have used a risk free interest rate based on the applicable U.S. Treasury yield in effect at the time of grant. Our compensation expense for these awards is recognized on the graded vesting attribution method. Units to be issued under our unit incentive plan may be from newly issued units. Prior to Hiland Partners adoption of SFAS 123R on January 1, 2006, they applied Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the unit-based compensation awards.

Disclosure Regarding Forward-Looking Statements

This annual report on Form 10-K includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “continue,” “estimate,” “forecast,” “may,” “will,” or similar expressions help identify forward-looking statements. Although we believe such forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, no assurance can be given that every objective will be reached.

Actual results may differ materially from any results projected, forecasted, estimated or expressed in forward-looking statements since many of the factors that determine these results are subject to uncertainties and risks, difficult to predict, and beyond management’s control. Such factors include:

•	the ability to comply with the certain covenants in our or Hiland Partners’ credit facilities;

•	our ability to pay distributions to our unitholders;

•	our expected receipt of distributions from Hiland Partners;

•	Hiland Partners’ cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect Hiland Partners ability to make distributions to its unitholders, including us;

•	Hiland Partners’ continued ability to find and contract for new sources of natural gas supply;

•	the general economic conditions in the United States of America as well as the general economic conditions and currencies in foreign countries;

•	the amount of natural gas transported on Hiland Partners’ gathering systems;

•	the level of throughput in Hiland Partners’ natural gas processing and treating facilities;

•	the fees Hiland Partners charges and the margins realized for its services;

•	the prices and market demand for, and the relationship between, natural gas and NGLs;

•	energy prices generally;

•	the level of domestic oil and natural gas production;

•	the availability of imported oil and natural gas;

•	actions taken by foreign oil and gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the weather in Hiland Partners’ operating areas;

•	the extent of governmental regulation and taxation;

•	hazards or operating risks incidental to the transporting, treating and processing of natural gas and NGLs that may not be fully covered by insurance;

•	competition from other midstream companies;

83

•	loss of key personnel;

•	the availability and cost of capital and Hiland Partners’ ability to access certain capital sources;

•	changes in laws and regulations to which we and Hiland Partners are subject, including tax, environmental, transportation and employment regulations;

•	the costs and effects of legal and administrative proceedings;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to the Hiland Partners’ financial results; and

•	risks associated with the construction of new pipelines and treating and processing facilities or additions to Hiland Partners’ existing pipelines and facilities;

•	the completion of significant, unbudgeted expansion projects may require debt and/or equity financing which may not be available to Hiland Partners on acceptable terms, or at all; and

•	increases in interest rates could increase Hiland Partners’ borrowing costs, adversely impact its unit price and its ability to issue additional equity, which could have an adverse effect on Hiland Partners’ cash flows and its ability to fund its growth.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Our future results will depend upon various other risks and uncertainties, including those described elsewhere in Item 1A. — “Risk Factors.” Other unknown or unpredictable factors also could have material adverse effects on our future results. You should not put undue reliance on any forward-looking statements.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. We undertake no duty to update our forward-looking statements to reflect the impact of events or circumstances after the date of the forward-looking statements

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. The principal market risk to which Hiland Partners is exposed is commodity price risk for natural gas and NGLs. Hiland Partners also incurs, to a lesser extent, risks related to interest rate fluctuations. Hiland Partners does not engage in commodity energy trading activities.

Commodity Price Risks.  Hiland Partners’ profitability is affected by volatility in prevailing NGL and natural gas prices. Historically, changes in the prices of most NGL products have generally correlated with changes in the price of crude oil. NGL and natural gas prices are volatile and are impacted by changes in the supply and demand for NGLs and natural gas, as well as market uncertainty. For a discussion of the volatility of natural gas and NGL prices, please read Item 1A. “Risk Factors — Risk Factors Related to our Business”. Hiland Partners cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect our ability to make distributions to unitholders. To illustrate the impact of changes in prices for natural gas and NGLs on our operating results, we have provided the table below, which reflects, for the year ended December 31, 2008 and December 31, 2007, respectively, the impact on our midstream segment margin of a $0.01 per gallon change (increase or decrease) in NGL prices coupled with a $0.10 per MMBtu change (increase or decrease) in the price of natural gas.

		Natural Gas Price Change ($/MMBtu)
		2008		2007

		$0.10	$(0.10)	$0.10	$(0.10)

NGL Price Change ($/gal)	$0.01	$615,000	$548,000	$642,000	$194,000
	$(0.01)	$(472,000)	$(649,000)	$(207,000)	$(645,000)

The increase in commodity exposure is the result of increased natural gas and NGL product volumes in the year ended December 31, 2008 compared to the year ended December 31, 2007. The magnitude of the

84

impact on total segment margin of changes in natural gas and NGL prices presented may not be representative of the magnitude of the impact on total segment margin for different commodity prices or contract portfolios. Natural gas prices can also affect our profitability indirectly by influencing the level of drilling activity and related opportunities for our services.

Hiland Partners manages this commodity price exposure through an integrated strategy that includes management of its contract portfolio, optimization of its assets and the use of derivative contracts. As a result of these derivative swap contracts, Hiland Partners has hedged a portion of its expected exposure to natural gas prices in 2009 and 2010. Hiland Partners continually monitors its hedging and contract portfolio and expects to continue to adjust its hedge position as conditions warrant. The following table provides information about Hiland Partners’ derivative instruments at December 31, 2008:

		Average	Fair Value
		Fixed/Open	Asset
Description and Production Period	Volume	Price	(Liability)
	(MMBtu)	(Per MMBtu)

Natural Gas — Sold Fixed for Floating Price Swaps
January 2009 — December 2009	2,136,000	$7.30	$6,851
January 2010 — December 2010	2,136,000	$10.50	7,141

			$13,992

Interest Rate Risk.  We have elected for the indebtedness to bear interest at LIBOR plus the applicable margin. We are exposed to changes in the LIBOR rate as a result of our credit facility and Hiland Partners’ credit facility, which is partially subject to floating interest rates. As of December 31, 2008 we had approximately $0.7 million of indebtedness outstanding under our credit facility which was used to finance the costs related to the closing of our $25.0 million secured revolving credit facility. On October 7, 2008, Hiland Partners entered into a floating-to-fixed interest rate swap agreement with an investment grade counterparty whereby they pay a monthly fixed interest rate of 2.245% and receive a monthly variable rate based on the one month posted LIBOR interest rate on a notional amount of $100.0 million. This swap agreement is effective on January 2, 2009 and terminates on January 1, 2010. As of December 31, 2008, Hiland Partners had approximately $252.1 million of indebtedness outstanding under its credit facility, of which $152.1 million is exposed to changes in the LIBOR rate. The impact of a 100 basis point increase in interest rates on the amount of current debt exposed to variable interest rates would result in an increase in annualized interest expense and a corresponding decrease in annualized net income of approximately $1.5 million. The following table provides information about Hiland Partners’ interest rate swap at December 31, 2008 for the periods indicated:

			Fair Value
	Notional	Interest	Asset
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
January 2009 — December 2009	$100,000,000	2.245%	$(1,439)

Credit Risk.  Counterparties pursuant to the terms of their contractual obligations expose Hiland Partners to potential losses as a result of nonperformance. SemStream, L.P., BP Energy Company, OGE Energy Resources, Inc., ONEOK Energy Services Company, LP and ConocoPhillips, Inc. were Hiland Partners’ largest customers for the year ended December 31, 2008, accounting for approximately 16%, 14%, 11%, 10% and 9%, respectively, of our revenues. Consequently, changes within one or more of these companies’ operations have the potential to impact, both positively and negatively, our credit exposure and make us subject to risks of loss resulting from nonpayment or nonperformance by these or any of Hiland Partners’ other customers. Any material nonpayment or nonperformance by its key customers could materially and adversely affect our business, financial condition or results of operations and reduce Hiland Partners’ ability to make distributions to its unitholders. Furthermore, some of Hiland Partners’ customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to Hiland Partners. The counterparties to Hiland Partners’ commodity based derivative instruments as of December 31, 2008 are BP Energy Company and Bank of Oklahoma, N.A. The counterparty to Hiland Partners’ interest rate swap as of December 31, 2008 is Wells Fargo Bank, N.A.

85

On July 22, 2008, SemGroup, L.P. and certain subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Affiliates of SemGroup, L.P. purchase Hiland Partners NGLs and condensate, primarily at their Bakken and Badlands plants and gathering systems. During the second quarter 2008, Hiland Partners increased their allowance for doubtful accounts and bad debt expense by $8.1 million for related product sales through June 30, 2008. On October 20, 2008, the United States Bankruptcy Court for the District of Delaware entered an order approving the assumption of a Natural Gas Liquids Marketing Agreement (the “SemStream Agreement”) between SemStream, L.P., an affiliate of SemGroup, L.P., and Hiland Partners relating to the sale of NGLs and condensate at our Bakken and Badlands plants and gathering systems. As a result of the assumption, and in accordance with the order, on October 21, 2008, SemStream paid $12.1 million to Hiland Partners, representing amounts owed to Hiland Partners from SemStream for June and July 2008 product sales under the SemStream Agreement. The assumption of the SemStream Agreement restores Hiland Partners and SemStream, L.P. to their pre-bankruptcy contractual relationship.

Hiland Partners’ third quarter results of operations reflect a reversal of $7.8 million of the $8.1 million allowance for doubtful accounts and bad debt expense previously recorded on their income statement in the second quarter of 2008. After receipt of the October 21 payment, Hiland Partners’ total pre-petition credit exposure to SemGroup, related to condensate sales to SemCrude, LLC, and outside of the SemStream Agreement, is approximately $0.3 million, which Hiland Partners has reserved as of December 31, 2008.

Item 8.	Financial Statements and Supplementary Data

See our Financial Statements beginning on page F-1 for the information required by this Item.

Item 9.	Changes in and Disagreements on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

(a) Evaluation of disclosure controls and procedures.

As required by Rule 13a-15(b) under the Securities Exchange Act of 1934, as amended, we have evaluated, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this Annual Report on Form 10-K. Based upon that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of December 31, 2008, to ensure that information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure and is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(b) Changes in internal control over financial reporting.

During the three months ended December 31, 2008, there were no changes in our system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Internal Control Over Financial Reporting

See “Management’s Report on Internal Control over Financial Reporting” on page F-2.

Item 9B.	Other Information

There have been no events that occurred in the fourth quarter of 2008 that would need to be reported on Form 8-K that have not been previously reported.

86

PART III

Item 10.	Directors and Executive Officers of the Registrant

As is the case with many publicly traded partnerships, we do not have officers, directors or employees. Our operations and activities are managed by our general partner, Hiland Partners GP Holdings, LLC. References to our directors, officers, and employees are references to the officers, directors and employees of Hiland Partners GP Holdings, LLC. Unitholders do not directly or indirectly participate in our management or operation. Our general partner owes a fiduciary duty to our unitholders, as limited by our partnership agreement.

Directors are elected for one-year terms. The following table shows information regarding the current directors and executive officers of Hiland Partners GP Holdings, LLC.

Name	Age	Position with Our General Partner

Harold Hamm	63	Chairman of the Board of Directors
Joseph L. Griffin	48	Chief Executive Officer, President and Director
Matthew S. Harrison	38	Chief Financial Officer, Vice President — Finance, Secretary and Director
Robert W. Shain	58	Chief Commercial Officer, Vice President
Kent C. Christopherson	51	Chief Operations Officer, Vice President
Michael L. Greenwood	53	Director
Edward D. Doherty	73	Director
Rayford T. Reid	60	Director
Dr. Cheryl L. Evans	46	Director
Dr. Bobby B. Lyle	68	Director

Harold Hamm has been Chairman of the Board of Directors of our general partner since May 2006 and serves as the chairman of the compensation committee of the board of directors of our general partner. Mr. Hamm served as Chairman of the Board of Directors of the general partner of Hiland Partners since October 2004 and serves as a chairman of the compensation committee of the board of directors of Hiland Partners’ general partner. In December 1994, Mr. Hamm began serving as President and Chief Executive Officer and as a director of Continental Gas, Inc., and he subsequently served as Chief Executive Officer and a director of Continental Gas, Inc. until 2004. Since its inception in 1967 until October 2005, Mr. Hamm served as President and Chief Executive Officer and a director of Continental Resources, Inc. and currently serves as its Chief Executive Officer and Chairman of its board of directors. Mr. Hamm is also immediate past President of the National Stripper Well Association, a member of the executive board of the Oklahoma Independent Petroleum Association and a member of the executive board of the Oklahoma Energy Explorers. In addition, Mr. Hamm is a director of Complete Production Services, Inc., a publicly traded oilfield service company.

Joseph L. Griffin was appointed Chief Executive Officer, President and a director of our general partner in June 2007. Mr. Griffin has also served as Chief Executive Officer, President and a director of the general partner of Hiland Partners since June 2007. Mr. Griffin has more than 20 years of experience in the midstream natural gas industry. Mr. Griffin has more than 20 years of experience in the midstream natural gas industry. From 2004 to June 2007, Mr. Griffin served as executive vice president over multiple facets of the business of Lumen Midstream Partnership, a subsidiary of the Southern Ute Indian Tribe, in Tulsa, OK. In 1989, Mr. Griffin co-founded Lumen Midstream, held various senior level management positions and served as a director until Lumen was sold in 2004 to the Southern Ute Indian Tribe. Mr. Griffin holds a Bachelor of Science degree in Business Administration from Oklahoma State University and is also a Certified Public Accountant.

Matthew S. Harrison was appointed Chief Financial Officer, Vice President — Finance, Secretary and a director of our general partner in April 2008. Mr. Harrison has served as Chief Financial Officer, Vice President —

87

Finance, Secretary and a director of the general partner of Hiland Partners since April 2008. Mr. Harrison joined Hiland as Vice President of Business Development in February 2008 from Wachovia Securities where he most recently was a director for its Energy & Power Mergers & Acquisitions Group. Prior to joining Wachovia in 2007, Mr. Harrison spent eight years with A.G. Edwards Capital Markets’ Mergers & Acquisitions Group, most recently leading its energy mergers & acquisitions effort. Prior to joining A.G. Edwards, Mr. Harrison spent five years with Price Waterhouse as a senior accountant. He holds a B.S. degree in Accounting from the University of Tennessee, a Masters of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University and is a Certified Public Accountant.

Robert W. Shain was appointed Vice President — Chief Commercial Officer of our general partner in August 2008. Mr. Shain has served as Vice President — Chief Commercial Officer of the general partner of Hiland Partners since August 2008. Prior to August 2008, Mr. Shain served as Vice President — Operations and Engineering of the general partner of Hiland Partners. Mr. Shain has over 30 years of experience in the oil and gas industry. The majority of his experience has been in the engineering and operations of midstream natural gas gathering, compression, processing and treating, along with business development and marketing. From July 2003 until March 2006, Mr. Shain served as Vice President of Operations and Engineering for Seminole Gas Company, LLC (successor to Impact Energy, LTD) in Tulsa, Oklahoma. From May 1995 until July 2003 Mr. Shain served in a variety of commercial roles, most recently of which was Vice President of Commercial Services, for CMS Field Services, LLC (successor to Heritage Gas Services, LLC) also in Tulsa, Oklahoma, in which he was responsible for the development and management of operating and capital budgets. Mr. Shain holds a B.S degree in Mechanical Engineering from Texas A & M University.

Kent C. Christopherson was appointed Vice President — Chief Operations Officer of our general partner in August 2008. Mr. Christopherson has served as Vice President — Chief Operations Officer of the general partner of Hiland Partners since August 2008. Mr. Christopherson joined Hiland from DCP Midstream Partners, L.P. where he served as Senior Director of Operating Excellence and Reliability Services since 2002. Prior to joining DCP, Mr. Christopherson was employed by Western Gas Resources and Flopetrol — Johnson Schlumberger. Mr. Christopherson earned a B.S. degree in Mining Engineering & Geology from the South Dakota School of Mines and Technology, a Masters of Business Administration degree from Nova Southeastern University and is a Certified Maintenance & Reliability Professional by the Society of Maintenance & Reliability Professionals and a Certified Lubrication Specialist by the Society of Tribologists & Lubrication Engineers.

Michael L. Greenwood was elected as director of our general partner in September 2006, and serves as chairman of the audit committee of the board of directors of our general partner. Mr. Greenwood has served as a director of the general partner of Hiland Partners since February 2005, and serves as chairman of the audit committee of the board of directors of Hiland Partners’ general partner. Mr. Greenwood is founder and managing director of Carnegie Capital LLC, a financial advisory services firm providing investment banking assistance to the energy industry. Mr. Greenwood previously served as Vice President — Finance and Treasurer of Energy Transfer Partners, L.P. until August 2004. Prior to its merger with Energy Transfer, Mr. Greenwood served as Vice President and Chief Financial Officer & Treasurer of Heritage Propane Partners, L.P. from 2002 to 2003. Prior to joining Heritage Propane, Mr. Greenwood was Senior Vice President, Chief Financial Officer and Treasurer for Alliance Resource Partners, L.P. from 1994 to 2002. Mr. Greenwood has over 25 years of diverse financial and management experience in the energy industry during his career with several major public energy companies including MAPCO Inc., Penn Central Corporation, and The Williams Companies. Mr. Greenwood holds a Bachelor of Science in Business Administration degree from Oklahoma State University and a Master of Business Administration degree from the University of Tulsa

Edward D. Doherty was elected as director of our general partner in September 2006, and serves as a member of the audit committee of the board of directors of our general partner. Mr. Doherty has served as a director of the general partner of Hiland Partners since February 2005, and serves as a member of the audit committee of the board of directors of Hiland Partners’ general partner. Mr. Doherty served as the Chairman and Chief Executive Officer of Kaneb Pipe Line Company LLC, the general partner of Kaneb Pipe Line Partners L.P. since its inception in September 1989 until July 2005. Prior to joining Kaneb, Mr. Doherty was President and Chief Executive Officer of two private companies, which provided restructuring services to

88

troubled companies and was President and Chief Executive Officer of Commonwealth Oil Refining Company, Inc., a public refining and petrochemical company. Mr. Doherty holds a Bachelor of Arts degree from Lafayette College and a Doctor of Jurisprudence from Columbia University School of Law.

Rayford T. Reid was elected as director of our general partner in September 2006 and serves as a member of the compensation committee of the board of directors of our general partner. Mr. Reid has served as a director of the general partner of Hiland Partners since May 2005, and serves as a member of the compensation committee of the board of directors of Hiland Partners’ general partner. Mr. Reid has more than 35 years of investment banking, financial advisory and commercial banking experience, including 30 years focused on the oil and gas industry. Mr. Reid is President of Kentucky Downs Partners, LLC (“KDP”). KDP’s principal business is the ownership of a controlling interest in a thoroughbred horse racing track in Franklin, Kentucky. Prior to forming KDP in 2007, Mr. Reid served as President of R. Reid Investments Inc., a private investment banking firm which exclusively serves companies engaged in the energy industry. Mr. Reid holds a Bachelor of Arts degree from Oklahoma State University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania.

Dr. Cheryl L. Evans was elected as director of our general partner in September 2006, and serves as a member of the conflicts committee of the board of directors of our general partner. Dr. Evans is in her 13th year of service at Northwestern Oklahoma State University and has been a faculty member since 1994. In 2004, Dr. Evans was appointed Dean of the institution’s Enid campus. From 2002 to 2004, Evans chaired the communication department on the Alva campus, and from 1996 to 2002 she chaired the mass communication department. She earned her doctorate at Oklahoma State University in higher education, her Master of Arts in communication degree at Wichita State University and her Bachelor of Arts degree in mass communications/public relations at Northwestern Oklahoma State University. Dr. Evans is a 2004 graduate of Harvard’s Management Development Program for academic leaders. In addition to her administrative duties for Northwestern Oklahoma State University, she presently teaches in the Northwestern Oklahoma State University graduate program. Dr. Evans is an active community volunteer and currently serves on numerous civic and charitable boards.

Dr. Bobby B. Lyle was elected as director of our general partner in September 2006, and he serves as chairman of the conflicts committee and as a member of the compensation committee of the board of directors of our general partner. Dr. Lyle has over 29 years of experience in oil and gas exploration and development. From 1977 to 1981, he was President of Cornell Oil Company. In 1981, he formed Lyco Energy Corporation, and served as its Chairman, President and CEO until the company was sold to Enerplus Resources (USA) Corporation in August 2005. After assisting with the transition of ownership to Enerplus, he formed Lyco Holdings Incorporated in March 2006 and currently serves as its Chairman, President and CEO. Lyco Holdings Incorporated is a private company engaged in private equity investments and ranching. From 1968 — 1976 Dr. Lyle served as Dean ad interim of the Southern Methodist University School of Business and subsequently as Trustee of the University for 18 years. Prior to joining SMU, he worked as a professional engineer with General Dynamics and Geotech, a Teledyne Industries company. He has helped organize and served as director of a number of private companies covering a broad range of industries, including banking, energy software, real estate, retail, and home and industrial insulation. Dr. Lyle has been an active member of numerous industry organizations, including the Independent Petroleum Association of America, where he served as regional Vice President and a member of the Executive Committee, Texas Independent Producers and Royalty Owners Association and the Texas Alliance for Energy. Dr. Lyle holds a Bachelor of Science degree in Mechanical Engineering from Louisiana Tech University; a Masters in Engineering Administration degree from Southern Methodist University; and a Doctorate in Education, with emphasis on Strategic Planning and Leadership in Higher Education, from the University of Massachusetts.

Board Committees

The board appoints committees to help carry out its duties. In particular, board committees work on key issues in greater detail than would be possible at full board meetings. Only non-employee directors may serve on the audit, compensation and conflicts committees. Each committee has a written charter. The charters are

89

posted on our Web site and are available free of charge on request to the Secretary at the address given under “Contact Us”. The table below shows the current membership of each board committee.

The table below shows the current membership of each board committee.

Name	Audit	Conflicts	Compensation

Mr. Hamm			C
Mr. Greenwood	C
Mr. Doherty	*
Mr. Reid			*
Dr. Evans		*
Dr. Lyle		C	*

C	= Chairman

*	= Member

Audit Committee

The audit committee of our general partner’s board of directors is currently comprised of two non-employee members of the board. The committee is appointed by the board of directors to assist the board in fulfilling its oversight responsibilities. Its primary responsibility is to monitor the quality, integrity and reliability of the financial reporting process, review the adequacy of our systems of internal controls for financial reporting, legal compliance and ethics established by management and the board and review procedures for internal auditing. Responsibilities also include the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare the audit report or perform other audit, review or attest services. The committee reviews proposed audit plans for the year and the coordination of these plans with the independent registered public accounting firm. The committee also reviews the financial statements and other information contained in quarterly and annual Securities and Exchange Commission’s (the “SEC”) reports with management and the independent registered public accounting firm to determine that the independent registered public accounting firm is satisfied with the disclosure and content of the financial statements. The committee shall have authority to obtain advice and assistance from internal or external legal, financial and other advisors.

The board has determined that all members of the committee are independent within the meaning of both the SEC rules and NASDAQ listing standards. The board has further determined that all members are financially literate within the meaning of the NASDAQ standards and that Mr. Greenwood is an “audit committee financial expert” as defined in the SEC rules. In making these determinations, the board reviewed information from each of these non-employee directors concerning all of their respective relationships with us and analyzed the materiality of those relationships.

On January 27, 2009, we received a Deficiency Letter from NASDAQ indicating that we no longer comply with the audit committee composition requirements as set forth in Marketplace Rule 4350(d), which requires Hiland Partners GP Holdings, LLC, our general partner, to have an audit committee of at least three independent members. Following the resignation of Shelby E. Odell from the board of directors of our general partner on January 21, 2009, the audit committee of our general partner consists of only two independent members. Mr. Odell resigned from the board of directors of our general partner so that he would be eligible to serve as a member of the conflicts committee of the board of directors of Hiland Partners’ general partner. In accordance with NASDAQ Marketplace Rule 4350(d)(4), NASDAQ has provided us a cure period to regain compliance until the earlier of our next annual unitholders’ meeting or January 21, 2010, or, if the next annual unitholders’ meeting is held before July 20, 2009, then we must evidence compliance no later than July 20, 2009.

Conflicts Committee

The conflicts committee of our general partner’s board of directors is comprised of two non-employee members of the board. The committee is appointed by the board of directors of our general partner to carry

90

out the duties delegated by the board that relate to specific matters that the board believes may involve conflicts of interests between us and our affiliates, on the one hand and us and any other group member, any partner or any assignee, on the other hand. The committee is composed solely of two independent directors who are not unitholders, officers or employees of us or our general partner, officers, directors or employees of any affiliate or holders of any ownership interest in us other than our common units and who also meet the independence and experience standards established by NASDAQ and any applicable laws and regulations.

The committee shall advise the board on actions to be taken by us or matters related to us upon request of the board. The committee determines if the resolution of such conflicts of interest is fair and reasonable to us. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our general partner of any duties it may owe to us or to our unitholders. In connection with the committee’s resolution of any conflict of interest, the committee is authorized to consider the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest, any customary or accepted industry practices and any customary or historical dealings with a particular person. The committee is also authorized to consider any applicable generally accepted accounting practices or principles and such additional factors as the committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

With respect to any contribution of assets to the Partnership in exchange for Partnership securities, the committee, in determining whether the appropriate number of Partnership securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the committee deems relevant under the circumstances. The committee shall have authority to obtain advice and assistance from internal or external legal, financial and other advisors.

Compensation Committee

The compensation committee of our general partner’s board of directors is comprised of three non-employee members of the board. The committee has overall responsibility for approving and evaluating the general partner’s director and officer compensation plans, policies and programs.

The committee oversees the compensation for our senior executives, including their salary, bonus, and incentive and equity awards. The committee is responsible primarily for reviewing, approving and reporting to the board on major compensation and benefits plans, policies and programs of the company; reviewing and evaluating the performance and approving the compensation of senior executive officers; and overseeing management development programs, performance assessment of senior executives and succession planning. Other specific duties and responsibilities include: annually reviewing and approving corporate goals and objectives relevant to the chief executive officer (“CEO”) base compensation, incentive-compensation plans and equity-based plans; evaluating the CEO’s performance in light of those goals and objectives, and recommending to the board either as a committee or together with the other independent directors, the CEO’s compensation levels based on this evaluation; and producing the required annual report on executive compensation.

The compensation committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist it in the evaluation of director, CEO or officer compensation. The committee has sole authority to approve the consultant’s fees and other retention terms and shall have authority to cause us to pay the fees and expenses of such consultants. The committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, to approve the fees and expenses of such outside advisors, and to cause us to pay the fees and expenses of such outside advisors.

91

Report of the Audit Committee for the Year Ended December 31, 2008

Our management is responsible for our internal controls and our financial reporting process. Grant Thornton LLP, our Independent Registered Public Accounting Firm for the year ended December 31, 2008, is responsible for performing an integrated audit of the effectiveness of internal control over financial reporting and an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our audit committee monitors and oversees these processes. Our audit committee, made up of members of our general partner’s Board of Directors, selects our independent registered public accounting firm.

Our audit committee has reviewed and discussed our audited consolidated financial statements with our management and the independent registered public accounting firm. Our audit committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” including that firm’s independence.

Members of the Audit Committee:

Michael L. Greenwood
Edward D. Doherty

Code of Ethics

Our general partner has adopted a Financial Officers Code of Ethics applicable to the Chief Executive Officer and Chief Financial Officer, Controller and all other senior financial and accounting officers (the “Senior Financial Officers”) with regard to Partnership-related activities. This Code of Ethics contains the policies that relate to the legal and ethical standards of conduct that the Senior Financial Officers of our general partner are expected to comply with while carrying out their duties and responsibilities on behalf of the Company. The Code of Ethics also incorporates expectations of Senior Financial Officers that enable us to provide accurate and timely disclosure in our filings with the SEC and other public communications. The Code of Ethics is publicly available on our website under the “Governance” Section (at www.hilandpartners.com) and is also available free of charge on request to the Secretary at the address given under “Contact Us.”

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon our records, except as set forth below, we believe that during 2008 all reporting persons complied with the Section 16(a) filing requirements applicable to them.

Item 11.	Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The executive officers of our general partner also serve as executive officers of the general partner of Hiland Partners. Our general partner allocates a portion of the cost of our executive officers’ cash compensation to us based on the percentage of their time allocated to our business and allocates the remainder of their compensation to Hiland Partners. Due to the overlapping of our executive officers and compensation committee members our executive compensation plan was established to be substantially the same as that of the general partner of Hiland Partners. The information set forth in this section is generally disclosures of the general partner of Hiland Partners.

Compensation Objectives and Philosophy

The executive compensation program of our general partner is designed to enable our general partner to execute our business objectives by attracting, retaining, and motivating the highest quality of executive talent and by rewarding superior performance. Performance management focuses on building competencies required for our business and achieving the highest level of contribution from each employee. Our compensation and

92

benefits policies and practices are designed to motivate and reward officers and employees to achieve goals and objectives that are expected to lead to long-term enhancement of unitholder value, provide total compensation that is competitive within the market place and align individual compensation with competency and contribution so that performance, tied to measurable objectives and results, will be rewarded appropriately. We identify our marketplace as the following publicly traded midstream and pipeline master limited partnerships within our peer group: Atlas Pipeline Partners, L.P., Copano Energy, L.L.C., Crosstex Energy, L.P., DCP Midstream Partners, LP, Eagle Rock Energy Partners, L.P., MarkWest Energy Partners, L.P., Quicksilver Gas Services, LP, Regency Energy Partners LP, Targa Resources Partners LP, Western Gas Partners, LP and Williams Partners, L.P. The compensation committee, established in May 2005, believes this definition of our marketplace along with third-party industry compensation surveys provides a good benchmark for analyzing the competitiveness of our executive compensation program.

In addition to base salary, executive officers are compensated on a performance-oriented basis through the use of incentive compensation linking both annual and longer-term results. The annual incentive cash bonus permits team and individual performance to be recognized and is based, in part, on an evaluation of the contribution made by the officer to our performance. Equity compensation awards are included in the compensation program to reward executive officers for long-term strategic actions that increase our value and thus unitholder value and to link a significant amount of an executive’s current and potential future net worth to our success. This use of equity compensation directly relates a portion of each executive officer’s long-term remuneration to our unit price, and therefore aligns the executive’s compensation with the interests of our unitholders. The discretionary granting of unit options, as well as the use of restricted and phantom units, is used to (1) recognize promotions of executives into positions of significant responsibilities; (2) recognize significant accomplishments of executives, particularly as the accomplishments impact growth, profits and/or competitive positioning; and (3) attract and retain high level executive talent.

Oversight of Executive Compensation Program

The compensation committee of our general partner administers our executive officer compensation program. The compensation committee is primarily responsible for reviewing, approving and reporting to the board on major compensation and benefits plans, policies and programs of the Partnership; reviewing and evaluating the performance and approving the compensation of senior executive officers; and overseeing management development programs, performance assessment of senior executives and succession planning. Other specific duties and responsibilities include: annually reviewing and approving corporate goals and objectives relevant to the chief executive officer (“CEO”) base compensation, incentive-compensation plans and equity-based plans; evaluating the CEO’s performance in light of those goals and objectives, and recommending to the board, either as a committee or together with the other independent directors, the CEO’s compensation levels based on this evaluation; and producing the required annual report on executive compensation. The compensation committee annually evaluates the effectiveness of the executive compensation program in meeting its objectives.

The CEO serves in an advisory role to the compensation committee with respect to executive compensation for the executive officers other than himself. In addition, the compensation committee may request the CEO to provide management feedback and recommendations on changes in the design of the executive compensation programs and executive compensation policies. The CEO does not participate in determining or recommending the form or amount of compensation for himself or for the outside directors. The CEO’s recommendations are given significant weight by the compensation committee, but the compensation committee remains responsible for all final decisions regarding compensation levels for the executive officers, the executive compensation policies and executive compensation programs. The CEO is not present during the compensation committee’s discussions regarding his own compensation. In the CEO’s advisory role to the compensation committee, he does not have the authority to call a meeting of the compensation committee. Only the chairperson of the committee, two or more members of the committee or the Chairman of the Board of Directors may call a committee meeting pursuant to the compensation committee’s charter. However, the CEO is involved in the agenda setting for compensation committee meetings and generally attends such

93

meetings (other than the portions of the meetings during which his compensation and performance are discussed).

The CEO submits annual base compensation, incentive-compensation and equity-based compensation recommendations of senior executive officers below the CEO to the compensation committee based on each executive’s contribution to our performance and each executive’s responsibilities and management abilities. The compensation committee evaluates compensation with reference to our financial and operating performance, distribution performance, relative unitholder total return for the prior fiscal year, competitive compensation data of executives in our marketplace and each executive’s individual performance evaluation, length of service with the company and previous work experience. The compensation committee annually advises the board on the compensation to be paid to the executive officers and approves the compensation for executive officers.

The compensation committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist it in the evaluation of director, CEO and executive officer compensation, as appropriate. The committee has sole authority to approve the consultant’s fees and other retention terms and shall have authority to cause us to pay the fees and expenses of such consultants. The committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, to approve the fees and expenses of such outside advisors, and to cause us to pay the fees and expenses of such outside advisors.

Elements of Compensation

Our general partner’s executive compensation program currently consists of the following elements:

•	base salaries;

•	annual incentive cash bonuses; and

•	long-term incentive compensation.

Base Salaries

Base salary for each executive officer is determined annually by an assessment of our overall financial and operating performance, each executive officer’s performance evaluation, changes in executive officer responsibilities and relevant marketplace data. While many aspects of performance can be measured in financial terms, the compensation committee also evaluates senior management in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership in the development of management and other employees, innovation and improvement in our business activities, as well as the executive’s involvement in industry groups and in the communities that we serve. Our general partner seeks to compensate executives for their performance throughout the year with annual base salaries that are fair and competitive within our marketplace. Our general partner believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities in our marketplace and adjusted for financial and operating performance and each executive’s performance evaluation, length of service with the company and previous work experience. Individual salaries are generally established in alignment with these considerations to ensure the attraction, development and retention of superior talent, as well as in relation to individual executive performance. Base salaries are reviewed annually to ensure continuing consistency with market levels and our level of financial performance during the previous fiscal year. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market as well as individual performance. The compensation committee approves annual base salary adjustments, if any, for the CEO, and for each officer below the CEO level based on the CEO’s recommendations.

Base salaries in 2008 for the past Chief Financial Officer (“past CFO”) and the Vice President of Operations and Engineering were set based on (1) the latest available financial results of operations; (2) each executive’s performance evaluation; and (3) the comparable base salaries of executives within our marketplace and our most recent third-party industry compensation survey. The past CFO’s annual base salary was

94

$250,000 for the period of November 2007 through April 2008, upon his resignation. The past CFO’s annual base salary, established by the compensation committee in November 2007, approximated the median annual base salaries within our marketplace for 2006 and our most recent third-party industry compensation survey for his position. The Vice President of Operations and Engineering’s annual base salary was $190,000 for the period of March 2007 to March 2008. On August 7, 2008, the Vice President of Operations and Engineering was appointed to Vice President — Chief Commercial Officer. The Vice President — Chief Commercial Officer’s current annual base salary, established at the compensation committee’s meeting in March 2008, is $210,000 and approximated 83% of the median annual base salary within our most recent third-party industry compensation survey for his position. The CEO’s annual base salary for the period from November 2007 to present was $290,000 and approximated 83% of the median annual base salary within our marketplace for 2006 for his position. The CEO’s current annual base salary was set based on his initial performance evaluation. The Vice President of Business Development’s annual base salary, established upon his February 4, 2008 hire date, was $200,000 for the period February 2008 to present. The Vice President of Business Development’s annual base salary was primarily determined by the comparable base salaries of similar executives within our marketplace and previous work experience. On April 16, 2008, the Vice President of Business Development was appointed to Chief Financial Officer upon resignation of our past CFO. The Vice President and Chief Operations Officer’s annual base salary, established upon his August 4, 2008 hire date, was $205,000 for the period August 2008 to present. The Vice President and Chief Operations Officer’s annual base salary was primarily determined by the comparable base salaries of similar executives within our marketplace and previous work experience. Base salaries for our four named executive officers are to be addressed at the compensation committee meeting to be held in March 2009.

Annual Incentive Cash Bonus

As one way of accomplishing its compensation objectives, the compensation committee of the general partner rewards executive officers for their contribution to our financial and operational success through the award of discretionary annual incentive cash bonuses intended to encourage the attainment of strategic, operational and financial goals and for individual performance measures. The compensation committee approves the annual incentive award, if any, for the CEO, and for each officer below the CEO level based on the CEO’s recommendations.

While target bonuses are initially set at 50% of base salaries, the compensation committee has broad discretion to retain, reduce or increase the award amounts when making its final bonus determinations in March. The awards are also contingent on the executive officer’s continued employment with the Partnership at the time of the award in March. Further, bonuses (similar to other elements of the compensation provided to the executive officers) are not based on a prescribed formula or pre-determined goals or performance targets but rather have been determined on a subjective basis and generally have been based on a subjective evaluation of individual, company and industry performance. The compensation committee believes that this approach to assessing performance results in more comprehensive evaluation and fairer compensation decisions.

From an enterprise-wide perspective and industry perspective, the compensation committee recognized the following factors during its March 2008 meeting (without assigning any particular weighting to any factor):

•	financial performance for the prior fiscal year, including EBITDA and distributions, in comparison to guidance provided to the marketplace during the prior fiscal year;

•	operating performance for the prior fiscal year, including inlet natural gas volumes, natural gas sales volumes and NGL sales volumes, in comparison to the prior fiscal year’s actual results;

•	distribution performance for the prior fiscal year compared to the peer group;

•	unitholder total return for the prior fiscal year compared to the peer group; and

•	competitive compensation data of executive officers in the peer group.

95

These factors were selected as the most appropriate measures upon which to base the annual incentive cash bonus decisions because they will most directly result in long-term value to our unitholders.

The personal performance criteria considered by the compensation committee during its March 2008 meeting related to factors unique to the individual executive officer, including, for example:

•	each executive officer’s performance evaluation based upon responsibilities unique to each executive officer and leadership/management competencies applicable to all executive officers;

•	length of service with the Partnership; and

•	the scope, level of expertise and experience required for the executive officer’s position.

These factors were selected as the most appropriate measures upon which to base the annual incentive cash bonus decisions because they help to align individual compensation with competency and contribution.

EBITDA, distributions per unit, inlet natural gas volumes, natural gas sales, and NGL sales increased approximately 23%, 21%, 40% and 10%, respectively in 2007 as compared to 2006. Our unitholder total return for 2007 was approximately -2% compared to the median for our marketplace of approximately 15%. Discretionary cash bonuses were awarded in March 2008 to our CEO, past CFO, and the Vice President of Operations and Engineering (now our Vice President — Chief Commercial Officer) in the amounts of $150,000, $125,000 and $95,000, respectively, representing approximately 58%, 102% and 72% of the median incentive cash bonuses for such positions within our marketplace for 2006. The past Vice President of Business Development received a discretionary cash bonus of $42,000 in March 2008. Discretionary cash bonuses for our four named executive officers are to be addressed at the compensation committee meeting to be held in March 2009.

Long-Term Incentive Compensation

Our general partner, Hiland Partners GP, LLC adopted the Hiland Partners, LP Long-Term Incentive Plan for its employees and directors of our general partner and employees of its affiliates. The compensation plan is administered by the compensation committee of our general partner’s board of directors and will continue in effect until the earliest of (i) the date determined by the board of directors of our general partner; (ii) the date that common units are no longer available for payment of awards under the plan; or (iii) the tenth anniversary of the plan.

The long-term incentive compensation plan is designed to reward executives and other key employees for the attainment of financial goals and other performance objectives approved annually by the compensation committee and to encourage responsible and profitable growth while taking into account non-routine factors that may be integral to our success. Long-term incentive compensation in the form of equity grants of our common units, such as incentive unit option grants and grants of restricted units and phantom units, are used to incent performance that leads to enhanced unitholder value, encourage retention and closely align the executive’s interests with unitholders’ long-term interests. Equity grants provide a vital link between the long-term results achieved for our unitholders and the rewards provided to executives and other key employees. The equity grants we adopted upon the formation of our long-term incentive compensation plan were designed to be comparable with long-term incentive plans of other midstream and pipeline master limited partnerships.

Under the unit option grant agreement, granted options of common units vest and become exercisable in one-third increments on the anniversary of the grant date over three years. Vested unit options are exercisable within the option’s contractual life of ten years after the grant date. Restricted units vest in quarterly increments over a four-year period from the date of issuance. Phantom units vest in increments and over a period of time as determined by the compensation committee. Unvested unit options, restricted units and phantom units generally become fully vested upon the disability, death or termination other than for cause of the holder or a change of control of our general partner. If the holder ceases to be an officer or employee of our general partner for any other reason, his or her unvested unit options, restricted units or phantom units are forfeited. Unit option awards are less attractive than restricted units or phantom units to the recipient because

96

the fair value of the unit option at the grant date is generally less than the fair value of the restricted unit or phantom unit at the grant date, which bears no cost to the recipient.

The size of the unit option, restricted unit and phantom unit grants is determined relative to our size and our market, employee qualifications and position, as well as master limited partnership peer group data. All grants to executive officers require board approval. Neither our general partner nor the compensation committee has a program, plan or practice to time options or grants to its executives in coordination with the release of material nonpublic information. Any unit options, restricted units or phantom units grants made to non-executive employees typically will occur concurrently with grants to named executive officers. All unit options are granted at the fair market value of our units on the date of grant. The compensation committee determines the aggregate amounts, terms and timing of unit option, restricted unit and phantom unit awards. The number of units covered by each award reflects the executive’s level of responsibility along with past and anticipated future contributions to us.

Initially, based on comparable options granted to executives of similar midstream and pipeline master limited partnerships at their respective initial public offerings, the past CEO recommended to the chairman of the board the number of options to be granted to executive officers and key employees at our initial public offering in February 2005. In November 2005, the compensation committee approved 15,000 and 13,000 unit options to be granted to our Vice President of Operations and Engineering (now our Vice President — Chief Commercial Officer) and our past Vice President of Business Development, respectively, on their hire dates in early 2006. In November 2006, the compensation committee approved 3,000 restricted units to be granted to the Vice President of Operations and Engineering (now our Vice President — Chief Commercial Officer) and 2,000 restricted units to be granted to key employees.

In June 2007, the compensation committee approved 10,000 phantom units to be granted to our current CEO. In November 2007, the compensation committee approved 5,000 phantom units to be granted to the past CFO, 5,000 phantom units to be granted to the Vice President of Operations and Engineering (now our Vice President — Chief Commercial Officer) and 21,825 phantom units to be granted to key employees. In December 2007, our CEO awarded 1,000 phantom units to a key employee. The compensation committee approved 7,500 phantom units to be granted to our Vice President of Business Development (now our Chief Financial Officer) in February 2008 and approved 7,500 phantom units to be granted to our Vice President — Chief Operations Officer in July 2008. Additionally in 2008, our CEO approved a total of 7,300 phantom units to be granted to four key employees.

Employment, Change in Control and Salary Continuation Agreements

No employment agreements exist with any employee of our general partner.

Change in control agreements exist only with respect to all unexercised unit options, restricted units and phantom units held by employees and directors of our general partner which in the event of any of the following change of control events become fully vested and exercisable. A change of control generally shall be deemed to occur upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer or disposition of all or substantially all of the assets of the Partnership to any party not affiliated with the Partnership and/or any of our affiliates; (ii) the consolidation, reorganization, merger or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interests in the Partnership cease to be directly or indirectly owned by our current majority owner group or their affiliate; or (iii) our general partner ceases to be the general partner of the Partnership. If a qualifying change in control event had occurred as of December 31, 2008, the estimated value of payments and benefits that would inure to the benefit of the executive officers and directors as a group would have been approximately $0.2 million.

Our general partner currently has no salary continuation agreement, or agreement having similar effect, in place with any employee of our general partner other than the change in control agreements described above.

97

Summary Compensation Table

The following table sets forth information regarding compensation earned by our CEO, our CFO and three other most highly compensated executive officers employed in 2008, 2007 and 2006:

SUMMARY COMPENSATION TABLE

		Annual		Long-Term Compensation
		Compensation		Unit	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)

Joseph Griffin —	2008	$290,000	$150,000	$208,690	$—	$12,000	$660,690
President and Chief Executive Officer	2007	$144,731	$40,000	$154,426	$—	$31,667	$370,824
Matthew Harrison —	2008	$173,077	$5,000	$182,976	$—	$88,847	$449,900
Vice President — Finance, Secretary and Chief Financial Officer
Robert Shain —	2008	$205,385	$95,000	$150,629	$—	$11,019	$462,033
Vice President Chief	2007	$184,961	$88,000	$95,217	$20,559	$9,154	$397,891
Commercial Officer	2006	$126,151	$40,000	$4,071	$27,858	$69,950	$268,030
Kent Christopherson —	2008	$75,692	$40,000	$61,425	$—	$76,246	$253,363
Vice President Chief Operating Officer
Ken Maples —	2008	$95,531	$125,000	$—	$—	$4,995	$225,526
Past Vice President — Finance,	2007	$229,808	$113,750	$17,306	$11,838	$11,250	$383,952
Secretary and Chief Financial Officer	2006	$195,385	$55,000	$—	$32,834	$9,701	$292,920
Ron Hill —	2007	$166,211	$51,000	$2,855	$17,792	$8,250	$246,108
Past Vice President of Business Development	2006	$147,692	$—	$—	$37,624	$3,173	$188,489
Randy Moeder —	2007	$106,338	$130,000	$—	$29,342	$5,871	$271,551
Past President and Chief Executive Officer	2006	$234,693	$85,000	$—	$52,534	$11,000	$383,227
Clint Duty —	2006	$46,577	$—	$—	$12,325	$2,598	$61,500
Past Vice President of Operations and Engineering

(1)	Salary includes base salary and payment in respect of accrued vacation, holidays and sick days. Mr. Christopherson was appointed Vice President — Chief Operations Officer on August 7, 2008. Mr. Harrison was appointed Vice President of Business Development on February 4, 2008 and was later appointed Vice President — Finance, Secretary, Chief Financial Officer and director on April 5, 2008. Mr. Griffin was appointed President, Chief Executive Officer and director on June 19, 2007. Mr. Hill was reassigned in January 2008. Mr. Moeder left our employment in April 2007 and Mr. Duty left our employment in April 2006. Salaries for our CEO and CFO are allocated between us and Hiland Holdings for each of the years presented. Generally, salaries allocated to us represent 5% of total salaries and the remaining 95% is allocated to Hiland Partners.

(2)	Bonuses paid in 2008 to Messrs. Griffin, Maples and Shain were awarded in March 2008. Bonuses paid in 2007 were awarded in March 2007. Bonuses paid in 2006 to Mr. Moeder and Mr. Maples were awarded in March 2006. Mr. Christopherson and Mr. Harrison were awarded sign on bonuses of $40,000 and $5,000, respectively, on their respective dates of hire in 2008 and Mr. Griffin and Mr. Shain were each awarded a sign on bonus of $40,000 on their respective dates of hire in 2007 and 2006.

(3)	Mr. Christopherson was awarded 7,500 phantom units on August 7, 2008, which vest equally on the anniversary of the grant date over a four year period. Mr. Harrison was awarded 7,500 phantom units on

98

February 4, 2008, which vest equally on the anniversary of the grant date over a three year period. Mr. Griffin was awarded 10,000 phantom units on June 19, 2007, which vest equally on the anniversary of the grant date over a four year period. Periodic distributions on Messrs. Christopherson, Harrison and Griffin’s phantom units are held in trust by our general partner until the units vest. On November 6, 2007 Messrs. Maples, Shain and Hill were awarded phantom units that also vest equally on the anniversary of the grant date over a four year period, but do not accumulate distributions. Mr. Maples forfeited 5,000 phantom units when he resigned on April 4, 2008. Mr. Shain was awarded 3,000 restricted units on November 10, 2006. Mr. Shain’s restricted units vest in quarterly increments on the anniversary of the grant date over a period of four years and periodic distributions are held in trust by our general partner until the units vest.

(4)	Mr. Moeder, Mr. Maples and Mr. Duty were granted 32,000, 20,000 and 20,000 unit options, respectively, at an exercise price of $22.50 per unit on February 10, 2005. The grant date fair value of $5.11 per unit was determined in accordance with FAS 123R using the American Binomial option-pricing model. Mr. Duty forfeited his remaining unvested 13,333 unit options when he left our employment. Mr. Hill was hired on January 5, 2006 and was awarded 13,000 unit options at a per unit exercise price of $38.72 with a grant date fair value of $4.82 per unit. Mr. Shain was hired on March 20, 2006 and was awarded 15,000 unit options at a per unit exercise price of $40.70 with a grant date fair value of $3.91 per unit. The exercise price of the options granted equaled the market price of the units on the grant date. The fair value of each option granted, as determined in accordance with SFAS 123R, was estimated on the date of grant using the American Binomial option-pricing model. All unit options vest over a three-year period beginning on their respective date of grant.

(5)	All other compensation includes our discretionary contributions to our defined contribution retirement plan under which we make contributions to the plan based on a percentage of eligible employees’ compensation. Additionally, in 2008, we paid relocation expenses of $75,965 for Mr. Christopherson and $85,113 for Mr. Harrison. In 2007, we paid relocation expenses of $31,667 for Mr. Griffin and in 2006, $68,104 for Mr. Shain.

Hiland Partners-Grants of Plan Based Awards

The following table provides information regarding Hiland Partners unit options and restricted and phantom units awarded in 2008:

GRANTS OF PLAN BASED AWARDS

All Other
				Option Awards:	Exercise or	Grant Date
		All Other	Base Price	Number of	Base Price	Fair Value
		Unit Awards:	of Unit	Securities	of Option	of Option
	Grant	Number of	Awards	Underlying	Awards	Awards
Name	Date	Units (#)	($/Unit)	Options (#)	($/Unit)	($/Unit)

Mr. Harrison	2/4/2008	7,500	$49.45	—	—	—
Mr. Christopherson	8/7/2008	7,500	$43.87	—	—	—

Mr. Christopherson was awarded 7,500 phantom units on August 7, 2008, which vest in equal annual installments on the anniversary of the grant date over a four year period. Mr. Harrison was awarded 7,500 phantom units on February 4, 2008, which vest in equal annual installments on the anniversary of the grant date over a three year period. Quarterly distributions on the phantom units awarded to Mr. Harrison and Mr. Christopherson are held in trust by our general partner until the units vest, at which time they are distributed to the award recipient.

99

Hiland Partners-Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding Hiland Partners outstanding awards that have been granted to our executive officers as of December 31, 2008, but the ultimate outcomes of which have not been realized:

OUTSTANDING EQUITY AWARDS AS FISCAL YEAR-END

	Number of	Number of			Number of	Market
	Securities	Securities			Restricted	Value of
	Underlying	Underlying			and Phantom	Units and
	Unexercised	Unexercised	Option	Option	Units That	Options That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)

Mr. Griffin(1)	—	—	—	—	7,500	$38,475
Mr. Harrison(2)	—	—	—	—	7,500	$38,475
Mr. Shain(3)	10,000	5,000	$40.70	03/20/16	5,250	$26,933
Mr. Christopherson(4)	—	—	—	—	7,500	$38,475

(1)	Mr. Griffin’s phantom units vest in equal annual increments over three years from his first anniversary date of June 19, 2008.

(2)	Mr. Harrison’s phantom units vest in equal annual increments over three years from his February 4, 2008 grant date.

(3)	Mr. Shain’s 15,000 unit options awarded on March 20, 2006 vest in one-third annual increments. Mr. Shain’s 3,750 phantom units vest in equal annual increments over three years from his first anniversary date of November 6, 2008 and 1,500 of his 3,000 restricted units granted on November 10, 2006 vest in equal annual increments over a two year remaining period beginning on November 10, 2008.

(4)	Mr. Christopherson’s phantom units vest in equal annual increments over four years from his August 7, 2008 grant date.

Hiland Partners-Option Exercises and Units Vested Table

The table presented below provides information of the values realized upon the exercise of options and the vesting of restricted and phantom units of our executive officers during 2008 based on the difference between the market price of the underlying units at exercise and the exercise or base price of the unit options:

OPTION EXERCISES AND UNITS VESTED

	Option Awards		Unit Awards
	Number	Value	Number	Value
	of Units	Realized	of Units	Realized
	Acquired on	Upon	Acquired on	Upon
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Mr. Griffin	—	—	1,807	$132,775
Mr. Shain	—	—	1,582	$50,883

On June 19, 2008, 2,500 of the 10,000 phantom units awarded to Mr. Griffin on June 19, 2007 vested. Upon vesting, Mr. Griffin elected to redeem 693 units in cash. On November 6, 2008, 1,250 of the 5,000 phantom units awarded to Mr. Shain on November 6, 2007 vested. Upon vesting, Mr. Shain elected to redeem 418 units in cash. On November 10, 2008, 750 of the restricted units awarded to Mr. Shain on November 10, 2006 vested.

Hiland Partners GP Holdings, LLC-Director Compensation

Mr. Harold Hamm, the chairman of the board of directors of our general partner and a non-employee director, received no form of director compensation. Mr. Griffin, our CEO and Mr. Harrison our CFO, who are

100

employees of our general partner, are also non-compensated members of the board of directors of our general partner. Mr. Maples, our past CFO was also a non-compensated member of the board of directors of our general partner. The table below shows the total compensation paid in 2008 to each of our current non-employee directors:

DIRECTOR COMPENSATION

			Restricted	Restricted
	Annual		Unit	Unit
	Base Fee(1)	Committee	Awards(2)	Distributions(3)	Total
Name	($)	Fees ($)	($)	($)	($)

Michael L. Greenwood	$31,000	$9,000	$15,555	$1,127	$56,682
Edward D. Doherty	$31,000	$4,000	$15,555	$1,127	$51,682
Rayford T. Reid	$31,000	$3,000	$15,555	$1,127	$50,682
Shelby E. Odell(4)	$31,000	$4,000	$15,555	$1,127	$51,682
Dr. Cheryl L. Evans	$31,000	$2,000	$15,555	$1,127	$49,682
Dr. Bobby B. Lyle	$31,000	$7,500	$15,555	$1,127	$55,182

(1)	Includes an annual base fee of $25,000 per director plus $1,500 per director for each quarterly board of directors meeting attended.

(2)	The value shown is the number of restricted units granted in 2008 times the closing price of our units on the day of grant. The value given does not reflect a reduction for the fact that the shares are subject to potential forfeiture in the event the director leaves the board before the four-year vesting period. All six non-employee directors each received 1,000 restricted units each on their anniversary date.

(3)	Represents the aggregate cash distributions paid at the time the units vested on all restricted units held by the director.

(4)	Shelby Odell resigned from the board of directors of our general partner on January 21, 2009 so that he would be eligible to serve as a member of the conflicts committee of the board of directors of Hiland Partners’ general partner.

No additional remuneration is paid to officers of our general partner who also serve as directors. Our independent directors receive (a) a $25,000 annual cash retainer fee, (b) $1,500 for each regularly scheduled meeting attended, (c) $750 for each special meeting attended, (d) 2,000 restricted units upon becoming a director and 1,000 restricted units on each anniversary date of becoming a director and (e) during 2007, CEO search committee fees to secure a replacement for our CEO who resigned in April 2007. The restricted units vest in quarterly increments on the anniversary of the grant date over a period of four years. In addition to the foregoing, each director who serves on a committee receives $1,000 for each committee meeting attended, the chairman of our audit committee receives an annual retainer of $5,000 and the chairman of our other committees receive an annual retainer of $2,500. In addition, each independent director is reimbursed for his out-of-pocket expenses in connection with attending meetings of the board of directors or committees. Each director is fully indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law.

Reimbursement of Expenses of Our General Partner

Our general partner will not receive any management fee or other compensation for its management of our partnership. Our general partner and its affiliates will be reimbursed for all expenses incurred on our behalf. These expenses include the cost of employee, officer and director compensation benefits properly allocable to our partnership and all other expenses necessary or appropriate to the conduct of our business and allocable to us. The partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its discretion. There is no cap on the amount that may be paid or reimbursed to our general partner for compensation or expenses incurred on our behalf. CLR currently provides us with certain general and administration services. For a

101

description of these services, please read “Certain Relationships and Related Party Transactions — Agreements with Harold Hamm and His Affiliates — Omnibus Agreement — Services.” In the omnibus agreement, CLR agreed to continue to provide these services to us for two years after our initial public offering, at the lower of CLR’s cost to provide the services or $50,000 per year. During the third quarter of 2006, we hired a director of information technology and a director of human resources and transitioned these services away from CLR. The remainder of general and administration services provided by CLR under this agreement expired on February 15, 2007.

Hiland Holdings GP, LP Long-Term Incentive Plan

Our general partner has adopted the Hiland Holdings GP, LP Long-Term Incentive Plan for the employees and directors of our general partner and employees of our affiliates who perform services for us. The long-term incentive plan consists of three components: unit options, restricted units and phantom units. The long-term incentive plan limits the number of units that may be delivered pursuant to awards to 2,160,000 units. The plan is administered by the board of directors of our general partner or the compensation committee of the board of directors of our general partner.

The board of directors of our general partner and the compensation committee of the board may terminate or amend the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Our board of directors and the compensation committee of the board also have the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted subject to unitholder approval as may be required by applicable law or stock exchange rules. However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant. The plan will expire upon the first to occur of its termination by the board of directors or the compensation committee, the date when no units remain available under the plan for awards or the tenth anniversary of the date the plan is approved by our unitholders. Awards then outstanding will continue pursuant to the terms of their grants.

Restricted Units and Phantom Units.  A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the grantee receives a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of the compensation committee, cash equivalent to the value of a common unit. The compensation committee may make grants of restricted units and phantom units under the plan to employees and directors containing such terms as the compensation committee shall determine under the plan, including the period over which restricted units and phantom units granted will vest. The compensation committee may, in its discretion, base its determination on the grantee’s period of service or upon the achievement of specified financial objectives. In addition, the restricted and phantom units will vest upon a change of control of us or our general partner, subject to additional or contrary provisions in the award agreement.

If a grantee’s employment or membership on the board of directors terminates for any reason, the grantee’s restricted units and phantom units will be automatically forfeited unless, and to the extent, the compensation committee provides otherwise or unless otherwise provided in the grant agreement between the grantee and our general partner or its affiliates. Common units to be delivered with respect to these awards may be common units acquired by our general partner in the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. If we issue new common units with respect to these awards, the total number of common units outstanding will increase.

Distributions on restricted units may be subject to the same vesting requirements as the restricted units, in the compensation committee’s discretion. The compensation committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units. These are rights that entitle the grantee to receive cash equal to the cash distributions made on the common units.

We intend for the restricted units and phantom units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of

102

the common units. Therefore, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

Unit Options.  The long-term incentive plan permits the grant of options covering common units. The compensation committee may make grants under the plan to employees and directors containing such terms as the committee shall determine. Except in the case of substitute options granted to new employees or directors in connection with a merger, consolidation or acquisition, unit options may not have an exercise price that is less than the fair market value of the units on the date of grant. In addition, unit options granted will generally become exercisable over a period determined by the compensation committee and, in the compensation committee’s discretion, may provide for accelerated vesting upon the achievement of specified performance objectives. The unit options will become exercisable upon a change of control of us. Unless otherwise provided in an award agreement, unit options may be exercised only by the participant during his lifetime or by the person to whom the participant’s right will pass by will or the laws of descent and distribution. If a grantee’s employment or membership on the board of directors terminates for any reason, the grantee’s unvested options will be automatically forfeited unless, and to the extent, the compensation committee provides otherwise or unless otherwise provided in a written employment agreement or the option agreement between the grantee and our general partner or its affiliates. If the exercise of an option is to be settled in common units rather than cash, our general partner will acquire common units in the open market or directly from us or any other person or use common units already owned by our general partner or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the difference between the cost incurred by it in acquiring these common units and the proceeds it receives from a grantee at the time of exercise. Thus, the cost of the unit options above the proceeds from grantees will be borne by us. If we issue new common units upon exercise of the unit options, the total number of common units outstanding will increase, and our general partner will pay us the proceeds it received from the grantee upon exercise of the unit option. The plan has been designed to furnish additional compensation to employees and directors and to align their economic interests with those of common unitholders.

Hiland Partners, LP-Long-Term Incentive Plan

Hiland Partners’ general partner has adopted the Hiland Partners Long-Term Incentive Plan for employees and directors of its general partner and employees of its affiliates. The plan is intended to promote Hiland Partners’ interests and the interests of its general partner by providing to employees and directors of its general partner and its affiliate’s incentive compensation awards for superior performance that are based on units. The plan is also contemplated to enhance the ability of its general partner, its affiliates or Hiland Partners to attract and retain the services of individuals who are essential for growth and profitability and to encourage them to devote their best efforts to advancing our business. The long-term incentive plan currently permits an aggregate of 680,000 common units to be issued with respect to unit options, restricted units and phantom units granted under the plan. No more than 225,000 of the 680,000 common units may be issued with respect to vested, restricted or phantom units. The plan is administered by the compensation committee of our general partner’s board of directors. The plan will continue in effect until the earliest of (i) the date determined by the board of directors of our general partner; (ii) the date that common units are no longer available for payment of awards under the plan; or (iii) the tenth anniversary of the plan.

Hiland Partners’ general partner’s board of directors or compensation committee may, in their discretion, terminate, suspend or discontinue the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Our general partner’s board of directors or its compensation committee also has the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted, subject to unitholder approval if required by the exchange upon which the common units are listed at that time. No change in any outstanding grant may be made, however, that would materially impair the rights of the participant without the consent of the participant.

Restricted Units and Phantom Units.  A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the grantee receives a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the

103

discretion of the compensation committee, cash equivalent to the value of a common unit. The compensation committee may make grants of restricted units and phantom units under the plan to employees and directors containing such terms as the compensation committee shall determine under the plan, including the period over which restricted units and phantom units granted will vest. The committee may, in its discretion, base its determination on the grantee’s period of service or upon the achievement of specified financial objectives. In addition, the restricted and phantom units will vest upon a change of control of us or our general partner, subject to additional or contrary provisions in the award agreement.

If a grantee’s employment or membership on the board of directors terminates for any reason, the grantee’s restricted units and phantom units will be automatically forfeited unless, and to the extent, the compensation committee provides otherwise or unless otherwise provided in a written employment agreement between the grantee and our general partner or its affiliates. Common units to be delivered with respect to these awards may be common units acquired by our general partner in the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. If we issue new common units with respect to these awards, the total number of common units outstanding will increase.

Distributions on restricted units may be subject to the same vesting requirements as the restricted units, in the compensation committee’s discretion. The compensation committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units. These are rights that entitle the grantee to receive cash equal to the cash distributions made on the common units.

Hiland Partners intends for the restricted units and phantom units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

Unit Options.  The long-term incentive plan permits the grant of options covering common units. The compensation committee may make grants under the plan to employees and directors containing such terms as the committee shall determine. Except in the case of substitute options granted to new employees or directors in connection with a merger, consolidation or acquisition, unit options may not have an exercise price that is less than the fair market value of the units on the date of grant. In addition, unit options granted will generally become exercisable over a period determined by the compensation committee and, in the compensation committee’s discretion, may provide for accelerated vesting upon the achievement of specified performance objectives. The unit options will become exercisable upon a change in control of us or of our operating company. Unless otherwise provided in an award agreement, unit options may be exercised only by the participant during his lifetime or by the person to whom the participant’s right will pass by will or the laws of descent and distribution. If a grantee’s employment or membership on the board of directors terminates for any reason, the grantee’s unvested options will be automatically forfeited unless, and to the extent, the compensation committee provides otherwise or unless otherwise provided in a written employment agreement or the option agreement between the grantee and our general partner or its affiliates. If the exercise of an option is to be settled in common units rather than cash, the general partner will acquire common units in the open market or directly from us or any other person or use common units already owned by our general partner or any combination of the foregoing. The general partner will be entitled to reimbursement by us for the difference between the cost incurred by it in acquiring these common units and the proceeds it receives from a grantee at the time of exercise. Thus, the cost of the unit options above the proceeds from grantees will be borne by us. If we issue new common units upon exercise of the unit options, the total number of common units outstanding will increase, and our general partner will pay us the proceeds it received from the grantee upon exercise of the unit option. The plan has been designed to furnish additional compensation to employees and directors and to align their economic interests with those of common unitholders.

Unit Option Grant Agreement.  As of January 1, 2009, Hiland Partners has outstanding unit options to employees, officers and directors of its general partner to purchase an aggregate of 33,336 common units with a weighted average exercise price of $37.92. No unit options were granted in 2008 or 2007. Under the unit

104

option grant agreements, the options vest and may be exercised in one third increments on the anniversary of the grant date over a period of three years. In addition, the unit options will vest and become exercisable, subject to certain conditions, upon the occurrence of any of the following

•	the grantee becomes disabled;

•	the grantee dies;

•	the grantee’s employment is terminated other than for cause; and

•	upon a change of control of the Partnership.

Of the 75,041 outstanding unit options at January 1, 2008, 40,705 were exercised in 2008, resulting in cash contributions to Hiland Partners of $1.1 million and 1,000 unit options were forfeited. Of the remaining 33,336 outstanding unit options at December 31, 2008, 24,002 were exercisable. On January 5, 2009, the 4,334 unit options granted on January 5, 2006 vested, and on March 20, 2009, the final 5,000 unit options will vest.

Compensation Committee Interlocks and Insider Participation

Harold Hamm serves as the chairman of our Compensation Committee. Mr. Hamm controls CLR, and the required disclosure concerning related party transactions involving Mr. Hamm, Continental Resources Inc and us are set forth below. Other members of the compensation committee include Mr. Rayford T. Reid and Dr. Bobby B Lyle.

Report of the Compensation Committee

The compensation committee of the Board of Directors of Hiland Partners GP Holdings, LLC administers the executive compensation program. The compensation committee is primarily responsible for reviewing, approving and reporting to the Board of Directors on major compensation and benefits plans, policies and programs, reviewing and evaluating the performance and approving the compensation of senior executive officers; and overseeing management development programs, performance assessment of senior executives and succession planning. Other specific duties and responsibilities include: annually reviewing and approving corporate goals and objectives relevant to the CEO base compensation, incentive-compensation plans and equity-based plans; evaluating the CEO’s performance in light of those goals and objectives, and recommending to the Board of Directors, either as a committee or together with the other independent directors, the CEO’s compensation levels based on this evaluation; and producing the required annual report on executive compensation. The compensation committee annually evaluates the effectiveness of the executive compensation program in meeting its objectives.

As required by applicable regulations of the Securities and Exchange Commission, the compensation committee reviewed and discussed with management the compensation discussion and analysis contained in this Annual Report on Form 10-K. Based on the reviews and discussions referred to above, the compensation committee recommended to the Board of Directors of Hiland Partners GP Holdings, LLC that the compensation discussion and analysis be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Respectively submitted on March 5, 2009 by the members of the compensation committee of the Board of Directors of Hiland Partners GP Holdings, LLC:

Harold Hamm, Chairman
Rayford T. Reid
Dr. Bobby B Lyle

105

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters

Beneficial Ownership of Hiland Holdings GP, LP.  The following table sets forth the beneficial ownership of units of Hiland Holdings GP, LP as of March 5, 2009 held by each person who beneficially owns 5% or more of the then outstanding units and all of the directors, named executive officers, and directors and executive officers as a group of Hiland Holdings GP, LP.

		Percentage of
	Common Units	Common Units
	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned	Owned

Harold Hamm(2)	7,752,184	35.9%
Harold Hamm DST Trust(2)	3,232,346	15.0%
Harold Hamm HJ Trust(2)	2,153,522	10.0%
Joseph L. Griffin(1)	—	*
Matthew S. Harrison(1)	—	*
Robert W. Shain(1)	—	*
Kent C. Christopherson(1)	—	*
Michael L. Greenwood(3)	4,000	*
Edward D. Doherty(3)	4,500	*
Rayford T. Reid(3)	29,000	*
Shelby E. Odell(3)	9,000	*
Dr. Cheryl L. Evans(3)	4,500	*
Dr. Bobby B. Lyle(3)	63,904	*
Swank Capital, LLC(4)	1,962,285	9.1%
Kayne Anderson Capital Advisors, L.P.(5)	1,166,036	5.4%
All directors and executive officers as a group	7,867,088	36.4%

*	Less than 1%.

(1)	The address of each person listed above is 205 West Maple, Suite 1100, Enid, Oklahoma 73701, except for the Harold Hamm DST Trust and the Harold Hamm HJ Trust, which Mr. Bert Mackie is the trustee for both trusts and his address is 302 N. Independence, Enid, Oklahoma 73701.

(2)	Harold Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust have a 90.7%, 5.6% and a 3.7% ownership interest, respectively, in Continental Gas Holdings, Inc., which beneficially owns 8,481,350 common units. The units held by Continental Gas Holdings, Inc. are reported in this table as beneficially owned by Mr. Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust in proportion to their respective ownership interest in Continental Gas Holdings, Inc. The address of Continental Gas Holdings, Inc. is 205 West Maple, Suite 1100, Enid, Oklahoma 73701.

(3)	1,000, 750 and 1,000 of the indicated common units are restricted units that vest on the anniversary of each grant date over periods of two, three and four years, respectively.

(4)	Represents holdings as of December 31, 2008 as reported on Schedule 13G filed on February 17, 2009. The address of this person is 3300 Oak Lawn Avenue, Suite 650, Dallas, TX 75219.

(5)	Represents holdings as of December 31, 2008 as reported on Schedule 13G filed on February 9, 2009. The address of this person is 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067.

106

Beneficial Ownership of Hiland Partners, LP.  The following table sets forth the beneficial ownership of Hiland Partners units as of March 5, 2009 held by each person who beneficially owns 5% or more of the then outstanding units and all of the directors, named executive officers, and directors and executive officers as a group of its general partner.

		Percentage		Percentage
		of		of	Percentage
		Common	Subordinate	Subordinated	of
	Common Units	Units	Units	Units	Total Units
	Beneficially	Beneficially	Beneficially	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned	Owned	Owned	Owned

Harold Hamm(1)(2)(3)	2,321,471	36.8%	3,060,000	100.0%	57.4%
Hiland Holdings GP, LP(1)(3)	2,321,471	36.8%	3,060,000	100.0%	57.4%
Joseph L. Griffin(1)	1,807	*	—	—	*
Matthew S. Harrison(1)	2,500	*	—	—	*
Robert W. Shain(1)(4)	18,832	*	—	—	*
Kent C. Christopherson(1)	—	*	—	—	*
Michael L. Greenwood(1)(2)(5)	13,291	*	—	—	*
Edward D. Doherty(1)(2)(5)	5,000	*	—	—	*
Rayford T. Reid(1)(2)(5)	11,818	*	—	—	*
Shelby E. Odell(1)(2)(5)	15,000	*	—	—	*
John T. McNabb, II(1)(6)	4,000	*	—	—	*
Dr. David L. Boren(1)(6)	4,000	*	—	—	*
Kayne Anderson Capital Advisors, L.P.(7)	686,439	10.9%	—	—	7.3%
All directors and executive officers as a group	2,397,719	38.0%	3,060,000	100.0%	58.3%

*	Less than 1%.

(1)	The address of this person is 205 West Maple, Suite 1100, Enid, Oklahoma 73701.

(2)	These individuals each hold an ownership interest in Hiland Holdings GP, LP as indicated in the following table.

(3)	Mr. Hamm indirectly owns 100% of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings GP, LP. Accordingly, Mr. Hamm is deemed to be the beneficial owner of the 2,321,471 common units and 3,060,000 subordinated units held by Hiland Holdings GP, LP.

(4)	1,500 of the indicated common units are restricted units that vest on the anniversary of the grant date over a period of three years and 15,000 of these units underly unit options and are deemed to be outstanding pursuant to Rule 13d-3.

(5)	500, 500, 750 and 1,000 of the indicated common units are restricted units that vest on the anniversary of each grant date over periods of one, two, three and four years, respectively.

(6)	1,000, 750 and 1,000 of the indicated common units are restricted units that vest on the anniversary of each grant date over periods of two, three and four years, respectively.

(7)	Represents holdings as of December 31, 2008 as reported on Schedule 13G filed on February 11, 2009. The address of this person is 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067.

Beneficial Ownership of Hiland Partners’ General Partner Interest.  Hiland Holdings GP, LP owns all of the 2% general partner interest, all of the incentive distributions rights, 2,321,471 of Hiland Partners common units and 3,060,000 of Hiland Partners’ subordinated units.

Item 13.	Certain Relationships and Related Transactions and Director Independence

For a discussion of director independence, see Item 10. “Directors and Executive Officers of the Registrant.”

107

Harold Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust own 60.8% of Hiland Holdings GP, LP, who owns all of the 2% general partner interest and all of the incentive distributions rights of Hiland Partners GP. LLC and 2,311,471 of Hiland Partners common units and 3,060,000 of Hiland Partners subordinated units. Mr. Harold Hamm owns 72.8% of the ownership interest of Continental Resources, Inc. Since its inception in 1967, Mr. Hamm has served as Chief Executive Officer and a director of Continental Resources, Inc. and currently serves as Chairman of the Board of Directors and Chief Executive Officer.

Distributions and Payments to Our General Partner and its Affiliates

Our general partner and its affiliates do not receive any management fee or other compensation for the management of our business and affairs, but they are reimbursed for all expenses that they incur on our behalf, including general and administrative expenses, salaries and benefits for all of our employees and other corporate overhead. Our general partner determines the amount of these expenses. In the omnibus agreement, CLR has agreed to continue to provide certain general and administrative services to us for two years after Hiland Partners’ initial public offering, at the lower of CLR’s cost to provide the services or $50,000 per year. During the third quarter of 2006, we hired a director of information technology and a director of human resources and transitioned these services away from CLR The remainder of general and administration services provided by CLR under this agreement expired on February 15, 2007. Please read “— Omnibus Agreement — Services” below. In addition, our general partner owns the 2% general partner interest and all of the incentive distribution rights. Our general partner is entitled to receive incentive distributions if the amount we distribute with respect to any quarter exceeds levels specified in our partnership agreement.

Omnibus Agreement

Upon the closing of Hiland Partners initial public offering, they entered into an omnibus agreement with CLR, Hiland Partners, LLC, Harold Hamm, Continental Gas Holdings, Inc. and its general partner that addressed the following matters:

•	Harold Hamm’s agreement not to compete and to cause his affiliates (including CLR) not to compete with us under certain circumstances;

•	an indemnity by CLR, Hiland Partners, LLC and Continental Gas Holdings, Inc. for prior tax liabilities resulting from the assets contributed to the partnership;

•	an indemnity by CLR for liabilities associated with oil and gas properties conveyed by Continental Gas, Inc. to CLR by dividend;

•	Hiland Partners’ two-year exclusive option to purchase the Bakken gathering system owned by Hiland Partners, LLC; and

•	for a two-year period, CLR will provide certain general and administrative services.

Non-Competition

Harold Hamm will not, and will cause his affiliates not to engage in, whether by acquisition, construction, investment in debt or equity interests of any person or otherwise, the business of gathering, treating, processing and transportation of natural gas in North America, the transportation and fractionation of NGLs in North America, and constructing, buying or selling any assets related to the foregoing businesses. This restriction does not apply to:

•	any business that is primarily related to the exploration for and production of oil or natural gas, including the sale and marketing of oil and natural gas derived from such exploration and production activities;

•	the purchase and ownership of not more than five percent of any class of securities of any entity engaged in the business described above;

•	any business conducted by Harold Hamm or his affiliates as of the date of the omnibus agreement;

108

•	any business that Harold Hamm or his affiliates acquires or constructs that has a fair market value or construction cost, as applicable, of less than $5.0 million;

•	any business that Harold Hamm or his affiliates acquires or constructs that has a fair market value or construction cost, as applicable, of $5.0 million or more if we have been offered the opportunity to purchase the business for the fair market value or construction cost, as applicable, and we decline to do so with the concurrence of the conflicts committee of our general partner; and

•	any business conducted by Harold Hamm or his affiliates, with the approval of the conflicts committee.

These non-competition obligations will terminate on the first to occur of the following events:

•	the first day on which the Hamm Parties no longer control us;

•	the death of Harold Hamm; and

•	February 15, 2010.

Indemnification

CLR, Hiland Partners, LLC and Continental Gas Holdings, Inc. agreed to indemnify us for all federal, state and local income tax liabilities attributable to the operation of the assets contributed by such entities to us prior to the closing of Hiland Partners’ initial public offering. In addition, CLR agreed to indemnify us for a period of five years from the closing date of Hiland Partners’ initial public offering for liabilities associated with oil and gas properties conveyed by Continental Gas, Inc. to CLR by dividend.

Contracts with CLR

Compression Services Agreement

In connection with Hiland Partners’ initial public offering, they entered into a four-year compression services agreement with CLR as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Hiland Partners’ Contracts — Compression Services Agreement.” For the year ended December 31, 2008, Hiland Partners received revenues of $4.8 million from CLR under this arrangement.

Gas Purchase Contracts

Hiland Partners purchases natural gas and NGLs from CLR and its affiliates. Hiland Partners purchased natural gas and NGLs from CLR and its affiliates in the amount of approximately $116.7 million for the year ended December 31, 2008.

Badlands Purchase Contract

On November 8, 2005, Hiland Partners entered into a new 15-year definitive gas purchase agreement with CLR under which they will gather, treat and process additional natural gas, which is produced as a by-product of CLR’s secondary oil recovery operations, in the areas specified by the contract. In return, Hiland Partners will receive 50% of the proceeds attributable to residue gas and natural gas liquids sales as well as certain fixed fees associated with gathering and treating the natural gas, including a $0.60 per Mcf fee for the first 36 Bcf of natural gas gathered. The board of directors, as well as the conflicts committee of the board of directors, of Hiland Partners’ general partner has approved the agreement.

In order to fulfill the obligations under the agreement, Hiland Partners expanded its Badlands gas gathering system and processing plant located in Bowman County, North Dakota. This expansion project included the construction of a 40,000 Mcf/d nitrogen rejection plant, which became operational in the third quarter of 2007, and the expansion of its existing Badlands field-gathering infrastructure.

109

Other Agreements

Historically, Hiland Partners predecessor and Hiland Partners, LLC have contracted for down hole well services, fluid supply and oil field services from businesses in which Harold Hamm and members of his family have historically owned equity interests. Mr. Hamm and members of his family sold these businesses to Complete Production Services, Inc. in October 2004. Mr. Hamm is currently a director and stockholder of Complete Production Services. Payments made for these services were $463,000 during the year ended December 31, 2008. Hiland Partners has continued to obtain services from these companies following the completion of its initial public offering. Based on various bids received by its general partner from unaffiliated third parties, its general partner believes that amounts paid for these services are comparable to amounts which would be charged by an unaffiliated third party.

We lease office space under operating leases from an entity wholly owned by Harold Hamm. Rents paid under these leases totaled approximately $157,000 for the year ended December 31, 2008. These rates are consistent with the rates charged to other non-affiliated tenants in the building which we office.

In connection with the completion of our initial public offering, we adopted an ethics policy that requires related party transactions be reviewed to ensure that they are fair and reasonable to us. This requirement is also contained in our partnership agreement.

While we do not have formal, specified policies or procedures for the review, approval or ratification of transactions required to be reported under paragraph (a) of Regulation S-K Item 404, as related person transactions may result in potential conflicts of interest among management and board-level decision makers, our partnership agreement does set forth procedures that our board of directors may utilize in connection with resolutions of potential conflicts of interest, including referral of such matters to an independent conflicts committee for its review and approval or disapproval of such matters. For a discussion of our conflicts committee, see Item 10. “Directors and Executive Officers of the Registrant.”

Item 14.	Principal Accountant Fees and Services

Our audit committee has adopted an audit committee charter, which is available on our website at www.hilandpartners.com. The charter requires our audit committee to approve in advance all audit and non-audit services to be provided by our independent registered public accounting firm. Our audit committee ratified Grant Thornton LLP, Independent Registered Public Accounting Firm, to audit the books, records and accounts of Hiland Holdings GP, LP for the year ended December 31, 2007. Audit fees paid to Grant Thornton LLP in 2008 include fees for our annual integrated audit, review of documents filed with the Securities and Exchange Commission and review of our quarterly reports on Form 10-Q. Tax fees include tax compliance matters. Fees paid in 2007 to Grant Thornton LLP for audit services included fees associated with our annual integrated audit, review of documents filed with the Securities and Exchange Commission and reviews of our quarterly reports on Form 10-Q. Tax fees paid to Grant Thornton LLP are for tax compliance and acquisition matters. Fees paid to Grant Thornton LLP for the periods indicated are as follows:

	2008	2007

Audit Fees	$121,000	$125,000
Audit Related Fees	—	—
Tax Fees	92,000	85,000
All Other Fees	—	—

Total	$213,000	$210,000

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a) Financial Statements

The financial statements listed in the accompanying Index to Consolidated Financial Statements are filed as part of this Annual Report on Form 10-K.

110

(b) Other Information

None.

EXHIBITS

Exhibit
Number		Description

1.1		Underwriting Agreement by and between Hiland Holdings GP, LP and Lehman Brothers Inc., as representative of the underwriters named therein dated as of September 19, 2006. (incorporated by reference to Exhibit 1.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
2.1		Contribution Agreement among Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, Hiland Partners GP, Inc., Continental Gas Holdings, Inc., HHGP Holding, LLC, Harold Hamm DST Trust, Harold Hamm HJ Trust, Randy Moeder, Equity Financial Services, Inc. and Ken Maples dated May 24, 2006. (incorporated by reference to Exhibit 2.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
2.2		Acquisition Agreement by and among Hiland Operating, LLC, Hiland Partners, LLC and the members of Hiland Partners, LLC dated as of September 1, 2005 (incorporated by reference to Exhibit 2.2 of Hiland Partners, LP’s Form 8-K filed on September 29, 2005)
2.3		Amendment No. 1 dated September 12, 2006 to Contribution Agreement among Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, Hiland Partners GP, Inc., Continental Gas Holdings, Inc., HHGP Holding, LLC, Harold Hamm DST Trust, Harold Hamm HJ Trust, Randy Moeder, Equity Financial Services, Inc. and Ken Maples dated May 24, 2006. (incorporated by reference to Exhibit 2.3 of Registrant’s Statement on Form S-1 (File No. 333-134491))
3.1		Certificate of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
3.2		Amended and Restated Agreement of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-Q filed on November 13, 2006)
3.3		Certificate of Formation of Hiland Partners GP Holdings, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Statement on Form S-1 (File No. 333-134491))
3.4		Amended and Restated Limited Liability Company Agreement of Hiland Partners GP Holdings, LLC (incorporated by reference to Exhibit 3.2 of Registrant’s Form 10-Q filed on November 13, 2006)
4.1		Certificate of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
4.2		Amended and Restated Agreement of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-Q filed on November 13, 2006)
4.3		Certificate of Formation of Hiland Partners GP Holdings, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Statement on Form S-1 (File No. 333-134491))
4.4		Amended and Restated Limited Liability Company Agreement of Hiland Partners GP Holdings, LLC (incorporated by reference to Exhibit 3.2 of Registrant’s Form 10-Q filed on November 13, 2006)
10.1		Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and MidFirst Bank (incorporated by reference to Exhibit 10.1 of Hiland Partners, LP’s annual report on Form 10-K filed on March 30, 2005)
10	.2+	Hiland Partners, LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of Hiland Partners, LP’s Registration Statement on Form S-1 (File No. 333-119908))
10.3		Compression Services Agreement, effective as of January 28, 2005, by and among Hiland Partners, LP and CLR (incorporated by reference to Exhibit 10.3 of Hiland Partners, LP’s annual report on Form 10-K filed on March 30, 2005)
10.4		Gas Purchase Contract between CLR and Continental Gas, Inc. dated as of August 1, 1999 (incorporated by reference to Exhibit 10.5 of Hiland Partners, LP’s Registration Statement or Form S-1 (File No. 333-119908))

111

Exhibit
Number		Description

10	.5†	Gas Purchase Contract between Chesapeake Energy Marketing, Inc. and Continental Gas, Inc. (incorporated by reference to Exhibit 10.5 of Hiland Partners, LP’s Registration Statement or Form S-1 (File No. 333-119908))
10	.6†	Gas Purchase Contract between Magic Circle Energy Corporation and Magic Circle Gas (incorporated by reference to Exhibit 10.6 of Hiland Partners, LP’s Registration Statement on Form S-1 (File No. 333-119908))
10	.7†	Gas Purchase Contract between Range Resources Corporation and Continental Gas, Inc. (incorporated by reference to Exhibit 10.7 of Hiland Partners, LP’s Registration Statement on Form S-1 (File No. 333-119908))
10	.8+	Form of Unit Option Grant (incorporated by reference to Exhibit 10.9 of Hiland Partners, LP’s Registration Statement on Form S-1 (File No. 333-119908))
10.9		Omnibus Agreement among CLR, Hiland Partners, LLC, Harold Hamm, Hiland Partners GP, LLC, Continental Gas Holdings, Inc., and Hiland Partners, LP effective as of February 15, 2005 (incorporated by reference to Exhibit 10.10 of Hiland Partners, LP’s annual report on Form 10-K filed on March 30, 2005)
10	.10+	Director’s Compensation Summary (incorporated by reference to Exhibit 10.11 of Hiland Partners, LP’s annual report on Form 10-K filed on March 30, 2005)
10	.11+	Form of Restricted Unit Grant Agreement (incorporated by reference to Exhibit 10.1 of Hiland Partners, LP’s Form 8-K filed on November 14, 2005)
10.12		First Amendment, dated as of September 26, 2005 to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto (incorporated by reference to Exhibit 10.1 of Hiland Partners, LP’s Form 8-K filed on September 29, 2005)
10.13		Gas Purchase Agreement among Hiland Partners, LP and CLR dated November 8, 2005 (incorporated by reference to Exhibit 10.1 of Hiland Partners, LP’s form 8-K filed on November 10, 2005)
10	.14+	Form of Hiland Holdings GP, LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.14 of Registrant’s Statement on Form S-1 (File No. 333-134491))
10.15		Credit Agreement dated as of May 1, 2006 between Hiland Partners GP, LLC and MidFirst Bank (incorporated by reference to Exhibit 10.15 of Registrant’s Statement on Form S-1 (File No. 333-134491))
10.16		Unit Purchase Agreement dated May 1, 2006 by and between Hiland Partners, LP and Hiland Partners GP, LLC (incorporated by reference to Exhibit 10.1 of Hiland Partners, LP’s Form 8-K filed on May 3, 2005)
10.17		Asset Purchase Agreement dated March 30, 2006 by and between Hiland Operating, LLC and Energy Gas Gathering, L.L.C. (incorporated by reference to Exhibit 10.2 of Hiland Partners, LP’s Form 8-K filed on May 3, 2005)
10.18		Second Amendment, dated as of June 8, 2006, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto (incorporated by reference to Exhibit 10.1 of Hiland Partners, LP’s Form 8-K filed on June 13, 2006)
10.19		Form of Restricted Unit Grant Agreement of Hiland Holdings GP, LP (incorporated by reference to Exhibit 10.19 of Registrant’s Statement on Form S-1 (File No. 333-134491))
10	.20+	Form of Unit Option Grant Agreement of Hiland Holdings GP, LP (incorporated by reference to Exhibit 10.20 of Registrant’s Statement on Form S-1 (File No. 333-134491))
10	.21+	Form of Phantom Unit Grant Agreement of Hiland Holdings GP, LP (incorporated by reference to Exhibit 10.21 of Registrant’s Statement on Form S-1 (File No. 333-134491))
10.22		Non-Competition Agreement dated September 25, 2006 (2006 by and among Hiland Partners, LP, Hiland Holdings GP, LP and Hiland Partners GP Holdings, LLC (incorporated by reference to Exhibit 10.22 of Hiland Partners, LP’s Form 8-K filed on September 29, 2006)

112

Exhibit
Number		Description

10.23		Credit Agreement dated as of September 25, 2006 between Hiland Holdings GP, LP and MidFirst Bank (incorporated by reference to Exhibit 10.23 of Registrant’s Statement on Form S-1 (File No. 333-134491))
10.24		Retention Agreement, dated as of March 14, 2007, by and among Randy Moeder, Hiland Partners GP, LLC, Hiland Partners GP Holdings, LLC and the other parties listed on the signature page thereto. (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed on March 15, 2007
10.25		Third Amendment, dated as of July 13, 2007, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto (incorporated by reference to Exhibit 10.1 of Hiland Partners, LP Form 8-K filed on July 18, 2007)
10.26		Form of Phantom Unit Grant Agreement (incorporated by reference to Exhibit 10.1 of Hiland Partners, LP Form 8-K filed on November 13, 2007)
10.27		Fourth Amendment, dated as of February 6, 2008, to Credit Agreement dated as of February 15, 2005 among Hiland Operating, LLC and the lenders thereto (incorporated by reference to Exhibit 10.1 of Hiland Partners, LP Form 8-K filed on February 12, 2008)
10.28		Compensation of Conflicts Committee Members
19.1		Code of Ethics for Chief Executive Officer and Senior Finance Officers (incorporated by reference to Exhibit 19.1 of Registrant’s annual report on Form 10-K filed on March 20, 2007)
21.1		List of Subsidiaries of Hiland Holdings GP, LP (incorporated by reference to Exhibit 21.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
31.1	—	Certification of Chief Executive Officer under Section 302 of the Sarbanes-Oxley Act of 2002
31.2	—	Certification of Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002
32.1	—	Certification of Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act of 2002
32.2	—	Certification of Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002

+	Denotes a management contract or compensatory plan or arrangement.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

113

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Enid, Oklahoma, on the 9th day of March, 2009.

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC, its general partner

By:	/s/ JOSEPH L. GRIFFIN
Joseph L. Griffin
Chief Executive Officer, President and Director
(principal executive officer)

By:	/s/ MATTHEW S. HARRISON
Matthew S. Harrison
Chief Financial Officer, Vice President — Finance,
Secretary and Director
(principal financial and accounting officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on the 9th day of March, 2009.

Signature	Title

/s/ HAROLD HAMM Harold Hamm	Chairman of the Board

/s/ JOSEPH L. GRIFFIN Joseph L. Griffin	Chief Executive Officer, President and Director

/s/ MATTHEW S. HARRISON Matthew S. Harrison	Chief Financial Officer, Vice President — Finance, Secretary and Director

/s/ MICHAEL L. GREENWOOD Michael L. Greenwood	Director

/s/ EDWARD D. DOHERTY Edward D. Doherty	Director

/s/ RAYFORD T. REID Rayford T. Reid	Director

/s/ DR. CHERYL L. EVANS Dr. Cheryl L. Evans	Director

/s/ DR. BOBBY B. LYLE Dr. Bobby B. Lyle	Director

114

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a — 15(f) and 15d — 15(f) under the Securities and Exchange Act of 1934). Our internal control over financial reporting is a process designed by management, under the supervision of the Chief Executive Officer and Chief Financial Officer, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America, and includes those policies and procedures that:

(i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States, and that our receipts and expenditures are being made only in accordance with authorizations of management and our directors; and

(iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate. Accordingly, even effective internal control over financial reporting can only provide reasonable assurance of achieving their control objectives.

Our management, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework.

Based on our evaluation under the framework in Internal Control-Integrated Framework, our management concluded that, as of December 31, 2008, our internal control over financial reporting was effective.

Grant Thornton LLP, the independent registered accounting firm who audited the consolidated financial statements included in this Annual Report, has issued a report on our internal control over financial reporting. This report, dated March 9, 2009, appears on page F-3.

/s/  JOSEPH L. GRIFFIN
Joseph L. Griffin
Chief Executive Officer

March 9, 2009

/s/  MATTHEW S. HARRISON
Matthew S. Harrison
Chief Financial Officer

March 9, 2009

Report of Independent Registered Public Accounting Firm

Board of Directors
Hiland Partners GP Holdings, LLC

We have audited internal control over financial reporting of Hiland Holdings GP, LP and subsidiaries (the Partnership) as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Partnership’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying “Management’s Report on Internal Control Over Financial Reporting”. Our responsibility is to express an opinion on the Partnership’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on Internal Control — Integrated Framework issued by COSO.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Partnership as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows, and changes in owners’ equity and comprehensive income for each of the three years in the period ended December 31, 2008 and our report dated March 9, 2009 expressed an unqualified opinion.

/s/  GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 9, 2009

Report of Independent Registered Public Accounting Firm

Board of Directors
Hiland Partners GP Holdings, LLC

We have audited the accompanying consolidated balance sheets of Hiland Holdings GP, LP and subsidiaries (the Partnership) as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows, and changes in owner’s equity and comprehensive income for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hiland Holdings GP, LP and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnership’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 9, 2009 expressed an unqualified opinion.

/s/  GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 9, 2009

HILAND HOLDINGS GP, LP

Consolidated Balance Sheets

	December 31,	December 31,
	2008	2007
	(In thousands, except unit amounts)

ASSETS
Current assets:
Cash and cash equivalents	$1,733	$10,602
Accounts receivable:
Trade — net of allowance for doubtful accounts of $304 in 2008	23,864	31,842
Affiliates	2,346	1,178

	26,210	33,020
Fair value of derivative assets	6,851	2,718
Other current assets	1,936	1,420

Total current assets	36,730	47,760
Property and equipment, net	349,159	323,073
Intangibles, net	40,780	46,937
Fair value of derivative assets	7,141	418
Other assets, net	1,750	2,098

Total assets	$435,560	$420,286

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$22,833	$24,713
Accounts payable-affiliates	7,823	7,957
Fair value of derivative liabilities	1,439	8,238
Accrued liabilities and other	3,168	2,075

Total current liabilities	35,263	42,983
Commitments and contingencies (Note 10)
Long-term debt	256,466	226,459
Fair value of derivative liabilities	—	141
Asset retirement obligations	2,483	2,159
Minority interests	125,851	126,409
Partners’ equity
Common unitholders (21,607,500 and 21,603,000 units issued and outstanding at December 31, 2008 and December 31, 2007, respectively)	12,386	25,560
Accumulated other comprehensive income (loss)	3,111	(3,425)

Total partners’ equity	15,497	22,135

Total liabilities and partners’ equity	$435,560	$420,286

The accompanying notes are an integral part of these consolidated financial statements.

HILAND HOLDINGS GP, LP

Consolidated Statements of Operations

	Year Ended December 31,
	2008	2007	2006
	(In thousands, except per unit amounts)

Revenues:
Midstream operations
Third parties	$371,686	$269,769	$210,732
Affiliates	11,494	3,455	4,135
Compression services, affiliate	4,819	4,819	4,819

Total revenues	387,999	278,043	219,686

Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	159,906	135,134	105,884
Midstream purchases — affiliate (exclusive of items shown separately below)	116,694	60,078	50,309
Operations and maintenance	30,526	23,279	16,071
Depreciation, amortization and accretion	38,650	31,002	22,863
Bad debt	304	—	—
General and administrative	10,337	9,321	5,299

Total operating costs and expenses	356,417	258,814	200,426

Operating income	31,582	19,229	19,260

Other income (expense):
Interest and other income	357	445	323
Amortization of deferred loan costs	(663)	(499)	(513)
Interest expense	(13,674)	(11,371)	(6,543)

Other income (expense), net	(13,980)	(11,425)	(6,733)

Income before minority interest in income of Hiland Partners, LP	17,602	7,804	12,527
Minority interest in income of Hiland Partners, LP	(5,902)	(2,638)	(10,164)

Net income	11,700	5,166	2,363
Less income attributable to predecessor	—	—	(407)

Limited partners’ interest in net income	$11,700	$5,166	$1,956

Net income per limited partners’ unit — basic	$0.54	$0.24	$0.09

Net income per limited partners’ unit — diluted	$0.54	$0.24	$0.09

Weighted average limited partners’ units outstanding — basic	21,604	21,601	21,600

Weighted average limited partners’ units outstanding — diluted	21,609	21,608	21,601

The accompanying notes are an integral part of these consolidated financial statements.

HILAND HOLDINGS GP, LP

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2008	2007	2006
	(In thousands)

Cash flows from operating activities:
Net income	$11,700	$5,166	2,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,512	30,886	22,797
Accretion of asset retirement obligation	138	116	66
Amortization of deferred loan cost	663	499	513
Gain on derivative transactions	(6,834)	(373)	(113)
Unit based compensation	1,689	1,450	522
Bad debt	304	—	—
Decrease (increase) in other assets	60	—	(144)
Minority interest in income of Hiland Partners, LP	5,902	2,638	10,164
(Increase) decrease in current assets:
Accounts receivable — trade	7,674	(8,139)	(1,809)
Accounts receivable — affiliates	(863)	46	709
Other current assets	(516)	(475)	(550)
Increase (decrease) in current liabilities:
Accounts payable — trade	(5,791)	3,889	5,812
Accounts payable — affiliates	(438)	3,603	(2,175)
Accrued liabilities and other	284	73	321

Net cash provided by operating activities	52,484	39,379	38,476

Cash flows from investing activities:
Additions to property and equipment	(54,367)	(83,408)	(62,137)
Payments for businesses acquired, less cash received			(96,400)
Proceeds from disposals of property and equipment	25	—	111

Net cash used in investing activities	(54,342)	(83,408)	(158,426)

Cash flows from financing activities:
Proceeds from public offering-net of underwriter discount	—	—	139,617
Proceeds from long-term borrowings	41,350	74,100	148,534
Payments on long-term borrowings	(10,000)	—	(35,000)
Payments on capital lease obligations	(534)	(296)	—
Increase in deferred offering cost	(7)	(157)	(1,810)
Debt issuance costs	(369)	(501)	(1,280)
Cash distribution to controlling members for net assets of Hiland Partners, GP, LLC	—	—	(101,812)
Capital contributions	—	—	501
Proceeds from Hiland Partners, LP unit options exercise	1,021	1,035	1,284
General partner contribution for issuance of restricted common units	5	—	—
Proceeds from conversion of vested phantom units	3	—	—
Redemption of vested phantom units	(60)	—	—
Minority interest cash distributions to unitholders of Hiland Partners, LP	(13,395)	(11,423)	(22,745)
Cash distribution to members of Hiland Partners GP, LLC		—	(1,750)
Cash distribution to controlling members		—	(1,053)
Cash distributions to unitholders	(25,025)	(18,696)	(285)

Net cash provided by financing activities	(7,011)	44,062	124,201

Increase (decrease) for the period	(8,869)	33	4,251
Beginning of period	10,602	10,569	6,318

End of period	$1,733	$10,602	$10,569

Supplementary information
Cash paid for interest, net of amounts capitalized	$13,467	$11,355	$6,408
Non-cash investing and financing activities:
Property and equipment financed under capital lease obligations in the third quarter of 2007			$5,881

May 10, 2006 purchase of limited partner common units of Hiland Partners, LP in excess of proportionate historical financial cost basis of Hiland Partners, LP allocated to property and equipment and intangible assets as follows:

Property and equipment			$4,488
Customer contracts			6,980

Excess of cost over proportionate equity interest			$11,468

Assumed asset retirement obligations on May 1, 2006 in connection with acquisition of Kinta Area gathering assets			$1,106

The accompanying notes are an integral part of these consolidated financial statements.

HILAND HOLDINGS GP, LP

Consolidated Statement of Changes in Owners’ Equity and Comprehensive Income (Loss)

			Accumulated
	Predecessor		Other		Total
	Members’	Common	Comprehensive		Comprehensive
	Equity	Units	Income (Loss)	Total	Income (Loss)
	(In thousands, except unit amounts)

Balance, January 1, 2006	$2,770	$—	$21	$2,791
Capital contributions	501	—	—	501
Cash distributions	(1,750)	—	—	(1,750)
Member compensation	24	—	—	24
Net income from January 1, 2006 through September 25, 2006	407	—	—	407	$407
Contribution of member interest in Hiland Partners GP, LLC	(1,952)	1,952	—	—
Proceeds from initial public offering, net of underwriter discount (8,050,000 common units)	—	139,617	—	139,617
Offering costs of initial public offering	—	(1,810)	—	(1,810)
Cash distribution to controlling members for contribution of units of Hiland Partners and member interest of Hiland Partners, LLC	—	(101,812)	—	(101,812)
Cash distributions to controlling members	—	(1,053)	—	(1,053)
Periodic cash distributions	—	(285)	—	(285)
Issuance of 12,000 restricted common units	—	16	—	16
Unit based compensation	—	9	—	9
Other comprehensive income reclassified to income on closed derivative transactions	—	—	(2,111)	(2,111)	(2,111)
Change in fair value of derivatives	—	—	4,657	4,657	4,657
Net income	—	1,956	—	1,956	1,956

Comprehensive income					$4,909

Balance December 31, 2006	—	38,590	2,567	41,157
Periodic cash contributions	—	(18,696)	—	(18,696)
Unit based compensation	—	500	—	500
Other comprehensive income reclassified to income on closed derivative transactions	—	—	(1,056)	(1,056)	$(1,056)
Change in fair value of derivatives	—	—	(4,936)	(4,936)	(4,936)
Net income	—	5,166	—	5,166	5,166

Comprehensive income (loss)					$(826)

Balance December 31, 2007	—	25,560	(3,425)	22,135
Periodic cash contributions	—	(25,025)	—	(25,025)
Unit based compensation	—	151	—	151
Other comprehensive income reclassified to income on closed derivative transactions	—	—	1,806	1,806	$1,806
Change in fair value of derivatives	—	—	4,730	4,730	4,730
Net income	—	11,700	—	11,700	11,700

Comprehensive income					$18,236

Balance December 31, 2008	$—	$12,386	$3,111	$15,497

The accompanying notes are an integral part of this financial statement.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(in thousands, except unit information or unless otherwise noted)

Note 1:	Organization, Basis of Presentation and Principles of Consolidation

Organization

Unless the context requires otherwise, references to “we,” “our,” “us,” “Hiland Holdings” or the “Partnership” are intended to mean the consolidated business and operations of Hiland Holdings GP, LP. References to “Hiland Partners” are intended to mean the consolidated business and operations of Hiland Partners, LP and its subsidiaries.

Hiland Holdings GP, LP, a Delaware limited partnership was formed in May 2006 to own Hiland Partners GP, LLC, the general partner of Hiland Partners, LP and certain other common and subordinated units in Hiland Partners. Hiland Partners GP, LLC was formed in October 2004 to hold the 2% general partner ownership interest in Hiland Partners and serve as its general partner. Hiland Partners GP, LLC manages the operations of Hiland Partners. In connection with the closing of our initial public offering, all of the membership interests in Hiland Partners GP, LLC were contributed to us. Hiland Partners GP, LLC constitutes our predecessor.

Our general partner, Hiland Holdings GP, manages our operations and activities, including, among other things, paying our expenses and establishing the quarterly cash distribution levels for our common units and reserves that our general partner determines, in good faith, are necessary or appropriate to provide for the conduct of our business, to comply with applicable law, any of our debt instruments or other agreements or to provide for future distributions to our unitholders for any one or more of the upcoming four quarters.

Hiland Partners, a Delaware limited partnership, was formed in October 2004 to acquire and operate certain midstream natural gas plants, gathering systems and compression and water injection assets located in the states of Oklahoma, North Dakota, Wyoming, Texas and Mississippi that were previously owned by Continental Gas, Inc. (CGI) and Hiland Partners, LLC. Hiland Partners commenced operations on February 15, 2005, and concurrently with the completion of its initial public offering, CGI contributed a substantial portion of its net assets to Hiland Partners.

CGI constitutes Hiland Partners’ predecessor. The transfer of ownership of net assets from CGI to Hiland Partners represented a reorganization of entities under common control and was recorded at historical cost. Accordingly, the consolidated financial statements include the historical operations of CGI prior to the transfer to Hiland Partners. CGI was formed in 1990 as a wholly owned subsidiary of CLR.

CGI operated in one segment, midstream, which involved the purchasing, gathering, compressing, dehydrating, treating, and processing of natural gas and fractionating and marketing of natural gas liquids, or NGLs. CGI historically has owned all of Hiland Partners’ natural gas gathering, processing, treating and fractionation assets other than the Worland and Bakken gathering systems. Hiland Partners, LLC historically owned the Worland gathering system and compression services assets, which Hiland Partners acquired on February 15, 2005, and the Bakken gathering system. The net assets acquired by Hiland Partners on February 15, 2005 had a fair value of $48.6 million. Since its initial public offering, Hiland Partners has operated in midstream and compression services segments. On September 26, 2005, Hiland Partners acquired Hiland Partners, LLC, which at such time owned the Bakken gathering system, consisting of certain southeastern Montana gathering assets, for $92.7 million, $35.0 million of which was used to retire outstanding Hiland Partners, LLC indebtedness. On May 1, 2006, Hiland Partners acquired the Kinta Area gathering assets from Enogex Gas Gathering, L.L.C., consisting of certain eastern Oklahoma gas gathering assets, for $96.4 million. Hiland Partners financed this acquisition with $61.2 million of borrowings from its credit facility and $35.0 million of proceeds from the issuance to Hiland Partners GP, LLC, its general partner, of Hiland Partners’ 761,714 common units and 15,545 general partner equivalent units, both at $45.03 per unit.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

Principles of Consolidation

Because we own the general partner of Hiland Partners, the consolidated financial statements include our accounts, the accounts of Hiland Partners GP, LLC and the accounts of Hiland Partners and its subsidiaries. All significant intercompany transactions and balances have been eliminated. The consolidated financial statements include the assets of Hiland Partners GP, LLC that were contributed to us concurrently with the completion of our initial public offering on September 25, 2006. Hiland Partners GP, LLC commenced operations on February 15, 2005, therefore amounts presented in these consolidated financial statements and accompanying notes for the period February 15, 2005 to September 25, 2006 relate to the consolidated accounts of Hiland Partners GP, LLC, Hiland Partners, its subsidiaries and its predecessor (CGI). The net assets and operations of CGI (Hiland Partners’ predecessor) are reflected for all periods prior to February 15, 2005. Certain assets of Hiland Partners, LLC that were contributed to Hiland Partners concurrently with the completion of its initial public offering are reflected beginning February 15, 2005 and the remaining net assets and operations of Hiland Partners, LLC acquired are reflected beginning September 1, 2005. Operations from the acquisition of the Kinta Area gathering assets are reflected only from May 1, 2006.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial reporting, we consider all highly liquid investments with maturity of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable

The majority of the accounts receivable are due from companies in the oil and gas industry as well as the utility industry. Credit is extended based on evaluation of Hiland Partners’ customer’s financial condition. In certain circumstances, collateral, such as letters of credit or guarantees, is required. Accounts receivable are due within 30 days and are stated at amounts due from customers. Hiland Partners has established various procedures to manage its credit exposure, including initial credit approvals, credit limits and rights of offset. Credit losses are charged to income when accounts are deemed uncollectible, determined on a case-by-case basis when Hiland Partners believes the required payment of specific amounts owed is unlikely to occur. Prior to 2008, losses were minimal. In 2008, Hiland Partners has established an allowance for uncollectible accounts.

Concentration and Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and receivables. Hiland Partners places cash and cash equivalents with high-quality institutions and in money market funds. Hiland Partners derives its revenue from customers primarily in the natural gas and utility industries. These industry concentrations have the potential to impact Hiland Partners’ overall exposure to credit risk, either positively or negatively, in that its customers could be affected by similar changes in economic, industry or other conditions. However, we believe that the credit risk posed by this industry concentration is offset by the creditworthiness of Hiland Partners’ customer base. Hiland Partners’ portfolio of accounts receivable is comprised primarily of mid-size to large domestic corporate entities. The counterparties to Hiland Partners’ commodity based derivative instruments as of December 31, 2008 are BP

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

Energy Company and Bank of Oklahoma, N.A. The counterparty to Hiland Partners’ interest rate swap as of December 31, 2008 is Wells Fargo Bank, N.A.

Fair Value of Financial Instruments

Hiland Partners’ financial instruments, which require fair value disclosure, consist primarily of cash and cash equivalents, accounts receivable, financial derivatives, accounts payable and long-term debt. The carrying value of cash and cash equivalents, accounts receivable and accounts payable are considered to be representative of their respective fair values, due to the short maturity of Hiland Partners’ financial instruments. Derivative instruments are reported in the accompanying consolidated financial statements at fair value in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”). Fair value of Hiland Partners’ derivative instruments is determined based on management estimates through utilization of market data including forecasted forward natural gas and NGL prices as a function of forward New York Mercantile Exchange (“NYMEX”) natural gas and light crude prices. The fair value of long-term debt approximates its carrying value due to the variable interest rate feature of such debt.

Interest Rate Risk Management

Hiland Partners is exposed to interest rate risk on our variable rate bank credit facility and have entered into an interest rate swap to reduce this risk. They manage a portion of their interest rate exposure on our variable rate debt by utilizing an interest rate swap to convert a portion of variable rate debt into fixed rate debt. The swap fixes the one month LIBOR rate at the indicated rates for a specified amount of related debt outstanding over the term of the swap agreement. Hiland Partners has elected to designate the interest rate swap as a cash flow hedge for SFAS 133 accounting treatment. Accordingly, unrealized gains and losses relating to the interest rate swap are recorded in accumulated other comprehensive income until the related interest rate expense is recognized in earnings.

Commodity Risk Management

Hiland Partners engages in price risk management activities in order to minimize the risk from market fluctuation in the prices of natural gas and NGLs. To qualify as a hedge, the price movements in the commodity derivatives must be highly correlated with the underlying hedged commodity. Gains and losses related to commodity derivatives which qualify as hedges are recognized in income when the underlying hedged physical transaction closes and are included in the consolidated statements of operations as revenues from midstream operations. Gains and losses related to commodity derivatives that are not designated as hedges or do not qualify as hedges are recognized in income immediately, and are included in midstream revenues in the consolidated statement of operations.

SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. However, if a derivative does qualify for hedge accounting, depending on the nature of the hedge, changes in fair value can be offset against the change in fair value of the hedged item through earnings or recognized in other comprehensive income until such time as the hedged item is recognized in earnings. To qualify for cash flow hedge accounting, the cash flows from the hedging instrument must be highly effective in offsetting changes in cash flows due to changes in the underlying item being hedged. In addition, all hedging relationships must be designated, documented, and reassessed periodically. SFAS No. 133 also provides that normal purchases and normal sales contracts are not subject to the statement. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold by the reporting entity over a reasonable period in the normal course of business. Hiland Partners’ fixed price physical forward natural gas sales contract in which it contracted to sell natural gas quantities at a fixed price was designated as normal sale. This forward sales contract expired on December 31, 2008.

Currently, Hiland Partners’ derivative financial instruments that qualify for hedge accounting are designated as cash flow hedges. The cash flow hedge instruments hedge the exposure of variability in expected future cash flows that is attributable to a particular risk. The effective portion of the gain or loss on these derivative instruments is recorded in accumulated other comprehensive income in partners’ equity and reclassified into earnings in the same period in which the hedged transaction closes. The asset or liability related to the derivative instruments is recorded on the balance sheet as fair value of derivative assets or liabilities. Any ineffective portion of the gain or loss is recognized in earnings immediately.

Property and Equipment, Intangible Assets, Depreciation and Amortization

Hiland Partners’ property and equipment are carried at cost. Depreciation and amortization of all equipment is determined under the straight-line method using various rates based on useful lives, 10 to 22 years for pipeline and processing plants, and 3 to 10 years for corporate and other assets. The cost of assets and related accumulated depreciation is removed from the accounts when such assets are disposed of, and any related gains or losses are reflected in current earnings. Maintenance, repairs and minor replacements are expensed as incurred. Costs of replacements constituting improvement are capitalized.

Intangible assets consist of the acquired value of existing contracts to sell natural gas and other NGLs, compression contracts and identifiable customer relationships, which do not have significant residual value. The contracts are being amortized over their estimated lives of ten years. Hiland Partners reviews intangible assets for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. If such a review should indicate that the carrying amount of intangible assets is not recoverable, Hiland Partners reduces the carrying amount of such assets to fair value based on the discounted probable cash flows of the intangible assets.

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, Hiland Partners evaluates its long-lived assets of identifiable business activities for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such assets may not be recoverable. The determination of whether impairment has occurred is based on Hiland Partners’ management’s estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value of the assets and recording a provision for loss if the carrying value is greater than the fair value. For assets identified to be disposed of in the future, the carrying value of these assets is compared to the estimated fair value less the cost to sell to determine if impairment is required. Until the assets are disposed of, an estimate of the fair value is re-determined when related events or circumstances change.

When determining whether impairment of one of Hiland Partners’ long-lived assets has occurred, Hiland Partners must estimate the undiscounted future cash flows attributable to the asset or asset group. The estimate of cash flows is based on assumptions regarding the volume of reserves providing asset cash flow and future NGL product and natural gas prices. The amount of reserves and drilling activity are dependent in part on

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

natural gas prices. Projections of reserves and future commodity prices are inherently subjective and contingent upon a number of variable factors, including, but not limited to:

•	changes in general economic conditions in regions in which Hiland Partners’ assets are located;

•	the availability and prices of NGL products and competing commodities;

•	the availability and prices of raw natural gas supply;

•	the ability of Hiland Partners to negotiate favorable marketing agreements;

•	the risks that third party oil and gas exploration and production activities will not occur or be successful;

•	the dependence of Hiland Partners on certain significant customers and producers of natural gas; and

•	competition against Hiland Partners from other midstream service providers and processors, including major energy companies.

Any significant variance in any of the above assumptions or factors could materially affect our cash flows, which could require Hiland Partners to record an impairment of an asset.

No impairment charges were recognized during the years ended December 31, 2008, 2007 and 2006.

Other Assets

Unamortized deferred loan costs related to the long-term debt on our bank credit facility totaling $1,502 and $1,796 as of December 31, 2008 and 2007, respectively, are included in other noncurrent assets. The deferred loan costs are amortized using the straight-line method over the term of the debt for the bank credit facility.

Revenue Recognition

Revenues for sales and gathering of natural gas and NGLs are recognized at the time all gathering and processing activities are completed, the product is delivered and title, if applicable, is transferred. Revenues related to our compression segment are recognized as monthly services are rendered under a four-year fixed-fee contract that Hiland Partners entered into concurrently with its initial public offering.

Comprehensive Income

Comprehensive income includes net income and other comprehensive income, which includes, but is not limited to, changes in the fair value of derivative financial instruments. Pursuant to SFAS 133, for derivatives qualifying as hedges, the effective portion of changes in fair value are recognized in partners’ equity as accumulated other comprehensive income and reclassified to earnings when the underlying hedged physical transaction closes, to the extent of our interest in Hiland Partners. Comprehensive income consisted of the following for the indicated periods:

	Year Ended December 31,
	2008	2007	2006

Net income	$11,700	$5,166	$2,363
Closed derivative transactions reclassified to income	1,806	(1,056)	(2,111)
Change in fair value of derivatives	4,730	(4,936)	4,657

Comprehensive income (loss)	$18,236	$(826)	$4,909

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

Net Income per Limited Partner Unit

Net income per limited partners unit is computed based on the weighted-average number of common units outstanding during the period. The computation of diluted net income per limited partner unit further assumes the dilutive effect of unit options and restricted unit awards. Net income per limited partner unit is computed by dividing net income applicable to limited partners, after deducting net income prior to the contribution of membership interests in Hiland Partners GP, LLC (before September 25, 2006), by both the basic and diluted weighted-average number of limited partnership units outstanding.

Minority Interests

The minority interest on our consolidated balance sheet as of December 31, 2008 and 2007 reflects the outside ownership interest of Hiland Partners. Minority interest in income is calculated by multiplying the minority interest owners’ proportionate ownership of limited partner units in Hiland Partners by the limited partners’ allocation of Hiland Partners’ net income. Hiland Partners’ net income is allocated to its limited partners and its general partner based on the proportionate share of the contractually-determined cash distributions for the period, with adjustments made for incentive distributions specifically allocated to its general partner. All amounts we have received from Hiland Partners’ issuance and sale of limited partner units have been recorded as increases to the minority interest balance on the consolidated balance sheet.

Environmental Costs

Environmental costs are expensed if they relate to an existing condition caused by past operations and do not contribute to current or future revenue generation. Liabilities are recorded when site restoration and environmental remediation and cleanup obligations are either known or considered probable and can be reasonably estimated. Recoveries of environmental costs through insurance, indemnification arrangements or other sources are included in other assets to the extent such recoveries are considered probable.

Contributions to Subsidiary

The Partnership directly and indirectly owns all of the equity interests in Hiland Partners GP, LLC, the General Partner of Hiland Partners. Hiland Partners GP, LLC is required to make contributions to Hiland Partners each time Hiland Partners issues common units in order to maintain its 2% general partner ownership in Hiland Partners. Hiland Holdings or Hiland Partners GP, LLC prior to September 25, 2006 was required to contribute $738 for the year ended December 31, 2006.

Income Taxes

As a partnership, we are not subject to income taxes. Therefore, there is no provision for income taxes included in our consolidated financial statements. Taxable income, gain, loss and deductions are allocated to the unitholders who are responsible for payment of any income taxes thereon.

Net income for financial statement purposes may differ significantly from taxable income reportable to unitholders as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable income allocation requirements under the partnership agreement. Individual unitholders have different investment bases depending upon the timing and price of acquisition of their partnership units. Furthermore, each unitholder’s tax accounting, which is partially dependent upon the unitholder’s tax position, differs from the accounting followed in the consolidated financial statements. Accordingly, the aggregate difference in the basis of our net assets for financial and tax reporting purposes cannot be readily determined because information regarding each unitholder’s tax attributes in our partnership is not available to us.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

Transportation and Exchange Imbalances

In the course of gathering natural gas and NGLs for others, Hiland Partners may receive for redelivery different quantities of natural gas or NGLs than the quantities actually redelivered. These transactions result in transportation and exchange imbalance receivables or payables that are recovered or repaid through the receipt or delivery of natural gas or NGLs in future periods, if not subject to cashout provisions. Imbalance receivables are included in accounts receivable and imbalance payables are included in accounts payable on the balance sheets and marked-to-market using current market prices in effect for the reporting period of the outstanding imbalances. Changes in market value and the settlement of any such imbalance at a price greater than or less than the recorded imbalance results in either an upward or downward adjustment, as appropriate, to the cost of natural gas sold. As of December 31, 2008 and 2007 Hiland Partners had imbalance receivables of $1,221 and $454, respectively. Imbalance payables were $560 at December 31, 2008. Hiland Partners had no significant imbalance payables at December 31, 2007.

Recent Accounting Pronouncements

On April 25, 2008, the Financial Accounting Standards Board (“FASB”) FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”. In determining the useful life of an acquired intangible asset, FSP 142-3 removes the requirement from SFAS 142 for an entity to consider whether renewal of the intangible asset requires significant costs or material modifications to the related arrangement. FSP 142-3 also replaces the previous useful life assessment criteria with a requirement that an entity considers its own experience in renewing similar arrangements. If the entity has no relevant experience, it would consider market participant assumptions regarding renewal. FSP 142-3 will be effective as of January 1, 2009 and will apply only to intangible assets acquired after that date. Retroactive application to previously acquired intangible assets is prohibited. The adoption of FSP 142-3 is not expected to have a material impact on our financial position, results of operations or cash flows.

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.

SFAS 161 encourages, but does not require, comparative disclosures for periods prior to its initial adoption. SFAS 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS 133 and generally increases the level of aggregation/disaggregation that will be required in an entity’s financial statements. We are currently reviewing SFAS 161 to determine the effect it will have on our financial statements and disclosures therein.

On March 12, 2008, the Emerging Issues Task Force (“EITF”) reached consensus opinion on EITF Issue 07-4, “Application of the two-class method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships” (“EITF 07-4”), which the FASB ratified at its March 26, 2008 meeting. EITF 07-4 requires the calculation of a Master Limited Partnership’s (“MLPs”) net earnings per limited partner unit for each period presented according to distributions declared and participation rights in undistributed earnings as if all of the earnings for that period had been distributed. In periods with undistributed earnings above specified levels, the calculation per the two-class method results in an increased allocation of such undistributed earnings to the general partner and a dilution of earnings to the limited partners. EITF 07-4 is effective for

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

fiscal years beginning after December 15, 2008, and is to be applied retrospectively to all periods presented. Early application is not permitted. We will apply the requirements of EITF 07-4 as it pertains to MLPs upon its adoption during the quarter ended March 31, 2009 and do not expect a significant impact when adopted.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) amends and replaces SFAS 141, but retains the fundamental requirements in SFAS 141 that the purchase method of accounting be used for all business combinations and an acquirer be identified for each business combination. SFAS 141(R) provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree. SFAS 141(R) provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS 141(R) also determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) apply prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and do not allow early adoption. We are evaluating the new requirements of SFAS 141(R) and the impact it will have on business combinations completed in 2009 and thereafter.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards that require the ownership interests in subsidiaries held by parties other than the parent (minority interest) be clearly identified, labeled and presented in the consolidated balance sheet within equity, but separate from the parent’s equity. SFAS 160 requires the equity amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement and that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly as equity transactions. Consolidated net income and comprehensive income will be determined without deducting minority interest; however, earnings-per-share information will continue to be calculated on the basis of the net income attributable to the parent’s shareholders. Additionally, SFAS 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. We will apply the requirements of SFAS 160 upon our adoption on January 1, 2009 and do not expect it to have a material impact on our financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. SFAS 159 was adopted by us effective January 1, 2008, at which time no financial assets or liabilities, not previously required to be recorded at fair value by other authoritative literature, were designated to be recorded at fair value. As such, the adoption of SFAS 159 did not have any impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 applies to derivatives and other financial instruments, which SFAS 133 requires be measured at fair value at initial recognition and

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

for all subsequent periods. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We elected to implement SFAS 157 prospectively in the first quarter of 2008 with the one-year deferral permitted by FASB Staff Position (FSP) 157-2 for nonfinancial assets and nonfinancial liabilities measured at fair value, except those that are recognized or disclosed on a recurring basis (at least annually). The deferral applies to nonfinancial assets and liabilities measured at fair value in a business combination; impaired properties, plants and equipment; intangible assets and goodwill; and initial recognition of asset retirement obligations and restructuring costs for which we use fair value. We do not expect any significant impact to our consolidated financial statements when we implement SFAS 157 for these assets and liabilities. See Note 7 “Fair Value Measurements of Financial Instruments.”

Note 2:	Initial Public Offering

On May 26, 2006, a Registration Statement on Form S-1 was filed with the United States Securities and Exchange Commission (the “SEC”) relating to a proposed initial public offering of limited partnership interests in Hiland Holdings.

On September 13, 2006, the SEC declared our registration statement on Form S-1 effective. On September 19, 2006, we priced 7,000,000 common units in connection with our initial public offering at a price of $18.50 per unit. On September 20, 2006, our common units began trading on the NASDAQ National Market under the symbol “HPGP”. On September 25, 2006, we closed our initial public offering of 8,050,000 common units, which included 1,050,000 common units issued pursuant to an over-allotment option that was exercised by the underwriters. Total proceeds from the sale of the units were $139.6 million, net of $9.3 million of underwriting commissions.

In connection with the closing of our initial public offering, all of the membership interests in Hiland Partners GP, LLC (which owns the 2% general partner interest and all of the incentive distribution rights in Hiland Partners), 1,301,471 Hiland Partners common units (including 761,714 Hiland Partners common units previously owned by Hiland Partners GP, LLC) and 4,080,000 subordinated units of Hiland Partners were contributed to us, resulting in our ownership of a 57.0% limited partner interest in Hiland Partners. Contributions of Hiland Partners GP, LLC’s assets are reflected at their historical carrying basis because the contributions are from a related party. As consideration for this contribution, substantially all of the net proceeds from our initial public offering, after the retirement of $36.0 million of outstanding debt and accrued interest of Hiland Partners GP, LLC, were distributed to Harold Hamm, The Harold Hamm DST Trust, The Harold Hamm HJ Trust, Randy Moeder and Ken Maples (the “Contributing Parties”) and 13,550,000 common units and Class B common units in us were issued to the Contributing Parties.

Note 3:	Acquisitions

On May 1, 2006, Hiland Partners acquired certain gas gathering assets from Enogex Gas Gathering, L.L.C. for $96.4 million cash, including certain closing costs, financed with borrowings under its credit facility and an additional note payable to a bank. We refer to these assets as the Kinta Area gathering assets. A determination was made by our management of the fair value of these assets and liabilities as required by SFAS 141, “Business Combinations”, primarily using current replacement cost for the acquired gas gathering

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

assets and related equipment less estimated accumulated depreciation on such replacement costs and estimated discounted cash flows arising from future renegotiated customer contracts. The acquired assets, which are located in the eastern Oklahoma Arkoma Basin, have approximately 672 wellhead receipt points and include five separate low pressure natural gas gathering systems consisting of 569 miles of natural gas gathering pipelines and 23 compressors with an aggregate of approximately 40,000 horsepower. The natural gas gathering systems operate under contracts with producers that provide for services under fixed-fee arrangements. Hiland Partners operates the Kinta Area gathering assets substantially differently than were operated by the previous owner. Since there was no sufficient continuity of the Kinta Area gathering assets’ operations prior to and after the acquisition by Hiland Partners, disclosure of prior financial information would not be material to an understanding of future operations. Therefore, the acquisition has been recorded as a purchase of assets and not of a business and no pro forma financial information is required to be presented.

The following table presents the resulting allocation to the net assets acquired and liabilities assumed on May 1, 2006:

Pipelines, including right of ways	$56,175
Compressors	22,221
Other equipment and buildings	8,618
Customer relationships	10,492

97,506
Asset retirement obligations assumed	1,106

Net assets acquired	$96,400

The Kinta Area gathering assets and operations are included in the consolidated financial statements from May 1, 2006 forward.

Note 4:	Property and Equipment and Asset Retirement Obligations

Property and equipment consisted of the following for the periods indicated:

	As of December 31,
	2008	2007

Land	$295	$295
Construction in progress	19,523	12,030
Midstream pipeline, plants and compressors	406,390	356,491
Compression and water injection equipment	19,391	19,258
Other	4,621	3,958

	450,220	392,032
Less: accumulated depreciation and amortization	101,061	68,959

	$349,159	$323,073

On May 10, 2006, Hiland Partners GP, LLC purchased 761,714 common units and 15,545 general partner units of Hiland Partners for $35.0 million. Hiland Partners GP, LLC recorded additional pipeline and processing plant cost of $4,488 for a portion of the amount that the unit purchase price exceeded the proportionate interest in the underlying equity of Hiland Partners.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

During the third quarter 2007, we purchased two separate capital assets under capital lease obligations for a total cost of $5,881. Accumulated depreciation related to the assets purchased under capital lease obligations was $541 as of December 31, 2008 and $175 as of December 31, 2007.

We capitalized interest of $176, $2,580 and $1,467 during the years ended December 31, 2008, 2007 and 2006, respectively. Depreciation charged to expense totaled $32,354, $25,015 and $17,241 for the years ended December 31, 2008, 2007 and 2006.

No impairment charges were recognized during the years ended December 31, 2008, 2007 and 2006.

In accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”), we have recorded the fair value of liabilities for asset retirement obligations in the periods in which they are incurred and corresponding increases in the carrying amounts of the related long-lived assets. The asset retirement costs are subsequently allocated to expense using a systematic and rational method and the liabilities are accreted to measure the change in liability due to the passage of time. The provisions of SFAS 143 primarily apply to dismantlement and site restoration of certain of Hiland Partners’ plants and pipelines. We have evaluated our asset retirement obligations as of December 31, 2008 and have determined that revisions in the carrying values are not necessary at this time.

The following table summarizes Hiland Partners’ activity related to asset retirement obligations for the indicated period:

Asset retirement obligations, January 1, 2007	$2,196
Add: additions on various leased locations	505
Revisions of prior estimates	(658)
Add: accretion expense	116

Asset retirement obligations, December 31, 2007	2,159
Add: additions on various leased locations	186
Add: accretion expense	138

Asset retirement obligations, December 31, 2008	$2,483

Note 5:	Intangible Assets

Intangible assets consist of the acquired value of customer relationships, existing contracts to sell natural gas and other NGLs and compression contracts, which do not have significant residual value. The customer relationships and the contracts are being amortized over estimated lives of ten years. We review intangible assets for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. If such a review should indicate that the carrying amount of intangible assets is not recoverable, we reduce the carrying amount of such assets to fair value based on the discounted probable cash flows of the intangible assets. On May 10, 2006, Hiland Partners GP, LLC purchased 761,714 common units and 15,545 general partner units of Hiland Partners for $35.0 million. Hiland Partners GP, LLC recorded an additional $6,979 in contracts to sell natural gas for a portion of the amount that the purchase price exceeded the proportionate interest in the underlying equity of Hiland Partners. No impairments of intangible assets were recorded during the years ended December 31, 2008, 2007 and 2006.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

Intangible assets consisted of the following for the periods indicated:

	As of December 31,
	2008	2007

Gas sales contracts	$32,564	$32,564
Compression contracts	18,515	18,515
Customer relationships	10,492	10,492

	61,571	61,571
Less accumulated amortization	20,791	14,634

Intangible assets, net	$40,780	$46,937

During the years ended December 31, 2008, 2007 and 2006, we recorded amortization expense of $6,157, $6,157, and $5,556, respectively. Estimated aggregate amortization expense for each of the five succeeding fiscal years is $6,157 from 2009 through 2013 and a total of $9,995 for all years thereafter.

Note 6:	Derivatives

Interest Rate Swap

Hiland Partners is subject to interest rate risk on its credit facility and has entered into an interest rate swap to reduce this risk. Hiland Partners entered into a one year interest rate swap agreement with its counterparty on October 7, 2008 for the period from January 2009 through December 2009 at a rate of 2.245% on a notional amount of $100.0 million. The swap fixes the one month LIBOR rate at 2.245% for the notional amount of debt outstanding over the term of the swap agreement.

Commodity Swaps

Hiland Partners has entered into certain derivative contracts that are classified as cash flow hedges in accordance with SFAS 133 which relate to forecasted natural gas sales in 2009 and a mark-to-market cash flow derivative which relates to forecasted natural gas sales in 2010. The 2010 derivative does not qualify for cash flow hedge accounting. Hiland Partners entered into these instruments to hedge forecasted natural gas sales against the variability in expected future cash flows attributable to changes in commodity prices. Under these contractual swap agreements with Hiland Partners’ counterparties, Hiland Partners receives a fixed price and pays a floating price based on certain indices for the relevant contract period as the underlying natural gas is sold.

Hiland Partners formally documents all relationships between hedging instruments and the items being hedged, including its risk management objective and strategy for undertaking the hedging transactions. This includes matching the natural gas and NGL futures, the “sold fixed for floating price” or “buy fixed for floating price” contracts, to the forecasted transactions. Hiland Partners assesses, both at the inception of the hedge and on an ongoing basis, whether the derivatives are highly effective in offsetting changes in the fair value of hedged items. A derivative is deemed to be highly effective when changes in its cash flows correlate within a range of 80% to 125% to offsetting cash flows of the hedged transaction. If it is determined that a derivative is not highly effective as a hedge or it has ceased to be a highly effective hedge, due to the loss of correlation between changes in natural gas reference prices under a hedging instrument and actual natural gas prices, Hiland Partners will discontinue hedge accounting for the derivative and subsequent changes in fair value for the derivative will be recognized immediately into earnings. Hiland Partners assesses effectiveness using regression analysis and ineffectiveness using the dollar offset method.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

Derivatives are recorded on our consolidated balance sheet as assets or liabilities at fair value. For derivatives qualifying as hedges, the effective portion of changes in fair value is recognized in partners’ equity as accumulated other comprehensive income and reclassified to earnings when the underlying hedged physical transaction closes. Changes in fair value of non-qualifying derivatives and the ineffective portion of qualifying derivatives are recognized in earnings as they occur. Actual amounts that will be reclassified will vary as a result of future changes in prices. Hedge ineffectiveness is recorded in income while the hedge contract is open and may increase or decrease until settlement of the contract. Realized cash gains and losses on closed/settled instruments and hedge ineffectiveness are reflected in the contract month being hedged as an adjustment to our midstream revenue.

On May 27, 2008, Hiland Partners entered into a financial swap instrument related to forecasted natural gas sales in 2010 whereby Hiland Partners receives a fixed price and pays a floating price based on NYMEX Henry Hub pricing for the relevant contract period as the underlying natural gas is sold. At December 31, 2008, this financial swap instrument did not qualify for hedge accounting as there was inadequate correlation between NYMEX Henry Hub natural gas prices and actual prices received for the natural gas sold.

The following table summarizes Hiland Partners’ activity related to derivative transactions for the indicated periods:

	For the Years Ended December 31,
	2008	2007	2006

Net (losses) gains on closed/settled transactions Reclassified (to) from accumulated other comprehensive income	$(1,806)	$1,056	$2,111
(Decreases) increases in fair values of open derivatives recorded (from) to accumulated other comprehensive income	$(4,730)	$4,936	$(4,657)
Unrealized non-cash gains (losses) on ineffective portions of qualifying derivative transactions	$67	$(27)	$76
Unrealized non-cash gains on non-qualifying derivatives	$3,992	$248	$—

At December 31, 2008, our accumulated other comprehensive income related to derivatives was $5,232, which we anticipate will be reclassified to earnings during the next twelve months. Minority interest on the balance sheet has been increased by $4,425 for the favorable change in the net fair value of derivatives during the year ended December 31, 2008 attributable to minority interest.

The fair value of derivative assets and liabilities related to the interest rate swap and the commodity swaps are as follows for the indicated periods:

	As of	As of
	December 31,	December 31,
	2008	2007

Fair value of derivative assets — current	$6,851	$2,718
Fair value of derivative assets — long term	7,141	418
Fair value of derivative liabilities — current	(1,439)	(8,238)
Fair value of derivative liabilities — long term	—	(141)

Net fair value of derivatives	$12,553	$(5,243)

The terms of Hiland Partners’ derivative contracts currently extend as far as December 2010. Hiland Partners’ counterparties to its commodity based derivative instruments are BP Energy Company and Bank of Oklahoma, N.A. The counterparty to Hiland Partners’ interest rate swap is Wells Fargo Bank, N.A.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

The following table provides information about Hiland Partners’ commodity derivative instruments at December 31, 2008 for the periods indicated:

		Average	Fair Value
		Fixed Price	Asset
Description and Production Period	(MMBtu)	per MMBtu	(Liability)

Natural Gas — Sold Fixed for Floating Price Swaps
January 2009 — December 2009	2,136,000	$7.30	$6,851
January 2010 — December 2010	2,136,000	$10.50	7,141

			$13,992

The following table provides information about Hiland Partners’ interest rate swap at December 31, 2008 for the periods indicated:

			Fair Value
	Notional	Interest	Asset
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
January 2009 — December 2009	$100,000,000	2.245%	$(1,439)

Note 7:	Fair Value Measurements of Financial Instruments

We adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”) beginning in the first quarter of 2008. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in GAAP such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 applies to derivatives and other financial instruments, which SFAS 133 requires be measured at fair value at initial recognition and for all subsequent periods. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value.

We use the fair value methodology outlined in SFAS 157 to value assets and liabilities for our outstanding fixed price cash flow swap derivative contracts. Valuations of Hiland Partners’ natural gas and propane derivative contracts are based on published forward price curves for natural gas and propane and, as such, are defined as Level 2 fair value hierarchy assets and liabilities. There are no published forward price curves for butanes or natural gasoline, and therefore, our butanes and natural gasoline derivative contracts are defined as Level 3 fair value hierarchy assets and liabilities. We value our butanes and natural gasoline derivative contracts based on calibrated model parameters relative to forward published price curves for crude oil and comparative mark-to-market values received from our counterparty. We valued our interest rate-based derivative on a comparative mark-to-market value received from our counterparty. The following table represents the fair value hierarchy for Hiland Partners’ assets and liabilities at December 31, 2008:

	Level 1	Level 2	Level 3	Total

Commodity — based derivative assets	$—	$13,992	$—	$13,992
Interest rate — based derivative liabilities	—	—	(1,439)	(1,439)

Total	$—	$13,992	$(1,439)	$12,553

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

The following table provides a summary of changes in the fair value of Hiland Partners’ Level 3 commodity-based derivatives for the nine months ended December 31, 2008:

Balance, January 1, 2008	$(4,489)
Cash settlements from other comprehensive income	3,484
Net change in other comprehensive income	1,005

Balance, December 31, 2008	$—

The following table provides a summary of changes in the fair value of our Level 3 interest rate-based derivatives for the year ended December 31, 2008:

Balance, January 1, 2008	$—
Cash settlements from other comprehensive income	—
Net change in other comprehensive income	(1,439)

Balance, December 31, 2008	$(1,439)

Note 8:	Long-Term Debt

Long-term debt consisted of the following for the indicated periods:

	As of December 31,
	2008	2007

Hiland Partners — revolving credit facility	$252,064	$221,064
Hiland Holdings — revolving credit facility	705	355
Capital lease obligations	5,051	5,585

	257,820	227,004
Less current portion:
Capital lease obligations	649	545
Hiland Holdings — revolving credit facility	705	—

Long-term debt	$256,466	$226,459

Hiland Partners Credit Facility

On February 6, 2008, Hiland Partners entered into a fourth amendment to its credit facility dated as of February 15, 2005. Pursuant to the fourth amendment, Hiland Partners has, among other things, increased its borrowing base from $250 million, to $300 million and decreased the accordion feature in the facility from $100 million to $50 million. Hiland Partners original credit facility dated February 15, 2005 was first amended in September 2005, amended a second time in June 2006 and amended a third time in July 2007.

The fourth amendment increases Hiland Partners borrowing capacity under its senior secured revolving credit facility to $300 million such that the facility now consists of a $291 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”) and a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distribution (the “Working Capital Facility”).

In addition, the fourth amendment to the credit facility provides for an accordion feature, which permits Hiland Partners, if certain conditions are met, to increase the size of the acquisition facility by up to $50 million and allows for the issuance of letters of credit of up to $15 million in the aggregate.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

The senior secured revolving credit facility also requires Hiland Partners to meet certain financial tests, including a maximum consolidated funded debt to EBITDA ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that the Partnership makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs; and a minimum interest coverage ratio of 3.0:1.0. The credit facility will mature in May 2011. At that time, the agreement will terminate and all outstanding amounts thereunder will be due and payable.

Due to the recent decline in natural gas and NGL prices, Hiland Partners believes that its cash generated from operations will decrease in 2009 relative to comparable periods in 2008. Hiland Partners’ senior secured revolving credit facility requires it to meet certain financial tests, including a maximum consolidated funded debt to EBITDA ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that Hiland Partners makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs. Hiland Partners intends to elect to increase the ratio to 4.75:1.0 on March 31, 2009. During this step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. Additionally, if commodity prices do not significantly improve above the expected prices for 2009, Hiland Partners may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as June 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured or Hiland Partners receives an infusion of equity capital.

Hiland Partners is subject to interest rate risk on its credit facility and has entered into an interest rate swap to reduce this risk. See Note 6 “Derivatives” for a discussion of Hiland Partners’ interest rate swap.

Hiland Partners’ obligations under the credit facility are secured by substantially all of its assets and guaranteed by Hiland Partners, and all of its subsidiaries, other than Hiland Operating, LLC its operating company, which is the borrower under the credit facility.

Indebtedness under Hiland Partners’ credit facility will bear interest, at its option, at either (i) an Alternate Base Rate plus an applicable margin ranging from 50 to 125 basis points per annum or (ii) LIBOR plus an applicable margin ranging from 150 to 225 basis points per annum based on its ratio of consolidated funded debt to EBITDA. The Alternate Base Rate is a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the base CD rate in effect on such day plus 1.50% and (c) the Federal Funds effective rate in effect on such day plus 1/2 of 1%. Hiland Partners has elected for the indebtedness to bear interest at LIBOR plus the applicable margin. A letter of credit fee will be payable for the aggregate amount of letters of credit issued under the credit facility at a percentage per annum equal to 1.0%. An unused commitment fee ranging from 25 to 50 basis points per annum based on our ratio of consolidated funded debt to EBITDA will be payable on the unused portion of the credit facility. During any step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. At December 31, 2008, the interest rate on outstanding borrowings from Hiland Partners’ credit facility was 3.28%.

The credit facility prohibits Hiland Partners from making distributions to unitholders if any default or event of default, as defined in the credit facility, has occurred and is continuing or would result from the distribution. In addition, the credit facility contains various covenants that limit, among other things, subject to certain exceptions and negotiated “baskets,” Hiland Partners’ ability to incur indebtedness, grant liens, make certain loans, acquisitions and investments, make any material changes to the nature of its business, amend its material agreements, including its Omnibus Agreement, which contains non-compete and indemnity provisions with affiliates, or enter into a merger, consolidation or sale of assets.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

The credit facility defines EBITDA as Hiland Partners’ consolidated net income (loss), plus income tax expense, interest expense, depreciation and amortization expense, amortization of intangibles and organizational costs, non-cash unit based compensation expense, and adjustments for non-cash gains and losses on specified derivative transactions and for other extraordinary items.

Upon the occurrence of an event of default as defined in the credit facility, the lenders may, among other things, be able to accelerate the maturity of the credit facility and exercise other rights and remedies as set forth in the credit facility.

The credit facility limits distributions to Hiland Partners’ unitholders to available cash, as defined by the agreement, and borrowings to fund such distributions are only permitted under the revolving working capital facility. The revolving working capital facility is subject to an annual “clean-down” period of 15 consecutive days in which the amount outstanding under the revolving working capital facility is reduced to zero.

As of December 31, 2008, Hiland Partners had $252.1 million outstanding under this credit facility and was in compliance with its financial covenants.

Hiland Partners GP, LLC Credit Facility

On May 1, 2006, Hiland Partners GP, LLC entered into an unsecured credit agreement under which it borrowed $35.0 million to purchase 761,714 common units and 15,545 general partner units from Hiland Partners. The loan was guaranteed by all Hiland Partners GP, LLC’s members and matured and was paid in full upon the completion of our initial public offering on September 25, 2006. Hiland Partners GP, LLC’s board of directors, as well as the conflicts committee of its board of directors, consisting of independent directors, approved the transaction.

Hiland Holdings Credit Facility

On September 25, 2006, concurrently with the closing of our initial public offering, we entered into a three-year $25.0 million secured revolving credit facility. The credit facility will permit us, if certain conditions are met, to increase borrowing capacity by up to an additional $25.0 million. The credit facility is secured by all of our ownership interests in Hiland Partners and its general partner, other than the 2% general partner interest and the incentive distribution rights.

The credit facility will mature on September 25, 2009, at which time all outstanding amounts thereunder become due and payable.

Indebtedness under the credit facility bears interest, at our option, at either (i) an alternate base rate plus an applicable margin ranging from 100 to 150 basis points per annum or (ii) LIBOR plus an applicable margin ranging from 200 to 250 basis points per annum in each case based on our ratio of consolidated funded debt to EBITDA. The alternate base rate is equal to the greatest of (a) the prime rate in effect on such day, (b) the base CD rate in effect on such day plus 1.50% and (c) the federal funds effective rate in effect on such day plus 1/2 of 1%. We have elected for the indebtedness to bear interest at LIBOR plus the applicable margin. A letter of credit fee will be payable for the aggregate amount of letters of credit issued under the credit facility at a percentage per annum equal to 2.0%. A commitment fee ranging from 25 to 50 basis points per annum based on our ratio of consolidated funded debt to EBITDA will be payable on the average daily unused portion of the credit facility for the quarter most recently ended. At December 31, 2008, the interest rate on outstanding borrowings from our credit facility was 2.96%.

The credit facility contains several covenants that, among other things, require the maintenance of two financial performance ratios, restrict the payment of distributions to unitholders, and require financial reports to be submitted periodically to the financial institutions.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

The credit facility also contains covenants requiring a maximum consolidated funded debt to EBITDA ratio of 3.0:1.0 for the four fiscal quarters most recently ended and a minimum interest coverage ratio of 3.0:1.0.

The amount we may borrow under the credit facility is limited to the lesser of: (i) 50% of the sum of the value of the Hiland Partners common and subordinated units and certain other assets held by us and certain of our subsidiaries at the end of each fiscal quarter and (ii) the maximum available amount of the credit facility (currently $25.0 million).

The credit facility prohibits us from making distributions to unitholders if any default or event of default, as defined in the credit facility, has occurred and is continuing or would result from the distribution. In addition, the credit facility contains various covenants that limit, among other things, subject to certain exceptions and negotiated “baskets,” our ability to incur indebtedness, grant liens, enter into agreements restricting our ability to grant liens on our assets or amend the credit facility, make certain loans, acquisitions and investments or enter into a merger, consolidation or sale of assets.

The credit facility limits distributions to our unitholders to our available cash, as defined in our partnership agreement. Restricted payments under the credit facility are subject to an annual “clean-down” period of 15 consecutive days in which the amount outstanding that relates to funding the restricted payments under the credit facility must be reduced to zero.

As of December 31, 2008, we had $0.7 million outstanding under this credit facility and were in compliance with our financial covenants. The outstanding $0.7 million, which matures on September 25, 2009, is included in accrued liabilities and other in the balance sheet.

Capital Lease Obligations

During the third quarter 2007, Hiland Partners incurred two separate capital lease obligation at its Bakken and Badlands gathering systems. Under the terms of a capital lease agreement for a rail loading facility and an associated products pipeline at Hiland Partners’ Bakken gathering system, Hiland Partners has agreed to repay a counterparty a predetermined amount over a period of eight years. Once fully paid, title to the leased assets will transfer to Hiland Partners no later than the end of the eight-year period commencing from the inception date of the lease. Hiland Partners also incurred a capital lease obligation to a counterparty for the aid to construct several electric substations at Hiland Partners’ Badlands gathering system which, by agreement, will be repaid in equal monthly installments over a period of five years.

During the years ended December 31, 2008 and 2007, Hiland Partners made principal payments of $534 and $296, respectively, on the above described capital lease obligations. The current portion of the capital lease obligations presented in the table above is included accrued liabilities and other in the balance sheet.

Note 9:	Share-Based Compensation

Hiland Holdings GP, LP Long Term Incentive Plan

Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings, adopted the Hiland Holdings GP, LP Long-Term Incentive Plan for its employees and directors of its general partner and employees of its affiliates. The long-term incentive plan consists of three components: unit options, restricted units and phantom units. The long-term incentive plan limits the number of units that are permitted to be delivered pursuant to awards to 2,160,000 units. The plan is administered by the board of directors of our general partner or the compensation committee of the board of directors of our general partner. The plan will expire upon the first to occur of its termination by the board of directors or the compensation committee, the date when no units remain available under the plan for awards or the tenth anniversary of the date the plan is approved by our unitholders. Awards then outstanding will continue pursuant to the terms of their grants.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

The board of directors of our general partner and the compensation committee of the board may terminate or amend the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Our board of directors and the compensation committee of the board also have the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted subject to unitholder approval as may be required by applicable law or stock exchange rules. However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant. Restricted common units granted vest and become exercisable in one-fourth increments on the anniversary of the grant date over four years. A restricted unit is a common unit that is subject to forfeiture, and upon vesting, the grantee receives a common unit that is not subject to forfeiture. Distributions on unvested restricted common units are held in trust by our general partner until the units vest, at which time the distributions are distributed to the grantee.

As provided for in the long-term incentive plan, each non-employee board member of Hiland Partners GP Holdings, LLC on each anniversary date of the initial award is entitled to receive an additional 1,000 restricted common units. Accordingly, we issued a total of 6,000 restricted units to our six non-employee board members during the year ended December 31, 2008. Also during the year ended December 31, 2008, a total of 4,500 restricted units issued to non-employee board members in 2006 and 2007 vested and were converted into common units. Non-cash unit based compensation expense related to restricted units issued is to be recognized over their respective four-year vesting period on the graded vesting attribution method. The following table summarizes information about our restricted units for the year ended December 31, 2008.

		Weighted Average
		Fair Value at
Restricted Units	Units	Grant Date ($)

Non-vested at January 1, 2008	15,000	$23.30
Granted	6,000	$20.74
Vested	(4,500)	$22.75
Forfeited or expired	—	—

Non-vested at December 31, 2008	16,500	$22.52

We recorded non-cash compensation expense related to the restricted units of $151, $150 and $16, respectively, during the years ended December 31, 2008, 2007 and 2006. We will record additional non-cash unit based compensation expense of $217 over the next four years.

Hiland Partners, LP Long Term Incentive Plan

Hiland Partners GP, LLC, the general partner of Hiland Partners adopted the Hiland Partners, LP Long-Term Incentive Plan for its employees and directors of its general partner and employees of its affiliates. The long-term incentive plan currently permits an aggregate of 680,000 common units to be issued with respect to unit options, restricted units, and phantom units granted under the plan. No more than 225,000 of the 680,000 common units may be issued with respect to vested restricted or phantom units. The plan is administered by the compensation committee of our general partner’s board of directors. The plan will continue in effect until the earliest of (i) the date determined by the board of directors of our general partner; (ii) the date common units are no longer available for payment of awards under the plan; or (iii) the tenth anniversary of the plan.

Hiland Partners GP, LLC’s board of directors or compensation committee may, in their discretion, terminate, suspend or discontinue the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Hiland Partners GP, LLC’s board of directors or its compensation committee also has the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted, subject to unitholder approval if required by the

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

exchange upon which the common units are listed at that time. No change in any outstanding grant may be made, however, that would materially impair the rights of the participant without the consent of the participant. Under the unit option grant agreement, granted options of common units will vest and become exercisable in one-third increments on the anniversary of the grant date over three years. Vested options are exercisable within the option’s contractual life of ten years after the grant date. Restricted common units granted vest and become exercisable in one-fourth increments on the anniversary of the grant date over four years. A restricted unit is a common unit that is subject to forfeiture, and upon vesting, the grantee receives a common unit that is not subject to forfeiture. Distributions on unvested restricted common units are held in trust by our general partner until the units vest, at which time the distributions are distributed to the grantee. Granted phantom common units are generally more flexible than restricted units and vesting periods and distribution rights may vary with each grant. A phantom unit is a common unit that is subject to forfeiture and is not considered issued until it vests. Upon vesting, holders of phantom units will receive (i) a common unit that is not subject to forfeiture, cash in lieu of the delivery of such unit equal to the fair market value of the unit on the vesting date, or a combination thereof, at the discretion of our general partner’s board of directors and (ii) the distributions held in trust, if applicable, related to the vested units.

Phantom Units

On February 4, 2008, Hiland Partners granted 7,500 phantom units to our Vice President — Business Development, Matthew S. Harrison, who on April 16, 2008, was appointed Chief Financial Officer. Mr. Harrison’s phantom units vest over a three-year period from the date of issuance and distributions on the phantom units will be held in trust by Hiland Partners’ general partner until the units vest. On February 4, 2009, 2,500 phantom units vested and Mr. Harrison settled 2,500 of the phantom units for 2,500 common units.

On August 7, 2008, Hiland Partners granted 7,500 phantom units to Mr. Kent C. Christopherson, our Chief Operations Officer, appointed on August 4, 2008. Mr. Christopherson’s phantom units vest over a four-year period from the dates of issuance and distributions are held in trust by Hiland Partners’ general partner until such units vest. Additionally, in 2008, Hiland Partners granted 7,300 phantom units to key employees.

A total of 7,031 phantom units awarded in 2007 vested during the year ended December 31, 2008, of which 5,227 phantom units were converted to common units resulting in contributions of $3 to Hiland Partners from its general partner to maintain its 2% ownership interest and 1,804 phantom units were redeemed.

The following table summarizes information about Hiland Partners’ phantom units for the year ended December 31, 2008.

		Weighted	Weighted
		Average	Average
		Fair Value	Fair Value at
		at Grant	Redemption
	Units	Date ($)	Date ($)

Unvested January 1, 2008	42,825	$50.12
Granted	22,300	$44.49
Vested and converted	(5,227)	$50.76
Vested and redeemed	(1,804)	$50.96	$33.46
Forfeited	(7,300)	$48.80

Unvested December 31, 2008	50,794	$47.74

During the year ended December 31, 2008 and 2007, Hiland Partners incurred non-cash unit based compensation expense of $1,149 and 249, respectively, related to the phantom units. As of December 31, 2008, there was $1,455 of total unrecognized cost related to the unvested phantom units which is to be is to be

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

recognized over a weighted average period of 2.9 years. At December 31, 2007, there was $1,721 of total unrecognized cost related to the unvested phantom units.

Restricted Units

During 2008, Hiland Partners issued a total of 1,000 restricted units each to its six non-employee board members of its general partner on their one-year anniversary dates, and accordingly, its general partner contributed $5 to Hiland Partners to maintain its 2% ownership interest. On the same anniversary dates of the six non-employee board members, 5,500 previously granted restricted units vested and were converted to common units. Additionally, 1,000 restricted units granted to key employees in 2006 vested and were converted to common units. On August 1, 2008, 375 restricted units granted in November 2006 were forfeited and cancelled and the associated accumulated distributions held in trust by Hiland Partners’ general partner were returned to Hiland Partners.

The following table summarizes information about Hiland Partners restricted units for the year ended December 31, 2008.

		Weighted
		Average
		Fair Value
		at Grant
Restricted Units	Units	Date ($)

Non-vested at January 1, 2008	19,375	$46.57
Granted	6,000	$43.97
Vested	(6,500)	$37.89
Forfeited or expired	(375)	$48.85

Non-vested at December 31, 2008	18,500	$48.73

Non-cash unit based compensation expense related to the restricted units was $356 and $537 for the years ended December 31, 2008 and 2007, respectively. As of December 31, 2008, there was $429 of total unrecognized cost related to the unvested restricted units. This cost is to be recognized over a weighted average period of 2.4 years. At December 31, 2007 there was $533 of total unrecognized cost related to the unvested restricted units.

Unit Options

The following table summarizes information about outstanding options with respect to Hiland Partners’ outstanding options for the year ended December 31, 2008.

			Weighted-
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
Options	Units	Price ($)	Term (Years)	Value ($)

Outstanding at January 1, 2008	75,041	$31.11
Granted	—
Exercised	(40,705)	$25.32		$975
Forfeited or expired	(1,000)	$40.11

Outstanding at December 31, 2008	33,336	$37.92	7.0

Exercisable at December 31, 2008	24,002	$37.01	6.8

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

There have been no unit options granted since March 2006. The weighted average grant date fair value of the 28,000 unit options granted during the year ended December 31, 2006 was $4.33 per unit. The weighted average grant date fair value of 167,500 unit options granted during the year ended December 31, 2005 was $5.30 per unit. The weighted average grant date fair value of 47,400 unit options vested during the year ended December 31, 2008 was $5.25 per unit.

The aggregate intrinsic value of options exercised were $975, $1,315 and $876 for the years ended December 31, 2008, 2007 and 2006, respectively.

On March 14, 2007, Randy Moeder, Hiland Partners past President, Chief Executive Officer and a director of its general partner announced his intention to resign. In connection with Mr. Moeder’s resignation, Hiland Partners and its general partner entered into a retention agreement with Mr. Moeder that allowed Mr. Moeder to continue his employment for a mutually agreeable period of time, but no longer than six months. Under the agreement, as long as Mr. Moeder continued his employment, a pro rata portion of his 10,666 unvested options to purchase our common units, issued to him on February 10, 2005, would vest. Accordingly, as required by SFAS 123R “Share-Based Payment,” as amended, on March 14, 2007 Hiland Partners recalculated the fair value of the remaining unvested options to purchase our common units as a modification of the options awarded to Mr. Moeder on February 10, 2005. The recalculated fair value of the options of $33.65 per unit was determined by using the American Binomial option pricing model.

On April 16, 2007, Mr. Moeder resigned and 1,899 of his 10,666 unvested options to purchase our common units vested. As a result of the recalculated fair value of $33.65 per unit, Hiland Partners recorded an additional $24 of expense for the period from March 15, 2007 through April 16, 2007. On the same day, Mr. Moeder forfeited his remaining 8,767 unvested unit options. The forfeiture of Mr. Moeder’s 8,767 unvested unit options reduced compensation expense for the period from April 1, 2007 through April 16, 2007 by $16. On April 19, 2007, Mr. Moeder exercised his 1,899 vested options to purchase our common units.

On April 14, 2006, 13,333 of the unit options issued on February 10, 2005, were forfeited. Hiland Partners assumed no forfeitures in its fair value calculations, as Hiland Partners believes this forfeiture is an isolated incident and is not indicative of the future. Compensation expense for the year ended December 31, 2006 has been reduced by $21 as a result of the forfeiture.

As a result of adopting SFAS 123R on the modified prospective basis beginning on January 1, 2006, Hiland Partners expensed $32, $165 and $354 in 2008, 2007 and 2006, respectively, related to unit options awarded in 2006 and 2005. Hiland Partners’ basic and diluted earnings per unit were each reduced by $0.04 for the year ended December 31, 2006 as a result of the additional compensation recognized under SFAS 123R.

Note 10:	Commitments and Contingencies

We maintain a defined contribution retirement plan for our employees under which we make discretionary contributions to the plan based on a percentage of eligible employees’ compensation. Contributions to the plan are 5.0% of eligible employees’ compensation and resulted in expenses for the years ended December 31, 2008, 2007 and 2006 of $320, $262 and $201, respectively.

Prior to January 1, 2007, we jointly participated with other affiliated companies in a self-insurance pool (the “Pool”) covering health and workers’ compensation claims made by employees up to the first $150 and $500, respectively, per claim. Any amounts paid above these were reinsured through third party providers. Premiums charged to us were based on estimated costs per employee of the Pool. Effective January 1, 2007, we obtained our own health and workers’ compensation insurance through third-party providers. Property and general liability insurance is also maintained through third-party providers with a $100 deductible on each policy.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

The operation of pipelines, plants and other facilities for gathering, compressing, treating, or processing natural gas, NGLs and other products is subject to stringent and complex laws and regulations pertaining to health, safety and the environment. Our management believes that compliance with federal, state or local environmental laws and regulations will not have a material adverse effect on our business, financial position or results of operations.

Although there are no regulatory proceedings in which we or Hiland Partners are currently involved, periodically we may be a party to regulatory proceedings. The results of regulatory proceedings cannot be predicted with certainty; however, our management believes that we presently do not have material potential liability in connection with regulatory proceedings that would have a significant financial impact on our consolidated financial condition, results of operations or cash flows.

We lease office space from a related entity (Note 12). We lease certain facilities, vehicles and equipment under operating leases, most of which contain annual renewal options. For the years ended December 31, 2008, 2007 and 2006, rent expense was $2,834, $2,285 and $779, respectively, under these leases.

A summary of contractual cash obligations as of December 31, 2008, including minimum future rental commitments under operating leases having non-cancelable lease terms in excess of one year, and leases renewed and entered into subsequent to year end but prior to financial statement issuance, is presented below:

	Payment Due by Period
	Total	Due in	Due in	Due in	Due in	Due in
Type of Obligation	Obligation	2009	2010	2011	2012	2013	Thereafter
			(In thousands)

Senior secured revolving credit facilities	$252,769	$705	$—	$252,064	$—	$—	$—
Estimated interest expense on credit facilities(1)	19,650	8,283	8,267	3,100	—	—	—
Capital lease obligations(2)	7,378	1,256	1,256	1,256	1,107	1,001	1,502
Operating leases, service agreements and other	3,959	1,700	858	465	299	211	426

Total contractual cash obligations	$283,756	$11,944	$10,381	$256,885	$1,406	$1,212	$1,928

(1)	Interest rates on the senior secured revolving credit facilities are variable. Estimated interest payments are based on the interest rates and the amounts outstanding as of December 31, 2008. For a discussion of ours and Hiland Partners’ senior secured revolving credit facilities, please read “— Credit Facility” below.

(2)	Contractual cash commitments on our capital lease obligations include $2,335 of interest expense.

Note 11:	Significant Customers and Suppliers

All of Hiland Partners’ revenues are domestic revenues. The following table presents Hiland Partners’ top midstream customers as a percent of total revenue for the periods indicated:

	For the Years Ended
	December 31,
	2008	2007	2006

Customer 1	16%	19%	14%
Customer 2	14%	6%	13%
Customer 3	11%	19%	20%
Customer 4	10%	9%	8%
Customer 5	9%	12%	4%

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

All of Hiland Partners’ purchases are from domestic sources. The following table presents Hiland Partners’ top midstream suppliers as a percent of total midstream purchases for the periods indicated:

	For the Years Ended December 31,
	2008	2007	2006

Supplier 1 (affiliated company)	42%	31%	32%
Supplier 2	18%	25%	24%
Supplier 3	15%	14%	13%

Note 12:	Related Party Transactions

Hiland Partners purchases natural gas and NGLs from affiliated companies. Purchases of product from affiliates totaled $116.7 million, $60.1 million, and $50.3 million for the years ended December 31, 2008, 2007 and 2006, respectively. Hiland Partners also sells natural gas and NGLs to affiliated companies. Sales of product to affiliates totaled $11.5 million, $3.5 million, and $4.1 million for the years ended December 31, 2008, 2007 and 2006, respectively. Compression revenues from affiliates were $4.8 million each for 2008, 2007 and 2006.

Accounts receivable-affiliates of 2,181 and $1,178 at December 31, 2008 and 2007, respectively, includes $2,083 and $1,090 from one affiliate for midstream sales.

Accounts payable-affiliates of $7,823 and $7,957 at December 31, 2008 and 2007, respectively, includes $6,682 and $7,094 due to one affiliate for midstream purchases.

Hiland Partners utilizes affiliated companies to provide services to its plants and pipelines and certain administrative costs. The total amount paid to these companies was $555, $525 and $353 during the years ended December 31, 2008, 2007 and 2006, respectively.

We lease office space under operating leases directly or indirectly from an affiliate. Rents paid associated with these leases totaled $157, $143 and $118 for the years ended December 31, 2008, 2007 and 2006 respectively.

Note 13:	Reportable Segments

Hiland Partners has distinct operating segments for which additional financial information must be reported. Hiland Partners operations are classified into two reportable segments:

(1) Midstream, which is the purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and fractionating and marketing of NGLs.

(2) Compression, which is providing air compression and water injection services for oil and gas secondary recovery operations that are ongoing in North Dakota.

These business segments reflect the way Hiland Partners manages its operations. Hiland Partners’ operations are conducted in the United States. General and administrative costs, which consist of executive management, accounting and finance, operations and engineering, marketing and business development, are allocated to the individual segments based on revenues.

Midstream assets totaled $411,220, $392,439 and $323,813 at December 31, 2008, 2007 and 2006, respectively. On the same dates, assets attributable to compression operations totaled $24,340, $27,847 and $31,385, respectively. All but $80 of the total capital expenditures of $58,455 for the year ended December 31, 2008 was attributable to midstream operations. All but $48 of the total capital expenditures of $90,953 for the year ended December 31, 2007 was attributable to midstream operations.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

The tables below present information about the operating income for the reportable segments for the years ended December 31, 2008, 2007 and 2006.

	Midstream	Compression
	Segment	Segment	Total

For the Year Ended December 31, 2008
Revenues	$383,180	$4,819	$387,999
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	276,600	—	276,600
Operations and maintenance	29,476	1,050	30,526
Depreciation and amortization	35,067	3,583	38,650
Bad debt	304	—	304
General and administrative	10,210	137	10,337

Total operating costs and expenses	351,657	4,770	356,417

Operating income	31,523	49	31,582

Other income (expense):
Interest and other income			357
Amortization of deferred loan costs			(663)
Interest expense			(13,674)
Minority interest in income of Hiland Partners, LP			(5,902)

Net income			$11,700

For the Year Ended December 31, 2007
Revenues	$273,224	$4,819	$278,043
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	195,212	—	195,212
Operations and maintenance	22,472	807	23,279
Depreciation and amortization	27,424	3,578	31,002
General and administrative	9,159	162	9,321

Total operating costs and expenses	254,267	4,547	258,814

Operating income	18,957	272	19,229

Other income (expense):
Interest and other income			445
Amortization of deferred loan costs			(499)
Interest expense			(11,371)
Minority interest in income of Hiland Partners, LP			(2,638)

Net income			$5,166

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

	Midstream	Compression
	Segment	Segment	Total

For the Year Ended December 31, 2006
Revenues	$214,867	$4,819	$219,686
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	156,193	—	156,193
Operations and maintenance	15,228	843	16,071
Depreciation and amortization	19,292	3,571	22,863
General and administrative	5,189	110	5,299

Total operating costs and expenses	195,902	4,524	200,426

Operating income	18,965	295	19,260

Other income (expense):
Interest and other income			323
Amortization of deferred loan costs			(513)
Interest expense			(6,543)
Minority interest in income of Hiland Partners, LP			(10,164)

Net income			$2,363

Note 14:	Selected Quarterly Financial Data — Unaudited

The following is a summary of selected quarterly financial data for the years ended December 31, 2008 and 2007:

	2008 Quarter
	1st	2nd		3rd		4th

Revenues	$91,479	$115,441		$115,753		$65,326
Operating income (loss)	4,192	(75	)*	21,337	*	6,128
Limited partners’ interest in net income (loss)	840	(1,108	)*	11,188	*	780
Net income (loss) per limited partner unit — basic	$0.04	$(0.05	)*	$0.52	*	$0.03

*	The second quarter includes a bad debt expense of $8,103 related to SemGroup, L.P. which was subsequently reduced to $304 by a $7,799 recovery in the third quarter. For a more detailed discussion on SemGroup, L.P., please read Item 7A. “Quantitative and Qualitative Disclosures about Market Risk — Credit Risk.”

	2007 Quarter
	1st	2nd	3rd	4th

Revenues	$61,054	$66,616	$67,636	$82,737
Operating income	3,396	4,109	5,766	5,958
Limited partners’ interest in net income	748	1,139	1,735	1,544
Net income per limited partner unit — basic and diluted	$0.03	$0.05	$0.08	$0.08

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

Note 15:	Net Income per Limited Partner Unit

The computation of net income per limited partners’ unit is based on the weighted-average number of common units outstanding during the period. The computation of diluted net income per limited partners’ unit further assumes the dilutive effect of restricted units. Net income per unit applicable to limited partners is computed by dividing net income applicable to limited partners by the weighted-average number of limited partnership units outstanding.

	Income
	Available to
	Limited	Limited
	Partners	Partner Units	Per Unit
	(Numerator)	(Denominator)	Amount
	(In thousands)

For the Year Ended December 31, 2008
Income per limited partner unit — basic:
Income available to limited partners	$11,700		$0.54
Weighted average limited partner units outstanding		21,604
Income per limited partner unit — diluted: Restricted units		5

Income available to limited partners plus assumed conversions	$11,700	21,609	$0.54

For the Year Ended December 31, 2007
Income per limited partner unit — basic:
Income available to limited partners	$5,166		$0.24
Weighted average limited partner units outstanding		21,601
Income per limited partner unit — diluted: Restricted units		7

Income available to limited partners plus assumed conversions	$5,166	21,608	$0.24

For the Year Ended December 31, 2006
Income per limited partner unit — basic:
Income available to limited partners	$1,956		$0.09
Weighted average limited partner units outstanding		2,600
Income per limited partner unit — diluted: Restricted units		1

Income available to limited partners plus assumed conversions	$1,956	2,601	$0.09

Note 16:	Partners’ Capital and Cash Distributions

Hiland Holdings

Hiland Holdings unitholders (limited partners) have only limited voting rights on matters affecting our operations and activities and, therefore, limited ability to influence our management’s decisions regarding our business. Unitholders did not select our general partner or elect the board of directors of our general partner and effectively have no right to select our general partner or elect its board of directors in the future. Unitholders’ voting rights are further restricted by our partnership agreement, which provides that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot be voted on any matter. In addition, our partnership agreement contains provisions limiting the ability of our unitholders to call meetings or to acquire information about our

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

operations, as well as other provisions limiting a unitholders’ ability to influence the manner or direction of our management.

Our partnership agreement requires that we distribute all of our cash on hand at the end of each quarter less reserves established at our general partner’s discretion. We refer to this as “available cash.” Initially our only cash-generating assets are our interests in Hiland Partners from which we receive quarterly distributions. The amount of available cash may be greater than or less than the minimum quarterly distributions.

All distributions paid by Hiland Holdings to common unitholders from January 1, 2007 forward, including amounts paid to affiliate owners, were as follows (in thousands, except per unit amounts):

	Per Unit Cash
	Distribution	Total Cash
Date Cash Distribution Paid	Amount	Distribution

02/19/07	$0.2075	$4,484
05/18/07	0.2075	4,484
08/17/07	0.2200	4,755
11/19/07	0.2300	4,972
02/19/08	0.2550	5,513
05/19/08	0.2800	6,053
08/19/08	0.3050	6,594
11/19/08	0.3175	6,866
02/18/09(a)	0.1000	2,162

	$2.1225	$45,883

(a)	This cash distribution was announced on January 26, 2009 and was paid on February 18, 2009 to all unitholders of record as of February 5, 2009.

Hiland Partners

The unitholders (limited partners) of Hiland Partners have only limited voting rights on matters affecting its operations and activities and, therefore, limited ability to influence its management’s decisions regarding its business. Unitholders did not select Hiland Partners GP, LLC as general partner or elect its board of directors and effectively have no right to select a general partner or elect its board of directors in the future. Unitholders’ voting rights are further restricted by Hiland Partners’ partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot be voted on any matter. In addition, Hiland Partners’ partnership agreement contains provisions limiting the ability of its unitholders to call meetings or to acquire information about its operations, as well as other provisions limiting a unitholder’s ability to influence the manner or direction of Hiland Partners’ management.

Hiland Partners’ partnership agreement requires that it distribute all of its cash on hand at the end of each quarter, less reserves established at Hiland Partners GP, LLC’s discretion. We refer to this as “available cash.” The amount of available cash may be greater than or less than the minimum quarterly distributions described below. In general, Hiland Partners will pay any cash distribution made each quarter in the following manner:

•	first, 98% to the common units, pro rata, and 2% to Hiland Partners GP, LLC, until each common unit has received a minimum quarterly distribution of $0.45 plus any arrearages from prior quarters;

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

•	second, 98% to the subordinated units, pro rata, and 2% to Hiland Partners GP, LLC, until each subordinated unit has received a minimum quarterly distribution of $0.45; and

•	third, 98% to all units, pro rata, and 2% to Hiland Partners GP, LLC, until each unit has received a distribution of $0.495.

If cash distributions per unit exceed $0.495 in any quarter, Hiland Partners GP, LLC as general partner will receive increasing percentages, up to a maximum of 50% of the cash Hiland Partners distributes in excess of that amount. We refer to these distributions as “incentive distributions.”

The distributions on the subordinated units may be reduced or eliminated if necessary to ensure the common units receive their minimum quarterly distribution. Subordinated units do not accrue arrearages. The subordination period will end with respect to certain portions of the subordinated units once Hiland Partners meets certain financial tests, but will not end with respect to all subordinated units before March 31, 2010. These financial tests require Hiland Partners to have earned and paid the minimum quarterly distribution on all of its outstanding units for three consecutive four-quarter periods. When the subordination period ends, all remaining subordinated units will convert into common units on a one-for-one basis and the common units will no longer be entitled to arrearages. Following Hiland Partners’ distribution on May 14, 2008, these financial tests were met for the immediate preceding three consecutive four-quarter periods, and accordingly, 25%, or 1,020,000, of the subordinated units were converted to common units on May 19, 2008. As of December 31, 2008, we own 3,060,000 subordinated units, which is all of, Hiland Partners’ subordinated units.

Presented below are cash distributions paid by Hiland Partners to common and subordinated unitholders, including amounts to affiliate owners and regular and incentive distributions paid to Hiland Partners GP, LLC for 2008 and 2007 (in thousands, except per unit amounts):

	Distribution	Common	Subordinated	General Partner		Total Cash
Distribution Paid	Amount	Units	Units	Regular	Incentive	Distribution

02/14/07	$0.7125	$3,694	$2,907	$150	$749	$7,500
05/15/07	0.7125	3,724	2,907	151	752	7,534
08/14/07	0.7325	3,837	2,989	158	932	7,916
11/14/07	0.7550	3,959	3,080	167	1,134	8,340
02/14/08	0.7950	4,169	3,243	182	1,492	9,086
05/14/08	0.8275	4,364	3,376	194	1,789	9,723
08/14/08	0.8625	5,446	2,639	208	2,107	10,400
11/14/08	0.8800	5,574	2,694	214	2,268	10,750
02/13/09(a)	0.4500	2,849	1,377	86	—	4,312

	$6.7275	$37,616	$25,212	$1,510	$11,223	$75,561

(a)	This cash distribution was announced on January 26, 2009 and was paid on February 13, 2009 to all unitholders of record as of February 5, 2009.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

Presented below are cash distributions paid by Hiland Partners to us and to Hiland Partners GP, LLC for 2008 and 2007 (in thousands, except per unit amounts):

	Per Unit Cash
	Distribution	Common	Subordinated	General Partner		Total Cash
Date Cash Distribution Paid	Amount	Units	Units	Regular	Incentive	Distribution

02/14/07	$0.7125	$927	$2,907	$150	$749	$4,733
05/14/07	0.7125	927	2,907	151	752	4,737
08/14/07	0.7325	953	2,989	158	932	5,032
11/14/07	0.7550	983	3,080	167	1,134	5,364
02/14/08	0.7950	1,035	3,243	182	1,492	5,952
05/14/08	0.8275	1,077	3,376	194	1,789	6,436
08/14/08	0.8625	2,003	2,639	208	2,107	6,957
11/14/08	0.8800	2,043	2,694	214	2,268	7,219
02/13/09(a)	0.4500	1,045	1,377	86	—	2,508

	$6.7275	$10,993	$25,212	$1,510	$11,223	$48,938

(a)	This cash distribution was announced on January 26, 2009 and was paid to us on February 13, 2009.

Note 17:	Supplemental Information

Following are the financial statements of Hiland Holdings which are included to provide additional information with respect to the Hiland Holdings’ financial position, results of operations and cash flows on a stand-alone basis.

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

HILAND HOLDINGS GP, LP

BALANCE SHEETS

	December 31,	December 31,
	2008	2007
	(In thousands, except unit amounts)

ASSETS
Current assets:
Cash and cash equivalents	$561	$105
Accounts receivable — affiliates	2	6
Other current assets	351	265

Total current assets	914	376
Investment in subsidiary	4,195	16,183
Property and equipment, net	3,304	3,753
Intangibles, net	5,138	5,835
Other assets, net	66	155

Total assets	$13,617	$26,302

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$363	$4
Accounts payable — affiliates	163	383
Other current liabilities	705	—

Total current liabilities	1,231	387
Long-term debt, net of current maturities	—	355
Partners’ equity
Common unitholders (21,607,500 and 21,603,000 units issued and outstanding at December 31, 2008 and December 31, 2007, respectively)	12,386	25,560

Total partners’ equity	12,641	25,560

Total liabilities and partners’ equity	$13,617	$26,302

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

HILAND HOLDINGS GP, LP

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007	2006
	(In thousands)

Operating costs and expenses:
Depreciation and amortization	$(1,147)	$(1,147)	$(733)
General and administrative expenses	(1,585)	(1,735)	(305)

Operating loss	(2,732)	(2,882)	(1,038)
Other income (expense):
Equity in earnings of affiliates	14,545	8,146	4,517
Interest and other income	12	15	—
Amortization of deferred loan costs	(89)	(89)	(106)
Interest expense	(36)	(24)	(1,010)

Other income (expense), net	14,432	8,048	3,401

Net income	$11,700	$5,166	$2,363
Less income attributable to predecessor	—	—	(407)

Limited partners’ interest in net income	$11,700	$5,166	$1,956

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

HILAND HOLDINGS GP, LP

STATEMENTS OF CASH FLOWS

	December 31,	December 31,	December 31,
	2008	2007	2006
	(In thousands)

Cash flows from operating activities:
Net income	$11,700	$5,166	$2,363
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,147	1,147	733
Amortization of deferred loan cost	89	89	106
Unit based compensation	151	499	49
Earnings in Hiland Partners, LP	(14,545)	(8,146)	(4,517)
(Increase) decrease in current assets:
Accounts receivable — affiliates	4	(6)	470
Other current assets	(86)	(45)	(220)
Increase (decrease) in current liabilities:
Accounts payable — trade	359	(124)	101
Accounts payable — affiliates	(220)	381	(179)
Accrued liabilities and other	—	(285)	(15)

Net cash provided by (used in) operating activities	(1,401)	(1,324)	(1,109)

Cash flows from investing activities:
Investment in subsidiaries	(31)	(27)	(35,040)
Cash distributions received from subsidiaries	26,564	19,867	2,888

Net cash provided by (used in) investing activities	26,533	19,840	(32,152)

Cash flows from financing activities:
Proceeds from public offering-net of underwriter discount			139,617
Proceeds from long-term borrowings	350	100	35,255
Payments on long-term borrowings	—	—	(35,000)
Debt issuance costs	(1)	—	(350)
Public offering costs	—	—	(1,810)
Cash distribution to controlling members for net assets of Hiland Partners, GP, LLC	—	—	(101,812)
Capital contributions	—	—	500
Cash distribution to members of Hiland Partners GP, LLC	—	—	(1,750)
Cash distribution to controlling members	—	—	(1,052)
Cash distributions to unitholders	(25,025)	(18,695)	(285)

Net cash provided by (used in) financing activities	(24,676)	(18,595)	33,313

Increase (decrease) for the period	456	(79)	52
Beginning of period	105	184	132

End of period	$561	$105	$184

Supplementary information
Cash paid for interest	$37	$23	$5

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

Note 18:	Subsequent Events (unaudited)

On January 15, 2009, the board of directors of the general partner of each of Hiland Holdings and Hiland Partners received a proposal from Harold Hamm to acquire all of the outstanding common units of each of Hiland Holdings and Hiland Partners that are not owned by Mr. Hamm, his affiliates or Hamm family trusts. Consummation of each transaction is conditioned upon the consummation of the other. The proposals contemplate a merger of each of Hiland Holdings and Hiland Partners with a separate new acquisition vehicle to be formed by Mr. Hamm and the Hamm family trusts. Under the terms proposed by Mr. Hamm, Hiland Holdings GP, LP unitholders would receive $3.20 in cash per common unit and Hiland Partners, LP unitholders would receive $9.50 in cash per common unit. Mr. Hamm is the Chairman of the board of directors of the general partner of each of Hiland Holdings and Hiland Partners. Mr. Hamm, either individually or together with his affiliates or the Hamm family trusts, beneficially owns 100% of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings, and approximately 61% of the outstanding common units of Hiland Holdings. Hiland Holdings owns 100% of Hiland Partners’ general partner and approximately 37% of Hiland Partners’ outstanding common units.

It is anticipated that the conflicts committee of the board of directors of the general partner of each of Hiland Holdings and Hiland Partners will consider the proposals. In reviewing the proposals, each conflicts committee has retained its own financial advisers and legal counsel to assist in its work. The boards of directors of the general partners of each of Hiland Holdings and Hiland Partners caution our unitholders and unitholders of Hiland Partners respectively, and others considering trading in the securities of Hiland Holdings and Hiland Partners, that each conflicts committee of the board of directors is reviewing its respective proposal and no decisions have been made by either conflicts committee of either board of directors with respect to the response of either us or Hiland Partners to the proposals. There can be no assurance that any agreement will be executed or that any transaction will be approved or consummated.

On February 26, 2009, a unitholder of Hiland Holdings and Hiland Partners filed a complaint alleging direct and derivative claims on behalf of a purported class of common unitholders of Hiland Holdings and Hiland Partners against Hiland Partners, Hiland Holdings, the general partner of each of Hiland Holdings and Hiland Partners, and certain members of the board of directors of each of Hiland Holdings and Hiland Partners in the Court of Chancery of the State of Delaware. The complaint challenges a proposal made by Harold Hamm to acquire all of the outstanding common units of each of Hiland Holdings and Hiland Partners that are not owned by Mr. Hamm, his affiliates or Hamm family trusts. The complaint alleges, among other things, that the consideration offered is unfair and grossly inadequate, that the conflicts committee of the board of directors of the general partner of each of Hiland Holdings and Hiland Partners cannot be expected to act independently, and that the management of Hiland Holdings and Hiland Partners has manipulated its public statements to depress the price of the common units of Hiland Holdings and Hiland Partners. The plaintiffs seek to enjoin Hiland Partners, Hiland Holdings, and their respective board members from proceeding with any transaction that may arise from Mr. Hamm’s going private proposal, along with compensatory damages. For more information on the going private proposal, please see Items 1. and 2. “Business and Properties — Recent Developments — Going Private Proposal.”

We cannot predict the outcome of this lawsuit, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuit. We dispute the merits of these claims and intend to vigorously defend against them. If the plaintiffs ultimately prevail in this lawsuit, our insurance coverage may not cover our total liabilities and expenses associated with the lawsuit as we have deductibles on certain aspects of the coverage. We currently hold insurance policies for the benefit of our current directors and officers.

On January 27, 2009, we received a Deficiency Letter from NASDAQ indicating that we no longer comply with the audit committee composition requirements as set forth in Marketplace Rule 4350(d), which

HILAND HOLDINGS GP, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 — (Continued)

requires Hiland Partners GP Holdings, LLC, our general partner, to have an audit committee of at least three independent members. Following the resignation of Shelby E. Odell from the board of directors of our general partner on January 21, 2009, the audit committee of our general partner consists of only two independent members. Mr. Odell resigned from the board of directors of our general partner so that he would be eligible to serve as a member of the conflicts committee of the board of directors of Hiland Partners’ general partner. In accordance with Marketplace Rule 4350(d)(4), NASDAQ has provided us a cure period to regain compliance until the earlier of our next annual unitholders’ meeting or January 21, 2010, or, if the next annual unitholders’ meeting is held before July 20, 2009, then we must evidence compliance no later than July 20, 2009.

On January 13, 2009 and January 15, 2009, Hiland Partners entered into financial swap instruments related to forecasted natural gas sales in 2010 whereby Hiland Partners receives a fixed price and pays a floating price based on Colorado Interstate Gas (“CIG”) basis differential to the contract NYMEX Henry Hub price for the relevant contract period as the underlying gas is sold. These series of derivative contracts related to forecasted natural gas sales in 2010 will be classified as cash flow hedges in accordance with SFAS 133 for the remainder of their respective contract periods.

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Annex J

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2009
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM TO

Commission file number: 001-33018

Hiland Holdings GP, LP
(Exact name of Registrant as specified in its charter)

DELAWARE	76-0828238
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

205 West Maple, Suite 1100 Enid, Oklahoma (Address of principal executive offices)	73701 (Zip Code)

(580) 242-6040
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

The number of the registrant’s outstanding equity units as of August 7, 2009 was 21,607,500 common units.

HILAND HOLDINGS GP, LP

2

HILAND HOLDINGS GP, LP

Consolidated Balance Sheets

	June 30,	December 31,
	2009	2008
	(Unaudited)
	(In thousands,
	except unit amounts)

ASSETS
Current assets:
Cash and cash equivalents	$4,248	$1,733
Accounts receivable:
Trade — net of allowance for doubtful accounts of $304	17,820	23,864
Affiliates	2,745	2,346

	20,565	26,210
Fair value of derivative assets	6,188	6,851
Other current assets	1,348	1,936

Total current assets	32,349	36,730
Property and equipment, net	349,473	349,159
Intangibles, net	37,702	40,780
Fair value of derivative assets	1,597	7,141
Other assets, net	1,464	1,750

Total assets	$422,585	$435,560

LIABILITIES AND PARTNERSHIP EQUITY
Current liabilities:
Accounts payable	$14,136	$22,833
Accounts payable — affiliates	5,236	7,823
Fair value of derivative liabilities	921	1,439
Accrued liabilities and other	6,362	3,168

Total current liabilities	26,655	35,263
Commitments and contingencies (Note 9)
Long-term debt	265,117	256,466
Fair value of derivative liabilities	147
Asset retirement obligation	2,560	2,483
Partners’ equity:
Common unitholders (21,607,500 units issued and outstanding)	4,862	12,386
Accumulated other comprehensive income	1,370	3,111

Total limited partners’ equity	6,232	15,497
Noncontrolling partners’ interest in Hiland Partners	121,874	125,851

Total partners’ equity	128,106	141,348

Total liabilities and partners’ equity	$422,585	$435,560

The accompanying notes are an integral part of these consolidated financial statements.

3

HILAND HOLDINGS GP, LP

Consolidated Statements of Operations
For the Three and Six Months Ended

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
	(In thousands, except per unit amounts)

Revenues:
Midstream operations
Third parties	$48,007	$112,214	$98,118	$201,467
Affiliates	867	2,022	1,899	3,043
Compression services, affiliate	1,205	1,205	2,410	2,410

Total revenues	50,079	115,441	102,427	206,920

Operating costs and expenses:
Midstream purchases (exclusive of items
shown separately below)	16,646	51,191	34,417	93,642
Midstream purchases — affiliate (exclusive
of items shown separately below)	10,353	36,882	23,798	63,049
Operations and maintenance	7,785	7,551	15,480	14,320
Depreciation, amortization and accretion	10,824	9,456	21,082	18,671
Property impairments	—	—	950	—
Bad debt	—	8,103	—	8,103
General and administrative	4,606	2,333	8,433	5,018

Total operating costs and expenses	50,214	115,516	104,160	202,803

Operating (loss) income	(135)	(75)	(1,733)	4,117

Other income (expense):
Interest and other income	68	73	81	177
Amortization of deferred loan costs	(172)	(168)	(343)	(324)
Interest expense	(2,691)	(3,130)	(5,049)	(6,636)

Other income (expense), net	(2,795)	(3,225)	(5,311)	(6,783)

Net loss	(2,930)	(3,300)	(7,044)	(2,666)
Less: Noncontrolling partners’ interest in loss of Hiland Partners	(395)	(2,192)	(1,610)	(2,398)

Limited Partners’ interest in net loss	$(2,535)	$(1,108)	$(5,434)	$(268)

Net loss per limited partners’ unit — basic	$(0.12)	$(0.05)	$(0.25)	$(0.01)

Net loss per limited partners’ unit — diluted	$(0.12)	$(0.05)	$(0.25)	$(0.01)

Weighted average limited partners’ units outstanding — basic	21,608	21,603	21,608	21,603

Weighted average limited partners’ units outstanding — diluted	21,608	21,603	21,608	21,603

The accompanying notes are an integral part of these consolidated financial statements.

4

HILAND HOLDINGS GP, LP

Consolidated Statements of Comprehensive Income
For the Three and Six Months Ended

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited, in thousands)

Net loss	$(2,930)	$(3,300)	$(7,044)	$(2,666)
Closed derivative transactions reclassified to income	(2,171)	3,028	(3,879)	5,083
Change in fair value of derivatives	(1,332)	(7,737)	950	(10,253)

Comprehensive loss	$(6,433)	$(8,009)	$(9,973)	$(7,836)
Less: Comprehensive loss attributable to noncontrolling interest in Hiland Partners	(1,816)	(4,106)	(2,798)	(4,506)

Comprehensive loss attributable to limited partners	$(4,617)	$(3,903)	$(7,175)	$(3,330)

The accompanying notes are an integral part of these consolidated financial statements.

5

HILAND HOLDINGS GP, LP

Consolidated Statements of Cash Flows
For the Six Months Ended

	June 30,	June 30,
	2009	2008
	(Unaudited,
	in thousands)

Cash flows from operating activities:
Net loss	$(7,044)	$(2,666)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,004	18,605
Accretion of asset retirement obligation	78	66
Property impairments	950	—
Amortization of deferred loan cost	343	324
(Gain) loss on derivative transactions	(247)	1,935
Net proceeds from settlement of derivative contracts	3,155	—
Unit based compensation	673	840
Bad debt	—	8,103
Gain on sale of assets	(3)	—
Increase in other assets	(48)	(146)
(Increase) decrease in current assets:
Accounts receivable — trade	6,044	(21,989)
Accounts receivable — affiliates	(399)	(1,773)
Other current assets	588	(951)
Increase (decrease) in current liabilities:
Accounts payable	(671)	11,218
Accounts payable — affiliates	(2,587)	7,454
Accrued liabilities and other	2,695	1,013

Net cash provided by operating activities	24,531	22,033

Cash flows from investing activities:
Purchases of property and equipment	(27,225)	(20,276)
Proceeds from disposals of property and equipment	12	6

Net cash used in investing activities	(27,213)	(20,270)

Cash flows from financing activities:
Proceeds from short-term borrowings	500	—
Proceeds from long-term borrowings	12,000	19,000
Payments on long-term borrowings	(3,000)	—
Increase in deferred offering cost	—	(7)
Debt issuance costs	(10)	(339)
Proceeds from Hiland Partners, LP unit options exercise	—	1,031
Redemption of vested phantom units	—	(35)
Distributions held in trust refunded to Hiland Partners on forfeited unvested restricted common units	22	—
Payments on capital lease obligations	(350)	(235)
Cash distributions to non-controlling partners of Hiland Partners, LP	(1,803)	(6,421)
Cash distributions to unitholders	(2,162)	(11,566)

Net cash provided by financing activities	5,197	1,428

Increase for the period	2,515	3,191
Beginning of period	1,733	10,602

End of period	$4,248	$13,793

Supplementary information
Cash paid for interest, net of amounts capitalized	$5,191	$6,437

The accompanying notes are an integral part of these consolidated financial statements.

6

HILAND HOLDINGS GP, LP

Consolidated Statement of Changes in Partners’ Equity
For the Six Months Ended June 30, 2009

			Noncontrolling
		Accumulated	Partners’
		Other	Interest in
	Common	Comprehensive	Hiland
	Unitholders	Income	Partners	Total
	(Unaudited, in thousands)

Balance, January 1, 2009	$12,386	$3,111	$125,851	$141,348
Periodic cash distributions	(2,162)	—	(1,803)	(3,965)
Unit based compensation	72	—	601	673
Distributions held in trust refunded to Hiland Partners on 4,250 forfeited unvested restricted common units	—	—	23	23
Other comprehensive income reclassified to income on closed derivative transactions	—	(2,307)	(1,572)	(3,879)
Change in fair value of derivatives	—	566	384	950
Net loss	(5,434)	—	(1,610)	(7,044)

Balance June 30, 2009	$4,862	$1,370	$121,874	$128,106

The accompanying notes are an integral part of this consolidated financial statement.

7

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THREE AND SIX MONTHS ENDED JUNE 30, 2009 and 2008
(in thousands, except unit information or unless otherwise noted)

Note 1:	Organization, Basis of Presentation and Principles of Consolidation

Unless the context requires otherwise, references to “we”, “us,” “our,” “Hiland Holdings” or the “Partnership” are intended to mean the consolidated business and operations of Hiland Holdings GP, LP. References to “Hiland Partners” are intended to mean the consolidated business and operations of Hiland Partners, LP and its subsidiaries.

Hiland Holdings GP, LP, a Delaware limited partnership, was formed in May 2006 to own Hiland Partners GP, LLC, the general partner of Hiland Partners, LP, and certain other common and subordinated units in Hiland Partners. Hiland Partners GP, LLC was formed in October 2004 to hold the 2% general partner ownership interest in Hiland Partners and serve as its general partner. Hiland Partners GP, LLC manages the operations of Hiland Partners. In connection with the closing of our initial public offering, all of the membership interests in Hiland Partners GP, LLC were contributed to us. Hiland Partners GP, LLC constitutes our predecessor.

Our general partner, Hiland Partners GP Holdings, LLC manages our operations and activities, including, among other things, paying our expenses and establishing the quarterly cash distribution levels for our common units and reserves that our general partner determines, in good faith, are necessary or appropriate to provide for the conduct of our business, to comply with applicable law, any of our debt instruments or other agreements or to provide for future distributions to our unitholders for any one or more of the upcoming four quarters.

Hiland Partners, a Delaware limited partnership, was formed in October 2004 to acquire and operate certain midstream natural gas plants, gathering systems and compression and water injection assets located in the states of Oklahoma, North Dakota, Wyoming, Texas and Mississippi that were previously owned by Continental Gas, Inc. (“CGI”) and Hiland Partners, LLC. Hiland Partners commenced operations on February 15, 2005, and concurrently with the completion of its initial public offering, CGI contributed a substantial portion of its net assets to Hiland Partners. The transfer of ownership of net assets from CGI to Hiland Partners represented a reorganization of entities under common control and was recorded at historical cost. CGI was formed in 1990 as a wholly owned subsidiary of Continental Resources, Inc. (“CLR”).

CGI operated in one segment, midstream, which involved the purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and fractionating and marketing of natural gas liquids, or NGLs. CGI historically owned all of Hiland Partners’ natural gas gathering, processing, treating and fractionation assets other than the Worland, Bakken, Kinta Area, Woodford Shale and North Dakota Bakken gathering systems. Hiland Partners, LLC historically owned the Worland gathering system and compression services assets, which Hiland Partners acquired on February 15, 2005, and the Bakken gathering system. Since its initial public offering, Hiland Partners has operated in midstream and compression services segments. On September 26, 2005, Hiland Partners acquired Hiland Partners, LLC, which at such time owned the Bakken gathering system, consisting of certain southeastern Montana gathering assets, for $92.7 million, $35.0 million of which was used to retire outstanding Hiland Partners, LLC indebtedness. On May 1, 2006, Hiland Partners acquired the Kinta Area gathering assets from Enogex Gas Gathering, L.L.C., consisting of certain eastern Oklahoma gas gathering assets, for $96.4 million. Hiland Partners financed this acquisition with $61.2 million of borrowings from its credit facility and $35.0 million of proceeds from the issuance to Hiland Partners GP, LLC, its general partner, of 761,714 common units and 15,545 general partner equivalent units, both at $45.03 per unit. Hiland Partners began construction of the Woodford Shale gathering system in the first quarter of 2007 and commenced initial start-up of its operations in April 2007. Construction on the North Dakota Bakken gathering system and processing plant began in October 2008 and became fully operational in May 2009. As of June 30, 2009, Hiland Partners has invested approximately $22.9 million in the North Dakota Bakken gathering system.

8

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

The unaudited financial statements for the three and six months ended June 30, 2009 and 2008 included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). The interim financial statements reflect all adjustments, which in the opinion of our management, are necessary for a fair presentation of our results for the interim periods. Such adjustments are considered to be of a normal recurring nature. Subsequent events have been evaluated through August 10, 2009. Results of operations for the three and six months ended June 30, 2009 are not necessarily indicative of the results of operations that will be realized for the year ending December 31, 2009. The accompanying consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Principles of Consolidation

Because we own the general partner of Hiland Partners, the consolidated financial statements include our accounts, the accounts of Hiland Partners GP, LLC and the accounts of Hiland Partners and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration and Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and receivables. Hiland Partners places cash and cash equivalents with high-quality institutions and in money market funds. Hiland Partners derives its revenue from customers primarily in the oil and gas and utility industries. These industry concentrations have the potential to impact Hiland Partners’ overall exposure to credit risk, either positively or negatively, in that its customers could be affected by similar changes in economic, industry or other conditions. However, we believe that the credit risk posed by this industry concentration is offset by the creditworthiness of Hiland Partners’ customer base. Hiland Partners’ portfolio of accounts receivable is comprised primarily of mid-size to large domestic corporate entities. The counterparties to Hiland Partners’ commodity based derivative instruments as of June 30, 2009 are BP Energy Company and Bank of Oklahoma, N.A. The counterparty to Hiland Partners’ interest rate swap as of June 30, 2009 is Wells Fargo Bank, N.A.

Fair Value of Financial Instruments

Our financial instruments, which require fair value disclosure, consist primarily of cash and cash equivalents, accounts receivable, financial derivatives, accounts payable and long-term debt. The carrying value of cash and cash equivalents, accounts receivable and accounts payable are considered to be representative of their respective fair values, due to the short maturity of these instruments. Derivative instruments are reported in the accompanying consolidated financial statements at fair value in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”). Fair value of our derivative instruments is determined based on management estimates through utilization of market data including forecasted forward natural gas and NGL prices as a function of forward New York Mercantile Exchange (“NYMEX”) natural gas and light crude prices and forecasted forward interest rates as a function of forward London Interbank Offered Rate (“LIBOR”) interest rates. The fair value of long-term debt approximates its carrying value due to the variable interest rate feature of such debt.

9

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Interest Rate Risk Management

Hiland Partners is exposed to interest rate risk on its variable rate bank credit facility. Hiland Partners manages a portion of the interest rate exposure by utilizing an interest rate swap to convert a portion of variable rate debt into fixed rate debt. The swap fixes the one month LIBOR rate at the indicated rates for a specified amount of related debt outstanding over the term of the swap agreement. Hiland Partners has elected to designate the interest rate swap as a cash flow hedge for SFAS 133 accounting treatment. Accordingly, unrealized gains and losses relating to the interest rate swap are recorded in accumulated other comprehensive income until the related interest rate expense is recognized in earnings. Any ineffective portion of the gain or loss is recognized in earnings immediately.

Commodity Risk Management

Hiland Partners engages in price risk management activities in order to minimize the risk from market fluctuation in the prices of natural gas and NGLs. To qualify as an accounting hedge, the price movements in the commodity derivatives must be highly correlated with the underlying hedged commodity. Gains and losses related to commodity derivatives that qualify as accounting hedges are recognized in income when the underlying hedged physical transaction closes and are included in the consolidated statement of operations as revenues from midstream operations. Gains and losses related to commodity derivatives that are not designated as accounting hedges or do not qualify as accounting hedges are recognized in income immediately and are included in revenues from midstream operations in the consolidated statement of operations.

SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. However, if a derivative does qualify for hedge accounting, depending on the nature of the hedge, changes in fair value can be offset against the change in fair value of the hedged item through earnings or recognized in other comprehensive income until such time as the hedged item is recognized in earnings. To qualify for cash flow hedge accounting, the cash flows from the hedging instrument must be highly effective in offsetting changes in cash flows due to changes in the underlying item being hedged. In addition, all hedging relationships must be designated, documented and reassessed periodically. SFAS 133 also provides that normal purchases and normal sales contracts are not subject to the statement. Normal purchases and normal sales are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold by the reporting entity over a reasonable period in the normal course of business.

Hiland Partners’ derivative financial instruments that qualify for hedge accounting are designated as cash flow hedges. The cash flow hedge instruments hedge the exposure of variability in expected future cash flows that is attributable to a particular risk. The effective portion of the gain or loss on these derivative instruments is recorded in accumulated other comprehensive income in partners’ equity and reclassified into earnings in the same period in which the hedged transaction closes. The assets or liabilities related to the derivative instruments are recorded on the balance sheet as fair value of derivative assets or liabilities. Any ineffective portion of the gain or loss is recognized in earnings immediately.

Long Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, Hiland Partners evaluates its long-lived assets of identifiable business activities for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such assets may not be recoverable. The determination of whether impairment has occurred is based on management’s estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value

10

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

of the assets and recording a provision for loss if the carrying value is greater than the fair value. For assets identified to be disposed of in the future, the carrying value of these assets is compared to the estimated fair value less the cost to sell to determine if impairment is required. Until the assets are disposed of, an estimate of the fair value is redetermined when related events or circumstances change.

When determining whether impairment of one of its long-lived assets has occurred, Hiland Partners must estimate the undiscounted future cash flows attributable to the asset or asset group. The estimate of cash flows is based on assumptions regarding the volume of reserves providing asset cash flow and future NGL product and natural gas prices. The amount of reserves and drilling activities are dependent in part on crude oil and natural gas prices. Projections of reserves and future commodity prices are inherently subjective and contingent upon a number of variable factors, including, but not limited to:

•	changes in general economic conditions in regions in which Hiland Partners’ assets are located;

•	the availability and prices of NGLs and NGL products and competing commodities;

•	the availability and prices of raw natural gas supply;

•	Hiland Partners’ ability to negotiate favorable marketing agreements;

•	the risks that third party oil and gas exploration and production activities will not occur or be successful;

•	Hiland Partners’ dependence on certain significant customers and producers of natural gas; and

•	competition from other midstream service providers and processors, including major energy companies.

Any significant variance in any of the above assumptions or factors could materially affect our cash flows, which could require us to record an impairment of an asset.

As a result of volume declines at natural gas gathering systems located in Texas and Mississippi, combined with significantly reduced natural gas prices, Hiland Partners recognized impairment charges of $950 in March 2009. No impairment charges were recognized during the three and six months ended June 30, 2008.

Net Income (Loss) per Limited Partners’ Unit

Net income (loss) per limited partners’ unit is computed based on the weighted-average number of common units outstanding during the period. The computation of diluted net income (loss) per limited partner unit further assumes the dilutive effect of restricted units. Net income (loss) per limited partners’ unit is computed by dividing net income (loss) applicable to limited partners by both the basic and diluted weighted-average number of limited partnership units outstanding.

Noncontrolling Partners’ Interest in Hiland Partners

The noncontrolling partners’ interest in Hiland Partners presented in partners’ equity on our consolidated balance sheets as of June 30, 2009 and December 31, 2008 reflects the outside ownership interest of Hiland Partners. This noncontrolling partners’ interest in Hiland Partners presented as “Minority interests” in the mezzanine section of the balance sheet at December 31, 2008 has been reclassified to the partners’ equity section on the consolidated balance sheet in accordance with SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). The noncontrolling partners’ interest in income (loss) of Hiland Partners is calculated by multiplying the noncontrolling partners’ proportionate ownership of limited partner units in Hiland Partners by the limited partners’ allocation of Hiland Partners’ net income (loss). Hiland Partners’ net income (loss) is allocated to its limited partners and its general partner based on the proportionate share of the cash distributions declared for the period, with

11

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

adjustments made for incentive distributions specifically allocated to its general partner. All amounts we have received from Hiland Partners’ issuance and sale of limited partner units have been recorded as increases to the noncontrolling partners’ interest in Hiland Partners in the partners’ equity section on the consolidated balance sheet.

Contributions to Subsidiary

The Partnership directly and indirectly owns all of the equity interests in Hiland Partners GP, LLC, the general partner of Hiland Partners. Hiland Partners GP, LLC is required to make contributions to Hiland Partners each time Hiland Partners issues common units or restricted common units in order to maintain its 2% general partner ownership in Hiland Partners. Contributions for the three and six months ended June 30, 2009 and 2008 were insignificant.

Recent Accounting Pronouncements

On June 30, 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 168, “The FASB Accounting Standards Codificationtm and The Hierarchy of Generally Accepted Accounting Principles” (“FASB ASC”), a replacement of SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. On the effective date, FASB ASC became the source of authoritative U.S. accounting and reporting standards for nongovernmental entities, in addition to guidance issued by the SEC, and preparers must begin to use the Codification for periods that begin on or about July 1, 2009. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. FASB ASC significantly changes the way financial statement preparers, auditors, and academics perform accounting research. The FASB expects that FASB ASC will reduce the amount of time and effort required to research an accounting issue, mitigate the risk of noncompliance with standards through improved usability of the literature, provide accurate information with real-time updates as new standards are released, and assist the FASB with the research efforts required during the standard-setting process. FASB ASC was adopted effective July 1, 2009 and will not have a material impact on our financial statements and disclosures therein.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events (“SFAS 165”). SFAS 165 requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of their financial statements. SFAS 165 is effective for interim and annual periods ending after June 15, 2009. SFAS No. 165 was adopted effective June 30, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 9, 2009, the FASB issued Staff Position No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FAS 107-1”). FAS 107-1 increases the frequency of fair value disclosures to a quarterly basis instead of annual basis. FAS 107-1 specifically relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet at fair value. FAS 107-1 is effective for interim and annual periods ending after June 15, 2009. FAS 107-1 was adopted effective June 30, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 1, 2009, the FASB issued Staff Position No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP141(R)-1”). FSP 141(R)-1 amends and clarifies SFAS 141, revised 2007, “Business Combinations” to address application issues on initial and subsequent recognition, measurement, accounting and disclosure of assets and liabilities arising from contingencies in a business combination. FSP 141(R)-1 is effective for assets and liabilities arising from contingencies in business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. FSP 141(R)-1 was adopted effective January 1, 2009 and did not have a material impact on our financial statements and disclosures therein.

12

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

On April 25, 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”. In determining the useful life of an acquired intangible asset, FSP 142-3 removes the requirement from SFAS 142 for an entity to consider whether renewal of the intangible asset requires significant costs or material modifications to the related arrangement. FSP 142-3 also replaces the previous useful life assessment criteria with a requirement that an entity considers its own experience in renewing similar arrangements. If the entity has no relevant experience, it would consider market participant assumptions regarding renewal. FSP 142-3 was adopted effective January 1, 2009 and will apply to future intangible assets acquired. We don’t believe the adoption of FSP 142-3 will have a material impact on our financial position, results of operations or cash flows.

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS 161 encourages, but does not require, comparative disclosures for periods prior to its initial adoption. SFAS 161 amended the qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS 133 and generally increased the level of aggregation/disaggregation required in an entity’s financial statements. SFAS 161 was adopted effective January 1, 2009 and did not have a material impact on our financial statements and disclosures therein.

On March 12, 2008, the Emerging Issues Task Force (“EITF”) reached consensus opinion on EITF Issue 07-4, “Application of the two-class method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships” (“EITF 07-4”), which the FASB ratified at its March 26, 2008 meeting. EITF 07-4 requires the calculation of a Master Limited Partnership’s (“MLPs”) net earnings per limited partner unit for each period presented according to distributions declared and participation rights in undistributed earnings as if all of the earnings for that period had been distributed. In periods with undistributed earnings above specified levels, the calculation per the two-class method results in an increased allocation of such undistributed earnings to the general partner and a dilution of earnings to the limited partners. EITF 07-4 is effective for fiscal years beginning after December 15, 2008, and is to be applied retrospectively to all periods presented. EITF 07-4 was adopted effective January 1, 2009 and did not have a significant impact on our financial statements and disclosures therein.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) amends and replaces SFAS 141, but retains the fundamental requirements in SFAS 141 that the purchase method of accounting be used for all business combinations and an acquirer be identified for each business combination. SFAS 141(R) provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the acquiree. SFAS 141(R) provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS 141(R) also determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) apply prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) was adopted effective January 1, 2009 and will apply to future business combinations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other

13

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. SFAS 159 was adopted effective January 1, 2008, at which time no financial assets or liabilities, not previously required to be recorded at fair value by other authoritative literature, were designated to be recorded at fair value. As such, the adoption of SFAS 159 did not have any impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 applies to derivatives and other financial instruments, which SFAS 133 requires be measured at fair value at initial recognition and for all subsequent periods. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We elected to implement SFAS 157 prospectively in the first quarter of 2008 with the one-year deferral permitted by FASB Staff Position (FSP) 157-2 for nonfinancial assets and nonfinancial liabilities measured at fair value, except those that are recognized or disclosed on a recurring basis (at least annually). The deferral applies to nonfinancial assets and liabilities measured at fair value in a business combination; impaired properties, plants and equipment; intangible assets and goodwill; and initial recognition of asset retirement obligations and restructuring costs for which we use fair value. SFAS 157 was adopted effective January 1, 2009 and did not have a material impact on our financial statements. See Note 6 “Fair Value Measurements.”

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards that require the ownership interests in subsidiaries held by parties other than the parent (minority interest) be clearly identified, labeled and presented in the consolidated balance sheet within equity, but separate from the parent’s equity. SFAS 160 requires the equity amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement and that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly as equity transactions. Consolidated net income and comprehensive income are now determined without deducting minority interest; however, earnings-per-share information continues to be calculated on the basis of the net income attributable to the parent’s shareholders. Additionally, SFAS 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. SFAS 160 was adopted effective January 1, 2009 and did not have a material impact on our financial position, results of operations or cash flows.

Certain adjustments have been made to prior period information to conform to current period presentation related to our adoption of SFAS 160, which establishes new accounting and reporting standards for the noncontrolling partners’ interest in Hiland Partners. Specifically, SFAS 160 requires the recognition of a noncontrolling interest (minority interests) as equity in the consolidated financial statements and separate from our limited partners’ equity. The amount of net income attributable to the noncontrolling interest will now be included in consolidated net income on the face of the statement of operations. SFAS 160 also includes

14

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

expanded disclosure requirements regarding our limited partners’ interest and the noncontrolling partners’ interest. The adoption of SFAS 160 on January 1, 2009 did not have a significant impact on our financial position, results of operations or cash flows. However, it did result in certain changes to our financial statement presentation, including the change in classification of noncontrolling interest (minority interests) from liabilities to equity on the consolidated balance sheet.

Upon adoption of SFAS 160 effective January 1, 2009, we reclassified $125,851 from minority interests liabilities to noncontrolling partners’ interest in Hiland Partners in our consolidated balance sheet as of December 31, 2008. In addition, we reclassified $2,192 and $2,398 of minority interest in loss of Hiland Partners to net loss attributable to noncontrolling partners’ interest in loss of Hiland Partners in our consolidated statement of operations for the three and six months ended June 30, 2008, respectively. Net income per limited partner unit has not been affected as a result of the adoption of SFAS 160.

Note 2:	Recent Events

On June 1, 2009, the Partnership and Hiland Partners (together with the Partnership, the “Hiland Companies”) signed separate definitive merger agreements with an affiliate of Harold Hamm, pursuant to which affiliates of Mr. Hamm have agreed to acquire for cash (i) all of the outstanding common units of Hiland Partners (other than certain restricted common units owned by officers and employees) not owned by the Partnership (the “Hiland Partners Merger”); and (ii) all of the outstanding common units of the Partnership (other than certain restricted common units owned by officers and employees) not owned by Mr. Hamm, his affiliates or the Hamm family trusts (the “Hiland Holdings Merger”). Upon consummation of the mergers, the common units of the Hiland Companies will no longer be publicly owned or publicly traded. In the mergers, the Partnership’s unitholders will receive $2.40 in cash for each common unit they hold and Hiland Partners’ unitholders will receive $7.75 in cash for each common unit they hold. Conflicts committees comprised entirely of independent members of the boards of directors of the general partners of the Partnership and Hiland Partners separately determined that the mergers are advisable, fair to and in the best interests of the applicable Hiland Company and its public unitholders. In determining to make their recommendations to the boards of directors, each conflicts committee considered, among other things, the fairness opinion received from its respective financial advisor. Based on the recommendation of its conflicts committee, the board of directors of the general partner of each of the Partnership and Hiland Partners has approved the applicable merger agreement and has recommended, along with its respective conflicts committee, that the public unitholders of the Partnership and Hiland Partners, respectively, approve the applicable merger. Consummation of the Hiland Partners Merger is subject to certain conditions, including the approval of holders of a majority of our outstanding common units not owned by Mr. Hamm, his affiliates and the Hamm family trusts, the absence of any restraining order or injunction, and other customary closing conditions. Additionally, the obligation of Mr. Hamm and his affiliates to complete the Hiland Holdings Merger is contingent upon the concurrent completion of the Hiland Partners Merger, and the Hiland Partners Merger is subject to closing conditions similar to those described above. There can be no assurance that the Hiland Holdings Merger or any other transaction will be approved or consummated.

On July 1, 2009, (i) the Partnership, Hiland Partners and its general partner, Hiland Partners GP, LLC (together with Hiland Partners, the “Hiland Companies”), Hiland Partners GP Holdings, LLC, our general partner, HH GP Holding, LLC, an affiliate of Harold Hamm, HLND MergerCo, LLC, a wholly-owned subsidiary of HH GP Holding, LLC, Harold Hamm, Chairman of the Hiland Companies, Joseph L. Griffin, Chief Executive Officer and President of the Hiland Companies, and Matthew S. Harrison, Chief Financial Officer, Vice President — Finance and Secretary of the Hiland Companies, in connection with the Agreement and Plan of Merger, dated June 1, 2009, among Hiland Partners, Hiland Partners GP, LLC, HH GP Holding, LLC, and HLND MergerCo, LLC filed a Transaction Statement on Schedule 13E-3 with the SEC and (ii) the Partnership, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC, HPGP MergerCo, LLC, Continental Gas Holdings, Inc. (an affiliate of Mr. Hamm) and Messrs. Hamm, Griffin and Harrison, in connection with the Agreement and Plan of Merger, dated June 1, 2009, among the Partnership, Hiland Partners GP Holdings,

15

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

LLC, HH GP Holding, LLC and HPGP MergerCo, LLC, also filed a Transaction Statement on Schedule 13E-3 with the SEC. Concurrently with the filing of these Schedule 13E-3s, the Partnership and Hiland Partners jointly filed a Preliminary Proxy Statement on Schedule 14A pursuant to the definitive version of which the boards of directors of the general partner of each of the Partnership and Hiland Partners will be soliciting proxies from unitholders of the Partnership and Hiland Partners in connection with the mergers of both Hiland Companies.

On July 10, 2009, the United States Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act with respect to the Hiland Partners Merger.

On June 26, 2009, Hiland Partners executed a series of hedging transactions that involved the unwinding of a portion of existing net “in-the-money” natural gas swaps and entered into a new 2010 Colorado Interstate Gas (“CIG”) natural gas swap. Hiland Partners received net proceeds of approximately $3.2 million from the unwinding of the net “in-the-money” positions, of which $3.0 million was used to reduce indebtedness under its senior secured revolving credit facility.

Three putative unitholder class action lawsuits have been filed relating to the proposed mergers with Mr. Hamm, his affiliates, and certain Hamm family trusts (the “Hamm Parties”). These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. C3-09-211-02. The lawsuits name as defendants the Partnership, Hiland Holdings, the general partner of each of the Partnership and Hiland Partners, and the members of the board of directors of each of the Partnership and Hiland Partners. The lawsuits challenge both the Hiland Partners Merger and the Hiland Holdings Merger. The lawsuits allege claims of breach of the Partnership Agreement and breach of fiduciary duty on behalf of (i) a purported class of common unitholders of the Partnership and (ii) a purported class of our common unitholders of Hiland Partners.

On July 10, 2009, the court in which the Oklahoma case is pending granted our motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the mergers. This Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by the Hamm Parties is unfair and inadequate, (ii) the members of the conflicts committees of the general partner of each of the Partnership and Hiland Partners that were charged with reviewing the proposals and making a recommendation to each committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Hiland Partners Merger or the Hiland Holdings Merger, and (iv) the disclosures in the Preliminary Proxy Statement filed by the Partnership and Hiland Partners are materially misleading. The Pasternack plaintiff seeks to preliminarily enjoin the defendants from proceeding with or consummating the mergers and seeks an order requiring defendants to supplement the Preliminary Proxy Statement with certain information. We cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits.

Additional information concerning these lawsuits may be found in the Preliminary Proxy Statement filed by the Partnership and Hiland Partners and, when filed, in the definitive joint proxy statement.

We and Hiland Partners have suspended quarterly cash distributions on common and subordinated units beginning with the first quarter distribution of 2009 due to the impact of lower commodity prices and reduced drilling activity on Hiland Partners current and projected throughput volumes, midstream segment margins and cash flows combined with future required levels of capital expenditures and the outstanding indebtedness under ours and Hiland Partners’ senior secured revolving credit facilities. Under the terms of Hiland Partners’

16

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

partnership agreement, Hiland Partners’ common units will carry an arrearage of $0.90 per unit, representing the minimum quarterly distribution to its common units for the first and second quarters of 2009 that must be paid before Hiland Partners’ can make distributions to the subordinated units.

Pursuant to the terms of our existing credit agreement, we elected to reduce the commitment level on the credit facility from $10.0 million to $3.0 million on August 7, 2009. Concurrently with the reduction of the commitment level to $3.0 million, the existing lenders under the credit facility assigned their interests in the facility to The Security National Bank of Enid and we entered into a first amended and restated senior secured credit agreement with The Security National Bank of Enid. The credit facility is secured by all of our ownership interests in Hiland Partners and its general partner, other than the 2% general partner interest and the incentive distribution rights. The credit facility will mature on December 31, 2009, at which time all outstanding amounts thereunder become due and payable. As our only cash-generating assets are our 2% general partner interest, all of the incentive distribution rights and a 57.4% limited partner interest in Hiland Partners, our cash flow is completely dependent upon the ability of Hiland Partners to make cash distributions to its partners, including us. Our credit facility matures on December 31, 2009, at which time all outstanding amounts thereunder will become due and payable. We believe the current availability on the credit facility will allow us to meet our current obligations and future expenses through maturity. We cannot assure that any refinancing of our credit facility can be successfully completed or, if completed, that the terms will be favorable to us. If we are unable to obtain a refinancing of our outstanding debt and Hiland Partners does not resume paying quarterly cash distributions in amounts necessary to satisfy our obligations, we may need to sell common units in Hiland Partners to satisfy our outstanding debt obligations and any current liabilities that we may incur in the operation of our business in the future. See Note 7 “Long-Term Debt.”

Note 3:	Property and Equipment and Asset Retirement Obligations

Property and equipment consisted of the following for the periods indicated:

	As of	As of
	June 30,	December 31,
	2009	2008

Land	$295	$295
Construction in progress	2,068	15,583
Midstream pipeline, plants and compressors	442,680	410,330
Compression and water injection equipment	19,417	19,391
Other	4,935	4,621

	469,395	450,220
Less: accumulated depreciation and amortization	119,922	101,061

	$349,473	$349,159

During the three and six months ended June 30, 2009, we capitalized interest of $42 and $104, respectively. We capitalized interest of $24 and $155 during the three and six months ended June 30, 2008, respectively. Hiland Partners recognized $950 of property impairment charges related to natural gas gathering systems in Texas and Mississippi during the six months ended June 30, 2009. Hiland Partners incurred no impairment charges during the six months ended June 30, 2008.

In accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”), we have recorded the fair value of liabilities for asset retirement obligations in the periods in which they are incurred and corresponding increases in the carrying amounts of the related long-lived assets. The asset retirement costs are subsequently allocated to expense using a systematic and rational method and the liabilities are accreted to measure the change in liability due to the passage of time. The provisions of

17

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

SFAS 143 primarily apply to dismantlement and site restoration of certain of Hiland Partners’ plants and pipelines. We have evaluated Hiland Partners’ asset retirement obligations as of June 30, 2009 and have determined that revisions in the carrying values are not necessary at this time.

The following table summarizes our activity related to asset retirement obligations for the indicated period:

Asset retirement obligation, January 1, 2009	$2,483
Less: obligation extinguished	(10)
Add: additions on leased locations	9
Add: accretion expense	78

Asset retirement obligation, June 30, 2009	$2,560

Note 4:	Intangible Assets

Intangible assets consist of the acquired value of customer relationships, existing contracts to purchase, gather and sell natural gas and other NGLs and compression contracts, which do not have significant residual value. The customer relationships and the contracts are being amortized over their estimated lives of ten years. We review intangible assets for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. If such a review should indicate that the carrying amount of intangible assets is not recoverable, we reduce the carrying amount of such assets to fair value based on the discounted probable cash flows of the intangible assets. No impairments of intangible assets were recorded during the three and six months ended June 30, 2009 or 2008.

Intangible assets consisted of the following for the periods indicated:

	As of	As of
	June 30,	December 31,
	2009	2008

Gas sales contracts	$32,564	$32,564
Compression contracts	18,515	18,515
Customer relationships	10,492	10,492

	61,571	61,571
Less accumulated amortization	23,869	20,791

Intangible assets, net	$37,702	$40,780

During each of the three months ended June 30, 2009 and 2008, we recorded $1,540 of amortization expense. During each of the six months ended June 30, 2009 and 2008, we recorded $3,079 of amortization expense. Estimated aggregate amortization expense for the remainder of 2009 is $3,080 and $6,157 for each of the four succeeding fiscal years from 2010 through 2013 and a total of $9,994 for all years thereafter.

Note 5:	Derivatives

Interest Rate Swap

Hiland Partners is subject to interest rate risk on its credit facility and has entered into an interest rate swap to reduce this risk. Hiland Partners entered into a one year interest rate swap agreement with its counterparty on October 7, 2008 for the period from January 2009 through December 2009 at a rate of 2.245% on a notional amount of $100.0 million. The swap fixes the one month LIBOR rate at 2.245% for the notional amount of debt outstanding over the term of the swap agreement. During the three and six months ended June 30, 2009, one month LIBOR interest rates were lower than the contracted fixed interest rate of

18

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

2.245%. Consequently, for the three and six months ended June 30, 2009, Hiland Partners incurred additional interest expense of $462 and $905, respectively, upon monthly settlements of the interest rate swap agreement.

The following table provides information about Hiland Partners’ interest rate swap at June 30, 2009 for the periods indicated:

			Fair Value
	Notional	Interest	Asset
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
July 2009 — December 2009	$100,000	2.245%	$(921)

Commodity Swaps

Hiland Partners has entered into certain derivative contracts that are classified as cash flow hedges in accordance with SFAS 133 which relate to forecasted natural gas sales in 2009 and 2010. Hiland Partners entered into these financial swap instruments to hedge forecasted natural gas sales against the variability in expected future cash flows attributable to changes in commodity prices. Under these swap agreements with its counterparties, Hiland Partners receives a fixed price and pays a floating price based on certain indices for the relevant contract period as the underlying natural gas is sold.

Hiland Partners formally documents all relationships between hedging instruments and the items being hedged, including its risk management objective and strategy for undertaking the hedging transactions. This includes matching the natural gas futures, the “sold fixed for floating price” or “buy fixed for floating price” contracts, to the forecasted transactions. Hiland Partners assesses, both at the inception of the hedge and on an ongoing basis, whether the derivatives are highly effective in offsetting changes in the fair value of hedged items. Highly effective is deemed to be a correlation range from 80% to 125% of the change in cash flows of the derivative in offsetting the cash flows of the hedged transaction. If it is determined that a derivative is not highly effective as a hedge or it has ceased to be a highly effective hedge, due to the loss of correlation between changes in natural gas reference prices under a hedging instrument and actual natural gas prices, Hiland Partners will discontinue hedge accounting for the derivative and subsequent changes in fair value for the derivative will be recognized immediately into earnings. Hiland Partners assesses effectiveness using regression analysis and ineffectiveness using the dollar offset method.

Derivatives are recorded on our consolidated balance sheet as assets or liabilities at fair value. For derivatives qualifying as hedges, the effective portion of changes in fair value is recognized in partners’ equity as accumulated other comprehensive income (loss) and reclassified to earnings when the underlying hedged physical transaction closes. The ineffective portions of qualifying derivatives are recognized in earnings as they occur. Actual amounts that will be reclassified will vary as a result of future changes in prices. Hedge ineffectiveness is recorded in income while the hedge contract is open and may increase or decrease until settlement of the contract. Realized cash gains and losses on closed/settled instruments and hedge ineffectiveness are reflected in the contract month being hedged as an adjustment to our midstream revenue.

On June 26, 2009, Hiland Partners unwound (cash settled) a 2010 coupled qualified hedge for a discounted net amount of $3,155 and entered into a new cash flow swap agreement for the same underlying forecasted natural gas sales which settle in the same monthly periods in 2010. The coupled qualified hedge Hiland Partners cash settled on June 26, 2009 consisted of a receipt of $4,499 from one counterparty offset by a payment of $1,344 to another counterparty. Of the $4,499 cash received, $3,571 had previously been recognized as midstream revenues in 2008 as the hedge, at that time, did not qualify for hedge accounting. The net unrecognized loss of $416 has been recorded to accumulated other comprehensive income and will be recorded as reductions in midstream revenues as the hedged transactions settle in 2010. Under the terms of the new derivative contract, Hiland Partners receives a fixed price of $5.08 and pays a floating CIG index price for the same relevant volumes and contract period as the underlying natural gas is sold.

19

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Presented in the table below is information related to Hiland Partners’ derivatives for the indicated periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net gains (losses) on closed/settled transactions reclassified from (to) accumulated other comprehensive income	$2,171	$(3,028)	$3,879	$(5,083)
Increases (decreases) in fair values of open derivatives recorded to (from) accumulated other comprehensive income	$(1,332)	$(7,737)	$950	$(10,253)
Unrealized non-cash gains (losses) on ineffective portions of qualifying derivative transactions	$(137)	$(22)	$247	$(5)
Unrealized non-cash gains on non-qualifying derivatives	$—	$(1,512)	$—	$(1,930)

At June 30, 2009, Hiland Partners’ accumulated other comprehensive income was $2,304. Of this amount, Hiland Partners anticipates $4,003 will be reclassified to earnings during the next twelve months and $(1,699) will be reclassified to earnings in subsequent periods.

The fair value of derivative assets and liabilities are as follows for the indicated periods:

	As of	As of
	June 30,	December 31,
	2009	2008

Fair value of derivative assets — current	$6,188	$6,851
Fair value of derivative assets — long term	1,597	7,141
Fair value of derivative liabilities — current	(921)	(1,439)
Fair value of derivative liabilities — long term	(147)	—

Net fair value of derivatives	$6,717	$12,553

The terms of Hiland Partners’ derivative contracts currently extend as far as December 2010. The counterparties to Hiland Partners’ commodity-based derivative instruments are BP Energy Company and Bank of Oklahoma, N.A. The counterparty to Hiland Partners’ interest rate swap is Wells Fargo Bank, N.A.

The following table provides information about Hiland Partners’ commodity derivative instruments at June 30, 2009 for the periods indicated:

		Average
		Fixed	Fair Value
Description and Production Period	Volume	Price	Asset
	(MMBtu)	(Per MMBtu)

Natural Gas — Sold Fixed for Floating Price Swaps
July 2009 — June 2010	2,136,000	$7.01	$6,188
July 2010 — December 2010	1,068,000	$6.73	1,450

			$7,638

Note 6:	Fair Value Measurements

We adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”) beginning in the first quarter of 2008. We adopted FSP 157-2 for nonfinancial assets and nonfinancial liabilities measured at fair value, except those that are recognized or disclosed on a recurring basis (at least annually) effective January 1, 2009, which

20

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

applies to nonfinancial assets and liabilities measured at fair value in a business combination; impaired properties, plants and equipment; intangible assets and goodwill; and initial recognition of asset retirement obligations and restructuring costs for which we use fair value. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in GAAP such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value.

SFAS 133 requires derivatives and other financial instruments be measured at fair value at initial recognition and for all subsequent periods. We use the fair value methodology outlined in SFAS 157 to value assets and liabilities for our outstanding fixed price cash flow swap derivative contracts. Valuations of our natural gas derivative contracts are based on published forward price curves for natural gas and, as such, are defined as Level 2 fair value hierarchy assets and liabilities. We value our interest rate-based derivative on a comparative mark-to-market value received from our counterparty and, as such, is defined as Level 3. The following table represents the fair value hierarchy for Hiland Partners’ assets and liabilities measured at fair value on a recurring basis at June 30, 2009:

	Level 1	Level 2	Level 3	Total

Commodity — based derivative assets	$—	$7,785	$—	$7,785
Commodity — based derivative liabilities	—	(147)	—	(147)
Interest — based derivative liabilities	—	—	(921)	(921)

Total	$—	$7,638	$(921)	$6,717

The following table provides a summary of changes in the fair value of Hiland Partners’ Level 3 interest rate-based derivatives for the six months ended June 30, 2009:

Balance, January 1, 2009	$(1,439)
Cash settlements from other comprehensive income	906
Change in fair value of derivative	(388)

Balance, June 30, 2009	$(921)

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” Hiland Partners reviews properties for impairment when events and circumstances indicate a possible decline in the recoverability of the carrying value of such property. Hiland Partners compares each property’s estimated expected future cash flows to the carrying amount of the property to determine if the carrying amount is recoverable. If the carrying amount of the property exceeds its estimated undiscounted future cash flows, the carrying amount of the property is reduced to its estimated fair value. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and include estimates of future oil and gas reserves, commodity prices based on commodity futures price strips as of the date of the estimate, operating and development costs, and a risk-adjusted discount rate.

21

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

As a result of volume declines combined with significantly reduced natural gas prices, Hiland Partners determined that carrying amounts totaling approximately $950 related to natural gas gathering systems located in Texas and Mississippi were not recoverable from future cash flows and, therefore, were impaired at March 31, 2009. Hiland Partners reduced the carrying amounts of these nonrecurring level 3 hierarchy assets to their estimated fair values of approximately $249 by using the discounted cash flow method described above, as comparable market data was not available.

Note 7:	Long-Term Debt

Long-term debt consisted of the following for the indicated periods:

	As of	As of
	June 30,	December 31,
	2009	2008

Hiland Partners-revolving credit facility	$261,064	$252,064
Hiland Holdings-revolving credit facility	1,205	705
Capital lease obligations	4,701	5,051

	266,970	257,820
Less current portion:
Capital lease obligations	648	649
Hiland Holdings-revolving credit facility	1,205	705

Long-term debt	$265,117	$256,466

Hiland Partners Credit Facility

Hiland Partners borrowing capacity under its senior secured revolving credit facility, as amended, is $300 million consisting of a $291 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”) and a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distributions (the “Working Capital Facility”).

In addition, Hiland Partners senior secured revolving credit facility provides for an accordion feature, which permits Hiland Partners, if certain conditions are met, to increase the size of the Acquisition Facility by up to $50 million and allows for the issuance of letters of credit of up to $15 million in the aggregate. The credit facility will mature in May 2011. At that time, the agreement will terminate and all outstanding amounts thereunder will be due and payable.

Due to lower natural gas and NGL prices and the impact of reduced drilling activity on Hiland Partners’ current and projected throughput volumes, Hiland Partners believes that cash generated from operations will decrease for the remainder of 2009 relative to comparable periods in 2008. Hiland Partners’ senior secured revolving credit facility requires Hiland Partners to meet certain financial tests, including a maximum consolidated funded debt to EBITDA covenant ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that Hiland Partners makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such permitted acquisition or capital expenditure occurs. Hiland Partners met the permitted capital expenditure requirements for the four quarter period ended March 31, 2009 and elected to increase the ratio to 4.75:1.0 on March 31, 2009 for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009. During this step-up period, the applicable margin with respect to loans under the credit facility increases by 35 basis points per annum and the unused commitment fee increases by 12.5 basis points per annum. The ratio will revert back to 4.0:1.0 for the quarter ended December 31, 2009. If commodity prices do not significantly improve above the

22

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

current forward prices for 2009, the Partnership could be in violation of the maximum consolidated funded debt to EBITDA covenant ratio as early as September 30, 2009, unless this ratio is amended, Hiland Partners receives an infusion of equity capital, Hiland Partners’ debt is restructured or Hiland Partners is able to monetize “in-the-money” hedge positions. Management is continuing extensive discussions with certain lenders under the credit facility as to ways to address a potential covenant violation. While no potential solution has been agreed to, Hiland Partners expects that any solution will require the assessment of fees and increased rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by Hiland Partners and the suspension of distributions for a certain period of time. There can be no assurance that any such agreement will be reached with the lenders, that any required equity or debt financing will be available to Hiland Partners, or that Hiland Partners’ hedge positions will be “in-the-money.”

Upon the occurrence of an event of default as defined in the credit facility, the lenders may, among other things, be able to accelerate the maturity of the credit facility and exercise other rights and remedies as set forth in the credit facility.

Hiland Partners’ obligations under the credit facility are secured by substantially all of its assets and guaranteed by Hiland Partners, and all of its subsidiaries, other than Hiland Operating, LLC, its operating company, which is the borrower under the credit facility.

Indebtedness under Hiland Partners’ credit facility will bear interest, at its option, at either (i) an Alternate Base Rate plus an applicable margin ranging from 50 to 125 basis points per annum or (ii) LIBOR plus an applicable margin ranging from 150 to 225 basis points per annum based on its ratio of consolidated funded debt to EBITDA. The Alternate Base Rate is a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the base CD rate in effect on such day plus 1.50% and (c) the Federal Funds effective rate in effect on such day plus 1/2 of 1%. Hiland Partners has elected for the indebtedness to bear interest at LIBOR plus the applicable margin. A letter of credit fee will be payable for the aggregate amount of letters of credit issued under the credit facility at a percentage per annum equal to 1.0%. An unused commitment fee ranging from 25 to 50 basis points per annum based on Hiland Partners’ ratio of consolidated funded debt to EBITDA will be payable on the unused portion of the credit facility. During the step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. At June 30, 2009, the interest rate on outstanding borrowings from Hiland Partners’ credit facility was 2.92%.

Hiland Partners is subject to interest rate risk on its credit facility and has entered into an interest rate swap to reduce this risk. See Note 5 “Derivatives” for a discussion of Hiland Partners’ interest rate swap.

The credit facility prohibits Hiland Partners from making distributions to unitholders if any default or event of default, as defined in the credit facility, has occurred and is continuing or would result from such distributions. In addition, the credit facility contains various covenants that limit, among other things, subject to certain exceptions and negotiated “baskets,” Hiland Partners’ ability to incur indebtedness, grant liens, make certain loans, acquisitions and investments, make any material changes to the nature of its business, amend its material agreements, including its Omnibus Agreement, which contains non-compete and indemnity provisions with affiliates, or enter into a merger, consolidation or sale of assets.

The credit facility defines EBITDA as Hiland Partners’ consolidated net income (loss), plus income tax expense, interest expense, depreciation, amortization and accretion expense, amortization of intangibles and organizational costs, non-cash unit based compensation expense, and adjustments for non-cash gains and losses on specified derivative transactions and for other extraordinary or non-recurring items.

The credit facility limits distributions to Hiland Partners’ unitholders to available cash, as defined by the agreement, and borrowings to fund such distributions are only permitted under the revolving working capital facility. The revolving working capital facility is subject to an annual “clean-down” period of 15 consecutive days in which the amount outstanding under the revolving working capital facility is reduced to zero.

23

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

As of June 30, 2009, Hiland Partners had $261.1 million outstanding under this credit facility and was in compliance with its financial covenants. Hiland Partners’ EBITDA to interest expense ratio was 4.95 to 1.0 and its consolidated funded debt to EBITDA ratio was 4.40 to 1.0.

Hiland Holdings Credit Facility

On September 25, 2006, concurrently with the closing of our initial public offering, we entered into a three-year $25.0 million senior secured credit facility. Pursuant to the terms of the agreement, we elected to reduce the commitment level on the credit facility to $10.0 million effective May 15, 2009 and we elected to further reduce the commitment level on the credit facility to $3.0 million on August 7, 2009. Concurrently with the reduction of the commitment level to $3.0 million, the existing lenders under the credit facility assigned their interests in the facility to The Security National Bank of Enid and we entered into a first amended and restated senior secured credit agreement with The Security National Bank of Enid. The credit facility is secured by all of our ownership interests in Hiland Partners and its general partner, other than the 2% general partner interest and the incentive distribution rights. The credit facility will mature on December 31, 2009, at which time all outstanding amounts thereunder become due and payable.

Indebtedness under the credit facility bears interest at the prime rate plus 1% per annum, but in no event less than 5% per annum, to be adjusted as changes occur in the prime rate. At August 7, 2009, the interest rate on outstanding borrowings from our credit facility was 5.0%.

The credit facility contains several covenants that, among other things, require the maintenance of a debt-to-worth ratio and require financial reports to be submitted periodically. The credit facility also contains various covenants that limit, among other things, subject to certain exceptions, our ability to grant liens, enter into agreements restricting our ability to grant liens on our assets or amend the credit facility, make certain loans, acquisitions and investments or enter into a merger, consolidation or sale of assets.

The amount we may borrow under the credit facility is limited to the lesser of: (i) 50% of the sum of the value of the Hiland Partners common and subordinated units and (ii) the maximum available amount of the credit facility (currently $3.0 million). For purposes of this calculation, the value of (i) the Hiland Partners common units on any date shall be the closing price for such units as reflected on the NASDAQ National Market on any date and (ii) the Hiland Partners subordinated units on any date shall be deemed to equal 85% of the value of the Hiland Partners common units on such date. At August 7, 2009, the borrowing base was $3.0 million.

As of August 7, 2009, we had $2.5 million outstanding under this credit facility and were in compliance with our debt-to-worth ratio covenant. As of June 30, 2009, we had $1.2 million outstanding under our prior credit facility and were in compliance with our financial covenants. The outstanding $1.2 million at June 30, 2009, which now matures on December 31, 2009, is included in accrued liabilities and other in the balance sheet.

Capital Lease Obligations

Hiland Partners is obligated under two separate capital lease agreements entered into with respect to its Bakken and Badlands gathering systems in the third quarter of 2007. Under the terms of a capital lease agreement for a rail loading facility and an associated products pipeline at its Bakken gathering system, Hiland Partners is repaying a counterparty a predetermined amount over a period of eight years. Once fully paid, title to the leased assets will transfer to Hiland Partners no later than the end of the eight-year period commencing from the inception date of the lease. Hiland Partners also incurred a capital lease obligation to a counterparty for the aid to construct several electric substations at its Badlands gathering system which, by agreement, is being repaid in equal monthly installments over a period of five years.

24

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

During the three and six months ended June 30, 2009, Hiland Partners made principal payments of $185 and $350, respectively, on the above described capital lease obligations. The current portion of the capital lease obligations presented in the table above is included in accrued liabilities and other in the balance sheet.

Note 8:	Share-Based Compensation

Hiland Holdings GP, LP Long Term Incentive Plan

Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings, adopted the Hiland Holdings GP, LP Long-Term Incentive Plan for its employees and directors of its general partner and employees of its affiliates. The long-term incentive plan consists of three components: unit options, restricted units and phantom units. The long-term incentive plan limits the number of units that are permitted to be delivered pursuant to awards to 2,160,000 units. The plan is administered by the board of directors of our general partner or the compensation committee of the board of directors of our general partner. The plan will expire upon the first to occur of its termination by the board of directors or the compensation committee, the date when no units remain available under the plan for awards or the tenth anniversary of the date the plan is approved by our unitholders. Awards then outstanding will continue pursuant to the terms of their grants.

The board of directors of our general partner and the compensation committee of the board may terminate or amend the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Our board of directors and the compensation committee of the board also have the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted subject to unitholder approval as may be required by applicable law or stock exchange rules. However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant. Restricted common units granted vest and become exercisable in one-fourth increments on the anniversary of the grant date over four years. A restricted unit is a common unit that is subject to forfeiture, and upon vesting, the grantee receives a common unit that is not subject to forfeiture. Distributions on unvested restricted common units are held in trust by our general partner until the units vest, at which time the distributions are distributed to the grantee.

As provided for in the long-term incentive plan, each non-employee board member of Hiland Partners GP Holdings, LLC on each anniversary date of the initial reward is entitled to receive an additional 1,000 restricted common units. We issued no restricted units during the three and six months ended June 30, 2009. Non-cash unit based compensation expense related to restricted units issued is to be recognized over their respective four-year vesting period on the graded vesting attribution method. As of June 30, 2009, we have 16,500 unvested restricted units outstanding with a weighted average fair value at grant date of $22.52 per unit.

We recorded non-cash compensation expense related to the restricted units of $36 and $72 for the three and six months ended June 30, 2009, respectively, and $38 and $77 for the three and six months ended June 30, 2008, respectively. We will record additional non-cash unit based compensation expense of $145 over the next four years.

Hiland Partners, LP Long Term Incentive Plan

Hiland Partners GP, LLC, the general partner of Hiland Partners, adopted the Hiland Partners, LP Long-Term Incentive Plan for its employees and directors of its general partner and employees of its affiliates. The long-term incentive plan currently permits an aggregate of 680,000 of Hiland Partners common units to be issued with respect to unit options, restricted units and phantom units granted under the plan. No more than 225,000 of the 680,000 common units may be issued with respect to vested restricted or phantom units. The plan is administered by the compensation committee of Hiland Partners GP, LLC’s board of directors. The plan will continue in effect until the earliest of (i) a date determined by the board of directors of the general

25

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

partner; (ii) the date that common units are no longer available for payment of awards under the plan; or (iii) the tenth anniversary of the plan.

Hiland Partners GP, LLC’s board of directors or compensation committee may, in their discretion, terminate, suspend or discontinue the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Hiland Partners GP, LLC’s board of directors or its compensation committee also has the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted, subject to unitholder approval if required by the exchange upon which the common units are listed at that time. No change in any outstanding grant may be made, however, that would materially impair the rights of the participant without the consent of the participant. Under the unit option grant agreement, granted options of common units vest and become exercisable in one-third increments on the anniversary of the grant date over three years. Vested options are exercisable within the option’s contractual life of ten years after the grant date. Restricted common units granted vest and become exercisable in one-fourth increments on the anniversary of the grant date over four years. A restricted unit is a common unit that is subject to forfeiture, and upon vesting, the grantee receives a common unit that is not subject to forfeiture. Distributions on unvested restricted common units are held in trust by Hiland Partners’ general partner until the units vest, at which time the distributions are distributed to the grantee. Granted phantom common units are generally more flexible than restricted units and vesting periods and distribution rights may vary with each grant. A phantom unit is a common unit that is subject to forfeiture and is not considered issued until it vests. Upon vesting, holders of phantom units will receive (i) a common unit that is not subject to forfeiture, cash in lieu of the delivery of such unit equal to the fair market value of the unit on the vesting date, or a combination thereof, at the discretion of Hiland Partners’ general partner’s board of directors and (ii) the distributions held in trust, if applicable, related to the vested units.

Phantom Units.  On June 19, 2009, 2,500 phantom units awarded to our Chief Executive Officer in June 2007 vested and were converted to common units. On April 1, 2009, our former Chief Commercial Officer retired and forfeited 3,750 phantom units.

The following table summarizes information about Hiland Partners’ phantom units for the six months ended June 30, 2009:

		Weighted
		Average
		Fair Value
		per Unit
		at Grant
Phantom Units	Units	Date ($)

Unvested at January 1, 2009	50,794	$47.74
Granted	—
Vested and converted	(5,625)	$51.65
Forfeited	(5,050)	$45.11

Unvested at June 30, 2009	40,119	$47.53

During the three and six months ended June 30, 2009, Hiland Partners incurred non-cash unit based compensation expense of $219 and $463, respectively, related to phantom units. During the three and six months ended June 30, 2008, Hiland Partners incurred non-cash unit based compensation expense of $301 and $580, respectively, related to phantom units. Hiland Partners will recognize additional expense of $992 over the next four years, and the additional expense is to be recognized over a weighted average period of 2.5 years.

26

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Restricted Units.  Hiland Partners issued no restricted units during the three and six months ended June 30, 2009. On April 1, 2009, our former Chief Commercial Officer retired and forfeited 1,500 restricted units. The following table summarizes information about Hiland Partners restricted units for the six months ended June 30, 2009.

		Weighted
		Average
		Fair Value
		per Unit
		at Grant
Restricted Units	Units	Date ($)

Unvested at January 1, 2009	18,500	$48.73
Granted	—
Vested	—
Forfeited	(4,250)	$47.56

Unvested at June 30, 2009	14,250	$49.08

Non-cash unit based compensation expense related to Hiland Partners restricted units was $62 and $137 for the three and six months ended June 30, 2009, respectively, and was $83 and 167 for the three and six months ended June 30, 2008, respectively. As of June 30, 2009, there was $212 of total unrecognized cost related to Hiland Partners unvested restricted units. This cost is to be recognized over a weighted average period of 2.0 years.

Unit Options.  At June 30, 2009, all common unit options awarded by Hiland Partners have vested. The weighted average exercise price of 33,336 outstanding exercisable common unit options at June 30, 2009 is $37.79 per unit, and such common units have a weighted average remaining contractual term of 6.4 years. Non-cash unit based compensation expense related to the unit options was insignificant for the three and six months ended June 30, 2009, respectively.

Note 9:	Commitments and Contingencies

We maintain a defined contribution retirement plan for our employees under which we make discretionary contributions to the plan based on a percentage of eligible employees’ compensation. Contributions to the plan are 5.0% of eligible employees’ compensation and resulted in expense for the three months ended June 30, 2009 and 2008 of $101 and $80, respectively and for the six months ended June 30, 2009 and 2008 was $190 and $155, respectively.

We maintain our health and workers’ compensation insurance through third-party providers. Property and general liability insurance is also maintained through third-party providers with a $100 deductible on each policy.

The operation of pipelines, plants and other facilities for gathering, compressing, treating, or processing natural gas, NGLs and other products is subject to stringent and complex laws and regulations pertaining to health, safety and the environment. Our management believes that compliance with federal, state or local environmental laws and regulations will not have a material adverse effect on our business, financial position or results of operations.

Although there are no significant regulatory proceedings in which we are currently involved, periodically we may be a party to regulatory proceedings. The results of regulatory proceedings cannot be predicted with certainty; however, our management believes that we presently do not have material potential liability in connection with regulatory proceedings that would have a significant financial impact on our consolidated financial condition, results of operations or cash flows.

27

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Hiland Partners leases certain equipment, vehicles and facilities under operating leases, most of which contain annual renewal options. We and Hiland Partners also lease office space from a related entity. See Note 11 “Related Party Transactions.” Under these lease agreements, rent expense was $751 and $636, respectively, for the three months ended June 30, 2009 and 2008, respectively and $1,594 and $1,252 for the six months ended June 30, 2009 and 2008, respectively.

Three putative unitholder class action lawsuits have been filed relating to the Hiland Partners Merger and the Hiland Holdings Merger. These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. C3-09-211-02. The lawsuits name as defendants the Partnership, Hiland Partners, the general partner of each of the Partnership and Hiland Partners, and the members of the board of directors of each of the Partnership and Hiland Partners. The lawsuits challenge both the Hiland Partners Merger and the Hiland Holdings Merger. The lawsuits allege claims of breach of the Partnership Agreement and breach of fiduciary duty on behalf of (i) a purported class of common unitholders of the Partnership and (ii) a purported class of our common unitholders of Hiland Partners.

On July 10, 2009, the court in which the Oklahoma case is pending granted our motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the mergers. This Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by the Hamm Parties is unfair and inadequate, (ii) the members of the conflicts committees of the general partner of each of the Partnership and Hiland Partners that were charged with reviewing the proposals and making a recommendation to each committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Hiland Partners Merger or the Hiland Holdings Merger, and (iv) the disclosures in the Preliminary Proxy Statement filed by the Partnership and Hiland Partners are materially misleading. The Pasternack plaintiff seeks to preliminarily enjoin the defendants from proceeding with or consummating the mergers and seeks an order requiring defendants to supplement the Preliminary Proxy Statement with certain information. We cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits.

Additional information concerning these lawsuits may be found in the Preliminary Proxy Statement filed by the Partnership and Hiland Partners and, when filed, in the definitive joint proxy statement.

Note 10:	Significant Customers and Suppliers

All of Hiland Partners’ revenues are domestic revenues. The following table presents Hiland Partners’ top midstream customers as a percent of total revenue for the periods indicated:

	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Customer 1	23%	22%	20%	21%
Customer 2	12%	1%	10%	0%
Customer 3	12%	9%	15%	9%
Customer 4	12%	9%	8%	14%
Customer 5	10%	14%	11%	11%
Customer 6	5%	15%	5%	15%
Customer 7	3%	10%	3%	8%

28

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Customer 1 above is SemStream, L.P., a subsidiary of SemGroup, L.P., who filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on July 22, 2008. In March 2009, Hiland Partners received a good faith deposit from SemStream, L.P. for $3,000 in lieu of renewing a letter of credit to our benefit. The $3,000 deposit received is included in accrued liabilities and other in the balance sheet.

All of Hiland Partners’ purchases are from domestic sources. The following table presents Hiland Partners’ top midstream suppliers as a percent of total midstream purchases for the periods indicated:

	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Supplier 1 (affiliated company)	40%	42%	42%	40%
Supplier 2	20%	16%	18%	15%
Supplier 3	17%	18%	16%	18%

Note 11:	Related Party Transactions

Hiland Partners purchases natural gas and NGLs from affiliated companies. Purchases of product from affiliates totaled $10,353 and $36,882 for the three months ended June 30, 2009 and 2008, respectively and totaled $23,798 and $63,049 for the six months ended June 30, 2009 and 2008, respectively. Hiland Partners also sells natural gas and NGLs to affiliated companies. Sales of product to affiliates totaled $867 and $2,022 for the three months ended June 30, 2009 and 2008, respectively and totaled $1,899 and $3,043 for the six months ended June 30, 2009 and 2008, respectively. Compression revenues from affiliates were $1,205 and $2,410 for each of the three and six months ended June 30, 2009 and 2008, respectively.

Accounts receivable — affiliates of $2,745 at June 30, 2009 include $2,649 from one affiliate for midstream sales. Accounts receivable — affiliates of $2,346 at December 31, 2008, includes $2,083 from one affiliate for midstream sales.

Accounts payable — affiliates of $5,236 at June 30, 2009 include $4,018 due to one affiliate for midstream purchases. Accounts payable — affiliates of $7,823 at December 31, 2008 include $6,682 payable to the same affiliate for midstream purchases.

Hiland Partners utilizes affiliated companies to provide services to its plants and pipelines and certain administrative services. The total expenditures to these companies were $82 and $111 during the three months ended June 30, 2009 and 2008, respectively and were $256 and $263 during the six months ended June 30, 2009 and 2008, respectively.

We and Hiland Partners lease office space under operating leases directly or indirectly from an affiliate. Rent expense associated with these leases totaled $41 and $37 for the three months ended June 30, 2009 and 2008, respectively and totaled $80 and $75 for the six months ended June 30, 2009 and 2008, respectively.

Note 12:	Reportable Segments

Hiland Partners has distinct operating segments for which additional financial information must be reported. Hiland Partners’ operations are classified into two reportable segments:

(1) Midstream, which is the purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and the fractionating and marketing of NGLs.

(2) Compression, which is providing air compression and water injection services for oil and gas secondary recovery operations that are ongoing in North Dakota.

29

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

These business segments reflect the way Hiland Partners manages its operations. Hiland Partners’ operations are conducted in the United States. General and administrative costs, which consist of executive management, accounting and finance, operations and engineering, marketing and business development, are allocated to the individual segments based on revenues.

Midstream assets totaled $398,812 at June 30, 2009. Assets attributable to compression operations totaled $23,773. All but $27 of the total capital expenditures of $19,189 for the six months ended June 30, 2009 was attributable to midstream operations. All but $24 of the total capital expenditures of $18,368 for the six months ended June 30, 2008 was attributable to midstream operations.

The tables below present information for the reportable segments for the three and six months ended June 30, 2009 and 2008.

	For the Three Months Ended June 30,
	2009			2008
	Midstream	Compression		Midstream	Compression
	Segment	Segment	Total	Segment	Segment	Total

Revenues	$48,874	$1,205	$50,079	$114,236	$1,205	$115,441
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	26,999	—	26,999	88,073	—	88,073
Operations and maintenance	7,575	210	7,785	7,271	280	7,551
Depreciation and amortization	9,927	897	10,824	8,561	895	9,456
Property impairments	—	—	—	—	—	—
Bad debt	—	—	—	8,103	—	8,103
General and administrative	4,502	104	4,606	2,314	19	2,333

Total operating costs and expenses	49,003	1,211	50,214	114,322	1,194	115,516

Operating (loss) income	$(129)	$(6)	(135)	$(86)	$11	(75)

Other income (expense):
Interest and other income			68			73
Amortization of deferred loan costs			(172)			(168)
Interest expense			(2,691)			(3,130)

Net loss			(2,930)			(3,300)
Less: Noncontrolling partners’ interest in loss of Hiland Partners			(395)			(2,192)

Limited partners’ interest in net loss			$(2,535)			$(1,108)

30

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

	Six Months Ended June 30,
	2009			2008
	Midstream	Compression		Midstream	Compression
	Segment	Segment	Total	Segment	Segment	Total

Revenues	$100,017	$2,410	$102,427	$204,510	$2,410	$206,920
Operating costs and expenses:
Midstream purchases (exclusive of items shown separately below)	58,215	—	58,215	156,691	—	156,691
Operations and maintenance	15,053	427	15,480	13,811	509	14,320
Depreciation and amortization	19,287	1,795	21,082	16,881	1,790	18,671
Property impairments	950	—	950	—	—	—
Bad debt	—	—	—	8,103	—	8,103
General and administrative	8,234	199	8,433	4,969	49	5,018

Total operating costs and expenses	101,739	2,421	104,160	200,455	2,348	202,803

Operating income (loss)	$(1,722)	$(11)	(1,733)	$4,055	$62	4,117

Other income (expense):
Interest and other income			81			177
Amortization of deferred loan costs			(343)			(324)
Interest expense			(5,049)			(6,636)

Net loss			(7,044)			(2,666)
Less: Noncontrolling partners’ interest in loss of Hiland Partners			(1,610)			(2,398)

Limited partners’ interest in net loss			$(5,434)			$(268)

31

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Note 13:	Net Income (Loss) per Limited Partners’ Unit

The computation of basic net income (loss) per limited partners’ unit is based on the weighted-average number of common units outstanding during the period. The computation of diluted net income (loss) per unit further assumes the dilutive effect of restricted units. Net income (loss) per unit applicable to limited partners is computed by dividing net income (loss) applicable to limited partners by the weighted-average number of limited partnership units outstanding. The following is a reconciliation of the limited partner units used in the calculations of net income (loss) per limited partner unit — basic and net income (loss) per limited partner unit — diluted assuming dilution for the three and six months ended June 30, 2009 and 2008:

	For the Three Months Ended June 30,
	2009			2008
	Loss			Loss
	Attributable			Attributable
	to Limited	Limited		to Limited	Limited
	Partners	Partner Units	Per Unit	Partners	Partner Units	Per Unit
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount

Loss per limited partner unit-basic:
Loss attributable to limited partners	$(2,535)		$(0.12)	$(1,108)		$(0.05)
Weighted average limited partner units outstanding		21,607,500			21,603,000
Loss per limited partner unit-diluted: Restricted units		—			—

Loss attributable to limited partners plus assumed conversions	$(2,535)	21,607,500	$(0.12)	$(1,108)	21,603,000	$(0.05)

	For the Six Months Ended June 30,
	2009			2008
	Loss			Loss
	Available to			Available to
	Limited	Limited		Limited	Limited
	Partners	Partner Units	Per Unit	Partners	Partner Units	Per Unit
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount

Loss per limited partner unit-basic:
Loss attributable to limited partners	$(5,434)		$(0.25)	$(268)		$(0.01)
Weighted average limited partner units outstanding		21,607,500			21,603,000
Loss per limited partner unit-diluted: Restricted units		—			—

Loss attributable to limited partners plus assumed conversions	$(5,434)	21,607,500	$(0.25)	$(268)	21,603,000	$(0.01)

For the three and six months ended June 30, 2009, approximately 16,500 restricted units were excluded from the computation of diluted earnings attributable to limited partner units because the inclusion of such units would have been anti-dilutive.

Note 14:	Partners’ Capital and Cash Distributions

Hiland Holdings

Our unitholders (limited partners) have only limited voting rights on matters affecting our operations and activities and, therefore, limited ability to influence our management’s decisions regarding our business. Unitholders did not select our general partner or elect the board of directors of our general partner and

32

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

effectively have no right to select our general partner or elect its board of directors in the future. Unitholders’ voting rights are further restricted by our partnership agreement, which provides that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot be voted on any matter. In addition, our partnership agreement contains provisions limiting the ability of our unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting a unitholders’ ability to influence the manner or direction of our management.

Our partnership agreement requires that we distribute all of our cash on hand at the end of each quarter, less reserves established at our general partner’s discretion. We refer to this as “available cash.” Our only cash-generating assets are our interests in Hiland Partners from which we may receive quarterly distributions. The amount of available cash may be greater than or less than the minimum quarterly distributions.

We have suspended quarterly cash distributions beginning with the first quarter distribution of 2009 and Hiland Partners has also suspended quarterly cash distributions on its common and subordinated units beginning with the first quarter distribution of 2009 due to the impact of lower commodity prices and reduced drilling activity on Hiland Partners’ current and projected throughput volumes, midstream segment margins and cash flows combined with future required levels of capital expenditures and the outstanding indebtedness under Hiland Partners’ senior secured revolving credit facility. Under the terms of the Hiland Partners partnership agreement, the Hiland Partners common units carry an arrearage of $0.90 per unit, representing the minimum quarterly distribution to the Hiland Partners common units for the first two quarters of 2009 that must be paid before Hiland Partners can make distributions to the Hiland Partners subordinated units. All distributions paid by us to our common unitholders from January 1, 2008 forward, including amounts paid to affiliate owners, were as follows (in thousands, except per unit amounts):

	Per Unit Cash
	Distribution	Total Cash
Date Cash Distribution Paid	Amount	Distribution

02/19/08	$0.2550	$5,513
05/19/08	0.2800	6,053
08/19/08	0.3050	6,593
11/19/08	0.3175	6,866
02/18/09	0.1000	2,162

	$1.2575	$27,187

Hiland Partners

The unitholders (limited partners) of Hiland Partners have only limited voting rights on matters affecting its operations and activities and, therefore, limited ability to influence its management’s decisions regarding its business. The Hiland Partners unitholders did not select Hiland Partners GP, LLC as general partner or elect its board of directors and effectively have no right to select a general partner or elect its board of directors in the future. The Hiland Partners unitholders’ voting rights are further restricted by Hiland Partners’ partnership agreement, which provides that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of Hiland Partners GP, LLC’s board of directors, cannot be voted on any matter. In addition, Hiland Partners’ partnership agreement contains provisions limiting the ability of its unitholders to call meetings or to acquire information about its operations, as well as other provisions limiting a unitholder’s ability to influence the manner or direction of Hiland Partners’ management.

33

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Hiland Partners’ partnership agreement requires that it distribute all of its cash on hand at the end of each quarter, less reserves established at Hiland Partners GP, LLC’s discretion. Hiland Partners refers to this as “available cash.” The amount of available cash may be greater than or less than the minimum quarterly distributions described below. In general, Hiland Partners will pay any cash distribution made each quarter in the following manner:

•	first, 98% to the common units, pro rata, and 2% to Hiland Partners GP, LLC, until each common unit has received a minimum quarterly distribution of $0.45 plus any arrearages from prior quarters;

•	second, 98% to the subordinated units, pro rata, and 2% to Hiland Partners GP, LLC, until each subordinated unit has received a minimum quarterly distribution of $0.45; and

•	third, 98% to all units, pro rata, and 2% to Hiland Partners GP, LLC, until each unit has received a distribution of $0.495.

If cash distributions per unit exceed $0.495 in any quarter, Hiland Partners GP, LLC as general partner will receive increasing percentages, up to a maximum of 50% of the cash Hiland Partners distributes in excess of that amount. Hiland Partners refers to these distributions as “incentive distributions.”

The distributions on the subordinated units may be reduced or eliminated if necessary to ensure the common units receive their minimum quarterly distribution. Subordinated units do not accrue arrearages. The subordination period will extend until the first day of any quarter beginning after March 31, 2010 that each of the following tests are met: distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date; the “adjusted operating surplus” (as defined in the partnership agreement) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the related distribution on the 2% general partner interest during those periods; and there are no arrearages in payment of the minimum quarterly distribution on the common units. In addition, if the tests for ending the subordination period are satisfied for any three consecutive four quarter periods ending on or after March 31, 2008, 25% of the subordinated units will convert into an equal number of common units. On May 14, 2008 these tests were met and accordingly, 1,020,000, or 25%, of the subordinated units converted into an equal number of common units.

34

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Hiland Partners has suspended quarterly cash distributions on its common and subordinated units beginning with the first quarter distribution of 2009 due to the impact of lower commodity prices and reduced drilling activity on Hiland Partners’ current and projected throughput volumes, midstream segment margins and cash flows combined with future required levels of capital expenditures and the outstanding indebtedness under Hiland Partners’ senior secured revolving credit facility. Under the terms of the Hiland Partners partnership agreement, the Hiland Partners common units carry an arrearage of $0.90 per unit, representing the minimum quarterly distribution to the Hiland Partners common units for the first two quarters of 2009 that must be paid before Hiland Partners can make distributions to the Hiland Partners subordinated units. We own 3,060,000 of the Hiland Partners subordinated units which will not receive a cash distribution until the distribution arrearage to the Hiland Partners common units is paid. Presented below are cash distributions to the Hiland Partners common and subordinated unitholders, including amounts to affiliate owners and regular and incentive distributions to Hiland Partners GP, LLC paid by Hiland Partners from January 1, 2008 forward (in thousands, except per unit amounts):

	Per Unit Cash
	Distribution	Common	Subordinated	General Partner		Total Cash
Date Cash Distribution Paid	Amount	Units	Units	Regular	Incentive	Distribution

02/14/08	$0.7950	$4,169	$3,243	$182	$1,492	$9,086
05/14/08	0.8275	4,364	3,376	194	1,789	9,723
08/14/08	0.8625	5,446	2,639	208	2,107	10,400
11/14/08	0.8800	5,574	2,694	214	2,268	10,750
02/13/09	0.4500	2,849	1,377	86	—	4,312

	$3.8150	$22,402	$13,329	$884	$7,656	$44,271

Presented below are cash distributions by Hiland Partners to us and Hiland Partners GP, LLC from January 1, 2008 forward (in thousands, except per unit amounts):

	Per Unit Cash
	Distribution	Common	Subordinated	General Partner		Total Cash
Date Cash Distribution Paid	Amount	Units	Units	Regular	Incentive	Distribution

02/14/08	$0.7950	$1,035	$3,243	$182	$1,492	$5,952
05/15/08	0.8275	1,077	3,376	194	1,789	6,436
08/14/08	0.8625	2,003	2,639	208	2,107	6,957
11/14/08	0.8800	2,043	2,694	214	2,268	7,219
02/13/09	0.4500	1,045	1,377	86	—	2,508

	$3.8150	$7,203	$13,329	$884	$7,656	$29,072

Note 15:	Supplemental Information

Following are the financial statements of Hiland Holdings which are included to provide additional information with respect to Hiland Holdings’ financial position, results of operations and cash flows on a stand-alone basis.

35

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

HILAND HOLDINGS GP, LP

Balance Sheets

	June 30,	December 31,
	2009	2008
	(Unaudited)
	(In thousands, except unit amounts)

ASSETS
Current assets:
Cash and cash equivalents	$159	$561
Accounts receivable — affiliates	—	2
Other current assets	265	351

Total current assets	424	914
Investment in subsidiary	(569)	4,195
Property and equipment, net	3,080	3,304
Intangibles, net	4,789	5,138
Other assets, net	22	66

Total assets	$7,746	$13,617

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$1,334	$363
Accounts payable — affiliates	345	163
Other current liabilities	1,205	705

Total current liabilities	2,884	1,231
Long-term debt
Partners’ equity
Common unitholders (21,607,500 units issued and outstanding)	4,862	12,386

Total partners’ equity	4,862	12,386

Total liabilities and partners’ equity	$7,746	$13,617

36

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

HILAND HOLDINGS GP, LP

Statements of Operations
For the Three and Six Months Ended

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited, in thousands)

Operating costs and expenses:
Depreciation and amortization	$(286)	$(286)	$(573)	$(573)
General and administrative	(1,667)	(470)	(2,554)	(853)

Operating loss	(1,953)	(756)	(3,127)	(1,426)
Other income (expense):
Equity in (loss) earnings of affiliates	(553)	(317)	(2,252)	1,216
Interest and other income	—	3	1	6
Amortization of deferred loan costs	(22)	(23)	(44)	(45)
Interest expense	(7)	(15)	(12)	(19)

Other income (expense), net	(582)	(352)	(2,307)	1,158

Net (loss) income	$(2,535)	$(1,108)	$(5,434)	$(268)

37

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

HILAND HOLDINGS GP, LP

Statements of Cash Flows
For the Six Months Ended

	Six Months Ended June 30,
	2009	2008
	(Unaudited, in thousands)

Cash flows from operating activities:
Net (loss) income	$(5,434)	$(268)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	573	573
Amortization of deferred loan cost	44	45
Unit based compensation	72	77
Loss (earnings) in Hiland Partners, LP	2,252	(1,216)
Increase in other assets	—	(1)
(Increase) decrease in current assets:
Accounts receivable — affiliates	2	3
Other current assets	86	(40)
Increase (decrease) in current liabilities:
Accounts payable — trade	971	332
Accounts payable — affiliates	182	(254)

Net cash used in operating activities	(1,252)	(749)

Cash flows from investing activities:
Investment in subsidiaries	(1)	(23)
Cash distributions received from subsidiaries	2,513	12,388

Net cash provided by investing activities	2,512	12,365

Cash flows from financing activities:
Proceeds from short-term borrowings	500	—
Cash distributions to unitholders	(2,162)	(11,566)

Net cash used in financing activities	(1,662)	(11,566)

Increase (decrease) for the period	(402)	50
Beginning of period	561	105

End of period	$159	$155

Supplementary information
Cash paid for interest	$12	$20

38

HILAND HOLDINGS GP, LP

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)

Note 16:	Subsequent Events

On July 1, 2009, (i) the Partnership, Hiland Partners and its general partner, Hiland Partners GP, LLC, Hiland Partners GP Holdings, LLC, our general partner, HH GP Holding, LLC, an affiliate of Harold Hamm, HLND MergerCo, LLC, a wholly-owned subsidiary of HH GP Holding, LLC, Harold Hamm, Chairman of the Hiland Companies, Joseph L. Griffin, Chief Executive Officer and President of the Hiland Companies, and Matthew S. Harrison, Chief Financial Officer, Vice President — Finance and Secretary of the Hiland Companies, in connection with the Agreement and Plan of Merger, dated June 1, 2009, among Hiland Partners, Hiland Partners GP, LLC, HH GP Holding, LLC, and HLND MergerCo, LLC filed a Transaction Statement on Schedule 13E-3 with the SEC and (ii) the Partnership, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC, HPGP MergerCo, LLC, Continental Gas Holdings, Inc. (an affiliate of Mr. Hamm) and Messrs. Hamm, Griffin and Harrison, in connection with the Agreement and Plan of Merger, dated June 1, 2009, among the Partnership, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HPGP MergerCo, LLC, also filed a Transaction Statement on Schedule 13E-3 with the SEC. Concurrently with the filing of these Schedule 13E-3s, the Partnership and Hiland Partners jointly filed a Preliminary Proxy Statement on Schedule 14A pursuant to the definitive version of which the boards of directors of the general partner of each of the Partnership and Hiland Partners will be soliciting proxies from unitholders of the Partnership and Hiland Partners in connection with the mergers of both Hiland Companies.

On July 10, 2009, the United States Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act with respect to the Hiland Partners Merger.

Pursuant to the terms of our existing credit agreement, we elected to reduce the commitment level on the credit facility from $10.0 million to $3.0 million on August 7, 2009. Concurrently with the reduction of the commitment level to $3.0 million, the existing lenders under the credit facility assigned their interests in the facility to The Security National Bank of Enid and we entered into a first amended and restated senior secured credit agreement with The Security National Bank of Enid. See Note 7 “Long-Term Debt.”

39

Cautionary Statement About Forward-Looking Statements

This report on Form 10-Q includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “continue,” “estimate,” “forecast,” “may,” “will” or similar expressions help identify forward-looking statements. Although we believe such forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, no assurance can be given that every objective will be reached.

Actual results may differ materially from any results projected, forecasted, estimated or expressed in forward-looking statements since many of the factors that determine these results are subject to uncertainties and risks, difficult to predict, and beyond management’s control. Such factors include:

•	with respect to the mergers: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements or the failure of required conditions to close the mergers; (2) the outcome of any legal proceedings that have been or may be instituted against Hiland Partners and/or the Partnership and others; (3) the inability to obtain unitholder approval or the failure to satisfy other conditions to completion of the mergers, including the receipt of certain regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the mergers; (5) the performance of Mr. Hamm, his affiliates and the Hamm family trusts and (6) the amount of the costs, fees, expenses and related charges;

•	the ability to comply with the certain covenants in our or Hiland Partners’ credit facilities and the ability to reach agreement with ours or Hiland Partners’ lenders in the event of a breach of such covenants;

•	the ability to pay distributions to our unitholders;

•	our expected receipt of distributions from Hiland Partners;

•	Hiland Partners’ cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect Hiland Partners ability to make distributions to its unitholders, including us;

•	Hiland Partners’ continued ability to find and contract for new sources of natural gas supply;

•	the general economic conditions in the United States of America as well as the general economic conditions and currencies in foreign countries;

•	the amount of natural gas gathered on Hiland Partners’ gathering systems;

•	the level of throughput in Hiland Partners’ natural gas processing and treating facilities given the recent reduction in drilling activity in its areas of operations;

•	the fees Hiland Partners charges and the margins realized for its services;

•	the prices and market demand for, and the relationship between, natural gas and NGLs;

•	energy prices generally;

•	the level of domestic crude oil and natural gas production;

•	the availability of imported crude oil and natural gas;

•	actions taken by foreign crude oil and natural gas producing nations;

•	the political and economic stability of petroleum producing nations;

•	the weather in Hiland Partners’ operating areas;

•	the extent of governmental regulation and taxation;

40

•	hazards or operating risks incidental to the gathering, treating and processing of natural gas and NGLs that may not be fully covered by insurance;

•	competition from other midstream companies;

•	loss of key personnel;

•	the availability and cost of capital and Hiland Partners’ ability to access certain capital sources;

•	changes in laws and regulations to which we and Hiland Partners are subject, including tax, environmental, transportation and employment regulations;

•	the costs and effects of legal and administrative proceedings;

•	the ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to Hiland Partners’ financial results;

•	risks associated with the construction of new pipelines and treating and processing facilities or additions to Hiland Partners’ existing pipelines and facilities;

•	the completion of significant, unbudgeted expansion projects may require debt and/or equity financing which may not be available to Hiland Partners on acceptable terms, or at all; and

•	increases in interest rates could increase Hiland Partners’ borrowing costs, adversely impact its unit price and its ability to issue additional equity, which could have an adverse effect on Hiland Partners’ cash flows and its ability to fund its growth.

These factors are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of our forward-looking statements. Our future results will depend upon various other risks and uncertainties, including, but not limited to those described above. Other unknown or unpredictable factors also could have material adverse effects on our future results. You should not place undue reliance on any forward-looking statements.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. We undertake no duty to update our forward-looking statements to reflect the impact of events or circumstances after the date of the forward-looking statements.

41

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Unless the context requires otherwise, references to “we”, “our,” “us,” “Hiland Holdings” or “the Partnership” are intended to mean the consolidated business and operations of Hiland Holdings GP, LP. References to “Hiland Partners” are intended to mean the consolidated business and operations of Hiland Partners, LP and its subsidiaries.

General Trends and Outlook

We expect Hiland Partners’ business to continue to be affected by the key trends described below. These expectations are based on assumptions made by us and information currently available to us. To the extent our underlying assumptions about or interpretations of available information prove to be incorrect, our expectations may vary materially from actual results. Please see “Forward-Looking Statements.”

U.S. Natural Gas Supply and Outlook.  Natural gas prices have declined significantly since the peak New York Mercantile Exchange (“NYMEX”) Henry Hub last day settle price of $13.11/MMBtu in July 2008 to the NYMEX Henry Hub last day settle price of $3.95 in July 2009, a 70% decline. According to data published by Baker Hughes Incorporated (“Baker Hughes”), U.S. natural gas drilling rig counts have declined by approximately 57% to 675 as of July 24, 2009, compared to 1,555 natural gas drilling rigs as of July 25, 2008, and have declined approximately 58% compared to the peak natural gas drilling rig count of 1,606 in September 2008. We believe that current natural gas prices will continue to result in reduced natural gas-related drilling activity as producers seek to decrease their level of natural gas production. We also believe that current reduced natural gas drilling activity will persist until the economic environment in the United States improves and increases the demand for natural gas.

U.S. Crude Oil Supply and Outlook.  The domestic and global recession and resulting drop in demand for crude oil products continues to significantly impact the price for crude oil. West Texas Intermediate (WTI) crude oil pricing has declined from a peak of $134.62/bbl in July 2008 to a low of $33.87/Bbl in January 2009, a 75% decline, increasing to $66.93/Bbl in July 2009, a 50% decline from July 2008. According to data published by Baker Hughes, U.S. crude oil drilling rig counts have declined by approximately 35% to 257 as of July 24, 2009, compared to 393 crude oil drilling rigs as of July 25, 2008, and have declined approximately 42% compared to the peak crude oil drilling rig count of 442 in November 2008. Baker Hughes also published that U.S. crude oil drilling rig counts have recently increased from a low of 179 as of June 5, 2009 to 257 as of July 24, 2009, an increase of 44%. Even though crude oil prices have steadily increased from $33.87/Bbl in January 2009 to $66.93/Bbl in July 2009, the forward curve for WTI crude oil pricing continues to reflect reductions in demand for crude oil. We also believe that current reduced crude oil drilling activity will persist until the economic environment in the United States improves and increases the demand for crude oil.

U.S. NGL Supply and Outlook.  The domestic and global recession and resulting drop in demand for NGL products has significantly impacted the price for NGLs. NGL prices have dropped dramatically since the peak NGL basket pricing of $2.21/gallon in June 2008 to a low of $0.70/gallon in January 2009, a 68% decline, increasing to $0.95/gallon in July 2009, a 57% decline from June 2008. NGL basket pricing historically correlated to WTI crude oil pricing. WTI crude oil pricing has declined from a peak of $134.62/bbl in July 2008 to a low of $33.87/Bbl in January 2009, a 75% decline, increasing to $66.93/Bbl in July 2009, a 50% decline from July 2008. The forward curve for NGL basket pricing and WTI crude oil pricing reflects continued reductions in demand for NGL products. We also believe that the current reduced NGL products pricing will persist until the economic environment in the United States improves and increases the demand for NGL products.

A number of the areas in which Hiland Partners operates are experiencing a significant decline in drilling activity as a result of the recent decline in natural gas and crude oil prices. Along Hiland Partners’ systems, excluding its North Dakota Bakken gathering system, which commenced operations in late April 2009, Hiland Partners connected 23 wells during the first six months of 2009 as compared to 55 wells connected during the same period in 2008. Currently, there is one rig drilling along Hiland Partners’ dedicated acreage company wide. While we anticipate continued exploration and production activities in the areas in which Hiland Partners operates, albeit at depressed levels, fluctuations in energy prices can greatly affect production rates

42

and investments by third parties in the development of natural gas and crude oil reserves. Drilling activity generally decreases as natural gas and crude oil prices decrease. Hiland Partners has no control over the level of drilling activity in the areas of its operations.

Disruption to functioning of capital markets

Multiple events during 2008 and 2009 involving numerous financial institutions have effectively restricted current liquidity within the capital markets throughout the United States and around the world. Despite efforts by treasury and banking regulators in the United States, Europe and other nations around the world to provide liquidity to the financial sector, capital markets currently remain constrained. We expect that ours and Hiland Partners’ ability to raise debt and equity at prices that are similar to offerings in recent years to be limited over the next three to six months and possibly longer should capital markets remain constrained.

Overview of Hiland Holdings

We are a Delaware limited partnership formed in May 2006 to own Hiland Partners GP, LLC, the general partner of Hiland Partners, and certain other common and subordinated units in Hiland Partners. We reflect our ownership interest in Hiland Partners on a consolidated basis, which means that our financial results are combined with Hiland Partners’ financial results. The noncontrolling partners’ interest in income (loss) of Hiland Partners is reflected as an equity amount of consolidated net income (loss) attributable to the noncontrolling partners’ interest on our consolidated statements of operations and the ownership interests of the noncontrolling partners’ interest in Hiland Partners is presented within the equity section of our consolidated balance sheets. Hiland Partners GP, LLC’s results of operations principally reflect the results of operations of Hiland Partners and are adjusted for noncontrolling partners’ interests in Hiland Partners’ net income (loss).

Our cash generating assets consist of our direct or indirect ownership interests in Hiland Partners. Hiland Partners is principally engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas, fractionating and marketing of NGLs and providing air compression and water injection services for oil and gas secondary recovery operations. Our aggregate ownership interests in Hiland Partners consist of the following:

•	the 2% general partner interest in Hiland Partners;

•	100% of the incentive distribution rights in Hiland Partners; and

•	2,321,471 common units and 3,060,000 subordinated units of Hiland Partners, representing a 57.5% limited partner interest in Hiland Partners.

Hiland Partners is required by its partnership agreement to distribute all of its cash on hand at the end of each quarter, after establishing reserves to provide for the proper conduct of its business or to provide funds for future distributions. If commodity prices do not significantly improve above the current forward prices for 2009, Hiland Partners could be in violation of the maximum consolidated funded debt to EBITDA covenant ratio as early as September 30, 2009, unless this ratio is amended, Hiland Partners receives an infusion of equity capital, Hiland Partners’ debt is restructured or Hiland Partners is able to monetize “in-the-money” hedge positions. Management is continuing extensive discussions with certain lenders under the credit facility as to ways to address a potential covenant violation. While no potential solution has been agreed to, Hiland Partners expects that any solution will require the assessment of fees and increased rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by Hiland Partners and the suspension of distributions for a certain period of time. There can be no assurance that any such agreement will be reached with the lenders, that any required equity or debt financing will be available to Hiland Partners, or that Hiland Partners’ hedge positions will be “in-the-money.

43

Cash Distributions.  Hiland Partners has suspended quarterly cash distributions on its common and subordinated units beginning with the first quarter distribution of 2009 due to the impact of lower commodity prices and reduced drilling activity on Hiland Partners’ current and projected throughput volumes, midstream segment margins and cash flows combined with future required levels of capital expenditures and the outstanding indebtedness under Hiland Partners’ senior secured revolving credit facility. Under the terms of the Hiland Partners partnership agreement, the Hiland Partners common units carry an arrearage of $0.90 per unit, representing the minimum quarterly distribution to the Hiland Partners common units for the first and second quarter of 2009 that must be paid before Hiland Partners can make distributions to the Hiland Partners subordinated units. We own 3,060,000 of the Hiland Partners subordinated units which will not receive a cash distribution until the distribution arrearage to the Hiland Partners common units is paid. The following table presents Hiland Partners’ distributions paid to us on August 14, 2008 for the three and six months ended June 30, 2008.

	Three Months	Six Months
	Ended	Ended
Hiland Partner’s Distributions	June 30, 2008	June 30, 2008

Common units	$2,003	$3,080
Subordinated units	2,639	6,015
Ownership interest in Hiland Partners’ general partner	208	402
General partners’ incentive distribution rights	2,107	3,896

	$6,957	$13,393

Because we own Hiland Partners GP, LLC, the distributions to us include the distributions made to Hiland Partners GP, LLC.

Overview of Hiland Partners

Hiland Partners is engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas, fractionating and marketing of NGLs, and providing air compression and water injection services for oil and gas secondary recovery operations. Hiland Partners’ operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States.

Hiland Partners manages its business and analyzes and reports its results of operations on a segment basis. Hiland Partners’ operations are divided into two business segments:

•	Midstream Segment, which is engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas and the fractionating and marketing of NGLs. The midstream segment generated 94.9% and 95.6% of total segment margin for the three months ended June 30, 2009 and 2008, respectively and 94.6% and 95.2% of total segment margin for the six months ended June 30, 2009 and 2008, respectively.

•	Compression Segment, which is engaged in providing air compression and water injection services for oil and gas secondary recovery operations that are ongoing in North Dakota. The compression segment generated 5.1% and 4.4% of total segment margin for the three months ended June 30, 2009 and 2008, respectively and 5.4% and 4.8% of total segment margin for the six months ended June 30, 2009 and 2008, respectively.

Hiland Partners’ midstream assets currently consist of 15 natural gas gathering systems with approximately 2,147 miles of gas gathering pipelines, six natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. Hiland Partners’ compression assets consist of two air compression facilities and a water injection plant.

Hiland Partners’ results of operations are determined primarily by five interrelated variables: (1) the volume of natural gas gathered through its pipelines; (2) the volume of natural gas processed; (3) the volume of NGLs fractionated; (4) the levels and relationship of natural gas and NGL prices; and (5) Hiland Partners’ current contract portfolio. Because Hiland Partners’ profitability is a function of the difference between the

44

revenues it receives from its operations, including revenues from the products it sells, and the costs associated with conducting its operations, including the costs of products it purchases, increases or decreases in Hiland Partners’ revenues alone are not necessarily indicative of increases or decreases in its profitability. To a large extent, Hiland Partners’ contract portfolio, the pricing environment for natural gas and NGLs and the price of NGLs relative to natural gas prices will dictate increases or decreases in its profitability. Hiland Partners’ profitability is also dependent upon prices and market demand for natural gas and NGLs, which fluctuate with changes in market and economic conditions and other factors.

Recent Events

Merger Agreements.  On June 1, 2009, the Partnership and Hiland Partners signed separate definitive merger agreements with an affiliate of Harold Hamm, pursuant to which affiliates of Mr. Hamm have agreed to acquire for cash (i) all of the outstanding common units of Hiland Partners (other than certain restricted common units owned by officers and employees) not owned by the Partnership (the “Hiland Partners Merger”); and (ii) all of the outstanding common units of the Partnership (other than certain restricted common units owned by officers and employees) not owned by Mr. Hamm, his affiliates or the Hamm family trusts (the “Hiland Holdings Merger”). Upon consummation of the mergers, the common units of the Hiland Companies will no longer be publicly owned or publicly traded. In the mergers, the Partnership’s unitholders will receive $2.40 in cash for each common unit they hold and Hiland Partners’ unitholders will receive $7.75 in cash for each common unit they hold. Conflicts committees comprised entirely of independent members of the boards of directors of the general partners of the Partnership and Hiland Partners separately determined that the mergers are advisable, fair to and in the best interests of the applicable Hiland Company and its public unitholders. In determining to make their recommendations to the boards of directors, each conflicts committee considered, among other things, the fairness opinion received from its respective financial advisor. Based on the recommendation of its conflicts committee, the board of directors of the general partner of each of the Partnership and Hiland Partners has approved the applicable merger agreement and has recommended, along with its respective conflicts committee, that the public unitholders of the Partnership and Hiland Partners, respectively, approve the applicable merger. Consummation of the Hiland Partners Merger is subject to certain conditions, including the approval of holders of a majority of our outstanding common units not owned by Mr. Hamm, his affiliates and the Hamm family trusts, the absence of any restraining order or injunction, and other customary closing conditions. Additionally, the obligation of Mr. Hamm and his affiliates to complete the Hiland Holdings Merger is contingent upon the concurrent completion of the Hiland Partners Merger, and the Hiland Partners Merger is subject to closing conditions similar to those described above. There can be no assurance that the Hiland Holdings Merger or any other transaction will be approved or consummated.

On July 10, 2009, the United States Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act with respect to the Hiland Partners Merger.

SEC Filings.  On July 1, 2009, (i) the Partnership, Hiland Partners and its general partner, Hiland Partners GP, LLC, Hiland Partners GP Holdings, LLC, our general partner, HH GP Holding, LLC, an affiliate of Harold Hamm, HLND MergerCo, LLC, a wholly-owned subsidiary of HH GP Holding, LLC, Harold Hamm, Chairman of the Hiland Companies, Joseph L. Griffin, Chief Executive Officer and President of the Hiland Companies, and Matthew S. Harrison, Chief Financial Officer, Vice President — Finance and Secretary of the Hiland Companies, in connection with the Agreement and Plan of Merger, dated June 1, 2009, among Hiland Partners, Hiland Partners GP, LLC, HH GP Holding, LLC, and HLND MergerCo, LLC filed a Transaction Statement on Schedule 13E-3 with the SEC and (ii) the Partnership, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC, HPGP MergerCo, LLC, Continental Gas Holdings, Inc. (an affiliate of Mr. Hamm) and Messrs. Hamm, Griffin and Harrison, in connection with the Agreement and Plan of Merger, dated June 1, 2009, among the Partnership, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HPGP MergerCo, LLC, also filed a Transaction Statement on Schedule 13E-3 with the SEC. Concurrently with the filing of these Schedule 13E-3s, the Partnership and Hiland Partners jointly filed a Preliminary Proxy Statement on Schedule 14A pursuant to the definitive version of which the boards of directors of the general partner of each of the Partnership and Hiland Partners will be soliciting proxies from unitholders of the Partnership and Hiland Partners in connection with the mergers of both Hiland Companies.

45

Hedging Transactions.  On June 26, 2009, Hiland Partners executed a series of hedging transactions that involved the unwinding of a portion of existing net “in-the-money” natural gas swaps and entered into a new 2010 Colorado Interstate Gas (“CIG”) natural gas swap. Hiland Partners received net proceeds of approximately $3.2 million from the unwinding of the net “in-the-money” positions, of which $3.0 million was used to reduce indebtedness under its senior secured revolving credit facility.

Class Action Lawsuits.  Three putative unitholder class action lawsuits have been filed relating to the Hiland Partners Merger and the Hiland Holdings Merger. These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. C3-09-211-02. The lawsuits name as defendants the Partnership, Hiland Partners, the general partner of each of the Partnership and Hiland Partners, and the members of the board of directors of each of the Partnership and Hiland Partners. The lawsuits challenge both the Hiland Partners Merger and the Hiland Holdings Merger. The lawsuits allege claims of breach of the Partnership Agreement and breach of fiduciary duty on behalf of (i) a purported class of common unitholders of the Partnership and (ii) a purported class of our common unitholders of Hiland Partners.

On July 10, 2009, the court in which the Oklahoma case is pending granted our motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the mergers. This Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by the Hamm Parties is unfair and inadequate, (ii) the members of the conflicts committees of the general partner of each of the Partnership and Hiland Partners that were charged with reviewing the proposals and making a recommendation to each committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Hiland Partners Merger or the Hiland Holdings Merger, and (iv) the disclosures in the Preliminary Proxy Statement filed by the Partnership and Hiland Partners are materially misleading. The Pasternack plaintiff seeks to preliminarily enjoin the defendants from proceeding with or consummating the mergers and seeks an order requiring defendants to supplement the Preliminary Proxy Statement with certain information. We cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits.

Additional information concerning these lawsuits may be found in the Preliminary Proxy Statement filed by the Partnership and Hiland Partners and, when filed, in the definitive joint proxy statement.

Distributions.  We and Hiland Partners have suspended quarterly cash distributions on common and subordinated units beginning with the first quarter distribution of 2009 due to the impact of lower commodity prices and reduced drilling activity on Hiland Partners current and projected throughput volumes, midstream segment margins and cash flows combined with future required levels of capital expenditures and the outstanding indebtedness under ours and Hiland Partners’ senior secured revolving credit facilities. Under the terms of Hiland Partners’ partnership agreement, Hiland Partners’ common units will carry an arrearage of $0.90 per unit, representing the minimum quarterly distribution to its common units for the first and second quarters of 2009 that must be paid before Hiland Partners’ can make distributions to the subordinated units.

Credit Facility.  Pursuant to the terms of our existing credit agreement, we elected to reduce the commitment level on the credit facility from $10.0 million to $3.0 million on August 7, 2009. Concurrently with the reduction of the commitment level to $3.0 million, the existing lenders under the credit facility assigned their interests in the facility to The Security National Bank of Enid and we entered into a first amended and restated senior secured credit agreement with The Security National Bank of Enid. The credit facility is secured by all of our ownership interests in Hiland Partners and its general partner, other than the 2% general partner interest and the incentive distribution rights. The credit facility will mature on December 31, 2009, at which time all outstanding amounts thereunder become due and payable.

46

Historical Results of Operations

Our historical results of operations for the periods presented may not be comparable, either from period to period or going forward primarily due to decreased natural gas and natural gas liquid prices and significantly increased volumes and operating expenses at Hiland Partners’ Woodford Shale and Badlands gathering systems.

Our Results of Operations

The following table presents a reconciliation of the non-GAAP financial measure of total segment margin (which consists of the sum of midstream segment margin and compression segment margin) to operating income on a historical basis for each of the periods indicated. We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations because it is directly related to our volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream revenue includes revenue from the sale of natural gas, NGLs and NGL products resulting from Hiland Partners’ gathering, treating, processing and fractionation activities and fixed fees associated with the gathering of natural gas and the transportation and disposal of saltwater. Midstream purchases include the cost of natural gas, condensate and NGLs purchased by Hiland Partners from third parties, the cost of natural gas, condensate and NGLs purchased by Hiland Partners from affiliates, and the cost of crude oil purchased by Hiland Partners from third parties. We define compression segment margin as the revenue derived from Hiland Partners’ compression segment. Total segment margin may not be comparable to similarly titled measures of other companies as other companies may not calculate total segment margin in the same manner.

The results of our operations discussed below principally reflect the activities of Hiland Partners. Because our consolidated financial statements include the results of Hiland Partners, our financial statements are substantially similar to the financial statements of Hiland Partners. However, the noncontrolling partners’ interest in income (loss) of Hiland Partners is reflected as an equity amount of consolidated net income (loss) attributable to the noncontrolling limited partners’ interest on our consolidated statements of operations and the ownership interests of the noncontrolling partners’ interest in Hiland Partners is presented within the equity section of our consolidated balance sheets. The noncontrolling partners’ interest in Hiland Partners is not reflected on Hiland Partners’ consolidated financial statements.

47

Set forth in the tables below are certain financial and operating data for the periods indicated.

	Three Months Ended June 30,
	2009	2008
	(In thousands)

Total Segment Margin Data:
Midstream revenues	$48,874	$114,236
Midstream purchases	26,999	88,073

Midstream segment margin	21,875	26,163
Compression revenues(1)	1,205	1,205

Total segment margin(2)	$23,080	$27,368

Summary of Operations Data:
Midstream revenues	$48,874	$114,236
Compression revenues	1,205	1,205

Total revenues	50,079	115,441
Midstream purchases (exclusive of items shown separately below)	26,999	88,073
Operations and maintenance	7,785	7,551
Depreciation, amortization and accretion	10,824	9,456
Bad debt	—	8,103
General and administrative	4,606	2,333

Total operating costs and expenses	50,214	115,516

Operating loss	(135)	(75)
Other income (expense), net	(2,795)	(3,225)

Net loss	(2,930)	(3,300)
Less: Noncontrolling partners’ interest in loss of Hiland Partners	(395)	(2,192)

Limited partners’ interest in net loss	$(2,535)	$(1,108)

Hiland Partners Operating Data:
Inlet natural gas (Mcf/d)	272,666	246,339
Natural gas sales (MMBtu/d)	87,273	86,203
NGL sales (Bbls/d)	7,260	5,979

48

	Six Months Ended June 30,
	2009	2008
	(In thousands)

Total Segment Margin Data:
Midstream revenues	$100,017	$204,510
Midstream purchases	58,215	156,691

Midstream segment margin	41,802	47,819
Compression revenues(1)	2,410	2,410

Total segment margin(2)	$44,212	$50,229

Summary of Operations Data:
Midstream revenues	$100,017	$204,510
Compression revenues	2,410	2,410

Total revenues	102,427	206,920
Midstream purchases (exclusive of items shown separately below)	58,215	156,691
Operations and maintenance	15,480	14,320
Depreciation, amortization and accretion	21,082	18,671
Property impairments	950	—
Bad debt	—	8,103
General and administrative	8,433	5,018

Total operating costs and expenses	104,160	202,803

Operating loss	(1,733)	4,117
Other income (expense), net	(5,311)	(6,783)

Net loss	(7,044)	(2,666)
Less: Noncontrolling partners’ interest in loss of Hiland Partners	(1,610)	(2,398)

Limited partners’ interest in net loss	$(5,434)	$(268)

Hiland Partners Operating Data:
Inlet natural gas (MCF/d)	274,521	236,885
Natural gas sales (MMBTU/d)	89,579	86,174
NGL sales (Bbls/d)	7,155	5,626

(1)	Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

(2)	Reconciliation of total segment margin to operating income:

	Three Months Ended June 30,
	2009	2008
	(In thousands)

Reconciliation of Total Segment Margin to Operating Loss
Operating loss	$(135)	$(75)
Add:
Operations and maintenance expenses	7,785	7,551
Depreciation, amortization and accretion	10,824	9,456
Bad debt	—	8,103
General and administrative	4,606	2,333

Total segment margin	$23,080	$27,368

49

	Six Months Ended June 30,
	2009	2008
	(In thousands)

Reconciliation of Total Segment Margin to Operating (loss) Income
Operating (loss) income	$(1,733)	$4,117
Add:
Operations and maintenance expenses	15,480	14,320
Depreciation, amortization and accretion	21,082	18,671
Property impairments	950	—
Bad debt	—	8,103
General and administrative	8,433	5,018

Total segment margin	$44,212	$50,229

Three Months Ended June 30, 2009 Compared with Three Months Ended June 30, 2008

Revenues.  Total revenues (midstream and compression) were $50.1 million for the three months ended June 30, 2009 compared to $115.4 million for the three months ended June 30, 2008, a decrease of $65.4 million, or (56.7%). This $65.4 million decrease was primarily due to significantly lower average realized natural gas and NGL sales prices for all of our gathering systems. Natural gas sales volumes increased by 7,297 MMBtu/d (MMBtu per day) at the Woodford Shale and Kinta Area gathering systems and NGL sales volumes increased by 1,299 Bbls/d (Bbls per day) at the Woodford Shale, Badlands and Matli gathering systems for the three months ended June 30, 2009 compared to the same period in 2008. The North Dakota Bakken gathering system, which commenced operations in late April 2009, contributed natural gas sales volumes of 1,323 MMBtu/d and NGL sales volumes of 919 Bbls/d during the three months ended June 30, 2009. Natural gas sales volumes decreased by 7,225 MMBtu/d at the Eagle Chief, Matli and Badlands gathering systems and NGL sales volumes decreased by 223 Bbls/d at the Bakken and Eagle Chief gathering systems compared to the same period in 2008. Revenues from compression assets were the same for both periods.

Midstream revenues were $48.9 million for the three months ended June 30, 2009 compared to $114.2 million for the three months ended June 30, 2008, a decrease of $65.4 million, or (57.2%). Of this $65.4 million decrease in midstream revenues, approximately $73.9 million was attributable to significantly lower average realized natural gas and NGL sales prices for all of our gathering systems, partially offset by approximately $8.5 million attributable to revenues from overall increases in natural gas and NGL sales volumes for the three months ended June 30, 2009 as compared to the same period in 2008.

Inlet natural gas was 272,666 Mcf/d (Mcf per day) for the three months ended June 30, 2009 compared to 246,339 Mcf/d for the three months ended June 30, 2008, an increase of 26,327 Mcf/d, or 10.7%. This increase is primarily attributable to volume growth totaling 31,111 Mcf/d at the Kinta Area, Woodford Shale and Badlands gathering systems and volumes of 2,171 Mcf/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by volume declines totaling 6,616 Mcf/d at the Eagle Chief and Matli gathering systems.

Natural gas sales volumes were 87,273 MMBtu/d for the three months ended June 30, 2009 compared to 86,203 MMBtu/d for the three months ended June 30, 2008, an increase of 1,070 MMBtu/d, or 1.2%. This 1,070 MMBtu/d net increase in natural gas sales volumes was attributable to increased natural gas sales volumes of 7,297 MMBtu/d at the Woodford Shale and Kinta Area gathering systems and natural gas sales volumes of 1,323 MMBtu/d at the North Dakota Bakken gathering system which commenced operations in late April 2009, offset by reduced natural gas sales volumes totaling 7,225 MMBtu/d at our Eagle Chief, Matli and Badlands gathering systems.

NGL sales volumes were 7,260 Bbls/d for the three months ended June 30, 2009 compared to 5,979 Bbls/d for the three months ended June 30, 2008, a net increase of 1,281 Bbls/d, or 21.4%. This 1,281 Bbls/d net

50

increase in NGL sales volumes is primarily attributable to increased NGL sales volumes totaling 1,299 Bbls/d at the Woodford Shale, Badlands and Matli gathering systems and NGL sales volumes of 206 Bbls/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by reduced NGL sales volumes totaling 223 Bbls/d at our Bakken and Eagle Chief gathering systems.

Average realized natural gas sales prices were $3.02 per MMBtu for the three months ended June 30, 2009 compared to $9.29 per MMBtu for the three months ended June 30, 2008, a decrease of $6.27 per MMBtu, or (67.5%). Average realized NGL sales prices were $0.66 per gallon for the three months ended June 30, 2009 compared to $1.64 per gallon for the three months ended June 30, 2008, a decrease of $0.98 per gallon or (59.8%). The decrease in our average realized natural gas and NGL sales prices was primarily a result of significantly lower index prices for natural gas and posted prices for NGLs during the three months ended June 30, 2009 compared to the three months ended June 30, 2008.

Net cash received from our counterparty on cash flow swap contracts for natural gas sales and natural gas purchase derivative transactions that closed during the three months ended June 30, 2009 totaled $2.6 million compared to $0.1 million for the three months ended June 30, 2008. The $2.6 million gain for the three months ended June 30, 2009 increased averaged realized natural gas prices to $3.02 per MMBtu from $2.69 per MMBtu, an increase of $0.33 per MMBtu. The $0.1 million net gain was immaterial to average realized natural gas sales prices for the three months ended June 30, 2008. We had no cash flow swap contracts for NGLs during the three months ended June 30, 2009. Cash paid to our counterparty on cash flow swap contracts for NGL derivative transactions that closed during the three months ended June 30, 2008 totaled $3.1 million. The $3.1 million loss for the three months ended June 30, 2008 reduced averaged realized NGL prices to $1.64 per gallon from $1.76 per gallon, a decrease of $0.12 per gallon.

Compression revenues were $1.2 million for the each of the three months ended June 30, 2009 and 2008.

Midstream Purchases.  Midstream purchases were $27.0 million for the three months ended June 30, 2009 compared to $88.1 million for the three months ended June 30, 2008, a decrease of $61.1 million, or (69.3%). This $61.1 million decrease is due to significantly reduced natural gas and NGL purchase prices, resulting in decreased midstream purchases for all of our gathering systems compared to the same period in 2008, with the exception of $0.6 million of midstream purchases at the North Dakota Bakken gathering system, which commenced operations in late April 2009.

Midstream Segment Margin.  Midstream segment margin was $21.9 million for the three months ended June 30, 2009 compared to $26.2 million for the three months ended June 30, 2008, a decrease of $4.3 million, or (16.4%). The decrease is primarily due to unfavorable gross processing spreads and significantly lower average realized natural gas and NGL prices despite the overall increase in volumes. As a percent of midstream revenues, midstream segment margin was 44.8% for the three months ended June 30, 2009 compared to 22.9% for the three months ended June 30, 2008, an increase of 21.9%. This increase is attributable to (i) the positive impact of fixed fee arrangement contracts which are not affected by realized natural gas and NGL selling prices, (ii) improvements in third party processing arrangements at the Woodford Shale gathering system, (iii) increased volumes under favorable percentage-of-proceeds contracts at the North Dakota Bakken and Badlands gathering systems and (iv) gains on closed/settled derivative transactions and unrealized non-cash gains on open derivative transactions for the three months ended June 30, 2009 totaling $2.8 million compared to net losses of $3.1 million on closed/settled derivative transactions and unrealized non-cash losses on open derivative transactions for the three months ended June 30, 2008, including an unrealized non-cash loss of $1.5 million related to a non-qualifying mark-to-market cash flow hedge for forecasted sales in 2010.

Operations and Maintenance.  Operations and maintenance expense totaled $7.8 million for the three months ended June 30, 2009 compared with $7.6 million for the three months ended June 30, 2008, a net increase of only $0.2 million, or 3.1%. The net increase in operations and maintenance of $0.2 million compared to the same period in 2008 includes (i) an increase of $0.2 million at the Badlands gathering system, (ii) $0.4 million attributable to the North Dakota Bakken gathering system, which commenced operations in late April 2009, (iii) decreases totaling $0.4 million at the Kinta Area, Worland, Eagle Chief and Matli gathering systems and (iv) a decrease of $0.1 million related to compression operations.

51

Depreciation, Amortization and Accretion.  Depreciation, amortization and accretion expense totaled $10.8 million for the three months ended June 30, 2009 compared with $9.5 million for the three months ended June 30, 2008, an increase of $1.4 million, or 14.5%. This $1.4 million increase was primarily attributable to increased depreciation of $0.5 million on the Kinta Area gathering system, $0.3 million each on the Woodford Shale and Badlands gathering systems and $0.2 million attributable to the North Dakota Bakken gathering system, which commenced operations in late April 2009.

Bad Debt.  Neither we nor Hiland Partners had a bad debt for the three months ended June 30, 2009. For the three months ended June 30, 2008, Hiland Partners determined that collection of a trade accounts receivable from a significant customer totaling $8.1 million was doubtful. Accordingly, Hiland Partners increased its reserve for doubtful accounts and recorded a bad debt expense of $8.1 million.

General and Administrative.  General and administrative expense totaled $4.6 million for the three months ended June 30, 2009 compared with $2.3 million for the three months ended June 30, 2008, an increase of $2.3 million, or 97.4%. Expenses related to the going private proposals were $2.4 million for the three months ended June 30, 2009. Public company expenses and directors fees decreased by $0.1 million for the three months ended June 30, 2009 as compared to the three months ended June 30, 2008.

Other Income (Expense).  Other income (expense) totaled $(2.8) million for the three months ended June 30, 2009 compared with $(3.2) million for the three months ended June 30, 2008, a decrease in expense of $0.4 million. The decrease is primarily attributable lower interest rates incurred on Hiland Partners’ credit facility during the three months ended June 30, 2009 compared to interest rates incurred during the three months ended June 30, 2008, offset by interest expense of $0.5 million related to Hiland Partners’ interest rate swap during the three months ended June 30, 2009 which did not exist in 2008 and increased interest expense on our and Hiland Partners’ additional borrowings for the three months ended June 30, 2009 compared to the same period in 2008.

Noncontrolling Partners’ Interest in Loss of Hiland Partners.  The noncontrolling partners’ interest in loss of Hiland Partners, which represents the allocation of Hiland Partners earnings or loss to its limited partner interests not owned by us, totaled a loss of $0.4 million for the three months ended June 30, 2009 compared to a $2.2 million loss for the three months ended June 30, 2008, a decreased loss of $1.8 million.

Six Months Ended June 30, 2009 Compared with Six Months Ended June 30, 2008

Revenues.  Total revenues (midstream and compression) were $102.4 million for the six months ended June 30, 2009 compared to $206.9 million for the six months ended June 30, 2008, a decrease of $104.5 million, or (51.0%). This $104.5 million decrease was primarily due to significantly lower average realized natural gas and NGL sales prices for all of our gathering systems. Natural gas sales volumes increased by 7,838 MMBtu/d at the Woodford Shale, Kinta Area, Badlands and Bakken gathering systems and NGL sales volumes increased by 1,637 Bbls/d at the Woodford Shale, Badlands and Matli gathering systems for the six months ended June 30, 2009 compared to the same period in 2008. The North Dakota Bakken gathering system, which commenced operations in late April 2009, contributed natural gas sales volumes of 1,323 MMBtu/d and NGL sales volumes of 919 Bbls/d during the six months ended June 30, 2009. Natural gas sales volumes decreased by 4,700 MMBtu/d at the Eagle Chief and Matli gathering systems and NGL sales volumes decreased by 200 Bbls/d at the Eagle Chief and Bakken gathering systems compared to the same period in 2008. Revenues from compression assets were the same for both periods.

Midstream revenues were $100.0 million for the six months ended June 30, 2009 compared to $204.5 million for the six months ended June 30, 2008, a decrease of $104.5 million, or (51.1%). Of this $104.5 million decrease in midstream revenues, approximately $126.9 million was attributable to significantly lower average realized natural gas and NGL sales prices for all of our gathering systems, partially offset by approximately $22.4 million attributable to revenues from overall increases in natural gas and NGL sales volumes for the six months ended June 30, 2009 as compared to the same period in 2008.

Inlet natural gas was 274,521 Mcf/d (Mcf per day) for the six months ended June 30, 2009 compared to 236,885 Mcf/d for the six months ended June 30, 2008, an increase of 37,636 Mcf/d, or 15.9%. This increase

52

is primarily attributable to volume growth totaling 42,260 Mcf/d at the Woodford Shale, Kinta Area and Badlands gathering systems, volumes of 1,091 Mcf/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by volume declines totaling 5,316 Mcf/d at the Eagle Chief and Matli gathering systems.

Natural gas sales volumes were 89,579 MMBtu/d for the six months ended June 30, 2009 compared to 86,174 MMBtu/d for the six months ended June 30, 2008, an increase of 3,405 MMBtu/d, or 4.0%. This 3,405 MMBtu/d net increase in natural gas sales volumes was attributable to increased natural gas sales volumes of 7,640 MMBtu/d at the Woodford Shale and Kinta Area gathering systems, natural gas sales volumes of 665 MMBtu/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by reduced natural gas sales volumes totaling 4,700 MMBtu/d at our Eagle Chief and Matli gathering systems.

NGL sales volumes were 7,155 Bbls/d for the six months ended June 30, 2009 compared to 5,626 Bbls/d for the six months ended June 30, 2008, a net increase of 1,529 Bbls/d, or 27.2%. This 1,529 Bbls/d net increase in NGL sales volumes is primarily attributable to increased NGL sales volumes totaling 1,637 Bbls/d at our Woodford Shale, Badlands and Matli gathering systems, NGL sales volumes of 104 Bbls/d at the North Dakota Bakken gathering system, which commenced operations in late April 2009, offset by reduced NGL sales volumes totaling 200 Bbls/d at our Eagle Chief and Bakken gathering systems.

Average realized natural gas sales prices were $3.36 per MMBtu for the six months ended June 30, 2009 compared to $8.29 per MMBtu for the six months ended June 30, 2008, a decrease of $4.93 per MMBtu, or (59.5%). Average realized NGL sales prices were $0.62 per gallon for the six months ended June 30, 2009 compared to $1.53 per gallon for the six months ended June 30, 2008, a decrease of $0.91 per gallon or (59.5%). The decrease in our average realized natural gas and NGL sales prices was primarily a result of significantly lower index prices for natural gas and posted prices for NGLs during the six months ended June 30, 2009 compared to the six months ended June 30, 2008.

Net cash received from our counterparty on cash flow swap contracts for natural gas sales and natural gas purchase derivative transactions that closed during the six months ended June 30, 2009 totaled $4.8 million compared to $0.2 million for the six months ended June 30, 2008. The $4.8 million gain for the six months ended June 30, 2009 increased averaged realized natural gas prices to $3.36 per MMBtu from $3.06 per MMBtu, an increase of $0.3 per MMBtu. The $0.2 million net gain for the six months ended June 30, 2008 increased averaged realized natural gas prices to $8.29 per MMBtu from $8.28 per MMBtu, an increase of $0.01 per MMBtu. We had no cash flow swap contracts for NGLs during the six months ended June 30, 2009. Cash paid to our counterparty on cash flow swap contracts for NGL derivative transactions that closed during the six months ended June 30, 2008 totaled $5.3 million. The $5.3 million loss for the six months ended June 30, 2008 reduced averaged realized NGL prices to $1.53 per gallon from $1.64 per MMBtu, a decrease of $0.11 per gallon.

Compression revenues were $2.4 million for the each of the six months ended June 30, 2009 and 2008.

Midstream Purchases.  Midstream purchases were $58.2 million for the six months ended June 30, 2009 compared to $156.7 million for the six months ended June 30, 2008, a decrease of $98.5 million, or (62.9%). This $98.5 million decrease is due to significantly reduced natural gas and NGL purchase prices, resulting in decreased midstream purchases for all of the gathering systems compared to the same period in 2008, with the exception of $0.6 million of midstream purchases at the North Dakota Bakken gathering system, which commenced operations in late April 2009.

Midstream Segment Margin.  Midstream segment margin was $41.8 million for the six months ended June 30, 2009 compared to $47.8 million for the six months ended June 30, 2008, a decrease of $6.0 million, or (12.6%). The decrease is primarily due to unfavorable gross processing spreads and significantly lower average realized natural gas and NGL prices despite the overall increase in volumes and approximately $2.3 million of foregone margin as a result of the nitrogen rejection plant at the Badlands gathering system being taken out of service due to equipment failure during the three months ended March 31, 2008. As a percent of midstream revenues, midstream segment margin was 42.2% for the six months ended June 30, 2009

53

compared to 23.4% for the six months ended June 30, 2008, an increase of 18.8%. This increase is attributable to (i) the positive impact of fixed fee arrangement contracts which are not affected by realized natural gas and NGL selling prices, (ii) improvements in third party processing arrangements at the Woodford Shale gathering system, (iii) increased volumes under favorable percentage-of-proceeds contracts at the North Dakota Bakken and Badlands gathering systems and (iv) gains on closed/settled derivative transactions and unrealized non-cash gains on open derivative transactions for the six months ended June 30, 2009 totaling $4.9 million compared to net losses of $5.5 million on closed/settled derivative transactions and unrealized non-cash losses on open derivative transactions for the six months ended June 30, 2008, including an unrealized non-cash loss of $1.5 million related to a non-qualifying mark-to-market cash flow hedge for forecasted sales in 2010.

Operations and Maintenance.  Operations and maintenance expense totaled $15.5 million for the six months ended June 30, 2009 compared with $14.3 million for the six months ended June 30, 2008, an increase of $1.2 million, or 8.1%. The net increase in operations and maintenance of $1.2 million compared to the same period in 2008 includes (i) increases of $0.9 million and $0.1 million at the Badlands and Woodford Shale gathering systems, respectively,( ii) $0.5 million attributable to the North Dakota Bakken gathering system, which commenced operations in late April 2009, (iii) decreases totaling $0.3 million at the Worland, Kinta Area, Bakken, Eagle Chief and Matli gathering systems and (iv) a decrease of $0.1 million related to compression operations.

Depreciation, Amortization and Accretion.  Depreciation, amortization and accretion expense totaled $21.1 million for the six months ended June 30, 2009 compared with $18.7 million for the six months ended June 30, 2008, an increase of $2.4 million, or 12.9%. This $2.4 million increase was primarily attributable to increased depreciation of $0.8 million on the Woodford Shale gathering system $0.7 million on the Kinta Area gathering system, $0.5 million on the Badlands gathering system and $0.2 million attributable to the North Dakota Bakken gathering system, which commenced operations in late April 2009.

Property Impairments.  Property impairment expense related to natural gas gathering systems in Texas and Mississippi totaled $1.0 million for the six months ended June 30, 2009. Hiland Partners had no property impairments during the six months ended June 30, 2008.

Bad Debt.  Neither we nor Hiland Partners had a bad debt for the six months ended June 30, 2009. For the six months ended June 30, 2008 Hiland Partners determined that collection of a trade accounts receivable from a significant customer totaling $8.1 million was doubtful. Accordingly, Hiland Partners increased its reserve for doubtful accounts and recorded a bad debt expense of $8.1 million.

General and Administrative.  General and administrative expense totaled $8.4 million for the six months ended June 30, 2009 compared with $5.0 million for the six months ended June 30, 2008, an increase of $3.4 million, or 68.1%. Expenses related to the going private proposals were $3.2 million for the six months ended June 30, 2009. Salaries expense increased by $0.3 million as a result of increased staffing and public company expenses decreased by $0.1 million during the six months ended June 30, 2009 as compared to the six months ended June 30, 2008.

Other Income (Expense).  Other income (expense) totaled $(5.3) million for the six months ended June 30, 2009 compared with $(6.8) million for the six months ended June 30, 2008, a decrease in expense of $1.5 million. The decrease is primarily attributable lower interest rates incurred on Hiland Partners’ credit facility during the six months ended June 30, 2009 compared to interest rates incurred during the six months ended June 30, 2008, offset by interest expense of $0.9 million related to Hiland Partners’ interest rate swap during the six months ended June 30, 2009 which did not exist in 2008 and increased interest expense on our and Hiland Partners’ additional borrowings for the six months ended June 30, 2009 compared to the same period in 2008.

Noncontrolling Partners’ Interest in Loss of Hiland Partners.  The noncontrolling partners’ interest in loss of Hiland Partners, which represents the allocation of Hiland Partners earnings or loss to its limited partner interests not owned by us, totaled a loss of $1.6 million for the six months ended June 30, 2009 compared to a $2.4 million loss for the six months ended June 30, 2008, a decreased loss of $0.8 million.

54

LIQUIDITY AND CAPITAL RESOURCES

U.S. Natural Gas, Crude Oil and NGL Supplies and Outlook

The drop in demand for natural gas, crude oil and NGL products since the third quarter of 2008 continues to impact the price for natural gas, crude oil and NGLs. Natural gas prices have declined significantly since the peak NYMEX Henry Hub last day settle price of $13.11/MMBtu in July 2008 to the NYMEX Henry Hub last day settle price of $3.95 in July 2009, a 70% decline. WTI crude oil pricing has declined from a peak of $134.62/bbl in July 2008 to a low of $33.87/Bbl in January 2009, a 75% decline, increasing to $66.93/Bbl in July 2009, a 50% decline from July 2008. NGL basket pricing, which historically has correlated to WTI crude oil pricing, has dropped since the peak NGL basket pricing of $2.21/gallon in June 2008 to a low of $0.70/gallon in January 2009, a 68% decline, increasing to $0.95/gallon in July 2009, a 57% decline from June 2008. Forward curves for natural gas, crude oil and NGL basket pricing reflect continued reductions in demand for natural gas, crude oil and NGL products. A number of the areas in which Hiland Partners operates are experiencing a significant decline in drilling activity as a result of the recent decline in natural gas and crude oil prices. While Hiland Partners anticipates continued exploration and production activities in the areas in which it operates, albeit at depressed levels, fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of natural gas and crude oil reserves. Drilling activity generally decreases as natural gas and crude oil prices decrease. Hiland Partners has no control over the level of drilling activity in the areas of its operations.

Disruption to Functioning of Capital Markets

Multiple events during 2008 and 2009 involving numerous financial institutions have effectively restricted current liquidity within the capital markets throughout the United States and around the world. Despite efforts by treasury and banking regulators in the United States, Europe and other nations around the world to provide liquidity to the financial sector, capital markets currently remain constrained. We expect that our ability to issue debt and equity at prices that are similar to offerings in recent years will be limited over the next three to six months and possibly longer should capital markets remain constrained. Although Hiland Partners intends to move forward with its planned capital expenditures attributable to its existing facilities, Hiland Partners may revise the timing and scope of these projects as necessary to adapt to existing economic conditions and the benefits expected to accrue to our and Hiland Partners’ unitholders from Hiland Partners’ capital expenditures may be muted by substantial cost of capital increases during this period.

Overview

Due to lower natural gas and NGL prices and the impact of reduced drilling activity on Hiland Partners’ current and projected throughput volumes, Hiland Partners believes that cash generated from operations will decrease for the remainder of 2009 relative to comparable periods in 2008. Hiland Partners’ senior secured revolving credit facility requires Hiland Partners to meet certain financial tests, including a maximum consolidated funded debt to EBITDA covenant ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that Hiland Partners makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such permitted acquisition or capital expenditure occurs. Hiland Partners met the permitted capital expenditure requirements for the four quarter period ended March 31, 2009 and elected to increase the ratio to 4.75:1.0 on March 31, 2009 for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009. During this step-up period, the applicable margin with respect to loans under the credit facility increases by 35 basis points per annum and the unused commitment fee increases by 12.5 basis points per annum. The ratio will revert back to 4.0:1.0 for the quarter ended December 31, 2009. If commodity prices do not significantly improve above the current forward prices for 2009, Hiland Partners could be in violation of the maximum consolidated funded debt to EBITDA covenant ratio as early as September 30, 2009, unless this ratio is amended, Hiland Partners receives an infusion of equity capital, Hiland Partners’ debt is restructured or Hiland Partners is able to monetize “in-the-money” hedge positions. Management is continuing extensive discussions with certain lenders under the credit facility as to ways to address a potential covenant violation. While no potential solution has been agreed to, Hiland Partners expects that any solution will require the assessment of fees and increased

55

rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by Hiland Partners and the suspension of distributions for a certain period of time. There can be no assurance that any such agreement will be reached with the lenders, that any required equity or debt financing will be available to Hiland Partners, or that Hiland Partners’ hedge positions will be “in-the-money.”

We rely on distributions from Hiland Partners to fund cash requirements for our operations. Cash generated from operations, borrowings under Hiland Partners’ credit facility and funds from private or public equity and future debt offerings have historically been Hiland Partners’ primary sources of liquidity. We believe that funds from these sources should be sufficient to meet both Hiland Partners’ short-term working capital requirements and its long-term capital expenditure requirements. Hiland Partners’ ability to pay distributions to unitholders, to fund planned capital expenditures and to make acquisitions depends upon Hiland Partners’ future operating performance and, more broadly, on the availability of equity and debt financing, which will be affected by prevailing economic conditions in Hiland Partners’ industry and financial, business and other factors, many of which are beyond Hiland Partners’ control. Due to (i) the impact of lower commodity prices and drilling activity on Hiland Partners’ current and projected throughput volumes, midstream segment margin and cash flows; (ii) future required levels of capital expenditures; (iii) the level of Hiland Partners’ indebtedness relative to its projections and (iv) management’s expectation that Hiland Partners may be in violation of the maximum consolidated funded debt to EBITDA covenant ratio contained in its senior secured credit facility as early as September 30, 2009, unless the ratio is amended, Hiland Partners receives an infusion of equity capital, Hiland Partners’ debt is restructured or Hiland Partners is able to monetize “in-the-money” hedges positions. Hiland Partners has suspended quarterly cash distributions on common and subordinated units beginning with the first quarter distribution of 2009.

Cash Flows from Operating Activities

Cash flows from operating activities increased by $2.5 million to $24.5 million for the six months ended June 30, 2009 from $22.0 million for the six months ended June 30, 2009. During the six months ended June 30, 2009 we received cash flows from customers of approximately $108.4 million attributable to significantly lower average realized natural gas and NGL sales prices, partially offset by increased natural gas and NGLs volumes, received $3.2 million from early settlements of derivative contracts, made cash payments to our suppliers and employees of approximately $81.9 million and made payments of interest expense of $5.2 million, net of amounts capitalized, resulting in cash received from operating activities of $24.5 million. During the same six month period in 2008, we received cash flows from customers of approximately $184.3 million attributable to increased natural gas and NGLs volumes and significantly higher average realized natural gas and NGL sales prices, had cash payments to our suppliers and employees of approximately $155.9 million and payment of interest expense of $6.4 million, net of amounts capitalized, resulting in cash received from operating activities of $22.0 million.

Changes in cash receipts and payments are primarily due to the timing of collections at the end of our reporting periods. Hiland Partners collects and pays large receivables and payables at the end of each calendar month. The timing of these payments and receipts may vary by a day or two between month-end periods and cause fluctuations in cash received or paid. Working capital items, exclusive of cash, provided $5.0 million of cash flows from operating activities during the six months ended June 30, 2009. Working capital items, exclusive of cash, used $5.0 million of cash flows from operating activities during the six months ended June 30, 2008.

Net loss for the six months ended June 30, 2009 was $(7.0) million, a increase in net loss of $4.4 million from a net loss of $(2.7) million for the six months ended June 30, 2008. Depreciation, amortization, accretion and property impairments increased by $3.4 million to $22.0 million for the six months ended June 30, 2009 from $18.7 million for the six months ended June 30, 2008.

Cash Flows Used for Investing Activities

Cash flows used for investing activities, which represent investments in property and equipment increased by $6.9 million to $27.2 million for the six months ended June 30, 2009 from $20.3 million for the six months

56

ended June 30, 2008 primarily due to cash flows invested related to the construction of the North Dakota Bakken gathering system.

Cash Flows from Financing Activities

Cash flows from financing activities increased to $5.2 million for the six months ended June 30, 2009 from $1.4 million for the six months ended June 30, 2008, an increase of $3.8 million. During the six months ended June 30, 2009, Hiland Partners (i) borrowed $12.0 million under its credit facility to fund its internal expansion projects, (ii) repaid $3.0 million on its credit facility upon net receipt of $3.2 million early hedge settlements, (iii) distributed $1.8 million to its noncontrolling partners and (iv) made $0.4 million payments on capital lease obligations. During the six months ended June 30, 2009, we borrowed $0.5 million on our credit facility and made distributions of $2.2 million to our unitholders.

During the six months ended June 30, 2008, Hiland Partners (i) borrowed $19.0 million under its credit facility to fund its internal expansion projects, (ii) received capital contributions of $1.0 million as a result of issuing Hiland Partners common units due to the exercise of 40,705 vested unit options, (iii) incurred debt issuance costs of $0.3 million associated with the fourth amendment to its credit facility amended in February 2008, (iv) distributed $6.4 million to its minority interest unitholders and (v) made $0.2 million payments on capital lease obligations. During the six months ended June 30, 2008, we made distributions of $11.6 million to our unitholders.

Capital Requirements

Hiland Partners’ midstream energy business is capital intensive, requiring significant investment to maintain and upgrade existing operations. Hiland Partners’ capital requirements have consisted primarily of, and we anticipate will continue to be:

•	maintenance capital expenditures, which are capital expenditures made to replace partially or fully depreciated assets to maintain the existing operating capacity of Hiland Partners’ assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows; and

•	expansion capital expenditures such as those to acquire additional assets to grow Hiland Partners’ business, to expand and upgrade gathering systems, processing plants, treating facilities and fractionation facilities and to construct or acquire similar systems or facilities.

We believe that cash generated from the operations of Hiland Partners’ business will be sufficient to meet its anticipated maintenance capital expenditures for the next twelve months. We anticipate that Hiland Partners’ expansion capital expenditures will be funded through long-term borrowings or other debt financings and/or equity offerings. See “Credit Facility” below for information related to our and Hiland Partners’ credit agreements.

Hiland Partners suspended quarterly cash distributions on common and subordinated units beginning with the first quarter distribution of 2009. As our only cash-generating assets are our 2% general partner interest, all of the incentive distribution rights and a 57.4% limited partner interest in Hiland Partners, our cash flow is completely dependent upon the ability of Hiland Partners to make cash distributions to its partners, including us. Our credit facility matures on December 31, 2009, at which time all outstanding amounts thereunder will become due and payable. We believe the current availability on the credit facility will allow us to meet our current obligations and future expenses through maturity. We cannot assure that any refinancing of our credit facility can be successfully completed or, if completed, that the terms will be favorable to us. If we are unable to obtain a refinancing of our outstanding debt and Hiland Partners does not resume paying quarterly cash distributions in amounts necessary to satisfy our obligations, we may need to sell common units in Hiland Partners to satisfy our outstanding debt obligations and any current liabilities that we may incur in the operation of our business in the future.

57

North Dakota Bakken

Hiland Partners’ North Dakota Bakken gathering system presently consists of a 55-mile gathering system located in northwestern North Dakota that will gather natural gas associated with crude oil produced from the Bakken shale and Three Forks/Sanish formations. Construction of the gathering system, associated compression and treating facilities and a processing plant commenced in October 2008 and became fully operational in May 2009. As of June 30, 2009, Hiland Partners has invested approximately $22.9 million in the project.

Financial Derivatives and Commodity Hedges

Hiland Partners has entered into certain financial derivative instruments that are classified as cash flow hedges in accordance with SFAS 133 and relate to forecasted sales in 2009 and 2010. Hiland Partners entered into these financial swap instruments to hedge the forecasted natural gas sales against the variability in expected future cash flows attributable to changes in commodity prices. Under these swap agreements, Hiland Partners receives a fixed price and pays a floating price based on certain indices for the relevant contract period as the underlying natural gas is sold.

The following table provides information about Hiland Partners commodity based derivative instruments at June 30, 2009:

		Average
		Fixed	Fair Value
Description and Production Period	Volume	Price	Asset
	(MMBtu)	(Per MMBtu)

Natural Gas — Sold Fixed for Floating Price Swaps
July 2009 — June 2010	2,136,000	$7.01	$6,188
July 2010 — December 2010	1,068,000	$6.73	1,450

			$7,638

Hiland Partners has entered into a financial derivative instrument that is classified as a cash flow hedge in accordance with SFAS 133 and relates to forecasted interest payments under its credit facility in 2009. Hiland Partners entered into this financial swap instrument to hedge forecasted interest payments against the variable interest payments under its credit facility. Under this contractual swap agreement, Hiland Partners pays a fixed interest rate and receives a floating rate based on one month LIBOR on the notional amount for the contract period. The following table provides information about Hiland Partners interest rate swap at June 30, 2009 for the periods indicated:

			Fair Value
	Notional	Interest	Asset
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
July 2009 — December 2009	$100,000	2.245%	$(921)

Off-Balance Sheet Arrangements

Neither we nor Hiland Partners had any significant off-balance sheet arrangements as of June 30, 2009.

Available Credit

Credit markets in the United States and around the world remain constrained due to a lack of liquidity and confidence in a number of financial institutions. Investors continue to seek perceived safe investments in securities of the United States government rather than corporate issues. We and Hiland Partners may at times experience difficulty accessing the long-term credit markets due to prevailing market conditions. Additionally, existing constraints in the credit markets may increase the rates we and Hiland Partners is charged for utilizing these markets.

58

Credit Facilities

Hiland Holdings Credit Facility

On September 25, 2006, concurrently with the closing of our initial public offering, we entered into a three-year $25.0 million senior secured credit facility. Pursuant to the terms of the agreement, we elected to reduce the commitment level on the credit facility to $10.0 million effective May 15, 2009 and we elected to further reduce the commitment level on the credit facility to $3.0 million on August 7, 2009. Concurrently with the reduction of the commitment level to $3.0 million, the existing lenders under the credit facility assigned their interests in the facility to The Security National Bank of Enid and we entered into a first amended and restated senior secured credit agreement with The Security National Bank of Enid. The credit facility is secured by all of our ownership interests in Hiland Partners and its general partner, other than the 2% general partner interest and the incentive distribution rights. The credit facility will mature on December 31, 2009, at which time all outstanding amounts thereunder become due and payable.

Indebtedness under the credit facility bears interest at the prime rate plus 1% per annum, but in no event less than 5% per annum, to be adjusted as changes occur in the prime rate. At August 7, 2009, the interest rate on outstanding borrowings from our credit facility was 5.0%.

The credit facility contains several covenants that, among other things, require the maintenance of a debt-to-worth ratio and require financial reports to be submitted periodically. The credit facility also contains various covenants that limit, among other things, subject to certain exceptions, our ability to grant liens, enter into agreements restricting our ability to grant liens on our assets or amend the credit facility, make certain loans, acquisitions and investments or enter into a merger, consolidation or sale of assets.

The amount we may borrow under the credit facility is limited to the lesser of: (i) 50% of the sum of the value of the Hiland Partners common and subordinated units and (ii) the maximum available amount of the credit facility (currently $3.0 million). For purposes of this calculation, the value of (i) the Hiland Partners common units on any date shall be the closing price for such units as reflected on the NASDAQ National Market on any date and (ii) the Hiland Partners subordinated units on any date shall be deemed to equal 85% of the value of the Hiland Partners common units on such date. At August 7, 2009, the borrowing base was $3.0 million.

As of August 7, 2009, we had $2.5 million outstanding under this credit facility and were in compliance with our debt-to-worth ratio covenant. As of June 30, 2009, we had $1.2 million outstanding under our prior credit facility and were in compliance with our financial covenants. The outstanding $1.2 million at June 30, 2009, which now matures on December 31, 2009, is included in accrued liabilities and other in the balance sheet.

Hiland Partners Credit Facility

Hiland Partners borrowing capacity under its senior secured revolving credit facility, as amended, is $300 million consisting of a $291 million senior secured revolving credit facility to be used for funding acquisitions and other capital expenditures, issuance of letters of credit and general corporate purposes (the “Acquisition Facility”) and a $9.0 million senior secured revolving credit facility to be used for working capital and to fund distributions (the “Working Capital Facility”).

In addition, Hiland Partners’ senior secured revolving credit facility provides for an accordion feature, which permits Hiland Partners, if certain conditions are met, to increase the size of the Acquisition Facility by up to $50 million and allows for the issuance of letters of credit of up to $15 million in the aggregate. The senior secured revolving credit facility also requires Hiland Partners to meet certain financial tests, including a maximum consolidated funded debt to EBITDA ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that Hiland Partners makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such acquisition or capital expenditure occurs; and a minimum interest coverage ratio of 3.0:1.0. The credit facility will mature in May 2011. At that time, the agreement will terminate and all outstanding amounts thereunder will be due and payable.

59

Due to lower natural gas and NGL prices and the impact of reduced drilling activity on Hiland Partners’ current and projected throughput volumes, Hiland Partners believes that cash generated from operations will decrease for the remainder of 2009 relative to comparable periods in 2008. Hiland Partners’ senior secured revolving credit facility requires Hiland Partners to meet certain financial tests, including a maximum consolidated funded debt to EBITDA covenant ratio of 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that Hiland Partners makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such permitted acquisition or capital expenditure occurs. Hiland Partners met the permitted capital expenditure requirements for the four quarter period ended March 31, 2009 and elected to increase the ratio to 4.75:1.0 on March 31, 2009 for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009. During this step-up period, the applicable margin with respect to loans under the credit facility increases by 35 basis points per annum and the unused commitment fee increases by 12.5 basis points per annum. The ratio will revert back to 4.0:1.0 for the quarter ended December 31, 2009. If commodity prices do not significantly improve above the current forward prices for 2009, Hiland Partners could be in violation of the maximum consolidated funded debt to EBITDA covenant ratio as early as September 30, 2009, unless this ratio is amended, Hiland Partners receives an infusion of equity capital, Hiland Partners’ debt is restructured or Hiland Partners is able to monetize “in-the-money” hedge positions. Management is continuing extensive discussions with certain lenders under the credit facility as to ways to address a potential covenant violation. While no potential solution has been agreed to, Hiland Partners expects that any solution will require the assessment of fees and increased rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by Hiland Partners and the suspension of distributions for a certain period of time. There can be no assurance that any such agreement will be reached with the lenders, that any required equity or debt financing will be available to Hiland Partners, or that Hiland Partners’ hedge positions will be “in-the-money.”

Upon the occurrence of an event of default defined in the credit facility, the lenders may, among other things, be able to accelerate the maturity of the credit facility and exercise other rights and remedies as set forth in the credit facility.

Hiland Partners’ obligations under the credit facility are secured by substantially all of its assets and guaranteed by Hiland Partners and all of its subsidiaries, other than Hiland Operating, LLC, its operating company, which is the borrower under the credit facility.

Indebtedness under the credit facility will bear interest, at Hiland Partners’ option, at either; (i) an Alternate Base Rate plus an applicable margin ranging from 50 to 125 basis points per annum or (ii) LIBOR plus an applicable margin ranging from 150 to 225 basis points per annum based on Hiland Partners’ ratio of consolidated funded debt to EBITDA. The Alternate Base Rate is a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the base CD rate in effect on such day plus 1.50% and (c) the Federal Funds effective rate in effect on such day plus 1/2 of 1%. Hiland Partners has elected for the indebtedness to bear interest at LIBOR plus the applicable margin. A letter of credit fee will be payable for the aggregate amount of letters of credit issued under the credit facility at a percentage per annum equal to 1.0%. An unused commitment fee ranging from 25 to 50 basis points per annum based on Hiland Partners’ ratio of consolidated funded debt to EBITDA will be payable on the unused portion of the credit facility. During the step-up period, the applicable margin with respect to loans under the credit facility will be increased by 35 basis points per annum and the unused commitment fee will be increased by 12.5 basis points per annum. At June 30, 2009, the interest rate on outstanding borrowings from Hiland Partners’ credit facility was 2.92%.

Hiland Partners is subject to interest rate risk on its credit facility and has entered into an interest rate swap to reduce this risk. See Note 5 “Derivatives” for a discussion of Hiland Partners’ interest rate swap.

The credit facility prohibits Hiland Partners from making distributions to unitholders if any default or event of default, as defined in the credit facility, has occurred and is continuing or would result from such distributions. In addition, the credit facility contains various covenants that limit, among other things, subject to certain exceptions and negotiated “baskets,” Hiland Partners’ ability to incur indebtedness, grant liens, make

60

certain loans, acquisitions and investments, make any material changes to the nature of its business, amend its material agreements, including the Omnibus Agreement or enter into a merger, consolidation or sale of assets.

The credit facility defines EBITDA as Hiland Partners’ consolidated net income (loss), plus income tax expense, interest expense, depreciation, amortization and accretion expense, amortization of intangibles and organizational costs, non-cash unit based compensation expense, and adjustments for non-cash gains and losses on specified derivative transactions and for other extraordinary items.

The credit facility limits distributions to Hiland Partners’ unitholders to available cash, as defined by the agreement, and borrowings to fund such distributions are only permitted under the revolving working capital facility. The revolving working capital facility is subject to an annual “clean-down” period of 15 consecutive days in which the amount outstanding under the revolving working capital facility is reduced to zero.

As of June 30, 2009, Hiland Partners had $261.1 million outstanding under the credit facility and was in compliance with its financial covenants. Hiland Partners’ EBITDA to interest expense ratio was 4.95 to 1.0 and its consolidated funded debt to EBITDA ratio was 4.40 to 1.0.

Impact of Inflation

Inflation in the United States has been relatively low in recent years and did not have a material impact on our results of operations for the periods presented.

Recent Accounting Pronouncements

On June 30, 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 168, “The FASB Accounting Standards Codificationtm and The Hierarchy of Generally Accepted Accounting Principles” (“FASB ASC”), a replacement of SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. On the effective date, FASB ASC became the source of authoritative U.S. accounting and reporting standards for nongovernmental entities, in addition to guidance issued by the SEC, and preparers must begin to use the Codification for periods that begin on or about July 1, 2009. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification will be considered nonauthoritative. FASB ASC significantly changes the way financial statement preparers, auditors, and academics perform accounting research. The FASB expects that FASB ASC will reduce the amount of time and effort required to research an accounting issue, mitigate the risk of noncompliance with standards through improved usability of the literature, provide accurate information with real-time updates as new standards are released, and assist the FASB with the research efforts required during the standard-setting process. FASB ASC was adopted effective July 1, 2009 and will not have a material impact on our financial statements and disclosures therein.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events (“SFAS 165”). SFAS 165 requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of their financial statements. SFAS 165 is effective for interim and annual periods ending after June 15, 2009. SFAS No. 165 was adopted effective June 30, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 9, 2009, the FASB issued Staff Position No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FAS 107-1”). FAS 107-1 increases the frequency of fair value disclosures to a quarterly basis instead of annual basis. FAS 107-1 specifically relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet at fair value. FAS 107-1 is effective for interim and annual periods ending after June 15, 2009. FAS 107-1 was adopted effective June 30, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 1, 2009, the Financial Accounting Standards Board (“FASB”) issued Staff Position No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP141(R)-1”). FSP 141(R)-1 amends and clarifies SFAS 141, revised 2007, “Business Combinations” to address application issues on initial and subsequent recognition, measurement, accounting and disclosure of assets and liabilities arising from contingencies in a business combination.

61

FSP 141(R)-1 is effective for assets and liabilities arising from contingencies in business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. FSP 141(R)-1 was adopted effective January 1, 2009 and did not have a material impact on our financial statements and disclosures therein.

On April 25, 2008, the FASB issued Staff Position No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”. In determining the useful life of an acquired intangible asset, FSP 142-3 removes the requirement from SFAS 142 for an entity to consider whether renewal of the intangible asset requires significant costs or material modifications to the related arrangement. FSP 142-3 also replaces the previous useful life assessment criteria with a requirement that an entity considers its own experience in renewing similar arrangements. If the entity has no relevant experience, it would consider market participant assumptions regarding renewal. FSP 142-3 was adopted effective January 1, 2009 and will apply to future intangible assets acquired. We don’t believe the adoption of FSP 142-3 will have a material impact on our financial position, results of operations or cash flows.

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS 161 encourages, but does not require, comparative disclosures for periods prior to its initial adoption. SFAS 161 amended the qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS 133 and generally increased the level of aggregation/disaggregation required in an entity’s financial statements. SFAS 161 was adopted effective January 1, 2009 and did not have a material impact on our financial statements and disclosures therein.

On March 12, 2008, the Emerging Issues Task Force (“EITF”) reached consensus opinion on EITF Issue 07-4, “Application of the two-class method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships” (“EITF 07-4”), which the FASB ratified at its March 26, 2008 meeting. EITF 07-4 requires the calculation of a Master Limited Partnership’s (“MLPs”) net earnings per limited partner unit for each period presented according to distributions declared and participation rights in undistributed earnings as if all of the earnings for that period had been distributed. In periods with undistributed earnings above specified levels, the calculation per the two-class method results in an increased allocation of such undistributed earnings to the general partner and a dilution of earnings to the limited partners. EITF 07-4 is effective for fiscal years beginning after December 15, 2008, and is to be applied retrospectively to all periods presented. EITF 07-4 was adopted effective January 1, 2009 and did not have a significant impact on our financial statements and disclosures therein.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) amends and replaces SFAS 141, but retains the fundamental requirements in SFAS 141 that the purchase method of accounting be used for all business combinations and an acquirer be identified for each business combination. SFAS 141(R) provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the acquiree. SFAS 141(R) provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS 141(R) also determines what information to disclose to enable users to be able to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) apply prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) was adopted effective January 1, 2009 and will apply to future business combinations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 expands opportunities to use fair value measurement in

62

financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. SFAS 159 was adopted effective January 1, 2008, at which time no financial assets or liabilities, not previously required to be recorded at fair value by other authoritative literature, were designated to be recorded at fair value. As such, the adoption of SFAS 159 did not have any impact on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”) such as fair value hierarchy used to classify the source of information used in fair value measurements (i.e., market based or non-market based) and expands disclosure about fair value measurements based on their level in the hierarchy. SFAS 157 applies to derivatives and other financial instruments, which SFAS 133 requires be measured at fair value at initial recognition and for all subsequent periods. SFAS 157 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS 157’s hierarchy defines three levels of inputs that may be used to measure fair value. Level 1 refers to assets that have observable market prices, level 2 assets do not have an “observable price” but do have inputs that are based on such prices in which components have observable data points and level 3 refers to assets in which one or more of the inputs do not have observable prices and calibrated model parameters, valuation techniques or management’s assumptions are used to derive the fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We elected to implement SFAS 157 prospectively in the first quarter of 2008 with the one-year deferral permitted by FASB Staff Position (FSP) 157-2 for nonfinancial assets and nonfinancial liabilities measured at fair value, except those that are recognized or disclosed on a recurring basis (at least annually). The deferral applies to nonfinancial assets and liabilities measured at fair value in a business combination; impaired properties, plants and equipment; intangible assets and goodwill; and initial recognition of asset retirement obligations and restructuring costs for which we use fair value. SFAS 157 was adopted effective January 1, 2009 and did not have a material impact on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards that require the ownership interests in subsidiaries held by parties other than the parent (minority interest) be clearly identified, labeled and presented in the consolidated balance sheet within equity, but separate from the parent’s equity. SFAS 160 requires the equity amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement and that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently and similarly as equity transactions. Consolidated net income and comprehensive income are now determined without deducting minority interest; however, earnings-per-share information continues to be calculated on the basis of the net income attributable to the parent’s shareholders. Additionally, SFAS 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. SFAS 160 was adopted effective January 1, 2009 and did not have a material impact on our financial position, results of operations or cash flows.

Certain adjustments have been made to prior period information to conform to current period presentation related to our adoption of SFAS 160, which establishes new accounting and reporting standards for the noncontrolling partners’ interest in Hiland Partners. Specifically, SFAS 160 requires the recognition of a noncontrolling interest (minority interests) as equity in the consolidated financial statements and separate from our limited partners’ equity. The amount of net income attributable to the noncontrolling interest will now be included in consolidated net income on the face of the statement of operations. SFAS 160 also includes expanded disclosure requirements regarding our limited partners’ interest and the noncontrolling partners’ interest. The adoption of SFAS 160 on January 1, 2009 did not have a significant impact on our financial

63

position, results of operations or cash flows. However, it did result in certain changes to our financial statement presentation, including the change in classification of noncontrolling interest (minority interests) from liabilities to equity on the consolidated balance sheet.

Upon adoption of SFAS 160 effective January 1, 2009, we reclassified $125,851 from minority interests liabilities to noncontrolling partners’ interest in Hiland Partners in our consolidated balance sheet as of December 31, 2008. In addition, we reclassified $2,192 and $2,398 of minority interest in loss of Hiland Partners to net loss attributable to noncontrolling partners’ interest in loss of Hiland Partners in our consolidated statement of operations for the three and six months ended June 30, 2008, respectively. Net income per limited partner unit has not been affected as a result of the adoption of SFAS 160.

Significant Accounting Policies and Estimates

The selection and application of accounting policies is an important process that has developed as our business activities have evolved and as the accounting rules have developed. Accounting rules generally do not involve a selection among alternatives, but involve the implementation and interpretation of existing rules, and the use of judgment applied to the specific set of circumstances existing in our business. We make every effort to properly comply with all applicable rules on or before their adoption, and we believe the proper implementation and consistent application of the accounting rules are critical.

There have been no material changes in our significant accounting policies and estimates during the three months ended June 30, 2009. See our disclosure of significant accounting policies and estimates in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 9, 2009.

Item 3.	Quantitative and Qualitative Disclosures about Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. The principal market risk to which Hiland Partners is exposed is commodity price risk for natural gas and NGLs. Hiland Partners also incurs, to a lesser extent, risks related to interest rate fluctuations. Hiland Partners does not engage in commodity energy trading activities.

Commodity Price Risks.  Hiland Partners’ profitability is affected by volatility in prevailing NGL and natural gas prices. Historically, changes in the prices of most NGL products have generally correlated with changes in the price of crude oil. NGL and natural gas prices are volatile and are impacted by changes in the supply and demand for NGLs and natural gas, as well as market uncertainty. Hiland Partners’ cash flow is affected by the volatility of natural gas and NGL product prices, which could adversely affect our ability to make distributions to unitholders. To illustrate the impact of changes in prices for natural gas and NGLs on our operating results, we have provided the table below, which reflects, for the three months ended June 30, 2009 and June 30, 2008, respectively, the impact on our midstream segment margin of a $0.01 per gallon change (increase or decrease) in NGL prices coupled with a $0.10 per MMBtu change (increase or decrease) in the price of natural gas.

		Natural Gas Price Change
		Three Months Ended June 30,
		2009		2008
		($/MMBtu)

		$0.10	$(0.10)	$0.10	$(0.10)
NGL Price Change ($/gal)	$0.01	$163,000	$181,000	$151,000	$142,000
	$(0.01)	$(213,000)	$(216,000)	$(127,000)	$(189,000)

The increase in commodity exposure is the result of increased natural gas and NGL product volumes during the three months ended June 30, 2009 compared to the three months ended June 30, 2008 and the increased exposure to NGL product prices in 2009 as the result of no NGL hedging contracts in 2009. The magnitude of the impact on total segment margin of changes in natural gas and NGL prices presented may not be representative of the magnitude of the impact on total segment margin for different commodity prices or

64

contract portfolios. Natural gas and crude oil prices can also affect our profitability indirectly by influencing the level of drilling activity and related opportunities for our services.

We manage this commodity price exposure through an integrated strategy that includes management of our contract portfolio, optimization of our assets and the use of derivative contracts. As a result of these derivative swap contracts, we have hedged a portion of our expected exposure to natural gas prices in 2009 and 2010. We continually monitor our hedging and contract portfolio and expect to continue to adjust our hedge position as conditions warrant. The following table provides information about our commodity-based derivative instruments at June 30, 2009 for the periods indicated:

		Average
		Fixed	Fair Value
Description and Production Period	Volume	Price	Asset
	(MMBtu)	(Per MMBtu)

Natural Gas — Sold Fixed for Floating Price Swaps
July 2009 — June 2010	2,136,000	$7.01	$6,188
July 2010 — December 2010	1,068,000	$6.73	1,450

			$7,638

Interest Rate Risk.  We are exposed to changes in the LIBOR rate as a result of Hiland Partners’ credit facility, and the prime rate as a result of our credit facility, which are both subject to floating interest rates. On October 7, 2008, Hiland Partners entered into a floating-to-fixed interest rate swap agreement with an investment grade counterparty whereby Hiland Partners pays a monthly fixed interest rate of 2.245% and receives a monthly variable rate based on the one month posted LIBOR interest rate on a notional amount of $100.0 million. This swap agreement was effective on January 2, 2009 and terminates on January 1, 2010. As of June 30, 2009, Hiland Partners had approximately $261.1 million of indebtedness outstanding under its credit facility, of which $161.1 million is exposed to changes in the LIBOR rate. The impact of a 100 basis point increase in interest rates on the amount of current debt exposed to variable interest rates would for the remainder of 2009, result in an increase in annualized interest expense and a corresponding decrease in annualized net income of approximately $1.6 million. The following table provides information about Hiland Partners’ interest rate swap at June 30, 2009 for the periods indicated:

			Fair Value
	Notional	Interest	Asset
Description and Period	Amount	Rate	(Liability)

Interest Rate Swap
July 2009 — December 2009	$100,000	2.245%	$(921)

Credit Risk.  Counterparties pursuant to the terms of their contractual obligations expose Hiland Partners to potential losses as a result of nonperformance. Hiland Partners’ four largest customers for the six months ended June 30, 2009 accounted for approximately 20%, 15%, 11% and 10%, respectively, of revenues. Consequently, changes within one or more of these companies’ operations have the potential to impact, both positively and negatively, our credit exposure and make us subject to risks of loss resulting from nonpayment or nonperformance by these or any of Hiland Partners’ other customers. Any material nonpayment or nonperformance by its key customers could materially and adversely affect our business, financial condition or results of operations and reduce Hiland Partners’ ability to make distributions to its unitholders. Furthermore, some of Hiland Partners’ customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to Hiland Partners. Hiland Partners’ counterparties for Hiland Partners’ derivative instruments as of June 30, 2009 are BP Energy Company and Bank of Oklahoma, N.A. Our counterparty to our interest rate swap as of June 30, 2009 is Wells Fargo Bank, N.A.

On July 22, 2008, SemGroup, L.P. and certain subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In October 2008, the United States Bankruptcy Court for the District of Delaware entered an order approving the assumption of a Natural Gas Liquids Marketing Agreement (the “SemStream Agreement”) between SemStream, L.P., an affiliate of SemGroup, L.P., and

65

Hiland Partners relating to the sale of natural gas liquids and condensate at our Bakken and Badlands plants and gathering systems, restoring Hiland Partners and SemStream, L.P. to its pre-bankruptcy contractual relationship. Hiland Partners pre-petition credit exposure to SemGroup, L.P. relating to condensate sales to SemCrude, LLC in our mid-continent region is approximately $0.3 million, which continues to be reserved as of June 30, 2009.

Item 4.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

(a)	Evaluation of disclosure controls and procedures.

As required by Rule 13a-15(b) under the Securities Exchange Act of 1934, as amended, we have evaluated, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q. Based upon that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of June 30, 2009, to ensure that information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure and is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(b)	Changes in internal control over financial reporting.

During the three months ended June 30, 2009, there were no changes in our system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II OTHER INFORMATION

Item 1.	Legal Proceedings

Three putative unitholder class action lawsuits have been filed relating to the Hiland Partners Merger and the Hiland Holdings Merger. These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. C3-09-211-02. The lawsuits name as defendants the Partnership, Hiland Partners, the general partner of each of the Partnership and Hiland Partners, and the members of the board of directors of each of the Partnership and Hiland Partners. The lawsuits challenge both the Hiland Partners Merger and the Hiland Holdings Merger. The lawsuits allege claims of breach of the Partnership Agreement and breach of fiduciary duty on behalf of (i) a purported class of common unitholders of the Partnership and (ii) a purported class of our common unitholders of Hiland Partners.

On July 10, 2009, the court in which the Oklahoma case is pending granted our motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the mergers. This Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by the Hamm Parties is unfair and inadequate, (ii) the members of the conflicts committees of the general partner of each of the Partnership and Hiland Partners that were charged with reviewing the proposals and making a recommendation to each committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Hiland Partners Merger or the Hiland Holdings Merger, and (iv) the disclosures in the Preliminary Proxy Statement filed by the Partnership and Hiland Partners are materially misleading. The Pasternack plaintiff

66

seeks to preliminarily enjoin the defendants from proceeding with or consummating the mergers and seeks an order requiring defendants to supplement the Preliminary Proxy Statement with certain information. We cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits.

Additional information concerning these lawsuits may be found in the Preliminary Proxy Statement filed by the Partnership and Hiland Partners and, when filed, in the definitive joint proxy statement.

We are not aware of any legal or governmental proceedings against us, or contemplated to be brought against us, under the various environmental protection statutes to which we are subject. We maintain insurance policies with insurers in amounts and with coverage and deductibles as our general partner believes are reasonable and prudent. However, we cannot assure you that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal and property damage or that these levels of insurance will be available in the future at economical prices.

Item 1A.	Risk Factors

The failure to complete the Hiland Holdings Merger could adversely affect the price of our common units and otherwise have an adverse effect on us.

There can be no assurance that the conditions to the completion of the Hiland Holdings Merger, many of which are out of our control, will be satisfied by the November 1, 2009 deadline set forth in the merger agreement. Among other things, we cannot be certain that (i) holders of a majority of our common units (other than Mr. Hamm, certain of his affiliates and the Hamm family trusts) will vote in favor of the Hiland Holdings Merger and the merger agreement; (ii) no injunction will be granted in any of the three pending unitholder lawsuits challenging the Hiland Holdings Merger (as described elsewhere in this Form 10-Q); or (iii) that the Hiland Partners Merger will be completed concurrently with the Hiland Holdings Merger (the completion of which is a condition to Mr. Hamm’s obligation to complete the Hiland Holdings Merger).

If the Hiland Holdings Merger is not completed, the price of our common units will likely fall to the extent that the current market price of our common units reflects an assumption that a transaction will be completed. Further, a failed transaction may result in negative publicity and/or a negative impression of us in the investment community and may affect our relationship with employees, vendors, creditors and other business partners.

Additionally, we are subject to the following risks related to the Hiland Holdings Merger:

•	Certain costs relating to the Hiland Holdings Merger, including legal, accounting and financial advisory fees, are payable by us whether or not the Hiland Holdings Merger is completed.

•	Under circumstances set out in the merger agreement, if the Hiland Holdings Merger is not completed we may be required to reimburse up to $800,000 availability of Mr. Hamm and his affiliate’s expenses associated with the Hiland Holdings Merger.

•	Our management’s and our employees’ attention will have been diverted from our day-to-day operations, we may experience unusually high employee attrition and our business and customer relationships may be disrupted.

We are subject to litigation related to the Hiland Holdings Merger.

We are actively defending three putative unitholder class action lawsuits which have been filed relating to the Hiland Partners Merger and the Hiland Holdings Merger. These lawsuits are as follows: (i) Robert Pasternack v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4397-VCS; (ii) Andrew Jones v. Hiland Partners, LP et al., In the Court of Chancery of the State of Delaware, Civil Action No. 4558-VCS; and (iii) Arthur G. Rosenberg v. Hiland Partners, LP et al., In the District Court of Garfield County, State of Oklahoma, Case No. C3-09-211-02. The lawsuits name as defendants the Partnership, Hiland Partners, the general partner of each of the Partnership and Hiland Partners, and the members of the board of directors of each of the Partnership and Hiland Partners. The lawsuits

67

challenge both the Hiland Partners Merger and the Hiland Holdings Merger. The lawsuits allege claims of breach of the Partnership Agreement and breach of fiduciary duty on behalf of (i) a purported class of common unitholders of the Partnership and (ii) a purported class of our common unitholders of Hiland Partners.

On July 10, 2009, the court in which the Oklahoma case is pending granted our motion to stay the Oklahoma lawsuit in favor of the Delaware lawsuits. On July 31, 2009, the plaintiff in the first-filed Delaware case (Pasternack) filed an Amended Class Action Complaint and a motion to enjoin the mergers. This Amended Class Action Complaint alleges, among other things, that (i) the original consideration and revised consideration offered by the Hamm Parties is unfair and inadequate, (ii) the members of the conflicts committees of the general partner of each of the Partnership and Hiland Partners that were charged with reviewing the proposals and making a recommendation to each committee’s respective board of directors lacked any meaningful independence, (iii) the defendants acted in bad faith in recommending and approving the Hiland Partners Merger or the Hiland Holdings Merger, and (iv) the disclosures in the Preliminary Proxy Statement filed by the Partnership and Hiland Partners are materially misleading. The Pasternack plaintiff seeks to preliminarily enjoin the defendants from proceeding with or consummating the mergers and seeks an order requiring defendants to supplement the Preliminary Proxy Statement with certain information. It is possible that additional claims beyond those that have already been filed will be brought by the current plaintiffs or by others in an effort to enjoin the Hiland Holdings Merger or seek monetary relief from us.

While the Hiland Companies do not believe these lawsuits have merit and intend to defend themselves vigorously, we cannot predict the outcome of these lawsuits, or others, nor can we predict the amount of time and expense that will be required to resolve the lawsuits. An unfavorable resolution of any such litigation surrounding the Hiland Holdings Merger could delay or prevent the consummation of the Hiland Holdings Merger. In addition, the cost to us of defending the litigation, even if resolved in our favor, could be substantial. Such litigation could also divert the attention of our management and our resources in general from day-to-day operations.

If commodity prices do not significantly improve above the expected prices for 2009, Hiland Partners may be in violation of its maximum consolidated funded debt to EBITDA covenant ratio as early as September 30, 2009, unless the ratio is amended, its senior secured revolving credit facility is restructured, Hiland Partners receives an infusion of equity capital or Hiland Partners is able to monetize “in-the-money” hedge positions. Failure to comply with the covenants could cause an event of default under the Hiland Partners credit facility.

The Hiland Partners credit facility contains covenants requiring Hiland Partners to maintain certain financial ratios and comply with certain financial tests, which, among other things, require Hiland Partners and its subsidiary guarantors, on a consolidated basis, to maintain specified ratios or conditions as follows:

•	EBITDA to interest expense of not less than 3.0 to 1.0; and

•	consolidated funded debt to EBITDA of not more than 4.0 to 1.0 with the option to increase the consolidated funded debt to EBITDA ratio to not more than 4.75 to 1.0 for a period of up to nine months following an acquisition or a series of acquisitions totaling $40 million in a 12-month period (subject to an increased applicable interest rate margin and commitment fee rate).

As of June 30, 2009, Hiland Partners was in compliance with each of these ratios, which are tested quarterly. Hiland Partners’ EBITDA to interest expense ratio was 4.95 to 1.0 and its consolidated funded debt to EBITDA covenant ratio was 4.40 to 1.0. Hiland Partners temporarily increased the ratio to 4.75:1.0 on March 31, 2009, but such ratio will be reduced to 4.0:1.0 on December 31, 2009. Hiland Partners’ ability to remain in compliance with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flow from our operations and events or circumstances beyond our control. If commodity prices do not significantly improve above the expected prices for 2009, Hiland Partners may be in violation of the maximum consolidated funded debt to EBITDA ratio as early as September 30, 2009, unless the ratio is amended, the senior secured revolving credit facility is restructured, Hiland Partners receives an infusion of equity capital or Hiland Partners is able to monetize “in-the-money” hedge positions. Hiland Partners’ failure

68

to comply with any of the restrictions and covenants under our revolving credit facility could lead to an event of default and the acceleration of our obligations under those agreements. Hiland Partners may not have sufficient funds to make such payments. If Hiland Partners is unable to satisfy its obligations with cash on hand, Hiland Partners could attempt to refinance such debt, sell assets or repay such debt with the proceeds from an equity offering. We cannot assure that Hiland Partners will be able to generate sufficient cash flow to pay the interest on its debt or that future borrowings, equity financings or proceeds from the sale of assets will be available to pay or refinance such debt. The terms of Hiland Partners’ financing agreements may also prohibit it from taking such actions. Factors that will affect Hiland Partners’ ability to raise cash through an offering of its common units or other equity, a refinancing of its debt or a sale of assets include financial market conditions and Hiland Partners’ market value and operating performance at the time of such offering or other financing. We cannot assure that any such proposed offering, refinancing or sale of assets can be successfully completed or, if completed, that the terms will be favorable to Hiland Partners or to us.

If the Hiland Partners Merger is completed and the Hiland Holdings Merger is not completed, it could create certain conflicts of interest between us and Harold Hamm, who, with his affiliates, controls our general partner and the general partner of Hiland Partners.

Harold Hamm and his affiliates own 100% of our general partner, which has sole responsibility for conducting our business and managing our operations. We control the general partner of Hiland Partners, which has sole responsibility for conducting the business of Hiland Partners and managing its operations.

If the Hiland Holdings Merger is not completed but the Hiland Partners Merger is completed, Mr. Hamm, his affiliates and the Hamm family trusts will acquire all of the outstanding common units of Hiland Partners not owned by us. We own, directly or indirectly, a 2% general partner interest, the incentive distribution rights, 3,060,000 subordinated units and 2,321,471 common units in Hiland Partners. Since the common units have different rights to distributions than the subordinated units and the incentive distribution rights, Mr. Hamm’s ownership of common units of Hiland Partners could increase the likelihood that conflicts of interest may arise between Mr. Hamm and his affiliates, including our general partner, on the one hand, and us and our unitholders, on the other hand, particularly with regard to the amount of cash to be distributed to the Hiland Partners unitholders and the amount of cash to be reserved for the future conduct of Hiland Partners’ business.

A substantial portion of our partnership interests in Hiland Partners are subordinated to Hiland Partners’ common units, which will result in decreased distributions to us in the future until Hiland Partners has paid all distribution arrearages on the Hiland Partners common units. Additionally, if Hiland Partners is unable to meet its minimum quarterly distribution in the future, distributions to us could further decrease.

We own, directly or indirectly, 5,381,471 units representing limited partner interests in Hiland Partners, of which approximately 56.9% are subordinated units and 43.1% are common units. During the subordination period, the subordinated units will not receive any distributions in a quarter until Hiland Partners has paid the minimum quarterly distribution of $0.45 per unit, plus any arrearages in the payment of the minimum quarterly distribution from prior quarters, on all of the outstanding Hiland Partners common units. Distributions on the subordinated units are therefore more uncertain than distributions on Hiland Partners’ common units. Furthermore, no distributions may be made on the incentive distribution rights for any quarter unless Hiland Partners has paid that quarter’s minimum quarterly distribution of $0.45 per unit for all outstanding Hiland Partners common units and subordinated units, plus any arrearages in the payment of the minimum quarterly distribution from prior quarters on all the outstanding Hiland Partners common units. Therefore, distributions with respect to the incentive distribution rights are even more uncertain than distributions on the subordinated units. Neither the subordinated units nor the incentive distribution rights are entitled to any arrearages from prior quarters. Generally, the subordination period ends, and the subordinated units convert into common units of Hiland Partners, only after March 31, 2010 and only upon the satisfaction of certain financial tests.

Hiland Partners has suspended quarterly cash distributions on its common and subordinated units beginning with the first quarter of 2009. Under the terms of the Hiland Partners partnership agreement, the

69

Hiland Partners common units now carry an arrearage of $0.90 per unit, representing the minimum quarterly distribution to the Hiland Partners common units for the first and second quarter of 2009 that must be paid before Hiland Partners can make distributions to the Hiland Partners subordinated units or on the incentive distribution rights. This decrease in distributions to us could adversely affect our ability to pay distributions on our common units.

If we fail to renegotiate our credit facility, we may be required to sell common units in Hiland Partners to satisfy our outstanding debt obligations and any current liabilities that we may incur in the operation of our business in the future.

Hiland Partners suspended quarterly cash distributions on common and subordinated units beginning with the first quarter distribution of 2009. As our only cash-generating assets are our 2% general partner interest, all of the incentive distribution rights and a 57.4% limited partner interest in Hiland Partners, our cash flow is completely dependent upon the ability of Hiland Partners to make cash distributions to its partners, including us. Our credit facility matures on December 31, 2009, at which time all outstanding amounts thereunder will become due and payable. We cannot assure that any refinancing of our credit facility can be successfully completed or, if completed, that the terms will be favorable to us. If we are unable to obtain a refinancing of our outstanding debt and Hiland Partners does not resume paying quarterly cash distributions in amounts necessary to satisfy our obligations, we may need to sell common units in Hiland Partners to satisfy our outstanding debt obligations and any current liabilities that we may incur in the operation of our business in the future.

In addition to the other information set forth in this report, you should carefully consider the factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which could materially affect our business, financial condition or future results. The risks described in our Annual Report on Form 10-K are not the only risks facing the Partnership. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/ or operating results.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3.	Defaults Upon Senior Securities

None.

Item 4.	Submission of Matters to a Vote of Security Holders

None.

Item 5.	Other Information

NASDAQ Deficiency Letter.  On January 27, 2009, we received a Deficiency Letter from NASDAQ indicating that we no longer comply with the audit committee composition requirements as set forth in Marketplace Rule 4350(d), which requires Hiland Partners GP Holdings, LLC, our general partner, to have an audit committee of at least three independent members. Following the resignation of Shelby E. Odell from the board of directors of our general partner on January 21, 2009, the audit committee of our general partner consists of only two independent members. Mr. Odell resigned from the board of directors of our general partner so that he would be eligible to serve as a member of the conflicts committee of the board of directors of Hiland Partners’ general partner. In accordance with Marketplace Rule 4350(d)(4), NASDAQ has provided us a cure period to regain compliance until the earlier of our next annual unitholders’ meeting or January 21, 2010.

First Amended and Restated Credit Agreement.  Pursuant to the terms of our existing credit agreement, we elected to reduce the commitment level on the credit facility from $10.0 million to $3.0 million on

70

August 7, 2009. Concurrently with the reduction of the commitment level to $3.0 million, the existing lenders under the credit facility assigned their interests in the facility to The Security National Bank of Enid and we entered into a first amended and restated senior secured credit agreement with The Security National Bank of Enid. The credit facility is secured by all of our ownership interests in Hiland Partners and its general partner, other than the 2% general partner interest and the incentive distribution rights. The credit facility will mature on December 31, 2009, at which time all outstanding amounts thereunder become due and payable.

Indebtedness under the credit facility bears interest at the prime rate plus 1% per annum, but in no event less than 5% per annum, to be adjusted as changes occur in the prime rate. At August 7, 2009, the interest rate on outstanding borrowings from our credit facility was 5.0%.

The credit facility contains several covenants that, among other things, require the maintenance of a debt-to-worth ratio and require financial reports to be submitted periodically.

The amount we may borrow under the credit facility is limited to the lesser of: (i) 50% of the sum of the value of the Hiland Partners common and subordinated units and (ii) the maximum available amount of the credit facility (currently $3.0 million). For purposes of this calculation, the value of (i) the Hiland Partners common units on any date shall be the closing price for such units as reflected on the NASDAQ National Market on any date and (ii) the Hiland Partners subordinated units on any date shall be deemed to equal 85% of the value of the Hiland Partners common units on such date. At August 7, 2009, the borrowing base was $3.0 million.

The credit facility contains various covenants that limit, among other things, subject to certain exceptions, our ability to grant liens, enter into agreements restricting our ability to grant liens on our assets or amend the credit facility, make certain loans, acquisitions and investments or enter into a merger, consolidation or sale of assets.

As of August 7, 2009, we had $2.5 million outstanding under this credit facility and were in compliance with our debt-to-worth ratio covenant. The outstanding $1.2 million at June 30, 2009, which matures on December 31, 2009, is included in accrued liabilities and other in the balance sheet.

Item 6.	Exhibits

EXHIBITS

Exhibit
Number	Description

1.1	Underwriting Agreement by and between Hiland Holdings GP, LP and Lehman Brothers Inc., as representative of the underwriters named therein dated as of September 19, 2006. (incorporated by reference to Exhibit 1.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
2.1	Contribution Agreement among Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, Hiland Partners GP, Inc., Continental Gas Holdings, Inc., HHGP Holding, LLC, Harold Hamm DST Trust, Harold Hamm HJ Trust, Randy Moeder, Equity Financial Services, Inc. and Ken Maples dated May 24, 2006. (incorporated by reference to Exhibit 2.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
2.2	Acquisition Agreement by and among Hiland Operating, LLC, Hiland Partners, LLC and the members of Hiland Partners, LLC dated as of September 1, 2005 (incorporated by reference to Exhibit 2.2 of Hiland Partners, LP’s Form 8-K filed on September 29, 2005)
2.3	Amendment No. 1 dated September 12, 2006 to Contribution Agreement among Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, Hiland Partners GP, Inc., Continental Gas Holdings, Inc., HHGP Holding, LLC, Harold Hamm DST Trust, Harold Hamm HJ Trust, Randy Moeder, Equity Financial Services, Inc. and Ken Maples dated May 24, 2006. (incorporated by reference to Exhibit 2.3 of Registrant’s Statement on Form S-1 (File No. 333-134491))
2.4	Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HPGP MergerCo, LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed on June 1, 2009). Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K.

71

Exhibit
Number		Description

2.5		Equity Commitment Letter Agreement, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (incorporated by reference to Exhibit 2.3 of the Registrant’s Form 8-K filed on June 1, 2009).
2.6		Support Agreement, dated as of June 1, 2009, by and between Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, Harold Hamm, Continental Gas Holdings, Inc., Bert Mackie, as trustee of the Harold Hamm DST Trust and the Harold Hamm HJ Trust, HH GP Holding, LLC and HPGP MergerCo, LLC (incorporated by reference to Exhibit 2.5 of the Registrant’s Form 8-K filed on June 1, 2009).
2.7		Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, HH GP Holding, LLC and HLND MergerCo, LLC (incorporated by reference to Exhibit 2.2 of the Registrant’s Form 8-K filed on June 1, 2009). Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K.
2.8		Equity Commitment Letter Agreement, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (incorporated by reference to Exhibit 2.4 of the Registrant’s Form 8-K filed on June 1, 2009).
2.9		Support Agreement, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HLND MergerCo, LLC (incorporated by reference to Exhibit 2.6 of the Registrant’s Form 8-K filed on June 1, 2009).
3.1		Certificate of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
3.2		Amended and Restated Agreement of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-Q filed on November 13, 2006)
3.3		Certificate of Formation of Hiland Partners GP Holdings, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Statement on Form S-1 (File No. 333-134491))
3.4		Amended and Restated Limited Liability Company Agreement of Hiland Partners GP Holdings, LLC(incorporated by reference to Exhibit 3.2 of Registrant’s Form 10-Q filed on November 13, 2006)
4.1		Certificate of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
4.2		Amended and Restated Agreement of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-Q filed on November 13, 2006)
4.3		Certificate of Formation of Hiland Partners GP Holdings, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Statement on Form S-1 (File No. 333-134491))
4.4		Amended and Restated Limited Liability Company Agreement of Hiland Partners GP Holdings, LLC(incorporated by reference to Exhibit 3.2 of Registrant’s Form 10-Q filed on November 13, 2006)
10.1		First Amended and Restated Senior Secured Credit Agreement
19.1		Code of Ethics for Chief Executive Officer and Senior Finance Officers (incorporated by reference to Exhibit 19.1 of Registrant’s annual report on Form 10-K filed on March 20, 2007)
21.1		List of Subsidiaries of Hiland Holdings GP, LP (incorporated by reference to Exhibit 21.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
31.1	—	Certification of Chief Executive Officer under Section 302 of the Sarbanes-Oxley Act of 2002
31.2	—	Certification of Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002
32.1	—	Certification of Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act of 2002
32.2	—	Certification of Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002

+	Denotes a management contract or compensatory plan or arrangement.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

72

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Enid, Oklahoma, on this 10th day of August, 2009.

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC, its general partner

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer, President and Director
(principal executive officer)

By:	/s/ Matthew S. Harrison
Matthew S. Harrison
Chief Financial Officer, Vice President-Finance, Secretary and Director
(principal financial and accounting officer)

73

Exhibit Index

Exhibit
Number	Description

1.1	Underwriting Agreement by and between Hiland Holdings GP, LP and Lehman Brothers Inc., as representative of the underwriters named therein dated as of September 19, 2006. (incorporated by reference to Exhibit 1.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
2.1	Contribution Agreement among Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, Hiland Partners GP, Inc., Continental Gas Holdings, Inc., HHGP Holding, LLC, Harold Hamm DST Trust, Harold Hamm HJ Trust, Randy Moeder, Equity Financial Services, Inc. and Ken Maples dated May 24, 2006. (incorporated by reference to Exhibit 2.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
2.2	Acquisition Agreement by and among Hiland Operating, LLC, Hiland Partners, LLC and the members of Hiland Partners, LLC dated as of September 1, 2005 (incorporated by reference to Exhibit 2.2 of Hiland Partners, LP’s Form 8-K filed on September 29, 2005)
2.3	Amendment No. 1 dated September 12, 2006 to Contribution Agreement among Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, Hiland Partners GP, Inc., Continental Gas Holdings, Inc., HHGP Holding, LLC, Harold Hamm DST Trust, Harold Hamm HJ Trust, Randy Moeder, Equity Financial Services, Inc. and Ken Maples dated May 24, 2006. (incorporated by reference to Exhibit 2.3 of Registrant’s Statement on Form S-1 (File No. 333-134491))
2.4	Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HPGP MergerCo, LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed on June 1, 2009). Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K.
2.5	Equity Commitment Letter Agreement, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (incorporated by reference to Exhibit 2.3 of the Registrant’s Form 8-K filed on June 1, 2009).
2.6	Support Agreement, dated as of June 1, 2009, by and between Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, Harold Hamm, Continental Gas Holdings, Inc., Bert Mackie, as trustee of the Harold Hamm DST Trust and the Harold Hamm HJ Trust, HH GP Holding, LLC and HPGP MergerCo, LLC (incorporated by reference to Exhibit 2.5 of the Registrant’s Form 8-K filed on June 1, 2009).
2.7	Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, HH GP Holding, LLC and HLND MergerCo, LLC (incorporated by reference to Exhibit 2.2 of the Registrant’s Form 8-K filed on June 1, 2009). Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K.
2.8	Equity Commitment Letter Agreement, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (incorporated by reference to Exhibit 2.4 of the Registrant’s Form 8-K filed on June 1, 2009).
2.9	Support Agreement, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HLND MergerCo, LLC (incorporated by reference to Exhibit 2.6 of the Registrant’s Form 8-K filed on June 1, 2009).
3.1	Certificate of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
3.2	Amended and Restated Agreement of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-Q filed on November 13, 2006)
3.3	Certificate of Formation of Hiland Partners GP Holdings, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Statement on Form S-1 (File No. 333-134491))
3.4	Amended and Restated Limited Liability Company Agreement of Hiland Partners GP Holdings, LLC(incorporated by reference to Exhibit 3.2 of Registrant’s Form 10-Q filed on November 13, 2006)
4.1	Certificate of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))

74

Exhibit
Number		Description

4.2		Amended and Restated Agreement of Limited Partnership of Hiland Holdings GP, LP (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-Q filed on November 13, 2006)
4.3		Certificate of Formation of Hiland Partners GP Holdings, LLC (incorporated by reference to Exhibit 3.3 of Registrant’s Statement on Form S-1 (File No. 333-134491))
4.4		Amended and Restated Limited Liability Company Agreement of Hiland Partners GP Holdings, LLC(incorporated by reference to Exhibit 3.2 of Registrant’s Form 10-Q filed on November 13, 2006)
10.1		First Amended and Restated Senior Secured Credit Agreement
19.1		Code of Ethics for Chief Executive Officer and Senior Finance Officers (incorporated by reference to Exhibit 19.1 of Registrant’s annual report on Form 10-K filed on March 20, 2007)
21.1		List of Subsidiaries of Hiland Holdings GP, LP (incorporated by reference to Exhibit 21.1 of Registrant’s Statement on Form S-1 (File No. 333-134491))
31.1	—	Certification of Chief Executive Officer under Section 302 of the Sarbanes-Oxley Act of 2002
31.2	—	Certification of Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002
32.1	—	Certification of Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act of 2002
32.2	—	Certification of Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002

+	Denotes a management contract or compensatory plan or arrangement.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

75

Exhibit 31.1

CERTIFICATION

I, Joseph L. Griffin, certify that:

1. I have reviewed this report on Form 10-Q of Hiland Holdings GP, LP;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a — 15(e) and 15d — 15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a — 15(f) and 15d — 15 (f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

Date: August 10, 2009

76

Exhibit 31.2

CERTIFICATION

I, Matthew S. Harrison, certify that:

1. I have reviewed this report on Form 10-Q of Hiland Holdings GP, LP;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a — 15(e) and 15d — 15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a — 15(f) and 15d — 15 (f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/  Matthew S. Harrison
Matthew S. Harrison
Chief Financial Officer, Vice President-Finance
and Secretary

Date: August 10, 2009

77

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE
OFFICER OF GENERAL PARTNER OF HILAND HOLDINGS GP, LP
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the report on Form 10-Q for the three and six months ended June 30, 2009 of Hiland Holdings GP, LP (the “Company”) and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph L. Griffin, Chief Executive Officer and President of Hiland Partners GP Holdings, LLC, the general partner of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

Date: August 10, 2009

78

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL
OFFICER OF GENERAL PARTNER OF HILAND HOLDINGS GP, LP
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the report on Form 10-Q for the three and six months ended June 30, 2009 of Hiland Holdings GP, LP (the “Company”) and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew S. Harrison, Chief Financial Officer, Vice President-Finance and Secretary of Hiland Partners GP Holdings, LLC, the general partner of the Company, hereby certify, pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Matthew S. Harrison
Matthew S. Harrison
Chief Financial Officer, Vice President-Finance
and Secretary

Date: August 10, 2009

79

Preliminary Copy
HILAND PARTNERS, LP
SPECIAL MEETING OF UNITHOLDERS
, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF HILAND PARTNERS GP, LLC
     The undersigned holder of common units of Hiland Partners, LP, a Delaware limited partnership, hereby acknowledges receipt of the Notice of Special Meeting of Unitholders and Joint Proxy Statement, each dated           , 2009, and revoking all prior proxies, hereby appoints [            ] and [            ] (together, the “Proxies”), each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all of the common units which the undersigned may be entitled to vote at the special meeting of unitholders of Hiland Partners, LP to be held at            , at            on            ,            , 2009, and at any adjournment or postponement thereof, on the matters set forth in this form of proxy and described in the Joint Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponement thereof, in accordance with the following instructions:
1.	To approve (a) the Agreement and Plan of Merger, dated as of June 1, 2009, among Hiland Partners, LP, Hiland Partners GP, LLC, HH GP Holding, LLC and HLND MergerCo, LLC, as the same may be amended from time to time, which agreement provides, among other things, that HLND MergerCo, LLC will merge with and into Hiland Partners, LP, with Hiland Partners, LP continuing as the surviving entity (the “Hiland Partners merger”) and (b) the Hiland Partners merger.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
2.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned unitholder. Proxy cards properly executed and returned without direction will be voted “FOR” each proposal listed above. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.
Signature must be that of the unitholder himself or herself. If common units are held jointly, each unitholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated: , 2009	IMPORTANT: Please insert date.

INDIVIDUAL HOLDER:

Signature	Signature—Please write legibly

Print Name Here

Signature (if held jointly)

Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

Company Name

By:

Its: